                                                                      EXHIBIT 99


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                  )
                                        )        Case No. 03-48939
VENTURE HOLDINGS COMPANY LLC,           )        Chapter 11
et al.,                                 )
             Debtors.                   )        Honorable Thomas Tucker

--------------------------------------------------------------------------------

                                                    FOLEY & LARDNER LLP
                                                    JUDY A. O'NEILL (P32142)
                                                    LAURA J. EISELE (P42949)
                                                    NICOLE Y. LAMB-HALE (P46202)
                                                    JOHN A. SIMON (P61866)
                                                    150 WEST JEFFERSON AVENUE
                                                    SUITE 1000
                                                    DETROIT, MICHIGAN 48226
                                                    (313) 963-6200

                                                    COUNSEL TO THE DEBTORS AND
                                                    DEBTORS IN POSSESSION

                     SECOND AMENDED DISCLOSURE STATEMENT OF
                          VENTURE HOLDINGS COMPANY LLC
                          AND ITS DOMESTIC SUBSIDIARIES
                               DATED MAY 25, 2004

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2004 (THE "VOTING DEADLINE"), UNLESS EXTENDED BY VENTURE HOLDINGS COMPANY LLC ("VENTURE") IN ITS SOLE DISCRETION, OR THE OTHER DEBTORS IN THEIR SOLE DISCRETION. IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY SUCH TIME.

                                   DISCLAIMER

NO PERSON (AS DEFINED IN THE PLAN) IS AUTHORIZED IN CONNECTION WITH THE PLAN, OR THE SOLICITATION OF BALLOTS WITH RESPECT TO THE PLAN, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SECOND AMENDED DISCLOSURE STATEMENT, ITS EXHIBITS AND ANY OTHER COURT-APPROVED SOLICITATION MATERIALS. IF ANY SUCH REPRESENTATIONS OR INFORMATION ARE GIVEN OR MADE, THEY SHOULD NOT BE RELIED UPON. THE DELIVERY OF THIS SECOND AMENDED DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT ALL THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

THIS SECOND AMENDED DISCLOSURE STATEMENT DESCRIBES VARIOUS TRANSACTIONS CONTEMPLATED UNDER THE PLAN BUT IS NOT A SUBSTITUTE FOR THE PLAN. THE TERMS OF THE PLAN SHALL GOVERN IN CASE OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS SECOND AMENDED DISCLOSURE STATEMENT. A COPY OF THE PLAN ACCOMPANIES THIS SECOND AMENDED DISCLOSURE STATEMENT. THE DEFINITIONS IN THE PLAN ARE INCORPORATED BY REFERENCE IN THIS SECOND AMENDED DISCLOSURE STATEMENT. CAPITALIZED TERMS USED IN THIS SECOND AMENDED DISCLOSURE STATEMENT, WITHOUT DEFINITION, HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PLAN.

THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED PLAN AND FURTHER AMENDED DISCLOSURE STATEMENT AT ANY TIME SUBJECT TO THE LIMITATIONS IN THE PLAN AND THE BANKRUPTCY CODE. YOU ARE URGED TO STUDY THE PLAN IN FULL AND TO CONSULT WITH YOUR LEGAL COUNSEL AND TAX ADVISORS ABOUT THE PLAN AND ITS IMPACT UPON YOUR LEGAL RIGHTS, INCLUDING POSSIBLE TAX CONSEQUENCES. PLEASE READ THIS SECOND AMENDED DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND CONSIDER FULLY THE "CERTAIN FACTORS TO BE CONSIDERED" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION X - "CERTAIN FACTORS TO BE CONSIDERED."

THE PLAN AND THIS SECOND AMENDED DISCLOSURE STATEMENT ARE NOT REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. THIS SECOND AMENDED DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING "ADEQUATE INFORMATION;" HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR DISCLOSURE STATEMENT AND NONE OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE STATE SECURITIES COMMISSIONS OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITIES HAS APPROVED THIS SECOND AMENDED DISCLOSURE STATEMENT, THE PLAN OR THE COMMON MEMBERSHIP INTERESTS AND PREFERRED MEMBERSHIP INTERESTS (THE "NEW VENTURE SECURITIES") OFFERED UNDER THE PLAN, OR HAS PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN THIS SECOND AMENDED DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS

TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

NO REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR "BLUE SKY" LAWS HAS BEEN FILED WITH THE SEC OR ANY OTHER AGENCY BY THE DEBTORS WITH RESPECT TO NEW VENTURE SECURITIES THAT WILL BE ISSUED ON THE EFFECTIVE DATE OF THE PLAN AND THAT MAY BE DEEMED TO BE OFFERED BY VIRTUE OF THIS SOLICITATION. THE DEBTORS ARE RELYING ON THE EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 1145 OF THE BANKRUPTCY CODE TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS ANY OFFER OF THE NEW VENTURE SECURITIES THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE PLAN.

EXCEPT WITH RESPECT TO THE PROJECTIONS REFERENCED IN THE SECTION "FINANCIAL PROJECTIONS AND ASSUMPTIONS USED" (THE "PROJECTIONS"), AND EXCEPT AS OTHERWISE SPECIFICALLY AND EXPRESSLY STATED HEREIN, THIS SECOND AMENDED DISCLOSURE STATEMENT DOES NOT REFLECT ANY EVENTS THAT MAY OCCUR SUBSEQUENT TO THE DATE HEREOF. SUCH EVENTS MAY HAVE A MATERIAL IMPACT ON THE INFORMATION CONTAINED IN THIS SECOND AMENDED DISCLOSURE STATEMENT. THE DEBTORS DO NOT INTEND TO UPDATE THE PROJECTIONS. THE PROJECTIONS ARE QUALIFIED BY, AND ARE SUBJECT TO, THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED IN THIS SECOND AMENDED DISCLOSURE STATEMENT. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAP") OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS INCLUDED IN THIS SECOND AMENDED DISCLOSURE STATEMENT. IN ADDITION, NONE OF THE AUDITORS OR OTHER ADVISORS FOR THE DEBTORS HAS COMPILED OR EXAMINED THE PROJECTIONS AND, ACCORDINGLY, NONE OF SUCH PARTIES EXPRESSES ANY OPINION OR PROVIDES ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, OR ASSUMES ANY RESPONSIBILITY FOR, AND EACH SUCH PARTY EXPRESSLY DISCLAIMS ANY RESPONSIBILITY FOR, THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE PLAN AND THIS SECOND AMENDED DISCLOSURE STATEMENT INCLUDING UNDER SECTION IV - "OPERATIONS OF THE DEBTORS," SECTION VI - "CAUSES OF ACTION," AND SECTION X - "CERTAIN FACTORS TO BE CONSIDERED."

THIS SECOND AMENDED DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR OF LIABILITY BY ANY PARTY WITH REGARD TO ANY CLAIM OR LITIGATION. NO STATEMENT OF FACT SHALL BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR IN ANY PROCEEDING WITH RESPECT TO ANY LEGAL EFFECT OF THE REORGANIZATION OF THE DEBTORS OR THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND THIS SECOND AMENDED DISCLOSURE STATEMENT.

CERTAIN OF THE INFORMATION CONTAINED IN THIS SECOND AMENDED DISCLOSURE STATEMENT, BY ITS NATURE, IS IN THE MANNER OF PROJECTIONS, WHICH MAY PROVE TO BE DIFFERENT FROM ACTUAL RESULTS AND MAY BE SUBJECT TO CHANGE FROM TIME TO TIME.

THE INFORMATION CONTAINED IN THIS SECOND AMENDED DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY MANAGEMENT OF THE DEBTORS, EXCEPT WHERE OTHER SOURCES ARE IDENTIFIED. MANAGEMENT OF THE DEBTORS AUTHORIZES NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE PLAN OTHER THAN THOSE IN THIS SECOND AMENDED DISCLOSURE STATEMENT AND ACCOMPANYING DOCUMENTS. YOU SHOULD NOT RELY ON ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PARTY TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS SECOND AMENDED DISCLOSURE STATEMENT. NO ONE IS AUTHORIZED TO MAKE ANY REPRESENTATIONS ON BEHALF OF MANAGEMENT OF THE DEBTORS. MANAGEMENT OF THE DEBTORS HAS TAKEN GREAT EFFORT TO BE ACCURATE IN THIS SECOND AMENDED DISCLOSURE STATEMENT IN ALL MATERIAL RESPECTS, AND IT BELIEVES THAT THE CONTENTS OF THIS SECOND AMENDED DISCLOSURE STATEMENT ARE COMPLETE AND ACCURATE. HOWEVER, THE MANAGEMENT OF THE DEBTORS CANNOT AND DOES NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACY. IN PARTICULAR, EVENTS AND FORCES BEYOND THE CONTROL OF THE DEBTORS MAY ALTER THE ASSUMPTIONS TO WHICH THE FEASIBILITY OF THE PLAN ARE SUBJECT.

THIS SECOND AMENDED DISCLOSURE STATEMENT MAY CONTAIN STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE FORWARD- LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD LOOKING STATEMENTS INCLUDE THOSE REGARDING CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT (AS DEFINED HEREIN) AND THE PLAN. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH FORWARD LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE DEBTORS TO BE DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, AND ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE STATEMENTS.

                                TABLE OF CONTENTS

I.    INTRODUCTION...................................................................................       1

      A.    GENERAL..................................................................................       1
      B.    SUMMARY OF DEBTOR'S CORPORATE STRUCTURE..................................................       1
      C.    THE CONTRIBUTION AGREEMENT...............................................................       2
      D.    THE CREDITORS' WARRANT...................................................................       3
      E.    THE ORIGINAL PLAN........................................................................       4
      F.    THE FORECLOSURE STRATEGY.................................................................       4
      G.    SETTLEMENT BETWEEN THE STEERING COMMITTEE AND THE CREDITORS' COMMITTEE...................       5
      H.    RECOGNITION AND SETTLEMENT OF SUBORDINATION PROVISIONS OF OLD NOTES......................       6
      I.    SECOND AMENDED JOINT PLAN OF REORGANIZATION..............................................       6
      J.    CREDITORS' TRUST/LITIGATION..............................................................      12
      K.    OTHER PLAN PROVISIONS....................................................................      13

II.   PLAN VOTING PROCEDURES; ACCEPTANCE; CONFIRMATION...............................................      13

      A.    VOTING PROCEDURES........................................................................      13
      B.    SPECIFIC INSTRUCTIONS FOR HOLDERS OF IMPAIRED CLAIMS OTHER THAN OLD NOTES CLAIMS.........      14
      C.    SPECIFIC INSTRUCTIONS FOR HOLDERS OF OLD NOTES CLAIMS....................................      15
      D.    INQUIRIES................................................................................      17
      E.    ACCEPTANCE...............................................................................      17
      F.    CONDITIONS TO CONFIRMATION OF THE PLAN AND EFFECTIVENESS OF THE PLAN.....................      18
      G.    MODIFICATION OF THE PLAN.................................................................      20
      H.    EFFECT OF CONFIRMATION...................................................................      20
      I.    REVOCATION OF THE PLAN...................................................................      21

III.  BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF BANKRUPTCY PROCEEDINGS...      21

      A.    GERMAN INSOLVENCY........................................................................      21
      B.    BOND DEFAULT.............................................................................      24
      C.    EXISTING BANK FACILITY...................................................................      24
      D.    FRENCH INSOLVENCY........................................................................      25

IV.   OPERATIONS OF THE DEBTORS......................................................................      25

      A.    CORPORATE STRUCTURE......................................................................      25
      B.    VENTURE'S BUSINESS OPERATIONS............................................................      26
      C.    INDUSTRY GROUP...........................................................................      27
      D.    PROPERTIES...............................................................................      27
      E.    DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS..........................................      28
      F.    THE PRINCIPALS OF THE DEBTORS............................................................      29

V.    THE DEBTORS' DEBT OBLIGATIONS..................................................................      41

      A.    EXISTING BANK FACILITY...................................................................      41
      B.    OLD SENIOR NOTES, OLD SENIOR SUBORDINATED NOTES AND OLD NOTE INDENTURES..................      42

VI.   CAUSES OF ACTION...............................................................................      43

      A.    PREFERENCE CLAIMS........................................................................      43
      B.    CLAIMS V. WINGET AND THE WINGET AFFILIATES...............................................      44
      C.    LITIGATION...............................................................................      72

VII.  SIGNIFICANT POST-PETITION ACTIONS..............................................................      75

      A.    RETENTION OF PROFESSIONALS...............................................................      75
      B.    CASE ADMINISTRATION......................................................................      76
      C.    DEBTOR IN POSSESSION FINANCING...........................................................      77
      D.    AGREEMENTS WITH CERTAIN CUSTOMERS........................................................      80
      E.    CONTRIBUTION AGREEMENT AND THE FORMATION OF VENTURE DELAWARE.............................      83
      F.    CONTESTED MATTERS........................................................................      85
      G.    HYUNDAI OPTION...........................................................................      92
      H.    REPORT OF THE DEBTORS' FORENSIC ACCOUNTANTS..............................................      93
      I.    DISCLOSURE OF THE FINDINGS OF DEBTORS' FORENSIC ACCOUNTANTS..............................      94
      J.    THE PROPOSED FAURECIA JOINT VENTURE......................................................      94
      K.    YUCAIPA OFFER............................................................................      96
      L.    CONTEMPLATED PROPERTY SALES..............................................................      96
      M.    SETTLEMENT...............................................................................      97
      N.    BANKRUPTCY OF MULTIPARTY GUARANTORS......................................................     100

VIII. SUMMARY OF THE PLAN............................................................................     101

      A.    ADMINISTRATIVE CLAIMS....................................................................     102
      B.    TAX CLAIMS...............................................................................     102
      C.    DIP FACILITY CLAIMS......................................................................     103
      D.    U.S. TRUSTEE FEES........................................................................     103
      E.    CLASS 1 - PRIORITY CLAIMS................................................................     103
      F.    CLASS 2 - BANK PRE-PETITION PRIORITY CLAIMS..............................................     103
      G.    CLASS 3 - BANK CLAIMS....................................................................     104
      H.    CLASS 4 - OTHER SECURED CLAIMS...........................................................     105
      I.    CLASS 5 - GENERAL UNSECURED CLAIMS.......................................................     106
      J.    CLASS 6 - VENDOR SUPPORT CLAIMS..........................................................     112
      K.    CLASS 7 - UNSECURED CONVENIENCE CLAIMS...................................................     113
      L.    CLASS 8 - EQUITY INTERESTS...............................................................     113
      M.    INTERCOMPANY CLAIMS......................................................................     114

IX.   IMPLEMENTATION OF THE PLAN.....................................................................     114

      A.    MEANS FOR EXECUTION OF THE PLAN..........................................................     114
      B.    CONFIRMATION.............................................................................     120
      C.    EFFECTS OF PLAN CONFIRMATION.............................................................     120
      D.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................     124
      E.    DISTRIBUTIONS............................................................................     126
      F.    WORKERS' COMPENSATION OBLIGATIONS........................................................     129
      G.    PENSION OBLIGATIONS......................................................................     129
      H.    MODIFICATION OF CERTAIN PROVISIONS OF COLLECTIVE BARGAINING AGREEMENTS...................     130

X.    CERTAIN FACTORS TO BE CONSIDERED...............................................................     131

      A.    DISRUPTION OF OPERATIONS RELATING TO BANKRUPTCY FILING...................................     131
      B.    CERTAIN RISKS OF NON-CONFIRMATION........................................................     131
      C.    PEGUFORM TRANSACTION MAY RESULT IN MINIMAL CASH PROCEEDS.................................     132
      D.    PARTIES IN INTEREST MAY OBJECT TO THE DEBTORS' CLASSIFICATION OF CLAIMS..................     133
      E.    LACK OF LIQUIDITY NECESSARY TO OPERATE THE DEBTORS' BUSINESSES PENDING
            CONFIRMATION OF THE PLAN.................................................................     133

      F.    INHERENT UNCERTAINTY OF THE REORGANIZED DEBTORS' FINANCIAL PROJECTIONS...................     133
      G.    LACK OF TRADING MARKET...................................................................     133
      H.    LEVERAGE AND DEBT SERVICE................................................................     134
      I.    UNITED STATES FEDERAL INCOME TAX RAMIFICATIONS IF THE PLAN IS CONFIRMED..................     134
      J.    APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS.......................................     146
      K.    PERFORMANCE OF THE CONTRIBUTION AGREEMENT................................................     148

XI.   FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST...............................     148

      A.    FEASIBILITY OF THE PLAN..................................................................     148
      B.    BEST INTERESTS TEST......................................................................     150
      C.    CHAPTER 7 LIQUIDATION ANALYSIS...........................................................     151

XII.  SOLICITATION OF THE PLAN.......................................................................     153

      A.    PARTIES IN INTEREST ENTITLED TO VOTE.....................................................     153
      B.    CLASSES IMPAIRED UNDER THE PLAN..........................................................     154
      C.    WAIVERS OF DEFECTS, IRREGULARITIES, ETC..................................................     154
      D.    WITHDRAWAL OF BALLOTS; REVOCATION........................................................     155
      E.    FURTHER INFORMATION; ADDITIONAL COPIES...................................................     155

XIII. CONCLUSION.....................................................................................     156

List of Exhibits
----------------
Exhibit A         -        Second Amended Joint Plan of Reorganization
Exhibit B         -        Current Organizational Chart of Debtors and Foreign Affiliates
Exhibit C         -        Properties
Exhibit D         -        Related Party Balances
Exhibit E         -        First Day Motions
Exhibit F         -        Liquidation Analysis
Exhibit G         -        Projected Financial Statements
Exhibit H         -        Selected Historical and Projected Pro Forma Financial Information for
                           Reorganized Venture
Exhibit I         -        Summary of Liens of Pre-Petition Lenders on Winget Assets
Exhibit J         -        Settlement Term Sheet
Exhibit K         -        Summary of Terms of Bank Priority Senior Notes, Bank Senior
                           Notes, Excess Interest Notes, Success Fee Notes, Bank Junior
                           Notes and Preferred Membership Interests
Exhibit L         -        Chart Describing Modifications to the Debtors' Joint Plan of
                           Reorganization

I.    INTRODUCTION

      A.    GENERAL

The purpose of this Second Amended Disclosure Statement (the "Disclosure Statement"), which amends and restates the Debtors' original Disclosure Statement dated October 15, 2003, is to provide Holders of all Claims and Interests in the Debtors with adequate information, within the meaning of
Section 1125(a) and 1126 of the Bankruptcy Code (as defined below), of a kind, and in sufficient detail, to make an informed judgment about the Second Amended Joint Plan of Reorganization submitted to the Bankruptcy Court on May 25, 2004 (the "Plan") by Venture Holdings Company LLC, a Michigan limited liability company ("Venture"), and its domestic subsidiaries, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation (collectively, the "Domestic Subsidiaries") (Venture and the Domestic Subsidiaries are each individually referred to as a "Debtor" and collectively, as the "Debtors"). A copy of the Plan is attached hereto as Exhibit A. The Plan is a joint plan for each of the Debtors. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Plan.

The Debtors are debtors and debtors-in-possession in jointly administered cases (collectively, the "Case") under Chapter 11 of the Bankruptcy Reform Act of 1978, Title 11, United States Code, as amended (the "Bankruptcy Code"). The Debtors are reorganizing and continuing to conduct their business as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code and are soliciting votes to accept or reject the Plan. The Debtors believe that acceptance of the Plan is in the best interests of any Person who holds a Claim against or Interest in the Debtors (the "Creditors").

With the exception of (a) Venture subsidiaries that are subject to German Insolvency Proceedings, and (b) the Venture subsidiary in France which is operating pursuant to a continuation plan under French law, (c) the Venture subsidiary in the United Kingdom, Peguform UK Limited, which is expecting to enter into a Company Voluntary Arrangement (a U.K. insolvency procedure), and
(d) certain Multiparty Guarantors, as discussed infra; none of the Venture subsidiaries incorporated outside of the United States have commenced, or is subject to, a case under Chapter 11 of the Bankruptcy Code or similar insolvency proceeding in any other jurisdiction. These non-Debtor foreign subsidiaries continue to operate their businesses in the ordinary course of business.

HOLDERS OF CLAIMS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN, TOGETHER WITH THE EXHIBITS, INCLUDING THE SETTLEMENT TERM SHEET, IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

      B.    SUMMARY OF DEBTOR'S CORPORATE STRUCTURE

Attached as Exhibit B hereto is a chart illustrating the current corporate structure of the Debtors. In addition, the Debtors have numerous affiliates with which they do business that are an important part of the Plan. Those affiliates are described in this Disclosure Statement.

      C.    THE CONTRIBUTION AGREEMENT

The Plan is based on a Contribution Agreement, dated September 22, 2003 (the "Contribution Agreement"), by and among Larry J. Winget ("Larry Winget"), the Larry J. Winget Living Trust (the "Winget Trust," and together with Larry Winget, "Winget"), the Transferring Winget Entities (as defined in the Contribution Agreement) and the Debtors. A fully executed copy of the Contribution Agreement is attached to the Plan as Exhibit D. The Contribution Agreement was negotiated by the Debtors, Winget and the Steering Committee, and their respective legal and financial representatives, in order to (a) create a combined organization and business including the Transferred Assets (as defined in the Contribution Agreement) and the Equity Interests (as defined in the Contribution Agreement, the "Transferred Equity Interests"), (b) restructure the balance sheet, and (c) preserve the opportunity for all Creditors to maximize their recoveries. The Contribution Agreement, by its terms, provides that each of the parties thereto shall have the right to specifically enforce the Contribution Agreement in any court of competent jurisdiction, including the Bankruptcy Court. Approval of the Contribution Agreement by the Bankruptcy Court is not a condition to the parties' rights to compel specific performance, except that the Debtors' obligations under the Contribution Agreement are subject to Bankruptcy Court approval.

The Contribution Agreement also provides, among other things, the following:

      (a) Venture Companies LLC, a Delaware limited liability company ("Venture Delaware") will be formed to hold, directly or indirectly, the existing assets and subsidiaries of Venture;

      (b) Winget and the Transferring Winget Entities (as defined in the Contribution Agreement) will transfer, assign and convey to Venture Delaware all Equity Interests and Transferred Assets, creating a combined business;

      (c) Winget will receive 100% of the Common Membership Interests in Venture Delaware, subject to potential dilution by the Creditors' Warrant.

The contribution of the Transferred Equity Interests and the Transferred Assets pursuant to the Plan and the Contribution Agreement will result in Venture Delaware owning, directly or indirectly, tangible and intangible assets integral to its operations, as well as substantial overseas operations currently beneficially owned or controlled by Winget, not the Debtors. Venture Delaware's ownership of the Transferred Equity Interests and the Transferred Assets ensures that the Reorganized Debtors will have continued access to, and the ability to control, the key assets and properties that are required to continue manufacturing and providing product to their principal customers. The Transferors' obligations to close the transactions contemplated under the Contribution Agreement are conditioned upon the occurrence, or non-occurrence, of certain events. For example, the Transferors' obligations are conditioned upon no modifications being made to the

Original Plan that are materially adverse to the Transferors taken as a whole. The Debtors, the Steering Committee and the Creditors' Committee anticipate that the Transferors will argue that, among other things, the changes made to the Original Plan as embodied in the Plan constitute changes which are materially adverse to the Transferors as a whole.

Under the Contribution Agreement, Winget and the other Transferors have a right to terminate the Contribution Agreement in the event the Plan as modified from the Plan originally filed in September 2003 contains modifications which materially adversely effect Winget and the other Transferors taken as a whole. The changes to the Plan and the Settlement, as described in this Disclosure Statement, have not been agreed to by Winget and the other Transferors. Winget and the Transferors are in the process of evaluating whether such changes materially adversely affect Winget and the other Transferors taken as a whole. If Winget and the other Transferors determine that such changes have a material adverse effect or that any other condition to the Contribution Agreement has not been fulfilled, Winget and the other Transferors may argue that they are not obligated to close under the Contribution Agreement. The Debtors, the Steering Committee and the Creditors' Committee will oppose any such argument. In the event the Bankruptcy Court determines that such changes have a material adverse effect on Winget and the other Transferors taken as a whole, confirmation of the Plan in its current form may result in confirmation of a plan that ultimately cannot become effective. Winget and the other Transferors also believe that the Plan may not be feasible and have the right under the Contribution Agreement to assert the lack of feasibility.

The Debtors, the Steering Committee and the Creditors Committee dispute Winget's assertions. The Debtors, the Steering Committee and the Creditors' Committee believe that the Plan is feasible and confirmable. Moreover, the Debtors, the Steering Committee and the Creditors' Committee believe the Plan does not contain changes to the Original Plan that are materially adverse to Winget and the Transferors as a whole and that therefore the Contribution Agreement is enforceable.

On May 25, 2004, Winget delivered to Venture Holdings Company, LLC a letter in which Winget states that he has terminated the Contribution Agreement. The Debtors, the Steering Committee and the Creditors' Committee dispute whether this action constitutes a valid termination of the Contribution Agreement and will seek to compel Winget's compliance with the Contribution Agreement.

      D.    THE CREDITORS' WARRANT

The Plan, as more fully described below, provides, and the Contribution Agreement contemplates, among other things, the issuance of the Creditors' Warrant to the Creditors' Trust. The Creditors' Warrant will be valued in accordance with the Warrant Valuation Procedures.

The Creditors' Warrant will allow the General Unsecured Creditors, subject to the limitations imposed by the Settlement described below, an opportunity to obtain the benefit of ownership of the Reorganized Debtors, sharing in the success of the business operations of Reorganized Venture after exercise of the Creditors' Warrant. The extent of the ownership in Reorganized Venture to which the General Unsecured Creditors will be entitled through the Creditors' Trust will be driven by the value of the Creditors Warrant, which in turn will be determined in accordance with the Warrant Valuation Procedures.

To ensure compliance with the Contribution Agreement, and because the Contribution Agreement has certain contingencies, and in addition, to determine the Value of the Extinguished Actions (which in turn will determine the extent to which Winget's Common Membership Interests in Venture Delaware will be diluted by the interests of the Class 5 Creditors), the Debtors, along with the Creditors' Committee in certain instances, have commenced litigation to determine the value of the Extinguished Actions by pursuing certain claims against the Transferred Winget Entities. As discussed below, the Debtors have also commenced litigation against other Winget affiliates, which Winget Actions constitute Trust Assets. The Debtors reserve their rights as to other Winget Actions that may exist and constitute Trust Assets. However, in the event that the Plan is confirmed, the Extinguished Actions will be released, with their value being converted into Common Membership Interests through the Creditors' Warrant, and the Winget Actions will become Trust Assets.

      E.    THE ORIGINAL PLAN

The Debtors' Joint Plan of Reorganization, originally filed with the Bankruptcy Court on September 24, 2003 (the "Original Plan"), was the culmination of many months of negotiations among the Debtors, the Steering Committee and Winget and was based on the Contribution Agreement. When the Original Plan was filed, the Creditors' Committee advised the Debtors, the Steering Committee and Winget that it would not support confirmation of the Original Plan. In the months following the filing of the Original Plan, the Debtors, the Steering Committee, Winget and the Debtors' major customers negotiated a "back-stop" to the Original Plan that would have culminated in the filing of a "back-stop" plan that the parties would have presented to the Bankruptcy Court for confirmation in the event the Bankruptcy Court did not confirm the Original Plan over the anticipated objection of the Creditors' Committee.

      F.    THE FORECLOSURE STRATEGY

The Debtors believe that, as a result of certain events, which the Debtors believe included the issuance of the findings by Doeren Mayhew, the forensic accountant retained by the Debtors to investigate transactions with Winget and certain entities owned and/or controlled by Winget, Winget indicated to the Debtors and the Steering Committee that he was not prepared to commit to the terms of the "back-stop" plan, without changes to such plan which were unacceptable to the Steering Committee. In the face of Winget's refusal to commit to the terms of the existing "back-stop" plan, the Debtors and the Steering Committee evaluated and pursued other alternatives to achieve the consolidation of the Debtors' assets with the assets of the Affiliate Guarantors. Winget disputes the foregoing. As described below, the Debtors have filed complaints, in which the Creditors' Committee has intervened and joined, against Larry Winget and various entities substantially owned or controlled by him which seek, among other relief, the substantive consolidation of certain of the Affiliate Guarantors named as defendants therein with the estates of the Debtors. Additionally, the Agent, on behalf of the Pre-Petition Lenders, filed in the Bankruptcy Court on April 13, 2004, a Complaint for (1) Declaratory Relief Concerning the Commercial Reasonableness of a Proposed Secured Creditor Disposition, (2) Real Property Foreclosure, and Appointment of a Receiver Pendente Lite, (3) Relief From the Automatic Stay, and (4) the Entry of Deficiency Judgments (the "Foreclosure Complaint"). In connection with the Foreclosure Complaint, to the extent the Plan is not confirmed, the Debtors and the Steering Committee currently anticipate filing a plan that would provide for the Debtors' continued access to, and use of, the assets owned by the Affiliate Guarantors either through a contribution of such assets to the reorganized Debtors if the Pre-Petition Lenders are the successful bidders (via their credit bid rights) at the foreclosure sales or through new fair market leases and usage agreements if a third party is the successful bidder at the foreclosure sales (such process shall be described herein as the "Foreclosure Strategy"). Winget and the Transferors intend to vigorously contest both the Foreclosure Complaint and the substantive consolidation allegations and do not believe either will be successful.

      G.    SETTLEMENT BETWEEN THE STEERING COMMITTEE AND THE CREDITORS'
            COMMITTEE

Because the Debtors and the Steering Committee believe that the Plan continues to be the most value maximizing alternative for all parties in interest, in addition to pursuing the consolidation of the assets through the litigation vehicles described above, the Debtors and the Steering Committee approached the Creditors' Committee on several different occasions in order to gain the support of the Creditors' Committee for the Plan. The initial discussions with the Creditors' Committee resulted in the Creditors' Committee reaffirming its position that it would not support the Plan. During those discussions, the Creditors' Committee indicated it believes it has arguments with respect to the assets of the Affiliate Guarantors, including the lien rights of the Pre-Petition Lenders with respect to such assets, that would prevent the Pre-Petition Lenders from effectuating the Foreclosure Strategy or any other strategy with which the Creditors' Committee did not agree. In order to gain the support of the Creditors' Committee for the Plan and to settle the disputes among the Steering Committee and the Creditors' Committee, including with respect to the assets of the Affiliate Guarantors and the lien rights of the Pre-Petition Lenders, the Steering Committee and the Creditors' Committee have reached agreement on a settlement (the "Settlement") that will be embodied in a settlement agreement that will be approved by the Bankruptcy Court pursuant to separate motion (the "Settlement Motion") at the Confirmation Hearing.

TO THE EXTENT THE SETTLEMENT MOTION IS APPROVED AND THE RELIEF REQUESTED THEREIN IS GRANTED, INCLUDING THE APPROVAL OF THE SETTLEMENT AGREEMENT, CREDITORS WILL BE BOUND BY THE TERMS OF THE SETTLEMENT AND THE DISTRIBUTIONS TO HOLDERS OF CLASS 2, CLASS 3 CLAIMS AND CLASS 5 CLAIMS SHALL BE SUBJECT TO THE TERMS OF THE SETTLEMENT AGREEMENT.

A TERM SHEET CONTAINING THE TERMS OF THE SETTLEMENT IS ATTACHED HERETO AS EXHIBIT J. THE DEBTORS, THE STEERING COMMITTEE AND THE CREDITORS' COMMITTEE URGE YOU TO CAREFULLY READ THE TERM SHEET.

As a result of the Settlement Agreement, the Creditors' Committee supports the Plan and encourages acceptance thereof by the Creditors, subject only to the consummation of the transactions contemplated by the Settlement Agreement.

      H.    RECOGNITION AND SETTLEMENT OF SUBORDINATION PROVISIONS OF OLD NOTES

For a description of the recognition and settlement of certain contractual subordination issues among the holders of Old Notes, see SECTION V. B. - "OLD SENIOR NOTES, OLD SENIOR SUBORDINATED NOTES AND OLD NOTE INDENTURES."

      I.    SECOND AMENDED JOINT PLAN OF REORGANIZATION

Although events related to the German Insolvency Proceedings (as defined below) and prolonged chapter 11 proceedings have had a significant impact on the Debtors' global operations, the Debtors remain a leading full-service supplier of plastic components, modules and systems to North American and European automotive OEMs. The Debtors believe that adoption of the Plan will be a significant step toward maintaining the Debtors' leading position in the industry. By restructuring their debt and combining the Debtors' assets with those of the Transferred Winget Entities (the "Restructuring"), the Debtors believe that implementation of the Plan will result in greater operating and financial flexibility which will enable the Debtors to take advantage of market opportunities and enhance the long-term enterprise value of the Debtors.

THE DEBTORS, THE STEERING COMMITTEE AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THEY STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, see SECTION VIII "SUMMARY OF PLAN." The Original Plan was the result of a term sheet negotiated among the Steering Committee, Winget and the Debtors. The changes to the Original Plan are set forth in detail in the chart attached hereto as Exhibit L. The following summary is qualified in its entirety by the provisions of the Plan.

The Plan provides for the treatment of both classified and unclassified Claims against and Interests in the Debtors. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims and the DIP Facility Claims are not classified. Eight Classes of Claims are treated under the Plan. Classes 1 (Priority Claims) and 4 (Other Secured Claims) are not Impaired, which essentially means that Holders of such Claims will be unaffected by the Plan and are, therefore, not entitled to vote on, and are deemed to have accepted, the Plan. All other Classes of Claims and Interests are impaired, including Bank Pre-Petition Priority Claims (Class 2), Bank Claims (Class 3), General Unsecured Claims (Class 5), Vendor Support Claims (Class 6) and Unsecured Convenience Claims (Class 7). There will be no recovery for Winget as the Holder of Equity Interests (Class 8), and such Equity Interests will be contributed to Venture Delaware without consideration therefore. SEE SECTION VIII - "SUMMARY OF THE PLAN" for more details.

THE TRANSFERORS' OBLIGATIONS TO CLOSE THE TRANSACTIONS CONTEMPLATED UNDER THE CONTRIBUTION AGREEMENT ARE CONDITIONED UPON THE OCCURRENCE, OR NON-OCCURRENCE, OF CERTAIN EVENTS. ONE SUCH CONDITION IS THAT THE PLAN ULTIMATELY CONFIRMED MUST NOT HAVE MODIFICATIONS FROM THE ORIGINAL PLAN WHICH ARE MATERIALLY ADVERSE TO THE TRANSFERORS TAKEN AS A WHOLE. AMONG OTHER MODIFICATIONS MADE TO THE ORIGINAL PLAN, THE PLAN PROVIDES THAT CLASS 6 CREDITORS AND CLASS 7 CREDITORS WILL BE TREATED AS CLASS 5 CREDITORS, AND THUS WILL BE ENTITLED TO VOTE ON THE CLASS 5 TREATMENT, UNLESS THE BANKRUPTCY COURT DETERMINES THAT TREATING CLASS 6 CREDITORS AND CLASS 7 CREDITORS AS CLASS 5 CREDITORS, WHICH IS A CHANGE FROM THE ORIGINAL PLAN, CONSTITUTES A CHANGE WHICH IS MATERIALLY ADVERSE TO THE TRANSFERORS TAKEN AS A WHOLE. IN SUCH EVENT, CLASS 6 CREDITORS AND CLASS 7 CREDITORS WILL BE AFFORDED THE TREATMENT DESCRIBED UNDER THE ORIGINAL PLAN AND CONTAINED IN THE PLAN FOR CLASS 6 CREDITORS AND CLASS 7 CREDITORS AND WILL NOT BE TREATED AS CLASS 5 CREDITORS (UNLESS THE TREATMENT IN THE ORIGINAL PLAN PROVIDES OTHERWISE). THE DEBTORS, THE CREDITORS' COMMITTEE AND THE STEERING COMMITTEE DO NOT BELIEVE THAT TREATING CLASS 6 CREDITORS AND CLASS 7 CREDITORS AS CLASS 5 CREDITORS, OR ANY OTHER CHANGE MADE TO THE ORIGINAL PLAN, CONSTITUTES A CHANGE TO THE ORIGINAL PLAN THAT IS MATERIALLY ADVERSE TO THE TRANSFERORS TAKEN AS A WHOLE.

Under the Contribution Agreement, Winget and the other Transferors have a right to terminate the Contribution Agreement in the event the Plan as modified from the Plan originally filed in September 2003 contains modifications which materially adversely effect Winget and the other Transferors taken as a whole. The changes to the Plan and the Settlement, as described in this Disclosure Statement, have not been agreed to by Winget and the other Transferors. Winget and the Transferors are in the process of evaluating whether such changes materially adversely affect Winget and the other Transferors taken as a whole. If Winget and the other Transferors determine that such changes have a material adverse effect or that any other condition to the Contribution Agreement has not been fulfilled, Winget and the other Transferors may argue that they are not obligated to close under the Contribution Agreement. The Debtors, the Steering Committee and the Creditors' Committee will oppose any such argument. In the event the Bankruptcy Court determines that such changes have a material adverse effect on Winget and the other Transferors taken as a whole, confirmation of the Plan in its current form may result in confirmation of a plan that ultimately cannot become effective. Winget and the other Transferors also believe that the Plan may not be feasible and have the right under the Contribution Agreement to assert the lack of feasibility.

If the Plan is confirmed, all Intercompany Claims (i.e., Claims of a Debtor against another Debtor) will, in the sole discretion of the applicable Debtor or Venture Delaware, be preserved and reinstated, released, waived and discharged or contributed to the capital of the obligor entity.

            1.    UNCLASSIFIED CLAIMS

The Plan provides that Administrative Claims, Allowed Tax Claims and the DIP Facility Claims shall be unclassified.

Each Holder of an Allowed Administrative Claim shall receive, in full satisfaction of such Allowed Claim, cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten days after the Allowance Date, unless such Holder agrees to different treatment. However, Allowed Administrative Claims representing obligations incurred by a Debtor in the ordinary course of business shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto and are not entitled to the payment described in the preceding sentence.

Each Holder of an Allowed Tax Claim shall receive, in full satisfaction of such Allowed Claim, at the election of the relevant Debtor, in its sole discretion, either (i) cash equal to the amount of such Claim on the later of (1) the Effective Date and (2) the date that is ten (10) days after the Allowance Date, unless such Holder shall have agreed to different treatment, (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim, totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the Applicable Federal Rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim shall have agreed in writing; provided that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to the Plan.

On the Effective Date, in full satisfaction of the DIP Facility Claim, the DIP Facility Lenders shall receive (i) cash in an amount equal to the then outstanding amount of such DIP Facility Claim (including all accrued and all unpaid interest, fees and expenses) plus

(ii) a comprehensive release of claims from the Debtors and in favor of the Post-Petition Agents, each DIP Facility Lender and their respective affiliates, professionals, agents, officers, directors and employees.

            2.    CLASSIFIED CLAIMS

The table below provides a summary of the classification and treatment of classified Claims and Equity Interests. The treatment of Claims in Class 2, Class 3 and Class 5 is subject in all respects to the Settlement.

                                                                                         Estimated              Estimated
                                                                                         Aggregate             Percentage
                  Type Of Claim                                                          Amount Of              Recovery
                    Or Equity                                                             Allowed              Of Allowed
   Class             Interest                          Treatment                          Claims                 Claims
Class 1       Priority Claims         Unimpaired - deemed to have accepted the       $               0            100%
                                      Plan and not entitled to vote on Plan; each
                                      Holder paid in full in cash on the latest
                                      of the (i) Effective Date, (ii) the date
                                      that is 10 days after the Allowance Date of
                                      such Claim and (iii) the date when such
                                      Claim becomes due and payable according to
                                      its terms.

Class 2       Bank Pre-Petition       Impaired - entitled to vote on the Plan; in    $       6,384,000            100%
              Priority Claims         full satisfaction of such Claims, including
                                      all accrued and unpaid fees, interest and
                                      expenses thereon through the Effective
                                      Date, each holder will receive the Bank
                                      Priority Senior Notes

Class 3       Bank Claims             Impaired - entitled to vote on Plan; will      $ 420,627,965.52(1)          100%
                                      receive (a) cash equal to approximately
                                      $7.5 million on account of interest accrued
                                      on such Claims plus unreimbursed costs,
                                      fees and expenses incurred by the
                                      Pre-Petition Agent through the Effective
                                      Date (b) the Securities Fee notes, (c)  the
                                      Excess Interest Notes, (d) the Bank Senior
                                      Notes, (e) the Bank Junior Notes, (f) the
                                      Preferred Membership Interests, and (g) a
                                      release from any and all claims against
                                      them held by the Debtors.  Additionally,
                                      all letters of

-----------
      (1) The Bank One, NA Claim in the amount of $7,334,395.60 and the ORIX Claim in the amount of $1,499,545.46 are not being Allowed pursuant to the Plan. To the extent the Bank One, NA Claim or the ORIX Claim becomes Allowed, such Claim will increase the amount of the Allowed Class 3 Claims and the principal amount of the Bank Senior Notes by the Allowed amount of such Claim and the Orix Claim to the extent not otherwise included in the Allowed Bank Claims.

                                      credit issued by the Pre-Petition Lenders and outstanding as of the Effective Date shall be cancelled and/or assumed and deemed issued under the Exit Financing
                                      Facility. Also, all pre-petition Liens on the property of the Debtors held by or on behalf of the Pre-Petition Lenders shall secure the Bank Senior Notes and the Bank
                                      Junior Notes (but be subordinate to the
                                      Liens granted under the Exit Financing
                                      Facility) and all guarantees executed by the Debtors in favor of the Pre-Petition
                                      Lenders shall be replaced by guaranties
                                      executed in connection with the
                                      Restructured Credit Agreement. Moreover, the obligations evidenced by the Bank
                                      Senior Notes, the Securities Fee Notes, the
                                      Excess Interest Notes and the Bank Junior
                                      Notes shall be further secured by the liens more specifically described in the
                                      Restructured Credit Agreement.

Class 4       Other Secured Claims    Unimpaired - deemed to have accepted the       $               0            100%
                                      Plan; either (a) the legal, equitable, and
                                      contractual rights of Holders of Other
                                      Secured Claims (including retention of
                                      liens or security interests on pre-petition
                                      collateral) shall be reinstated on the
                                      Effective Date, or (b) the Debtor shall (i)
                                      cure any pre-petition default (other than
                                      defaults of the kind specified in Section
                                      365(b)(2) of the Bankruptcy Code), (ii)
                                      reinstate the maturity of such Other
                                      Secured Claim, (iii) compensate the Holders
                                      for any damage if required under Section
                                      1124(2)(c) of the Bankruptcy Code, and (iv)
                                      not otherwise alter the legal, equitable or
                                      contractual rights to which such Other
                                      Secured Claim is entitled.


Class 5       General Unsecured       Impaired - entitled to vote on Plan;           $  493,425,676(3)   Venture is unable to
              Claims,(2)              entitled to receive a Pro Rata Distribution                        estimate the value of
                                      of the Trust Assets (including the                                 equity to Holders of
                                      Creditors' Warrant) from the Creditors'                            Class 5 Claims.  Such
                                      Trust, subject to any contractual                                  value will be
                                      subordination provisions.                                          determined in
                                                                                                         connection with the
                                                                                                         liquidation of the
                                                                                                         Creditors' Trust.

Class 6       Vendor Support Claims   Impaired - entitled to vote on Plan; and       $   55,627,074      Venture is unable to
              (Holders of Allowed     shall be treated as a Class 5 Creditor;                            estimate the value of
              General Unsecured       provided, however, if a Triggering Event                           equity to Holders of
              Claims who opt to       shall have occurred, each Holder of a Class                        Class 5 Claims.  Such
              become Holders of       5 Claim who (i) provided goods or services                         value will be
              Vendor Support          to the Debtors prior to the Petition Date;                         determined in
              Claims)(4)              (ii) elects on its ballot to agree to a                            connection with the
                                      Vendor Support Agreement(5); and (iii)                             liquidation of the
                                      executes and delivers a Vendor Support                             Creditors' Trust.
                                      Agreement , shall receive cash in an amount
                                      equal to 50% of such Holder's Allowed Class                        However, if a
                                      6 Claim payable in ten (10) equal monthly                          Triggering Event shall
                                      installments equal to 5% of such Allowed                           have occurred, and
                                      Claim until such Allowed Claim is paid 50%                         Class 6 Creditors are
                                      of the Allowed General Unsecured Claim.  In                        treated as a separate
                                      the event the Bankruptcy Court concludes                           class, 50%
                                      such treatment renders the Plan unfairly
                                      discriminatory in relation to other
                                      non-accepting Classes of unsecured
                                      Creditors (if any), or in the event that
                                      the

-------------------
(2) Estimated Percentage Recovery of Allowed Claims for Class 5 assumes no value realized from the German Subsidiaries currently involved in the German Insolvency Proceedings due to the high level of uncertainty surrounding those proceedings. Should the resolution of the German Insolvency Proceedings result in additional value attributable to the Reorganized Debtors, either by way of recovery, sale or a combination thereof, it could materially increase the percentage recovery for Holders of Classes 5 and 6 Claims.

(3) This amount does not include the amounts of Class 6 Claims and Class 7 Claims (listed below), each of which shall be treated as Class 5 Creditor if a Triggering Event shall not have occurred.

(4) Estimated Percentage Recovery of Allowed Claims are based upon a vote in favor of the Plan. Estimated Percentage Recovery of Allowed Claims for Holders that vote against the Plan would be materially less, as described in Section VII.

(5) Under the Plan, a Vendor Support Agreement is an agreement pursuant to which a General Unsecured Creditor agrees to provide post-Confirmation credit as set forth in such agreement, including without limitation, customary pricing terms, no less than net-60 day payment terms and credit limits no less than those which were in place as of January 1, 2002.

                                      Bankruptcy Court does not determine
                                      that treating Class 6 Creditors as Class 5
                                      Creditors is not a change which is
                                      materially adverse to Winget and the other
                                      Transferors taken as a whole, then the
                                      Holders of Vendor Support Claims shall be deemed to be included in (and receive the treatment prescribed for) Class 5 General
                                      Unsecured Claims.

Class 7       Unsecured Convenience   Impaired - entitled to vote on the Plan as     $       2,495,537   Venture is unable to
              Claims (Allowed         a Class 5 Creditor and a Class 7 Creditor;                         estimate the value of
              Claims of General       shall be treated as a Class 5 Creditor;                            equity to Holders of
              Unsecured Creditors     provided, however, each Holder of an                               Class 5 Claims.  Such
              that are either (a)     Allowed Class 7 Unsecured Convenience Claim                        value will be
              in an amount less       shall be paid cash equal to 75% of the                             determined in
              than $10,000; or (b)    Allowed Claim not later than 120 days after                        connection with the
              in an amount in         the Effective Date, if a Triggering Event                          liquidation of the
              excess of $10,000 if    shall have occurred.  Otherwise, they shall                        Creditors' Trust.
              the Holders elect to    be treated as holders of Class 5 Claims
              reduce such Claims to   above.                                                             However, if a
              an amount equal to or                                                                      Triggering Event shall
              less than $10,000)                                                                         have occurred, and
                                                                                                         Class 7 Creditors are
                                                                                                         treated as a separate
                                                                                                         class, 75%

Class 8       Equity Interest         Impaired - not entitled to vote on the Plan    N/A                 0%
                                      and are deemed to have rejected it.  On the
                                      Effective Date, all of the Class 8 Equity
                                      Interests shall be cancelled.

For a more detailed description of the foregoing Classes of Claims and Equity Interests and the proposed Distributions thereto, SEE SECTION VIII - "SUMMARY OF THE PLAN." For a summary of the terms of the Bank Priority Senior Notes, the Bank Senior Notes, the Securities Fee Notes, the Excess Interest Notes and the Preferred Membership Interests, see Exhibit K attached hereto.

      J.    CREDITORS' TRUST/LITIGATION

The major assets of the Creditors' Trust, exclusive of any value obtained from the Settlement, will be (a) the Creditors' Warrant, (b) the Winget Actions and
(c) the Avoidance Actions.

The Creditors' Warrant is designed to permit Confirmation to occur in a timeframe that will allow the Reorganized Debtors to be viable business entities while still preserving the value to which the General Unsecured Creditors are entitled under the Bankruptcy Code. While initially Winget will receive, in exchange for his contribution, 100% of the Common Membership Interests of Venture Delaware, that 100% is subject to dilution by the exercise of the Creditors' Warrant. The value of the Creditors' Warrant will be determined in accordance with the Warrant Valuation Procedures and will be a function of the value of the Debtors, the value of the Venture B Assets, the value of the Debtors' causes of action against the Transferred Winget Entities (the "Extinguished Actions") and the value of the Reorganized Debtors. The Value of the Extinguished Actions will be determined through litigation commenced against the Transferred Winget Entities. In the event that the Plan is confirmed, the Extinguished Actions will be extinguished, with their value being converted into Common Membership Interests through the Creditors' Warrant. The Creditors' Warrant allows the Bankruptcy Court to determine the equity, if any, to which General Unsecured Creditors are entitled, as more particularly described in the Creditors' Warrant attached as Exhibit K to the Plan.

The Creditors' Trust will also receive Winget Actions and Avoidance Actions. Prior to Confirmation of the Plan, the Debtors reserve their rights to commence such actions. After Confirmation of the Plan, such actions will be commenced and/or prosecuted by the Trustee.

      K.    OTHER PLAN PROVISIONS

Provided that the Plan is confirmed, the Debtors' Estates shall be substantively consolidated, but only for the purposes of (1) making Distributions under the Plan, (2) voting under the Plan, and (3) filing Claims. For such limited purposes, and provided that the Plan is confirmed, on the Effective Date, (a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor, and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors, and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Case shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth above, such substantive consolidation will not (other than for purposes related to the Plan)
(i) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the restructuring transactions contemplated by the Plan, and (ii) except as otherwise stated in the Plan, affect Intercompany Claims of certain of the Debtors against other Debtors.

II.   PLAN VOTING PROCEDURES; ACCEPTANCE; CONFIRMATION

      A.    VOTING PROCEDURES

Under the Bankruptcy Code, the only classes that are entitled to vote to accept or reject a plan are Classes of Claims or Interests that are Impaired under the Plan. Accordingly, Classes of Claims or Interests that are Unimpaired, Class 1 (Priority Claims) and Class 4 (Other Secured Claims) are presumed to have accepted the Plan and are not entitled to vote on the Plan. Holders of Bank Pre-Petition Priority Claims, Bank Claims, General

Unsecured Claims, Vendor Support Claims, and Unsecured Convenience Claims shall be entitled to vote to accept or reject the Plan. Class 8 (Equity Interests) will not vote because Class 8 will not receive any Distribution and, accordingly, is deemed to have rejected the Plan. However, Winget and the Transferors have agreed to support the Plan subject and pursuant to the Contribution Agreement.

Creditors that hold Claims in more than one Impaired Class are entitled to vote separately in each Class to the extent that such multiple claims can be identified by J.P. Morgan Trust Company N.A. ("JP Morgan" or the "Balloting Agent"). Such a Creditor will receive a separate ballot for each of its Claims in each Class (in accordance with the records of the Clerk of the Court) and should complete and sign each ballot separately. A Creditor who asserts a Claim in more than one Class and who has not been provided with sufficient ballots may photocopy the ballot received and file multiple ballots.

Votes on the Plan will be counted only with respect to Claims: (a) that are listed on the Schedules of Assets and Liabilities of the Debtors other than as disputed, contingent or unliquidated; or (b) for which a Proof of Claim was filed on or before the Claims Filing Bar Date set by the Bankruptcy Court in the Debtors' case for the filing of Proofs of Claim (except for certain claims expressly excluded from that bar date or which are Allowed by Bankruptcy Court order). Any vote by a Holder of a Claim will not be counted if such Claim has been disallowed or is the subject of an unresolved objection, absent an order of the Bankruptcy Court allowing such Claim for voting purposes pursuant to Section 502 of the Bankruptcy Code and Bankruptcy Rule 3018.

Voting on the Plan by each Holder of a Claim or Interest in an Impaired class is important. After carefully reviewing the Plan and this Disclosure Statement, each Holder of such a Claim or Interest should use the enclosed ballot or ballots to vote to either accept or reject the Plan, and then return the ballot or ballots by mail to the appropriate address.

Any ballot that does not appropriately indicate acceptance or rejection of the Plan will not be counted.

      B. SPECIFIC INSTRUCTIONS FOR HOLDERS OF IMPAIRED CLAIMS OTHER THAN OLD NOTES CLAIMS

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED BY THE BALLOTING AGENT NO LATER THAN THE VOTING DEADLINE.

If a ballot is damaged, lost, or missing, a replacement ballot may be obtained by sending a written request to the Balloting Agent. If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact the Balloting Agent at www.administar.net or by telephone at (904) 807-3010.

      C.    SPECIFIC INSTRUCTIONS FOR HOLDERS OF OLD NOTES CLAIMS

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT.

If a ballot is damaged, lost, or missing, a replacement ballot may be obtained by sending a written request to the Balloting Agent. If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact the Balloting Agent at www.administar.net or by telephone at (904) 807-3010.

The Record Date for determining which Holders of Note Claims are entitled to vote on the Plan is May 25, 2004 (the "Record Date"). The Indenture Trustee will not vote on behalf of the Holders of such Note Claims. Holders must submit their own ballots.

            1.    BENEFICIAL OWNERS

A beneficial owner holding Old Notes as record Holder in its own name should vote on the Plan by completing and signing the enclosed ballot and returning it directly to the Balloting Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

A beneficial owner holding Old Notes in "street name" through a designated representative of such Holder (a "Nominee") may vote on the Plan by one of the following two methods (as selected by such beneficial owner's Nominee):

            (i) Complete and sign the enclosed beneficial owner ballot. Return the ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process the ballot and return it to the Balloting Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Balloting Agent or your Nominee for instructions; or

            (ii) Complete and sign the pre-validated ballot (as described below) provided to you by your Nominee. Return the pre-validated ballot to the Balloting Agent by the Voting Deadline using the return envelope provided.

Any ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Balloting Agent that ballot or a master ballot that reflects the vote of such beneficial owner.

If any beneficial owner owns Old Notes through more than one Nominee, such beneficial owner may receive multiple mailings containing the ballots. The beneficial owner should execute a separate ballot for each block of Old Notes that it holds through any particular

Nominee and return each ballot to the respective Nominee in the return envelope provided therewith. Beneficial owners who execute multiple ballots with respect to Old Notes held through more than one Nominee must indicate on each ballot the names of ALL such other Nominees and the additional amounts of such Old Notes so held and voted. If a beneficial owner holds a portion of the Old Notes through a Nominee and another portion as a record holder, the beneficial owner should follow the procedures described in the first paragraph above to vote the portion held of record and the procedures described in the second paragraph above to vote the portion held through a Nominee or Nominees.

            2.    NOMINEES

A Nominee that on the Record Date is the registered holder of Old Notes for a beneficial owner can obtain the votes of the beneficial owners of such Old Notes, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

            (i) Pre-Validated Ballots. The Nominee may "pre-validate" a ballot by (1) signing the ballot; (2) indicating on the ballot the name of the registered Holder, the amount of Old Notes held by the Nominee for the beneficial owner, and the account numbers for the accounts in which such Old Notes are held by the Nominee; and (3) forwarding such ballot, together with the Disclosure Statement, return envelope and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the ballot; review the certifications contained in the ballot, and return the ballot directly to the Balloting Agent in the pre-addressed, postage-paid envelope so that it is RECEIVED by the Balloting Agent before the Voting Deadline. A list of the beneficial owners to whom "pre-validated" ballots were delivered should be maintained by Nominees for inspection for at least one year from the Voting Deadline; or

            (ii) Master Ballots. If the Nominee elects not to prevalidate ballots, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/her or its vote on the ballot, complete the information requested in the ballot, review the certifications contained in the ballot, execute the ballot, and return the ballot to the Nominee. After collecting the ballots, the Nominee should, in turn, complete a master ballot compiling the votes and other information from the ballot, execute the master ballot, and deliver the master ballot to the Balloting Agent so that it is RECEIVED by the Balloting Agent before the Voting Deadline. All ballots returned by beneficial owners should either be forwarded to the Balloting Agent (along with the master ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE BALLOTING AGENT SO THAT IT IS RECEIVED BY THE BALLOTING AGENT BEFORE THE VOTING DEADLINE.

            3.    MISCELLANEOUS

For purposes of voting to accept or reject the Plan, the beneficial owners of Old Notes will be deemed to be the "Holders" of the Claims represented by such Old Notes. Unless otherwise ordered by the Bankruptcy Court, ballots or master ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Balloting Agent attempt to contact such voters to cure any such defects in the ballots or master ballots.

Except as provided below, unless the ballot or master ballot is timely submitted to the Balloting Agent before the Voting Deadline together with any other documents required by such ballot or master ballot, the Debtors may, in their sole discretion, reject such ballot or master ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

In the event of a dispute with respect to any Old Note Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

      D.    INQUIRIES

If you have questions about the procedures for voting your Claim, or the packet of materials that you received, please contact the Balloting Agent as set forth above.

If you have questions about the amount of your Claim, please contact Venture Holdings Company LLC, 6555 15 Mile Road, Sterling Heights, Michigan 48312, Attn:
Bankruptcy Claims, or by telephone at (586) 276-1733.

If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the Exhibits to those documents at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the Balloting Agent.

FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XII OF THIS DISCLOSURE STATEMENT.

      E.    ACCEPTANCE

The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims of that class which actually timely and properly cast ballots.

Unless a Triggering Event shall have occurred, Creditors in Classes 6 and 7 will be treated as Class 5 creditors. Therefore, Holders of Claims in Class 6 and Class 7 shall be entitled to vote in such classes and also in Class 5. Under the Plan, in the event that any of Classes 5 (General Unsecured Claims), 6 (Vendor Support Claims) or 7 (Unsecured Convenience Claims) do not accept the Plan, the Debtors reserve the right to (a) modify the Plan in accordance with its terms and the Contribution Agreement, and (b) request that the Court confirm the Plan in accordance with
Section 1129(b) of the Bankruptcy Code, notwithstanding such lack of acceptance, by a finding that the Plan provides fair and equitable treatment to any Impaired Class of Claims voting to reject the Plan.

      F.    CONDITIONS TO CONFIRMATION OF THE PLAN AND EFFECTIVENESS OF THE PLAN

            1.    Conditions Precedent to Confirmation of the Plan

The following must occur on or before Confirmation:

            -     the Court shall approve this Disclosure Statement;

            - the Confirmation Order shall be in form and substance as provided for in the Contribution Agreement;

            - the Contribution Agreement shall be in full force and effect without modification except as permitted; and

            -     The Settlement Agreement shall have been approved.

            2.    Conditions Precedent to Effectiveness of the Plan

Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with Section 10.02 of the Plan, in writing by the
Debtors:

            - The Confirmation Order shall have been entered and shall not have been vacated or stayed;

            - The closing and initial funding shall have occurred under the Exit Financing Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof;

            - All Reorganization Documents shall have been executed, as necessary, and delivered and all conditions precedent thereto shall have been satisfied or waived;

            - All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been executed, as necessary, and delivered and all conditions precedent thereto shall have been satisfied or waived;

            - The Contribution Agreement shall be in full force and effect and no party thereto shall be in breach or default of the terms thereof and the transactions contemplated thereby shall have been consummated;

            - The Steering Committee, Winget, Venture Delaware, and the Pre-Petition Agent shall have approved the terms of the Employment Agreements between Venture Delaware and the CEO, CFO and other officers to be employed by Venture Delaware after the Effective Date;

            - The Debtors shall have sufficient cash to make Distributions under the Plan on the Effective Date, including, but not limited to, requisite cash payments to the Pre-Petition Lenders and the Holders of the DIP Facility Claim;

            -     The Oversight Committee shall have been formed;

            - The Creditors' Trust shall have been established and be functioning;

            - The Warrant Valuation Procedures shall be approved by the Bankruptcy Court; and

            - The Settlement Agreement shall have been approved by the Bankruptcy Court and the transactions contemplated thereby, including the execution and delivery of all necessary documentation, shall have been consummated.

The Debtors may (with the consent of Winget, the Steering Committee and, subject to a Qualified Finding, the Creditors' Committee), but shall have no obligation to, waive any of the foregoing conditions without notice and without leave of or order of the Bankruptcy Court. To be effective, any such waiver shall be in writing and signed by the Debtors, or shall be a stipulation on the record in the Case of which a transcript is made.

In the event that one or more of the conditions precedent to the effectiveness of the Plan has not occurred or is not waived by the Debtors on or before the date one hundred twenty (120) days after the Confirmation Date, then upon notice by the Debtors to the Court, the following events shall occur:

            -     the Confirmation Order shall be vacated;

            -     no Distributions shall be made under the Plan;

            - the Debtors and Holders of all Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date, as though Confirmation never occurred;

            - the parties' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing in the Plan shall be deemed to be a waiver or release of Claims or Interests by or against the Debtor or any other person; and

            - the preclusive provisions of the Plan shall not be deemed effective.

      G.    MODIFICATION OF THE PLAN

The Debtors reserve the right, in accordance with Section 1127(b) of the Bankruptcy Code and Article 12 and Section 14.05 of the Plan, to amend or modify the Plan at any time before Confirmation, subject to any limitations in the Contribution Agreement. After the entry of the Confirmation Order, the Debtors may, subject to (i) the prior consent of the Steering Committee and, subject to a Qualified Finding, the Creditors' Committee, and (ii) any limitations in the Contribution Agreement and upon order of the Bankruptcy Court, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

The Debtors reserve the right, in accordance with Article 12 and Section 5.10 of the Plan, to amend the Plan in connection with a request by the Debtors made pursuant to Section 1129(b) of the Bankruptcy Code that the Court confirm the Plan notwithstanding the rejection of the Plan by one or more Classes of Impaired Claims. If one or more of the Classes of Impaired Claims rejects the Plan, the Debtor may file a request for Confirmation together with amendments, modifications or revisions to the Plan to (1) assure the Court that the Plan does not discriminate unfairly, and is fair and equitable with respect to the Classes rejecting the Plan, and (2) provide the treatment necessary to satisfy the requirements of Section 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by those modifications, if any.

Modification of the Plan may allow Winget to terminate the Contribution Agreement if such modification is materially adverse to Winget and the other Transferors or Transferred Assets (as defined in the Contribution Agreement) taken as a whole.

      H.    EFFECT OF CONFIRMATION

If the Plan is confirmed by the Bankruptcy Court:

            1. The terms of the Plan shall be binding on the Debtors, all Creditors, Holders of Interests, and other parties in interest, regardless of whether they have accepted the Plan.

            2.    Except as provided in the Plan:

                  a.    All Claims and Interests will be discharged; and

                  b. Creditors and Holders of Interests will be prohibited from asserting their Claims against or Interests in the Debtors or their assets, or against Venture Delaware or any of the Reorganized Debtors.

      I.    REVOCATION OF THE PLAN

The Debtors, with the consent of the Steering Committee, and Winget, reserve the right, subject to Section 14.02 of the Plan, to revoke and withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, then, the Plan shall be deemed null and void, and in such event, nothing contained herein or in the Plan shall be deemed to constitute a waiver or release of any Claims by or against, or Interests in, the Debtors or any other person or prejudice in any manner the rights of the Debtors or any other person in the Case or in any other further proceedings involving the Debtors.

III. BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF BANKRUPTCY PROCEEDINGS

The Debtors' filing for bankruptcy resulted primarily from cash-flow and liquidity problems in the Debtors' operations due, in significant part, to the cessation of the flow of funds from Venture Germany GmbH, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH, Peguform GmbH & Co. KG ("Peguform") and their respective subsidiaries (collectively, the "German Subsidiaries") resulting from the insolvency proceedings relating to such subsidiaries, as described below.

      A.    GERMAN INSOLVENCY

On May 28, 1999, Venture Europe, Inc., through its direct and indirect subsidiaries, Venture Germany GmbH, Venture Verwaltgungs GmbH and Venture Beteillgungs GmbH, acquired Peguform (which was subsequently restructured) and its subsidiaries, a leading international designer and manufacturer of complete interior modules, door panels and dashboards, and exterior modules and other structural plastic body parts, including bumper fascias and hatchback doors. Venture considered the acquisition of Peguform an attractive opportunity to meet its OEM customers' needs by significantly increasing its global presence, a key element of its business strategy. Venture Germany GmbH indirectly owns the stock of Venture subsidiaries in Mexico and Spain, and, prior to the French Continuation Plan, Peguform France.

On May 28, 2002, the German Subsidiaries, through their managing directors, filed for the appointment of a temporary administrator to investigate the necessity of insolvency proceedings in accordance with German law. The filing was submitted by certain of the German managing directors (including Messrs. Axel Schule and Moritz Gerig) and European managing directors (including Messrs. Jose Marie Robert and Pavel Neuman) of the German Subsidiaries without consultation or approval by the non-German representatives of Venture (including Messrs. Joseph Winget, Michael Torakis, and Tom Gougherty) on the management boards of these companies or the shareholders of these companies (including Winget). The German insolvency court appointed Dr. Wellensiek as temporary administrator (the "German Administrator") to assess the financial situation of the German Subsidiaries and to determine whether formal insolvency proceedings were necessary for each of them. Although the institution of the preliminary insolvency proceedings involving the German Subsidiaries arguably constituted an event of default under the Existing Bank Facility, the Old Senior Notes Indentures and the Old Subordinated Notes Indenture, the Pre-Petition Lenders under the Existing Bank Facility and holders of Old Notes waived their right to declare an event of default as a result of the filing.

On or about July 10, 2002, the Debtors solicited the consent of the Holders of the Old Notes to adopt the following amendments to the Old Senior Note Indentures and Old Subordinated Notes Indenture:

            - to permit the incurrence of indebtedness by the German Administrator with respect to certain foreign subsidiaries of Venture and granting of liens on certain assets in connection with the preliminary insolvency proceedings in Germany, in each case without the approval of Venture and the co-issuers of the Old Senior Note Indentures and Old Subordinated Note Indentures;

            - allow for the refinancing of such indebtedness, including any required consensual restrictions on dividend payments;

            - provide for an extension of financial reporting obligations with respect to the fiscal quarter ended June 30, 2002 because of the possible inability of Venture and the co-issuers of the Old Notes to obtain the required financial information from the German Subsidiaries due to the preliminary insolvency proceedings affecting the German Subsidiaries;

            - provide for an extension of any applicable cure period with respect to the preliminary insolvency proceedings in Germany;

            - allow for the assumption of indebtedness by Venture and the co-issuers of the Old Senior Note Indentures and the Old Subordinated Note Indentures in connection with any contribution of certain assets or businesses to Venture, Winget and/or the Winget Affiliates; and

            - allow for the incurrence of additional indebtedness under the Existing Bank Facility to reacquire the German Subsidiaries under certain circumstances.

In August 2002, the German Administrator reported that he had received a report from his financial advisors indicating that each of the German Subsidiaries was insolvent under German law. From this report, it was possible for Venture to determine the amount of funds that would be required, immediately and over time, to "cure" the insolvency by paying or providing for the payment of all pre-insolvency and post-insolvency claims against the German Subsidiaries. Venture believed it could finance the requisite amount and commenced negotiations with its lenders to do so. The German Administrator arranged for an extension of the preliminary proceedings for another month, through September 30, 2002, to facilitate such financing. However, it became apparent that the German Subsidiaries' customers were not willing to support such a financing unless it addressed adequately (in their view) the German Subsidiaries' need for capital to support future product development and working capital, an amount over and above the capital required to exit the preliminary proceedings. In September 2002, a tentative agreement was reached with certain customers and the Debtors sought to raise $250 million to exit the preliminary proceedings and to provide for such future capital needs. While certain of the Debtors' lenders were willing to provide such financing on a "best efforts syndication" basis and with some due diligence on the financial performance of German Subsidiaries, to complete these efforts, another extension of the preliminary proceedings would have been required. The German Administrator was unwilling or unable to seek a further extension of the preliminary proceedings. Accordingly, after finding that the German Subsidiaries were insolvent, the German insolvency court initiated formal insolvency proceedings with respect to each of the German Subsidiaries on October 1, 2002 (the "German Insolvency Proceedings"). The German Administrator was appointed as insolvency administrator and initiated a process to cause the German Subsidiaries to be sold.

Informal indications from the German Administrator are that the circumstances of the sale may depress the sale price for the German Subsidiaries. In addition, it appears that the operating results of the German Subsidiaries under the supervision of the German Administrator are less than those historically achieved by Venture. Reduced profitability, actual or apparent, depresses the anticipated value of the German Subsidiaries. The outcome of the German Insolvency Proceedings in terms of timing and value to be returned to Venture remains unclear.(6)

Peguform, by and through the German Administrator, filed a claim against the Debtors in the Case in the amount of 238,838,384 Euros. Peguform's claim is based upon allegedly fraudulent transfers made by Peguform to Venture. The claim is unsecured and unliquidated. This claim has subsequently been withdrawn following attempts to discover information from the claimant by the Debtors in connection with an objection to the claim. Venture released certain claims that it had against the German Administrator to enable the banks and representatives of the Unofficial Noteholder Committee (as defined below) to obtain non-voting seats on the Peguform Creditors' Committee.

The Debtors may have claims against various individuals and entities as a result of the filing of the German Insolvency Proceeding. Potential claims include tortuous interference with a business relationship, civil conspiracy, and violations of U.S. antitrust

-----------------
      (6) For purposes of calculating the estimated recovery to the Holders of Class 5 Claims, the Company has assumed there would be no net proceeds received from a sale of the German Subsidiaries due to insufficient knowledge of financial results and debt incurred under the German Administrator.

laws. In addition, one Debtor (Venture Europe, Inc.) may have claims pursuant to its shareholder status under German law. Such claims under German law include infringement of a right and conduct contrary to public policy. The Debtors have analyzed these claims and preserve them in the Plan. However, there is no current intention to pursue them.

      B.    BOND DEFAULT

As a result of the informal administration proceedings and the German Insolvency Proceedings, the flow of funds from the German Subsidiaries to the Debtors was terminated. This cessation of funding caused cash flow and liquidity problems for the Debtors' remaining operations. To a large extent, cash flow from the German Subsidiaries serviced the debt obligations of Venture incurred in connection with the acquisition of Peguform in May 1999, including the Old Notes and the Existing Bank Facility. As a result of the termination of this source of funds, the Debtors defaulted on interest payments on the Old Notes in December 2002 and January 2003 and are in default under the Existing Bank Facility.

During the period from May 28, 2002 to October 1, 2002, the Steering Committee was formed to negotiate with the Debtors. The Steering Committee is represented by Dickinson Wright PLLC and Sidley Austin Brown & Wood LLP. The Steering Committee hired Ernst & Young Corporate Finance LLP as their financial advisors. Similarly, an unofficial committee representing certain holders of the Old Notes (the "Unofficial Noteholder Committee") was formed to negotiate with the Debtors. The Unofficial Noteholder Committee was represented by Akin Gump Strauss Hauer & Feld LLP ("Akin"). The Unofficial Noteholder Committee hired Chanin Capital Partners ("Chanin"), which in turn hired Hawkpoint Partners Limited ("Hawkpoint") as a consultant, as its financial advisors. The pre-petition professional fees of both the Steering Committee and the Unofficial Noteholder Committee were paid by the Debtors. Since April 14, 2003, when the United States Trustee appointed the Creditors' Committee, the Debtors have not dealt with the Unofficial Noteholder Committee, which the Debtors believe has been disbanded. Certain members of the Unofficial Noteholder Committee and unsecured trade creditors are now members of the Creditors' Committee. The Creditors' Committee is represented by the Professionals that represented the Unofficial Noteholder Committee including, without limitation, Hawkpoint, Freshfields Bruckhaus Beringer, Chanin, and Akin, as well as Pepper Hamilton LLP.

      C.    EXISTING BANK FACILITY

After intense negotiations, on October 28, 2002, Venture entered into an Eighth Amendment to Credit Agreement (the "Eighth Amendment") with the Pre-Petition Agent and the Pre-Petition Lenders under the Existing Bank Facility, which, in substance, is a forbearance agreement that permitted Venture and the other Debtors to attempt to restructure their debt by April 15, 2003. As part of the Eighth Amendment, Winget granted the Pre-Petition Lenders Liens on the stock and assets of certain of the Winget Affiliates and their assets. A chart summarizing such Liens is attached hereto as Exhibit I. For additional discussion, SEE
SECTION IV - "OPERATIONS OF THE DEBTORS"

-The Principals of the Debtors - Legal Relationships of Winget to the Debtors and SECTION V - "THE DEBTORS' DEBT OBLIGATIONS" - Existing Bank Facility."

      D.    FRENCH INSOLVENCY

As a result of the initiation of the Germany Insolvency Proceedings and the resulting freezing of the German Subsidiaries' pre-petition trade claims, Venture's French subsidiary, Peguform France S.A. ("Peguform France") was unable to collect its pre-petition receivables from the German Subsidiaries. Therefore, Peguform France suffered a liquidity crisis resulting in its voluntary filing for insolvency under French law. The Debtors were able, with the assistance of certain Transferred Winget Entities, to propose a recovery plan for Peguform France acceptable to the French Administrator supervising the French insolvency proceedings. In order to preserve the value associated with Peguform France, the Debtors acquired the stock of Peguform France from the German Administrator for $1.00 plus certain additional contingent amounts if the stock or assets of Peguform France are sold within five years. Winget and certain of the Transferred Winget Entities contributed 10 million Euros as part of a continuation plan (the "Continuation Plan") which returned the value and control of Peguform France to the Debtors. In addition, pursuant to the Continuation Plan, certain Winget Affiliates located in South Africa and Australia agreed to provide additional financial support to Peguform France, if required, in the aggregate amount of up to 17 million Euros under certain circumstances. The Winget Affiliates believe that their agreements to provide financial support expired on December 31, 2003. After the Continuation Plan was approved by the French Court, Winget funded an additional amount of approximately 1 million Euros to address certain liquidity issues at Peguform France.

IV.   OPERATIONS OF THE DEBTORS

      A.    CORPORATE STRUCTURE

Venture, a Michigan limited liability company, is solely owned by the Winget Trust, of which Winget is the sole trustee and beneficiary.

Venture owns, directly or indirectly, all of the outstanding capital stock of, or equity interests in, each of its subsidiaries, except for joint ventures MATRA Venture Composites and Celulosa Fabril (cefa) S.A., of which Venture is the indirect owner of 50% of the equity interests of each. Each of the Domestic Subsidiaries listed below is an entity organized under the laws of the State of Michigan and each is a Debtor in the Case:

      Experience Management LLC           Venture Leasing Company

      Vemco Leasing, Inc.                 Venture Industries Corporation

      Vemco, Inc.                         Venture Holdings Corporation

      Venture EU Corporation              Venture Mold & Engineering
                                          Corporation

      Venture Europe, Inc.                Venture Service Company

Venture also conducts business through its foreign affiliates, which are not debtors in these cases (the "Foreign Affiliates"), as listed on the table and in the organizational chart attached as Exhibit B hereto. With the exception of (a) Venture subsidiaries that are subject to the German Insolvency Proceedings, and
(b) the Venture subsidiary in France which is operating under the Continuation Plan under French law, none of the Venture subsidiaries incorporated outside of the United States have commenced, or is subject to, cases under Chapter 11 of the Bankruptcy Code or similar insolvency proceedings in any other jurisdiction. These non-Debtor foreign subsidiaries continue to operate their businesses in the ordinary course of business outside of any insolvency proceeding.

      B.    VENTURE'S BUSINESS OPERATIONS

The Debtors are collectively a worldwide full-service automotive supplier, systems integrator and manufacturer of plastic components, modules and systems. Venture is an industry leader in applying new design and engineering technology to develop innovative products, create new applications and reduce product development time. Venture ranks among the largest systems integrators and manufacturers of interior and exterior plastic components and systems to the North American and European automotive markets with aggregate sales of approximately $1.0 billion for the year ended December 31, 2003, excluding Peguform. Its principal customers include every major North American original equipment manufacturer ("OEM"), eleven of the twelve major European OEMs, several major Japanese OEMs and other leading direct suppliers to the OEM's (also known as "Tier 1" suppliers). Venture maintains diversity of volume among the various divisions of the OEMs, and is further diversified by its position as a supplier for a number of high volume vehicle platforms manufactured by those divisions. Venture operates 47 facilities(7) in the following 7 countries:
United States, Canada, France, Hungary, Czech Republic, United Kingdom(8), and Netherlands. As of December 31, 2002, Venture employed, directly or indirectly, approximately 6,078 persons worldwide, including approximately 2,440 persons in North America and 3,638 in Europe.

For the year ending December 31, 2003, approximately 50% of Venture's consolidated revenues were generated in North America and approximately 50% were generated in Europe. Venture's primary North American customers are General Motors Corporation ("GM"), DaimlerChrysler Corporation ("DaimlerChrysler") and Ford Motor Company ("Ford"), with aggregate sales in excess of 85% of Venture's total 2003 North American sales.

--------------
      (7) These figures include facilities and employees which are subject to the German Insolvency Proceedings. To the extent that the German Subsidiaries are sold, these figures will decrease.

      (8) The management of Venture's subsidiary operations in the United Kingdom, Peguform UK Limited, is expecting to wind down operations in a consensual out of court arrangement.

      C.    INDUSTRY GROUP

The automobile industry in which Venture operates is highly cyclical, highly dependent on consumer spending and subject to the impact of domestic and international economic conditions. In addition, automotive production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. Venture is, and assuming Confirmation of the Plan, will continue to be, substantially leveraged. An economic recession generally will affect substantially leveraged companies more than similarly situated companies with less leverage. The automotive component supply industry is also highly fragmented and highly competitive. Venture's ability to compete is dependent upon successful implementation of its current and future business strategies, its ability to successfully adopt new strategies in response to changes in the marketplace, and its ability to successfully reorganize under the Case. Further, the automotive industry is characterized by a small number of OEMs that are able to exert considerable pressure on a larger number of smaller component suppliers to reduce costs and to improve quality. OEMs generally demand and receive price reductions and measurable increases in quality by implementing competitive selection processes, rating programs and various other arrangements with Tier 1 suppliers such as Venture. Also, through increased partnering on platform work, OEMs generally require component suppliers to provide more design and engineering input at earlier stages of the product development process, the current cost of which, in many cases, must be absorbed by the suppliers. Like other Tier 1 suppliers, Venture principally competes for new business both at the beginning of the development of new OEM models and upon the redesign of existing models by its major customers. New model development generally begins two to four years prior to the marketing of such models to the public by the OEMs. Although Venture has been successful in obtaining significant new business on new models, there can be no assurance that Venture will continue to be able to obtain such new business.

      D.    PROPERTIES

Venture's executive offices are located in Sterling Heights, Michigan, and Venture operates 47 facilities throughout the world. Venture's operations in the United States and Canada occupy approximately 3,519,702 square feet (approximately 1,878,500 square feet of which represents leased facilities) in facilities located in Michigan, Kentucky, New Hampshire, Ohio, Indiana and Ontario, Canada. Its operations outside of the United States and Canada occupy 1,419,977 square feet (242,435 square feet of which represents leased facilities) in facilities located in Czech Republic, France, Hungary, Netherlands and the United Kingdom.(9) The utilization and capacity of Venture's facilities fluctuates based upon current economics, customer demands and the mix of components it produces and the vehicle models for which it is producing the components. Venture believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current manufacturing and distribution needs through the 2005 model year.

--------------
      (9) These figures do not include facilities which are subject to the German Insolvency Proceedings.

A list of Venture's major facilities is set forth on Exhibit C attached hereto.

      E.    DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTORS

Ray C. Campbell, John C. Stiska, Joseph Day, J. Michael Moore and E. Talbot Briddell serve on the Board of Managers of Venture. Ray C. Campbell, John C. Stiska, Joseph Day and J. Michael Moore are the directors of each Domestic Subsidiary(10). Dr. John Goode is a former manager of Venture and a director of each Domestic Subsidiary, having resigned in October 2003. Larry J. Winget resigned effective May 13, 2004 as a director or manager of each Domestic Subsidiary, subject to a separation agreement for which the Debtors will seek Court approval. If the Plan is confirmed, the Board of Venture Delaware will initially be seven managers. Holders of Common Membership Interests will designate three directors, one of whom will be Mr. Winget, who will act as Chairman of the Board. To the extent that the Creditors' Warrant is exercised, and to the extent of dilution as a result of the Warrant Valuation Procedures, the identities of the directors designated by the Holders of Common Membership Interests may change. The Holders of Preferred Membership Interests will have three representatives on the Board. The Chief Executive Officer of Venture Delaware will also serve on the Board. With the exception of Larry Winget and the Chief Executive Officer, all of the directors will be non-employee directors and will be designated as "independent" directors (or managers, as the case may be), as such term is defined by the rules of the NASDAQ National Market, as amended from time to time. SEE SECTION IX - "IMPLEMENTATION OF THE PLAN - Means for Execution of the Plan - Corporate Governance" for more details.

The current executive officers of the Debtors are as follows(11):

Horst Geldmacher                        CEO-Designate of Venture and CEO of
                                        European Operations. Venture is seeking
                                        authorization from the federal
                                        government to employ Mr. Geldmacher, a
                                        foreign national, as its Chief Executive
                                        Officer.

William Hofmann                         Chief Operating Officer

Kenneth Anderson                        Chief Financial Officer

Conway MacKenzie & Dunleavy             Chief Restructuring Officer

David Barnes                            Vice President and General Counsel

-----------------
      (10) Experience Management LLC is a limited liability company, but has a board of managers similar to a board of directors of a corporation.

      (11) James E. Butler, Jr. resigned his position as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Venture and each of the Domestic Subsidiaries on or about November 19, 2003. As of the date of this Disclosure Statement, his positions as Executive Vice President and Treasurer have not been filled.

Venture, with the agreement of the Steering Committee and Winget, as required by the Contribution Agreement, is taking steps to seek authorization from the federal government to employ Mr. Geldmacher in the United States as its Chief Executive Officer. As part of this proceeding, Venture has gathered some of the necessary documentation and is in the process of gathering other information to support a temporary employment authorization petition to the United States Citizenship and Immigration Services. The employment of Mr. Geldmacher is also a requirement under the Debtors' DIP Facility. See Section VII -- "SIGNIFICANT POST-PETITION ACTIONS -- Debtor-in-Possession Financing."

Further information with respect to the officers and directors of the Debtors is provided in Section F below.

      F.    THE PRINCIPALS OF THE DEBTORS

            1.    BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

KENNETH E. ANDERSON - age 60, was appointed Chief Financial Officer of Venture in November 2003. Mr. Anderson most recently served as Executive Vice President of Finance, Administration and Procurement of Freudenberg-NOK until his recent planned retirement. Prior to joining Freudenberg-NOK in 1989, Mr. Anderson served as Vice President of Finance for Dexter Corp.'s Specialty Materials and Engineered Plastics Group from 1984-1989. Prior thereto, Mr. Anderson's positions included Vice President of Finance and Treasurer of Grinnell Fire Protection Systems, Corporate Controller at Brown & Sharpe Manufacturing Company, and as an audit manager at Coopers & Lybrand. Mr. Anderson currently serves as a member of the Financial Executive Institute, the American Institute of Certified Public Accountants, the Director Advisory Board of Peterson Spring Company, the Automotive Best Practices Advisory Council and the Board of Directors of the German American Chamber of Commerce. Mr. Anderson was named a finalist in 2000 for CFO Magazine's Excellence Award for Best Practices in Finance and Risk Management.

DAVID BARNES - In January, 2004, Mr. Barnes was appointed General Counsel and Vice President of Venture Holdings. Prior to joining the company, he was Of Counsel to the law firm Dykema Gossett (Detroit) from November 2001 to January 2004. Prior to joining Dykema Gossett, Mr. Barnes was e-Commerce Business Development Manager for Ford Motor Company from May 2000 to November 2001, and prior to that, he was a partner in the Detroit law firm Honigman Miller Schwartz and Cohn, where he worked from September 1995 to May 2000. Mr. Barnes has also held various positions in sales, finance and business development with both Hewlett-Packard Company and Titan Computer Systems. He received his Juris Doctor (summa cum laude) from the Detroit College of Law in June 1995. He also holds a Master of Business Administration (Finance) and Master of Arts (Economics) from Indiana University and a Bachelor of Science (Mathematics) from Purdue University.

E. TALBOT BRIDDELL - Independent Manager or Director of each of the Debtors. Mr. Briddell was appointed as a manager and director of the Debtors as of November 7, 2003.

Mr. Briddell is the President and founder of Phoenix Management Services, Inc. and the founder of Phoenix Capital Resources. Mr. Briddell served as Chairman and CEO of Unicapital Corporation from July 2000 until March 2002 and as Chairman and CEO of Central Sprinkler Corporation from July 1998 until September 1999. Prior to serving in such capacities, Mr. Briddell served as CEO of Philadelphia Gas Works, and before that as President of Sun Carriers (a subsidiary of Sun Oil Company). Mr. Briddell's professional affiliations have also included serving as Chairman of the Board of Child Psychiatry Center in Philadelphia, Lloyds Electronics and First Stop (a manufacturer of brake parts), and as a director of St. Christopher's Hospital for Children, Peers & Company and the University of Pennsylvania's College of Engineering and Applied Science. Mr. Briddell is currently a member of the Turnaround Management Association and the American Institute of Chemical Engineers.

RAY C. CAMPBELL - age 61, Independent Manager or Director of each of the Debtors. Mr. Campbell was appointed as a manager and director of the Debtors in November 2002. Mr. Campbell, former Vice President of Global Purchasing for Delphi Automotive Systems and a member of the Delphi Strategy Board, retired from Delphi in April 2002. He also served as Executive Director of Worldwide Purchasing for Delphi. Before joining Delphi, Mr. Campbell held various management positions at General Motors, including Executive Director of Worldwide Purchasing, strategic and metallic activities and Worldwide Purchasing, Quality/Supplier Development.

JOSEPH DAY - age 58, Manager or Director of each of the Debtors. Mr. Day was appointed as a manager and director of the Debtors in January, 2003. Mr. Day replaced Winget as Chief Executive Officer of the Debtors in March 2003 and resigned for personal reasons on June 1, 2003. Mr. Day, former Chairman and Chief Executive Officer of Freudenberg-NOK G.P., retired from that position in October 2002. Mr. Day joined Freudenberg-NOK with the company's formation in 1989 as President and Chief Executive Officer. Before joining Freudenberg-NOK, Mr. Day worked for Dexter Corp. in various management capacities and General Electric's Plastics Business Group. Mr. Day is an active member of many local business organizations. He was the founding Chairman and is presently an Executive Committee member of the Original Equipment Suppliers Association, a member of the CEO Exchange, and a member of the Board of Trustees of Beaumont Hospital. In the past five years, Mr. Day has also been on the Boards of Directors of Wiremold Company, Applied Extrusion Technologies and ASC, Inc. From 1984 to 2000, Mr. Day was Chairman of the Executive Committee of Wiremold Company.

HORST GELDMACHER - Age 55, CEO-designate of Venture and CEO of European Operations. Venture is seeking authorization from the federal government to employ Mr. Geldmacher in the United States as Chief Executive Officer of Venture. Prior to his appointment, Mr. Geldmacher served in several capacities at Dexter Corp., a global specialty materials supplier. Mr. Geldmacher joined the sales and marketing department of Dexter in 1982, and subsequently progressed within Dexter to General Manager (1986), Senior Vice President of International Operations and Overseas Business

Development (1987), President of Dexter Europe (1990) and Corporate Vice President (1993).

WILLIAM G. HOFMANN - Chief Operating Officer and Vice President of Engineering of Venture. Vice President of Venture's Interior Business Unit. Former Vice President of Customer Business Teams and Program Manager- General Motors Large Luxury Division Products. Former Engineering Group Manager-Instrument Panels, Consoles, Steering Wheels and Columns, and Airbag Development for General Motors.

J. MICHAEL MOORE - Independent Manager or Director of each of the Debtors. Mr. Moore was appointed as a manager and director of the Debtors in December, 2002. Mr. Moore is currently a member of the Boards of Directors of Applied Industrial Technologies, Inc., R.L. Polk & Co., The Stroh Companies, Inc. and Grace Hospital, where he had been the chairman. Mr. Moore also served as a member of the Board of Advisors of Robertson Brothers Group. Mr. Moore began his career with Detroit Ball Bearing Company in 1968 and moved through the ranks from Advertising-Marketing Coordinator to Assistant Vice President (1972), to Vice President (1977) then to President and Chief Executive Officer (1981). Mr. Moore is also the former Chairman of the Board of Directors of Invetech Company, where he is also the former CEO, Distribution Research & Education Foundation and American Society of Employers, and the former Chairman of Detroit Branch of the Federal Reserve Bank of Chicago and Policyholders Review Committee of Northern Mutual Life Insurance Company.

JOHN C. STISKA - Independent Manager or Director of each of the Debtors. Mr. Stiska was appointed as a manager and director of the Debtors in December 2002. For the past three years, Mr. Stiska has served, and continues to serve, as a member of the Board of Directors of JNI Corporation. From May through September 2002, Mr. Stiska was the Interim President and Chief Executive Officer of the JNI Corporation. During the past three years Mr. Stiska also served on the Board of Directors of two other public companies, Websense, Inc. and Verado Holdings, Inc. (formerly FirstWorld Communications, Inc.), which filed for chapter 11 bankruptcy in 2001 and has since sold its assets and gone out of business. Currently, Verado Holdings, Inc. and JNI Corporation are each defendants in shareholder class action suits.

            2.    COMPENSATION OF THE PRINCIPALS OF THE DEBTORS

                  a.    ANNUAL COMPENSATION

The following chart sets forth the annual salaries for 2004 of the principals of the Debtors:

Larry J. Winget, Principal(12)                                          $600,000

Horst Geldmacher, CEO-designate of Venture and CEO
of European Operations                                                  $550,000

---------------
      (12) Larry J. Winget has no executive powers.


William G. Hofmann, Chief Operating Officer and Vice President          $275,028
of Engineering of Venture. Vice President of Venture's Interior
Business Unit

Conway MacKenzie & Dunleavy, Chief Restructuring Officer ("CRO")        CMD is paid hourly fees for
                                                                        its services.

Ken Anderson, Chief Financial Officer                                   $400,000

David Barnes, General Counsel                                           $275,000

In addition, each officer other than the CRO, received a 401(k) match, term life insurance benefits, other medical and health benefits and certain other personal benefits. Mr. Winget has his own reverse split dollar life insurance policy. Venture is the beneficiary on such policy, pays all premiums and is entitled to receive the $20.0 million benefit in the event of Mr. Winget's death. However, Mr. Winget has the right to designate the distribution of the cash surrender value (currently approximately $.5 million) and may, prior to his death, surrender the policy in cancellation thereof and receive the benefit of the cash surrender value.

                  b.    DIRECTOR COMPENSATION

      The Debtors do not pay fees to their employee directors. The Debtors pay Mr. Campbell, Mr. Moore, Mr. Day, Mr. Stiska and Mr. Briddell (and paid Dr. Goode prior to his resignation) as non-employee directors, $30,000 quarterly, plus reimbursements for out-of-pocket expenses, and special fees of $2,500 per day for additional services (such as trips overseas) rendered in their capacity as directors. For the period of time that Mr. Day was an employee director, he did not receive fees for director services.

            3.    LEGAL RELATIONSHIPS OF WINGET TO THE DEBTORS

Venture maintains business relationships and engages in certain transactions with Winget and certain companies owned or controlled by him (each a "Winget Affiliate" and collectively, the "Winget Affiliates") along with other family members of Winget, as outlined below. If the Plan is confirmed and the Contribution Agreement closes, some of the Winget Affiliates are Transferred Winget Entities or contain Transferred Assets that will be contributed to the Debtors pursuant to the Contribution Agreement in accordance with the Plan. The transactions among Venture and the Winget Affiliates include leases of real estate, usage of machinery, equipment and facilities, purchases and sales of inventory, performance of manufacturing related and administrative services (including design work and tooling), insurance activities, and payment and receipt of sales commissions. Certain of these transactions originated as early as 1990.

The Debtors believe, based upon the investigations performed by Doeren Mayhew, the Debtors' forensic accountants, that with respect to many of Venture's business relationships and transactions with the Winget Affiliates, the Debtors did not receive fair value and/or such business relationships and transactions with the Winget Affiliates were negotiated on terms less favorable than Venture would have received from a non-related third party. See Section VI -- "Causes of Action -- Claims v. Winget and the Winget Affiliates." Winget and the Winget Affiliates dispute these claims and have hired Huron Consulting to conduct an investigation.

In connection with a Subordination Agreement dated as of June 27, 2002, Winget and certain of the Winget Affiliates(13) (the "Subordinated Creditors") agreed to subordinate three months of payments due from the Debtors to the Subordinated Creditors relating to sales commissions, real estate and equipment usage and rental fees to the obligations under the Existing Bank Facility. The subordinated amounts, as well as certain additional amounts owing from the Debtors to certain of the Transferred Winget Entities, remain unpaid and will be forgiven by the Transferred Winget Entities if the Plan is confirmed and consummated, although the Transferred Winget Entities may raise such unpaid amounts as defenses in connection with the litigation and/or valuation of the Extinguished Actions and the Winget Actions.

In addition, in connection with a Sixth Amendment to Credit Agreement dated June 27, 2002, Winget, the Subordinated Creditors and Deluxe Pattern Corporation agreed to guarantee for the benefit of the Pre-Petition Lenders (a) increases in the principal of Venture's revolving borrowings under the Existing Bank Facility between July 2, 2002 and September 1, 2002, plus interest, and (b) interest paid to the holders of the Old Notes between July 2, 2002 and September 1, 2002 (collectively, the "Guaranteed Obligations"). The Guaranteed Obligations were secured by blanket personal property pledges on the assets of certain of the Subordinated Creditors and Winget in an amount not to exceed $33.0 million.

In connection with the Eighth Amendment (as also referred to in SECTION III - "BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF BANKRUPTCY PROCEEDINGS" and SECTION V - "THE DEBTORS' DEBT OBLIGATIONS - Existing Bank Facility"), the following Winget Affiliates executed secured guarantees of the obligations of Venture under the Existing Bank Facility:

      Venture Heavy Machinery Limited Liability Company, Venture Equipment Acquisition Company, Venture Real Estate Acquisition Company, Realven Corporation, Deluxe Pattern Corporation, Venture Real Estate, Inc., Venture Automotive Corp., Farm & Country Real Estate Company and Patent Holding Company (collectively, the "Multiparty Guarantors");

      Venture Sales and Engineering Corp. ("VSE");

      P.I.M. Management Company ("P.I.M."); and

--------------
      (13) Venture Heavy Machinery Limited Liability Company, Venture Equipment Acquisition Company, Venture Real Estate Acquisition Company and Realven Corporation.

      Venco #1 L.L.C. ("Venco" and with the Multiparty Guarantors, VSE and P.I.M., the "Affiliate Guarantors").

The Multiparty Guarantors guaranteed on an absolute and unconditional basis all obligations under the Existing Bank Facility. The Multiparty Guarantors secured their guarantee obligations by granting to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, security interests in and liens upon, substantially all of the assets of each Multiparty Guarantor. Exhibit I to this Disclosure Statement contains detail on collateral pledged by each Multiparty Guarantor.

VSE guaranteed on an absolute and unconditional basis all obligations under the Existing Bank Facility. VSE secured its guarantee obligations by granting to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, security interests in and liens upon its sales commission agreements with Vemco, Inc., Venture Holdings Corporation and Venture Industries Corporation.

Venco and P.I.M. guaranteed all obligations under the Existing Bank Facility. The Venco and P.I.M. guarantees are guarantees of collection only. P.I.M.'s obligations under its guaranty are limited to 65% of its ownership interest in Venture Asia Pacific (PTY) Ltd. ("Venture Asia") and Venture Holdings BV (the holding company for Venture Otto South Africa (Pty) Ltd.) and Venco's obligations under its guaranty are limited to 65% of its ownership interest in Venture Asia. The P.I.M. and Venco guarantees are extinguished if the Pre-Petition Agent receives for application against the obligations outstanding under the Existing Bank Facility (a) $50,000,000 from the sale or financing of Winget's Australian or South African operations or from Winget or (b) $250,000,000 from the sale of all or part of the Peguform business.

Winget also guaranteed on a basis limited to the related equity pledge all obligations under the Existing Bank Facility. Winget secured his guarantee obligations by pledging 100% of his ownership interests in the Multiparty Guarantors, and subject to certain limitations P.I.M. and Venco. The pledges may be satisfied in the event the Pre-Petition Agent receives for application against the obligations outstanding under the Existing Bank Facility (a) $50,000,000 from the sale or financing of Winget's Australia or South African operations or (b) $250,000,000 from the sale of all or part of the Peguform business.

For additional information, SEE EXHIBIT I- SUMMARY OF LIENS OF PRE-PETITION LENDERS ON ALL WINGET ASSETS.

Also in connection with the Eighth Amendment, the Multiparty Guarantors, VSE and Winget agreed to subordinate certain payments due from the Debtors relating to sales commissions, real estate and equipment usage and rental fees to the obligors under the Existing Bank Facility. On a combined basis, those which have accrued and are unpaid rental and usage fees (including the subordinated amounts), exceed $32 million as of December 31, 2002. These amounts continue to accrue, except that the sales and management services contract with VSE has been rejected by the Debtors, and Venture Real Estate Acquisition agreed to no usage fee for the Masonic facility, other than payment of expenses, until the earlier of the Closing Date or Termination Date under the Contribution Agreement. These amounts may be considered in connection with the Warrant Valuation Procedures or through the Winget Actions, as applicable.

Below is a brief description of certain Winget Affiliates, including significant related party transactions with such affiliates, some of which have existed since before 1990. It should be noted that pursuant to the Contribution Agreement, Winget has agreed to contribute substantially all of the assets of certain Winget Affiliates utilized by Venture in the conduct of its business upon the Effective Date, to Venture Delaware. SEE SECTION IX - "IMPLEMENTATION OF THE PLAN - Means for Execution of the Plan - Contribution of Assets." The Transferred Winget Entities are noted below with a double asterisk. Those entities that are both Transferred Winget Entities and which are Affiliate Guarantors are noted below with a triple asterisk. The amounts indicated below are estimated as of as of the dates indicated. A schedule of related party balances, which include prepayments made to certain Winget Affiliates, is attached as Exhibit D. Other than Patent Holding Company, M&M Flow Through Systems, LLC, Supercart Venture Pty., Ltd., and VIC Management, LLC, the affiliates below are defendants in the various litigation brought by the Debtors. SEE SECTION VI. - "CAUSES OF ACTION."

      1. Deluxe Pattern Corporation*** ("Deluxe") (wholly owned by Winget) - Provides the Debtors with design, tooling, prototype, and fixture work. In 2002, the Debtors were charged an aggregate of $16.6 million under this arrangement and expensed $50.1 million as part of cost of product sold when tooling was completed and sold to outside customers. At December 31, 2002, $13.6 million of progress payments remain in tool and mold inventory as the tools are not complete. Deluxe bought an aggregate of $0.2 million of labor and materials from the Debtors. The Debtors believe that Deluxe currently owes Venture at least the sum of approximately $101.8 million, primarily due to Venture's funding expenses of Deluxe.(14) In turn, Venture collects cash on behalf of Deluxe and applies the cash to the outstanding balance owed by Deluxe to the Debtors. The balance owed by Deluxe to Venture should be paid over time as Venture receives payments from customers during the production cycle of related parts, in addition to payments from Venture's customers for tooling work performed by Deluxe. Venture is obligated to pay Deluxe a percentage of the piece price for each part manufactured by Venture for the duration of that part's production, reflecting design work previously completed by Deluxe on those programs. This obligation would have the effect of off-setting amounts owed to Venture by Deluxe.

      2. Venture Real Estate, Inc.*** ("VRE") (wholly owned by Winget) - Leases three buildings to the Debtors. The leases are terminable by VRE upon default by the

--------------
      (14) Debtors have continued to provide funding to Deluxe post-petition pursuant to approval of the Bankruptcy Court.

respective lessee. The monthly rent for each of the leases in 2002 and 2003 is approximately $13,890, $14,410 and $21,350, respectively. Venture Mold & Engineering and Venture Industries Corporation paid VRE approximately $0.1 million in 2002. No rent has been paid to VRE since May 2002. The amount accrued through September 2003 is approximately $0.9 million.

      3. Realven Corporation*** ("Realven") (wholly owned by Larry Winget and his wife) - Leases the machinery and equipment located at the Harper facility to Venture Industries Corporation on a month-to-month basis. Either party may terminate the agreement if the other party breaches the agreement. Realven has the right to terminate Venture Industries Corporation's rights under the lease if it fails to use the equipment for at least 30 days in any 60 day consecutive period and fails to pay Realven a certain amount for such period. Additionally, Realven may terminate the agreement if an event of default, as set forth in the agreement, occurs. The monthly usage fee for 2002 and 2003 is approximately $58,867. Venture Industries Corporation paid Realven $0.3 million in 2002. No usage fees have been paid to Realven since May 2002.

      4. Venture Heavy Machinery Limited Liability Company*** ("Venture Heavy Machinery") (wholly owned by Winget) - Allows Venture, Vemco, Inc. and Venture Industries Corporation to use molding machines pursuant to usage agreements. Any party may terminate the agreements if the other party breaches the agreement. Venture Heavy Machinery has the right to terminate the user's right under the agreement if it fails to use the equipment for at least 30 days in any 60 day consecutive period and fails to pay Venture Heavy Machinery a certain amount for such period. Additionally, Venture Heavy Machinery may terminate the agreement upon the occurrence of an event of default, as set forth in the agreement, occurs. The monthly usage fees for 2002 and 2003 under the agreements range from $3,133 to $119,133. Venture and Venture Industries Corporation paid Venture Heavy Machinery $2.2 million in 2002.

      5. Venture Real Estate Acquisition Company*** ("VREA") and Venture Equipment Acquisition Company*** ("VEAC") (each wholly owned by Winget) - Each have usage agreements with Venture Industries Corporation for an injection molding facility and the machinery and equipment in the facility. The monthly rent for these agreements for 2002 and 2003 is approximately $85,500 and $24,800, respectively. VREA also leases a small administration facility to Venture Industries. The monthly rent for such agreement for 2002 and 2003 is approximately $5,400. VREA has the right to terminate each agreement if the Old Notes are fully paid, if Venture Industries fails to use the property for at least 30 days in any 60 day consecutive period and fails to pay VREA a certain amount for such period, or if an event of default, as set forth in each agreement, occurs. During 2002, Venture paid these entities an aggregate of $0.6 million. No usage fees have been paid to either entity since June 2002. Post-petition, as part of the Contribution Agreement, Debtors negotiated new leases with VREA and VEAC which are being held in escrow under the Contribution Agreement. Under the Contribution Agreement, VREA agreed to no usage fee for the Masonic facility, other than payment of expenses, until the earlier of the Closing Date or Termination Date under the Contribution Agreement. SEE SECTION IX "IMPLEMENTATION OF THE PLAN."

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      6.    Venture Automotive Corp.*** ("Venture Automotive") (wholly owned by
Winget) - Leases a warehouse building to Vemco, Inc. for its Grand Blanc, Michigan facility. Either party may terminate the agreement for breach by the other party. Venture Automotive has the right to terminate the agreement if Vemco, Inc. fails to use the property for at least 30 days in any 60 day consecutive period and fails to pay Venture Automotive a certain amount for such period, or if an event of default, as set forth in the agreement, occurs. The monthly rent for 2002 and 2003 is approximately $167,100. Vemco, Inc. paid Venture Automotive $1.4 million in rent in 2002. No rent has been paid to Venture Automotive since December 2002.

      7. Farm and Country Real Estate Company*** ("Farm and Country") (wholly owned by Winget) - Leases to Vemco, Inc. approximately 84 acres of undeveloped land adjacent to its Grand Blanc, Michigan facility for buffering adjacent land. The monthly rent for 2002 and 2003 is approximately $16,100. Rent paid in 2002 was $0.1 million. No rent has been paid to Farm and Country Real Estate Company since May 2002.

      8. Patent Holding Company*** ("Patent Holding") (wholly owned by Winget) - Granted non-exclusive, royalty free licenses to Venture Industries Corporation, Vemco, Inc., Venture Mold & Engineering Corporation, Venture Industries Canada, Ltd., Vemco Leasing, Inc., Venture Leasing Company, Venture Service Company, Venture and the Winget Trust for certain patents issued under applications filed by Winget, as assignee. Both the patent license and the technology license are perpetual and allow the Venture entities to continue to use the patents and technology, respectively, but require payment of a reasonable royalty if Winget no longer owns 80% of Venture. Winget and certain affiliated companies also generally permit Venture Industries Corporation, Vemco, Inc., Venture Mold & Engineering Corporation, Venture Industries Canada, Ltd., Vemco Leasing, Inc., Venture Leasing Company, Venture Service Company, Venture and the Winget Trust to utilize proprietary technologies or processes royalty-free, which are developed by Deluxe and other affiliated companies.

      9. Harper Properties of Clinton Township Limited Partnership ("Harper Properties") (the general partners are as follows: the living trust of Larry Winget owns .05%, the living trust of Mrs. Winget owns approximately 65%, and an affiliated company owns .05%, and the limited partners are as follows: members of Larry Winget's family, and A. James Schutz and Michael G. Torakis, former executive officers of Venture, each limited partner sharing equally in the balance (each owns 5%)). - Leases the Harper facility to Venture Industries Corporation. Prior to the Contribution Agreement, the lease was on a month-to-month basis and could be terminated by either party by providing at least 30 days prior notice. Since the end of the initial term of the lease, until the Contribution Agreement, the monthly rent has been determined by the rent during the final period of the initial term and the consumer price index, and has been approximately $167,583 per month in 2002 and 2003. Venture Industries Corporation paid Harper Properties $2.7 million in 2002. Post-petition, as part of the Contribution Agreement, Debtors negotiated a new lease with Harper Properties which is being held in escrow under the Contribution Agreement. SEE SECTION IX - "IMPLEMENTATION OF THE PLAN." Also, as part of the Contribution Agreement, Harper Properties agreed

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to an initial lease rate of $100,000 per month (with expenses paid by the
Debtors), subject to adjustment when the fair market value rent is determined pursuant to the Contribution Agreement.

      10. Venture Otto South Africa (Pty) Ltd.*** ("Venture South Africa") (indirectly wholly owned by Winget) - From 1997 to 1999, Venture Service Company advanced $5.5 million to Venture South Africa for, among other things, capital expenditures, which were repaid. In 2001, Peguform sold a total of $33.1 million of raw materials to Venture South Africa, which materials were paid for at various times. There is currently a dispute regarding the precise balance owed. Venture South Africa's recent settlement with Peguform reflects an undisputed balance of 7.4 million Euros (which has been paid by Venture South Africa) with the remaining balance of approximately 3.6 million Euros claimed by Peguform remaining in dispute.

      11. Venture Industries Australia Pty. Ltd.*** ("VIA") (indirectly wholly owned by Winget) - Venture Industries Corporation and/or Venture Service Corporation charged VIA for expenditures made on its behalf and various fees in connection with management and product launch costs. Various Debtors have made advances to VIA and performed tool building and design work. Debtors believe that at December 31, 2002, VIA owed Venture Service Company approximately $18.5 million, which is being repaid under a repayment agreement entered into in June 2002 that calls for the full repayment of those obligations in quarterly installments through December 31, 2005.

      12. Nova Industries, Inc. ("Nova") and Windall Industries ("Windall") (the controlling interest of Nova is owned by Windall Industries, which is 51% owned by Winget and 49% owned by Mr. A. James Schutz, who is a former director of certain of the Debtors, - Supply Venture Industries Corporation and Vemco, Inc. with certain small parts or components of large assemblies sold to customers. Venture Industries Corporation purchased parts from Nova worth $3.1 million in 2002 pursuant to purchase orders. Venture Industries Corporation provides Nova with raw materials at cost. Nova purchased from Venture $0.1 million in 2002. Venture Holdings Corporation owes Nova about $2.1 million. Venture Mold and Engineering paid Windall Industries rental fees of $0.1 million in 2002 for use of the Almont facility owned by Windall Industries. The monthly rent for that facility is $6,900. Windall is owed approximately $42,000 in rent through September 2003.

      13. Venture Sales and Engineering ("VS&E") (wholly owned by Winget) - Provides sales and management services for Vemco, Inc., Venture Industries Corporation and Venture Corporation, each of which paid a sales commission to VS&E of 3% on all North American production sales. The monthly commissions under these agreements, which varies since it is based on 3% of sales, is estimated to be $1.3 million in 2002 and $1.2 million in 2003. Vemco, Inc., Venture Industries Corporation and Venture Corporation paid VS&E a total of $3.3 million in 2002. Pursuant to agreements entered into in 2000 and 2001, VS&E agreed to forego approximately $2.6 million and $4.6 million in sales commissions, respectively. Also, in exchange for forgiveness of $4.6 million of commissions in 2001, Vemco, Inc., Venture Industries Corporation and Venture Corporation agreed to prepay one year's sales commission and rental and usage

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fees to VS&E by offsetting receivables owed by VS&E and other affiliates. The
Debtors and VS&E entered into a stipulated order rejecting the Debtors' contracts with VS&E that was entered by the Court on February 9, 2004.

      14. Shelby American, Inc.*** ("Shelby American") (75% owned by Venture Nevada, Inc., which is wholly owned by Winget) - Venture Mold & Engineering Corporation deposited approximately $26.0 million ($13.0 million for each of the years ended December 31, 1999 and 2000) toward the purchase of vehicles to be produced by Shelby American and resold to third parties. Pursuant to the promissory note associated with this arrangement, Shelby American was required to remit so-called "Progress Payments" to Venture Mold & Engineering Corporation after each sale. As of the date of this Disclosure Statement, Venture Mold & Engineering Corporation had not received any Progress Payments, and recorded an impairment charge of $14.0 million in the fourth quarter of 2001, and $12.0 million in the third quarter of 2002. Carroll Shelby, the former owner of Shelby American recently filed a complaint to appoint a receiver for Shelby American in Nevada. As grounds for the receiver, Carroll Shelby alleges internal disagreement with the majority shareholder, Venture Nevada, Inc. and Winget, which has led to undercapitalization and mismanagement of Shelby American. Shelby American, Venture Nevada, Inc. and Venture Mold & Engineering Corporation are presently considering its response to the Complaint.

      15. M&M Flow Through Systems, LLC and Linden Creek ("M&M") (owned by Winget's son, Matt Winget) - Reworks and assists in reclaiming defective product through purchase orders. The Debtors paid M&M $4.9 million in 2002.

      16. Supercart Venture Pty., Ltd. ("Supercart") (Winget holds a 36% interest; third parties hold a 64% interest) - Manufactures and sells plastic shipping carts, primarily in South Africa. The Debtors designed and built tooling at a cost of approximately $782,000 for Supercart pursuant to purchase orders which amortized the cost of the tooling in the price of products sold. The Debtors own or hold a security interest in the molds. The Debtors have a supply contract to supply shopping carts to Supercart if Supercart obtains orders large enough to be measurably valuable to the Debtors.

      17. Universal Plastics Industries, Inc. d/b/a UV Automotive Group ("UVA") (Venture Universal, LLC holds a 45% interest; two third parties hold a 55% interest) - Provided certain plastic manufacturing and sub-assembly operations to Venture Industries Corporation, and purchased from Venture Industries Corporation certain raw materials as needed in their manufacturing operations pursuant to purchase orders. In 2002, Venture Industries Corporation made purchases from UVA of $5.5 million, and had raw material sales of $0.2 million. UVA lost about $1.0 million per year for each of the last four years. UVA has asserted a pre-petition claim against the Debtors in the amount of $102,562, filed a proof of claim asserting a total claim of approximately $1,390,816 and a right of set-off in the amount of approximately $1,026,124. Debtors believe that on a net basis, UVA owes $0.3 million to Debtors. UVA made deliveries to Debtors as recently as November, 2003.

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

      18. Pompo Insurance & Indemnity Company Ltd. ("Pompo") (Barbados corporation indirectly wholly owned by Winget) - Provides the Debtors insurance to cover certain employee medical and workers compensation claims. The aggregate limit for losses under the workers' compensation and employer's liability indemnity policy is $2,345,000. The aggregate limit of liability under the excess medical reimbursement policy is $2.0 Million. The aggregate limit of liability under the specific excess medical reimbursement policy is $865,000. The Debtors receive a premium credit for the excess of premiums paid by them over settlement amounts paid by Pompo. In 2002, the Debtors were charged by Pompo $1,900,000 in premiums but utilized premium credits of $900,000, resulting in a reduced cash payment of approximately $1,000,000. The Debtors have engaged in settlement discussions with Pompo. As of the date of this Disclosure Statement, a settlement has not been reached.

      19. Acropolis Resort (owned by Winget and his wife) - Leased by Venture Industries Corporation, Venture Mold & Engineering, Vemco, Inc., Deluxe Pattern Company and Venture Automotive Corporation from time to time for use by their employees. Venture paid Acropolis approximately $100,000 in 2002 for room usage.

      20. VIC Management, LLC ("VIC") (wholly owned, indirectly, by Winget) - In 1995, entered into an agreement, along with Venture Industries Corporation and certain of its affiliates, guaranteeing up to $3.5 million of the obligations of Atlantic Automotive Components, LLC to RIC Management Corp. to facilitate VIC's acquisition of RIC Management's minority interest in Atlantic Automotive. Deluxe agreed to fully indemnify Venture Industries Corporation, Venture Mold & Engineering, Venture Industries Canada, Ltd., Vemco, Inc., Vemco Leasing, Inc., Venture Leasing Company, and Venture Service Company for all amounts paid under the guarantee. The guarantee has been reduced to about $1.2 million and the underlying loan is scheduled to be repaid off in 2004. Therefore, Venture's obligations pursuant to the guarantee are contingent and unliquidated.

      21. Modas LLC (67% owned by Winget, through Venture-Modas LLC) - Provides shipping containers, the maintenance of such, and transportation to Venture pursuant to purchase orders. In 2002, Modas LLC had revenue of about $2.0 million from Venture, at competitive rates and after meeting GM's target price (where applicable). The Debtors are not currently doing business with Modas LLC.

      22. Golf Course Services, LLC - In 1999, Venture acquired a number of corporate and non-resident golf licenses, for an aggregate refundable license fee of approximately $1.5 million, for certain of its employees in a golf club wholly owned by companies controlled by Winget. The licenses are terminable by the club for any reason. The Debtors reimburse designated employees' annual membership dues and other costs of approximately $0.3 million. The purpose of the membership and dues payments is to facilitate entertainment of customers and other business partners. Venture has ceased to fund membership dues for employees and is seeking to terminate an unspecified number of such memberships.


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

   23. Shefco (100% indirectly owned by Matt Winget, a son of Winget) - Provides perishable factory and janitorial supplies to Venture's plants pursuant to purchase orders which were benchmarked for competitiveness against other unrelated suppliers. In 2002, Shefco had approximately $2.0 million in revenue from Venture.

      24. Winget Construction Services, L.L.C. ("Winget Construction") provided construction services to several Venture affiliates for improvements to Venture plants located in Ohio and Indiana. In addition to payments for services rendered, Venture has made approximately 48 monthly payments to Winget Construction, each in the amount of $6,000. Such payments appear to be solely for Brian Winget to be "on-call" for services. The Debtors believe that such payments are not arms-length transactions as such a fee is not standard industry practice, and have filed an adversary proceeding against Winget Construction for such fees.

V.    THE DEBTORS' DEBT OBLIGATIONS

The Debtors' operations have been financed primarily by Venture's borrowings under the Existing Bank Facility (as defined below), which includes a revolving credit facility (approximately $175.0 million) and three term loans (aggregating approximately $255.3 million). Under the Existing Bank Facility, Venture advanced borrowed funds to the Domestic Subsidiaries and certain of the Foreign Affiliates to provide working capital and funds for acquisitions, in particular, the acquisition of Peguform. Venture also used the capital markets to finance acquisitions and on-going operations and has outstanding indebtedness under the three series of Old Notes in the aggregate principal amount of $455.0 million. The Domestic Subsidiaries are either issuers or guarantors of the Old Notes.

      A.    EXISTING BANK FACILITY

Venture, as successor borrower to the Venture Holdings Trust, is a party to the Credit Agreement dated as of May 27, 1999, as amended, with approximately 38 lenders currently (collectively, the "Pre-Petition Lenders") and Bank One, NA (formerly known as First Chicago/NBD), as Lender and Administrative Agent (the "Pre-Petition Agent"), providing for a commitment for a $175.0 million revolving credit facility, $75.0 million Term Loan A, $200.0 million Term Loan B, and $50.0 million Term Loan C (the "Existing Bank Facility"). Venture has borrowed all available amounts under the Existing Bank Facility, including the revolving credit facility which has outstanding approximately $172.0 million in principal amount, which includes the issuance of letters of credit totaling approximately $2.0 million and the Bank Pre-Petition Priority Claims of approximately $6.0 million. The outstanding principal balances of Term Loan A, Term Loan B and Term Loan C are approximately $24.5 million, $180.8 million and $49.8 million, respectively. The Existing Bank Facility was amended on June 4, 1999, June 29, 2000, March 29, 2002, May 20, 2002, June 4, 2002, June 27, 2002, August 30, 2002
and October 28, 2002. The amendments revised certain financial covenants and/or other conditions and increased the commitments.

The Existing Bank Facility contains certain customary covenants, including reporting and other affirmative covenants, financial covenants, and negative covenants, as well as

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customary events of default (including non-payment of principal, violation of covenants, and cross-defaults to certain other indebtedness, including to the Old Notes described below). Although only Venture is the borrower under the Existing Bank Facility, the affirmative and negative covenants generally are also applicable to those subsidiaries which have executed a guaranty of Venture's obligations under the Existing Bank Facility, including the other Debtors.

Each of the Domestic Subsidiaries (which are each a Debtor) has guaranteed the obligations of Venture under the Existing Bank Facility. The obligations under the Existing Bank Facility and the related guarantees are secured by Liens on substantially all the assets of the Debtors, including 100% of the Capital Stock of the Domestic Subsidiaries, Venture and each first tier Foreign Subsidiary of the Domestic Subsidiaries (the "Pre-Petition Collateral").(15) In connection with the Sixth Amendment and the Eighth Amendment, the Affiliate Guarantors also guaranteed the obligations of Venture and granted Liens in their respective assets and pledges of the stock of certain of their subsidiaries to secure their guaranty obligations.

Pursuant to the Eighth Amendment, the Pre-Petition Agent and the Pre-Petition Lenders waived certain existing defaults and agreed to forbear temporarily from exercising remedies available under the Existing Bank Facility and related loan documents in order to permit Venture to continue to develop and implement a restructuring plan, revised business plan and financial strategy. For additional discussion, SEE SECTION III - "BACKGROUND OF THE RESTRUCTURING AND EVENTS LEADING TO COMMENCEMENT OF BANKRUPTCY PROCEEDINGS." For a discussion of the treatment of the Bank Claims, SEE SECTION VIII - "SUMMARY OF THE PLAN."

      B.    OLD SENIOR NOTES, OLD SENIOR SUBORDINATED NOTES AND OLD NOTE
            INDENTURES

Venture has used the capital markets to finance acquisitions and its on-going operations. As a result, Venture has outstanding indebtedness under three series of unsecured notes in the aggregate outstanding principal amount of approximately $455.0 million, consisting of (i) $205.0 million principal outstanding under the 9 1/2% Senior Notes issued pursuant to the Indenture dated as of July 1, 1997, as amended, (ii) $125.0 million principal outstanding under the 11% Senior Notes issued pursuant to the Indenture dated as of May 27, 1999, as amended (collectively, the "Old Senior Notes Indentures"), and (iii) $125.0 million principal outstanding under the 12% Subordinated Notes issued pursuant to the Indenture dated as of May 27, 1999, as amended (the "Old Subordinated Notes Indenture" and, together with the Old Senior Notes Indentures, the "Old Note Indentures"). As of the Petition Date, accrued but unpaid interest under the Old Note Indentures is approximately $38.3 million.

---------------
      (15) The Cash Collateral Order provides a more detailed description of the collateral, obligations and guarantors under the Existing Bank Facility.

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

The Old Subordinated Notes are subordinate to the payment of indebtedness under the Old Senior Notes, the Existing Bank Facility and other Senior Debt (as defined in the Old Subordinated Notes Indenture.) The Old Note Indentures governing the Old Notes contain certain covenants, including limitations on indebtedness, restricted payments, distributions, sales of assets, affiliate transactions and mergers and acquisitions. The covenants in the Old Note Indentures restrict Venture and its subsidiaries (other than any Unrestricted Subsidiary, as defined in the Old Note Indentures). All of the Old Notes are unsecured.

Venture, Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company are co-issuers (collectively, the "Co-Issuers") of the 9-1/2% Senior Notes. Experience Management LLC, Venture EU Corporation and Venture Europe, Inc. are guarantors of the obligations of Venture and the Co-Issuers with respect to the 9-1/2% Senior Notes. Venture is the issuer and each Domestic Subsidiary is a guarantor of the obligations of Venture with respect to the 11% Senior Notes and the Old Subordinated Notes.

Pursuant to the terms of the Old Senior Notes Indentures and the Old Subordinated Notes Indenture, holders of the Old Senior Notes have Claims that are contractually senior to the Claims of the holders of Old Subordinated Notes. As such, the Old Subordinated Notes are subordinated to the Old Senior Notes. In recognition and settlement of claims relating to the contractual subordination of the Old Subordinated Notes to the Old Senior Notes in the Old Subordinated Notes Indenture, the holders of Old Subordinated Notes shall receive Distributions from the Creditors' Trust equal to 10% of what they would have otherwise received if the contractual subordination provisions contained in the Old Subordinated Notes Indenture were not enforced; and the remaining 90% of what they would have otherwise received if the contractual subordination provisions contained in the Old Subordinated Notes Indenture were not enforced shall be distributed to the holders of the Old Senior Notes only and not to any other holder of Class 5 Claims. Subject to the foregoing, each holder of a Class 5 Claim shall be entitled to receive in full satisfaction of such Claim its respective Pro Rata Distribution of Trust Assets from the Creditors' Trust.

VI.   CAUSES OF ACTION

      A.    PREFERENCE CLAIMS

On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Winget and certain Winget Affiliates, many of whom are Creditors whom Debtors allege have preference liability. In addition, Debtors are investigating whether the Debtors have any additional potential Causes of Action against Creditors for preference liability. Payments to Creditors in the 90 days prior to the Petition Date are listed in Debtors' schedules. Payments to insiders in the one year prior to the Petition Date are also listed in the Debtors' schedules. The majority of these Causes of Actions are against General Unsecured Creditors in Classes 5, 6 or 7.

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The Debtors believe a portion of these claims will be subject to valid defenses.
All preference actions will be preserved and transferred to the Creditors'
Trust.

Trade creditors may be defendants in further preference lawsuits. Bondholders are not likely to be defendants in preference lawsuits to the extent the bondholders did not receive preference payments.

      B.    CLAIMS V. WINGET AND THE WINGET AFFILIATES

As explained in Section IV, above, the Debtors have numerous relationships with various Winget Affiliates which are not subsidiaries of Venture and are not Debtors in the Case. These transactions include intercompany loans, leases of property, trade activities, performance of design, tooling, engineering and manufacturing related services, insurance activities, use of intellectual property, leases of real property and equipment and payment and receipt of sales commissions and management fees.

During negotiations with the Holders of the Old Notes, the Holders of the Old Notes prior to the Petition Date raised concerns and allegations regarding whether any of the transactions and relationships with the Winget Affiliates give rise to viable causes of action against Winget and/or the Winget Affiliates. Debtors and their counsel have carefully analyzed these relationships and have concluded that certain theories of recovery have validity.

All Causes of Action against the Transferred Winget Entities will be extinguished as to Venture Delaware and will be transferred to the Creditors' Warrant, which, when exercised, will dilute the interests of Winget in the Common Membership Interests.

The benefit of the Extinguished Actions to Holders of Class 5 Claims is that such Holders may, to the extent the value of Extinguished Actions is transferred into stock, receive more value than they would if such Holders pursued litigation against the Transferred Winget Entities independently. It should be noted that, as illustrated in the chart attached as Exhibit I, which summarizes the collateral pledged by Winget and the Winget Affiliates in connection with the Eighth Amendment to the Existing Bank Facility, nine of the Transferred Winget Entities most critical to the operation of the Debtors are or may be subject to the Liens of the Pre-Petition Lenders.

The Debtors and the Creditors' Committee have commenced litigation against the Transferred Winget Entities, among others, which will determine the value of the Extinguished Actions in accordance with procedures to be set by the Bankruptcy Court. All claims against Winget Affiliates that are not Transferred Winget Entities, will be contributed to the Creditors' Trust. SEE SECTION VIII - "SUMMARY OF THE PLAN."

Claims between the Debtors and the Retained Entities (as defined in the Contribution Agreement), shall not be extinguished, but shall be transferred to the Creditors' Trust. Such actions may be pursued by the Trustee of the Creditors' Trust in the Bankruptcy Court in accordance with the terms of the Plan.

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

            1.    GENERAL DISCUSSION

      The following is a summary of the claims that the Debtors allegedly have and that the Debtors and the Creditors' Committee continue to investigate or pursue against Winget and the Winget Affiliates. The Debtors retained the firm of Doeren Mayhew ("DM") to conduct an extensive investigation of the relationships and transactions between the Debtors and the Winget Affiliates and Winget, and have concluded that the Winget Affiliates and Winget bear substantial liability to the Debtors' estates. This alleged liability stems from substantial transfers made by the Debtors to the Winget Affiliates and/or Winget for little or no consideration. Such transfers were made while the Debtors were under the management and control of Winget. The Debtors and the Creditors' Committee reserve the right to pursue additional claims against Winget and the Winget Affiliates as they are revealed through the discovery process. Following the general discussion of the more significant Causes of Action is a discussion of specific Causes of Action against the Transferred Winget Entities and Retained Entities that the Debtors believe have or may have validity. The Causes of Action were filed outside of the Warrant Valuation Procedures described above, and could be affected by the ultimate implementation of the Warrant Valuation Procedures. Moreover, answers have not been filed by the Defendants in the Causes of Action. As such, the Debtors have not been made aware of all the defenses, if any, that Winget and/or the Winget Affiliates may have to the Causes of Action. However, certain defenses referenced below are anticipated. Moreover, Winget and the Winget Affiliates have filed Claims in the aggregate exceeding $485 million against the Debtors. Such Claims may result in an offset against the Debtors' potential recoveries in the Causes of Action. Winget and the Winget Affiliates vigorously dispute these Causes of Action.

                  a.    POTENTIAL FRAUDULENT CONVEYANCE

The Debtors and the Creditors' Committee have asserted that Venture may have made transfers of money or property to one or more of the Winget Affiliates that constitute fraudulent transfers that should be avoided pursuant to Section 544 and/or Section 548 of the Bankruptcy Code or pursuant to Michigan law.

In order to sustain an assertion that a particular transfer was a fraudulent transfer under Section 544 and/or Section 548 of the Bankruptcy Code, generally, and among other things, actual intent to defraud needs to be established, or it must be established that the transfer was not made for "reasonably equivalent value" and that (i) the transfer was made at a time when the transferor was insolvent or that the transfer rendered the transferor insolvent, (ii) the transfer left the transferor with an unreasonably small capital, or (iii) the transfer was made at a time when the transferor knew or intended that it would incur debts beyond its ability to pay as they came due. The Debtors believe that Winget and the Winget Affiliates will dispute such assertions.

It is expected that the Winget Affiliates will assert defenses to any fraudulent transfer claim, including arguments that, in many instances, Winget provided reasonably

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

equivalent value for the transfers or that the Debtors were not insolvent, under-capitalized or unable to pay debts as due at the time of the challenged transfers.

                  b.    SUBSTANTIVE CONSOLIDATION / ALTER EGO

A second challenge made by the Debtors and the Creditors' Committee is that Venture is entitled to ownership of the Winget Affiliates on the theories of substantive consolidation or alter ego. In particular, it is urged that the separate corporate entities of Venture and certain of the Winget Affiliates should be disregarded pursuant to "alter ego" and/or "piercing of the corporate veil" theories, thereby resulting in a pooling of their assets for the benefit of all Creditors. Because the legal standards for invoking these doctrines are very similar, they are discussed in this Disclosure Statement under the description of "substantive consolidation."

Generally, substantive consolidation of the estates of multiple debtors and non-debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors and non-debtors for certain purposes under a plan of reorganization. The effect of substantive consolidation is the pooling of the assets of, and claims against, the consolidated debtors; satisfying liabilities from a common fund; and combining the creditors of the debtors for purposes of receiving distributions under reorganization plans. The authority of a bankruptcy court to order substantive consolidation is found by most courts to be derived from its general equitable powers under Section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code. In addition, courts have found that statutory authority exists for the approval of substantive consolidation as part of a plan of reorganization under the terms of Section 1123(a)(5)(C) of the Bankruptcy Code. However, there are no statutorily prescribed standards setting forth the parameters for when substantive consolidation is appropriate. Instead, judicially developed standards control whether substantive consolidation would be granted in any given case.

Thus, the propriety of substantive consolidation must be evaluated on a case by case basis, based upon the particular facts and circumstances. The extensive list of elements and factors frequently cited and relied upon by courts in determining the propriety of substantive consolidation may be viewed as variants on two critical factors, namely, (i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit, and (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors. Some courts have viewed these elements and factors as useful in deciding whether there is a substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit.

Although the arguments as to each Winget Affiliate would be specific to that entity, in applying the foregoing principles, the Debtors and the Creditors' Committee have asserted certain arguments based upon the commonality of ownership and management of the Winget Affiliates and Venture, and certain common services provided to the Winget Affiliates and Venture. It is also true that the Winget Affiliates hold certain assets important for the operations of Venture. Moreover, in many instances, the Winget

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Affiliates do not do business with any entities except other the Winget
Affiliates and Venture.

It is expected that the Winget Affiliates may assert defenses to the actions described above, in part because certain of the Winget Affiliates maintain separate cash management systems, have separate officers and directors, maintain separate financial reporting systems and have assets and liabilities and creditors that are identifiable as separate from those of Venture, particularly with respect to the Winget Affiliates located in Australia and South Africa. In addition, the Winget Affiliates will assert that the Holders of the Old Notes (and other Creditors) were aware of the Winget Affiliates and the nature of the transactions between the Winget Affiliates and Venture, and did not rely on the Winget Affiliate assets when extending credit to Venture. The offering statements pursuant to which the Old Notes were offered and the 10-K and Venture's filings under the Securities Exchange Act of 1934, as amended, described the principal terms of some or all of the transactions between Venture and the Winget Affiliates, most of which existed prior to the issuance of the Old Notes. The Creditors' Committee disputes that the transactions between Venture and the Winget Affiliates were adequately disclosed and were material misstatements and/or omissions in the above public filings.

                  c.    DEBT OWED BY AFFILIATES AND OTHERS

As discussed in Section IV above, certain Winget Affiliates and other third parties owe certain monies to Venture. In the Debtors' view, these include the amounts identified in the Adversary Proceeding No. 04-4373 ("the Winget Adversary Proceeding"), indicated below in Section 3(a) and (b).

In addition to the amounts indicated therein, approximately $101.8 million is owed by Deluxe to Venture. See Exhibit D attached hereto. The balance owed by Deluxe is in connection with Venture's funding of Deluxe's design work, tooling and other services performed on Venture programs and is scheduled to be repaid over time as Venture receives payment from its customers. Thus, under the structure currently in place, the balance owed by Deluxe to Venture may decrease over time as those payments are repaid or offset.

Another significant intercompany receivable is the approximately $26.0 million secured obligation owed by Shelby American (Shelby American also owes a significant balance to Deluxe, which is, indirectly, the cause of part of the balance Deluxe owes to Venture). This debt was on Venture's books as a deposit on vehicles which would then be resold by Venture. Unfortunately, Shelby American has been unable to complete manufacturing of the vehicles and has other difficulties that make recovery of all but a small portion of the entire debt extremely unlikely. In particular, Shelby American has regulatory issues that must be resolved for manufacturing of certain products to be re-commenced, Shelby is short of funds, and significant licensing rights of Shelby American have been terminated for non-payment. Moreover, Carroll Shelby, the sole officer and director of Shelby American, has filed a complaint in Nevada state court seeking the appointment of a receiver for Shelby American.

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The investment in Shelby American was an attempt by Venture to showcase
Venture's ability to act as a systems integrator. This has been useful in later marketing efforts with key customers of Venture, which Venture believed led to awards of new business by the OEMs. Unfortunately, the investment in Shelby American did not prove profitable. To secure its investment, Venture obtained a security interest in certain assets of Shelby American, although the value of such assets was expected to be minimal in relation to the amount of debt secured. Venture sought to collect the Shelby American debt through foreclosure of its collateral. In December 2003, in a foreclosure sale, Venture sold certain of such collateral back to Shelby for $1.2 million to be paid in forty (40) monthly installments, there being no higher and better offer therefore. Venture also has filed causes of action against Carroll Shelby, as the sole officer and director of Shelby American, for breaching his fiduciary duties owing to the creditors of Shelby American while Shelby American was in the "zone of insolvency." SEE VI. B. 1. d. 3. b. "ACTIONS AGAINST RETAINED ENTITIES." While Venture will seek to maximize its recovery in any event, it is anticipated by Venture management that a substantial loss of eighty percent or more of the Shelby American debt might be incurred.

In addition, intercompany debts exist related to certain prepayments made on certain rental and sales and management agreements in December 2001. These prepayments were non-cash accounting entries and were made to lower the total related party balances (again, which were primarily owed by Deluxe). See Exhibit D attached hereto for current balances. As part of the transaction, Winget permanently forgave $4.6 million owed to VS&E in the form of sales and management fees, the effect of which was to induce Venture to lower its quoted price on certain new business from DaimlerChrysler in order to obtain such business. A fairness opinion was obtained with respect to the transaction.

                  d.    OTHER CAUSES OF ACTION

Other potential Causes of Action may exist against the Winget Affiliates, including: (i) rejection of certain of the contracts with the Winget Affiliates;
(ii) potential claims based on violation of bond indentures; (iii) potential claims based on breach of fiduciary duty actions; (iv) potential claims based on corporate usurpation; (v) potential claims for appointment of an equity receiver; (vi) potential claims for unjust enrichment (vii) potential claims for recharacterization of debt as equity or, alternatively, to subordinate debt;
(viii) potential claims for the imposition of a constructive trust; and (ix) potential claims for breach of contract. Many of these claims have been asserted in the adversary proceedings already filed.

Under Section 365 of the Bankruptcy Code, it is possible for a debtor to reject otherwise binding contracts which are executory in nature. Thus, the Debtors could arguably reject certain leases, usage agreements, and sales commission agreements with the Winget Affiliates. This might initially appear to be advantageous to the Debtors because any contracts that are above market terms could be rejected, thus potentially significantly lowering Venture's cost structure going forward. However, rejection of these contracts and leases could result in unsecured Claims for the balance owed to the non-debtor party under the rejected contract, and rejection may cause breach of other contracts with customers, because certain of such contracts and/or leases may be terminated by Winget

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and/or the Winget Affiliates at will (or have limited terms) which would, under statute, cause the Debtors to lose valuable assets. Thus, the Debtors have sought to reach consensual resolution of most of these issues with Winget and the Winget Affiliates. Winget disputes the foregoing. The Debtors have rejected sales and management agreements with VS&E pursuant to the stipulation and order entered by the Bankruptcy Court on February 9, 2004. The contracts provide for a sales commission of 3% paid to VS&E on all of Venture's North American sales. The Debtors are seeking to recoup the value received by VS&E as disclosed below and, if the Debtors are successful, the value received by Winget will be reduced and be transferred to the Creditors' Warrant, to the extent it is an Extinguished Action or transferred to the Creditors' Trust to the extent that it is a retained action.

As to the machinery and usage agreements and the real property leases between the Debtors and the Transferred Winget Entities, such agreements will be assumed, or the Transferred Winget Entities will become part of the combined Venture. As to machinery and usage agreements and the real property leases between the Debtors and the Retained Entities, the Debtors have investigated whether the rates under such agreement are at market. The Debtors concluded as to at least two of the real property leases that such rates exceed market and, as part of the Contribution Agreement, the respective Retained Entities have agreed to new lease terms. SEE IV. F. 3. "LEGAL RELATIONSHIPS OF WINGET TO THE DEBTORS." The assumption of such agreements and leases under these circumstances is advantageous to the Debtors because they allow for continuity of business operations at rates that are reduced to market.

            2.    EVALUATION OF CLAIMS

The foregoing discussion illustrates the complexities of the historical and present relationships and transactions between the Debtors and the Winget Affiliates. There are thousands of pages of documents evidencing the various transactions. The legal theories relating to these matters, including statutory and case law relating to fraudulent transfers, substantive consolidation and alter ego theories, are particularly complicated as applied to the detailed facts regarding these transactions. Representatives of Venture, the Winget Affiliates and the Holders of the Old Notes have devoted a significant amount of time to researching the facts and the law applicable to these matters, and have spent many hours analyzing and discussing whether any of these claims have potential merit, and whether substantial defenses are available for these claims.

Consistent with the Debtors' fiduciary duty to maximize the value of these Estates for all constituencies, the Debtors have investigated and pursued various causes of action against Winget, the Winget Affiliates, and third-parties. Because of the risks and expense involved in litigation, the Debtors have concluded that the consensual Contribution Agreement and Confirmation of the Plan proposed, including (i) release of certain Causes of Action against Venture, (ii) contribution of valuable assets by Winget to the Debtors; and (iii) preservation of the value of such claims for the benefit of General Unsecured Creditors through the Creditors' Warrant and Creditors' Trust, provides a far superior outcome to all Creditors than that which Creditors might receive if litigation were instituted against Winget and the Winget Affiliates without the procedures outlined in the

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Contribution Agreement and the Plan. The Debtors believe that such a result would lead to liquidation of the Debtors' assets, yielding far less than market value for Creditors.

Clearly, any litigation concerning these matters would be exceptionally complicated and protracted, and given the magnitude of the values involved and the amount of claims at stake, would be hotly contested and expensive to all parties. Such litigation would in turn substantially prolong these cases, which all constituencies believe is not in the best interests of the Estates or the Debtors' long-term prospects for rehabilitation and viability. The outcome of any such litigation is not free from doubt for any party in interest, including the Debtors, Winget, the Winget Affiliates, and the Holders of the Old Notes, as there are strengths and weaknesses in each of the parties' positions, and hence, risks to their anticipated recoveries. The litigation would be complicated by the passage of time as to many transactions and the uncertainties in connection with valuing transfers of assets and the like.

For these reasons, including, in particular, the need for the Debtors to emerge from Chapter 11 quickly so that going-concern value may be preserved for the benefit of all constituencies, and because the Transferred Winget Entities are integral to the Debtors' operations, the Plan proposed contemplates the transfer of those claims to the Creditors' Warrant or the Creditors' Trust, so long as Winget contributes the Transferred Winget Entities.

Because, upon consummation of the Plan, all Classes will have Claims superior to the Common Membership Interests or will have claims to the Common Membership Interests via the Creditors' Trust and the Creditors' Warrant, all Classes directly benefit from the contribution of the Transferred Winget Entities and the Transferred Equity Interests. Therefore, Creditors are getting essentially all of Winget's major automotive business assets that would be the target of litigation, without any of the risks, costs and delay of litigation described above with the value of such assets translated into Common Membership Interests in Venture Delaware. This can only be viewed as a tremendous result for Creditors, particularly where liquidation would likely result in little or no return to Creditors, in light of the Liens of the Pre-Petition Lenders on certain of the Winget Assets, and where the value of the litigation is being preserved via the Creditors' Trust and the Creditors' Warrant.

            3.    SUMMARY OF EXTINGUISHED ACTIONS AND RETAINED ACTIONS

Set forth below is a summary of the Extinguished Actions and the Retained Actions that the Debtors have filed or will file with the Bankruptcy Court. With respect to each of such Actions, the Debtors have investigated and have determined that a basis in fact exists for the assertion of a substantive consolidation claim. Because the Debtors are continuing to investigate the facts surrounding their claims, the Debtors reserve the right to modify their claims or to determine that such Actions should not be pursued if they lack a basis in fact or law, as well as to add claims based on information discovered during the discovery process. As set forth in Exhibit D and Exhibit E to the Contribution Agreement, the Winget Affiliates include 29 Transferred Winget Entities and 39 Retained Entities. The Debtors are also investigating possible claims against all other such Winget

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Affiliates. The Debtors will pursue those claims if a reasonable basis exists to do so. Winget and the Winget Affiliates believe that they have significant and valid defenses to any potential Causes of Action.

                  a.    EXTINGUISHED ACTIONS

            1. Deluxe Pattern Corporation ("Deluxe"). Deluxe is a specialty tooling manufacturer that the Debtors utilize to design and manufacture tooling for the OEM production parts. On December 12, 2003, the Debtors filed an adversary proceeding against Deluxe, Adv. Proc. No. 03-5359. On April 15, 2004, the Creditors' Committee filed its amended complaint in intervention. The Debtors and the Creditors' Committee allege that Deluxe acted as the Debtors' alter ego such that Deluxe's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors allege a claim for unjust enrichment in the amount of $94,000,000 in connection with an open line of credit. The Debtors and the Creditors' Committee allege that this sum, together with approximately $33,000,000, the value of the Venture Mold & Engineering business, was fraudulently transferred to Deluxe within six years prior to the Petition Date per M.C.L.A. Section 566.34. The Debtors allege a cause of action to recharacterize debt as equity pursuant to Section 105(a) of the Bankruptcy Code or, alternatively, to subordinate debt pursuant to Section 510(c) of the Bankruptcy Code. Finally, the Debtors seek to avoid and recover approximately $55,000,000 in preferential transfers (which is part of the $94,000,000 referred to above) made to Deluxe within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code and fraudulent transfers made to Deluxe within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code. On February 17, 2004, the Debtors stipulated to the intervention in the case by the Creditors' Committee as co-plaintiff.

            On May 10, 2004, the Court held a scheduling conference in this matter, and set the following significant dates: by June 10, 2004, the parties must make their initial disclosures; a joint status report is due on August 26, 2004; a status conference is scheduled for August 30, 2004; the plaintiffs must submit any expert reports by December 1, 2004; the defendant must submit any expert reports by January 7, 2005; the discovery deadline is February 28, 2005; and the dispositive motion deadline is May 31, 2005.

            The Debtors expect that Adv. Proc. No. 03-5359 will be procedurally consolidated with Adv. Proc. Nos. 03-5357, 03-5356, 03-5358, 04-4125, and
04-4373.

            2. Patent Holding Company ("Patent Holding"). Patent Holding is the record owner of numerous patents that the Debtors use in their operations. The Debtors will allege, among other things, a claim for declaratory relief seeking a judgment that certain patents were developed through the efforts and finances of the Debtors and, therefore, that such patents should be declared property of the Debtors' estates. Together with the claim for declaratory relief, the Debtors will seek an order requiring Patent Holding to turn over the patents to the Debtors. The Debtors will also assert a cause of action for unjust enrichment relating to Patent Holding's claimed ownership of the patents, which were developed through the efforts and finances of the Debtors. The

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Debtors will assert that Patent Holding acted as the Debtors' alter ego such that Patent Holding's assets and liabilities should be substantively consolidated with those of the Debtors. Finally, the Debtors will seek to avoid and recover the transfers of the patents to Patent Holding as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34.

            3. Venture Automotive Corp. ("Automotive"). Automotive leased a warehouse facility to the Debtors. On December 12, 2003, the Debtors filed an adversary proceeding against Automotive, Adv. Proc. No. 03-5357. On February 17, 2004, the Debtors stipulated to the intervention in the case by the Creditors' Committee of as co-plaintiff. On April 15, 2004, the Creditors' Committee filed an amended complaint in intervention in this case. The Debtors and the Creditors' Committee allege a claim to avoid and recover $937,041.08 in lease payments received by Automotive as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. The Debtors and the Creditors' Committee further allege such amounts were fraudulently transferred to Automotive within six years prior to the Petition Date per M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee allege a cause of action to recharacterize debt as equity pursuant to Section 105(a) of the Bankruptcy Code or, alternatively, to subordinate debt pursuant to
Section 510(c) of the Bankruptcy Code. Finally, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment to the extent that Automotive received more than fair market rental for the property.

            On May 10, 2004, the court held a scheduling conference in the case and set the following significant dates: by June 10, 2004, the parties must make their initial disclosures; a joint status report is due on August 26, 2004; a status conference is scheduled for August 30, 2004; the plaintiffs must submit any expert reports by December 1, 2004; the defendant must submit any expert reports by January 7, 2005; the discovery deadline is February 28, 2005; and the dispositive motion deadline is May 31, 2005.

            The Debtors expect that Adv. Proc. No. 03-5357 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5356, 03-5358, 04-4125, and
04-4373.

            4. Venture Industries Australia, Pty. Ltd. ("Venture Australia"). Venture Australia, which is wholly owned by Winget, received the benefit of a non-cash "off-set" on its ledger with the Debtors. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Venture Australia, Adv. Proc. No. 04-4373. Against Venture Australia, the Debtors and the Creditors' Committee alleged, among other things, claims to avoid and recover the "off-set" as a preferential transfer made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the "off-set" exceeds the fair rental value of any alleged benefit received in exchange, the Debtors will seek to avoid and recover the "off-set" as a fraudulent transfer made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and

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the Creditors' Committee also alleged that Venture Australia acted as the
Debtors' alter ego such that Venture Australia's assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee alleged a cause of action for unjust enrichment for the "off-set." In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. Further, the Debtors and the Creditors' Committee alleged that any sums owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt allegedly owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            5. Venture Heavy Machinery Limited Liability Company ("Heavy Machinery"). Heavy Machinery leased molding machines (the "machinery") to the Debtors. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Heavy Machinery, Adv. Proc. No. 04-4373. Against Heavy Machinery, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the lease payments received by Heavy Machinery as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the lease payments exceed the fair rental value for the machinery, the Debtors and the Creditors' Committee seek to avoid and recover the lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Heavy Machinery acted as the Debtors' alter ego such that Heavy Machinery's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors are investigating whether Heavy Machinery acquired the machinery with the Debtors' assets. If Heavy Machinery did acquire the machinery with the Debtors' assets, the Debtors will seek a declaratory judgment that the machinery is property of the Debtors' estates and request an order requiring Heavy Machinery to turn over the machinery to the Debtors. Moreover, the Debtors and the Creditors' Committee alleged a cause of action for unjust enrichment to the extent that Heavy Machinery received more than fair market rental for the machinery. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

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            6.    Venture Real Estate, Inc. ("VRE"). VRE leased three office buildings to the Debtors. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including VRE, Adv. Proc. No. 04-4373. Against VRE, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the lease payments received by VRE as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the lease payments exceed the fair rental value for the property, the Debtors and the Creditors' Committee seek to avoid and recover the lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that VRE acted as the Debtors' alter ego such that VRE's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors are investigating whether VRE acquired the real property with the Debtors' assets. If VRE did acquire the real property with the Debtors' assets, the Debtors will seek a declaratory judgment that the real property is property of the Debtors' estates and request an order requiring VRE to turn over the real property to the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment to the extent that VRE received more than fair market rental for the property. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            7. Realven Corporation ("Realven"). Realven leased machinery and equipment to the Debtors. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Realven, Adv. Proc. No. 04-4373. Against Realven, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the lease payments received by Realven as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the lease payments exceed the fair rental value for the machinery and equipment, the Debtors and the Creditors' Committee seek to avoid and recover the lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Realven acted as the Debtors' alter ego such that Realven's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors are investigating whether Realven acquired the machinery and equipment with the Debtors' assets. If Realven did acquire the machinery with the Debtors' assets, the Debtors will seek a declaratory judgment that the machinery and equipment is property of the Debtors'

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

estates and request an order requiring Realven to turn over the machinery and equipment to the Debtors. The Debtors and the Creditors' Committee allege a cause of action for unjust enrichment to the extent that Realven received more than fair market rental for the machinery and equipment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            8. Venture Equipment Acquisition Company ("Venture Equipment"). Venture Equipment leased equipment (the "equipment") to the Debtors (the lease was signed with Venture Heavy Machinery, but the payments were made to Venture Equipment). On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Venture Equipment, Adv. Proc. No. 04-4373. Against Venture Equipment, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the lease payments received by Equipment as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the lease payments exceed the fair rental value for the equipment, the Debtors and the Creditors' Committee seek to avoid and recover the lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Venture Equipment acted as the Debtors' alter ego such that Venture Equipment's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors are investigating whether Venture Equipment acquired the equipment with the Debtors' assets. If Venture Equipment did acquire the equipment with the Debtors' assets, the Debtors will seek a declaratory judgment that the equipment is property of the Debtors' estates and request an order requiring Venture Equipment to turn over the equipment to the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment to the extent that Venture Equipment received more than fair market rental for the equipment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to
Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

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

            9. Venture Otto South Africa, Pty. Ltd. ("Venture South Africa"). Venture South Africa is in the business of performing many of the same manufacturing processes as various of the Debtors' facilities in the United States. Within six years prior to the Petition Date, the Debtors transferred $5,408,551 to certain Winget-affiliated entities as loans for the purchase of Venture South Africa, of which at least $852,742 remains unpaid by Venture South Africa. In addition, within six years prior to the Petition Date, the Debtors paid for various expenses incurred by Venture South Africa totaling $239,191, of which $146,502 has not been paid by Venture South Africa. In addition, within six years prior to the Petition Date, the Debtors incurred additional miscellaneous charges for goods and services provided to Venture South Africa, of which $7,000 has not been paid by Venture South Africa. In total, approximately $1,006,244 remains unpaid by Venture South Africa to the Debtors (the "Venture South Africa Transfers"). The Debtors' records do not indicate that the Debtors received any consideration or benefit in exchange for the Venture South Africa Transfers. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Venture South Africa, Adv. Proc. No. 04-4373. Against Venture South Africa, to the extent that no benefit was received in exchange for the transfers, the Debtors and the Creditors' Committee seek to avoid and recover the payments as fraudulent transfers made within one year before the Petition Date pursuant to
Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Venture South Africa acted as the Debtors' alter ego such that Venture South Africa's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee further allege a cause of action for unjust enrichment for the transfers. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to
Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            10. Farm and Country Real Estate Company ("Farm and Country"). Farm and Country leased 84 acres of undeveloped real property to the Debtors. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Farm and Country, Adv. Proc. No. 04-4373. Against Farm and Country, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the lease payments as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the lease payments exceed the fair rental value for the property or to the extent that the Debtors received no value for leasing the undeveloped land, the Debtors and the Creditors' Committee seek to avoid and recover the lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section

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548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Farm and Country acted as the Debtors' alter ego such that Farm and Country's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors are investigating whether Farm and Country acquired the real property with the Debtors' assets. If Farm and Country did acquire the property with the Debtors' assets, the Debtors will seek a declaratory judgment that the real property is property of the Debtors' estates and request an order requiring Farm and Country to turn over the real property to the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment to the extent that Farm and Country received more than fair market rental for the property. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            11. Venture Real Estate Acquisition ("VREA"). VREA leased an injection molding facility to the Debtors. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including VREA, Adv. Proc. No. 04-4373. Against VREA, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the lease payments received by VREA as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the lease payments exceed the fair rental value for the property, the Debtors and the Creditors' Committee seek to avoid and recover the lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section
566.34. The Debtors and the Creditors' Committee also allege that VREA acted as the Debtors' alter ego such that VREA's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors are investigating whether VREA acquired the real property with the Debtors' assets. If VREA did acquire the property with the Debtors' assets, the Debtors will seek a declaratory judgment that the real property is property of the Debtors' estates and request an order requiring VREA to turn over the real property to the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment to the extent that VREA received more than fair market rental for the property. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the

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appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            12. Venture Asia Pacific ("Asia Pacific"). Asia Pacific was started in the early to mid 1990's as a sales company to explore opportunities in the Pacific Rim. Venture Service paid fees and taxes (the "payments") on behalf of Asia Pacific in the amount of $65,010 without receiving any value for these funds. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Asia Pacific, Adv. Proc. No. 04-4373. Against Asia Pacific, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the payments as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that no benefit was received in exchange for the transfers, the Debtors and the Creditors' Committee seek to avoid and recover the payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Asia Pacific acted as the Debtors' alter ego such that Asia Pacific's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee further allege a cause of action for unjust enrichment for the payments. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code, or alternately, any debt allegedly owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            13. Venture Nevada, LLC ("Venture Nevada"). On February 9, 1999, Carroll Shelby, Shelby American, Inc. and Venture Nevada entered into the Shelby Agreement (the "Shelby Agreement"). Pursuant to the Shelby Agreement, Venture Nevada purchased 75% of the issued and outstanding shares of Shelby American and Venture Nevada agreed to arrange the financing of the working capital for Shelby American. Venture Nevada arranged for the financing of Shelby American through Debtor Venture Mold & Engineering Corp ("VM&E"). VM&E entered into a secured financing arrangement with Shelby American. Pursuant to the secured financing arrangement, VM&E transferred funds aggregating approximately $26,531,943 to Shelby American. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Venture Nevada, Adv. Proc. No. 04-4373. Against Venture Nevada, the Debtors and the Creditors' Committee allege, among other things, claims to recover the above funds, claims to recover the funds as a fraudulent transfer pursuant to Section 548 of the Bankruptcy Code, and to

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recharacterize as equity rather than debt pursuant to Section 105(a) of the
Bankruptcy Code any claim asserted by Venture Nevada. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

                  b.    ACTIONS AGAINST RETAINED ENTITIES

            1. Larry J. Winget, Sr. ("Winget"). On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Winget, Adv. Proc. No. 04-4373. Against Winget, to the extent that the Debtors received no value for transfers and/or paid above fair market value, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover at least approximately the sum of $314,569,559 as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Winget acted as the Debtors' alter ego such that Winget's assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment and breach of fiduciary duty. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            2. Harper Properties of Clinton Township Limited Partnership ("Harper"). Harper leased real property to the Debtors. On December 12, 2003, the Debtors filed an adversary proceeding against Harper, Adv. Proc. No. 03-5358. By Order dated March 4, 2004, the Creditors' Committee was permitted to intervene in this case, and filed an amended complaint in intervention on April 15, 2004. To the extent that the lease payments exceed the fair rental value for the property, the Debtors seek to avoid and recover $995,796 in lease payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code. The Debtors and the Creditors' Committee allege a cause of action for unjust enrichment seeking damages of $7,349,595 to the extent that Harper received more than fair market rental for the property in the six years prior to the petition date. The Debtors and the Creditors'

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Committee allege claims to recover the sum of approximately $5.0 million in leasehold improvements paid by the Debtors. Finally, the Debtors and the Creditors' Committee seek to recharacterize this alleged debt as equity pursuant to section 105(a) of the Bankruptcy Code, or, alternatively, to subordinate debt under Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. Furthermore, the Creditors' Committee's amended complaint in intervention alleges an additional cause of action to recover fraudulent transfers made within six years prior to the Petition Date pursuant to Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34.

            On May 10, 2004, the Court held a scheduling conference in this case and set the following significant dates: by June 10, 2004, the parties must make their initial disclosures; a joint status report is due on August 26, 2004; a status conference is scheduled for August 30, 2004; the plaintiffs must submit any expert reports by December 1, 2004; the defendant must submit any expert reports by January 7, 2005; the discovery deadline is February 28, 2005; and the dispositive motion deadline is May 31, 2005.

            The Debtors expect that Adv. Proc. No. 03-5358 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 04-4373, 04-4125, and
03-5356.

            3. Shelby American, Inc. ("Shelby American"). Shelby American is a joint venture between Carroll Shelby and Venture Nevada, Inc., which is wholly owned by Winget. On January 21, 2004, the Debtors filed an adversary proceeding against Carroll Shelby, Shelby International, Inc., and Shelby Automobile, Adv. Proc. No. 04-4125. The Debtors allege that the defendants converted the assets held by Shelby American by transferring them without compensation to Shelby International and Shelby Automobile. The Debtors allege that Carroll Shelby breached his fiduciary duty to Shelby American by causing the termination of the licensing agreement between Shelby American and Shelby Licensing. Finally, the Debtors allege a cause of action for the turnover of property pursuant to
Section 542 of the Bankruptcy Code. On March 15, 2004, Shelby American filed a counterclaim against the Debtors for breach of contract, breach of fiduciary duty and tortious interference with business relationships and expectancies, and a third-party complaint against Winget for tortious interference with business relationships and expectancies. On April 15, 2004, the Creditors' Committee filed an amended complaint in intervention in this case.

            On May 10, 2004, the Court held a scheduling conference in the case, and set the following significant dates: by June 10, 2004, the parties must make their initial disclosures; a joint status report is due on August 26, 2004; a status conference is scheduled for August 30, 2004; the plaintiffs must submit any expert reports by December 1, 2004; the defendant must submit any expert reports by January 7, 2005; the discovery deadline is February 28, 2005; and the dispositive motion deadline is May 31, 2005.

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            It is expected that Adv. Proc. No. 04-4125 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, and 03-5356, and
04-4373. Adv. Proc. No. 04-4373 also alleges that Winget breached his fiduciary duties by authorizing the loan of more than $26 million dollars to Shelby American, a company 75% owned by Winget, and thereafter failing to use reasonable efforts to collect this obligation.

            4. Golf Course Services, LLC ("Golf Course"). Golf Course, which is wholly owned by Winget, received more than $2,300,000 from the Debtors to fund Golf Course's payroll expenses between May 28, 2002 and the petition date. The Debtors transferred an additional $8,200,000 to Golf Course to cover payroll expenses. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Golf Course, Adv. Proc. No. 04-4373. Against Golf Course, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover these sums as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the Debtors received no value for these transfers, the Debtors and the Creditors' Committee seek to avoid and recover the transfers as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section
566.34. The Debtors and the Creditors' Committee also allege that Golf Course acted as the Debtors' alter ego such that Golf Course's assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            5. Winget Construction Services, LLC ("Construction"). Construction is an affiliate of Venture Holdings Company that provides construction services. The Debtors made monthly wire transfers of $6,000 to Construction as a fee for Brian Winget to be on call; there have been at least 48 such fee payments made to Construction for a total amount of $288,000. Additionally, the Debtors made transfers to Construction in the preference period amounting to at least approximately $106,294.78. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Construction, Adv. Proc. No. 04-4373. Against Construction, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover these sums as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the Debtors received no value for these transfers, the Debtors

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and the Creditors' Committee seek to avoid and recover the transfers as fraudulent transfers made within one year before the Petition Date pursuant to
Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Construction acted as the Debtors' alter ego such that Construction's assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            6. Venture Modas, LLC ("Modas"). Modas is an affiliate of Venture Holdings Company. In early 2001, Venture Industries wired $1,861,883 to Modas. Additionally, the sum of approximately $1,763,654.80 in disbursements was paid to Modas between the date of insolvency and the petition date. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Modas, Adv. Proc. No. 04-4373. Against Modas, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover these sums as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the Debtors received no value for these transfers, the Debtors and the Creditors' Committee seek to avoid and recover the transfers as fraudulent transfers made within one year before the Petition Date pursuant to
Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Modas acted as the Debtors' alter ego such that Modas' assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            7. Linden Creek Enterprises, LLC ("Linden Creek"). Linden Creek Enterprises, LLC ("Linden Creek") is owned by N. Matthew Winget, who is Winget's

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son. Linden Creek purportedly renders engineering services to the Debtors. There is no written agreement between the Debtors and Linden Creek to provide engineering services. Within six years prior to the Petition Date, the Debtors paid $209,732 to Linden Creek for engineering services which were not performed. In addition, within six years prior to the Petition Date, the Debtors paid fixed overhead costs for Linden Creek in the amount of $1,031,745. In addition, on or about March 13, 2000, the Debtors paid $300,000 for the purchase of a robotic work cell, which has been retained by Linden Creek. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Linden Creek, Adv. Proc. No. 04-4373. Against Linden Creek, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the amounts paid to Linden Creek. To the extent that no benefit was received in exchange for the transfers, the Debtors and the Creditors' Committee seek to avoid and recover the payments as fraudulent transfers made within one year before the Petition Date pursuant to
Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Linden Creek acted as the Debtors' alter ego such that Linden Creek's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee further allege a cause of action for unjust enrichment for the transfers. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. In addition, the Debtors and the Creditors' Committee will investigate whether there is a basis for any claims against Linden Creek for recovery of any amounts that the Debtors may have paid to General Motors in connection with a confidential settlement agreement and, if there is a basis therefore, will assert such claim(s) against Linden Creek. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            8. Nova Industries, Inc.; Shefo, Inc.; TIG Interior Design, LLC; UV Automotive Group; Lot Finishers, Inc.; Windall Industries, Inc.; Acropolis Resort, LLC; Lakeland Financial Advisory Services, Inc.: Preference Defendants. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including the parties identified in this paragraph, Adversary Proc. No. 04-4373. Against these parties, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover amounts claimed as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors

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expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv.
Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            9. Alicia J. Winget. Alicia J. Winget ("Alicia Winget") is the wife of Winget. Alicia Winget also is a co-owner of Realven Corporation, and a general partner (along with Winget) of Harper Properties of Clinton Township, Ltd. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Alicia Winget, Adversary Proc. No. 04-4373. Against Alicia Winget, to the extent that the Debtors received no value for transfers and/or paid above fair market value, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover at least approximately the sum of $10,574,143, as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Alicia Winget acted as the Debtors' alter ego such that Alicia Winget's assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            10. Brian P. Winget. Brian P. Winget ("Brian Winget") is the nephew of Winget. Brian Winget also is the owner of Winget Construction Services, LLC. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Brian Winget, Adversary Proc. No. 04-4373. Against Brian Winget, to the extent that the Debtors received no value for transfers and/or paid above fair market value the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover at least approximately the sum of $270,000, as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to
Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            11. N. Matthew Winget. N. Matthew Winget ("Matt Winget") is the son of Winget. Matt Winget also is the owner of Linden Creek Enterprises, LLC. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding

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

against thirty-one defendants, including Matt Winget, Adversary Proc. No. 04-4373. Against Matt Winget, to the extent that the Debtors received no value for these transfers and/or paid above fair market value the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover at least approximately the sum of $1,541,477, as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            12. Adelicia J. Tiganelli. Adelicia J. Tiganelli ("Tiganelli") is the daughter of Winget, and formerly was on the payroll of Venture Sales & Engineering. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Tiganelli, Adversary Proc. No. 04-4373. Against Tiganelli, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover an amount to which the proofs establish at trial, as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the Debtors received no value for these transfers and/or paid above fair market value, the Debtors and the Creditors' Committee seek to avoid and recover the transfers as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            13. Gwendolyn Cameron. Gwendolyn Cameron ("Cameron") is the daughter of Winget, and formerly was on the payroll of Venture Sales & Engineering. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Cameron, Adversary Proc. No. 04-4373. Against Cameron, to the extent that the Debtors received no value for transfers and/or paid above fair market value the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover an amount to which the proofs establish at trial, as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to
Section 544 of the Bankruptcy Code and M.C.L.A. Section 566.34.

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Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            14. Venture Sales & Engineering ("VS&E"). The Debtors paid VS&E a 3% sales commission on all Venture sales. On December 12, 2003, the Debtors filed an adversary proceeding against VS&E, Adv. Proc. No. 03-5356. On April 15, 2004, the Creditors' Committee filed an amended complaint in intervention. Because the Debtors did not receive reasonably equivalent value in exchange for paying the sales commissions, the Debtors seek to avoid and recover up to $715,000 in payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code. The Debtors and the Creditors' Committee further allege such amounts were fraudulently transferred to VS&E within six years prior to the Petition Date per M.C.L.A.
Section 566.34. The Debtors and the Creditors' Committee also allege that VS&E acted as the Debtors' alter ego such that VS&E's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee also allege a cause of action for unjust enrichment involving $52,267,764 in sales commissions to the extent that VS&E received sales commissions without having originated any new sales for the Debtors. Moreover, the Debtors allege a cause of action to recharacterize debt as equity pursuant to Section 105(a) of the Bankruptcy Code, or, alternatively, to subordinate debt under Section 510(c) of the Bankruptcy Code. On February 17, 2004, the Debtors stipulated to the intervention in the case by the Creditors' Committee as co-plaintiff.

            On May 10, 2004, the court held a scheduling conference in the case and set the following significant dates: by June 10, 2004, the parties must make their initial disclosures; a joint status report is due on August 26, 2004; a status conference is scheduled for August 30, 2004; the plaintiffs must submit any expert reports by December 1, 2004; the defendant must submit any expert reports by January 7, 2005; the discovery deadline is February 28, 2005; and the dispositive motion deadline is May 31, 2005.

            The Debtors expect that Adv. Proc. No. 03-5356 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and
04-4373.

            15. VIR Company, LLC. ("VIR"). VIR is located in Moscow, Russia and provides engineering services solely to Deluxe Pattern Acquisition Corporation, another company wholly-owned by Winget. Between June 17, 1999 and May 13, 2002, one or more of the Debtors transferred to VIR funds, of which $164,156 remains unpaid. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including VIR, Adv. Proc. No. 04-4373. Against VIR, the Debtors and the Creditors' Committee allege, among other things,

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claims to avoid and recover the amounts paid to VIR as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that no benefit was received in exchange for the transfers, the Debtors and the Creditors' Committee seek to avoid and recover the payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that VIR acted as the Debtors' alter ego such that VIR's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee further allege a cause of action for unjust enrichment for the transfers. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            16. Pompo Insurance & Indemnity Company, Ltd. ("Pompo"). Pompo is a Barbados, West Indies corporation, which is 100% owned by Venco Management Canada, Ltd., which is in turn owned by P.I.M. Management Company, dba PIM, Inc., a Michigan corporation wholly owned by Winget. At all relevant times herein, Pompo was to provide insurance coverage for the Debtors' self-insured workers' compensation and health programs, as well as Debtors' deductible exposures under all other corporate insurance policies. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Pompo, Adv. Proc. No. 04-4373. Against Pompo, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the amounts received by Pompo as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that no benefit was received in exchange for the transfers, the Debtors and the Creditors' Committee seek to avoid and recover the payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Pompo acted as the Debtors' alter ego such that Pompo's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee further allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to

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impose a constructive trust over certain assets owned by the defendants. The
Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

            17. Moldite, Inc. ("Moldite"). On November 16, 1999, Moldite and Venture Global Engineering, LLC ("Venture Global"), a company of which 50% is owned by Winget and Deluxe, signed an agreement to jointly develop and market a material for applications in both the automotive and other industries ("Venture Global Agreement"). The Debtors were not a party to the Venture Global Agreement. Pursuant to the Venture Global Agreement, Venture Global was to provide funding to Moldite until it was able to generate sufficient cash flow to operate on its own. Although not a party to the Venture Global Agreement, the Debtors transferred $600,000.00 to Moldite between November 29, 1999 and November 2, 2000. On April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, including Moldite, Adv. Proc. No. 04-4373. Against Moldite, the Debtors and the Creditors' Committee allege, among other things, claims to avoid and recover the amounts paid to Moldite. To the extent that no benefit was received in exchange for the transfers, the Debtors and the Creditors' Committee seek to avoid and recover the payments as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that Moldite acted as the Debtors' alter ego such that Moldite's assets and liabilities should be substantively consolidated with those of the Debtors. The Debtors and the Creditors' Committee further allege a cause of action for unjust enrichment for the transfers. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. The Debtors expect that Adv. Proc. No. 04-4373 will be procedurally consolidated with Adv. Proc. Nos. 03-5359, 03-5357, 03-5358, 04-4125, and 03-5356.

                  c.    OTHER PENDING ADVERSARY PROCEEDINGS

            1. Bank One, NA v. Venture Holdings Company LLC, et al., Adv. Pro. No. 04-4399. On April 13, 2004, Bank One, NA, in its capacity as Pre-Petition Agent on behalf of the Pre-Petition Lenders, commenced an adversary proceeding against Debtors and additional non-Debtor entities, including Venture Heavy Machinery Limited Liability Company, Venture Equipment Acquisition Company, Venture Real Estate Acquisition Company, Realven Corporation, Deluxe Pattern Corporation, Venture Real Estate, Inc., Venture Automotive Corporation, Farm & Country Real Estate Company, Patent Holding Company, and Venture Sales & Engineering Corp. (collectively, the "Non-Debtor Defendants"). In this action, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, seeks to foreclose on, and conduct judicially sanctioned sales of, certain

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collateral and mortgaged real property (the "Real Property") pledged by the
Non-Debtor Defendants to secure the Non-Debtor Defendants' guaranties of the obligations of Venture under the Existing Bank Facility. In connection with the foreclosure sales, the Pre-Petition Agent is seeking the appointment of a receiver to manage the Real Property in order to, inter alia, maintain and preserve the value of the Real Property pending foreclosure. Because the Debtors' have certain possessory and legal interests in the Real Property and other collateral, the Pre-Petition Agent is seeking to lift the automatic stay in order to conduct the foreclosure sales. The Debtors do not oppose the relief requested by the Pre-Petition Agent relative to foreclosure, provided that: (a) such relief is consistent with the Plan or any further plan of reorganization to which the parties' consent; and (b) such relief does not interfere with the Debtors' possessory rights to, or interests in, the Real Property and other collateral. Pursuant to the Settlement between the Creditors' Committee the Senior Lenders have agreed to refrain from proceeding in this action until June 30, 2004 (unless the Termination Date under the Contribution Agreement is extended or the Creditors' Committee agrees in writing to the contrary).

            2. CNH America, LLC v. Venture Industries Corp., Adv. Pro. No. 04-4427. On April 22, 2004, CNH America, LLC ("CNH") commenced an adversary proceeding against Venture Industries Corporation. CNH is a former customer of Venture Industries Corporation. Venture Industries Corporation supplied certain plastic parts to CNH, beginning in approximately June 2001. In July 2003, CNH ceased buying the majority of the subject Parts from Venture Industries Corporation, and transferred production of those Parts to a substitute supplier. In CNH's complaint, CNH seeks to compel Venture Industries Corporation to return to CNH certain CNH-owned tools, molds, and dies (the "Tooling") that Venture Industries formerly used in connection with its manufacture of parts for CNH. CNH also moved the Bankruptcy Court to compel the return of the Tooling. On May 12, 2004, Venture Industries Corporation filed its answer and affirmative defenses to CNH's complaint, along with its brief in opposition to CNH's motion, and a counterclaim. Venture Industries Corporation's defends against CNH's claim on the basis of Venture Industries Corporation's valid possessory lien on the Tooling. In addition, as alleged in Venture Industries Corporation's counterclaim, approximately $589,315 remains due and owing to Venture Industries Corporation for parts that were delivered to CNH and accepted by CNH, for which CNH has refused to pay Venture Industries Corporation. Moreover, approximately $231,040 remains due and owing by CNH to Venture Industries Corporation for specialized raw materials, work-in-process, finished goods inventory, and related hardware that were purchased or maintained by Venture, but were rendered obsolete as a result of a transfer of production to the substitute supplier. At a hearing held on May 20, 2004, the Court granted a request by CNH for the return of its tooling, conditioned upon delivery of an irrevocable letter of credit or surety bond in the amount of $657,000.

                  d.    ADDITIONAL POTENTIAL CAUSES OF ACTION AGAINST THIRD
                        PARTIES

The Debtors have identified potential causes of action against third parties that have not been filed but are being investigated by the Debtors at this time. Causes of Action to be transferred to the Creditors' Trust will be more specifically listed as Avoidance Actions

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on Exhibit B to the Plan. Additional Causes of Action to be retained by the
Reorganized Debtors are listed here and may also be listed in the Plan. A summary of many of such potential causes of action, which are preserved, is set forth below.

                  1. CLAIMS RELATING TO WINGET AFFILIATES AND WINGET AFFILIATE TRANSACTIONS

The Debtors reserve the right to pursue any and all Claims or Causes of Action, including fraud, against professionals, including lawyers and accountants, in connection with the creation of the Winget Affiliates and the effectuation of their transactions with the Debtors. Specifically, the Debtors will investigate whether the Debtors have any claims or causes of action against Deloitte & Touche ("Deloitte") in connection with Deloitte's role as the Debtors' auditors. The Debtors will commence litigation necessary to enforce their claims, if any, against Deloitte. The Debtors will also investigate whether the Debtors have any claims or causes of action against any person or entity which provided fairness opinions in connection with the Debtors-Winget Affiliate transactions, including Stout Risius Ross.

                  2.    CLAIM AGAINST FORMER GRAND BLANC FACILITY EMPLOYEE

The Debtors will investigate whether the Debtors have claims or causes of action against one of their former employees at the Debtors' Grand Blanc facility who the Debtors believe may be responsible for accounting irregularities that were disclosed by the Debtors and confirmed by the Debtors' forensic accountants, Doeren Mayhew.

                  3.    CLAIM AGAINST LINDEN CREEK ENTERPRISES, LLC

The Debtors entered into a confidential settlement agreement with General Motors with respect to various claims concerning the Debtors' scrap materials. While the Debtors paid the amounts due in connection with the settlement agreement, Linden Creek Enterprises, LLC ("Linden Creek") was the party involved in the actions which were the subject of the claims. Accordingly, the Debtors will investigate whether the Debtors have claims or Causes of Action against Linden Creek.

                  4. CLAIM AGAINST PARTIES IDENTIFIED IN PATENT HOLDINGS COMPANY V. DELPHI AUTOMOTIVE SYSTEMS CORPORATION, CASE NO. 99-76013

The Debtors will investigate whether the Debtors have claims or further Causes of Action against third parties who may be infringing on Patent Holdings Company's patents, which are subject to Venture's license rights.

                  5.    CLAIM AGAINST PATENT HOLDINGS COMPANY FOR ATTORNEYS'
                        FEES

Venture is absorbing the cost of various lawsuits against Delphi Automotive Systems Corporation ("Delphi") and others, including Autoliv ASP, Inc. and Autoliv Inc., to

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protect its license rights granted by Patent Holdings Company. Out of any recovery against any party to such litigation, including Delphi, or otherwise, Venture will have a claim for out-of-pocket legal and other costs incurred in prosecuting these Claims.

                  6.    CLAIMS AGAINST WINGET, WINGET AFFILIATES AND THIRD
                        PARTIES

The Debtors reserve the right to pursue any and all Claims or Causes of Action against Winget, Winget Affiliates and third parties that are discovered during the course of the litigation described in the this Article IV.

                  7. REIMBURSEMENT OF EXPENSES AND POTENTIAL BREACH OF DUTY OR OTHER CLAIMS AGAINST WINGET AND VENTURE ALABAMA

The Debtors reserve the right to pursue any and all Claims or Causes of Action, including claims for reimbursement of expenses, breach of duty, quantum meruit, interference with contract, or other claims, against Winget or Venture Alabama relating to the Hyundai Contract, or any breaches of the Contribution Agreement.

                  8. REIMBURSEMENT, CONTRIBUTION OR OTHER CLAIMS AGAINST GERMAN SUBSIDIARIES AND OTHER THIRD PARTIES

The Debtors reserve the right to pursue any and all Claims or Causes of Action against Peguform or any of the other German Subsidiaries, or any entity or third party in connection with the German Insolvency Proceeding, including claims for reimbursement or contribution for amounts paid to TRW in the event the Court permits the setoff of the Peguform Amount.

                  9.    FEDERAL-MOGUL CLAIMS

The Debtors reserve the right to pursue any and all Claims or Causes of Action against Federal-Mogul or its present or former parent, subsidiary or affiliate entities, including but not limited to the claims discussed in or relating to Venture's proof of claim filed on or about February 28, 2003 in the case In re Federal-Mogul Global Inc., T&N Limited et al., Case No. 01-10578, pending in the United States Bankruptcy Court for the District of Delaware, including but not limited to secured and unsecured claims for unpaid tooling and parts totaling $752,336.80 and any breach of contract claims.

                  10.   INTELLECTUAL PROPERTY CLAIMS

The Debtors reserve the right to pursue any and all Claims or Causes of Action with respect to the Debtors' rights to intellectual property such as patents, trademarks, copyrights, trade secrets, trade dress, etc., including but not limited to infringement, misappropriation, and royalty claims.

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                  11.   COUNTERCLAIMS

The Debtors reserve the right to pursue any and all Claims or Causes of Action which may be counterclaims, including but not limited to counterclaims against creditors asserting claims against the Debtors or their estates, whether or not the amount asserted in the counterclaim exceeds the amount of the claim.

                  12.   RESERVATION OF OTHER CLAIMS OR CAUSES OF ACTION

The Debtors reserve, through the Plan, all Causes of Action, Claims, litigation and similar rights, including but not limited to those described in the Debtors' schedules and statement of financial affairs, as amended from time to time, this Disclosure Statement or in the Plan, or in exhibits to any of the foregoing.

      C.    LITIGATION

As of the Petition Date, the Debtors were not involved in any material litigation other than the adversary proceedings listed herein, the litigation listed below or non-material matters, such as employment litigation with potential exposure in each case less than $100,000. The Debtors are preserving all of their Claims and Causes of Action (including those that are being transferred to the Creditors' Trust and the Creditors' Warrant), including those arising under commercial purchase orders, such as those relating to pricing issues, offsets and the like. All of the following Causes of Action (and any other Cause of Action against any other Winget Affiliate), to the extent one of the Debtors is the plaintiff, will be preserved.

            1. Venture Industries et al. v. Himont U.S.A. et al., United States Court of Appeals, 6th Circuit, Case No. 02-2172; 02-2194 (Dist. Ct. No. 93-70415). Venture Industries sued Himont (n/k/a Bassell U.S.A.) for direct and consequential damages based on Himont's delivery to Venture Industries of defective product. Direct damage claims were arbitrated and settled between Venture Industries and Himont, which was confirmed by the district judge. Himont filed a motion to dismiss the consequential damage claim, which the Sixth Circuit referred to its merits panel. If the court finds that Venture Industries is entitled to consequential damages, the case would be remanded to the trial court for a jury trial to determine the amount of consequential damages owed to Venture Industries as a result of Himont's direct damage behavior. Venture Industries' experts calculate that the damages and accrued statutory interest relating to the two consequential damage claims potentially worth several million dollars. In addition, Venture Industries claims it is entitled to interest from the date of filing.

            2. Venture Corporation (as successor to Bailey Corporation) v. ITT Automotive Inc., Oakland County, Michigan Circuit Court, File No. 98-003510-CK. Venture Corporation's allegation is based on the theory of quantum meruit for goods. Venture Corporation claims that ITT Automotive and Venture Corporation entered into a year to year purchase agreement and that as to the years in question, ITT Automotive either agreed to pay fair price for the product, or in the alternative, there was no

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agreement as to price. ITT assets are worth approximately $3.0 million. The case was mediated for $2.8 million. The parties have agreed to arbitrate their claims.

            3. Venture Industries Corporation, Vemco, Inc., Patent Holding Company and Winget v. Autoliv ASP, Inc. and Autoliv, Inc., Case No. 99-75354 and American Arbitration Case No. 14 133 02472 01. The civil matter is pending in the Eastern District of Michigan Federal Court before Judge Cohn. Plaintiffs claim that both defendants breached certain terms of a Cross License Agreement and a Supply Agreement (the "Civil Case"). In the Civil Case, Plaintiffs contended that Defendants breached the Supply Agreement by not awarding business to the Plaintiff as provided for in the Supply Agreement. Plaintiffs also contend that the Cross License Agreement was terminated as of such breach. Plaintiffs have received a jury verdict in the amount of $27 million, but the Defendants filed an appeal of such verdict with the U.S. Court of Appeals for the 6th Circuit in March 2004. On April 12, 2004, Plaintiffs filed a cross appeal of an order granting summary judgment to the Defendants on certain claims as well as the denial of prejudgment interest on the verdict amount. The arbitration case involves the validity and ownership of various patents that are the subject of the Cross-License Agreement. If the Plan is confirmed and becomes Effective, all of the proceeds of the arbitration proceeding will inure to the benefit of Venture Delaware.

            4. Patent Holding Company v. Delphi Automotive Systems Corporation, Case No. 99-76013. Plaintiff, Patent Holding Company, claims that Defendant, Delphi, is infringing three of its basic patents involving air bag cover technology. Plaintiff believes that this patented technology is vital to the air bag industry. Therefore, a victory against Delphi may compel Delphi either to pay Plaintiff a royalty so that Delphi can continue to manufacture airbag covers on its own, or induce Delphi to enter into a contract with Debtors under which Debtors will produce air bag covers for Delphi, given the Debtors' cost-free license. It appears that Delphi's defense will mainly rest on its claim that Venture offered the inventions for sale more than one year before the patent applications were filed. Plaintiff's counsel believes that there is evidence to defeat this defense.

            Moreover, if Plaintiff prevails, Plaintiff will have set the stage for suits against other potential defendants who are similarly infringing Plaintiff's patents. Such suits could also compel similarly situated defendants to pay royalties to the Debtors or to contract with the Debtors for the manufacture of airbag covers. Venture is absorbing the costs of this patent infringement suit against Defendant to protect its license rights granted by Patent Holding Company. To the extent of any recovery against Delphi, the Debtors will be reimbursed for their out-of-pocket legal and other costs incurred in prosecuting the claim.

            The discovery schedule and trial date in the case have been stayed pending the Court's rulings on a number of claim-construction issues. In December 2003, Judge Cohn made a ruling on one of the claim-construction issues. In April 2004, a Special Master issued Reports and Recommendations regarding claim construction issues involving each of the three patents. Plaintiff has moved for the adoption of the Special Master's Reports and Recommendations with respect to two of the patents, and for the

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modification and adoption of the Report and Recommendation with respect to the third patent. On April 21, 2004, Delphi petitioned Judge Cohn requesting that he review the Special Master's Reports and Recommendations.

            The parties have agreed to mediate this case and have selected a mediator. Delphi, however, refuses to move forward with mediation until after a final determination has been rendered with respect to claim construction.

The following litigation, in which one or more Debtors are defendants, was pending prior to the Petition Date, and, except as noted below, has been stayed:

            1. Orix Capital Markets, et al v. Venture Company LLC, Federal District Court, Eastern District of Michigan, 02-CV-74554. Filed November 14, 2002. Orix, one of Venture's Pre-Petition Lenders, sued Venture for breach of contract and fraud in Texas state court, but dismissed the case and refiled in federal court in Michigan. Orix seeks rescission of its loan agreement and return of $6,370,000 loaned to Venture. Venture believes Orix has sold its loan for a substantial amount, thus significantly limiting its damages. Any claim that Orix has against Debtors will be a Class 3 Claim and should be satisfied by the treatment of such claims described herein. If for any reason such claim is not satisfied through the Class 3 treatment, such claim will be a Class 5 Claim.

            2. Siemens Financial Services GmbH v. Venture Company LLC, Macomb County Circuit Court, Case No. 02-4315 CK. Siemens is seeking approximately $12.6 million in damages pursuant to a guaranty signed by Venture in connection with the sale of accounts receivable to Siemens from Peguform. Siemens seeks to recover on a first notice guarantee which Siemens required Venture to execute, on behalf of Peguform, arising from Siemens and Peguform entering into a certain Receivables Purchase Agreement. Siemens alleges that Peguform has defaulted under the agreement and therefore, as guarantor, Venture should pay Siemens. According to German counsel, defenses are available to Venture. If Siemens should prevail, any judgment would be in excess of $10.0 million depending upon the exchange rate but would be net of any recovery that Siemens would have from Peguform or its customers. Such claim would be a Class 5 Claim.

            In order to counter the Siemens claim and defend itself, Venture has considered filing an action against Peguform for indemnification, alleging that if Venture should be found liable, such liability arises from the action and default of Peguform and thus Peguform must indemnify Venture. Should Venture be found liable to Siemens, Venture should recover from Peguform (assuming that the German Insolvency Proceeding does not prohibit such recovery). In addition, Debtors believe they have other defenses to the validity of the guaranty.

            3. Cooper-Standard Automotive v. Venture Industries Corporation, Macomb County Circuit Court, Case No. 02-5461-CK. Cooper-Standard Automotive

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("Cooper") has alleged that Venture Industries Corporation owes it approximately
$445,000. Venture disputed the charges. Discovery had just begun in this matter. Venture believes that it has defenses to payment including that such amounts are not recoverable pursuant to the agreements and rules with suppliers. Any Claim that Cooper has against the Debtors will be a Class 5 Claim.

            4. U.S. E.P.A. v Vemco, Inc. The United States Environmental Protection Agency commenced an administrative complaint under Section 113 of the Federal Clean Air Act, against Vemco, as owner of Venture Grand Rapids. This complaint sought civil penalties against Vemco in the amount of $460,945. Substantial defenses to the underlying violations did not exist. However, substantial defenses to the amount of the penalty do exist. USEPA and Vemco engaged in negotiations over the amount of the penalty which was reduced to a consent judgment of $225,000. This matter was not subject to the automatic stay. The parties entered into a Consent Judgment and Debtors are seeking approval of that settlement. In a companion matter (Venture Grand Rapids v. State of Michigan et. al, Kent County Circuit Court, File No. 00-11928-AA), Venture Grand Rapids is requesting an order allowing it to use Emission Reduction Credits ("ERC's") it purchased as a license to allow it to discharge into the air emissions which would otherwise be in violation of air pollution standards. Venture's claim is based on a literal reading of the statute and a strict application of the statute to the issue of whether or not the State has a right to refuse to allow ERC's to be used as Venture used them. This companion case was stayed pending resolution of the violations raised by USEPA in its administrative case and has now been dismissed with the USEPA settlement.

            5. Dow Chemical v. Venture Industries Corporation, Kent County Circuit Court, Case No. 02-08960 CK. Dow is seeking approximately $1.6 million in damages for an unpaid pre-petition account and Venture Industries Corporation is seeking approximately $5.4 million in damages as a result of Dow's contract breach. The case is in early stages of discovery. Any Claim that Dow Chemical has against Venture Industries will be a Class 5 Claim.

VII.  SIGNIFICANT POST-PETITION ACTIONS

The Case commenced on March 28, 2003 (the "Petition Date"), and the following actions describe significant actions taken after such date.

      A.    RETENTION OF PROFESSIONALS

Since the Petition Date, the Debtors have continued to operate their businesses in the ordinary course as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code.

Both before and after the Petition Date, the Debtors have taken actions to stabilize their operations. The Debtors' management actively and regularly contacts its customers, vendors and other business partners to assure them that the Case will not adversely affect the Debtors' ability to operate and honor trade terms. At the same time, management has

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addressed and will continue to address the many emergencies and other matters which are incidental to the commencement of a complex chapter 11 case, including responding to a multitude of inquiries by employees, unsecured Creditors, the Creditors' Committee and its Professionals and others.

For purposes of representation of the Debtors in the Case, the Debtors retained Professionals, including, without limitation, (i) the law firm of Foley & Lardner LLP, Detroit, Michigan, who succeeded Dykema Gossett PLLC as general bankruptcy counsel; (ii) Conway Mackenzie & Dunleavy ("CMD"), Birmingham, Michigan, as chief restructuring officer, and (iii) Jefferies and Company, Inc. ("Jefferies"), New York, New York, as investment bankers. In addition, the Debtors have retained numerous other professionals to act as special counsel in limited matters. Further, the Debtors retained Doeren Mayhew to act as a forensic accountant to investigate causes of action against Winget and the Winget Affiliates.

The Post-Petition Agent required the employment of a chief restructuring officer of the Debtors. CMD assumed the role of chief restructuring officer of the Debtors, and, in that capacity, has the full power and primary authority to formulate and negotiate proposals for a financial restructuring of the Debtors and to submit such proposals to the restructuring committee of the Debtors for consideration. CMD has the power and authority to meet with the Debtors' restructuring committee, or the entire boards of directors or managers, as the case may be, of the Debtors without others present. Additionally, CMD has the power and authority to communicate with Creditors of the Debtors.

Together with their petitions for relief, the Debtors filed a number of "first day" motions on the Petition Date and have filed or expect to file various other motions seeking orders from the Court as listed on Exhibit E (the "Motions"). Each of the first day Motions was granted, in whole or in part, by the Bankruptcy Court.

      B.    CASE ADMINISTRATION

            1.    BAR DATE AND VOTING

In accordance with Bankruptcy Rules 3003(c) and 9029, by order dated August 29, 2003 the Bankruptcy Court established October 15, 2003 as the Claims Filing Bar Date, subject to certain exceptions described in the order. Due to an error by the claims agent, the Debtors obtained an order extending the Claims Filing Bar Date to December 15, 2003 (the "Bar Date") and the Debtors will not object to any Claims filed before that date as being late filed. The Debtors sent new Claims packages to Creditors to explain the error and provide directions for filing a Proof of Claim.

Pursuant to Bankruptcy Rule 3003(c)(2), any Creditor: (a) whose Claim (i) was not scheduled by the Debtors or (ii) was scheduled as disputed, contingent or unliquidated, and (b) who failed to file a Proof of Claim on or before the Bar Date, will not be treated as a Creditor with respect to that Claim for purposes of voting on the Plan or receiving a distribution under the Plan. Further, unless a Proof of Claim is filed on or before the Bar

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Date, the Claim amount listed in the Debtors' Schedules is dispositive.
Simultaneously with filing this Disclosure Statement, Debtors also filed a Motion to establish detailed procedures with respect to voting on the Plan. Any order resulting from such Motion will be provided to constituencies along with the approved Disclosure Statement at the appropriate time.

If the Plan is confirmed, the Debtors will have up to 180 days from the Effective Date to file any Claim objections, provided that such date may be extended.

      C.    DEBTOR IN POSSESSION FINANCING

Venture arranged for post-petition financing pursuant to the Post-Petition Credit Agreement, dated as of March 28, 2003, as amended by the First Amendment to Post-Petition Credit Agreement, dated as of August 12, 2003 (the "Initial DIP Agreement"). An interim order approving the Initial DIP Agreement was entered by the Bankruptcy Court on April 4, 2003, and a final order approving the Initial DIP Agreement was entered by the Bankruptcy Court on May 1, 2003. The Initial DIP Agreement was amended and restated pursuant to the Amended and Restated Post-Petition Credit Agreement, dated as of January 7, 2004 (as amended, the "A&R DIP Agreement", together with all related documents and security instruments, the "Existing DIP Facility"). The A&R DIP Agreement has been amended numerous times to the date hereof to, among other things, (i) make mutually acceptable changes, (ii) increase the interest rate of, and remove the Eurodollar option for borrowing on, the loans and (iii) extend the deadline for delivery of certain items. An interim order approving the Existing DIP Facility was entered by the Bankruptcy Court on December 22, 2003 and a final order approving the Existing DIP Facility was entered by the Bankruptcy Court on January 9, 2004 (the "Existing DIP Order").

Under the Existing DIP Facility, the financial institutions party thereto (the "Existing DIP Lenders") have extended post-petition credit to Venture in an aggregate amount not to exceed $55.0 million, $30.0 million of which is in the form of term loans and $25.0 million of which is in the form of revolving loans (which revolving loan amount includes a $5.0 million sublimit for letters of credit). Borrowings are made against a borrowing base formula comprised of eligible accounts receivable, eligible inventory and eligible equipment and real property, less certain reserves. Revolving Loans under the Existing DIP Facility may be repaid and reborrowed in accordance with the terms of the Existing DIP Facility.

The principal amount of each loan under the Existing DIP Facility currently bears interest at (i) the sum of the higher of (x) the rate announced by Bank One, N.A. from time to time as its prime rate and (y) the federal funds rate plus 0.5% and plus (ii) 5.0% per annum. Interest is payable on the last day of each calendar month (each such date, a "Payment Date").

In addition, the Existing DIP Facility requires Venture to pay to Black Diamond Commercial Finance, L.L.C. ("BDCF"), as Post-Petition Administrative Agent (the "Post-Petition Agent"), for the ratable benefit of the Existing DIP Lenders (i) on each

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Payment Date (a) a nonrefundable commitment fee equal to 0.75% per annum of the unborrowed commitment amount, and (b) a letter of credit fee equal to 4.50% per annum of the maximum amount available to be drawn under all letters or credit issued and outstanding and (ii) on January 7, 2004 and the last day of each successive calendar quarter, a $25,000 facility fee.

Venture is also obligated to pay to Bank One, NA (i) in its capacity as issuer of any letters of credit, an issuance fee of 0.375% per annum on the average daily undrawn amount under each letter of credit, which amount is payable in arrears on each Payment Date and (ii) in its capacity as servicer under the DIP Facility on January 7, 2004 and the last day of each successive calendar quarter, a $25,000 servicing fee.

The Post-Petition Agent, for the benefit of the Existing DIP Lenders, was granted Enhanced Priority (as defined in the Existing DIP Facility) liens upon all of the currently owned and after acquired property of Venture and the Domestic Subsidiaries, subject to (i) Permitted Liens (as defined in the Existing DIP Facility) that are non-avoidable, valid and perfected as of the Petition Date, to the extent that such Permitted Liens would have priority over the liens of the Pre-Petition Lenders as of the Petition Date, (ii) Permitted Liens specifically allowed for under the Existing DIP Facility, and (iii) fees and expenses allowed under the Carve-Out (as defined in the DIP Facility), and excluding recoveries under Causes of Action asserted under Chapter 5 of the Bankruptcy Code (such as preference actions), which causes of action are being preserved and transferred to the Creditors' Trust and Creditors' Warrant. The Pre-Petition Lenders have consented to the grant of a priming lien to the Existing DIP Lenders.

The Domestic Subsidiaries and Deluxe have guaranteed the obligations of Venture under the Existing DIP Facility. The guaranty of the Existing DIP Facility is similar in form and substance to that given by the Domestic Subsidiaries to the Pre-Petition Lenders in connection with the Existing Bank Facility.

In addition, in connection with the A&R DIP Agreement, Winget and the Affiliate Guarantors guaranteed the obligations of Venture under the Existing DIP Facility. The Affiliate Guarantors granted liens in their respective assets and pledged the stock of certain of their subsidiaries to secure their guaranty obligations and Winget pledged 100% of his ownership in each of the Affiliate Guarantors to secure his guaranty obligations. The guaranty of the Existing DIP Facility by Winget and the Affiliate Guarantors is similar in form and substance to that given by Winget and the Affiliate Guarantors to the Pre-Petition Lenders in connection with the Existing Bank Facility. The Pre-Petition Lenders have consented to the grant of a priming lien to the Existing DIP Lenders with respect to this additional pledged collateral.

On May 11, 2004, the Debtors filed their Motion For An Order (I) Authorizing Debtors To Enter Into Senior Post-Petition Credit Agreement And Obtain Post-Petition Financing Pursuant To Sections 363, 364 And 105 Of The Bankruptcy Code, (II) Granting Senior Liens, Security Interests, And Superpriority Claims,
(III) Authorizing The Conversion Of Certain Revolving Credit Obligations Into Term Loan Obligations, (IV) Authorizing The

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Debtors To Enter Into Modifications Of Certain Customer Agreements, And (V)
Granting Related Relief (the "Senior DIP Motion"). The hearing to consider the Senior DIP Motion is scheduled for June 3, 2004. While there can be no assurances that the Court will approve the Senior DIP Motion, the Plan is premised on such approval.

The Senior DIP Motion seeks to approve a new senior post-petition credit agreement consisting of revolving credit loans in the aggregate amount of $25,000,000 (the "Senior DIP Facility") in favor of the Debtors and to amend the A&R DIP Agreement to, among other things, prohibit new loans (but to leave existing borrowings outstanding) and to extend the scheduled termination agreement of such agreement to December 31, 2004 (consistent with the Senior DIP Facility). Additionally, the Senior DIP Motion seeks authority for the Debtors to pay fees and costs in association with the preparation, execution and delivery of the documentation of the Senior DIP Facility and the amendment of the A&R DIP Agreement. The DIP Motion also seeks authority and approval for the Debtors to grant liens to Senior DIP Facility lenders (the "Senior DIP Lenders") that will be senior to the liens securing the Existing DIP Facility, the Third Priority Liens (defined below), the liens securing the Existing Bank Facility, and all other liens subject only to the Carve-Out (as defined in the Senior DIP Facility). Additionally, the Senior DIP Facility obligations are, subject to the above-referenced Carve-Out, entitled to superpriority status pursuant to section 364(c)(1) of the Bankruptcy Code.

In addition, the Senior DIP Agreement will require Venture to pay to the Senior Post-Petition Agent for the ratable benefit of the Senior DIP Lenders on each Payment Date (i) a nonrefundable commitment fee equal to 0.50% per annum of the unborrowed commitment amount, and (ii) a letter of credit fee equal to 4.50% per annum of the maximum amount available to be drawn under all letters of credit issued and outstanding.

Venture will also obligated to pay to Bank One, NA, in its capacity as issuer of any letters of credit, an issuance fee of 0.375% per annum on the average daily undrawn amount under each letter of credit, which amount is payable in arrears on each Payment Date.

The Domestic Subsidiaries will guarantee the obligations of Venture under the Senior DIP Agreement. The guaranty will be similar in form and substance to that given by the Domestic Subsidiaries to the Pre-Petition Lenders in connection with the Existing Bank Facility and to the DIP Lenders in connection with the DIP Facility. Winget and the Affiliate Guarantors will not guarantee the obligations of Venture under the Senior DIP Agreement.

The Senior DIP Motion also seeks authority and approval for the Debtors to grant liens to the Senior DIP Lenders that will be senior to (i) the liens securing the Existing DIP Facility, (ii) the Third Priority Liens (defined below), (iii) the liens securing the Existing Bank Facility, and (iv) all other liens, subject only to (a) a carve-out for fees required to be paid to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court, (b) any allowed fees and disbursements of professionals retained by the Debtors and by not more than two statutory committees

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appointed in the Debtors' chapter 11 cases, and (c) the allowed expenses of any member of such committees under section 503(b)(3)(F) of the Bankruptcy Code. Additionally, the Senior DIP Agreement obligations shall, subject to the above-referenced carve-out, be entitled to superpriority status pursuant to section 364(c)(1) of the Bankruptcy Code.

The Senior DIP Agreement is conditioned upon, inter alia, the Bankruptcy Court's order that for each dollar provided to the Senior DIP Revolver by a Pre-Petition Lender, an equal amount of such Pre-Petition Lender's claims against the Debtors from the Existing Bank Facility (the "Third Priority Indebtedness") will be granted (i) a third priority lien on substantially all assets of the Debtors and
(ii) an administrative priority claim, senior to the liens and claims granted to secured obligations under the Existing Bank Facility, but junior to the liens and claims granted to secured obligations under the Senior DIP Agreement and the DIP Facility (the "Third Priority Liens"). In addition, the Senior DIP Agreement term sheet calls for a grant of a lien on all of the debtors' avoidance actions, including the Extinguished Actions and certain Retained Actions in favor of the Senior DIP Lenders.

Should the Bankruptcy Court confirm a reorganization plan for the Debtors that is premised upon and effectuates the Contribution Agreement and that plan becomes effective, the Third Priority Liens will become automatically null and void and the indebtedness previously secured by the Third Priority Liens will revert to pre-petition secured indebtedness. Additionally, notwithstanding section 1129(a)(9)(A) of the Bankruptcy Code and the fact that the Senior DIP Lenders holding claims pursuant to the obligations under the Third Priority Lien provision (the "Third Lien Lenders") will be granted superpriority administrative claim status, the Third Lien Lenders have agreed that any treatment of the Third Priority Lien claims under any plan of reorganization filed by the Debtors that is not premised upon the enforcement of the Contribution Agreement will not require the unanimous consent of the Third Lien Lenders and will instead be approved upon the consent of the Third Lien Lenders that hold at least 2/3 of the amount and are at least 1/2 in number of the holders of such claims.

On the Effective Date, all amounts then outstanding under the Senior DIP Agreement and the DIP Facility will be repaid in full in cash with borrowings under the Exit Financing Facility.

      D.    AGREEMENTS WITH CERTAIN CUSTOMERS

            1.    OMNIBUS ACCOMMODATION AGREEMENT

On March 31, 2003, the Debtors entered into an Omnibus Accommodation Agreement with GM, Ford and DaimlerChrysler (GM, Ford and DaimlerChrysler are referred to collectively as the "Customers"), the Pre-Petition Agent and the Post-Petition Agent, which Omnibus Accommodation Agreement was amended pursuant to a letter agreement (the "Letter Agreement") dated as of December 19, 2003 (as amended, the "Accommodation Agreement"). The Accommodation Agreement provides, among other things, that the Customers will (a) suspend their rights to setoff claims that they may have for special or consequential damages against the Debtors, in order to support higher

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advance rates against eligible receivables from the DIP Lenders under the DIP
Facility, (b) purchase inventory from the Post-Petition Agent or the Debtors, under circumstances described in the Accommodation Agreement, in order to support higher advance rates against eligible inventory from the DIP Lenders under the DIP Facility, and (c) not resource current contracts with the Debtors, so long as conditions described therein are satisfied, until the earlier of (i) June 30, 2004 or (ii) the occurrence of stated events which materially affect the Customers' willingness to continue the non-resourcing provisions. In exchange for these accommodations, the Post-Petition Agent for the Pre-Petition Lenders and the DIP Lenders agreed to forbear from exercising certain rights under the Existing Bank Facility for defaults in existence at the time of the Accommodation Agreement, subject to certain limitations. The Debtors anticipate that the Accommodation Agreement and the Access and Security Agreement described below will be extended.

            2.    ACCESS AND SECURITY AGREEMENT

As additional consideration for the Customers to enter into the Accommodation Agreement, the Debtors entered into the Access and Security Agreement, dated March 31, 2003 with the Customers, which was amended by the Letter Agreement (as amended, the "Access Agreement"). Pursuant to the Access Agreement, among other things, the Debtors granted to the Customers a subordinate (to the Pre-Petition Lenders and the DIP Lenders) security interest in all of their assets necessary for the production of the parts covered by the purchase orders with the Customers. In addition, the Debtors agreed to provide the Customers with access to all of their facilities, equipment, raw materials and employees necessary to produce such parts for a period of up to 360 days, upon the occurrence of certain stated events which materially affect the ability of the Debtors to continue to produce the parts covered by such purchase orders. Such access also includes a granting of a non-exclusive license by the Debtors to the Customers with respect to the Debtors' intellectual property relating thereto for the purpose of producing parts during the access period. Upon the exercise of its access rights, among other things, a Customer is responsible for (a) purchasing the inventory as provided in the Accommodation Agreement and (b) paying the allocated overhead expenses otherwise incurred by the Debtors in the production of such parts. The Access Agreement is generally co-terminous with the Accommodation Agreement, subject to any extension due to any exercise by a Customer of the access rights.

            3.    INSTANT PAYMENT TERMS AGREEMENT

In October 2002, the Debtors and the Customers entered into the Instant Payment Terms Agreement (the "Instant Payment Terms Agreement"). The Instant Payment Terms Agreement provides that, upon notice by the Debtors of the need for instant payment terms, each Customer will make payment to the Debtors for shipments and production of Component Parts (as defined therein) on an expedited basis in exchange for a 2% discount for costs associated with the accelerated payment so long as the conditions therein are satisfied. The Debtors also agreed to build inventory banks at the Customers' request. Furthermore, the Instant Payment Terms Agreement contains certain acknowledgments and agreement with respect to rights to and interest in Tooling (as

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defined therein) used in the production of the Customers' Component Parts.
Although the Instant Payment Terms Agreement technically has expired, the Customers and the Debtors have continued to adhere to its terms as though it were in full force and effect.

            4.    2002 GENERAL MOTORS ACCOMMODATION AGREEMENT

In October, 2002, the Debtors and GM entered into an Accommodation Agreement (the "GM Accommodation Agreement") whereby GM agreed to advance payment on certain tooling programs and the Debtors agreed to settle and release GM from certain claims as more specifically defined in the GM Accommodation Agreement. In mid-year 2003, the Debtors completed work on certain tooling programs for which GM had issued purchase orders (the "Tooling Purchase Orders") and invoiced GM in the ordinary course of Debtors' business (the "Tooling Invoices"). The Tooling Invoices total $2,338,860. Upon receipt of the Tooling Invoices, GM advised that GM's obligations under the Tooling Purchase Orders and Tooling Invoices were released pursuant to the GM Accommodation Agreement. The Debtors contend that the release did not relieve GM from its obligations under the Tooling Invoices and Tooling Purchase Orders. The Debtors and GM have had several meetings to negotiate a resolution of this disputed issue. The Debtors and GM are finalizing the documentation of a Mutual Settlement Agreement and Release, whereby, subject to court approval, GM would pay the Debtors the sum of $800,000, and the Debtors would agree and acknowledge that upon receipt of such payment, title in and to all tooling referenced in the Tooling Purchase Orders and Tooling Invoices would automatically vest in GM, free and clear of all liens, claims and interest. Further, the Debtors would release GM from any and all demands, causes of action and claims arising from or related to the Tooling Purchase Orders or Tooling Invoices. The Debtors will file a motion to approve such settlement agreement promptly after its execution.

            5.    MODIFICATIONS TO CUSTOMER AGREEMENTS UNDER THE SENIOR DIP
                  MOTION

Pursuant to the Senior DIP Motion, the Debtors have sought authorization to enter into certain modifications to the Accommodation Agreement, the Access Agreement and the Instant Payment Terms Agreement, which, among other things, extends the scheduled termination of such agreements to December 31, 2004, subject to the occurrence of certain events. In addition, pursuant to the Senior DIP Motion, the Debtors sought the Court's confirmation that (i) under the Access Agreement, upon the occurrence of a Default (as defined therein), any one or more of the Customers (or their designee) is permitted to exercise the Right of Access (as defined in the Access Agreement) without notice or further order of the Bankruptcy Court and (ii) under the Accommodation Agreement, upon the occurrence of a Trigger Event (as defined therein) the agent for the Senior DIP Lenders, the Post-Petition Agent, and the Pre-Petition Agent shall have the right, without further order of the Bankruptcy Court, to sell the inventory governed by such agreement to the Customers pursuant to the terms of the Accommodation Agreement.

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      E.    CONTRIBUTION AGREEMENT AND THE FORMATION OF VENTURE DELAWARE

On or about September 22, 2003, the Debtors entered into the Contribution Agreement with Larry J. Winget, the Larry J. Winget Living Trust and the Other Transferors Named therein. A fully executed copy of the Contribution Agreement is attached to the Plan as Exhibit D. All terms not specifically defined in this Section or in the Plan will have the meaning attributed to them in the Contribution Agreement.

Pursuant to the Contribution Agreement, upon the fulfillment of certain conditions precedent, which include, without limitation, Confirmation of the Plan, the Transferors shall assign, transfer and convey to Venture Delaware and Venture Holdings shall cause Venture Delaware to accept from the Transferors, all of the Transferors' right, title and interest in, to and under the Equity Interests (as defined in the Contribution Agreement, the "Transferred Equity Interests") and the Transferred Assets. In consideration for the transfer of the Transferred Equity Interests and Transferred Assets, Venture Delaware will assume certain liabilities associated with the Transferred Assets and issue to the Transferors 100% of the Common Membership Interests (the "Winget Interests"), subject to dilution upon the exercise of the Creditors' Warrant.

The Contribution Agreement contains representations and warranties made by the Transferors with respect to the Transferred Winget Entities and the Transferred Assets, including certain customary representations and covenants regarding power and authority and ability to effectuate the transactions contemplated in the Contribution Agreement.

The Contribution Agreement contains certain conditions to the obligations of the Transferors to perform under the Contribution Agreement. Among other conditions, the Contribution Agreement provides that Plan must be feasible under Section 1129(a)(11) of the Bankruptcy Code and that the plan as confirmed cannot contain modifications from the Original Plan which are materially adverse to the Transferors taken as a whole.

The Contribution Agreement provides the parties with certain termination rights. Such termination rights include the right of either the Transferors or Venture Holdings (with the consent of the Pre-Petition Agent) to terminate the Contribution Agreement if the Closing Date does not occur prior to June 30, 2004; provided, however, that the right to terminate the Contribution Agreement if a Closing Date does not occur by June 30, 2004, is not available to a party whose failure to fulfill any obligation under the Contribution Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur prior to June 30, 2004.

The Contribution Agreement provides that each of the parties thereto shall have the right to specifically enforce the Contribution Agreement in any court of competent jurisdiction, including the Bankruptcy Court. Approval of the Contribution Agreement by the Bankruptcy Court is not a condition to the parties' rights to compel specific performance. However, the Debtors' obligations thereunder are subject to the approval of the Bankruptcy Court. Additionally, the Contribution Agreement provides that Pre-Petition Agent shall be deemed a third party beneficiary of the entire Contribution Agreement and

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shall have the ability to enforce the obligations contained in the Contribution
Agreement. The Debtors currently anticipate that they will need to compel the Transferors' performance under the Contribution Agreement consistent with the terms and conditions contained therein.

In connection with the Plan, Winget has been given, for a period of two years from the Effective Date, the right to cause Venture Delaware to redeem 100% of the Preferred Membership Interests issued under the Plan to the Holders of Class 3 Claims. In order to exercise this right of redemption, Winget would need to deliver to Venture Delaware cash in an amount equal to the par amount of the Preferred Membership Interests plus all accrued and unpaid dividends through the time the right of redemption is exercised.

Any time after the Bank Senior Notes, the Bank Junior Notes, and, if any of the holders of the Bank Senior Notes or Bank Junior Notes are lenders under the Exit Financing Facility, the Exit Financing Facility, have been paid in full and any commitments to the lender under the Exit Financing Facility have been terminated, Venture Delaware may redeem all but not less than all of the Preferred Membership Interests for cash equal to the par amount of the Preferred Membership Interests plus all accrued and unpaid dividends through the time that the redemption right is exercised; provided, however, that prior to the second anniversary of the Effective Date, Venture Delaware shall not redeem the Preferred Membership Interests unless Winget (so long as Winget and the Winget Affiliates in the aggregate own at least 25% of the outstanding Common Units) has given his prior written consent to such redemption (which Winget may withhold in his sole discretion).

The Debtors, the Steering Committee and the Creditors' Committee believe that the Contribution Agreement is in the best interest of the Debtors' respective Estates. Certain of the Transferred Winget Entities are critical to both the operations and value of the Debtors' business. The Debtors, the Steering Committee and the Creditors' Committee determined that preservation of the value of the business was most effectively achieved through the contribution of the Transferred Winget Entities to the Debtors as the alternative is litigation of the Extinguished Actions, which will take more time than the business can withstand. Moreover, pursuant to the Contribution Agreement, the Debtors will receive the added value of the South African and Australian Winget Affiliates, which together add an approximate EBITDA of $58.2 million to Venture Delaware. The Contribution Agreement and the Plan provide that the Value of the Extinguished Actions will be preserved for the benefit of General Unsecured Creditors through valuation procedures to be approved prior to the Effective Date. The Value of the Extinguished Actions determined through such valuation procedures may reduce the percentage ownership of the Transferring Winget Entities in Venture Delaware through the Creditors' Warrant described herein. This mechanism is designed to capture the value that the Holders of Class 5 Claims would have obtained if they successfully sued Winget and/or the Winget Affiliates. Indeed, the mechanism under the Contribution Agreement and the Plan ensures a better result for the Holders of Class 5 Claims because, it preserves both the business by consensual integration of key assets, and gives creditors the value they would have obtained through the Extinguished Actions, in the form of

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common stock. Any Causes of Action of the Debtors against Retained Entities will be transferred to the Creditors' Trust for the benefit of the Holders of Class 5 Claims, subject to the terms of the Settlement.

Under the Contribution Agreement, Winget and the other Transferors have a right to terminate the Contribution Agreement in the event the Plan as modified from the Plan originally filed in September 2003 contains modifications which materially adversely effect Winget and the other Transferors taken as a whole. The changes to the Plan and the Settlement, as described in this Disclosure Statement, have not been agreed to by Winget and the other Transferors. Winget and the Transferors are in the process of evaluating whether such changes materially adversely affect Winget and the other Transferors taken as a whole. If Winget and the other Transferors determine that such changes have a material adverse effect or that any other condition to the Contribution Agreement has not been fulfilled, Winget and the other Transferors may argue that they are not obligated to close under the Contribution Agreement. The Debtors, the Steering Committee and the Creditors' Committee will oppose any such argument. In the event the Bankruptcy Court determines that such changes have a material adverse effect on Winget and the other Transferors taken as a whole, confirmation of the Plan in its current form may result in confirmation of a plan that ultimately cannot become effective. Winget and the other Transferors also believe that the Plan may not be feasible and have the right under the Contribution Agreement to assert the lack of feasibility.

      F.    CONTESTED MATTERS

Since the Petition Date, the Debtors have become parties to the following contested matters. Each will be discussed in turn below.

            1. OFFICIAL COMMITTEE OF UNSECURED CREDITORS' MOTION TO APPOINT A TRUSTEE

On August 26, 2003, the Creditors' Committee filed a Motion for an Order Directing the Appointment of a Trustee Pursuant to 11 U.S.C. Section 1104 (the "Trustee Motion"). In the Trustee Motion, the Creditors' Committee alleged, without evidentiary support, that the current management of the Debtors should be supplanted by a Chapter 11 trustee because it is acting in the interests of Mr. Larry Winget, the trustee and sole beneficiary of the Winget Trust, the owner of Venture. Objections to the Trustee Motion were filed by the Debtors as well as the Pre-Petition Agent on behalf of the Senior Lenders, General Motors Corporation and Winget (collectively, the "Objecting Parties"). The Debtors and the Objecting Parties all agree and have advanced in their respective pleadings that the appointment of a trustee would be detrimental to the Debtors' business operations and would jeopardize the Debtors' relationships with their customers and their ability to obtain exit financing, with the concomitant potential that the value available to Creditors would be materially diminished.

On October 9, 2003, the Court ruled that an evidentiary hearing on the Trustee Motion would begin on March 15, 2004. Because of the cooperative efforts between the Debtors and the Creditors' Committee with respect to the Extinguished Actions, on February 6,

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2004, the Creditors' Committee filed a Motion to vacate the scheduling order for the Trustee Motion and to place the Trustee Motion on hold. By order dated February 27, 2004, the Trustee Motion was effectively withdrawn.

            2. MOTION OF HYUNDAI MOTOR MANUFACTURING ALABAMA, LLC'S MOTION FOR RELIEF FROM STAY

On or about September 2, 2003, Hyundai Motor Manufacturing Alabama, LLC filed a motion for relief from the automatic stay pursuant to Section 362(d) of the Bankruptcy Code (the "Hyundai Motion") to terminate a certain contract evidenced by a Letter of Intent dated February 4, 2003 (the "Hyundai Contract"). The Hyundai Contract contemplated that Debtor Venture Industries Corporation develop and supply production parts and components for Hyundai's Sonata NF model to be built in Hyundai's new assembly and manufacturing plant in Montgomery, Alabama. Hyundai alleged that Venture Industries Corporation breached the Hyundai Contract by failing to satisfy certain milestones set forth in the Hyundai Contract and, as such, cause existed to lift the automatic stay to enable Hyundai to terminate the Hyundai Contract. Moreover, Hyundai sought an order requiring Venture Industries Corporation to return certain proprietary information to which Venture Industries Corporation was exposed pursuant to the Hyundai Contract. Alternatively, Hyundai sought an order compelling Venture Industries Corporation to immediately assume or reject the Hyundai Contract and prohibiting Venture Industries Corporation from disclosing certain proprietary information pending assumption or rejection.

Venture Industries Corporation filed its objection to the Hyundai Motion on September 18, 2003. The position of Venture Industries Corporation was that it was not in breach of the Hyundai Contract and that it should not be forced to make a decision as to assumption or rejection of the Hyundai Contract prior to Confirmation of the Plan.

The parties subsequently agreed to, and the Bankruptcy Court entered, a Stipulated Order resolving Hyundai's motion (the "Stipulated Order"). The Stipulated Order provided that the Hyundai Contract would be automatically assumed by the Debtors and assigned to an approved designee on or before December 15, 2003 if certain conditions were satisfied prior to such date. Those conditions included that (a) the approved assignee receive a binding commitment from a lender for funds up to $80.0 million and on terms and conditions that are capable of being satisfied within a reasonable time, (b) the approved assignee would have received a contribution of equity capital in an amount not less than $22.0 million (with the Debtors having the right, but not the obligation, to contribute $8.0 million provided the Bankruptcy Court approved such contribution) and (c) the approved assignee would enter into contracts for construction of a facility in Prattville, Alabama for the production of parts under the Hyundai Contract (such contracts to be with vendors reasonably acceptable to Hyundai and providing for performance dates sufficient for the approved assignee to meet relevant Hyundai Contract milestones). As the Debtors were unable to provide Hyundai with evidence that the foregoing conditions were satisfied as of December 15, 2003, the Hyundai Contract was deemed automatically rejected.

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            3.    MATRA ARBITRATION

On April 27, 2000, Matra Automobile ("Matra") and Peguform executed several agreements to capitalize on their respective skills in the creation of a common enterprise, by setting up Matra Venture Composites ("MVC") to develop technical and research expertise and manufacture automobile parts in composite materials. Accordingly, in pursuit of this endeavor, Venture and Matra agreed to procure new business "for the performance of Peguform's commitments" under said agreements, along with a commitment of MVC to purchase materials from Peguform.

As a result of the agreements between Matra and Peguform, Peguform provided certain funds to MVC. During the pendency of Peguform's insolvency proceedings, Matra initiated an Arbitration Proceeding (the "Arbitration Proceeding") on April 16, 2003 alleging certain contractual defaults on the part of Peguform and requiring the payment by Venture of damages relating thereto. In response to the action initiated by Matra, Venture sought a stay of the Arbitration Proceeding pursuant to U.S. bankruptcy laws, denied Matra's allegations on the merits, and requested that Matra bear the costs of the Arbitration Proceeding.

On September 4, 2003, Matra filed a Motion for relief from the automatic stay in the Bankruptcy Court to proceed with the Arbitration Proceeding in France. The Debtors in turn filed an objection to Matra's Motion. On October 2, 2003, the Bankruptcy Court held a hearing on the matter and denied Matra's motion for relief from the automatic stay, without prejudice, affording Matra an opportunity to refile its Motion in 60 days. As of the date of this Disclosure Statement, Matra has not made any such additional filing.

            4.    TRW SETOFF DISPUTE

The Debtor Vemco, Inc. ("Vemco") and TRW Vehicle Safety Systems Inc. ("VSSI"), an affiliate of TRW Automotive, Inc. ("TRW"), are parties to a Supply Agreement dated as of July 1, 2001 (the "Supply Agreement"), pursuant to which VSSI agreed to source to Vemco certain of its requirements for Safety Systems Products. In addition, Vemco and VSSI are parties to purchase orders for the production of tooling by the Debtors (the "Tooling Purchase Orders"). Furthermore, in connection with the Supply Agreement, Vemco and VSSI and certain other entities entered into a Cross-License Agreement dated as of December 17, 2001 (the "License Agreement") involving the grant of certain licenses of patents and other intellectual property.

The Debtors and TRW and their affiliates are also the subjects of an Agreement dated August 13, 2002 (the "Setoff Agreement"). The Setoff Agreement provides that the Debtors and their direct or indirect subsidiaries or affiliates (each a "Venture Party" and, collectively, the "Venture Parties") and TRW and its direct or indirect subsidiaries or affiliates (each a "TRW Party" and, collectively, the "TRW Parties") may set off amounts mutually agreed as owed by any Venture Party to any TRW Party against any amounts mutually agreed as owed by any TRW Party to any Venture Party, and vice-versa.

On January 16, 2003, Venture Mold and Engineering Corporation submitted to TRW Parties Venture Mold and Engineering Corporation's invoice number 1419 in the amount of $100,000 and invoice number 1420 in the amount of $967,183 (the "Venture Mold

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Invoices"). The Venture Mold Invoices are not yet due and payable in accordance with their terms, because they are subject to production approval by TRW.

The Debtors have agreed to assume the Supply Agreement, the Venture Mold Invoices, the Setoff Agreement, the License Agreement and the Tooling Purchase Orders (collectively, the "Contracts"), because the Contracts benefit the Debtors' estates and preserve the Debtors' relationship with TRW.

As of the Petition Date, TRW Parties owed Venture Parties $2,660,802.80 and Venture Parties owed TRW Parties $717,490.81 (the "TRW Pre-Petition Debt"). The amount owed by TRW Parties to Venture Parties has been reduced by post-petition payments by TRW of $500,000 and $18,628.11 to a balance of $2,142,174.70 (the "Venture Pre-Petition Debt").

TRW further claims that the Debtors' former affiliates in Germany, Peguform GmbH & Co. KG and its related entities ("Peguform"), owe TRW Parties approximately $798,435.55 Euros, which is the equivalent of $953,276.15 as of April 30, 2004 (the "Peguform Amount"), and TRW has asked Debtors to agree to setoff the Peguform Amount against the Venture Pre-petition Debt.

TRW has requested, and the Debtors have agreed that it is appropriate to set off the Venture Pre-Petition Debt against the TRW Pre-Petition Debt. However, the Debtors dispute that the Peguform Amount should be set off against the Venture Pre-Petition Debt.

Pursuant to a stipulated order executed by counsel for TRW and the Debtors (the "Stipulated Order"), the Debtors and TRW agreed to set off their pre-petition debts, with the exception of the Peguform Amount. In addition, the Debtors agreed to assume the Contracts. The Debtors filed a motion with the Court to approve the entry of the Stipulated Order and the setoffs and assumption of the Contracts as specified therein. In accordance with the Stipulated Order, the Peguform Amount has been reserved from the Venture Pre-Petition Debt, pending the Court's determination as to whether the Peguform Amount will be paid to the Debtors or set off. The Debtors and TRW have agreed to the following procedure for the Court to make such determination. TRW will file a motion to set off the Peguform Amount on or before May 17, 2004. The Debtors will have until June 1, 2004 to object to any such motion by TRW. Subsequently, the parties will request that the Court hold a hearing within two weeks of the filing of the Debtors' objection to resolve the matter.

            5.    UNIVERSAL PLASTICS' MOTION FOR RELIEF FROM STAY

On February 13, 2004, Universal Plastic Industries, Inc., d/b/a UV Automotive Group ("Universal") filed the following two motions: (a) Universal Plastic Industries, Inc.'s Motion for Relief From Stay To Allow Setoff; and (b) Universal Plastic Industries, Inc.'s Motion To Compel Payment of Administrative Expense. Universal is owned fifty-five (55%) by Mr. and Mrs. Burt Shah and forty-five percent (45%) by Venture Universal, LLC. With regard to the motion for relief from stay, Universal requested that the Court

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lift the automatic stay for the exercise of setoff rights under Section 553 of the Bankruptcy Code. On March 1, 2004, the Debtors filed an Objection to Universal Plastic Industries, Inc.'s Motion for Relief From Stay To Allow Setoff. In the Debtors' objection, the Debtors asserted that no basis for the exercise of setoff existed and that Universal owed the Debtors more than the Debtors owed Universal on a pre-petition basis.

With regard to the motion to compel payment of administrative expense, Universal argued that it was entitled to $259,421.47 on account of post-petition invoices. Again, the Debtors filed an Objection to Universal Plastic Industries, Inc.'s Motion To Compel Payment of Administrative Expense. In the Debtors' objection, the Debtors contended that certain of the transfers identified in Universal's motion were issued pre-petition and therefore, could not serve as a basis for administrative expenses. Moreover, the Debtors noted that Universal was not entitled to an administrative expense because the amounts owed to the Debtors exceed those owed to Universal for post-petition obligations.

On April 22, 2004, the Court held a hearing on the above-motions. Both Universal and the Debtors informed the Court of their respective intentions to resolve the matter, rather than proceed with an evidentiary hearing at that time. Accordingly, the Court rescheduled the hearing for May 20, 2004 on both motions. Thereafter, the parties met and reached an agreement in principle with regard to the Motion To Compel Payment of Administrative Expense. The Debtors and Universal continue in their efforts to resolve the matter on the Motion for Relief From Stay To Allow Setoff.

            6.    RECLAMATION CLAIMS

      On June 3, 2003, the Bankruptcy Court entered its Order Granting Debtors' Motion For An Order Under 11 U.S.C. Sections 105(a), 362, 503(b), And 546 Establishing Procedures With Respect to Reclamation Claims And Prohibiting Third Parties From Reclaiming Goods Or Interfering With The Delivery Of Goods To The Debtors (the "Reclamation Order"). The Reclamation Order provides for procedures to determine the valid amount of reclamation claimants' claims, but is silent as to the actual relief to which such claimants may be entitled.

      On August 18, 2003, one of the reclamation claimants, Jason, Incorporated ("Jason") filed its Request For Judicial Determination Of Disputed Reclamation Claim, requesting that the Court determine the correct amount of its reclamation claim. Subsequently, on September 11, 2003, Bank One, NA ("Bank One"), as the administrative agent for the Debtors' prepetition senior secured lenders and postpetition senior secured Lenders, filed the Objection Of Bank One, NA, In Its Capacity As Agent For The Prepetition Senior Lenders And The Postpetition Senior Lenders, To Reclamation Claims Under Section 546(c) Of The Bankruptcy Code (the "Agent's Objection"). In the Agent's Objection, Bank One asserted that reclamation claimants are not entitled to special relief (including the return of goods or a grant of administrative priority) under the facts of this case. A hearing will be scheduled on the determination of the amount of Jason's reclamation claim.

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On December 18, 2003, another reclamation claimant, Insite Industries, Inc.
("Insite"), filed its Motion to Compel Payment of Undisputed Reclamation Claims (the "Insite Motion"), requesting that the Court grant Insite an administrative expense claim in the amount of $14,166.20 on account of its reclamation claim and compel the Debtors to promptly pay such administrative claim. Jason concurred in the Insite Motion, and the Debtors and Bank One objected to the Insite Motion. At a hearing on the Insite Motion, the Bankruptcy Court established a briefing schedule for Insite, Jason and any other reclamation claimants to submit briefs on the issue of whether any special relief (in the form of an administrative claim or junior lien) should be granted to the reclamation claimants. Briefs have been filed by the parties. The Bankruptcy Court has not yet scheduled a final hearing on this matter. If the Debtors are successful at the hearing on the Insite Motion, the treatment of all reclamation claimants will be resolved such that a hearing on Jason's reclamation claim will be unnecessary.

            7.    REJECTION OF EMPLOYMENT AGREEMENTS

On or about December 15, 2003, the Debtors filed a Motion for an Order Approving Rejection of Employment Agreements and Surrender of Life Insurance Policy (the "Employment Motion") to reject certain employment agreements and transfer the Debtors' status as beneficiaries to Gary Pniewski ("Pniewski"), a party to one of the employment agreements. Prior to the Petition Date, the Debtors entered into employment agreements (collectively, the "Employment Agreements") with Anthony Martino ("Martino"), Pniewski, and Frederick Hubacker ("Hubacker"). The employment agreement between the Debtors and Martino provides for payment by the Debtors of certain medical, life, and dental coverage through November 1, 2005. In exercising their business judgment, the Debtors have sought to reject the employment agreement with Martino. With respect to the employment of Pniewski, the Debtors were the beneficiaries of a life insurance policy with a cash surrender value of $141,052.83 as of September 4, 2003. The Debtors' Employment Motion sought authority to transfer their status as beneficiaries to Pniewski in recognition of Pniewski's expectation to otherwise receive certain retirement benefits. As a consequence, Pniewski agreed to accept this policy as full and final consideration for any amounts owed to him by the Debtors including but not limited to all retirement benefits, wages, vacation benefits or any other payments. The "Agreement and Release" was attached to the Employment Motion. Further, on March 22, 2002, Venture Service Company, one of the Debtors, entered into a consulting agreement with Hubacker whereby Hubacker agreed to provide certain consulting duties in exchange for $784,608.00 payable on a monthly basis effective March 1, 2002 through and including June 30, 2005 (the "Consulting Period"). The Debtors, after having concluded that Hubacker's services are no longer necessary to the Debtors, sought to reject Hubacker's employment agreement by filing the Employment Motion.

On December 30, 2003, Pniewski filed a Conditional Objection (the "Pniewski Objection") to the Employment Motion. Pniewski requested certain revisions to the proposed Order approving the Employment Motion. Accordingly, the Debtors and Pniewski entered into a Stipulation, and the Court entered an Order on January 27, 2004 approving the transfer of the life insurance policy on the life of Pniewski referenced in the Employment Motion, and any and all rights therein, to Pniewski free and clear of all

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liens, encumbrances and charges of any kind, and rejection of the employment agreement with Pniewski. On December 24, 2003, Hubacker filed a Response in Opposition to the Debtors' Employment Motion (the "Hubacker Response"). In the Hubacker Response, Hubacker contended that the Debtors are in "urgent need" of Hubacker's services and that such services are "vitally necessary to the Debtors." Accordingly, Hubacker asserts that the Employment Motion should be denied insofar as it provides for rejection of his employment agreement. Further, on December 26, 2003, Martino, acting without an attorney, filed a response in the form of a letter (the "Martino Response") contending that the Court should not approve the Debtors' Employment Motion.

On February 19, 2004, the Court granted the Debtors' motion to reject Hubacker's employment agreement and denied the motion to reject Martino's employment agreement.

On May 3, 2004, Hubacker filed a demand for arbitration of claims relate to his employment against other parties, the Debtors, Winget and related entities. No dates have been set in connection with the arbitration. The Debtors intend to seek a stay and/or dismissal of the arbitration.

In addition, Joe Bione has requested that the Debtors pay to him the amount set forth in his severance agreement dated September 22, 2003. The Debtors filed a motion to approve the payment, which motion is not presently set for hearing.

            8.    SALE OF SHELBY ASSETS

On or about October 15, 1999, the Debtors extended credit to Shelby American, Inc. ("Shelby American"), and took a security interest in substantially all of Shelby American's personal property (the "Shelby Collateral"). The Debtors simultaneously properly perfected their security interest by filing a financing statement with the Secretary of State for Nevada. Shelby American ultimately defaulted on its obligations pertaining to such credit. On December 4, 2003, the Debtors filed their Motion of the Debtors for an Order Pursuant to 11 U.S.C. Sections 105, 363 and 1146, inter alia, (I) Authorizing and Approving Bidding and Auction Procedures in Connection with the Debtors Proposed Sale of Certain Personal Property Assets; (II) Authorizing and Approving Foreclosure of the Debtors' Security Interest in Certain Personal Property Assets; (III) Authorizing Sale of Certain Personal Property Assets to the Highest and Best Bidder Free and Clear of Liens, Claims, and Encumbrances; (IV) Authorizing Exemption of the Proposed Sale from State and Local Transfer and Recording Taxes; (V) Approving the Form and Manner of Notice Thereof; and (VI) Granting Related Relief (the "Motion") with respect to the Shelby Collateral. On December 15, 2003, the Debtors amended the Motion to include a request that the Court allow the Debtors to sell certain of the Shelby Collateral to Shelby Automobiles, Inc. ("Shelby Automobiles"), for $1.2 million over approximately three years. On December 30, 2003, the Bankruptcy Court granted the Motion, as amended, and allowed the Debtors to foreclose their security interest in the Shelby Collateral and to sell certain of the Shelby Collateral to Shelby Automobiles, as described herein.

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            9. PEGUFORM UK: CONVERSION OF DEBT TO EQUITY

On or about February 3, 2004, the Debtors filed a Motion For an Order Authorizing Debtors to Convert Certain Debt Owed by Peguform U.K., Ltd. To the Debtors into Equity in Peguform U.K., Ltd., (the "UK Motion"). The UK Motion was filed for the purpose of resolving certain insolvency and liquidity concerns experienced by Peguform U.K. Limited, ("Peguform UK") pursuant to the laws of the United Kingdom. After negotiations and consultation with the Debtors' creditor constituencies, the Court entered an Order on February 5, 2004 authorizing the transaction, subject to certain conditions. These conditions included: (1) that the Debtors convert such amount of the debt owed by Peguform UK to the Debtors into equity in Peguform UK as necessary to restore Peguform UK to balance sheet insolvency (as necessary under the laws of the United Kingdom);
(2) that KPMG render an opinion, as financial advisors to Peguform UK on or before February 11, 2004 to the effect that no additional borrowings from Debtors are necessary for Peguform UK to maintain liquidity; (3) if the KPMG opinion provides that additional borrowings are necessary for Peguform UK to maintain liquidity, and the Court permits use of funds by the Debtors pursuant to the DIP Credit Agreement, Cash Management Order, after motion, and expedited notice; (4) the Court approves the amount, if any, of the debt owed by Peguform UK to be converted after the receipt of the KPMG opinion.

Further, the Order provided that, in the event the Debtors proposed to use such funds as described above, the Court would hold an emergency hearing on February 17, 2004 to consider any objections to either: (1) the use of funds requested by Debtors; and (2) the amount of the debt owed to Peguform UK to the Debtors proposed by Debtors to be converted to achieve balance sheet insolvency. On February 11, KPMG rendered its opinion on the matter, which was promptly served by the Debtors. On March 22, 2004, the Debtors withdrew the above motion. Peguform UK Limited is winding down its operations in an orderly manner and intends to cease to trade in the short term. Thereafter, its assets will be realized for distribution to its creditors and the distribution will be effected by way of a Company Voluntary Arrangement under the English Insolvency Act 1986.

      G. HYUNDAI OPTION

On November 14, 2003, the Debtors entered into an "Option Agreement" relating to the Hyundai Contract. Pursuant to the Option Agreement, Winget granted to Venture the exclusive and irrevocable option (the "Option") to acquire all right, title and interest of Winget in and to the Hyundai Interest and all rights of Winget pertaining to such Hyundai Interest, including, without limitation, rights to receive any and all dividends, payments or other distributions thereon (excluding any tax distributions to Winget with respect to any taxable period ending prior to the closing of the exercise of the Option (the "Option Closing Date") or any portion of a taxable period occurring prior to the Option Closing Date for which Winget retains liability). The Option could have been exercised by delivery of notice to Winget at any time from and including the date of the Option Agreement until the date that was the fifth
(5th) anniversary of the earliest of the date on which either (i) the Plan has been confirmed and has become effective pursuant to its

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terms and as approved by the Bankruptcy Court, (ii) the sale of the Debtors'
Assets under Section 363 of the Bankruptcy Code is consummated, or (iii) an order rejecting the Hyundai Contract has been entered. As described above, the Hyundai Contract was deemed automatically rejected due to the failure of the Debtors to provide Hyundai with evidence of satisfaction of the agreed upon conditions precedent. As a result, an order rejecting the Hyundai Contract was entered and the Option was automatically cancelled.

      H. REPORT OF THE DEBTORS' FORENSIC ACCOUNTANTS

      In late 2003, Debtors retained forensic accountants from the accounting firm of Doeren Mayhew ("DM"). Among other things, DM conducted an investigation into certain related-party transactions between the Debtors, Winget, and the Winget Affiliates, as well as other related parties, from March 29, 1997 through March 28, 2003. Among other things, DM identified the relevant related-party transactions, and also investigated each related-party transaction for the purpose of making a determination as to whether the transaction had been transacted for value and on terms no less favorable than if the transaction had been contracted with a non-affiliated third party in the market place. In addition, DM also identified and reviewed preferential transfers as defined by
Section 547(b) of the United States Bankruptcy Code.

      On March 10, 2004, DM delivered a memorandum and report summarizing its relevant findings (the "DM Report"). A copy of the DM Report is available upon request upon execution of appropriate confidentiality agreements, to the extent required. Based on the conclusions in the DM Report, on April 5, 2004, the Debtors and the Creditors' Committee filed an adversary proceeding against thirty-one defendants, Adv. Proc. No. 04-4373. In that adversary proceeding, as fully set forth above, the Debtors and the Creditors' Committee allege numerous causes of action against Winget, the Winget Affiliates, and other defendants, and seek to recover at least approximately the sum of $314,569,559. Included among the claims are claims to recover amounts as preferential transfers made within one year prior to the Petition Date pursuant to Sections 547 and 550 of the Bankruptcy Code. To the extent that the Debtors received no value for these transfers and/or paid above fair market value, the Debtors and the Creditors' Committee seek to avoid and recover the transfers as fraudulent transfers made within one year before the Petition Date pursuant to Section 548 of the Bankruptcy Code and/or within six years before the Petition Date pursuant to M.C.L.A. Section 566.34. The Debtors and the Creditors' Committee also allege that certain defendants acted as the Debtors' alter ego such that the defendants' assets and liabilities should be substantively consolidated with those of the Debtors. Moreover, the Debtors and the Creditors' Committee allege a cause of action for unjust enrichment. Further, the Debtors and the Creditors' Committee claim that any sums allegedly owing should be recharacterized as equity rather than debt pursuant to Section 105(a) of the Bankruptcy Code. Alternatively, the Debtors and the Creditors' Committee allege that any debt owing should be subordinated to the claims of the general unsecured creditors pursuant to Section 510(c) of the Bankruptcy Code. In addition, the Debtors and the Creditors' Committee seek the appointment of an equity receiver to preserve, protect, and administer certain assets owned by the defendants, and also seek to impose a constructive trust over certain assets owned by the defendants. Winget and the Transferors vigorously dispute these allegations.

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      I. DISCLOSURE OF THE FINDINGS OF DEBTORS' FORENSIC ACCOUNTANTS

      On March 10, 2004, the Debtors provided a copy of the DM Report to certain limited parties, including counsel for the Creditors' Committee, counsel for Winget and certain Winget Affiliates, counsel for the Pre-Petition Lenders, and counsel for the Debtors' post-petition lender. On March 17, 2004, the Debtors informed counsel for Winget that the Debtors intended to initiate litigation against Winget and/or certain Winget Affiliates unless Debtors were provided sufficient evidence to dissuade the filing of such litigation within 5 days of delivery of the DM Report. In addition, the Debtors indicated that they would allow the Creditors' Committee to intervene in any such litigation.

      Subsequently, the Debtors also provided a copy of the DM Report to the United States Securities Exchange Commission, Division of Enforcement (the "SEC").

      On April 5, 2004, the Debtors filed the adversary proceeding set forth above against thirty-one defendants, Adv. Proc. No. 04-4373. Also on April 5, 2004, the Debtors filed a Form 8-K Report with the SEC, publicly disclosing that the DM Report was provided to the SEC. Additionally, the Debtors' counsel met with the United States Attorney for the Eastern District of Michigan to discuss apparent accounting irregularities at the Debtors' Grand Blanc, Michigan facility. While the subject irregularities were investigated by DM, and disclosed in a separate report by DM, such irregularities were unrelated to the issues that were the subject of the DM Report.

      J. THE PROPOSED FAURECIA JOINT VENTURE

On May 14, 2004, Venture entered into a letter of intent with Faurecia Automotive Holdings S.A.S. ("Faurecia") that provides for the formation of a new joint venture company ("JV") for the purpose of undertaking certain projects for the assembly and sequencing of specified interior automobile components relating to instrument panels, door trim and floor consoles for DaimlerChrysler in the United States and Canada. The JV will be owned 51% by Faurecia and 49% by Venture. The JV will not be involved in the manufacture of component parts and tooling design and manufacturing, which business will be sourced to Venture or one of its subsidiaries assuming it is competitive on price, service, quality and delivery.

The initial business of the JV will relate to assembly and sequencing business contributed by Venture relating instrument panels, door trim and floor consoles for the WK/XK programs with DCX and certain instrument panel, door trim and floor console business relating to the D-Segment program contributed by Faurecia. Both Venture and Faurecia will license certain intellectual property in connection with the contributed business on a non-exclusive and royalty-free basis. Upon contribution of the WK/XK business to the JV, Faurecia shall reimburse Venture for 51% of the costs incurred in developing the WK/XK program by Venture (approximately $13 million) and Venture will be obligated to contribute 49% of the start-up cost relating to the D-Segment business when it is contributed by Faurecia. As part of the JV, Venture and Faurecia will both have certain

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non-compete restrictions that will limit their ability to compete with the JV in the assembly and sequencing of instrument panels (other than "cockpit" programs).

As part of the formation of the JV, Venture and Faurecia would prepare an initial business plan in connection with the start-up and operation of the JV's business with both parties sharing the financial obligations relating to the JV in proportion to their respective ownership percentages. In the event one party cannot satisfy its capital contribution requirements, then the other party may make an interim loan (interest at the commercial prime rate plus 3%) for two years, which if not repaid at maturity would convert into equity in the JV and the ownership percentages of Venture and Faurecia would be adjusted accordingly.

For corporate governance purposes, each company has equal representation on the board of directors, but Faurecia has a tie-breaking vote on certain actions other than certain decisions outside the ordinary course of business. In the event of a deadlock on certain major decisions after the first two years of the JV, certain buy-out provisions may be triggered which give Faurecia the first right to buy Venture's interest in the JV at fair market value and, if Faurecia does not exercise this purchase right, then Venture may exercise the right to purchase Faurecia's interest in the JV for its fair market value. The JV's CEO is selected by Faurecia and its CFO is selected by Venture.

The JV business may operate in a separate building or in space adjacent to Venture's component manufacturing operation at its Harper or Masonic facilities. The JV will lease or sublease space from Venture or a Winget-related entity that owns the facility.

The JV agreement will provide for certain transfer restrictions on Venture's and Faurecia's interests in the JV and certain buy-out provisions in the event that there is a change in control of the Venture or Faurecia to certain competitors. In addition, if Venture's plan of reorganization is not confirmed by the U.S. Bankruptcy Court by July 31, 2004 and the JV has commenced business operations, or if either Venture or Faurecia later file for bankruptcy protection, then such party shall grant certain access rights in favor of the JV to the premises and assets used in performance of the business of the JV or a related subcontract, and certain right of first refusal provisions in favor of the JV to acquire such assets of the insolvent or bankrupt party. The non-bankrupt party also shall have the right to purchase the bankrupt party's interest in the JV based on the appraised fair market value of such interest.

The formation of the JV is dependent on Venture exiting its Chapter 11 proceeding (unless waived by Faurecia) and approvals by Venture's board, the Pre-Petition Lenders and DIP lenders and the Bankruptcy Court, which approvals have not been obtained yet. In addition, the formation of the JV is subject to due diligence investigations, negotiation of definitive agreements, and approval of a business plan for the JV. If Venture and Faurecia have not executed definitive agreements relating to the JV by July 15, 2004, then the letter of intent shall terminate.

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      K. YUCAIPA OFFER

On April 30, 2004, Venture received a written offer from The Yucaipa Companies, LLC ("Yucaipa") to purchase substantially all of the assets of Venture and its foreign subsidiaries and certain assets owned by Winget and his affiliates ("Assets"). This offer was a follow-up on the original March 18, 2004 indication of interest submitted by Yucaipa. Under the proposed offer, a new company would be formed ("New Venture") as an affiliate of Yucaipa and may involve Winget as an owner.

New Venture would acquire the assets for $480 million payable as (i) $350 million in cash, plus (ii) an amount equal to Venture's outstanding DIP financing and expenses of administration incurred by professionals, but not in excess of $75 million and (iii) an assumption of approximately $55 million of debt of Venture's foreign subsidiaries. The acquisition would be financed through $150 million equity contribution by Yucaipa, plus $275 million acquisition debt financing and $55 million of assumed debt and vendor claim.

As part of the proposed offer, Yucaipa prepared a proposed motion for the Bankruptcy Court approval of written bid procedures, break-up fee ($14.4 million) and a sale process for the assets, including the Chapter 11 filings relating to the purchased assets owned by Winget and his affiliates. In connection with the purchase of Venture's assets, New Venture would enter into a separate agreement with Winget to acquire his South Africa and Australian assets and the Winget assets that are sold would be released from claims by Venture, but such releases would not release Winget personally or his other assets (including proceeds from the South African and Australian assets). There are a number of conditions that would be required to be met prior to closing including mutually acceptable definitive asset purchase agreements, satisfactory business commitments from General Motors, DaimlerChrysler, and Ford Motor, bankruptcy court approval, financing contingencies and no material adverse change to the financial condition, business or prospects of Venture of the Winget assets prior to closing.

The offer cannot be completely tested given the inability of Winget, the Steering Committee to agree on a sale process and joint market process combining the Winget Assets and the Debtors' Assets which process is free from taint from Winget's ownership and position as a seller of his assets. Winget disputes the foregoing.

      L. CONTEMPLATED PROPERTY SALES

            1. MADISON, INDIANA SITE

On May 6, 2004, the Debtor Venture Holdings Corporation ("Venture Holdings") filed its amended motion (the "Madison Sale Motion") for authority to sell to Gary Sparks certain real property in Madison, Indiana including a building of approximately 65,000 square feet (the "Madison Property"), for a purchase price of $400,000 (the "Madison Purchase Price"). The Madison Sale Motion is a revised version of a prior motion that was filed with the Court. The Madison Sale Motion was amended from such prior motion to address concerns expressed by the Court regarding notice of the sale and clarification of

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the status of the transaction as a sale free and clear of liens, claims and encumbrances, with such liens claims and encumbrances to attach to proceeds of the sale, among other things. Pursuant to the Madison Sale Motion, Venture Holdings also requests authority to pay a real estate broker fee of 6% of the Madison Purchase Price, provided that the broker has been duly employed in these bankruptcy cases.

The Madison Property consists of a plant site which has been vacant for six years. The Madison Property requires a new roof (at an estimated cost of $80,000) and the removal of an antiquated and obsolete paint line (at an estimated cost of $20,000), to be used for any purpose. Venture Holdings estimates that ownership of the Madison Property causes it to incur over $165,000 per year in tax, insurance, water, fire monitoring, maintenance, gas and other costs. Venture Holdings and the other Debtors have determined, in their business judgment, that the Madison Property is of no value to their ongoing business operations and must be sold.

As shown in the Madison Sale Motion, a recent appraisal of the Madison Property (the "Madison Appraisal") describes the value of the Madison Property as $550,000. However, the Madison Appraisal assumes a marketing time of 18 months to obtain such price. As such, given the cost to maintain the Madison Property, Venture Holdings could expect to incur over $200,000 in additional costs of maintaining the Madison Property for the further 16 months of formal marketing that is contemplated by the Madison Appraisal in order to receive an offer for $550,000. Thus, Venture Holdings believes waiting for an offer for the Madison Property for the appraised value of $550,000 would result in a smaller financial benefit than selling the Madison Property now for the Madison Purchase Price. Therefore, Venture Holdings believes its estate would be advantaged by the sale of the Madison Property as soon as possible.

            2. WALLACEBURG, ONTARIO SITE

The Debtors are expecting to file in the near future a motion for authority to sell to Peter Bogaert and George Joseph Bogaert a facility commonly known as 6941 Baseline Road, Wallaceburg Ontario (the "Wallaceburg Property"), for a purchase price of CDN $600,000. A recent appraisal of the Wallaceburg Property describes the value of the Wallaceburg Property as CDN $585,000. The Debtors have determined, in their business judgment, that the Wallaceburg Property is of no value to their ongoing business operations and must be sold.

      M. SETTLEMENT

The Steering Committee and the Creditors' Committee have reached a settlement (the "Settlement") of their disputes that has allowed the Creditors' Committee to support the Plan. The approval of the Settlement is a condition precedent to Confirmation. Distribution to Holders of Class 2, Class 3 and Class 5 Claims are subject in all respects to the terms of the Settlement. The following is a summary of the terms of the Settlement, which terms are set forth fully in the Term Sheet attached hereto as Exhibit J.

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Please read the Term Sheet carefully. Capitalized terms used in this section and not defined elsewhere shall have the meanings given to such terms in the Term Sheet.

The Lender Trust will be created and it will be funded with the Senior Securities. Under the Plan, the Creditors' Trust is created and it is funded with the Winget Actions, Avoidance Actions (together, the "Trust Actions") and the Creditors' Warrant (the "Creditors' Trust Corpus"). The Pre-Petition Agent, on behalf of the Pre-Petition Senior Lenders, will loan to the Creditors' Trust the $7.5 million in interest to be paid to the Pre-Petition Senior Lenders under the Plan on to fund litigation expenses of the Creditors' Trust (the "Creditors' Trust Loan"). The Creditors' Trust Loan will be evidenced by a note to be held by the Administrative Agent for the ratable benefit of the Pre-Petition Senior Lenders and will not be part of the Lender Trust. The Creditors' Trust Loan will be repaid with the first monies out of either the Lender Trust or the Creditors' Trust after the payment of the administrative fees and expenses of each trustee (the "Trustee Fees").

After repayment of the Creditors' Trust Loan and the Trustee Fees, all cash proceeds realized from either trust up to the amount of the Senior Lender Initial Entitlement are to be distributed to the Lender Trust (if realized from the Creditors' Trust Corpus) or are to remain in the Lender Trust (if realized from the Senior Securities) for distribution in accordance with the terms thereof (except to the extent a "make whole" payment (discussed below) is required to be made by the Lender Trust to the Creditors' Trust, in which case that "make whole" payment is to first be made by the Lender Trust before cash proceeds up to the amount of the Senior Lender Entitlement may be retained by the Lender Trust). Once the Senior Lender Initial Entitlement has been satisfied in full, two thirds of the cash proceeds realized by the Lender Trust from the Senior Securities will be paid to the Creditors Trust and one third of the cash realized from the Creditors' Trust Corpus will be paid to the Lender Trust.

Any Common Membership Interests or other equity interests in Reorganized Venture recovered by the Creditors' Trust will be held by the Creditors' Trust for the benefit of the Lender Trust until such time as the Common Membership Interest have been monetized or the Creditors' Trust Loan and the Senior Lender Initial Entitlement have been paid in full. After payment in full of the Senior Lender Initial Entitlement, one third of all Common Membership Interests or other equity interests in Reorganized Venture then held or thereafter recovered by the Creditors' Trust shall be held by the Creditors' Trust for the Lender Trustee until such time as the interests are monetized or distributable in kind. The Lender Trustee shall have the right and proxy to vote one third of the Common Membership Interests or other equity interests in Reorganized Venture held by the Creditors' Trust at any given time.

Until the occurrence of a Qualified Insolvency, for three years from the Effective Date, the Lender Trustee will not consent to or cause certain actions with respect to the Senior Securities without the consent of the Creditors' Trust Trustee, including (a) a sale, merger or consolidation of Reorganized Venture, (b) a refinancing or restructuring of the Bank Senior Notes or the Bank Junior Notes or redeem the Preferred Membership Interests (except if with respect to each such issuance being refinanced or redeemed, each issuance is paid in full, including all accrued and unpaid interest and dividends, in cash or the

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Senior Lender Trust makes a "make whole" payment to the Creditors' Trust equal to the amount of any lost residual interest as a result of such refinancing or redemption) or (c) the enforcement of the liens and other similar rights granted to secure the Senior Securities unless the Exit Lenders take enforcement action pursuant to the terms of the Exit Financing Facility.

Upon the occurrence of a Qualified Insolvency, the Lender Trustee will not, for three years from the Effective Date, enforce the lien rights granted to secure the obligations under the Bank Senior Notes, the Bank Junior Notes, the Bank Senior Priority Notes, the Interest Note and the Securities Fee Notes (the "Debt Instruments") without the consent of the Creditors' Trust Trustee except with respect to (a) supporting or requiring a sale of Reorganized Venture, (b) obtaining adequate protection of the liens and other rights granted to secure the Debt Instruments, and (c) pursuing an internal reorganization for Reorganized Venture the preserves the economics contained in the Term Sheet. Notwithstanding the foregoing, and except with respect to obtaining adequate protection, if Reorganized Venture becomes the subject of a Qualified Insolvency within three years from the Effective Date and if certain requirements are satisfied, including requirements with respect to (i) the time within which the Creditors' Trust must propose a plan of reorganization, (ii) having a firm commitment for financing, (iii) leaving the Senior Securities unimpaired, and
(iv) the financial performance of Reorganized Venture, then Lender Trustee shall forbear from enforcing the lien rights under the Debt Instruments during the pendency of such Qualified Insolvency and the Creditors' Trust Trustee shall have the right to acquire from the Lender Trustee all of the Lender Trustee's interest in the Senior Securities (as well as the Lender Trustee's remaining interest in the Creditors' Trust).

None of the limitations on the rights of the Lender Trustee either before or after a Qualified Insolvency for a period of three years from the Effective Date shall in any way impair or prejudice (a) Winget's right to exercise Option A,
(2) Reorganized Venture's rights in accordance with the terms of the Operating Agreement to redeem the Preferred Membership Interests or refinance or restructure the Debt Instruments, or (3) the Senior Lenders' right to agree to amendments and modifications to the Senior Securities that are not adverse to the economic interests of the Creditors' Trust Trustee.

In the event the Plan is not confirmed, and provided the holders of Class 5 Claims vote in favor of the Plan, the Term Sheet provides that the Prepetition Agent will be obligated, on behalf of the Pre-Petition Senior Lenders, to loan $5.0 million upon the earlier to occur of (i) confirmation of an alternative plan or (ii) the receipt by the Pre-Petition Agent of cash in connection with the consummation of a 363 sale and after repayment in full of all costs, fees and expenses of the Administrative Agent, to the entity created to pursue litigation claims against Winget or affiliates of Winget other than (1) the Debtors and (2) the parties to the Existing Bank Facility and any documents executed in connection therewith and any direct or indirect subsidiaries of such parties (the "Litigation Trust"), solely for the purpose of funding the litigation expenses of the Litigation Trust in connection with such litigation claims (the "Litigation Loan").

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The Litigation Loan may only be used in connection with prosecuting the litigation in the Litigation Trust and cannot be used to attack or challenge the validity of the Pre-Petition Senior Lenders' claims, security interests, pledges or guarantees granted pursuant to the Existing Bank Facility.

The Litigation Loan shall be evidenced by a note which (a) will be held by the Pre-Petition Agent, for the ratable benefit of the Prepetition Senior Lenders,
(b) will be secured by a first priority lien on all the assets in the Litigation Trust, (c) will accrue interest at the same rate as the Senior Lender Initial Entitlement, (d) will have no stated term, (e) will require mandatory payments immediately upon the realization of any cash by the Litigation Trust, from whatever the source (which payments will be distributed by the Administrative Agent, when and as received, to the Prepetition Senior Lenders), and (f) will have recourse solely to the assets of the Litigation Trust.

      N. BANKRUPTCY OF MULTIPARTY GUARANTORS

The Debtors, the Pre-Petition Agent and the Steering Committee have been informed that the OEMs requested that Winget and the Multiparty Guarantors execute extensions of the access agreements executed by Winget and the Multiparty Guarantors in connection with the Existing DIP Facility that currently expire on June 30, 2004. Absent such extensions, the OEMs indicated that they would exercise their rights under the access agreements by June 3, 2004. As of May 21, 2004, Winget had not agreed to extend those access agreements. A failure to extend the access agreements and the resulting exercise of the rights of access would, in the judgment of the Debtors and the Steering Committee, impact the value of not only the Multiparty Guarantors, but the Debtors as well. Additionally, the DIP Agent has informed the Debtors, the Pre-Petition Agent and the Steering Committee that absent a solution with respect to Deluxe that would allow for increased visibility into the cash usage by Deluxe, it would not continue to allow the Debtors to fund Deluxe in connection with the proposed Senior DIP Facility.

In connection with the Eighth Amendment, Winget guaranteed all obligations under the Existing Bank Facility. To secure this guarantee obligation, Winget executed a pledge agreement dated October 21, 2002 (the "Pledge Agreement") pursuant to which Winget granted to the Pre-Petition Agent a security interest in certain Collateral (as defined in the Pledge Agreement), which Collateral includes all of the present and future capital stock (the "Shares") of Deluxe Pattern Corporation ("Deluxe"), Venture Real Estate Acquisition Company, Venture Equipment Acquisition Company, Realven Corporation, Venture Automotive Corp., Venture Real Estate, Inc., Farm & Country Real Estate Company, Patent Holding Company and Venture Heavy Machinery LLC (the "Multiparty Guarantors"). Pursuant to the Pledge Agreement, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, was granted the power to exercise all voting and corporate rights in the Shares as if it were the owner thereof and was authorized to act as Winget's attorney in fact in connection with the Pledge Agreement.

In order to address the concerns of the OEMs regarding the extension of the access agreements and to ensure continued funding for Deluxe, on May 21, 2004, the Pre-Petition Agent on behalf of the Pre-Petition Lenders and as attorney-in-fact for Winget,

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executed on behalf of Winget a written proxy, appointing Bank One, NA as
Winget's lawful agent with full power to take any action with respect to the Shares. On May 21, 2004, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders and on behalf of Winget pursuant to the proxy, executed a unanimous shareholder written consent for each of the Multiparty Guarantors removing the current directors or managers and appointing Christopher H. Smith and Kevin P. Collins as the new directors or managers (the "New Directors"). On May 23, 2004, the New Directors held a meeting of the reconstituted Boards for each of the Multiparty Guarantors. As a result of the OEMs' position regarding the access agreements, the need for continued funding, the apparent insolvency of the Multiparty Guarantors as a result of the guarantee of the Existing Bank Facility and other reasons, the New Directors adopted resolutions by unanimous written consent authorizing each of the Multiparty Guarantors to file petitions under chapter 11 of title 11 of the United States Code in the Eastern District of Michigan, Southern Division (the "Bankruptcy Resolution"). The Bankruptcy Resolution authorized the retention of Shaw, Gussis, Fishman, Glantz, Wolfson & Towbin, LLC, 321 N. Clark St., Ste. 800, Chicago, IL 60610, to represent the Multiparty Guarantors.

On May 24, 2004, the Multiparty Guarantors commenced bankruptcy proceedings in the Bankruptcy Court. "First day" hearings will occur on May 27, 2004. The Debtors anticipate that the Multiparty Guarantors will seek Bankruptcy Court authority to enter into appropriate extensions of the access agreements and that as a result of the filings and the judicial supervision of Deluxe, continued funding will be available for Deluxe. The Debtors and the Steering Committee anticipate that if the Plan is confirmed and the transactions under the Contribution Agreement are set to close, the bankruptcy cases of the Multiparty Guarantors will be dismissed and the Shares will be contributed to Reorganized Venture pursuant to the terms and subject to the conditions of the Contribution Agreement

VIII. SUMMARY OF THE PLAN

The Debtors, the Steering Committee and the Creditors' Committee believe that
(i) through the Plan, Holders of Allowed Claims will obtain a recovery from the estates of the Debtors that is at least equal to, and likely greater than, the recovery they would receive if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford the Debtors the opportunity and ability to continue in business as a viable going concern for the benefit of all constituents.

The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. Administrative Claims, Tax Claims and the DIP Facility Claims are not classified. Classes 1 (Priority Claims) and 4 (Other Secured Claims) are Unimpaired, are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. Classes 2 (Bank Pre-Petition Priority Claims), 3 (Bank Claims), 5 (General

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Unsecured Claims), 6 (Vendor Support Claims) and 7 (Unsecured Convenience
Claims) are Impaired and entitled to vote to accept or reject the Plan. Class 8 (Equity Interests) is Impaired and it is deemed to reject the Plan and therefore has no vote.

Distributions to the Holders of Class 2, Class 3 and Class 5 Claims shall be subject in all respects to the terms of the Settlement, and all Creditors shall be bound by the terms contained therein.

Winget has not agreed to the changes to the Original Plan.

      A. ADMINISTRATIVE CLAIMS

Administrative Claims are all post-Petition Date Claims or costs and expenses of administration of the Case with priority under Section 507(a)(1) of the Bankruptcy Code, costs and expenses allowed under Section 503(b) of the Bankruptcy Code, and any indebtedness or obligations entitled to such priority under the Bankruptcy Code, including professional fees and expenses of the Debtors and any official committee appointed in this Case pursuant to Section 1102 of the Bankruptcy Code, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code. Each Holder of an Allowed Administrative Claim will receive in full satisfaction of such Allowed Claim cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business and assumed by a Debtor shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. However, the Plan shall not be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed or is subject to ongoing objections in the Bankruptcy Court or other court. There are asserted rights of setoff with respect to certain Allowed Administrative Claims. In the event such asserted setoff rights are not valid, the aggregate amount of Allowed Administrative Claims may increase.

      B. TAX CLAIMS

      Tax Claims are Claims of governmental units for taxes entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code. The Debtors estimate that the amount of Allowed Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will aggregate approximately $125,000.

Each Holder of an Allowed Tax Claim will receive in full satisfaction of such Allowed Claim, at the election of the relevant Debtor, in its sole discretion,
(i) cash equal to the amount of such Claim on the later of (1) the Effective Date, (2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim, (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, cash payments in equal monthly installments commencing on the first Business

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Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim, with interest from the Effective Date at a rate equal to the Applicable Federal Rate as determined under the Internal Revenue Code, or (iii) such other treatment as the Holder of such Allowed Tax Claim shall have agreed in writing.

      C. DIP FACILITY CLAIMS

On the Effective Date, in full satisfaction of the DIP Facility Claim, the DIP Facility Lenders (1) shall receive cash in an amount equal to the then outstanding amount of such DIP Facility Claim (including all accrued and unpaid interests, fees and expenses) which will be paid with proceeds from the Exit Financing Facility (2) will be released from any letters of credit, if any, issued under the DIP Facility and (3) will be released, along with the Pre-Petition Agent, and the DIP Facility Lenders' and Pre-Petition Agent's respective affiliates, professionals, agents, officers, directors and employees, from any and all claims by the Debtors.

      D. U.S. TRUSTEE FEES

Statutory fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. Section 1930 will be timely paid by the Debtors prior to the Effective Date and thereafter by Venture Delaware.

      E. CLASS 1 - PRIORITY CLAIMS

Class 1 is comprised of other Priority Claims that are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims. The Debtors project that, at the time of Confirmation, there will be no unpaid Priority Claims except expenses not yet payable in the ordinary course of business. Many of the Priority Claims in Class 1 have been paid pursuant to an order of the Bankruptcy Court entered in connection with first day motions.

Unless the Holder of an Allowed Priority Claim and the Debtors agree to a different treatment, each Holder of an Allowed Priority Claim shall receive, in full satisfaction of such Allowed Claim, cash equal to the amount of such Allowed Claim on the latest of (i) the Effective Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

      F. CLASS 2 - BANK PRE-PETITION PRIORITY CLAIMS

The Bank Pre-Petition Priority Claims consist of certain Claims against the Debtors arising under or relating to the Existing Bank Facility entitled to priority and right of payment of collateral proceeds relative to all other Bank Claims pursuant to the Existing Bank Facility. Class 2 Claims will be deemed Allowed Claims in an amount equal to the amount of Bank Pre-Petition Priority Claims, including all accrued and unpaid interest,

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fees and expenses thereon. Holders of Allowed Class 2 Claims shall receive, in full satisfaction of such Allowed Claims, the following: the Disbursing Agent shall distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) the Bank Priority Senior Notes. Distributions to Holders of Class 2 Claims shall be subject in all respects to the terms of the Settlement.

      G. CLASS 3 - BANK CLAIMS

The Bank Claims consist of all Claims against the Debtors arising under or relating to the Existing Bank Facility, except for the Bank Pre-Petition Priority Claims. Class 3 is Impaired, and is therefore entitled to vote to accept or reject the Plan.

The Bank Claims shall be Allowed in an amount equal to the sum of (i) the principal amount of the Bank Claims (excluding the Bank One, NA Claim and the ORIX Capital Markets, LLC Claim) as of the Petition Date, plus all unpaid interest and fees accrued through the Petition Date, plus (ii) all interest and fees (if any) to which the Pre-Petition Lenders are entitled under Section 506(b) of the Bankruptcy Code.

On the Effective Date, in full satisfaction of all of the obligations of the Debtors and the Transferred Winget Entities in respect of the Bank Claims (including all Bank Secured Claims and all Bank Adequate Protection Claims) and the Guaranties, the Disbursing Agent shall distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and without further notice, application or hearing, the following:

            i. cash in an amount equal to approximately $7.5 million plus all unreimbursed fees and expenses incurred by the Pre-Petition Agent through the Effective Date (regardless of whether such interest and fees are allowed, or allowable, pursuant to Section 506(b) of the Bankruptcy Code),

            ii. the Securities Fee Notes,

            iii. the Excess Interest Notes,

            iv. the Bank Senior Notes,

            v. the Bank Junior Notes, and

            vi. the Preferred Membership Interests.

In addition, on the Effective Date the following events shall occur:

            i. Each Pre-Petition Lender, the Pre-Petition Agent, and their respective affiliates, professionals, agents, officers, directors and employees. shall be released from any and all claims held by the Debtors,

            ii. letters of credit outstanding prior to the Petition Date shall be cancelled and/or assumed and deemed issued under the Exit Financing Facility,

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            iii. all pre-Petition Date Liens on property of the Debtors held by or on behalf of the Pre-Petition Lenders shall survive the Effective Date and shall secure the obligations evidenced by the Bank Senior Notes and the Bank Junior Notes, but such Liens shall be subordinate in priority to the Liens granted to secure payment of the Exit Financing Facility and shall be subject to the Subordination Agreement,

            iv. all Guaranties executed by the Debtors (and their direct and indirect subsidiaries) in favor of the Pre-Petition Lenders shall be replaced by the Guaranties executed in connection with the Restructured Credit Agreement, and

            v. the obligations evidenced by the Bank Senior Notes, the Securities Fee Notes, the Excess Interest Notes and the Bank Junior Notes shall further be secured by the Liens more specifically described in the Restructured Credit Agreement.

The Pre-Petition Lenders shall be entitled to retain all payments made to the Pre-Petition Lenders prior to the Effective Date. Guaranties executed by the Transferred Winget Entities, together with the Liens and security interests granted by the Transferred Winget Entities to secure repayment of such Guaranty obligations, shall be replaced by the Liens, Guaranties and other rights granted to the Pre-Petition Lenders under the Restructured Credit Agreement and the ancillary documents executed in connection therewith. Guaranties executed by the Retained Entities and Winget in favor of the Pre-Petition Lenders, together with the Liens and security interests granted by the Retained Entities and Winget to secure repayment of such Guaranty obligations, shall be released and discharged upon the Effective Date. To the extent the Bank One, NA Claim or the ORIX Claim becomes an Allowed Claim, the principal amount of the Bank Senior Notes shall be increased by the Allowed amount of such Claim and the Orix Claim to the extent not otherwise included in the Allowed Bank Claims. Distributions to Holders of Class 3 Claims shall be subject in all respects to the terms of the Settlement.

      H. CLASS 4 - OTHER SECURED CLAIMS

Other Secured Claims consist of all Secured Claims other than the Bank Group Secured Claims. Based upon the Debtors' schedules and the Proofs of Claim filed in the Case, the Debtors believe that the Other Secured Claims include, among other Claims, Claims secured by purchase money security interests and capital leases and as of September 30, 2003 are in the aggregate approximate amount of $0. Class 4 is Unimpaired and is therefore deemed to have accepted the Plan.

Unless the Holder of an Allowed Other Secured Claim and the Debtors agree to a different treatment, either (a) the legal, equitable, and contractual rights of holders of Other Secured Claims shall be reinstated on the Effective Date, or
(b) the Debtor shall (i) cure any pre-petition default (other than defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Other Secured Claim, (iii) compensate the Holder for any damage satisfying Section 1124(2)(c) of the Bankruptcy Code, and (iv) not otherwise alter the legal, equitable or contractual rights to which such Other Secured Claim entitles the Holder. Each Other Secured Claims

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constitute a separate sub-claim (designated, for example, as Class 4.1) for purposes of voting and distribution.

The Debtors' failure to object to such Other Secured Claims in the Case shall be without prejudice to the Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors) when and if such Claims are sought to be enforced by the Holder of the Other Secured Claim. All Pre-Petition Date Liens on property of the Debtors held by or on behalf of the Holder of Other Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Holders until, as to each such Holder, the Allowed Claims of such Holder of an Other Secured Claim are paid in full.

      I. CLASS 5 - GENERAL UNSECURED CLAIMS

CLASS 6 CREDITORS AND CLASS 7 CREDITORS SHALL BE TREATED AS CLASS 5 CREDITORS, UNLESS THE BANKRUPTCY COURT DETERMINES THAT TREATING CLASS 6 CREDITORS AND CLASS 7 CREDITORS AS CLASS 5 CREDITORS CONSTITUTES A CHANGE TO THE ORIGINAL PLAN THAT IS MATERIALLY ADVERSE TO THE TRANSFERORS UNDER THE CONTRIBUTION AGREEMENT TAKEN AS A WHOLE. IN SUCH EVENT, CLASS 6 CREDITORS AND CLASS 7 CREDITORS WILL BE AFFORDED THE TREATMENT DESCRIBED BELOW IN SECTION VIII. J. "CLASS 6 - VENDOR SUPPORT CLAIMS" AND SECTION VIII. K. "CLASS 7 - UNSECURED CONVENIENCE CLAIMS," RESPECTIVELY.

Class 5 consists of all Allowed General Unsecured Claims, including the Note Claims, provided however, if the Triggering Event shall have occurred, Class 5 shall not include (i) Unsecured Convenience Claims and (ii) Vendor Support Claims. Class 5 is Impaired and is entitled to vote to accept or reject the Plan.

General Unsecured Claims consist of all Claims which are not Secured Claims, Priority Claims, Tax Claims or Administrative Claims, or otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court, and which elect not to be treated as Classes 6 or 7 Claims. Claims in Class 5 also include, without limitation, Claims against the Debtors arising from, or relating to, the Old Senior Notes (the 9-1/2% Senior Notes due 2005, and the 11% Senior Notes due 2007, as amended) and the Old Subordinated Notes (the 12% Senior Subordinated Notes due 2009, as amended). Claims in Class 5 also include, without limitation, Claims against the Debtors arising from or relating to, the rejection of leases of nonresidential real property and executory contracts, any litigation Claims, any guaranties, and Claims of trade vendors, suppliers and service providers.

As scheduled by the Debtors, the Debtors believe that the total of all General Unsecured Claims against the Debtors is approximately $556,076,594. Of this amount,

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approximately $60,270,420 are trade debt, approximately $493,301,637 are Note
Claims, approximately $2,495,537 are Unsecured Convenience Claims and the balance is made up of potential Rejection Claims, contingent and unliquidated guaranties, and all other General Unsecured Claims that cannot be treated or cannot elect to be treated under Class 6 or 7.

Each Holder of an Allowed Class 5 Claim shall be entitled to receive, in full satisfaction of such Claim, its respective Pro Rata distribution of Trust Assets from the Creditors' Trust (subject to the settlement of certain contractual subordination provisions) as described in Section V. B. - "OLD SENIOR NOTES, OLD SUBORDINATED NOTES AND OLD NOTE INDENTURES." The amount of the Pro Rata distribution that Holders of Class 5 Claims are entitled to receive is determined proportionately, so that a Pro Rata distribution with respect to an Allowed Claim of a particular Class 5 Claim bears the same ratio to all distributions on account of all Allowed Class 5 Claims, as the dollar amount of such Allowed Class 5 Claim bears to the dollar amount of all Allowed Class 5 Claims.

Distributions to Holders of Class 5 Claims shall be subject in all respects to the terms of the Settlement.

            1. CREATION OF CREDITORS' TRUST

Pursuant to Article 7 of the Plan, the Creditors' Trust is to be created on the Effective Date and will be administered by the Trustee for the benefit of all Class 5 Creditors with the advice and/or direction of the Oversight Committee, all as more specifically set forth in the Plan and the related Trust Agreement. THE PROVISIONS IN ARTICLE 7 OF THE PLAN GOVERNING THE CREDITORS' TRUST ARE SUBJECT IN ALL RESPECTS TO THE TERMS OF THE SETTLEMENT. On the Effective Date, the Trust Assets, without further act or deed of the Trustee or the Bankruptcy Court, shall be transferred from the Estates to the Creditors' Trust, free and clear of all Liens, Claims and Interests and shall become the corpus of the Creditors' Trust. On the Effective Date, the Debtors are authorized to, and shall execute and deliver such instruments and other documents as are necessary, appropriate or deemed advisable by the Trustee to transfer title to the Trust Assets to the Creditors' Trust.

The Trust Assets consist of (i) the Winget Actions, other than the Extinguished Actions, (ii) the Creditors' Warrant and any equity interests issued as a result of the exercise thereof and (iii) the Avoidance Actions. The Class 5 Claims shall be satisfied by delivery of the Trust Assets to the Creditors' Trust. The Bankruptcy Court shall retain jurisdiction for purposes of determining the value of the Creditors' Warrant.

Winget Actions are, as discussed in Section VI above, all Causes of Action (if any) that the Debtors have against Winget personally and all Causes of Action against the Retained Entities. Extinguished Actions will be extinguished and shall be used to provide value through the Creditors' Warrant. The Trustee, with direction from the Oversight Committee, shall have the authority to pursue the Winget Actions as the Trustee deems appropriate, and the Bankruptcy Court shall retain jurisdiction to hear any such actions.

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The interests of the Class 5 Creditors in the Creditors' Trust shall be uncertificated and shall be non-transferable except by operation of law. Holders of interests in the Creditors' Trust shall have no voting rights with respect to such interests. The Creditors' Trust will have a term of three (3) years from the Effective Date, without prejudice to the rights of the Oversight Committee to extend such term conditioned upon the Creditors' Trust not then becoming subject to the Exchange Act or changing its tax status. The terms of the Trust Agreement may be amended by the Trustee to the extent necessary to ensure that the Creditors' Trust will not become subject to the Exchange Act.

            2. CREDITORS' WARRANT

The Creditor's Warrant to be issued to the Creditor's Trust entitles the Holders of Allowed Class 5 Claims to receive a Pro Rata share of the Common Membership Interests in Venture Delaware represented by the Warrant Valuation Formula (subject to the settlement of certain contractual subordination issues as described in Section V. B. - "OLD SENIOR NOTES, OLD SUBORDINATED NOTES AND OLD
NOTE INDENTURES" and the Settlement). The Warrant Valuation Formula is a fraction, the numerator of which is the sum of (I)(A) Value of Debtors, plus (B) Value of Venture B Assets, to the extent that such sum exceeds the aggregate amount of Allowed Claims in Classes 2 and 3 and other Claims which would have priority over Class 5 Claims (collectively, the "Formula Claims"); provided, however, that in the event the sum does not exceed the Formula Claims, the sum shall be deemed to be zero), plus (II) the Value of Extinguished Actions, and the denominator of which is the Value of Reorganized Venture.

The Debtors' believe that the value of the Debtors' businesses, exclusive of the Debtors' interests in the Venture B Assets (the "Non-Venture B Businesses"), is less than the aggregate amount of the Formula Claims. Winget will contribute the Transferred Winget Entities to Venture Delaware in order to both provide value to "cover" the difference between the value of the Non-Venture B Businesses and the full amount of the Formula Claims, and to integrate all related operations under the Reorganized Debtors' common ownership. The formula is designed to provide to General Unsecured Creditors what they are entitled, which is the residual value available after payment of all Formula Claims from the Debtors' Non Venture B Businesses and the Venture B Assets, plus the value of the Extinguished Actions (subject to the prior satisfaction of the Formula Claims if such Claims have priority over the Class 5 Claims as to such Extinguished Actions). The foregoing allocations of value will be accomplished through the following mechanics: On the Effective Date, the Transferred Winget Entities will be contributed by Winget to the Reorganized Debtors. The Reorganized Debtors, will, in turn, issue to the Pre-Petition Lenders cash, Bank Senior Notes, Bank Junior Notes and Preferred Membership Interests in the full amount of the Bank Claims. The Common Membership Interests Debtors will be issued to Winget and, by operation of the Creditors' Warrant, the Creditors' Trust (for the benefit of the Class 5 Creditors).

As of the date this Disclosure Statement is filed, the Debtors are uncertain of the true value of the Creditors' Warrant. To ascertain the value of the Creditors' Warrant, the

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Debtors, and, subject to a Qualified Finding, the Creditors' Committee, shall file a procedures motion with the Bankruptcy Court describing the procedures by which the Bankruptcy Court shall determine, as necessary, the Value of Extinguished Actions, Value of the Venture B Assets, Value of Debtors and Value of Reorganized Venture. Under the terms of the Plan:

            - the "Value of Debtors" is defined as the fair market value of the Debtors, including the Debtors' interests in their direct and indirect subsidiaries as of the Effective Date, determined in accordance with the Warrant Valuation Procedures, exclusive of the Value of the Venture B Assets;

            - the "Value of Extinguished Actions" is defined as the value (after giving consideration to all defenses, counterclaims, offsets or similar rights and litigation costs) of each Extinguished Action on an entity by entity basis as of the Effective Date, determined either (i) by a Bankruptcy Rule 9019 settlement between the Debtors, on the one hand, and the Transferred Winget Entities, on the other hand, approved prior to the Valuation Determination Date, or (ii) by the Bankruptcy Court in accordance with the Warrant Valuation Procedures. For purposes of determining the Value of the Extinguished Actions, defenses shall include the consideration, to the extent relevant, of, among other things (a) Liens of the Pre-Petition Lenders on the assets subject to the Extinguished Actions, (b) any subrogation rights of the Transferred Winget Entities or Winget subject to defenses, if any, and (c) the amount of any Claims which would have priority over Class 5 Claims (subject to certain qualifications);

            - the "Value of Reorganized Venture" is the fair market value of the common equity in Reorganized Venture as of the Effective Date, determined in accordance with the Warrant Valuation Procedures (and taking into account, for purposes of such valuation, the Reorganized Venture's interests in the Venture B Assets); and

            - the "Value of Venture B Assets" is the fair market value of the Debtors' interests in the Venture B Assets as of the Effective Date determined either (i) by receipt by Venture of actual net after-tax proceeds of the sale of the Venture B Assets if the sale occurs prior to the Valuation Determination Date or (ii) in accordance with the Warrant Valuation Procedures.

            3. TREATMENT OF CAUSES OF ACTION

The Avoidance Actions are all Causes of Action the Debtors may assert under Sections 502, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the
Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer

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laws, whether or not Causes of Action are commenced to prosecute such Avoidance
Actions, but excluding any and all Causes of Action released under the Plan. The value received from the Avoidance Actions will be transferred to the Creditors' Trust. A list of Avoidance Actions is attached as Exhibit B to the Plan.

Under the terms of the Plan, Reorganized Venture shall reasonably cooperate with the Trustee in pursuing Avoidance Actions and Winget Actions and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Creditors' Trust to enable the Trustee to perform the Trustee's duties under the Trust Agreement. Reorganized Venture shall not be required to incur any expenses in connection with the Creditors' Trust absent reimbursement from the Creditors' Trust. The Bankruptcy Court retains jurisdiction to determine the reasonableness of a request of assistance and/or a related expenditure. Any requests for assistance shall not interfere with Reorganized Venture's business operations.

            4. ADMINISTRATION OF CREDITORS' TRUST; TRUSTEE

The Trustee for the Creditors' Trust shall be appointed by the Oversight Committee on the Effective Date. A notice shall be filed no later than the ten
(10) days prior to the Confirmation Hearing Date designating the Person who is selected to serve as Trustee. The Trustee shall have full authority, subject to the direction of the Oversight Committee, to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate the Trust Assets, make distributions to General Unsecured Creditors, and settle any Winget Actions or Avoidance Actions. Upon such assignment, the Trustee, on behalf of the Creditors' Trust, will assume and be responsible for any responsibilities, duties and obligations of the Debtors with respect to the subject matter of the assignments, and the Debtors and the Reorganized Debtors will have no further rights or obligations with respect thereto. The Trustee may be removed in accordance with the Trust Agreement.

The Trustee's actions are subject to the direction of the Oversight Committee, which will be a three member committee comprised of representatives selected in accordance with the Trust Agreement, that will supervise the prosecution, valuation and distribution of Trust Assets. The Oversight Committee shall be appointed on the Effective Date. On or before the date that is ten (10) days prior to the Confirmation Hearing Date, a notice shall be filed with the Bankruptcy Court identifying the members of the Oversight Committee. The Oversight Committee may adopt such bylaws as it may deem appropriate. The Trustee shall consult regularly with the Oversight Committee when carrying out the purpose and intent of the Creditors' Trust. In the case of an inability or unwillingness of any member of the Oversight Committee to serve, such member shall be replaced by designation of the remaining members of the Oversight Committee. If any position on the Oversight Committee remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Oversight Committee. Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Oversight Committee shall resign their

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positions, whereupon they shall be discharged from further duties and responsibilities. The Oversight Committee may, by majority vote, approve all settlements of the Winget Actions and the Avoidance Actions which the Trustee may propose, subject to Bankruptcy Court approval of such settlements after notice and a hearing, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Winget Action or Avoidance Action if the Oversight Committee fails to act on a proposed settlement of such Claim within fifteen (15) days of receiving notice of such proposed settlement by the Trustee. The Oversight Committee may, by majority vote, authorize the Trustee to invest the Trust Assets in prudent investments other than those described in
Section 345 of the Bankruptcy Code.

All costs and expenses associated with the administration of the Creditors' Trust shall be the sole responsibility of, and be paid by, the Creditors' Trust. The Trustee shall receive, from the Creditors' Trust, reasonable compensation for services rendered. The Trustee shall also be reimbursed by the Creditors' Trust for all out-of-pocket expenses reasonably and necessarily incurred in the performance of its duties under the Plan and under the Trust Agreement. The members of the Oversight Committee shall not be entitled to receive compensation for their services, but they shall be reimbursed by the Creditors' Trust for all out-of-pocket expenses reasonably incurred in the performance of their duties under the Plan and under the Trust Agreement. All compensation and reimbursement shall be paid from Trust Assets. The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary to aid in the performance of its responsibilities pursuant to the terms of the Plan including, without limitation, the liquidation and distribution of Trust Assets.

The cash proceeds of Trust Assets shall be used first to pay the expenses of the Creditors' Trust, the Trustee and the Oversight Committee and the costs and expenses of the Trustee and the Trustee's professionals. Thereafter, the cash proceeds of the Trust Assets shall be distributed to Holders of Claims in accordance with their interests in the Creditors' Trust as set forth in the Plan at least annually beginning with the second calendar quarter after the Effective Date. The Trustee shall not be required to make any such annual distribution in the event that the aggregate proceeds and income available for distribution to Holders of Claims are not sufficient, in the Trustee's discretion (after consultation with the Oversight Committee), to make a distribution at that time. The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Creditors' Trust.

The Trustee and each member of the Oversight Committee shall be indemnified from the Trust Assets to the fullest extent permitted by law against any liability, damage or expense arising out of or resulting from or related to, any act taken or omitted, so long as such liability, damage or expense does not result from willful fraud, willful misconduct, bad faith or gross negligence. The Trustee, the members of the Oversight Committee, and their attorneys, employees, accountants, consultants or agents, shall (i) not have or incur any liability to any Person or entity for any act or omission in connection with, or arising out of, the administration of the Plan or the property to be distributed under the

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Plan, except if such act or omission is determined by a Final Order to reflect bad faith or to constitute willful misconduct or gross negligence, (ii) be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, and (iii) be fully protected in acting, or in refraining from acting, in accordance with such advice; provided, however, nothing contained herein shall relieve the Creditors' Trust from its duties and responsibilities to make the payments required under the Plan.

The provisions in Article VII of the Plan governing the Creditors' Trust are subject in all respects to the terms of the Settlement. All Creditors shall be bound by the terms thereof.

      J. CLASS 6 - VENDOR SUPPORT CLAIMS.

CLASS 6 CREDITORS SHALL BE TREATED AS CLASS 5 CREDITORS, UNLESS THE BANKRUPTCY COURT DETERMINES THAT TREATING CLASS 6 CREDITORS AS CLASS 5 CREDITORS CONSTITUTES A CHANGE WHICH IS MATERIALLY ADVERSE TO WINGET AND THE TRANSFERORS, TAKEN AS A WHOLE, UNDER THE CONTRIBUTION AGREEMENT. IN SUCH EVENT, CLASS 6 CREDITORS WILL BE AFFORDED THE TREATMENT DESCRIBED BELOW.

A Holder of a Vendor Support Claim is any General Unsecured Creditor holding an Allowed Class 5 Claim who (i) agrees to provide post-Confirmation credit on terms set forth in a Vendor Support Agreement, including, without limitation, customary pricing terms, no less than net-60 day payment terms and credit limits no less than those which were in place as of January 1, 2002, to one or more of the Reorganized Debtors, and (ii) executes and delivers a Vendor Support Agreement on or before the Effective Date. Class 6 is Impaired and is entitled to vote to accept or reject the Plan. In addition to their votes to accept or reject the Plan as Holders of Allowed Class 6 Claims, Holders of Vendor Support Claims are entitled to vote upon the treatment prescribed for Class 5 General Unsecured Claims and such votes (i) shall be counted in the event that the Class 6 treatment is determined to have rendered the Plan unfairly discriminatory, or
(ii) shall not be counted to the extent the Class 6 treatment is not approved.

Pursuant to the Plan, each Holder of an Allowed Class 5 Claim who (i) provided goods or services to the Debtors prior to the Petition Date, (ii) elects, on its ballot, to agree to a Vendor Support Agreement and (iii) executes and delivers a Vendor Support Agreement, shall receive, in lieu of the treatment such Claim would otherwise receive as an Allowed General Unsecured Claim, in full satisfaction of such Claim, cash in an amount equal to 50% of its Allowed General Unsecured Claim, which shall be paid in ten (10) monthly installments equal to 5% of such Allowed Claim, beginning on the first Business Day of the 4th full month following the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter until such Allowed Claim is paid 50% of the Allowed General Unsecured Claim.

In the event that the Bankruptcy Court does not approve the treatment of Vendor Support Claims in relation to other non-accepting Classes of unsecured Creditors (if any), then Holders of the Vendor Support Claims shall be deemed to be included in (and to receive

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the treatment prescribed for) Class 5 General Unsecured Claims and their vote in
Class 6 shall not count.

      K. CLASS 7 - UNSECURED CONVENIENCE CLAIMS.

CLASS 7 CREDITORS SHALL BE TREATED AS CLASS 5 CREDITORS, UNLESS THE BANKRUPTCY COURT DETERMINES THAT TREATING CLASS 7 CREDITORS AS CLASS 5 CREDITORS CONSTITUTES A CHANGE WHICH IS MATERIALLY ADVERSE TO WINGET AND THE TRANSFERORS, TAKEN AS A WHOLE, UNDER THE CONTRIBUTION AGREEMENT. IN SUCH EVENT, CLASS 7 CREDITORS WILL BE AFFORDED THE TREATMENT DESCRIBED BELOW.

An Unsecured Convenience Claim is an Allowed General Unsecured Claim that is (i) in an amount of $10,000 or less or (ii) Allowed in an amount greater than $10,000 but which is reduced to $10,000 or less by an irrevocable written election of the Holder of such Claim made on a properly delivered ballot (the "Election"); provided, however, that (y) individual General Unsecured Claims of a single Holder that are Allowed in an amount of $10,000 or less will not be treated as separate Unsecured Convenience Claims if the aggregate of all General Unsecured Claims held by such Holder exceeds $10,000 and no such election is made and (z) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim. Class 7 is Impaired and is entitled to vote on acceptance or rejection of the Plan. For purposes of determining the Distribution under Class 5 to which a Holder of a Class 7 Claim is entitled, the Election will be disregarded.

The Debtors believe that the total number of Unsecured Convenience Class Claims is approximately 1,079 with an aggregate value of approximately $2,495,537.

Pursuant to the Plan, all Allowed Unsecured Convenience Claims shall be paid in cash an amount equal to 75% of the Allowed amount of such Claims no later than 120 days after the Effective Date in full and complete satisfaction of such Allowed Claim.

      L. CLASS 8 - EQUITY INTERESTS

Class 8 (Equity Interests) are comprised of Interests of any Holder of common or preferred equity securities of, or membership interests in, Venture, and all options, warrants, put rights, contractual or otherwise, to acquire such equity securities or membership interests, as such interests exist immediately prior to the Effective Date. Class 8 is Impaired and because pursuant to the Plan, the Holders of Equity Interests will not receive any distributions on account of such Equity Interests, Class 8 is not entitled to vote and is deemed to have rejected the Plan. On the Effective Date, all Equity Interests will be contributed to Venture Delaware.

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      M. INTERCOMPANY CLAIMS

On the Effective Date, all Intercompany Claims will, in the sole discretion of the applicable Debtor or Venture Delaware, (a) be preserved and reinstated, (b) be released, waived and discharged as of the Effective Date, or (c) be contributed to the capital of the obligee corporation.

IX. IMPLEMENTATION OF THE PLAN

The Plan provides for the treatment of Claims and Interests as described above as well as other provisions relating to acceptance or rejection of the Plan, treatment of executory contracts, distributions, procedures for resolving disputed, contingent, and unliquidated claims and disputed interests, retention of jurisdiction and other miscellaneous provisions.

      A. MEANS FOR EXECUTION OF THE PLAN

            1. CONTRIBUTION OF ASSETS

As previously discussed, the Contribution Agreement provides for the contribution of substantially all of the Winget assets necessary for the continued operation of Venture. More details regarding the assets to be contributed are discussed below.

The Contribution Agreement provides, subject to the satisfaction of certain conditions precedent, that the Transferors shall assign, transfer and convey to Venture Delaware and Venture Holdings shall cause Venture Delaware to accept from the Transferors, all of the Transferors' right, title and interest in, to and under the Transferred Equity Interests and the Transferred Assets. The Transferred Equity Interests constitute the equity interests in the Transferred Winget Entities. The assets owned by the Transferred Winget Entities and comprising the Transferred Assets include, without limitation, the following assets: (1) real estate, (2) machinery and equipment, (3) sales commission contracts, and (4) patents. Moreover, the Transferred Winget Entities include the businesses and assets of Venture Otto South Africa (Pty.) Ltd. and Venture Asia Pacific Pty. Ltd. These assets, many of which relate to the supply, design, system integration and manufacture of interior and exterior plastic components, models and systems for the automotive industry, have substantial value and are described in further detail below.

The real estate to be contributed is currently owned by Venture Real Estate, Inc., Farm and Country Real Estate Company, Venture Automotive Corp. and Venture Real Estate Acquisition Company. and is leased to certain Domestic Subsidiaries. Such real estate consists of eight buildings with an aggregate 2003 appraised value of $24,725,000. The aggregate annual rental savings to Venture will be approximately $3,686,836.

The machinery and equipment to be contributed is owned by Venture Heavy Machinery, Realven and VEAC. and is currently being leased to certain Domestic Subsidiaries and Foreign Subsidiaries under usage agreements. The aggregate 2002 appraised fair market

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value of the machinery and equipment is $38,100,000. The aggregate annual cost savings in usage fees to Venture will be approximately $5,212,788.

Winget's 100% equity interests in Patent Holding will be contributed. Patent Holding holds patents currently being licensed to certain Domestic Subsidiaries and foreign subsidiaries under non-exclusive, royalty-free licenses. The patents enable Venture to continue to control crucial technology and product lines (for example, air bag covers) in which Venture has significant market share and is attempting to increase such market share by means of the patents. Venture and Patent Holding are plaintiffs in significant patent litigation. SEE SECTION VI - "CAUSES OF ACTION - Litigation."

The Australian operations to be contributed were purchased by Winget from Ford Australia in 1995. These companies produce parts primarily for Ford Australia. The Australian companies are subject to secured bank debt of approximately $17.1 million, and had an approximate 2003 EBITDA of $26.1 million.

The South African operations to be contributed consist of companies that produce parts primarily for European-made cars. The South African companies are subject to secured bank debt of about $10.4 million, and had an approximate 2003 EBITDA of $32.1 million.

Winget's 100% equity interest in Venture Nevada, LLC ("Venture Nevada") is to be contributed pursuant to the Contribution Agreement. Venture Nevada owns 75% of the outstanding shares of Shelby American. As described in Section IV and VI above, Shelby American is a niche automaker which owes Venture $26.0 million and has other significant debts and other operational difficulties.

Winget's 100% equity interest in Deluxe will be contributed. Deluxe provides Venture with design, tooling, prototype and fixture work. While Deluxe's financial statements show losses in recent years, this is largely a function of Deluxe performing design work for which payment and revenue recognition will be made over time in the future while related costs have been substantially recognized in expenses. Venture's ability to compete successfully for new programs will be enhanced due to Deluxe's advanced design skills, tooling capabilities and related technology. SEE SECTION IV - "OPERATIONS OF THE DEBTORS
- Legal Relationship of Winget to the Debtors."

The Contribution Agreement also provides for the payment by Winget to Venture Holdings of certain tax refunds received by Winget upon the occurrence of certain events. The Contribution Agreement further provides for a process and mechanism for the determination and repayment, if appropriate, of certain tax distributions made to Winget on account of tax liability associated with Venture and its subsidiaries.

The Contribution Agreement provides that, pursuant to the Plan, Venture Delaware shall assume and agree to pay or otherwise discharge only those obligations or liabilities (a) that first arise after the Closing Date under any contracts or agreements included in the Transferred Assets, (b) with respect to Transferred Assets consisting of accrued real

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estate and personal property taxes that are not yet due and owing, and (y) with respect to VSE, accrued payroll expenses of any employee of VSE who accepts an offer of employment made by Venture Holdings, in its sole discretion, and to the extent reflected in the financial statements of VSE to be delivered pursuant to the Contribution Agreement or arising in the ordinary course of business after the dates of such financial statements, but, in each case, excluding the Excluded Liabilities as defined in the Contribution Agreement.

The Contribution Agreement contains (i) representations and warranties from the Transferors to Venture Delaware as to the Transferred Winget Entities and the Transferred Assets typically and customarily used in an arms-length purchase of comparable assets by a sophisticated buyer, and (ii) additional representations and warranties from Winget to Venture Delaware regarding certain financial information.

The Contribution Agreement provides that Winget and the Retained Entities will indemnify Venture for certain losses suffered or incurred by Venture Delaware as a result of breaches by Winget or the Retained Entities under the Contribution Agreement. Venture Delaware's recovery on the indemnification obligations of Winget and the Retained Entities is subject to an initial threshold of $4.0 million, in the aggregate. No claims may be asserted until the aggregate loss exceeds $4.0 million and, thereafter, claims may be asserted only to the extent of such excess. After the applicable threshold is exceeded, the aggregate amount of losses recoverable is capped at $40.0 million. The threshold and cap do not apply to breaches of certain representations and warranties. The Contribution Agreement further provides that Venture Delaware's right to indemnification expires eighteen months after the Effective Date (other than with respect to claims for which Winget and the Retained Entities have received written notice on or before such date). The Audit Committee will have exclusive authority to assert claims under the Contribution Agreement after the Effective Date. SEE "CORPORATE GOVERNANCE" below.

The Contribution Agreement will provide that Venture Delaware will indemnify the Transferor for losses suffered or incurred by the Transferors relating to the Assumed Liabilities. Venture Delaware's indemnification obligation is not restricted by a threshold or cap.

The obligations of the parties to consummate the transactions contemplated by the Contribution Agreement are subject to the satisfaction of a number of conditions precedent including, among others, (1) satisfaction of all of the conditions to the Effective Date set forth in the Plan (other than the condition relating to the transactions contemplated in the Contribution Agreement), including without limitation the Confirmation Order; (2) execution of an employment agreement between Winget and Venture Delaware; and (3) execution of a covenant not to compete by Winget for the benefit of Venture Delaware and its Creditors; and (4) that the Plan as confirmed cannot contain modifications from the Original Plan which are materially adverse to the Transferors taken as a whole.

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

Contemporaneously with the execution of the Contribution Agreement, Winget caused to be executed, three leases regarding certain real property owned by Harper Properties of Clinton Township Limited Partnership and Venture Real Estate Acquisition Company and certain equipment and machinery owned by VEAC and Venture Heavy Machinery. Such leases were deposited in escrow in accordance with the terms of the Contribution Agreement and are being held pending the Effective Date of the Plan or termination of the Contribution Agreement.

The Contribution Agreement may be terminated following execution thereof, but prior to the Effective Date, generally without liability on the part of either party (except to the extent such party is in breach) by the mutual written consent of the parties. In addition to termination by mutual consent of the parties, either the Transferors or Venture Delaware may terminate the Contribution Agreement if there is a governmental order that prohibits the transactions contemplated thereby. Either the Transferors or Venture Delaware may terminate the Contribution Agreement if the Effective Date does not occur on or prior to June 30, 2004 (provided that the party terminating the Contribution Agreement has not caused the failure to the Effective Date to occur prior to such date). Either party may also terminate the Contribution Agreement upon the failure to occur of certain conditions (other than as a result of the terminating party's breach) under the Contribution Agreement, including the failure by the Bankruptcy Court to confirm the Plan. Venture Delaware may also terminate the Contribution Agreement in the event of a material breach by the Transferors which breach remains uncured for ten (10) days.

The Contribution Agreement, by its term, provides that each of the parties thereto shall have the right to specifically enforce the Contribution Agreement in any court of competent jurisdiction, including the Bankruptcy Court. Approval of the Contribution Agreement by the Bankruptcy Court is not a condition to the parties' rights to compel specific performance. Additionally, the Contribution Agreement provides that Pre-Petition Agent shall be deemed a third party beneficiary of the entire Contribution Agreement and shall have the ability to enforce the obligations contained in the Contribution Agreement.

            2. ISSUANCE OF NEW VENTURE SECURITIES

                  a. Preferred Membership Interests - On the Effective Date, and subject to the terms of the Settlement, pursuant to the Plan, the Holders of Claims in Class 3 shall receive 100% of the Preferred Membership Interests in Venture Delaware. Winget will have the option to cause Venture Delaware to redeem all outstanding Preferred Membership Interests for a period of two years after the Effective Date at a cash exercise price equal to the par amount of the Preferred Membership Interests plus all accrued and unpaid dividends at the time that the option is exercised.

                  b. Issuance of Common Membership Interests - On the Effective Date, pursuant to the Contribution Agreement and

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                        the Plan, Winget shall receive in exchange for his
                        contribution of the Transferred Winget Entities pursuant to the Contribution Agreement, 100% of the Common Membership Interests in Venture Delaware. Such Common Membership Interests are subject to dilution by the Creditors' Warrant.

            3. CANCELLATION OF SECURITIES, OLD NOTE INDENTURES AND INSTRUMENTS

On the Effective Date, except as otherwise provided herein, the Old Notes shall be deemed extinguished, cancelled and of no further force or effect, and the obligations of the Debtors thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of the Bankruptcy Court or any Person.

            4. EXIT FINANCING FACILITY

The Debtors have obtained a commitment for a new, two year, 11 month, senior secured facility (the "Exit Financing Facility") among Venture Holdings Company LLC as borrower (the "Borrower"), each of the Borrower's direct and indirect domestic subsidiaries as guarantors (each a "Guarantor" and, collectively, the "Guarantors"), and a syndicate of banks, financial institutions and other entities (the "Exit Lenders"), for which Black Diamond Commercial Finance, LLC will act as administrative agent (the "Exit Agent") and lead arranger, consisting of (i) a revolver in the amount of approximately $35 million (with an $8 million letter of credit sub-limit) (the "Revolving Credit Commitments" and the loans actually made thereunder, the "Revolving Credit Loans") and (ii) a term loan in the amount of $90 million (the "Term Loan").

The Exit Financing Facility is anticipated to be used to repay amounts owing (including, without limitation, fees and expenses), under both the Existing DIP Facility and the Senior DIP Facility, to finance allowed administrative claims or expenses and for working capital and other general corporate purposes of the Reorganized Debtors.

The Revolving Credit Loans, which carry an interest rate of LIBOR plus 4.25% or the Prime Rate plus 3.00%, will be secured by (i) valid, binding, enforceable and perfected first-priority liens on the accounts receivable, inventory, tooling, cash and cash equivalents (except for cash and cash equivalents comprising proceeds of the Term Priority Collateral (as defined below)) of the Borrower and each Guarantor (the "ABL Priority Collateral") and (ii) valid, binding, enforceable and perfected second-priority Liens on all other property and assets of the Borrower and each Guarantor (including, without limitation, 100% of the capital stock of each direct and indirect domestic subsidiary of the Borrower and each Guarantor and 65% of the capital stock of each first-tier foreign subsidiary of the Borrower and each Guarantor) (the "Term Priority Collateral").

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The Term Loan, which carries an interest rate of Prime Rate plus 6.50%, shall be secured by (i) valid, binding, enforceable and perfected first-priority Liens on all Term Priority Collateral and (ii) valid, binding, enforceable and perfected second-priority Liens on all ABL Priority Collateral.

The Exit Financing Facility also calls for the payment of certain fees including: (1) an unused commitment fee of 0.50% per annum on the daily unused amount of the Revolving Credit Commitment; (2) letter of credit fees of 4.25% per annum of the maximum amount available to be drawn, payable to the Exit Agent for the ratable benefit of any the Exit Lenders providing Revolving Credit Loans; (3) an up-front fee (the "Arranger's Fee") in an amount equal to 350 basis points on the aggregate Commitments under the Exit Financing Facility, 40% of which fee will be payable upon the acceptance by the Debtors of the Commitment Letter and receipt of the requisite approval of the Bankruptcy Court, with the remainder being payable in advance on the date upon which the Exit Financing Facility closes (the "Closing Date") (the Arranger's Fee shall be reduced by: (a) $750,000 if the Closing Date is on or before June 30, 2004 and
(b) $375,000 if the Closing Date is on or before July 31, 2004); and (4) an annual administration fee (the "Exit Agent's Fee") in an amount equal to $300,000 per year, which fee will be payable in advance on the Closing Date and annually in advance on each anniversary thereof prior to the maturity or early termination of the Facility and the payment in full of all amounts owing thereunder.

The Exit Financing Facility will include customary convenants, representations and warranties for a facility of this sort. There are also a number of customary conditions to the commitment for the Exit Financing Facility, which must be satisfied or waived for the facility to be able to be utilized The Debtors believe that the Exit Financing Facility is necessary to ensure the feasibility of the Plan and is in the best interests of the Debtors, the Debtors' estates, creditors and other parties in interest. Documents evidencing the Exit Financing Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court five (5) business days prior to the Confirmation Hearing Date.

            5. CORPORATE GOVERNANCE

Prior to the date that is the earlier of the second annual anniversary date of the Effective Date or the date that Winget exercises the option to redeem the Preferred Membership Interests described above, the Board of Venture Delaware shall consist of seven members. The Chief Executive Officer will serve as a director. Holders of Common Membership Interests will be entitled to designate three directors, two of whom will be Independent Directors and one of whom shall be Winget or his designee to the extent Winget has voting control of the Common Membership Interests sufficient under the Operating Agreement to elect directors. Holders of Common Membership Interests will lose the foregoing election rights if Winget does not exercise the option to redeem the Preferred Membership Interests within 2 years of the Effective Date. Holders of the Preferred Membership Interests will be entitled to designate three directors, two of whom will be Independent Directors. If Winget is a director, then he will be the non-executive Chairman. If Winget is not a director, then he will not be the Chairman.

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      B. CONFIRMATION

Section 1129(a) of the Bankruptcy Code establishes conditions for the confirmation of a plan. These conditions are too numerous and detailed to be fully explained here. Parties are encouraged to seek independent legal counsel to answer any questions concerning the Chapter 11 process.

Among the several conditions for Confirmation of the Plan under Section 1129(a) of the Bankruptcy Code are these:

            1. Each Class of Impaired Claims and Interests must accept the Plan; provided, however, that Section 1129(b) of the Bankruptcy Code allows a plan to be confirmed if one class of impaired claims accepts the plan and no class junior to a rejecting class takes anything under the plan.

            2. Either each Holder of a Claim in a Class must accept the Plan, or the Plan must provide at least as much value as would be received upon liquidation under Chapter 7 of the Bankruptcy Code. In this regard, attached as Exhibit F is a Liquidation Analysis showing the anticipated distribution to Creditors in a Chapter 7 liquidation of Venture. Pursuant to the Liquidation Analysis, Creditors would receive far less in a Chapter 7 liquidation than they would under the Plan, and, therefore this requirement is satisfied.

            3. Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. Attached as Exhibit G is the Projected Financial Information of the Debtors, on a consolidated basis. It demonstrates that Confirmation of the Plan will not be followed by the liquidation or the need for further financial reorganization of the Debtors.

      C. EFFECTS OF PLAN CONFIRMATION

            1. DISCHARGE OF CLAIMS; RELATED INJUNCTION

Except as may otherwise be provided in the Plan or in the Confirmation Order, the Confirmation of the Plan and the rights afforded and the payments and Distributions to be made thereunder (i) shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and Interests of any kind, nature, or description whatsoever against the Debtors, Reorganized Venture, their Assets, property or their Estates (subject to retention of claims with respect to litigation transferred to the Creditors' Trust or Creditors' Warrant), and (ii) shall effect a full and complete release, discharge, and termination of all Liens,

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security interests, or other claims, interests, or encumbrances upon all of the
Debtors' Assets and property.

After Confirmation of the Plan, all Persons are precluded from asserting, against any of the Debtors or Reorganized Venture, or any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (i) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (ii) a Claim based upon such debt is Allowed; or (iii) the Holder of a Claim based upon such debt has accepted the Plan.

Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against Reorganized Venture or any Debtor, or their successors, or the Assets, any of the following actions on account of such Allowed Claim or Interest:

            - commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against Reorganized Venture, any of the Debtors, or the property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan;

            - enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Reorganized Venture, the Debtors or any of the property to be distributed under the terms of the Plan, other than as permitted above;

            - creating, perfecting, or enforcing any Lien or encumbrance against property of Reorganized Venture, any of the Debtors, or any property to be distributed under the terms of the Plan;

            - asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any Debtor, Reorganized Venture, the Assets or any other property of the Debtors, Reorganized Venture, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and

            - acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

Except as otherwise specifically provided in the Plan, nothing in the Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by Section 1141 of the Bankruptcy Code.

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

            2. REVESTING

Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, the Debtors shall continue to exist as the Reorganized Debtors, with all the powers of corporations or limited liability companies under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and all property of the Estates, wherever situated, shall vest in the relevant Reorganized Debtor, as appropriate, subject to the provisions of the Plan and the Confirmation Order. Thereafter, Reorganized Venture may operate its businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Court.

After the Effective Date, all property retained by Reorganized Venture pursuant to the Plan shall be free and clear of all Claims, debts, Liens, security interests, encumbrances, and interests, except as contemplated hereby and except for the obligation to perform according to the Plan, the Contribution Agreement and the Confirmation Order.

            3. RETENTION OF BANKRUPTCY COURT JURISDICTION

Following the Effective Date, the Court shall retain such jurisdiction over the Case as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Court shall also expressly retain jurisdiction to hear and determine all Claims against the Debtors and to enforce all Causes of Action that may exist on behalf of any Debtor.

In addition, following the Effective Date, the Court shall retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been Allowed, and the determination of such objections as may be filed to any Claims, including Section 502(c) of the Bankruptcy Code proceedings for estimation of Claims.

Following the Effective Date, the Court shall further retain jurisdiction for the following additional purposes:

            - to determine all questions and disputes regarding title to the Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any Debtor and any other party, including, without limitation, the Winget Actions, the Avoidance Actions, the Extinguished Actions, and any other right to recover assets pursuant to the provisions of the Bankruptcy Code;

            - to modify the Plan after the Confirmation Date in accordance with the terms of the Plan and the Contribution Agreement and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

            -     to enforce and interpret the terms and conditions of the Plan;

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

            - to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Court may deem necessary;

            -     to enter an order closing the Case;

            - to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

            -     to determine the allowance of Claims;

            - to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

            - to determine any applications or motions pending on the Effective Date for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

            - to determine any and all motions, applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

            - to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Court, to the extent authorized by the Plan or the Court;

            - to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan;

            - to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any Debtor arising under or in connection with the Plan;

            - to issue such orders in aid of execution of the Plan as may be authorized by Section 1142 of the Bankruptcy Code;

            - to hear and determine the Warrant Valuation Procedures and any other matters related to the Creditors' Warrant;

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            -     to adjudicate any and all disputes relating to the Creditors'
                  Trust, including, without limitation, the distribution of the Trust Assets; and

            - to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

If the Court abstains from exercising, or declines to exercise, jurisdiction, or is otherwise without jurisdiction over any matter arising out of this Case, including the matters set forth in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

            4. RELEASES

Pursuant to Section 11.05 of the Plan, effective as of the Effective Date, the Debtors, agree to waive, release, and discharge all of the Debtors' shareholders, members, directors and officers, employees, agents, managers, advisors, attorneys or representatives (in their capacity as such and in no other capacity) from all liability based upon any act or omission related to post-Petition Date service with, for, or on behalf of the Debtors or their Affiliates through and including the Effective Date. Subject to a Qualified Finding, on the Effective Date, the Debtors agree to waive, release, and discharge the Creditors' Committee and its members, each members' directors, officers, employees, and agents and the creditors' committee's advisors, attorneys or representatives (in their capacity as such and in no other capacity) from all liability based upon any act or omission related to post-Petition Date service with, for, or on behalf of the Creditors' Committee through and including the Effective Date. Notwithstanding any provision of the Plan to the contrary, the foregoing releases shall not apply to (i) any indebtedness of any Person to any Debtor for money borrowed by such Person, (ii) any setoff or counterclaim that a Debtor may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against such Debtor, and (iii) any garnishments. Notwithstanding any provision of the Plan to the contrary, the releases contained in Section 11.05 of the Plan shall not be construed as or operate as a release of avoidance actions or a release of, or limitation on objections to, Claims.

      D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Upon Confirmation and subject to the occurrence of the Effective Date, all Executory Contracts (including all insurance contracts providing coverage to the Debtors' directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors (to the extent such policies are Executory Contracts)) will be deemed assumed by the relevant Debtor and retained by Venture Delaware or such other Debtor, as appropriate, effective as of the Confirmation Date and in accordance with the

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provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code,
except those Executory Contracts that (i) have been rejected by order of the Court, (ii) are the subject of a motion to reject pending on the Confirmation Date which is later granted by the Court, or (iii) which are identified on
Exhibit I to the Plan, which shall be deemed rejected as of the Confirmation
Date.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to Sections 365(a) and 1123 of the Bankruptcy Code, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to Article 9 of the Plan shall revest in and be fully enforceable by Venture Delaware or the relevant Reorganized Debtor, as appropriate, in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, (iii) applicable federal law, or (iv) agreement of the parties to such Executory Contracts.

Any monetary defaults under any Executory Contract to be assumed pursuant to the Plan shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by the relevant Debtor, by payment of the default amount (as such amount has been agreed upon by Venture Delaware and the contract party), or in the event of a dispute regarding such default amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in cash on or before thirty (30) days after the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree.

Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Venture Delaware, the relevant Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

The relevant Debtor shall provide notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the amount of any default amount owed under the applicable Executory Contract on or before 30 days after the date of entry of the Confirmation Order. Any non-Debtor party that fails to respond or object within fifteen (15) days after the date of such notice of proposed default amount owed shall be deemed to have consented to such proposed amount.

Each Person who is a party to an Executory Contract with a Debtor rejected pursuant to Article 9 of the Plan shall be entitled to file, not later than thirty (30) days after the Confirmation Date, a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against Reorganized Venture, the Trustee, any Debtor or the Estates. The Bankruptcy Court shall retain jurisdiction to determine any objections to Rejection Claims. Except as otherwise provided under the Plan, Rejection Claims against any Debtor shall be treated as Allowed General Unsecured Claims against such Debtor to

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

the extent they are treated as Allowed Claims, and shall be satisfied in accordance with the Plan and the Confirmation Order.

      E. DISTRIBUTIONS

The Disbursing Agent, who shall be appointed by the Debtors, the Creditors' Committee and the Steering Committee, will make all Distributions required under the Plan except with respect to (i) the Creditors' Trust which shall be made by the Trustee and (ii) the Claims of the Pre-Petition Lenders, which Distributions shall be made by the Disbursing Agent to the Pre-Petition Agent. Distributions shall be made at the times provided in the Plan or as otherwise ordered by the Court. Notwithstanding anything herein to the contrary, the Trustee shall not distribute the Creditors' Warrant or any Common Membership Interests obtained upon exercise of the Creditors' Warrant absent consent of Venture Delaware, Winget and the holders of the Preferred Membership Interests, which consent, subject to a Qualified Finding, shall not be unreasonably withheld, or, subject to a Qualified Finding, by a court of competent jurisdiction.

Unless otherwise specifically provided for in the Plan, Confirmation Order or the DIP Facility, post-petition interest shall not accrue or be paid on Claims or Interests, and no Holder of any Claim or Interest shall be entitled to interest accruing on or after the Petition Date.

The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving, subject to Bankruptcy Court approval, all Claims against the Debtor. Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline.

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent or the Trustee (a) at the addresses set forth on the proofs of claim filed by such Holders (or at the last known addresses of such Holders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent or Trustee after the date of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent or Trustee, as applicable, has not received a written notice of a change of address.

If any Creditor's distribution is returned as undeliverable, no further distribution to such Creditor shall be made unless and until the Disbursing Agent or Trustee, as applicable, is notified of such Creditor's then-current address, at which time all missed distributions shall be made to such Creditor without interest. Any undeliverable Cash (including dividends or other distributions on account of undeliverable Membership Interests) will be held in a segregated bank account in the name of the Disbursing Agent or Trustee, as applicable, for the benefit of the potential claimants of such funds. The Disbursing Agent holding undeliverable Cash will invest such Cash in a manner consistent with Reorganized Venture's investment and deposit guidelines. An undeliverable Common

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Membership Interest will be allocated to the reserve created pursuant to Section
8.05 of the Plan for the benefit of the potential claimants of such securities.

Prior to closing of the Chapter 11 Case, on each anniversary of the Effective Date that undeliverable distributions are being held on behalf of holders of Claims, the Disbursing Agent or Trustee, as applicable, will file with the Bankruptcy Court a list identifying all such holders. Promptly after the last day of each fiscal quarter, the Disbursing Agent or Trustee will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable, a Pro Rata share of dividends or other distributions, if any (in each case, net of applicable taxes, if any, payable by the Trustee in respect thereof), that were previously paid by the Trustee in respect of any Membership Interests included in such distribution. Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by the Disbursing Agent or the Trustee, as applicable, within two years after the Effective Date will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Debtors, Reorganized Venture, the Disbursing Agent, the Creditors' Trust, the Trustee or their property. In such cases with respect to Allowed Class 5 Claims (i) Common Membership Interests and Cash will be retained for redistribution to holders of Allowed Class 5 Claims, and (ii) for purposes of this redistribution, each Allowed Claim for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, unclaimed Cash will become property of Reorganized Venture, free of any restrictions thereon. Nothing contained in the Plan will require any Debtor or Disbursing Agent or Trustee to attempt to locate any holder of an Allowed Claim.

Any cash payment to be made by the Disbursing Agent or the Trustee pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by the Disbursing Agent or the Trustee; provided, however, that payments made to foreign Holders of Allowed Claims may be paid, at the option of the Disbursing Agent or the Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

On the Effective Date, except as otherwise provided in the Plan, the Old Notes shall be deemed extinguished, cancelled and of no further force or effect, and the obligations of the Debtors thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of the Bankruptcy Court or any Person.

From and after the Effective Date, the Disbursing Agent, the Trustee, Reorganized Venture may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.

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The Reorganized Debtors, the Disbursing Agent or the Trustee may, pursuant to
Section 553 of the Bankruptcy Code, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and causes of action of any nature that any such Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by such Debtor of any such claims, rights, and causes of action that the Debtor may possess against such Holder.

Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized Venture, the Creditors' Trust or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

No fractional shares or amounts of Common Membership Interests or Preferred Membership Interests will be issued or distributed under the Plan. Each Person entitled to receive Common Membership Interests or Preferred Membership Interests will receive the total whole number of Common Membership Interests or Preferred Membership Interests to which such Person is entitled. Whenever any distributions to a Person would otherwise call for distribution of a fraction of a Common Membership Interest or Preferred Membership Interest, the actual distribution of such security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional new securities that are rounded down. The total number of new securities to be distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, the Disbursing Agent nor the Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

No distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. The Disbursing Agent, after consultation with Reorganized Venture, or the Trustee, after consultation with the Oversight Committee, will create a reserve from the property to be distributed by them under the Plan. Payments and distributions from any reserve created under
Section 8.05(b) of the Plan to a Creditor on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Creditor.

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      F. WORKERS' COMPENSATION OBLIGATIONS

The Debtors maintain workers' compensation programs in all states in which they operate pursuant to the applicable requirements of local law and provide employees with workers' compensation coverage for claims arising from or related to their employment with the Debtors.

The Debtors' plants in Michigan are self-insured and are registered with the state of Michigan, Department of Consumer and Industry Services (the "Michigan Workers' Compensation Programs"). In support of the Michigan Workers' Compensation Programs, the Debtors obtained, and there are currently outstanding, letters of credit, in the aggregate amount of $750,000, issued by the Pre-Petition Agent, payable to the State of Michigan, Department of Consumer and Industry Services. Upon the Effective Date, the Reorganized Debtors intend to continue the Michigan Workers' Compensation Programs upon approval by the Michigan Bureau of Workers & Unemployment Compensation. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Michigan Workers' Compensation Program. The Reorganized Debtors shall be responsible for all valid claims for benefits and liabilities under the Michigan Workers' Compensation Program regardless of when the applicable injuries occurred. All obligations under the Michigan Workers' Compensation Program shall be paid in accordance with the terms and conditions of Michigan Workers' Compensation Program and the Michigan Workers' Disability Compensation Act and all other applicable laws.

The Debtors' outstanding obligations relating to workers' compensation also arise from incurred but not paid claims and incurred but not reported ("IBNR") claims. The Debtors estimate their IBNR through past IBNR claims and past experience. As of April 30, 2004, approximately 94 workers' compensation claims were pending against the Debtors arising out of employees' alleged on-the-job injuries. The Debtors estimate that the aggregate amount payable on account of IBNR claims arising prior to April 30, 2004 is approximately $3.3 million. The Debtors expect that cash payments related to workers' compensation claims for the twelve months after the Effective Date will be approximately $2,750,000.

      G. PENSION OBLIGATIONS

The Pension Benefit Guaranty Corporation ("PBGC") is the United States government agency that administers the mandatory termination insurance program for defined benefit Pension Plans under Title IV of the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. Sections 1301-1461 (2000). A defined benefit pension plan is one that provides an employee, upon retirement, a fixed, periodic payment as determined by the terms of the plan. See 29 U.S.C. Section 1002(35). The PBGC guarantees the payment of certain pension benefits upon termination of a defined benefit pension plan. See 29 U.S.C. Sections 1321, 1322.

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The Debtors established and maintain the Pension Plans known as the Pension Plan of Hourly Rate Employees of Bailey Manufacturing Corporation (the "Seabrook Plan") and the Bailey Corporation Lancaster Hourly Employees' Retirement Plan (the "Lancaster Plan" and together with the Seabrook Plan, the "Pension Plans") for certain of its employees. The Pension Plans are covered by Title IV of ERISA. The Debtors and all members of the controlled group are obligated to contribute to the Pension Plans the amounts necessary to satisfy ERISA's minimum funding standards, 29 U.S.C. Section 1082; 26 U.S.C. Section 412. In addition, in the event of a termination of the Pension Plans, the Debtors and all members of the controlled group may be jointly and severally liable for the unfunded benefit liabilities of the Pension Plans. See 29 U.S.C. Section 1362(a). The Pension Plans may be terminated only if the statutory requirements are met. See 29 U.S.C. Sections. 1341, 1342.

The Debtors intend to continue as either the contributing sponsor or controlled group member to fund the Pension Plans in accordance with the minimum funding standards under ERISA, pay all required PBGC insurance premiums, and comply with all applicable requirements of the Pension Plans and ERISA. In addition, the Debtors' reorganization proceedings will not in any way discharge, release or relieve the Debtors, or any other party, in any capacity, from any liability with respect to the Pension Plans under any law, governmental policy or regulatory provision. PBGC and the Pension Plans are not enjoined or precluded from enforcing such liability as a result of any of the provisions of the Plan or the Plan's Confirmation.

As of the date of this Disclosure Statement, for the plan years ending in 203, the Debtors' minimum funding contributions under the Lancaster Plan are $470,000 due on June 15, 2004 and under the Seabrook Plan, $900,000 due on September 15, 2004. For the plan years ending in 2004, the Debtors are obligated to make quarterly minimum funding contributions under the Lancaster Plan in the amount of $118,000 on January 15, 2004, April 15, 2004, July 15, 2004 and October 15,
2004. Under the Seabrook Plan, the Debtors are obligated to make quarterly minimum funding contributions in the amount of $303,000 on April 15, 2004, July 15, 2004, October 15, 2004 and January 15, 2005. The Debtors anticipate that they will satisfy such obligations with the proceeds from the Exit Financing Facility.

      H. MODIFICATION OF CERTAIN PROVISIONS OF COLLECTIVE BARGAINING AGREEMENTS

The Debtors are parties to four collective bargaining agreements with unions at plants located in Seabrook, New Hampshire ("Seabrook"), Lancaster, Ohio ("Lancaster"), Grand Blanc, Michigan and Conneault, Ohio (collectively, the "CBAs" and each a "CBA"). As of the date of this Disclosure Statement, the Debtors only seek modifications to the CBAs in effect at Seabrook and Lancaster.

First, with respect to Seabrook, after certain preliminary negotiations with the UAW, on May 12, 2004, the Debtors submitted to the UAW a proposal pursuant to
Section 1113(b) of the Bankruptcy Code to modify the Seabrook CBA (the "1113(b) Proposal"). The Debtors met with the UAW in late April to begin talks regarding the effects of the

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transfer of certain work from Seabrook to another facility. Since that time, the
Debtors have responded to two information requests submitted by the UAW regarding the same. The Debtors have also presented the UAW with a confidentiality agreement that will enable the Debtors to provide financial and other pertinent information to the UAW.

On May 13, 2004, the Debtors met with the UAW to discuss in more detail the
Section 1113(b) Proposal. The Debtors will continue to provide the UAW with complete and reliable information to support the 1113(b) Proposal.

With respect to Lancaster, the Debtors have reached an agreement with the union in connection with the consensual termination of the Lancaster CBA. Because this resolution contemplates payments to Lancaster employees that might be considered to be outside the ordinary course of business, the Debtors will seek approval from the agent for the DIP Facility Lenders to make such payments and file a motion for approval of such payments, if necessary.

X. CERTAIN FACTORS TO BE CONSIDERED

Holders of Impaired Claims should carefully consider the following factors before deciding whether to vote to accept or to reject the Plan. Further, the New Venture Securities to be issued pursuant to the Plan are subject to a number of material risks.

      A. DISRUPTION OF OPERATIONS RELATING TO BANKRUPTCY FILING

The Debtors' commencement of the Case may adversely affect the Debtors' relationship with their customers, suppliers or employees and operating results, including with respect to awards of new business which are made several years in advance of a platform being launched. Weakened operating results could adversely affect the Debtors' ability to obtain Confirmation of the Plan or to avoid financial difficulties after consummation of the Plan. The Debtors anticipate, however, that they will have sufficient cash, including borrowings under the DIP Facility, to service the obligations during the period prior to and through the consummation of the Plan.

      B. CERTAIN RISKS OF NON-CONFIRMATION

Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court, which sits as a court of equity with substantial discretion, will confirm the Plan. A non-accepting Creditor of the Debtors might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to Confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for Confirmation and requires, among other things, a finding by the Bankruptcy Court that the Confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of Distributions to non-accepting Creditors will not be less than the value of Distributions

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such Creditors would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. SEE SECTION XI - "FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST - Chapter 7 Liquidation Analysis." There can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, but the Debtors believe that the Bankruptcy Court should find that the Plan will not be followed by a need for further financial reorganization and that non-accepting Creditors will receive Distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code. SEE SECTION XII -"SOLICITATION OF THE PLAN."

Additionally, even if the required acceptances of Classes are received, the Bankruptcy Court might find that the solicitation did not comply with the solicitation requirements made applicable by Section 1125(b) of the Bankruptcy Code and Bankruptcy Rule 3018(a). In such an event, the Debtors may seek to resolicit acceptances, but Confirmation of the Plan could be substantially delayed and possibly jeopardized. However, the Debtors believe that their solicitation of acceptances of the Plan complies with the requirements of
Section 1125(b) of the Bankruptcy Code and Bankruptcy Rule 3018(a), that duly executed ballots will be in compliance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and that, if sufficient acceptances are received, the Plan should be confirmed by the Bankruptcy Court.

The consummation of the Plan also is subject to certain conditions. SEE SECTION VIII - "SUMMARY OF THE PLAN." If the Plan were not to be confirmed, it is unclear whether a reorganization could be implemented and what Holders of Claims and Equity Interests would ultimately receive with respect to their Claims and Equity Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case Holders of Claims and Equity Interests would very likely receive less than they would have received pursuant to the Plan.

      C. PEGUFORM TRANSACTION MAY RESULT IN MINIMAL CASH PROCEEDS

There can be no assurance that the Debtors will derive any proceeds from the German Insolvency Proceedings. The German Administrator presently intends to sell the German Subsidiaries. Under German law, the German Administrator will apply sale proceeds from the German Subsidiaries first to pay the debts and obligations of the German Administrator incurred since May 28, 2002, then to pay all debts and obligations of the German Subsidiaries that existed at that date. Excess proceeds would be paid over to the Debtors after all debts and obligations of the German Subsidiaries are paid. It is possible that certain of such obligations may be assumed by the buyer rather than paid out of sale proceeds.

Venture's management does not know whether excess proceeds will be available from the sale of the German Subsidiaries. The value of the German Subsidiaries is not within the control of the Debtors because the sale process for the German Subsidiaries will be conducted by the German Administrator in accordance with German law.

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      D. PARTIES IN INTEREST MAY OBJECT TO THE DEBTORS' CLASSIFICATION OF CLAIMS

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a Claim or an Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, the Debtors cannot assure you that the Bankruptcy Court will reach the same conclusion.

      E. LACK OF LIQUIDITY NECESSARY TO OPERATE THE DEBTORS' BUSINESSES PENDING CONFIRMATION OF THE PLAN

The Debtors believe that if the Court approves the Senior DIP Motion at the hearing on such motion (currently scheduled for June 3, 2004), the Debtors will have liquidity sufficient to allow the Debtors to operate their businesses pending confirmation of the Plan. There can be no assurance, however, that the Court will approve the Senior DIP Motion.

      F. INHERENT UNCERTAINTY OF THE REORGANIZED DEBTORS' FINANCIAL PROJECTIONS

The assumptions and estimates underlying the Projections set forth in Exhibit H attached to this Disclosure Statement are inherently uncertain and, though considered reasonable by management as of the date hereof are subject to a wide variety of significant business, economic, competitive and political risks and uncertainties. The Projections are not necessarily indicative of the future financial position or results of operations of the Debtors, which may vary significantly from those set forth in the Projections. Consequently, the Projections contained herein should not be regarded as a representation by the Debtors or any of their affiliates, advisors or any other person that the projected financial position or results of operations can or will be achieved.

      G. LACK OF TRADING MARKET

Each of the New Venture Securities is a new issue of securities with no established trading market or prior trading history. There can be no assurance regarding the future development of a market for any of the New Venture Securities, the ability of holders thereof to sell any of their New Venture Securities or the price for which such holders may be able to sell their New Venture Securities. If a market were to develop, the New Venture Securities could trade at prices lower than the estimated value set forth in this Disclosure Statement. The trading prices of such securities will depend on many factors, including factors beyond the Reorganized Debtors' control. Furthermore, the liquidity of, and trading market for, the New Venture Securities may be adversely affected by price declines and volatility in the market for similar securities, as well as by any changes in the Reorganized Debtors' financial condition or results of operations.

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      H. LEVERAGE AND DEBT SERVICE

As of the Effective Date, on a pro forma basis after giving effect to the Plan, the Reorganized Debtors would have an aggregate net indebtedness of $245.0 million, excluding amounts funded under the Exit Financing Facility and capital Leases on the Effective Date. This represents a substantial decrease in debt as compared to existing debt prior to execution of the Plan. However, the Debtors would continue to be highly leveraged upon consummation of the Plan.

The Reorganized Debtors' capital structure and debt instruments upon implementation of the Plan will have certain characteristics that could impact the Debtors' ongoing operations due to: (i) restrictions placed on the Debtors' ability to obtain additional financing which may be required to fund working capital and capital expenditures, particularly with respect to new business awards; (ii) the need to dedicate significant cash flows to ongoing debt service requirements; and (iii) conditions that may impact the Debtors' ability to refinance its Exit Financing Facility based upon the potential for Preferred Membership Interests issued under the Plan to be redeemed.

      I. UNITED STATES FEDERAL INCOME TAX RAMIFICATIONS IF THE PLAN IS CONFIRMED

The following discussion summarizes some of the more significant federal income tax consequences of the Plan to the Debtors and certain Holders of Claims. The analysis contained herein is based on the Internal Revenue Code of 1986, as amended (the "Code," to which section references herein are made unless otherwise indicated), final and proposed Treasury regulations thereunder (the "Regulations"), published administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), judicial decisions, and other authorities, all as of the date hereof. Legislative, judicial, or administrative changes or interpretations hereafter enacted, promulgated, or made could alter or modify the analysis or conclusions set forth below. Any such changes or interpretations may be retroactive and could affect significantly the federal income tax consequences described below. This summary does not address the federal income tax consequences of the Plan, and special tax considerations not discussed herein may apply, to special classes of taxpayers, such as foreign companies, nonresident alien individuals, S corporations, banks, financial institutions, broker-dealers, dealers or traders in securities who are subject to mark-to-market taxation, mutual funds, small business investment companies, regulated investment companies, insurance companies, tax-exempt organizations, and persons holding Claims as part of a hedging or conversion transaction or straddle or other integrated transaction. In addition, this discussion does not address federal alternative minimum tax consequences, any aspect of state, local or foreign taxation, or any estate or gift tax consequences of the Plan.

The following discussion assumes that the Plan will be implemented as described herein, and does not address the tax consequences of a sale of the Debtors' assets if the Plan is not carried out. This discussion assumes that the various debt and other arrangements to which the Debtors are parties and any distributions and allocations provided for under the Plan will be respected for federal income tax purposes in accordance with their form or as

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described below. In some instances, a Debtor's tax treatment of an obligation will be binding on a Holder for federal income tax purposes unless the Holder specifically discloses its different treatment on its federal income tax return.

Except where otherwise indicated, the following discussion does not address the tax consequences of the Settlement. Each Holder of a Claim or Equity Interest must consult with its own tax advisor regarding the federal, state, local, and foreign income and other tax consequences of the Settlement.

THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX, AND SUBJECT TO SIGNIFICANT UNCERTAINTIES DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE LAW. NO RULING HAS BEEN APPLIED FOR OR RECEIVED FROM THE IRS WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN REQUESTED OR RECEIVED BY THE DEBTORS WITH RESPECT THERETO. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF HOLDING CLAIMS OR INTERESTS AND OF THE PLAN.

            1. CLASSIFICATION OF ENTITIES

Venture has elected to change its classification from a disregarded entity to a C corporation for federal income tax purposes. As a result of the classification election, subsidiaries of Venture that previously qualified as S corporations no longer qualify as such and are instead now treated as C corporations. Venture files consolidated federal income tax returns that include its subsidiaries. In addition, Venture's election to be classified as a C corporation may have caused a deemed taxable exchange of Venture's outstanding debt.

Venture Delaware will not elect to be classified as a C corporation, and so is expected to be classified as a partnership for federal income tax purposes.

            2. BAD-DEBT DEDUCTIONS

Subject to certain limitations, section 166 and the regulations thereunder allow a deduction for a debt which becomes worthless, or in some cases partially worthless, during the year. However, no deduction is allowed under section 166 for a debt evidenced by a security as defined in section 165(g)(2)(C). Instead, section 165(g) provides that if a security which is a capital asset becomes worthless during a year, the

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loss resulting therefrom is treated as a loss from the sale or exchange, on the last day of the taxable year, of a capital asset. For this purpose, the term security is defined in section 165(g)(2)(C) as a bond, debenture, note, or certificate, or other evidence of indebtedness, issued by a corporation, with interest coupons or in registered form.

As noted, Venture has elected to be classified as a C corporation. As a result, the Class 2 and Class 3 Claims and the Old Notes may now be securities under section 165(g)(2)(C), such that section 165(g) would govern any worthlessness deduction in the case of some Holders, and likely would not permit any deduction if the securities are not completely worthless. Holders are urged to consult their own tax advisors regarding the availability and timing of any bad debt deductions under section 166.

            3. TRANSFER OF WINGET ASSETS TO VENTURE DELAWARE

In general, under section 721, Winget and the Transferring Winget Entities (each a "Transferor") should recognize no gain or loss on the transfer of the Transferred Winget Entities, Venture, and the Transferred Assets in exchange for Common Membership Interests in Venture Delaware. However, a Transferor could recognize gain due to the assumption of its liabilities by Venture Delaware, as provided in sections 707(a)(2)(B), 752 and 731 and the Regulations thereunder, depending on when and the circumstances under which the liabilities were incurred and other factors. A Transferor's tax basis in its Venture Delaware Common Membership Interest should equal its tax basis in the properties it transfers to Venture Delaware, properly adjusted to include both its liabilities that Venture Delaware assumes and its share of Venture Delaware's liabilities, and to exclude the basis in any portion of Winget Assets deemed sold to Venture Delaware under section 707(a)(2)(B).

Venture Delaware will not recognize gain or loss on the issuance of the Common Membership Interests and assumption of liabilities in exchange for the Winget Assets received from the Transferors. Venture Delaware's tax basis in assets contributed by a Transferor should equal the tax basis that such Transferor had in such assets. Venture Delaware would take a cost basis in assets deemed purchased under section 707(a)(2)(B). Items of income, gain, loss, and deduction of Venture Delaware with respect to assets contributed by a Transferor to Venture Delaware will generally be allocated to the Transferor of such asset under section 704(c) to the extent attributable to a variation between the tax basis and fair market value of the asset at the time of contribution.

            4. CLASS 2 AND CLASS 3 CLAIMS

Subject to the discussion in part 6 below, for federal income tax purposes, it is assumed that in the Reorganization the Holders of Class 2 and Class 3 Claims ("Senior Lenders") will be deemed to transfer their Claims in part to Venture in exchange for cash and the Bank Priority Senior Notes, Securities Fee Notes, Excess Interest Notes, Bank Senior Notes and Bank Junior Notes (the "New Notes") and in part to Venture Delaware in exchange for Preferred Membership Interests. Immediately thereafter, the Senior Lenders will be deemed to transfer the New Notes and Preferred Membership interests to

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the Lender Trust, and Venture Delaware will be deemed to cancel the Claims it received as a contribution to the capital of Venture.

The Lender Trust is structured to qualify as a "liquidating trust" that will be treated as a grantor trust under Regulations Section 301.7701-4(d) for federal income tax purposes. Under this treatment, each Senior Lender will be treated as a grantor of the Lender Trust and owner of its pro rata share of the Senior Securities and other assets held by the Lender Trust, and will be required to include its pro rata share of all income, gain, loss and deduction of the Lender Trust on its tax return, and will include income or gain, if any, whether or not the Lender Trust makes any distributions. The deemed transfer of assets by the Senior Lenders into the Lender Trust will not result in the recognition of gain or loss for federal income tax purposes. The trustee of the Lender Trust will file federal income tax returns for the Lender Trust as a grantor trust, and the trustee and the Senior Lenders must use consistent valuations of the Senior Securities and other assets held by the Lender Trust for all federal income tax purposes.

Assuming the Plan's designation of part of the cash as payments of accrued interest and fees is respected for federal income tax purposes, such payments should be taxable to the Holder as ordinary interest or fee income (if not previously included in the holder's gross income). Unless otherwise indicated, the following discussion relates only to the principal portion of the Class 2 and Class 3 Claims.

A Senior Lender should be treated as selling a portion of its Claim to Venture for the cash and the New Notes and the New Notes received (the "Sale Portion"), acting other than in its capacity as a member of a partnership under Section 707(a)(2)(B) and the Regulations thereunder. A Senior Lender should be treated as contributing the remainder of its Claim (the "Contribution Portion") to Venture Delaware in exchange for the Venture Delaware Preferred Membership Interest received. While not free from doubt, the Sale Portion of the Claim is likely to be such portion of the Claim as has a fair market value equal to the sum of the cash and the issue price of New Notes received. The remainder of the Claim would be the Contributed Portion. The Senior Lender's tax basis in and the principal and adjusted issue price of the Claim should thus be allocated between the Sale Portion and the Contributed Portion in proportion to the relative fair market value of each Portion.

Under the foregoing treatment, the Senior Lender will recognize gain or loss on the Sale Portion of its Claim equal to the difference between its tax basis allocated to the Sale Portion and the sum of the cash and the issue price of New Notes received therefor, and will generally take a tax basis in the New Notes equal to their issue price. However, a Senior Lender may be entitled to report gain on the Sale Portion of its claim under the installment method, provided the Senior Lender is not a dealer with respect to such property, is not related to Venture Delaware within the meaning of section 453(f), the Claim is not an item of inventory of the Senior Lender, and the Claim is not a security traded on an established securities market or, to the extent provided in Regulations (which have not been promulgated), other property of a kind regularly traded on an established market. Under section 453A, a Senior Lender who reports gain on the installment method may be required to pay an interest charge to the IRS on all or a

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portion of the deferred tax liability, and/or to treat any proceeds of a loan secured by the New Notes as payments on the New Notes. Senior Lenders considering using the installment method with respect to consideration received for the Sale Portion of their Claims should consult their tax advisor.

The issue price of the New Notes will depend on whether the Claims or the New Notes are traded on an "established securities market" at any time during the 60-day period ending 30 days after the Effective Date. Regulations define "established securities market" to include a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions. If any class of New Notes is traded on an established securities market within the period described above, the issue price of such New Notes will be their fair market value as of the first date on which a substantial amount of the traded New Notes are issued. If a class of New Notes is not so traded on an established securities market, but a substantial amount of such New Notes is issued for Claims that are traded on an established securities market within the period described above, then the issue price of such New Notes will be the fair market value of the traded Claims as of the Effective Date. In any other case, the issue price of the New Notes will be their stated principal amount (assuming the stated interest rate on the New Notes is at least equal to the applicable Federal rate under Section 1274 of the Code).

Stated interest with respect to a New Note to the extent constituting "qualified stated interest," will be includible in a Senior Lender's income in accordance with such method of accounting. Whether interest on the New Notes will constitute "qualified stated interest" will depend on the final terms of the New Notes. However, to the extent interest on the New Notes is not required to be paid in cash at least annually (e.g., the New Notes contain "PIK" features), such interest generally will not constitute qualified stated interest and will be treated as "original issue discount." In addition, if the issue price of a New Note is less than its stated principal amount (by more than a de minimis amount), then the difference will also be "original issue discount" original issue discount is generally includible in a Senior Lender's income over the term of the New Note (or the period it is held by the Senior Lender) on a constant yield basis, in advance of the receipt of cash. Senior Lenders are advised to consult with their own tax advisors regarding the possible application of the original issue discount rules to the New Notes.

Under section 721, a Senior Lender will not recognize gain or loss on the receipt of a Preferred Membership Interest in exchange for the Contribution Portion of its Claim. The Senior Lender's tax basis in the Preferred Membership Interest will equal its tax basis allocated to the Contribution Portion of its Claim (properly adjusted for the Senior Lender's share of Venture Delaware's liabilities as owner of the Preferred Membership Interest). As owner of the Preferred Membership Interest (through the Lender Trust), Senior Lenders will be taxable on its share of Venture Delaware taxable income, gain, loss, or deduction, whether or not any such income is distributed.

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Venture Delaware will not recognize gain or loss on issuance of the Preferred
Membership Interest in exchange for a portion of the Class 3 Claims. It will take a tax basis in such Claims equal to the Senior Lender's tax basis allocated to the Contribution Portions of the Claims. No gain or loss will be recognized to Venture Delaware on its cancellation of the Contribution Portions of the Claims as a contribution to the capital of Venture.

Under section 108(e)(4) and the regulations thereunder, except with respect to Class 3 Claims with a stated maturity date within one year of the Effective Date, Venture will generally realize discharge of indebtedness income on Venture Delaware's acquisition of the Contribution Portions of the Class 3 Claims equal to the sum of (i) the excess, if any, of the adjusted issue price of any Contribution Portion of a Class 3 Claim received from a Senior Lenders who purchased such Claim within 6 months before the Effective Date over Venture Delaware's tax basis therein, and (ii) the excess, if any, of the adjusted issue price of the remaining Contribution Portions of the Class 3 Claims over the fair market value of such Portions on the Effective Date. With respect to Class 3 Claims with a stated maturity date within one year of the Effective Date, Venture will generally realize discharge of indebtedness income under section 108(e)(6) on the cancellation thereof as a capital contribution equal to the excess, if any, of the adjusted issue price of such Class 3 Claims over Venture Delaware's tax basis therein (excluding basis attributable to the cash paid for accrued interest). Venture will also realize discharge of indebtedness income equal to the excess, if any, of the stated principal amount of the Sale Portion of the Class 2 and Class 3 Claims over the sum of the cash and the adjusted issue price of New Notes received for the Sale Portion of the Claims. For purposes of this paragraph, adjusted issue price excludes accrued interest paid in cash under the Plan. The tax consequences of the realization of such discharge of indebtedness income are discussed below.

If Venture Delaware redeems the Preferred Membership Interests for cash within 2 years of the Effective Date, Treasury Regulations under section 707(a)(2)(B) would presume the Contribution Portion of the Class 3 Claims to also have been deemed sold on the Effective Date. In effect, rather than the treatment outlined above, this presumption would deem the Senior Lenders to have sold the entire principal of the Contribution Portion of the Class 3 Claims on the Effective Date to Venture Delaware in exchange for the cash paid in redemption of the Preferred Membership Interests. However, such deemed sale presumption may be overcome by facts and circumstances that clearly establish that the transfer of the Contribution Portion of the Claims and later redemption of the Preferred Membership Interests do not constitute a sale. The fact that the redemption would be purely at Winget's option, the exercise of which does not appear to be compelled by economic factors, and is not secured or otherwise supported by undertakings to contribute or loan funds to Venture Delaware, should be sufficient to overcome such deemed sale presumption. Nonetheless, Venture Delaware would be required to disclose the non-sale position on its tax return in accordance with Treas. Reg. Section 1.707-8, failing which each Senior Lenders would be required to do so.

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            5. CLASS 5 CLAIMS

Subject to the discussion in part 6 below, for federal income tax purposes, it is likely that the Holders of Class 5 Claims ("Class 5 Holders") will be deemed to (i) transfer a portion of their Class 5 Claims (the "Warrant Portion") to Venture Delaware in exchange for the Creditors' Warrant, (ii) cancel the remainder of their Class 5 Claims (the "Venture Assets Portion") in exchange for the Winget Actions (other than the Extinguished Actions, which shall hereafter in this tax analysis be excluded from any reference to Winget Actions) and the Avoidance Actions, and (iii) transfer the Creditors' Warrant, Winget Actions, and Avoidance Actions to the Creditors' Trust. Venture Delaware will be deemed to cancel the Warrant Portions of the Claims as a contribution to the capital of Venture.

The Creditors' Trust is structured to qualify as a "liquidating trust" that will be treated as a grantor trust under Regulations Section 301.7701-4(d) for federal income tax purposes. Under this treatment, each Class 5 Holder will be treated as a grantor of the Creditors' Trust and owner of its pro rata share of the Trust Assets, and will be required to include its pro rata share of all income, gain, loss and deduction of the Creditors' Trust on its tax return, and will include income or gain, if any, whether or not the Creditors' Trust makes any distributions. The deemed transfer of assets by the Class 5 Holders into the Creditors' Trust will not result in the recognition of gain or loss for federal income tax purposes. The trustee of the Creditors' Trust will file federal income tax returns for the Creditors' Trust as a grantor trust, and the trustee and the Class 5 Holders must use consistent valuations of the Trust Assets for all federal income tax purposes.

While not free from doubt, it is likely that a Class 5 Holder's Claim would be divided into a Warrant Portion and a Venture Assets Portion, with the Warrant Portion having a value that is in the same proportion to the total fair market value of the Warrant Portion and the Venture Assets Portion, as the fair market value of the Creditors' Warrant bears to the total fair market value of the Winget Actions and Avoidance Assets. A Class 5 Holder's tax basis in, and the adjusted issue price and principal of its Claim (as well presumably as any accrued interest), would appear to be allocated between the Warrant Portion and the Venture Assets Portion in proportion to such Portions' relative fair market values.

Despite its name, the Creditors' Warrant may be treated for tax purposes as a partnership interest in Venture Delaware. In that case, a Class 5 Holder's exchange of the Warrant Portion of its Claim for the Creditors' Warrant should not cause it to recognize gain or loss on the exchange under section 721, the Class 5 Holder would take a tax basis in the Creditors' Warrant equal to the tax basis allocated to the Warrant Portion of its Claim (adjusted for the Class 5 Holder's share of Venture Delaware liabilities as a partner therein), and the Class 5 Holder would be taxable on its share of Venture Delaware income, gain, loss, or deduction, regardless of whether any such income is distributed to the Creditors' Trust.

If the Creditors' Warrant were instead treated as a warrant to acquire an interest in Venture Delaware, upon exchanging the Warrant Portion of its Claim for the Creditors' Warrant, a Class 5 Holder would recognize gain or loss measured by the difference

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between the fair market value of the Creditors' Warrant (excluding any portion allocated to accrued interest) and the tax basis allocated to the Warrant Portion of its Claim (excluding any basis allocated to accrued interest), would take a tax basis in the Creditors' Warrant equal to its fair market value, and would not be taxable on Venture income, gain, loss or deduction prior to exercise of the Creditors' Warrant. On the exercise of the Creditors' Warrant, section 721 would likely apply. In that case, neither Venture Delaware nor the Holders would recognize gain or loss, and a Class 5 Holder's basis in the Venture Delaware Membership Interest received should equal its basis in the Creditors' Warrant, plus the basis in any property contributed on exercise of the Creditors' Warrant (and adjusted for the Class 5 Holder's share of Ventures Delaware liabilities under section 752). Thereafter, as a member of Venture Delaware, the Class 5 Holder would be taxable on its share of Venture Delaware taxable income, gain, loss or deduction, regardless of whether any such income is distributed to the Creditors' Trust.

A Class 5 Holder's exchange of the Venture Assets Portion of its Claim for the Winget Actions and Avoidance Actions is likely to be treated as a taxable exchange. In that event the Class 5 Holder would recognize gain or loss on that exchange equal to the difference between (i) the fair market value of the Winget Actions and the Avoidance Actions (excluding any such consideration allocated to accrued interest), and (ii) the Class 5 Holder's tax basis allocated to the Venture Assets Portion of its Class 5 Claim (excluding any basis attributable to accrued interest). The Class 5 Holder's tax basis in each of the Winget Actions and the Avoidance Actions would equal their respective fair market values. A Class 5 Holder would subsequently recognize income, gain or loss on a Winget Action or Avoidance Action to the extent the recovery thereon differs from the Class 5 Holder's tax basis therein.

To the extent one or more of the Winget Actions or Avoidance Actions received cannot be valued as of the Effective Date, the "open transaction" doctrine may apply to the exchange of the Venture Assets Portion of the Class 5 Holder's Class 5 Claim. Under that treatment, each recovery on an "open transaction" asset would be treated as additional consideration for the Venture Assets Portion of the Class 5 Claim, producing gain once the Holder's tax basis in the surrendered Venture Assets Portion of the Claim has been fully recovered. Prior to final determination of the amount to be received on an asset accounted as an "open transaction," loss (aside from a bad debt deduction) on the Venture Assets Portion of the Claim could likely not be recognized to the extent that it exceeds the minimum possible loss on the exchange.

Although the Plan does not allocate consideration between principal and accrued interest of Class 5 Claims, a portion of the Creditors' Warrant received for the Warrant Portion, and a portion of the Winget Actions and Avoidance Actions received for the Venture Assets Portion, may be allocated to accrued but unpaid interest on such portions of a Class 5 Holder's Class 5 Claim. The manner in which such allocation would be made for federal income tax purposes is unclear. If any portion of the consideration were allocated to accrued interest, such portion would be taxable to the holder as interest income, except to the extent the Class 5 Holder has previously reported such interest as income. Such allocation would reduce the consideration allocated to the principal of the Warrant

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Portion or Venture Assets Portion of the Claim, reducing the amount of gain, or increasing the amount of loss, thereon. If such loss were a capital loss, it would not offset such ordinary interest income (except, in the case of individuals, to the limited extent that capital losses may be deducted against ordinary income).

Venture Delaware will not recognize gain or loss on the issuance of the Creditors' Warrant to acquire the Warrant Portions of the Class 5 Claims or the exercise of the Creditors' Warrant. If the Creditors' Warrant is treated as a partnership interest in Venture Delaware, then Venture Delaware will take a basis in the Warrant Portions of the Claims equal to the basis of the Class 5 Holders allocated thereto. Otherwise, Venture Delaware's tax basis in the Warrant Portions of the Claims will equal the fair market value of the Creditors' Warrant. No gain or loss will be recognized to Venture Delaware on the cancellation of such Warrant Portions of the Class 5 Claims as a contribution to the capital of Venture.

Venture will recognize gain or loss on the distribution of the Winget Actions and Avoidance Actions in part payment of the Venture Assets Portion of the Class 5 Claims, in an amount equal to the difference between its tax basis (if any) in and the fair market values of such assets. To the extent Venture incurs any federal income tax liability on such distribution, it will be paid out of Venture's available funds.

In addition, under section 108(e)(4) and (6) and the regulations thereunder, Venture will generally realize discharge of indebtedness income on Venture Delaware's acquisition and cancellation of the Warrant Portions of the Class 5 Claims. If the Creditors' Warrant is treated as a partnership interest in Venture Delaware, then under section 108(e)(4) and the regulations thereunder, in the case of a Warrant Portion of a Class 5 Claim with a stated maturity date more than one year after the Effective Date, acquired from a Class 5 Holder who did not purchase such claim within 6 months before the Effective Date, the amount of Venture's discharge of indebtedness income will generally equal the excess, if any, of the adjusted issue price of such Warrant Portion over its fair market value on the Effective Date. Otherwise, the amount of Venture's discharge of indebtedness income with respect to the Warrant Portions of the Class 5 Claims will equal the excess, if any, of the adjusted issue price of the Warrant Portions over Venture Delaware's tax basis therein. Venture will also realize discharge of indebtedness income to the extent that the adjusted issue price or amount of the Venture Assets Portion of the Class 5 Claims exceeds the fair market value of the Winget Actions and Avoidance Actions distributed with respect thereto. For purposes of this paragraph, the adjusted issue price or amount of Class 5 Claim includes accrued interest which Venture has deducted. The tax consequences of the realization of such discharge of indebtedness income are discussed below.

If the "open transaction" doctrine applies to a Winget Action or Avoidance Action, subsequent recoveries thereon could result in additional amounts realized to Venture on the distribution thereof to the Class 5 Creditors. The amount and timing of discharge of indebtedness income could also be affected by such "open transaction" treatment.

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            6. IMPACT OF THE SETTLEMENT

The tax consequences described in parts 4 and 5 above generally assume that, for federal income tax purposes, the Senior Lenders will be the sole owners of the Senior Securities held by the Lender Trust, and the Class 5 Holders will be the sole owners of the Creditors' Trust Corpus. Because of the Settlement, however, the Senior Lenders are likely to be deemed to have an indirect ownership interest in the Creditors' Trust Corpus and the Class 5 Holders may be deemed to have an indirect ownership in the Senior Securities held by the Lender Trust. The exact nature and extent of such deemed cross-ownership will depend on the final terms of the Settlement and the value as of the Effective Date of the Creditors' Trust Corpus and Senior Securities relative to the Senior Lender Entitlement. For example, if the combined value of the Creditors' Trust Corpus and Senior Securities is less than the Senior Lender Entitlement as of the Effective Date, the Senior Lenders may be treated as having received not only the Senior Securities and cash allotted to them under the Plan in exchange for their Claims, but also the entire Creditors' Trust Corpus. On the other hand, if the combined value of the Creditors' Trust Corpus and Senior Securities exceeds the Senior Lender Entitlement as of the Effective Date, the Class 5 Holders and Senior Lenders may be treated as having received a joint interest in the Creditors' Trust Corpus and Senior Securities in exchange for their Claims based on their expected sharing ratios. Alternatively, the Class 5 Holders and Senior Lenders may be treated as having received the consideration allotted to them under the Plan, but then contributing such consideration to a deemed partnership with preferred and common interests (with the Senior Lenders holding all of the preferred interests and a portion of the common interests and the Class 5 Holders holding the balance of the common interests). ACCORDINGLY, THE SETTLEMENT IS EXPECTED TO HAVE A MATERIAL EFFECT ON THE TAX TREATMENT OF THE SENIOR LENDERS AND CLASS 5 HOLDERS AND SUCH PERSONS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO SUCH TREATMENT.

            7. CLASS 6 CLAIMS

If a Triggering Event occurs and certain other conditions are met, Venture will pay Holders of Class 6 Claims cash equal to 50% of their claims in 10 monthly installments beginning with the fourth month after the Effective Date. Alternatively, Holders of Class 6 Claims may be treated as a Class 5 Creditor, in which case the consequences described in parts 5 and 6 above would generally apply.

Treas. Reg. Section 1.1001-3 prescribes standards under which changes in the terms of a "debt instrument" give rise to a deemed exchange of the debt instrument for a new one having the modified terms. In particular, a change in the yield of a debt instrument providing only for fixed payments (and certain other types of debt instruments) of more than the greater of 1/4 of one percent and 5% of the yield of the unmodified debt instrument is treated as a deemed exchange. A material deferral of payments due under a debt instrument, of at least 50% of the original term, may also create a deemed exchange. It is not clear how these rules apply to trade debt, or to a reduction in an amount payable that would produce a negative yield on the original debt.

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Assuming a deemed exchange occurs under these rules (which is expected), or if the Holder's Class 6 Claim is against an entity other than Venture, then the Holder would be deemed to make a taxable sale of its Class 6 Claim in exchange for a new debt (the "New Debt") comprised of its right to receive the payments specified in the Plan (the deferred 50% payout). The Holder would recognize gain or loss measured by the difference between its tax basis in the Class 6 Claim and the issue price of the New Debt. Gain may be reportable on the installment method, provided the Holder is not related to Venture within the meaning of section 453(f), the Class 6 Claim is not an item of inventory of the Holder, the Holder does not regularly sell or otherwise dispose of personal property of the same type as the Class 6 Claim on the installment plan, and the Class 6 Claim is not a security traded on an established securities market or, to the extent provided in Regulations (which have not been promulgated), other property of a kind regularly traded on an established market. Under section 453A, a holder who reports gain on the installment method may be required to pay an interest charge to the IRS on the deferred tax liability, and would be required to treat any proceeds of a loan secured by the New Notes as payments on the New Notes. Class 6 Holders considering using the installment method with respect to consideration received for their Claims should consult their tax advisor.

The issue price of the New Debt would likely be determined under section 1274. While that section only applies to a sale or exchange if the aggregate payments exceed $250,000, all sales and exchanges which are part of the same transaction are treated as a single sale or exchange for purposes of this threshold. Under section 1274, the issue price of the New Debt would be the present value of the payments to be made thereunder, discounted at the applicable Federal rate.

The excess of the payments to be made over such issue price would be original issue discount, which would be includible in the Holder's income over the term of the New Debt on a constant yield basis, in advance of the receipt of cash payments.

The specific Debtor under a Class 6 Claim will generally realize discharge of indebtedness income to the extent the amount of the Claim exceeds the issue price of the New Debt issued therefor. The tax consequences of the realization of such discharge of indebtedness income are discussed below.

Notwithstanding the foregoing, a Holder of a Class 6 Claim may be treated as having received part of its consideration for agreeing to enter into the Vendor Support Agreement. In such a case, the Holder would likely have ordinary income equal to the fair market value of the portion of the consideration allocated to the Vendor Support Agreement.

            8. CLASS 7 CLAIMS

If a Triggering Event shall have occurred, Venture will pay Holders of Class 7 Claims cash equal to 75% of their Claims within 120 days after the Effective Date. While not free from doubt, it is likely the cash received will be treated for federal income tax

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purposes as partial payment of the Holders' original Claims and, accordingly, that they will realize income, gain, or loss.

The specific Debtor under a Class 7 Claim will generally realize discharge of indebtedness income to the extent the amount of the Claim exceeds the cash paid. The tax consequences of the realization of such discharge of indebtedness income are discussed below.

            9. TAX CONSEQUENCES TO DEBTORS OF REALIZATION OF DISCHARGE OF
               INDEBTEDNESS INCOME

Pursuant to section 108(a), discharge of indebtedness income realized by a Debtor as discussed above should be excluded from the Debtor's taxable income. However, the Debtor (and under Regulations, a consolidated group of which the Debtor is a member) will generally be required to reduce tax attributes (e.g., net operating loss, credit, and capital loss carryovers, and/or tax basis in assets) by the amount of income so excluded.

            10. LIMITATIONS ON VENTURE'S AND TRANSFERRED WINGET ENTITIES' TAX
                ATTRIBUTES

The reorganization under the Plan (or a worthless stock deduction on the part of Winget, Venture Delaware, or another major stockholder) may constitute an ownership change of the Venture consolidated group and the Transferred Winget Entities under section 382 of the Code. In that case, section 382 would limit the ability of the Venture consolidated group and the Transferred Winget Entities to utilize certain favorable tax attributes, such as net operating loss carryovers, to offset future taxable income. However, because Venture was a disregarded entity and its principal subsidiaries were S corporations (neither of which generate corporate-level net operating loss carryovers), as were the Transferred Winget Entities, it is not expected that the section 382 limitation would have a significant impact on the Venture consolidated group and the Transferred Winget Entities.

         In addition, if a corporation (or consolidated group) undergoes an ownership change under section 382 and has an unrealized built-in loss on the date of the ownership change, then for certain alternative minimum tax purposes the corporation (or group) must reduce its tax basis in its assets to the fair market value of such assets as of the change date.

            11. INFORMATION REPORTING AND WITHHOLDING

Certain payments, including payments and distributions of interest and certain other amounts with respect to Claims pursuant to the Plan and future payments of interest or original issue discount on obligations issued under the Plan, generally are subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, the payor is required to withhold or backup withhold under certain circumstances. Under current law, the backup withholding rate is 28%. Backup withholding generally applies if the Holder (a) fails to furnish its correct taxpayer identification number (social security,

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employer identification, or other taxpayer identification number) ("TIN") to the payor, (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement signed under penalties of perjury that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

            12. IMPORTANCE OF OBTAINING PROFESSIONAL ASSISTANCE

THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR EQUITY INTEREST. ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN.

      J. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

Holders of Claims in Classes 3 and 5 will receive New Venture Securities under the Plan. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

            1. ISSUANCE OF SECURITIES UNDER THE PLAN

The Debtors intend to rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act, and any applicable state securities laws, the issuance of any New Venture Securities pursuant to the Plan to holders of Claims in exchange for their Claims. Generally, Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued under a plan of reorganization by the debtor or its successors under a plan or an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a claim against the debtors, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. Although the issuance of the New Venture Securities pursuant to the Plan satisfies the requirements of Section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under

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federal and state securities laws, under certain circumstances subsequent transfer of such securities may be subject to registration requirements under such securities laws.

            2. TRANSFERS OF NEW SECURITIES

The New Venture Securities to be issued pursuant to the Plan may be freely transferred by most recipients thereof, and all resales and subsequent transactions in the new securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

            (i) persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received or to be received in exchange for such a claim or interest;

            (ii) persons who offer to sell securities offered or sold under a plan for the holders of such securities;

            (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distribution of such securities, and (b) under an agreement made in connection with the Plan, with the consummation of the Plan, or with the offer or sale of securities under the Plan; and

            (iv) persons who are an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act of 1933. Under section 2(11) of the Securities Act of 1933, an "issuer" includes any persons directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act of 1933 or other applicable law. Persons deemed to be underwriters, however, may be able to sell such securities without registration subject to the provisions of Rule 144 or Rule 149 under the Securities Act of 1933, both of which permit the public sale of securities without registration subject to the provisions of Rule 144 under the Securities Act of 1933, which permits the public sale of securities received pursuant to the Plan by "underwriters", subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

Whether or not any particular person would be deemed to be an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be an "underwriter" with respect to any security to be issued pursuant to the Plan.

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GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR
PERSON MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO OFFER OR SELL IN THE NEW VENTURE SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW VENTURE SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY OFFER OR SELL SUCH SECURITIES.

      K. PERFORMANCE OF THE CONTRIBUTION AGREEMENT

The distributions under the Plan are premised upon the consummation of the transactions contemplated in the Contribution Agreement. The Transferors' obligations to close the transactions contemplated under the Contribution Agreement are conditioned upon the occurrence, or non-occurrence, of certain events. For example, the Transferors' obligations are conditioned upon no modifications being made to the Original Plan that are materially adverse to the Transferors taken as a whole. The Debtors, the Steering Committee and the Creditors' Committee anticipate that the Transferors will argue that, among other things, the changes made to the Original Plan as embodied in the Plan constitute changes which are materially adverse to the Transferors as a whole. Thus, the Debtors currently believe that they will need to compel the Transferors' performance under the Contribution Agreement consistent with the terms and conditions thereof. Although the Debtors believe the Contribution Agreement can be enforced against Winget and the Transferors', such litigation could be protracted and there can be no assurances that the Debtors or any other party entitled to enforce the Contribution Agreement will be successful in enforcing the Contribution Agreement. If the Contribution Agreement cannot be enforced, or if Winget and/or the Transferors do not voluntarily comply with their obligations thereunder, the distributions contemplated under the Plan cannot be made and the Debtors will evaluate other alternatives to the Plan.

On May 25, 2004, Winget delivered to Venture Holdings Company, LLC a letter in which Winget states that he has terminated the Contribution Agreement. The Debtors, the Steering Committee and the Creditors' Committee dispute whether this action constitutes a valid termination of the Contribution Agreement and will seek to compel Winget's compliance with the Contribution Agreement.

      XI. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

            A. FEASIBILITY OF THE PLAN

In connection with Confirmation of the Plan, Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called "feasibility" test. The Debtors believe that with a de-leveraged capital structure their businesses will return to viability. The decrease in the

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amount of debt on Reorganized Venture's balance sheet will significantly reduce interest expense and principal requirements. Additionally, the contribution of the Winget Assets will improve Reorganized Venture's cash flow. Based on the terms of the Plan, at emergence Reorganized Venture will have approximately $420.0 million of debt, excluding amounts funded under the Exit Financing Facility but including Preferred Membership Interests, in contrast to more than $875.0 million of debt prior to the restructuring (before considering accrued interest).

To support their belief in the feasibility of the Plan, the Debtors have prepared financial projections for the period from January 1, 2004 through December 31, 2006 (the "Projections"). The Professionals have not performed an independent investigation of the accuracy or completeness of such financial projections and disclaim any responsibility for or liability with respect to such projections. SEE EXHIBIT H - "SELECTED HISTORICAL AND PROJECTED PRO FORMA FINANCIAL INFORMATION FOR THE REORGANIZED DEBTORS."

The Projections indicate that Reorganized Venture should have sufficient cash flow to make the payments required under the Plan on the Effective Date and to repay and service its post-Confirmation debt obligations and to maintain its operations during this period. Accordingly, the Debtors believe that the Plan complies with the standard of Section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Projections or as to Reorganized Venture's ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside of the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. As discussed elsewhere in this Disclosure Statement, there are numerous circumstances that may cause actual results to vary from the projected results, and the variations may be material and adverse. SEE SECTION X - "CERTAIN FACTORS TO BE CONSIDERED" for a discussion of certain risk factors that may affect financial feasibility of the Plan.

THE PROJECTIONS ARE QUALIFIED BY AND SUBJECT TO THE ASSUMPTIONS SET FORTH HEREIN AND THE OTHER INFORMATION CONTAINED HEREIN. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE SEC, AICPA OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR CONSISTENCY WITH THE AUDITED FINANCIAL STATEMENTS REFERENCED IN THIS DISCLOSURE STATEMENT. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE DEBTORS' INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS,

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LITIGATION, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF
WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. THE PROJECTIONS SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED UNDER THE HEADINGS "OPERATIONS OF THE DEBTORS," AND "CERTAIN FACTORS TO BE CONSIDERED," AND THE OTHER INFORMATION CONTAINED IN EXHIBIT I-"HISTORICAL AND PROJECTED FINANCIAL INFORMATION AND VALUE OF THE REORGANIZED DEBTORS."

      B. BEST INTERESTS TEST

Even if the Plan is accepted by each class of Claims and Interests, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all Classes of Creditors and Interest Holders. The "best interests" test requires that the Bankruptcy Court find either that all members of an Impaired Class of Claims or Interests have accepted the Plan or that the Plan will provide each member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

To calculate the Distribution to members of each Impaired Class of Holders of Claims and Interests if the Debtors were liquidated, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtors' assets if the Case were converted to a chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a sale of the Debtors' assets by a chapter 7 trustee and the cash held by the Debtors at the time of the commencement of the chapter 7 case.

The amount of liquidation value generated from the liquidation of the Debtors' assets and properties would be reduced by the amount of any Claims secured by such assets and the costs and expenses of liquidation, as well as by other administrative expenses and costs (including any break-up or termination fees approved by the Bankruptcy Court) of both the chapter 7 case and the chapter 11 case. Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Case (such as compensation of attorneys, financial advisors and accountants) that are allowed in the chapter 7 case and litigation costs and claims arising from the operations of the Debtors during the pendency of the Case. The liquidation itself could trigger certain priority payments that otherwise would be due in the ordinary course of business. The priority claims which may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance would be made available to pay pre-chapter 11 priority and general claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of any

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executory contracts and unexpired leases and thereby create higher amounts of
General Unsecured Claims.

In applying the "best interests" test, it is possible that Claims and Interests in the chapter 7 case may not be classified according to the seniority of such Claims and Interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 unsecured Claims which have the same rights upon liquidation would be treated as one Class for purposes of determining the potential Distributions of the liquidation proceeds resulting from the Debtors' chapter 7 case. The Distributions from the liquidation proceeds would be calculated ratably according to the amount of the Claim held by each Creditor. Therefore, Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise.
Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no Class of Claims that is contractually subordinated to another Class would receive any payment on account of its Claims, unless and until such senior Class were paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of secured Creditors and priority claimants, it must determine the probable Distribution to General Unsecured Creditors from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the Distributions to be received by such Creditors under the Plan, then the Plan is not in the best interests of Creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis, the Debtors currently believe that each Holder of Old Notes and Interests will likely receive at least as much under the Plan as they would receive if the Debtors were liquidated, and that the Plan should therefore meet the requirements of Section 1129(a)(7) of the Bankruptcy Code.

      C. CHAPTER 7 LIQUIDATION ANALYSIS

Section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests Test"), as applied to a Chapter 11 case requires that each holder of an impaired claim or equity interest either (a) accept the plan of reorganization or (b) receive or retain under the plan of reorganization property of a value, as of the effective date, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. To satisfy the Best Interests Test, a debtor must determine the dollar amount that would be generated from a hypothetical liquidation of such debtor's assets and properties in a Chapter 7 proceeding. The gross amount of cash available would be the sum of the proceeds from the disposition of the debtor's assets and any cash held by such debtor upon the commencement of the Chapter 7 case. Such amount would then be reduced by the amount of any claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims as may result from the termination of the debtor's business and the liquidation of its assets. Any remaining cash would be distributed to creditors and shareholders in

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accordance with the distribution hierarchy established by Section 726 of the
Bankruptcy Code.

With respect to the instant cases, the following Chapter 7 Liquidation Analysis (the "Liquidation Analysis") is provided solely to discuss the effects of a hypothetical Chapter 7 liquidation of the Debtors and is subject to the assumptions set forth herein. The Liquidation Analysis has not been independently audited or verified and there can be no assurance that such assumptions would be accepted by the Bankruptcy Court.

The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be available to Creditors if the Debtors were liquidated in a Chapter 7 proceeding. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors management and CM&D, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control the Debtors and their management. Accordingly, while the Liquidation Analysis is necessarily presented with numerical specificity, there can be no assurance that the values assumed would be realized if the Debtors were in fact liquidated, nor can there be any assurance that the Bankruptcy Court would accept this analysis or concur with such assumptions in making its determinations under Section 1129(a) of the Bankruptcy Code. Because the actual proceeds from the liquidation of the Debtors could be materially lower or higher than the amounts set forth below, no representation or warranty can be or is being made with respect to the actual proceeds that could be received in a Chapter 7 liquidation of the Debtors. The Liquidation Analysis was prepared solely for purposes of estimating proceeds available in a Chapter 7 liquidation of the estates and does not represent values that may be appropriate for any other purpose. Nothing contained in these valuations is intended or may constitute a concession or admission of the Debtors for any other purpose. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The table in Exhibit F details the computation of the Debtors' liquidation value and the estimated distributions to Holders of impaired Claims in a Chapter 7 liquidation of the Debtors. The Liquidation Analysis was prepared by the Debtors' management with the assistance of CM&D, based upon the Debtors' North American unaudited balance sheet as of March 31, 2004 and on the assumption that the Debtors would cease operations on June 30, 2004. The Liquidation Analysis assumes that the actual March 31, 2004 balance sheet, on which the analysis is based, is a proxy for the June 30, 2004 balance sheet. The Liquidation Analysis also assumes that the liquidation of the Debtors would be shepherded by a Bankruptcy Court appointed trustee and would continue for six months (the "Liquidation Period"), during which time all of the Debtors' major assets would either be sold or conveyed to the respective lien holders and the cash proceeds, net of liquidation-related costs, would be distributed to creditors. Although some of the Debtors' assets might be liquidated during a shorter period of time, other assets may be more difficult to collect or sell, thus expanding the Liquidation Period.

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

During the Liquidation Period, the Debtors' receivables would be collected and other assets would be sold in a commercially reasonable manner. In the Liquidation Analysis, the liquidation values of certain assets were determined by general classes of assets by disposition. The Liquidation Analysis was performed on the Debtors' North American operations, including liquidation proceeds associated with the Debtors' foreign subsidiaries, and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129(b). THE LIQUIDATION ANALYSIS DOES NOT ASSUME PROCEEDS FROM RECOVERIES OF ANY POTENTIAL FRAUDULENT CONVEYANCES, PREFERENCE PAYMENTS, OR OTHER CAUSES OF ACTION, INCLUDING THOSE AGAINST WINGET OR WINGET ENTITIES. THE LIQUIDATION ANALYSIS DOES NOT ASSUME PROCEEDS FROM RECOVERIES RESULTING FROM BANK LIENS ON ASSETS HELD OUTSIDE OF THE DEBTORS AND ITS SUBSIDIARIES. ADDITIONALLY, THE LIQUIDATION ANALYSIS DOES NOT ASSUME PROCEEDS FROM LITIGATION WHICH MAY PROVIDE AWARDS IN FAVOR OF THE DEBTORS. THESE CLAIMS COULD HAVE SUBSTANTIAL VALUE.

In summary, subject to all of the assumptions, conditions, and limitations set forth above, the Debtors believe that a Chapter 7 liquidation of the Debtors could result in a diminution in the value to be realized by the Holders of Claims and, as set forth in the table found in Exhibit F, the Debtors' management estimates that in a liquidation, the Holders of Old Senior Notes Claims, Old Subordinated Notes Claims, and General Unsecured Claims would not receive distributions on such claims. Moreover, if this estimation proves accurate, Equity Interests would not be entitled to a distribution in the event of a Chapter 7 liquidation of the Debtors.

XII. SOLICITATION OF THE PLAN

      A. PARTIES IN INTEREST ENTITLED TO VOTE

Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of the bankruptcy); reinstates the maturity of such claim or interest as it existed before the default; compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and

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interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

By signing and returning the ballot, each Holder of a Class 2, 3, 5, 6 or 7 Claim will also be confirming that (i) such Holder and/or legal and financial advisors acting on its behalf has had the opportunity to ask questions of and receive answers from the Debtors concerning the terms of the Plan, the businesses of the Debtors and other related matters, (ii) the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder and (iii) except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

By signing and returning the ballot each Holder of a Class 2, 3, 5, 6 or 7 Claim also acknowledges that the securities being offered pursuant to the Plan are not being offered pursuant to a registration statement filed with the SEC and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the Securities Act. It is expected that when issued pursuant to the Plan such securities will be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code and may be resold by the holders thereof subject to the provisions of such Section 1145.

Each Holder of a Claim in Class 6 and Class 7 shall be entitled to vote on the treatment provided for Class 5 Claims and shall receive such treatment unless a Triggering Event shall have occurred.

      B. CLASSES IMPAIRED UNDER THE PLAN

Pursuant to Section 1126 of the Bankruptcy Code, Classes 2, 3, 5, 6 and 7 are entitled to vote to accept or reject the Plan. Further, pursuant to Section 1126 of the Bankruptcy Code, each Unimpaired Class of Claims (Classes 1 and 4) is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. In addition, because Holders of Class 8 Claims will not receive or retain any property under the Plan on account of their interests, Class 8 is deemed to have rejected the Plan and is not entitled to vote.

      C. WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of ballots will be determined by the Balloting Agent and the Debtors in their sole discretion, which determination will be final and binding. As indicated below under "Withdrawal of Ballots; Revocation," effective withdrawals of ballots must be delivered to the Balloting Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all ballots not in proper form, the acceptance of which would, in the opinion of the Debtors

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or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular ballot. The interpretation (including the ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

      D. WITHDRAWAL OF BALLOTS; REVOCATION

Any party who has delivered a valid ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Balloting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Balloting Agent in a timely manner at the address set forth below. The Debtors intend to consult with the Balloting Agent to determine whether any withdrawals of ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of ballots which is not received in a timely manner by the Balloting Agent will not be effective to withdraw a previously cast ballot.

Any party who has previously submitted to the Balloting Agent prior to the Voting Deadline a properly completed ballot may revoke such ballot and change his or its vote by submitting to the Balloting Agent prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received, only the ballot which bears the latest date of receipt by the Balloting Agent will he counted for purposes of determining whether the requisite acceptances have been received.

      E. FURTHER INFORMATION; ADDITIONAL COPIES

            1. Holders of Impaired Claims Other Than Old Note Claims

If you have any questions or require further information about the voting procedure or voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits or appendices to

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

such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Balloting Agent at www.administar.net or by telephone at (904) 807-3010.

            2. HOLDERS OF OLD NOTE CLAIMS

If you have any questions or require further information about the voting procedure or voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Balloting Agent at www.administar.net or by telephone at (904) 807-3010.

XIII. CONCLUSION

THE DEBTORS, THE CREDITORS' COMMITTEE AND THE STEERING COMMITTEE BELIEVE THAT THE PLAN REPRESENTS THE MOST VALUE TO THE DEBTORS' CREDITORS. THE DEBTORS, THE CREDITORS' COMMITTEE AND THE STEERING COMMITTEE URGE EACH CREDITOR TO VOTE IN FAVOR OF THE PLAN.

                         (signatures start on next page)

Dated: May 25, 2004

                             VENTURE HOLDINGS COMPANY, LLC,
                              a Michigan limited liability company

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VEMCO, INC.,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE INDUSTRIES CORPORATION,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE MOLD & ENGINEERING CORPORATION,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE LEASING COMPANY,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VEMCO LEASING, INC.,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE HOLDINGS CORPORATION,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE SERVICE COMPANY,
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              EXPERIENCE MANAGEMENT LLC,
                              a Michigan limited liability company

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE EUROPE, INC.
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                              VENTURE EU CORPORATION
                              a Michigan corporation

                              By: /s/ Kenneth E. Anderson
                                  ------------------------------------------
                              Its: CFO

                                        Respectfully submitted,

                                        FOLEY & LARDNER LLP

                                        /s/ John A. Simon
                                        -------------------------------------
                                        Judy A. O'Neill (P32142)
                                        Laura J. Eisele (P42949)
                                        Nicole Y. Lamb-Hale (P46202)
                                        John A. Simon (P61866)
                                        150 W. Jefferson Ave., Suite 1000
                                        Detroit, Michigan  48226
                                        ATTORNEYS FOR THE DEBTORS

                                    EXHIBIT A

                          JOINT PLAN OF REORGANIZATION

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                     )
                                           ) Case No. 03-48939
VENTURE HOLDINGS COMPANY LLC, et al.(1),   ) Jointly Administered
                                           ) Honorable Thomas Tucker
Debtors.                                   )
                                           )
                                           )

                      DEBTORS' JOINT PLAN OF REORGANIZATION

                                Foley & Lardner
                                Judy A. O'Neill (P32142)
                                Laura J. Eisele (P42949)
                                150 West Jefferson, Suite 1000
                                Detroit, Michigan 48226

Dated: September 24, 2003       Counsel for Debtors and Debtors-in-Possession

----------

      (1) The Debtors include the following entities: Venture Holdings Company LLC, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation.

                              INTRODUCTION TO PLAN

      The above-captioned debtors and debtors-in-possession, Venture Holdings Company LLC ("Venture"), Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation (each, including Venture, a "Debtor" and collectively, the "Debtors"), jointly propose the following plan of reorganization (the "Plan") pursuant to Chapter 11 of the Bankruptcy Code.

      Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Holder of a Claim or Interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims or Interests. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

                                    ARTICLE 1
                                   DEFINITIONS

      The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan, but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

      1.01 ADMINISTRATIVE CLAIMS. The collective reference to all Claims for post-petition costs and expenses of administration of these Cases with priority under Section 507(a)(1), 507(b), 503(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of Debtors,
(b) any indebtedness or obligations entitled to such priority under the Bankruptcy Code, including Professional Fees, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code and (c) all fees and charges assessed against the Estates under
Section 1930, Chapter 123 of Title 28, United States Code.

      1.02 ADMINISTRATIVE CLAIM BAR DATE. The date by which all applications for treatment of a Claim as an Allowed Administrative Claim must be filed with the Bankruptcy Court and which date shall be the 90th day after the Effective Date for Professional Fees and the 45th day after the Confirmation Date for all other Administrative Claims.

      1.03 AFFILIATE. This term shall have the meaning assigned to it in Section 101(2) of the Bankruptcy Code; provided that for purposes of the Plan, none of the Venture B Group shall be considered to be Affiliates of the Debtors until a Recovery.

      1.04 ALLOWANCE DATE. The date a Claim becomes an Allowed Claim.

      1.05 ALLOWED. With respect to any Claim against a Debtor to the extent that (i) such Claim has not been withdrawn, paid in full, or otherwise deemed satisfied in full, (ii) proof of such Claim was filed on or before the Claims Filing Bar Date or the Administrative Claim Bar Date (or, if not filed by such date, proof of such Claim was filed with leave of the Bankruptcy Court, after notice and a hearing and entry of a Final Order) or was deemed timely filed or, if no proof of claim is so filed, which Claim, as of the Confirmation Date, is listed by the Debtors in their Schedules as liquidated in amount, not disputed, and not contingent, and (iii) no objection to the allowance of such Claim or action to subordinate, avoid, reclassify, classify, exchange, estimate, disallow or otherwise limit recovery with respect thereto has been filed or interposed on or before the Claims Objection Bar Date or such an objection or action having been so interposed, to the extent that such Claim is allowed by a Final Order; provided, however, that notwithstanding anything to the contrary contained herein, any Claim specifically deemed allowed or disallowed in the Plan shall be, or not be (as the case may be), an Allowed Claim to the extent so specifically provided in the Plan. Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in the Plan with respect to any particular Claim, an "Allowed Claim" shall not include, except as to any Allowed Secured Claim (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

      1.06 ALLOWED ADMINISTRATIVE CLAIM. Any Administrative Claim that is an Allowed Claim; provided, however, that, unless an extension of time is granted in writing by the appropriate Debtor, a Holder of any Administrative Claim arising prior to the Confirmation Date -- other than for goods or services provided to the Debtors during the Cases in the ordinary course of business -- must file a request for payment on or before the Administrative Claim Bar Date in order to have such Administrative Claim eligible to be considered an Allowed Administrative Claim.

      1.07 ALLOWED CLASS CLAIM. Any Allowed Claim in the particular Class described.

      1.08 ALLOWED PRIORITY CLAIM. Any Priority Claim that is an Allowed Claim.

      1.09 ALLOWED REJECTION CLAIM. Any Rejection Claim that is an Allowed
Claim.

      1.10 ALLOWED SECURED CLAIM. Any Secured Claim that is an Allowed Claim.

      1.11 ALLOWED TAX CLAIM. Any Tax Claim that is an Allowed Claim.

      1.12 AMENDED OPERATING AGREEMENT. The operating agreement of Venture as amended effective as of the Effective Date in the form of Exhibit A.

      1.13 ASSETS. All of the right, title, and interest of the Debtors in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Debtors' Estates within the purview of
Section 541 of the Bankruptcy Code, including without limitation, any and all claims, Causes of Action, or rights of the Debtors under federal or state law.

      1.14 AVOIDANCE ACTIONS. All Causes of Action the Debtors may assert under Sections 502, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the
Bankruptcy Code, or under
related state or federal statutes and common law, including fraudulent transfer laws, whether or not Causes of Action are commenced to prosecute such Avoidance Actions, but excluding any and all Causes of Action released under the Plan. A list of Avoidance Actions is attached as Exhibit B hereto.

      1.15 BANK ADEQUATE PROTECTION CLAIM. Any priority or replacement lien claims granted to the Pre-Petition Lenders pursuant to the terms of the Cash Collateral Order.

      1.16 BANK CLAIMS. All Claims against the Debtors arising under or relating to the Existing Bank Facility except for the Bank Pre-Petition Priority Claims.

      1.17 BANK JUNIOR NOTES. Junior secured notes in the aggregate principal amount of $50.0 million to be issued on the Effective Date to the Pre-Petition Lenders in accordance with the Restructured Credit Agreement. The obligations evidenced by the Bank Junior Notes will be subordinate in right of payment to the Exit Financing Facility, and the liens securing payment of the Bank Junior Notes will be subordinate in priority to the liens securing payment of both the Exit Facility and the Bank Senior Notes.

      1.18 BANK PRE-PETITION PRIORITY CLAIMS. Those Bank Claims, in the approximate amount of $6 million, that are entitled, pursuant to the terms of the Existing Bank Facility, to priority in right of payment of collateral proceeds relative to all other Bank Claims.

      1.19 BANK SECURED CLAIMS. The Allowed Secured Claims of the Pre-Petition Lenders.

      1.20 BANK SENIOR NOTES. Senior secured notes in an aggregate principal amount equal to the total principal amount of the Bank Claims on the Effective Date, minus $225 million. The Debtors estimate that the principal amount of the Bank Senior Notes will be approximately $195 million. The Bank Senior Notes shall be issued on the Effective Date to the Pre-Petition Lenders in accordance with the Restructured Credit Agreement. The obligations evidenced by the Bank Senior Notes will be subordinate in right of payment to the Exit Financing Facility and the liens securing payment of the Bank Senior Notes will be subordinate in priority to the liens securing payment of the Exit Financing Facility.

      1.21 BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, Title 11, United States Code, as amended from time to time, and made applicable to these Cases.

      1.22 BANKRUPTCY COURT. The United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, or any other court of competent jurisdiction exercising jurisdiction over these Cases.

      1.23 BANKRUPTCY RULES. The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to these Cases and the local rules of the Bankruptcy Court as amended from time to time and made applicable to these Cases.

      1.24 BOARD. The board of managers, board of directors or similar governing body of any Person, as the case may be.

      1.25 BUSINESS DAY. A day other than a Saturday, Sunday, "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

      1.26 CASE OR CASES. Each of the Cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court, styled and jointly administered under the case caption In re Venture Holdings Company, LLC., et al. and bearing case number 03-48939.

      1.27 CASH COLLATERAL ORDER. The final cash collateral order, entered by the Bankruptcy Court on April 4, 2003, as amended from time to time.

      1.28 CAUSES OF ACTION. Any and all actions, proceedings, causes of action, suits, accounts, controversies, promises to pay, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise by any of the Debtors against any Person which exists on or before the Effective Date, including, without limitation, the Avoidance Actions, the Winget Actions and the Extinguished Actions. Causes of Action shall include all claims and causes of action described in the Disclosure Statement and Schedules and Exhibits B and C to the Plan.

      1.29 CERTIFICATE OF FORMATION. The certificate of formation of Venture Delaware.

      1.30 CLAIM. Any right to payment from a Debtor arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, to an equitable remedy for breach of performance if such breach gives rise to a right to payment from a Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

      1.31 CLAIMS FILING BAR DATE. October 15, 2003 or as otherwise provided in the Order Establishing Bar Dates for Filing Proofs of Claim and Proofs of Interest and Approving Form and Manner of Notice Thereof filed with the Bankruptcy Court on August 29, 2003, or, in the case of Claims allowable as a result of a judgment or order, the time set by Bankruptcy Rule 3002(4).

      1.32 CLAIMS OBJECTION DEADLINE. The date which is 180 days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court.

      1.33 CLASS. A category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article 2 of the Plan.

      1.34 COMMON MEMBERSHIP INTERESTS. The common equity interests in Venture Delaware.

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

      1.35 CONFIRMATION. The entry of the Confirmation Order by the Bankruptcy Court on the docket of the Bankruptcy Court.

      1.36 CONFIRMATION DATE. The date upon which the Confirmation Order is entered on the docket of the Bankruptcy Court.

      1.37 CONFIRMATION HEARING DATE. The date or dates of the hearing on confirmation of the Plan, as may be continued from time to time.

      1.38 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan, in form and substance reasonably acceptable to the Debtors, Winget and the Steering Committee, and in the form agreed to pursuant to the Contribution Agreement and attached thereto.

      1.39 CONTRIBUTION AGREEMENT. The Contribution Agreement in the form attached hereto as Exhibit D, pursuant to which (and subject to the terms and conditions thereof) Winget has committed, inter alia, to contribute on the Effective Date the equity interests or certain assets of the Transferred Winget Entities to Venture Delaware in exchange for 100% of the Common Membership Interests of Venture Delaware pursuant to the terms of the Contribution Agreement and the Plan.

      1.40 CONVERSION DATE. The date that is the earlier of (i) the second annual anniversary of the Effective Date; or (ii) the date during the Option A Period upon which Winget exercises Option A.

      1.41 CREDITOR. A Person defined as a "creditor" in Section 101(10) of the Bankruptcy Code.

      1.42 CREDITORS' COMMITTEE. The official committee of unsecured creditors appointed in the Case pursuant to Section 1102(a) of the Bankruptcy Code.

      1.43 CREDITORS' TRUST. The trust that is created pursuant to this Plan to be administered by the Trustee with the advice and/or direction of the Oversight Committee, all as more specifically set forth in this Plan and the Trust Agreement.

      1.44 CREDITORS' WARRANT. The warrant to be issued to the Creditor's Trust in substantially the form of the attached Exhibit K, as described in Section
5.05 of the Plan.

      1.45 DEBTOR(S). Any or a collective reference to all of Venture Holdings Company LLC, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation.

      1.46 DIP FACILITY. All obligations under the Post-Petition Credit Agreement among Venture, as borrower, the Post-Petition Agent and the lenders party thereto as amended, and all documents ancillary thereto, including, without limitation, the guaranties of the other Debtors and Deluxe Pattern Company executed in connection therewith.

         1.47 DIP ORDER. The Final Order Authorizing Debtors in Possession to Enter Into Post-Petition Financing Agreement and Obtain Post-Petition Financing Pursuant to Sections 363 and 364 of the Bankruptcy Code and Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims and Authorizing Debtors to Enter Into Access and Accommodation Agreements entered by the Bankruptcy Court on March 31, 2003, as amended from time to time.

         1.48 DISBURSING AGENT. The Reorganized Debtors or any Person designated by the Reorganized Debtors to serve as a disbursing agent under
Article 8 of the Plan.

         1.49 DISCLOSURE STATEMENT. The Disclosure Statement that relates to and accompanies the Plan, as it may be supplemented, amended or modified from time to time, and that is prepared and distributed in accordance with Section 1125 of the Bankruptcy Code, and in form and substance acceptable to Debtors, the Steering Committee and Winget.

         1.50 DISPUTED CLAIM. A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn or has not been overruled, denied or resolved by a Final Order. Prior to the Confirmation Hearing Date, for the purposes of the Plan, unless such Claim is temporarily allowed pursuant to Bankruptcy Rule 3018, a Claim shall be considered a Disputed Claim in its entirety if: (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by a Debtor in its Schedules; (ii) any corresponding Claim scheduled by a Debtor in its Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by a Debtor in its Schedules.

         1.51 DISTRIBUTIONS. The distributions to be made in accordance with the Plan of, as the case may be: (a) cash, (b) Bank Junior Notes, (c) Bank Senior Notes, (d) Common Membership Interests, (e) Preferred Membership Interests, (f) the Creditors' Warrant, (g) other interests in the Creditors' Trust and (h) any other distributions to Holders of Claims under the terms and provisions of the Plan.

         1.52 EFFECTIVE DATE. The first Business Day: (a) on which no stay of the Confirmation Order is in effect; and (b) on which all conditions in
Article 10 of the Plan have been satisfied or have been waived in accordance with the Plan.

         1.53 EMPLOYMENT AGREEMENTS. The Employment Agreements between Venture Delaware and the CEO, CFO and other officers to be employed by Venture Delaware after the Effective Date.

         1.54 EQUITY INTERESTS. The interests of any Holder of common or preferred equity securities of or membership interests in Venture, and all options, warrants, put rights, contractual or otherwise, to acquire any such equity securities or membership interests, as such interests exist immediately prior to the Effective Date.

         1.55 ESTATE. The estate of a Debtor in this Case, created pursuant to Section 541 of the Bankruptcy Code.

         1.56 EXCHANGE ACT. The Securities Exchange Act of 1934, as now in effect or hereafter amended.

         1.57 EXECUTORY CONTRACT. Any executory contract or unexpired lease, subject to Section 365 of the Bankruptcy Code, between a Debtor and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.

         1.58 EXHIBIT FILING DATE. The date on which Exhibits to the Plan shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.

         1.59 EXISTING BANK FACILITY. The obligations under the Credit Agreement among Venture, as Borrower, the Pre-Petition Lenders and Bank One, N.A., as Administrative Agent (as amended, supplemented and modified to the date of the Plan), dated as of May 27, 1999, as amended prior to the date hereof, and all documents executed ancillary thereto.

         1.60 EXIT FINANCING FACILITY. The exit financing facility obtained by the Reorganized Debtors and pursuant to the provisions of the Plan, which shall be senior in lien and payment priority to the Bank Senior Notes and the Bank Junior Notes pursuant to the Subordination Agreement and which shall be a condition to the Effective Date.

         1.61     EXIT LENDERS. The lenders under the Exit Financing Facility.

         1.62 EXTINGUISHED ACTIONS. Any Causes of Action that the Debtors have against the Transferred Winget Entities.

         1.63 FINAL ORDER. An order or judgment entered by the Bankruptcy Court that has not been reversed, stayed, modified, or amended and that has not been and may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable in accordance with Bankruptcy Rule 8002.

         1.64 GENERAL UNSECURED CLAIMS. All Claims which are not Secured Claims, Priority Claims, Tax Claims or Administrative Claims and are not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.

         1.65 GENERAL UNSECURED CREDITORS. Creditors holding General Unsecured Claims.

         1.66 GERMAN INSOLVENCY PROCEEDINGS. Those insolvency proceedings pending in Germany of Venture Germany GmbH, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH and Peguform GmbH & Co KG.

         1.67 GUARANTY. A guaranty of payment and/or collection of the Existing Bank Facility executed by the Transferred Winget Entities, Winget or the Retained Entities in favor of the Pre-Petition Agent for the benefit of the Pre-Petition Lenders.

         1.68     HOLDER. A holder of a Claim or Interest.

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

         1.69 IMPAIRED. With respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.70 INDENTURE TRUSTEE. The Huntington National Bank, the entity currently serving as indenture trustee under the Old Senior Notes Indentures and the Old Subordinated Notes Indenture, or any successor trustee appointed thereunder from time to time.

         1.71 INDEPENDENT DIRECTOR. A director who meets the qualifications for being "Independent' as defined by the rules of the NASDAQ National Market.

         1.72     INTERCOMPANY CLAIMS. Claims of a Debtor against another
Debtor.

         1.73 INTEREST. An ownership interest in Venture as evidenced by an equity security (as such term is defined in Section 101(16) of the Bankruptcy
Code) of Venture, any rights to any dividends or distributions as a result of such ownership, and any option, warrant, or right to acquire any such ownership interest.

         1.74 LIEN. A charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.75 MICHIGAN WORKER'S COMPENSATION PROGRAM. The self-insured worker's compensation programs maintained in Michigan by Debtors that are approved by the state of Michigan, Department of Consumer and Industry Services pursuant to the Michigan Workers' Disability Compensation Act, MCL 418.101, et seq.

         1.76 NEW LEASES. New long-term leases for the Harper facility, the Masonic building and the equipment located therein, with the Debtors, on fair market value terms and in the form attached to the Contribution Agreement.

         1.77 NOMINEE. For any Holder of a Claim or Interest, the designated representative of any such Holder.

         1.78 NOTE CLAIMS. The Old Senior Notes Claims and the Old Subordinated Notes Claims.

         1.79 OLD NOTES. The Old Senior Notes and Old Subordinated Notes, collectively.

         1.80 OLD SENIOR NOTES. Collectively, the 9-1/2% Senior Notes due 2005, and the 11% Senior Notes due 2007, as amended.

         1.81 OLD SENIOR NOTES CLAIMS. All Claims against the Debtors on account of, or relating to, the Old Senior Notes or arising under the Old Senior Notes Indenture, including any Claim arising from any guaranty of such Old Senior Notes.

         1.82 OLD SENIOR NOTES INDENTURES. The Indenture dated as of July 1, 1997, as amended, among Venture Holdings Trust, Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, as Issuers, and The Huntington

National Bank, as Trustee, pursuant to which the 9-1/2% Senior Notes due 2005 were issued, and the Indenture dated as of May 27, 1999, between Venture Holdings Trust, as Issuer, and The Huntington National Bank, as Trustee, pursuant to which the 11% Senior Notes due 2007 were issued, collectively.

         1.83 OLD SUBORDINATED NOTES. The 12% Senior Subordinated Notes due 2009, as amended.

         1.84 OLD SUBORDINATED NOTES CLAIMS. All Claims against the Debtors on account of, or relating to, the Old Subordinated Notes or arising under the Old Subordinated Notes Indenture, including any Claim arising from any guaranty of such Old Subordinated Notes.

         1.85 OLD SUBORDINATED NOTES INDENTURE. The indenture dated as of May 27, 1999, as amended, between Venture Holdings Trust, as Issuer, and The Huntington National Bank, as Trustee, pursuant to which the 12% Senior Subordinated Notes due 2009 were issued.

         1.86 OPERATING AGREEMENT. The limited liability agreement of Venture Delaware which (i) shall set forth the rights and preferences of the Common Membership Interests and the Preferred Membership Interests; and (ii) is in the form attached as Exhibit N to the Contribution Agreement.

         1.87 OPTION A. An option of Winget during the Option A Period to cause Venture Delaware to redeem 100% of the Preferred Membership Interests for the Option A Exercise Price, as more specifically set forth in the Operating Agreement.

         1.88 OPTION A EXERCISE PRICE. The cash exercise price equal to the par amount of the Preferred Membership Interests plus all accrued and unpaid dividends at the time that Option A is exercised.

         1.89     OPTION A PERIOD. A period of two years after the Effective
Date.

         1.90 OTHER SECURED CLAIMS. Any Secured Claim other than the Bank Group Secured Claims.

         1.91 OVERSIGHT COMMITTEE. A three member committee comprised of representatives selected in accordance with the Trust Agreement, that will supervise the prosecution, valuation and distribution of Trust Assets.

         1.92 PERSON. An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

         1.93     PETITION DATE. March 28, 2003.

         1.94 PLAN. This Joint Plan of Reorganization and all supplements and exhibits hereto, as the same may be amended or modified by the Debtors from time to time pursuant to and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules and the Contribution Agreement.

         1.95 POST-PETITION AGENT. Bank One, N.A. as the Administrative Agent under the DIP Facility.

         1.96 PRE-PETITION AGENT. Bank One, N.A. as the Administrative Agent under the Existing Bank Facility.

         1.97 PRE-PETITION LENDERS. The financial institutions party to the Existing Bank Facility as lenders, including the Pre-Petition Agent, and their respective successors and assigns.

         1.98 PREFERRED MEMBERSHIP INTERESTS. $175.0 million of preferred membership interests of Venture Delaware having the rights and preferences set forth in the Operating Agreement, including certain voting rights and the right to appoint directors to the Board.

         1.99 PRIORITY CLAIMS. All Claims that are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims.

         1.100 PROFESSIONAL[S]. Any professional(s) employed in this Case pursuant to Section 327 or Section 1103 of the Bankruptcy Code or otherwise, and any professional(s) seeking compensation or reimbursement of expenses in connection with this Case pursuant to Sections 330, 331, and/or 503(b)(4) of the Bankruptcy Code.

         1.101 PROFESSIONAL FEES. All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date, other than the Professionals for the Pre-Petition Lenders who are paid pursuant to the DIP Facility and the Existing Bank Facility.

         1.102 PROOF OF CLAIM. Any written statement filed under oath in this Case by a Creditor, in conformance with the Bankruptcy Code and Bankruptcy Rules in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a Claim.

         1.103 PRO RATA. Proportionately, so that a Pro Rata distribution with respect to an Allowed Claim of a particular Class bears the same ratio to all distributions on account of a particular Class or Classes, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims in such Class or Classes.

         1.104 RECORD DATE. The deadline set by the Bankruptcy Court for determining the Holders of Claims and Interests entitled to vote on the Plan which shall be, in any case, not later than the date of entry of an order approving the Disclosure Statement.

         1.105 RECOVERY OR RECOVERED. With respect to any Venture B Group entity, the return of control of such company to such entity's direct or indirect U.S. parent upon the conclusion of the German Insolvency Proceedings related to such entity (which conclusion may occur prior to the termination thereof in accordance with applicable law).

         1.106 REGISTRATION RIGHTS AGREEMENT. A registration rights agreement pursuant to which the Holders of the Preferred Membership Interests would be entitled to certain registration rights.

         1.107 REJECTION CLAIMS. All Claims arising as a result of a Debtor's rejection of executory contracts pursuant to Sections 365 and 1123 of the Bankruptcy Code, subject to the limitations provided in Section 502(b) of the Bankruptcy Code. To the extent a Rejection Claim is secured, it will be considered an Other Secured Claim for purposes of treatment in this Plan.

         1.108 REORGANIZATION DOCUMENTS. The Restructured Credit Agreement, the Bank Senior Notes, the Bank Junior Notes, the Preferred Membership Interests, the Common Membership Interests, the Operating Agreement, the Amended Operating Agreement, the Certificate of Formation, the Contribution Agreement (and exhibits thereto), the Subordination Agreement, the New Leases, the Registration Rights Agreement, the Creditors' Warrant, the Trust Agreement, the Employment Agreements, the Exit Financing Facility and all other documents necessary to effectuate the Plan, which documents shall (a) be filed by the Debtors with the Bankruptcy Court not later than twenty (20) days before the commencement of the Confirmation Hearing, unless otherwise specified herein; and
(b) be reasonably satisfactory to Winget, the Steering Committee and the Debtors.

         1.109 REORGANIZED DEBTORS. The Debtors from and after the Effective Date determined after giving effect to the transactions contemplated by the Plan, including the transactions contemplated under the Contribution Agreement.

         1.110 REORGANIZED VENTURE. The Reorganized Debtors and Venture Delaware taken as a whole (including all contributed assets and all indirect and direct subsidiaries of the Reorganized Debtors and Venture Delaware) after the Effective Date of the Plan.

         1.111 RESTRUCTURED CREDIT AGREEMENT. The post-Confirmation credit agreement governing the notes issued to the Pre-Petition Lenders in Class 3 under the Plan.

         1.112 RETAINED ACTIONS. Means (a) all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor may hold against any Person, including, without limitation, any Causes of Action brought prior to the Petition Date, and actions against any Persons for failure to pay for products or services provided or rendered by the Debtors, (b) all claims, Causes of Action, suits and proceedings relating to strict enforcement of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and (c) all claims or Causes of Action seeking the recovery of the Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors' business.

         1.113 RETAINED ENTITIES. Those entities listed on Exhibit D to the Contribution Agreement.

         1.114 SCHEDULES. The schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, if any, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         1.115 SECURED CLAIMS. All Claims that are secured by a valid, perfected, enforceable, and non-avoidable Lien on any of the assets of a Debtor or that are subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the interest of each Holder of such Claim in such Debtor's interest in the liened Assets or to the extent of the amount of the setoff, as applicable; provided, however, that if the Holder of a Secured Claim elects application of Section 1111(b)(2) of the Bankruptcy Code, then such Holder's Claim shall be a Secured Claim to the extent such Claim is Allowed.

         1.116 SENIOR MANAGEMENT. The Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the General Counsel of Venture Delaware.

         1.117 SPECIAL COMMITTEE. A special committee of the Board of Venture Delaware consisting solely of the CEO and the designees of the Holders of the Preferred Membership Interests, which committee shall have the sole and exclusive power and authority to evaluate and approve or reject any proposed related party transaction.

         1.118 STEERING COMMITTEE. The Pre-Petition Agent, Barclays Bank PLC, Highland Capital Management, L.P., Marathon Asset Management, LLC, Apollo Management, LP and Black Diamond Capital Management L.L.C.

         1.119 SUBORDINATION AGREEMENT. An intercreditor and subordination agreement between the Pre-Petition Lenders and the Exit Lenders, which may include, at a minimum, the terms set forth on Exhibit E.

         1.120    TAX CLAIMS. All Claims that are entitled to priority under
Section 507(a) (8) of the Bankruptcy Code.

         1.121 TRANSFERRED WINGET ENTITIES. The entities and assets (a) listed in Exhibit E to the Contribution Agreement and (b) to be transferred pursuant to Section 9.3(h) of the Contribution Agreement.

         1.122 TRUST AGREEMENT. That certain trust agreement which is to govern the Creditors' Trust, substantially in the form attached as Exhibit F to this Plan, pursuant to which, among other things, the Trust Assets shall be liquidated and distributed to the General Unsecured Creditors, in a manner consistent with the terms of this Plan.

         1.123 TRUST ASSETS. The Winget Actions, other than the Extinguished Actions, the Creditors' Warrant and any equity interests issued pursuant to the exercise thereof and the Avoidance Actions.

         1.124 TRUSTEE. The trustee of the Creditors' Trust as designated in the Trust Agreement.

         1.125 UNIMPAIRED. Means, with respect to any Claim, that such Claim is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.126 UNSECURED CONVENIENCE CLAIMS. Allowed Claims of General Unsecured Creditors which are either (a) in an amount less than $10,000; or (b) in an amount in excess of $10,000 which are reduced by an irrevocable written election of the Holder of such Claim made on a properly delivered ballot; provided, however, that (y) individual General Unsecured Claims of a single Holder that are Allowed in an amount of $10,000 or less will not be treated as separate Unsecured Convenience Claims if the aggregate of all General Unsecured Claims held by such Holder exceeds $10,000 and no such election is made, and (z) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as an Unsecured Convenience Claim.

         1.127 VALUATION DETERMINATION DATE. The date on which the Bankruptcy Court values the elements of the Creditors' Warrant.

         1.128 VALUE OF DEBTORs. The fair market value of the Debtors, including the Debtors' interests in their direct and indirect subsidiaries as of the Effective Date, determined in accordance with the Warrant Valuation Procedures, exclusive of the Value of the Venture B Assets.

         1.129 VALUE OF EXTINGUISHED ACTIONS. The value (after giving consideration to all defenses, counterclaims, offsets or similar rights and litigation costs) of each Extinguished Action on an entity by entity basis as of the Effective Date, determined either (i) by a Bankruptcy Rule 9019 settlement between the Debtors and the Transferred Winget Entities approved prior to the Valuation Determination Date, or (ii) by the Bankruptcy Court in accordance with the Warrant Valuation Procedures. For purposes of determining the Value of the Extinguished Actions, defenses shall include the consideration, to the extent relevant, of, among other things (a) Liens of the Pre-Petition Lenders on the assets subject to the Extinguished Actions, (b) any subrogation rights of the Transferred Winget Entities or Winget subject to defenses, if any, and (c) the amount of any Claims which would have priority over Class 5 Claims (to the extent that such priority claims do not reduce the positive balance, if any of the sum specified in (a)(i) above).

         1.130 VALUE OF REORGANIZED VENTURE. The fair market value of the common equity in Reorganized Venture, determined in accordance with the Warrant Valuation Procedures (and taking into account, for purposes of such valuation, the Reorganized Venture's interests in the Venture B Assets).

         1.131 VALUE OF VENTURE B ASSETS. The fair market value of the Debtors' interests in the Venture B Assets as of the Effective Date determined either (i) by receipt by Venture of actual net after-tax proceeds of the sale of the Venture B Assets if the sale occurs prior to the Valuation Determination Date or (ii) in accordance with the Warrant Valuation Procedures.

         1.132 VENDOR SUPPORT AGREEMENT. An agreement substantially in the form of Exhibit G to the Plan pursuant to which a General Unsecured Creditor agrees to provide post-Confirmation credit on terms set forth in such agreement, including, without limitation, customary pricing terms, no less than net-60 day payment terms and credit limits no less than those which were in place as of January 1, 2002, to one or more of the Reorganized Debtors, which agreement shall be executed and delivered to the Reorganized Debtors on or before the Effective Date.

         1.133 VENDOR SUPPORT CLAIMS. Claims of the General Unsecured Creditors who execute and deliver a Vendor Support Agreement.

         1.134 VENTURE. Venture Holdings Company LLC, a Michigan limited liability company and one of the Debtors hereunder.

         1.135 VENTURE B ASSETS. The Peguform related assets in Germany, Spain, Mexico and Brazil that are owned by the Venture B Group.

         1.136    VENTURE B GROUP. The entities listed on Exhibit H to the Plan.

         1.137 VENTURE DELAWARE. Venture Companies, LLC, a new Delaware limited liability company, which will be formed on or before the Effective Date.

         1.138 VOTING DEADLINE. The date established by the Bankruptcy Court as the last date by which Creditors are required to submit ballots in favor of or against the Plan, as such date may be extended from time to time.

         1.139 WARRANT VALUATION PROCEDURES. The procedure by which the Bankruptcy Court will estimate the Value of the Creditors' Warrant as set forth in Section 5.05(b) of the Plan.

         1.140    WINGET. Larry Winget.

         1.141 WINGET ACTIONS. All Causes of Action (if any) that the Debtors have against Winget (personally), companies or entities controlled by Winget or Affiliates of Winget that are not Extinguished Actions.

                                    ARTICLE 2
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         In accordance with Section 1123(a) (1) of the Bankruptcy Code, Administrative Claims, Tax Claims and DIP Facility Claims have not been classified. For the purposes of the Plan, Claims against, or Interests in, the Debtors are grouped as follows in accordance with Section 1122(a) of the Bankruptcy Code:

         2.01 CLASS 1. PRIORITY CLAIMS. Class 1 consists of all Allowed Priority Claims. Class 1 is Unimpaired.

         2.02 CLASS 2. BANK PRE-PETITION PRIORITY CLAIMS. Class 2 consists of all Allowed Bank Pre-Petition Priority Claims. Class 2 is Impaired.

         2.03 CLASS 3. BANK CLAIMS. Class 3 consists of all Allowed Bank Claims, including all Bank Secured Claims and all Bank Adequate Protection Claims, held by the Holders of Bank Claims. Class 3 is Impaired.

         2.04 CLASS 4. OTHER SECURED CLAIMS. Class 4 consists of all Other Secured Claims. Each Other Secured Claim shall constitute a separate sub-class (designated, for example, as Class 4.1) for purposes of voting and distribution. Class 4 is Unimpaired.

         2.05 CLASS 5. GENERAL UNSECURED CLAIMS. Class 5 consists of all Allowed General Unsecured Claims, including the Note Claims, but excluding (i) Unsecured Convenience Claims and (ii) Vendor Support Claims. Class 5 is Impaired.

         2.06 CLASS 6. VENDOR SUPPORT CLAIMS. Class 6 consists of all Holders of Allowed General Unsecured Claims who opt to become Holders of Vendor Support Claims. Class 6 is Impaired.

         2.07 CLASS 7. UNSECURED CONVENIENCE CLAIMS. Class 7 consists of all Allowed Unsecured Convenience Claims. Class 7 is Impaired.

         2.08 CLASS 8. EQUITY INTERESTS. Class 8 consists of all Allowed Equity Interests. Class 8 is Impaired.

                                    ARTICLE 3
                        TREATMENT OF UNCLASSIFIED CLAIMS

         3.01 ADMINISTRATIVE CLAIMS. Each Holder of an Allowed Administrative Claim, except for Holders of DIP Facility Claims and Bank Adequate Protection Claims, shall receive, in full satisfaction of such Allowed Claim, cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing herein shall be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or other court of competent jurisdiction.

         3.02 TAX CLAIMS. Each Holder of an Allowed Tax Claim shall receive in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) cash equal to the amount of such Claim on the later of (1) the Effective Date, and (2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim, (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the Applicable Federal Rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim shall have agreed in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan and the Holder of an Allowed Tax Claim shall not assess or attempt to collect such penalty from the Debtors, their Estates, the Trust, Reorganized Venture, or their property.

         3.03 DIP FACILITY CLAIMS. On the Effective Date, in full satisfaction of the DIP Facility Claim, the DIP Facility Lenders shall receive
(i) cash in an amount equal to the then outstanding amount of such DIP Facility Claim (including all accrued and all unpaid interest, fees and expenses) plus
(ii) a comprehensive release of claims from the Debtors and in favor of each DIP Facility Lender.

         3.04 U.S. TRUSTEE FEES. The United States Trustee's quarterly fees shall be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

                                    ARTICLE 4
             TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN

         4.01 CLASSES THAT ARE UNIMPAIRED. Classes 1 and 4 are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims in such Classes are conclusively presumed to have accepted the Plan. Nothing herein shall be deemed to accelerate any Debtor's obligation to make payment on account of any Claim in a Class which is Unimpaired under the Plan or affect the timing of payment under applicable non-bankruptcy law. Additionally, the Debtors shall retain all rights to dispute or challenge any Claim asserted hereunder which shall constitute a Claim in a Class that is Unimpaired under the Plan.

         4.02 CLASS 1 - PRIORITY CLAIMS. Unless the Holder of an Allowed Priority Claim and the Debtors agree to a different treatment, each Holder of an Allowed Priority Claim shall receive, in full satisfaction of such Allowed Claim, cash equal to the amount of such Allowed Claim on the latest of (i) the Effective Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

         4.03 CLASS 4 - OTHER SECURED CLAIMS. Unless the Holder of an Allowed Other Secured Claim and the Debtors agrees to a different treatment, either (a) the legal, equitable, and contractual rights of Holders of Other Secured Claims shall be reinstated on the Effective Date, or (b) the Debtor shall (i) cure any pre-petition default (other than defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Other Secured Claim, (iii) compensate the Holder of an Allowed Other Secured Claim for any damage satisfying Section 1124(2)(c) of the Bankruptcy Code, and (iv) not otherwise alter the legal, equitable or contractual rights to which such Other Secured Claim entitles the Holder. The Debtors' failure to object to such Other Secured Claims in the Case shall be without prejudice to the Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors) when and if such Claims are sought to be enforced by the Holder of the Other Secured Claim. All pre-Petition Date Liens on property of the Debtors held by or on behalf of the Holder of Other Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Holders until, as to each such Holder, the Allowed Claims of such Holder of an Other Secured Claim are paid in full.

                                    ARTICLE 5
              TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

         5.01 IMPAIRED CLASSES. Classes 2, 3, 5, 6, 7, and 8 are Impaired. Holders of Allowed Claims in Classes 2, 3, 5, 6 and 7 are allowed to vote as a Class to accept or reject the Plan. Holders of Class 8 Equity Interests are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

         5.02 ACCEPTANCE BY AN IMPAIRED CLASS. In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         5.03 CLASS 2 - BANK PRE-PETITION PRIORITY CLAIMS. The Bank Pre-Petition Priority Claims, including all accrued and all unpaid interest, fees and expenses thereon, will be deemed to be Allowed Claims and, in full satisfaction of such Claims, will be paid in full in cash on the Effective Date.

         5.04 CLASS 3 - BANK CLAIMS. The Bank Claims shall be Allowed in an amount equal to the sum of (i) the principal amount of the Bank Claims as of the Petition Date, plus all unpaid interest and fees accrued through the Petition Date, plus (ii) all interest and fees (if any) to which the Pre-Petition Lenders are entitled under Section 506(b) of the Bankruptcy Code. On the Effective Date, in full satisfaction of all of the obligations of the Debtors and the Transferred Winget Entities in respect of the Bank Claims (including all Bank Secured Claims and all Bank Adequate Protection Claims) and the Guaranties, the Disbursing Agent shall distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and without further notice, application or hearing,
(a) cash in an amount equal to all interest accrued on the Bank Claims through the Effective Date plus all unreimbursed fees and expenses incurred by the Pre-Petition Agent through the Effective Date (regardless of whether such interest and fees are allowed, or allowable, pursuant to Section 506(b) of the Bankruptcy Code), (b) cash in an amount equal to 0.5% of the face amount of the Preferred Membership Interests and the aggregate principal amount of the Bank Senior Notes and the Bank Junior Notes, (c) the Bank Senior Notes, (d) the Bank Junior Notes, and (e) the Preferred Membership Interests. In addition, on the Effective Date: (1) the Pre-Petition Lenders shall be released from any and all claims held by the Debtors, (2) letters of credit outstanding prior to the Petition Date shall be cancelled and/or assumed and deemed issued under the Exit Financing Facility, (3) all pre-petition liens on property of the Debtors held by or on behalf of the Pre-Petition Lenders shall survive the Effective Date and shall secure the obligations evidenced by the Bank Senior Notes and the Bank Junior Notes, but such liens shall be subordinate in priority to the liens granted to secure payment of the Exit Financing Facility and shall be subject to the Subordination Agreement, (4) all Guaranties executed by the Debtors (and their direct and indirect subsidiaries) in favor of the Pre-Petition Lenders shall be replaced by the Guaranties executed in connection with the Restructured Credit Agreement, and (5) the obligations evidenced by the Bank Senior Notes and the Bank Junior Notes shall further be secured by the liens more specifically described in the Restructured Credit Agreement. The Pre-Petition Lenders shall be entitled to retain all payments made to the Pre-Petition Lenders prior to the Effective Date. Guaranties executed by the Transferred Winget

Entities, together with the Liens and security interests granted by the Transferred Winget Entities to secure repayment of such Guaranty obligations, shall be replaced by the Liens, Guaranties and other rights granted to the Pre-Petition Lenders under the Restructured Credit Agreement and the ancillary documents executed in connection therewith. Guaranties executed by the Retained Entities and Winget in favor of the Pre-Petition Lenders, together with the Liens and security interests granted by the Retained Entities and Winget to secure repayment of such Guaranty obligations, shall be released and discharged upon the Effective Date.

         5.05 CLASS 5 - GENERAL UNSECURED CLAIMS. Each Holder of an Allowed Class 5 Claim shall be entitled to receive, in full satisfaction of such Claim, its respective Pro Rata distribution of Trust Assets from the Creditors' Trust (subject to any contractual subordination provisions, including the subordination provisions referenced in Section 8.14 of the Plan). The Trust Assets includes the Creditors' Warrant, which will be valued as follows:

                  (a) Each Allowed Claim in Class 5 shall be entitled to receive its Pro Rata share of the Common Membership Interests in Venture Delaware represented by the following formula (the "Warrant Valuation Formula"):

                           (i)      Numerator:

                                    (A)      the sum of (I) Value of Debtors,
                           plus (II) Value of Venture B Assets, to the extent that such sum exceeds the aggregate amount of Allowed Claims in Classes 2 and 3 and other Claims which would have priority over Class 5 Claims. In the event the sum is less than zero, the sum shall be deemed to be zero.

                                             Plus:

                                    (B)      Value of Extinguished Actions.

                           (ii)     Denominator: Value of Reorganized Venture

                  (b) WARRANT VALUATION PROCEDURES. On or before the hearing on the Disclosure Statement, the Debtors shall file a procedures motion with the Bankruptcy Court describing the procedures by which the Bankruptcy Court shall determine, as necessary, the Value of the Extinguished Actions, Value of the Venture B Assets, Value of Debtors and Value of Reorganized Venture (the "Warrant Valuation Procedures").

         5.06 CLASS 6 - VENDOR SUPPORT CLAIMS. Each Holder of an Allowed Class 5 Claim who (i) provided goods or services to the Debtors prior to the Petition Date, (ii) elects, on its ballot, to agree to a Vendor Support Agreement and (iii) executes and delivers a Vendor Support Agreement, shall receive, in lieu of the treatment such Claim would otherwise receive as an Allowed General Unsecured Claim, in full satisfaction of such Claim, cash in an amount equal to 50% of its Allowed General Unsecured Claim, which shall be paid in ten (10) monthly installments equal to 5% of such Allowed Claim, beginning on the first Business Day of the 4th full month following the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter until such Allowed Claim is paid 50% of the Allowed

General Unsecured Claim. In the event, however, that the Bankruptcy Court concludes that the foregoing treatment renders the Plan unfairly discriminatory in relation to other non-accepting classes of unsecured creditors (if any), then Holders of the Vendor Support Claims shall be deemed to be included in (and to receive the treatment prescribed for) Class 5 General Unsecured Claims and their vote in Class 6 shall not count. In addition to their votes in Class 6, Holders of Vendor Support Claims are entitled to vote upon the treatment prescribed for Class 5 General Unsecured Claims and such votes (i) shall be counted in the event that the Class 6 treatment is determined to have rendered the Plan unfairly discriminatory, and (ii) shall not be counted to the extent the Class 6 treatment is approved.

         5.07 CLASS 7 - UNSECURED CONVENIENCE CLAIMS. All Allowed Unsecured Convenience Claims shall be paid not later than 120 days after the Effective Date, in full satisfaction of such Claims, cash equal to 75% of the Allowed Claims.

         5.08 CLASS 8 - EQUITY INTERESTS. On the Effective Date, all of the Class 8 Equity Interests shall be cancelled and shall be deemed to have rejected the Plan.

         5.09 INTERCOMPANY CLAIMS. All Intercompany Claims will, in the sole discretion of the applicable Debtor or Venture Delaware, (a) be preserved and reinstated, (b) be released, waived and discharged as of the Effective Date, or
(c) be contributed to the capital of the obligee corporation.

         5.10 NON-CONSENSUAL CONFIRMATION. In the event that any of Classes 5, 6 or 7 fail to accept the Plan, the Debtors reserve the right (i) to modify the Plan in accordance with Article 14 of the Plan and the Contribution Agreement, and (ii) to request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance by finding that the Plan provides fair and equitable treatment to any impaired Class of Claims voting to reject the Plan.

                                    ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

         6.01 VENTURE DELAWARE FORMATION; CONTRIBUTION OF TRANSFERRED WINGET ENTITIES. On or prior to the Effective Date, Venture Delaware will be organized as a new Delaware limited liability company, the Operating Agreement will be executed and Venture Delaware will become the parent entity of Venture. Subject to and in accordance with the terms and conditions of the Contribution Agreement, the Transferred Winget Entities will be contributed to Venture Delaware and the other transactions contemplated by the Contribution Agreement will occur.

         6.02 AMENDED OPERATING AGREEMENT. On the Effective Date, the operating agreement of Venture shall be amended pursuant to Exhibit A hereto which is by reference incorporated herein.

         6.03 AGREEMENTS ON THE EFFECTIVE DATE. In order to implement the Plan, the Debtors anticipate that the following agreements, among others (each of which shall be a Reorganization Document), will be executed or implemented, on or prior to the Effective Date:

                  (a)      the Exit Financing Facility;

                  (b)      the Restructured Credit Agreement;

                  (c)      the Bank Senior Notes;

                  (d)      the Bank Junior Notes;

                  (e)      the Trust Agreement;

                  (f)      the Contribution Agreement;

                  (g)      the Creditors' Warrant;

                  (h)      the Preferred Membership Interests;

                  (i)      the Common Membership Interests;

                  (j)      the New Leases;

                  (k)      the Employment Agreements;

                  (l)      the Subordination Agreement;

                  (m)      the Certificate of Formation;

                  (n)      the Amended Operating Agreement;

                  (o)      the Operating Agreement;

                  (p)      the Registration Rights Agreement; and

                  (q)      all other documents necessary to effectuate the Plan.

         All of the above documents shall be (a) filed by the Debtors with the Bankruptcy Court not later than twenty (20) days before the commencement of the Confirmation Hearing unless otherwise specified herein, and (b) reasonably satisfactory to Winget, the Steering Committee and the Debtors.

         6.04 CANCELLATION OF AGREEMENTS. On the Effective Date, except as specifically provided in this Plan, (a) any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed, contractual, legal, equitable or otherwise) to acquire any of the foregoing, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are reinstated under the Plan, shall be cancelled, and (b) the obligations of or Claims against the Debtors under, relating, or pertaining to any agreements, indenture, or similar document governing any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are reinstated under the Plan, as the case may be, shall be released and discharged.

         6.05     CORPORATE ACTION.

                  (a)      The Operating Agreement shall, among other things:
         (i) authorize the issuance of Common Membership Interests, and of Preferred Membership Interests, (ii) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificate of incorporation and bylaws as permitted by applicable law and (iii) effectuate the provisions of the Plan, in each case without any further action by the members, managers, stockholders or directors of the Debtors or Venture Delaware.

                  (b) On the Effective Date, the execution and delivery of each Reorganization Document and any other document necessary to effectuate the transactions contemplated herein and therein, and all other actions contemplated by the Plan, the Reorganization Documents, or such other documents shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtors or Venture Delaware, and any corporate action required by the Debtors or Venture Delaware in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Venture Delaware. On the Effective Date, the appropriate officers of Venture Delaware and members of the Boards of Reorganized Venture are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, Reorganized Venture.

         6.06 ISSUANCE OF COMMON MEMBERSHIP INTERESTS, PREFERRED MEMBERSHIP INTERESTS, CREDITORS' WARRANT AND OPTION A.

                  (a) On the Effective Date, pursuant to the Contribution Agreement and the Plan: (i) Winget shall receive in exchange for his contribution of the Transferred Winget Entities pursuant to the Contribution Agreement, 100% of the Common Membership Interests; (ii) Holders of Claims in Class 3 shall receive 100% of the Preferred Membership Interests; and (iii) the Trustee of the Creditor's Trust will hold the Creditors' Warrant.

                  (b) Winget will have an option during the Option A Period to cause Venture Delaware to redeem all outstanding Preferred Membership Interests for the Option A Exercise Price as more specifically set forth in the Operating Agreement.

         6.07 BOARD. Prior to the Conversion Date, the Board of Venture Delaware shall consist of seven (7) members. The Chief Executive Officer will serve as a director. Holders of Common Membership Interests will be entitled to designate three (3) directors, two (2) of whom will be Independent Directors and one (1) of whom shall be Winget or his designee, who will act as Chairman of the Board. Holders of the Preferred Membership Interests will be entitled to designate three (3) directors, each of whom will be Independent Directors. At least three (3) Business Days prior to the deadline for filing objections to confirmation of the Plan, the Steering Committee and Winget shall file certificates with the Bankruptcy Court identifying those individuals proposed to serve as Board members, or the means by which such individuals will be selected. Each such director shall serve from and after the Effective Date pursuant to the terms of the Certificate of Formation, the Operating Agreement and applicable law. In the event the Preferred Membership Interests have not been redeemed by the Conversion Date, the Holders of the Preferred Membership Interests shall be entitled immediately and until such time as the Preferred Membership Interests are redeemed in full, including accrued and unpaid dividends thereon, to (i) achieve voting control of the Board for all purposes by replacing directors, electing additional directors and/or taking such other steps as shall be satisfactory to the Steering Committee, and (ii) achieve voting control of the voting equity interests of Venture Delaware for all purposes in a manner satisfactory to the Steering Committee.

         6.08 OFFICERS. Venture Delaware's Senior Management (i) shall be acceptable to the Steering Committee and Winget, and (ii) shall become employed by Venture Delaware no later than the Effective Date pursuant to employment agreements, including the Employment Agreements that are reasonably acceptable to the Exit Lenders, the Steering Committee and Winget. The other officers of the Debtors immediately prior to the Effective Date shall serve as the officers of the Reorganized Venture until their successors are duly appointed in accordance with applicable law. Each officer shall serve from and after the Effective Date pursuant to the terms of the Certificate of Formation, the Operating Agreement and applicable law.

         6.09 CONTINUATION OF WORKERS' COMPENSATION PROGRAMS. Upon the Effective Date of the Plan, the Reorganized Debtors shall continue the Michigan Workers' Compensation Program upon approval by the Michigan Bureau of Workers & Unemployment Compensation. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Michigan Workers' Compensation Program. The Reorganized Debtors shall be responsible for all valid claims for benefits and liabilities under the Michigan Workers' Compensation Program regardless of when the applicable injuries occurred. All obligations under the Michigan Workers' Compensation Program shall be paid in accordance with the terms and conditions of Michigan Workers' Compensation Program and the Michigan Workers' Disability Compensation Act and all other applicable laws.

         6.10 POST-EFFECTIVE DATE FINANCING. Reorganized Venture expects to enter into the Exit Financing Facility in order to obtain the funds necessary to: (a) repay the DIP Facility Claims; (b) make other payments required to be made on the Effective Date; and (c) conduct their post-reorganization operations. Documents evidencing the Exit Financing Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court three (3) Business Days prior to the Confirmation Hearing Date. Notice of any material modification to the Exit Financing Facility or the commitment letters with respect thereto after its filing with the Bankruptcy Court shall be provided to the Pre-Petition Agent, the Post-Petition Agent, Winget and the Creditors' Committee not less than three (3) Business Days prior to the Effective Date and shall require consent thereto as provided in the Contribution Agreement. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Financing Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

         6.11 PRESERVATION OF CAUSES OF ACTION. In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions, but not Winget Actions or Avoidance Actions (which shall be transferred to the Creditors' Trust and preserved for its benefit pursuant to the Plan), and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions, other than the Avoidance Actions and the Winget Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules or on Exhibits B and C of the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of the Plan. Notwithstanding the foregoing, the Extinguished Actions are extinguished as of the Effective Date other than for purposes of determining the Value of Extinguished Actions in the Creditors' Warrant.

         6.12     ADMINISTRATION OF THE PLAN.

                  (a) After the Effective Date, Reorganized Venture shall perform those responsibilities, duties, and obligations set forth in this Plan, including, without limitation, to prosecute any litigation pertaining thereto and to oversee and govern the continuing affairs and operations of Reorganized Venture on a going forward basis.

                  (b) After the Effective Date, Reorganized Venture may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as it may deem necessary, including, without limitation, the Disbursing Agent, to aid it in the performance of its responsibilities pursuant to the terms of the Plan. It shall not be a requirement that any such parties retained by Reorganized Venture be a "disinterested person" (as such term is defined in Section 101(14)) of the Bankruptcy Code, and such retained parties may include Professionals or other Persons who had previously been active in this Case on behalf of the Debtors, any Creditor or other party in interest. The Debtors may pay these Professionals without Bankruptcy Court approval of any of their post-Effective Date fees and expenses.

                  (c) The Boards and the management of Reorganized Venture shall perform the duties and obligations imposed on them by the Plan with reasonable diligence and care under the circumstances.

                  (d) Reorganized Venture shall be responsible for filing any federal, state, and local tax returns for the Debtors.

                  (e) To the extent the manner of performance is not specified, Reorganized Venture will have the discretion to carry out and perform all other obligations or duties imposed on them by the Plan or by law in any manner its respective Board so chooses, as long as such performance is not inconsistent with the intents and purposes of the Plan.

         6.13 EMPLOYMENT AGREEMENTS. On or before the Effective Date, the Employment Agreements shall be entered into by Venture Delaware and approved by the Bankruptcy Court.

         6.14 CONTRIBUTION AGREEMENT. On the Effective Date, the transactions under the Contribution Agreement shall have closed in accordance with the terms thereof.

         6.15 SUBSTANTIVE CONSOLIDATION. On the Effective Date Estates shall be substantively consolidated, but only for the purposes of (1) treatment of and making distributions to Holders of Claims under the Plan, (2) voting under the Plan, and (3) filing Claims. For such limited purposes, and provided that the Pre-Petition Lenders have voted to accept the Plan, on the Effective Date, (a) all obligations under guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed satisfied in full by the treatment of such Class of Claims or Interests in the Plan; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Case shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth above, such substantive consolidation will not (other than for purposes related to the Plan)
(a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the restructuring transactions contemplated by the Plan, and (b) except as otherwise stated in the Plan, affect Intercompany Claims.

         6.16 CONTINUATION OF BUSINESS. On and after the Effective Date, Reorganized Venture shall continue to engage in the Debtors' business, including, without limitation, performing under all purchase orders existing as of the Effective Date. Reorganized Venture retains all claims, defenses, counterclaims and offsets with respect to such purchase orders in existence as of the Effective Date.

         6.17 DISBANDING OF CREDITORS COMMITTEE. On the Effective Date, the Creditors' Committee will be disbanded. Neither Reorganized Venture nor the Creditors' Trust will be responsible for any fees or expenses of the Creditors' Committee, or of its professionals and agents, incurred after the Effective Date unless otherwise ordered by the Bankruptcy Court.

                                    ARTICLE 7
                                CREDITORS' TRUST

         7.01 APPOINTMENT OF TRUSTEE. The Trustee for the Creditors' Trust shall be appointed on the Effective Date. A notice shall be filed no later than the ten (10) days prior to the Confirmation Hearing Date designating the Person who is selected to serve as Trustee.

         7.02 CREATION OF CREDITORS' TRUST. On the Effective Date, the Creditors' Trust shall be established for the benefit of all Class 5 Creditors and become effective without further order of the Bankruptcy Court. The Class 5 Claims shall be satisfied by delivery of the Trust Assets to the Creditors' Trust. The Bankruptcy Court shall retain jurisdiction for purposes of determining the value of the Creditor's Warrant in accordance with Section 5.05 of the Plan.

         7.03 TRANSFER OF TRUST ASSETS. On the Effective Date, the Trust Assets, without further act or deed of the Trustee or the Bankruptcy Court, shall be transferred from the Estates to the Creditors' Trust, free and clear of all Liens, Claims and interests and shall become the corpus of the Creditors' Trust. On the Effective Date, the Debtors are authorized to, and shall execute and deliver such instruments and other documents as are necessary, appropriate or deemed advisable by the Trustee to transfer title to the Trust Assets to the Creditors' Trust.

         7.04 AUTHORITY. The Trustee shall have full authority, subject to the direction of the Oversight Committee, to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate the Trust Assets, make distributions to General Unsecured Creditors, and settle any Winget Actions or Avoidance Actions. Upon such assignment, the Trustee, on behalf of the Creditors' Trust, will assume and be responsible for any responsibilities, duties and obligations of the Debtors with respect to the subject matter of the assignments, and the Debtors and the Reorganized Debtors will have no further rights or obligations with respect thereto.

         7.05 INTERESTS IN CREDITORS' TRUST. Interests in the Creditors' Trust shall be uncertificated and shall be non-transferable except by operation of law. Holders of interests in the Creditors' Trust shall have no voting rights with respect to such interests. The Creditors' Trust will have a term of three
(3) years from the Effective Date, without prejudice to the rights of the Oversight Committee to extend such term conditioned upon the Creditors' Trust not then becoming subject to the Exchange Act or changing its tax status. The terms of the Trust Agreement may be amended by the Trustee or the Debtors to the extent necessary to ensure that the Creditors' Trust will not become subject to the Exchange Act.

         7.06 EMPLOYMENT OF PROFESSIONALS. The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

         7.07 TAX STATUS. For federal income tax purposes, it is intended that the Creditors' Trust be classified as a liquidating trust under Department of Treasury Regulations Section 301.7701-4 and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Creditors' Trust.

         7.08 WINGET ACTIONS. Winget and the Oversight Committee shall negotiate in good faith to resolve the Winget Actions for 90 days after the Effective Date. If settlement is not reached, the Oversight Committee and Winget shall select a mutually satisfactory arbitrator who shall recommend a resolution after non-binding arbitration. In the event that the non-binding arbitration does not result in agreement of the parties, the Trustee, upon direction from the Oversight Committee, shall have the authority to pursue the Winget Actions as the Trustee deems appropriate, and the Bankruptcy Court shall retain jurisdiction to hear any such actions.

         7.09 EXPENSES OF CREDITORS' TRUST; COMPENSATION AND REIMBURSEMENT OF OVERSIGHT COMMITTEE. All costs and expenses associated with the administration of the Creditors' Trust shall be the sole responsibility of, and paid by, the Creditors' Trust. The Trustee shall receive, from the Creditors' Trust, reasonable compensation for services rendered. The Trustee shall also be reimbursed by the Creditors' Trust for all out-of-pocket expenses reasonably and necessarily incurred in the performance of its duties hereunder and under the Trust Agreement. The members of the Oversight Committee shall not be entitled to receive compensation for their services, but they shall be reimbursed by the Creditors' Trust for all out-of-pocket expenses reasonably incurred in the performance of their duties hereunder and under the Trust Agreement. All compensation and reimbursement shall be paid from Trust Assets.

         7.10 COOPERATION; ACCESS. Reorganized Venture shall reasonably cooperate with the Trustee in pursuing Avoidance Actions and Winget Actions and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Creditors' Trust to enable the Trustee to perform the Trustee's duties under the Trust Agreement. Reorganized Venture shall not be required to incur any expenses in connection with the Creditors' Trust absent reimbursement from the Creditors' Trust. The Bankruptcy Court retains jurisdiction to determine the reasonableness of a request of assistance and/or a related expenditure. Any requests for assistance shall not interfere with Reorganized Venture's business operations.

         7.11 INDEMNIFICATION; EXCULPATION. The Trustee and each member of the Oversight Committee shall be indemnified from the Trust Assets to the fullest extent permitted by law against any liability, damage or expense arising out of or resulting from or related to, any act taken or omitted, so long as such liability, damage or expense does not result from willful fraud, willful misconduct, bad faith or gross negligence. The Trustee, the members of the Oversight Committee, and their attorneys, employees, accountants, consultants or agents, shall (i) not have or incur any liability to any Person or entity for any act or omission in connection with, or arising out of, the administration of this Plan or the property to be distributed under this Plan, except if such act or omission is determined by a Final Order to reflect bad faith or to constitute willful misconduct or gross negligence, (ii) be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan, and (iii) be fully protected in acting, or in refraining from acting, in accordance with such advice; provided, however, nothing contained herein shall relieve the Creditors' Trust from its duties and responsibilities to make the payments required under this Plan.

         7.12     THE OVERSIGHT COMMITTEE.

                  (a) The Oversight Committee shall be appointed on the Effective Date. On or before the date that is ten (10) days prior to the Confirmation Hearing Date, a notice shall be filed with the Bankruptcy Court identifying the members of the Oversight Committee. The Oversight Committee may adopt such bylaws as it may deem appropriate. The Trustee shall consult regularly with the Oversight Committee when carrying out the purpose and intent of the Creditors' Trust.

                  (b) In the case of an inability or unwillingness of any member of the Oversight Committee to serve, such member shall be replaced by designation of the remaining members of the Oversight Committee. If any position on the Oversight Committee remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Oversight Committee.

                  (c) Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Oversight Committee shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

                  (d) The Oversight Committee may, by majority vote, approve all settlements of the Winget Actions and the Avoidance Actions which the Trustee may propose, subject to Bankruptcy Court approval of such settlements after notice and a hearing, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Winget Action or Avoidance Action if the Oversight Committee fails to act on a proposed settlement of such Claim within fifteen (15) days of receiving notice of such proposed settlement by the Trustee.

                  (e) The Oversight Committee may, by majority vote, authorize the Trustee to invest the Trust Assets in prudent investments other than those described in Section 345 of the Bankruptcy Code.

                  (f) The Trustee may be removed in accordance with the Trust Agreement

         7.13 DISTRIBUTION OF TRUST ASSETS. The cash proceeds of Trust Assets shall be used first to pay the expenses of the Trust, the Trustee and the Oversight Committee and the costs and expenses of the Trustee and the Trustee's professionals. Thereafter, the cash proceeds of the Trust Assets shall be distributed to Holders of Claims in accordance with their interests in the Creditors' Trust as set forth in this Plan at least annually beginning with the second calendar quarter after the Effective Date. The Trustee shall not be required to make any such annual distribution in the event that the aggregate proceeds and income available for distribution to Holders of Claims is not sufficient, in the Trustee's discretion (after consultation with the Oversight Committee), to make a distribution at that time. The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Creditors' Trust.

                                    ARTICLE 8
                       PROVISIONS GOVERNING DISTRIBUTIONS

         8.01 DISBURSEMENTS. The Disbursing Agent will make all distributions required under this Plan except with respect to (i) the Creditor's Trust which shall be made by the Trustee and (ii) the Claims of the Pre-Petition Lenders, which distributions shall be made by the Disbursing Agent to the Pre-Petition Agent. Distributions shall be made at the times provided herein or as otherwise ordered by the Bankruptcy Court. Notwithstanding anything herein to the contrary, the Trustee shall not distribute the Creditors' Warrant or any Common Membership Interests obtained upon exercise of the Creditors' Warrant absent consent of the Venture Delaware, Winget and the holders of the Preferred Membership Interests.

         8.02 NO INTEREST ON CLAIMS OR INTERESTS. Unless otherwise specifically provided for in this Plan, Confirmation Order or the DIP Facility, post-Petition Date interest shall not accrue or be paid on Claims or Interests, and no Holder of any Claim or Interest shall be entitled to interest accruing on or after the Petition Date.

         8.03     CLAIMS ADMINISTRATION RESPONSIBILITY.

                  (a) REORGANIZED DEBTORS. The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving, subject to Bankruptcy Court approval, with respect to all Claims against the Debtor.

                  (b) FILING OF OBJECTIONS. Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline.

         8.04 DELIVERY OF DISTRIBUTIONS. Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the proofs of claim filed by such Holders (or at the last known addresses of such Holders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any Creditor's distribution is returned as undeliverable, no further distribution to such Creditor shall be made unless and until the Disbursing Agent is notified of such Creditor's then-current address, at which time all missed distributions shall be made to such Creditor without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors or the Creditors' Trust, as applicable, until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors or the Creditors' Trust, as applicable, and not claimed within six (6) months of return shall be distributed to the other Creditors of the Class of which the Creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. Upon such reversion, the Claim of any Creditor or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Disbursing Agent or the Trustee to attempt to locate any Creditor holding an Allowed Claim.

         8.05     PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS.

                  (a) NO DISTRIBUTION PENDING ALLOWANCE. No distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

                  (b) DISTRIBUTION RESERVE. The Disbursing Agent, after consultation with Reorganized Venture, or the Trustee, after consultation with the Oversight Committee, will create a reserve from the property to be distributed by them under the Plan.

                  (c) DISTRIBUTION AFTER ALLOWANCE. Payments and distributions from any reserve created under Section 8.05(b) of the Plan to a Creditor on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Creditor.

         8.06 MANNER OF CASH PAYMENTS UNDER THE PLAN. Any cash payment to be made by the Disbursing Agent or the Trustee pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by the Disbursing Agent or the Trustee; provided, however, that payments made to foreign Holders of Allowed Claims may be paid, at the option of the Disbursing Agent or the Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         8.07 DELIVERY OF OLD SUBORDINATED NOTES AND OLD SENIOR NOTES. Prior to being entitled to receive any distribution provided for under the Plan, the Indenture Trustee or the Holders of Old Subordinated Notes or Old Senior Notes shall deliver to the Trustee the certificates or other instruments evidencing such Old Senior Notes and Old Subordinated Notes.

         8.08 DIRECTION TO PARTIES. From and after the Effective Date, the Disbursing Agent, the Trustee, Reorganized Venture may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.

         8.09 SETOFFS. The Reorganized Debtors, the Disbursing Agent or the Trustee may, pursuant to Section 553 of the Bankruptcy Code, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and causes of action of any nature that any such Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such claims, rights, and causes of action that the Debtor may possess against such Holder.

         8.10 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized Venture, the Creditors' Trust or any other Person or entity pursuant to this Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         8.11 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all distributions hereunder, the Disbursing Agent and the Trustee shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent and the Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Holder of an Allowed Claim or Interest that is to receive a distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

         8.12 NO FRACTIONAL DISTRIBUTIONS. No fractional shares or amounts of Common Membership Interests or Preferred Membership Interests will be issued or distributed under the Plan. Each Person entitled to receive Common Membership Interests or Preferred Membership Interests will receive the total whole number of Common Membership Interests or Preferred Membership Interests to which such Person is entitled. Whenever any distributions to a Person would otherwise call for distribution of a fraction of a Common Membership Interests or Preferred Membership Interests, the actual distribution of such security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional new securities that are rounded down. The total number of new securities to be distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, the Disbursing Agent nor the Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

         8.13 CLOSING OF THE CASE. As soon as practicable after the Effective Date, the Bankruptcy Court shall close all of the Cases, except that the case captioned In re Venture Holdings Company, LLC., bearing case number 03-48939, shall remain open. After the Estate has been fully administered, the Bankruptcy Court will close the Chapter 11 Case in accordance with Section 350 of the Bankruptcy Code. Any monies remaining in the Estate at the time the Chapter 11 Case is closed shall revert to the Reorganized Debtors.

         8.14 CONTINUED ENFORCEMENT OF SUBORDINATION PROVISIONS. The Trustee shall comply with any request by the Indenture Trustee to enforce the subordination provisions under the Old Subordinated Notes for the benefit of Holders of the Old Senior Notes by remitting distributions otherwise payable to Holders of the Old Junior Notes, Pro Rata, to Holders of Old Senior Notes.

                                    ARTICLE 9
                               EXECUTORY CONTRACTS

         9.01 ASSUMPTION OF EXECUTORY CONTRACTS. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts (including all insurance contracts providing coverage to the Debtors' directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors (to the extent such policies are Executory Contracts)) will be deemed assumed by the relevant Debtor and retained by Venture Delaware or such Debtor, as appropriate, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Confirmation Date which is later granted by the Bankruptcy Court, or (iii) which are identified on Exhibit I attached hereto, which shall be deemed rejected as of the Confirmation Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to Sections 365(a) and 1123 of the Bankruptcy Code, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to this Article 9 shall revest in and be fully enforceable by Venture Delaware or the relevant Reorganized Debtor, as appropriate, in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, (iii) applicable federal law, or (iv) agreement of the parties to such Executory Contracts.

         9.02 CURE OF DEFAULTS OF ASSUMED EXECUTORY CONTRACTS. Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by the relevant Debtor, by payment of the default amount (as such amount has been agreed upon by Venture Delaware, or in the event of a dispute regarding such default amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in cash on or before thirty (30) days after the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Venture Delaware, the relevant Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. The relevant Debtor shall provide notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the amount of any default amount owed under the applicable Executory Contract on or before 30 days after the date of entry of the Confirmation Order. Any non-Debtor party that fails to respond or object within fifteen (15) days after the date of such notice of proposed default amount owed shall be deemed to have consented to such proposed amount.

         9.03 REJECTION CLAIMS. Each Person who is a party to an Executory Contract rejected pursuant to this Article 9 shall be entitled to file, not later than thirty (30) days after the Confirmation Date, a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against Reorganized Venture, the Trustee, any Debtor or the Estates. The Bankruptcy Court shall retain jurisdiction to determine any objections to Rejection Claims.

         9.04 CLASSIFICATION OF REJECTION CLAIMS. Except as otherwise provided under the Plan, Rejection Claims against any Debtor shall be treated as Allowed General Unsecured Claims against such Debtor to the extent they are treated as Allowed Claims, and shall be satisfied in accordance with the Plan and the Confirmation Order.

                                   ARTICLE 10
             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

         10.01 CONDITIONS PRECEDENT TO CONFIRMATION. The following are conditions precedent to the Confirmation of the Plan:

                  (a) The Bankruptcy Court shall have approved Disclosure Statement.

                  (b) The Confirmation Order shall be in form and substance as provided for in the Contribution Agreement.

                  (c) The Contribution Agreement shall be in full force and effect without modification except as permitted thereby.

         10.02 CONDITIONS PRECEDENT TO EFFECTIVENESS. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with Section 10.04, in writing by the Debtors:

                  (a) The Confirmation Order shall have been entered and shall not have been vacated or stayed.

                  (b) The closing and an initial funding shall have occurred under the Exit Financing Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.

                  (c) All Reorganization Documents shall have been delivered and all conditions precedent thereto shall have been satisfied or waived;

                  (d) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived;

                  (e) The Contribution Agreement shall be in full force and effect and no party thereto shall be in breach or default of the terms thereof;

                  (f) The Steering Committee, Winget, Venture Delaware and the Pre-Petition Agent shall have approved the terms of the Employment Agreement;

                  (g) The Debtors shall have sufficient cash to make distributions required under the Plan on the Effective Date, including, but not limited to, the cash payment to the Pre-Petition Lenders and the DIP Facility Claim; and

                  (h) The Warrant Valuation Procedures shall be approved by the Bankruptcy Court.

         10.03 EFFECT OF FAILURE OF CONDITIONS TO EFFECTIVE DATE. In the event that one or more of the conditions set forth in Section 10.02 has not occurred or duly been waived by the Debtors, Winget and the Steering Committee pursuant to Section 10.04 of the Plan on or before One Hundred Twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though Confirmation never occurred, and (d) the parties' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other person in any further proceeding involving any Debtor.

         10.04 WAIVER OF CONDITIONS. The Debtors may (with the consent of Winget and the Steering Committee), but shall have no obligation to, waive any conditions set forth in Section 10.02, without notice and without leave of or order of the Bankruptcy Court. To be effective, any such waiver shall be in writing and signed by the Debtors, or shall be a stipulation on the record in this Case of which a transcript is made.

                                   ARTICLE 11
                         TITLE TO PROPERTY AND RELEASES

         11.01 VESTING OF PROPERTY. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, (a) the Debtors shall continue to exist as the Reorganized Debtors, with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Estates, wherever situated, shall vest in the relevant Reorganized Debtor, as appropriate, subject to the provisions of the Plan and the Confirmation Order. Thereafter, Reorganized Venture may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. After the Effective Date, all property retained by Reorganized Venture pursuant hereto shall be free and clear of all Claims, debts, Liens, security interests, encumbrances, and interests, except as contemplated hereby and except for the obligation to perform according to the Plan and the Confirmation Order.

         11.02 DISCHARGE AND INJUNCTION. Except as may otherwise be provided herein or in the Confirmation Order, the rights afforded and the payments and distributions to be made under the Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and Interests of any kind, nature, or description whatsoever against the Debtors, the Reorganized Venture, their Assets, property or their Estates, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other claims, interests, or encumbrances upon all of the Debtors' Assets and property. Further, all Persons are precluded from asserting, against any of the Debtors or Reorganized Venture, or any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is Allowed; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against Reorganized Venture or any Debtor, or their successors, or the Assets, any of the following actions on account of such Allowed Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against Reorganized Venture, any of the Debtors, or the property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Reorganized Venture, the Debtors or any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against property of Reorganized Venture, any of the Debtors, or any property to be distributed under the terms of the Plan; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any Debtor, Reorganized Venture, the Assets or any other property of the Debtors, Reorganized Venture, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

         11.03 NO WAIVER OF DISCHARGE. Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by Section 1141 of the Bankruptcy Code.

         11.04 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided in the Plan, all injunctions or stays provided for in this Case pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date, at which time they are replaced with the injunction set forth in Section
11.02 herein.

         11.05    RELEASE BY DEBTORS.

                  (a) On the Effective Date, the Debtors, hereby waive, release, and discharge all of the Debtors' shareholders, members, directors and officers, employees, agents, managers, advisors, attorneys or representatives (in their capacity as such and in no other capacity) (the "Released Parties"), from all liability based upon any act or omission related to post-petition service with, for, or on behalf of the Debtors or their

         Affiliates through and including the Effective Date. The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to any Debtor for money borrowed by such Person, (ii) any setoff or counterclaim that a Debtor may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against such Debtor, (iii) any garnishments; and (iv) any of the Retained Actions.

                  (b) Notwithstanding any provision of the Plan to the contrary, the releases contained in this Section 11.05 shall not be construed as or operate as a release of, or limitation on objections to, Claims.

         11.06 PRESERVATION OF INSURANCE. Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against a Debtor or any other Person.

                                   ARTICLE 12
                     MODIFICATION AND RESERVATION OF RIGHTS
                    IN THE EVENT OF NONACCEPTANCE OF THE PLAN

         Each Debtor hereby reserves the right to request that the Bankruptcy Court confirm the Plan over the objection of any Impaired Class in accordance with the applicable provisions of Section 1129(b) of the Bankruptcy Code. In the event that any Impaired Class or Classes of Allowed Claims shall not accept the Plan, upon the written request of the Debtors filed with the Bankruptcy Court, the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request, to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to
(i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article.

                                   ARTICLE 13
                            RETENTION OF JURISDICTION

         13.01 CLAIMS AND CAUSES OF ACTIONS. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over this Case as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (a) to hear and determine all Claims against the Debtors; and (b) to enforce all Causes of Action that may exist on behalf of any Debtor.

         13.02 RETENTION OF ADDITIONAL JURISDICTION. Following the Effective Date, the Bankruptcy Court shall retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been Allowed, and the determination of such objections as may be filed to any Claims, including Section 502(c) of the Bankruptcy Code proceedings for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

                  (a) to determine all questions and disputes regarding title to the Assets of the Debtors, all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any Debtor and any other party, including, without limitation, the Winget Actions, the Avoidance Actions, the Extinguished Actions, and any other right to recover assets pursuant to the provisions of the Bankruptcy Code;

                  (b) to modify the Plan after the Confirmation Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

                  (c) to enforce and interpret the terms and conditions of the Plan;

                  (d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

                  (e)      to enter an order closing this Case;

                  (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

                  (g)      to determine the allowance of Claims;

                  (h) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

                  (i) to determine any applications or motions pending on the Effective Date for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

                  (j) to determine any and all motions, applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

                  (k) to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

                  (l) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan;

                  (m) to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any Debtor arising under or in connection with the Plan;

                  (n) to issue such orders in aid of execution of the Plan as may be authorized by Section 1142 of the Bankruptcy Code;

                  (o) to hear and determine the Warrant Valuation Procedures and any other matters related to the Creditors' Warrant

                  (p) to adjudicate any and all disputes relating to the Creditors' Trust, including, without limitation, the distribution of the Trust Assets; and

                  (q) to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

         13.03 FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction, or is otherwise without jurisdiction over any matter arising out of this Case, including the matters set forth in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

         14.01 GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Reorganization Documents and any other contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to the principles of conflicts of law thereof.

         14.02 REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtors, with the consent of the Steering Committee and Winget, reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors so revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor.

         14.03 SUCCESSORS AND ASSIGNS. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

         14.04 TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         14.05 MODIFICATION OF THE PLAN AND AMENDMENTS. Subject to any limitations in the Contribution Agreement, the Debtors may alter, amend, or modify the Plan or any exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing subject to the prior consent of the Steering Committee. Subject to any limitations in the Contribution Agreement, after the Confirmation Date and prior to the Effective Date, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, subject to the prior consent of the Steering Committee.

         14.06 NO PENALTY OR LATE CHARGES. Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no interest, penalty or late charge is to be allowed on any Claim subsequent to the Petition Date.

         14.07 PROFESSIONALS' FEES. No Professionals' Fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by a Final Order of the Bankruptcy Court. All final applications for Professional Fees for services rendered in connection with these Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than ninety
(90) days after the Effective Date.

         14.08 AMOUNTS OF CLAIMS. All references to Claims and amounts of Claims refer to the amount of the Allowed Claim; provided, however, that Claims that have been objected to and that have not been Allowed or disallowed prior to the day set for return of ballots shall be voted and counted at the amount of the Claim, unless a proceeding to estimate the Claim is brought before the Bankruptcy Court. The Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim under the Plan.

         14.09 EXCULPATION. The Debtors, Venture Delaware, the Indenture Trustee, the Pre-Petition Agent, the Post-Petition Agent, the Steering Committee (and each of its members), Winget and their respective shareholders, members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any Person for any act or omission made in good faith in connection with, or arising out of the Plan, (and any Bankruptcy Court orders related thereto), the Reorganization Documents, the solicitation of votes for the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for fraud, bad faith, willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however that nothing in this Section
14.09 shall in no way alter or relieve Winget of any obligations under the Contribution Agreement or the Winget Actions.

         14.10 SECURITIES LAW MATTERS. It is an integral and essential element of the Plan that the issuance of Common Membership Interests and Preferred Membership Interests pursuant to the Plan shall be exempt from registration under the Securities Act, pursuant to Section 1145 of the Bankruptcy Code and from registration under state securities laws. Any such securities issued to an "affiliate" of the Debtors within the meaning of the Securities Act or any Person the Debtors reasonably determines to be an "underwriter," and which does not agree to resell such securities only in "ordinary trading transactions," within the meaning of Section 1145(b)(1) of the Bankruptcy Code shall be subject to such transfer restrictions and bear such legends as shall be appropriate to ensure compliance with the Securities Act. Nothing in the Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to the Debtors or any other entity.

         14.11 RULES OF INTERPRETATION. For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

         14.12 SEVERABILITY. Except as to terms which, if unenforceable, would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

         14.13 IMPLEMENTATION. The Debtors shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in the Plan.

         14.14 INCONSISTENCY. In the event of any inconsistency between the Plan and the Disclosure Statement, the provisions of the Plan shall govern, and in the event of any inconsistency between the Plan and any Reorganization Document, the provisions of the Plan shall govern.

         14.15 SERVICE OF DOCUMENTS. Any pleading, notice or other document required by the Plan to be served on or delivered to the following parties shall be sent by first class U.S. mail, postage prepaid to:

Venture Delaware:                            with copies to:

Venture Holdings Company, LLC                Foley & Lardner
33662 James J. Pompo Dr.
P.O. Box 278                                 150 W. Jefferson, Suite 1000
Fraser, MI 48026                             Detroit, MI 48226
Attn: James E. Butler, Jr.                   Attn: Judy A. O'Neill, Esq.
                                                   Laura J. Eisele, Esq.

Winget:                                      with copies to:

Mr. Larry Winget                             Greenberg Traurig, PC
33662 James J. Pompo Dr.                     77 West Wacker Drive, Suite 2500
Fraser, MI 48026-0278                        Chicago, IL 60601
                                             Attn: Nancy Mitchell,Esq.
                                                   Nancy Peterman, Esq.

                                             and

                                             Allard & Fish PC
                                             2600 Buhl Building
                                             535 Griswold St.
                                             Detroit, MI 48226
                                             Attn: Ralph McKee, Esq.

Pre-Petition Agent:                          with copies to:

Bank One, N.A.                               Sidely Austin Brown & Wood LLP
One Bank One Plaza                           Bank One Plaza
Chicago, IL 60170                            Chicago, IL 60603
Attn: Linda Thompson                         Attn: Larry J. Nyhan, Esq.

Creditors' Committee:                        with copies to:

AIG Global Investment Corp.                  Akin Gump Strauss Hauer & Feld LLP
1999 Avenue of the Stars, 34th Fl.           590 Madison Avenue
Los Angeles, CA 90067                        New York, NY 10022
Attn: Thomas Musante, Chairperson            Attn: Fred S. Hodera, Esq.

                                             and

                                             Pepper Hamilton, LLP
                                             100 Renaissance Center, Suite 3600
                                             Detroit, MI 48243-7110
                                             Attn: I. William Cohen, Esq.

         14.16 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein.

         14.17 FILING OF ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         14.18 SUBSTANTIAL CONSUMMATION. Substantial consummation of the Plan under Section 1101(2) of the Bankruptcy Code shall not be deemed to occur, the Case shall remain open and not be deemed fully administered, and no final decree closing this Case shall be entered pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, until the Effective Date, at the earliest.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

                                    EXHIBIT A

                       FORM OF AMENDED OPERATING AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit A - Page 1

                                    EXHIBIT B

                                AVOIDANCE ACTIONS

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit B - Page 1

                                    EXHIBIT C

                                CAUSES OF ACTION

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit C - Page 1

                                    EXHIBIT D

                             CONTRIBUTION AGREEMENT

                               Exhibit D - Page 1

                                                                  EXECUTION COPY

================================================================================

                             CONTRIBUTION AGREEMENT

                                      among

              LARRY J. WINGET AND THE LARRY J. WINGET LIVING TRUST,

                       THE OTHER TRANSFERORS NAMED HEREIN,

                                       and

                          VENTURE HOLDINGS COMPANY LLC

                          AND ITS DOMESTIC SUBSIDIARIES

                         Dated as of September 22, 2003

================================================================================

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

Article I DEFINITIONS ..........................................................................      2
         Section 1.1 Definitions ...............................................................      2
Article II CONTRIBUTION OF ASSETS ..............................................................     10
         Section 2.1 Contribution of Equity Interests and Transferred Assets ...................     10
Article III ASSUMPTION OF LIABILITIES ..........................................................     10
         Section 3.1 Assumed Liabilities .......................................................     10
Article IV CONSIDERATION AND PAYMENT ...........................................................     11
         Section 4.1 Consideration .............................................................     11
Article V RECEIVABLES ..........................................................................     11
         Section 5.1 Related Party Receivables and Payables ....................................     11
Article VI REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRANSFERORS ........................     11
         Section 6.1 Representations and Warranties of the Transferors .........................     11
         Section 6.2 Covenants of the Transferors ..............................................     24
Article VII REPRESENTATIONS, WARRANTIES AND COVENANTS OF VENTURE HOLDINGS ......................     29
         Section 7.1 Representations and Warranties of Venture Holdings ........................     29
         Section 7.2 Venture Holdings Covenants ................................................     30
ARTICLE VII-A MUTUAL COVENANTS OF THE PARTIES ..................................................     30
         Section 7.1A Mutual Covenants .........................................................     30
Article VIII LEASE ESCROW ......................................................................     32
         Section 8.1 Leases ....................................................................     32
Article IX CONDITIONS TO CLOSING ...............................................................     33
         Section 9.1 Joint Conditions to the Obligations of the Transferors and Venture Holdings     33
         Section 9.2 Conditions to Obligations of the Transferors ..............................     34
         Section 9.3 Conditions to Obligations of Venture Holdings .............................     35
Article X TERMINATION ..........................................................................     37
         Section 10.1 Termination ..............................................................     37
         Section 10.2 Effect of Termination ....................................................     38
Article XI INDEMNIFICATION .....................................................................     38
         Section 11.1 Indemnification from the Transferors .....................................     38
         Section 11.2 Limitations on Transferors' Indemnification Obligations ..................     39
         Section 11.3 Indemnification from Venture Holdings ....................................     40
         Section 11.4 Mitigation ...............................................................     40
         Section 11.5 Calculation of Losses ....................................................     40
         Section 11.6 Procedures Relating to Indemnification for Third Party Claims ............     40
         Section 11.7 Other Claims .............................................................     41
         Section 11.8 Knowledge ................................................................     42
Article XII MISCELLANEOUS PROVISIONS ...........................................................     42
         Section 12.1 Amendment ................................................................     42
         Section 12.2 Survival of Representations, Warranties and Agreements ...................     42
         Section 12.3 Access to Records After Closing Date; Disposal of Records ................     42
         Section 12.4 Governing Law ............................................................     42
         Section 12.5 Notices ..................................................................     42

                                                                  EXECUTION COPY

Section 12.6 Severability of Provisions ...............................................     44
Section 12.7 Assignment ...............................................................     44
Section 12.8 Further Assurances .......................................................     44
Section 12.9 No Waiver; Cumulative Remedies ...........................................     45
Section 12.10 Specific Performance ....................................................     45
Section 12.11 Counterparts ............................................................     45
Section 12.12 Binding Effect; Third-Party Beneficiaries ...............................     45
Section 12.13 Merger and Integration ..................................................     45
Section 12.14 Consent to Jurisdiction .................................................     46
Section 12.15 Headings ................................................................     46
Section 12.16 Tax Matters .............................................................     46
Section 12.17 Release .................................................................     47
Section 12.18 Schedules and Exhibits ..................................................     48
Section 12.19 Plan to Control .........................................................     48

                                                                  EXECUTION COPY

                                  EXHIBIT LIST

Exhibit A - Winget Entities
Exhibit B - Transferring Winget Entities
Exhibit C - [Intentionally Omitted]
Exhibit D - Retained Property (including Retained Entities)
Exhibit E - Transferred Winget Entities
Exhibit F - Transferred Assets
Exhibit G - [Intentionally Omitted]
Exhibit H - Harper Lease
Exhibit I - Masonic Lease
Exhibit J - Equipment Usage Agreement
Exhibit K - Escrow Agreement
Exhibit L - Form of Confirmation Order
Exhibit M - Employment Agreement
Exhibit N - Form of Operating Agreement

                                                                  EXECUTION COPY

                                    SCHEDULES

Schedule 1.1            -  Permitted Liens
Schedule 4.1            -  Allocation of Winget Interests
Disclosure Schedule

                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

         This CONTRIBUTION AGREEMENT, dated as of September 22, 2003 (the "Agreement"), is made among Larry J. Winget ("Larry J. Winget") and the Larry J. Winget Living Trust (together with Larry J. Winget, "Winget"), as first parties, the Transferring Winget Entities (as defined herein), as second parties, and Venture Holdings Company, LLC, a Michigan limited liability company ("Venture Holdings") and its domestic subsidiaries (collectively with Venture Holdings, the "Debtors"), as third parties. Winget and the Transferring Winget Entities are sometimes referred to herein as the "Transferors".

         A. Winget, directly or indirectly, is the sole record and beneficial owner of various entities, defined in Section 1.1 as the Winget Entities, which conduct business with the Venture Entities. Winget, directly or indirectly, is also the sole record and beneficial owner of the Venture Entities.

         B. In connection with the restructuring of the debt obligations of the Debtors pursuant to the Plan (as herein defined), the Debtors desire that the ownership of certain of the Winget Entities (which are defined in Section
1.1 as the "Transferred Winget Entities"), and certain assets and/or property currently used in or related to the Business of the Transferring Winget Entities and listed on Exhibit F attached hereto (the "Transferred Assets"), be combined with the ownership of the Venture Entities under a single entity, all of the common equity of which shall be owned by the Transferors.

         C. In order to effect the transfer of ownership described in Recital B, after the date hereof and prior to the Closing Date, as herein defined, Venture Holdings shall cause Venture Companies, LLC ("Venture Delaware") to be organized under the Delaware Limited Liability Company Act. On the terms and subject to the conditions herein contained, on the Closing Date the Transferors shall transfer or cause to be transferred to Venture Delaware their entire right, title and interest in and to the Transferred Winget Entities and the Transferred Assets, and Venture Holdings shall cause Venture Delaware to assume certain liabilities of the Transferors and issue to the Transferors the Winget Interests (as herein defined). Pursuant to the Plan, all of the equity interests in Venture Holdings shall be transferred to Venture Delaware.

         D. It is the intent of the parties that the Transferors shall transfer their entire right, title and interest in and to the Transferred Winget Entities and Transferred Assets to Venture Delaware, which will be taxed as a partnership, in exchange for certain interests in Venture Delaware and that such contributions of property to Venture Delaware will qualify for non-recognition treatment under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") All aspects of the contributions of property and any assumption of any liability shall be implemented and construed in accordance with the intent to qualify for Section 721 non-recognition treatment.

         E. The Debtors will complete the preparation of, and file, the Plan promptly after the execution of this Agreement and in reliance hereon. Subject to the terms and conditions set forth in this Agreement and the Plan, the Transferors will support the Plan and the Debtors will proceed with the Plan.

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         In consideration of the premises and the mutual agreements set forth herein, it is hereby agreed by and between the Transferors and the Debtors as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. All capitalized terms used herein shall have the meanings specified herein and shall include in the singular number the plural and in the plural number the singular.

         "Actual Tax Amount" is defined in Section 6.2(k).

         "Agent" shall mean Bank One, N.A., as administrative agent for the Pre-Petition Lenders.

         "Agreement" is defined in the Preamble.

         "Alabama Project" means that project anticipated to be developed and built for the purpose of supplying parts to Hyundai Motor Manufacturing Alabama, LLC from a site in Alabama.

         "Assumed Liabilities" is defined in Section 3.1(a).

         "Audited Venture Financial Statements" is defined in Section 6.1(x).

         "Audited South Africa/Australia Financial Statements" is defined in
Section 6.1(t).

         "Australia" means Venture Asia Pacific (Pty.) Ltd. and its subsidiaries.

         "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division.

         "Bank Steering Committee" means the steering committee formed by the Agent under the Existing Bank Facility, as constituted from time to time.

         "Business" means (i) with respect to the Venture Entities, the supply, design, system integration and manufacture of interior and exterior plastic components, modules and systems for the automotive industry, (ii) with respect to the Winget Entities (other than South Africa and Australia), the ownership of real estate, machinery and equipment and intellectual property and the performance of manufacturing related and administrative services (including design work and tooling) and marketing formats integral to the supply, design, system integration and manufacture of interior and exterior plastic components, modules and systems for the automotive industry, and (iii) with respect to South Africa and Australia, the supply, design, system integration and manufacture of interior and exterior plastic components, modules and systems for the automotive industry.

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         "Cancelled Sales Representation Agreements" means that certain Sales
Representation Agreement effective as of January 1, 1991 between Venture Industries Corporation and VSE, and any amendments thereto; that certain Sales Representation Agreement effective as of January 1, 1991 by and between Vemco, Inc. and VSE, and any amendments thereto; and that certain Sales Representation Agreement effective as of January 1, 1999 by and between Venture Holdings Corporation and VSE, and any amendments thereto.

         "Cap" is defined in Section 11.2(a).

         "Closing Date" means the date on which the transactions contemplated hereunder shall occur, which shall be a date within three business days after the Plan has become effective by its terms and all other conditions set forth in
Article IX have been satisfied or waived by the parties. For the purposes of this Agreement, the transactions to occur on the Closing Date shall be deemed to have occurred on 12:01 a.m. on the Closing Date.

         "Code" is defined in the Preamble.

         "Common Membership Interests" means the common equity interests in Venture Delaware.

         "Confirmation Order" means an order confirming the Plan in the form agreed to in accordance with Sections 7.1A(a)(i) and 9.1(d) and which when mutually agreed to shall be attached to this Agreement as Exhibit L.

         "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the case under chapter 11 of the Bankruptcy Code commenced by the Debtors on March 28, 2003 in the Bankruptcy Court, styled In re: Venture Holdings Company, LLC., et al. and bearing case number 03-48939.

         "Creditors' Trust" means the trust which is created pursuant to the Plan to be administered by the trustee thereof with the advice and/or direction of a trust advisory board, all as more specifically set forth in the Plan.

         "Creditors' Warrant" means a warrant to be issued to the Creditors' Trust to acquire, for nominal consideration, a percentage of Common Membership Interests of Venture Delaware in accordance with the Plan.

         "Debtors" is defined in the Preamble.

         "Deductible" is defined in Section 11.2(a).

         "Deliverables" is defined in Section 6.2(g).

         "Deluxe" means Deluxe Pattern Corporation.

         "Disclosure Schedule" means the schedule delivered pursuant to Article VI.

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         "Disclosure Statement" means the Disclosure Statement that relates to and accompanies the Plan, as it may be supplemented, amended or modified from time to time.

         "Discussion Term Sheet" means that certain Discussion Term Sheet dated as of July 31, 2003.

         "Distributed Amounts" is defined in Section 6.2(k).

         "Employee Benefit Plan" means each employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise), severance, termination and other plan, program, arrangement, policy or payroll practice providing any remuneration or benefits (other than current cash compensation), including without limitation, each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is both (A) (i) maintained by any Winget Entity or any person, corporation, partnership, or other entity that would be aggregated with, or treated as the same employer as, any Winget Entity for any purpose under the Code or ERISA (an "ERISA Affiliate") or (ii) to which any Winget Entity or an ERISA Affiliate contributes or has contributed and (B) one under which any employee of any Winget Entity participates or had accrued any rights or under which any Winget Entity is liable in respect of an employee of any Winget Entity with respect to his or her employment with such Winget Entity, but excluding any Employee Benefit Plan maintained by a Venture Entity.

         "Employment Agreement" means an employment agreement (i) pursuant to which, among such other terms as are mutually agreed to, (A) commencing on (and effective only upon the occurrence of) the Closing Date, Venture Delaware shall employ Larry J. Winget as its non-executive chairman for a two year term, at a base salary of $600,000 per year, and (B) Larry J. Winget will be entitled to severance pay equal to one year's salary in the event of termination by Venture Delaware without just cause or by Larry J. Winget following a constructive termination; (ii) which is in the form agreed to in accordance with Section 7.1A(a)(iv) of this Agreement; and (iii) which when mutually agreed to shall be attached to this Agreement as Exhibit M.

         "Environmental Laws" is defined in Section 6.1(q).

         "Equipment Usage Agreement" is defined in Section 8.1(c).

         "Equity Interests" shall mean the capital stock, partnership interests, limited liability company interests, or other ownership interests in, the Transferred Winget Entities.

         "Escrow Agent" is defined in Section 8.1(d).

         "Escrow Agreement" is defined in Section 8.1(d).

         "Excepted Businesses" means Venture Alabama, LLC, Nova Industries, Inc., Universal Plastic Industries, Inc. (a/k/a Universal Venture Automotive), Satyam Venture Engineering Services and VIC Management, L.L.C. (to the extent of its current investment in Atlantic Automotive), in each case (excluding Venture Alabama, LLC) with respect to the business being

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conducted by such entities which is competitive with the Venture Business on the date hereof, only to the extent of such business as conducted on the date hereof; provided, however, that Venture Alabama, LLC shall only be deemed an "Excepted Business" if Larry J. Winget signs an option agreement (which includes a non-compete covenant) with respect to the acquisition by Venture Holdings of all of the membership interests in Venture Alabama, LLC within 2 weeks after the date hereof.

         "Excluded Liabilities" is defined in Section 3.1(b).

         "Existing Bank Facility" The obligations under the Credit Agreement among Venture Holdings as borrower, the Pre-Petition Lenders and Bank One, NA, as administrative agent, dated as of May 27, 1999, and all documents executed ancillary thereto, in each case as amended through the date hereof.

         "Exit Financing" means the exit financing facility obtained by the reorganized Debtors pursuant to Section 9.1(d).

         "Foreign Plan" means any plan, arrangement or contract or other program maintained by any Transferred Winget Entity outside of the United States for the purpose of providing or otherwise making available retirement or other benefits to employees, but excluding statutory plans.

         "GAAP" is defined in Section 6.1(u).

         "General Partners" is defined in Section 8.1(a).

         "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality and any court, tribunal or judicial or arbitral body whether federal, state, local or foreign.

         "Governmental Order" means any order, judgment, injunction, owner, stipulation, determination or award entered by or with any Governmental Authority.

         "Harper Lease" is defined in Section 8.1(a).

         "Harper Partners" is defined in Section 8.1(a).

         "Harper Property" shall mean the real estate commonly known as 34501 Harper, Mt. Clemens, Michigan.

         "Heavy" means Venture Heavy Machinery Limited Liability Company.

         "IAS" is defined in Section 6.1(t).

         "Income Tax" means any Tax based on or measured by income (including any franchise Tax which is so based).

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         "Indemnifying Party" means a party to this Agreement having an obligation of indemnification pursuant to Article XI.

         "Indemnified Party" means a party to this Agreement who is entitled to receive indemnification pursuant to Article XI.

         "Indemnity Termination Date" is defined in Section 11.2(b).

         ""Interim Financial Statements" is defined in Section 6.1(y).

         "Knowledge" as applied to the Transferors, means those facts or circumstances actually known by Larry J. Winget, or any of Messrs. Krieger, Wilks, Hanson, Cane, Demiro or Walker, and, with respect to any entity organized under the laws of a country other than the United States, the directors and executive officers of such foreign entity, in each case, after due inquiry. "Knowledge", when applied to Venture Holdings, means those facts and circumstances actually known by Messrs. Butler, Bione, MacKenzie, or any member of the board of directors or managers of Venture Holdings (exclusive of Larry J. Winget), in each case after due inquiry.

         "Larry J. Winget" is defined in the Preamble.

         "Leases" is defined in Section 8.1(c).

         "Liabilities" is defined in Section 6.1(ff).

         "Liens" means any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement, or other encumbrance on title.

         "Limited Partners" is defined in Section 8.1(a).

         "Losses" mean any and all actions, costs, damages, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, including but not limited to, interest or other carrying costs, penalties, and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, excluding any indirect or consequential damages (including diminution in value) except to the extent such damages are recovered by third parties.

         "Masonic Lease" is defined in Section 8.1(b).

         "Masonic Property" shall mean the real estate commonly known as 17085 Masonic, Fraser, Michigan.

         "Material Adverse Effect" means (i) with respect to the Winget Entities, a material adverse effect on the business, results of operations or financial condition of the Transferred Winget Entities and the Transferred Assets, taken as a whole and (ii) with respect to Venture Holdings, a material adverse effect on the business, results of operations or financial condition of the Venture Entities, taken as a whole.

         "Material Contract" is defined in Section 6.1(l).

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         "Operating Agreement" means the operating agreement of Venture Delaware which (i) shall set forth the rights and preferences of the Common Membership Interests and the Preferred Membership Interests; (ii) is in the form agreed to in accordance with Section 7.1A(a)(iii) of this Agreement; and (iii) when mutually agreed to shall be attached to this Agreement as Exhibit N.

         "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles of organization or certificate of formation and the operating agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) the certificate of trust and the trust agreement of a trust; (f) any charter or similar document adopted or filed in connection with the creation, formation, or organization of an entity; (g) documents of a similar nature to the foregoing which relate to any foreign entity; and (h) any amendment to any of the foregoing, including without limitation the Operating Agreement.

         "Owned Real Property" is defined in Section 6.1(f).

         "PBGC" is defined in Section 6.1(k)(E).

         "Permitted Liens" means (x) Liens to be disclosed on Schedule 1.1, and
(y) Liens existing on the date hereof and securing liabilities set forth in the Audited Venture Financial Statements, the Audited South Africa/Australia Financial Statements or the Interim Financial Statements.

         "PIM" is defined in Section 6.1(dd).

         "Plan" means that certain Debtors' Joint Plan of Reorganization, in the form agreed to in accordance with Section 7.1A(a)(ii) and filed with the Bankruptcy Court.

         "Post-Signing Scheduling Period" means (x) with respect to the Winget Entities other than South Africa and Australia, the period commencing on the date of this Agreement and terminating at 11:59 p.m. Eastern Standard Time on the date which is 21 days from the date hereof, and (y) with respect to South Africa and Australia, the period commencing on the date of this Agreement and terminating at 11:59 p.m. Eastern Standard Time on (1) with respect to information required to be disclosed pursuant to Section 6.1(l), the date which is 45 days from the date hereof, and (2) with respect to all other matters, the date which is 30 days from the date hereof.

         "Preferred Membership Interests" means the preferred membership interests in Venture Delaware to be issued to the Pre-Petition Lenders pursuant to the Plan.

         "Pre-Petition Lenders" means the financial institutions party to the Existing Bank Facility, as lenders, including Bank One, N.A., as the administrative agent thereunder, and their respective successors and assigns.

         "Real Property Leases" is defined in Section 6.1(g).

         "Release" is defined in Section 12.17(a).

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         "Related Party Transaction" means a transaction between a Venture
Entity or a Transferred Winget Entity, on the one hand, and Winget, a Retained Entity or an affiliate of Winget or a Retained Entity (other than Venture Entities or Transferred Winget Entities), on the other hand.

         "Released Claims" is defined in Section 12.17(a).

         "Released Parties" is defined in Section 12.17(a).

         "Releasing Party" is defined in Section 12.17(a).

         "Relevant Date" is defined in Section 6.2(f).

         "Restricted Period" is defined in Section 6.2(f).

         "Restructuring Professionals" means the financial advisors, accountants, lawyers and investment bankers retained by any Venture Entity in connection with the restructuring of the Debtors.

         "Retained Entity" shall mean (w) the Transferring Winget Entities, (x) those other Winget Entities owned, directly or indirectly, wholly or partially, by Winget or members of his family and which are listed on Exhibit D, and (y) without limitation of the generality of clauses (w) and (x), each entity beneficially owned, directly or indirectly, by Winget which is not engaged in the Business or otherwise conducting business with the Venture Entities.

         "Retained Property" means the assets, rights, properties and goodwill of the Transferors listed on Exhibit D hereto and the Retained Entities as listed on Exhibit D.

         "Review Period" is defined in Section 6.2(g).

         "South Africa" means Venture Otto South Africa (Pty.) Ltd.

         "Subsequent Financial Statements" is defined in Section 6.1(v).

         "Taxes" means all taxes, charges, fees, levies or other assessments including income, excise, property, transfer, payroll, withholding, employment, value added, capital, net worth, estimated, sales, use and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto, whether or not disputed.

         "Termination Date" is defined in Section 10.1.

         "Third Party Claim" means a claim or demand made by any third person against an Indemnified Party for which indemnification is required to be made under Article XI.

         "Transferors" is defined in the Preamble.

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         "Transferred Assets" shall mean those assets and properties of the
Transferors listed on Exhibit F attached hereto.

         "Transferred Winget Entities" shall mean those entities listed on Exhibit E attached hereto (including each subsidiary of such entity, whether or not listed thereon). For purposes of Article V, Sections 6.1, 7.2(a) and 9.2(d), each reference to Transferred Winget Entities shall be deemed to include VSE.

         "Transferring Winget Entities" shall mean those entities listed on Exhibit B attached hereto.

         "Unit Trust" is defined in Section 6.1(dd).

         "Venco" is defined in Section 6.1(dd).

         "Venture B Assets" shall mean all assets (net of all liabilities) of Peguform GmbH & Co., K.G. and related entities located in Germany, Spain, Mexico and Brazil.

         "Venture Business" is defined in Section 6.2(f).

         "Venture Delaware" is defined in the Preamble.

         "Venture Entities" means Venture Holdings and its subsidiaries.

         "Venture Holdings" is defined in the Preamble.

         "Venture Indemnified Parties" is defined in Section 11.1(a).

         "Venture Industries" is defined in Section 8.1(a).

         "VIC Receivable" is defined in Section 3.1(b).

         "VSE" means Venture Sales & Engineering Corp.

         "VSE Receivable" is defined in Section 3.1(b).

         "Winget" is defined in the Preamble.

         "Winget Assets" means (x) all of the assets and properties of the Transferred Winget Entities and (y) the Transferred Assets.

         "Winget Entities" means the entities listed in Exhibit A attached hereto, including the Transferred Winget Entities.

         "Winget Entities Financial Statements" is defined in Section 6.1(u).

         "Winget Indemnified Parties" is defined in Section 11.3.

         "Winget Interests" is defined in Section 4.1.

         "2002 Financial Statements" is defined in Section 6.1(z).


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                                   ARTICLE II
                             CONTRIBUTION OF ASSETS

         Section 2.1 Contribution of Equity Interests and Transferred Assets.

                  (a) Pursuant to the Plan, and upon the terms and subject to the conditions set forth herein and in the Plan, on the Closing Date the Transferors shall assign, transfer and convey to Venture Delaware and Venture Holdings shall cause Venture Delaware to accept from the Transferors, all of the Transferors' right, title and interest in, to and under the Equity Interests and the Transferred Assets, free and clear of all Liens except Permitted Liens.

                  (b) Each Transferor agrees that, at its own expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as Venture Holdings or Venture Delaware may reasonably request in order to perfect or protect the interest of Venture Delaware in the Equity Interests and Transferred Assets transferred hereunder by such Transferor or to enable Venture Delaware to exercise or enforce any of its rights hereunder.

                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

         Section 3.1 Assumed Liabilities.

                  (a) Pursuant to the Plan, and upon the terms and subject to the conditions set forth herein, on the Closing Date, Venture Holdings shall cause Venture Delaware to assume and agree to pay or otherwise discharge only those obligations or liabilities (w) that first arise after the Closing Date under any contracts or agreements included in the Transferred Assets, (x) with respect to Transferred Assets consisting of accrued real estate and personal property taxes that are not yet due and owing, and (y) with respect to VSE, accrued payroll expenses of any employee of VSE who accepts an offer of employment made by Venture Holdings, in its sole discretion, and to the extent reflected in the financial statements of VSE to be delivered pursuant to Section 6.1(v) or arising in the ordinary course of business after the dates of such financial statements, but, in each case, excluding the Excluded Liabilities (the "Assumed Liabilities"). The terms of employment with respect to any employee of VSE to whom an offer of employment is made by Venture Holdings, including without limitation with respect to compensation and fringe benefits, shall be consistent with those applicable to employees of the Venture Entities having similar responsibilities and seniority. The parties acknowledge that the Transferred Winget Entities shall continue to be obligated for their respective obligations and liabilities except to the extent such obligations or liabilities constitute Excluded Liabilities or are otherwise subject to the Transferors' indemnity obligation as set forth in Section 11.1.

                  (b) Venture Delaware shall not assume and the Transferred Winget Entities shall not be liable following the Closing Date for: (u) that certain liability of Heavy to VSE (the "VSE Receivable"), which as of July 31, 2003 was in the approximate amount of $930,974, in such amount as may exist on the Closing Date, and that certain liability of Heavy to VIC

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Management, L.L.C. (the "VIC Receivable"), which as of July 31, 2003, was in the approximate amount of $2,245,385, in such amount as may exist on the Closing Date; (v) that certain liability of VSE to a former sales representative reflected on the books and records of VSE of approximately $150,000, (w) Taxes that are the obligation of the Transferors pursuant to Section 12.16; (x) obligations and liabilities which are subject to the Transferors' indemnity obligation as set forth in Section 11.1; (y) obligations and liabilities to the extent relating to or arising or resulting from the Retained Property; or (z) obligations and liabilities relating to employment of Larry J. Winget or his family members by any Winget Entity (collectively, the "Excluded Liabilities").

                                   ARTICLE IV
                            CONSIDERATION AND PAYMENT

         Section 4.1 Consideration. The consideration for the Transferred Winget Entities and Transferred Assets conveyed as of the Closing Date to Venture Delaware by the Transferors under this Agreement, and the other covenants of the Transferors set forth herein, shall be (a) the delivery to the Transferors of 100% of the Common Membership Interests of Venture Delaware (the "Winget Interests"), and (b) the assumption of the Assumed Liabilities by Venture Delaware. The Winget Interests shall be allocated among the Transferors as set forth in Schedule 4.1. Venture Holdings shall cause Venture Delaware to issue the Winget Interests to the Transferors.

                                    ARTICLE V
                                   RECEIVABLES

         Section 5.1 Related Party Receivables and Payables. Each Debtor acknowledges that as of the date hereof and/or as of the Closing Date, it may owe certain amounts to a Transferor, a Retained Entity or a Transferred Winget Entity. To the extent that amounts are determined by final order of the Bankruptcy Court to be owed by (a) the Transferred Winget Entities (or any of them) to the Debtors (taking into account all defenses, offsets, counterclaims and similar rights), (b) the Transferors or Retained Entities (or any of them) to the Debtors (taking into account all defenses, offsets, counterclaims and similar rights), or (c) the Debtors (or any of them) to the Transferred Winget Entities, the Transferors or the Retained Entities (taking into account all defense, offsets, counterclaims and similar rights) such amounts, in each case, shall be factored into the determination of the value of the Creditors' Warrant or shall be factored into the amounts available in the Creditors' Trust, as the case may be, pursuant to the terms of the Plan. Except as expressly provided herein, the rights of the Transferors, the Transferred Winget Entities and the Retained Entities shall not be impaired or affected by this Article 5.

                                   ARTICLE VI
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE TRANSFERORS

         Section 6.1 Representations and Warranties of the Transferors. The Transferors jointly and severally make the representations and warranties set forth in this Section 6.1. Subject to Section 12.18, all of such representations and warranties shall be qualified by the matters contained in the schedule to be delivered by the Transferors pursuant to Section 6.2(g),

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and identified as the Disclosure Schedule. All such matters shall be identified so as to correspond to the paragraphs of this Section 6.1 to which such matters relate. Upon delivery of the Disclosure Schedule, all of the representations and warranties herein contained shall be deemed to have been made as of the date of delivery of the Disclosure Schedule, and all future tense references in this
Article VI to matters to be disclosed in the Disclosure Schedule shall at the time of delivery thereof be read in the present tense:

                  (a) Organization and Qualification. Each of the Winget Entities is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation or organization and has all requisite corporate or company power and authority to own, lease and operate its properties and assets and to carry on its Business as now being conducted. Each of the Winget Entities is duly qualified to transact business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Larry J. Winget Living Trust has been duly created and is validly existing under the laws of Michigan.

                  (b) Power and Authority; Enforceability. Each of the Transferors has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by each of the Transferors of this Agreement have been duly authorized by all necessary corporate, company, trust or other action on the part of each Transferor. This Agreement constitutes the legal, valid and binding obligation of each Transferor, enforceable against it or him (as the case may be) in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

                  (c) No Conflict or Violation. The execution, delivery and performance of this Agreement and the consummation by the Transferors of the transactions contemplated hereby do not (a) violate any provision of the Organizational Documents of the Transferors or (without duplication) the Winget Entities, (b) violate, conflict with or result in a breach of or constitute a default under, any term, condition, or provision of any Material Contract or any material contract by which any Transferor is bound, (c) violate any law, ordinance, code, rule, regulation, order, judgment, injunction, award or decree of any Governmental Authority applicable to any Transferor, Transferred Winget Entities or the Transferred Assets.

                  (d) Third-Party Consents. No consent, authorization or approval of, and no registration or filing with, any third parties or any Governmental Authority, is required for the execution, delivery and performance of this Agreement by the Transferors and the consummation of the transactions contemplated hereby.

                  (e) Title. The Transferred Winget Entities have good and marketable title to all of the Winget Assets owned by them, or a valid leasehold interest in or license to use, all of the Winget Assets leased or licensed to them, in each case free and clear of all Liens of any nature whatsoever, except for Permitted Liens. Each Transferor (or Transferred Winget Entity, as the case may be) is the record and beneficial owner of, and has good and marketable title to, the Equity Interests of the Transferred Winget Entity of which it is the owner, or of the Transferred

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Assets of which it is the owner (as the case may be), free and clear of all
Liens of any nature whatsoever, except for Permitted Liens.

                  (f) Owned Real Property. The Disclosure Schedule shall contain a correct and complete list of all real property owned of record or beneficially by the Winget Entities or Winget and which constitutes Winget Assets (the "Owned Real Property"). Except as set forth on the Disclosure Schedule:

                           (i)      there are no pending or, to the Knowledge of
the Transferors, threatened condemnation proceedings, lawsuits or administrative actions relating to the Owned Real Property, which would be reasonably likely to have a material adverse effect on the use in the Business, or the value, of the Owned Real Property;

                           (ii)     all facilities located on the Owned Real
Property are supplied with utilities and other services necessary for the operation of such facilities, all of which services are adequate for the current operations thereof and are in accordance, in all material respects, with all applicable laws, ordinances, rules and regulations; and

                           (iii)    to the Knowledge of the Transferors, no
Transferor has received any written notice for any material assessment for public improvements against any of the Owned Real Property which remains unpaid.

                  (g) Leased Real Property. The Disclosure Schedule shall contain a correct and complete list of all leases for real property leased (as lessor or lessee) by the Transferred Winget Entities or which constitute Transferred Assets (the "Real Property Leases"). The Real Property Leases are valid, binding and enforceable against the Winget Entities party thereto, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and are in full force and effect. There is no default thereunder by the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect; and no event has occurred which with notice or lapse of time or both, would constitute a default by the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect. No Winget Entity has assigned, pledged, encumbered or sublet its interest in any Real Property Lease.

                  (h) Leased Personal Property. The Disclosure Schedule shall contain a correct and complete list of all leases and other agreements under which Winget or any Winget Entity leases, holds or operates any tools, furniture, machinery, equipment, vehicles or other personal property owned by any other person and which is used in the conduct of the Business by Winget or such Winget Entity and which has an annual rental obligation in excess of $50,000. All of such leases and agreements are valid, binding and enforceable against Winget or the Winget Entity party thereto, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and are in full force and effect. There is no default thereunder by Winget or the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect; and no event has occurred which, with notice or lapse of time or both,

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would constitute a default by Winget or the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect.

                  (i) Intellectual Property.

                           (i)      To the Knowledge of the Transferors, there
are no United States or other foreign patents or patent applications the claims of which prevent or would prevent Venture Holdings from operating the Winget Assets or the Business of any Transferred Winget Entities as currently operated.

                           (ii)     There are no claims or demands of any other
person, firm or corporation pertaining to any of the intellectual property contained in the Winget Assets, and no proceedings have been instituted, are pending, or to the Knowledge of the Transferors, are threatened, which challenge any of the Winget Entities' rights in respect thereto, and none is subject to any outstanding order, decree, judgment or stipulation. To the Knowledge of the Transferors, the operation of the Business of the Transferred Winget Entities and the Transferring Winget Entities does not infringe the intellectual property rights of any other person, firm or corporation.

                           (iii)    The Disclosure Schedule shall contain a true
and complete list of all license agreements whereby (x) intellectual property is licensed to a Transferred Winget Entity, or constitutes a Transferred Asset, and
(y) the annual expense under such license exceeds $50,000.

                           (iv)     The Transferred Winget Entities and the
Transferring Winget Entities, taken as a whole, exclusively own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trade secrets, trade names, copyrights, formulae, production outlines, computer programs, software, production development records and other proprietary information used by the Transferred Winget Entities and the Transferring Winget Entities. All of the foregoing are included in and are a part of the Winget Assets.

                  (j) Employment Matters. With respect to the employees of the Transferred Winget Entities:

                           (i)      there is no labor strike, slowdown, work
stoppage, dispute, lockout or other labor controversy in effect or, to the Knowledge of the Transferors, threatened;

                           (ii)     no action, suit, complaint, charge,
arbitration, inquiry, proceeding or investigation by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of any Transferred Winget Entity is pending or, to the Knowledge of Transferors, threatened;

                           (iii)    no Transferred Winget Entity is a party to
or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, wages, hours, and terms and conditions of employment with respect to its Business;

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                           (iv)     each Transferred Winget Entity has paid in
full, or accrued in the financial statements referenced in Section 6.1(t) and 6.1(u), to all employees of such Transferred Winget Entity, all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law;

                           (v)      no Transferred Winget Entity is a party to
any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of its employees nor is any such contract or agreement presently being negotiated; and

                           (vi)     no Transferred Winget Entity is a party to
any written employment agreement or consulting agreement (other than at-will employment arrangements), involving annual payments of $50,000 or greater, with any person or entity, nor is any such contract or agreement presently being negotiated.

                  (k) Employee Benefit Plans.

                           (i)      The Disclosure Schedule shall set forth all
Employee Benefit Plans maintained or contributed to by each Winget Entity or to which each Winget Entity is obligated to contribute, including each "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) and a list of all Foreign Plans. With respect to the Employee Benefit Plans:

                                    A.       no transaction or arrangement has
                  occurred with respect to any Employee Benefit Plan that is a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                                    B.       there has been no "reportable
                  event" within the meaning of Section 4043 of ERISA and not excepted by the regulations thereunder, nor within the past six years has any event described in Section 4062, 4063 or 4041 of ERISA occurred;

                                    C.       each Employee Benefit Plan has been
                  duly established, and each Employee Benefit Plan and related trust or other funding agreements and the administration and funding thereof are currently, and have been at all times in the past, in compliance in all material respects with the requirements of applicable laws (including ERISA and the Code) and in compliance with the terms of such plans, trust agreements and any applicable collective bargaining agreements, and all returns, reports, notices and applications relating to each Employee Benefit Plan required by any governmental entity have been timely filed;

                                    D.       all contributions or premiums
                  required to be made and all employee contributions required to be withheld on or before the date hereof to or in respect of each Employee Benefit Plan under the terms of such plan, ERISA, the Code or other applicable law and applicable collective bargaining agreements have been made on or before their due dates or timely withheld, and no Taxes, penalties or fees are due and payable under or in respect of any such plan;

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                                    E.       no Transferred Winget Entity has
                  incurred any liability (except for premiums) to the Pension Benefit Guaranty Corporation ("PBGC") which has not been discharged;

                                    F.       no Employee Benefit Plan is a
                  multiemployer plan, a defined benefit plan subject to Section 412 of the Code or Title IV of ERISA or a defined contribution plan intended to qualify under Section 401(a) of the Code;

                                    G.       with respect to any Employee
                  Benefit Plan that is a multiemployer plan, (a) no Transferred Winget Entity or ERISA Affiliate has incurred any liability under Title IV of ERISA as a result of any withdrawal from any such plan, (b) no Transferred Winget Entity or ERISA Affiliate has received any notice from any such plan that the plan is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated, and (c) no event has occurred that would result in any such withdrawal liability;

                                    H.       each Employee Benefit Plan that is
                  intended to be qualified under Section 401(a) of the Code (i) is so qualified and each trust for such plan is tax-exempt under Section 501(a) of the Code and no event has occurred or circumstance exists that will give rise to the disqualification of the plan or loss of tax-exempt status of the trust, and (ii) has received a favorable determination letter (or advisory or opinion letter, as applicable) from the Internal Revenue Service (or it is within the remedial amendment period for the filing of an application therefor) on the qualified status of the plan that covers all tax-qualification requirements required under the Code to be stated in the Employee Benefit Plan as of the Closing Date, and no such letter has been revoked.

                           (ii)     Neither the execution of this Agreement or
the completion of the transactions contemplated hereby will, whether alone or in combination with any other event or circumstance, notice or lapse of time: (i) result in any payment (including any change of control, severance or termination payment) becoming due or potentially becoming due under any Employee Benefit Plan or any agreement with any director, officer or employee of any Transferred Winget Entity; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or any such agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits or any such plan or agreement.

                           (iii)    There are no actions, suits, claims or
proceedings (other than routine claims for benefits), whether in equity or at law, or examinations or investigations by any Governmental Authority pending or, to the knowledge of the Transferors, threatened against or with respect to any Employee Benefit Plan or any assets of any such Employee Benefit Plan.

                           (iv)     Each Foreign Plan is in compliance in all
material respects with the provisions of all laws applicable to such Foreign Plan and each Foreign Plan has accrued or otherwise taken into account on its books and records all liabilities required to be accrued or otherwise taken into account under the applicable law with respect to such Foreign Plan. All

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material liabilities with respect to each Foreign Plan have been paid when due.
All required employer contributions under each Foreign Plan have been made and each Foreign Plan has been funded in accordance with the terms of such Foreign Plan and in compliance in all material respects with all applicable law. All material reports or other documents with respect to each Foreign Plan required by applicable law have been timely filed with the appropriate Governmental Authority, where the failure to file such reports or documents would be reasonably likely to have a Material Adverse Effect. There are no actions, suits or claims pending (other than routine claims for benefits in the ordinary course), with respect to any Foreign Plans.

                  (l) Material Contracts. Except for (1) contracts and agreements addressed in other subsections of this Section 6.1, (2) purchase orders and sales orders in an amount not to exceed $100,000 per order and (3) any contract which is between a Transferor or Transferred Winget Entity, on the one hand, and a Venture Entity, on the other hand, no Transferor (with respect to a Material Contract (as defined below) which is a Transferred Asset) or Transferred Winget Entity is a party to any outstanding:

                           (i)      commitment, contract, or agreement involving
an obligation or liability on the part of such Transferred Winget Entity of more than (A) $50,000 in the case of a Transferred Winget Entity conducting business in the United States, and (B) $100,000 in the case of a Transferred Winget Entity located in a jurisdiction outside of the United States (excluding, in each case, orders for the purchase of standard products from or by such Transferred Winget Entity accepted in the ordinary course of business and providing for prevailing prices and customary conditions of sale);

                           (ii)     agreement, contract or commitment containing
any non-competition, confidentiality or other limitations restricting the conduct of the Business of any Transferred Winget Entity;

                           (iii)    agreement or contract relating to the
mortgaging, pledging or the placing of a Lien on any of the Winget Assets;

                           (iv)     note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or guarantee, pledge or undertaking of the indebtedness of any other person;

                           (v)      partnership, joint venture or similar
agreement;

                           (vi)     any agreement entered into relating to the
acquisition or disposition of businesses, product lines or assets, except those agreements entered into in the ordinary course of business;

                           (vii)    any other agreement which (A) was not
entered into in the ordinary course of business which, by its terms, involves a liability of any Transferred Winget Entity in excess of $100,000; (B) is material to the operations or business prospects of the Business of any Transferred Winget Entity; or (C) is included in the Transferred Assets (the foregoing, and the

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contracts and agreements addressed in other subsections of this Section 6.1, are referred to herein, collectively, as the "Material Contracts", and each individually as a "Material Contract").

Each of the Material Contracts is valid and binding on the Transferred Winget Entity or any Transferor (with respect to each Material Contract that is a Transferred Asset) which is a party thereto and enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. No Transferred Winget Entity or Transferor (with respect to each Material Contract that is a Transferred Asset) is, nor, to the Transferors' Knowledge, is any other party to any of the Material Contracts, in default thereunder, which default would be reasonably likely to have a Material Adverse Effect; and (ii) to the Transferors' Knowledge, no condition exists which with notice or lapse of time or both would constitute a default by any Transferred Winget Entity or Transferor (with respect to each Material Contract that is a Transferred Asset) under any Material Contract, which default would be reasonably likely to have a Material Adverse Effect. True and complete copies of all Material Contracts have been made available to Venture Holdings.

                  (m) Tax Returns and Taxes.

                           (i)      Each of the Transferred Winget Entities and
each Transferring Winget Entity (with respect to the Transferred Assets) has duly filed (or caused to be filed) all returns of Taxes required to be filed by it, and each of the Transferred Winget Entities and Transferring Winget Entities (with respect to the Transferred Assets) has paid all Taxes for all periods covered by such returns. Such returns of Taxes are true, correct, and complete in all material respects.

                           (ii)     No action or proceeding for the assessment
or collection of any Taxes is pending or proposed against any of the Transferred Winget Entities or any Transferring Winget Entities (with respect to the Transferred Assets), and no deficiency, assessment or other claim for any Taxes has been asserted or made against any of the Transferred Winget Entities or Transferring Winget Entities (with respect to the Transferred Assets) that has not been fully paid. No issue has been raised by any taxing authority in connection with an audit or examination of any return of Taxes which has not been resolved or for which, if not resolved, adequate reserves are not maintained. No Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) has agreed, nor is required, to include in income any adjustment pursuant to Section 481(a) of the Code (or comparable state or foreign law or regulations) by reason of a change in accounting method or otherwise. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for the assessment or collection of Taxes for any Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) for any period. No Transferred Winget Entity or Transferring Winget Entity has, with regard to any assets or property held by any Transferred Winget Entity or with respect to the Transferred Assets, filed a consent to the application of Section 341(f)(2) of the Code (or comparable state or foreign law or regulations). No Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) has received any reports or other written assertions by agents of any taxing authority of any deficiencies or other liabilities for Taxes with respect to taxable periods for which the limitations period has not run. All Taxes of the Transferred Winget Entities (including South Africa and Australia) which have been assessed but

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are not yet due and owing have been fully accrued on the financial statements of the Transferors in accordance with GAAP or International Accounting Standards, as applicable.

                           (iii)    All Taxes which any of the Transferred
Winget Entities or any Transferring Winget Entities (with respect to the Transferred Assets) has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing authority.

                           (iv)     No Transferred Winget Entity or Transferring
Winget Entity (with respect to the Transferred Assets) is, nor has been, a party to any tax allocation or tax sharing agreement.

                           (v)      None of the Winget Assets is subject to a
"safe harbor lease" under Section 168(f)(8) of the Code, as in effect immediately prior to the Tax Equity and Fiscal Responsibility Act of 1982 (or comparable federal, state or foreign law or regulations).

                           (vi)     None of the Transferred Winget Entities will
have any liability for the Taxes of any person other than the respective Transferred Winget Entity. For purposes of this representation, Taxes imposed under Treasury Regulation section 1.1502-6 or a similar provision of state, local or foreign Tax law shall not be considered Taxes of the respective Transferred Winget Entity.

                  (n) Licenses and Permits. Each of the Transferred Winget Entities owns, holds, possesses or lawfully uses all permits which are necessary to conduct its Business as now conducted by it and all such permits are in full force and effect, in each case where the failure to own, hold, possess, use, or maintain in effect any such permit would be reasonably likely to have a Material Adverse Effect.

                  (o) No Pending Litigation or Proceedings. There is no litigation, investigation, arbitration or proceeding pending or, to the Knowledge of the Transferors, threatened against or affecting the Business of the Transferred Winget Entities or the Winget Assets, at law or in equity, by or before any Governmental Authority, involving a claimed amount in excess of $100,000. There are presently no outstanding Governmental Orders against or affecting the Business of the Transferred Winget Entities or the Winget Assets.

                  (p) Compliance with Laws. To the Knowledge of the Transferors, the Business of the Transferred Winget Entities has been conducted in compliance in all material respects with all applicable laws, regulations and ordinances of any Governmental Authority.

                  (q) Environmental Matters.

                           (i)      There are no inquiries, litigation or other
proceedings pending, or, to the Knowledge of the Transferors, threatened with regard to the current or prior conduct of the Business of any Transferred Winget Entity or any real properties included in the Winget Assets relating to any law, regulation or ordinance concerning air or water quality, public health and safety, hazardous or toxic substances, or pollution or protection of the environment ("Environmental Laws").

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                           (ii)     To the Knowledge of the Transferors, no
Transferred Winget Entity has operated its Business other than in compliance with all Environmental Laws in all material respects.

                           (iii)    The Owned Real Property is not subject to
any Governmental Order which relates to or arises out of a violation of any Environmental Laws.

                           (iv)     No additional permits, licenses or approvals
are required under any Environmental Law relative to any real properties included in the Winget Assets, the failure of which to obtain would be reasonably likely to have a Material Adverse Effect.

                  (r) Sufficiency of Assets. The Transferred Assets and Transferred Winget Entities include all of the assets and properties owned, leased or licensed by the Winget Entities or Winget and necessary to the conduct of the Business of the Venture Entities or (y) used in the conduct of the Business of the Venture Entities as the same has been conducted within the two year period ending on the date hereof and as conducted immediately prior to the date hereof.

                  (s) Investment Representations. None of the Transferors is an "underwriter" as such term is defined in Section 1145 of the Bankruptcy Code, and the Transferors are acquiring the Winget Interests for investment and without a view to the distribution thereof. The Transferors understand that no public market now exists for any of the securities issued by Venture Delaware, and that Venture Holdings has made no assurances that a public market will ever exist for the Winget Interests. The Transferors further represent and warrant that they have access to whatever information they deem necessary or appropriate with respect to an investment in the Winget Interests. The Transferors acknowledge that the Winget Interests have not been registered under the Securities Act of 1933, as amended, or the Michigan Uniform Securities Act, or any other applicable state securities law. The Transferors agree to resell the Winget Interests only in "ordinary trading transactions," within the meaning of section 1145(b)(1) of the Bankruptcy Code, or if registered, or pursuant to any other available exemption from registration.

                  (t) South Africa and Australia Financial Information. The financial statements of South Africa and Australia as of and for the periods ended December 31, 2001 and December 31, 2002 (collectively, "Audited South Africa/Australia Financial Statements") have been audited in accordance with International Accounting Standards ("IAS"). All such Audited South Africa/Australia Financial Statements fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented. True and complete copies of the Audited South Africa/Australia Financial Statements have been provided to Venture Holdings.

                  (u) Winget Entities Financial Information. The financial statements of each of the Winget Entities (other than South Africa and Australia) as of and for the periods ended December 31, 2001 and December 31, 2002 (collectively, the "Winget Entities Financial Statements"), which consist of compilations, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates

                                       20
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presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports (except for the omission of footnote disclosures required by GAAP). True and complete copies of the Winget Entities Financial Statements for each of the Winget Entities have been provided to Venture Holdings.

                  (v) Transferred Winget Entities Interim Financial Information. The financial statements of the Transferred Winget Entities for each of the quarters/months commencing on or after January 1, 2002 and ended on or prior to July 31, 2003, and, to the extent delivered to Venture Holdings on or prior to the Closing Date, the financial statements of the Transferred Winget Entities for each quarterly or monthly period thereafter, commencing with August, 2003 and ending on the last day of the month immediately preceding the month in which the Closing Date shall occur (the "Subsequent Financial Statements"), consisting of compilations, will have been prepared in accordance with GAAP applied on a consistent basis, except for South Africa and Australia which will have been prepared in accordance with International Accounting Standards (except for the omission of footnote disclosures required by GAAP and/or International Accounting Standards). All such Subsequent Financial Statements will fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports. All such Subsequent Financial Statements will reflect all adjustments (which will consist only of normal recurring adjustments not material in amount and will include but not be limited to estimated provisions for year end adjustments) reasonably necessary for a fair presentation.

                  (w) Absence of Material Changes.

                           (i)      Since December 31, 2002, other than as
disclosed in the Disclosure Schedule, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting the Winget Assets or their business, operations or financial condition that has had or may reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate (other than as a result of the filing of the bankruptcy petition by the Debtors.

                           (ii)     Since December 31, 2002, other than as
disclosed in the Disclosure Schedule, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting the Venture Entities (excluding the Venture B Assets), or their business, operations or financial condition that has had or may reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate (other than as a result of the filing of the bankruptcy petition by the Debtors.

                  (x) Venture Holdings' Audited Financial Information. The consolidated balance sheets for Venture Holdings and its subsidiaries, as at December 31, 2001 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (the "Audited Venture Financial Statements") have been examined by the auditors whose reports thereon are included with such Audited Venture Financial Statements. All such Audited Venture Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. All such Audited Venture Financial Statements fairly present in all material respects the financial condition of the entities

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covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports.

                  (y) Venture Holdings Interim Financial Information. The consolidated balance sheets for Venture Holdings and its subsidiaries (excluding the Venture B Assets), at December 31, 2002 and at each quarterly period ended on or prior to the Closing Date, and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (collectively, the "Interim Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except for the omission of footnote disclosures required by GAAP). All such Interim Financial Statements fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates, and the results of operations and cash flows of the entities covered thereby for the respective periods. All such Interim Financial Statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include but are not limited to estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such Interim Financial Statements, no such entity had any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not so reflected, other than items disclosed in subsequent financial statements or in this Agreement and the Disclosure Schedule.

                  (z) Venture Holdings 2002 Audited Financial Information. To the extent delivered to Venture Holdings on or prior to the Closing Date, Venture Holdings' consolidated balance sheets for the Venture Entities (excluding the Venture B Assets) at December 31, 2002 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (collectively, the "2002 Financial Statements") will have been examined by the auditors whose reports thereon will be included with such 2002 Financial Statements. All such 2002 Financial Statements will have been prepared in accordance with GAAP applied on a consistent basis. All such Financial Statements will fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports.

                  (aa) Accuracy of Information. All written information furnished by Winget or on behalf of Winget by one of his representatives or agents to the Bank Steering Committee or Venture Holdings since May 1, 2002 pertaining to the Winget Assets, the Retained Property, the Retained Entities, Winget and the transactions contemplated by this Agreement (all of the foregoing taken as a whole), is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading in light of the circumstances in which such statement was made. None of the written information (other than information with respect to the Venture Entities) supplied or to be supplied by Winget or any of his affiliates (other than the Venture Entities) or representatives, to any person for inclusion, or included, in any document filed in connection with the Plan or in connection with the transactions contemplated by the Disclosure Statement and any documents related to such transaction, contains any untrue statement of a material fact,

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or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such material written information at any time subsequent to its delivery becomes untrue or misleading in any material respect, to the extent Winget has actual Knowledge thereof, Winget will promptly notify such person to whom the information was delivered in writing of such fact and of the reasons for such change.

                  (bb) Lease Authority. Each of Harper Partners, Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company has all requisite power and authority to enter into the Lease to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each of Harper Partners, Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company of the Lease to which it is a party have been duly authorized by all necessary corporate, company or trust action on the part of such entity. The Lease to which it is a party constitutes the legal, valid and binding obligation of each of Harper Partners, Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

                  (cc) Certain Distributions. Since January 1, 2003, except as otherwise permitted pursuant to the terms of this Agreement, there have been no distributions or transfers by any of the Transferred Winget Entities (exclusive of VSE) to Winget or any of his affiliates other than (i) transfers to another Transferred Winget Entity or any Venture Entity and (ii) cash distributions in an amount not exceeding $100,000 individually or in the aggregate.

                  (dd)     Certain Foreign Receivables.

                           (i)      To the Knowledge of the Transferors, the
funds loaned from Heavy to P.I.M. Management Company ("PIM") were used by PIM to either (a) purchase the shares of Venture Otto Holdings BV from a third-party or
(b) make loans to South Africa as set forth in the Audited South Africa/Australia Financial Statements. To the Knowledge of the Transferors, such loans shown in the Audited South Africa/Australia Financial Statements were either (i) capitalized in fiscal year 1999 or (ii) repaid through an offset generated by South Africa's purchase of the remaining 11% interest in South Africa from the South African IDC in 2003.

                           (ii)     To the Knowledge of the Transferors, the
funds loaned from Heavy to Venco #1 L.L.C. ("Venco") were used to purchase, directly or indirectly, an interest in the Venture Australia Unit Trust (the "Unit Trust"). As Venco is a Transferred Winget Entity, its assets (including Venco's interest in the Unit Trust) constitute Winget Assets.

                           (iii)    To the Knowledge of the Transferors, each of
the Heavy receivables listed on Exhibit D, Item 5, is not collectible from the obligor under such receivables.

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                           (iv)     To the Knowledge of the Transferors, since
January 1, 2002 no debt on the books of South Africa or Australia has been converted to equity or repaid (except as shall be set forth on the Disclosure Schedule).

                  (ee) Related Party Transactions. The Disclosure Schedule shall set forth all Related Party Transactions which exceeded $20,000 per transaction since August 1, 2000, other than certain transactions (including leases, usage agreements and sales commission agreements) which have been previously disclosed to Venture Holdings and the Bank Steering Committee and which have been or are being consummated in accordance with the terms as previously disclosed to Venture Holdings, the Agent and the Bank Steering Committee.

                  (ff) No Undisclosed Liabilities. None of the Transferred Winget Entities has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) which would be required by GAAP, or, in the case of South Africa and Australia, IAS, to be provided or accounted for, reserved against, or otherwise reflected, directly or indirectly, on a balance sheet, including the notes thereto (collectively "Liabilities") except for:

                           (i)      Liabilities provided or accounted for,
reserved against or otherwise reflected in the Winget Entities Financial Statements, Audited South Africa/Australia Financial Statements or Subsequent Financial Statements for periods ending on or prior to July 31, 2003 and not discharged subsequent to such financial statements;

                           (ii)     Liabilities which have been incurred by the
Transferred Winget Entities subsequent to July 31, 2003 in the ordinary course of the Transferred Winget Entities' respective businesses and consistent with past practices and not discharged since such date, and not otherwise in breach of a representation or warranty or covenant set forth in this Agreement.

         Section 6.2 Covenants of the Transferors.

                  (a) Conduct of the Business. On and after the date of this Agreement and until the first to occur of the Closing Date and the Termination Date, Winget shall cause and the Transferors shall conduct the business of the Transferred Winget Entities and the Transferred Assets in the ordinary course of business. Without limiting the generality of the foregoing, the Transferors shall: (i) use commercially reasonable efforts to preserve the business organizations relating to each of the Transferred Winget Entities, (ii) use commercially reasonable efforts to preserve the goodwill of the suppliers and customers and others having business relationships with the Transferred Winget Entities, (iii) cause to be paid and perform all debts, obligations and liabilities as and when due (except for obligations or liabilities contested in good faith), in a manner consistent with past practices, and all leases, agreements, contracts and other commitments to which the Transferred Winget Entities are a party or with respect to the Transferred Assets in accordance with the terms and conditions thereof, (iv) comply in all material respects with all material laws that may be applicable to the Transferred Winget Entities or the Transferred Assets, (v) not create or allow the Transferred Winget Entities to incur any indebtedness for borrowed money or any other material obligations, and (vi) except as otherwise permitted by this Agreement, not cause or permit any of the Transferred Winget Entities to transfer any assets, including cash, (other than the Retained Property) or incur any liabilities or

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obligations to the Transferors or any of their respective affiliates (exclusive of the Venture Entities). Notwithstanding the foregoing, none of the Transferors shall be in breach of this paragraph if and to the extent the cause of such breach results from the failure of the Debtors to provide funding in accordance with the approved debtor-in-possession budget.

                  (b) Support of Plan. The Transferors hereby covenant and agree to use their respective best efforts (subject to their rights under this Agreement, including, without limitation, their rights under Section 9.2(e)), to support, and cause each of the Winget Entities to support, the Plan as agreed to in Section 7.1A(a)(ii) in the form in which it is filed; provided, however, that the Transferors will not be obligated to support the Plan if, (x) it is not agreed to in accordance with Section 7.1(A)(ii) prior to the filing, or (y) if after filing, it is altered from the form in which it is filed in any respect which is materially adverse to the Transferors, taken as a whole.

                  (c) Limitation on Certain Actions. The Transferors hereby covenant and agree that, from and after the date of this Agreement and until the first to occur of the Closing Date and the Termination Date, none of the Transferors will take any action to amend, modify, revoke or rescind the corporate and/or company authorization to execute and deliver, and perform under, this Agreement.

                  (d) Intellectual Property Assignments. Winget hereby covenants and agrees that on and after the Closing Date, he will do and perform, from time to time, and execute and deliver, any and all instruments of transfer or assignment required or reasonably requested by the other parties to evidence or perfect Venture Delaware's right, title and interest in any intellectual property contained in the Winget Assets.

                  (e) Winget Interim Financial Statements. On and after the date of this Agreement and until the first to occur of the Closing Date and the Termination Date, Winget hereby covenants and agrees to deliver the Subsequent Financial Statements referred to in Section 6.2(v), promptly after such Subsequent Financial Statements are available.

                  (f) Covenant Not to Compete. From the date hereof until the earlier to occur of (i) the Termination Date and (ii) if the Closing Date shall occur, the second anniversary of the date (the "Relevant Date") upon which Larry J. Winget shall no longer be employed by Venture Delaware or any of its subsidiaries (the "Restricted Period"), none of the Transferors shall:

                           (1)      directly or indirectly (whether as
principal, agent, independent contractor, partner, investor (other than as a holder of less than 10% of the outstanding capital stock of a publicly traded corporation) or otherwise), own, manage, operate, control, participate in, perform services for or otherwise carry on, a business competitive with the business of Venture Holdings or any of its affiliates as conducted from time to time until the Relevant Date, and thereafter, as conducted as of the Relevant Date (the "Venture Business") other than (A) during the period from the date hereof through the Closing Date, the Excepted Businesses and the Transferred Winget Entities and the Transferring Winget Entities and (B) during the period from the Closing Date through the end of the Restricted Period, the Excepted Businesses, in each case in any geographic area in which Venture Holdings or its affiliates (including the Transferred Entities) conducts the Venture Business as of the Relevant Date; or

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                           (2)      directly or indirectly, (A) induce or
attempt to persuade any employee, agent, supplier or customer of Venture Holdings or any of its affiliates (or, prior to the Closing Date, the Transferred Winget Entities) to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization or entity in competition with the Venture Business or (B) otherwise interfere with any such employee, agent, supplier or customer relationship with the Venture Business; provided, however, that (x) general solicitations of employment, such as "help wanted" advertisements or internet job board postings, shall not be prohibited; and (y) this clause (2) shall not prohibit the solicitation of any employee of Venture Holdings or any of its affiliates (or, prior to the Closing Date, the Transferred Winget Entities) who is not an officer, manager of a principal business function, salesman, engineer or designer.

It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 6.2(f), any term, restriction, covenant or promise in this Section 6.2(f) is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  (g) Delivery of Deliverables. As soon as possible following the date hereof, and in any event prior to the expiration of the Post-Signing Scheduling Period, the Transferors shall prepare and deliver to Venture Holdings Schedules 1.1 and 4.1 and the Disclosure Schedule (the "Deliverables"). Venture Holdings shall have 15 days following receipt of all of the Deliverables in final form from the Transferors to review the Deliverables (the "Review Period"). If Venture Holdings, in the exercise of its sole and absolute discretion, determines, based on its review of the Deliverables, that it does not wish to consummate the transactions contemplated by this Agreement for any reason, Venture Holdings shall have the right (with the consent of the Agent) to terminate this Agreement at any time prior to the end of the Review Period by delivery of written notice of termination.

                  (h) Internal Transactions. In addition to the transactions permitted pursuant to Section 6.2(i), subject to the prior written consent of Venture Holdings and the Agent (which consent shall not be unreasonably withheld or delayed), after the date hereof and prior to the Closing Date, each Transferor may: (i) transfer ownership of any Transferred Winget Entity to any other Transferor or any other Transferred Winget Entity;
(ii) transfer assets from any Transferred Winget Entity to any other Transferred Winget Entity (including without limitation, through any Retained Entity); (iii) retain any Winget Entity which would have been a Transferred Winget Entity provided that such Winget Entity contribute its assets to the Transferred Assets (whereby such Winget Entity shall be converted from a Transferred Winget Entity to a Transferring Winget Entity); (iv) cause the conversion of any Winget Entity (which would have been a Transferring Winget Entity transferring Transferred Assets) into a Transferred Winget Entity, and distribute to the Transferors all assets of that Winget Entity except those assets which would have constituted Transferred Assets; and (v) without limitation by the specific enumeration of the foregoing, otherwise restructure the ownership, assets and liabilities of the Winget Entities. The parties acknowledge that, among other reasons, the Agent and Venture Holdings may reasonably withhold consent to any transaction referred to in clauses (i) through (v) above if, on the Closing Date, the consummation of any of such transaction would

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cause Venture Delaware to (x) not acquire, directly or indirectly, all of the
Winget Assets, free and clear of Liens except Permitted Liens, or (y) assume or become subject to any liabilities beyond those which would in the aggregate have constituted Assumed Liabilities or liabilities of the Transferred Winget Entities, in the absence of any such transactions.

                  (i) Certain Distributions. From the date hereof until the Closing Date, Winget shall not, and shall not permit any Transferred Winget Entity to, make any distribution from any Transferred Winget Entity to himself or any affiliate (other than to a Transferred Winget Entity) except for (1) distributions with respect to Retained Property listed on Exhibit D; (2) internal transactions in accordance with Section 6.2(h), (3) commissions from each of South Africa and Australia under the agreements identified in Exhibit F as Transferred Assets; and (4) distributions from payments of rent with respect to the Harper Property in accordance with Section 7.1A(c)(ii). For purposes of this subsection (i), the term "distribution" shall not include the payment of expenses of such entities incurred and paid in the ordinary course pursuant to arms-length transactions, it being understood that the payment of lawyers, accountants, financial advisor, or similar representatives engaged by any Transferor in connection with this Agreement or the Plan would constitute a "distribution" prohibited by this subsection (i).

                  (j) Intellectual Property. If, by the terms of its Exit Financing, Venture Holdings is required to provide a specific list of registered intellectual property, Winget shall, and shall cause each Winget Entity to use commercially reasonable efforts within the time period specified by the terms of such Exit Financing and prior to the Closing Date to provide a true and complete list of all registered intellectual property used or held for use by any Winget Entity on the date hereof.

                  (k) Tax Distributions. If (A) the actual amount of federal and state income tax liability of Larry J. Winget attributable to net income (loss) of the Venture Entities (the "Actual Tax Amount") for the fiscal year ended in October, 2002 (when Venture Holdings elected to be taxed as a "C" corporation), as determined by the tax advisors of the Venture Entities, is less than the aggregate amounts paid to Larry J. Winget as estimates of his Tax liability (the "Distributed Amounts") and/or (B) the Actual Tax Amount is at any time finally determined by the Internal Revenue Service or a court of competent jurisdiction to be less than that determined by such tax advisors, Larry J. Winget shall, subject to his right to challenge any determination by such tax advisors of the Actual Tax Amount as described below, promptly repay to Venture Holdings the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by such tax advisors, the Internal Revenue Service or court of competent jurisdiction, as the case may be, or the excess of the Actual Tax Amount, as determined by the tax advisors, over the Actual Tax Amount as determined by the Internal Revenue Service or court, as the case may be (in either case, which excess amount may be offset by that certain liability of Venture Holdings in the approximate amount of $802,000 owing to Larry J. Winget, but subject to resolution of any potential recovery action or equitable subordination claim that can be asserted by the Creditors' Committee). Larry J. Winget shall have the right, at his sole expense, to challenge the determination of the Actual Tax Amount by such tax advisors at any time within 30 days following the date on which the determination of the Actual Tax Amount by such tax advisors is communicated to him. Larry J. Winget shall have the right to repay such overpayment in equal annual installments over a period of six years, plus interest at the applicable federal rate

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for such a long-term obligation in effect at the time the amount owed, if any, by Winget has been determined and Larry J. Winget shall deliver to Venture Holdings a promissory note evidencing such obligation; provided, however, that such repayment obligation shall be accelerated to the extent that Larry J. Winget receives a refund from the Internal Revenue Service with respect to the foregoing, in which event, he shall repay such refund amount to Venture Holdings within 75 days of receipt.

                  (l) Cancellation of Sales Representation Agreements. On or before the Closing Date, Winget shall, and shall cause each Winget Entity party thereto to, terminate and cancel each of the Cancelled Sales Representation Agreements.

                  (m)      Certain Receivables.

                           (i)      From the date hereof until the Closing Date,
any loans made by PIM and Venco directly or indirectly to South Africa or the Unit Trust, Australia or any of their respective subsidiaries as set forth in the Audited South Africa/Australia Financial Statements as payables owed by South Africa or Australia shall not be paid, cancelled, converted to equity or otherwise modified.

                           (ii)     From the date hereof until the Closing Date,
the Transferors shall cause Heavy to refrain from making any payments on the VSE Receivable or the VIC Receivable. Prior to the Closing Date, the Transferors shall cause Heavy to transfer the VSE Receivable and VIC Receivable to a Retained Entity.

                           (iii)    If Winget receives (x) any distribution (in
cash, property or otherwise) or (y) any other payment in cash whatsoever (howsoever arising), in any case from any entity owing any receivable to Heavy listed in Exhibit D, Items 4 or 5 (other than PIM or Larry J. Winget), Winget shall, to the extent of the amount of the receivable owed by such entity to Heavy, promptly pay to Venture Holdings an amount, in cash, equal to the value of such distribution.

                           (iv)     At the option of Winget, communicated in
writing to Venture Holdings and the Agent at any time prior to the Closing Date, the accounts receivable of Heavy from Venture Global Engineering and Venture Global Engineering (Supercart) listed in Exhibit D, Item 4, shall be removed from Exhibit D and shall no longer be Retained Property for purposes of this Agreement.

                  (n) Taxation of Transferred Winget Entities. The Transferors shall cause each of the Transferred Winget Entities which would not become a "C" corporation by operation of law as a result of the ownership thereof by Venture Delaware to become taxable as a "C"corporation for federal Income Tax purposes, effective no later than the day following its contribution to Venture Delaware.

                  (o) Heavy Transfers. Except as otherwise provided in this Agreement, Heavy will not encumber, transfer or otherwise dispose of any of its rights, title or interest in or to any property or assets that the Pre-Petition Lenders have a lien against or other security interest in,

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including without limitation, any property or assets held, used by or related to
Nova Industries, Inc. or its affiliates or their respective businesses.

                  (p) Escrow of Tax Refund. Upon agreement to the terms of an escrow agreement and establishment of an escrow account, Larry J. Winget shall deposit the full amount (approximately $800,000) of that certain federal income tax refund which Larry J. Winget received on or about December 2002 in an escrow account. Larry J. Winget covenants and agrees to negotiate in good faith with the Agent to reach mutually agreeable terms as to the escrow agent and the form of escrow agreement within 10 business days of the date hereof.

                  (q) Subordination Agreement. The Transferors shall cause the equity owners of the Unit Trust (other than Venco) to enter into a subordination agreement on or before the Closing Date pursuant to which any payment that would otherwise be made to such equity owners on account of their equity ownership in the Unit Trust shall be subordinate to the payment in full of all obligations of Venture Holdings, Venture Delaware or any of their present or future subsidiaries to the Pre-Petition Lenders under any notes, instruments, documents or securities to be issued to the Pre-Petition Lenders pursuant to the Plan..

                                   ARTICLE VII
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTORS

         Section 7.1 Representations and Warranties of the Debtors. The Debtors represent and warrant to the Transferors that:

                  (a) Organization and Qualification. Each Debtor is duly organized, validly existing and in good standing under the laws of its organization and has all requisite authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each Debtor is duly qualified to transact business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. On the Closing Date, Venture Delaware will have been duly organized, existing and in good standing under the Delaware Limited Liability Company Act and duly qualified and in good standing as a foreign limited liability company under the Michigan Limited Liability Company Act.

                  (b) Power and Authority; Enforceability. Subject to the approval of the Bankruptcy Court, each Debtor has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by each Debtor of this Agreement have been duly authorized by all necessary corporate or other action on the part of such Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

                  (c) Capitalization. On the Closing Date, the Operating Agreement of Venture Delaware shall have been adopted providing for the Common Membership Interests and the Preferred Membership Interests. Except for the Creditors' Warrant (as defined in the Plan), as of the Closing Date there shall be no options, warrants, conversion privileges, or preemptive or

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other rights or agreements presently outstanding to purchase or otherwise acquire from Venture Delaware any membership interests. Except for the Operating Agreement, as of the Closing Date, Venture Delaware shall not be a party to any agreement or understanding, or aware of any member who is a party to such an agreement or understanding, that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a manager, of Venture Delaware. Except as provided in the Operating Agreement as of the Closing Date, Venture Delaware shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any membership interests.

         Section 7.2 Debtors' Holdings Covenants.

                  (a) Certain Litigation. The Debtors may bring all causes of action against the Transferors and the Retained Entities which claims shall become assets of the Creditors' Trust to be established pursuant to the Plan. The Debtors may bring all causes of action against the Transferred Winget Entities which claims shall be part of the value of the Creditors' Warrant, as provided in the Plan.

                  (b) Salary to Winget. Until the first to occur of the Closing Date or the Termination Date, Venture Holdings shall cause Venture Industries to pay a salary to Larry J. Winget at a monthly rate of $50,000, payable consistent with past practice.

                  (c) Best Efforts Undertaking. The Debtors shall use their respective best efforts (subject to their rights under this Agreement) to support the Plan in the form in which it is filed pursuant to Section 7.1A(a)(ii) and to cause the Plan to be confirmed by the Bankruptcy Court.

                                  ARTICLE VII-A
                         MUTUAL COVENANTS OF THE PARTIES

         Section 7.1A Mutual Covenants.

                  (a) Certain Exhibits and Plan Not Executed.

                           (i)      Confirmation Order. Within 2 business days
after filing of the Plan in accordance with this Agreement, Venture Holdings shall deliver to the Transferors and the Agent a proposed form of Confirmation Order. The parties shall negotiate in good faith to reach mutually agreeable terms as to the form of Confirmation Order which, once so agreed, shall be attached to this document as Exhibit L. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Confirmation Order on or before the date which is 5 business days after the date on which the Plan is filed, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time the form of Confirmation Order is agreed to.

                           (ii)     Plan. The parties shall negotiate in good
faith to reach mutually agreeable terms as to the form and substance of the Plan (as are consistent with the Discussion Term Sheet except (x) as otherwise agreed in this Agreement and (y) with respect to the terms of the Creditors' Warrant which shall be substantively consistent with the Discussion Term Sheet), which once so agreed, shall be a document to which this Agreement is attached as an exhibit. If

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in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Plan on or before September 24, 2003, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time at which such Plan is agreed to and filed with the Bankruptcy Court.

                           (iii)    Operating Agreement. Within 7 business days
after execution of this Agreement, Venture Holdings shall deliver to the Transferors and the Agent a proposed form of Operating Agreement. The parties shall negotiate in good faith to reach mutually agreeable terms as to the form of Operating Agreement (consistent in all material respects with the Discussion Term Sheet except as otherwise agreed in this Agreement) which once so agreed, shall be attached to this document as Exhibit N. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Operating Agreement within 10 business days after the date of delivery, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time at which such Operating Agreement is agreed to.

                           (iv)     Employment Agreement. The parties shall
negotiate in good faith to reach mutually agreeable terms as to the form of Employment Agreement which once so agreed, shall be attached to this document as Exhibit M. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Employment Agreement within 5 business days after the date of this Agreement, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in
Section 10.1(f) at any time prior to the time at which such Employment Agreement is agreed to.

                  (b) Representations and Warranties. Each party hereto shall refrain from taking any action which would render any representation or warranty contained in Article VI or VII inaccurate as of the Closing Date, it being understood that Material Contracts may be entered into after the date hereof and prior to the Closing Date in the ordinary course of business, and Material Contracts listed on the Disclosure Schedule may be performed in full after the date of this Agreement and prior to the Closing Date, without any of such actions resulting in a breach of a representation or warranty by the Transferors.

                  (c) Use and Occupancy of Masonic Property and Harper Property.

                           (i)      Masonic Property. The Transferors covenant
and agree that, during the period commencing on the date hereof and ending on the first to occur of the Closing Date and the Termination Date, the Venture Entities shall be permitted to use the Masonic Property. There shall be no use and occupancy fee with respect to the Masonic Property, but Venture Holdings shall be responsible for payment of those expenses with respect to the Masonic Property consistent with a triple net lease.

                           (ii)     Harper Property. The Transferors covenant
and agree that, during the period commencing on the date hereof and ending on the first to occur of the Closing Date and the Termination Date, Venture Entities shall be permitted to use the Harper Property in exchange for the use and occupancy fee set forth in this subsection (c)(ii). Venture Holdings agrees to pay to the Harper Partners a use and occupancy fee at the initial rate of $100,000 per month, payable in advance (x) concurrently herewith, with respect to the period commencing on

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the date hereof and ending on the last day of the month in which this Agreement is executed, and (y) on the first day of each month, with respect to each calendar month thereafter. Use and occupancy fees for any partial month shall be prorated based on the number of days in such month for which such fee is payable. In addition to payment of such use and occupancy fee, Venture Holdings shall be responsible for payment of those expenses with respect to the properties consistent with a triple net lease. The initial $100,000 monthly use and occupancy fee for the Harper Property shall be subject to retroactive adjustment to the date of this Agreement upon the determination of the fair market rent therefor in accordance with subparagraph (iii). Following such determination, the aggregate overpayment or underpayment (as compared to the fair market value rent as finally determined) of rent from the date of this Agreement to the date of such determination shall be paid (or, if future rents are to be paid, credited against future rents) by the Harper Partners or Venture Holdings, as the case may be, within fifteen days after such determination, for the Harper Property.

                           (iii)    Determination of Fair Market Value Rent. The
parties shall attempt in good faith to agree upon a fair market value rent (x) with respect to the Harper Property, for both the use and occupancy period set forth in subparagraph (ii), and (y) with respect to the Masonic Lease. If the parties are unable to agree on such fair market value rents within 30 days after the date hereof, they shall mutually select an independent appraiser who shall make such determination. The determination of fair market value rent shall take into account leasehold improvements actually paid for by the landlords thereunder to the extent not reimbursed by the tenant. The parties shall also agree upon, or the appraiser shall determine, the nature and timing of escalators for the rent, taking into account the fact that the Harper Lease and the Masonic Lease will each have a ten year term and two five year renewal options.

                  (d) Certain Notices. After the date hereof and prior to the Closing Date, the Transferors, on the one hand, and Venture Holdings, on the other hand, shall each give prompt written notice to the other upon learning of facts that causes such party to believe that any representation and warranty of either party contained in Article VI or Article VII is untrue or incorrect, and specifying the respect in which it is untrue or incorrect.

                                  ARTICLE VIII
                                  LEASE ESCROW

         Section 8.1 Leases. Concurrently with the execution of this Agreement:

                  (a) Winget has caused each of Alicia Winget Living Trust, Larry J. Winget Living Trust and Vimco Corporation (the "General Partners") and each of A. James Schutz, Michael G. Torakis, Alicia Winget Living Trust, Annalisa Winget, Gwendolyn May Winget, Larry Joseph Winget, Jr., Norman Matthew Winget and Adelicia Jo Jean Tignanelli (the "Limited Partners," and together with the General Partners, the "Harper Partners"), which Harper Partners own in the aggregate 100% of the equity interests in Harper Properties of Clinton Township Limited Partnership, a Michigan limited partnership, to execute a lease agreement (the "Harper Lease"), in the form attached as Exhibit H hereto (and with the rent and escalators determined pursuant to Section 7.1A(c)(iii), with Venture Industries Corporation, a Michigan corporation ("Venture Industries"), for the Harper Property;

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                  (b) Venture Real Estate Acquisition Company, a Michigan
corporation, has executed a lease agreement (the "Masonic Lease"), in the form attached as Exhibit I hereto, with Venture Industries, for the Masonic Property; and

                  (c) Venture Equipment Acquisition Company has executed a usage agreement (the "Equipment Usage Agreement," and collectively with the Harper Lease and the Masonic Lease, the "Leases"), attached as Exhibit J hereto, with Venture Industries, for all of the machinery and equipment located at 17085 Masonic, Fraser, Michigan.

                  (d) Concurrently with the execution of this Agreement, Winget shall cause the executed Leases to be deposited with, and held in escrow by, First American Title Insurance Company ("Escrow Agent") pursuant to the terms and conditions of the Escrow Agreement in the form of Exhibit K, attached hereto (the "Escrow Agreement"). The parties hereto agree that the Leases shall be held in escrow and shall not become, or be considered, part of the bankruptcy estate of the Debtors. Notwithstanding their execution, the Leases shall not be deemed to have been delivered or be effective as of their date of execution; they shall only become effective when and as therein provided.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

         Section 9.1 Joint Conditions to the Obligations of the Transferors and Venture Holdings. The obligations of the Transferors and Venture Holdings to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions unless waived by the Transferors, on the one hand, and Venture Holdings (with the consent of the Agent), on the other hand:

                  (a) Governmental Consents. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit each Transferor and Venture Holdings to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

                  (b) No Proceedings. No suit, proceeding or investigation shall have been commenced or threatened by a Governmental Authority on any grounds to restrain, enjoin or prohibit the consummation of the transactions contemplated hereby.

                  (c) Conditions to Closing Date. The Plan shall have been confirmed in the form filed or in a form amended in accordance with Section 6.2(b). All of the conditions to the effective date of the Plan shall have been satisfied, other than the condition relating to the closing of the transactions set forth in this Agreement.

                  (d) Commitment Letter for Exit Financing. Not later than the date of the hearing on the Disclosure Statement, Debtors shall have obtained, and executed and delivered, a commitment letter from one or more banks or financial institutions for the Exit Financing, having a committed amount of $85.0 million (or such other amount mutually agreed upon by Venture Holdings, Larry J. Winget and the Agent), which Exit Financing shall be senior in lien

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and claim priority to the Bank Senior Notes and the Bank Junior Notes (each as defined in the Plan) and otherwise on market terms acceptable to the Bank Steering Committee Venture Holdings and Larry J. Winget.

                  (e) Disclosure Statement. The Disclosure Statement filed in connection with the Plan shall be in form and substance consistent with the Plan and otherwise reasonably satisfactory to the Transferors, Venture Holdings and the Agent.

         Section 9.2 Conditions to Obligations of the Transferors. In addition to the satisfaction or waiver of each of the conditions set forth in Section 9.1, the obligation of the Transferors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date, of each of the following conditions unless waived by the
Transferors:

                  (a) Issuance of Winget Interests. The Transferors shall have been issued the Winget Interests.

                  (b) Assumption Agreement. Venture Delaware shall have delivered an assumption agreement in a mutually agreeable form pursuant to which Venture Delaware agrees to pay, perform and discharge the Assumed Liabilities.

                  (c) Representations and Warranties; Covenants. (A) The representations and warranties made by Venture Holdings contained in Article VII shall be true and correct in all material respects as if originally made on and as of the Closing Date (except to the extent they expressly relate to an earlier date), except as affected by the transactions contemplated by this Agreement;
(B) the covenants and agreements contained in this Agreement to be complied with by Venture Holdings at or prior to the Closing Date shall have been complied with in all material respects; and (C) the Transferors shall have received a certificate from Venture Holdings as to the matters set forth in clauses (A) and
(B) above signed by Venture Holdings.

                  (d) Dismissal of Litigation. All rights in respect of litigation brought by any of the Debtors against any of the Transferred Winget Entities and pending as of the date hereof shall have been extinguished except to the extent necessary to evaluate the same so that the value thereof may be taken into account in the Creditors' Warrant.

                  (e) Feasibility. The Bankruptcy Court shall have entered the Confirmation Order over any objections under 11 U.S.C. Section 1129(a)(11). Notwithstanding Winget's agreement to support the Plan under Section 6.2(b), Winget may raise an objection under 11 U.S.C. Section 1129(a)(11) (it being understood that Winget's so doing shall not preclude him from terminating this Agreement pursuant to Section 10.1(h)).

                  (f) Plan Satisfactory. The Plan, as confirmed by the Bankruptcy Court, shall not have been modified from the form in which it was filed in a manner which is materially adverse to the Transferors taken as a whole.

                  (g) Release of Liens and Guaranties. The Agent shall have released (x) all liens and security interests which it holds for the benefit of the Pre-Petition Lenders in (i) the Retained

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Entities, and (ii) the Retained Property, and (y) all liabilities of Winget and/or any of the Retained Entities under any guaranties of obligations of Winget or any of the Retained Entities to the Agent or the Pre-Petition Lenders.

                  (h) Other Transactions. All amounts due and owing to Winget and/or Harper Partners pursuant to clauses (3) and (4) of Section 6.2(i) shall have been paid in full.

                  (i) Resolutions. Each of the Debtors shall have delivered a true and complete copy, certified by an authorized officer of the Debtors, of the resolutions duly and validly adopted by the board of managers or board of directors of the Debtors, evidencing such Debtors authorization of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  (j) Organization of Venture Delaware. Venture Delaware shall have been organized, and qualified as a foreign limited liability company, in accordance with Section 7.1(a).

                  (k) Confirmation Order. The Confirmation Order shall be in a form consistent with that agreed to by the parties pursuant to Section 7.1A(a)(i), shall not have been modified in a manner which is materially adverse to the Transferors, taken as a whole, and shall have been entered by the Bankruptcy Court and not stayed. For purposes of this Section 9.2(k), a finding that the Plan meets the requirements of 11 U.S.C. Section 1129(a)(11) over the objections of Larry J. Winget shall not be deemed to be a modification which is materially adverse to the Transferors, taken as a whole.

                  (l) Financing. The terms of the final Exit Financing shall be consistent in all material respects with the terms of the commitment letter executed by Venture Holdings on or prior to the date of the Disclosure Statement hearing, with such changes as are not materially adverse to the Transferors, taken as a whole.

         Section 9.3 Conditions to Obligations of the Debtors. In addition to the satisfaction or waiver of each of the conditions set forth in Section 9.1, the obligations of the Debtors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions unless waived by Venture Holdings (with the consent of the Agent):

                  (a) Conveyancing Documents. Winget shall have, and shall cause each Winget Entity to have delivered at the Closing Date such deeds, bills of sale, stock powers, stock certificates and other conveyancing documents, as shall be reasonably requested by Venture Holdings that are necessary and sufficient to convey to Venture Delaware the Transferred Winget Entities and the Transferred Assets, free and clear of any and all Liens, except Permitted Liens.

                  (b) Representations and Warranties; Covenants. (x) The representations and warranties made by the Transferors in Article VI which are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as if originally made on and as of the Closing Date (except to the extent they expressly relate to an earlier date), and (y)

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the representations and warranties made by the Transferors in Article VI which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as if originally made on and as of the Closing Date (except to the extent they expressly relate to an earlier date); (B) the covenants and agreements contained in this Agreement to be complied with by the Transferors at or prior to the Closing Date shall have been complied with in all material respects; and (C) Venture Holdings shall have received a certificate from the Transferors (including Winget) as to the matters set forth in clauses
(A) and (B) above signed by Winget and each other Transferor.

                  (c) Resolutions. The Transferors shall have delivered a true and complete copy, certified by an authorized officer or trustee of each Transferor, as applicable, of the resolutions duly and validly adopted by the board of directors, trustee, equity owners, if necessary, or other governing body of each Transferor (other than Winget but including the Larry J. Winget Living Trust) evidencing its authorization of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Third Party Consents. All material consents, approvals, permissions or acknowledgments or notices, including those to be listed in the Disclosure Schedule shall have been obtained or made, and Venture Holdings shall have received reasonably acceptable written evidence thereof.

                  (e) Intellectual Property and Other Asset Assignments. Winget shall have executed an assignment to Patent Holding Company of all of his interest in connection with that certain lawsuit captioned Venture Industries Corporation, Vemco, Inc., Patent Holding Company and Winget v. Autoliv ASP, Inc. and Autoliv, Inc., Case No. 99-75354 and American Arbitration Case No. 14 133 02472 01 and that certain lawsuit captioned Patent Holding Company v. Delphi Automotive Systems Corporation, Case No. 99-76013 and shall have executed a standard assignment of intellectual property to Patent Holding Company with respect to any intellectual property of which he is the owner which is used in the conduct of the Business.

                  (f) Confirmation Order. The Confirmation Order shall be in a form consistent with that agreed to by the parties pursuant to Section 7.1A(a)(i), shall not have been modified in a manner which is not reasonably satisfactory to Venture Holdings and the Agent, and shall have been entered by the Bankruptcy Court and not stayed.

                  (g) Financing. The terms of the final Exit Financing shall be consistent in all material respects with the terms of the commitment letter executed by Venture Holdings on or prior to the date of the Disclosure Statement hearing, with such changes as are not materially adverse to Venture Holdings or the Agent.

                  (h) Transferred Assets. Each Transferred Asset shall have been contributed to a newly-formed "C" corporation, the stock of which shall be contributed to Venture Delaware on the Closing Date.

                  (i) Tax Refund. Larry J. Winget shall have paid, without offset, to the Agents on behalf of the Pre-Petition Lenders, in immediately available funds, the full amount (approximately $800,000) of that certain federal income tax refund which Larry J. Winget

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received on or about December 2002 and the amount owing to the Pre-Petition
Lenders by Venture Holdings shall be reduced on a dollar-for-dollar basis by the amount of such refund. Any subrogation rights of Larry J. Winget shall be preserved.

                                    ARTICLE X
                                   TERMINATION

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of Venture Holdings (with the consent of the Agent) and the Transferors;

                  (b) by Winget or Venture Holdings (with the consent of the Agent), if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such Governmental Order shall have become final and unappealable; provided, however, that the provisions of this Section 10.1(b) shall not be available to any party unless such party shall have used its commercially reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement;

                  (c) by Winget or Venture Holdings (with the consent of the Agent) if the case shall have been converted to a case under Chapter 7 of the Bankruptcy Code;

                  (d) at any time before the Closing Date, by notice given by Venture Holdings (with the consent of the Agent), in the event of a material breach of this Agreement by any Transferor if such Transferor fails to cure such breach within ten (10) Business Days following notification thereof by Venture Holdings;

                  (e) at any time before the Closing Date, by notice given by Winget, in the event of a material breach of this Agreement by Venture Holdings if Venture Holdings fails to cure such breach within ten (10) Business Days following notification thereof by Winget;

                  (f) by Winget or Venture Holdings (with the consent of the Agent), if (v) the Debtors have not executed and delivered a commitment letter for the Exit Financing in accordance with Section 9.1(d) on or prior to the date of the Disclosure Statement hearing; (w) the Plan in the form agreed to in accordance with Section 7.1A(a)(ii) has not been filed with the Bankruptcy Court by September 24, 2003, (x) the form of Confirmation Order has not been agreed to in accordance with the provisions of Section 7.1A(a)(i); (y) the form of Operating Agreement has not been agreed to in accordance with the provisions of
Section 7.1A(a)(iii); or (z) the Employment Agreement in the form agreed to in accordance with the provisions of Section 7.1A(a)(iv) has not been executed within 5 business days after the date hereof;

                  (g) by Venture Holdings (with the consent of the Agent), pursuant to Section 6.2(g) if the Deliverables are not delivered during the Post-Signing Schedule Period or if notice is otherwise given prior to the expiration of the Review Period;

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                  (h) by either the Transferors or Venture Holdings (with the consent of the Agent), if the Closing Date shall not have occurred prior to June 30, 2004; provided, however, that the right to terminate this Agreement under this Section 10.1(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur prior to such date; or

                  (i) by either the Transferors or Venture Holdings (with the consent of the Agent) if the Bankruptcy Court shall have denied confirmation of the Plan.

         The date on which this Agreement is terminated pursuant to this Section
10.1 is referred to herein as the "Termination Date". Notwithstanding the foregoing, if outside counsel to Venture Holdings advises Venture Holdings in writing that it must terminate this Agreement as provided above because the failure to terminate would breach its fiduciary duties, then the consent of the Agent need not be required to effectuate such termination. Venture Holdings may rely upon any consent by the Transferors if such consent is given by Winget on behalf of the Transferors.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto provided that nothing herein shall relieve any party from liability for any breach of this Agreement prior to the date of termination, and provided further that the failure of a representation or warranty to be true and correct shall not entitle a terminating party to sue for damages unless the failure of such representation or warranty to be true and correct was known not to be true and correct as of the date of this Agreement or as of the date of delivery of the Disclosure Schedule. Upon termination, the Leases shall be released from the Escrow in accordance with the Escrow Agreement. Nothing in this Article X shall affect the Venture Holdings' (or the Agent's) or any other party's right to compel specific performance (to the extent available under applicable law) in lieu of exercising its termination rights.

                                   ARTICLE XI
                                 INDEMNIFICATION

         Section 11.1 Indemnification from the Transferors.

                  (a) Provided that the Closing Date shall have occurred, the Transferors, jointly and severally, shall, subject to the limitations and qualifications set forth in Section 11.2, indemnify and hold harmless Venture Delaware, the Debtors and their respective subsidiaries (other than the Venture B Assets) for so long as and to the extent that such assets are subject to insolvency proceedings under foreign laws) and their respective directors, officers (other than Larry J. Winget), agents and assigns (collectively, the "Venture Indemnified Parties") against any Losses that may be imposed on or otherwise incurred or suffered by any of them, directly or indirectly, as a result of, or based upon or arising from:

                           (i)      any of the Excluded Liabilities;

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                           (ii)     any inaccuracy or breach of any
representation or warranty of any of the Transferors contained in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement, in each case determined as of the Closing Date as though made as of such time (except for any representation and warranty which was made as of a specific date, in which case determined as of such date);

                           (iii)    the non-fulfillment or breach by any of the
Transferors or Winget of the any their respective covenants contained herein;

                           (iv)     any Third Party Claims incurred or accrued
prior to the Closing Date in respect of the Transferred Winget Entities or the Transferred Assets and which are required to be, but are not, disclosed in this Agreement (including the Disclosure Schedule); and

                           (v)      the violation of any law, rule or regulation
prior to the Closing Date, by Winget or any of the Transferred Winget Entities which is not disclosed in this Agreement (including the Disclosure Schedule).

         Section 11.2 Limitations on Transferors' Indemnification Obligations. Notwithstanding anything to the contrary in this Agreement, the obligations of the Transferors to make indemnification payments pursuant to Section 11.1 shall be limited as follows:

                  (a) None of the Transferors shall have any liability for indemnification pursuant to Section 11.1(a)(ii) unless and until the aggregate amount of all Losses for which indemnification is sought by the Venture Indemnified Parties pursuant to such Section exceeds $4 million (the "Deductible"), and once such amount is exceeded, the Transferors shall be liable only for amounts in excess of the Deductible and the aggregate liability of the Transferors pursuant to such section shall not exceed $40 million (the "Cap"); provided, however, that the liability of the Transferors for Losses relating to breaches of representations and warranties under Sections 6.1(b), (e), (m), (dd) and (ff) shall not be subject to the Deductible or the Cap. For the sole purpose of determining whether the Deductible has been satisfied, all references in
Section 6.1 to materiality or to Material Adverse Effect shall be disregarded.

                  (b) Notwithstanding anything in this Agreement to the contrary, the liability of the Transferors for any Losses for which the Venture Indemnified Parties would have an obligation of indemnification pursuant to
Section 11.1(a)(ii) (as limited by Section 11.2) shall terminate on the eighteen month anniversary of the Closing Date (the "Indemnity Termination Date") with respect to claims for any such Losses not brought before such date (but will continue until the final, unappealable resolution of all claims with respect to any claims for which the Transferors have received written notice on or before the Indemnity Termination Date); provided, however, that the liability of the Transferors for Losses relating to breaches of representations and warranties under Sections 6.1(b), (e), (m), (dd) and (ff) shall survive until 30 days after expiration of the applicable statute of limitations.

                  (c) The representations and warranties of the Transferors contained in Sections 6.1(w)(ii), (x), (y) or (z) shall not survive the Closing Date, and the Venture Indemnified Parties shall have no right of indemnification, or other recourse, against Winget in the event of any inaccuracy or breach of any of such representations and warranties.

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                  (d) Except with respect to fraud, indemnification pursuant to this Article XI shall be the sole remedy of the Venture Indemnified Parties in the event of any inaccuracy or breach of any representation, warranty or (subject to Section 12.10) covenant of the Transferors contained in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement. With respect to fraud, Venture Holdings shall have all available legal and equitable rights and remedies.

         Section 11.3 Indemnification from Venture Holdings. Provided that the Closing Date shall have occurred, Venture Holdings shall indemnify the Transferors, their subsidiaries and their respective directors, officers, agents and assigns (collectively, the "Winget Indemnified Parties") against and hold them harmless from any Losses suffered or incurred by any of the Winget Indemnified Parties to the extent arising or resulting from (i) any inaccuracy or breach of any representation or warranty of Venture Holdings contained in this Agreement as of the Closing Date as though made as of such time, (ii) the Assumed Liabilities, or (iii) the non-fulfillment or breach by Venture Holdings of any of its covenants contained herein.

         Section 11.4 Mitigation. Prior to the assertion of any claims for indemnification under Section 11.1 or 11.3, the Indemnified Party shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice (and which shall in any event include, without limitation, seeking recoveries under insurance policies), to mitigate such Losses. Recovery pursuant to Section 11.1 or 11.3 shall in no event include any consequential, speculative or punitive damages (except arising from Third Party Claims).

         Section 11.5 Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article XI shall be net of any amounts when and as recovered by the Indemnified Party under insurance policies with respect to such Loss. The Indemnifying Party shall use commercially reasonable efforts to seek recoveries under insurance policies and shall reimburse the Indemnified Party for any Loss indemnified by it to the extent all or a portion of such Loss (net of reasonable collection costs) is subsequently recovered by Indemnified Party under any such insurance; provided, that the foregoing shall not be construed to require immediate indemnification from an Indemnifying Party where it is apparent that insurance will eventually cover the loss.

         Section 11.6 Procedures Relating to Indemnification for Third Party Claims.

                  (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Third Party Claim, the Indemnified Party must notify (i) the Indemnifying Party if the Third Party Claim is one for which Indemnifying Party must give indemnification, in writing, and in reasonable detail, of the Third Party Claim within 30 days after receipt by the Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the ability to defend such claim or demand shall have been prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period prior to the giving of such notice by the Indemnified Party if notice is not timely given). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within 10 days after the Indemnified Party's receipt thereof,

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copies of all notices and documents (including court papers) received by the
Indemnified Party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall have the right to assume the defense thereof with counsel selected by the Indemnifying Party. Upon the Indemnifying Party assuming the defense of the Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), which shall be at its own expense, separate from the counsel employed by the Indemnifying Party. In the event the Indemnifying Party fails to assume the defense of a Third Party Claim within 30 days after receipt of the notice for which the Indemnified Party is entitled to be indemnified as provided above, the Indemnified Party may defend the Third Party Claim consistent with its obligations hereunder, at the expense and for the account of Indemnifying Party, and shall keep the Indemnifying Party fully informed regarding the progress and status thereof. It is understood that the party assuming the defense shall control such defense.

                           (i)      All of the applicable Indemnified and
Indemnifying Parties shall cooperate with the party assuming the defense of any Third Party Claim which is subject to this Article XI. Such cooperation shall include the retention and the provision, to the party assuming the defense, of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                           (ii)     The party assuming the defense shall keep
the applicable Indemnified and Indemnifying Parties fully informed regarding the progress and status thereof.

                           (iii)    If the Indemnified Party has assumed the
defense, it shall not settle, compromise or discharge such Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party has assumed the defense, it shall not settle, compromise or discharge such Third Party Claim without the prior written consent of the Indemnified Party if such settlement, compromise or discharge requires the Indemnified Party to cease any activity or to take any action (other than entering into an agreement setting forth the terms of such settlement, compromise or discharge) or admit liability or consent to the entry of a judgment against the Indemnified Party.

         Section 11.7 Other Claims. In the event a party hereto should have a claim under this Article XI that does not involve a Third Party Claim for which it is entitled to be indemnified under this Article XI, such party shall deliver written notice of such claim with reasonable promptness and stating the nature, basis and amount of the claim in reasonable detail to the other party. The failure by a party to so notify the other party shall not relieve any liability under this Article XI, except to the extent that the ability to defend such claim or demand shall have been prejudiced as a result of such failure. If a party disputes the liability with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not

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resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction, as provided in Section 12.14.

         Section 11.8 Knowledge. It shall not be a defense, nor shall Venture Holdings or the Transferors, as the case may be, be deemed to have waived or released or otherwise be estopped from asserting any claim for indemnification for breach of a representation, warranty or covenant by having consummated the transactions contemplated hereby despite actual or constructive Knowledge of such breach prior to the Closing Date.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         Section 12.1 Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by each of the Debtors, each of the Transferors, and the Agent.

         Section 12.2 Survival of Representations, Warranties and Agreements. Except as provided in Section 11.2, the representations and warranties of the parties contained in this Agreement shall survive until the applicable Indemnity Termination Date. The covenants to be performed after the Closing Date shall survive indefinitely.

         Section 12.3 Access to Records After Closing Date; Disposal of Records. The parties to this Agreement agree to preserve until the seventh anniversary of the Closing Date or as otherwise required by law all business and tax records including, but not limited to, those records in their possession relating to the conduct of the Business prior to the Closing Date. In the event that any party to this Agreement requires access to any such records for preparing income tax returns, for complying with any audit request, subpoena, or other investigative demand by any governmental authority, third party, or for any civil litigation, to bring or respond to or defend any claim, lawsuit, investigation or other governmental inquiry or legal proceeding, to exercise their rights under this Agreement or as may be required by them to otherwise conduct their business activities, each party shall allow the requesting party access to such records, including reasonable use of office space and facilities, during regular business hours at the place of business of the nonrequesting party for the sole purpose of obtaining information for use as provided for in this section, and shall permit such party to make extracts and copies thereof as may be necessary or convenient.

         Section 12.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Michigan applicable to contracts executed and fully performed within the State of Michigan.

         Section 12.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                                                                  EXECUTION COPY
                 (a) In the case of the Transferors:

                  Larry J. Winget
                  33662 James J. Pompo Drive
                  Fraser, Michigan 48026-0278

                  With copies to:

                  Allard & Fish P.C.
                  2600 Buhl Building
                  535 Griswold Street
                  Detroit, Michigan 48226
                  Attn.: Ralph McKee
                  Fax No.: (313) 961-6142

                  Greenberg Traurig, LLP
                  77 W. Wacker Drive
                  Suite 2400
                  Chicago, IL 60601
                  Attn.: Nancy Mitchell
                  Fax No.: (312) 456-8435

                  And copies to:

                  Bank One, N.A.
                  One Bank One Plaza
                  Chicago, IL 60170
                  Attn.: Linda Thompson
                  Fax No.: (312) 732-1775

                  Sidley Austin Brown & Wood LLP
                  Bank One Plaza
                  Chicago, IL 60603
                  Attn.: Larry J. Nyhan
                  Fax No.: (312) 853-7036

                  (b) In the case of Venture Holdings:

                  James E. Butler
                  Executive Vice President
                  Venture Holdings Company LLC
                  33662 James J. Pompo Drive
                  Fraser, Michigan 48026
                  Fax No.: (586) 276-1845

                                                                  EXECUTION COPY


                  With a copies to:

                  Judy A. O'Neill
                  Foley & Lardner
                  150 West Jefferson, Suite 1000
                  Detroit, Michigan 48226-4443
                  Fax No.: (313) 963-9308

                  Barbara A. Kaye
                  Dykema Gossett PLLC
                  315 E. Eisenhower, Suite 100
                  Ann Arbor, Michigan 48108
                  Fax No.: (734) 214-7696

                  Bank One, N.A.
                  One Bank One Plaza
                  Chicago, IL 60170
                  Attn.: Linda Thompson
                  Fax No.: (312) 732-1775

                  Sidley Austin Brown & Wood LLP
                  Bank One Plaza
                  Chicago, IL 60603
                  Attn.: Larry J. Nyhan
                  Fax No.: (312) 853-7036

         Section 12.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Any such severed provision shall be replaced by a provision which is as near as possible in legal and economic effect. If it is not possible to do so, then the covenants, agreements, provisions and terms of this Agreement shall not be severed, and the validity of this Agreement shall be determined by reference to its entire contents.

         Section 12.7 Assignment. This Agreement may not be assigned by the parties hereto except that Venture Holdings shall assign to Venture Delaware and Venture Delaware shall assume the rights and obligations of Venture Holdings under this Agreement upon the consummation of the Plan. No such assignment shall relieve Venture Holdings of any of its obligations under this Agreement.

         Section 12.8 Further Assurances. The Transferors and Venture Holdings agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties in order to more fully effect the purposes of this Agreement. Without limiting the generality of the preceding sentence, from time to time after the Closing Date, without further consideration, Winget shall, and shall cause the other Transferors to, cooperate with Venture Holdings and shall execute and deliver instruments of transfer or assignment or assumption, or shall execute and deliver such other documents, to Venture Holdings as Venture Holdings reasonably may request to evidence or perfect Venture

                                                                  EXECUTION COPY

Delaware's right, title and interest to the Transferred Winget Entities and Transferred Assets and otherwise carry out the transactions contemplated by this Agreement. Winget shall execute all documents reasonably required to be executed by him in his capacity as a current or former officer and director of Venture Holdings.

      Section 12.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferors or Venture Holdings, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

      Section 12.10 Specific Performance. Each of the parties hereto shall have the right and remedy to have the terms of this Agreement specifically enforced by any court of competent jurisdiction, including the Bankruptcy Court, it being agreed that any breach or threatened breach of this Agreement would cause irreparable injury and that money damages would not provide an adequate remedy. Accordingly, in addition to any other rights or remedies, each of the parties hereto shall be entitled to injunctive relief to enforce the terms of this Agreement and to restrain any violation of its provisions. Without limiting the foregoing in any respect, approval of this Agreement by the Bankruptcy Court shall not be a condition to the rights of Venture Holdings and the Agent to compel specific performance of the provisions of this Agreement, it being understood and agreed by the parties hereto that the Bankruptcy Court will be requested to approve this Agreement only in connection with confirmation of the Plan.

      Section 12.11 Counterparts. This Agreement may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 12.12 Binding Effect; Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the obligations, representations and warranties of the Debtors are subject to the approval of this Agreement by the Bankruptcy Court. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Agreement shall inure to the benefit of and be binding upon Venture Delaware. Except as provided in this Section 12.12, this Agreement shall not create any rights in any persons or entities who are not parties hereto (other than any Indemnified Parties who are not parties hereto), their successors or permitted assigns, including without limitation any third party beneficiary rights. Notwithstanding the foregoing, the Agent shall be deemed a third party beneficiary of this entire Agreement with the ability to enforce the obligations herein.

      Section 12.13 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this

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                                                                  EXECUTION COPY

Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement.

      Section 12.14 Consent to Jurisdiction. Each of the parties irrevocably submits to the jurisdiction of the Bankruptcy Court for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby until the Indemnity Termination Date.

      Section 12.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      Section 12.16 Tax Matters.

            (a) The Transferors shall be responsible for all Income Taxes and the preparation and filing of all such Income Tax returns for the Transferred Winget Entities, exclusive of South Africa and Australia, for any period (or portion thereof) commencing prior to and ending on or prior to the Closing Date. Transferors shall be responsible for all Michigan Single Business Taxes for the periods beginning before and ending on the Closing Date. For the Michigan Single Business Tax period beginning before the Closing Date and ending after the Closing Date, the Transferors shall be responsible for all such Michigan Single Business Taxes, pro rated on an interim closing of the books basis. Venture Holdings shall be responsible for preparing and filing returns for such period and shall provide copies of all such returns to Winget for his review, not later than ten (10) business days prior to filing. The Transferors shall make all payments required under this Section 12.16(a) with respect to any such Taxes and Tax returns. The Transferors shall be entitled to use all existing overpayments made prior to the Closing Date and credits properly allocable to the periods ending on or before the Closing Date with respect to such Taxes to reduce their liability hereunder for such Taxes. Credits arising under the Michigan Single Business Tax shall be pro-rated in the same manner and to the same extent as the Michigan Single Business Tax, provided any credit specifically arising from a Transferred Winget Entity's status as an "S" corporation shall be allocated to the Transferors.

            (b) Venture Holdings shall be responsible for all Taxes, and the preparation and filing of all Tax returns, due after the Closing Date, (w) for all Income Taxes of South Africa and Australia (excluding any liability for withholding Taxes attributable to dividends or interest paid to Winget or his affiliates or Income Taxes attributable to the transactions contemplated by this Agreement or the Plan) for periods ending on or prior to the Closing Date, (x) for all Tax obligations of the Transferred Winget Entities (exclusive of Income Tax obligations, including Michigan single business Taxes, of the Transferred Winget Entities other than those described in clause (w)) for periods ending on or prior to the Closing Date, and (y) for all periods after the Closing Date that relate to the ownership of the Winget Assets or the operations of the Business of any Transferred Winget Entities during such periods; provided, however, that the Transferors (and not Venture Holdings) shall be responsible for any Taxes described in this subsection (b) to the extent such Taxes (i) were due and owing but unpaid prior to the Closing Date, or (ii) relate to a breach of a representation or warranty set forth in Section 6.1(m). Venture Holdings will make all payments required with respect to any such Taxes or tax returns.

                                                                  EXECUTION COPY

            (c) With respect to the taxable year of any Transferred Winget Entity which, as of the date hereof, is a flow-through entity for federal income Tax purposes and whose taxable year ends on the Closing Date, Winget shall have the right to determine the method of accounting to be employed in the determination of the taxable income of such Transferred Winget Entity for such taxable year, as long as (i) such method is in accordance with applicable Tax laws and (ii) such method does not have an adverse effect on the Taxes payable by or with respect to the Transferred Entity for any period (or portion thereof) beginning after the Closing Date (including any method that would have the effect of deferring income to such periods or accelerating deductions prior to such periods).

            (d) For purposes of subsections (a) and (b) of this Section 12.16, any Income Taxes attributable to a period beginning on or before and ending after the Closing Date shall be allocated on a "closing of the books" basis by assuming that the books of the respective entity were closed at the close of the Closing Date. For the avoidance of doubt, any Income Taxes incurred as a result of the cancellation of debt owed by a Transferred Winget Entity occurring by virtue of the Plan will be allocated to the pre-Closing Date period.

            (e) Venture Holdings shall have the right to receive a copy of all 2002 Transferred Winget Entity Income Tax Returns and any other Income Tax Returns filed after the date of this Agreement.

      Section 12.17 Release.

            (a) Except for the obligations created by this Agreement or as provided in Article V of this Agreement, and except as provided in paragraph (d) below, as of the Closing Date, Winget, individually and as Trustee of the Larry
J. Winget Living Trust, each Transferor and each Retained Entity which is not a Transferor (each a "Releasing Party") fully, finally and forever release and agree to hold harmless the Debtors and all their respective successors, assigns, officers, directors, stockholders, employees, lenders, affiliates, attorneys, consultants, advisors (financial and otherwise), agents, representatives and all Restructuring Professionals, and all of their respective heirs, representatives, predecessors, successors, and assigns (in their capacity as such and not in any other capacity) (collectively, the "Released Parties") from and against any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, known or unknown, fixed or contingent, foreseeable or unforeseeable (collectively, the "Released Claims"), which such Releasing Party may have at the Closing Date or may thereafter have against any of the Released Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the Closing Date, other than claims arising under this Agreement (the "Release").

            (b) Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the Released Claims which are the subject of the Release and each Released Party expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that the Release shall be and remain effective in all respects, regardless of such additional or different facts.

                                                                  EXECUTION COPY

            (c) All other releases among the parties shall be in accordance with the Plan.

            (d) Notwithstanding the preceding provisions of this Section 12.17, in the event that any of the Released Parties shall, directly or derivatively, commence or pursue any litigation against any of the Releasing Parties with respect to any matter which arose prior to the Closing Date, or in the case of any claim by any Venture Indemnified Party pursuant to Section 11.1, the Releasing Parties shall have the right and ability to pursue any defense, offset or counterclaim which they could assert against the Debtors in such litigation, provided however that the amount of the Releasing Parties' recovery shall be limited to the amount of recovery under the initial claim or as otherwise provided in Article V.

            (e) Paragraphs (a) and (b) of this Section 12.17 shall only be effective if the Closing Date shall occur; otherwise, this Section 12.17 (other than paragraph (d)) shall be null and void.

      Section 12.18 Schedules and Exhibits. The Deliverables and exhibits referred to herein, and the Disclosure Schedule, shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes. Any information or matters contained in one section of the Disclosure Schedule shall not be deemed to be referable or applicable to, or incorporated in, any other section of the Disclosure Schedule unless specific reference is made thereto in such schedule or where such information or matter, by its very nature and substance, is reasonably referable or applicable to such other section of the Disclosure Schedule. The inclusion of any item in the Disclosure Schedule is not evidence of the materiality of such item for the purposes of this Agreement.

      Section 12.19 Plan to Control. Notwithstanding anything in this Agreement to the contrary, the Debtors are not, and shall not be deemed to be, releasing any rights any of them otherwise has under the Plan. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

         IN WITNESS WHEREOF, each Transferor and each Debtor has caused this Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    VENTURE HOLDINGS COMPANY LLC

                                    By: ______________________________
                                        Name:
                                        Title:

                                    VEMCO, INC.

                                    By: ________________________________
                                        Its:

                                    VENTURE INDUSTRIES CORPORATION

                                    By: ________________________________
                                        Its:

                                    VENTURE MOLD & ENGINEERING CORPORATION

                                    By: ________________________________
                                        Its:

                                    VENTURE LEASING COMPANY

                                    By: ________________________________
                                        Its:

                                    VEMCO LEASING, INC.

                                    By: ________________________________
                                        Its:

                                    VENTURE HOLDINGS CORPORATION

                                    By: ________________________________
                                        Its:

                                    VENTURE SERVICE COMPANY

                                    By: ________________________________
                                        Its:

                                    EXPERIENCE MANAGEMENT LLC

                                    By: ________________________________
                                        Its:

                                    VENTURE EUROPE, INC.

                                    By: ________________________________
                                        Its:

                                    VENTURE EU CORPORATION

                                    By: ________________________________
                                        Its:

                                    LARRY J. WINGET

                                    _____________________________________

                                    THE LARRY J. WINGET LIVING TRUST

                                    By: _______________________________
                                        Larry J. Winget, Trustee under the Larry
                                        J. Winget Living Trust

                                    VENTURE SALES & ENGINEERING CORP.

                                    By: ________________________________
                                        Its:

                                    P.I.M. MANAGEMENT COMPANY

                                    By: ________________________________
                                        Its:

The undersigned executes this Agreement solely with respect to the matters in
Article V.

                                    GOLF COURSE SERVICES, L.L.C.
                                    (d/b/a THE WYNDGATE)

                                    By: ________________________________
                                        Its:

ACKNOWLEDGEMENT OF HARPER PARTNERS:

      The undersigned, the Harper Partners, agree to be bound by the provisions of Section 7.1A(c)(ii) of this Agreement with respect to any adjustment in rent relating to the Harper Property.

                                    THE ALICIA WINGET LIVING TRUST

                                    By: _______________________________
                                        _________, Trustee under the Alicia
                                        Winget Living Trust

                                    THE LARRY J. WINGET LIVING TRUST

                                    By: _______________________________
                                        Larry J. Winget, Trustee under the Larry
                                        J. Winget Living Trust

                                    VIMCO CORPORATION

                                    By: ________________________________
                                        Its:

                                    A. JAMES SCHUTZ

                                    ____________________________________

                                    MICHAEL G. TORAKIS

                                    ____________________________________

                                    ANNALISA WINGET

                                    _________________________________

                                    GWENDOLYN MAY WINGET

                                    _________________________________

                                    LARRY JOSEPH WINGET, JR.

                                    _________________________________

                                    NORMAN MATTHEW WINGET

                                    _________________________________

                                    ADELICIA JO JEAN TIGNANELLI

                                    _________________________________

                                                                  EXECUTION COPY

                                    EXHIBIT A
                                 WINGET ENTITIES

Venture Sales & Engineering Corp.

Venture Real Estate, Inc.

Deluxe Pattern Corporation

     Venco #1, L.L.C.

Realven Corporation

Venture Automotive Corp.

Patent Holding Company

Venture Equipment Acquisition Company

Venture Heavy Machinery Limited Liability Company

Venture Real Estate Acquisition Company

P.I.M. Management Company (a/k/a PIM, Inc.)

     Venture Holdings B.V.

         Venture Otto South Africa Pty Ltd.

                  Venture Peguform One (Pty) Ltd (formerly Formprops 117 (Pty)
                  Ltd)

                  Venture Peguform Two (Pty) Ltd (formerly HM Leibowith (Pty
                  Ltd)

                  Venture Peguform Properties One (Pty) Ltd (formerly Venture Otto Properties (Pty) Ltd)

                  Lot Progress Properties (Pty) Ltd

                  Venture Peguform Properties Two (Pty) Ltd (formerly Lot 1544 Isipingo (Pty) Ltd)

ISG Gauteng (Pty) Ltd

ISG Natal (Pty) Ltd

ISG East Cape (Pty) Ltd

                  AIC Chemicals (Pty) Ltd

Farm & Country Real Estate Company

Venture - Nevada LLC

     Shelby American, Inc. (75% owned by Venture Nevada)

Venture Asia Pacific Pty. Ltd.

     Venture Industries Australia Pty. Ltd.(Plastics Plant)

     Venture Mould & Engineering Australia Pty.Ltd.(Metro Tool & Die)

     Millard Design Australia Pty. Ltd.

                                      EX-1

                                                                  EXECUTION COPY

         Venture Advance Design Engineering Australia Pty. Ltd. (formerly Venture Technology Development Corporation Pty. Ltd.)

Venture Engineering Design Services Australia Pty Ltd

Venture Australia Unit Trust

Venture Global Engineering

Venture Foreign Sales

Pompo Insurance and Indemnity, Ltd.

Vimco Corp.

MGT Construction

Center for Lean Manufacturing

Venco Mgt.

VIC Management

VIRN/VIR/VIRN Holdings

                                      EX-2

                                                                  EXECUTION COPY

                                    EXHIBIT B
                          TRANSFERRING WINGET ENTITIES

Venture Sales & Engineering Corp.

P.I.M Management Company

                                      EX-3

                                                                  EXECUTION COPY

                                    EXHIBIT C
                             [INTENTIONALLY OMITTED]

                                      EX-4

                                                                  EXECUTION COPY

                                    EXHIBIT D
                                RETAINED PROPERTY
                             (AND RETAINED ENTITIES)

RETAINED PROPERTY

     1. Membership interests in VIC Management, L.L.C. and Venture Global Engineering LLC owned by Deluxe Pattern Corporation

     2. Receivable owed to Farm & Country Real Estate by Joseph Tignanelli ($366,652 as of 7/31/03)

     3. Receivable owed to Venture Real Estate, Inc. by Larry Winget ($150,000 as of 7/31/03)

     4. The following accounts receivable of Heavy:

PIM Management Company                                           $ 5,285,388
Venco #1 LLC                                                     $ 4,066,807
Venture Global Engineering                                       $   262,887
Venture Global Engineering (Supercart)                           $ 1,500,000
Larry J. Winget                                                  $12,074,425

     5. The following additional accounts receivable of Heavy:

Venture Universal, LLC                                           $4,301,786
Supercart                                                        $1,211.101
VIRN                                                             $   36,675

RETAINED ENTITIES

                  Acropolis Resort, LLC
                  Adams Road Land Co., LLC
                  Center for Lean Manufacturing
                  FTS
                  Golf Course Corporation I
                  Golf Course Development Company
                  Golf Course Services, LLC
                  Harper Properties of Clinton Twp. Limited Partnership Linden Creek
                  M&M Flow Through Systems, LLC
                  MAST Services, LLC
                  MGT Construction, Inc.

                                      EX-5

                                                                  EXECUTION COPY

                  Millard ESP
                  Modas LLC
                  Venture - Modas, Inc.
                  Moldite Technologies LLC
                  Nova Industries, Inc.
                  Oakland Land Company
                  Ohio Golf Corporation
                  Ohio Golf Course Land Company
                  P.I.M. Management Company (a/k/a PIM, Inc.)
                  Pompo Insurance & Indemnity Company, Ltd.
                  Shefco
                  Supercart Holdings Pty., Ltd.
                  Satyam Venture Engineering Services (SVES)
                  Tignanelli Interiors
                  Venture - Universal, LLC
                  Universal Plastic Industries, Inc. (a/k/a Universal Venture Automotive)
                  Venco Mgmt.
                  Venture Australia Unit Trust
                  Venture Corporacion Desarroladorade Technologia
                  Venture Foreign Sales Corporation
                  Venture Global Engineering LLC
                  VIC Management, L.L.C.
                  Vimco Corporation
                  VIR Company, LLC/ VIRN Company, LLC/ VIRN Holdings, LLC Windall Industries, Inc
                  Venture Sales & Engineering Corp.
                  Venture Alabama, LLC

                                      EX-6

                                                                  EXECUTION COPY

                                    EXHIBIT E
                           TRANSFERRED WINGET ENTITIES

Venture Real Estate, Inc.

Deluxe Pattern Corporation

     Venco #1, L.L.C.

Realven Corporation

Venture Automotive Corp.

Patent Holding Company

Venture Equipment Acquisition Company

Venture Real Estate Acquisition Company

Venture Heavy Machinery Limited Liability Company

Venture Holdings B.V.

     Venture Otto South Africa Pty Ltd.

     Venture Peguform One (Pty) Ltd (formerly Formprops 117 (Pty) Ltd)

     Venture Peguform Two (Pty) Ltd (formerly HM Leibowith (Pty Ltd)

     Venture Peguform Properties One (Pty) Ltd (formerly Venture Otto Properties
     (Pty) Ltd)

     Lot Progress Properties (Pty) Ltd

     Venture Peguform Properties Two (Pty) Ltd (formerly Lot 1544 Isipingo (Pty)
     Ltd)

ISG Gauteng (Pty) Ltd

ISG Natal (Pty) Ltd

ISG East Cape (Pty) Ltd

     AIC Chemicals (Pty) Ltd

Farm & Country Real Estate Company

Venture - Nevada LLC

     Shelby American, Inc. (75% owned by Venture Nevada)

Venture Asia Pacific Pty. Ltd.

Venture Engineering Design Services Australia Pty Ltd

     Venture Industries Australia Pty. Ltd.(Plastics Plant)

     Venture Mould & Engineering Australia Pty.Ltd.(Metro Tool & Die)

     Millard Design Australia Pty. Ltd.*

     Venture Advance Design Engineering Australia Pty. Ltd. (formerly Venture Technology Development Corporation Pty. Ltd.)

                                      EX-7

                                                                  EXECUTION COPY

                                    EXHIBIT F
                               TRANSFERRED ASSETS

      Sales Representation Agreement effective as of January 1, 2000 between Venture Industries Australia Pty. Ltd. and VSE, and any amendments thereto

      Sales Representation Agreement effective as of January 1, 2000 between Venture South Africa Pty. Ltd. and VSE, and any amendments thereto

                                      EX-8

                                                                  EXECUTION COPY

                                    EXHIBIT G
                             [INTENTIONALLY OMITTED]

                                      EX-9

                                                                  EXECUTION COPY

                                    EXHIBIT H
                                  HARPER LEASE

                                      EX-10

                                LEASE AGREEMENT

THIS LEASE is made between the following parties:

LANDLORD:  HARPER PROPERTIES OF CLINTON TWP. LIMITED PARTNERSHIP, a Michigan
           limited partnership, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.

TENANT: VENTURE INDUSTRIES CORPORATION, a Michigan corporation, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.

                            SUMMARY OF LEASE TERMS.

The following summary (the "Summary") is intended to summarize the pertinent terms of this Lease and is not intended to be exhaustive. In the event anything set forth in this Summary conflicts with the other specific provisions of this Lease, the specific provisions of the Lease shall be deemed to control in the absence of expressed contrary intent.

A.      THE PREMISES.

        Approximately 180,000 square feet of space located in the Township of Clinton, County of Macomb, State of Michigan commonly known as 34501 Harper Avenue, Clinton Township Michigan as more particularly described in EXHIBIT "A", subject to the provisions of Section I of this lease.

B.      THE TERM.

        COMMENCEMENT DATE: Subject to the provisions of Section 2 of this lease.

        EXPIRATION DATE: The lease shall expire ten (10) years from the Commencement Date, subject to Tenant's option to extend the Term (as hereinafter defined) and Tenant's option to terminate this Lease, in each case, pursuant to Section 2.01 of this Lease.

C.      RENT.

        BASE RENT: Tenant shall pay Base Rent in equal monthly installments as set forth in Section 3.01.

D.      TENANT'S PROPORTIONATE SHARE ...................... 100%

E.      [INTENTIONALLY OMITTED]

F.      LIMITS OF INSURANCE.

          1. If dual limits:     Bodily Injury:       $1,000,000 per person
                                                      $2,000,000 per
                                                      occurrence

                                 Property Damage:     $2,000,000 per
                                                      occurrence

          2. If single limit:                         $2,000,000

G.      USE AND OCCUPANCY OF THE PREMISES.

          1. General industrial use and incidental and ordinary related uses.

                    STANDARD COVENANTS, TERMS AND CONDITIONS

                   SECTION I: PREMISES AND TENANT IMPROVEMENTS

1.01 In consideration of the rent to be paid and the covenants and agreements to be performed hereunder, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in paragraph A of the Summary (the "PREMISES"), located in the building, commonly known as 34501 Harper Avenue, Clinton Township, Macomb County, Michigan (the "BUILDING") and the nonexclusive use of the other common areas in or appurtenant to the Building and located on the Real Estate (as hereinafter defined).

1.02 AMENDED PREMISES. Landlord shall have the right, exercisable at any point during the Term (including any extension thereof), to recapture a portion of the Premises from Tenant (the "RECAPTURE RIGHT"). In the event Landlord elects to exercise the Recapture Right, Landlord shall provide Tenant with a separate legal description for the common areas in or appurtenant to the Building (the "VACANT AREA PARCEL") and for the Building and the necessary parking areas for the operation of the Building (the "BUILDING PARCEL"). The Vacant Area Parcel and the Building Parcel shall be depicted in a survey detailing the boundaries of the separate parcels and the location of all structures on the parcels. The cost of the survey and division of the Premises into the Vacant Area Parcel and the Building Parcel shall be paid by the Landlord.

        Upon the production of the separate legal descriptions and survey this Lease shall be deemed to be amended to substitute the Building Parcel for the Premises. Landlord and Tenant shall thereafter execute an amendment to the Lease pursuant to which the Lease is modified to substitute the Building Parcel for the Premises. Upon the exercise of the Recapture Right, Landlord shall be free to use and dispose of the Vacant Area Parcel, subject to the restrictions set forth in this Lease. Thereafter, the Vacant Area Parcel shall be maintained by the Landlord at the Landlord's sole cost in a manner reasonably acceptable to the Tenant including the weekly landscape maintenance and Landlord shall be responsible for the real estate taxes assessed to the Vacant Area Parcel. If the Vacant Area Parcel is not assessed separately from the Building Parcel, then Landlord and Tenant shall each be responsible for their proportionate share of the real estate taxes for the Premises based on the square footage of the Premises as depicted by the survey. Tenant shall be responsible for all taxes assessed against the improvements located on the Building Parcel. Landlord shall assume sole responsibility and liability for the Vacant Area Parcel and shall indemnify the Tenant from any claim arising out of the Vacant Area Parcel.

1.03 VACANT AREA PARCEL - RIGHT OF FIRST OFFER. Landlord shall not lease, sell, or transfer the Vacant Area Parcel and/or Building Parcel to another party, or enter into a contract with any such other party for the lease, sale, or transfer, of the Vacant Area Parcel or the Building Parcel, without first giving Tenant written notice of Landlord's intent to lease, sell, or transfer the Vacant Area Parcel or Building Parcel, as the case may be (the "LANDLORD'S NOTICE"). Landlord's Notice shall include a written offer to lease or sell the Vacant Area Parcel and/or Building Parcel, as the case may be, to Tenant at a price and on terms and conditions that shall be set forth in the Landlord's Notice.

        Tenant shall have thirty (30) days after the receipt of Landlord's Notice within which to notify Landlord whether it wishes to lease or purchase the Vacant Area Parcel and/or Building Parcel, as the case may be. If Tenant wishes to either purchase or lease the Vacant Area Parcel and/or Building Parcel, Tenant shall make a written acceptance of Landlord's offer contained in the Landlord's Notice to the Landlord to either lease or purchase the Vacant and/or Building Parcel (the "TENANT'S NOTICE"). If Tenant does so notify Landlord, then Tenant shall be bound to lease or purchase the Vacant Area Parcel and/or Building Parcel, as the case may be, and Landlord shall be bound to sell or lease the Vacant Parcel and/or Building Parcel, as the case may be, to Tenant, at the price or rent on the terms and conditions set forth in the Landlord's Notice. If Tenant does not so notify Landlord within such thirty (30) day period, then Landlord shall be free to contract to sell or lease the Vacant Area Parcel and/or Building Parcel to any third-party provided such sale or lease is at a purchase price or rent term not less than ninety-five percent of the purchase price or rent term set forth in the Landlord Notice and on terms and conditions not materially more favorable to the third party than those set forth in the Landlord's Notice.

               SECTION 2: TERM; OPTION(S) TO EXTEND AND TERMINATE

2.01 TERM. The "TERM" shall commence (the "COMMENCEMENT DATE") upon release of this Lease to the Tenant pursuant to and in accordance with the terms of the Escrow Agreement among Larry J. Winget, Venture Holdings Company, LLC and First American Title Insurance Company, dated September 22, 2003. The Lease shall not be enforceable until approval is received by the United States Bankruptcy Court.

        The Term will expire on the Expiration Date shown in Paragraph B of the Summary, subject to Tenant's option(s) to extend the Term pursuant to this Section 2.01.

        OPTION TO EXTEND. Provided the Tenant is not then in default under this Lease, the Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each (each, an "OPTION PERIOD"). Tenant shall exercise each said option by giving the Landlord written notice of such election not less than one hundred and eighty
        (180) days prior to the expiration of the then existing term. All terms and conditions of this Lease shall remain the same, except that the Base Rent for each five (5) year Option Period shall be determined either by
        (i) the agreement of Landlord and Tenant as to fair market value rent or
        (ii) the determination of an independent appraiser mutually selected by Landlord and Tenant, as to fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant.

        However, notwithstanding anything to the contrary contained herein or in the Lease, the amount of Base Rent due under the Lease shall never decrease below the Base Rent charged during the proceeding year of the Lease, or the Base Rent charged during the first year of the Lease, whichever is greater

        In making any calculations hereunder, no effect shall be given to existing rent concessions, abatements, or tenant improvement allowances (if any).

                              SECTION 3: BASE RENT

3.01 Tenant shall pay to Landlord Base Rent in monthly installments during the Term. The initial Base Rent shall be the fair market value rent as determined pursuant to that certain Contribution Agreement between Larry
        J. Winget and The Larry J. Winget Living Trust, the Other Transferors named therein, and Venture Holding Company, LLC dated September 22, 2003, (the "CONTRIBUTION AGREEMENT") provided, however, that if the Term commences pursuant to Section 2.01 prior to a determination of fair mark rent value rent under the Contribution Agreement then the rent shall be determined either by (i) the agreement of the Landlord and the Tenant as to the fair market value rent or (ii) the determination of an independent appraiser mutually selected by the Landlord and the Tenant, as to the fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant.. During each Option Period, Base Rent shall be determined in the manner described in Section 2.01.

3.02 Each monthly installment of rent will be paid in advance in the manner set forth in Section 5 hereof. The first installment shall be due and payable on the Commencement Date and each succeeding installment shall be due and payable on the first day of each and every month thereafter (the "RENT DAY") during the Term and any extension thereof at the office of the Landlord at the address shown on the cover page of this Lease or at such other place as Landlord may designate from time to time in writing. The Base Rent and Operating Costs, subject to Section
        4.01(ii), for a partial calendar month, if any, at the beginning of the Term shall be prorated on a daily basis (based on the actual number of days in the applicable calendar month) and shall be payable on the Commencement Date.

                           SECTION 4: OPERATING COSTS

4.01 DEFINITIONS

  (i) "REAL ESTATE TAXES" means real estate taxes and assessments, general and special, assessed and levied upon the Building and the Real Estate. The "BUILDING" means the Building of which the Premises are a part and "REAL ESTATE" means the land on which the Building is situated and, as and to the extent designated by Landlord, the parking areas, walks, drives, plazas, landscaped areas and other common areas located on the Real Estate and serving the Building. For purposes of calculating Real Estate Taxes hereunder, Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment which would become due and payable by virtue of such provisions during the Term of this lease or any extension hereof, together with any interest thereon, will be included in the calculation of Real Estate Taxes. In the event that the United States or the city, county, state or other political subdivision of any governmental authority having jurisdiction imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rentals payable by the tenants of the Building or on the income of Landlord derived from the Building (expressly excluding any portion of Landlord's Michigan Single Business Tax), or with respect to Landlord's ownership of the Building and the Real Estate either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Building and the Real Estate, or, in addition thereto (but not including federal, state or local income taxes unless levied by way of substitution), such tax, assessment or surcharge will be deemed a Real Estate Tax for purposes of this Section. In no event shall the Real Estate Taxes include any penalty or interest charge which may be due by virtue of Landlord's late or non-payment thereof. In addition, the term "Real Estate Taxes" shall not include any taxes measured by the net income of Landlord, franchise, succession, inheritance or real estate transfer taxes.

  (ii) "OPERATING COSTS" Tenant shall pay as Operating Costs hereinafter referred to as the "Operating Costs") all operating costs and impositions for the Building as set forth in this Section. Tenant shall make all payments of Operating Costs directly to the parties entitled to receive such payments. Impositions to be paid by Tenant shall include, collectively, all real estate taxes (subject to Section 1.02) on the Premises (including without limitation those levied by special taxing districts) or the use, lease, ownership or operation thereof, personal property tax on the property covered by this Lease that is classified by governmental authorities as personal property, assessments (including all assessments for public improvements or benefits) water, sewer, gas heat, light, power, cable television, and any other utility assessment or other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Premises or any part thereof, including all interest and penalties thereon, which at any time prior to, during or with respect to the Initial Term may be assessed or imposed on or with respect to or be a lien upon Landlord or the Premises or any part thereof or any rent therefrom or any estate, title or interest therein and any and all community associations, and/or association charges, fees, dues and assessments, and interest and penalties thereon. Operating Costs to be paid by Tenant shall include any and all expenses, costs and disbursements of every kind and nature whatsoever, which are required to operate, repair, maintain, replace and rebuild the Premises and every component thereof in comparable condition as it was at the commencement of this Lease and in compliance with Applicable Laws and in accordance with the requirements of any insurance carrier providing insurance under this Lease. Operating Costs shall exclude only the following: (i) any interest on borrowed money or debt amortization arising by, through, or under Landlord (except interest incurred after an in connection with a Default by Tenant); (ii) depreciation on the Building; and (iii) costs of Landlord's overhead.

                          SECTION 5: MANNER OF PAYMENT

5.01 The Base Rent, Operating Costs and all other charges payables by Tenant hereunder will be paid promptly when due, without relief from valuation laws, notice or demand therefor, and without deduction, abatement, counterclaim or setoff for any reason whatsoever, except as otherwise provided herein. All amounts payable by Tenant to Landlord under the provisions of this Lease will be paid by Tenant in lawful money of the United States at the place herein provided for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

5.02 In the event the amount of the Real Estate Taxes are not contested by Landlord, then Tenant, upon written notice to Landlord, shall have the right to contest the amount of the Taxes at Tenant's sale cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, Tenant shall promptly pay and discharge such Taxes and any penalties or interest assessed thereon, unless such proceedings and the posting of a bond or other security shall (a) operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and (b) operate to cure Landlord's default in the payment of Taxes required under any mortgage upon the Demised Premises. Landlord agrees to join Tenant in such proceedings, if necessary, provided Tenant pays all costs and expenses incurred by Landlord, including actual attorneys' fees.


                         SECTION 6: DELINQUENT PAYMENTS

6.01 If Tenant neglects or fails to pay within five (5) days after the date it receives a written notice from Landlord that the same is due and payable, any Base Rent, Operating Costs or any other amount required to be paid to Landlord under this Lease, Tenant shall pay to Landlord, in addition to such unpaid amounts, a late payment charge and interest upon such unpaid amounts from five (5) days after the due date thereof to the date of payment at the Applicable Rate as defined in subparagraph (ii) of this paragraph 6.01.

           (i) LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Base Rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such administration costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any of such payments within five (5) days after Tenant's receipt of written notice from Landlord that such payment is due, Tenant shall pay a late charge (in addition to the interest payable under subparagraph (ii) below) equal to Two Hundred Fifty Dollars ($250.00). The parties acknowledge that such late charge represents a fair and reasonable estimate of the administrative costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

           (ii) INTEREST CHARGE; APPLICABLE RATE. If Tenant neglects or fails to pay, within five (5) days after the date the same is due and payable, any Base Rent or any other amount required to be paid to Landlord under this Lease, Tenant will pay an interest charge on all such unpaid amounts (other than the late payment charge) at an applicable rate per annum equal to two percent (2%) over the prime interest rate charged by Comerica Bank of Detroit ("COMERICA PRIME") to its best commercial customers on the date when the sum becomes due, but not in excess of the maximum interest rate permitted by-law. This obligation to pay late charges and interest will exist in addition to and not in lieu of the other default provisions in this Lease.

                   (iii) MAXIMUM CHARGE. Notwithstanding the foregoing provisions of this Section, in no event shall the amounts charged under this Section exceed the maximum amount which may be lawfully charged by Landlord under applicable law. In the event the amounts provided for under this Section shall exceed such lawful charge, then the amounts payable under this Section shall be reduced to the maximum amount of such lawful charge.

                                   SECTION 7:

  7.01  [INTENTIONALLY OMITTED]

                      SECTION 8:BREACH; INSOLVENCY; REENTRY

  8.01 If any rental payable by Tenant to Landlord remains unpaid for more than five (5) days after Tenant's receipt of written notice of nonpayment or if Tenant violates or defaults in the performance of any of its non-monetary obligations in this Lease (including the Rules and Regulations) and the non-monetary violation or default continues for a period of thirty (30) days after Tenant's receipt of written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or reenter the Premises, or may exercise all other remedies available under Michigan law. If any non-monetary default is one that will reasonably require more than thirty (30) days to correct, Tenant shall not be deemed to be in default hereof if, after receiving written notice of non-performance from Landlord, Tenant has promptly commenced the curing of such default and is diligently pursuing the same to completion. Except for the negligence or intentional act or omission of Landlord, its agents, contractors or employees, Landlord will not be liable for damages to person or property by reason of any legitimate reentry or forfeiture. In the event of reentry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term. Tenant will pay, in addition to the rental and other sums agreed to be paid hereunder, reasonable attorneys' fees, costs and expenses in any suit or action instituted by or involving Landlord to enforce the provisions of or the collection of the rentals due Landlord under this Lease, including, subject to applicable law, any proceeding under the Federal Bankruptcy Code.

8.02 Subject to the provisions set forth in this Section 8.02, if Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, makes a general assignment for the benefit of its creditors, fails generally to pay its debts as they become due, or does anything which under the applicable provisions of the Federal Bankruptcy Code would permit a petition to' be filed by or against Tenant, then Tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in the preceding paragraph in this Section 8. Tenant acknowledges that its selection to be a tenant of the Building was premised in material part on Landlord's determination of Tenant's creditworthiness and ability to perform the economic terns of this Lease and Landlord's further determination that Tenant and the character of its occupancy and use of the Premises would be compatible with the nature of the Building and the other tenants thereof. In the event of an assignment, Landlord must be assured that the financial condition of the assignee is sound and that its use of the Premises will be compatible with the Building and its other tenants. The provisions of this Section
        8.02 shall be enforced to the full extent permitted under the applicable provisions of the Federal Bankruptcy Code.

  8.03 In the event of declaration of forfeiture at or after the time of reentry, Landlord may release the Premises or any portion(s) of the Premises for a term or terns and at a rent which may be less than or exceed the balance of the Term and the rent reserved under this Lease. In such event Tenant will pay to Landlord, as liquidated damages for Tenant's default, any deficiency between the total rent reserved and the net amount, if any, of the rents collected run account of the lease or leases of the Premises which otherwise would have constituted the balance of the Term of this Lease, In computing such liquidated damages, there will be added to the deficiency any reasonable expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorneys' fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for re-leasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

8.04 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under, or violations of any of the terns and provisions of, this Lease committed by the other party.

                   SECTION 9: FACILITIES; UTILITIES; SERVICES

9.01    (INTENTIONALLY OMITTED]

                  SECTION 10: INJURIES TO PERSONS AND PROPERTY

10.01 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Landlord will not be liable for injury to person or property arising out of the acts, omissions or neglect of any tenant, its servants, agents, employees, invitees, visitors or licensees, or other occupants of or visitors to the Building or the Premises, or of any person in or about the Building or the Premises, or of owners or occupants of or persons on or about surrounding properties; nor for injury to persons or property arising out of patent or latent defects, structural or otherwise, in the Building or any appurtenance thereof, or arising out of the condition or the Building, or by or from the bursting, stoppage or looking of or from any pipes or drains, or from the malfunctioning of any utility, facility or installation, after the Commencement Dale of this Lease.

10.02 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Tenant, at its expense, will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors harmless from any loss, damage, claim of damage, liability or expense to or for my person or property at law or in equity, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or my other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with the Rules and Regulations or with any other provision of this Lease on the part of Tenant to be performed, or any event on the Premises whatever the cause.

10.03 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, all property kept, stored or maintained by Tenant in and about the Premises will be kept, stored or maintained at the sole risk of Tenant and Landlord will not be responsible for any property entrusted to employees of Landlord.

10.04 Except for the negligence or intentional acts or omissions of Tenant, its agents, contractors, guests, invitees or employees. Landlord, at its expense, will defend, indemnify and save Tenant, its licensees, servants, agents, employees, directors, officers and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, at law or in equity, and whether based on contract, tort, negligence of otherwise (collectively, "Claims"), arising out of or in connection with the (i) condition of the Building or the Real Estate, (ii) any repairs made by Landlord or on behalf of Landlord in the Premises or the Building or on the Real Estate, or (iii) Landlord's operation of the Building or the Real Estate (provided, however, in each case that the Claims are attributable to Landlord's negligent or intentional acts or omissions) or arising out of any default by Landlord hereunder,

                           SECTION 11: INSURANCE

11.01 Tenant, during the entire Term, will keep in full force and effect comprehensive general liability insurance with respect to the Premises, with contractual liability endorsement, in which the limits of liability are not less than the mounts set forth in Paragraph F of the Summary, and with a company or companies having not less than an "A" rating by A.M.
                                       7

        Best Company. Landlord will be named as an additional insured under all such insurance policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof will be furnished to Landlord once a year. If Tenant fails to keep such insurance in force, Landlord, at Tenant's reasonable expense, may secure such insurance and the premium will be paid by Tenant within ten (10) days after receipt of an invoice therefor.

11.02 Tenant shall provide and keep in force throughout the Term commercial general liability insurance with respect to Tenant's operation of the Building and the Real Estate, for bodily injury or death and for damage to property of others, with policy limits of not less than those required to be maintained by Tenant hereunder. Tenant shall also during the Term provide and keep in force so called "all risk" fire insurance (including the standard extended coverage endorsement for perils and leakage from fire protective devices) in respect of the Building and to the extent of its full replacement value, as reasonably estimated by Tenant or required by its mortgagee from time to time. Tenant may procure such other insurance as it shall deem desirable or its mortgagee shall require, Insurance effected by Tenant shall be subject to such deductibles and exclusions as Tenant shall determine to be reasonable, but not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Tenant shall maintain the foregoing insurance coverages with a company or companies having not less than a "A" rating by A.M. Best Company. Landlord shall be named as an additional insured on all of Tenant's commercial general liability policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof shall be furnished to Landlord at least once a year. Tenant's commercial liability insurance shall contain contractual liability coverage. In the event Tenant fails to provide a current certificate evidencing the coverage required herein, Landlord shall be entitled, at Tenant's sale cost and expense, to procure such insurance and to continue carrying such insurance until such time as Tenant provides satisfactory evidence that it has complied with the insurance requirements hereof.

                               SECTION 12: DAMAGE

12.01 INSURED LOSS shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Section 11.

12.02 In the event the Building is damaged or destroyed to the extent of less than fifty percent (50%) of the replacement value thereof, Landlord, at its sole cost and expense, unless it elects to terminate this Lease pursuant to this Section 12, will proceed with reasonable speed to repair the Premises or the Building, as the case may be (i) to a condition substantially equal to the condition of the Premises or the Building existing immediately prior to such damage or destruction, (ii) pursuant to all applicable requirements of law and duly constituted governmental authority, and (iii) in the case of the Premises, in accordance with specifications, working plans and drawings prepared by Landlord, at its sole cost and expense, and approved in advance by Tenant, which appeal shall not be unreasonably withheld or delayed. The building insurance proceeds under the policies maintained by Tenant shall be applied toward the cost of all repairs and restoration Landlord is required to make under this Section 12.02 and such repairs and restoration proceeds shall be available to the Landlord to facilitate such repairs and restoration of the Premises Tenant shall reimburse Landlord for any amounts not covered by the insurance proceeds.

        In the event the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Landlord will have the right to elect to demolish, rebuild or reconstruct the Building if it is damaged by fire or other casualty and, if Landlord so elects, whether or not the Premises have been damaged, this Lease may be terminated by Landlord upon written notice to the Tenant and the rent will be adjusted to the date of the fire or other casualty. In the event of the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof. Tenant shall have the right to terminate the Lease, by written notice, and the rent will be adjusted to the date of the fire or other casualty.

        If such damage makes the Premises untenantable and was not caused by any act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees, there will be an equitable abatement of rent for the period during which and to the extent that the Premises are untenantable and until Landlord fully repairs and restores the Premises and the Building to a condition substantially equal to the condition thereof which existed immediately prior to that fire or other casualty (or to the condition otherwise approved by Tenant). If repair of the Premises is delayed by Tenant's failure to adjust its own insurance claim, there will be no abatement of rent for the period of such delay. Notwithstanding anything to the contrary contained herein, in the event Landlord has not completed the repairs and restoration of the Premises and/or the Building within eight
        (8) months after the date such damage and such delay is not the result of Tenant's failure to provide the necessary insurance proceeds to repair such damage or destruction, then Tenant, at its option, may cancel and terminate this Lease upon ten (10) days written notice to Landlord. Further, if the Building shall be damaged or destroyed to the extent of more than thirty-five percent (35%) of the replacement cost thereof within twenty-four (24) months of the expiration of the Term of this Lease, is the same may have been extended, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within thirty (30) days following such damage or destruction unless Tenant, within thirty (30) days following the receipt of such notice from Landlord shall exercise an option to extend the Term of this Lease pursuant to Section 2 hereof. If this Lease is terminated pursuant to this Section 12, Landlord and Tenant shall each be released from its respective liability and obligations hereunder accruing from and after the date of such damage or destruction.

                             SECTION 13:ALTERATIONS

13.01 Tenant will not alter, add to or improve the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as the proposed alteration, addition or improvement does not involve modifications of any structural elements of the Premises. All alterations, additions, improvements and related work performed by Tenant (or pursuant to its authority) shall be performed in accordance with all applicable laws, rules, regulations and ordinances and between such hours and by such contractors and mechanics as may be approved by Landlord. All alterations, additions, improvements and replacements made or provided by either party on the Premises, except movable furniture, trade fixtures and other personal property provided at Tenant's expense, will be the property of Landlord and will remain on and be surrendered with the Premises upon termination, without damage. Tenant will keep the Premises free of liens of any sort in connection with work done on the Premises by Tenant (or pursuant to its authority). Notwithstanding anything to the contrary contained in this
        Section 13, Tenant shall be permitted to make interior, non-structural alterations, additions or improvements to the Premises, other than those pertaining to the HVAC or plumbing systems, without obtaining
        Landlord's consent therefor, provided the cost of any such alterations, additions or improvements shall not exceed Fifty Thousand Dollars ($50,000.00) during any Lease Year during the Term hereof.

                          SECTION 14: CARE OF PREMISES

14.01 Except as otherwise provided in this Lease, Tenant, during the Term of this Lease, including any extension thereof, shall properly maintain and make all necessary repairs and replacements to (i) the entire Building and Premises, including the windows, doors, roof, outer walls and structural portions thereof, (ii) the electrical, plumbing, heating, ventilating and cooling and other mechanical systems whether located inside or outside the Building, and whether serving the Premises or the common areas of the Building and (iii) the common areas on or about the Real Estate and/or Building, including all of the parking areas on or about the Real Estate. Tenant shall be responsible for all repairs and maintenance to the Real Estate and Building whether as a result of ordinary wear and tear or resulting from fire unless provided otherwise, casualty or acts of God.

        Tenant agrees, during the Tern hereof, to operate, manage and maintain in good operating condition and repair, clean and free from rubbish, debris, dirt, snow and ice, adequately drained in a safe sanitary condition, all of the common area lighting facilities, landscaping, parking and other common areas on or about the Real Estate.

14.02 It is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of Tenant under Section 14 hereof.

        Except as otherwise provided in this Lease, Tenant, at its sole expense, will keep the Premises, including, without limitation, all Tenant's personal property, fixtures and equipment, at all times in good, sanitary and safe condition and repair in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, and Tenant will comply with all requirements of law, ordinance or otherwise affecting the Premises. Tenant, at its expense, will repair (or replace as needed) all damage to the Premises, the Building, the common areas of the Building or its fixtures and equipment, caused by the act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees. If Tenant fails to make such repairs and/or replacements, if any, and provided Landlord gives Tenant ten (10) days prior written notice of any such repairs and provided further that Landlord in the performance army such repairs does not unreasonably interfere with the conduct of Tenant's business, Landlord may do so and the sole cost will be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord's detailed invoice. Tenant will permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto.

                           SECTION 15: USE OF PREMISES

15.01 The Premises will be used for the purpose described in Paragraph G of the Summary and for no other or added purposes without the prior written approval of Landlord. In no event may Tenant use or permit the use of any part of the Premises, any laws, ordinances, rules or regulations of any municipal, county, state or federal body, including, without limitation the Americans with Disabilities Act. Tenant will not conduct its business in any manner prohibited by any code or principles of that business and in no event in any manner prohibited by law. Tenant shall not place a load upon any door of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all equipment, furniture, file cabinets and other heavy objects, which must be placed and maintained by Tenant at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

                         SECTION 16: ACCESS TO PREMISES

16.01 Upon reasonable prior written notice to Tenant (except in the event of an emergency, and then at any time), Tenant will permit Landlord and its agents access to the Premises during all normal business hours for the purpose of examining the Premises, maintaining existing pipes and conduits in and through the Premises and making any repairs, alterations or additions which Landlord may deem necessary for the safety, preservation on improvement of the Premises or the Building. Landlord will be allowed to take all material into the Premises that may be reasonably required for such work and to perform such acts without the same constituting an eviction of Tenant in whole or in part, provided Landlord shall not unreasonably interfere with the conduct of Tenant's business. The rent will not abate while the repairs, alterations, improvements or additions are being made unless any such repairs (i) extend over a period of more than three (3) consecutive business days; and (ii) preclude Tenant from conducting its business in a commercially reasonable manner within the Premises for a period of more than three
        (3) consecutive business days, in which case fifty percent (50%) of the Base Rent shall be abated in proportion to the percentage of the Premises that cannot be used for Tenant's business in a commercially reasonable manner. Said rent abatement shall he for that period beyond three (3) consecutive business days during which Tenant is precluded from using the applicable portion of the Premises for Tenant's business in a commercially reasonable manner as a result of any repairs, alterations, improvements or additions being made by Landlord. Notwithstanding anything contained herein to the contrary, in no event shall rent abate if repairs or replacements to the Premises or any other portion of the Building are necessitated by Tenant's negligence or breach of this Lease.
                                    10

                           SECTION 17: EMINENT DOMAIN

17.01 If any part of the Premises or more than twenty-five percent (25%) of the parking areas are taken by any public authority under power of eminent domain or by private sale or conveyance in lieu of eminent domain, this Lease will terminate as of the date of such taking or sale and Tenant may receive a pro rata refund of any rent paid in advance. Landlord reserves the right, however, to elect to demolish, rebuild or reconstruct (the Building if any portion of the Building is so taken, or to cease operation of the Building if such material part of the parking for the Building is taken that Landlord determines, in its discretion, that it would he uneconomic to continue operation of the Building; and, if Landlord so elects, whether or not the Premises are involved in the taking, this Lease may be terminated by Landlord on written notice to Tenant and the rent will be adjusted to the date Tenant's possession of the Premises is terminated. All damages awarded for the taking will belong to and be the property of Landlord regardless of the basis on which they are awarded, but Landlord will not be entitled to any portion of the award made to Tenant for removal and installation of fixtures or moving expenses and loss of business.

                      SECTION 18: ASSIGNMENT OR SUBLETTING

18.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it without like consent. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Tenant may, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee executes an agreement required by Landlord assuming Tenant's obligations. The acceptance of rent from an assignee, subtenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease.

                              SECTION 19: SURRENDER

  19.01 At the expiration (or earlier termination) of the Term, Tenant shall surrender the Premises broom clean and in as good condition and repair as they were at the lime Tenant took possession, reasonable wear and tear and casualty excepted, and promptly upon surrender will deliver all keys and Building security cards for the Premises to Landlord at the place then fixed for payment of rent. Any reasonable costs and expenses incurred by Landlord in connection with repairing any damage to the Premises occasioned by the removal of Tenant's personal property therefrom, together with the reasonable costs, if any, of removing from the Premises any personal property of Tenant left therein, shall be invoiced to Tenant and shall be payable within thirty (30) days after receipt of Landlord's detailed invoice.

                                   SECTION 20:

          REMOVAL OF TENANT'S PROPERTY UPON EXPIRATION OR TERMINATION

20.01 If Tenant fails to remove all its personal property (or property of others in its possession) from the Premises within three (3) days following the expiration or termination of this Lease (for any cause) or as reasonably extended, Landlord, at its option, may remove the property in any reasonable manner that it chooses and may store the property without liability to Tenant. Tenant agrees to pay Landlord, in accordance with Section 19 hereof, any and all reasonable expenses incurred in such removal, including court costs, attorneys' fees and storage charges on the property for any length of time it is in Landlord's possession. Under no circumstances will Landlord be obligated to retain any property left on the Premises or in Landlord's possession for more than three (3) days following the expiration or earlier termination of this Lease or as reasonably extended and Landlord may dispose of the property in any manner it deems necessary, including public or private sale or by destruction, discard or abandonment, and the proceeds of any such sale will be applied against any sums due Landlord under this Lease.

                                   SECTION 21

21.01   (INTENTIONALLY OMITTED]

                            SECTION 22: HOLDING OVER

22.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the Base Rent for each month will be one hundred fifty percent (150%) of the regular monthly installments of Base Rent last in effect as shown in Paragraph C of the Summary. Nothing herein shall be construed or deemed to constitute a consent by Landlord to Tenant holding over, nor a waiver by Landlord of its rights to remove or evict Tenant by reason of the expiration of the Term.

                 SECTION 23: SUBORDINATION; ESTOPPEL CERTIFICATES

23.01 Tenant agrees that Landlord may choose to make this Lease subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements and extensions thereon, provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize this Lease and Tenant's rights hereunder in the event of foreclosure if Tenant is not in default. Tenant will execute promptly any instrument or certificate that Landlord may request to confirm such subordination, provided any such instrument or certificate is in a form and substance reasonably acceptable to Tenant. Within thirty (30) days following the date hereof, Landlord shall furnish Tenant with a subordination and non-disturbance agreement, executed by the mortgagee under any mortgage covering the Building and Real Estate, which shall be in a form and substance reasonably acceptable to Tenant.

23.02 Either Tenant or Landlord, within fifteen (15) days after reasonable request by the other party, will execute and deliver to Tenant or Landlord an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect or is in full force and effect as modified, stating the modifications and stating that Tenant or Landlord does not claim that the other party is in default in any way or listing any such claimed defaults. The certificate also will confirm the amount of monthly Base Rent as of the date of the certificate, the date to which the rent has been paid in advance and the amount of any security deposit or prepaid rent.

                           SECTION 24: QUIET ENJOYMENT

24.01 Landlord agrees that Tenant may peaceably and quietly enjoy the Premises, subject to the terms, provisions, covenants, agreements, stipulations, rules and conditions of this Lease, without disturbance or hindrance by any person holding under or through Landlord, if Tenant pays the Base Rent and observes and performs all the provisions of this Lease and the Rules and Regulations.

                   SECTION 25: NO REPRESENTATIONS BY LANDLORD

25.01 Except as expressly stated in this Lease, Landlord makes no representations with respect to the Premises or the Building and, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises and the Building in the condition then existing.

25.02 Tenant shall not keep any toxic or hazardous substances (as such terms are defined under applicable law) in the Premises, or the Building or on the Real Estate, provided the terms "toxic" and "hazardous substances" shall not be deemed to include items customarily kept in buildings of the type and kind in which Tenant operates, unless the maintenance of such items in the Premises or the Building or on the Real Estate would be prohibited by applicable law. If, however, any such items kept in the Premises, Building, or on the Real Estate result in the contamination thereof, Tenant shall take all reasonable actions, at its sole cost and expense, to return the Premises, the Building, or the Real Estate to the condition existing prior to the introduction of those items therein. Tenant agrees to indemnify, defend and hold Landlord and its agents and employees harmless from any claims, judgments, damages, penalties, fines, liabilities (including sums paid in settlement of claims) or reasonable costs, including attorneys fees, which arise prior to, during or after the Term of this Lease, including any extension thereof, from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water or soil vapor on or under the Real Estate, the Building, or the Premises as a result of the acts of Tenant, its agents, contractors or employees, unless such toxic or hazardous substances are present as a result of the negligence, or willful act or omission of Landlord, its agents, contractors, guests, invitees or employees. Tenant's obligation to indemnify Landlord under this Section 25.02 shall survive the expiration or earlier termination of this Lease.

                  SECTION 26: LANDLORD'S RIGHT TO CURE DEFAULTS

26.01 Subject to, and except as otherwise provided under the other terms and conditions of this Lease, if Tenant defaults in the performance of any provision of this Lease, Landlord will have the right to cure such default for the account of Tenant upon ten (10) days prior written notice to Tenant, and Tenant, within thirty (30) days after being billed, will reimburse Landlord for any reasonable expenditure made by Landlord in order to cure such default, together with interest as provided in Section 6 if the reimbursement is not made when due.

                        SECTION 27: WAIVER OF SUBROGATION

27.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any other casualty covered by the fire and extended property insurance coverage, vandalism and malicious mischief insurance policies carried (pursuant to the terms hereof) by Landlord with respect to the Building and carried by Tenant with respect to Tenant's fixtures and the contents of the Premises.

                          SECTION 28: BILLS AND NOTICES

28.01 Bills, statements, notices or communications which Landlord may desire or be required to give to Tenant will be deemed sufficiently given or rendered only if in writing, sent by registered, certified or first class mail (with respect to bills only), postage prepaid, addressed to Tenant at the address set forth on the cover page of this Lease or at such other address as Tenant designates by written notice, and the time of the rendition of a bill or statement and of the giving of a notice or communication will be deemed to be the time when received by Tenant. Any notice by Tenant to Landlord must be served by registered or certified, postage prepaid, addressed to Landlord at the address set forth on the cover page of this Lease or at such other address as Landlord designates by written notice. Rejection or refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other instrument.

                                   SECTION 29

29.01 [INTENTIONALLY OMITTED]

                                   SECTION 30

30.01 [INTENTIONALLY OMITTED]

                                   SECTION 31

31.01 [INTENTIONALLY OMITTED]

                                   SECTION 32

32.01 [INTENTIONALLY OMITTED]

                                SECTION 33

33.01 (INTENTIONALLY OMITTED]


                                SECTION 34

34.01 (INTENTIONALLY OMITTED]



                               SECTION 35: GENERAL


35.01 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "TENANT" may include, if appropriate, a group of persons acting as a single entity or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

35.02 All agreements and obligations of Tenant under this Lease are joint and several in nature. Any waiver or waivers by either party of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by either party with respect to any act, neglect or default by the other party will not waive or make unnecessary waiving party's consent or approval with respect to any later similar act, neglect or default by the other party.

35.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses.

35.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

35.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and permitted assigns of Landlord and Tenant.

35.06 The laws of the State of Michigan will control in the construction and enforcement of this Lease.

35.07 Whenever the approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably delayed, withheld or conditioned.

35.08 In the event that either party shall be delayed or hindered in or prevented from the performance of any act (other than the payment of Base Rent or Operating Costs under the terms of this Lease) by reason of riots, strikes, labor troubles, inability to produce materials or other reason not the fault of the party delayed in performing the work or performing the acts required under the terms of this Lease, including delays caused by the acts of the other party, performance of such acts shall be excused for the period of delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.

                          SECTION 36: ENTIRE AGREEMENT

36.01 This Lease and the Exhibit attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, agreements, stipulations, promises, conditions or understandings, either oral or written, between them other than herein set forth.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESSES:                           LANDLORD:

                                     HARPER PROPERTIES OF CLINTON TWP.
                                     LIMITED PARTNERSHIP, a Michigan partnership


                                     By:
-------------------------------           -------------------------------------
                                     Name:
                                          -------------------------------------
                                     Its:
-------------------------------           -------------------------------------


                                     TENANT:

                                     VENTURE INDUSTRIES CORPORATION, a Michigan corporation


/s/                                  By:   /s/ James E. Burton
   ----------------------------            ------------------------------------
                                     Name: James E. Burton
                                           ------------------------------------
/s/                                  Its:  EVP
   ----------------------------            ------------------------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES


Land in the Township of Clinton, County of Macomb, State of Michigan, described as:

     Lots 4, 5, 6, 7, 8, 9 and 10, except portions thereof taken for the I-94 Expressway, and vacated Louise (Rinas) Street in Supervisor's Plat No. 1, part of the Northeast 1/4 of Section 35, Town 2 North, Range 13 East, Clinton Township, Macomb County, Michigan, according to the plat thereof as recorded in Liber 14 of Plats, page 23, Macomb County Records, and being more particularly described as: Beginning at the Southeasterly corner of said Lot 4; thence North 59 degrees 14 minutes 37 seconds West 510.73 to the Southwesterly corner of said Lot 4; thence North 07 degrees 37 minutes 37 seconds West along the Westerly line of said Supervisor's Plat No. 1, distance of 256.24 feet to a point on the I-94 Expressway right-of-way; thence along said right-of-way the following courses and distances North 39 degrees 39 minutes 48 seconds East 196.04 feet and North 49 degrees 03 minutes 43 seconds East 239.01 feet and North 49 degrees 03 minutes 43 seconds East 239.0l feet and North 61 degrees 04 minutes 48 seconds East,
     211.49 feet and North 72 degrees 24 minutes 48 seconds East, 211.49 feet and North 88 degrees 44 minutes 57 seconds East, 149.02 feet and South 69 degrees 54 minutes 46 seconds East, 149.02 feet and South 59 degrees 14 minutes 37 seconds East, 17.25 feet to a point on the right-of-way of Harper Avenue (as widened 1/2 equals 60 feet wide); thence along said right-of-way South 30 degrees 45 minutes 23 seconds West, 252.66 feet; thence North 88 degrees 27 minutes 53 seconds East, 31.94 feet to a point on the platted right-of-way of said Harper Avenue (1/2 equals 33 feet wide); thence along said right-of-way South 30 degrees 45 minutes 23 seconds West 833.0 feet to the point of beginning.

Commonly known as: 34501 Harper Avenue, Clinton Township, Michigan

Tax Parcel Identification Numbers: 11-35-252-008, 11-35-252-009, and 11-35-252-010.

                                                                  EXECUTION COPY

                                    EXHIBIT I
                                  MASONIC LEASE

                                      EX-11

                                LEASE AGREEMENT

THIS LEASE is made between the following parties:

LANDLORD: VENTURE REAL ESTATE ACQUISITION COMPANY, a Michigan corporation, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.

TENANT: VENTURE INDUSTRIES CORPORATION, a Michigan corporation, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.



                             SUMMARY OF LEASE TERMS.

The following summary (the "Summary") is intended to summarize the pertinent terms of this Lease and is not intended to he exhaustive. In the event anything set forth in this Summary conflicts with the other specific provisions of this Lease, the specific provisions of the Lease shall be deemed to control in the absence of expressed contrary intent.

A.   THE PREMISES.

     Approximately 178,000 square feet of space located in the City of Fraser, County of Macomb, State of Michigan commonly known as 17085 Masonic, Fraser, Michigan as more particularly described in EXHIBIT "A".

B.   THE TERM.

     TARGET COMMENCEMENT DATE: Subject to the provisions of Section 2 of this lease.

     EXPIRATION DATE: The lease shall expire ten (10) years from the Commencement Date, subject to Tenant's option to extend the Term (as hereinafter defined) and Tenant's option to terminate this Lease, in each case, pursuant to Section 2.01 of this Lease.

C. RENT. BASE RENT: Tenant shall pay Ease Rent in equal monthly installments as set in Section 3.01.

D.   TENANT'S PROPORTIONATE SHARE ............................100%

E.   [INTENTIONALLY OMITTED]

F.   LIMITS OF INSURANCE.

             1.   If dual limits:        Bodily Injury:    $1,000,000 per person
                                                           $2,000,000 per
                                                           occurrence

                                         Property Damage:  $2,000,000 per
                                                           occurrence

             2.   If single limit:                         $2,000,000

G.   THE USE.

     1. General Industrial use and incidental and ordinary related uses.

                    STANDARD COVENANTS, TERMS AND CONDITIONS

                  SECTION I: PREMISES AND TENANT IMPROVEMENTS

1.01 In consideration of the rent to be paid and the covenants and agreements to be performed hereunder, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in paragraph A of the Summary (the "Premises"), located in the building, commonly known as 17085 Masonic, Fraser, Michigan 48026 (the "Building") and the nonexclusive use of the other common areas in or appurtenant to the Building and located on the Real Estate (as hereinafter defined).

               SECTION 2: TERM; OPTION(S) TO EXTEND AND TERMINATE

2.01 TERM. The "TERM" shall commence (the "COMMENCEMENT DATE") upon release of this Lease to the Tenant pursuant to and in accordance with the terms of the Escrow Agreement among Larry J. Winget and Venture Holdings Company LLC and First American Title Insurance Company, dated September 22, 2003. The Lease shall not be enforceable until approval is received by the United States Bankruptcy Court.

       The Term will expire on the Expiration Date shown in Paragraph B of the Summary, subject to Tenant's option(s) to extend the Term pursuant to this Section 2.01.

       OPTION TO EXTEND. Provided the Tenant is not then in default under this Lease, the Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each (each, an "OPTION PERIOD"). Tenant shall exercise each said option by giving the Landlord written notice of such election not less than one hundred and eighty
       (180) days prior to the expiration of the then existing term. All terms and conditions of this Lease shall remain the same, except that the Base Rent for each five (5) year Option Period shall be determined either by
       (i) the agreement of Landlord and Tenant as to fair market value rent or
       (ii) determination of an independent appraiser mutually selected by Landlord and Tenant, as to fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant.

       However, notwithstanding anything to the contrary contained herein or in the Lease, the amount of Base Rent due under the Lease shall never decrease below the Base Rent charged during the proceeding year of the Lease or the Base Rent charged during the first year of the Lease, whichever is greater.

       In making any calculations hereunder, no effect shall he given to existing rent concessions, abatements, or tenant improvement allowances (if any).

                              SECTION 3: BASE RENT

3.01 Tenant shall pay to Landlord Base Rent in monthly installments during the Term. The initial Base Rent shall be the fair market value rent as determined pursuant to that certain Contribution Agreement between Larry
       J. Winget and The Larry J. Winget Living Trust, the Other Transferors named therein, and Venture Holding Company, LLC dated September 22, 2003, (the "Contribution Agreement") provided, however, that if the Term commences pursuant to Section 2.01 prior to a determination of fair market rent value rent under the Contribution Agreement then the rent shall be determined either by (i) the agreement of the Landlord and the Tenant as to the fair market value rent or (ii) the determination of an independent appraiser mutually selected by the Landlord and the Tenant, as to the fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant. During each Option Period, Base Rent shall be determined in the manner described in Section 2.01.

3.02 Each monthly installment of rent will be paid in advance in the manner set forth in Section 5 hereof. The first installment shall be due and payable on the Commencement

       Date and each succeeding installment shall be due and payable on the first day of each and every month thereafter (the "RENT DAYS") during the Term and any extension thereof at the office of the Landlord at the address shown on the cover page of this Lease or at such other place as Landlord may designate from time to time in writing. The Base Rent and Operating Costs, subject to Section 4.01(ii), for a partial calendar month, if any, at the beginning of the Term shall be prorated on a daily basis (based on the actual number of days in the applicable calendar month) and shall be payable on the Commencement Date.

                           SECTION 4: OPERATING COSTS

4.01   DEFINITIONS

       (i) "REAL ESTATE TAXES" means real estate taxes and assessments, general and special, assessed and levied upon the Building and the Real Estate. The "BUILDING" means the Building of which the Premises are a part and "REAL ESTATE" means the land on which the Building is situated and, as and to the extent designated by Landlord, the parking areas, walks, drives, plazas, landscaped areas and other common areas located on the Real Estate and serving the Building. For purposes of calculating Real Estate Taxes hereunder, Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment which would become due and payable by virtue of such provisions during the Term of this Lease or any extension hereof, together with any interest thereon, will be included in the calculation of Real Estate Taxes. In the event that the United States or the city, county, state or other political subdivision of any governmental authority having jurisdiction imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rentals payable by the tenants of the Building or on the income of Landlord derived from the Building (expressly excluding any portion of Landlord's Michigan Single Business Tax), or with respect to Landlord's ownership of the Building and the Real Estate either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Building and the Real Estate, or, in addition thereto (but not including federal, state or local income taxes unless levied by way of substitution), such tax, assessment or surcharge will be deemed a Real Estate Tax for purposes of this Section. In no event shall the Real Estate Taxes include any penalty or interest charge which may be due by virtue of Landlord's late or non-payment thereof. In addition, the term "Real Estate Taxes" shall not include any taxes measured by the net income of Landlord, franchise, succession, inheritance or real estate transfer taxes.

       (ii) "OPERATING COSTS" Tenant shall pay as Operating Costs hereinafter referred to as the "Operating Costs") all operating costs and impositions for the Building as set forth in this Section. Tenant shall make all payments of Operating Costs directly to the parties entitled to receive such payments. Impositions to be paid by Tenant shall include, collectively, all real estate taxes (subject to Section 1.02) on the Premises (including without limitation those levied by special taxing districts), or the use, lease, ownership or operation thereof, personal property tax on the property covered by this Lease that is classified by governmental authorities as personal property, assessments (including all assessments for public improvements or benefits) water, sewer, gas heat, light, power, cable television, and any other utility assessment or other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Premises or any part thereof, including all interest and penalties thereon, which at any time prior to, during or with respect to the Initial Term may be assessed or imposed on or with respect to or be a lien upon Landlord or the Premises or any part thereof or any rent therefrom or any estate, title or interest therein and any and all community associations, and/or association charges, fees, dues and assessments, and interest and penalties thereon. Operating Costs to be paid by Tenant shall include any and all expenses, costs and disbursements of every kind and nature whatsoever, which are required to operate, repair, maintain, replace and rebuild the Premises and every component thereof in comparable condition as it was at the commencement of this Lease and in compliance with Applicable Laws and in accordance with the requirements of any insurance carrier providing insurance under this Lease. Operating Costs shall exclude only the following: (i) any interest on borrowed money or debt amortization arising by, through, or under Landlord (except interest incurred after an in connection with a Default by Tenant); (ii) depreciation on the Building; and (iii) costs of Landlord's overhead.

                          SECTION 5: MANNER OF PAYMENT

5.01 The Base Rent, Operating Costs and all other charges payable by Tenant hereunder will be paid promptly when due, without relief from valuation laws, notice or demand therefor, and without deduction, abatement, counterclaim or setoff for any reason whatsoever, except as otherwise provided herein. All amounts payable by Tenant to Landlord under the provisions of this Lease will be paid by Tenant in lawful money of the United States at the place herein provided for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

5.02 In the event the amount of the Real Estate Taxes are not contested by Landlord, then Tenant, upon written notice to Landlord, shall have the right to contest the amount of the Taxes at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, Tenant shall promptly pay and discharge such Taxes and any penalties or interest assessed thereon, unless such proceedings and the posting of a bond or other security shall
       (a) operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and (b) operate to cure Landlord's default in the payment of Taxes required under any mortgage upon the Demised Premises. Landlord agrees to join Tenant in such proceedings, if necessary, provided Tenant pays all costs and expenses incurred by Landlord, including actual attorneys' fees.


                         SECTION 6: DELINQUENT PAYMENTS

6.01 If Tenant neglects or fails to pay within five (5) days after the date it receives a written notice from Landlord that the same is due and payable, any Base Rent, Operating Costs or any other amount required to be paid to Landlord under this Lease, Tenant shall pay to Landlord, in addition to such unpaid amounts, a late payment charge and interest upon such unpaid amounts from five (5) days after the due date thereof to the date of payment at the Applicable Rate as defined in subparagraph (ii) of this paragraph 6.01.

          (i) LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Base Rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such administration costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any of such payments within five (5) days after Tenant's receipt of written notice from Landlord that such payment is due, Tenant shall pay a late charge (in addition to the interest payable under subparagraph
                (ii) below) equal to Two Hundred Fifty Dollars ($250.00). The panics acknowledge that such late charge represents a fair and reasonable estimate of the administrative costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (ii) INTEREST CHARGE; APPLICABLE RATE. If Tenant neglects or fails to pay, within five (5) days after the date the same is due and payable, any Base Rent or any other amount required to be paid to Landlord under this Lease, Tenant will pay an interest charge on all such unpaid amounts (other than the late payment charge) at an applicable rate per annum equal to two percent (2%) over the prime interest rate charged by Comerica Bank of Detroit ("COMERICA PRIME") to its best commercial customers on the date when the sum becomes due, but not in excess of the maximum interest rate permitted by law. This obligation to pay late charges and interest will exist in addition to and not in lieu of the other default provisions in this Lease.

          (iii) MAXIMUM CHARGE. Notwithstanding the foregoing provisions of this Section, in no event shall the amounts charged under this Section exceed the maximum amount which may be lawfully charged by Landlord under applicable law. In the event the amounts provided for under this Section shall exceed such lawful charge, then the amounts payable under this Section shall be reduced to the maximum amount of such lawful charge,

                                   SECTION 7:

7.01   [INTENTIONALLY OMITTED]

                      SECTION 8: BREACH; INSOLVENCY; REENTRY

8.01 If any rental payable by Tenant to Landlord remains unpaid for more than five (5) days after Tenant's receipt of written notice of nonpayment or if Tenant violates or defaults in the performance of any of its non-monetary obligations in this Lease (including the Rules and Regulations) and the non-monetary violation or default continues for a period of thirty (30) days after Tenant's receipt of written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or reenter the Premises, or may exercise all other remedies available under Michigan law. If any non-monetary default is one that will reasonably require more than thirty (30) days to correct, Tenant shall not be deemed to be in default hereof if, after receiving written notice of nonperformance from Landlord, Tenant has promptly commenced the curing of such default and is diligently pursuing the same to completion. Except for the negligence or intentional act or omission of Landlord, its agents, contractors or employees, Landlord will not be liable for damages to person or property by reason of any legitimate reentry or forfeiture. In the event of reentry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term. Tenant will pay, in addition to the rental and other sums agreed to be paid hereunder, reasonable attorneys' fees, costs and expenses in any suit or action instituted by or involving Landlord to enforce the provisions of or the collection of the rentals due Landlord under this Lease, including, subject to applicable law, any proceeding under the Federal Bankruptcy Code.

8.02 Subject to the provisions set forth in this Section 8.02, if Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, makes a general assignment for the benefit of its creditors, fails generally to pay its debts as they become due, or does anything which under the applicable provisions of the Federal Bankruptcy Code would permit a petition to be filed by or against Tenant, then Tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in the preceding paragraph in this Section 8. Tenant acknowledges that its selection to be a tenant of the Building was premised in material part on Landlord's determination of Tenant's creditworthiness and ability to perform the economic terms of this Lease and Landlord's further determination that Tenant and the character of its occupancy and use of the Premises would be compatible with the nature of the Building and the other tenants thereof. In the event of an assignment, Landlord must be assured that the financial condition of the assignee is sound and that its use of the Premises will be compatible with the Building and its other tenants. The provisions of this Section 8.02 shall be enforced to the full extent permitted under the applicable provisions of the Federal Bankruptcy Code.

8.03 In the event of declaration of forfeiture at or after the time of reentry, Landlord may release the Premises or any portion(s) of the Premises for a term or terms and at a rent which may be less than or exceed the balance of the Term and the rent reserved under this

       Lease. In such event Tenant will pay to Landlord, as liquidated damages for Tenant's default, any deficiency between the total rent reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Premises which otherwise would have constituted the balance of the Term of this Lease. In computing such liquidated damages, there will be added to the deficiency any reasonable expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorneys' fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for re-leasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

8.04 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under, or violations of any of the terms and provisions of, this Lease committed by the other party.

                   SECTION 9: FACILITIES; UTILITIES; SERVICES

9.01   [INTENTIONALLY OMITTED]


                  SECTION 10: INJURIES TO PERSONS AND PROPERTY

10.01 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Landlord will not be liable for injury to person or property arising out of the acts, omissions or neglect of any tenant, its servants, agents, employees, invitees, visitors or licensees, or other occupants of or visitors to the Building or the Premises, or of any person in or about the Building or the Premises, or of owners or occupants of or persons on or about surrounding properties; nor for injury to persons or property arising out of patent or latent defects, structural or otherwise, in the Building or any appurtenance thereof, or arising out of the condition or the Building, or by or from the bursting, stoppage or leaking of or from any pipes or drains, or from the malfunctioning of any utility, facility or installation, after the Commencement Date of this Lease.

10.02 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Tenant, at its expense, will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property at law or in equity, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with the Rules and Regulations or with any other provision of this Lease on the part of Tenant to be performed, or any event on the Premises whatever the cause.

10.03 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, all property kept, stored or maintained by Tenant in and about the Premises will be kept, stored or maintained at the sole risk of Tenant and Landlord will not be responsible for any property entrusted to employees of Landlord.

10.04 Except for the negligence or intentional acts or omissions of Tenant, its agents, contractors, guests, invitees or employees, Landlord, at its expense, will defend, indemnify and save Tenant, its licensees, servants, agents, employees, directors, officers and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, at law or in equity, and whether based on contract, tort, negligence of otherwise (collectively, "Claims"), arising out of or in connection with the (i) condition of the Building or the Real Estate,
       (ii) any repairs made by Landlord or on behalf of Landlord in the Premises or the Building or an the Real Estate, or (iii) Landlord's operation of the Building or the Real Estate (provided, however, in each case that the Claims are attributable to Landlord's negligent or intentional acts or omissions) or arising out of any default by Landlord hereunder.

                              SECTION 11: INSURANCE

11.01 Tenant, during the entire Term, will keep in full force and effect comprehensive general liability insurance with respect to the Premises, with contractual liability endorsement, in which the limits of liability are not less than the amounts set forth in Paragraph F of the Summary, and with a company or companies having not less than an "A" rating by A.M. Best Company. Landlord will be named as an additional insured under all such insurance policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof will be Furnished to Landlord once a year. If Tenant fails to keep such insurance in force, Landlord, at Tenant's reasonable expense, may secure such insurance and the premium will be paid by Tenant within ten (10) days after receipt of an invoice therefor.

11.02 Tenant shall provide and keep in force throughout the Term commercial general liability insurance with respect to Tenant's operation of the Building and the Real Estate, for bodily injury or death and for damage to property of others, with policy limits of not less than those required to be maintained by Tenant hereunder. Tenant shall also during the Term provide and keep in force so called "all risk" fire insurance (including the standard extended coverage endorsement for perils and leakage from fire protective devices) in respect of the Building and to the extent of its full replacement value, as reasonably estimated by Tenant or required by its mortgagee from time to time. Tenant may procure such other insurance as it shall deem desirable or its mortgagee shall require. Insurance effected by Tenant shall be subject to such deductibles and exclusions as Tenant shall determine to be reasonable, but not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Tenant shall maintain the foregoing insurance coverages with a company or companies having not less than a "A" rating by A.M. Best Company. Landlord shall be named as an additional insured on all of Tenant's commercial general liability policies (which shall contain cross-liability, endorsements) and a current certificate evidencing such coverage and any renewals thereof shall be furnished to Landlord at least once a year, Tenant's commercial liability insurance shall contain contractual liability coverage. In the event Tenant fails to provide a current certificate evidencing the coverage required herein, Landlord shall be entitled, at Tenant's sole cost and expense, to procure such insurance and to continue carrying such insurance until such time as Tenant provides satisfactory evidence that it has complied with the insurance requirements hereof.

                               SECTION 12: DAMAGE

12.01 INSURED LOSS shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Section 11.

12.02 In the event the Building is damaged or destroyed to the extent of less than fifty percent (50%) of the replacement value thereof, Landlord, at its sole cost and expense, unless it elects to terminate this Lease pursuant to this Section 12, will proceed with reasonable speed to repair the Premises or the Building, as the case may be (i) to a condition substantially equal to the condition of the Premises or the Building existing immediately prior to such damage or destruction, (ii) pursuant to all applicable requirements of law and duly constituted governmental authority, and (iii) in the case of the Premises, in accordance with specifications, working plans and drawings prepared by Landlord, at its sole cost and expense, and approved in advance by Tenant, which appeal shall not be unreasonably withheld or delayed. The building insurance proceeds under the policies maintained by Tenant shall be applied toward the cost of all repairs and restoration Landlord is required to make under this Section 12.02 and such repairs and restoration proceeds shall be available to the Landlord to facilitate such repairs and restoration of the Premises Tenant shall reimburse Landlord for any amounts not covered by the insurance proceeds.

       In the event the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Landlord will have the right to elect to demolish, rebuild or reconstruct the Building if it is damaged by fire or other casualty and, if Landlord so elects, whether or not the Premises have been damaged, this Lease may be terminated by Landlord upon written notice to the Tenant and the rent will be adjusted to the date of the fire or other casualty. In the event of the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Tenant shall have the right to terminate the Lease, by written notice, and the rent will be adjusted to the date of the fire or other casualty.

       If such damage makes the Premises untenantable and was not caused by any act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees, there will be an equitable abatement of rent for the period during which and to the extent that the Premises are untenantable and until Landlord fully repairs and restores the Premises and the Building to a condition substantially equal to the condition thereof which existed immediately prior to that fire or other casualty (or to the condition otherwise approved by Tenant). If repair of the Premises is delayed by Tenant's failure to adjust its own insurance claim, there will be no abatement of rent for the period of such delay. Notwithstanding anything to the contrary contained herein, in the event Landlord has not completed the repairs and restoration of the Premises and/or the Building within eight (8) months after the date such damage and such delay is nod the result of Tenant's failure to provide the necessary insurance proceeds to repair such damage or destruction, then Tenant, at its option, may cancel and terminate this Lease upon ten (10) days written notice to Landlord. Further, if the Building shall be damaged or destroyed to the extent of more than thirty-five percent (35%) of the replacement cost thereof within twenty-four (24) months of the expiration of the Term of this Lease, as the same may have been extended, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within thirty (30) days following such damage or destruction, unless Tenant, within thirty (30) days following the receipt of such notice from Landlord shall exercise an option to extend the Term of this Lease pursuant to Section 2 hereof. If this Lease is terminated pursuant to this Section 12, Landlord and Tenant shall each be released from its respective liability and obligations hereunder accruing from and after the date of such damage or destruction.

                             SECTION 13: ALTERATIONS

13.01 Tenant will not alter, add to or improve the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as the proposed alteration, addition or improvement does not involve modifications of any structural elements of the Premises. All alterations, additions, improvements and related work performed by Tenant (or pursuant to its authority) shall be performed in accordance with all applicable laws, rules, regulations and ordinances and between such hours and by such contractors and mechanics as may be approved by Landlord. All alterations, additions, improvements and replacements made or provided by either party on the Premises, except movable furniture, trade fixtures and other personal property provided at Tenant's expense, will be the property of Landlord and will remain on and be surrendered with the Premises upon termination, without damage. Tenant will keep the Premises free of liens of any sort in connection with work done on the Premises by Tenant (or pursuant to its authority). Notwithstanding anything to the contrary contained in this Section 13, Tenant shall be permitted to make interior, non-structural alterations, additions or improvements to the Premises, other than those pertaining to the HVAC or plumbing -systems, without obtaining Landlord's consent therefor, provided the cost of any such alterations, additions or improvements shall not exceed Fifty Thousand Dollars ($50,000.00) during any Lease Year during the Term hereof.

                          SECTION 14: CARE OF PREMISES

14.01 Except as otherwise provided in this Lease, Tenant, during the Term of this Lease, including any extension thereof, shall properly maintain and make all necessary repairs and replacements to (i) the entire Building and Premises, including the windows, doors, roof, outer walls and structural portions thereof, (ii) the electrical, plumbing, heating, ventilating and cooling and other mechanical systems whether located inside or outside the Building, and whether serving the Premises or the common areas of the Building and (iii) the common areas on or about the Real Estate and/or Building, including all of the parking areas on or about the Real Estate. Tenant shall be responsible far all repairs and maintenance to the Real Estate and Building whether as a result of ordinary wear and tear or resulting from fire unless provided otherwise, casualty or acts of God.

        Tenant agrees, during the Term hereof, to operate, manage and maintain in good operating condition and repair, clean and free from rubbish, debris, dirt, snow and ice, adequately drained in a safe sanitary condition, all of the common area lighting facilities, landscaping, parking and other common areas on or about the Real Estate.

14.02 It is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of Tenant under Section 14 hereof.

        Except as otherwise provided in this Lease, Tenant, at its sole expense, will keep the Premises, including, without limitation, all Tenant's personal property, fixtures and equipment, at all times in good, sanitary and safe condition and repair in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, and Tenant will comply with all requirements of law, ordinance or otherwise affecting the Premises. Tenant, at its expense, will repair (or replace as needed) all damage to the Premises, the Building, the common areas of the Building or its fixtures and equipment, caused by the act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees. If Tenant fails to make such repairs and/or replacements, if any, and provided Landlord gives Tenant ten (10) days prior written notice of any such repairs and provided further that Landlord in the performance of any such repairs does not unreasonably interfere with the conduct of Tenant's business, Landlord may do so and the sole cost will be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord's detailed invoice. Tenant will permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto.

                           SECTION 15: USE OF PREMISES

15.01 The Premises will be used for the purpose described in Paragraph G of the Summary and for no other or added purposes without the prior written approval of Landlord. In no event may Tenant use or permit the use of any part of the Premises, any laws, ordinances, rules or regulations of any municipal, county, state or federal body, including, without limitation the Americans with Disabilities Act. Tenant will not conduct its business in any manner prohibited by any code or principles of that business and in no event in any manner prohibited by law. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all equipment, furniture, file cabinets and other heavy objects, which must be placed and maintained by Tenant at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

                         SECTION 16: ACCESS TO PREMISES

16.01 Upon reasonable prior written notice to Tenant (except in the event of an emergency, and then at any time), Tenant will permit Landlord and its agents access to the Premises during all normal business hours for the purpose of examining the Premises, maintaining existing pipes and conduits in and through the Premises and making any repairs, alterations or additions which Landlord may deem necessary for the safety, preservation or improvement of the Premises or the Building. Landlord will be allowed to take all material into the Premises that may be reasonably required for such work and to perform such acts without the same constituting an eviction of Tenant in whole or in part, provided Landlord shall not unreasonably interfere with the conduct of Tenant's business. The rent will not abate while the repairs, alterations, improvements or additions are being made unless any such repairs (i) extend over a period of more than three (3) consecutive business days; and (ii) preclude Tenant from conducting its business in a commercially reasonable manner within the Premises for a period of more than three
        (3) consecutive business days, in which case fifty percent (50%) of the Base Rent shall be abated in proportion to the percentage of the Premises that cannot be used for Tenant's business in a commercially reasonable manner. Said rent abatement shall be for that period beyond three (3) consecutive business days during which Tenant is precluded from using the applicable portion of the Premises for Tenant's business in a commercially reasonable manner as a result of any repairs, alterations, improvements or additions being made by Landlord. Notwithstanding anything contained herein to the contrary, in no event shall rent abate if repairs or replacements to the Premises or any other portion of the Building are necessitated by Tenant's negligence or breach of this Lease.

                           SECTION 17: EMINENT DOMAIN

17.01 If any part of the Premises or more than twenty-five percent (25%) of the parking areas are taken by any public authority under power of eminent domain or by private sale or conveyance in lieu of eminent domain, this Lease will terminate as of the date of such taking or sale and Tenant may receive a pro rata refund of any rent paid in advance. Landlord reserves the right, however, to elect to demolish, rebuild or reconstruct the Building if any portion of the Building is so taken, or to cease operation of the Building if such material part of the parking for the Building is taken that Landlord determines, in its discretion, that it would be uneconomic to continue operation of the Building; and, if Landlord so elects, whether or not the Premises are involved in the taking, this Lease may be terminated by Landlord on written notice to Tenant and the rent will he adjusted to the date Tenant's possession of the Premises is terminated. All damages awarded for the taking will belong to and be the property of Landlord regardless of the basis on which they are awarded, but Landlord will not be entitled to any portion of the award made to Tenant for removal and installation of fixtures or moving expenses and loss of business.

                      SECTION 18: ASSIGNMENT OR SUBLETTING

18.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it without like consent. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Tenant may, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee executes an agreement required by Landlord assuming Tenant's obligations. The acceptance of rent from an assignee, subtenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease.

                              SECTION 19: SURRENDER

19.01 At the expiration (or earlier termination) of the Term, Tenant shall surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear and casualty excepted, and promptly upon surrender will deliver all keys and Building security cards for the Premises to Landlord at the place then fixed for payment of rent. Any reasonable costs and expenses incurred by Landlord in connection with repairing any damage to the Premises occasioned by the removal of Tenant's personal property therefrom, together with the reasonable costs, if any, of removing from the Premises any personal property of Tenant left therein, shall be invoiced to Tenant and shall be payable within thirty (30) days after receipt of Landlord's detailed invoice.

                                   SECTION 20:

           REMOVAL OF TENANT'S PROPERTY UPON EXPIRATION OR TERMINATION

20.01 If Tenant fails to remove all its personal property (or property of others in its possession) from the Premises within three (3) days following the expiration or termination of this Lease (for any cause) or as reasonably extended, Landlord, at its option, may remove the property in any reasonable manner that it chooses and may store the property without liability to Tenant. Tenant agrees to pay Landlord, in accordance with Section 19 hereof, any and all reasonable expenses incurred in such removal, including court costs, attorneys' fees and storage charges on the property for any length of time it is in Landlord's possession. Under no circumstances will Landlord be obligated to retain any property left on the Premises or in Landlord's possession for more than three (3) days following the expiration or earlier termination of this Lease or as reasonably extended and Landlord may dispose of the property in any manner it deems necessary, including public or private sale or by destruction, discard or abandonment, and the proceeds of any such sale will be applied against any sums due Landlord under this Lease.

                                   SECTION 21


21.01   [INTENTIONALLY OMITTED]



                            SECTION 22: HOLDING OVER

22.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the Base Rent for each month will be one hundred fifty percent (150%) of the regular monthly installments of Base Rent last in effect as shown in Paragraph C of the Summary. Nothing herein shall be construed or deemed to constitute a consent by Landlord to Tenant holding over, nor a waiver by Landlord of its rights to remove or evict Tenant by reason of the expiration of the Term.

                 SECTION 23: SUBORDINATION; ESTOPPEL CERTIFICATES

23.01 Tenant agrees that Landlord may choose to make this Lease subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements and extensions thereon, ' provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize this Lease and Tenant's rights hereunder in the event of foreclosure if Tenant is not in default. Tenant will execute promptly any instrument or certificate that Landlord may request to confirm such subordination, provided any such instrument or certificate is in a form and substance reasonably acceptable to Tenant. Within thirty (30) days following the date hereof, Landlord shall furnish Tenant with a subordination and non-disturbance agreement, executed by the mortgagee under any mortgage covering the Building and Real Estate, which shall be in a form and substance reasonably acceptable to Tenant.

23.02 Either Tenant or Landlord, within fifteen (15) days after reasonable request by the other party, will execute and deliver to Tenant or Landlord an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect or is in full force and effect as modified, stating the modifications and stating that Tenant or Landlord does not claim that the other party is in default in any way or listing any such claimed defaults. The certificate also will confirm the amount of monthly Base Rent as of the date of the certificate, the date to which the rent has been paid in advance and the amount of any security deposit or prepaid rent.

                           SECTION 24: QUIET ENJOYMENT

24.01 Landlord agrees that Tenant may peaceably and quietly enjoy the Premises, subject to the terms, provisions, covenants, agreements, stipulations, rules and conditions of this Lease, without disturbance or hindrance by any person holding under or through Landlord, if Tenant pays the Base Rent and observes and performs all the provisions of this Lease and the Rules and Regulations.

                   SECTION 25: NO REPRESENTATIONS BY LANDLORD

25.01 Except as expressly stated in this Lease, Landlord makes no representations with respect to the Premises or the Building and, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises and the Building in the condition then existing.

25.02 Tenant shall not keep any toxic or hazardous substances (as such terms are defined under applicable law) in the Premises, or the Building or on the Real Estate, provided the terms

        "toxic" and "hazardous substances" shall not be deemed to include items customarily kept in buildings of the type and kind in which Tenant operates, unless the maintenance of such items in the Premises or the Building or on the Real Estate would be prohibited by applicable law. If, however, any such items kept in the Premises, Building, or on the Real Estate result in the contamination thereof, Tenant shall take all reasonable actions, at its sole cost and expense, to return the Premises, the Building, or the Real Estate to the condition existing prior to the introduction of those items therein. Tenant agrees to indemnify, defend and hold Landlord and its agents and employees harmless from any claims, judgments, damages, penalties, fines, liabilities (including sums paid in settlement of claims) or reasonable costs, including attorneys fees, which arise prior to, during or after the Term of this Lease, including any extension thereof, from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water or soil vapor on or under the Real Estate, the Building, or the Premises as a result of the acts of Tenant, its agents, contractors or employees, unless such toxic or hazardous substances are present as a result of the negligence, or willful act or omission of Landlord, its agents, contractors, guests, invitees or employees. Tenant's obligation to indemnify Landlord under this Section
        25.02 shall survive the expiration or earlier termination of this Lease.

                  SECTION 26: LANDLORD'S RIGHT TO CURE DEFAULTS

26.01 Subject to, and except as otherwise provided under the other terms and conditions of this Lease, if Tenant defaults in the performance of any provision of this Lease, Landlord will have the right to cure such default for the account of Tenant upon ten (10) days prior written notice to Tenant, and Tenant, within thirty (30) days after being billed, will reimburse Landlord, as Operating Costs, for any reasonable expenditure made by Landlord in order to cure such default, together with interest as provided in Section 6 if the reimbursement is not made when due.

                        SECTION 27: WAIVER OF SUBROGATION

27.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any other casualty covered by the fire and extended property insurance coverage, vandalism and malicious mischief insurance policies carried (pursuant to the terms hereof) by Landlord with respect to the Building and carried by Tenant with respect to Tenant's fixtures and the contents of the Premises.

                          SECTION 28: BILLS AND NOTICES

28.01 Bills, statements, notices or communications which Landlord may desire or be required to give to Tenant will be deemed sufficiently given or rendered only if in writing, sent by registered; certified or first class mail (with respect to bills only), postage prepaid, addressed to Tenant at the address set forth on the cover page of this Lease or at such other address as Tenant designates by written notice, and the time of the rendition of a bill or statement and of the giving of a notice or communication will be deemed to be the time when received by Tenant. Any notice by Tenant to Landlord must be served by registered or certified, postage prepaid, addressed to Landlord at the address set forth on the cover page of this Lease or at such other address as Landlord designates by written notice. Rejection or refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other instrument.

                                   SECTION 29



29.01   [INTENTIONALLY OMITTED]



                                   SECTION 30



30.01   [INTENTIONALLY OMITTED]



                                   SECTION 31



31.01   [INTENTIONALLY OMITTED]

                                   SECTION 32



32.01   [INTENTIONALLY OMITTED]



                                   SECTION 33



33.01   [INTENTIONALLY OMITTED]



                                   SECTION 34



34.01   [INTENTIONALLY OMITTED]



                               SECTION 35: GENERAL

35.01 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "Tenant" may include, if appropriate, a group of persons acting as a single entity or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

35.02 All agreements and obligations of Tenant under this Lease are joint and several in nature. Any waiver or waivers by either party of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by either party with respect to any act, neglect or default by the other party will not waive or make unnecessary waiving party's consent or approval with respect to any later similar act, neglect or default by the other party.

35.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses.

35.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

35.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and permitted assigns of Landlord and Tenant.

35.06 The laws or the State of Michigan will control in the construction and enforcement of this Lease.

35.07 Whenever the approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably delayed, withheld or conditioned.

35.08 to the event that either party shall be delayed or hindered in or prevented from the performance of any act (other than the payment of Base Rent or Operating Costs under the terms of this Lease) by reason of riots, strikes, labor troubles, inability to produce materials or other reason not the fault of the party delayed in performing the work or performing the acts required under the terms of this Lease, including delays caused by the acts of the other party, performance of such acts shall be excused for the period of delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.

                          SECTION 36: ENTIRE AGREEMENT

36.01 This Lease and the Exhibit attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, agreements, stipulations, promises, conditions or understandings, either oral or written, between them other than herein set forth.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.



WITNESSES:                   LANDLORD:

                                    VENTURE REAL ESTATE ACQUISITION
                                    COMPANY, a Michigan corporation


                                    By: /s/
------------------------                --------------------------
                                    Name:
                                        --------------------------
                                    Its:
------------------------                --------------------------


                                    TENANT:

                                    VENTURE INDUSTRIES CORPORATION, a
                                    Michigan corporation



                                    By:
--------------------------              --------------------------
                                    Name:
                                        --------------------------
                                    Its:
--------------------------              --------------------------

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.



WITNESSES:                    LANDLORD:

                                    VENTURE REAL ESTATE ACQUISITION
                                    COMPANY, a Michigan corporation

                                    By:
--------------------------              --------------------------
                                    Name:
                                        --------------------------
                                    Its:
--------------------------              --------------------------


                                    TENANT:

                                    VENTURE INDUSTRIES CORPORATION, a
                                    Michigan corporation


/s/                                 By: /s/
--------------------------              --------------------------
                                    Name:
                                        --------------------------
/s/                                 Its:
--------------------------              --------------------------

                                   EXHIBIT "A"

                         LEGAL DESCRIPTION OF PREMISES




Land in the City of Fraser, County of Macomb, State of Michigan, described as:

        ASSESSOR'S PLAT NO. 5 OF LOTS 1; 2; 3; AND PARTS OF 4; 5; AND 6 OF THE SUBDIVISION OF NW 1/4 OF SEC 5 AND NE l/4 AND NE 1/4 OF NW 1/4 OF SEC 6. TIN R13E. PART OF LOT 96 DESC AS FOLL: BEG AT SE COR LOT 96; TH S 88(degree)20'24"W 575 FT ALG S LINE OF LOT 96; TH NO1(degree)37'36"W
        310.6 FT; TH N88(degree)18'37"E 759.96 FT ALG N LINE LOT 96; TH S29(degree)09'24"W 362.0 FT ALG NE'LY R/W LINE G.T.W.R.R. TO PT BEG. AND THE FOLLOWING PARCEL DESCRIBED AS FOLLOWS: BEG AT THE SE'LY COR OF SAID LOT 91; TH ALG THE S LINE OF LOT 91, N88(degree)18'37"W 759.96 FT; TH NO1(degree)37'36"W 672.79 Ft; TH S88(degree)18'37"E 1167.46 FT; TH ALONG
        THE W'LY LINE OF THE G.T.W.R.R. AND THE E'LY LINE OF SAID) LOT 91; S29(degree)09'24"W 801.62 Ft TO THE PT OF BEG. EXC THE N 30 FT FOR ROAD PURP. SUBJECT TO ALL EASEMENTS OF RECORD. L14 P. 29 CITY OF FRASER

Commonly known as: 17085 Masonic, Fraser, Michigan

Tax Parcel Identification Numbers:
                                  ---------------------------------.

                                                                  EXECUTION COPY

                                    EXHIBIT J
                            EQUIPMENT USAGE AGREEMENT

                                      EX-12

                                                               EXECUTION VERSION
                                                               -----------------


                            EQUIPMENT USAGE AGREEMENT

        WHEREAS, VENTURE EQUIPMENT ACQUISITION COMPANY ("Acquisition") and VENTURE INDUSTRIES CORPORATION (collectively, the "Parties") desire to enter into an Equipment Usage Agreement (the "Agreement") concerning the machinery and equipment set forth in Schedule A attached hereto and made a part hereof, presently located at 17085 Masonic, Fraser, Michigan, for a usage fee as set forth on Schedule A;

         AND WHEREAS, Acquisition has agreed to the following terms:

         NOW THEREFORE, THIS EQUIPMENT USAGE AGREEMENT is hereby made and entered into as of September 22, 2003, among VENTURE EQUIPMENT ACQUISITION COMPANY (hereinafter with its successors and assigns, referred to as "Owner"), and VENTURE INDUSTRIES CORPORATION (hereinafter referred to as "User"), who hereby amend, as of the Effective Date (as defined hereinafter), all other agreements, if any, by and between the Parties concerning the rental or usage of the machinery and equipment listed on Schedule A (the "Equipment") as follows:

         1.     USAGE FEE PAYABLE BY USER.
                --------------------------

                (A) User, in consideration and in respect of the right granted by Owner to use the Equipment, shall pay to Owner for any one month a sum determined by an independent appraiser mutually selected by the Parties, as prorated for each piece of Equipment (the "Usage Fee"). The Usage Fee shall be determined and set forth on Schedule A by such independent appraiser within forty-five (45) days after the execution of this Agreement, and shall be retroactive to the Effective Date. On the date that the Usage Fee is determined, all fees for the period from the Effective Date to the date of determination of the Usage Fee shall be immediately due and owing. The Usage Fee set forth on Schedule A shall be amended, from time to time, for any additions or deletions of Equipment, with the rates for any new Equipment being calculated on the same basis that the rates for the initial Equipment were calculated. The determination of the Usage Fee shall take into account additions, alterations or improvements actually paid for by the Owner to the extent not reimbursed by the User. In addition, on the fifth anniversary of the Effective Date of this Agreement, the Usage Fee shall be prospectively adjusted to reflect the rate of inflation (as measured by the Revised Consumer Price Index - All Items Figured for All Urban Consumers, published by the United States Department of Labor, Bureau of Labor Statistics, or, if such index is not published, a comparable index selected by the Parties) from the Effective Date to such anniversary date.

                (B) The Usage Fee shall be payable monthly at Owner's place of business or such other place as Owner shall direct in writing.

                (C) The due date of the first payment of the Usage Fee shall be the date in the next calendar month which numerically corresponds to the Effective Date (or if there is no such

                                                               EXECUTION VERSION
                                                               -----------------




date in the next calendar month, the last date of such month), such period being herein considered a "month," with subsequent payments being due at one month intervals.

                (D) Nothing herein to the contrary withstanding, User shall not be liable for any payments to Owner accrued after this Agreement has been terminated.

         2.     USAGE RIGHT.
                -----------

                (A) In consideration of the payment of Usage Fees, Owner hereby
(i) agrees to make available for pick-up by User or use on Owner's premises on an as-is, where-is basis, and (ii) grants to User the right, subject to Section 2(B) and Section 4, to use the Equipment during the period from the Effective Date to the date of termination of this Agreement.

                (B) Owner shall be permitted to use the Equipment when not in use by User, subject to the following conditions. At any time that Owner desires that itself or a third party use such Equipment (or any portion thereof) which is on User's premises, (i) Owner shall give User not less than ten (10) days prior notice of the dates of intended use, (ii) the scheduling of such use shall not unreasonably interfere with the requirements of User's business, (iii) Owner shall arrange on terms reasonably satisfactory to User for Owner or any third party user to fully indemnify and hold User harmless from any damage, liability or other cost which is the result of any negligence or intentional harm caused by them or their invitees, employees, agents or sub-contractors to the extent to which such damage, liability or other cost is not recoverable from User's insurance carrier, including any deductible, and (iv) during any period that Owner or such third party is using such Equipment, Owner or such third party user shall reimburse User for any electrical charges or other variable costs of User which User incurs as a result of the access permitted above.

                (C) Notwithstanding anything contained herein to the contrary, under no circumstances or condition shall any act or omission, including the affixing of such Equipment to the premises, result in Owner losing any right of ownership to the Equipment. Owner shall have the right, and User shall cooperate in aiding Owner, to enter into a security agreement with User and/or file any financing statement required by the Uniform Commercial Code in order to protect Owner's rights in this regard.

         3. TERM. This Agreement shall be effective upon release of this Agreement pursuant to and in accordance with the terms of the Escrow Agreement, dated September 16, 2003, by and among Larry J. Winget, Venture Holdings Company, LLC and First American Title Insurance Company (the "Effective Date") and shall expire on the fifth anniversary of the Effective Date, unless otherwise terminated pursuant to Section 11. This Agreement shall be renewable at the request of the User for successive five-year terms with a mutually agreed upon adjustment to the Usage Fees set forth on Schedule A.

         4. CONTINUOUS OWNER ACCESS. Owner shall have reasonable access to the Equipment at User's premises subject to the convenience and requirements of User's business

                                                               EXECUTION VERSION
                                                               -----------------





and upon not less than two (2) days prior written notice in order to (i) make repairs or improvements and (ii) perform testing.


        5. CARE AND REPAIR OF PROPERTY. User shall keep the Equipment in good repair, condition, and working order, and shall furnish any and all parts and labor required for that purpose.


        6. LOSS. User shall utilize the Equipment (a) in a careful and proper manner that reasonably follows the common methods of usage of such Equipment, (b) in a manner fit for the usage which the Equipment itself is customarily used, and (c) in compliance with all applicable laws, ordinances and regulations. User shall be liable to Owner for any loss or damage to the Equipment which results from User's negligence or misuse of the Equipment. Otherwise, Owner, subject to User's obligation to insure the Equipment in accordance with Section 9, shall bear the entire risk of loss of and damage to the Equipment. User shall be liable for any loss, damage or liability to third parties, including User's invitees, employees, agents and sub-contractors as a result of the use of such Equipment by User, its employees, agents, sub-contractors (other than Owner and its agents) and invitees.


        7. REMOVAL UPON TERMINATION. Whether or not the Equipment has attached to the premises or otherwise become a fixture, upon (a) termination of this Agreement, (b) termination of User's right to use any particular piece of Equipment, or (c) the need for Owner to repair the Equipment, Owner shall be permitted to remove such Equipment and shall have full right of access to the premises in order to enable Owner to remove such Equipment from User's premises during normal business hours or such other hours as User shall reasonably specify; provided, that Owner shall not unduly interfere with the right of User to conduct its business.


        8. ALTERATIONS AND IMPROVEMENTS TO THE EQUIPMENT. User may, at its sole cost and expense, modernize, add to and/or improve the Equipment from time to time, provided, that either (i) such modernization, addition and/or improvement does not materially reduce the value of the Equipment or (ii) permission of Owner is first obtained. User shall, in its sold discretion, be entitled to remove, from time to time, any such addition, alteration or improvement; provided, that such addition, alteration or improvement (i) was not initially made to replace a part or parts of the Equipment or (ii) does not affect the functionality of the Equipment. User shall be responsible for the repair of any damages resulting from such removal.


        9. INSURANCE. User shall maintain, and provide Owner with a copy thereof, a liability policy which shall name Owner as an additional insured party, and shall provide (A) comprehensive insurance against risk of loss and damage to the Equipment and (B) comprehensive general liability insurance, including blanket contractual coverage against claims for, or arising out of, bodily injury, death, or property damage from the Equipment. The initial limits of coverage shall be not less than FIVE MILLION DOLLARS ($5,000,000.00) with respect to injury or death of a single person and not less than TEN MILLION DOLLARS

                                                               EXECUTION VERSION
                                                               -----------------





($10,000,000.00) with respect to any one occurrence; and not less than FIVE MILLION DOLLARS ($5,000,000.00) with respect to any one occurrence of property damage. The initial limits of coverage shall be subject to mutually agreed upon adjustments within forty-five (45) days after the Audit Committee of Venture Holdings Company LLC makes a determination as to whether such limits of coverage should be increased or decreased.

        10. ASSIGNMENT. The rights of Owner and User hereunder shall not be assigned, pledged, transferred or otherwise disposed of without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        11.      TERMINATION; EVENTS OF DEFAULT.


                 (A) User may terminate this Agreement for any reason upon 30 days written notice to Owner.

                 (B) Owner may terminate this Agreement, and pursue any remedy available under law or equity, upon occurrence of any of the following:
(1) User fails to pay any Usage Fee when due and such failure shall continue for ten (10) days; (2) User shall fails to observe or perform any other provision hereof and such failure shall continue for forty-five (45) days after notice to User of such failure (provided that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such forty-five (45) day period, if User shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence); (3) User ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy; or (4) within sixty (60) days after the commencement of any proceedings seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, if such proceeding shall not have been dismissed, or if within sixty
(60) days after the appointment of any trustee, receiver or liquidator of User or of all or any substantial part of its assets and properties, if such appointment shall not have been vacated.

         12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Michigan, United States of America, without regard to its conflicts of laws rules.

         13. INTEGRATION. This writing constitutes the entire agreement between the Parties as to the matters set forth herein and shall supersede all previous or contemporaneous negotiations, commitments, and writings with respect to the matters set forth herein.

         14. MODIFICATION. The Parties may, by written instrument, amend, modify or extend this Agreement. This Agreement may only be so amended, modified or extended by a

                                                               EXECUTION VERSION
                                                               -----------------




writing signed by authorized representatives of both Parties. The terms and provisions of this Agreement shall prevail over any conflicting, additional, or other terms appearing in any notice, request, instruction, invoice, or other writing submitted by either Party under this Agreement at any time.

         15. WAIVER. No waiver of any provision or breach of this Agreement shall be construed as a continuing waiver, or shall constitute a waiver of such provisions or breach, or of any other provision or breach.

         16. HEADINGS INTERPRETATION. The section headings herein are included solely for convenience and shall in no event affect or be used in connection with the interpretation of this Agreement. Each separate provision of this Agreement shall be treated as severable, to the end that if any one or more such provisions shall be adjudged or declared illegal, invalid, or unenforceable, this Agreement shall be interpreted and shall remain in full force and effect, as though such provision or provisions had never been contained in this Agreement.

         17. NOTICES. Any notice, demand, delivery, invoice, or other writing required or desired to be given or made pursuant to this Agreement shall be in writing, and shall be deemed to have been given and received, and to be effective for all purposes, the third business mail day after having been mailed via the United States Postal Service in an envelope properly stamped and addressed to the proper party at the address (or such other address as the recipient shall have designated in writing) that follows:

If to Owner:

                 VENTURE EQUIPMENT ACQUISITION COMPANY
                 33662 James J. Pompo Drive
                 Fraser, Michigan 48026-0278

With copy to:

                 Allard & Fish P.C.
                 2600 Buhl Building
                 535 Griswold Street
                 Detroit, Michigan 48226
                 Attn.: Ralph McKee

                 Greenberg Traurig, LLP
                 77 W. Wacker Drive
                 Suite 2400
                 Chicago, IL 60601
                 Attn.: Nancy Mitchell

                                                               EXECUTION VERSION
                                                               -----------------






If to User:

                 VENTURE INDUSTRIES CORPORATION
                 33662 James J. Pompo Dr., PO Box 278
                 Fraser, Michigan 48026
                 Attention: Chief Financial Officer

With copy to:

                 Dykema Gossett PLLC
                 315 E. Eisenhower Parkway, Suite 100
                 Ann Arbor, Michigan 48108
                 Attn: Barbara A. Kaye

         IN WITNESS WHEREOF, the Owner and User have executed this Usage Agreement to be effective as of the Effective Date.



                                    Owner:

                                    VENTURE EQUIPMENT ACQUISITION
                                    COMPANY

                                    By: /s/
                                        -----------------------------
                                    Its:
                                        -----------------------------

                                    AND

                                    User:

                                    VENTURE INDUSTRIES CORPORATION


                                    By:
                                        -----------------------------
                                    Its:
                                        -----------------------------

         IN WITNESS WHEREOF, the Owner and User have executed this Usage Agreement to be effective as of the Effective Date.



                                    Owner:

                                    VENTURE EQUIPMENT ACQUISITION
                                    COMPANY



                                    By:
                                        -----------------------------
                                    Its:
                                        -----------------------------

                                    AND


                                    User:

                                    VENTURE INDUSTRIES CORPORATION


                                    By: /s/
                                        -----------------------------
                                    Its:
                                        -----------------------------

                                                               EXECUTION VERSION
                                                               -----------------






                                   SCHEDULE A


------------------------------------------------------------------------
       MAKE            SIZE           SERIAL N0.          USAGE FEE
------------------------------------------------------------------------
  HPM 2500 IX                     S/N 67-291
  Molding Machine
------------------------------------------------------------------------
  IMPCO/INGERSO                   S/N C-3833-71
  L RAND 2500 X
  350
  Molding Machine
------------------------------------------------------------------------
  IMPCO/INGERSO                   S/N 3816-71
  L RAND 2500 X
  350
  Molding Machine
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                    EXHIBIT K
                                ESCROW AGREEMENT

                                      EX-13

                                                               EXECUTION VERSION
                                                               -----------------

                                ESCROW AGREEMENT
                                ----------------


         This Escrow Agreement, dated as of September 22, 2003 (this "Agreement"), is among Larry J. Winget ("Winget"), Venture Holdings Company LLC, a Michigan limited liability company ( "Venture Holdings"), and First American Title Insurance Company (the "Escrow Agent").

                                    RECITALS
                                    --------

         A. Winget, the Larry J. Winget Living Trust and the other Transferors named therein (collectively, the "Transferors") and Venture Holdings have entered into a certain Contribution Agreement (the "Contribution Agreement"), and have delivered a copy thereof to the Escrow Agent.

         B. Winget has caused to be executed the following instruments (collectively, the "Leases"):

                       (i) a lease of the real estate commonly known as 34501 Harper, Mt. Clements, Michigan, between Harper Partners of Clinton Township Limited Partnership, as lessor, and Venture Industries Corporation ("Industries"), as lessee;

                       (ii) a lease of the real estate commonly known as 17085 Masonic, Fraser, Michigan, between Venture Real Estate Acquisition Company, as lessor, and Industries, as lessee; and

                       (iii) an Equipment Usage Agreement between Venture Equipment Acquisition Company and Industries.

         C. Widget and Venture Holdings desire that the Escrow Agent hold the Leases in escrow, and deliver them to Winget or Venture Holdings as provided in this Agreement.

                                    AGREEMENT
                                    ---------

         l. Establishment of Escrow. Winget deposits with the Escrow Agent the Leases. The Escrow Agent acknowledges receipt of the Leases and agrees to hold and release and deliver the Leases in accordance with the terms contained in this Escrow Agreement.

         2.      Release and Delivery of Leases.

                 (a) Notice to the Escrow Agent. Upon receipt of a written notice pursuant to subparagraph (a)(i), (ii) or (iii) below (each, a "Notice"), and after the elapse of the Waiting Period (as defined below), and subject to paragraph (b) below, the Escrow Agent shall release and deliver the Leases as follows:

                        (i) upon receipt by the Escrow Agent of a Notice from Venture Holdings stating that the Closing Date has occurred and directing the Escrow Agent to release and deliver the Leases to Venture Holdings, the Escrow Agent shall release and deliver, after the elapse of the Waiting Period, the Leases to Venture Holdings;

                      (ii) upon receipt by the Escrow Agent of a Notice from Venture Holdings stating that a Transferor has breached the Contribution Agreement (other than a failure of a representation or warranty to be true and correct that does not otherwise result from a breach of the Contribution Agreement by such Transferor), setting forth in reasonable detail the factual and/or legal basis and circumstances of the breach and directing the Escrow Agent to release and deliver the Leases to Venture Holdings, the Escrow Agent shall release and deliver, after the elapse of the Waiting Period, the Leases to Venture Holdings.

                      (iii) upon receipt by the Escrow Agent of a Notice from Winget stating that, for a reason other than that set forth in subparagraph (ii) above, the transactions contemplated by the Contribution Agreement have not been consummated and the Contribution Agreement has been terminated, and directing the Escrow Agent to release and deliver the Leases to Winget, the Escrow Agent shall release and deliver, after the elapse of the Waiting Period, the Leases to Winget.

               (b) Objection to the Notice.


                      (i) At the time of delivery of any Notice to the Escrow Agent, a duplicate copy of such Notice shall be delivered to Winget or Venture Holdings, as the case may be (with proof of such delivery to the Escrow Agent consisting of a photocopy of the registered or certified mail or overnight courier receipt or the signed receipt if delivered by hand) ("Proof of Delivery")). The Escrow Agent shall have no responsibility to determine whether a copy of a Notice was delivered to Winget or Venture Holdings, as the case may be, other than confirming it has received Proof of Delivery. Winget or Venture Holdings, as the case may be, shall have a period of five (5) business days following receipt of such Notice (the "Waiting Period") within which to object in a written statement (an "Objection") to the claims made in the Notice. The Objection shall state in reasonable detail the factual and/or legal basis for such Objection and shall be delivered to the Escrow Agent, with a copy of such Objection to the other party, prior to the expiration of the Waiting Period.

                      (ii) If Winget or Venture Holdings, as the case may be, makes an Objection prior to the expiration of the Waiting Period, the Escrow Agent shall not make any delivery of the Leases unless and until the dispute is resolved finally pursuant to Sections 2(c) and/or 2(d) hereof. Conversely, absent a timely Objection, after the expiration of the Waiting Period, the Escrow Agent shall release and deliver the Leases in the manner described in the applicable subparagraph of Section 2(a) hereof.

                      (iii) Nothing herein shall be construed to permit or require the Escrow Agent to determine the sufficiency or legitimacy of either a Notice or an Objection.

               (c) Resolution of Disputes. If Winget or Venture Holdings, as the case may be, delivers an Objection in accordance with Section 2(b), Winget and Venture Holdings shall attempt in good faith for a period of thirty (30) days thereafter (the "Negotiation Period") to agree upon the respective rights of the parties with respect to the Leases. If Winget and Venture

Holdings should so agree, a memorandum setting forth such accord shall be prepared and signed by each of Winget and Venture Holdings and furnished to the Escrow Agent. Such memorandum shall direct the disposition of the Leases. The Escrow Agent shall be entitled to rely on any such memorandum and to release and deliver the Leases in accordance with the terms thereof.

               (d) Litigation. In the event Winget and Venture Holdings are unable to reach an accord with regard to the respective rights of the parties with respect to the Leases by the end of the Negotiation Period, then either party may institute such actions or proceedings as they deem appropriate to resolve the dispute. The Escrow Agent shall be entitled to act in accordance with any judgment made and entered by any court (which judgment shall constitute a final determination regardless of any existing right to appeal) and to authorize the release and delivery of the Leases in accordance therewith. The Escrow Agent shall not be obligated to inquire as to whether such court has jurisdiction of the matter or of the parties.

         3. Escrow Agent Fees and Expenses. For acting as Escrow Agent and carrying out the duties of the Escrow Agent in accordance with the terms of this Agreement, the Escrow Agent shall be entitled to such fees as are set forth on Schedule A attached hereto. The Escrow Agent shall also be entitled to be reimbursed for all of its out-of-pocket expenses, including without limitation postage, stationery and supplies, printing, telephone and telegraph tolls, travel and legal fees, that it incurs in performing its duties hereunder. All fees and out-of-pocket expenses of the Escrow Agent for performance of its duties hereunder shall be borne and paid equally by Winget and Venture Holdings.

         4. Limitation of Liability; Indemnification of Escrow Agent.

                (a) This Escrow Agreement sets forth all matters pertinent to the escrow contemplated by this Escrow Agreement and no additional obligations of the Escrow Agent shall be implied from the terms of this Escrow Agreement or any other agreement. The duties of the Escrow Agent under this Escrow Agreement shall be entirely administrative and shall be only as specifically provided in this Escrow Agreement. Accordingly, the Escrow Agent, including its members, employees and agents, shall:

                      (i) not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, except for any such acts, steps or omissions resulting from its own gross negligence or willful misconduct;

                      (ii) be obligated to act only in accordance with written notice received by it as provided in this Escrow Agreement;

                      (iii) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any security, check, or other document or instrument submitted to it in connection with its duties under this Escrow Agreement;

                      (iv) be entitled to deem the signatories of any document or instrument submitted to it under this Escrow Agreement as being those purported to be authorized to sign such document or instrument on behalf of Venture

                      Holdings and Winget and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

                      (v) be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement between or among Venture Holdings and Winget as to any facts or as to the happening of any contemplated event precedent to such action;

                      (vi) if any dispute shall arise between or among Venture Holdings and Winget with respect to the release and delivery of the Leases, be permitted to interplead the Leases into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to the Leases, and the parties further agree to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to such dispute; and

                      (vii) neither be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document between or among Venture Holdings and Winget, including but not limited to the Contribution Agreement, and shall be required to act only pursuant to the terms and provisions of this Escrow Agreement.

                (b) The Escrow Agent is jointly and severally indemnified and saved harmless by Venture Holdings and Winget from all losses, costs, and expenses, including attorney's fees, which may be incurred by it as a result of its involvement in any arbitration or litigation arising from the performance of its duties under this Escrow Agreement, provided that such litigation shall not have resulted from any action taken or omitted by it and for which it shall have been adjudged to have been grossly negligent or engaged in willful misconduct and such indemnification shall survive the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

        5. Resignation or Removal. The Escrow Agent may resign as Escrow Agent following the giving of 30 days prior written notice to the other parties to this Agreement and the Escrow Agent shall be replaced by mutual agreement of Venture Holdings and Winget. Similarly, the Escrow Agent may be removed and replaced following the giving of 30 days prior written notice to the Escrow Agent by mutual agreement of Venture Holdings and Winget. In either event, the duties of the Escrow Agent shall terminate 30 days after the date of such written notice (or as of such earlier date as may be mutually agreeable) and the Escrow Agent shall then deliver the Leases then in its possession to a successor Escrow Agent as shall be appointed by Venture Holdings, or failing such appointment, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and such resulting appointment shall be binding upon all of the parties to this Agreement. Upon acknowledgment by any successor Escrow Agent of the Leases, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement, except for any liability with respect to any previous acts, steps or omissions resulting from its own gross negligence or willful misconduct as set forth in
Section 4 of this Escrow Agreement.

         6. Notices. All notices and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), addressed as follows:

         If to Venture Holdings, to the address listed on the signature page to this Escrow Agreement.

         with a copy to:           Dykema Gossett PLLC
                                   315 E. Eisenhower Parkway, Suite 100
                                   Ann Arbor, Michigan 48108
                                   Attention: Barbara A. Kaye
                                   Fax: (734) 214-7694
                                   Email: bkaye@dykema.com

         If to Winget, to the address listed on the signature page to this Escrow Agreement.

         with a copy to:           Greenberg Traurig, LLP
                                   77 W. Wacker Drive
                                   Suite 2500
                                   Chicago, Illinois 60601
                                   Attention: Nancy A. Mitchell
                                   Fax: (312) 456-8435
                                   Email: mitchelln@gtlaw.com

          If to the Escrow Agent:  First American Title Insurance Company
                                   30 N. LaSalle Street, Suite 310
                                   Chicago, Illinois 60602
                                   Attention: Jim McIntosh
                                   Fax: (312) 553-0480
                                   Email: jmcintosh@firstam.com

         Any notice delivered by certified mail shall be effective on the fifth day after deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the next business day after delivery to the recognized commercial overnight courier. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission. The addresses indicated for any party may be changed by similar written notice.

         7. Entire Agreement. This Escrow Agreement constitutes the entire understanding between the parties as to the subject matter of this Escrow Agreement and no waiver or modification of the terms of this Escrow Agreement shall be valid unless in writing and signed by Venture Holdings, Winget and the Escrow Agent and only to the extent specifically set forth in writing.

         8. Continuance of Agreement. This Escrow Agreement shall be binding upon the parties to this Escrow Agreement and their respective successors and assigns.

         9. Applicable Law. This Escrow Agreement shall be governed by and construed under and pursuant to the internal laws of the State of Michigan without regard to its conflict of laws principles.

         10. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         11. Invalid Clause. If any term, covenant, condition or provision of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Escrow Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                        SIGNATURES APPEAR ON NEXT PAGE

      IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    COMPANY:

                                    VENTURE HOLDINGS COMPANY LLC

                                    By: /s/
                                       -----------------------------------
                                    Its:
                                        ----------------------------------

                                    Address:   33662 James J. Pompo Drive
                                               Fraser, Michigan 48026
                                    Facsimile Number: (586) 276-1843
                                    Email: jbuder@ventureindustries.com


                                    WINGET:

                                    By:
                                       -----------------------------------
                                       Larry J. Winget

                                    Address:
                                            ------------------------------

                                            ------------------------------
                                    Facsimile Number:
                                                     ---------------------
                                    Email:
                                          --------------------------------



                                    ESCROW AGENT:

                                    FIRST AMERICAN TITLE INSURANCE COMPANY

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

      IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    COMPANY:

                                    VENTURE HOLDINGS COMPANY LLC

                                    By:
                                       -----------------------------------
                                    Its:
                                        ----------------------------------

                                    Address:   33662 James J. Pompo Drive
                                               Fraser, Michigan 48026
                                    Facsimile Number: (586) 276-1843
                                    Email:
                                          --------------------------------




                                    WINGET:



                                    By:
                                       -----------------------------------
                                       Larry J. Winget

                                    Address:
                                            ------------------------------

                                            ------------------------------
                                    Facsimile Number:
                                                     ---------------------
                                    Email:
                                          --------------------------------



                                    ESCROW-AGENT:


                                    FIRST AMERICAN TITLE INSURANCE COMPANY




                                    By: /s/
                                       -----------------------------------
                                       [Name]:
                                       [Title]:

                                   Schedule A


A flat fee of $500.00.

                                                                  EXECUTION COPY

                                   EXHIBIT L
                           FORM OF CONFIRMATION ORDER

                                     EX-14

                                                                  EXECUTION COPY

                                    EXHIBIT M
                              EMPLOYMENT AGREEMENT

                                      EX-15

                                                                  EXECUTION COPY

                                    EXHIBIT N
                           FORM OF OPERATING AGREEMENT

                                      EX-16

                                    EXHIBIT E

                         FORM OF SUBORDINATION AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit E - Page 1

                                    EXHIBIT F

                             FORM OF TRUST AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit F - Page 1

                                    EXHIBIT G

                        FORM OF VENDOR SUPPORT AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit G - Page 1

                                    EXHIBIT H

                                 VENTURE B GROUP

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit H - Page 1

                                    EXHIBIT I

                               EXECUTORY CONTRACTS

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit I - Page 1

                                    EXHIBIT J

                  CLAIMS NOT RELEASED PURSUANT TO SECTION 11.6

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit J - Page 1

                                    EXHIBIT K

                           FORM OF CREDITOR'S WARRANT

                     TO BE FILED BY THE EXHIBIT FILING DATE

                               Exhibit K - Page 1

                                    EXHIBIT B
               CURRENT ORGANIZATIONAL CHART AND FOREIGN AFFILIATES
                          VENTURE HOLDINGS COMPANY LLC
                                 Legal Structure


                                                                   --------------------
                                                                    Venture Holdings
                                                                       Company LLC
                                                                   --------------------

--------------------------------------------------------------------------------------------------

----------------------      ------------------      -------------------     ----------------------
 Venture Industries            Vemco, Inc.            Venture Mold &          Venture Holdings
     Corporation                 S-Corp                Engineering            Corporation (dba
       S-Corp                                          Corporation                 Bailey)
                                                          S-Corp                   C-Corp
----------------------      ------------------      -------------------     ----------------------


--------------------------------------------------------------------------------------------------------------------------

----------------------      ------------------      -------------------     ----------------------      ------------------
     Experience              Venture Service         Venture Leasing         Vemco Leasing Inc.              Venture
   Management, LLC               Company                 Company                   S-Corp                  Industries
    (99% owned by                S-Corp                   S-Corp                                          Canada, Ltd.
  Venture Holdings
 Company LLC and 1%
  owned by Venture
  Service Company)
----------------------      ------------------      -------------------     ----------------------      ------------------

                                          --------------------------------------------------------------------------------

                                          -------------------               ----------------------      ------------------
                                           Venture Europe,                       Venture EU              Peguform UK Ltd
                                                 Inc.                            Corporation
                                                S-Corp                             S-Corp
                                          -------------------               ----------------------      ------------------


                       ------------------            --------------------      ------------      ------------------         --------
                        Venture Germany               Peguform Hungary           Venture         Venture Peguform           Venture
                             GmbH                            Kft                Peguform          Netherlands BV            Peguform
                                                        (90% owned by            Denmark                                    Iberica
                                                         Venture EU               Apes                                       S.L.
                                                       Corporation and
                                                        10% owned by
                                                       Venture Europe,
                                                            Inc.)
                       ------------------            --------------------      ------------      ------------------         --------


       --------------------           ------------------                                ------------      ------------------
             Venture                       Venture                                        Venture          Peguform Comp.
        Verwaltgungs GmbH             Beteillgungs GmbH                                  Peguform              S.r.o.
                                                                                          S.r.o.
       --------------------           ------------------                                ------------      ------------------


                       ------------------                                          ------------------------------
                        Peguform GmbH &                                            Peguform Bohemia k.s.
                            Co. KG                                                     (99% owned by
                         (99% owned by                                               Venture Peguform
                            Venture                                                 S.r.o. and 1% owned
                         Beteillgungs                                                  by Venture EU
                          GmbH and 1%                                                  Corporation)
                       owned by Venture
                         Verwaltgungs
                            GmbH)

                  -------------------                                                   ------------      ------------------
                    Peguform Hella                                                       Peguform          Peguform France
                     S.A. de C.V.                                                         Slovaka               S.A.
                     (70% owned)                                                          s.r.o.
                  -------------------                                                   ------------      ------------------
                                                         -------------------
                                                          Peguform Iberica
                                                                S.L.
                                                         -------------------
                                                                        ----------------------
                                                                         Peguform do Brazil
                                                                                Ltda.
                                                                   ---------------------------



                                                                        ----------------------
                                                                         Peguform Argentina
                                                                                S.A.
                                                                   ---------------------------



                                                                        ----------------------
                                                                         Venture Components
                                                                                S.L.
                                                                   ---------------------------



                                                                        ----------------------
                                                                         Venture Services of
                                                                             Aragon S.L.
                                                                   ---------------------------

                                                                        ----------------------
                                                                        Venture Logistics de
                                                                            Navarra S.L.
                                                                   ---------------------------

                                                                        ----------------------
                                                                          Venture Logistics
                                                                                S.L.
                                                                            (90% owned by
                                                                          Peguform Iberica
                                                                         S.A. and 10% owned
                                                                             by Venture
                                                                          Components S.L.)
                                                                   ---------------------------

                                    EXHIBIT C

PROPERTIES DETAIL                            SUBTOTAL        SUBTOTAL
-------------------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2002                                                              Total
                                             26              19                                45
                                             20              13
                                                   SQUARE FOOTAGE
         LOCATION                             LEASED           OWNED                  USE
UNITED STATES AND CANADA
Michigan
  Masonic                             X      178,000                         Molding, Mold Fabrication and Repair
  Malyn                               X      23,000                          Molding
                                             22,000                          Molding
                                                             18,000          Warehouse
  Technical Center                                           56,000          Headquarters, Laboratory, Tryout, Mold Fabrication
  Commerce                            X      24,000                          Mold Fabrication and Repair
  Doreka Center                              6,000                           Finance
  Grand Blanc                                                365,000         Molding, Painting, Assembly
  Grand Rapids                               440,000                         Molding, Painting, Assembly
                                             125,000                         Assembly Warehouse
  Harper                              X      180,000                         Molding, Painting, Assembly
  Groesbeck                                                  128,000         Molding
                                             100,000                         Warehouse
  IS Dept                                    5,500                           Information Systems Department
  Flint                               X      208,000                         Assembly, Warehouse, Shipping
  Almont                              X      10,000                          Mold Fabrication and Repair
                                             10,000                          Mold Fabrication and Repair
  Hillsdale                                                  119,000         Molding, Painting, Assembly
  15 Mile                                    68,871                          Sales Office
  Allen Park                                 2,341                           Office
  Kevin Koveck's                             4,500                           Warehouse (Pronto Properties)
  Highland Park                              100,000                         Warehouse (Woodward Manchester)
Kentucky
  Hopkinsville                                               104,000         Molding, Painting, Assembly
                                             113,400                         Warehouse
New Hampshire
  Seabrook                                                   390,000         Molding, Painting, Assembly
Ohio
  Conneaut                                                   183,000         Molding, Painting, Assembly
                                             17,000                          Warehouse
                                             3,590                           Warehouse

                                   EXHIBIT C


   Lancaster                                                 156,000         Molding, Painting, Assembly
                                                                             Warehouse (square footage is variable based on usage)
Indiana
  Madison                                                    71,000          Painting and Assembly (inactive)
  Hartford City                                              116,000         Molding and Assembly
  Portland                                                   120,000         Molding and Painting (inactive)
Ontario, Canada
  Wallaceburg                                                52,500          Painting, Assembly, Warehouse

                                             1,641,202       1,878,500       3,519,702
FOREIGN
                                             6               6
Hungary
  Gyor                                       31,000                          Module Center
Bohemia
  Liban                                                      118,000         Molding
                                                             35,135          Molding
  Liberec                                                    950,000         Molding and Painting
Netherlands
  Sittard                                    95,000                          Module Center
United Kingdom
  Luton                                                      69,000          Molding, Painting and Assembly
  Luton                                      57,000                          Molding, Painting and Assembly
  Luton                                      25,000                          Assembly
Composites
  Chodova Plana                              25,000                          Warehouse
  Chodova Plana                              9,435                           Molding
  Chodova Plana                                              1,908           Molding
  Chodova Plana                                              3,499           Warehouse

                                             242,435         1,177,542
     Total Venture                           1,883,637       3,056,042

X Denotes Related Party Lease

                                    EXHIBIT D

                             RELATED PARTY BALANCES

                          VENTURE HOLDINGS COMPANY LLC
                                  CONSOLIDATED
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                 A/P         TRADE ACCTS REC.
                                   -------------------------------------------------------
                                        DR (CR)             DR (CR)            DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                   169,233,626.46     (110,546,078.07)            0.00
Bailey - Conneaut                      8,914,524.40       (7,595,115.39)       83,365.88
Bailey - Hartford City                 2,548,988.66       (2,177,961.72)       27,546.06
Bailey - Hillsdale                     2,645,705.61       (4,665,931.26)        3,844.69
Bailey - Lancaster                    20,394,103.25         (432,614.47)       14,739.64
Bailey - Portland                      3,519,247.94       (1,241,941.58)            0.00
Bailey - Seabrook                        388,253.21      (15,902,366.87)            0.00
Bailey - SMC Compound                  7,005,752.69       (6,072,360.75)            0.00
Bailey - Madison                       1,007,504.32         (818,340.62)            0.00
Experience Management                381,120,566.95     (387,044,382.92)            0.00
Venture Industries - Groesbeck                 0.00                0.00       138,185.08
Venture Industries - Harper                    0.00                0.00        99,033.63
Venture Industries - Masonic               9,534.25                0.00        (3,247.79)
Venture Industries - Malyn                     0.00                0.00       187,520.45
Venture Industries - Processing                0.00                0.00        12,423.23
Venture Industries - Admin           802,089,740.80     (927,091,701.31)            0.00
Venture Grand Blanc                  147,981,365.34         (560,415.75)      376,142.89
Venture Grand Rapids                 255,330,499.06     (382,065,171.25)       19,370.58
Venture GR - Hopkinsville             41,186,275.18           (1,400.41)            0.00
Venture Almont                        68,910,021.34      (74,077,293.91)        2,119.20
Venture Mold & Engineering           188,479,987.08     (191,214,753.77)            0.00
Venture Canada                        13,601,683.56      (15,202,038.39)        4,468.32
Vemco Leasing                          1,077,821.31         (972,000.00)            0.00
Venture Leasing                      305,498,503.57     (301,211,061.84)            0.00
Venture Europe                       296,921,850.16      (27,021,350.03)            0.00
Venture Holdings                      27,021,349.57     (723,875,712.67)            0.00
Venture Service                    1,661,638,929.06   (1,226,782,485.72)        2,274.66
Venture Europe                                 0.00                0.00             0.00
Venture EU                                49,839.57                0.00             0.00
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES        4,406,575,673.34   (4,406,572,478.70)      967,786.52
------------------------------------------------------------------------------------------
                                                               3,194.64
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)                 0.00                0.00             0.00
Venture Germany                                0.00                0.00             0.00
Venture Verwaltungs                            0.00                0.00             0.00
Venture Beteillgungs                           0.00                0.00             0.00
Peguform GmbH                                  0.00                0.00             0.00
Peguform Iberica                               0.00                0.00             0.00
Venture Service (to/from Int'l)                0.00                0.00             0.00
TOTAL PEGUFORM                                 0.00                0.00             0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES               4,406,575,673.34   (4,406,572,478.70)      967,786.52
------------------------------------------------------------------------------------------
                                                               3,194.64
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                 102,412,715.84       (4,874,028.20)    6,170,394.41
Sitco Ltd.                                     0.00                0.00             0.00
Acropolis                                      0.00          (24,927.20)            0.00
Atlantic Automotive                            0.00                0.00             0.00
Harper Properties                              0.00       (1,675,830.00)            0.00
M & M Services, Inc.                           0.00                0.00             0.00
Metro Tool & Die                           2,669.10         (296,963.43)            0.00
Millard Design                                 0.00                0.00             0.00
Nova Industries                          378,673.66       (2,396,178.44)      430,953.86
Venture Africa                           999,244.78                0.00       146,502.46
Venture Acquisitions                           0.00       (1,889,249.90)            0.00
Realven                                        0.00         (815,403.99)            0.00
Venture Global Gifu                            0.00                0.00             0.00
VAC                                            0.00       (1,402,358.92)            0.00
Venco Mgmnt                                    0.00                0.00             0.00
Venture Australia / Asian Pacific      1,834,755.92                0.00           900.00
Venture Foreign Sales                          0.00                0.00             0.00
Venture Heavy Machine                         75.00       (8,960,522.15)            0.00
Farm & Country                                 0.00                0.00             0.00
Venture Real Estate                            0.00         (435,000.00)            0.00
Tig Interiors                                  0.00                0.00             0.00
Linden Creek                             167,663.93         (297,200.99)      172,516.98
UV Automotive                          1,795,212.91       (1,446,230.80)    1,792,508.97
Chipawa Logistics                              0.00                0.00        24,644.10
Shelby                                         0.00                0.00             0.00
Venture Sales                              6,125.06       (1,304,422.82)        6,125.06
Long Term                             28,831,890.36      (17,356,051.26)            0.00
Winget, Larry                                  0.00         (775,777.50)            0.00
Wyndgate                                   1,186.18          (28,068.17)        1,186.15
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES               136,430,212.74      (43,978,213.77)    8,745,731.99
------------------------------------------------------------------------------------------
                                                          92,451,998.97
------------------------------------------------------------------------------------------

                                    MISCELLANEOUS/
                                     UNBILLED REC   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)           DR (CR)            DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                         0.00               0.00              0.00
Bailey - Conneaut                       (906.66)        (21,993.97)       (13,292.48)
Bailey - Hartford City                     0.00               0.00              0.00
Bailey - Hillsdale                    (4,414.02)        (13,344.14)        (4,045.91)
Bailey - Lancaster                      (311.67)        (13,707.16)             0.00
Bailey - Portland                          0.00               0.00              0.00
Bailey - Seabrook                          0.00               0.00        (17,960.00)
Bailey - SMC Compound                      0.00         (58,297.87)             0.00
Bailey - Madison                           0.00               0.00              0.00
Experience Management                      0.00               0.00              0.00
Venture Industries - Groesbeck        (1,320.62)         11,022.66            175.47
Venture Industries - Harper             (726.18)        (38,560.63)       (19,396.04)
Venture Industries - Masonic               0.00         (32,612.67)       (48,849.13)
Venture Industries - Malyn                 0.00           7,239.54           (242.16)
Venture Industries - Processing       (4,577.59)        (59,803.25)        (1,272.18)
Venture Industries - Admin                 0.00               0.00              0.00
Venture Grand Blanc                 (348,127.91)        (11,280.66)             0.00
Venture Grand Rapids                 (18,505.55)         (7,056.27)        (6,901.30)
Venture GR - Hopkinsville                  0.00               0.00         (2,274.66)
Venture Almont                             0.00        (239,923.00)         5,251.28
Venture Mold & Engineering                 0.00               0.00              0.00
Venture Canada                             0.00          (1,771.79)             0.00
Vemco Leasing                              0.00               0.00              0.00
Venture Leasing                            0.00               0.00              0.00
Venture Europe                             0.00               0.00              0.00
Venture Holdings                           0.00               0.00              0.00
Venture Service                            0.00               0.00              0.00
Venture Europe                             0.00               0.00              0.00
Venture EU                                 0.00               0.00              0.00
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         (378,890.20)       (480,089.21)      (108,807.11)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)             0.00               0.00              0.00
Venture Germany                            0.00               0.00              0.00
Venture Verwaltungs                        0.00               0.00              0.00
Venture Beteillgungs                       0.00               0.00              0.00
Peguform GmbH                              0.00               0.00              0.00
Peguform Iberica                           0.00               0.00              0.00
Venture Service (to/from Int'l)            0.00               0.00              0.00
TOTAL PEGUFORM                             0.00               0.00              0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                (378,890.20)       (480,089.21)      (108,807.11)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                       0.00          12,643.00       (147,626.00)
Sitco Ltd.                                 0.00               0.00              0.00
Acropolis                                  0.00               0.00              0.00
Atlantic Automotive                        0.00               0.00              0.00
Harper Properties                          0.00               0.00              0.00
M & M Services, Inc.                       0.00               0.00              0.00
Metro Tool & Die                           0.00               0.00              0.00
Millard Design                             0.00               0.00              0.00
Nova Industries                            0.00      (2,346,533.92)      (172,112.26)
Venture Africa                             0.00               0.00              0.00
Venture Acquisitions                       0.00         (32,400.00)             0.00
Realven                                    0.00               0.00              0.00
Venture Global Gifu                        0.00               0.00              0.00
VAC                                        0.00               0.00              0.00
Venco Mgmnt                                0.00               0.00              0.00
Venture Australia / Asian Pacific          0.00               0.00              0.00
Venture Foreign Sales                      0.00               0.00              0.00
Venture Heavy Machine                      0.00        (150,325.00)             0.00
Farm & Country                             0.00               0.00              0.00
Venture Real Estate                        0.00         (54,000.00)             0.00
Tig Interiors                              0.00         (10,626.89)          (350.00)
Linden Creek                               0.00        (222,021.52)       (16,592.09)
UV Automotive                              0.00      (1,485,197.88)         6,085.50
Chipawa Logistics                          0.00               0.00              0.00
Shelby                                     0.00               0.00              0.00
Venture Sales                              0.00          (4,312.37)             0.00
Long Term                                  0.00               0.00              0.00
Winget, Larry                              0.00               0.00              0.00
Wyndgate                                   0.00               0.00              0.00
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                     0.00      (4,292,774.58)      (330,594.85)
---------------------------------------------------------------------------------------
                                                    NET RECEIVABLE     96,574,361.53
---------------------------------------------------------------------------------------

                                                                    Consolidated

                                    1 of '46

                          VENTURE HOLDINGS COMPANY LLC
                               MOLD & ENGINEERING
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                         A/R                 A/P          TRADE ACCTS REC.
                                    ------------------------------------------------------
                                        DR (CR)             DR (CR)           DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                   12,344,012.52
Bailey - Conneaut                                           (16,605.00)
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook                                           (33,278.00)
Bailey - SMC Compound
Bailey - Madison
Experience Management                                   (22,551,651.27)
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin          167,306,074.61
Venture Grand Blanc                      15,195.50          (19,163.00)
Venture Grand Rapids                  4,229,936.35
Venture GR - Hopkinsville
Venture Almont                                          (49,657,180.82)
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing                                            (264,000.00)
Venture Europe
Venture Holdings
Venture Service                       7,319,534.79     (115,938,108.99)
Venture Europe
Venture EU
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         191,214,753.77     (188,479,987.08)         0.00
------------------------------------------------------------------------------------------
                                      2,734,766.69
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00                0.00          0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                191,214,753.77     (188,479,987.08)         0.00
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                 16,071,089.65       (6,813,427.27)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)         DR (CR)             DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES              0.00             0.00              0.00
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                           0.00             0.00              0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                     0.00             0.00              0.00
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics

                                                                            Mold

                                    2 of '46

Shelby
Venture Sales
Long Term
Winget, Larry
Wyndgate
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES               16,071,089.65       (6,813,427.27)         0.00
------------------------------------------------------------------------------------------

Shelby
Venture Sales
Long Term
Winget, Larry
Wyndgate
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                   0.00             0.00              0.00
---------------------------------------------------------------------------------------

                                                                            Mold

                                    3 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                     ALMONT
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                         A/R                 A/P          TRADE ACCTS REC.
                                    ------------------------------------------------------
                                       DR (CR)             DR (CR)            DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                   1,135,396.35
Bailey - Conneaut                                                                 906.66
Bailey - Hartford City
Bailey - Hillsdale                                                              4,414.02
Bailey - Lancaster                                                                311.67
Bailey - Portland
Bailey - Seabrook                      377,333.50
Bailey - SMC Compound
Bailey - Madison
Experience Management                                  (27,682,650.06)
Venture Industries - Groesbeck
Venture Industries - Harper                                                    65,548.00
Venture Industries - Masonic
Venture Industries - Malyn                                                    169,123.72
Venture Industries - Processing
Venture Industries - Admin          16,996,270.78
Venture Grand Blanc                  2,447,088.77                             348,127.91
Venture Grand Rapids                 3,464,023.70                              18,505.55
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering          49,657,180.82
Venture Canada
Vemco Leasing
Venture Leasing                                           (106,380.00)
Venture Europe
Venture Holdings
Venture Service                                        (41,117,908.32)
Venture Europe
Venture EU
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         74,077,293.92      (68,906,938.38)        606,937.53
------------------------------------------------------------------------------------------
                                     5,170,355.54
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00                0.00               0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                74,077,293.92      (68,906,938.38)        606,937.53
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                    60,164.99         (642,461.80)      4,644,486.23
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries                                                               168,350.70
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek                                                                   97,720.35
UV Automotive                                                                 112,096.41
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                  60,164.99         (642,461.80)      5,022,653.69
------------------------------------------------------------------------------------------

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)          DR (CR)           DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut                       (906.66)
Bailey - Hartford City
Bailey - Hillsdale                    (4,414.02)
Bailey - Lancaster                      (311.67)
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                                              (255.75)
Venture Industries - Harper                            (1,337.20)
Venture Industries - Masonic                             (536.25)
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc                 (348,127.91)
Venture Grand Rapids                 (18,505.55)
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         (372,265.81)       (1,873.45)           (255.75)
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                             0.00             0.00               0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                (372,265.81)       (1,873.45)           (255.75)
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                                  (13,000.00)       (145,220.00)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine                                (150,400.00)
Farm & Country
Venture Real Estate                                   (54,000.00)
Tig Interiors
Linden Creek                                           (2,710.00)
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                     0.00      (220,110.00)       (145,220.00)
------------------------------------------------------------------------------------------

                                                                          Almont

                                    4 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                 VENTURE CANADA
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                A/P          TRADE ACCTS REC.
                                     -----------------------------------------------------
                                        DR (CR)            DR (CR)             DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                                              (3,041.28)
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin           15,154,880.32
Venture Grand Blanc
Venture Grand Rapids                      1,295.66             (27.12)       4,813.07
Venture GR - Hopkinsville                45,862.41
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing                                            (71,323.00)
Venture Europe
Venture Holdings
Venture Service                                        (13,530,333.40)
Venture Europe
Venture EU
----------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          15,202,038.39     (13,601,683.52)       1,771.79
----------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00               0.00            0.00
----------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 15,202,038.39     (13,601,683.52)       1,771.79
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                     14,851.90
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES                   14,851.90               0.00            0.00
----------------------------------------------------------------------------------------

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)          DR (CR)            DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc                                    (4,468.32)
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES             0.00           (4,468.32)            0.00
---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                          0.00                0.00             0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                    0.00           (4,468.32)            0.00
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive                                         (13,257.01)
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                  0.00          (13,257.01)            0.00
---------------------------------------------------------------------------------------

                                                                          Canada

                                    5 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                   GRAND BLANC
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                 A/P         TRADE ACCTS REC.
                                   -------------------------------------------------------
                                        DR (CR)             DR (CR)           DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                      534,927.13
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management                                   (97,571,384.91)
Venture Industries - Groesbeck
Venture Industries - Harper                                                   6,812.34
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin                                 (102,348.41)
Venture Grand Blanc
Venture Grand Rapids                      6,325.62
Venture GR - Hopkinsville
Venture Almont                                           (2,447,088.77)
Venture Mold & Engineering               19,163.00          (15,195.50)
Venture Canada                                                                4,468.32
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service                                         (47,847,592.90)
Venture Europe
Venture EU
----------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES             560,415.75     (147,983,610.49)      11,280.66
----------------------------------------------------------------------------------------
                                   (147,423,194.74)
----------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00                0.00            0.00
----------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                    560,415.75     (147,983,610.49)      11,280.66
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                                       (205,829.98)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00         (205,829.98)           0.00
----------------------------------------------------------------------------------------

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                      DR (CR)           DR (CR)            DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale                                                       (1,598.50)
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook                                                       (17,960.00)
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                                           (3,876.48)
Venture Industries - Harper                                              (4,580.00)
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES            0.00               0.00          (28,014.98)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                         0.00               0.00                0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                   0.00               0.00          (28,014.98)
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                 0.00               0.00                0.00
---------------------------------------------------------------------------------------

                                                                         G Blanc

                                    6 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                  GRAND RAPIDS
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                 A/P         TRADE ACCTS REC.
                                   -------------------------------------------------------
                                        DR (CR)             DR (CR)           DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                    4,938,575.57           (1,595.00)
Bailey - Conneaut                                                             6,901.30
Bailey - Hartford City                                                       23,978.58
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management                                   (33,533,981.23)
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin          357,088,926.56
Venture Grand Blanc                                          (6,325.62)
Venture Grand Rapids                 19,951,411.17      (19,978,857.77)     (16,922.31)
Venture GR - Hopkinsville                                    (1,400.41)
Venture Almont                            3,088.96       (3,464,023.70)
Venture Mold & Engineering                               (4,229,936.35)
Venture Canada                               27.16           (1,295.66)
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service                                        (194,139,929.33)
Venture Europe
Venture EU
----------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         381,982,029.42     (255,357,345.07)      13,957.57
----------------------------------------------------------------------------------------
                                    126,624,684.35
----------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00                0.00            0.00
----------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                381,982,029.42     (255,357,345.07)      13,957.57
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                                       (299,327.00)      32,057.00
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries                                                              42,071.45
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek                                                                 33,294.72
UV Automotive                                                                22,033.44
Chipawa Logistics                                                            24,644.10
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00         (299,327.00)     154,100.71
----------------------------------------------------------------------------------------

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)           DR (CR)           DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut                                        (3,398.11)     (10,340.00)
Bailey - Hartford City
Bailey - Hillsdale                                                          763.84
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                            3,041.28
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids                                     16,922.31
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada                                           (4,813.07)
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
----------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES              0.00            11,752.41       (9,576.16)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                           0.00                 0.00            0.00
----------------------------------------------------------------------------------
TOTAL TRUST BALANCES                     0.00            11,752.41       (9,576.16)
----------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries                                      (1,578,630.27)     (49,331.57)
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors                                              (140.45)
Linden Creek                                           (216,746.13)      (7,711.84)
UV Automotive                                                            (1,517.65)
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
----------------------------------------------------------------------------------
RELATED PARTY BALANCES                   0.00        (1,795,516.85)     (58,561.06)
----------------------------------------------------------------------------------

                                                                        G Rapids

                                    7 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                  HOPKINSVILLE
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                 A/P         TRADE ACCTS REC.
                                   -------------------------------------------------------
                                        DR (CR)             DR (CR)           DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management                                   (31,642,942.99)
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin                                     (774.40)
Venture Grand Blanc
Venture Grand Rapids                      1,400.41
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada                                              (45,862.41)
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service                                          (9,496,695.38)      2,274.66
Venture Europe
Venture EU
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES               1,400.41      (41,186,275.18)      2,274.66
------------------------------------------------------------------------------------------
                                    (41,184,874.77)
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00                0.00           0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                      1,400.41      (41,186,275.18)      2,274.66
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00                0.00           0.00
------------------------------------------------------------------------------------------

                                     UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                     ----------------------------------------------------
                                        DR (CR)           DR (CR)           DR (CR)
-----------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
-----------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES              0.00               0.00              0.00
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                           0.00               0.00              0.00
-----------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                     0.00               0.00              0.00
-----------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
-----------------------------------------------------------------------------------------
RELATED PARTY BALANCES                   0.00               0.00              0.00
-----------------------------------------------------------------------------------------

                                                                         Hopkins

                                    8 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                 SERVICE COMPANY
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                         A/R                A/P           TRADE ACCTS REC.
                                   -------------------------------------------------------
                                       DR (CR)            DR (CR)               DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                   117,662,592.01
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management                381,119,177.75
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic               9,534.25
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin                              (926,330,578.50)
Venture Grand Blanc                   47,845,347.90
Venture Grand Rapids                 194,139,927.34
Venture GR - Hopkinsville              9,496,695.38
Venture Almont                        41,117,908.32
Venture Mold & Engineering           115,938,108.99       (7,319,534.79)
Venture Canada                        13,530,333.40
Vemco Leasing                          1,077,821.31         (972,000.00)
Venture Leasing                      304,825,303.57       (3,468,669.15)
Venture Europe
Venture Holdings                                        (723,531,512.67)
Venture Service
Venture Europe
Venture EU
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES        1,226,762,750.22   (1,661,622,295.11)           0.00
------------------------------------------------------------------------------------------
                                    (434,859,544.89)
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                 0.00                0.00           0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES               1,226,762,750.22   (1,661,622,295.11)          0.00
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                  92,227,262.06                          19,815.00
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries                                                              17,940.25
Venture Africa                           852,742.32         (750,000.00)    146,502.46
Venture Acquistions                                       (1,297,660.00)
Realven                                                     (706,404.00)
Venture Global Gifu
VAC                                                       (1,402,358.92)
Venco Mgmnt
Venture Australia / Asian Pacific      4,915,379.85       (3,081,523.97)
Venture Foreign Sales
Venture Heavy Machine                    205,165.34       (9,015,287.49)
Farm & Country
Venture Real Estate                                         (339,600.00)
Tig Interiors
Linden Creek                                                                 36,648.72
UV Automotive                                                               254,127.16
Chipawa Logistics

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)          DR (CR)            DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville                                                 (2,274.66)
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES              0.00               0.00          (2,274.66)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                          0.00               0.00               0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                    0.00               0.00          (2,274.66)
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors                                         (1,371.04)           (350.00)
Linden Creek
UV Automotive
Chipawa Logistics

                                                                         Service

                                    9 of '46

Shelby
Venture Sales                                             (1,295,816.41)      6,125.06
Long Term                             28,831,890.36
Winget, Larry
Wyndgate                                                                      1,186.15
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES               127,032,439.93      (17,888,650.79)    482,344.80
------------------------------------------------------------------------------------------

Shelby
Venture Sales                                         (4,312.37)
Long Term
Winget, Larry
Wyndgate
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                  0.00          (5,683.41)           (350.00)
---------------------------------------------------------------------------------------

                                                                         Service

                                    10 of '46

                          VENTURE HOLDINGS COMPANY LLC
                              EXPERIENCE MANAGEMENT
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                 A/P         TRADE ACCTS REC.
                                   -------------------------------------------------------
                                        DR (CR)             DR (CR)           DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate                    1,446,632.00           (1,389.20)
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin          172,615,512.79
Venture Grand Blanc                  97,571,384.76
Venture Grand Rapids                 33,536,178.81
Venture GR - Hopkinsville            31,642,942.99
Venture Almont                       27,682,644.06
Venture Mold & Engineering           22,551,651.27
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service                                        (381,130,243.01)
Venture Europe
Venture EU
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         387,046,946.68     (381,131,632.21)        0.00
------------------------------------------------------------------------------------------
                                      5,915,314.47
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00                0.00         0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                387,046,946.68     (381,131,632.21)        0.00
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00                0.00         0.00
------------------------------------------------------------------------------------------

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)           DR (CR)           DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES             0.00             0.00                0.00
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                          0.00             0.00                0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                    0.00             0.00                0.00
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                  0.00             0.00                0.00
---------------------------------------------------------------------------------------

                                                                       Expr Mgmt

                                    11 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                 VENTURE LEASING
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                          A/R                A/P          TRADE ACCTS REC.
                                   -------------------------------------------------------
                                        DR (CR)            DR (CR)             DR (CR)
------------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin              658,000.00         (658,000.00)
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont                          106,380.00
Venture Mold & Engineering              264,000.00
Venture Canada                           71,323.00
Vemco Leasing
Venture Leasing
Venture Europe                      296,921,850.16
Venture Holdings                                           (344,200.00)
Venture Service                       3,483,669.15     (304,840,303.57)
Venture Europe
Venture EU                               49,839.57
------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         301,555,061.88     (305,842,503.57)         0.00
------------------------------------------------------------------------------------------
                                     (4,287,441.69)
------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00                0.00          0.00
------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                301,555,061.88     (305,842,503.57)         0.00
------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive

                                   UNBILLED REC'S   ACCTS PAY TRADE   UNRECORDED LIAB'S
                                   ----------------------------------------------------
                                       DR (CR)          DR (CR)            DR (CR)
---------------------------------------------------------------------------------------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES             0.00             0.00                0.00
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                          0.00             0.00                0.00
---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                    0.00             0.00                0.00
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive

                                                                      Vent Lease

                                    12 of '46

Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
----------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00                0.00          0.00
----------------------------------------------------------------------------------------

Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                  0.00             0.00                0.00
---------------------------------------------------------------------------------------

                                                                      Vent Lease

                                    13 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                  VEMCO LEASING
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                                             ACCTS
                                                                      TRADE      UNBILLED     PAY      UNRECORDED
                                          A/R            A/P        ACCTS REC.    REC'S      TRADE       LIAB'S
                                       ----------   -------------   ----------   --------   --------   ----------
                                        DR (CR)        DR (CR)       DR (CR)      DR (CR)    DR (CR)    DR (CR)
                                       ----------   -------------   ----------   --------   --------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service                        975,000.00   (1,080,821.31)
Venture Europe
Venture EU
                                       --------------------------------------------------------------------------
US INTERCO COMPANY BALANCES            975,000.00   (1,080,821.31)        0.00       0.00       0.00         0.00
                                       --------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00            0.00         0.00       0.00       0.00         0.00
                                       --------------------------------------------------------------------------
TOTAL TRUST BALANCES                   975,000.00   (1,080,821.31)        0.00       0.00       0.00         0.00
                                       --------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                       --------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00            0.00         0.00       0.00       0.00         0.00
                                       --------------------------------------------------------------------------

                                                                     Vemco lease

                                   14 of '46

                          VENTURE HOLDINGS COMPANY LLC
                               BAILEY CONSOLIDATED
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER


                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R              A/P           REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                  31,171,490.88   (38,361,231.67)        0.00      0.00                   0.00         0.00
Bailey - Conneaut                    8,914,524.40    (7,578,510.39)   75,557.92      0.00             (18,595.86)   (2,952.48)
Bailey - Hartford City               2,548,988.66    (2,177,961.72)    3,567.48      0.00                   0.00         0.00
Bailey - Hillsdale                   2,645,705.61    (4,665,931.26)        0.00      0.00                   0.00         0.00
Bailey - Lancaster                  20,394,103.25      (432,614.47)   14,427.97      0.00             (13,707.16)        0.00
Bailey - Portland                    3,519,247.94    (1,241,941.58)        0.00      0.00                   0.00         0.00
Bailey - Seabrook                       10,919.71   (15,869,088.87)        0.00      0.00                   0.00         0.00
Bailey - SMC Compound                7,005,752.69    (6,072,360.75)        0.00      0.00             (58,297.87)        0.00
Bailey - Madison                     1,007,504.32      (818,340.62)        0.00      0.00                   0.00         0.00
Experience Management                    1,389.20    (1,446,632.00)        0.00      0.00                   0.00         0.00
Venture Industries - Groesbeck               0.00             0.00    16,555.39      0.00              (1,475.00)        0.00
Venture Industries - Harper                  0.00             0.00         0.00      0.00              (5,425.16)        0.00
Venture Industries - Masonic                 0.00             0.00         0.00      0.00                   0.00         0.00
Venture Industries - Malyn                   0.00             0.00         0.00      0.00               7,469.49         0.00
Venture Industries - Processing              0.00             0.00         0.00      0.00                   0.00         0.00
Venture Industries - Admin          72,270,075.74             0.00         0.00      0.00                   0.00         0.00
Venture Grand Blanc                          0.00      (534,927.13)   19,558.50      0.00                   0.00         0.00
Venture Grand Rapids                         0.00    (4,936,594.08)   12,974.27      0.00             (23,978.58)   (6,901.30)
Venture GR - Hopkinsville                    0.00             0.00         0.00      0.00                   0.00         0.00
Venture Almont                               0.00    (1,512,729.85)        0.00      0.00                   0.00         0.00
Venture Mold & Engineering              49,883.00   (12,344,012.52)        0.00      0.00                   0.00         0.00
Venture Canada                               0.00             0.00         0.00      0.00                   0.00         0.00
Vemco Leasing                                0.00             0.00         0.00      0.00                   0.00         0.00
Venture Leasing                              0.00             0.00         0.00      0.00                   0.00         0.00
Venture Europe                               0.00             0.00         0.00      0.00                   0.00         0.00
Venture Holdings                             0.00             0.00         0.00      0.00                   0.00         0.00
Venture Service                              0.00  (117,660,549.51)        0.00      0.00                   0.00         0.00
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES        149,539,585.40  (215,653,426.42)  142,641.53      0.00            (114,010.14)   (9,853.78)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany                              0.00             0.00         0.00      0.00                   0.00         0.00
Venture Verwaltungs                          0.00             0.00         0.00      0.00                   0.00         0.00
Venture Beteillgungs                         0.00             0.00         0.00      0.00                   0.00         0.00
Peguform GmbH                                0.00             0.00         0.00      0.00                   0.00         0.00
Peguform Iberica                             0.00             0.00         0.00      0.00                   0.00         0.00
Venture Service (to/from Int'l)              0.00             0.00         0.00      0.00                   0.00         0.00
TOTAL PEGUFORM                               0.00             0.00         0.00      0.00                   0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES               149,539,585.40  (215,653,426.42)  142,641.53      0.00            (114,010.14)   (9,853.78)
                                   ------------------------------------------------------------------------------------------
                                                              0.00         0.00      0.00                   0.00         0.00
RELATED PARTY BALANCES                       0.00             0.00         0.00      0.00                   0.00         0.00
Deluxe Pattern (AEC)                         0.00       (45,950.00)  125,667.82      0.00                   0.00         0.00
Sitco Ltd.                                   0.00             0.00         0.00      0.00                   0.00         0.00
Acropolis                                    0.00             0.00         0.00      0.00                   0.00         0.00
Atlantic Automotive                          0.00             0.00         0.00      0.00                   0.00         0.00
Harper Properties                            0.00             0.00         0.00      0.00                   0.00         0.00
M & M Services, Inc.                         0.00             0.00         0.00      0.00                   0.00         0.00
Metro Tool & Die                             0.00             0.00         0.00      0.00                   0.00         0.00
Millard Design                               0.00             0.00         0.00      0.00                   0.00         0.00
Nova Industries                              0.00             0.00         0.00      0.00             (89,526.15)  (85,886.15)
Venture Africa                               0.00             0.00         0.00      0.00                   0.00         0.00
Venture Acquistions                          0.00             0.00         0.00      0.00                   0.00         0.00
Realven                                      0.00             0.00         0.00      0.00                   0.00         0.00
Venture Global Gifu                          0.00             0.00         0.00      0.00                   0.00         0.00
VAC                                          0.00             0.00         0.00      0.00                   0.00         0.00
Venco Mgmnt                                  0.00             0.00         0.00      0.00                   0.00         0.00
Venture Australia / Asian Pacific            0.00             0.00       900.00      0.00                   0.00         0.00
Venture Foreign Sales                        0.00             0.00         0.00      0.00                   0.00         0.00
Venture Heavy Machine                        0.00             0.00         0.00      0.00                  75.00         0.00
Farm & Country                               0.00             0.00         0.00      0.00                   0.00         0.00
Venture Real Estate                          0.00             0.00         0.00      0.00                   0.00         0.00
Tig Interiors                                0.00             0.00         0.00      0.00                   0.00         0.00
Linden Creek                                 0.00             0.00     4,853.19      0.00                   0.00    (7,734.63)
UV Automotive                                0.00             0.00         0.00      0.00            (105,907.75)   (9,697.56)
Chipawa Logistics                            0.00             0.00         0.00      0.00                   0.00         0.00
Shelby                                       0.00             0.00         0.00      0.00                   0.00         0.00
Venture Sales                                0.00             0.00         0.00      0.00                   0.00         0.00
Windall Industries                           0.00             0.00         0.00      0.00                   0.00         0.00
Winget, Larry                                0.00             0.00         0.00      0.00                   0.00         0.00
Wyndgate                                     0.00             0.00         0.00      0.00                   0.00         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00       (45,950.00)  131,421.01      0.00            (195,358.90) (103,318.34)
                                   ------------------------------------------------------------------------------------------

                                                                   Bailey Consol

                                   15 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                    CONNEAUT
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                   1,153,481.91    (8,566,639.56)
Bailey - Conneaut
Bailey - Hartford City                  57,107.11                      3,567.48
Bailey - Hillsdale                       2,583.23
Bailey - Lancaster                                     (347,884.84)   17,811.57                       (13,707.16)
Bailey - Portland
Bailey - Seabrook                        3,159.25
Bailey - SMC Compound                6,362,178.93                                                     (61,850.76)
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids                                                  13,738.11                                     (6,901.30)
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering              16,605.00
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          7,595,115.43    (8,914,524.40)   35,117.16            0.00       (75,557.92)   (6,901.30)
                                   --------------
                                    (1,319,408.97)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 7,595,115.43    (8,914,524.40)   35,117.16            0.00       (75,557.92)   (6,901.30)
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                        Conneaut

                                   16 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                    SEABROOK
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                  15,857,790.93
Bailey - Conneaut                                        (3,159.25)
Bailey - Hartford City                   7,584.85        (7,760.46)
Bailey - Hillsdale                       3,757.64
Bailey - Lancaster                                       (6,683.53)
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc                                                   17,960.00
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont                                         (377,333.50)
Venture Mold & Engineering              33,278.00
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         15,902,411.42      (394,936.74)   17,960.00            0.00             0.00         0.00
                                   --------------
                                    15,507,474.68
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                15,902,411.42      (394,936.74)   17,960.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                        Seabrook

                                   17 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                    HILLSDALE
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.       UNBILLED REC'S  ACCTS PAY TRADE   LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)        DR (CR)         DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                   4,666,142.80    (2,634,879.74)
Bailey - Conneaut                                        (2,583.23)
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster                                       (4,485.00)
Bailey - Portland
Bailey - Seabrook                                        (3,757.64)
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                                        16,555.39                        (1,475.00)
Venture Industries - Harper                                                                            (5,425.16)
Venture Industries - Masonic
Venture Industries - Malyn                                                                              7,469.49
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc                                                    1,598.50
Venture Grand Rapids                                                    (763.84)
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          4,666,142.80    (2,645,705.61)   17,390.05            0.00           569.33         0.00
                                   --------------
                                     2,020,437.19
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                                0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 4,666,142.80    (2,645,705.61)   17,390.05            0.00           569.33         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                       Hillsdale

                                   18 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                     MADISON
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)        DR (CR)         DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                     818,340.62      (941,930.95)
Bailey - Conneaut
Bailey - Hartford City                                  (61,014.96)
Bailey - Hillsdale
Bailey - Lancaster                                       (4,558.41)
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES            818,340.62    (1,007,504.32)        0.00            0.00             0.00         0.00
                                   --------------
                                      (189,163.70)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                   818,340.62    (1,007,504.32)        0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                         Madison

                                   19 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                    LANCASTER
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)        DR (CR)         DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                      49,206.05   (20,339,380.26)
Bailey - Conneaut                      347,884.84                     13,707.16                       (18,595.86)      615.00
Bailey - Hartford City                                  (42,575.12)
Bailey - Hillsdale                       4,485.00
Bailey - Lancaster                       6,683.53
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound                   19,796.64        (5,464.34)                                     3,552.89
Bailey - Madison                         4,558.41
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES            432,614.47   (20,387,419.72)   13,707.16            0.00       (15,042.97)      615.00
                                   --------------
                                   (19,954,805.25)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                   432,614.47   (20,387,419.72)   13,707.16            0.00       (15,042.97)      615.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00      0.00                   0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                       Lancaster

                                   20 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                  HARTFORD CITY
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)         DR (CR)         DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                   1,317,690.58    (2,484,296.70)
Bailey - Conneaut                                       (57,107.11)                                                 (3,567.48)
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster                      42,575.12
Bailey - Portland                      125,143.48
Bailey - Seabrook                        7,760.46        (7,584.85)
Bailey - SMC Compound                  623,777.12
Bailey - Madison                        61,014.96
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids                                                                                  (23,978.58)
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          2,177,961.72    (2,548,988.66)        0.00            0.00       (23,978.58)   (3,567.48)
                                   --------------
                                      (371,026.94)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 2,177,961.72    (2,548,988.66)        0.00            0.00       (23,978.58)   (3,567.48)
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                        Hartford

                                   21 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                    PORTLAND
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                   1,241,941.58    (3,394,104.46)
Bailey - Conneaut
Bailey - Hartford City                                 (125,143.48)
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          1,241,941.58    (3,519,247.94)        0.00            0.00             0.00         0.00
                                   --------------
                                    (2,277,306.36)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs

Peguform GmbH
Peguform Iberica

Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 1,241,941.58    (3,519,247.94)        0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                        Portland

                                   22 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                       SMC
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                   6,066,896.41
Bailey - Conneaut                                    (6,362,178.93)   61,850.76
Bailey - Hartford City                                 (623,777.12)
Bailey - Hillsdale
Bailey - Lancaster                       5,464.34       (19,796.64)   (3,383.60)
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          6,072,360.75    (7,005,752.69)   58,467.16            0.00             0.00         0.00
                                   --------------
                                      (933,391.94)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                               0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 6,072,360.75    (7,005,752.69)   58,467.16            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------

                                                                             SMC

                                   23 of '46

                          VENTURE HOLDING COMPANY LLC
                                BAILEY CORPORATE
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                    TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P            REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)        DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  -----------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut                    8,566,639.56    (1,153,481.87)
Bailey - Hartford City               2,484,296.70    (1,317,690.58)
Bailey - Hillsdale                   2,634,879.74    (4,665,931.26)
Bailey - Lancaster                  20,339,380.26       (49,206.05)
Bailey - Portland                    3,394,104.46    (1,241,941.58)
Bailey - Seabrook                                   (15,857,746.38)
Bailey - SMC Compound                                (6,066,896.41)
Bailey - Madison                       941,930.95      (818,340.62)
Experience Management                    1,389.20    (1,446,632.00)
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin          72,270,075.74
Venture Grand Blanc                                    (534,927.13)
Venture Grand Rapids                                 (4,936,594.08)
Venture GR - Hopkinsville
Venture Almont                                       (1,135,396.35)
Venture Mold & Engineering                          (12,344,012.52)
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service                                    (117,660,549.51)
Venture Europe
Venture EU
                                   ------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES        110,632,696.61  (169,229,346.34)        0.00            0.00           0.00          0.00
                                   --------------
                                   (58,596,649.73)
                                   ------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                                0.00         0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES               110,632,696.61  (169,229,346.34)        0.00            0.00             0.00         0.00
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES
Deluxe Pattern (AEC)                                    (45,950.00)  125,667.82
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries                                                                                       (89,526.15)  (85,886.15)
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific                                        900.00
Venture Foreign Sales
Venture Heavy Machine                                                                                      75.00
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek                                                           4,853.19                                     (7,734.63)
UV Automotive                                                                                        (105,907.75)   (9,697.56)
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                   ------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00       (45,950.00)  131,421.01            0.00      (195,358.90) (103,318.34)
                                   ------------------------------------------------------------------------------------------

                                                                     Bailey Corp

                                   24 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                   INDUSTRIES
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                     TRADE ACCTS                                   UNRECORDED
                                        A/R             A/P             REC.      UNBILLED REC'S  ACCTS PAY TRADE    LIAB'S
                                   --------------  ---------------  ------------  --------------  ---------------  -----------
                                      DR (CR)          DR (CR)         DR (CR)       DR (CR)          DR (CR)        DR (CR)
                                   --------------  ---------------  ------------  --------------  ---------------  -----------
INTERCO COMPANY BALANCES
Bailey - Corporate                           0.00   (72,181,862.20)         0.00            0.00             0.00         0.00
Bailey - Conneaut                            0.00             0.00          0.00            0.00             0.00         0.00
Bailey - Hartford City                       0.00             0.00          0.00            0.00             0.00         0.00
Bailey - Hillsdale                           0.00             0.00       (569.33)           0.00       (13,344.14)   (3,211.25)
Bailey - Lancaster                           0.00             0.00          0.00            0.00             0.00         0.00
Bailey - Portland                            0.00             0.00          0.00            0.00             0.00         0.00
Bailey - Seabrook                            0.00             0.00          0.00            0.00             0.00         0.00
Bailey - SMC Compound                        0.00             0.00          0.00            0.00             0.00         0.00
Bailey - Madison                             0.00             0.00          0.00            0.00             0.00         0.00
Experience Management                        0.00  (172,615,140.46)         0.00            0.00             0.00         0.00
Venture Industries - Groesbeck               0.00             0.00    124,670.97       (1,320.62)        9,456.38     4,307.70
Venture Industries - Harper                  0.00             0.00     26,673.29         (726.18)      (31,798.27)  (14,816.04)
Venture Industries - Masonic                 0.00             0.00     (3,247.79)           0.00       (32,076.42)  (48,849.13)
Venture Industries - Malyn                   0.00             0.00     18,396.73            0.00          (229.95)     (242.16)
Venture Industries - Processing              0.00             0.00     12,423.23       (4,577.59)      (59,803.25)   (1,272.18)
Venture Industries - Admin                   0.00             0.00          0.00            0.00             0.00         0.00
Venture Grand Blanc                    102,348.41             0.00      8,456.48            0.00        (6,812.34)        0.00
Venture Grand Rapids                         0.00  (357,149,692.28)         0.00            0.00             0.00         0.00
Venture GR - Hopkinsville                  774.40             0.00          0.00            0.00             0.00         0.00
Venture Almont                               0.00   (16,996,270.77)     2,119.20            0.00      (239,923.00)    5,251.28
Venture Mold & Engineering                   0.00  (167,306,074.61)         0.00            0.00             0.00         0.00
Venture Canada                               0.00   (15,154,880.32)         0.00            0.00         3,041.28         0.00
Vemco Leasing                                0.00             0.00          0.00            0.00             0.00         0.00
Venture Leasing                        329,000.00      (329,000.00)         0.00            0.00             0.00         0.00
Venture Europe                               0.00             0.00          0.00            0.00             0.00         0.00
Venture Holdings                             0.00             0.00          0.00            0.00             0.00         0.00
Venture Service                    926,329,438.28             0.00          0.00            0.00             0.00         0.00
Venture Europe                               0.00             0.00          0.00            0.00             0.00         0.00
Venture EU                                   0.00             0.00          0.00            0.00             0.00         0.00
                                   -------------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES        926,761,561.09  (801,732,920.64)   188,922.78       (6,624.39)     (371,489.71)  (58,831.78)
                                   -------------------------------------------------------------------------------------------
Venture Europe (to/from Int'l)               0.00             0.00          0.00            0.00             0.00         0.00
Venture Germany                              0.00             0.00          0.00            0.00             0.00         0.00
Venture Verwaltungs                          0.00             0.00          0.00            0.00             0.00         0.00
Venture Beteillgungs                         0.00             0.00          0.00            0.00             0.00         0.00
Peguform GmbH                                0.00             0.00          0.00            0.00             0.00         0.00
Peguform Iberica                             0.00             0.00          0.00            0.00             0.00         0.00
Venture Service (to/from Int'l)              0.00             0.00          0.00            0.00             0.00         0.00
TOTAL PEGUFORM                               0.00             0.00          0.00            0.00             0.00         0.00
                                   -------------------------------------------------------------------------------------------
TOTAL TRUST BALANCES               926,761,561.09  (801,732,920.64)   107,901.97       (6,604.39)     (368,893.48)  (64,718.72)
                                   -------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00             0.00          0.00            0.00             0.00         0.00
Deluxe Pattern (AEC)                         0.00    (3,678,605.35) 1,348,368.36            0.00        25,643.00    (2,406.00)
Sitco Ltd.                                   0.00             0.00          0.00            0.00             0.00         0.00
Acropolis                                    0.00             0.00          0.00            0.00             0.00         0.00
Atlantic Automotive                          0.00             0.00          0.00            0.00             0.00         0.00
Harper Properties                            0.00    (1,675,830.00)         0.00            0.00             0.00         0.00
M & M Services, Inc.                         0.00             0.00          0.00            0.00             0.00         0.00
Metro Tool & Die                             0.00             0.00          0.00            0.00             0.00         0.00
Millard Design                               0.00             0.00          0.00            0.00             0.00         0.00
Nova Industries                              0.00             0.00    202,591.46            0.00      (678,377.50)  (36,894.54)
Venture Africa                               0.00             0.00          0.00            0.00             0.00         0.00
Venture Acquistions                          0.00      (591,589.90)         0.00            0.00       (32,400.00)        0.00
Realven                                      0.00      (108,999.99)         0.00            0.00             0.00         0.00
Venture Global Gifu                          0.00             0.00          0.00            0.00             0.00         0.00
VAC                                          0.00             0.00          0.00            0.00             0.00         0.00
Venco Mgmnt                                  0.00             0.00          0.00            0.00             0.00         0.00
Venture Australia / Asian Pacific            0.00             0.00          0.00            0.00             0.00         0.00
Venture Foreign Sales                        0.00             0.00          0.00            0.00             0.00         0.00
Venture Heavy Machine                        0.00             0.00          0.00            0.00             0.00         0.00
Farm & Country                               0.00             0.00          0.00            0.00             0.00         0.00
Venture Real Estate                          0.00             0.00          0.00            0.00             0.00         0.00
Tig Interiors                                0.00             0.00          0.00            0.00        (9,115.40)        0.00
Linden Creek                                 0.00             0.00          0.00            0.00        (2,565.39)   (1,145.62)
UV Automotive                                0.00             0.00  1,404,251.96            0.00    (1,366,033.12)   17,300.71
Chipawa Logistics                            0.00             0.00          0.00            0.00             0.00         0.00
Shelby                                       0.00             0.00          0.00            0.00             0.00         0.00
Venture Sales                                0.00             0.00          0.00            0.00             0.00         0.00
Windall Industries                           0.00             0.00          0.00            0.00             0.00         0.00
Winget, Larry                                0.00             0.00          0.00            0.00             0.00         0.00
Wyndgate                                     0.00             0.00          0.00            0.00             0.00         0.00
                                   -------------------------------------------------------------------------------------------
RELATED PARTY BALANCES                       0.00    (6,055,025.24)  2,955,211.78           0.00    (2,062,848.41)  (23,145.45)
                                   -------------------------------------------------------------------------------------------

                                                                 Industries cons

                                   25 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                INDUSTRIES/HARPER
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                      TRADE ACCTS     UNBILLED    ACCTS PAY   UNRECORDED
                                      A/R      A/P        REC.          REC'S       TRADE       LIAB'S
                                    -------  -------  -----------    ---------   ----------   ----------
                                    DR (CR)  DR (CR)    DR (CR)        DR (CR)     DR (CR)      DR (CR)
                                    -------  -------  -----------    ---------   ----------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale                                      5,425.16
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                         28,955.63     (1,320.62)   (9,756.20)   (1,275.00)
Venture Industries - Harper
Venture Industries - Masonic                              364.22
Venture Industries - Malyn                              8,789.99                                 (314.95)
Venture Industries - Processing                        11,379.43     (4,046.67)  (14,600.96)
Venture Industries - Admin
Venture Grand Blanc                                     4,580.00                  (6,812.34)
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont                                          1,327.20                 (65,548.00)
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    --------------------------------------------------------------------
US INTERCO COMPANY BALANCES           0.00     0.00    60,821.63     (5,367.29)  (96,717.50)   (1,589.95)
                                    --------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    --------------------------------------------------------------------
TOTAL PEGUFORM                        0.00     0.00         0.00          0.00         0.00         0.00
                                    --------------------------------------------------------------------
TOTAL TRUST BALANCES                  0.00     0.00    60,821.63     (5,367.29)  (96,717.50)   (1,589.95)
                                    --------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    --------------------------------------------------------------------
RELATED PARTY BALANCES                0.00     0.00         0.00          0.00         0.00         0.00
                                    --------------------------------------------------------------------

                                                                          Harper

                                   26 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                  INDUSTRIES/WK
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                      TRADE ACCTS     UNBILLED    ACCTS PAY   UNRECORDED
                                      A/R      A/P        REC.          REC'S       TRADE       LIAB'S
                                    -------  -------  -----------    ---------   ----------   ----------
                                    DR (CR)  DR (CR)    DR (CR)        DR (CR)     DR (CR)      DR (CR)
                                    -------  -------  -----------    ---------   ----------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                         80,464.56                    (295.20)    6,168.37
Venture Industries - Harper                                20.00        (20.00)     (321.30)
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing                                                   (1,979.73)     (281.43)
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont                                            536.25
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    --------------------------------------------------------------------
US INTERCO COMPANY BALANCES           0.00     0.00    81,020.81        (20.00)   (2,596.23)    5,886.94
                                    --------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    --------------------------------------------------------------------
TOTAL PEGUFORM                        0.00     0.00         0.00          0.00         0.00         0.00
                                    --------------------------------------------------------------------
TOTAL TRUST BALANCES                  0.00     0.00    81,020.81        (20.00)   (2,596.23)    5,886.94
                                    --------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    --------------------------------------------------------------------
RELATED PARTY BALANCES                0.00     0.00         0.00          0.00         0.00         0.00
                                    --------------------------------------------------------------------

                                   27 of '46

                          VENTURE HOLDINGS COMPANY LLC
                              INDUSTRIES/GROESBECK
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                      TRADE ACCTS     UNBILLED    ACCTS PAY   UNRECORDED
                                      A/R      A/P        REC.         REC'S        TRADE       LIAB'S
                                    -------  -------  -----------    ---------   ----------   ----------
                                    DR (CR)  DR (CR)    DR (CR)       DR (CR)      DR (CR)      DR (CR)
                                    -------  -------  -----------    ---------   ----------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale                                        585.00                 (13,344.14)   (3,211.25)
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                        (19,507.78)                 19,507.78
Venture Industries - Harper                            11,163.44       (132.24)  (26,328.97)   (3,841.29)
Venture Industries - Masonic                           (5,873.17)                (32,076.42)  (48,849.13)
Venture Industries - Malyn                                                          (229.95)
Venture Industries - Processing                         1,116.59       (530.92)  (34,528.61)      (77.96)
Venture Industries - Admin
Venture Grand Blanc                                     3,876.48
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont                                            255.75
Venture Mold & Engineering
Venture Canada                                                                     3,041.28
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    --------------------------------------------------------------------
US INTERCO COMPANY BALANCES           0.00     0.00    (8,383.69)      (663.16)  (83,959.03)  (55,979.63)
                                    --------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    --------------------------------------------------------------------
TOTAL PEGUFORM                        0.00     0.00         0.00          0.00         0.00         0.00
                                    --------------------------------------------------------------------
TOTAL TRUST BALANCES                  0.00     0.00    (8,383.69)      (663.16)  (83,959.03)  (55,979.63)
                                    --------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    --------------------------------------------------------------------
RELATED PARTY BALANCES                0.00     0.00         0.00          0.00         0.00         0.00
                                    --------------------------------------------------------------------

                                                                       Groesbeck

                                   28 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                INDUSTRIES/MALYN
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                      TRADE ACCTS     UNBILLED    ACCTS PAY    UNRECORDED
                                      A/R      A/P        REC.         REC'S        TRADE        LIAB'S
                                    -------  -------  -----------    ---------   -----------   ----------
                                    DR (CR)  DR (CR)    DR (CR)       DR (CR)      DR (CR)       DR (CR)
                                    -------  -------  -----------    ---------   -----------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale                                     (6,579.49)
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                            229.95
Venture Industries - Harper                               314.95                   (5,148.00)   (3,641.99)
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing                           (72.79)                  (8,693.95)     (912.79)
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont                                                                   (174,375.00)    5,251.28
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------
US INTERCO COMPANY BALANCES           0.00     0.00    (6,107.38)         0.00   (188,216.95)      696.50
                                    ---------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------
TOTAL PEGUFORM                        0.00     0.00         0.00          0.00          0.00         0.00
                                    ---------------------------------------------------------------------
TOTAL TRUST BALANCES                  0.00     0.00    (6,107.38)         0.00   (188,216.95)      696.50
                                    ---------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------
RELATED PARTY BALANCES                0.00     0.00         0.00          0.00          0.00         0.00
                                    ---------------------------------------------------------------------

                                                                           Malyn

                                   29 of '46

                          VENTURE HOLDINGS COMPANY LLC
                               INDUSTRIES/MASONIC
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                      TRADE ACCTS     UNBILLED    ACCTS PAY    UNRECORDED
                                      A/R      A/P        REC.         REC'S        TRADE        LIAB'S
                                    -------  -------  -----------    ---------   -----------   ----------
                                    DR (CR)  DR (CR)    DR (CR)       DR (CR)      DR (CR)       DR (CR)
                                    -------  -------  -----------    ---------   -----------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck                         34,528.61                                  (585.67)
Venture Industries - Harper                            15,174.90       (573.94)                 (7,332.76)
Venture Industries - Masonic                            2,261.16
Venture Industries - Malyn                              9,606.74                                    72.79
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------
US INTERCO COMPANY BALANCES           0.00     0.00    61,571.41       (573.94)         0.00    (7,845.64)
                                    ---------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------
TOTAL PEGUFORM                        0.00     0.00         0.00          0.00          0.00         0.00
                                    ---------------------------------------------------------------------
TOTAL TRUST BALANCES                  0.00     0.00    61,571.41       (573.94)         0.00    (7,845.64)
                                    ---------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------
RELATED PARTY BALANCES                0.00     0.00         0.00          0.00          0.00         0.00
                                    ---------------------------------------------------------------------

                                                                      Processing

                                   30 of '46

                          VENTURE HOLDINGS COMPANY LLC
                            INDUSTRIES/ADMINISTRATION
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate                                   (72,181,862.20)
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management                               (172,615,140.46)
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc                     102,348.41
Venture Grand Rapids                                (357,149,692.28)
Venture GR - Hopkinsville                   774.40
Venture Almont                                       (16,996,270.77)
Venture Mold & Engineering                          (167,306,074.61)
Venture Canada                                       (15,154,880.32)
Vemco Leasing
Venture Leasing                         329,000.00      (329,000.00)
Venture Europe
Venture Holdings
Venture Service                     926,329,438.28
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         926,761,561.09  (801,732,920.64)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
                                    125,028,640.45
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
TOTAL TRUST BALANCES                926,761,561.09  (801,732,920.64)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)                                  (3,678,605.35)  1,348,368.36                   25,643.00    (2,406.00)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties                                     (1,675,830.00)
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries                                                         202,591.46                 (678,377.50)  (36,894.54)
Venture Africa
Venture Acquistions                                     (591,589.90)                                (32,400.00)
Realven                                                 (108,999.99)
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors                                                                                        (9,115.40)
Linden Creek                                                                                         (2,565.39)   (1,145.62)
UV Automotive                                                         1,404,251.96               (1,366,033.12)   17,300.71
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00    (6,055,025.24)  2,955,211.78        0.00   (2,062,848.41)  (23,145.45)
                                    ---------------------------------------------------------------------------------------

                                                                  administration

                                   31 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                 VENTURE EUROPE
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing                                     (296,921,850.12)
Venture Europe
Venture Holdings                     27,021,349.57
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES          27,021,349.57  (296,921,850.12)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                 27,021,349.57  (296,921,850.12)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales

                                                                  Venture Europe

                                   32 of '46

Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                  Venture Europe

                                   33 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                   VENTURE EU
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing                                          (49,839.57)
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES                   0.00       (49,839.57)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                          0.00       (49,839.57)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales

                                                                      Venture EU

                                   34 of '46

Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                      Venture EU

                                   35 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                 VENTURE GERMANY
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES                   0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                          0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby

                                                                 Venture Germany

                                   36 of '46

Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                 Venture Germany

                                   37 of '46

                          VENTURE HOLDINGS COMPANY LLC
                               VENTURE VERWALTUNGS
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES                   0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                          0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby

                                                                      Venture V.

                                   38 of '46

Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                      Venture V.

                                   39 of '46

                          VENTURE HOLDINGS COMPANY LLC
                              VENTURE BETEILLGUNGS
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES                   0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                          0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby

                                                                      Venture B.

                                   40 of '46

Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                      Venture B.

                                   41 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                  PEGUFORM GMBH
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing
Venture Europe
Venture Holdings
Venture Service
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES                   0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                          0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                        Peguform

                                   42 of '46

                          VENTURE HOLDINGS COMPANY LLC
                                VENTURE HOLDINGS
                 INTER COMPANY BALANCES / RELATED PARTY BALANCES
                         AS OF APR 03, 2004, 1ST QUARTER

                                                                       TRADE ACCTS    UNBILLED     ACCTS PAY     UNRECORDED
                                         A/R              A/P             REC.         REC'S         TRADE         LIAB'S
                                    --------------  ---------------   ------------   ---------   -------------   ----------
                                        DR (CR)         DR (CR)          DR (CR)      DR (CR)       DR (CR)        DR (CR)
                                    --------------  ---------------   ------------   ---------   -------------   ----------
INTERCO COMPANY BALANCES
Bailey - Corporate
Bailey - Conneaut
Bailey - Hartford City
Bailey - Hillsdale
Bailey - Lancaster
Bailey - Portland
Bailey - Seabrook
Bailey - SMC Compound
Bailey - Madison
Experience Management
Venture Industries - Groesbeck
Venture Industries - Harper
Venture Industries - Masonic
Venture Industries - Malyn
Venture Industries - Processing
Venture Industries - Admin
Venture Grand Blanc
Venture Grand Rapids
Venture GR - Hopkinsville
Venture Almont
Venture Mold & Engineering
Venture Canada
Vemco Leasing
Venture Leasing                         344,200.00
Venture Europe                                       (27,021,350.03)
Venture Holdings
Venture Service                     723,531,286.84
Venture Europe
Venture EU
                                    ---------------------------------------------------------------------------------------
US INTERCO COMPANY BALANCES         723,875,486.84   (27,021,350.03)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
                                    696,854,136.81
                                    ---------------------------------------------------------------------------------------

Venture Europe (to/from Int'l)
Venture Germany
Venture Verwaltungs
Venture Beteillgungs
Peguform GmbH
Peguform Iberica
Venture Service (to/from Int'l)
                                    ---------------------------------------------------------------------------------------
TOTAL PEGUFORM                                0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------
TOTAL TRUST BALANCES                723,875,486.84   (27,021,350.03)          0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

RELATED PARTY BALANCES
Deluxe Pattern (AEC)
Sitco Ltd.
Acropolis
Atlantic Automotive
Harper Properties
M & M Services, Inc.
Metro Tool & Die
Millard Design
Nova Industries
Venture Africa
Venture Acquistions
Realven
Venture Global Gifu
VAC
Venco Mgmnt
Venture Australia / Asian Pacific
Venture Foreign Sales
Venture Heavy Machine
Farm & Country
Venture Real Estate
Tig Interiors
Linden Creek
UV Automotive
Chipawa Logistics
Shelby
Venture Sales
Windall Industries
Winget, Larry
Wyndgate
                                    ---------------------------------------------------------------------------------------
RELATED PARTY BALANCES                        0.00             0.00           0.00        0.00            0.00         0.00
                                    ---------------------------------------------------------------------------------------

                                                                   Venture Hldgs

                                   43 of '46

                                    EXHIBIT E

                                FIRST DAY MOTIONS

                                                                                       DATE
                                     MOTION                                            FILED

  DEBTORS MOTION FOR ORDER (I) AUTHORIZING CONTINUED USE OF EXISTING (A) BANK         3/28/03
 ACCOUNTS, (B) BUSINESS FORMS AND CHECKS, AND (C) CASH MANAGEMENT SYSTEM, (II)
  AUTHORIZING THE CONTINUATION OF INTER COMPANY TRANSACTIONS AMONG DEBTOR AND
NON-DEBTOR AFFILIATES, AND (III) WAIVING THE INVESTMENT AND DEPOSIT REQUIREMENTS
                 OF SECTION 345(b) WITH EXHIBIT A AND EXHIBIT B

 DEBTORS' MOTION FOR AN ORDER PURSUANT TO BANKRUPTCY RULE 1007 WAIVING CERTAIN        3/28/03
 U.S. TRUSTEE OPERATING GUIDELINES AND EXTENDING THE TIME TO FILE SCHEDULES OF
           ASSETS AND LIABILITIES AND STATEMENT OF FINANCIAL AFFAIRS

     MOTION FOR ENTRY OF STIPULATION AND INTERIM ORDER (I) AUTHORIZING CASH           3/28/03
   COLLATERAL OF THE PRE PETITION AGENT, FOR AND ON BEHALF OF THE PRE PETITION
    LENDERS PURSUANT TO 11 U.S.C. Sections 363 AND GRANT OT ADEQUATE PROTECTION
   PURSUANT TO 11 U.S.C. Sections 363 AND 364 AND (II) SCHEDULING A FINAL HEARING
  PURSUANT TO BANKRUPTCY RULE 4001(b) AND CONSENT ORDER (321799) WITH EXHIBIT A

    MOTION FOR ENTRY OF ORDER AUTHORIZING DEBTORS IN POSSESSION TO ENTER INTO         3/28/03
  POST-PETITION FINANCING AGREEMENT AND OBTAIN POST-PETITION FINANCING PURSUANT
 TO Sections 363 AND Sections 364 OF THE BANKRUPTCY CODE AND PROVIDING ADEQUATE
PROTECTION AND GRANTING LIENS, SECURITY INTERESTS AND SUPER PRIORITY CLAIMS AND
   AUTHORIZING DEBTORS TO ENTER INTO ACCESS AND ACCOMMODATION AGREEMENTS. WITH
                                    EXHIBIT A

  DEBTORS' MOTION FOR AN ORDER UNDER 11 U.S.C. Sections 105, 503(b), 507(a), AND      3/28/03
366 (I) PROHIBITING UTILITIES FROM ALTERING, REFUSING OR DISCONTINUING SERVICES
ON ACCOUNT OF PRE PETITION CLAIMS; (II) DEEMING UTILITIES ADEQUATELY ASSURED OF
 FUTURE PERFORMANCE; AND (III) ESTABLISHING PROCEDURES FOR DETERMINING REQUESTS
                FOR ADDITIONAL ADEQUATE ASSURANCE WITH EXHIBIT A

     EMERGENCY INTERIM ORDER AUTHORIZING DEBTORS IN POSSESSION TO ENTER INTO          3/31/03
POST-PETITION FINANCING AGREEMENT AND OBTAIN POST-PETITION FINANCING PURSUANT TO
SECTION 363 AND 364 OF THE BANKRUPTCY CODE AND PROVIDING ADEQUATE PROTECTION AND
   GRANTING LIENS, SECURITY INTERESTS AND SUPERPRIORITY CLAIMS AND USE OF CASH
    COLLATERAL AND AUTHORIZING DEBTORS TO ENTER INTO ACCESS AND ACCOMMODATION
                            AGREEMENT. WITH EXHIBIT A

                     EMERGENCY INTERIM CASH COLLATERAL ORDER                          3/31/03

  ORDER GRANTING MOTION OF DEBTORS FOR AN ORDER PURSUANT TO SECTIONS 363(B) AND       3/31/03
                           105(A) OF THE BANKRUPTCY CODE

 AUTHORIZING ACCELERATED PAYMENT OF PREPETITION WAGES, SALARIES, PAYROLL TAXES
AND OTHER COMPENSATION, EMPLOYEE BENEFITS AND REIMBURSABLE EMPLOYEE EXPENSES AND
                              CERTAIN OTHER RELIEF

   INTERIM ORDER AUTHORIZING DEBTORS IN POSSESSION TO ENTER INTO POST-PETITION        4/4/03
 FINANCING AGREEMENT AND OBTAIN POST-PETITION FINANCING PURSUANT TO SECTION 363
  AND 364 OF THE BANKRUPTCY CODE AND PROVIDING ADEQUATE PROTECTION AND GRANTING
  LIENS, SECURITY INTERESTS AND SUPERPRIORITY CLAIMS AND USE OF CASH COLLATERAL
    AND AUTHORIZING DEBTORS TO ENTER INTO ACCESS AND ACCOMMODATION AGREEMENTS

  ORDER GRANTING MOTION OF DEBTORS FOR AN ORDER PURSUANT TO SECTIONS 363(B) AND       4/4/03
  105(A) OF THE BANKRUPTCY CODE AUTHORIZING ACCELERATED PAYMENT OF PREPETITION
  WAGES, SALARIES, PAYROLL TAXES AND OTHER COMPENSATION, EMPLOYEE BENEFITS AND
             REIMBURSABLE EMPLOYEE EXPENSES AND CERTAIN OTHER RELIEF

    ORDER GRANTING DEBTORS' MOTION FOR ORDER(I) AUTHORIZING CONTINUED USE OF          4/4/03
     EXISTING (A) BANK ACCOUNTS, (B) BUSINESS FORMS AND CHECKS, AND (C) CASH
      MANAGEMENT SYSTEM, (II) AUTHORIZING THE CONTINUATION OF INTERCOMPANY
   TRANSACTIONS AMONG DEBTORS AND NON-DEBTOR AFFILIATES, AND (III) WAIVING THE
              INVESTMENT AND DEPOSIT REQUIREMENTS OF SECTION 345(B)

                          INTERIM CASH COLLATERAL ORDER                               4/4/03

      MOTION FOR AN ORDER UNDER 11 U.S.C. Sections 105(A), 365(A) AND 365(B)          4/7/03
    AUTHORIZING CURE AND ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS RELATED TO
                    DEBTORS' BENEFITS PROGRAMS WITH EXHIBIT A

   ORDER GRANTING DEBTORS MOTION FOR AN ORDER PURSUANT TO BANKRUPTCY RULE 1007        4/09/03
WAIVING CERTAIN U.S. TRUSTEE OPERATION GUIDELINES AND EXTENDING THE TIME TO FILE
     SCHEDULES OF ASSETS AND LIABILITIES AND STATEMENT OF FINANCIAL AFFAIRS

     ORDER UNDER 11 U.S.C. Sections 105, 362, 365, 503(b), 507(a) and 366(I)          4/11/03
   PROHIBITING UTILITIES FROM ALTERING, REFUSING OR DISCONTINUING SERVICES OF
  ACCOUNT OF PRE PETITION CLAIMS; (II) DEEMING UTILITIES ADEQUATELY ASSURED OF
  FUTURE PERFORMANCE; AND (III)ESTABLISHING PROCEDURES FOR DETERMINING REQUESTS
   FOR ADDITIONAL ADEQUATE ASSURANCE WITH AFFIDAVIT OF TRUMBULL ASSOCIATES FOR
                                SERVICE OF ORDER.

  MOTION OF THE DEBTORS FOR AN ADMINISTRATIVE ORDER ESTABLISHING PROCEDURES FOR       4/15/03
INTERIM COMPENSATION AND REIMBURSEMENT OF EXPENSES OF PROFESSIONALS WITH EXHIBIT
                                       A.

STIPULATED ORDER AUTHORIZING CONTINUED USE OF CASH MANAGEMENT SYSTEM, INCLUDING       4/16/03
  BANK ACCOUNTS, BUSINESS FORMS AND CHECKS AND AUTHORIZING THE CONTINUATION OF

      INTERCOMPANY TRANSACTIONS PURSUANT TO CERTAIN AGREED UPON CONDITIONS

DEBTORS' MOTION FOR AN ORDER AUTHORIZING LIMITED NOTICE PROCEDURES WITH RESPECT       4/22/03
                        TO ALL PROCEEDINGS WITH EXHIBIT A

DEBTORS' MOTION FOR AN ORDER UNDER 11 U.S.C. Sections 105(A), 362, 503(B) AND 546     4/25/03
ESTABLISHING PROCEDURES WITH RESPECT TO RECLAMATION CLAIMS AND PROHIBITING THIRD
 PARTIES FROM RECLAIMING GOODS OR INTERFERING WITH THE DELIVERY OF GOODS TO THE
                                     DEBTORS WITH EXHIBIT A.

                                    EXHIBIT F

                          VENTURE HOLDINGS COMPANY LLC
                 ESTIMATED PROCEEDS UNDER CHAPTER 7 LIQUIDATION
                                  (ACTUAL US$)

VENTURE HOLDINGS COMPANY, LLC
LIQUIDATION ANALYSIS

                                                   BOOK VALUE AS OF MARCH
                                                          31, 2004                                   ESTIMATED
                                                          (NOTE 1)          ESTIMATED BASELINE   LIQUIDATION VALUE
                ASSETS                      NOTE        (UN-AUDITED)             RECOVERY %          (UN-AUDITED)
                ------                      ----   ----------------------   ------------------   -----------------
Cash & Cash Equivalents                      2          $          (0)             100%                      (0)

Accounts Receivable
        Trade                                3          $  21,593,796               75%              16,195,347
        Tooling                              4          $  12,375,161               75%               9,281,371
        Related Party                        5          $ 104,807,179                5%               5,240,359
        InterCompany                         6          $  24,812,007                3%                 750,000

Inventory                                    7
        Production
        Raw Material                                    $  10,894,120               59%               6,442,039
        Work-in-Process                                 $   1,860,467                5%                  93,023
        Finished Goods                                  $   8,172,324               75%               6,129,243

        Tooling
        Raw Material                                    $           -               10%                       -
        Work-in-Process                                 $  20,818,237               10%               2,081,824
        Unbilled Revenue & Finished Goods               $  10,033,370               50%               5,016,685

Prepaid & Other Current Assets               8          $  28,677,115                0%                       -

Property Plant & Equipment - Net             9

        Land, Building, & Improvements                  $  34,948,949               56%              19,466,488
        Machinery and Equipment                         $  83,984,137               10%               8,398,414
        Tooling/Molds                                   $   2,481,983                0%                       -
        Office and Trans Equipment                      $   1,711,028               10%                 171,103
        CIP                                             $  22,354,702                0%                       -
        Capital Leases                                  $   1,442,396                0%                       -

Other Assets                                10          $  75,118,205                0%                       -

Equity Interest in Subs.                    11                                                                -
                                                          -----------                                ----------
PROCEEDS AVAILABLE TO CREDITORS                           466,085,174                                79,265,894
                                                          ===========                                ==========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE LIQUIDATION ANALYSIS.

                          VENTURE HOLDINGS COMPANY LLC
                 ESTIMATED PROCEEDS UNDER CHAPTER 7 LIQUIDATION
                                  (ACTUAL US$)

VENTURE HOLDINGS COMPANY, LLC
LIQUIDATION ANALYSIS

                                                                                   ESTIMATED       ESTIMATED
                                                                 ESTIMATED          DOLLAR          PERCENT
                                                       NOTE   ALLOWABLE CLAIM      RECOVERY        RECOVERY
                                                       ----   ---------------   ---------------    ---------
COSTS ASSOCIATED WITH LIQUIDATION
Trustee Fees                                            12          2,377,977         2,377,977      100%
Professional Fees and Winddown Costs                    13          5,548,613         5,548,613      100%
                                                              ---------------   ---------------
        TOTAL CHAPTER 7 LIQUIDATION EXPENSES                        7,926,589         7,926,589      100%
                                                              ---------------   ---------------

REMAINING PROCEEDS AFTER LIQUIDATION EXPENSES                                        71,339,305
                                                                                ===============

SUPERPRIORITY ADMINISTRATIVE CLAIMS
DIP Loan                                                14    $    45,010,000        45,010,000      100%
Professional Fees Carve-Out                                   $     3,500,000         3,500,000      100%
                                                              ---------------   ---------------
REMAINING AFTER SUPERPRIORITY ADMINISTRATIVE CLAIMS           $    48,510,000        22,829,305
                                                              ---------------   ---------------

BANK PRE-PETITION PRIORITY CLAIMS
LIFO Layer                                              15    $     6,000,000         6,000,000      100%
                                                                                ---------------
REMAINING AFTER LIFO LAYER                                                      $    16,829,305
                                                                                ---------------

BANK PRE-PETITION CLAIMS                                16
Revolver                                                      $   163,950,000         6,584,694      4.02%
Term A                                                        $    24,514,000           984,551      4.02%
Term B                                                        $   180,813,000         7,261,959      4.02%
Term C                                                        $    49,750,000         1,998,100      4.02%
Capital Leases                                                $             -                 -      4.02%
                                                              ---------------   ---------------
TOTAL SECURED DEBT                                            $   419,027,000   $    16,829,305
                                                              ---------------   ---------------
DIVIDEND PERCENTAGE TO SECURED CLAIMS                                                      4.02%

REMAINING PROCEEDS AFTER SECURED DEBT                                                         -
                                                                                ===============

CHAPTER 11 ADMINISTRATIVE CLAIMS                        17
Accrued Senior Debt Interest                                  $    12,059,305                 -         0%
Accrued Professional Fees                                     $     9,376,538                 -         0%
                                                              ---------------   ---------------
REMAINING AFTER ADMINISTRATIVE CLAIMS                         $    21,435,843                 -
                                                              ---------------   ---------------
DIVIDEND PERCENTAGE TO ADMINISTRATIVE CLAIMS                                               0.00%

PRIORITY CLAIMS                                         18
Accrued Wages & Employee Benefits                             $     8,201,295                 -         0%
Post-Petition Trade Debt                                      $    11,661,291                 -         0%
Taxes                                                         $    17,571,837                 -         0%
                                                              ---------------   ---------------
TOTAL PRIORITY CLAIMS                                         $    37,434,423   $             -
                                                              ---------------   ---------------
DIVIDEND PERCENTAGE TO PRIORITY CLAIMS                                                     0.00%

REMAINING PROCEEDS AFTER PRIORITY CLAIMS                                                      -
                                                                                ===============

UNSECURED CLAIMS                                        19
9.5% notes                                                    $   205,000,000                 -         0%
11% Notes                                                     $   125,000,000                 -         0%
12% Notes                                                     $   125,000,000                 -         0%
Accrued Noteholder Interest                                   $    38,425,676                 -         0%

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE LIQUIDATION ANALYSIS.

                        FOOTNOTES TO LIQUIDATION ANALYSIS

      A summary of the assumptions used by the Debtors' management and CM&D in preparing the Liquidation Analysis is set forth below.

XIV. NOTE 1: BOOK VALUE

      Unless otherwise noted, the book values used in this Liquidation Analysis are the unaudited book balances as of March 31, 2004, and are assumed to be representative of the Debtors' assets and liabilities as of the date of a potential liquidation.

XV. NOTE 2: CASH AND CASH EQUIVALENTS

      Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less. Cash is assumed to be fully recoverable.

XVI. NOTE 3: ACCOUNTS RECEIVABLE - TRADE

      Trade accounts receivable are comprised of third party receivables related to the company's primary business. The trade receivables have been discounted by 25% based on normal collection risk and the possibility that the customers of the company could incur significant costs to resource all of the current business. Generally, purchase orders allow the customers to offset current receivables for special and consequential damages related to resourcing and supply interruption as well as claims in the normal course of business such as warranty claims or quality claims. Certain customers have waived the right to offset current receivables for special and consequential damages related to resourcing and supply interruption.

XVII.

XVIII. NOTE 4: ACCOUNTS RECEIVABLE - TOOLING

      Tooling receivables are comprised of the trade receivables for Venture Mold and Engineering and Almont, which use the completed contract method of accounting. All tooling receivables have received final PPAP approval from the customer and therefore, are assumed collectable. Due to normal collection risk, customer approval on engineering changes, and potential mold maker liens the amount was discounted 25%.

XIX. NOTE 5: ACCOUNTS RECEIVABLE - RELATED PARTY

      Substantially all of the Related Party receivables are comprised of amounts due from Deluxe Pattern Corporation ("Deluxe") and Venture Sales and Engineering ("VS&E"). Both entities are wholly owned by Larry Winget. Based on the short-term cash forecasts for Deluxe and VS&E these amounts are deemed to have no value in liquidation.

      A portion of the receivable due from Deluxe is the result of design and engineering work performed by Deluxe. These costs are typically recovered via a portion of the piece price of all parts sold using the design. Because it is anticipated that Deluxe will not be able to repay the related party balances owed to the Debtors, the Debtors would receive an assignment of these design and engineering claims. A discount rate of 95% was used.

XX. NOTE 6: ACCOUNTS RECEIVABLE - INTER-COMPANY

      The proceeds from the liquidation of inter-company receivables were calculated by performing liquidation analyses on the European entities controlled by the Debtors, including the re-acquired France operations. As such entities are not subject to the jurisdiction of the United States Bankruptcy Court, all local creditors of each legal entity would have to be paid prior to proceeds being remitted back to the Debtors. The amounts presented represent excess proceeds that would be available to the Debtors, up to the amount of the Debtors' receivable.

      Due to a significant reduction in revenue in the U. K. operations, management expects to cease operations in the U. K. on June 30, 2004. Management estimates that proceeds from the orderly liquidation of assets, following required payments, including those for payroll and trade creditors, will provide approximately $750,000 to the Debtors.

      The French operations require funding of approximately $5.0 million for capital equipment requirements. These funds have not been committed and sources of the funds have not been identified. If funding is not obtained for the capital requirements, there is a risk of interrupting production. Therefore, the value available to creditors is assumed to be zero.

      In a liquidation, it is expected that the operations in the Czech Republic would be sold as a going concern. As part of the transfer of the Czech Republic from Venture Beteillgungs GmbH to Venture EU Corporation and Venture Peguform S.r.o., there is an obligation of approximately $51.3 million, including accrued interest to Venture Beteiilgungs GmbH, which is controlled by the Administrator. After taking into account this obligation and those owed to local creditors, the Debtors would not expect to receive any value from such a sale.

XXI. NOTE 7: INVENTORY

      Production inventory consists primarily of material used in the production of automotive parts. Raw material was discounted by approximately 31% based on a weighted average of the percentages applied to each of the raw material components. Raw material is comprised of resin, regrind, compounds, components, paint and packaging. These components were discounted 50%, 100%, 25%, 25%, 75% and 25%, respectively. Inventory in the work-in-process stage was discounted 95% as substantial collection during a liquidation is extremely unlikely. Finished goods inventory was discounted by 25%. Certain customers have provided accommodations under which they are required to purchase useable and merchantable raw material and finished goods. These accommodations provide substantial value for the Debtors in a liquation.

      Due to the difficulty and cost to the customers in moving in process tools to an alternate supplier, tooling inventory was discounted by 90%, 90%, and 50%, respectively for raw material, work-in-process, and unbilled revenue & finished goods.

XXII. NOTE 8: PREPAID AND OTHER CURRENT ASSETS

      Prepaid and other current assets are comprised of mostly prepaid rents and commissions to related parties. These amounts are offset by a corresponding accrued liability on the books, and are not considered collectable.

XXIII. NOTE 9: PROPERTY PLANT AND EQUIPMENT

      Property, plant and equipment is comprised of the following assets and was discounted by the amounts listed in the table below:

                                      Discount
        A. Asset Type                  Factor
        -------------                 --------
Land, Building, & Improvements           44%
Machinery and Equipment                  90%
Tooling/Molds                           100%
Office and Transportation Equipment      90%
CIP                                     100%
Capital Leases                          100%

      The discount factor for land, building and improvements was determined by reviewing appraisals that were performed in December 2003 on eight of the Debtors' facilities. The liquidation value of the appraisals was 56% of the Debtors' book value for land, buildings, and improvements associated with the specific properties. This percentage was applied to all of the Debtors' land, buildings and improvements.

      An appraisal for machinery and equipment was performed in December 2003. Based upon the results of that appraisal, machinery and equipment was discounted 90%. All other asset types were discounted based on age and condition, industry capacity, and the forced nature and short time frame of a liquidation.

XXIV. NOTE 10: OTHER ASSETS

      Other assets are comprised mostly of deferred taxes, amounts due from related parties, and financing costs. Based on the nature of these assets they are assumed to have no value in liquidation.

XXV. NOTE 11: EQUITY INTEREST

      Equity Interests in the Debtors' non-North American subsidiaries were calculated in the manner described in Note 6, and represent any amounts over and above the distributions for inter-company receivables. Therefore, the proceeds available in a Chapter 7 liquidation is assumed to be zero.

      Due to a lack of clarity and reported deteriorating performance, an estimate of value of the Peguform asset, currently under control of the Administrator, would be speculative at best. Therefore, the value available to Creditors from the Peguform asset is assumed to be zero.

XXVI. NOTE 12: TRUSTEE FEES

      Fees for a Bankruptcy Trustee were estimated to be 3% of all funds available for distribution to parties in interest per the limits established under Section 326 of the Bankruptcy Code.

XXVII. NOTE 13: PROFESSIONAL FEES AND WIND DOWN COSTS

      Chapter 7 professional fees and wind down costs were estimated to be 7% of all funds available for distribution to parties in interest. These fees include compensation of counsel and other professionals retained by a Bankruptcy Trustee, asset disposition expenses, applicable taxes, litigation costs, and claims arising from the operation of the Debtors during the dependency of the Chapter 7 case.

XXVIII. NOTE 14: SUPER PRIORITY CLAIMS

      Super priority claims consist of the amounts outstanding under the Amended and Restated Post-Petition Credit Facility as of March 31, 2004 and the $3.5 million professional fee carve-out.

XXIX. NOTE 15: BANK PRE-PETITION PRIORITY CLAIMS

      Bank pre-petition priority claims consists of the secured bank debt advanced under the revolving credit loans and swing loans following the Sixth Amendment to Credit Agreement dated June 27, 2002. This debt, totaling approximately $6.0 million and commonly referred to as the "LIFO Layer", is senior in right of payment of collateral proceeds relative to all other pre-petition bank claims.

XXX. NOTE 16: PRE-PETITION BANK SECURED CLAIMS

      Pre-Petition Bank Secured Claims are the amount of outstanding principal and accrued interest under the Credit Agreement dated as of May 27, 1999, as was amended from time to time, less the Bank Pre-Petition Priority Claims discussed in Note 15.

XXXI. NOTE 17: CHAPTER 11 ADMINISTRATIVE CLAIMS

      Chapter 11 administrative claims consists of post-petition accrued interest due to the holders of Bank Secured Claims for adequate protection and accrued post-petition professional fees.

XXXII. NOTE 18: PRIORITY CLAIMS

      Under Section 507 of the Bankruptcy Code, claims for Accrued Salaries, Wages, and Benefits are limited to $4,650 per employee. With approximately 2,500 U.S. employees, the book balance of $8,201,295 is well under this cap.

XXXIII. NOTE 19: UNSECURED CLAIMS

      The March 31, 2004 book value was used for all Unsecured Claims. As a result, contingent claims and disputed claims, such as those made by the Administrator, are not included.

                                    EXHIBIT G

                         PROJECTED FINANCIAL STATEMENTS

VENTURE HOLDINGS COMPANY
MODEL VERSION 10.1
HIGH-LEVEL ASSUMPTIONS SUMMARY

Income Statement

-     April CSM volume data was used to drive revenue assumptions.

- New programs were run using the same margin assumptions as those which were defined in previous versions. It is assumed that the programs will run at the Grand Blanc facility. The additional programs included:

            - About $36.0 million in 2005 revenue, ramping up to $118.0 million by 2008.

            -     EBITDA impact of $26.5 million in 2008.

            -     Additional fixed costs of $5.8 million.

            -     Capex requirements of $20.5 million.

-     Assumed Grand Blanc will run a portion of new business

- Seabrook will stay open and will need new business of at least $50 million.

- All cost savings initiatives and plant rationalization efficiencies from the previous model have been removed.

-     Vendor cost reductions have been removed.

- Restructuring charges at exit are all expensed at that time and include the following:

            -     Management & professional success fees - $7.7 million

            - BankOne fees - $2.1 million which is half a point on the restructured debt

            -     Exit financing fees - $3.0 million

- Assumed base interest rate increases by 100 basis points by 3rd quarter of 2005.

- Grand Rapids is currently planned to be closed, which represents an opportunity in the model, as the model does not contain this assumption.

- Per the exit term sheet, progress payments will be made by the customers on all new tooling business. This is a fairly substantial working capital opportunity, but is not modeled at this time.

Balance Sheet

-     Accrued professional fees of approx. $17 million are paid in full at exit

- OEM accounts receivable continue on 5-day terms through 2006, when they are assumed to go to 15-day terms.

- Pre-petition trade creditors receive equity in the amount of their claim. It is assumed that upon exit, trade grants 15-day terms, building to 30-day terms by the second quarter of `05. Depending on the vendors' appetite for granting such terms, this could be either a risk or an opportunity to the company.

- A refinance of the DIP is expected for June 1st, with an exit from Bankruptcy June 30th.

-     The capital structure at exit is as follows:

            -     Senior term loan - $200 million

            -     Junior term loan - $50 million

            -     Exit term loan - $80 million

            -     Priority Note - $10 million

            -     Exit revolver - $30 million

            -     Preferred Stock - $175 million with a 15% annual PIK feature

- Priority note of $10.125 million covers $8 million of accrued pre-petition interest and $2.125 million in exit fees on pre-petition debt, and is paid off in June of 2005.

- Cash interest on Senior Term, Junior Term, and Priority Note are accrued through the first quarter of '05, and paid in June of '05.

- $8.3 million of $16.3 million accrued interest on pre-petitio n senior debt paid at exit.

VENTURE HOLDINGS COMPANY
PROJECTION MODEL SUMMARY SHEET
Restructured

INCOME STATEMENT

                         Q1      Q2        Q3        Q4        2003      Q1        Q2        Q3        Q4        2004      2005
                         --      --        --        --        ----      --        --        --        --        ----      ----
Revenue               148,772  140,459   108,208   112,471   509,910   120,236   111,865   125,136   146,975   504,212   543,988

Variable Costs        116,563  109,487    90,419    86,514   402,983    97,670    83,344    98,363   108,941   388,318   412,771
                      -------  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

Contribution Margin    32,209   30,972    17,789    25,957   106,926    22,566    28,521    26,773    38,033   115,894   131,217
                      -------  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
                         21.6%    22.1%     16.4%     23.1%     21.0%     18.8%     25.5%     21.4%     25.9%     23.0%     24.1%
Fixed Costs            11,259   10,701    10,031     7,829    39,820     9,865    10,516    10,752    10,707    41,841    39,038
                      -------  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

Gross Profit           20,950   20,270     7,758    18,128    67,106    12,701    18,006    16,021    27,326    74,053    92,179
                      -------  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

Other Expenses          6,044    4,939     6,742     9,092    26,817     7,482     5,200     6,711     6,906    26,299    21,699
                      -------  -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

EBITDA                 14,906   15,331     1,016     9,036    40,289     5,219    12,805     9,310    20,420    47,754    70,480
                      =======  =======   =======   =======   =======   =======   =======   =======   =======   =======   =======
                         10.0%    10.9%      0.9%      8.0%      7.9%      4.3%     11.4%     7.4%      13.9%      9.5%     13.0%

                          2006     2007      2008
                          ----     ----      ----
Revenue                 500,499   512,158   473,276

Variable Costs          385,174   396,484   367,654
                        -------   -------   -------

Contribution Margin     115,325   115,674   105,622
                        -------   -------   -------
                           23.0%     22.6%     22.3%
Fixed Costs              40,557    41,811    40,853
                        -------   -------   -------

Gross Profit             74,768    73,863    64,769
                        -------   -------   -------

Other Expenses           23,061    24,703    26,067
                        -------   -------   -------

EBITDA                   51,707    49,161    38,702
                        =======   =======   =======
                           10.3%      9.6%      8.2%

BORROWING BASE AVAILABILITY

                                   Borrowing       Revolver        Excess           Cash
                                     Base          Balance      Availablility     Balance
                                     ----          -------      -------------     -------
Month End       JAN-03               48,989              -          42,289             (0)
    ..          FEB-03               55,000              -          48,300          1,846
    ..          MAR-03               55,000              -          48,300             (1)
    ..          APR-03               55,000              -          47,925             (6)
    ..          MAY-03               55,000              -          47,550             (3)
    ..          JUN-03               55,000              -          46,800             (0)
    ..          JUL-03               55,000              -          51,800             (0)
    ..          AUG-03               55,000              -          51,425             (2)
    ..          SEP-03               55,000              -          50,675             (1)
    ..          OCT-03               55,000         30,193          20,482             (2)
    ..          NOV-03               55,000         30,635          19,665             (2)
    ..          DEC-03               55,000         28,062          25,238            739
    ..          JAN-04               55,000         39,096          13,337              0
    ..          FEB-04               55,000         42,543           9,724              0
    ..          MAR-04               55,000         45,010           7,090             (1)
    ..          APR-04               55,000         39,682          12,251             (0)
    ..          MAY-04               55,000         42,649           9,117              -
    ..          JUN-04               75,000          3,662          67,938              0
    ..          JUL-04               30,000         14,596          11,838              -
    ..          AUG-04               30,000         17,023           9,244              -
    ..          SEP-04               30,000         13,681          12,419              -
    ..          OCT-04               30,000         13,251          12,683              -
    ..          NOV-04               30,000         11,854          13,912              -
    ..          DEC-04               30,000         11,169          16,431              -
  Qtr End       MAR-05               30,000          5,962          21,138             (0)
    ..          JUN-05               30,000          8,928          17,672             (0)
    ..          SEP-05               30,000         14,426          11,674             (0)
    ..          DEC-05               30,000              -          27,600          9,962
    ..          MAR-06               30,000              -          27,600         22,465
    ..          JUN-06               30,000              -          27,600         10,614
    ..          SEP-06               30,000              -          27,600          8,523
    ..          DEC-06               30,000              -          27,600         15,416
 Year End       DEC-07               30,000              -          27,600          7,243
    ..          DEC-08               30,000              -          27,600          8,361

                                   3 of 231           Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY
ACCOUNTS PAYABLE CASH FLOW ANALYSIS
(IN $000'S)

                                  JAN-04 FEB-04 MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04
                                  ------ ------ ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Days Payable Assumption                -     15     15      15      15      15      15      15      15      15      15      15

Revolver Balance                  39,096 42,543 45,010  39,682  42,649   3,662  14,596  17,023  13,681  13,251  11,854  11,169

Excess Availability/(Shortfall)   13,337  9,724  7,090  12,251   9,117  67,938  11,838   9,244  12,419  12,683  13,912  16,431

Cash Balance                           0      0     (1)     (0)      -       0       -       -       -       -       -       -

                                 MAR-05  JUN-05  SEP-05  DEC-05  MAR-06  JUN-06  SEP-06   DEC-06   12/31/2007  12/31/2008
                                 ------  ------  ------  ------  ------  ------  ------   ------   ----------  ----------
Days Payable Assumption              15      30      30      30      30      30      30       30           30          30

Revolver Balance                  5,962   8,928  14,426       -       -       -       -        -            -           -

Excess Availability/(Shortfall)  21,138  17,672  11,674  27,600  27,600  27,600  27,600   27,600       27,600      27,600

Cash Balance                         (0)     (0)     (0)  9,962  22,465  10,614   8,523   15,416        7,243       8,361

VENTURE HOLDINGS COMPANY
CAPITAL STRUCTURE SUMMARY
($000'S)

                                               Pre-Exit    Post-Exit
                                               --------    ---------
Senior Secured Debt:
     Term A                                     24,514
     Term B                                    180,813
     Term C                                     49,750
     Revolver                                  169,923

     Senior Term                                             200,000
     Junior Term                                              50,000
     Preferred Stock                                         175,000
                                             ---------     ---------
                                               425,000       425,000
                                             ---------     ---------

Bond Debt:
     9.5% Notes                                205,000
     11% Notes                                 125,000
     12% Notes                                 125,000
     Accrued Interest                           38,426

     Common Stock                                            493,426
                                             ---------     ---------
                                               493,426       493,426
                                             ---------     ---------

DIP / Exit Financing:
     DIP/Admin Claims (See Rest. Summary)       93,787

     Priority Note                                            10,125
     Revolver Balance                                          3,662
     Exit Term Loan                                           80,000
                                             ---------     ---------

Total Debt                                   1,012,213       343,787
                                             ---------     ---------

Additional Equity                                            668,426
                                             ---------     ---------

                                             1,012,213     1,012,213

                                             =========     =========

Memo:  Revolver Commitment                      55,000        30,000

VENTURE HOLDINGS COMPANY
RESTRUCTURING SUMMARY
($000'S)

                                                       DIP          Exit
                                                     30-Jun         1-Jul
                                                     ------         -----
DIP/Exit Balance:

     Revolver / (Cash) Balance - June 1               42,649
     June Uses                                         5,527
                                                   ---------       ------
     Revolver / (Cash) Balance - Pre Exit             48,176            -
                                                   ---------       ------

Uses at Close:
     Exit Fees:
         Management & Professional Success Fees        7,650
         BankOne Fees                                  2,125
         Exit Financing Charges                        3,000

     Payment of Accrued Senior Debt Interest          16,247
     Accrued Professional Fees & Other                16,589

     Priority Note                                                 10,125
     Revolver Balance                                               3,662
     Term Loan                                                     80,000
                                                   ---------       ------

     Net Cash                                         45,611       93,787
                                                   ---------       ------

                                                      93,787       93,787

                                                   =========       ======

                    Note:  Revolver Availability      55,000       30,000

VENTURE HOLDINGS COMPANY
PROJECTION MODEL SUMMARY SHEET
INCOME STATEMENT SUMMARY
($000'S)

                        2003        2004       2005       2006       2007      2008
                        ----        ----       ----       ----       ----      ----
Revenue                509,910    504,212    543,988    500,499    512,158    473,276

Variable Costs         402,983    388,318    412,771    385,174    396,484    367,654
                      --------    -------    -------    -------    -------    -------

Contribution Margin    106,926    115,894    131,217    115,325    115,674    105,622
                      --------    -------    -------    -------    -------    -------

Fixed Costs             39,820     41,841     39,038     40,557     41,811     40,853
                      --------    -------    -------    -------    -------    -------

Gross Profit            67,106     74,053     92,179     74,768     73,863     64,769
                      --------    -------    -------    -------    -------    -------

Other Expenses         208,885    129,232     97,510     95,893     92,986     93,513
Tax                        475         11          -          -          -          -
                      --------    -------    -------    -------    -------    -------

Net Income            (142,254)   (55,190)    (5,331)   (21,125)   (19,123)   (28,744)
                      --------    -------    -------    -------    -------    -------

Add:
     Interest           45,493     42,529     45,780     44,836     41,996     42,295
     Taxes               2,565      1,990      2,217      2,283      2,352      2,422
     D & A              38,237     35,621     33,887     32,882     31,579     30,605
     Restructuring      28,588     27,186        150        150        150        150
     Other              67,660     (4,381)    (6,223)    (7,319)    (7,793)    (8,027)
                      --------    -------    -------    -------    -------    -------

EBITDA                  40,289     47,754     70,480     51,707     49,161     38,702
                      ========    =======    =======    =======    =======    =======
                             -          -          -          -          -          -

VENTURE HOLDINGS COMPANY
CASH FLOW SUMMARY
($000'S)

                                     JAN-04    FEB-04   MAR-04   APR-04    MAY-04     JUN-04    JUL-04   AUG-04   SEP-04   OCT-04
                                     ------    ------   ------   ------    ------     ------    ------   ------   ------   ------
Revolver (Cash) Balance - Beginning   27,323   39,096   42,543   45,011    39,682     42,649     3,662   14,596   17,023   13,681

Net Income                            (9,480)  (4,020)  (4,113)  (5,846)   (3,713)   (16,179)  (10,882)  (1,883)   1,717   (1,146)

Depreciation & Amortization            2,819    2,803    2,962    3,045     3,054      3,064     3,023    2,967    2,968    2,971
Working Capital:
      Accounts Receivable             (7,248)  (3,180)  (2,896)   7,562   (10,062)      (542)    5,216   (4,456)  (2,859)   2,108
      Inventory                       (3,066)  (2,763)   3,681   (3,772)    7,549       (309)  (11,248)  (1,169)  (2,450)  (7,463)
      Accounts Payable                   165    3,592   (2,288)   4,986        17    (69,297)      617      384    1,437    1,034
      Other                            6,621    2,877    2,538    4,201     4,566    (33,051)    2,840    1,729    2,578    2,928
                                     -------   ------   ------   ------   -------   --------   -------   ------   ------   ------
      Total Working Capital           (3,528)     526    1,035   12,976     2,070   (103,199)   (2,575)  (3,512)  (1,293)  (1,394)
                                     -------   ------   ------   ------   -------   --------   -------   ------   ------   ------

Capex                                 (1,539)  (2,734)  (2,439)  (4,848)   (4,378)    (3,332)     (500)       -      (50)       -
Financing Activities                      37        -       80        -         -    158,634         -        -        -        -

Other Cash Adjustments                   (82)     (21)       7        -         -          -         -        -        -        -
                                     -------   ------   ------   ------   -------   --------   -------   ------   ------   ------

Net Cash Flow                        (11,773)  (3,447)  (2,468)   5,328    (2,967)    38,988   (10,934)  (2,427)   3,342      431
                                     -------   ------   ------   ------   -------   --------   -------   ------   ------   ------

Revolver (Cash) Balance - Ending      39,096   42,543   45,011   39,682    42,649      3,662    14,596   17,023   13,681   13,251
                                     =======   ======   ======   ======   =======   ========   =======   ======   ======   ======
                                          (0)      (0)       0       (0)        -          -        (0)       0        -       (0)

                                      NOV-04   DEC-04   12/31/2004
                                      ------   ------   ----------
Revolver (Cash) Balance - Beginning   13,251   11,854       27,323

Net Income                            (1,596)   1,951      (55,190)

Depreciation & Amortization            2,971    2,972       35,618
Working Capital:
      Accounts Receivable                438   (4,555)     (20,475)
      Inventory                       (4,083)   2,184      (22,907)
      Accounts Payable                   201     (858)     (60,011)
      Other                            3,466    1,541        2,833
                                      ------   ------     --------
      Total Working Capital               22   (1,688)    (100,560)
                                      ------   ------     --------

Capex                                      -   (2,550)     (22,369)
Financing Activities                       -        -      158,751

Other Cash Adjustments                     -        -          (96)
                                      ------   ------     --------

Net Cash Flow                          1,396      685       16,153
                                      ------   ------     --------

Revolver (Cash) Balance - Ending      11,854   11,169       11,169
                                      ======   ======     ========
                                           -        -           (0)

                                     MAR-05   JUN-05  SEP-05  DEC-05  12/31/2005   MAR-06   JUN-06   SEP-06   DEC-06
                                     ------   ------  ------  ------  ----------   ------   ------   ------   ------
Revolver (Cash) Balance - Beginning  11,169    5,962   8,928  14,426    11,169     (9,962) (22,465) (10,614)  (8,523)

Net Income                            1,544     (204) (5,340) (1,331)   (5,331)    (3,256)  (1,279) (10,888)  (5,702)

Depreciation & Amortization           8,472    8,472   8,472   8,472    33,887      8,220    8,220    8,220    8,220
Working Capital:
      Accounts Receivable            (6,230)  11,548  (4,484) 28,831    29,664     (6,067)   7,068   (9,542)   9,338
      Inventory                       1,304   (7,768)  1,883  (7,822)  (12,404)    13,289   (5,075)  17,778   (6,555)
      Accounts Payable                  658   14,604  (3,613) (1,281)   10,369      2,516     (507)  (5,475)   1,781
      Other                           7,922  (15,029)  2,047   1,982    (3,078)     2,263    4,184    2,277    4,274
                                     ------  -------  ------  ------  --------    -------  -------  -------  -------
      Total Working Capital           3,654    3,355  (4,167) 21,709    24,550     12,002    5,670    5,038    8,837
                                     ------  -------  ------  ------  --------    -------  -------  -------  -------

Capex                                (8,463)  (4,463) (4,463) (4,463)  (21,850)    (4,463) (24,463)  (4,463)  (4,463)
Financing Activities                      -  (10,125)      -       -   (10,125)         -        -        -        -

Other Cash Adjustments                    -        -       -       -         -          -        -        -        -
                                     ------  -------  ------  ------  --------    -------  -------  -------  -------

Net Cash Flow                         5,207   (2,965) (5,499) 24,388    21,131     12,503  (11,851)  (2,091)   6,893
                                     ------  -------  ------  ------  --------    -------  -------  -------  -------

Revolver (Cash) Balance - Ending      5,962    8,928  14,426  (9,962)   (9,962)   (22,465) (10,614)  (8,523) (15,416)
                                     ======  =======  ======  ======  ========    =======  =======  =======  =======
                                         (0)      (0)     (0)      -         -          -        -        -        -

                                      12/31/2006  12/31/2007  12/31/2008
                                      ----------  ----------  ----------
Revolver (Cash) Balance - Beginning     (9,962)    (15,416)     (7,243)

Net Income                             (21,125)    (19,123)    (28,744)

Depreciation & Amortization             32,882      31,579      30,605
Working Capital:
      Accounts Receivable                  797     (18,416)      2,823
      Inventory                         19,437        (233)      2,486
      Accounts Payable                  (1,685)      2,197      (2,298)
      Other                             12,998      13,674      14,096
                                      --------     -------     -------
      Total Working Capital             31,547      (2,778)     17,106
                                      --------     -------     -------

Capex                                  (37,850)    (17,850)    (17,850)
Financing Activities                         -           -           -

Other Cash Adjustments                       -           -           -
                                      --------     -------     -------

Net Cash Flow                            5,454      (8,173)      1,118
                                      --------     -------     -------

Revolver (Cash) Balance - Ending       (15,416)     (7,243)     (8,361)
                                      ========     =======     =======
                                             -           -           -

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                                 ACTUAL  ACTUAL   ACTUAL  ACTUAL  ACTUAL  ACTUAL    ACTUAL   ACTUAL   ACTUAL
                                 JAN-03  FEB-03   MAR-03  APR-03  MAY-03  JUN-03    JUL-03   AUG-03   SEP-03
                                 ------  ------   ------  ------  ------  ------    ------   ------   ------
 REVENUE                         39,504  48,553   60,715  43,451  44,258  52,750    24,252   34,693   49,263

 VARIABLE COST
 Material                        16,010  19,188   25,994  18,623  17,859  22,129    11,209   14,527   21,997
 Scrap                              993   1,327    1,817   1,341   1,303   1,857       606    1,145    1,550
 Labor                           10,143  12,094   14,055  10,849  10,791  12,285     8,415    8,900   11,943
 Burden                           3,056   5,352    6,534   3,664   3,778   5,009     3,381    2,994    3,751
 Adjustment for Restructuring         -       -        -       -       -       -         -        -        -
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------
 Total Variable Cost             30,201  37,962   48,400  34,477  33,730  41,280    23,612   27,567   39,241
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 CONTRIBUTION MARGIN              9,303  10,592   12,315   8,974  10,527  11,470       641    7,126   10,022
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------
                                   23.5%   21.8%    20.3%   20.7%   23.8%   21.7%      2.6%    20.5%    20.3%
 PLANT FIXED COST

Third Party Rents & Leases          622     643      643     619     582     621       609      590      450
Related Party Rents & Leases          0       0        0       0       0       0         0        0        0
 Launch Risk                          -       -        -       -       -       -         -        -        -
 Depreciation                     2,956   2,926    3,231   2,984   2,908   2,811     2,770    2,661    2,682
 Mi SBT                               -       -        -       -       -       -         -        -        -
 Taxes                              201     296      324     314     183     265       290      279      284
 Fees From Deluxe                  (195)   (195)    (195)   (195)   (195)   (195)     (195)    (195)    (195)
 Restructuring Adj. - Fixed           -       -        -       -       -       -         -        -        -
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------
 Total Fixed Cost                 3,585   3,671    4,003   3,722   3,478   3,501     3,474    3,335    3,221
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 GROSS MARGIN                     5,718   6,921    8,312   5,252   7,049   7,969    (2,834)   3,791    6,800
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 SG&A - FIXED

Third Party Rents & Leases            -       -        -       -       -       -         -        -        -
Related Party Rents & Leases          -       -        -       -       -       -         -        -        -
 Mi SBT                             139      (5)     449     129     139     138       359      139      139
 Taxes                                -       -        -       -       -       -         -        -        -
 Payroll Related Expenses         1,662   1,705    2,554   1,941   2,505   2,219     1,816    1,410    2,098
 Gainshare                            -       -        -       -       -       -         -        -        -
 Other
  Utilities and Telephone           238     268      351     188     275     271       200      167      213
  Insurance                         378     308      100     515     300     (36)      352      265      351
  Normal Course Professional        514     420    1,038     248     336     687       699      507      757
  Maintenance & Supplies            114     110      136      95      12     317       140      154      183
  Travel & Entertainment            153     113      170     177      86     111       143      119       88
  Depreciation                        7       6        7       7       7       7         7        7        7
  Other                              40     167      162     148      43     (60)      289      201      562
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------
 Total SG&A Fixed                 3,245   3,092    4,967   3,448   3,703   3,654     4,005    2,969    4,398
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 SG&A VARIABLE

 Commissions                      1,092   1,376    1,715     147     355     169       141        7        8
 Interest Expense                 6,217   5,507    6,201   2,097   2,118   2,537     1,723    1,588    2,475
 Early Pay Program                  635     893      884     723     692     908       561      568      641
 Other Expense/(Income)          (1,642)    369    6,892   1,958  (2,722)   (974)    1,008    1,750   (2,311)
 Building Rents/Usage Fees          779     779      780     778     769     778       775      796      781
 Litigation/Patent Legal Fees        75     962      970     266     477     373       585      602      470
 Amortization of Financing Cost     412     447      550     451     438     559       458      454      548
 Restructuring Fees                 959   1,983    2,279   2,883   2,107     770     2,076    2,022    1,925
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------
 Total SG&A Variable              8,527  12,315   20,271   9,304   4,234   5,119     7,327    7,787    4,537
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 INCOME BEFORE TAX               (6,054) (8,486) (16,926) (7,500)   (888)   (804)  (14,165)  (6,964)  (2,135)
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 Provision for Income Taxes      (1,898) (2,694)     958    (450)   (267) (2,256)     (525)    (525)  (2,935)
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 NET INCOME                      (4,156) (5,792) (17,884) (7,050)   (621)  1,452   (13,640)  (6,439)     800
                                 ======  ======  =======  ======  ======  ======   =======   ======   ======

 EBITDA CALCULATION

 Add:
  Interest                        6,217   5,507    6,201   2,097   2,118   2,537     1,723    1,588    2,475
  OEM Discount                      635     893      884     723     692     908       561      568      641
  Commissions                     1,092   1,376    1,715     147     355     169       141        7        8
  Income Tax                     (1,898) (2,694)     958    (450)   (267) (2,256)     (525)    (525)  (2,935)
  Other Expense/(Income)         (1,638)    395    6,749   1,951  (2,214) (1,296)    1,182    1,674   (2,540)
  MI SBT                            139      (5)     449     129     139     138       359      139      139
  Restructuring Fees                959   1,983    2,279   2,883   2,107     770     2,076    2,022    1,925
  Depreceation & Amortization     3,375   3,379    3,788   3,442   3,353   3,376     3,235    3,121    3,237
                                 ------  ------  -------  ------  ------  ------   -------   ------   ------

 EBITDA                           4,725   5,042    5,139   3,872   5,660   5,798    (4,889)   2,155    3,750
                                 ======  ======  =======  ======  ======  ======   =======   ======   ======

                                   ACTUAL   ACTUAL    ACTUAL
                                   OCT-03   NOV-03    DEC-03
                                   ------   ------    ------
 REVENUE                           35,638   36,483    40,350

 VARIABLE COST
 Material                          14,606   15,837    15,813
 Scrap                              1,181    1,112       999
 Labor                             10,120    8,777     8,497
 Burden                             2,861    2,934     3,777
 Adjustment for Restructuring           -        -         -
                                   ------   ------   -------
 Total Variable Cost               28,768   28,661    29,086
                                   ------   ------   -------

 CONTRIBUTION MARGIN                6,871    7,822    11,264
                                   ------   ------   -------
                                     19.3%    21.4%     27.9%
 PLANT FIXED COST

Third Party Rents & Leases            581      497       515
Related Party Rents & Leases           (0)       0         0
 Launch Risk                            -        -         -
 Depreciation                       2,443    2,859       466
 Mi SBT                                 -        -         -
 Taxes                                255      496       303
 Fees From Deluxe                    (195)    (195)     (195)
 Restructuring Adj. - Fixed             -        -         -
                                   ------   ------   -------
 Total Fixed Cost                   3,084    3,656     1,089
                                   ------   ------   -------

 GROSS MARGIN                       3,787    4,166    10,175
                                   ------   ------   -------

 SG&A - FIXED

Third Party Rents & Leases              -        -         -
Related Party Rents & Leases            -        -         -
 Mi SBT                               139      203       122
 Taxes                                  -        -         -
 Payroll Related Expenses           1,664    1,652     2,247
 Gainshare                              -        -         -
 Other
  Utilities and Telephone             221      161       367
  Insurance                           351      351       351
  Normal Course Professional          624      256       711
  Maintenance & Supplies              153      189       129
  Travel & Entertainment              141       92       136
  Depreciation                          1       12       640
  Other                               200      101       772
                                   ------   ------   -------
 Total SG&A Fixed                   3,495    3,017     5,475
                                   ------   ------   -------

 SG&A VARIABLE

 Commissions                           14       11        13
 Interest Expense                   2,163    2,159     2,199
 Early Pay Program                    644      779       581
 Other Expense/(Income)            (1,176)    (946)   60,500
 Building Rents/Usage Fees            778      786       778
 Litigation/Patent Legal Fees         697    1,019       (97)
 Amortization of Financing Cost       454      451       605
 Restructuring Fees                 2,843    3,874     4,869
                                   ------   ------   -------
 Total SG&A Variable                6,416    8,134    69,448
                                   ------   ------   -------

 INCOME BEFORE TAX                 (6,123)  (6,985)  (64,748)
                                   ------   ------   -------

 Provision for Income Taxes          (997)    (257)   12,321
                                   ------   ------   -------

 NET INCOME                        (5,127)  (6,728)  (77,069)
                                   ======   ======   =======

 EBITDA CALCULATION

 Add:
  Interest                          2,163    2,159     2,199
  OEM Discount                        644      779       581
  Commissions                          14       11        13
  Income Tax                         (997)    (257)   12,321
  Other Expense/(Income)           (1,237)    (854)   60,440
  MI SBT                              139      203       122
  Restructuring Fees                2,843    3,874     4,869
  Depreceation & Amortization       2,898    3,322     1,711
                                   ------   ------   -------

 EBITDA                             1,340    2,510     5,187
                                   ======   ======   =======

                                   9 of 231           Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                                    2003
                                    ----
 Revenue                           509,910

 VARIABLE COST
 Material                          213,792
 Scrap                              15,230
 Labor                             126,869
 Burden                             47,092
 Adjustment for Restructuring            -
                                  --------
 Total Variable Cost               402,983
                                  --------

 CONTRIBUTION MARGIN               106,926
                                  --------
                                     21.0%

 PLANT FIXED COST

Third Party Rents & Leases           6,973
Related Party Rents & Leases             0
 Launch Risk                             -
 Depreciation                       31,698
 Mi SBT                                  -
 Taxes                               3,489
 Fees From Deluxe                   (2,340)
 Restructuring Adj. - Fixed              -
                                  --------
 Total Fixed Cost                   39,820
                                  --------

 GROSS MARGIN                       67,106
                                  --------

 SG&A - FIXED

Third Party Rents & Leases               -
Related Party Rents & Leases             -
 Mi SBT                              2,090
 Taxes                                   -
 Payroll Related Expenses           23,473
 Gainshare                               -
 Other
  Utilities and Telephone            2,920
  Insurance                          3,586
  Normal Course Professional         6,798
  Maintenance & Supplies             1,732
  Travel & Entertainment             1,529
  Depreciation                         713
  Other                              2,625
                                  --------
 Total SG&A Fixed                   45,467
                                  --------

 SG&A VARIABLE

 Commissions                         5,048
 Interest Expense                   36,984
 Early Pay Program                   8,509
 Other Expense/(Income)             62,706
 Building Rents/Usage Fees           9,357
 Litigation/Patent Legal Fees        6,401
 Amortization of Financing Cost      5,826
 Restructuring Fees                 28,588
                                  --------
 Total SG&A Variable               163,418
                                  --------

 INCOME BEFORE TAX                (141,779)
                                  --------

 Provision for Income Taxes            475
                                  --------

 NET INCOME                       (142,254)
                                  ========

 EBITDA CALCULATION

 Add:
  Interest                          36,984
  OEM Discount                       8,509
  Commissions                        5,048
  Income Tax                           475
  Other Expense/(Income)            62,612
  MI SBT                             2,090
  Restructuring Fees                28,588
  Depreceation & Amortization       38,237
                                  --------

 EBITDA                             40,289
                                  ========

                                   10 of 231          Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                                 ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST    F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04    JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04
                                 ------  ------  ------  ------  ------  -------   ------  ------  ------  ------  ------  ------
REVENUE                          31,347  36,394  52,495  33,305  38,571   39,989   30,079  41,942  53,114  48,192  43,342  55,440

VARIABLE COST
Material                         12,770  15,077  22,728  12,540  15,491   15,171   18,259  18,470  23,218  21,606  19,592  27,360
Scrap                             1,603     357   2,158     807     884      974      382     933   1,323   1,223   1,038   1,145
Labor                             8,831  10,520  11,739   6,352   6,191    5,278    6,246   6,084   5,646   6,768   5,886   4,888
Burden                            2,228   5,418   4,900   6,373   6,624    7,375    4,354   6,211   7,952   7,208   6,029   6,912
Adjustment for Restructuring       (134)   (161)   (364)   (220)   (220)    (275)    (220)   (220)   (275)   (220)   (220)   (275)
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
Total Variable Cost              25,298  31,212  41,161  25,852  28,969   28,523   29,021  31,477  37,865  36,585  32,326  40,031
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
CONTRIBUTION MARGIN               6,049   5,183  11,334   7,453   9,602   11,466    1,059  10,465  15,250  11,607  11,017  15,410
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
                                   19.3%   14.2%   21.6%   22.4%   24.9%    28.7%     3.5%   25.0%   28.7%   24.1%   25.4%   27.8%
 PLANT FIXED COST
Third Party Rents & Leases          535     509     605     530     530      530      530     530     530     530     530     530
Related Party Rents & Leases          0       0       0       0       0        0        0       0       0       0       0       0
 Launch Risk                          -       -       -       -       -        -       83      83      83      83      83      83
 Depreciation                     2,366   2,357   2,395   2,553   2,562    2,572    2,531   2,475   2,476   2,479   2,479   2,479
 Mi SBT                               -       -       -       -       -        -        -       -       -       -       -       -
 Taxes                              331     241     210     300     300      300      300     300     300     300     300     300
 Fees From Deluxe                     -       -       -       -       -        -        -       -       -       -       -       -
 Restructuring Adj. - Fixed          26      57     233     105     105      131      168     168     198     168     168     198
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
 Total Fixed Cost                 3,258   3,165   3,443   3,487   3,496    3,532    3,611   3,555   3,586   3,559   3,559   3,589
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
 GROSS MARGIN                     2,791   2,018   7,891   3,965   6,106    7,934   (2,552)  6,910  11,663   8,048   7,458  11,820
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -        -        -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -        -        -       -       -       -       -       -
 Mi SBT                             122     122     122     179     179      179      179     179     179     179     179     179
 Taxes                                -       -       -       -       -        -        -       -       -       -       -       -
 Payroll Related Expenses         1,744   1,786   2,709   1,671   1,671    2,089    1,671   1,671   2,089   1,671   1,671   2,089
 Gainshare                            -       -       -       -       -        -        -       -       -       -       -       -
 Other
  Utilities and Telephone           170     286     249     204     204      204      204     204     204     204     204     204
  Insurance                         304     306     300     308     308      308      308     308     308     308     308     308
  Normal Course Professional        393     296     706     284     284      434      284     284     634     384     384     534
  Maintenance & Supplies            122     146     165     140     140      174      140     140     174     140     140     174
  Travel & Entertainment             68     130      85     120     120      149      120     120     149     120     120     149
  Depreciation                        -       -      10       7       7        7        7       7       7       7       7       7
  Other                             297     (25)    598     225     225      225      225     225     225     225     225     225
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
Total SG&A Fixed                  3,218   3,046   4,944   3,137   3,137    3,770    3,137   3,137   3,970   3,237   3,237   3,870
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
SG&A VARIABLE

Commissions                         889    (873)      -       -       -        -        -       -       -       -       -       -
Interest Expense                  2,247   2,206   3,017   2,382   2,342    3,221    2,911   2,973   2,986   3,094   3,092   3,108
Early Pay Program                   757   1,040     997     569     617      676      285     686     938     866     729     789
Other Expense/(Income)             (387) (2,166)    (34)    220     220      275       92      92     147      92      92     147
Building Rents/Usage Fees           582     604     600     783     783      783      783     783     783     783     783     833
Litigation/Patent Legal Fees        396     (76)    368     385     385      385      385     385     385     385     385     385
Amortization of Financing Cost      454     447     556     486     486      486      486     486     486     486     486     486
Restructuring Fees                4,115   1,800   1,556   1,849   1,849   14,517      250     250     250     250     250     250
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
Total SG&A Variable               9,053   2,981   7,060   6,674   6,681   20,343    5,193   5,655   5,976   5,957   5,816   5,999
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
INCOME BEFORE TAX                (9,480) (4,009) (4,113) (5,846) (3,713) (16,179) (10,882) (1,883)  1,717  (1,146) (1,596)  1,951
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
Provision for Income Taxes            -      11       -       -       -        -        -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
NET INCOME                       (9,480) (4,020) (4,113) (5,846) (3,713) (16,179) (10,882) (1,883)  1,717  (1,146) (1,596)  1,951
                                 ======  ======  ======  ======  ======  =======  =======  ======  ======  ======  ======  ======
EBITDA CALCULATION

Add:
 Interest                         2,247   2,206   3,017   2,382   2,342    3,221    2,911   2,973   2,986   3,094   3,092   3,108
 OEM Discount                       757   1,040     997     569     617      676      285     686     938     866     729     789
 Commissions                        889    (873)      -       -       -        -        -       -       -       -       -       -
 Income Tax                           -      11       -       -       -        -        -       -       -       -       -       -
 Other Expense/(Income)            (284) (3,381)   (216)    255     255      310     (241)   (241)   (186)   (241)   (241)   (186)
 MI SBT                             122     122     122     179     179      179      179     179     179     179     179     179
 Restructuring Fees               4,115   1,800   1,556   1,849   1,849   14,517      250     250     250     250     250     250
 Depreceation & Amortization      2,820   2,804   2,962   3,045   3,054    3,064    3,023   2,967   2,968   2,971   2,971   2,972
                                 ------  ------  ------  ------  ------  -------  -------  ------  ------  ------  ------  ------
EBITDA                            1,186    (293)  4,325   2,434   4,583    5,789   (4,475)  4,932   8,853   5,973   5,383   9,064
                                 ======  ======  ======  ======  ======  =======  =======  ======  ======  ======  ======  ======

                                   11 of 231        Venture Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                                  2004
                                 -------
REVENUE                          504,212

VARIABLE COST
Material                         222,282
Scrap                             12,828
Labor                             84,429
Burden                            71,584
Adjustment for Restructuring      (2,804)
                                 -------
Total Variable Cost              388,318
                                 -------
CONTRIBUTION MARGIN              115,894
                                 -------
                                    23.0%
 PLANT FIXED COST
Third Party Rents & Leases         6,417
Related Party Rents & Leases           0
 Launch Risk                         500
 Depreciation                     29,723
 Mi SBT                                -
 Taxes                             3,477
 Fees From Deluxe                      -
 Restructuring Adj. - Fixed        1,724
                                 -------
 Total Fixed Cost                 41,841
                                 -------
 GROSS MARGIN                     74,053
                                 -------
 SG&A - FIXED
Third Party Rents & Leases             -
Related Party Rents & Leases           -
 Mi SBT                            1,979
 Taxes                                 -
 Payroll Related Expenses         22,535
 Gainshare                             -
 Other
   Utilities and Telephone         2,543
   Insurance                       3,680
   Normal Course Professional      4,897
   Maintenance & Supplies          1,795
   Travel & Entertainment          1,448
   Depreciation                       70
   Other                           2,898
                                 -------
Total SG&A Fixed                  41,844
                                 -------
SG&A VARIABLE

Commissions                           16
Interest Expense                  33,579
Early Pay Program                  8,949
Other Expense/(Income)            (1,209)
Building Rents/Usage Fees          8,886
Litigation/Patent Legal Fees       4,153
Amortization of Financing Cost     5,828
Restructuring Fees                27,186
                                 -------
Total SG&A Variable               87,388
                                 -------
INCOME BEFORE TAX                (55,179)
                                 -------
Provision for Income Taxes            11
                                 -------
NET INCOME                       (55,190)
                                 =======
EBITDA CALCULATION

Add:
 Interest                         33,579
 OEM Discount                      8,949
 Commissions                          16
 Income Tax                           11
 Other Expense/(Income)           (4,397)
 MI SBT                            1,979
 Restructuring Fees               27,186
 Depreceation & Amortization      35,621
                                 -------
EBITDA                            47,754
                                 =======

                                   12 of 231        Venture Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                                 F'CAST   F'CAST  F'CAST    F'CAST             F'CAST   F'CAST   F'CAST  F'CAST           F'CAST
                                 MAR-05   JUN-05  SEP-05    DEC-05    2005     MAR-06   JUN-06   SEP-06  DEC-06   2006     2007
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
REVENUE                         146,349  141,300  123,668  132,671   543,988  130,697  139,752  103,449 126,601  500,499  512,158

VARIABLE COST
Material                         66,440   64,611   58,961   61,425   251,438   58,370   66,516   44,841  58,823  228,550  225,313
Scrap                             3,637    3,526    2,834    2,947    12,945    3,358    3,191    2,625   2,667   11,840   10,474
Labor                            19,741   19,709   18,958   20,620    79,027   19,649   20,310   18,185  19,149   77,292   81,721
Burden                           20,384   19,637   14,449   14,892    69,361   18,745   17,478   14,329  16,941   67,492   78,976
Adjustment for Restructuring          -        -        -        -         -        -        -        -       -        -        -
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
Total Variable Cost             110,202  107,483   95,202   99,884   412,771  100,121  107,494   79,980  97,579  385,174  396,484
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
CONTRIBUTION MARGIN              36,147   33,817   28,466   32,787   131,217   30,577   32,258   23,469  29,022  115,325  115,674
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
                                   24.7%    23.9%    23.0%    24.7%     24.1%    23.4%    23.1%    22.7%   22.9%    23.0%    22.6%
 PLANT FIXED COST
Third Party Rents & Leases        1,589    1,589    1,589    1,589     6,357    1,589    1,589    1,589   1,589    6,357    6,357
Related Party Rents & Leases          -        -        -        -         -        -        -        -       -        -        -
 Launch Risk                        250      250      250      250     1,000      250      250    1,446   1,446    3,393    5,785
 Depreciation                     6,995    6,995    6,995    6,995    27,979    6,749    6,749    6,749   6,749   26,994   25,742
 Mi SBT                               -        -        -        -         -        -        -        -       -        -        -
 Taxes                              925      925      925      925     3,702      953      953      953     953    3,813    3,927
 Fees From Deluxe                     -        -        -        -         -        -        -        -       -        -        -
 Restructuring Adj. - Fixed           -        -        -        -         -        -        -        -       -        -        -
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
 Total Fixed Cost                 9,760    9,760    9,760    9,760    39,038    9,541    9,541   10,737  10,737   40,557   41,811
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
 GROSS MARGIN                    26,387   24,057   18,706   23,028    92,179   21,036   22,717   12,731  18,284   74,768   73,863
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
 SG&A - FIXED
Third Party Rents & Leases            -        -        -        -         -        -        -        -       -        -        -
Related Party Rents & Leases          -        -        -        -         -        -        -        -       -        -        -
 Mi SBT                             554      554      554      554     2,217      571      571      571     571    2,283    2,352
 Taxes                                -        -        -        -         -        -        -        -       -        -        -
 Payroll Related Expenses         5,432    5,432    5,432    5,432    21,729    5,432    5,432    5,432   5,432   21,729   21,729
 Gainshare                            -        -        -        -         -        -        -        -       -        -        -
 Other
   Utilities and Telephone          631      631      631      631     2,525      650      650      650     650    2,601    2,679
   Insurance                        951      951      951      951     3,805      980      980      980     980    3,919    4,036
   Normal Course Professional     1,201    1,201    1,201    1,201     4,802    1,201    1,201    1,201   1,201    4,802    4,802
   Maintenance & Supplies           467      467      467      467     1,869      481      481      481     481    1,925    1,983
   Travel & Entertainment           400      400      400      400     1,601      412      412      412     412    1,649    1,698
   Depreciation                      20       20       20       20        80       15       15       15      15       60        9
   Other                            696      696      696      696     2,785      717      717      717     717    2,868    2,954
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
Total SG&A Fixed                 10,353   10,353   10,353   10,353    41,412   10,459   10,459   10,459  10,459   41,836   42,243
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
SG&A VARIABLE

Commissions                           -        -        -        -         -        -        -        -       -        -        -
Interest Expense                  9,313    8,934    9,168    9,407    36,823    9,137    9,137    9,137   9,284   36,695   37,770
Early Pay Program                 2,483    2,433    1,984    2,057     8,958    2,276    2,133    1,756   1,977    8,141    4,226
Other Expense/(Income)           (1,556)  (1,556)  (1,556)  (1,556)   (6,223)  (1,830)  (1,830)  (1,830) (1,830)  (7,319)  (7,793)
Building Rents/Usage Fees         2,400    2,400    2,400    2,400     9,600    2,400    2,400    2,400   2,400    9,600    9,600
Litigation/Patent Legal Fees        243      240      240      240       963      243      240      240     240      963      963
Amortization of Financing Cost    1,457    1,457    1,457    1,457     5,828    1,457    1,457    1,457   1,457    5,828    5,828
Restructuring Fees                  150        -        -        -       150      150        -        -       -      150      150
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
Total SG&A Variable              14,490   13,908   13,694   14,005    56,098   13,833   13,537   13,160  13,528   54,057   50,743
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
INCOME BEFORE TAX                 1,544     (204)  (5,340)  (1,331)   (5,331)  (3,256)  (1,279) (10,888) (5,702) (21,125) (19,123)
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
Provision for Income Taxes            -        -        -        -         -        -        -        -       -        -        -
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
NET INCOME                        1,544     (204)  (5,340)  (1,331)   (5,331)  (3,256)  (1,279) (10,888) (5,702) (21,125) (19,123)
                                =======  =======  =======  =======  ========  =======  =======  ======= =======  =======  =======
EBITDA CALCULATION

Add:
 Interest                         9,313    8,934    9,168    9,407    36,823    9,137    9,137    9,137   9,284   36,695   37,770
 OEM Discount                     2,483    2,433    1,984    2,057     8,958    2,276    2,133    1,756   1,977    8,141    4,226
 Commissions                          -        -        -        -         -        -        -        -       -        -        -
 Income Tax                           -        -        -        -         -        -        -        -       -        -        -
 Other Expense/(Income)          (1,556)  (1,556)  (1,556)  (1,556)   (6,223)  (1,830)  (1,830)  (1,830) (1,830)  (7,319)  (7,793)
 MI SBT                             554      554      554      554     2,217      571      571      571     571    2,283    2,352
 Restructuring Fees                 150        -        -        -       150      150        -        -       -      150      150
 Depreceation & Amortization      8,472    8,472    8,472    8,472    33,887    8,220    8,220    8,220   8,220   32,882   31,579
                                -------  -------  -------  -------  --------  -------  -------  ------- -------  -------  -------
EBITDA                           20,961   18,633   13,282   17,604    70,480   15,268   16,952    6,967  12,520   51,707   49,161
                                =======  =======  =======  =======  ========  =======  =======  ======= =======  =======  =======



                                   13 of 231        Venture Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                                        F'CAST
                                         2008
                                        -------
REVENUE                                 473,276

VARIABLE COST
Material                                199,629
Scrap                                     9,382
Labor                                    81,562
Burden                                   77,082
Adjustment for  Restructuring                 -
                                        -------
Total Variable Cost                     367,654
                                        -------
CONTRIBUTION MARGIN                     105,622
                                        -------
                                           22.3%
 PLANT FIXED COST
Third Party Rents & Leases                6,357
Related Party Rents & Leases                  -
  Launch Risk                             5,785
  Depreciation                           24,778
  Mi SBT                                      -
  Taxes                                   3,933
  Fees From Deluxe                            -
  Restructuring Adj. - Fixed                  -
                                        -------
  Total Fixed Cost                       40,853
                                        -------
  GROSS MARGIN                           64,769
                                        -------
  SG&A - FIXED
Third Party Rents & Leases                    -
Related Party Rents & Leases                  -
  Mi SBT                                  2,422
  Taxes                                       -
  Payroll Related Expenses               21,729
  Gainshare                                   -
  Other
   Utilities and Telephone                2,759
   Insurance                              4,157
   Normal Course Professional             4,802
   Maintenance & Supplies                 2,042
   Travel & Entertainment                 1,749
   Depreciation                               -
   Other                                  3,043
                                        -------
Total SG&A Fixed                         42,705
                                        -------
SG&A VARIABLE

Commissions                                   -
Interest Expense                         38,456
Early Pay Program                         3,839
Other Expense/(Income)                   (8,027)
Building Rents/Usage Fees                 9,600
Litigation/Patent Legal Fees                963
Amortization of Financing Cost            5,828
Restructuring Fees                          150
                                        -------
Total SG&A Variable                      50,808
                                        -------
INCOME BEFORE TAX                       (28,744)
                                        -------
Provision for Income Taxes                    -
                                        -------
NET INCOME                              (28,744)
                                        =======
EBITDA CALCULATION

Add:
  Interest                               38,456
  OEM Discount                            3,839
  Commissions                                 -
  Income Tax                                  -
  Other Expense/(Income)                 (8,027)
  MI SBT                                  2,422
  Restructuring Fees                        150
  Depreceation & Amortization            30,605
                                        -------
EBITDA                                   38,702
                                        =======

                                   14 of 231        Venture Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED - RESTRUCTURE

                       ACTUAL  ACTUAL   ACTUAL  ACTUAL  ACTUAL  ACTUAL   ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                       JAN-03  FEB-03   MAR-03  APR-03  MAY-03  JUN-03   JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03     2003
                       ------  ------   ------  ------  ------  ------   ------  ------  ------  ------  ------  -------  --------
REVENUE                36,262  44,958   55,727  40,940  42,540  49,562   20,529  31,707  43,581  35,470  35,050   38,742   475,068

VARIABLE COST
Material               13,565  17,620   22,877  15,770  16,596  19,993    8,433  12,267  17,547  14,311  15,063   15,571   189,613
Scrap                     993   1,327    1,817   1,341   1,303   1,857      606   1,145   1,550   1,181   1,112      999    15,230
Labor                   9,609  11,530   13,484  10,456  10,454  11,818    8,148   8,595  11,447   9,699   8,372    7,862   121,474
Burden                  3,807   5,867    7,508   4,678   4,439   5,466    3,801   3,535   4,398   3,606   3,521    4,634    55,260
Adjustment for
 Restructuring              -       -        -       -       -       -        -       -       -       -       -        -         -
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
Total Variable Cost    27,974  36,345   45,686  32,244  32,792  39,134   20,988  25,542  34,942  28,796  28,069   29,065   381,577
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
CONTRIBUTION MARGIN     8,289   8,614   10,041   8,696   9,748  10,427     (459)  6,165   8,639   6,674   6,981    9,676    93,491
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
                         22.9%   19.2%    18.0%   21.2%   22.9%   21.0%    -2.2%   19.4%   19.8%   18.8%   19.9%    25.0%     19.7%
 PLANT FIXED COST
Third Party Rents &
 Leases                   622     643      643     619     582     621      609     590     450     581     497      515     6,973
Related Party Rents
 & Leases                 (35)    (35)     (35)    (35)    (35)    (35)     (35)    (35)    (35)    (71)    (35)     (35)     (461)
 Launch Risk                -       -        -       -       -       -        -       -       -       -       -        -         -
 Depreciation           2,452   2,440    2,745   2,544   2,436   2,346    2,323   2,279   2,301   2,064   2,482       95    26,508
 Mi SBT                     -       -        -       -       -       -        -       -       -       -       -        -         -
 Taxes                    198     274      293     310     180     262      287     276     284     218     480      287     3,349
 Fees From Deluxe        (195)   (195)    (195)   (195)   (195)   (195)    (195)   (195)   (195)   (195)   (195)    (195)   (2,340)
 Restructuring Adj.
  - Fixed                   -       -        -       -       -       -        -       -       -       -       -        -         -
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
 Total Fixed Cost       3,042   3,127    3,451   3,243   2,968   2,998    2,989   2,914   2,804   2,596   3,229      667    34,029
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
 GROSS MARGIN           5,246   5,487    6,590   5,452   6,780   7,430   (3,448)  3,250   5,835   4,078   3,752    9,009    59,462
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
 SG&A - FIXED
Third Party Rents
 & Leases                   -       -        -       -       -       -        -       -       -       -       -        -         -
Related Party Rents
 & Leases                   -       -        -       -       -       -        -       -       -       -       -        -         -
 Mi SBT                   139      (5)     449     129     139     138      359     139     139     139     203      122     2,090
 Taxes                      -       -        -       -       -       -        -       -       -       -       -        -         -
 Payroll Related
  Expenses              1,662   1,705    2,554   1,941   2,505   2,219    1,816   1,410   2,098   1,664   1,652    2,247    23,473
 Gainshare                  -       -        -       -       -       -        -       -       -       -       -        -         -
 Other
  Utilities and
   Telephone              238     268      351     188     275     271      200     167     213     221     161      367     2,920
  Insurance               378     308      100     515     300     (36)     352     265     351     351     351      351     3,586
  Normal Course
   Professional           514     420    1,038     248     336     687      699     507     757     624     256      711     6,798
  Maintenance &
   Supplies               114     110      136      95      12     317      140     154     183     153     189      129     1,732
  Travel &
   Entertainment          153     113      170     177      86     111      143     119      88     141      92      136     1,529
  Depreciation              7       6        7       7       7       7        7       7       7       1      12      640       713
  Other                    40     167      162     148      43     (60)     289     201     562     200     101      772     2,625
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
Total SG&A Fixed        3,245   3,092    4,967   3,448   3,703   3,654    4,005   2,969   4,398   3,495   3,017    5,475    45,467
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
SG&A VARIABLE

Commissions             1,092   1,376    1,715     147     355     169      141       7       8      14      11       13     5,048
Interest Expense        6,217   5,507    6,201   2,097   2,118   2,537    1,723   1,588   2,475   2,163   2,159    2,199    36,984
OEM Discount              635     893      884     723     692     908      561     568     641     644     779      581     8,509
Other Expense/(Income) (1,642)    369    6,892   1,958  (2,722)   (974)   1,008   1,750  (2,311) (1,176)   (946)  60,500    62,706
Building Rents/Usage
 Fees                     779     779      780     778     769     778      775     796     781     778     786      778     9,357
Litigation/Patent
 Legal Fees                75     962      970     266     477     373      585     602     470     697   1,019      (97)    6,401
Amortization of
 Financing  Cost          412     447      550     451     438     559      458     454     548     454     451      605     5,826
Restructuring Fees        959   1,983    2,279   2,883   2,107     770    2,076   2,022   1,925   2,843   3,874    4,869    28,588
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
Total SG&A Variable     8,527  12,315   20,271   9,304   4,234   5,119    7,327   7,787   4,537   6,416   8,134   69,448   163,418
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
INCOME BEFORE TAX      (6,526) (9,920) (18,647) (7,300) (1,157) (1,344) (14,779) (7,505) (3,100) (5,833) (7,398) (65,914) (149,423)
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------

Provision for Income
 Taxes                 (1,898) (2,694)     958    (450)   (267) (2,256)    (525)   (525) (2,935)   (997)   (257)  12,321       475
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
NET INCOME             (4,628) (7,226) (19,605) (6,850)   (890)    912  (14,254) (6,980)   (165) (4,836) (7,141) (78,235) (149,898)
                       ======  ======  =======  ======  ======  ======  =======  ======  ======  ======  ======   ======  ========

EBITDA CALCULATION

Add:
 Interest               6,217   5,507    6,201   2,097   2,118   2,537    1,723   1,588   2,475   2,163   2,159    2,199    36,984
 OEM Discount             635     893      884     723     692     908      561     568     641     644     779      581     8,509
 Income Tax            (1,898) (2,694)     958    (450)   (267) (2,256)    (525)   (525) (2,935)   (997)   (257)  12,321       475
 Other Expense/
  (Income)             (1,638)    395    6,749   1,951  (2,214) (1,296)   1,182   1,674  (2,540) (1,237)   (854)  60,440    62,612
 MI SBT                   139      (5)     449     129     139     138      359     139     139     139     203      122     2,090
 Restructuring Fees       959   1,983    2,279   2,883   2,107     770    2,076   2,022   1,925   2,843   3,874    4,869    28,588
 Depreceation &
 Amortization           2,871   2,893    3,302   3,002   2,881   2,911    2,788   2,739   2,856   2,519   2,945    1,340    33,047
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------  -------  --------
EBITDA                  2,657   1,746    1,217   3,485   4,565   4,624   (6,091)  1,224   2,396   1,237   1,708    3,637    22,407
                       ======  ======  =======  ======  ======  ======  =======  ======  ======  ======  ======  =======  ========
ADJUSTED EBITDA:

Deferred Commissions                                                                                                             -
Paid Commissions                                                                                                                 -
Deferred Rents &
 Leases                                                                                                                          -
Paid Rents & Leases                                                                                                              -
Net Deferral
 Adjustment                                                                                                                      -
                       ------  ------  -------  ------  ------  ------  -------  ------  ------  ------  ------   ------  --------
Adjusted EBITDA         2,657   1,746    1,217   3,485   4,565   4,624   (6,091)  1,224   2,396   1,237   1,708    3,637    22,407
                       ======  ======  =======  ======  ======  ======  =======  ======  ======  ======  ======   ======  ========

                                   15 of 231        Venture Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED PRODUCTION - RESTRUCTURE

                        ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST   F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST   F'CAST
                        JAN-04  FEB-04  MAR-04  APR-04  MAY-04   JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04   DEC-04   2003
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
REVENUE                 29,533  33,381  46,090  32,678  35,523   39,437  17,264  38,543  52,606  47,688  40,348   43,997  457,088

VARIABLE COST
Material                11,797  13,020  18,101  12,101  13,233   14,808   5,682  15,948  22,856  21,244  17,335   18,748  184,871
Scrap                    1,603     357   2,158     807     884      974     382     933   1,323   1,223   1,038    1,145   12,828
Labor                    8,263  10,033  11,195   6,268   6,107    5,195   5,926   6,000   5,562   6,685   5,803    4,805   81,842
Burden                   2,620   6,438   5,567   6,721   6,971    7,722   4,661   6,559   8,300   7,556   6,377    7,260   76,752
Adjustment for
 Restructuring            (134)   (161)   (364)   (220)   (220)    (275)   (220)   (220)   (275)   (220)   (220)    (275)  (2,804)
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
Total Variable Cost     24,149  29,687  36,657  25,678  26,975   28,424  16,432  29,220  37,766  36,487  30,332   31,682  353,489
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
CONTRIBUTION MARGIN      5,385   3,694   9,433   7,000   8,548   11,012     832   9,323  14,840  11,201  10,016   12,315  103,600
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
                          18.2%   11.1%   20.5%   21.4%   24.1%    27.9%    4.8%   24.2%   28.2%   23.5%   24.8%    28.0%    22.7%
 PLANT FIXED COST
Third Party Rents
 & Leases                  535     509     605     530     530      530     530     530     530     530     530      530    6,417
Related Party Rents
 & Leases                  (35)    (35)    (35)    (35)    (35)     (35)    (35)    (35)    (35)    (35)    (35)     (35)    (426)
 Launch Risk                 -       -       -       -       -        -      83      83      83      83      83       83      500
 Depreciation            1,995   1,987   2,025   2,195   2,204    2,213   2,213   2,213   2,213   2,216   2,216    2,216   25,906
 Mi SBT                      -       -       -       -       -        -       -       -       -       -       -        -        -
 Taxes                     315     232     202     287     287      287     287     287     287     287     287      287    3,337
 Fees From Deluxe            -       -       -       -       -        -       -       -       -       -       -        -        -
 Restructuring Adj.
  - Fixed                   26      57     233     105     105      131     168     168     198     168     168      198    1,724
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
 Total Fixed Cost        2,836   2,750   3,029   3,082   3,091    3,126   3,246   3,246   3,276   3,249   3,249    3,279   37,458
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
 GROSS MARGIN            2,548     944   6,404   3,919   5,457    7,886  (2,413)  6,077  11,564   7,952   6,768    9,036   66,142
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------

 SG&A - FIXED
Third Party Rents
 & Leases                    -       -       -       -       -        -       -       -       -       -       -        -        -
Related Party Rents
 & Leases                    -       -       -       -       -        -       -       -       -       -       -        -        -
 Mi SBT                    122     122     122     179     179      179     179     179     179     179     179      179    1,979
 Taxes                       -       -       -       -       -        -       -       -       -       -       -        -        -
 Payroll Related
  Expenses               1,744   1,786   2,709   1,671   1,671    2,089   1,671   1,671   2,089   1,671   1,671    2,089   22,535
 Gainshare                   -       -       -       -       -        -       -       -       -       -       -        -        -
 Other
  Utilities and
   Telephone               170     286     249     204     204      204     204     204     204     204     204      204    2,543
  Insurance                304     306     300     308     308      308     308     308     308     308     308      308    3,680
  Normal Course
   Professional            393     296     706     284     284      434     284     284     634     384     384      534    4,897
  Maintenance &
   Supplies                122     146     165     140     140      174     140     140     174     140     140      174    1,795
  Travel &
   Entertainment            68     130      85     120     120      149     120     120     149     120     120      149    1,448
  Depreciation               -       -      10       7       7        7       7       7       7       7       7        7       70
  Other                    297     (25)    598     225     225      225     225     225     225     225     225      225    2,898
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
Total SG&A Fixed         3,218   3,046   4,944   3,137   3,137    3,770   3,137   3,137   3,970   3,237   3,237    3,870   41,844
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
SG&A VARIABLE

Commissions                889    (873)      -       -       -        -       -       -       -       -       -        -       16
Interest Expense         2,247   2,206   3,017   2,382   2,342    3,221   2,911   2,973   2,986   3,094   3,092    3,108   33,579
OEM Discount               757   1,040     997     569     617      676     285     686     938     866     729      789    8,949
Other Expense/(Income)    (387) (2,166)    (34)    220     220      275      92      92     147      92      92      147   (1,209)
Building Rents/Usage
 Fees                      582     604     600     783     783      783     783     783     783     783     783      833    8,886
Litigation/Patent Legal
 Fees                      396     (76)    368     385     385      385     385     385     385     385     385      385    4,153
Amortization of
 Financing Cost            454     447     556     486     486      486     486     486     486     486     486      486    5,828
Restructuring Fees       4,115   1,800   1,556   1,849   1,849   14,517     250     250     250     250     250      250   27,186
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
Total SG&A Variable      9,053   2,981   7,060   6,674   6,681   20,343   5,193   5,655   5,976   5,957   5,816    5,999   87,388
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
INCOME BEFORE TAX       (9,723) (5,083) (5,600) (5,892) (4,362) (16,227)(10,744) (2,716)  1,618  (1,242) (2,286)    (834) (63,091)
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------

Provision for Income
 Taxes                       -      11       -       -       -        -       -       -       -       -       -        -       11
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------

NET INCOME              (9,723) (5,095) (5,600) (5,892) (4,362) (16,227)(10,744) (2,716)  1,618  (1,242) (2,286)    (834) (63,102)
                        ======  ======  ======  ======  ======   ======  ======  ======  ======  ======  ======   ======  =======

EBITDA CALCULATION

Add:
 Interest                2,247   2,206   3,017   2,382   2,342    3,221   2,911   2,973   2,986   3,094   3,092    3,108   33,579
 OEM Discount              757   1,040     997     569     617      676     285     686     938     866     729      789    8,949
 Income Tax                  -      11       -       -       -        -       -       -       -       -       -        -       11
 Other Expense/(Income)   (284) (3,381)   (216)    255     255      310    (241)   (241)   (186)   (241)   (241)    (186)  (4,397)
 MI SBT                    122     122     122     179     179      179     179     179     179     179     179      179    1,979
 Restructuring Fees      4,115   1,800   1,556   1,849   1,849   14,517     250     250     250     250     250      250   27,186
 Depreceation &
  Amortization           2,449   2,434   2,591   2,687   2,696    2,706   2,705   2,705   2,706   2,708   2,708    2,709   31,805
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------   ------  -------
EBITDA                    (317)   (864)  2,468   2,029   3,576    5,382  (4,654)  3,837   8,491   5,615   4,430    6,016   36,010
                        ======  ======  ======  ======  ======   ======  ======  ======  ======  ======  ======   ======  =======
ADJUSTED EBITDA:

Deferred Commissions                                                                                                            -
Paid Commissions                                                                                                                -
Deferred Rents & Leases                                                                                                         -
Paid Rents & Leases                                                                                                             -
Net Deferral Adjustment                                                                                                         -
                        ------  ------  ------  ------  ------   ------  ------  ------  ------  ------  ------  -------  -------
Adjusted EBITDA           (317)   (864)  2,468   2,029   3,576    5,382  (4,654)  3,837   8,491   5,615   4,430    6,016   36,010
                        ======  ======  ======  ======  ======   ======  ======  ======  ======  ======  ======  =======  =======

                                   16 of 231        Venture Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED PRODUCTION - RESTRUCTURE

                                  F'CAST      F'CAST      F'CAST      F'CAST
                                  MAR-05      JUN-05      SEP-05      DEC-05
                                 --------    --------    --------    --------
 REVENUE                          139,073     135,364     111,543     115,278

 VARIABLE COST
 Material                          61,039      59,987      47,794      49,780
 Scrap                              3,637       3,526       2,834       2,947
 Labor                             19,490      18,982      18,231      18,745
 Burden                            21,427      20,598      15,410      15,655
 Adjustment for Restructuring           -           -           -           -
                                 --------    --------    --------    --------
 Total Variable Cost              105,594     103,094      84,270      87,128
                                 --------    --------    --------    --------

 CONTRIBUTION MARGIN               33,479      32,271      27,272      28,151
                                 --------    --------    --------    --------

                                     24.1%       23.8%       24.5%       24.4%
 PLANT FIXED COST
Third Party Rents & Leases          1,589       1,589       1,589       1,589
Related Party Rents & Leases         (106)       (106)       (106)       (106)
 Launch Risk                          250         250         250         250
 Depreciation                       6,449       6,449       6,449       6,449
 Mi SBT                                 -           -           -           -
 Taxes                                888         888         888         888
 Fees From Deluxe                       -           -           -           -
 Restructuring Adj. - Fixed             -           -           -           -
                                 --------    --------    --------    --------
 Total Fixed Cost                   9,070       9,070       9,070       9,070
                                 --------    --------    --------    --------

 GROSS MARGIN                      24,409      23,200      18,202      19,081
                                 --------    --------    --------    --------

 SG&A - FIXED
Third Party Rents & Leases              -           -           -           -
Related Party Rents & Leases            -           -           -           -
 Mi SBT                               554         554         554         554
 Taxes                                  -           -           -           -
 Payroll Related Expenses           5,432       5,432       5,432       5,432
 Gainshare                              -           -           -           -
 Other
  Utilities and Telephone             631         631         631         631
  Insurance                           951         951         951         951
  Normal Course Professional        1,201       1,201       1,201       1,201
  Maintenance & Supplies              467         467         467         467
  Travel & Entertainment              400         400         400         400
  Depreciation                         20          20          20          20
  Other                               696         696         696         696
                                 --------    --------    --------    --------
 Total SG&A Fixed                  10,353      10,353      10,353      10,353
                                 --------    --------    --------    --------

 SG&A VARIABLE

 Commissions                            -           -           -           -
 Interest Expense                   9,313       8,934       9,168       9,407
 OEM Discount                       2,483       2,433       1,984       2,057
 Other Expense/(Income)            (1,556)     (1,556)     (1,556)     (1,556)
 Building Rents/Usage Fees          2,400       2,400       2,400       2,400
 Litigation/Patent Legal Fees         243         240         240         240
 Amortization of Financing Cost     1,457       1,457       1,457       1,457
 Restructuring Fees                   150           -           -           -
                                 --------    --------    --------    --------
 Total SG&A Variable               14,490      13,908      13,694      14,005
                                 --------    --------    --------    --------

 INCOME BEFORE TAX                   (434)     (1,061)     (5,845)     (5,278)
                                 --------    --------    --------    --------

 Provision for Income Taxes             -           -           -           -
                                 --------    --------    --------    --------

 NET INCOME                          (434)     (1,061)     (5,845)     (5,278)
                                 ========    ========    ========    ========
 EBITDA CALCULATION

 Add:
  Interest                          9,313       8,934       9,168       9,407
  OEM Discount                      2,483       2,433       1,984       2,057
  Income Tax                            -           -           -           -
  Other Expense/(Income)           (1,556)     (1,556)     (1,556)     (1,556)
  MI SBT                              554         554         554         554
  Restructuring Fees                  150           -           -           -
  Depreceation & Amortization       7,926       7,926       7,926       7,926
                                 --------    --------    --------    --------
 EBITDA                            18,436      17,231      12,232      13,111
                                 ========    ========    ========    ========

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 --------    --------    --------    --------
 Adjusted EBITDA                   18,436      17,231      12,232      13,111
                                 ========    ========    ========    ========

                                              F'CAST      F'CAST      F'CAST      F'CAST
                                   2005       MAR-06      JUN-06      SEP-06      DEC-06
                                 --------    --------    --------    --------    --------
 REVENUE                          501,258     128,372     120,122     100,123     111,275

 VARIABLE COST
 Material                         218,601      56,870      53,643      42,854      47,047
 Scrap                             12,945       3,358       3,191       2,625       2,667
 Labor                             75,449      18,934      18,179      17,238      18,898
 Burden                            73,090      19,708      18,197      15,252      17,984
 Adjustment for Restructuring           -           -           -           -           -
                                 --------    --------    --------    --------    --------
 Total Variable Cost              380,085      98,869      93,209      77,970      86,595
                                 --------    --------    --------    --------    --------

 CONTRIBUTION MARGIN              121,173      29,503      26,913      22,154      24,680
                                 --------    --------    --------    --------    --------

                                     24.2%       23.0%       22.4%       22.1%       22.2%
 PLANT FIXED COST
Third Party Rents & Leases          6,357       1,589       1,589       1,589       1,589
Related Party Rents & Leases         (426)       (106)       (106)       (106)       (106)
 Launch Risk                        1,000         250         250       1,446       1,446
 Depreciation                      25,796       6,429       6,429       6,429       6,429
 Mi SBT                                 -           -           -           -           -
 Taxes                              3,553         915         915         915         915
 Fees From Deluxe                       -           -           -           -           -
 Restructuring Adj. - Fixed             -           -           -           -           -
                                 --------    --------    --------    --------    --------
 Total Fixed Cost                  36,281       9,077       9,077      10,273      10,273
                                 --------    --------    --------    --------    --------

 GROSS MARGIN                      84,892      20,426      17,835      11,880      14,406
                                 --------    --------    --------    --------    --------

 SG&A - FIXED
Third Party Rents & Leases              -           -           -           -           -
Related Party Rents & Leases            -           -           -           -           -
 Mi SBT                             2,217         571         571         571         571
 Taxes                                  -           -           -           -           -
 Payroll Related Expenses          21,729       5,432       5,432       5,432       5,432
 Gainshare                              -           -           -           -           -
 Other
  Utilities and Telephone           2,525         650         650         650         650
  Insurance                         3,805         980         980         980         980
  Normal Course Professional        4,802       1,201       1,201       1,201       1,201
  Maintenance & Supplies            1,869         481         481         481         481
  Travel & Entertainment            1,601         412         412         412         412
  Depreciation                         80          15          15          15          15
  Other                             2,785         717         717         717         717
                                 --------    --------    --------    --------    --------
 Total SG&A Fixed                  41,412      10,459      10,459      10,459      10,459
                                 --------    --------    --------    --------    --------

 SG&A VARIABLE

 Commissions                            -           -           -           -           -
 Interest Expense                  36,823       9,137       9,137       9,137       9,284
 OEM Discount                       8,958       2,276       2,133       1,756       1,977
 Other Expense/(Income)            (6,223)     (1,830)     (1,830)     (1,830)     (1,830)
 Building Rents/Usage Fees          9,600       2,400       2,400       2,400       2,400
 Litigation/Patent Legal Fees         963         243         240         240         240
 Amortization of Financing Cost     5,828       1,457       1,457       1,457       1,457
 Restructuring Fees                   150         150           -           -           -
                                 --------    --------    --------    --------    --------
 Total SG&A Variable               56,098      13,833      13,537      13,160      13,528
                                 --------    --------    --------    --------    --------

 INCOME BEFORE TAX                (12,618)     (3,866)     (6,160)    (11,739)     (9,580)
                                 --------    --------    --------    --------    --------

 Provision for Income Taxes             -           -           -           -           -
                                 --------    --------    --------    --------    --------

 NET INCOME                       (12,618)     (3,866)     (6,160)    (11,739)     (9,580)
                                 ========    ========    ========    ========    ========
 EBITDA CALCULATION

 Add:
  Interest                         36,823       9,137       9,137       9,137       9,284
  OEM Discount                      8,958       2,276       2,133       1,756       1,977
  Income Tax                            -           -           -           -           -
  Other Expense/(Income)           (6,223)     (1,830)     (1,830)     (1,830)     (1,830)
  MI SBT                            2,217         571         571         571         571
  Restructuring Fees                  150         150           -           -           -
  Depreceation & Amortization      31,704       7,901       7,901       7,901       7,901
                                 --------    --------    --------    --------    --------
 EBITDA                            61,010      14,339      11,752       5,796       8,323
                                 ========    ========    ========    ========    ========

 ADJUSTED EBITDA:

 Deferred Commissions                   -
 Paid Commissions                       -
 Deferred Rents & Leases                -
 Paid Rents & Leases                    -
 Net Deferral Adjustment                -
                                 --------    --------    --------    --------    --------
 Adjusted EBITDA                   61,010      14,339      11,752       5,796       8,323
                                 ========    ========    ========    ========    ========

                                              F'CAST      F'CAST
                                   2006        2007        2008
                                 --------    --------    -------
 REVENUE                          459,893     475,435     436,754

 VARIABLE COST
 Material                         200,414     198,367     172,780
 Scrap                             11,840      10,474       9,382
 Labor                             73,250      78,352      78,239
 Burden                            71,141      82,741      80,855
 Adjustment for Restructuring           -           -           -
                                 --------    --------    --------
 Total Variable Cost              356,644     369,934     341,256
                                 --------    --------    --------

 CONTRIBUTION MARGIN              103,249     105,501      95,497
                                 --------    --------    --------

                                     22.5%       22.2%       21.9%
 PLANT FIXED COST
Third Party Rents & Leases          6,357       6,357       6,357
Related Party Rents & Leases         (426)       (426)       (426)
 Launch Risk                        3,393       5,785       5,785
 Depreciation                      25,717      25,026      24,334
 Mi SBT                                 -           -           -
 Taxes                              3,660       3,770       3,776
 Fees From Deluxe                       -           -           -
 Restructuring Adj. - Fixed             -           -           -
                                 --------    --------    --------
 Total Fixed Cost                  38,701      40,512      39,826
                                 --------    --------    --------

 GROSS MARGIN                      64,548      64,989      55,671
                                 --------    --------    --------

 SG&A - FIXED
Third Party Rents & Leases              -           -           -
Related Party Rents & Leases            -           -           -
 Mi SBT                             2,283       2,352       2,422
 Taxes                                  -           -           -
 Payroll Related Expenses          21,729      21,729      21,729
 Gainshare                              -           -           -
 Other
  Utilities and Telephone           2,601       2,679       2,759
  Insurance                         3,919       4,036       4,157
  Normal Course Professional        4,802       4,802       4,802
  Maintenance & Supplies            1,925       1,983       2,042
  Travel & Entertainment            1,649       1,698       1,749
  Depreciation                         60           9           -
  Other                             2,868       2,954       3,043
                                 --------    --------    --------
 Total SG&A Fixed                  41,836      42,243      42,705
                                 --------    --------    --------

 SG&A VARIABLE

 Commissions                            -           -           -
 Interest Expense                  36,695      37,770      38,456
 OEM Discount                       8,141       4,226       3,839
 Other Expense/(Income)            (7,319)     (7,793)     (8,027)
 Building Rents/Usage Fees          9,600       9,600       9,600
 Litigation/Patent Legal Fees         963         963         963
 Amortization of Financing Cost     5,828       5,828       5,828
 Restructuring Fees                   150         150         150
                                 --------    --------    --------
 Total SG&A Variable               54,057      50,743      50,808
                                 --------    --------    --------

 INCOME BEFORE TAX                (31,345)    (27,997)    (37,841)
                                 --------    --------    --------

 Provision for Income Taxes             -           -           -
                                 --------    --------    --------

 NET INCOME                       (31,345)    (27,997)    (37,841)
                                 ========    ========    ========
 EBITDA CALCULATION

 Add:
  Interest                         36,695      37,770      38,456
  OEM Discount                      8,141       4,226       3,839
  Income Tax                            -           -           -
  Other Expense/(Income)           (7,319)     (7,793)     (8,027)
  MI SBT                            2,283       2,352       2,422
  Restructuring Fees                  150         150         150
  Depreceation & Amortization      31,604      30,863      30,161
                                 --------    --------    --------
 EBITDA                            40,209      39,570      29,160
                                 ========    ========    ========

 ADJUSTED EBITDA:

 Deferred Commissions                   -
 Paid Commissions                       -
 Deferred Rents & Leases                -
 Paid Rents & Leases                    -
 Net Deferral Adjustment                -
                                 --------    --------    --------
 Adjusted EBITDA                   40,209      39,570      29,160
                                 ========    ========    ========

                                   17 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED TOOLING (NO DELUXE) - RESTRUCTURE

                                 ACTUAL    ACTUAL   ACTUAL   ACTUAL    ACTUAL   ACTUAL   ACTUAL
                                 JAN-03    FEB-03   MAR-03   APR-03    MAY-03   JUN-03   JUL-03
                                 ------    ------   ------   ------    ------   ------   ------
 REVENUE                          3,918     4,340    6,120    3,630     2,502    3,715    4,109

 VARIABLE COST
 Material                         2,445     1,568    3,117    2,853     1,263    2,135    2,776
 Scrap                                -         -        -        -         -        -        -
 Labor                              534       564      571      393       337      467      267
 Burden                             (74)      230      158      105       123       70      (34)
 Adjustment for Restructuring         -         -        -        -         -        -        -
                                 ------    ------   ------   ------    ------   ------   ------
 Total Variable Cost              2,904     2,362    3,846    3,351     1,723    2,672    3,009
                                 ------    ------   ------   ------    ------   ------   ------

 CONTRIBUTION MARGIN              1,014     1,978    2,274      279       779    1,043    1,100
                                 ------    ------   ------   ------    ------   ------   ------
                                     26%       46%      37%       8%       31%      28%      27%
 PLANT FIXED COST
Third Party Rents & Leases            -         -        -        -         -        -        -
Related Party Rents & Leases         35        35       35       35        35       35       35
 Launch Risk                          -         -        -        -         -        -        -
 Depreciation                       504       487      486      440       471      465      447
 Mi SBT                               -         -        -        -         -        -        -
 Taxes                                3        22       31        3         3        3        3
 Fees From Deluxe                     -         -        -        -         -        -        -
 Restructuring Adj. - Fixed           -         -        -        -         -        -        -
                                 ------    ------   ------   ------    ------   ------   ------
 Total Fixed Cost                   543       544      552      479       510      503      486
                                 ------    ------   ------   ------    ------   ------   ------

 GROSS MARGIN                       471     1,434    1,721     (200)      269      540      614
                                 ------    ------   ------   ------    ------   ------   ------

 SG&A - FIXED
Third Party Rents & Leases            -         -        -        -         -        -        -
Related Party Rents & Leases          -         -        -        -         -        -        -
 Mi SBT                               -         -        -        -         -        -        -
 Taxes                                -         -        -        -         -        -        -
 Payroll Related Expenses             -         -        -        -         -        -        -
 Gainshare                            -         -        -        -         -        -        -
 Other
  Utilities and Telephone             -         -        -        -         -        -        -
  Insurance                           -         -        -        -         -        -        -
  Normal Course Professional          -         -        -        -         -        -        -
  Maintenance & Supplies              -         -        -        -         -        -        -
  Travel & Entertainment              -         -        -        -         -        -        -
  Depreciation                        -         -        -        -         -        -        -
  Other                               -         -        -        -         -        -        -
                                 ------    ------   ------   ------    ------   ------   ------
 Total SG&A Fixed                     -         -        -        -         -        -        -
                                 ------    ------   ------   ------    ------   ------   ------

 SG&A VARIABLE

 Commissions                          -         -        -        -         -        -        -
 Interest Expense                     -         -        -        -         -        -        -
 OEM Discount                         -         -        -        -         -        -        -
 Other Expense/(Income)               -         -        -        -         -        -        -
 Building Rents/Usage Fees            -         -        -        -         -        -        -
 Litigation/Patent Legal Fees         -         -        -        -         -        -        -
 Amortization of Financing Cost       -         -        -        -         -        -        -
 Restructuring Fees                   -         -        -        -         -        -        -
                                 ------    ------   ------   ------    ------   ------   ------
 Total SG&A Variable                  -         -        -        -         -        -        -
                                 ------    ------   ------   ------    ------   ------   ------

 INCOME BEFORE TAX                  471     1,434    1,721     (200)      269      540      614
                                 ------    ------   ------   ------    ------   ------   ------

 Provision for Income Taxes
                                 ------    ------   ------   ------    ------   ------   ------

 NET INCOME                         471     1,434    1,721     (200)      269      540      614
                                 ======    ======   ======   ======    ======   ======   ======
 EBITDA CALCULATION

 Add:
  Interest                            -         -        -        -         -        -        -
  OEM Discount                        -         -        -        -         -        -        -
  Income Tax                          -         -        -        -         -        -        -
  Other Expense/(Income)              -         -        -        -         -        -        -
  MI SBT                              -         -        -        -         -        -        -
  Restructuring Fees                  -         -        -        -         -        -        -
  Depreceation & Amortization       504       487      486      440       471      465      447
                                 ------    ------   ------   ------    ------   ------   ------
 EBITDA                             975     1,921    2,208      240       741    1,005    1,061
                                 ======    ======   ======   ======    ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 ------    ------   ------   ------    ------   ------   ------
 Adjusted EBITDA                    975     1,921    2,208      240       741    1,005    1,061
                                 ======    ======   ======   ======    ======   ======   ======

                                 ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL
                                 AUG-03    SEP-03    OCT-03    NOV-03    DEC-03     2003
                                 ------    ------    ------    ------    ------    ------
 REVENUE                          3,456     6,145       952     1,932     2,448    43,266

 VARIABLE COST
 Material                         2,260     4,450       295       774       242    24,179
 Scrap                                -         -         -         -         -         -
 Labor                              305       496       422       405       635     5,395
 Burden                             (71)     (184)       39       (88)      (16)      257
 Adjustment for Restructuring         -         -         -         -         -         -
                                 ------    ------    ------    ------    ------    ------
 Total Variable Cost              2,494     4,763       755     1,091       861    29,831
                                 ------    ------    ------    ------    ------    ------

 CONTRIBUTION MARGIN                962     1,382       197       841     1,588    13,435
                                 ------    ------    ------    ------    ------    ------
                                     28%       22%       21%       44%       65%       31%
 PLANT FIXED COST
Third Party Rents & Leases            -         -         -         -         -         -
Related Party Rents & Leases         35        35        71        35        35       461
 Launch Risk                          -         -         -         -         -         -
 Depreciation                       382       381       379       376       371     5,190
 Mi SBT                               -         -         -         -         -         -
 Taxes                                3         1        37        15        15       140
 Fees From Deluxe                     -         -         -         -         -         -
 Restructuring Adj. - Fixed           -         -         -         -         -         -
                                 ------    ------    ------    ------    ------    ------
 Total Fixed Cost                   421       417       487       427       422     5,791
                                 ------    ------    ------    ------    ------    ------

 GROSS MARGIN                       541       965      (290)      414     1,166     7,644
                                 ------    ------    ------    ------    ------    ------

 SG&A - FIXED
Third Party Rents & Leases            -         -         -         -         -         -
Related Party Rents & Leases          -         -         -         -         -         -
 Mi SBT                               -         -         -         -         -         -
 Taxes                                -         -         -         -         -         -
 Payroll Related Expenses             -         -         -         -         -         -
 Gainshare                            -         -         -         -         -         -
 Other
  Utilities and Telephone             -         -         -         -         -         -
  Insurance                           -         -         -         -         -         -
  Normal Course Professional          -         -         -         -         -         -
  Maintenance & Supplies              -         -         -         -         -         -
  Travel & Entertainment              -         -         -         -         -         -
  Depreciation                        -         -         -         -         -         -
  Other                               -         -         -         -         -         -
                                 ------    ------    ------    ------    ------    ------
 Total SG&A Fixed                     -         -         -         -         -         -
                                 ------    ------    ------    ------    ------    ------

 SG&A VARIABLE

 Commissions                          -         -         -         -         -         -
 Interest Expense                     -         -         -         -         -         -
 OEM Discount                         -         -         -         -         -         -
 Other Expense/(Income)               -         -         -         -         -         -
 Building Rents/Usage Fees            -         -         -         -         -         -
 Litigation/Patent Legal Fees         -         -         -         -         -         -
 Amortization of Financing Cost       -         -         -         -         -         -
 Restructuring Fees                   -         -         -         -         -         -
                                 ------    ------    ------    ------    ------    ------
 Total SG&A Variable                  -         -         -         -         -         -
                                 ------    ------    ------    ------    ------    ------

 INCOME BEFORE TAX                  541       965      (290)      414     1,166     7,644
                                 ------    ------    ------    ------    ------    ------

 Provision for Income Taxes                                                             -
                                 ------    ------    ------    ------    ------    ------

 NET INCOME                         541       965      (290)      414     1,166     7,644
                                 ======    ======    ======    ======    ======    ======
 EBITDA CALCULATION

 Add:
  Interest                            -         -         -         -         -         -
  OEM Discount                        -         -         -         -         -         -
  Income Tax                          -         -         -         -         -         -
  Other Expense/(Income)              -         -         -         -         -         -
  MI SBT                              -         -         -         -         -         -
  Restructuring Fees                  -         -         -         -         -         -
  Depreceation & Amortization       382       381       379       376       371     5,190
                                 ------    ------    ------    ------    ------    ------
 EBITDA                             923     1,346        89       790     1,537    12,834
                                 ======    ======    ======    ======    ======    ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                   -
 Paid Commissions                                                                       -
 Deferred Rents & Leases                                                                -
 Paid Rents & Leases                                                                    -
 Net Deferral Adjustment                                                                -
                                 ------    ------    ------    ------    ------    ------
 Adjusted EBITDA                    923     1,346        89       790     1,537    12,834
                                 ======    ======    ======    ======    ======    ======

                                   18 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED TOOLING (NO DELUXE) - RESTRUCTURE

                                 ACTUAL     ACTUAL    ACTUAL     F'CAST    F'CAST    F'CAST
                                 JAN-04     FEB-04    MAR-04     APR-04    MAY-04    JUN-04
                                 -------    -------   -------    -------   -------   -------
 REVENUE                           2,105      4,217     7,070        987     3,408       913

 VARIABLE COST
 Material                            973      2,057     4,627        439     2,258       363
 Scrap                                 -          -         -          -         -         -
 Labor                               568        487       544         84        84        84
 Burden                             (101)       184        (2)        12        12        12
 Adjustment for Restructuring          -          -         -          -         -         -
                                 -------    -------   -------    -------   -------   -------
 Total Variable Cost               1,440      2,728     5,169        535     2,354       459
                                 -------    -------   -------    -------   -------   -------

 CONTRIBUTION MARGIN                 665      1,489     1,901        452     1,054       454
                                 -------    -------   -------    -------   -------   -------
                                      32%        35%       27%        46%       31%       50%

 PLANT FIXED COST
Third Party Rents & Leases             -          -         -          -         -         -
Related Party Rents & Leases          35         35        35         35        35        35
 Launch Risk                           -          -         -          -         -         -
 Depreciation                        371        370       370        358       358       359
 Mi SBT                                -          -         -          -         -         -
 Taxes                                15          9         8         12        12        12
 Fees From Deluxe                      -          -         -          -         -         -
 Restructuring Adj. - Fixed            -          -         -          -         -         -
                                 -------    -------   -------    -------   -------   -------
 Total Fixed Cost                    422        415       414        406       406       406
                                 -------    -------   -------    -------   -------   -------

 GROSS MARGIN                        243      1,074     1,487         47       648        48
                                 -------    -------   -------    -------   -------   -------

 SG&A - FIXED
Third Party Rents & Leases             -          -         -          -         -         -
Related Party Rents & Leases           -          -         -          -         -         -
 Mi SBT                                -          -         -          -         -         -
 Taxes                                 -          -         -          -         -         -
 Payroll Related Expenses              -          -         -          -         -         -
 Gainshare                             -          -         -          -         -         -
 Other
  Utilities and Telephone              -          -         -          -         -         -
  Insurance                            -          -         -          -         -         -
  Normal Course Professional           -          -         -          -         -         -
  Maintenance & Supplies               -          -         -          -         -         -
  Travel & Entertainment               -          -         -          -         -         -
  Depreciation                         -          -         -          -         -         -
  Other                                -          -         -          -         -         -
                                 -------    -------   -------    -------   -------   -------
 Total SG&A Fixed                      -          -         -          -         -         -
                                 -------    -------   -------    -------   -------   -------

 SG&A VARIABLE

 Commissions                           -          -         -          -         -         -
 Interest Expense                      -          -         -          -         -         -
 OEM Discount                          -          -         -          -         -         -
 Other Expense/(Income)                -          -         -          -         -         -
 Building Rents/Usage Fees             -          -         -          -         -         -
 Litigation/Patent Legal Fees          -          -         -          -         -         -
 Amortization of Financing Cost        -          -         -          -         -         -
 Restructuring Fees                    -          -         -          -         -         -
                                 -------    -------   -------    -------   -------   -------
 Total SG&A Variable                   -          -         -          -         -         -
                                 -------    -------   -------    -------   -------   -------

 INCOME BEFORE TAX                   243      1,074     1,487         47       648        48
                                 -------    -------   -------    -------   -------   -------

 Provision for Income Taxes
                                 -------    -------   -------    -------   -------   -------
 NET INCOME                          243      1,074     1,487         47       648        48
                                 =======    =======   =======    =======   =======   =======

 EBITDA CALCULATION

 Add:
  Interest                             -          -         -          -         -         -
  OEM Discount                         -          -         -          -         -         -
  Income Tax                           -          -         -          -         -         -
  Other Expense/(Income)               -          -         -          -         -         -
  MI SBT                               -          -         -          -         -         -
  Restructuring Fees                   -          -         -          -         -         -
  Depreceation & Amortization        371        370       370        358       358       359
                                 -------    -------   -------    -------   -------   -------

 EBITDA                              614      1,444     1,857        405     1,007       406
                                 =======    =======   =======    =======   =======   =======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -------    -------   -------    -------   -------   -------

 Adjusted EBITDA                     614      1,444     1,857        405     1,007       406
                                 =======    =======   =======    =======   =======   =======

                                 F'CAST    F'CAST    F'CAST    F'CAST    F'CAST
                                 AUG-04    SEP-04    OCT-04    NOV-04    DEC-04
                                 -------   -------   -------   -------   -------
 REVENUE                           3,759       868       864     3,354    11,804

 VARIABLE COST
 Material                          2,521       363       363     2,258     8,613
 Scrap                                 -         -         -         -         -
 Labor                                84        84        84        84        84
 Burden                               12        12        12        12        12
 Adjustment for Restructuring          -         -         -         -         -
                                 -------   -------   -------   -------   -------
 Total Variable Cost               2,617       459       459     2,354     8,709
                                 -------   -------   -------   -------   -------

 CONTRIBUTION MARGIN               1,142       409       406     1,000     3,095
                                 -------   -------   -------   -------   -------
                                      30%       47%       47%       30%       26%

 PLANT FIXED COST
Third Party Rents & Leases             -         -         -         -         -
Related Party Rents & Leases          35        35        35        35        35
 Launch Risk                           -         -         -         -         -
 Depreciation                        262       263       263       263       263
 Mi SBT                                -         -         -         -         -
 Taxes                                12        12        12        12        12
 Fees From Deluxe                      -         -         -         -         -
 Restructuring Adj. - Fixed            -         -         -         -         -
                                 -------   -------   -------   -------   -------
 Total Fixed Cost                    310       310       310       310       310
                                 -------   -------   -------   -------   -------

 GROSS MARGIN                        833        99        96       690     2,785
                                 -------   -------   -------   -------   -------

 SG&A - FIXED
Third Party Rents & Leases             -         -         -         -         -
Related Party Rents & Leases           -         -         -         -         -
 Mi SBT                                -         -         -         -         -
 Taxes                                 -         -         -         -         -
 Payroll Related Expenses              -         -         -         -         -
 Gainshare                             -         -         -         -         -
 Other
  Utilities and Telephone              -         -         -         -         -
  Insurance                            -         -         -         -         -
  Normal Course Professional           -         -         -         -         -
  Maintenance & Supplies               -         -         -         -         -
  Travel & Entertainment               -         -         -         -         -
  Depreciation                         -         -         -         -         -
  Other                                -         -         -         -         -
                                 -------   -------   -------   -------   -------
 Total SG&A Fixed                      -         -         -         -         -
                                 -------   -------   -------   -------   -------

 SG&A VARIABLE

 Commissions                           -         -         -         -         -
 Interest Expense                      -         -         -         -         -
 OEM Discount                          -         -         -         -         -
 Other Expense/(Income)                -         -         -         -         -
 Building Rents/Usage Fees             -         -         -         -         -
 Litigation/Patent Legal Fees          -         -         -         -         -
 Amortization of Financing Cost        -         -         -         -         -
 Restructuring Fees                    -         -         -         -         -
                                 -------   -------   -------   -------   -------
 Total SG&A Variable                   -         -         -         -         -
                                 -------   -------   -------   -------   -------

 INCOME BEFORE TAX                   833        99        96       690     2,785
                                 -------   -------   -------   -------   -------

 Provision for Income Taxes
                                 -------   -------   -------   -------   -------
 NET INCOME                          833        99        96       690     2,785
                                 =======   =======   =======   =======   =======

 EBITDA CALCULATION

 Add:
  Interest                             -         -         -         -         -
  OEM Discount                         -         -         -         -         -
  Income Tax                           -         -         -         -         -
  Other Expense/(Income)               -         -         -         -         -
  MI SBT                               -         -         -         -         -
  Restructuring Fees                   -         -         -         -         -
  Depreceation & Amortization        262       263       263       263       263
                                 -------   -------   -------   -------   -------

 EBITDA                            1,095       362       358       953     3,048
                                 =======   =======   =======   =======   =======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -------   -------   -------   -------   -------

 Adjusted EBITDA                   1,095       362       358       953     3,048
                                 =======   =======   =======   =======   =======

                                   19 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED TOOLING (NO DELUXE) - RESTRUCTURE

                                  2004
                                 ------
 REVENUE                         52,524

 VARIABLE COST
 Material                        37,411
 Scrap                                -
 Labor                            2,587
 Burden                             232
 Adjustment for Restructuring         -
                                 ------
 Total Variable Cost             40,230
                                 ------

 CONTRIBUTION MARGIN             12,294
                                 ------
                                     23%

 PLANT FIXED COST
Third Party Rents & Leases            -
Related Party Rents & Leases        426
 Launch Risk                          -
 Depreciation                     3,816
 Mi SBT                               -
 Taxes                              141
 Fees From Deluxe                     -
 Restructuring Adj. - Fixed           -
                                 ------
 Total Fixed Cost                 4,382
                                 ------

 GROSS MARGIN                     7,912
                                 ------

 SG&A - FIXED
Third Party Rents & Leases            -
Related Party Rents & Leases          -
 Mi SBT                               -
 Taxes                                -
 Payroll Related Expenses             -
 Gainshare                            -
 Other
  Utilities and Telephone             -
  Insurance                           -
  Normal Course Professional          -
  Maintenance & Supplies              -
  Travel & Entertainment              -
  Depreciation                        -
  Other                               -
                                 ------
 Total SG&A Fixed                     -
                                 ------

 SG&A VARIABLE

 Commissions                          -
 Interest Expense                     -
 OEM Discount                         -
 Other Expense/(Income)               -
 Building Rents/Usage Fees            -
 Litigation/Patent Legal Fees         -
 Amortization of Financing Cost       -
 Restructuring Fees                   -
                                 ------
 Total SG&A Variable                  -
                                 ------

 INCOME BEFORE TAX                7,912
                                 ------

 Provision for Income Taxes           -
                                 ------

 NET INCOME                       7,912
                                 ======

 EBITDA CALCULATION

 Add:
  Interest                            -
  OEM Discount                        -
  Income Tax                          -
  Other Expense/(Income)              -
  MI SBT                              -
  Restructuring Fees                  -
  Depreceation & Amortization     3,816
                                 ------

 EBITDA                          11,728
                                 ======

 ADJUSTED EBITDA:

 Deferred Commissions                 -
 Paid Commissions                     -
 Deferred Rents & Leases              -
 Paid Rents & Leases                  -
 Net Deferral Adjustment              -
                                 ------

 Adjusted EBITDA                 11,728
                                 ======

                                   20 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATED TOOLING (NO DELUXE) - RESTRUCTURE

                                 F'CAST   F'CAST   F'CAST   F'CAST            F'CAST   F'CAST   F'CAST   F'CAST
                                 MAR-05   JUN-05   SEP-05   DEC-05    2005    MAR-06   JUN-06   SEP-06   DEC-06
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 REVENUE                          8,356    7,015   13,205   18,473   47,050    3,405   20,710    4,405   16,405

 VARIABLE COST
 Material                         5,401    4,625   11,167   11,645   32,837    1,500   12,873    1,987   11,776
 Scrap                                -        -        -        -        -        -        -        -        -
 Labor                              251      726      726    1,875    3,578      715    2,131      947      251
 Burden                              37      119      119      317      591      117      361      157       37
 Adjustment for Restructuring         -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 Total Variable Cost              5,688    5,470   12,012   13,836   37,006    2,331   15,365    3,090   12,063
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 CONTRIBUTION MARGIN              2,668    1,546    1,194    4,637   10,044    1,074    5,345    1,315    4,342
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
                                     32%      22%       9%      25%      21%      32%      26%      30%      26%
 PLANT FIXED COST

Third Party Rents & Leases            -        -        -        -        -        -        -        -        -
Related Party Rents & Leases        106      106      106      106      426      106      106      106      106
 Launch Risk                          -        -        -        -        -        -        -        -        -
 Depreciation                       546      546      546      546    2,183      319      319      319      319
 Mi SBT                               -        -        -        -        -        -        -        -        -
 Taxes                               37       37       37       37      149       38       38       38       38
 Fees From Deluxe                     -        -        -        -        -        -        -        -        -
 Restructuring Adj. - Fixed           -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 Total Fixed Cost                   689      689      689      689    2,757      464      464      464      464
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 GROSS MARGIN                     1,979      857      504    3,947    7,287      610    4,881      851    3,878
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 SG&A - FIXED
Third Party Rents & Leases            -        -        -        -        -        -        -        -        -
Related Party Rents & Leases          -        -        -        -        -        -        -        -        -
 Mi SBT                               -        -        -        -        -        -        -        -        -
 Taxes                                -        -        -        -        -        -        -        -        -
 Payroll Related Expenses             -        -        -        -        -        -        -        -        -
 Gainshare                            -        -        -        -        -        -        -        -        -
 Other
   Utilities and Telephone            -        -        -        -        -        -        -        -        -
   Insurance                          -        -        -        -        -        -        -        -        -
   Normal Course Professional         -        -        -        -        -        -        -        -        -
   Maintenance & Supplies             -        -        -        -        -        -        -        -        -
   Travel & Entertainment             -        -        -        -        -        -        -        -        -
   Depreciation                       -        -        -        -        -        -        -        -        -
   Other                              -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 Total SG&A Fixed                     -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 SG&A VARIABLE

 Commissions                          -        -        -        -        -        -        -        -        -
 Interest Expense                     -        -        -        -        -        -        -        -        -
 OEM Discount                         -        -        -        -        -        -        -        -        -
 Other Expense/(Income)               -        -        -        -        -        -        -        -        -
 Building Rents/Usage Fees            -        -        -        -        -        -        -        -        -
 Litigation/Patent Legal Fees         -        -        -        -        -        -        -        -        -
 Amortization of Financing Cost       -        -        -        -        -        -        -        -        -
 Restructuring Fees                   -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 Total SG&A Variable                  -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 INCOME BEFORE TAX                1,979      857      504    3,947    7,287      610    4,881      851    3,878
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 Provision for Income Taxes                                               -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 NET INCOME                       1,979      857      504    3,947    7,287      610    4,881      851    3,878
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======

 EBITDA CALCULATION

 Add:
  Interest                            -        -        -        -        -        -        -        -        -
  OEM Discount                        -        -        -        -        -        -        -        -        -
  Income Tax                          -        -        -        -        -        -        -        -        -
  Other Expense/(Income)              -        -        -        -        -        -        -        -        -
  MI SBT                              -        -        -        -        -        -        -        -        -
  Restructuring Fees                  -        -        -        -        -        -        -        -        -
  Depreceation & Amortization       546      546      546      546    2,183      319      319      319      319
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------
 EBITDA                           2,524    1,402    1,050    4,493    9,470      929    5,201    1,170    4,197
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                     -
 Paid Commissions                                                         -
 Deferred Rents & Leases                                                  -
 Paid Rents & Leases                                                      -
 Net Deferral Adjustment                                                  -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------

 Adjusted EBITDA                  2,524    1,402    1,050    4,493    9,470      929    5,201    1,170    4,197
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======

                                          F'CAST   F'CAST
                                  2006     2007     2008
                                 ------   ------   ------
 REVENUE                         44,926   41,043   40,843

 VARIABLE COST
 Material                        28,136   26,946   26,849
 Scrap                                -        -        -
 Labor                            4,043    3,369    3,322
 Burden                             671      555      547
 Adjustment for Restructuring         -        -        -
                                 ------   ------   ------
 Total Variable Cost             32,850   30,870   30,718
                                 ------   ------   ------

 CONTRIBUTION MARGIN             12,076   10,173   10,125
                                 ------   ------   ------
                                     27%      25%      25%
 PLANT FIXED COST

Third Party Rents & Leases            -        -        -
Related Party Rents & Leases        426      426      426
 Launch Risk                          -        -        -
 Depreciation                     1,278      716      444
 Mi SBT                               -        -        -
 Taxes                              153      158      158
 Fees From Deluxe                     -        -        -
 Restructuring Adj. - Fixed           -        -        -
                                 ------   ------   ------
 Total Fixed Cost                 1,856    1,299    1,027
                                 ------   ------   ------

 GROSS MARGIN                    10,220    8,874    9,097
                                 ------   ------   ------
 SG&A - FIXED
Third Party Rents & Leases            -        -        -
Related Party Rents & Leases          -        -        -
 Mi SBT                               -        -        -
 Taxes                                -        -        -
 Payroll Related Expenses             -        -        -
 Gainshare                            -        -        -
 Other
   Utilities and Telephone            -        -        -
   Insurance                          -        -        -
   Normal Course Professional         -        -        -
   Maintenance & Supplies             -        -        -
   Travel & Entertainment             -        -        -
   Depreciation                       -        -        -
   Other                              -        -        -
                                 ------   ------   ------
 Total SG&A Fixed                     -        -        -
                                 ------   ------   ------

 SG&A VARIABLE

 Commissions                          -        -        -
 Interest Expense                     -        -        -
 OEM Discount                         -        -        -
 Other Expense/(Income)               -        -        -
 Building Rents/Usage Fees            -        -        -
 Litigation/Patent Legal Fees         -        -        -
 Amortization of Financing Cost       -        -        -
 Restructuring Fees                   -        -        -
                                 ------   ------   ------
 Total SG&A Variable                  -        -        -
                                 ------   ------   ------

 INCOME BEFORE TAX               10,220    8,874    9,097
                                 ------   ------   ------

 Provision for Income Taxes           -
                                 ------   ------   ------

 NET INCOME                      10,220    8,874    9,097
                                 ======   ======   ======

 EBITDA CALCULATION

 Add:
  Interest                            -        -        -
  OEM Discount                        -        -        -
  Income Tax                          -        -        -
  Other Expense/(Income)              -        -        -
  MI SBT                              -        -        -
  Restructuring Fees                  -        -        -
  Depreceation & Amortization     1,278      716      444
                                 ------   ------   ------
 EBITDA                          11,498    9,590    9,542
                                 ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                 -
 Paid Commissions                     -
 Deferred Rents & Leases              -
 Paid Rents & Leases                  -
 Net Deferral Adjustment              -
                                 ------   ------   ------

 Adjusted EBITDA                 11,498    9,590    9,542
                                 ======   ======   ======

                                   21 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                      ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                      JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03
                                     --------   --------   --------   --------   --------   --------   --------
ASSETS

CURRENT ASSETS:

    Cash & Equivalent                      (0)     1,846         (1)        (6)        (3)        (0)        (0)

    Accounts Receivable:
       Trade                           32,813     30,054     36,905     35,813     37,864     37,219     28,822
       Tooling                         13,297     11,001      7,285      7,488      6,526      5,769      6,031
       Related Party                   75,876     77,191     78,904     81,854     85,909     90,002     91,246
       Intercompany                    36,153     35,325     34,876     35,843     37,321     37,699     36,629
                                     --------   --------   --------   --------   --------   --------   --------
    Total Accounts Receivable         158,139    153,571    157,970    160,998    167,619    170,690    162,728
                                     --------   --------   --------   --------   --------   --------   --------

    Inventory:
       Production                      22,651     21,627     21,252     24,151     21,355     19,937     20,589
       Unbilled Tooling Revenue         8,265      8,861      9,802     11,330     12,362     14,347     15,106
       Tooling                         12,473     13,067     18,710     17,614     17,605     16,879     15,882
                                     --------   --------   --------   --------   --------   --------   --------
    Total Inventory                    43,389     43,555     49,764     53,095     51,323     51,164     51,577
                                     --------   --------   --------   --------   --------   --------   --------

    Current Deferred Tax Asset          8,585      8,585      9,862      9,862      9,862      5,687      5,687
    Prepaid and Other                  25,997     26,099     28,586     31,082     35,453     35,018     33,542
                                     --------   --------   --------   --------   --------   --------   --------

TOTAL CURRENT ASSETS                  236,109    233,655    246,181    255,031    264,254    262,560    253,534
                                     --------   --------   --------   --------   --------   --------   --------

Property, Plant, & Equipment          376,329    376,668    377,509    375,863    376,316    377,450    377,785
Accumulated Depreciation             (217,838)  (220,270)  (223,002)  (225,464)  (227,935)  (230,238)  (232,439)
                                     --------   --------   --------   --------   --------   --------   --------
    NET PP&E                          158,491    156,398    154,508    150,399    148,382    147,212    145,347
                                     --------   --------   --------   --------   --------   --------   --------

Net Goodwill                           44,219     44,219     44,219     44,219     44,219     44,219     44,219

Intangible Assets (Net of Goodwill)     8,854      8,651      8,448      8,286      8,088      7,891      7,694
Non-Current Deferred Tax Asset         11,947     14,647     11,874     12,329     12,599     18,502     19,027
Other Non-Current Assets               64,764     61,597     60,618     59,568     58,463     57,315     57,280
Investment In Subsidiaries              3,761      3,761      3,761      3,761      3,761      3,761      3,761
                                     --------   --------   --------   --------   --------   --------   --------

TOTAL ASSETS                          528,145    522,928    529,609    533,594    539,767    541,460    530,861
                                     ========   ========   ========   ========   ========   ========   ========

                                      ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                      AUG-03     SEP-03     OCT-03     NOV-03     DEC-03    12/31/2003
                                     --------   --------   --------   --------   --------   ----------
ASSETS

CURRENT ASSETS:

    Cash & Equivalent                      (2)        (1)        (2)        (2)       739         739

    Accounts Receivable:
       Trade                           25,635     29,934     28,920     26,897     14,537      14,537
       Tooling                          6,260     17,940     13,247      9,059     10,520      10,520
       Related Party                   92,088     94,332     94,615     95,703    100,314     100,314
       Intercompany                    35,534     37,547     38,368     38,685     23,042      23,042
                                     --------   --------   --------   --------   --------   ---------
    Total Accounts Receivable         159,517    179,753    175,151    170,343    148,413     148,413
                                     --------   --------   --------   --------   --------   ---------

    Inventory:
       Production                      18,995     18,363     20,400     20,761     19,554      19,554
       Unbilled Tooling Revenue        16,387     11,672     12,071     12,594      8,340       8,340
       Tooling                         15,007     15,559     16,488     18,800     21,912      21,912
                                     --------   --------   --------   --------   --------   ---------
    Total Inventory                    50,389     45,594     48,959     52,155     49,806      49,806
                                     --------   --------   --------   --------   --------   ---------

    Current Deferred Tax Asset          5,687      6,797      6,797      6,797      6,797       6,797
    Prepaid and Other                  33,701     33,702     31,299     30,772     28,741      28,741
                                     --------   --------   --------   --------   --------   ---------

TOTAL CURRENT ASSETS                  249,293    265,846    262,204    260,065    234,496     234,496
                                     --------   --------   --------   --------   --------   ---------

Property, Plant, & Equipment          378,413    379,780    380,772    385,654    387,783     387,783
Accumulated Depreciation             (234,698)  (237,007)  (239,183)  (241,480)  (241,574)   (241,574)
                                     --------   --------   --------   --------   --------   ---------
    NET PP&E                          143,715    142,773    141,590    144,174    146,209     146,209
                                     --------   --------   --------   --------   --------   ---------

Net Goodwill                           44,219     44,219     44,219     44,219          -           -

Intangible Assets (Net of Goodwill)     9,537      9,337      9,297      8,984      8,658       8,658
Non-Current Deferred Tax Asset         19,552     20,530     21,530     21,793      9,917       9,917
Other Non-Current Assets               56,867     55,688     55,165     51,716     49,908      49,908
Investment In Subsidiaries              3,761      3,761      3,761      3,761      3,761       3,761
                                     --------   --------   --------   --------   --------   ---------

TOTAL ASSETS                          526,944    542,155    537,766    534,712    452,949     452,949
                                     ========   ========   ========   ========   ========   =========

                                   22 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                             ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL       ACTUAL
                                             JAN-03       FEB-03       MAR-03       APR-03       MAY-03       JUN-03       JUL-03
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
LIABILITIES & EQUITY

CURRENT LIABILITIES:

    Accounts Payable                           67,515       64,840       68,565       79,236       79,683       77,203       76,899

    Accrued Liabilities:
       Interest                                32,744       36,202       40,503       40,441       40,529       40,854       40,442
       Commission & Rent                       14,414       13,472       14,994       14,991       15,015       14,992       14,907
       Inventory                                    -            -            -            -            -            -            -
       Other                                   12,597       12,366       21,955       21,657       21,513       21,247       21,592
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total Accrued Liabilities                  59,756       62,040       77,452       77,089       77,057       77,094       76,941
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL CURRENT LIABILITIES                     127,272      126,880      146,017      156,325      156,740      154,296      153,839
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

LONG TERM DEBT:
    Line of Credit                                  -            -            -            -        5,209        7,968       10,988
    Term Loan                                 425,859      425,851      424,342      424,456      424,587      424,633      424,671
    Bond Debt                                 455,000      455,000      455,000      455,000      455,000      455,000      455,000
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LONG TERM DEBT                          880,859      880,851      879,342      879,456      884,796      887,601      890,659
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

Accrued Pension & Other Non-current            26,461       27,376       34,809       35,364       36,262       36,635       37,533
Deferred Tax Liability                         18,632       18,632       18,093       18,093       18,093       17,562       17,562
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITY                             1,053,224    1,053,739    1,078,261    1,089,237    1,095,891    1,096,094    1,099,594
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

EQUITY

    Common Stock                                    -            -            -            -            -            -            -
    Additional Paid In Capital                 15,425       15,425       15,425       15,425       15,425       15,425       15,425
    Related Party Receivable
    Preferred Stock                                 -            -            -            -            -            -            -
    Cumulative Foreign Currency Adjustment     (2,153)      (2,090)      (2,048)      (1,990)      (1,849)      (1,811)      (2,268)
    Retained Earnings                        (538,350)    (544,146)    (562,029)    (569,078)    (569,699)    (568,249)    (581,890)
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL EQUITY                                 (525,078)    (530,811)    (548,652)    (555,643)    (556,123)    (554,635)    (568,733)
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITIES & EQUITY                    528,145      522,928      529,609      533,594      539,767      541,460      530,861
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========
                                                    0            0           (0)          (0)          (0)           0            0

                                             ACTUAL       ACTUAL       ACTUAL       ACTUAL     ACTUAL
                                             AUG-03       SEP-03       OCT-03       NOV-03     DEC-03       12/31/2003
                                           ----------   ----------   ----------   ----------   ----------   ----------
LIABILITIES & EQUITY

CURRENT LIABILITIES:

    Accounts Payable                           72,144       76,223       74,198       75,100       73,192       73,192

    Accrued Liabilities:
       Interest                                40,386       40,470       40,517       42,504       44,536       44,536
       Commission & Rent                       14,839       14,825       14,799       14,017       16,749       16,749
       Inventory                                    -            -            -            -            -            -
       Other                                   21,089       20,324       20,873       21,028       19,645       19,645
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total Accrued Liabilities                  76,314       75,618       76,188       77,548       80,930       80,930
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL CURRENT LIABILITIES                     148,458      151,841      150,386      152,648      154,121      154,121
                                           ----------   ----------   ----------   ----------   ----------   ----------

LONG TERM DEBT:
    Line of Credit                             17,830       29,055       30,193       30,635       28,062       28,062
    Term Loan                                 424,718      424,782      424,832      424,889      424,940      424,940
    Bond Debt                                 455,000      455,000      455,000      455,000      455,000      455,000
                                           ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LONG TERM DEBT                          897,548      908,837      910,025      910,524      908,002      908,002
                                           ----------   ----------   ----------   ----------   ----------   ----------

Accrued Pension & Other Non-current            38,432       38,640       39,532       40,423       37,432       37,432
Deferred Tax Liability                         17,562       16,714       16,714       16,714       16,714       16,714
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITY                             1,102,000    1,116,032    1,116,657    1,120,309    1,116,270    1,116,270
                                           ----------   ----------   ----------   ----------   ----------   ----------

EQUITY

    Common Stock                                    -            -            -            -            -            -
    Additional Paid In Capital                 15,425       15,425       15,425       15,425       15,425       15,425
    Related Party Receivable
    Preferred Stock                                 -            -            -            -            -            -
    Cumulative Foreign Currency Adjustment     (2,152)      (1,774)      (1,659)      (1,638)      (2,294)      (2,294)
    Retained Earnings                        (588,329)    (587,528)    (592,657)    (599,383)    (676,452)    (676,452)
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL EQUITY                                 (575,056)    (573,877)    (578,891)    (585,596)    (663,321)    (663,321)
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITIES & EQUITY                    526,944      542,155      537,766      534,713      452,949      452,949
                                           ==========   ==========   ==========   ==========   ==========   ==========
                                                   (0)           0            0           (0)          (0)          (0)

                                   23 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                      ACTUAL     ACTUAL     ACTUAL     F'CAST     F'CAST     F'CAST     F'CAST
                                      JAN-04     FEB-04     MAR-04     APR-04     MAY-04     JUN-04     JUL-04
                                     --------   --------   --------   --------   --------   --------   --------
ASSETS

CURRENT ASSETS:

    Cash & Equivalent                       0          0         (1)        (0)         -          0          -

    Accounts Receivable:
       Trade                           21,044     20,560     21,594     17,029     18,193     18,214     17,558
       Tooling                         10,320     11,452     12,201      9,311     16,347     15,304      9,937
       Related Party                  101,097    101,658    103,131    103,024    104,886    106,451    107,258
       Intercompany                    23,201     25,171     24,812     24,812     24,812     24,812     24,812
                                     --------   --------   --------   --------   --------   --------   --------
    Total Accounts Receivable         155,662    158,841    161,738    154,176    164,239    164,781    159,564
                                     --------   --------   --------   --------   --------   --------   --------

    Inventory:
       Production                      20,992     21,510     20,927     23,737     23,179     21,265     19,128
       Unbilled Tooling Revenue         8,077      9,813     10,208      8,763      3,672      2,912     12,742
       Tooling                         23,803     24,312     20,818     23,225     21,324     24,307     27,862
                                     --------   --------   --------   --------   --------   --------   --------
    Total Inventory                    52,872     55,635     51,953     55,725     48,175     48,484     59,732
                                     --------   --------   --------   --------   --------   --------   --------

    Current Deferred Tax Asset          6,797      6,797      6,797      6,797      6,797      6,797      6,797
    Prepaid and Other                  28,111     27,253     28,677     28,677     28,677     28,677     28,677
                                     --------   --------   --------   --------   --------   --------   --------

TOTAL CURRENT ASSETS                  243,442    248,526    249,165    245,375    247,888    248,739    254,771
                                     --------   --------   --------   --------   --------   --------   --------

Property, Plant, & Equipment          389,322    392,056    394,495    399,342    403,720    407,052    407,552
Accumulated Depreciation             (243,545)  (245,525)  (247,571)  (249,955)  (252,347)  (254,750)  (257,111)
                                     --------   --------   --------   --------   --------   --------   --------
    NET PP&E                          145,777    146,531    146,923    149,388    151,373    152,303    150,442
                                     --------   --------   --------   --------   --------   --------   --------

Net Goodwill                                -          -          -          -          -          -          -

Intangible Assets (Net of Goodwill)     8,483      8,308      8,132      7,956      7,780      7,604      7,427
Non-Current Deferred Tax Asset          9,917      9,917      9,917      9,917      9,917      9,917      9,917
Other Non-Current Assets               48,917     48,067     46,512     46,026     45,540     45,055     44,569
Investment In Subsidiaries              3,761      3,761      3,761      3,761      3,761      3,761      3,761
                                     --------   --------   --------   --------   --------   --------   --------

TOTAL ASSETS                          460,295    465,110    464,409    462,422    466,258    467,377    470,886
                                     ========   ========   ========   ========   ========   ========   ========

                                      F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                      AUG-04     SEP-04     OCT-04     NOV-04     DEC-04    12/31/2004
                                     --------   --------   --------   --------   --------   ----------
ASSETS

CURRENT ASSETS:

    Cash & Equivalent                       -          -          -          -          -           -

    Accounts Receivable:
       Trade                           18,634     19,501     22,085     20,098     19,900      19,900
       Tooling                         11,936     11,975      6,188      5,823      9,643       9,643
       Related Party                  108,638    110,591    111,687    113,600    114,533     114,533
       Intercompany                    24,812     24,812     24,812     24,812     24,812      24,812
                                     --------   --------   --------   --------   --------   ----------
    Total Accounts Receivable         164,020    166,879    164,771    164,333    168,888     168,888
                                     --------   --------   --------   --------   --------   ----------

    Inventory:
       Production                      19,693     21,926     26,646     26,908     25,477      25,477
       Unbilled Tooling Revenue        12,605     12,403     12,403     14,930     21,947      21,947
       Tooling                         28,603     29,022     31,766     33,060     25,289      25,289
                                     --------   --------   --------   --------   --------   ----------
    Total Inventory                    60,901     63,351     70,814     74,897     72,713      72,713
                                     --------   --------   --------   --------   --------   ----------

    Current Deferred Tax Asset          6,797      6,797      6,797      6,797      6,797       6,797
    Prepaid and Other                  28,677     28,677     28,677     28,677     28,677      28,677
                                     --------   --------   --------   --------   --------   ----------

TOTAL CURRENT ASSETS                  260,395    265,704    271,060    274,705    277,075     277,075
                                     --------   --------   --------   --------   --------   ----------

Property, Plant, & Equipment          407,552    407,602    407,602    407,602    410,152     410,152
Accumulated Depreciation             (259,416)  (261,722)  (264,031)  (266,340)  (268,650)   (268,650)
                                     --------   --------   --------   --------   --------   ----------
    NET PP&E                          148,136    145,880    143,571    141,262    141,502     141,502
                                     --------   --------   --------   --------   --------   ----------

Net Goodwill                                -          -          -          -          -           -

Intangible Assets (Net of Goodwill)     7,251      7,075      6,899      6,723      6,546       6,546
Non-Current Deferred Tax Asset          9,917      9,917      9,917      9,917      9,917       9,917
Other Non-Current Assets               44,083     43,598     43,112     42,626     42,141      42,141
Investment In Subsidiaries              3,761      3,761      3,761      3,761      3,761       3,761
                                     --------   --------   --------   --------   --------   ----------

TOTAL ASSETS                          473,543    475,934    478,319    478,993    480,942     480,942
                                     ========   ========   ========   ========   ========   ==========

                                   24 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                             ACTUAL       ACTUAL       ACTUAL       F'CAST       F'CAST       F'CAST       F'CAST
                                             JAN-04       FEB-04       MAR-04       APR-04       MAY-04       JUN-04       JUL-04
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
LIABILITIES & EQUITY

CURRENT LIABILITIES:

    Accounts Payable                           73,356       76,948       74,660       79,646       79,663       10,366       10,983

    Accrued Liabilities:

       Interest                                46,192       48,263       50,485       52,529       54,573        2,031        4,205
       Commission & Rent                       17,779       16,856       16,874       17,657       18,441       19,224       20,007
       Inventory                                    -            -            -            -            -            -            -
       Other                                   21,740       21,600       21,747       23,178       24,975        8,865        8,806
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total Accrued Liabilities                  85,711       86,720       89,106       93,365       97,989       30,120       33,018
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL CURRENT LIABILITIES                     159,067      163,668      163,767      173,011      177,652       40,486       44,001
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

LONG TERM DEBT:
    Line of Credit                             39,096       42,543       45,010       39,682       42,649        3,662       14,596
    Term Loan                                 424,977      424,977      425,057      425,057      425,057      340,125      340,125
    Bond Debt                                 455,000      455,000      455,000      455,000      455,000            -            -
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LONG TERM DEBT                          919,073      922,520      925,067      919,739      922,706      343,787      354,721
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

Accrued Pension & Other Non-current            38,324       39,133       39,891       39,833       39,775       36,167       36,109
Deferred Tax Liability                         16,714       16,714       16,714       16,714       16,714       16,714       16,714
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITY                             1,133,178    1,142,035    1,145,439    1,149,298    1,156,847      437,154      451,545
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

EQUITY

    Common Stock                                    -            -            -            -            -      561,991      561,991
    Additional Paid In Capital                 15,425       15,425       15,425       15,425       15,425       15,425       15,425
    Related Party Receivable
    Preferred Stock                                 -            -            -            -            -      175,000      175,000
    Cumulative Foreign Currency Adjustment     (2,376)      (2,397)      (2,390)      (2,390)      (2,390)      (2,390)      (2,390)
    Retained Earnings                        (685,932)    (689,953)    (694,065)    (699,911)    (703,624)    (719,803)    (730,685)
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL EQUITY                                 (672,882)    (676,924)    (681,030)    (686,876)    (690,589)      30,223       19,341
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITIES & EQUITY                    460,296      465,110      464,409      462,422      466,258      467,377      470,886
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========
                                                   (0)           0           (0)          (0)          (0)          (0)          (0)

                                             F'CAST       F'CAST       F'CAST       F'CAST       F'CAST
                                             AUG-04       SEP-04       OCT-04       NOV-04       DEC-04     12/31/2004
                                           ----------   ----------   ----------   ----------   ----------   ----------
LIABILITIES & EQUITY

CURRENT LIABILITIES:

    Accounts Payable                           11,366       12,804       13,837       14,038       13,180       13,180

    Accrued Liabilities:

       Interest                                 6,380        8,554       10,815       13,077       13,030       13,030
       Commission & Rent                       20,790       21,574       22,357       23,140       23,974       23,974
       Inventory                                    -            -            -            -            -            -
       Other                                    7,635        8,114        8,055        8,534        9,013        9,013
                                           ----------   ----------   ----------   ----------   ----------   ----------
    Total Accrued Liabilities                  34,805       38,242       41,227       44,751       46,017       46,017
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL CURRENT LIABILITIES                      46,172       51,046       55,065       58,789       59,197       59,197
                                           ----------   ----------   ----------   ----------   ----------   ----------

LONG TERM DEBT:
    Line of Credit                             17,023       13,681       13,251       11,854       11,169       11,169
    Term Loan                                 340,125      340,125      340,125      340,125      342,459      342,459
    Bond Debt                                       -            -            -            -            -            -
                                           ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LONG TERM DEBT                          357,148      353,807      353,376      351,980      353,628      353,628
                                           ----------   ----------   ----------   ----------   ----------   ----------

Accrued Pension & Other Non-current            36,051       35,193       35,135       35,077       33,019       33,019
Deferred Tax Liability                         16,714       16,714       16,714       16,714       16,714       16,714
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITY                               456,086      456,759      460,290      462,560      462,558      462,558
                                           ----------   ----------   ----------   ----------   ----------   ----------

EQUITY

    Common Stock                              561,991      561,991      561,991      561,991      561,991      561,991
    Additional Paid In Capital                 15,425       15,425       15,425       15,425       15,425       15,425
    Related Party Receivable
    Preferred Stock                           175,000      175,000      175,000      175,000      201,250      201,250
    Cumulative Foreign Currency Adjustment     (2,390)      (2,390)      (2,390)      (2,390)      (2,390)      (2,390)
    Retained Earnings                        (732,569)    (730,852)    (731,998)    (733,594)    (757,892)    (757,892)
                                           ----------   ----------   ----------   ----------   ----------   ----------
TOTAL EQUITY                                   17,458       19,175       18,028       16,432       18,384       18,384
                                           ----------   ----------   ----------   ----------   ----------   ----------

TOTAL LIABILITIES & EQUITY                    473,543      475,934      478,319      478,993      480,942      480,942
                                           ==========   ==========   ==========   ==========   ==========   ==========
                                                   (0)          (0)          (0)          (0)          (0)          (0)

                                   25 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                      F'CAST     F'CAST     F'CAST     F'CAST
                                      MAR-05     JUN-05     SEP-05     DEC-05
                                     --------   --------   --------   --------
ASSETS

CURRENT ASSETS:
    Cash & Equivalent                      (0)        (0)        (0)     9,962

    Accounts Receivable:
       Trade                           21,309     20,117     18,620     18,262
       Tooling                         16,697      8,276     14,802      6,120
       Related Party                  118,712    116,778    116,233     96,443
       Intercompany                    24,812     24,812     24,812     24,812
                                     --------   --------   --------   --------
    Total Accounts Receivable         181,530    169,982    174,467    145,636
                                     --------   --------   --------   --------

    Inventory:
       Production                      26,980     26,391     21,962     22,635
       Unbilled Tooling Revenue        16,660     18,694     18,694     32,643
       Tooling                         27,770     34,092     36,638     29,839
                                     --------   --------   --------   --------
    Total Inventory                    71,409     79,177     77,295     85,117
                                     --------   --------   --------   --------

    Current Deferred Tax Asset          6,797      6,797      6,797      6,797
    Prepaid and Other                  28,677     28,677     28,677     28,677
                                     --------   --------   --------   --------

TOTAL CURRENT ASSETS                  288,414    284,634    287,236    276,189
                                     --------   --------   --------   --------

Property, Plant, & Equipment          418,615    423,077    427,540    432,002
Accumulated Depreciation             (275,172)  (281,695)  (288,217)  (294,739)
                                     --------   --------   --------   --------
    NET PP&E                          143,442    141,383    139,323    137,263
                                     --------   --------   --------   --------

Net Goodwill                                -          -          -          -

Intangible Assets (Net of Goodwill)     6,054      5,561      5,069      4,576
Non-Current Deferred Tax Asset          9,917      9,917      9,917      9,917
Other Non-Current Assets               34,272     32,815     31,358     29,901
Investment In Subsidiaries              3,761      3,761      3,761      3,761
                                     --------   --------   --------   --------

TOTAL ASSETS                          485,859    478,070    476,663    461,606
                                     ========   ========   ========   ========

                                                   F'CAST     F'CAST     F'CAST     F'CAST
                                     12/31/2005    MAR-06     JUN-06     SEP-06     DEC-06
                                     ----------   --------   --------   --------   --------
ASSETS

CURRENT ASSETS:
    Cash & Equivalent                     9,962     22,465     10,614      8,523     15,416

    Accounts Receivable:
       Trade                             18,262     20,230     18,780     17,585     17,932
       Tooling                            6,120     13,660      5,160     17,160      5,160
       Related Party                     96,443     93,002     95,883     94,620     96,936
       Intercompany                      24,812     24,812     24,812     24,812     24,812
                                     ----------   --------   --------   --------   --------
    Total Accounts Receivable           145,636    151,703    144,635    154,177    144,840
                                     ----------   --------   --------   --------   --------

    Inventory:
       Production                        22,635     25,399     24,067     20,763     22,793
       Unbilled Tooling Revenue          32,643      8,143     27,448     10,343     25,343
       Tooling                           29,839     38,285     25,387     28,018     17,544
                                     ----------   --------   --------   --------   --------
    Total Inventory                      85,117     71,827     76,903     59,125     65,680
                                     ----------   --------   --------   --------   --------

    Current Deferred Tax Asset            6,797      6,797      6,797      6,797      6,797
    Prepaid and Other                    28,677     28,677     28,677     28,677     28,677
                                     ----------   --------   --------   --------   --------

TOTAL CURRENT ASSETS                    276,189    281,470    267,626    257,299    261,410
                                     ----------   --------   --------   --------   --------

Property, Plant, & Equipment            432,002    436,465    460,927    465,390    469,852
Accumulated Depreciation               (294,739)  (301,047)  (307,355)  (313,663)  (319,971)
                                     ----------   --------   --------   --------   --------
    NET PP&E                            137,263    135,417    153,572    151,726    149,881
                                     ----------   --------   --------   --------   --------

Net Goodwill                                  -          -          -          -          -

Intangible Assets (Net of Goodwill)       4,576      4,121      3,665      3,210      2,754
Non-Current Deferred Tax Asset            9,917      9,917      9,917      9,917      9,917
Other Non-Current Assets                 29,901     28,444     26,987     25,530     24,073
Investment In Subsidiaries                3,761      3,761      3,761      3,761      3,761
                                     ----------   --------   --------   --------   --------

TOTAL ASSETS                            461,606    463,130    465,528    451,443    451,795
                                     ==========   ========   ========   ========   ========

                                                    F'CAST       F'CAST
                                     12/31/2006   12/31/2007   12/31/2008
                                     ----------   ----------   ----------
ASSETS

CURRENT ASSETS:
    Cash & Equivalent                    15,416        7,243        8,361

    Accounts Receivable:
       Trade                             17,932       36,215       33,850
       Tooling                            5,160        5,160        5,160
       Related Party                     96,936       97,068       96,611
       Intercompany                      24,812       24,812       24,812
                                     ----------   ----------   ----------
    Total Accounts Receivable           144,840      163,255      160,433
                                     ----------   ----------   ----------

    Inventory:
       Production                        22,793       24,144       22,417
       Unbilled Tooling Revenue          25,343       25,643       25,643
       Tooling                           17,544       16,126       15,367
                                     ----------   ----------   ----------
    Total Inventory                      65,680       65,913       63,427
                                     ----------   ----------   ----------

    Current Deferred Tax Asset            6,797        6,797        6,797
    Prepaid and Other                    28,677       28,677       28,677
                                     ----------   ----------   ----------

TOTAL CURRENT ASSETS                    261,410      271,886      267,695
                                     ----------   ----------   ----------

Property, Plant, & Equipment            469,852      487,702      505,552
Accumulated Depreciation               (319,971)    (344,854)    (369,282)
                                     ----------   ----------   ----------
    NET PP&E                            149,881      142,849      136,270
                                     ----------   ----------   ----------

Net Goodwill                                  -            -            -

Intangible Assets (Net of Goodwill)       2,754        1,886        1,536
Non-Current Deferred Tax Asset            9,917        9,917        9,917
Other Non-Current Assets                 24,073       18,245       12,418
Investment In Subsidiaries                3,761        3,761        3,761
                                     ----------   ----------   ----------

TOTAL ASSETS                            451,795      448,543      431,596
                                     ==========   ==========   ==========

                                   26 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                              F'CAST       F'CAST       F'CAST       F'CAST                    F'CAST
                                              MAR-05       JUN-05       SEP-05       DEC-05     12/31/2005     MAR-06
                                            ----------   ----------   ----------   ----------   ----------   ----------
LIABILITIES & EQUITY

CURRENT LIABILITIES:

    Accounts Payable                            13,838       28,443       24,830       23,549       23,549       26,065

    Accrued Liabilities:
       Interest                                 19,891        2,010        3,057            0            0        1,131
       Commission & Rent                        26,374       28,774       31,174       33,573       33,573       35,973
       Inventory                                     -            -            -            -            -            -
       Other                                     8,148        9,074        8,148        9,074        9,074        8,165
                                            ----------   ----------   ----------   ----------   ----------   ----------
    Total Accrued Liabilities                   54,413       39,858       42,379       42,648       42,648       45,269
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL CURRENT LIABILITIES                       68,251       68,300       67,209       66,197       66,197       71,334
                                            ----------   ----------   ----------   ----------   ----------   ----------
LONG TERM DEBT:
    Line of Credit                               5,962        8,928       14,426            -            -            -
    Term Loan                                  342,459      332,333      332,333      336,520      336,520      336,520
    Bond Debt                                        -            -            -            -            -            -
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LONG TERM DEBT                           348,421      341,261      346,759      336,520      336,520      336,520
                                            ----------   ----------   ----------   ----------   ----------   ----------
Accrued Pension & Other Non-current             32,545       32,071       31,597       29,123       29,123       28,765
Deferred Tax Liability                          16,714       16,714       16,714       16,714       16,714       16,714
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITY                                465,931      458,347      462,279      448,554      448,554      453,334
                                            ----------   ----------   ----------   ----------   ----------   ----------
EQUITY

    Common Stock                               561,991      561,991      561,991      561,991      561,991      561,991
    Additional Paid In Capital                  15,425       15,425       15,425       15,425       15,425       15,425
    Related Party Receivable
    Preferred Stock                            201,250      201,250      201,250      241,500      241,500      241,500
    Cumulative Foreign Currency Adjustment      (2,390)      (2,390)      (2,390)      (2,390)      (2,390)      (2,390)
    Retained Earnings                         (756,348)    (756,552)    (761,893)    (803,474)    (803,474)    (806,730)
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL EQUITY                                    19,928       19,724       14,383       13,052       13,052        9,796
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITIES & EQUITY                     485,859      478,070      476,663      461,607      461,607      463,130
                                            ==========   ==========   ==========   ==========   ==========   ==========
                                                    (0)          (0)          (0)          (0)          (0)          (0)

                                              F'CAST       F'CAST       F'CAST                    F'CAST       F'CAST
                                              JUN-06       SEP-06       DEC-06     12/31/2006   12/31/2007   12/31/2008
                                            ----------   ----------   ----------   ----------   ----------   ----------
LIABILITIES & EQUITY

CURRENT LIABILITIES:

    Accounts Payable                            25,558       20,083       21,864       21,864       24,061       21,763

    Accrued Liabilities:
       Interest                                  2,261        3,392           91           91          482          903
       Commission & Rent                        38,373       40,773       43,173       43,173       52,773       62,373
       Inventory                                     -            -            -            -            -            -
       Other                                     9,118        8,165        9,118        9,118        9,118        9,118
                                            ----------   ----------   ----------   ----------   ----------   ----------
    Total Accrued Liabilities                   49,753       52,330       52,382       52,382       62,373       72,394
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL CURRENT LIABILITIES                       75,311       72,413       74,247       74,247       86,434       94,157
                                            ----------   ----------   ----------   ----------   ----------   ----------
LONG TERM DEBT:
    Line of Credit                                   -            -            -            -            -            -
    Term Loan                                  336,520      336,520      341,042      341,042      345,925      351,199
    Bond Debt                                        -            -            -            -            -            -
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LONG TERM DEBT                           336,520      336,520      341,042      341,042      345,925      351,199
                                            ----------   ----------   ----------   ----------   ----------   ----------
Accrued Pension & Other Non-current             28,465       28,165       27,865       27,865       26,665       25,465
Deferred Tax Liability                          16,714       16,714       16,714       16,714       16,714       16,714
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITY                                457,010      453,813      459,868      459,868      475,738      487,536
                                            ----------   ----------   ----------   ----------   ----------   ----------
EQUITY

    Common Stock                               561,991      561,991      561,991      561,991      561,991      561,991
    Additional Paid In Capital                  15,425       15,425       15,425       15,425       15,425       15,425
    Related Party Receivable
    Preferred Stock                            241,500      241,500      289,800      289,800      347,760      417,312
    Cumulative Foreign Currency Adjustment      (2,390)      (2,390)      (2,390)      (2,390)      (2,390)      (2,390)
    Retained Earnings                         (808,009)    (818,896)    (872,898)    (872,898)    (949,981)  (1,048,277)
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL EQUITY                                     8,518       (2,370)      (8,072)      (8,072)     (27,195)     (55,939)
                                            ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITIES & EQUITY                     465,528      451,443      451,796      451,796      448,543      431,597
                                            ==========   ==========   ==========   ==========   ==========   ==========
                                                    (0)          (0)          (0)          (0)          (0)          (0)

                                   27 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                                        ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                                        JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03
                                                       --------   --------   --------   --------   --------   --------   --------
OPERATING ACTIVITIES

     Net Income                                          (4,156)    (5,792)   (17,884)    (7,050)      (621)     1,452    (13,640)

     Adjustments:
         Depreciation                                     2,485      2,432      2,731      2,462      2,471      2,303      2,201
         Amortization - Goodwill                              -          -          -          -          -          -          -
         Amortization - Intangibles (Net of Goodwill)       189        203        203        162        197        197        197
         Deferred Taxes                                  (1,900)    (2,700)       957       (455)      (270)    (2,259)      (525)
     Change in assets & liabilities:
         Accounts Receivable:
             Trade                                      (15,020)     2,759     (6,851)     1,092     (2,051)       645      8,398
             Tooling                                      5,272      2,297      3,716       (203)       962        756       (262)
             Related Party                               (1,991)    (1,315)    (1,713)    (2,950)    (4,055)    (4,094)    (1,244)
             Intercompany                                (1,394)       828        449       (967)    (1,478)      (378)     1,070
             Noncurrent                                 (31,008)     2,175          -          -          -          -          -
         Inventory:
             Production                                      17      1,024        375     (2,899)     2,796      1,418       (652)
             Tooling                                        995       (595)    (5,643)     1,096          9        726        998
             Unbilled Tooling Revenue                    (8,960)      (596)      (941)    (1,527)    (1,033)    (1,985)      (759)
         Prepaid & Other                                  2,015       (102)    (2,487)    (2,496)    (4,371)       435      1,476
         Accounts Payable
             Post-Petition                                    -          -          -     10,671        447     (2,480)      (304)
             Pre-Petition                                 5,313     (2,676)     3,726          -          -          -          -
         Accruals:
             Interest                                     6,099      3,458      4,301        (63)        88        326       (413)
             Commission & Rent                              942       (942)     1,522         (3)        24        (23)       (85)
             Inventory                                        -          -          -          -          -          -          -
             Other Accruals                              (1,538)      (231)     9,588       (298)      (144)      (266)       345
         Other                                           35,798      1,906      8,412      1,605      2,003      1,521        933
                                                       --------   --------   --------   --------   --------   --------   --------
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES        (6,843)     2,134        460     (1,824)    (5,024)    (1,706)    (2,265)
                                                       --------   --------   --------   --------   --------   --------   --------
INVESTING ACTIVITIES

     Capital Expenditures                                  (363)      (339)      (841)     1,646       (454)    (1,134)      (335)
     Investment in Subsidiaries                               0          -          -          -          -          -          -
     Change in Goodwill                                       -          -          -          -          -          -          -
     Other
                                                       --------   --------   --------   --------   --------   --------   --------
CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES          (362)      (339)      (841)     1,646       (454)    (1,134)      (335)
                                                       --------   --------   --------   --------   --------   --------   --------

                                                        ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                                        AUG-03     SEP-03     OCT-03     NOV-03     DEC-03    12/31/2003
                                                       --------   --------   --------   --------   --------   ----------
OPERATING ACTIVITIES

     Net Income                                          (6,439)       800     (5,127)    (6,728)   (77,069)    (142,254)

     Adjustments:
         Depreciation                                     2,260      2,309      2,176      2,297         94       26,220
         Amortization - Goodwill                              -          -          -          -          -            -
         Amortization - Intangibles (Net of Goodwill)    (1,843)       200         41        312        326          385
         Deferred Taxes                                    (525)    (2,937)    (1,000)      (263)    11,876           (0)
     Change in assets & liabilities:
         Accounts Receivable:
             Trade                                        3,186     (4,299)     1,014      2,024     12,360        3,255
             Tooling                                       (228)   (11,681)     4,693      4,188     (1,461)       8,050
             Related Party                                 (842)    (2,243)      (284)    (1,088)    (4,610)     (26,429)
             Intercompany                                 1,096     (2,014)      (821)      (316)    15,642       11,717
             Noncurrent                                       -          -          -          -          -      (28,833)
         Inventory:
             Production                                   1,594        633     (2,037)      (361)     1,207        3,114
             Tooling                                        875       (552)      (929)    (2,312)    (3,112)      (8,445)
             Unbilled Tooling Revenue                    (1,281)     4,715       (399)      (523)     4,254       (9,035)
         Prepaid & Other                                   (159)        (1)     2,404        527      2,031         (729)
         Accounts Payable                                                                                              -
             Post-Petition                               (4,755)     4,079     (2,025)       902     (1,909)       4,626
             Pre-Petition                                     -          -          -          -          -        6,363
         Accruals:
             Interest                                       (56)        84         47      1,987      2,033       17,890
             Commission & Rent                              (68)       (15)       (26)      (782)     2,732        3,277
             Inventory                                        -          -          -          -          -            -
             Other Accruals                                (503)      (765)       549        155     (1,383)       5,510
         Other                                            1,311      1,387      1,415      4,341     (1,182)      59,451
                                                       --------   --------   --------   --------   --------     --------
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES        (6,378)   (10,301)      (309)     4,360    (38,171)     (65,866)
                                                       --------   --------   --------   --------   --------     --------
INVESTING ACTIVITIES
     Capital Expenditures                                  (628)    (1,367)      (992)    (4,881)    (2,129)     (11,817)
     Investment in Subsidiaries                               -          -          -          -          -            0
     Change in Goodwill                                       -          -          -          -     44,219       44,219
     Other                                                                                                             -
                                                       --------   --------   --------   --------   --------     --------
CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES          (628)    (1,367)      (992)    (4,881)    42,090       32,403
                                                       --------   --------   --------   --------   --------     --------

                                   28 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                                    ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                                    JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03
                                                   --------   --------   --------   --------   --------   --------   --------
FINANCING ACTIVITIES

     Proceeds from long term debt                         -          -          -        114      5,340      2,808      3,061
     Principal Payments of long term debt                (4)        (8)    (1,509)         -          -         (3)        (3)
     PIK Interest                                         -          -          -          -          -          -          -
     Restructuring:
         Restructured Bond Interest                       -          -          -          -          -          -          -
         Conversion of Bond Debt                          -          -          -          -          -          -          -
         Restructure of Trade Debt                        -          -          -          -          -          -          -
         Conversion of Senior Debt                        -          -          -          -          -          -          -
         Proceeds from Exit Financing
     Other
                                                   --------   --------   --------   --------   --------   --------   --------
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES        (4)        (8)    (1,509)       114      5,340      2,805      3,058
                                                   --------   --------   --------   --------   --------   --------   --------
EFFECT OF EXCHANGE RATE                                  79         59         43         58        141         37       (459)
                                                   --------   --------   --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH & EQUIVALENTS        (7,130)     1,847     (1,847)        (5)         3          3         (0)
                                                   ========   ========   ========   ========   ========   ========   ========
CASH & EQUIVALENTS - Beginning of Period              7,130         (0)     1,846         (1)        (6)        (3)        (0)
                                                   --------   --------   --------   --------   --------   --------   --------
CASH & EQUIVALENTS - End of Period                       (0)     1,846         (1)        (6)        (3)        (0)        (0)
                                                   ========   ========   ========   ========   ========   ========   ========

                                                    ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                                    AUG-03     SEP-03     OCT-03     NOV-03     DEC-03    12/31/2003
                                                   --------   --------   --------   --------   --------   ----------
FINANCING ACTIVITIES

     Proceeds from long term debt                     6,892     11,289      1,188        499         51       31,242
     Principal Payments of long term debt                (3)         -          -          -     (2,573)      (4,103)
     PIK Interest                                         -          -          -          -          -            -
     Restructuring:
         Restructured Bond Interest                       -          -          -          -          -            -
         Conversion of Bond Debt                          -          -          -          -          -            -
         Restructure of Trade Debt                        -          -          -          -          -            -
         Conversion of Senior Debt                        -          -          -          -          -            -
         Proceeds from Exit Financing                                                                              -
     Other                                                                                                         -
                                                   --------   --------   --------   --------   --------   ----------
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES     6,889     11,289      1,188        499     (2,522)      27,139
                                                   --------   --------   --------   --------   --------   ----------
EFFECT OF EXCHANGE RATE                                 116        379        112         22       (655)         (67)
                                                   --------   --------   --------   --------   --------   ----------
NET INCREASE (DECREASE) IN CASH & EQUIVALENTS            (1)         1         (1)        (1)       742       (6,391)
                                                   ========   ========   ========   ========   ========   ==========
CASH & EQUIVALENTS - Beginning of Period                 (0)        (2)        (1)        (2)        (2)       7,130
                                                   --------   --------   --------   --------   --------   ----------
CASH & EQUIVALENTS - End of Period                       (2)        (1)        (2)        (2)       739          739
                                                   ========   ========   ========   ========   ========   ==========

                                   29 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                                        ACTUAL     ACTUAL     ACTUAL     F'CAST     F'CAST     F'CAST     F'CAST
                                                        JAN-04     FEB-04     MAR-04     APR-04     MAY-04     JUN-04     JUL-04
                                                       --------   --------   --------   --------   --------   --------   --------
OPERATING ACTIVITIES

     Net Income                                          (9,480)    (4,020)    (4,113)    (5,846)    (3,713)   (16,179)   (10,882)

     Adjustments:
         Depreciation                                     1,971      1,980      2,047      2,383      2,392      2,402      2,361
         Amortization - Goodwill                              -          -          -          -          -          -          -
         Amortization - Intangibles (Net of Goodwill)       175        175        175        176        176        176        176
         Deferred Taxes                                       -          -          -          -          -          -          -
     Change in assets & liabilities:
         Accounts Receivable:
             Trade                                       (6,507)       484     (1,033)     4,565     (1,164)       (21)       656
             Tooling                                        200     (1,132)      (749)     2,890     (7,036)     1,043      5,368
             Related Party                                 (783)      (561)    (1,474)       108     (1,863)    (1,564)      (807)
             Intercompany                                  (158)    (1,971)       359          -          -          -          -
             Noncurrent                                       -          -          -          -          -          -          -
         Inventory:
             Production                                  (1,439)      (518)       583     (2,810)       558      1,914      2,137
             Tooling                                     (1,891)      (509)     3,494     (2,407)     1,901     (2,982)    (3,555)
             Unbilled Tooling Revenue                       263     (1,736)      (395)     1,445      5,091        759     (9,830)
         Prepaid & Other                                    630        858     (1,424)         -          -          -          -
         Accounts Payable
             Post-Petition                                  165      3,592     (2,288)     4,986         17       (732)       617
             Pre-Petition                                     0          -          -          -          -    (68,565)         -
         Accruals:
             Interest                                     1,656      2,072      2,222      2,044      2,044    (14,116)     2,174
             Commission & Rent                            1,030       (923)        17        783        783        783        783
             Inventory                                        -          -          -          -          -          -          -
             Other Accruals                               2,095       (140)       147      1,431      1,796    (16,110)       (59)
         Other                                            1,883      1,658      2,314        428        428     (3,122)       428
                                                       --------   --------   --------   --------   --------   --------   --------
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES       (10,190)      (692)      (116)    10,176      1,411   (116,314)   (10,434)
                                                       --------   --------   --------   --------   --------   --------   --------
INVESTING ACTIVITIES

     Capital Expenditures                                (1,539)    (2,734)    (2,439)    (4,848)    (4,378)    (3,332)      (500)
     Investment in Subsidiaries                               -          -          -          -          -          -          -
     Change in Goodwill                                       -          -          -          -          -          -          -
     Other
                                                       --------   --------   --------   --------   --------   --------   --------
CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES        (1,539)    (2,734)    (2,439)    (4,848)    (4,378)    (3,332)      (500)
                                                       --------   --------   --------   --------   --------   --------   --------

                                                        F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                                        AUG-04     SEP-04     OCT-04     NOV-04     DEC-04    12/31/2004
                                                       --------   --------   --------   --------   --------   ----------
OPERATING ACTIVITIES

     Net Income                                          (1,883)     1,717     (1,146)    (1,596)     1,951      (55,190)

     Adjustments:
         Depreciation                                     2,306      2,306      2,309      2,309      2,310       27,076
         Amortization - Goodwill                              -          -          -          -          -            -
         Amortization - Intangibles (Net of Goodwill)       176        176        176        176        176        2,112
         Deferred Taxes                                       -          -          -          -          -            -
     Change in assets & liabilities:
         Accounts Receivable:
             Trade                                       (1,076)      (867)    (2,584)     1,987        198       (5,363)
             Tooling                                     (1,999)       (39)     5,787        365     (3,820)         877
             Related Party                               (1,380)    (1,953)    (1,095)    (1,913)      (933)     (14,219)
             Intercompany                                     -          -          -          -          -       (1,770)
             Noncurrent                                       -          -          -          -          -            -
         Inventory:
             Production                                    (565)    (2,233)    (4,720)      (262)     1,431       (5,923)
             Tooling                                       (741)      (419)    (2,744)    (1,294)     7,771       (3,377)
             Unbilled Tooling Revenue                       137        202          -     (2,527)    (7,017)     (13,607)
         Prepaid & Other                                      -          -          -          -          -           63
         Accounts Payable                                                                                              -
             Post-Petition                                  384      1,437      1,034        201       (858)       8,554
             Pre-Petition                                     -          -          -          -          -      (68,565)
         Accruals:
             Interest                                     2,174      2,174      2,262      2,262      2,287        9,253
             Commission & Rent                              783        783        783        783        833        7,225
             Inventory                                        -          -          -          -          -            -
             Other Accruals                              (1,170)       479        (59)       479        479      (10,632)
         Other                                              428       (372)       428        428     (1,572)       3,354
                                                       --------   --------   --------   --------   --------   ----------
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES        (2,427)     3,392        431      1,396      3,235     (120,132)
                                                       --------   --------   --------   --------   --------   ----------
INVESTING ACTIVITIES

     Capital Expenditures                                     -        (50)         -          -     (2,550)     (22,369)
     Investment in Subsidiaries                               -          -          -          -          -            -
     Change in Goodwill                                       -          -          -          -          -            -
     Other                                                                                                             -
                                                       --------   --------   --------   --------   --------   ----------
CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES             -        (50)         -          -     (2,550)     (22,369)
                                                       --------   --------   --------   --------   --------   ----------

                                   30 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                                    ACTUAL     ACTUAL     ACTUAL     F'CAST     F'CAST     F'CAST     F'CAST
                                                    JAN-04     FEB-04     MAR-04     APR-04     MAY-04     JUN-04     JUL-04
                                                   --------   --------   --------   --------   --------   --------   --------
FINANCING ACTIVITIES

     Proceeds from long term debt                    11,071      3,447      2,547          -      2,967    340,125     10,934
     Principal Payments of long term debt                 -          -          -     (5,328)         -   (919,045)         -
     PIK Interest                                         -          -          -          -          -          -          -
     Restructuring:
         Restructured Bond Interest                       -          -          -          -          -          -          -
         Conversion of Bond Debt                          -          -          -          -          -    455,000          -
         Restructure of Trade Debt                        -          -          -          -          -     68,565          -
         Conversion of Senior Debt                        -          -          -          -          -    175,000          -
         Proceeds from Exit Financing
     Other
                                                   --------   --------   --------   --------   --------   --------   --------
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES    11,071      3,447      2,547     (5,328)     2,967    119,646     10,934
                                                   --------   --------   --------   --------   --------   --------   --------
EFFECT OF EXCHANGE RATE                                 (82)       (21)         7          -          -          -          -
                                                   --------   --------   --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH & EQUIVALENTS          (739)        (0)        (1)         1          0          0         (0)
                                                   ========   ========   ========   ========   ========   ========   ========
CASH & EQUIVALENTS - Beginning of Period                739          0          0         (1)        (0)         -          0
                                                   --------   --------   --------   --------   --------   --------   --------
CASH & EQUIVALENTS - End of Period                        0          0         (1)        (0)         -          0          -
                                                   ========   ========   ========   ========   ========   ========   ========

                                                    F'CAST    F'CAST     F'CAST     F'CAST     F'CAST
                                                    AUG-04    SEP-04     OCT-04     NOV-04     DEC-04    12/31/2004
                                                   --------  --------   --------   --------   --------   ----------
FINANCING ACTIVITIES

     Proceeds from long term debt                     2,427         -          -          -          -      373,519
     Principal Payments of long term debt                 -    (3,342)      (431)    (1,396)      (685)    (930,226)
     PIK Interest                                         -         -          -          -          -            -
     Restructuring:
         Restructured Bond Interest                       -         -          -          -          -            -
         Conversion of Bond Debt                          -         -          -          -          -      455,000
         Restructure of Trade Debt                        -         -          -          -          -       68,565
         Conversion of Senior Debt                        -         -          -          -          -      175,000
         Proceeds from Exit Financing                                                                             -
     Other                                                                                                        -
                                                   --------  --------   --------   --------   --------   ----------
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES     2,427    (3,342)      (431)    (1,396)      (685)     141,858
                                                   --------  --------   --------   --------   --------   ----------
EFFECT OF EXCHANGE RATE                                   -         -          -          -          -          (96)
                                                   --------  --------   --------   --------   --------   ----------
NET INCREASE (DECREASE) IN CASH & EQUIVALENTS             -         -          -          -          -         (739)
                                                   ========  ========   ========   ========   ========   ==========
CASH & EQUIVALENTS - Beginning of Period                  -         -          -          -          -          739
                                                   --------  --------   --------   --------   --------   ----------
CASH & EQUIVALENTS - End of Period                        -         -          -          -          -           (0)
                                                   ========  ========   ========   ========   ========   ==========

                                   31 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                                        F'CAST     F'CAST     F'CAST     F'CAST                  F'CAST
                                                        MAR-05     JUN-05     SEP-05     DEC-05    12/31/2005    MAR-06
                                                       --------   --------   --------   --------   ----------   --------
OPERATING ACTIVITIES

     Net Income                                           1,544       (204)    (5,340)    (1,331)      (5,331)    (3,256)

     Adjustments:
         Depreciation                                     6,522      6,522      6,522      6,522       26,090      6,308
         Amortization - Goodwill                              -          -          -          -            -          -
         Amortization - Intangibles (Net of Goodwill)       492        492        492        492        1,970        456
         Deferred Taxes                                       -          -          -          -            -          -
     Change in assets & liabilities:
         Accounts Receivable:
             Trade                                       (1,409)     1,192      1,497        358        1,639     (1,968)
             Tooling                                     (7,054)     8,421     (6,526)     8,682        3,523     (7,540)
             Related Party                               (4,179)     1,935        545     19,790       18,090      3,441
             Intercompany                                     -          -          -          -            -          -
             Noncurrent                                   6,412          -          -          -        6,412          -
         Inventory:
             Production                                  (1,503)       588      4,429       (672)       2,842     (2,764)
             Tooling                                     (2,480)    (6,322)    (2,546)     6,800       (4,549)    (8,446)
             Unbilled Tooling Revenue                     5,287     (2,034)         -    (13,950)     (10,697)    24,500
         Prepaid & Other                                      -          -          -          -            -          -
         Accounts Payable                                                                                   -
             Post-Petition                                  658     14,604     (3,613)    (1,281)      10,369      2,516
             Pre-Petition                                     -          -          -          -            -          -
         Accruals:
             Interest                                     6,861    (17,881)     1,047      1,130       (8,843)     1,130
             Commission & Rent                            2,400      2,400      2,400      2,400        9,600      2,400
             Inventory                                        -          -          -          -            -          -
             Other Accruals                                (864)       925       (925)       925           61       (909)
         Other                                              983        983        983     (1,017)       1,932      1,099
                                                       --------   --------   --------   --------   ----------   --------
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES        13,670     11,622     (1,036)    28,850       53,106     16,966
                                                       --------   --------   --------   --------   ----------   --------
INVESTING ACTIVITIES

     Capital Expenditures                                (8,463)    (4,463)    (4,463)    (4,463)     (21,850)    (4,463)
     Investment in Subsidiaries                               -          -          -          -            -          -
     Change in Goodwill                                       -          -          -          -            -          -
     Other                                                                                                  -
                                                       --------   --------   --------   --------   ----------   --------
CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES        (8,463)    (4,463)    (4,463)    (4,463)     (21,850)    (4,463)
                                                       --------   --------   --------   --------   ----------   --------

                                                        F'CAST     F'CAST     F'CAST                   F'CAST       F'CAST
                                                        JUN-06     SEP-06     DEC-06    12/31/2006   12/31/2007   12/31/2008
                                                       --------   --------   --------   ----------   ----------   ----------
OPERATING ACTIVITIES

     Net Income                                          (1,279)   (10,888)    (5,702)     (21,125)     (19,123)     (28,744)

     Adjustments:
         Depreciation                                     6,308      6,308      6,308       25,232       24,882       24,429
         Amortization - Goodwill                              -          -          -            -            -            -
         Amortization - Intangibles (Net of Goodwill)       456        456        456        1,822          869          349
         Deferred Taxes                                       -          -          -            -            -            -
     Change in assets & liabilities:
         Accounts Receivable:
             Trade                                        1,450      1,194       (346)         330      (18,283)       2,365
             Tooling                                      8,500    (12,000)    12,000          960            -            -
             Related Party                               (2,882)     1,263     (2,316)        (493)        (133)         458
             Intercompany                                     -          -          -            -            -            -
             Noncurrent                                       -          -          -            -            -            -
         Inventory:
             Production                                   1,332      3,304     (2,030)        (158)      (1,351)       1,727
             Tooling                                     12,898     (2,631)    10,474       12,295        1,418          759
             Unbilled Tooling Revenue                   (19,305)    17,105    (15,000)       7,300         (300)           -
         Prepaid & Other                                      -          -          -            -            -            -
         Accounts Payable                                                                        -
             Post-Petition                                 (507)    (5,475)     1,781       (1,685)       2,197       (2,298)
             Pre-Petition                                     -          -          -            -            -            -
         Accruals:
             Interest                                     1,130      1,130      1,221        4,612        5,274        5,696
             Commission & Rent                            2,400      2,400      2,400        9,600        9,600        9,600
             Inventory                                        -          -          -            -            -            -
             Other Accruals                                 953       (953)       953           44            -            -
         Other                                            1,157      1,157      1,157        4,570        4,628        4,628
                                                       --------   --------   --------   ----------   ----------   ----------
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES        12,611      2,371     11,356       43,304        9,677       18,968
                                                       --------   --------   --------   ----------   ----------   ----------
INVESTING ACTIVITIES

     Capital Expenditures                               (24,463)    (4,463)    (4,463)     (37,850)     (17,850)     (17,850)
     Investment in Subsidiaries                               -          -          -            -            -            -
     Change in Goodwill                                       -          -          -            -            -            -
     Other                                                                                       -
                                                       --------   --------   --------   ----------   ----------   ----------
CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES       (24,463)    (4,463)    (4,463)     (37,850)     (17,850)     (17,850)
                                                       --------   --------   --------   ----------   ----------   ----------

                                   32 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
RESTRUCTURED

                                                    F'CAST     F'CAST     F'CAST     F'CAST                  F'CAST    F'CAST
                                                    MAR-05     JUN-05     SEP-05     DEC-05    12/31/2005    MAR-06    JUN-06
                                                   --------   --------   --------   --------   ----------   --------  --------
FINANCING ACTIVITIES

     Proceeds from long term debt                         -      2,965      5,499          -        8,464          -         -
     Principal Payments of long term debt            (5,207)   (10,125)         -    (14,426)     (29,759)         -         -
     PIK Interest                                         -          -          -          -            -          -         -
     Restructuring:
         Restructured Bond Interest                       -          -          -          -            -          -         -
         Conversion of Bond Debt                                                                        -
         Restructure of Trade Debt                        -          -          -          -            -          -         -
         Conversion of Senior Debt                        -          -          -          -            -          -         -
         Proceeds from Exit Financing                                                                   -
     Other                                                                                              -
                                                   --------   --------   --------   --------   ----------   --------  --------
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES    (5,207)    (7,160)     5,499    (14,426)     (21,295)         -         -
                                                   --------   --------   --------   --------   ----------   --------  --------
EFFECT OF EXCHANGE RATE                                   -          -          -          -            -          -         -
                                                   --------   --------   --------   --------   ----------   --------  --------
NET INCREASE (DECREASE) IN CASH & EQUIVALENTS             0          -          -      9,962        9,962     12,503   (11,851)
                                                   ========   ========   ========   ========   ==========   ========  ========
CASH & EQUIVALENTS - Beginning of Period                 (0)        (0)        (0)        (0)          (0)     9,962    22,465
                                                   --------   --------   --------   --------   ----------   --------  --------
CASH & EQUIVALENTS - End of Period                       (0)        (0)        (0)     9,962        9,962     22,465    10,614
                                                   ========   ========   ========   ========   ==========   ========  ========

                                                    F'CAST     F'CAST                 F'CAST       F'CAST
                                                    SEP-06     DEC-06   12/31/2006  12/31/2007   12/31/2008
                                                   --------   --------  ----------  ----------   ----------
FINANCING ACTIVITIES

     Proceeds from long term debt                         -          -           -           -            -
     Principal Payments of long term debt                 -          -           -           -            -
     PIK Interest                                         -          -           -           -            -
     Restructuring:
         Restructured Bond Interest                       -          -           -           -            -
         Conversion of Bond Debt                                                 -
         Restructure of Trade Debt                        -          -           -           -            -
         Conversion of Senior Debt                        -          -           -
         Proceeds from Exit Financing                                            -
     Other                                                                       -
                                                   --------   --------  ----------  ----------   ----------
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES         -          -           -           -            -
                                                   --------   --------  ----------  ----------   ----------
EFFECT OF EXCHANGE RATE                                   -          -           -           -            -
                                                   --------   --------  ----------  ----------   ----------
NET INCREASE (DECREASE) IN CASH & EQUIVALENTS        (2,091)     6,893       5,454      (8,173)       1,118
                                                   ========   ========  ==========  ==========   ==========
CASH & EQUIVALENTS - Beginning of Period             10,614      8,523       9,962      15,416        7,243
                                                   --------   --------  ----------  ----------   ----------
CASH & EQUIVALENTS - End of Period                    8,523     15,416      15,416       7,243        8,361
                                                   ========   ========  ==========  ==========   ==========

                                   33 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BORROWING BASE CALCULATION
RESTRUCTURED
(BASED ON CURRENT CAPITAL STRUCTURE ASSUMPTIONS)

                                         JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03
                                        --------    --------    --------    --------    --------    --------
ACCOUNTS RECEIVABLE

Balances:
     OEM                                       -           -           -      12,153      13,129      11,623
     Other                                     -     112,395     139,318      17,338      15,300      16,648
     Tooling                              13,297      11,001       7,285       7,488       6,526       5,769
                                        --------    --------    --------    --------    --------    --------
                                          13,297     123,396     146,603      36,979      34,955      34,040
                                        --------    --------    --------    --------    --------    --------

Ineligible:
     OEM                                   14.16%      14.16%      14.16%      14.16%      14.16%      14.16%
     Other                                 13.39%      13.39%      13.39%      13.39%      13.39%      13.39%
     Tooling                               25.00%      25.00%      25.00%      25.00%      25.00%      25.00%

Advance Rates:
     OEM                                   85.00%      85.00%      85.00%      85.00%      85.00%      85.00%
     Other                                 85.00%      85.00%      85.00%      85.00%      85.00%      85.00%
     Tooling                               85.00%      85.00%      85.00%      85.00%      85.00%      85.00%

Advanced Amounts
     OEM                                       -           -           -       8,867       9,579       8,481
     Other                                     -      82,744     102,564      12,764      11,264      12,256
     Tooling                               8,477       7,013       4,644       4,774       4,160       3,678
                                        --------    --------    --------    --------    --------    --------
TOTAL ACCOUNTS RECEIVABLE AVAILABILITY     8,477      89,757     107,208      26,405      25,003      24,415
                                        --------    --------    --------    --------    --------    --------

                                         JUL-03      AUG-03      SEP-03      OCT-03      NOV-03      DEC-03     12/31/2003
                                        --------    --------    --------    --------    --------    --------    ----------
ACCOUNTS RECEIVABLE

Balances:
     OEM                                  10,196       9,271      11,901      11,824      10,859       3,849
     Other                                10,865      10,204      12,609      11,626      11,726      10,049
     Tooling                               6,031       6,260      17,940      13,247       9,059      10,520
                                        --------    --------    --------    --------    --------    --------
                                          27,092      25,735      42,450      36,697      31,644      24,418
                                        --------    --------    --------    --------    --------    --------

Ineligible:
     OEM                                   14.16%      14.16%      14.16%      14.16%      14.16%      14.16%
     Other                                 13.39%      13.39%      13.39%      13.39%      13.39%      13.39%
     Tooling                               25.00%      25.00%      25.00%      25.00%      25.00%      25.00%

Advance Rates:
     OEM                                   85.00%      85.00%      85.00%      85.00%      85.00%      85.00%
     Other                                 85.00%      85.00%      85.00%      85.00%      85.00%      85.00%
     Tooling                               85.00%      85.00%      85.00%      85.00%      85.00%      85.00%

Advanced Amounts
     OEM                                   7,439       6,764       8,683       8,627       7,923       2,808
     Other                                 7,999       7,512       9,283       8,559       8,633       7,398
     Tooling                               3,845       3,990      11,437       8,445       5,775       6,706
                                        --------    --------    --------    --------    --------    --------
TOTAL ACCOUNTS RECEIVABLE AVAILABILITY    19,283      18,267      29,403      25,631      22,331      16,913
                                        --------    --------    --------    --------    --------    --------

                                   34 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BORROWING BASE CALCULATION
RESTRUCTURED
(BASED ON CURRENT CAPITAL STRUCTURE ASSUMPTIONS)

                                    JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03      JUL-03
                                   --------    --------    --------    --------    --------    --------    --------
INVENTORY

Balances:
     OEM                             22,651      21,627      21,252      24,151      21,355      19,937      20,589
     Unbilled                         8,265       8,861       9,802      11,330      12,362      14,347      15,106
     Tooling                         12,473      13,067      18,710      17,614      17,605      16,879      15,882
                                   --------    --------    --------    --------    --------    --------    --------
                                     43,389      43,555      49,764      53,095      51,323      51,164      51,577
                                   --------    --------    --------    --------    --------    --------    --------
Ineligible:
     OEM                              42.50%      42.50%      42.50%      42.50%      42.50%      42.50%      42.50%
     Unbilled                        100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
     Tooling                          50.00%      50.00%      50.00%      50.00%      50.00%      50.00%      50.00%

Advance Rates:
     OEM                              50.00%      50.00%      50.00%      50.00%      50.00%      50.00%      50.00%
     Unbilled                         50.00%      50.00%      50.00%      50.00%      50.00%      50.00%      50.00%
     Tooling                           0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%

Advanced Amounts
     OEM                              6,512       6,218       6,110       6,944       6,140       5,732       5,919
     Unbilled                             -           -           -           -           -           -           -
     Tooling                              -           -           -           -           -           -           -
                                   --------    --------    --------    --------    --------    --------    --------
TOTAL INVENTORY AVAILABILITY          6,512       6,218       6,110       6,944       6,140       5,732       5,919
                                   --------    --------    --------    --------    --------    --------    --------

Other 1
Other 2
Fixed Assets                         34,000      34,000      34,000      34,000      34,000      34,000      34,000
                                   --------    --------    --------    --------    --------    --------    --------
Total Collateral Availability        48,989     129,974     147,318      67,348      65,143      64,147      59,202
                                   ========    ========    ========    ========    ========    ========    ========

AVAILABILITY

Borrowing Base                       48,989      55,000      55,000      55,000      55,000      55,000      55,000

Additional Reserves                  (6,700)     (6,700)     (6,700)     (7,075)     (7,450)     (8,200)     (3,200)
                                   --------    --------    --------    --------    --------    --------    --------
Total Availability                   42,289      48,300      48,300      47,925      47,550      46,800      51,800
                                   --------    --------    --------    --------    --------    --------    --------
DIP Balance(Per Balance Sheet)
                                   --------    --------    --------    --------    --------    --------    --------
Total Availability/(Over-Advance)    42,289      48,300      48,300      47,925      47,550      46,800      51,800
                                   ========    ========    ========    ========    ========    ========    ========
Cash Balance                             (0)      1,846          (1)         (6)         (3)         (0)         (0)

                                    AUG-03      SEP-03      OCT-03      NOV-03      DEC-03     12/31/2003
                                   --------    --------    --------    --------    --------    ----------
INVENTORY

Balances:
     OEM                             18,995      18,363      20,400      20,761      19,554        19,554
     Unbilled                        16,387      11,672      12,071      12,594       8,340         8,340
     Tooling                         15,007      15,559      16,488      18,800      21,912        21,912
                                   --------    --------    --------    --------    --------    ----------
                                     50,389      45,594      48,959      52,155      49,806        49,806
                                   --------    --------    --------    --------    --------    ----------
Ineligible:
     OEM                              42.50%      42.50%      42.50%      42.50%      42.50%
     Unbilled                        100.00%     100.00%     100.00%     100.00%     100.00%
     Tooling                          50.00%      50.00%      50.00%      50.00%      50.00%

Advance Rates:
     OEM                              50.00%      50.00%      50.00%      50.00%      50.00%
     Unbilled                         50.00%      50.00%      50.00%      50.00%      50.00%
     Tooling                           0.00%       0.00%       0.00%       0.00%       0.00%

Advanced Amounts
     OEM                              5,461       5,279       5,865       5,969       5,622         5,622
     Unbilled                             -           -           -           -           -             -
     Tooling                              -           -           -           -           -             -
                                   --------    --------    --------    --------    --------    ----------
TOTAL INVENTORY AVAILABILITY          5,461       5,279       5,865       5,969       5,622         5,622
                                   --------    --------    --------    --------    --------    ----------

Other 1
Other 2
Fixed Assets                         34,000      34,000      34,000      34,000      34,000        34,000
                                   --------    --------    --------    --------    --------    ----------
Total Collateral Availability        57,728      68,682      65,496      62,299      56,534        56,534
                                   ========    ========    ========    ========    ========    ==========

AVAILABILITY

Borrowing Base                       55,000      55,000      55,000      55,000      55,000        55,000

Additional Reserves                  (3,575)     (4,325)     (4,325)     (4,700)     (1,700)       (1,700)
                                   --------    --------    --------    --------    --------    ----------
Total Availability                   51,425      50,675      50,675      50,300      53,300        53,300
                                   --------    --------    --------    --------    --------    ----------
DIP Balance(Per Balance Sheet)                               30,193      30,635      28,062        28,062
                                   --------    --------    --------    --------    --------    ----------
Total Availability/(Over-Advance)    51,425      50,675      20,482      19,665      25,238        25,238
                                   ========    ========    ========    ========    ========    ==========
Cash Balance                             (2)         (1)         (2)         (2)        739

                                   35 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BORROWING BASE CALCULATION
RESTRUCTURED
(BASED ON CURRENT CAPITAL STRUCTURE ASSUMPTIONS)

                                         JAN-04      FEB-04      MAR-04      APR-04      MAY-04      JUN-04      JUL-04
                                        --------    --------    --------    --------    --------    --------    --------
ACCOUNTS RECEIVABLE

Balances:
     OEM                                  11,002      10,145      11,285       6,843       7,436       6,524       6,866
     Other                                10,042      10,415      10,308      10,186      10,757      11,689      10,692
     Tooling                              10,320      11,452      12,201       9,311      16,347      15,304       9,937
                                        --------    --------    --------    --------    --------    --------    --------
                                          31,364      32,012      33,794      26,340      34,540      33,518      27,494
                                        --------    --------    --------    --------    --------    --------    --------

Ineligible:
     OEM                                   14.16%      14.16%      14.16%      14.16%      14.16%      14.16%      14.28%
     Other                                 13.39%      13.39%      13.39%      13.39%      13.39%      13.39%      14.28%
     Tooling                               25.00%      25.00%      25.00%      25.00%      25.00%      25.00%      37.50%

Advance Rates:
     OEM                                   85.00%      85.00%      85.00%      85.00%      85.00%      85.00%      90.00%
     Other                                 85.00%      85.00%      85.00%      85.00%      85.00%      85.00%      85.00%
     Tooling                               85.00%      85.00%      85.00%      85.00%      85.00%      85.00%      85.00%

Advanced Amounts
     OEM                                   8,028       7,402       8,234       4,993       5,426       4,760       5,297
     Other                                 7,393       7,668       7,589       7,499       7,919       8,606       7,790
     Tooling                               6,579       7,301       7,778       5,936      10,421       9,757       5,279
                                        --------    --------    --------    --------    --------    --------    --------
TOTAL ACCOUNTS RECEIVABLE AVAILABILITY    21,999      22,370      23,601      18,428      23,766      23,123      18,366
                                        --------    --------    --------    --------    --------    --------    --------

                                         AUG-04      SEP-04      OCT-04      NOV-04      DEC-04     12/31/2004
                                        --------    --------    --------    --------    --------    ----------
ACCOUNTS RECEIVABLE

Balances:
     OEM                                   8,279       9,073      10,510       8,814       9,542         9,542
     Other                                10,355      10,428      11,575      11,284      10,358        10,358
     Tooling                              11,936      11,975       6,188       5,823       9,643         9,643
                                        --------    --------    --------    --------    --------    ----------
                                          30,570      31,476      28,272      25,921      29,543        29,543
                                        --------    --------    --------    --------    --------    ----------

Ineligible:
     OEM                                   14.28%      14.28%      14.28%      14.28%      14.28%
     Other                                 14.28%      14.28%      14.28%      14.28%      14.28%
     Tooling                               37.50%      37.50%      37.50%      37.50%      37.50%

Advance Rates:
     OEM                                   90.00%      90.00%      90.00%      90.00%      90.00%
     Other                                 85.00%      85.00%      85.00%      85.00%      85.00%
     Tooling                               85.00%      85.00%      85.00%      85.00%      85.00%

Advanced Amounts
     OEM                                   6,387       6,999       8,108       6,800       7,362         7,362
     Other                                 7,545       7,598       8,433       8,222       7,547         7,547
     Tooling                               6,341       6,362       3,287       3,093       5,123         5,123
                                        --------    --------    --------    --------    --------    ----------
TOTAL ACCOUNTS RECEIVABLE AVAILABILITY    20,273      20,959      19,829      18,115      20,031        20,031
                                        --------    --------    --------    --------    --------    ----------

                                   36 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BORROWING BASE CALCULATION
RESTRUCTURED
(BASED ON CURRENT CAPITAL STRUCTURE ASSUMPTIONS)

                                    JAN-04   FEB-04    MAR-04   APR-04   MAY-04   JUN-04   JUL-04
                                    ------   ------    ------   ------   ------   ------   ------
INVENTORY

Balances:
     OEM                            20,992   21,510    20,927   23,737   23,179   21,265   19,128
     Unbilled                        8,077    9,813    10,208    8,763    3,672    2,912   12,742
     Tooling                        23,803   24,312    20,818   23,225   21,324   24,307   27,862
                                    ------   ------    ------   ------   ------   ------   ------
                                    52,872   55,635    51,953   55,725   48,175   48,484   59,732
                                    ------   ------    ------   ------   ------   ------   ------

Ineligible:
     OEM                             42.50%   42.50%    42.50%   42.50%   42.50%   42.50%   23.08%
     Unbilled                       100.00%  100.00%   100.00%  100.00%  100.00%   33.00%   33.00%
     Tooling                         50.00%   50.00%    50.00%   50.00%   50.00%   50.00%   50.00%

Advance Rates:
     OEM                             50.00%   50.00%    50.00%   50.00%   50.00%   70.00%   70.00%
     Unbilled                        50.00%   50.00%    50.00%   50.00%   50.00%   70.00%   70.00%
     Tooling                          0.00%    0.00%     0.00%    0.00%    0.00%   70.00%   70.00%

Advanced Amounts
     OEM                             6,035    6,184     6,016    6,824    6,664    8,559   10,299
     Unbilled                            -        -         -        -        -    1,366    5,976
     Tooling                             -        -         -        -        -    8,507    9,752
                                    ------   ------    ------   ------   ------   ------   ------

TOTAL INVENTORY AVAILABILITY         6,035    6,184     6,016    6,824    6,664   18,432   26,027
                                    ------   ------    ------   ------   ------   ------   ------

Other 1
Other 2
Fixed Assets                        31,797   31,797    31,797   31,797   31,797   34,000   34,000
                                    ------   ------    ------   ------   ------   ------   ------

Total Collateral Availability       59,832   60,352    61,415   57,049   62,227   75,555   78,393
                                    ======   ======    ======   ======   ======   ======   ======

AVAILABILITY

Borrowing Base                      55,000   55,000    55,000   55,000   55,000   75,000   30,000

Additional Reserves                 (2,567)  (2,733)   (2,900)  (3,067)  (3,233)  (3,400)  (3,567)
                                    ------   ------    ------   ------   ------   ------   ------

Total Availability                  52,433   52,267    52,100   51,933   51,767   71,600   26,433
                                    ------   ------    ------   ------   ------   ------   ------

DIP Balance(Per Balance Sheet)      39,096   42,543    45,010   39,682   42,649    3,662   14,596
                                    ------   ------    ------   ------   ------   ------   ------

Total Availability/(Over-Advance)   13,337    9,724     7,090   12,251    9,117   67,938   11,838
                                    ======   ======    ======   ======   ======   ======   ======

Cash Balance                             0        0        (1)      (0)       -        0        -

                                    AUG-04   SEP-04   OCT-04    NOV-04   DEC-04   12/31/2004
                                    ------   ------   ------    ------   ------   ----------
INVENTORY

Balances:
     OEM                            19,693   21,926   26,646    26,908   25,477      25,477
     Unbilled                       12,605   12,403   12,403    14,930   21,947      21,947
     Tooling                        28,603   29,022   31,766    33,060   25,289      25,289
                                    ------   ------   ------    ------   ------   ---------
                                    60,901   63,351   70,814    74,897   72,713      72,713
                                    ------   ------   ------    ------   ------   ---------

Ineligible:
     OEM                             23.08%   23.08%   23.08%    23.08%   23.08%
     Unbilled                        33.00%   33.00%   33.00%    33.00%   33.00%
     Tooling                         50.00%   50.00%   50.00%    50.00%   50.00%

Advance Rates:
     OEM                             70.00%   70.00%   70.00%    70.00%   70.00%
     Unbilled                        70.00%   70.00%   70.00%    70.00%   70.00%
     Tooling                         70.00%   70.00%   70.00%    70.00%   70.00%

Advanced Amounts
     OEM                            10,603   11,806   14,347    14,488   13,718      13,718
     Unbilled                        5,912    5,817    5,817     7,002   10,293      10,293
     Tooling                        10,011   10,158   11,118    11,571    8,851       8,851
                                    ------   ------   ------    ------   ------   ---------

TOTAL INVENTORY AVAILABILITY        26,526   27,781   31,282    33,061   32,862      32,862
                                    ------   ------   ------    ------   ------   ---------

Other 1                                                                                   -
Other 2                                                                                   -
Fixed Assets                        34,000   34,000   34,000    34,000   34,000      34,000
                                    ------   ------   ------    ------   ------   ---------

Total Collateral Availability       80,799   82,740   85,111    85,176   86,893      86,893
                                    ======   ======   ======    ======   ======   =========

AVAILABILITY

Borrowing Base                      30,000   30,000   30,000    30,000   30,000      30,000

Additional Reserves                 (3,733)  (3,900)  (4,067)   (4,233)  (2,400)     (2,400)
                                    ------   ------   ------    ------   ------   ---------

Total Availability                  26,267   26,100   25,933    25,767   27,600      27,600
                                    ------   ------   ------    ------   ------   ---------

DIP Balance(Per Balance Sheet)      17,023   13,681   13,251    11,854   11,169      11,169
                                    ------   ------   ------    ------   ------   ---------

Total Availability/(Over-Advance)    9,244   12,419   12,683    13,912   16,431      16,431
                                    ======   ======   ======    ======   ======   =========

Cash Balance                             -        -        -         -        -

                                   37 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BORROWING BASE CALCULATION
RESTRUCTURED
(BASED ON CURRENT CAPITAL STRUCTURE ASSUMPTIONS)

                                         MAR-05   JUN-05   SEP-05   DEC-05   12/31/2005
                                         ------   ------   ------   ------   ----------
ACCOUNTS RECEIVABLE

Balances:
   OEM                                    9,261    9,058    8,708    8,269       8,269
   Other                                 12,048   11,059    9,911    9,993       9,993
   Tooling                               16,697    8,276   14,802    6,120       6,120
                                         ------   ------   ------   ------   ---------
                                         38,006   28,393   33,421   24,381      24,381
                                         ------   ------   ------   ------   ---------

Ineligible:
   OEM                                    14.28%   14.28%   14.28%   14.28%
   Other                                  14.28%   14.28%   14.28%   14.28%
   Tooling                                37.50%   37.50%   37.50%   37.50%

Advance Rates:
   OEM                                    90.00%   90.00%   90.00%   90.00%
   Other                                  85.00%   85.00%   85.00%   85.00%
   Tooling                                85.00%   85.00%   85.00%   85.00%

Advanced Amounts
   OEM                                    7,145    6,988    6,718    6,379       6,379
   Other                                  8,779    8,058    7,222    7,281       7,281
   Tooling                                8,870    4,397    7,863    3,251       3,251
                                         ------   ------   ------   ------   ---------

TOTAL ACCOUNTS RECEIVABLE AVAILABILITY   24,793   19,442   21,803   16,911      16,911
                                         ------   ------   ------   ------   ---------

                                         MAR-06   JUN-06   SEP-06   DEC-06   12/31/2006  12/31/2007  12/31/2008
                                         ------   ------   ------   ------   ----------  ----------  ----------
ACCOUNTS RECEIVABLE

Balances:
   OEM                                    8,474    7,921    7,690    7,941      7,941      25,405      23,049
   Other                                 11,756   10,859    9,896    9,991      9,991      10,811      10,802
   Tooling                               13,660    5,160   17,160    5,160      5,160       5,160       5,160
                                         ------   ------   ------   ------   --------    --------    --------
                                         33,890   23,940   34,745   23,092     23,092      41,375      39,010
                                         ------   ------   ------   ------   --------    --------    --------

Ineligible:
   OEM                                    14.28%   14.28%   14.28%   14.28%                 14.28%      14.28%
   Other                                  14.28%   14.28%   14.28%   14.28%                 14.28%      14.28%
   Tooling                                37.50%   37.50%   37.50%   37.50%                 37.50%      37.50%

Advance Rates:
   OEM                                    90.00%   90.00%   90.00%   90.00%                 90.00%      90.00%
   Other                                  85.00%   85.00%   85.00%   85.00%                 85.00%      85.00%
   Tooling                                85.00%   85.00%   85.00%   85.00%                 85.00%      85.00%

Advanced Amounts
   OEM                                    6,538    6,111    5,933    6,126      6,126      19,599      17,782
   Other                                  8,565    7,912    7,210    7,279      7,279       7,877       7,870
   Tooling                                7,257    2,741    9,116    2,741      2,741       2,741       2,741
                                         ------   ------   ------   ------   --------    --------    --------

TOTAL ACCOUNTS RECEIVABLE AVAILABILITY   22,360   16,764   22,259   16,147     16,147      30,217      28,393
                                         ------   ------   ------   ------   --------    --------    --------

                                   38 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BORROWING BASE CALCULATION
RESTRUCTURED
(BASED ON CURRENT CAPITAL STRUCTURE ASSUMPTIONS)

                                    MAR-05   JUN-05   SEP-05   DEC-05   12/31/2005
                                    ------   ------   ------   ------   ----------
INVENTORY

Balances:
   OEM                              26,980   26,391   21,962   22,635     22,635
   Unbilled                         16,660   18,694   18,694   32,643     32,643
   Tooling                          27,770   34,092   36,638   29,839     29,839
                                    ------   ------   ------   ------   --------
                                    71,409   79,177   77,295   85,117     85,117
                                    ------   ------   ------   ------   --------

Ineligible:
   OEM                               23.08%   23.08%   23.08%   23.08%
   Unbilled                          33.00%   33.00%   33.00%   33.00%
   Tooling                           50.00%   50.00%   50.00%   50.00%

Advance Rates:
   OEM                               70.00%   70.00%   70.00%   70.00%
   Unbilled                          70.00%   70.00%   70.00%   70.00%
   Tooling                           70.00%   70.00%   70.00%   70.00%

Advanced Amounts
   OEM                              14,527   14,210   11,825   12,187     12,187
   Unbilled                          7,813    8,767    8,767   15,310     15,310
   Tooling                           9,719   11,932   12,823   10,443     10,443
                                    ------   ------   ------   ------   --------

TOTAL INVENTORY AVAILABILITY        32,060   34,910   33,416   37,941     37,941
                                    ------   ------   ------   ------   --------

Other 1                                                                        -
Other 2                                                                        -
Fixed Assets                        34,000   34,000   34,000   34,000     34,000
                                    ------   ------   ------   ------   --------

Total Collateral Availability       90,853   88,352   89,220   88,852     88,852
                                    ======   ======   ======   ======   ========

AVAILABILITY

Borrowing Base                      30,000   30,000   30,000   30,000     30,000

Additional Reserves                 (2,900)  (3,400)  (3,900)  (2,400)    (2,400)
                                    ------   ------   ------   ------   --------

Total Availability                  27,100   26,600   26,100   27,600     27,600
                                    ------   ------   ------   ------   --------

DIP Balance(Per Balance Sheet)       5,962    8,928   14,426        -          -
                                    ------   ------   ------   ------   --------

Total Availability/(Over-Advance)   21,138   17,672   11,674   27,600     27,600
                                    ======   ======   ======   ======   ========

Cash Balance                            (0)      (0)      (0)   9,962

                                    MAR-06   JUN-06   SEP-06   DEC-06   12/31/2006  12/31/2007  12/31/2008
                                    ------   ------   ------   ------   ----------  ----------  ----------
INVENTORY

Balances:
   OEM                              25,399   24,067   20,763   22,793     22,793      24,144      22,417
   Unbilled                          8,143   27,448   10,343   25,343     25,343      25,643      25,643
   Tooling                          38,285   25,387   28,018   17,544     17,544      16,126      15,367
                                    ------   ------   ------   ------   --------    --------    --------
                                    71,827   76,903   59,125   65,680     65,680      65,913      63,427
                                    ------   ------   ------   ------   --------    --------    --------

Ineligible:
   OEM                               23.08%   23.08%   23.08%   23.08%                 23.08%      23.08%
   Unbilled                          33.00%   33.00%   33.00%   33.00%                 33.00%      33.00%
   Tooling                           50.00%   50.00%   50.00%   50.00%                 50.00%      50.00%

Advance Rates:
   OEM                               70.00%   70.00%   70.00%   70.00%                 70.00%      70.00%
   Unbilled                          70.00%   70.00%   70.00%   70.00%                 70.00%      70.00%
   Tooling                           70.00%   70.00%   70.00%   70.00%                 70.00%      70.00%

Advanced Amounts
   OEM                              13,676   12,959   11,180   12,272     12,272      13,000      12,070
   Unbilled                          3,819   12,873    4,851   11,886     11,886      12,027      12,027
   Tooling                          13,400    8,885    9,806    6,140      6,140       5,644       5,378
                                    ------   ------   ------   ------   --------    --------    --------

TOTAL INVENTORY AVAILABILITY        30,895   34,718   25,837   30,299     30,299      30,671      29,475
                                    ------   ------   ------   ------   --------    --------    --------

Other 1                                                                        -
Other 2                                                                        -
Fixed Assets                        34,000   34,000   34,000   34,000     34,000      34,000      34,000
                                    ------   ------   ------   ------   --------    --------    --------

Total Collateral Availability       87,255   85,482   82,096   80,446     80,446      94,888      91,868
                                    ======   ======   ======   ======   ========    ========    ========

AVAILABILITY

Borrowing Base                      30,000   30,000   30,000   30,000     30,000      30,000      30,000

Additional Reserves                 (2,400)  (2,400)  (2,400)  (2,400)    (2,400)     (2,400)     (2,400)
                                    ------   ------   ------   ------   --------    --------    --------

Total Availability                  27,600   27,600   27,600   27,600     27,600      27,600      27,600
                                    ------   ------   ------   ------   --------    --------    --------

DIP Balance(Per Balance Sheet)           -        -        -        -          -           -           -
                                    ------   ------   ------   ------   --------    --------    --------

Total Availability/(Over-Advance)   27,600   27,600   27,600   27,600     27,600      27,600      27,600
                                    ======   ======   ======   ======   ========    ========    ========

Cash Balance                        22,465   10,614    8,523   15,416                  7,243       8,361

                                   39 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CORPORATE
(IN $000'S)

                                 ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL   ACTUAL   ACTUAL
                                 JAN-03    FEB-03    MAR-03    APR-03    MAY-03   JUN-03   JUL-03
                                 ------    ------    ------    ------    ------   ------   ------
 REVENUE                           9,825    10,460    13,005    11,013    9,829   11,209     7,952

 VARIABLE COST
 Material                              8         7         6         5       10      287         1
 Scrap                                 -         0         0         0        0        0         0
 Labor                             9,369    10,152    12,295    10,051    9,798   11,291     8,587
 Burden                              (11)       79       274         6     (161)     (74)        9
 Adjustment for Restructuring          -         -         -         -        -        -         -
                                 -------   -------   -------   -------   ------   ------   -------
 Total Variable Cost               9,367    10,238    12,575    10,062    9,647   11,504     8,598
                                 -------   -------   -------   -------   ------   ------   -------

 CONTRIBUTION MARGIN                 459       222       429       951      182     (295)     (646)
                                 -------   -------   -------   -------   ------   ------   -------

 PLANT FIXED COST
Third Party Rents & Leases           145       150       166       134       93      138       134
Related Party Rents & Leases        (289)     (289)     (289)     (275)    (303)    (289)     (289)
 Launch Risk                           -         -         -         -        -        -         -
 Depreciation                        402       410       601       428      363      323       323
 Mi SBT                                -         -         -         -        -        -         -
 Taxes                                10        10        10        10       10       10        10
 Fees From Deluxe                   (195)     (195)     (195)     (195)    (195)    (195)     (195)
 Restructuring Adj. - Fixed            -         -         -         -        -        -         -
                                 -------   -------   -------   -------   ------   ------   -------
 Total Fixed Cost                     74        87       292       102      (33)     (13)      (17)
                                 -------   -------   -------   -------   ------   ------   -------

 GROSS MARGIN                        385       135       137       849      214     (282)     (629)
                                 -------   -------   -------   -------   ------   ------   -------

 SG&A - FIXED
Third Party Rents & Leases             -         -         -         -        -        -         -
Related Party Rents & Leases           -         -         -         -        -        -         -
 Mi SBT                              139        (5)      449       129      139      138       359
 Taxes                                 -         -         -         -        -        -         -
 Payroll Related Expenses          1,662     1,705     2,554     1,941    2,505    2,219     1,816
 Gainshare                             -         -         -         -        -        -         -
 Other
   Utilities and Telephone           238       268       351       188      275      271       200
   Insurance                         378       308       100       515      300      (36)      352
   Normal Course Professional        514       420     1,038       248      336      687       699
   Maintenance & Supplies            114       110       136        95       12      317       140
   Travel & Entertainment            153       113       170       177       86      111       143
   Depreciation                        7         6         7         7        7        7         7
   Other                              40       167       162       148       43      (60)      289
                                 -------   -------   -------   -------   ------   ------   -------
 Total SG&A Fixed                  3,245     3,092     4,967     3,448    3,703    3,654     4,005
                                 -------   -------   -------   -------   ------   ------   -------

 SG&A VARIABLE

 Commissions                       1,092     1,376     1,715       147      355      169       141
 Interest Expense                  6,217     5,507     6,201     2,097    2,118    2,537     1,723
 OEM Discount                        635       893       884       723      692      908       561
 Other Expense/(Income)           (1,642)      369     6,892     1,958   (2,722)    (974)    1,008
 Building Rents/Usage Fees           779       779       780       778      769      778       775
 Litigation/Patent Legal Fees         75       962       970       266      477      373       585
 Amortization of Financing Cost      412       447       550       451      438      559       458
 Restructuring Fees                  959     1,983     2,279     2,883    2,107      770     2,076
                                 -------   -------   -------   -------   ------   ------   -------
 Total SG&A Variable               8,527    12,315    20,271     9,304    4,234    5,119     7,327
                                 -------   -------   -------   -------   ------   ------   -------

 INCOME BEFORE TAX               (11,387)  (15,272)  (25,101)  (11,903)  (7,723)  (9,056)  (11,960)
                                 -------   -------   -------   -------   ------   ------   -------

 Provision for Income Taxes       (1,898)   (2,694)      958      (450)    (267)  (2,256)     (525)
                                 -------   -------   -------   -------   ------   ------   -------

 NET INCOME                       (9,489)  (12,578)  (26,059)  (11,453)  (7,456)  (6,800)  (11,435)
                                 =======   =======   =======   =======   ======   ======   =======

 EBITDA CALCULATION

 Add:
   Interest                        6,217     5,507     6,201     2,097    2,118    2,537     1,723
   OEM Discount                      635       893       884       723      692      908       561
   Income Tax                     (1,898)   (2,694)      958      (450)    (267)  (2,256)     (525)
   Other Expense/(Income)         (1,638)      395     6,749     1,951   (2,214)  (1,296)    1,182
   MI SBT                            139        (5)      449       129      139      138       359
   Restructuring Fees                959     1,983     2,279     2,883    2,107      770     2,076
   Depreceation & Amortization       822       863     1,158       886      808      889       787
                                 -------   -------   -------   -------   ------   ------   -------

 EBITDA                           (4,254)   (5,636)   (7,381)   (3,234)  (4,073)  (5,110)   (5,272)
                                 =======   =======   =======   =======   ======   ======   =======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -------   -------   -------   -------   ------   ------   -------

 Adjusted EBITDA                  (4,254)   (5,636)   (7,381)   (3,234)  (4,073)  (5,110)   (5,272)
                                 =======   =======   =======   =======   ======   ======   =======

                                 ACTUAL    ACTUAL   ACTUAL   ACTUAL    ACTUAL
                                 AUG-03    SEP-03   OCT-03   NOV-03    DEC-03      2003
                                 ------    ------   ------   ------    ------      ----
 REVENUE                           9,277   10,891    8,803     8,733    13,993    124,991

 VARIABLE COST
 Material                             13       87       56        22     2,644      3,146
 Scrap                                 1        6        5         3         3         19
 Labor                             8,993   10,908    8,936     8,379     8,580    117,340
 Burden                                9        7      (14)       17       333        475
 Adjustment for Restructuring          -        -        -         -         -          -
                                 -------   ------   ------   -------   -------   --------
 Total Variable Cost               9,016   11,008    8,983     8,422    11,560    120,980
                                 -------   ------   ------   -------   -------   --------

 CONTRIBUTION MARGIN                 261     (117)    (179)      311     2,433      4,011
                                 -------   ------   ------   -------   -------   --------

 PLANT FIXED COST
Third Party Rents & Leases           111      120      204        61       139      1,596
Related Party Rents & Leases        (289)    (289)    (371)     (289)     (289)    (3,553)
 Launch Risk                           -        -        -         -         -          -
 Depreciation                        320      349      142       546       340      4,548
 Mi SBT                                -        -        -         -         -          -
 Taxes                                10       10       10        65        10        175
 Fees From Deluxe                   (195)    (195)    (195)     (195)     (195)    (2,340)
 Restructuring Adj. - Fixed            -        -        -         -         -          -
                                 -------   ------   ------   -------   -------   --------
 Total Fixed Cost                    (43)      (5)    (210)      188         5        427
                                 -------   ------   ------   -------   -------   --------

 GROSS MARGIN                        304     (112)      31       123     2,428      3,584
                                 -------   ------   ------   -------   -------   --------

 SG&A - FIXED
Third Party Rents & Leases             -        -        -         -         -          -
Related Party Rents & Leases           -        -        -         -         -          -
 Mi SBT                              139      139      139       203       122      2,090
 Taxes                                 -        -        -         -         -          -
 Payroll Related Expenses          1,410    2,098    1,664     1,652     2,247     23,473
 Gainshare                             -        -        -         -         -          -
 Other
   Utilities and Telephone           167      213      221       161       367      2,920
   Insurance                         265      351      351       351       351      3,586
   Normal Course Professional        507      757      624       256       711      6,798
   Maintenance & Supplies            154      183      153       189       129      1,732
   Travel & Entertainment            119       88      141        92       136      1,529
   Depreciation                        7        7        1        12       640        713
   Other                             201      562      200       101       772      2,625
                                 -------   ------   ------   -------   -------   --------
 Total SG&A Fixed                  2,969    4,398    3,495     3,017     5,475     45,467
                                 -------   ------   ------   -------   -------   --------

 SG&A VARIABLE

 Commissions                           7        8       14        11        13      5,048
 Interest Expense                  1,588    2,475    2,163     2,159     2,199     36,984
 OEM Discount                        568      641      644       779       581      8,509
 Other Expense/(Income)            1,750   (2,311)  (1,176)     (946)   60,500     62,706
 Building Rents/Usage Fees           796      781      778       786       778      9,357
 Litigation/Patent Legal Fees        602      470      697     1,019       (97)     6,401
 Amortization of Financing Cost      454      548      454       451       605      5,826
 Restructuring Fees                2,022    1,925    2,843     3,874     4,869     28,588
                                 -------   ------   ------   -------   -------   --------
 Total SG&A Variable               7,787    4,537    6,416     8,134    69,448    163,418
                                 -------   ------   ------   -------   -------   --------

 INCOME BEFORE TAX               (10,451)  (9,047)  (9,880)  (11,027)  (72,495)  (205,301)
                                 -------   ------   ------   -------   -------   --------

 Provision for Income Taxes         (525)  (2,935)    (997)     (257)   12,321        475
                                 -------   ------   ------   -------   -------   --------

 NET INCOME                       (9,926)  (6,112)  (8,883)  (10,770)  (84,816)  (205,777)
                                 =======   ======   ======   =======   =======   ========

 EBITDA CALCULATION

 Add:
   Interest                        1,588    2,475    2,163     2,159    2,199      36,984
   OEM Discount                      568      641      644       779      581       8,509
   Income Tax                       (525)  (2,935)    (997)     (257)  12,321         475
   Other Expense/(Income)          1,674   (2,540)  (1,237)     (854)  60,440      62,612
   MI SBT                            139      139      139       203      122       2,090
   Restructuring Fees              2,022    1,925    2,843     3,874    4,869      28,588
   Depreceation & Amortization       780      904      597     1,009    1,586      11,088
                                 -------   ------   ------   -------   -------   --------

 EBITDA                           (3,681)  (5,503)  (4,732)   (3,857)  (2,699)    (55,431)
                                 =======   ======   ======   =======   =======   ========

 ADJUSTED EBITDA:

 Deferred Commissions                                                                   -
 Paid Commissions                                                                       -
 Deferred Rents & Leases                                                                -
 Paid Rents & Leases                                                                    -
 Net Deferral Adjustment                                                                -
                                 -------   ------   ------   -------   -------   --------

 Adjusted EBITDA                  (3,681)  (5,503)  (4,732)   (3,857)   (2,699)   (55,431)
                                 =======   ======   ======   =======   =======   ========

                                   40 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CORPORATE
(IN $000'S)

                                 ACTUAL    ACTUAL   ACTUAL    F'CAST    F'CAST   F'CAST    F'CAST
                                 JAN-04    FEB-04   MAR-04    APR-04    MAY-04   JUN-04    JUL-04
                                 ------    ------   ------    ------    ------   ------    ------
 REVENUE                           9,211    9,588    11,434     9,304    9,943    11,780    9,304

 VARIABLE COST
 Material                             67      (74)      122        38       38        38       38
 Scrap                                 4        3         6         4        4         4        4
 Labor                             8,645    9,254    11,042     9,647    9,647     9,647    9,647
 Burden                               (0)     (15)      (54)      (23)     (23)      (23)     (23)
 Adjustment for Restructuring       (134)    (161)     (364)     (220)    (220)     (275)    (220)
                                 -------   ------   -------   -------   ------   -------   ------
 Total Variable Cost               8,581    9,006    10,751     9,446    9,446     9,391    9,446
                                 -------   ------   -------   -------   ------   -------   ------

 CONTRIBUTION MARGIN                 630      581       682      (142)     497     2,389     (142)
                                 -------   ------   -------   -------   ------   -------   ------


 PLANT FIXED COST
Third Party Rents & Leases           145      133       233       123      123       123      123
Related Party Rents & Leases        (289)    (289)     (289)     (289)    (289)     (289)    (289)
 Launch Risk                           -        -         -         -        -         -        -
 Depreciation                        341      324       348       342      342       342      342
 Mi SBT                                -        -         -         -        -         -        -
 Taxes                                10       38        (5)       15       15        15       15
 Fees From Deluxe                      -        -         -         -        -         -        -
 Restructuring Adj. - Fixed           26       57       233       105      105       131      168
                                 -------   ------   -------   -------   ------   -------   ------
 Total Fixed Cost                    233      263       521       296      296       322      359
                                 -------   ------   -------   -------   ------   -------   ------

 GROSS MARGIN                        396      318       162      (438)     201     2,067     (501)
                                 -------   ------   -------   -------   ------   -------   ------

 SG&A - FIXED
Third Party Rents & Leases             -        -         -         -        -         -        -
Related Party Rents & Leases           -        -         -         -        -         -        -
 Mi SBT                              122      122       122       179      179       179      179
 Taxes                                 -        -         -         -        -         -        -
 Payroll Related Expenses          1,744    1,786     2,709     1,671    1,671     2,089    1,671
 Gainshare                             -        -         -         -        -         -        -
 Other
   Utilities and Telephone           170      286       249       204      204       204      204
   Insurance                         304      306       300       308      308       308      308
   Normal Course Professional        393      296       706       284      284       434      284
   Maintenance & Supplies            122      146       165       140      140       174      140
   Travel & Entertainment             68      130        85       120      120       149      120
   Depreciation                        -        -        10         7        7         7        7
   Other                             297      (25)      598       225      225       225      225
                                 -------   ------   -------   -------   ------   -------   ------
 Total SG&A Fixed                  3,218    3,046     4,944     3,137    3,137     3,770    3,137
                                 -------   ------   -------   -------   ------   -------   ------

 SG&A VARIABLE

 Commissions                         889     (873)        -         -        -         -        -
 Interest Expense                  2,247    2,206     3,017     2,382    2,342     3,221    2,911
 OEM Discount                        757    1,040       997       569      617       676      285
 Other Expense/(Income)             (387)  (2,166)      (34)      220      220       275       92
 Building Rents/Usage Fees           582      604       600       783      783       783      783
 Litigation/Patent Legal Fees        396      (76)      368       385      385       385      385
 Amortization of Financing Cost      454      447       556       486      486       486      486
 Restructuring Fees                4,115    1,800     1,556     1,849    1,849    14,517      250
                                 -------   ------   -------   -------   ------   -------   ------
 Total SG&A Variable               9,053    2,981     7,060     6,674    6,681    20,343    5,193
                                 -------   ------   -------   -------   ------   -------   ------

 INCOME BEFORE TAX               (11,875)  (5,709)  (11,843)  (10,249)  (9,618)  (22,047)  (8,831)
                                 -------   ------   -------   -------   ------   -------   ------

 Provision for Income Taxes            -       11         -         -        -         -        -
                                 -------   ------   -------   -------   ------   -------   ------

 NET INCOME                      (11,875)  (5,720)  (11,843)  (10,249)  (9,618)  (22,047)  (8,831)
                                 =======   ======   =======   =======   ======   =======   ======

 EBITDA CALCULATION

 Add:
   Interest                        2,247    2,206     3,017     2,382    2,342     3,221    2,911
   OEM Discount                      757    1,040       997       569      617       676      285
   Income Tax                          -       11         -         -        -         -        -
   Other Expense/(Income)           (284)  (3,381)     (216)      255      255       310     (241)
   MI SBT                            122      122       122       179      179       179      179
   Restructuring Fees              4,115    1,800     1,556     1,849    1,849    14,517      250
   Depreceation & Amortization       795      771       915       834      834       834      834
                                 -------   ------   -------   -------   ------   -------   ------

 EBITDA                           (4,123)  (3,152)   (5,451)   (4,181)  (3,542)   (2,309)  (4,612)
                                 =======   ======   =======   =======   ======   =======   ======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -------   ------   -------   -------   ------   -------   ------

 Adjusted EBITDA                  (4,123)  (3,152)   (5,451)   (4,181)  (3,542)   (2,309)  (4,612)
                                 =======   ======   =======   =======   ======   =======   ======

                                 F'CAST   F'CAST   F'CAST   F'CAST   F'CAST
                                 AUG-04   SEP-04   OCT-04   NOV-04   DEC-04     2004
                                 ------   ------   ------   ------   ------     ----
 REVENUE                          9,943   11,780    9,304    9,943   11,780    123,313

 VARIABLE COST
 Material                            38       38       38       38       38        459
 Scrap                                4        4        4        4        4         50
 Labor                            9,647    9,647    9,647    9,647    9,647    115,764
 Burden                             (23)     (23)     (23)     (23)     (23)      (280)
 Adjustment for Restructuring      (220)    (275)    (220)    (220)    (275)    (2,804)
                                 ------   ------   ------   ------   ------   --------
 Total Variable Cost              9,446    9,391    9,446    9,446    9,391    113,188
                                 ------   ------   ------   ------   ------   --------

 CONTRIBUTION MARGIN                497    2,389     (142)     497    2,389     10,125
                                 ------   ------   ------   ------   ------   --------
                                                                                   8.2%

 PLANT FIXED COST
Third Party Rents & Leases          123      123      123      123      123      1,621
Related Party Rents & Leases       (289)    (289)    (289)    (289)    (289)    (3,471)
 Launch Risk                          -        -        -        -        -          -
 Depreciation                       342      342      345      345      345      4,099
 Mi SBT                               -        -        -        -        -          -
 Taxes                               15       15       15       15       15        179
 Fees From Deluxe                     -        -        -        -        -          -
 Restructuring Adj. - Fixed         168      198      168      168      198      1,724
                                 ------   ------   ------   ------   ------   --------
 Total Fixed Cost                   359      389      362      362      392      4,152
                                 ------   ------   ------   ------   ------   --------

 GROSS MARGIN                       138    2,000     (504)     135    1,997      5,973
                                 ------   ------   ------   ------   ------   --------

 SG&A - FIXED
Third Party Rents & Leases            -        -        -        -        -          -
Related Party Rents & Leases          -        -        -        -        -          -
 Mi SBT                             179      179      179      179      179      1,979
 Taxes                                -        -        -        -        -          -
 Payroll Related Expenses         1,671    2,089    1,671    1,671    2,089     22,535
 Gainshare                            -        -        -        -        -          -
 Other
   Utilities and Telephone          204      204      204      204      204      2,543
   Insurance                        308      308      308      308      308      3,680
   Normal Course Professional       284      634      384      384      534      4,897
   Maintenance & Supplies           140      174      140      140      174      1,795
   Travel & Entertainment           120      149      120      120      149      1,448
   Depreciation                       7        7        7        7        7         70
   Other                            225      225      225      225      225      2,898
                                 ------   ------   ------   ------   ------   --------
 Total SG&A Fixed                 3,137    3,970    3,237    3,237    3,870     41,844
                                 ------   ------   ------   ------   ------   --------

 SG&A VARIABLE

 Commissions                          -        -        -        -        -         16
 Interest Expense                 2,973    2,986    3,094    3,092    3,108     33,579
 OEM Discount                       686      938      866      729      789      8,949
 Other Expense/(Income)              92      147       92       92      147     (1,209)
 Building Rents/Usage Fees          783      783      783      783      833      8,886
 Litigation/Patent Legal Fees       385      385      385      385      385      4,153
 Amortization of Financing Cost     486      486      486      486      486      5,828
 Restructuring Fees                 250      250      250      250      250     27,186
                                 ------   ------   ------   ------   ------   --------
 Total SG&A Variable              5,655    5,976    5,957    5,816    5,999     87,388
                                 ------   ------   ------   ------   ------   --------

 INCOME BEFORE TAX               (8,654)  (7,946)  (9,698)  (8,918)  (7,872)  (123,260)
                                 ------   ------   ------   ------   ------   --------

 Provision for Income Taxes           -        -        -        -        -         11
                                 ------   ------   ------   ------   ------   --------

 NET INCOME                      (8,654)  (7,946)  (9,698)  (8,918)  (7,872)  (123,271)
                                 ======   ======   ======   ======   ======   ========

 EBITDA CALCULATION

 Add:
   Interest                       2,973    2,986    3,094    3,092    3,108     33,579
   OEM Discount                     686      938      866      729      789      8,949
   Income Tax                         -        -        -        -        -         11
   Other Expense/(Income)          (241)    (186)    (241)    (241)    (186)    (4,397)
   MI SBT                           179      179      179      179      179      1,979
   Restructuring Fees               250      250      250      250      250     27,186
   Depreceation & Amortization      834      834      837      837      837      9,997
                                 ------   ------   ------   ------   ------   --------

 EBITDA                          (3,973)  (2,944)  (4,712)  (4,073)  (2,894)   (45,966)
                                 ======   ======   ======   ======   ======   ========

 ADJUSTED EBITDA:

 Deferred Commissions                                                                -
 Paid Commissions                                                                    -
 Deferred Rents & Leases                                                             -
 Paid Rents & Leases                                                                 -
 Net Deferral Adjustment                                                             -
                                 ------   ------   ------   ------   ------   --------

 Adjusted EBITDA                 (3,973)  (2,944)  (4,712)  (4,073)  (2,894)   (45,966)
                                 ======   ======   ======   ======   ======   ========

                                   41 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CORPORATE
(IN $000'S)

                                 F'CAST    F'CAST    F'CAST    F'CAST
                                 MAR-05    JUN-05    SEP-05    DEC-05      2005
                                 ------    ------    ------    ------      ----
 REVENUE                          30,450    30,450    30,450    30,450   121,799

 VARIABLE COST
 Material                            118       118       118       118       473
 Scrap                                13        13        13        13        52
 Labor                            29,809    29,809    29,809    29,809   119,236
 Burden                              (72)      (72)      (72)      (72)     (289)
 Adjustment for Restructuring          -         -         -         -         -
                                 -------   -------   -------   -------   -------
 Total Variable Cost              29,868    29,868    29,868    29,868   119,473
                                 -------   -------   -------   -------   -------

 CONTRIBUTION MARGIN                 582       582       582       582     2,326
                                 -------   -------   -------   -------   -------
                                                                             1.9%
 PLANT FIXED COST
Third Party Rents & Leases           370       370       370       370     1,480
Related Party Rents & Leases        (868)     (868)     (868)     (868)   (3,471)
 Launch Risk                           -         -         -         -         -
 Depreciation                      1,001     1,001     1,001     1,001     4,005
 Mi SBT                                -         -         -         -         -
 Taxes                                46        46        46        46       186
 Fees From Deluxe                      -         -         -         -         -
 Restructuring Adj. - Fixed            -         -         -         -         -
                                 -------   -------   -------   -------   -------
 Total Fixed Cost                    550       550       550       550     2,200
                                 -------   -------   -------   -------   -------

 GROSS MARGIN                         31        31        31        31       126
                                 -------   -------   -------   -------   -------

 SG&A - FIXED
Third Party Rents & Leases             -         -         -         -         -
Related Party Rents & Leases           -         -         -         -         -
 Mi SBT                              554       554       554       554     2,217
 Taxes                                 -         -         -         -         -
 Payroll Related Expenses          5,432     5,432     5,432     5,432    21,729
 Gainshare                             -         -         -         -         -
 Other
   Utilities and Telephone           631       631       631       631     2,525
   Insurance                         951       951       951       951     3,805
   Normal Course Professional      1,201     1,201     1,201     1,201     4,802
   Maintenance & Supplies            467       467       467       467     1,869
   Travel & Entertainment            400       400       400       400     1,601
   Depreciation                       20        20        20        20        80
   Other                             696       696       696       696     2,785
                                 -------   -------   -------   -------   -------
 Total SG&A Fixed                 10,353    10,353    10,353    10,353    41,412
                                 -------   -------   -------   -------   -------

 SG&A VARIABLE

 Commissions                           -         -         -         -         -
 Interest Expense                  9,313     8,934     9,168     9,407    36,823
 OEM Discount                      2,483     2,433     1,984     2,057     8,958
 Other Expense/(Income)           (1,556)   (1,556)   (1,556)   (1,556)   (6,223)
 Building Rents/Usage Fees         2,400     2,400     2,400     2,400     9,600
 Litigation/Patent Legal Fees        243       240       240       240       963
 Amortization of Financing Cost    1,457     1,457     1,457     1,457     5,828
 Restructuring Fees                  150         -         -         -       150
                                 -------   -------   -------   -------   -------
 Total SG&A Variable              14,490    13,908    13,694    14,005    56,098
                                 -------   -------   -------   -------   -------

 INCOME BEFORE TAX               (24,812)  (24,230)  (24,015)  (24,327)  (97,384)
                                 -------   -------   -------   -------   -------

 Provision for Income Taxes            -         -         -         -         -
                                 -------   -------   -------   -------   -------

 NET INCOME                      (24,812)  (24,230)  (24,015)  (24,327)  (97,384)
                                 =======   =======   =======   =======   =======

 EBITDA CALCULATION

 Add:
   Interest                        9,313     8,934     9,168     9,407    36,823
   OEM Discount                    2,483     2,433     1,984     2,057     8,958
   Income Tax                          -         -         -         -         -
   Other Expense/(Income)         (1,556)   (1,556)   (1,556)   (1,556)   (6,223)
   MI SBT                            554       554       554       554     2,217
   Restructuring Fees                150         -         -         -       150
   Depreceation & Amortization     2,478     2,478     2,478     2,478     9,913
                                 -------   -------   -------   -------   -------

 EBITDA                          (11,389)  (11,386)  (11,386)  (11,386)  (45,547)
                                 =======   =======   =======   =======   =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                          -
 Paid Commissions                                                              -
 Deferred Rents & Leases                                                       -
 Paid Rents & Leases                                                           -
 Net Deferral Adjustment                                                       -
                                 -------   -------   -------   -------   -------

 Adjusted EBITDA                 (11,389)  (11,386)  (11,386)  (11,386)  (45,547)
                                 =======   =======   =======   =======   =======

                                 F'CAST    F'CAST    F'CAST    F'CAST              F'CAST    F'CAST
                                 MAR-06    JUN-06    SEP-06    DEC-06     2006      2007     2008
                                 ------    ------    ------    ------     ----     ------    ------
 REVENUE                          30,485    30,485    30,485    30,485   121,940   125,203   129,227

 VARIABLE COST
 Material                            122       122       122       122       487       502       517
 Scrap                                13        13        13        13        53        55        56
 Labor                            30,703    30,703    30,703    30,703   122,814   126,498   130,293
 Burden                              (74)      (74)      (74)      (74)     (297)     (306)     (315)
 Adjustment for Restructuring          -         -         -         -         -         -         -
                                 -------   -------   -------   -------   -------   -------   -------
 Total Variable Cost              30,764    30,764    30,764    30,764   123,057   126,748   130,551
                                 -------   -------   -------   -------   -------   -------   -------

 CONTRIBUTION MARGIN                (279)     (279)     (279)     (279)   (1,117)   (1,545)   (1,323)
                                 -------   -------   -------   -------   -------   -------   -------
                                                                            -0.9%     -1.2%     -1.0%
 PLANT FIXED COST
Third Party Rents & Leases           370       370       370       370     1,480     1,480     1,480
Related Party Rents & Leases        (868)     (868)     (868)     (868)   (3,471)   (3,471)   (3,471)
 Launch Risk                           -         -         -         -         -         -         -
 Depreciation                        981       981       981       981     3,926     3,219     2,526
 Mi SBT                                -         -         -         -         -         -         -
 Taxes                                48        48        48        48       191       197       203
 Fees From Deluxe                      -         -         -         -         -         -         -
 Restructuring Adj. - Fixed            -         -         -         -         -         -         -
                                 -------   -------   -------   -------   -------   -------   -------
 Total Fixed Cost                    532       532       532       532     2,126     1,425       738
                                 -------   -------   -------   -------   -------   -------   -------

 GROSS MARGIN                       (811)     (811)     (811)     (811)   (3,243)   (2,970)   (2,062)
                                 -------   -------   -------   -------   -------   -------   -------

 SG&A - FIXED
Third Party Rents & Leases             -         -         -         -         -         -         -
Related Party Rents & Leases           -         -         -         -         -         -         -
 Mi SBT                              571       571       571       571     2,283     2,352     2,422
 Taxes                                 -         -         -         -         -         -         -
 Payroll Related Expenses          5,432     5,432     5,432     5,432    21,729    21,729    21,729
 Gainshare                             -         -         -         -         -         -         -
 Other
   Utilities and Telephone           650       650       650       650     2,601     2,679     2,759
   Insurance                         980       980       980       980     3,919     4,036     4,157
   Normal Course Professional      1,201     1,201     1,201     1,201     4,802     4,802     4,802
   Maintenance & Supplies            481       481       481       481     1,925     1,983     2,042
   Travel & Entertainment            412       412       412       412     1,649     1,698     1,749
   Depreciation                       15        15        15        15        60         9         -
   Other                             717       717       717       717     2,868     2,954     3,043
                                 -------   -------   -------   -------   -------   -------   -------
 Total SG&A Fixed                 10,459    10,459    10,459    10,459    41,836    42,243    42,705
                                 -------   -------   -------   -------   -------   -------   -------

 SG&A VARIABLE

 Commissions                           -         -         -         -         -         -         -
 Interest Expense                  9,137     9,137     9,137     9,284    36,695    37,770    38,456
 OEM Discount                      2,276     2,133     1,756     1,977     8,141     4,226     3,839
 Other Expense/(Income)           (1,830)   (1,830)   (1,830)   (1,830)   (7,319)   (7,793)   (8,027)
 Building Rents/Usage Fees         2,400     2,400     2,400     2,400     9,600     9,600     9,600
 Litigation/Patent Legal Fees        243       240       240       240       963       963       963
 Amortization of Financing Cost    1,457     1,457     1,457     1,457     5,828     5,828     5,828
 Restructuring Fees                  150         -         -         -       150       150       150
                                 -------   -------   -------   -------   -------   -------   -------
 Total SG&A Variable              13,833    13,537    13,160    13,528    54,057    50,743    50,808
                                 -------   -------   -------   -------   -------   -------   -------

 INCOME BEFORE TAX               (25,103)  (24,806)  (24,430)  (24,798)  (99,136)  (95,956)  (95,575)
                                 -------   -------   -------   -------   -------   -------   -------

 Provision for Income Taxes            -         -         -         -         -         -         -
                                 -------   -------   -------   -------   -------   -------   -------

 NET INCOME                      (25,103)  (24,806)  (24,430)  (24,798)  (99,136)  (95,956)  (95,575)
                                 =======   =======   =======   =======   =======   =======   =======

 EBITDA CALCULATION

 Add:
   Interest                        9,137     9,137     9,137     9,284    36,695    37,770    38,456
   OEM Discount                    2,276     2,133     1,756     1,977     8,141     4,226     3,839
   Income Tax                          -         -         -         -         -         -         -
   Other Expense/(Income)         (1,830)   (1,830)   (1,830)   (1,830)   (7,319)   (7,793)   (8,027)
   MI SBT                            571       571       571       571     2,283     2,352     2,422
   Restructuring Fees                150         -         -         -       150       150       150
   Depreceation & Amortization     2,453     2,453     2,453     2,453     9,813     9,055     8,354
                                 -------   -------   -------   -------   -------   -------   -------

 EBITDA                          (12,345)  (12,342)  (12,342)  (12,342)  (49,373)  (50,196)  (50,380)
                                 =======   =======   =======   =======   =======   =======   =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                          -
 Paid Commissions                                                              -
 Deferred Rents & Leases                                                       -
 Paid Rents & Leases                                                           -
 Net Deferral Adjustment                                                       -
                                 -------   -------   -------   -------   -------   -------   -------

 Adjusted EBITDA                 (12,345)  (12,342)  (12,342)  (12,342)  (49,373)  (50,196)  (50,380)
                                 =======   =======   =======   =======   =======   =======   =======

                                   42 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GRAND BLANC
(IN $000'S)

                                 ACTUAL  ACTUAL  ACTUAL   ACTUAL  ACTUAL   ACTUAL   ACTUAL
                                 JAN-03  FEB-03  MAR-03   APR-03  MAY-03   JUN-03   JUL-03
                                 ------  ------  ------   ------  ------   ------   ------
 REVENUE                         7,290   9,312   12,402   9,520   10,698   11,345    4,014

 VARIABLE COST
 Material                        2,701   3,814    4,800   4,056    4,047    4,570    1,444
 Scrap                             271     422      495     306      430      467      111
 Labor                           2,023   2,246    2,905   2,168    2,294    2,384    1,606
 Burden                          1,120   1,675    2,112   1,240    1,440    1,718    1,254
 Adjustment for Restructuring        -       -        -       -        -        -        -
                                 -----   -----   ------   -----   ------   ------   ------
 Total Variable Cost             6,116   8,157   10,313   7,770    8,211    9,138    4,415
                                 -----   -----   ------   -----   ------   ------   ------

 CONTRIBUTION MARGIN             1,174   1,155    2,089   1,750    2,487    2,207     (402)
                                 -----   -----   ------   -----   ------   ------   ------
                                  16.1%   12.4%    16.8%   18.4%    23.2%    19.5%   -10.0%
 PLANT FIXED COST
Third Party Rents & Leases           -       -        -       -        -        4        -
Related Party Rents & Leases        75      75       75      75       75       75       75
 Launch Risk                         -       -        -       -        -        -        -
 Depreciation                      735     706      789     783      750      728      702
 Mi SBT                              -       -        -       -        -        -        -
 Taxes                              68      68      102      67       68       68       68
 Fees From Deluxe                    -       -        -       -        -        -        -
 Restructuring Adj. - Fixed          -       -        -       -        -        -        -
                                 -----   -----   ------   -----   ------   ------   ------
 Total Fixed Cost                  878     849      966     925      893      874      844
                                 -----   -----   ------   -----   ------   ------   ------

 GROSS MARGIN                      296     306    1,123     825    1,594    1,333   (1,246)
                                 -----   -----   ------   -----   ------   ------   ------

 SG&A - FIXED
Third Party Rents & Leases           -       -        -       -        -        -        -
Related Party Rents & Leases         -       -        -       -        -        -        -
 Mi SBT                              -       -        -       -        -        -        -
 Taxes                               -       -        -       -        -        -        -
 Payroll Related Expenses            -       -        -       -        -        -        -
 Gainshare                           -       -        -       -        -        -        -
 Other
   Utilities and Telephone           -       -        -       -        -        -        -
   Insurance                         -       -        -       -        -        -        -
   Normal Course Professional        -       -        -       -        -        -        -
   Maintenance & Supplies            -       -        -       -        -        -        -
   Travel & Entertainment            -       -        -       -        -        -        -
   Depreciation                      -       -        -       -        -        -        -
   Other                             -       -        -       -        -        -        -
                                 -----   -----   ------   -----   ------   ------   ------
 Total SG&A Fixed                    -       -        -       -        -        -        -
                                 -----   -----   ------   -----   ------   ------   ------

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 -----   -----   ------   -----   ------   ------   ------
 Total SG&A Variable                 -       -        -       -        -        -        -
                                 -----   -----   ------   -----   ------   ------   ------

 INCOME BEFORE TAX                 296     306    1,123     825    1,594    1,333   (1,246)
                                 -----   -----   ------   -----   ------   ------   ------

 Provision for Income Taxes
                                 -----   -----   ------   -----   ------   ------   ------

 NET INCOME                        296     306    1,123     825    1,594    1,333   (1,246)
                                 =====   =====   ======   =====   ======   ======   ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -        -       -        -        -        -
   OEM Discount                      -       -        -       -        -        -        -
   Income Tax                        -       -        -       -        -        -        -
   Other Expense/(Income)
   MI SBT                            -       -        -       -        -        -        -
   Restructuring Fees                -       -        -       -        -        -        -
   Depreceation & Amortization     735     706      789     783      750      728      702
                                 -----   -----   ------   -----   ------   ------   ------

 EBITDA                          1,031   1,012    1,912   1,608    2,344    2,060     (545)
                                 =====   =====   ======   =====   ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -----   -----   ------   -----   ------   ------   ------

 Adjusted EBITDA                 1,031   1,012    1,912   1,608    2,344    2,060     (545)
                                 =====   =====   ======   =====   ======   ======   ======

                                 ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                                 AUG-03  SEP-03  OCT-03  NOV-03  DEC-03    2003
                                 ------  ------  ------  ------  ------    ----
 REVENUE                         6,614   8,934   6,949   7,590   8,870   103,538

 VARIABLE COST
 Material                        2,538   3,147   2,780   3,261   2,268    39,427
 Scrap                             404     490     288     304     236     4,223
 Labor                           1,741   2,378   1,854   1,599   1,904    25,103
 Burden                            957   1,377     744     530     905    15,074
 Adjustment for Restructuring        -       -       -       -       -         -
                                 -----   -----   -----   -----   -----   -------
 Total Variable Cost             5,641   7,394   5,666   5,693   5,313    83,827
                                 -----   -----   -----   -----   -----   -------

 CONTRIBUTION MARGIN               973   1,540   1,283   1,897   3,556    19,711
                                 -----   -----   -----   -----   -----   -------
                                  14.7%   17.2%   18.5%   25.0%   40.1%     19.0%
 PLANT FIXED COST
Third Party Rents & Leases           -       -       -       -       -         4
Related Party Rents & Leases        75      75      75      75      75       900
 Launch Risk                         -       -       -       -       -         -
 Depreciation                      670     674     671     685     627     8,518
 Mi SBT                              -       -       -       -       -         -
 Taxes                              68      68      65      68      68       845
 Fees From Deluxe                    -       -       -       -       -         -
 Restructuring Adj. - Fixed          -       -       -       -       -         -
                                 -----   -----   -----   -----   -----   -------
 Total Fixed Cost                  813     817     811     828     770    10,267
                                 -----   -----   -----   -----   -----   -------

 GROSS MARGIN                      161     724     473   1,070   2,786     9,444
                                 -----   -----   -----   -----   -----   -------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -       -         -
Related Party Rents & Leases         -       -       -       -       -         -
 Mi SBT                              -       -       -       -       -         -
 Taxes                               -       -       -       -       -         -
 Payroll Related Expenses            -       -       -       -       -         -
 Gainshare                           -       -       -       -       -         -
 Other
   Utilities and Telephone           -       -       -       -       -         -
   Insurance                         -       -       -       -       -         -
   Normal Course Professional        -       -       -       -       -         -
   Maintenance & Supplies            -       -       -       -       -         -
   Travel & Entertainment            -       -       -       -       -         -
   Depreciation                      -       -       -       -       -         -
   Other                             -       -       -       -       -         -
                                 -----   -----   -----   -----   -----   -------
 Total SG&A Fixed                    -       -       -       -       -         -
                                 -----   -----   -----   -----   -----   -------

 SG&A VARIABLE

 Commissions                                                                   -
 Interest Expense                                                              -
 OEM Discount                                                                  -
 Other Expense/(Income)                                                        -
 Building Rents/Usage Fees                                                     -
 Litigation/Patent Legal Fees                                                  -
 Amortization of Financing Cost                                                -
 Restructuring Fees                                                            -
                                 -----   -----   -----   -----   -----   -------
 Total SG&A Variable                 -       -       -       -       -         -
                                 -----   -----   -----   -----   -----   -------

 INCOME BEFORE TAX                 161     724     473   1,070   2,786     9,444
                                 -----   -----   -----   -----   -----   -------

 Provision for Income Taxes                                                    -
                                 -----   -----   -----   -----   -----   -------

 NET INCOME                        161     724     473   1,070   2,786     9,444
                                 =====   =====   =====   =====   =====   =======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -       -         -
   OEM Discount                      -       -       -       -       -         -
   Income Tax                        -       -       -       -       -         -
   Other Expense/(Income)                                                        -
   MI SBT                            -       -       -       -       -         -
   Restructuring Fees                -       -       -       -       -         -
   Depreceation & Amortization     670     674     671     685     627     8,518
                                 -----   -----   -----   -----   -----   -------

 EBITDA                            830   1,397   1,143   1,754   3,414    17,962
                                 =====   =====   =====   =====   =====   =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                          -
 Paid Commissions                                                              -
 Deferred Rents & Leases                                                       -
 Paid Rents & Leases                                                           -
 Net Deferral Adjustment                                                       -
                                 -----   -----   -----   -----   -----   -------

 Adjusted EBITDA                   830   1,397   1,143   1,754   3,414    17,962
                                 =====   =====   =====   =====   =====   =======

                                   43 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GRAND BLANC
(IN $000'S)

                                 ACTUAL  ACTUAL   ACTUAL   F'CAST  F'CAST  F'CAST  F'CAST
                                 JAN-04  FEB-04   MAR-04   APR-04  MAY-04  JUN-04  JUL-04
                                 ------  ------   ------   ------  ------  ------  ------
 REVENUE                         6,900    7,618   10,458   7,622   8,296   9,102   3,806

 VARIABLE COST
 Material                        2,473    2,470    2,774   2,319   2,527   2,814   1,124
 Scrap                           1,067     (449)   1,242     254     281     312     144
 Labor                           1,228    2,843    2,655   1,240   1,332   1,450   1,335
 Burden                            180    3,240    2,247   1,732   1,881   2,051   1,023
 Adjustment for Restructuring        -        -        -       -       -       -       -
                                 -----   ------   ------   -----   -----   -----   -----
 Total Variable Cost             4,948    8,104    8,918   5,545   6,021   6,627   3,626
                                 -----   ------   ------   -----   -----   -----   -----

 CONTRIBUTION MARGIN             1,952     (485)   1,540   2,078   2,276   2,475     181
                                 -----   ------   ------   -----   -----   -----   -----
                                  28.3%    -6.4%    14.7%   27.3%   27.4%   27.2%    4.8%
 PLANT FIXED COST
Third Party Rents & Leases           -        -        -       -       -       -       -
Related Party Rents & Leases        75       75       75      75      75      75      75
 Launch Risk                         -        -        -       -       -       -       -
 Depreciation                      647      645      643     645     645     645     645
 Mi SBT                              -        -        -       -       -       -       -
 Taxes                              68       68       68      73      73      73      73
 Fees From Deluxe                    -        -        -       -       -       -       -
 Restructuring Adj. - Fixed          -        -        -       -       -       -       -
                                 -----   ------   ------   -----   -----   -----   -----
 Total Fixed Cost                  790      788      786     793     793     793     793
                                 -----   ------   ------   -----   -----   -----   -----

 GROSS MARGIN                    1,162   (1,273)     754   1,285   1,483   1,682    (612)
                                 -----   ------   ------   -----   -----   -----   -----

 SG&A - FIXED
Third Party Rents & Leases           -        -        -       -       -       -       -
Related Party Rents & Leases         -        -        -       -       -       -       -
 Mi SBT                              -        -        -       -       -       -       -
 Taxes                               -        -        -       -       -       -       -
 Payroll Related Expenses            -        -        -       -       -       -       -
 Gainshare                           -        -        -       -       -       -       -
 Other
   Utilities and Telephone           -        -        -       -       -       -       -
   Insurance                         -        -        -       -       -       -       -
   Normal Course Professional        -        -        -       -       -       -       -
   Maintenance & Supplies            -        -        -       -       -       -       -
   Travel & Entertainment            -        -        -       -       -       -       -
   Depreciation                      -        -        -       -       -       -       -
   Other                             -        -        -       -       -       -       -
                                 -----   ------   ------   -----   -----   -----   -----
 Total SG&A Fixed                    -        -        -       -       -       -       -
                                 -----   ------   ------   -----   -----   -----   -----

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 -----   ------   ------   -----   -----   -----   -----
 Total SG&A Variable                 -        -        -       -       -       -       -
                                 -----   ------   ------   -----   -----   -----   -----

 INCOME BEFORE TAX               1,162   (1,273)     754   1,285   1,483   1,682    (612)
                                 -----   ------   ------   -----   -----   -----   -----

 Provision for Income Taxes
                                 -----   ------   ------   -----   -----   -----   -----

 NET INCOME                      1,162   (1,273)     754   1,285   1,483   1,682    (612)
                                 =====   ======   ======   =====   =====   =====   =====

 EBITDA CALCULATION

 Add:
   Interest                          -        -        -       -       -       -       -
   OEM Discount                      -        -        -       -       -       -       -
   Income Tax                        -        -        -       -       -       -       -
   Other Expense/(Income)
   MI SBT                            -        -        -       -       -       -       -
   Restructuring Fees                -        -        -       -       -       -       -
   Depreceation & Amortization     647      645      643     645     645     645     645
                                 -----   ------   ------   -----   -----   -----   -----

 EBITDA                          1,809     (628)   1,398   1,930   2,128   2,327      33
                                 =====   ======   ======   =====   =====   =====   =====

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -----   ------   ------   -----   -----   -----   -----

 Adjusted EBITDA                 1,809     (628)   1,398   1,930   2,128   2,327      33
                                 =====   ======   ======   =====   =====   =====   =====

                                 F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                                 AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                                 ------  ------  ------  ------  ------   ----
 REVENUE                         6,828   9,990   9,475   8,344   9,279   97,719

 VARIABLE COST
 Material                        2,079   3,076   2,840   2,490   2,794   29,780
 Scrap                             238     351     332     293     326    4,393
 Labor                           1,075   1,561   1,492   1,322   1,459   18,991
 Burden                          1,529   2,251   2,179   1,922   2,130   22,364
 Adjustment for Restructuring        -       -       -       -       -        -
                                 -----   -----   -----   -----   -----   ------
 Total Variable Cost             4,922   7,240   6,843   6,028   6,709   75,528
                                 -----   -----   -----   -----   -----   ------

 CONTRIBUTION MARGIN             1,906   2,750   2,632   2,316   2,571   22,191
                                 -----   -----   -----   -----   -----   ------
                                  27.9%   27.5%   27.8%   27.8%   27.7%    22.7%
 PLANT FIXED COST
Third Party Rents & Leases           -       -       -       -       -        -
Related Party Rents & Leases        75      75      75      75      75      900
 Launch Risk                         -       -       -       -       -        -
 Depreciation                      645     645     645     645     645    7,742
 Mi SBT                              -       -       -       -       -        -
 Taxes                              73      73      73      73      73      856
 Fees From Deluxe                    -       -       -       -       -        -
 Restructuring Adj. - Fixed          -       -       -       -       -        -
                                 -----   -----   -----   -----   -----   ------
 Total Fixed Cost                  793     793     793     793     793    9,498
                                 -----   -----   -----   -----   -----   ------

 GROSS MARGIN                    1,113   1,957   1,839   1,523   1,778   12,693
                                 -----   -----   -----   -----   -----   ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -       -        -
Related Party Rents & Leases         -       -       -       -       -        -
 Mi SBT                              -       -       -       -       -        -
 Taxes                               -       -       -       -       -        -
 Payroll Related Expenses            -       -       -       -       -        -
 Gainshare                           -       -       -       -       -        -
 Other
   Utilities and Telephone           -       -       -       -       -        -
   Insurance                         -       -       -       -       -        -
   Normal Course Professional        -       -       -       -       -        -
   Maintenance & Supplies            -       -       -       -       -        -
   Travel & Entertainment            -       -       -       -       -        -
   Depreciation                      -       -       -       -       -        -
   Other                             -       -       -       -       -        -
                                 -----   -----   -----   -----   -----   ------
 Total SG&A Fixed                    -       -       -       -       -        -
                                 -----   -----   -----   -----   -----   ------

 SG&A VARIABLE

 Commissions                                                                  -
 Interest Expense                                                             -
 OEM Discount                                                                 -
 Other Expense/(Income)                                                       -
 Building Rents/Usage Fees                                                    -
 Litigation/Patent Legal Fees                                                 -
 Amortization of Financing Cost                                               -
 Restructuring Fees                                                           -
                                 -----   -----   -----   -----   -----   ------
 Total SG&A Variable                 -       -       -       -       -        -
                                 -----   -----   -----   -----   -----   ------

 INCOME BEFORE TAX               1,113   1,957   1,839   1,523   1,778   12,693
                                 -----   -----   -----   -----   -----   ------

 Provision for Income Taxes                                                   -
                                 -----   -----   -----   -----   -----   ------

 NET INCOME                      1,113   1,957   1,839   1,523   1,778   12,693
                                 =====   =====   =====   =====   =====   ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -       -        -
   OEM Discount                      -       -       -       -       -        -
   Income Tax                        -       -       -       -       -        -
   Other Expense/(Income)                                                     -
   MI SBT                            -       -       -       -       -        -
   Restructuring Fees                -       -       -       -       -        -
   Depreceation & Amortization     645     645     645     645     645    7,742
                                 -----   -----   -----   -----   -----   ------

 EBITDA                          1,758   2,602   2,485   2,168   2,423   20,435
                                 =====   =====   =====   =====   =====   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                         -
 Paid Commissions                                                             -
 Deferred Rents & Leases                                                      -
 Paid Rents & Leases                                                          -
 Net Deferral Adjustment                                                      -
                                 -----   -----   -----   -----   -----   ------

 Adjusted EBITDA                 1,758   2,602   2,485   2,168   2,423   20,435
                                 =====   =====   =====   =====   =====   ======

                                   44 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GRAND BLANC
(IN $000'S)

                                 F'CAST   F'CAST   F'CAST   F'CAST
                                 MAR-05   JUN-05   SEP-05   DEC-05     2005
                                 ------   ------   ------   ------     ----
 REVENUE                         31,101   27,531   23,453   23,584   105,669

 VARIABLE COST
 Material                         9,377    8,379    7,034    7,070    31,860
 Scrap                            1,087      989      819      814     3,709
 Labor                            4,673    4,140    3,493    3,511    15,817
 Burden                           7,565    6,695    5,748    5,767    25,774
 Adjustment for Restructuring         -        -        -        -         -
                                 ------   ------   ------   ------   -------
 Total Variable Cost             22,702   20,203   17,095   17,161    77,160
                                 ------   ------   ------   ------   -------

 CONTRIBUTION MARGIN              8,399    7,328    6,359    6,423    28,509
                                 ------   ------   ------   ------   -------
                                   27.0%    26.6%    27.1%    27.2%     27.0%
 PLANT FIXED COST
Third Party Rents & Leases            -        -        -        -         -
Related Party Rents & Leases        225      225      225      225       900
 Launch Risk                          -        -        -        -         -
 Depreciation                     1,935    1,935    1,935    1,935     7,742
 Mi SBT                               -        -        -        -         -
 Taxes                              224      224      224      224       897
 Fees From Deluxe                     -        -        -        -         -
 Restructuring Adj. - Fixed           -        -        -        -         -
                                 ------   ------   ------   ------   -------
 Total Fixed Cost                 2,385    2,385    2,385    2,385     9,538
                                 ------   ------   ------   ------   -------

 GROSS MARGIN                     6,015    4,944    3,974    4,038    18,971
                                 ------   ------   ------   ------   -------

 SG&A - FIXED
Third Party Rents & Leases            -        -        -        -         -
Related Party Rents & Leases          -        -        -        -         -
 Mi SBT                               -        -        -        -         -
 Taxes                                -        -        -        -         -
 Payroll Related Expenses             -        -        -        -         -
 Gainshare                            -        -        -        -         -
 Other
   Utilities and Telephone            -        -        -        -         -
   Insurance                          -        -        -        -         -
   Normal Course Professional         -        -        -        -         -
   Maintenance & Supplies             -        -        -        -         -
   Travel & Entertainment             -        -        -        -         -
   Depreciation                       -        -        -        -         -
   Other                              -        -        -        -         -
                                 ------   ------   ------   ------   -------
 Total SG&A Fixed                     -        -        -        -         -
                                 ------   ------   ------   ------   -------

 SG&A VARIABLE

 Commissions                                                               -
 Interest Expense                                                          -
 OEM Discount                                                              -
 Other Expense/(Income)                                                    -
 Building Rents/Usage Fees                                                 -
 Litigation/Patent Legal Fees                                              -
 Amortization of Financing Cost                                            -
 Restructuring Fees                                                        -
                                 ------   ------   ------   ------   -------
 Total SG&A Variable                  -        -        -        -         -
                                 ------   ------   ------   ------   -------

 INCOME BEFORE TAX                6,015    4,944    3,974    4,038    18,971
                                 ------   ------   ------   ------   -------

 Provision for Income Taxes                                                -
                                 ------   ------   ------   ------   -------

 NET INCOME                       6,015    4,944    3,974    4,038    18,971
                                 ======   ======   ======   ======   =======

 EBITDA CALCULATION

 Add:
   Interest                           -        -        -        -         -
   OEM Discount                       -        -        -        -         -
   Income Tax                         -        -        -        -         -
   Other Expense/(Income)                                                  -
   MI SBT                             -        -        -        -         -
   Restructuring Fees                 -        -        -        -         -
   Depreceation & Amortization    1,935    1,935    1,935    1,935     7,742
                                 ------   ------   ------   ------   -------

 EBITDA                           7,950    6,879    5,909    5,974    26,712
                                 ======   ======   ======   ======   =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                      -
 Paid Commissions                                                          -
 Deferred Rents & Leases                                                   -
 Paid Rents & Leases                                                       -
 Net Deferral Adjustment                                                   -
                                 ------   ------   ------   ------   -------

 Adjusted EBITDA                  7,950    6,879    5,909    5,974    26,712
                                 ======   ======   ======   ======   =======

                                 F'CAST   F'CAST   F'CAST   F'CAST            F'CAST   F'CAST
                                 MAR-06   JUN-06   SEP-06   DEC-06     2006    2007     2008
                                 ------   ------   ------   ------     ----   ------   ------
 REVENUE                         26,711   25,133   21,412   21,420   94,676   89,084   86,851

 VARIABLE COST
 Material                         8,086    7,601    6,545    6,551   28,782   27,394   26,762
 Scrap                              923      872      771      762    3,329    3,179    3,106
 Labor                            3,979    3,760    3,193    3,192   14,124   13,264   12,918
 Burden                           6,631    6,234    5,389    5,378   23,631   22,861   22,249
 Adjustment for Restructuring         -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------
 Total Variable Cost             19,619   18,467   15,897   15,882   69,866   66,698   65,036
                                 ------   ------   ------   ------   ------   ------   ------

 CONTRIBUTION MARGIN              7,091    6,666    5,515    5,538   24,810   22,385   21,815
                                 ------   ------   ------   ------   ------   ------   ------
                                   26.5%    26.5%    25.8%    25.9%    26.2%    25.1%    25.1%
 PLANT FIXED COST
Third Party Rents & Leases            -        -        -        -        -        -        -
Related Party Rents & Leases        225      225      225      225      900      900      900
 Launch Risk                          -        -        -        -        -        -        -
 Depreciation                     1,935    1,935    1,935    1,935    7,742    7,742    7,742
 Mi SBT                               -        -        -        -        -        -        -
 Taxes                              231      231      231      231      923      951      951
 Fees From Deluxe                     -        -        -        -        -        -        -
 Restructuring Adj. - Fixed           -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------
 Total Fixed Cost                 2,391    2,391    2,391    2,391    9,565    9,593    9,593
                                 ------   ------   ------   ------   ------   ------   ------

 GROSS MARGIN                     4,700    4,275    3,123    3,147   15,245   12,792   12,222
                                 ------   ------   ------   ------   ------   ------   ------

 SG&A - FIXED
Third Party Rents & Leases            -        -        -        -        -        -        -
Related Party Rents & Leases          -        -        -        -        -        -        -
 Mi SBT                               -        -        -        -        -        -        -
 Taxes                                -        -        -        -        -        -        -
 Payroll Related Expenses             -        -        -        -        -        -        -
 Gainshare                            -        -        -        -        -        -        -
 Other
   Utilities and Telephone            -        -        -        -        -        -        -
   Insurance                          -        -        -        -        -        -        -
   Normal Course Professional         -        -        -        -        -        -        -
   Maintenance & Supplies             -        -        -        -        -        -        -
   Travel & Entertainment             -        -        -        -        -        -        -
   Depreciation                       -        -        -        -        -        -        -
   Other                              -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------
 Total SG&A Fixed                     -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------

 SG&A VARIABLE

 Commissions                                                              -
 Interest Expense                                                         -
 OEM Discount                                                             -
 Other Expense/(Income)                                                   -
 Building Rents/Usage Fees                                                -
 Litigation/Patent Legal Fees                                             -
 Amortization of Financing Cost                                           -
 Restructuring Fees                                                       -
                                 ------   ------   ------   ------   ------   ------   ------
 Total SG&A Variable                  -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------

 INCOME BEFORE TAX                4,700    4,275    3,123    3,147   15,245   12,792   12,222
                                 ------   ------   ------   ------   ------   ------   ------

 Provision for Income Taxes                                               -
                                 ------   ------   ------   ------   ------   ------   ------

 NET INCOME                       4,700    4,275    3,123    3,147   15,245   12,792   12,222
                                 ======   ======   ======   ======   ======   ======   ======

 EBITDA CALCULATION

 Add:
   Interest                           -        -        -        -        -        -        -
   OEM Discount                       -        -        -        -        -        -        -
   Income Tax                         -        -        -        -        -        -        -
   Other Expense/(Income)                                                   -
   MI SBT                             -        -        -        -        -        -        -
   Restructuring Fees                 -        -        -        -        -        -        -
   Depreceation & Amortization    1,935    1,935    1,935    1,935    7,742    7,742    7,742
                                 ------   ------   ------   ------   ------   ------   ------

 EBITDA                           6,636    6,210    5,059    5,082   22,986   20,534   19,964
                                 ======   ======   ======   ======   ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                     -
 Paid Commissions                                                         -
 Deferred Rents & Leases                                                  -
 Paid Rents & Leases                                                      -
 Net Deferral Adjustment                                                  -
                                 ------   ------   ------   ------   ------   ------   ------

 Adjusted EBITDA                  6,636    6,210    5,059    5,082   22,986   20,534   19,964
                                 ======   ======   ======   ======   ======   ======   ======

                                   45 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GRAND RAPIDS
(IN $000'S)

                                 ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                                 JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03
                                 ------  ------  ------  ------  ------  ------  ------
 REVENUE                         2,763   3,601   4,217   1,857   1,557   3,516     488

 VARIABLE COST
 Material                        1,691   2,323   3,340   1,307   1,136   2,594     440
 Scrap                              50      44     102     170      35     293     (24)
 Labor                             453     578     589     319     298     425     254
 Burden                            357     524     563     404     127     237     217
 Adjustment for Restructuring        -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----
 Total Variable Cost             2,550   3,469   4,594   2,200   1,596   3,549     886
                                 -----   -----   -----   -----   -----   -----   -----

 CONTRIBUTION MARGIN               213     132    (378)   (343)    (39)    (33)   (399)
                                 -----   -----   -----   -----   -----   -----   -----
                                   7.7%    3.7%   -9.0%  -18.5%   -2.5%   -0.9%  -81.8%
 PLANT FIXED COST
Third Party Rents & Leases         201     201     201     201     201     201     201
Related Party Rents & Leases         -       -       -       -       -       -       -
 Launch Risk                         -       -       -       -       -       -       -
 Depreciation                      300     302     304     295     289     294     286
 Mi SBT                              -       -       -       -       -       -       -
 Taxes                              65      65      65      65      65      65      65
 Fees From Deluxe                    -       -       -       -       -       -       -
 Restructuring Adj. - Fixed          -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----
 Total Fixed Cost                  566     568     569     561     555     560     552
                                 -----   -----   -----   -----   -----   -----   -----

 GROSS MARGIN                     (353)   (437)   (947)   (904)   (594)   (593)   (950)
                                 -----   -----   -----   -----   -----   -----   -----

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -       -       -       -
Related Party Rents & Leases         -       -       -       -       -       -       -
 Mi SBT                              -       -       -       -       -       -       -
 Taxes                               -       -       -       -       -       -       -
 Payroll Related Expenses            -       -       -       -       -       -       -
 Gainshare                           -       -       -       -       -       -       -
 Other
   Utilities and Telephone           -       -       -       -       -       -       -
   Insurance                         -       -       -       -       -       -       -
   Normal Course Professional        -       -       -       -       -       -       -
   Maintenance & Supplies            -       -       -       -       -       -       -
   Travel & Entertainment            -       -       -       -       -       -       -
   Depreciation                      -       -       -       -       -       -       -
   Other                             -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----
 Total SG&A Fixed                    -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----

 SG& A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 -----   -----   -----   -----   -----   -----   -----
 Total SG&A Variable                 -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----

 INCOME BEFORE TAX                (353)   (437)   (947)   (904)   (594)   (593)   (950)
                                 -----   -----   -----   -----   -----   -----   -----

 Provision for Income Taxes
                                 -----   -----   -----   -----   -----   -----   -----

 NET INCOME                       (353)   (437)   (947)   (904)   (594)   (593)   (950)
                                 =====   =====   =====   =====   =====   =====   =====

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -       -       -       -
   OEM Discount                      -       -       -       -       -       -       -
   Income Tax                        -       -       -       -       -       -       -
   Other Expense/(Income)
   MI SBT                            -       -       -       -       -       -       -
   Restructuring Fees                -       -       -       -       -       -       -
   Depreceation & Amortization     300     302     304     295     289     294     286
                                 -----   -----   -----   -----   -----   -----   -----

 EBITDA                            (53)   (134)   (643)   (609)   (305)   (299)   (664)
                                 =====   =====   =====   =====   =====   =====   =====

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -----   -----   -----   -----   -----   -----   -----

 Adjusted EBITDA                   (53)   (134)   (643)   (609)   (305)   (299)   (664)
                                 =====   =====   =====   =====   =====   =====   =====

                                 ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                                 AUG-03  SEP-03  OCT-03  NOV-03  DEC-03    2003
                                 ------  ------  ------  ------  ------   ------
 REVENUE                         2,026   2,504   1,699   1,613   1,153    26,993

 VARIABLE COST
 Material                        1,494   1,895   1,292   1,166     889    19,567
 Scrap                              56      41      65      50      48       930
 Labor                             270     338     311     307     333     4,475
 Burden                            230     214     260     391     409     3,932
 Adjustment for Restructuring        -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------
 Total Variable Cost             2,050   2,487   1,927   1,914   1,679    28,904
                                 -----   -----   -----   -----   -----    ------

 CONTRIBUTION MARGIN               (24)     17    (228)   (302)   (527)   (1,911)
                                 -----   -----   -----   -----   -----    ------
                                  -1.2%    0.7%  -13.4%  -18.7%  -45.7%     -7.1%
 PLANT FIXED COST
Third Party Rents & Leases         201     201     172     172     172     2,323
Related Party Rents & Leases         -       -       -       -       -         -
 Launch Risk                         -       -       -       -       -         -
 Depreciation                      284     278     275     275  (1,827)    1,356
 Mi SBT                              -       -       -       -       -         -
 Taxes                              65      65      65      65      65       780
 Fees From Deluxe                    -       -       -       -       -         -
 Restructuring Adj. - Fixed          -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------
 Total Fixed Cost                  550     544     512     512  (1,590)    4,459
                                 -----   -----   -----   -----   -----    ------

 GROSS MARGIN                     (574)   (526)   (741)   (814)  1,063    (6,370)
                                 -----   -----   -----   -----   -----    ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -       -         -
Related Party Rents & Leases         -       -       -       -       -         -
 Mi SBT                              -       -       -       -       -         -
 Taxes                               -       -       -       -       -         -
 Payroll Related Expenses            -       -       -       -       -         -
 Gainshare                           -       -       -       -       -         -
 Other
   Utilities and Telephone           -       -       -       -       -         -
   Insurance                         -       -       -       -       -         -
   Normal Course Professional        -       -       -       -       -         -
   Maintenance & Supplies            -       -       -       -       -         -
   Travel & Entertainment            -       -       -       -       -         -
   Depreciation                      -       -       -       -       -         -
   Other                             -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------
 Total SG&A Fixed                    -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------

 SG&A VARIABLE

 Commissions                                                                   -
 Interest Expense                                                              -
 OEM Discount                                                                  -
 Other Expense/(Income)                                                        -
 Building Rents/Usage Fees                                                     -
 Litigation/Patent Legal Fees                                                  -
 Amortization of Financing Cost                                                -
 Restructuring Fees                                                            -
                                 -----   -----   -----   -----   -----    ------
 Total SG&A Variable                 -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------

 INCOME BEFORE TAX                (574)   (526)   (741)   (814)  1,063    (6,370)
                                 -----   -----   -----   -----   -----    ------

 Provision for Income Taxes                                                    -
                                 -----   -----   -----   -----   -----    ------

 NET INCOME                       (574)   (526)   (741)   (814)  1,063    (6,370)
                                 =====   =====   =====   =====   =====    ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -       -         -
   OEM Discount                      -       -       -       -       -         -
   Income Tax                        -       -       -       -       -         -
   Other Expense/(Income)                                                      -
   MI SBT                            -       -       -       -       -         -
   Restructuring Fees                -       -       -       -       -         -
   Depreceation & Amortization     284     278     275     275   1,827)    1,356
                                 -----   -----   -----   -----   -----    ------

 EBITDA                           (290)   (249)   (465)   (539)   (764)   (5,014)
                                 =====   =====   =====   =====   =====    ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                          -
 Paid Commissions                                                              -
 Deferred Rents & Leases                                                       -
 Paid Rents & Leases                                                           -
 Net Deferral Adjustment                                                       -
                                 -----   -----   -----   -----   -----    ------

 Adjusted EBITDA                  (290)   (249)   (465)   (539)   (764)   (5,014)
                                 =====   =====   =====   =====   =====    ======

                                   46 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GRAND RAPIDS
(IN $000'S)

                                 ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST
                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04
                                 ------  ------  ------  ------  ------  ------  ------
 REVENUE                         1,236   1,344   2,008   1,668   1,850   2,333     720

 VARIABLE COST
 Material                          861     958   1,554   1,321   1,462   1,858     558
 Scrap                              70      73      43      27      30      38      12
 Labor                             477     373     349      52      57      70      24
 Burden                            231     422     247     453     442     489     207
 Adjustment for Restructuring        -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----
 Total Variable Cost             1,640   1,825   2,193   1,852   1,991   2,455     801
                                 -----   -----   -----   -----   -----   -----   -----

 CONTRIBUTION MARGIN              (404)   (481)   (185)   (184)   (141)   (123)    (80)
                                 -----   -----   -----   -----   -----   -----   -----
                                 -32.7%  -35.8%   -9.2%  -11.1%   -7.6%   -5.3%  -11.1%
 PLANT FIXED COST
Third Party Rents & Leases         172     172     172     201     201     201     201
Related Party Rents & Leases         -       -       -       -       -       -       -
 Launch Risk                         -       -       -       -       -       -       -
 Depreciation                      101     102     104     102     102     102     102
 Mi SBT                              -       -       -       -       -       -       -
 Taxes                              65      65      65      67      67      67      67
 Fees From Deluxe                    -       -       -       -       -       -       -
 Restructuring Adj. - Fixed          -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----
 Total Fixed Cost                  338     339     341     370     370     370     370
                                 -----   -----   -----   -----   -----   -----   -----

 GROSS MARGIN                     (742)   (820)   (526)   (555)   (511)   (493)   (450)
                                 -----   -----   -----   -----   -----   -----   -----

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -       -       -       -
Related Party Rents & Leases         -       -       -       -       -       -       -
 Mi SBT                              -       -       -       -       -       -       -
 Taxes                               -       -       -       -       -       -       -
 Payroll Related Expenses            -       -       -       -       -       -       -
 Gainshare                           -       -       -       -       -       -       -
 Other
   Utilities and Telephone           -       -       -       -       -       -       -
   Insurance                         -       -       -       -       -       -       -
   Normal Course Professional        -       -       -       -       -       -       -
   Maintenance & Supplies            -       -       -       -       -       -       -
   Travel & Entertainment            -       -       -       -       -       -       -
   Depreciation                      -       -       -       -       -       -       -
   Other                             -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----
 Total SG&A Fixed                    -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 -----   -----   -----   -----   -----   -----   -----
 Total SG&A Variable                 -       -       -       -       -       -       -
                                 -----   -----   -----   -----   -----   -----   -----

 INCOME BEFORE TAX                (742)   (820)   (526)   (555)   (511)   (493)   (450)
                                 -----   -----   -----   -----   -----   -----   -----

 Provision for Income Taxes
                                 -----   -----   -----   -----   -----   -----   -----

 NET INCOME                       (742)   (820)   (526)   (555)   (511)   (493)   (450)
                                 =====   =====   =====   =====   =====   =====   =====

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -       -       -       -
   OEM Discount                      -       -       -       -       -       -       -
   Income Tax                        -       -       -       -       -       -       -
   Other Expense/(Income)
   MI SBT                            -       -       -       -       -       -       -
   Restructuring Fees                -       -       -       -       -       -       -
   Depreceation & Amortization     101     102     104     102     102     102     102
                                 -----   -----   -----   -----   -----   -----   -----

 EBITDA                           (641)   (718)   (422)   (452)   (409)   (390)   (348)
                                 =====   =====   =====   =====   =====   =====   =====

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -----   -----   -----   -----   -----   -----   -----

 Adjusted EBITDA                  (641)   (718)   (422)   (452)   (409)   (390)   (348)
                                 =====   =====   =====   =====   =====   =====   =====

                                 F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                                 AUG-04  SEP-04  OCT-04  NOV-04  DEC-04    2004
                                 ------  ------  ------  ------  ------   ------
 REVENUE                         2,404   3,361   3,131   2,635   2,803    25,492

 VARIABLE COST
 Material                        1,765   2,388   2,158   1,816   1,929    18,626
 Scrap                              42      60      57      48      51       551
 Labor                              82     119     115      97     103     1,919
 Burden                            221     234     260      15     216     3,437
 Adjustment for Restructuring        -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------
 Total Variable Cost             2,110   2,800   2,590   1,976   2,299    24,533
                                 -----   -----   -----   -----   -----    ------

 CONTRIBUTION MARGIN               293     561     541     659     504       959
                                 -----   -----   -----   -----   -----    ------
                                  12.2%   16.7%   17.3%   25.0%   18.0%      3.8%
 PLANT FIXED COST
Third Party Rents & Leases         201     201     201     201     201     2,323
Related Party Rents & Leases         -       -       -       -       -         -
 Launch Risk                         -       -       -       -       -         -
 Depreciation                      102     102     102     102     102     1,229
 Mi SBT                              -       -       -       -       -         -
 Taxes                              67      67      67      67      67       798
 Fees From Deluxe                    -       -       -       -       -         -
 Restructuring Adj. - Fixed          -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------
 Total Fixed Cost                  370     370     370     370     370     4,350
                                 -----   -----   -----   -----   -----    ------

 GROSS MARGIN                      (77)    191     171     289     133    (3,391)
                                 -----   -----   -----   -----   -----    ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -       -         -
Related Party Rents & Leases         -       -       -       -       -         -
 Mi SBT                              -       -       -       -       -         -
 Taxes                               -       -       -       -       -         -
 Payroll Related Expenses            -       -       -       -       -         -
 Gainshare                           -       -       -       -       -         -
 Other
   Utilities and Telephone           -       -       -       -       -         -
   Insurance                         -       -       -       -       -         -
   Normal Course Professional        -       -       -       -       -         -
   Maintenance & Supplies            -       -       -       -       -         -
   Travel & Entertainment            -       -       -       -       -         -
   Depreciation                      -       -       -       -       -         -
   Other                             -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------
  Total SG&A Fixed                   -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------

  SG&A VARIABLE

 Commissions                                                                   -
 Interest Expense                                                              -
 OEM Discount                                                                  -
 Other Expense/(Income)                                                        -
 Building Rents/Usage Fees                                                     -
 Litigation/Patent Legal Fees                                                  -
 Amortization of Financing Cost                                                -
 Restructuring Fees                                                            -
                                 -----   -----   -----   -----   -----    ------
 Total SG&A Variable                 -       -       -       -       -         -
                                 -----   -----   -----   -----   -----    ------

 INCOME BEFORE TAX                 (77)    191     171     289     133    (3,391)
                                 -----   -----   -----   -----   -----    ------

 Provision for Income Taxes                                                    -
                                 -----   -----   -----   -----   -----    ------

 NET INCOME                        (77)    191     171     289     133    (3,391)
                                 =====   =====   =====   =====   =====    ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -       -         -
   OEM Discount                      -       -       -       -       -         -
   Income Tax                        -       -       -       -       -         -
   Other Expense/(Income)                                                      -
   MI SBT                            -       -       -       -       -         -
   Restructuring Fees                -       -       -       -       -         -
   Depreceation & Amortization     102     102     102     102     102     1,229
                                 -----   -----   -----   -----   -----    ------

 EBITDA                             26     293     273     391     236    (2,162)
                                 =====   =====   =====   =====   =====    ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                          -
 Paid Commissions                                                              -
 Deferred Rents & Leases                                                       -
 Paid Rents & Leases                                                           -
 Net Deferral Adjustment                                                       -
                                 -----   -----   -----   -----   -----    ------

 Adjusted EBITDA                    26     293     273     391     236    (2,162)
                                 =====   =====   =====   =====   =====    ======

                                   47 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GRAND RAPIDS
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST           F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006     2007    2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------   ------  ------
 REVENUE                         8,932   9,099   6,793   6,758   31,582  7,003   6,856   5,886   6,023   25,768   19,592  12,091

 VARIABLE COST
 Material                        6,165   6,284   4,779   4,782   22,009  4,871   4,771   4,092   4,169   17,903   13,258   6,905
 Scrap                             179     182     136     135      632    140     137     118     120      515      392     242
 Labor                             694     700     611     609    2,613    557     550     517     524    2,148    1,762   1,569
 Burden                            175     232    (806)   (840)  (1,238)  (135)   (212)   (579)   (472)  (1,398)  (1,878) (2,393)
 Adjustment for Restructuring        -       -       -       -        -      -       -       -       -        -        -       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------
 Total Variable Cost             7,213   7,397   4,720   4,686   24,016  5,433   5,246   4,147   4,341   19,167   13,534   6,322
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 CONTRIBUTION MARGIN             1,720   1,701   2,073   2,072    7,566  1,570   1,610   1,739   1,682    6,601    6,058   5,768
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------
                                  19.3%   18.7%   30.5%   30.7%    24.0%  22.4%   23.5%   29.5%   27.9%    25.6%    30.9%   47.7%
 PLANT FIXED COST
Third Party Rents & Leases         602     602     602     602    2,410    602     602     602     602    2,410    2,410   2,410
Related Party Rents & Leases         -       -       -       -        -      -       -       -       -        -        -       -
 Launch Risk                         -       -       -       -        -      -       -       -       -        -        -       -
 Depreciation                      307     307     307     307    1,229    307     307     307     307    1,229    1,229   1,229
 Mi SBT                              -       -       -       -        -      -       -       -       -        -        -       -
 Taxes                             207     207     207     207      828    213     213     213     213      852      878     878
 Fees From Deluxe                    -       -       -       -        -      -       -       -       -        -        -       -
 Restructuring Adj. - Fixed          -       -       -       -        -      -       -       -       -        -        -       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------
 Total Fixed Cost                1,117   1,117   1,117   1,117    4,466  1,123   1,123   1,123   1,123    4,491    4,517   4,517
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 GROSS MARGIN                      603     585     956     956    3,100    447     488     616     559    2,110    1,541   1,252
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -        -      -       -       -       -        -        -       -
Related Party Rents & Leases         -       -       -       -        -      -       -       -       -        -        -       -
 Mi SBT                              -       -       -       -        -      -       -       -       -        -        -       -
 Taxes                               -       -       -       -        -      -       -       -       -        -        -       -
 Payroll Related Expenses            -       -       -       -        -      -       -       -       -        -        -       -
 Gainshare                           -       -       -       -        -      -       -       -       -        -        -       -
 Other
   Utilities and Telephone           -       -       -       -        -      -       -       -       -        -        -       -
   Insurance                         -       -       -       -        -      -       -       -       -        -        -       -
   Normal Course Professional        -       -       -       -        -      -       -       -       -        -        -       -
   Maintenance & Supplies            -       -       -       -        -      -       -       -       -        -        -       -
   Travel & Entertainment            -       -       -       -        -      -       -       -       -        -        -       -
   Depreciation                      -       -       -       -        -      -       -       -       -        -        -       -
   Other                             -       -       -       -        -      -       -       -       -        -        -       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------
 Total SG&A Fixed                    -       -       -       -        -      -       -       -       -        -        -       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------
 Total SG&A Variable                 -       -       -       -        -      -       -       -       -        -        -       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 INCOME BEFORE TAX                 603     585     956     956    3,100    447     488     616     559    2,110    1,541   1,252
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 Provision for Income Taxes                                           -                                       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 NET INCOME                        603     585     956     956    3,100    447     488     616     559    2,110    1,541   1,252
                                 =====   =====   =====   =====   ======  =====   =====   =====   =====   ======   ======  ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -        -      -       -       -       -        -        -       -
   OEM Discount                      -       -       -       -        -      -       -       -       -        -        -       -
   Income Tax                        -       -       -       -        -      -       -       -       -        -        -       -
   Other Expense/(Income)                                             -                                       -
   MI SBT                            -       -       -       -        -      -       -       -       -        -        -       -
   Restructuring Fees                -       -       -       -        -      -       -       -       -        -        -       -
   Depreceation & Amortization     307     307     307     307    1,229    307     307     307     307    1,229    1,229   1,229
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 EBITDA                            910     892   1,264   1,263    4,329    755     795     924     866    3,339    2,770   2,481
                                 =====   =====   =====   =====   ======  =====   =====   =====   =====   ======   ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------   ------  ------

 Adjusted EBITDA                   910     892   1,264   1,263    4,329    755     795     924     866    3,339    2,770   2,481
                                 =====   =====   =====   =====   ======  =====   =====   =====   =====   ======   ======  ======

                                   48 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
SEABROOK
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL  ACTUAL ACTUAL
                                 JAN-03 FEB-03 MAR-03 APR-03 MAY-03 JUN-03 JUL-03 AUG-03 SEP-03 OCT-03  NOV-03 DEC-03  2003
                                 ------ ------ ------ ------ ------ ------ ------ ------ ------ ------  ------ ------ ------
 REVENUE                         3,990  5,241  6,197  4,475  5,468  5,835  2,347  4,451  4,975  4,021   3,662  2,995  53,655

 VARIABLE COST
 Material                        1,063  1,647  1,682  1,336  1,604  1,690    715  1,278  1,469  1,185   1,112    777  15,559
 Scrap                             175    253    304    160    197    197     80    147    179    153     190    158   2,195
 Labor                           1,423  1,777  2,076  1,309  1,572  1,571    910  1,246  1,436  1,384   1,180  1,185  17,069
 Burden                            689    930    968    648    791    821    549    520    621    549     553    643   8,281
 Adjustment for Restructuring        -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total Variable Cost             3,350  4,607  5,029  3,453  4,164  4,278  2,255  3,191  3,705  3,270   3,037  2,763  43,103
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 CONTRIBUTION MARGIN               640    634  1,168  1,022  1,303  1,557     92  1,259  1,269    751     625    232  10,552
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
                                  16.0%  12.1%  18.8%  22.8%  23.8%  26.7%   3.9%  28.3%  25.5%  18.7%   17.1%   7.7%   19.7%
 PLANT FIXED COST
Third Party Rents & Leases           -      -      -      -      -      -      -      -      -      -       -      -       -
Related Party Rents & Leases         -      -      -      -      -      -      -      -      -      -       -      -       -
 Launch Risk                         -      -      -      -      -      -      -      -      -      -       -      -       -
 Depreciation                      229    227    238    238    237    237    232    231    231    231     231    231   2,795
 Mi SBT                              -      -      -      -      -      -      -      -      -      -       -      -       -
 Taxes                               8      8      8      8      8      8      8      8      8      9      73      8     161
 Fees From Deluxe                    -      -      -      -      -      -      -      -      -      -       -      -       -
 Restructuring Adj. - Fixed          -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total Fixed Cost                  237    235    246    246    245    245    240    239    239    241     304    239   2,956
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 GROSS MARGIN                      403    399    922    776  1,058  1,312   (148) 1,020  1,030    510     321     (8)  7,596
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -      -      -      -      -      -      -      -       -      -       -
Related Party Rents & Leases         -      -      -      -      -      -      -      -      -      -       -      -       -
 Mi SBT                              -      -      -      -      -      -      -      -      -      -       -      -       -
 Taxes                               -      -      -      -      -      -      -      -      -      -       -      -       -
 Payroll Related Expenses            -      -      -      -      -      -      -      -      -      -       -      -       -
 Gainshare                           -      -      -      -      -      -      -      -      -      -       -      -       -
 Other
   Utilities and Telephone           -      -      -      -      -      -      -      -      -      -       -      -       -
   Insurance                         -      -      -      -      -      -      -      -      -      -       -      -       -
   Normal Course Professional        -      -      -      -      -      -      -      -      -      -       -      -       -
   Maintenance & Supplies            -      -      -      -      -      -      -      -      -      -       -      -       -
   Travel & Entertainment            -      -      -      -      -      -      -      -      -      -       -      -       -
   Depreciation                      -      -      -      -      -      -      -      -      -      -       -      -       -
   Other                             -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total SG&A Fixed                    -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total SG&A Variable                 -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 INCOME BEFORE TAX                 403    399    922    776  1,058  1,312   (148) 1,020  1,030    510     321     (8)  7,596
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 NET INCOME                        403    399    922    776  1,058  1,312   (148) 1,020  1,030    510     321     (8)  7,596
                                 =====  =====  =====  =====  =====  =====  =====  =====  =====  =====   =====  =====  ======

 EBITDA CALCULATION

 Add:
   Interest                          -      -      -      -      -      -      -      -      -      -       -      -       -
   OEM Discount                      -      -      -      -      -      -      -      -      -      -       -      -       -
   Income Tax                        -      -      -      -      -      -      -      -      -      -       -      -       -
   Other Expense/(Income)                                                                                                  -
   MI SBT                            -      -      -      -      -      -      -      -      -      -       -      -       -
   Restructuring Fees                -      -      -      -      -      -      -      -      -      -       -      -       -
   Depreceation & Amortization     229    227    238    238    237    237    232    231    231    231     231    231   2,795
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 EBITDA                            632    627  1,160  1,014  1,295  1,549     84  1,251  1,261    741     553    224  10,391
                                 =====  =====  =====  =====  =====  =====  =====  =====  =====  =====   =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 Adjusted EBITDA                   632    627  1,160  1,014  1,295  1,549     84  1,251  1,261    741     553    224  10,391
                                 =====  =====  =====  =====  =====  =====  =====  =====  =====  =====   =====  =====  ======

                                   49 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
SEABROOK
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST  F'CAST F'CAST
                                 JAN-04 FEB-04 MAR-04 APR-04 MAY-04 JUN-04 JUL-04 AUG-04 SEP-04 OCT-04  NOV-04 DEC-04  2004
                                 ------ ------ ------ ------ ------ ------ ------ ------ ------ ------  ------ ------ ------
 REVENUE                         3,614  3,242  4,576  2,934  3,421  3,365  1,138  2,762  3,705  3,091   2,707  2,976  37,530

 VARIABLE COST
 Material                        1,095  1,091  1,779    830    970    965    339    824  1,100    915     774    876  11,559
 Scrap                             110    125    148    142    166    158     42    128    176    147     127    139   1,609
 Labor                           1,311  1,161  1,379    530    610    602    192    488    667    559     496    541   8,535
 Burden                            618    721    691    649    753    742    256    608    818    683     602    662   7,803
 Adjustment for Restructuring        -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total Variable Cost             3,133  3,100  3,997  2,151  2,498  2,466    830  2,048  2,761  2,304   1,999  2,218  29,505
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 CONTRIBUTION MARGIN               481    143    578    784    922    899    308    714    944    787     708    757   8,025
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
                                  13.3%   4.4%  12.6%  26.7%  27.0%  26.7%  27.1%  25.9%  25.5%  25.5%   26.1%  25.5%   21.4%
 PLANT FIXED COST
Third Party Rents & Leases           -      -      -      -      -      -      -      -      -      -       -      -       -
Related Party Rents & Leases         -      -      -      -      -      -      -      -      -      -       -      -       -
 Launch Risk                         -      -      -      -      -      -      -      -      -      -       -      -       -
 Depreciation                      231    231    231    231    231    231    231    231    231    231     231    231   2,776
 Mi SBT                              -      -      -      -      -      -      -      -      -      -       -      -       -
 Taxes                               8      8      8     14     14     14     14     14     14     14      14     14     148
 Fees From Deluxe                    -      -      -      -      -      -      -      -      -      -       -      -       -
 Restructuring Adj. - Fixed          -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total Fixed Cost                  239    239    239    245    245    245    245    245    245    245     245    245   2,924
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 GROSS MARGIN                      242    (96)   339    538    677    654     63    469    698    542     463    512   5,102
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -      -      -      -      -      -      -      -       -      -       -
Related Party Rents & Leases         -      -      -      -      -      -      -      -      -      -       -      -       -
 Mi SBT                              -      -      -      -      -      -      -      -      -      -       -      -       -
 Taxes                               -      -      -      -      -      -      -      -      -      -       -      -       -
 Payroll Related Expenses            -      -      -      -      -      -      -      -      -      -       -      -       -
 Gainshare                           -      -      -      -      -      -      -      -      -      -       -      -       -
 Other
   Utilities and Telephone           -      -      -      -      -      -      -      -      -      -       -      -       -
   Insurance                         -      -      -      -      -      -      -      -      -      -       -      -       -
   Normal Course Professional        -      -      -      -      -      -      -      -      -      -       -      -       -
   Maintenance & Supplies            -      -      -      -      -      -      -      -      -      -       -      -       -
   Travel & Entertainment            -      -      -      -      -      -      -      -      -      -       -      -       -
   Depreciation                      -      -      -      -      -      -      -      -      -      -       -      -       -
   Other                             -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total SG&A Fixed                    -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------
 Total SG&A Variable                 -      -      -      -      -      -      -      -      -      -       -      -       -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 INCOME BEFORE TAX                 242    (96)   339    538    677    654     63    469    698    542     463    512   5,102
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 NET INCOME                        242    (96)   339    538    677    654     63    469    698    542     463    512   5,102
                                 =====  =====  =====  =====  =====  =====  =====  =====  =====  =====   =====  =====  ======

 EBITDA CALCULATION

 Add:
   Interest                          -      -      -      -      -      -      -      -      -      -       -      -       -
   OEM Discount                      -      -      -      -      -      -      -      -      -      -       -      -       -
   Income Tax                        -      -      -      -      -      -      -      -      -      -       -      -       -
   Other Expense/(Income)                                                                                                  -
   MI SBT                            -      -      -      -      -      -      -      -      -      -       -      -       -
   Restructuring Fees                -      -      -      -      -      -      -      -      -      -       -      -       -
   Depreceation & Amortization     231    231    231    231    231    231    231    231    231    231     231    231   2,776
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 EBITDA                            474    135    570    770    908    885    294    700    930    773     694    744   7,877
                                 =====  =====  =====  =====  =====  =====  =====  =====  =====  =====   =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----  -----  -----  -----  -----  -----  -----  -----   -----  -----  ------

 Adjusted EBITDA                   474    135    570    770    908    885    294    700    930    773     694    744   7,877
                                 =====  =====  =====  =====  =====  =====  =====  =====  =====  =====   =====  =====  ======

                                   50 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
SEABROOK
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007    2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                         8,358   7,982   5,666   5,881   27,887  6,259   6,152   3,928   4,010   20,349  9,498    6,972

 VARIABLE COST
 Material                        2,720   2,635   1,761   1,849    8,965  1,939   1,893     658     680    5,170    681      (51)
 Scrap                             384     362     251     261    1,258    279     274     167     171      891    292      152
 Labor                           1,718   1,678   1,339   1,369    6,103  1,345   1,330   1,129   1,142    4,946  3,036    2,465
 Burden                          1,981   1,909   1,431   1,475    6,796  1,644   1,622   1,205   1,223    5,694  3,256    2,760
 Adjustment for Restructuring        -       -       -       -        -      -       -       -       -        -      -        -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------
 Total Variable Cost             6,803   6,584   4,781   4,954   23,122  5,207   5,119   3,160   3,216   16,701  7,266    5,327
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 CONTRIBUTION MARGIN             1,556   1,398     885     926    4,765  1,052   1,033     768     795    3,648  2,233    1,645
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------
                                  18.6%   17.5%   15.6%   15.8%    17.1%  16.8%   16.8%   19.5%   19.8%    17.9%  23.5%    23.6%
 PLANT FIXED COST
Third Party Rents & Leases           -       -       -       -        -      -       -       -       -        -      -        -
Related Party Rents & Leases         -       -       -       -        -      -       -       -       -        -      -        -
 Launch Risk                         -       -       -       -        -      -       -       -       -        -      -        -
 Depreciation                      694     694     694     694    2,776    694     694     694     694    2,776  2,776    2,776
 Mi SBT                              -       -       -       -        -      -       -       -       -        -      -        -
 Taxes                              43      43      43      43      171     44      44      44      44      176    182      182
 Fees From Deluxe                    -       -       -       -        -      -       -       -       -        -      -        -
 Restructuring Adj. - Fixed          -       -       -       -        -      -       -       -       -        -      -        -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------
 Total Fixed Cost                  737     737     737     737    2,947    738     738     738     738    2,952  2,957    2,957
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 GROSS MARGIN                      819     661     148     190    1,818    314     295      30      57      696   (725)  (1,312)
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -        -      -       -       -       -        -      -        -
Related Party Rents & Leases         -       -       -       -        -      -       -       -       -        -      -        -
 Mi SBT                              -       -       -       -        -      -       -       -       -        -      -        -
 Taxes                               -       -       -       -        -      -       -       -       -        -      -        -
 Payroll Related Expenses            -       -       -       -        -      -       -       -       -        -      -        -
 Gainshare                           -       -       -       -        -      -       -       -       -        -      -        -
 Other
   Utilities and Telephone           -       -       -       -        -      -       -       -       -        -      -        -
   Insurance                         -       -       -       -        -      -       -       -       -        -      -        -
   Normal Course Professional        -       -       -       -        -      -       -       -       -        -      -        -
   Maintenance & Supplies            -       -       -       -        -      -       -       -       -        -      -        -
   Travel & Entertainment            -       -       -       -        -      -       -       -       -        -      -        -
   Depreciation                      -       -       -       -        -      -       -       -       -        -      -        -
   Other                             -       -       -       -        -      -       -       -       -        -      -        -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------
 Total SG&A Fixed                    -       -       -       -        -      -       -       -       -        -      -        -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------
 Total SG&A Variable                 -       -       -       -        -      -       -       -       -        -      -        -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 INCOME BEFORE TAX                 819     661     148     190    1,818    314     295      30      57      696   (725)  (1,312)
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 Provision for Income Taxes                                           -                                       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 NET INCOME                        819     661     148     190    1,818    314     295      30      57      696   (725)  (1,312)
                                 =====   =====   =====   =====   ======  =====   =====   =====   =====   ======  =====   ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -        -      -       -       -       -        -      -        -
   OEM Discount                      -       -       -       -        -      -       -       -       -        -      -        -
   Income Tax                        -       -       -       -        -      -       -       -       -        -      -        -
   Other Expense/(Income)                                             -                                       -
   MI SBT                            -       -       -       -        -      -       -       -       -        -      -        -
   Restructuring Fees                -       -       -       -        -      -       -       -       -        -      -        -
   Depreceation & Amortization     694     694     694     694    2,776    694     694     694     694    2,776  2,776    2,776
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 EBITDA                          1,513   1,355     842     884    4,594  1,008     989     724     751    3,472  2,051    1,464
                                 =====   =====   =====   =====   ======  =====   =====   =====   =====   ======  =====   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 -----   -----   -----   -----   ------  -----   -----   -----   -----   ------  -----   ------

 Adjusted EBITDA                 1,513   1,355     842     884    4,594  1,008     989     724     751    3,472  2,051    1,464
                                 =====   =====   =====   =====   ======  =====   =====   =====   =====   ======  =====   ======

                                   51 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
WALLACEBURG / NEW BUSINESS
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL
                                 JAN-03 FEB-03 MAR-03 APR-03 MAY-03 JUN-03 JUL-03 AUG-03 SEP-03 OCT-03 NOV-03 DEC-03   2003
                                 ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------  ------
 REVENUE                          645    751   1,321  1,039   893   1,000    217   524     813   437    352       91  8,084

 VARIABLE COST
 Material                         361    428     814    522   556     559    138   317     480   231    247       99  4,752
 Scrap                              9     12      18     18    16      17      2    10      13     6      5        -    126
 Labor                            120    187     223    206   167     154     63    96     124   121     76       73  1,610
 Burden                            44     77      43     95    76      99     19    28      34    12     22       31    581
 Adjustment for Restructuring       -      -       -      -     -       -      -     -       -     -      -        -      -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----
 Total Variable Cost              534    705   1,099    841   816     829    223   451     649   370    350      203  7,069
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 CONTRIBUTION MARGIN              111     47     222    199    77     171     (6)   73     164    67      3     (112) 1,015
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----
                                 17.1%   6.2%   16.8%  19.1%  8.6%   17.1%  -2.6% 13.9%   20.1% 15.3%   0.8%  -123.2%  12.6%
 PLANT FIXED COST
Third Party Rents & Leases          -      -       -      -     -       -      -     -       -     -      -        -      -
Related Party Rents & Leases       14     14      14      -    29      14     14    14      14    14     14       14    171
 Launch Risk                        -      -       -      -     -       -      -     -       -     -      -        -      -
 Depreciation                       8      7       8      8     6       1      1     1       1     1      1        1     46
 Mi SBT                             -      -       -      -     -       -      -     -       -     -      -        -      -
 Taxes                            (52)    26     (41)    71   (71)    (15)    12     2     (15)  (17)    35       62     (3)
 Fees From Deluxe                   -      -       -      -     -       -      -     -       -     -      -        -      -
 Restructuring Adj. - Fixed         -      -       -      -     -       -      -     -       -     -      -        -      -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----
 Total Fixed Cost                 (30)    47     (19)    79   (36)      1     27    18       1    (1)    51       78    214
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 GROSS MARGIN                     140     (1)    241    120   113     170    (33)   55     163    68    (48)    (190)   801
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 SG&A - FIXED
Third Party Rents & Leases          -      -       -      -     -       -      -     -       -     -      -        -      -
Related Party Rents & Leases        -      -       -      -     -       -      -     -       -     -      -        -      -
 Mi SBT                             -      -       -      -     -       -      -     -       -     -      -        -      -
 Taxes                              -      -       -      -     -       -      -     -       -     -      -        -      -
 Payroll Related Expenses           -      -       -      -     -       -      -     -       -     -      -        -      -
 Gainshare                          -      -       -      -     -       -      -     -       -     -      -        -      -
 Other
   Utilities and Telephone          -      -       -      -     -       -      -     -       -     -      -        -      -
   Insurance                        -      -       -      -     -       -      -     -       -     -      -        -      -
   Normal Course Professional       -      -       -      -     -       -      -     -       -     -      -        -      -
   Maintenance & Supplies           -      -       -      -     -       -      -     -       -     -      -        -      -
   Travel & Entertainment           -      -       -      -     -       -      -     -       -     -      -        -      -
   Depreciation                     -      -       -      -     -       -      -     -       -     -      -        -      -
   Other                            -      -       -      -     -       -      -     -       -     -      -        -      -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----
 Total SG&A Fixed                   -      -       -      -     -       -      -     -       -     -      -        -      -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 SG&A VARIABLE

 Commissions                                                                                                              -
 Interest Expense                                                                                                         -
 OEM Discount                                                                                                             -
 Other Expense/(Income)                                                                                                   -
 Building Rents/Usage Fees                                                                                                -
 Litigation/Patent Legal Fees                                                                                             -
 Amortization of Financing Cost                                                                                           -
 Restructuring Fees                                                                                                       -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----
 Total SG&A Variable                -      -       -      -     -       -      -     -       -     -      -        -      -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 INCOME BEFORE TAX                140     (1)    241    120   113     170    (33)   55     163    68    (48)    (190)   801
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 Provision for Income Taxes                                                                                               -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 NET INCOME                       140     (1)    241    120   113     170    (33)   55     163    68    (48)    (190)   801
                                 ====   ====   =====  =====  ====   =====  =====  ====   =====  ====   ====   ======  =====

 EBITDA CALCULATION

 Add:
   Interest                         -      -       -      -     -       -      -     -       -     -      -        -      -
   OEM Discount                     -      -       -      -     -       -      -     -       -     -      -        -      -
   Income Tax                       -      -       -      -     -       -      -     -       -     -      -        -      -
   Other Expense/(Income)                                                                                                 -
   MI SBT                           -      -       -      -     -       -      -     -       -     -      -        -      -
   Restructuring Fees               -      -       -      -     -       -      -     -       -     -      -        -      -
   Depreceation & Amortization      8      7       8      8     6       1      1     1       1     1      1        1     46
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 EBITDA                           149      7     249    128   120     172    (32)   56     164    69    (47)    (189)   846
                                 ====   ====   =====  =====  ====   =====  =====  ====   =====  ====   ====   ======  =====

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                     -
 Paid Commissions                                                                                                         -
 Deferred Rents & Leases                                                                                                  -
 Paid Rents & Leases                                                                                                      -
 Net Deferral Adjustment                                                                                                  -
                                 ----   ----   -----  -----  ----   -----  -----  ----   -----  ----   ----   ------  -----

 Adjusted EBITDA                  149      7     249    128   120     172    (32)   56     164    69    (47)    (189)   846
                                 ====   ====   =====  =====  ====   =====  =====  ====   =====  ====   ====   ======  =====

                                   52 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT                 *Please Note - All fixed costs are associated
WALLACEBURG / NEW BUSINESS       with Wallaceburg plant and are not related to
(IN $000'S)                      New Business programs in 2004 and out years.

                                 ACTUAL ACTUAL ACTUAL F'CAST  F'CAST  F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST
                                 JAN-04 FEB-04 MAR-04 APR-04  MAY-04  JUN-04 JUL-04 AUG-04 SEP-04 OCT-04 NOV-04 DEC-04   2004
                                 ------ ------ ------ ------  ------  ------ ------ ------ ------ ------ ------ ------  ------
 REVENUE                          (11)    (13)    (1)     -       -      -   1,401  2,900  3,687  3,228  2,661  2,886   16,739

 VARIABLE COST
 Material                          (2)     (0)     -      -       -      -     821  1,700  2,161  1,892  1,560  1,691    9,824
 Scrap                              -       -      -      -       -      -       -      -      -      -      -      -        -
 Labor                              -       -      -      -       -      -     158    326    415    363    299    325    1,886
 Burden                             -       -      -      -       -      -     139    288    367    321    265    287    1,667
 Adjustment for Restructuring       -       -      -      -       -      -       -      -      -      -      -      -        -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------
 Total Variable Cost               (2)     (0)     -      -       -      -   1,118  2,315  2,943  2,577  2,124  2,303   13,378
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 CONTRIBUTION MARGIN               (9)    (13)    (1)     -       -      -     283    585    744    652    537    582    3,361
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------
                                 82.6%   98.2% 100.0% #DIV/0! #DIV/0! #DIV/0! 20.2%  20.2%  20.2%  20.2%  20.2%  20.2%    20.1%
 PLANT FIXED COST
Third Party Rents & Leases          -       -      -      -       -      -       -      -      -      -      -      -        -
Related Party Rents & Leases       14      14     14     14      14     14      14     14     14     14     14     14      171
 Launch Risk                        -       -      -      -       -      -      83     83     83     83     83     83      500
 Depreciation                       1       1      2      1       1      1       1      1      1      1      1      1       16
 Mi SBT                             -       -      -      -       -      -       -      -      -      -      -      -        -
 Taxes                              5       4     22     (0)     (0)    (0)     (0)    (0)    (0)    (0)    (0)    (0)      29
 Fees From Deluxe                   -       -      -      -       -      -       -      -      -      -      -      -        -
 Restructuring Adj. - Fixed         -       -      -      -       -      -       -      -      -      -      -      -        -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------
 Total Fixed Cost                  21      20     38     15      15     15      99     99     99     99     99     99      717
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 GROSS MARGIN                     (30)    (33)   (38)   (15)    (15)   (15)    184    487    645    553    438    484    2,644
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 SG&A - FIXED
Third Party Rents & Leases          -       -      -      -       -      -       -      -      -      -      -      -        -
Related Party Rents & Leases        -       -      -      -       -      -       -      -      -      -      -      -        -
 Mi SBT                             -       -      -      -       -      -       -      -      -      -      -      -        -
 Taxes                              -       -      -      -       -      -       -      -      -      -      -      -        -
 Payroll Related Expenses           -       -      -      -       -      -       -      -      -      -      -      -        -
 Gainshare                          -       -      -      -       -      -       -      -      -      -      -      -        -
 Other
   Utilities and Telephone          -       -      -      -       -      -       -      -      -      -      -      -        -
   Insurance                        -       -      -      -       -      -       -      -      -      -      -      -        -
   Normal Course Professional       -       -      -      -       -      -       -      -      -      -      -      -        -
   Maintenance & Supplies           -       -      -      -       -      -       -      -      -      -      -      -        -
   Travel & Entertainment           -       -      -      -       -      -       -      -      -      -      -      -        -
   Depreciation                     -       -      -      -       -      -       -      -      -      -      -      -        -
   Other                            -       -      -      -       -      -       -      -      -      -      -      -        -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------
 Total SG&A Fixed                   -       -      -      -       -      -       -      -      -      -      -      -        -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 SG&A VARIABLE

 Commissions                                                                                                                 -
 Interest Expense                                                                                                            -
 OEM Discount                                                                                                                -
 Other Expense/(Income)                                                                                                      -
 Building Rents/Usage Fees                                                                                                   -
 Litigation/Patent Legal Fees                                                                                                -
 Amortization of Financing Cost                                                                                              -
 Restructuring Fees                                                                                                          -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------
 Total SG&A Variable                -       -      -      -       -      -       -      -      -      -      -      -        -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 INCOME BEFORE TAX                (30)    (33)   (38)   (15)    (15)   (15)    184    487    645    553    438    484    2,644
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 Provision for Income Taxes                                                                                                  -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 NET INCOME                       (30)    (33)   (38)   (15)    (15)   (15)    184    487    645    553    438    484    2,644
                                 ====   =====  =====  =====   =====   ====   =====  =====  =====  =====  =====  =====   ======

 EBITDA CALCULATION

 Add:
   Interest                         -       -      -      -       -      -       -      -      -      -      -      -        -
   OEM Discount                     -       -      -      -       -      -       -      -      -      -      -      -        -
   Income Tax                       -       -      -      -       -      -       -      -      -      -      -      -        -
   Other Expense/(Income)                                                                                                    -
   MI SBT                           -       -      -      -       -      -       -      -      -      -      -      -        -
   Restructuring Fees               -       -      -      -       -      -       -      -      -      -      -      -        -
   Depreceation & Amortization      1       1      2      1       1      1       1      1      1      1      1      1       16
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 EBITDA                           (29)    (32)   (37)   (14)    (14)   (14)    185    488    647    554    440    485    2,660
                                 ====   =====  =====  =====   =====   ====   =====  =====  =====  =====  =====  =====   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                        -
 Paid Commissions                                                                                                            -
 Deferred Rents & Leases                                                                                                     -
 Paid Rents & Leases                                                                                                         -
 Net Deferral Adjustment                                                                                                     -
                                 ----   -----  -----  -----   -----   ----   -----  -----  -----  -----  -----  -----   ------

 Adjusted EBITDA                  (29)    (32)   (37)   (14)    (14)   (14)    185    488    647    554    440    485    2,660
                                 ====   =====  =====  =====   =====   ====   =====  =====  =====  =====  =====  =====   ======

                                   53 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
WALLACEBURG / NEW BUSINESS
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST           F'CAST  F'CAST  F'CAST  F'CAST            F'CAST   F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005    MAR-06  JUN-06  SEP-06  DEC-06    2006     2007     2008
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------   ------   ------   ------
 REVENUE                         9,861   9,861   8,320   8,320   36,363   9,245   9,091   8,807   18,365  45,508   107,195  118,372

 VARIABLE COST
 Material                        5,781   5,781   4,877   4,877   21,316   5,419   5,329   4,687    7,929  23,364    43,295   46,576
 Scrap                               -       -       -       -        -       -       -       -        -       -         -        -
 Labor                           1,110   1,110     936     936    4,091   1,040   1,023   1,102    2,730   5,895    16,635   18,658
 Burden                            981     981     828     828    3,617     920     904   1,186    3,678   6,688    23,417   26,663
 Adjustment for Restructuring        -       -       -       -        -       -       -       -        -       -         -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------
 Total Variable Cost             7,871   7,871   6,641   6,641   29,024   7,379   7,256   6,975   14,337  35,948    83,346   91,897
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 CONTRIBUTION MARGIN             1,990   1,990   1,679   1,679    7,339   1,866   1,835   1,831    4,028   9,560    23,848   26,475
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------
                                  20.2%   20.2%   20.2%   20.2%    20.2%   20.2%   20.2%   20.8%    21.9%   21.0%     22.2%    22.4%
 PLANT FIXED COST
Third Party Rents & Leases           -       -       -       -        -       -       -       -        -       -         -        -
Related Party Rents & Leases        43      43      43      43      171      43      43      43       43     171       171      171
 Launch Risk                       250     250     250     250    1,000     250     250   1,446    1,446   3,393     5,785    5,785
 Depreciation                        -       -       -       -        -       -       -       -        -       -        16       16
 Mi SBT                              -       -       -       -        -       -       -       -        -       -         -        -
 Taxes                              (1)     (1)     (1)     (1)      (3)     (1)     (1)     (1)      (1)     (3)       (3)      (3)
 Fees From Deluxe                    -       -       -       -        -       -       -       -        -       -         -        -
 Restructuring Adj. - Fixed          -       -       -       -        -       -       -       -        -       -         -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------
 Total Fixed Cost                  292     292     292     292    1,168     292     292   1,488    1,488   3,560     5,969    5,969
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 GROSS MARGIN                    1,698   1,698   1,387   1,387    6,171   1,574   1,543     343    2,540   6,000    17,879   20,506
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -        -       -       -       -        -       -         -        -
Related Party Rents & Leases         -       -       -       -        -       -       -       -        -       -         -        -
 Mi SBT                              -       -       -       -        -       -       -       -        -       -         -        -
 Taxes                               -       -       -       -        -       -       -       -        -       -         -        -
 Payroll Related Expenses            -       -       -       -        -       -       -       -        -       -         -        -
 Gainshare                           -       -       -       -        -       -       -       -        -       -         -        -
 Other
   Utilities and Telephone           -       -       -       -        -       -       -       -        -       -         -        -
   Insurance                         -       -       -       -        -       -       -       -        -       -         -        -
   Normal Course Professional        -       -       -       -        -       -       -       -        -       -         -        -
   Maintenance & Supplies            -       -       -       -        -       -       -       -        -       -         -        -
   Travel & Entertainment            -       -       -       -        -       -       -       -        -       -         -        -
   Depreciation                      -       -       -       -        -       -       -       -        -       -         -        -
   Other                             -       -       -       -        -       -       -       -        -       -         -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------
 Total SG&A Fixed                    -       -       -       -        -       -       -       -        -       -         -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 SG&A VARIABLE

 Commissions                                                          -                                        -
 Interest Expense                                                     -                                        -
 OEM Discount                                                         -                                        -
 Other Expense/(Income)                                               -                                        -
 Building Rents/Usage Fees                                            -                                        -
 Litigation/Patent Legal Fees                                         -                                        -
 Amortization of Financing Cost                                       -                                        -
 Restructuring Fees                                                   -                                        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------
 Total SG&A Variable                 -       -       -       -        -       -       -       -        -       -         -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 INCOME BEFORE TAX               1,698   1,698   1,387   1,387    6,171   1,574   1,543     343    2,540   6,000    17,879   20,506
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 Provision for Income Taxes                                           -                                        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 NET INCOME                      1,698   1,698   1,387   1,387    6,171   1,574   1,543     343    2,540   6,000    17,879   20,506
                                 =====   =====   =====   =====   ======   =====   =====   =====   ======  ======   =======  =======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -       -        -       -       -       -        -       -         -        -
   OEM Discount                      -       -       -       -        -       -       -       -        -       -         -        -
   Income Tax                        -       -       -       -        -       -       -       -        -       -         -        -
   Other Expense/(Income)                                             -                                        -
   MI SBT                            -       -       -       -        -       -       -       -        -       -         -        -
   Restructuring Fees                -       -       -       -        -       -       -       -        -       -         -        -
   Depreceation & Amortization       -       -       -       -        -       -       -       -        -       -        16       16
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 EBITDA                          1,698   1,698   1,387   1,387    6,171   1,574   1,543     343    2,540   6,000    17,896   20,522
                                 =====   =====   =====   =====   ======   =====   =====   =====   ======  ======   =======  =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                        -
 Paid Commissions                                                     -                                        -
 Deferred Rents & Leases                                              -                                        -
 Paid Rents & Leases                                                  -                                        -
 Net Deferral Adjustment                                              -                                        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   ------  ------   -------  -------

 Adjusted EBITDA                 1,698   1,698   1,387   1,387    6,171   1,574   1,543     343    2,540   6,000    17,896   20,522
                                 =====   =====   =====   =====   ======   =====   =====   =====   ======  ======   =======  =======

                                   54 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GROESBECK
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL
                                 JAN-03 FEB-03 MAR-03  APR-03 MAY-03 JUN-03 JUL-03 AUG-03 SEP-03 OCT-03 NOV-03 DEC-03  2003
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         7,463  8,868  10,767  7,708  7,624  8,253  4,562  6,232  8,838  7,510  7,218  6,568  91,611

 VARIABLE COST
 Material                        2,460  3,373   4,332  2,889  2,965  3,301  1,728  2,352  3,262  2,917  2,902  2,811  35,292
 Scrap                             128    165     180    165    139    139     71    110    183    150    119     89   1,637
 Labor                           1,854  1,926   2,305  1,755  1,637  1,855  1,296  1,585  2,022  1,682  1,613  1,889  21,419
 Burden                            293    562     636    437    447    496    305    347    374    399    442    590   5,328
 Adjustment for Restructuring        -      -       -      -      -      -      -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             4,735  6,026   7,453  5,246  5,189  5,791  3,399  4,395  5,841  5,147  5,076  5,379  63,676
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN             2,728  2,843   3,314  2,462  2,435  2,462  1,163  1,837  2,998  2,363  2,141  1,189  27,935
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
                                  36.6%  32.1%   30.8%  31.9%  31.9%  29.8%  25.5%  29.5%  33.9%  31.5%  29.7%  18.1%   30.5%
 PLANT FIXED COST
Third Party Rents & Leases          77     93      77     77     93     77     77     77     77     77    137     77   1,021
Related Party Rents & Leases       118    118     118    118    118    118    118    118    118    118    118    118   1,416
 Launch Risk                         -      -       -      -      -      -      -      -      -      -      -      -       -
 Depreciation                      156    161     167    156    151    130    160    160    165    160    160    155   1,880
 Mi SBT                              -      -       -      -      -      -      -      -      -      -      -      -       -
 Taxes                              21     21      21     21     21     21     21     21     21     21    125    (83)    257
 Fees From Deluxe                    -      -       -      -      -      -      -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -       -      -      -      -      -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                  373    394     384    373    383    347    377    377    382    376    540    267   4,575
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                    2,355  2,449   2,930  2,089  2,052  2,115    786  1,460  2,615  1,986  1,601    921  23,360
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -       -      -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases         -      -       -      -      -      -      -      -      -      -      -      -       -
 Mi SBT                              -      -       -      -      -      -      -      -      -      -      -      -       -
 Taxes                               -      -       -      -      -      -      -      -      -      -      -      -       -
 Payroll Related Expenses            -      -       -      -      -      -      -      -      -      -      -      -       -
 Gainshare                           -      -       -      -      -      -      -      -      -      -      -      -       -
 Other
   Utilities and Telephone           -      -       -      -      -      -      -      -      -      -      -      -       -
   Insurance                         -      -       -      -      -      -      -      -      -      -      -      -       -
   Normal Course Professional        -      -       -      -      -      -      -      -      -      -      -      -       -
   Maintenance & Supplies            -      -       -      -      -      -      -      -      -      -      -      -       -
   Travel & Entertainment            -      -       -      -      -      -      -      -      -      -      -      -       -
   Depreciation                      -      -       -      -      -      -      -      -      -      -      -      -       -
   Other                             -      -       -      -      -      -      -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -       -      -      -      -      -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -       -      -      -      -      -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX               2,355  2,449   2,930  2,089  2,052  2,115    786  1,460  2,615  1,986  1,601    921  23,360
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 NET INCOME                      2,355  2,449   2,930  2,089  2,052  2,115    786  1,460  2,615  1,986  1,601    921  23,360
                                 =====  =====  ======  =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
   Interest                          -      -       -      -      -      -      -      -      -      -      -      -       -
   OEM Discount                      -      -       -      -      -      -      -      -      -      -      -      -       -
   Income Tax                        -      -       -      -      -      -      -      -      -      -      -      -       -
   Other Expense/(Income)                                                                                                  -
   MI SBT                            -      -       -      -      -      -      -      -      -      -      -      -       -
   Restructuring Fees                -      -       -      -      -      -      -      -      -      -      -      -       -
   Depreceation & Amortization     156    161     167    156    151    130    160    160    165    160    160    155   1,880
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 EBITDA                          2,511  2,610   3,097  2,245  2,202  2,245    946  1,620  2,781  2,146  1,761  1,076  25,241
                                 =====  =====  ======  =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                 2,511  2,610   3,097  2,245  2,202  2,245    946  1,620  2,781  2,146  1,761  1,076  25,241
                                 =====  =====  ======  =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

                                   55 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GROESBECK
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST
                                 JAN-04 FEB-04 MAR-04  APR-04 MAY-04 JUN-04 JUL-04 AUG-04 SEP-04 OCT-04 NOV-04 DEC-04  2004
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         5,556  6,940  9,200   6,106  6,727  7,556  2,800  5,490  6,493  5,036  4,048  4,439  70,390

 VARIABLE COST
 Material                        2,361  2,760  3,921   2,249  2,486  2,798  1,022  2,026  2,385  1,818  1,457  1,585  26,867
 Scrap                              94    116    145      90    100    112     41     81     96     74     60     66   1,076
 Labor                           1,500  1,718  2,045     804    887    996    336    814    957    741    599    676  12,073
 Burden                            301    544    630     821    910  1,020    643    816    982    762    607    710   8,744
 Adjustment for Restructuring        -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             4,256  5,139  6,741   3,964  4,382  4,926  2,043  3,737  4,420  3,394  2,722  3,036  48,761
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN             1,300  1,801  2,459   2,142  2,345  2,630    758  1,752  2,073  1,642  1,326  1,403  21,629
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
                                  23.4%  25.9%  26.7%   35.1%  34.9%  34.8%  27.1%  31.9%  31.9%  32.6%  32.8%  31.6%   30.7%
 PLANT FIXED COST
Third Party Rents & Leases          77     77     77      77     77     77     77     77     77     77     77     77     930
Related Party Rents & Leases       118    118    118     118    118    118    118    118    118    118    118    118   1,416
 Launch Risk                         -      -      -       -      -      -      -      -      -      -      -      -       -
 Depreciation                      135    133    147     138    138    138    138    138    138    138    138    138   1,657
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                              21     21     21      22     22     22     22     22     22     22     22     22     263
 Fees From Deluxe                    -      -      -       -      -      -      -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                  352    350    364     356    356    356    356    356    356    356    356    356   4,266
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                      948  1,451  2,095   1,786  1,990  2,274    402  1,397  1,718  1,286    970  1,047  17,363
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               -      -      -       -      -      -      -      -      -      -      -      -       -
 Payroll Related Expenses            -      -      -       -      -      -      -      -      -      -      -      -       -
 Gainshare                           -      -      -       -      -      -      -      -      -      -      -      -       -
 Other
   Utilities and Telephone           -      -      -       -      -      -      -      -      -      -      -      -       -
   Insurance                         -      -      -       -      -      -      -      -      -      -      -      -       -
   Normal Course Professional        -      -      -       -      -      -      -      -      -      -      -      -       -
   Maintenance & Supplies            -      -      -       -      -      -      -      -      -      -      -      -       -
   Travel & Entertainment            -      -      -       -      -      -      -      -      -      -      -      -       -
   Depreciation                      -      -      -       -      -      -      -      -      -      -      -      -       -
   Other                             -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX                 948  1,451  2,095   1,786  1,990  2,274    402  1,397  1,718  1,286    970  1,047  17,363
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 NET INCOME                        948  1,451  2,095   1,786  1,990  2,274    402  1,397  1,718  1,286    970  1,047  17,363
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
   Interest                          -      -      -       -      -      -      -      -      -      -      -      -       -
   OEM Discount                      -      -      -       -      -      -      -      -      -      -      -      -       -
   Income Tax                        -      -      -       -      -      -      -      -      -      -      -      -       -
   Other Expense/(Income)                                                                                                  -
   MI SBT                            -      -      -       -      -      -      -      -      -      -      -      -       -
   Restructuring Fees                -      -      -       -      -      -      -      -      -      -      -      -       -
   Depreceation & Amortization     135    133    147     138    138    138    138    138    138    138    138    138   1,657
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 EBITDA                          1,083  1,584  2,242   1,924  2,128  2,412    540  1,535  1,856  1,424  1,108  1,185  19,021
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                 1,083  1,584  2,242   1,924  2,128  2,412    540  1,535  1,856  1,424  1,108  1,185  19,021
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

                                   56 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
GROESBECK
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST           F'CAST  F'CAST  F'CAST  F'CAST           F'CAST   F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005    MAR-06  JUN-06  SEP-06  DEC-06   2006     2007     2008
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  -------  ------   ------
 REVENUE                         14,543  14,721  12,682  13,257  55,204   14,206  11,374  9,664   9,885   45,130   42,552   42,427

 VARIABLE COST
 Material                         5,128   5,203   4,435   4,660  19,425    5,052   4,239  3,611   3,694   16,596   15,985   15,857
 Scrap                              218     221     190     199     828      213     171    145     148      677      638      636
 Labor                            2,444   2,463   2,266   2,320   9,493    2,155   1,823  1,658   1,681    7,316    6,968    6,903
 Burden                           1,750   1,781   1,443   1,540   6,515    2,193   1,652  1,377   1,415    6,636    6,436    6,897
 Adjustment for Restructuring         -       -       -       -       -        -       -      -       -        -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------
 Total Variable Cost              9,541   9,668   8,335   8,719  36,261    9,612   7,885  6,791   6,937   31,226   30,027   30,294
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 CONTRIBUTION MARGIN              5,003   5,054   4,347   4,539  18,943    4,594   3,489  2,874   2,948   13,904   12,525   12,133
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------
                                   34.4%   34.3%   34.3%   34.2%   34.3%    32.3%   30.7%  29.7%   29.8%    30.8%    29.4%    28.6%
 PLANT FIXED COST
Third Party Rents & Leases          232     232     232     232     930      232     232    232     232      930      930      930
Related Party Rents & Leases        354     354     354     354   1,416      354     354    354     354    1,416    1,416    1,416
 Launch Risk                          -       -       -       -       -        -       -      -       -        -        -        -
 Depreciation                       414     414     414     414   1,657      414     414    414     414    1,657    1,657    1,657
 Mi SBT                               -       -       -       -       -        -       -      -       -        -        -        -
 Taxes                               68      68      68      68     273       70      70     70      70      281      289      289
 Fees From Deluxe                     -       -       -       -       -        -       -      -       -        -        -        -
 Restructuring Adj. - Fixed           -       -       -       -       -        -       -      -       -        -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------
 Total Fixed Cost                 1,069   1,069   1,069   1,069   4,276    1,071   1,071  1,071   1,071    4,284    4,293    4,293
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 GROSS MARGIN                     3,934   3,985   3,278   3,470  14,667    3,523   2,418  1,803   1,877    9,620    8,232    7,841
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -        -       -      -       -        -        -        -
Related Party Rents & Leases          -       -       -       -       -        -       -      -       -        -        -        -
 Mi SBT                               -       -       -       -       -        -       -      -       -        -        -        -
 Taxes                                -       -       -       -       -        -       -      -       -        -        -        -
 Payroll Related Expenses             -       -       -       -       -        -       -      -       -        -        -        -
 Gainshare                            -       -       -       -       -        -       -      -       -        -        -        -
 Other
   Utilities and Telephone            -       -       -       -       -        -       -      -       -        -        -        -
   Insurance                          -       -       -       -       -        -       -      -       -        -        -        -
   Normal Course Professional         -       -       -       -       -        -       -      -       -        -        -        -
   Maintenance & Supplies             -       -       -       -       -        -       -      -       -        -        -        -
   Travel & Entertainment             -       -       -       -       -        -       -      -       -        -        -        -
   Depreciation                       -       -       -       -       -        -       -      -       -        -        -        -
   Other                              -       -       -       -       -        -       -      -       -        -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------
 Total SG&A Fixed                     -       -       -       -       -        -       -      -       -        -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 SG&A VARIABLE

 Commissions                                                          -                                        -
 Interest Expense                                                     -                                        -
 OEM Discount                                                         -                                        -
 Other Expense/(Income)                                               -                                        -
 Building Rents/Usage Fees                                            -                                        -
 Litigation/Patent Legal Fees                                         -                                        -
 Amortization of Financing Cost                                       -                                        -
 Restructuring Fees                                                   -                                        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------
 Total SG&A Variable                  -       -       -       -       -        -       -      -       -        -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 INCOME BEFORE TAX                3,934   3,985   3,278   3,470  14,667    3,523   2,418  1,803   1,877    9,620    8,232    7,841
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 Provision for Income Taxes                                           -                                        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 NET INCOME                       3,934   3,985   3,278   3,470  14,667    3,523   2,418  1,803   1,877    9,620    8,232    7,841
                                 ======  ======  ======  ======  ======   ======  ======  =====   =====   ======   ======   ======

 EBITDA CALCULATION

 Add:
   Interest                           -       -       -       -       -        -       -      -       -        -        -        -
   OEM Discount                       -       -       -       -       -        -       -      -       -        -        -        -
   Income Tax                         -       -       -       -       -        -       -      -       -        -        -        -
   Other Expense/(Income)                                             -                                        -
   MI SBT                             -       -       -       -       -        -       -      -       -        -        -        -
   Restructuring Fees                 -       -       -       -       -        -       -      -       -        -        -        -
   Depreceation & Amortization      414     414     414     414   1,657      414     414    414     414    1,657    1,657    1,657
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 EBITDA                           4,348   4,399   3,693   3,884  16,324    3,937   2,832  2,217   2,291   11,277    9,889    9,498
                                 ======  ======  ======  ======  ======   ======  ======  =====   =====   ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                        -
 Paid Commissions                                                     -                                        -
 Deferred Rents & Leases                                              -                                        -
 Paid Rents & Leases                                                  -                                        -
 Net Deferral Adjustment                                              -                                        -
                                 ------  ------  ------  ------  ------   ------  ------  -----   -----   ------   ------   ------

 Adjusted EBITDA                  4,348   4,399   3,693   3,884  16,324    3,937   2,832  2,217   2,291   11,277    9,889    9,498
                                 ======  ======  ======  ======  ======   ======  ======  =====   =====   ======   ======   ======

                                   57 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MALYN
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL
                                 JAN-03 FEB-03 MAR-03  APR-03 MAY-03 JUN-03 JUL-03 AUG-03 SEP-03 OCT-03 NOV-03 DEC-03  2003
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         3,165  3,181  3,177   2,301  2,435  2,855  1,953  1,279  3,615  3,436  3,214  3,003  33,615

 VARIABLE COST
 Material                        1,707  1,810  2,027   1,427  1,465  1,629  1,221    553  2,361  2,163  2,365  1,935  20,663
 Scrap                              14     11     20       5     31     41     26      6     22     10     21     12     220
 Labor                             470    435    455     369    356    457    339    360    587    451    435    557   5,270
 Burden                             88     83    109      79    107    108     54     92     77    120     79     76   1,074
 Adjustment for Restructuring        -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             2,280  2,339  2,611   1,881  1,959  2,235  1,639  1,011  3,048  2,744  2,900  2,580  27,227
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN               885    842    566     420    476    620    314    269    567    692    314    423   6,388
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
                                  28.0%  26.5%  17.8%   18.3%  19.5%  21.7%  16.1%  21.0%  15.7%  20.1%   9.8%  14.1%   19.0%
 PLANT FIXED COST
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases        47     47     47      47     47     47     47     47     47     93     47     47     605
 Launch Risk                         -      -      -       -      -      -      -      -      -      -      -      -       -
 Depreciation                       23     27     28      28     28     28     22     22     22     24     24     25     300
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               8      8     16      (1)     8      8      8      8      8      8      8      8      90
 Fees From Deluxe                    -      -      -       -      -      -      -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                   77     81     91      73     82     82     76     76     76    125     78     79     995
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                      808    761    475     348    394    538    238    193    491    567    236    344   5,393
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               -      -      -       -      -      -      -      -      -      -      -      -       -
 Payroll Related Expenses            -      -      -       -      -      -      -      -      -      -      -      -       -
 Gainshare                           -      -      -       -      -      -      -      -      -      -      -      -       -
 Other
   Utilities and Telephone           -      -      -       -      -      -      -      -      -      -      -      -       -
   Insurance                         -      -      -       -      -      -      -      -      -      -      -      -       -
   Normal Course Professional        -      -      -       -      -      -      -      -      -      -      -      -       -
   Maintenance & Supplies            -      -      -       -      -      -      -      -      -      -      -      -       -
   Travel & Entertainment            -      -      -       -      -      -      -      -      -      -      -      -       -
   Depreciation                      -      -      -       -      -      -      -      -      -      -      -      -       -
   Other                             -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX                 808    761    475     348    394    538    238    193    491    567    236    344   5,393
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 NET INCOME                        808    761    475     348    394    538    238    193    491    567    236    344   5,393
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
   Interest                          -      -      -       -      -      -      -      -      -      -      -      -       -
   OEM Discount                      -      -      -       -      -      -      -      -      -      -      -      -       -
   Income Tax                        -      -      -       -      -      -      -      -      -      -      -      -       -
   Other Expense/(Income)                                                                                                  -
   MI SBT                            -      -      -       -      -      -      -      -      -      -      -      -       -
   Restructuring Fees                -      -      -       -      -      -      -      -      -      -      -      -       -
   Depreceation & Amortization      23     27     28      28     28     28     22     22     22     24     24     25     300
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 EBITDA                            831    788    503     375    422    566    260    215    513    591    260    369   5,693
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                   831    788    503     375    422    566    260    215    513    591    260    369   5,693
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

                                   58 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MALYN              Note: Contains approx. $24M in passthrough business for 2004
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST
                                 JAN-04 FEB-04 MAR-04  APR-04 MAY-04 JUN-04 JUL-04 AUG-04 SEP-04 OCT-04 NOV-04 DEC-04  2004
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         3,099  3,845  5,021   3,504  3,753  4,206  1,862  3,556  4,265  3,554  2,904  3,126  42,696

 VARIABLE COST
 Material                        2,003  2,604  3,327   2,351  2,531  2,838  1,264  2,425  2,908  2,423  1,979  2,130  28,782
 Scrap                              25     44     39      51     53     59     26     50     60     50     41     43     539
 Labor                             522    557    640     199    205    230    104    194    232    194    159    171   3,406
 Burden                             77     90    251     231    242    272    121    223    267    223    183    197   2,376
 Adjustment for Restructuring        -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             2,627  3,295  4,256   2,833  3,029  3,398  1,515  2,890  3,467  2,889  2,361  2,541  35,103
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN               473    549    765     672    724    808    346    665    798    665    543    585   7,593
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
                                  15.2%  14.3%  15.2%   19.2%  19.3%  19.2%  18.6%  18.7%  18.7%  18.7%  18.7%  18.7%   17.8%
 PLANT FIXED COST
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases        47     47     47      47     47     47     47     47     47     47     47     47     558
 Launch Risk                         -      -      -       -      -      -      -      -      -      -      -      -       -
 Depreciation                       23     23     23      23     23     23     23     23     23     23     23     23     280
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               8      8      8       8      8      8      8      8      8      8      8      8      92
 Fees From Deluxe                    -      -      -       -      -      -      -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                   77     77     77      78     78     78     78     78     78     78     78     78     930
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                      395    472    687     594    646    731    269    588    721    587    465    507   6,663
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               -      -      -       -      -      -      -      -      -      -      -      -       -
 Payroll Related Expenses            -      -      -       -      -      -      -      -      -      -      -      -       -
 Gainshare                           -      -      -       -      -      -      -      -      -      -      -      -       -
 Other
   Utilities and Telephone           -      -      -       -      -      -      -      -      -      -      -      -       -
   Insurance                         -      -      -       -      -      -      -      -      -      -      -      -       -
   Normal Course Professional        -      -      -       -      -      -      -      -      -      -      -      -       -
   Maintenance & Supplies            -      -      -       -      -      -      -      -      -      -      -      -       -
   Travel & Entertainment            -      -      -       -      -      -      -      -      -      -      -      -       -
   Depreciation                      -      -      -       -      -      -      -      -      -      -      -      -       -
   Other                             -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX                 395    472    687     594    646    731    269    588    721    587    465    507   6,663
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 NET INCOME                        395    472    687     594    646    731    269    588    721    587    465    507   6,663
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
   Interest                          -      -      -       -      -      -      -      -      -      -      -      -       -
   OEM Discount                      -      -      -       -      -      -      -      -      -      -      -      -       -
   Income Tax                        -      -      -       -      -      -      -      -      -      -      -      -       -
   Other Expense/(Income)                                                                                                  -
   MI SBT                            -      -      -       -      -      -      -      -      -      -      -      -       -
   Restructuring Fees                -      -      -       -      -      -      -      -      -      -      -      -       -
   Depreceation & Amortization      23     23     23      23     23     23     23     23     23     23     23     23     280
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 EBITDA                            419    495    711     618    669    754    292    611    744    611    489    531   6,943
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                   419    495    711     618    669    754    292    611    744    611    489    531   6,943
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

                                   59 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MALYN
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST   F'CAST           F'CAST  F'CAST  F'CAST  F'CAST         F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05   DEC-05   2005    MAR-06  JUN-06  SEP-06  DEC-06  2006    2007    2008
                                 ------  ------  ------   ------  ------   ------  ------  ------  ------ ------  ------  ------
 REVENUE                         9,801   9,032   9,135    9,366   37,335   9,442   9,375   8,037   8,326  35,181  32,686  20,987

 VARIABLE COST
 Material                        6,687   6,181   6,221    6,381   25,470   6,446   6,398   5,486   5,678  24,007  22,329  14,523
 Scrap                             135     124     126      129      513     130     129     110     115     484     449     286
 Labor                             529     477     498      510    2,014     507     505     432     450   1,894   1,747   1,021
 Burden                            596     531     565      577    2,270     582     579     495     518   2,174   2,054   1,199
 Adjustment for Restructuring        -       -       -        -        -       -       -       -       -       -       -       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------
 Total Variable Cost             7,946   7,313   7,411    7,597   30,268   7,665   7,611   6,523   6,761  28,559  26,579  17,028
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 CONTRIBUTION MARGIN             1,855   1,719   1,724    1,769    7,067   1,778   1,764   1,514   1,566   6,621   6,107   3,959
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------
                                  18.9%   19.0%   18.9%    18.9%    18.9%   18.8%   18.8%   18.8%   18.8%   18.8%   18.7%   18.9%
 PLANT FIXED COST
Third Party Rents & Leases           -       -       -        -        -       -       -       -       -       -       -       -
Related Party Rents & Leases       140     140     140      140      558     140     140     140     140     558     558     558
 Launch Risk                         -       -       -        -        -       -       -       -       -       -       -       -
 Depreciation                       70      70      70       70      280      70      70      70      70     280     280     280
 Mi SBT                              -       -       -        -        -       -       -       -       -       -       -       -
 Taxes                              24      24      24       24       95      25      25      25      25      98     101     101
 Fees From Deluxe                    -       -       -        -        -       -       -       -       -       -       -       -
 Restructuring Adj. - Fixed          -       -       -        -        -       -       -       -       -       -       -       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------
 Total Fixed Cost                  233     233     233      233      934     234     234     234     234     936     939     939
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 GROSS MARGIN                    1,621   1,486   1,491    1,536    6,133   1,544   1,530   1,280   1,331   5,685   5,168   3,019
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -        -        -       -       -       -       -       -       -       -
Related Party Rents & Leases         -       -       -        -        -       -       -       -       -       -       -       -
 Mi SBT                              -       -       -        -        -       -       -       -       -       -       -       -
 Taxes                               -       -       -        -        -       -       -       -       -       -       -       -
 Payroll Related Expenses            -       -       -        -        -       -       -       -       -       -       -       -
 Gainshare                           -       -       -        -        -       -       -       -       -       -       -       -
 Other
   Utilities and Telephone           -       -       -        -        -       -       -       -       -       -       -       -
   Insurance                         -       -       -        -        -       -       -       -       -       -       -       -
   Normal Course Professional        -       -       -        -        -       -       -       -       -       -       -       -
   Maintenance & Supplies            -       -       -        -        -       -       -       -       -       -       -       -
   Travel & Entertainment            -       -       -        -        -       -       -       -       -       -       -       -
   Depreciation                      -       -       -        -        -       -       -       -       -       -       -       -
   Other                             -       -       -        -        -       -       -       -       -       -       -       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------
 Total SG&A Fixed                    -       -       -        -        -       -       -       -       -       -       -       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                           -                                       -
 Interest Expense                                                      -                                       -
 OEM Discount                                                          -                                       -
 Other Expense/(Income)                                                -                                       -
 Building Rents/Usage Fees                                             -                                       -
 Litigation/Patent Legal Fees                                          -                                       -
 Amortization of Financing Cost                                        -                                       -
 Restructuring Fees                                                    -                                       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------
 Total SG&A Variable                 -       -       -        -        -       -       -       -       -       -       -       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 INCOME BEFORE TAX               1,621   1,486   1,491    1,536    6,133   1,544   1,530   1,280   1,331   5,685   5,168   3,019
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 Provision for Income Taxes                                            -                                       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 NET INCOME                      1,621   1,486   1,491    1,536    6,133   1,544   1,530   1,280   1,331   5,685   5,168   3,019
                                 =====   =====   =====    =====   ======   =====   =====   =====   =====  ======  ======  ======

 EBITDA CALCULATION

 Add:
   Interest                          -       -       -        -        -       -       -       -       -       -       -       -
   OEM Discount                      -       -       -        -        -       -       -       -       -       -       -       -
   Income Tax                        -       -       -        -        -       -       -       -       -       -       -       -
   Other Expense/(Income)                                              -                                       -
   MI SBT                            -       -       -        -        -       -       -       -       -       -       -       -
   Restructuring Fees                -       -       -        -        -       -       -       -       -       -       -       -
   Depreceation & Amortization      70      70      70       70      280      70      70      70      70     280     280     280
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 EBITDA                          1,691   1,556   1,561    1,606    6,413   1,614   1,600   1,350   1,401   5,965   5,448   3,299
                                 =====   =====   =====    =====   ======   =====   =====   =====   =====  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                  -                                       -
 Paid Commissions                                                      -                                       -
 Deferred Rents & Leases                                               -                                       -
 Paid Rents & Leases                                                   -                                       -
 Net Deferral Adjustment                                               -                                       -
                                 -----   -----   -----    -----   ------   -----   -----   -----   -----  ------  ------  ------

 Adjusted EBITDA                 1,691   1,556   1,561    1,606    6,413   1,614   1,600   1,350   1,401   5,965   5,448   3,299
                                 =====   =====   =====    =====   ======   =====   =====   =====   =====  ======  ======  ======

                                   60 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARPER
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL
                                 JAN-03 FEB-03 MAR-03  APR-03 MAY-03 JUN-03 JUL-03 AUG-03 SEP-03 OCT-03 NOV-03 DEC-03  2003
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         6,759  8,754  10,905  7,601  8,510  10,011 4,644  5,909  8,043  6,547  6,286  5,945  89,914

 VARIABLE COST
 Material                        3,109  3,897   4,807  3,252  3,711   4,326 2,046  2,677  3,530  2,902  2,976  3,242  40,475
 Scrap                             157    160     198    189    142     146    90    117    151    115     61     83   1,609
 Labor                           1,487  1,829   2,188  1,469  1,638   1,899 1,130  1,416  1,757  1,335  1,212  1,329  18,687
 Burden                            204    651     882     67    400     538   379    216    400    360    232    449   4,778
 Adjustment for Restructuring        -      -       -      -      -       -     -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             4,955  6,537   8,074  4,978  5,891   6,908 3,644  4,426  5,838  4,712  4,482  5,103  65,549
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN             1,804  2,217   2,830  2,624  2,619   3,102 1,000  1,483  2,206  1,835  1,804    842  24,365
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
                                  26.7%  25.3%   26.0%  34.5%  30.8%   31.0% 21.5%  25.1%  27.4%  28.0%  28.7%  14.2%   27.1%
 PLANT FIXED COST
Third Party Rents & Leases         168    168     168    168    168     168   168    168     27    100    100    100   1,667
Related Party Rents & Leases         -      -       -      -      -       -     -      -      -      -      -      -       -
 Launch Risk                         -      -       -      -      -       -     -      -      -      -      -      -       -
 Depreciation                      143    143     151    152    153     152   150    148    140    115    114     99   1,660
 Mi SBT                              -      -       -      -      -       -     -      -      -      -      -      -       -
 Taxes                              17     17      17     17     17      17    17     17     17     17     17     17     204
 Fees From Deluxe                    -      -       -      -      -       -     -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -       -      -      -       -     -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                  328    328     336    336    337     336   334    333    184    232    231    216   3,531
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                    1,476  1,889   2,494  2,287  2,282   2,766   665  1,150  2,022  1,603  1,573    626  20,834
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -       -      -      -       -     -      -      -      -      -      -       -
Related Party Rents & Leases         -      -       -      -      -       -     -      -      -      -      -      -       -
 Mi SBT                              -      -       -      -      -       -     -      -      -      -      -      -       -
 Taxes                               -      -       -      -      -       -     -      -      -      -      -      -       -
 Payroll Related Expenses            -      -       -      -      -       -     -      -      -      -      -      -       -
 Gainshare                           -      -       -      -      -       -     -      -      -      -      -      -       -
 Other
  Utilities and Telephone            -      -       -      -      -       -     -      -      -      -      -      -       -
  Insurance                          -      -       -      -      -       -     -      -      -      -      -      -       -
  Normal Course Professional         -      -       -      -      -       -     -      -      -      -      -      -       -
  Maintenance & Supplies             -      -       -      -      -       -     -      -      -      -      -      -       -
  Travel & Entertainment             -      -       -      -      -       -     -      -      -      -      -      -       -
  Depreciation                       -      -       -      -      -       -     -      -      -      -      -      -       -
  Other                              -      -       -      -      -       -     -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -       -      -      -       -     -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -       -      -      -       -     -      -      -      -      -      -       -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX               1,476  1,889   2,494  2,287  2,282   2,766   665  1,150  2,022  1,603  1,573    626  20,834
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 NET INCOME                      1,476  1,889   2,494  2,287  2,282   2,766   665  1,150  2,022  1,603  1,573    626  20,834
                                 =====  =====  ======  =====  =====  ====== =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
  Interest                           -      -       -      -      -       -     -      -      -      -      -      -       -
  OEM Discount                       -      -       -      -      -       -     -      -      -      -      -      -       -
  Income Tax                         -      -       -      -      -       -     -      -      -      -      -      -       -
  Other Expense/(Income)                                                                                                   -
  MI SBT                             -      -       -      -      -       -     -      -      -      -      -      -       -
  Restructuring Fees                 -      -       -      -      -       -     -      -      -      -      -      -       -
  Depreceation & Amortization      143    143     151    152    153     152   150    148    140    115    114     99   1,660
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 EBITDA                          1,619  2,032   2,646  2,439  2,435   2,918   815  1,298  2,162  1,718  1,687    725  22,494
                                 =====  =====  ======  =====  =====  ====== =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  ------  -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                 1,619  2,032   2,646  2,439  2,435   2,918   815  1,298  2,162  1,718  1,687    725  22,494
                                 =====  =====  ======  =====  =====  ====== =====  =====  =====  =====  =====  =====  ======

                                   61 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARPER               Note: Contains approx. $6M in passthrough business for 2004
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST
                                 JAN-04 FEB-04 MAR-04  APR-04 MAY-04 JUN-04 JUL-04 AUG-04 SEP-04 OCT-04 NOV-04 DEC-04  2004
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         5,198  6,241  7,894   5,700  6,123  6,898  2,973  5,619  7,426  6,553  5,437  5,770  71,834

 VARIABLE COST
 Material                        2,363  2,839  3,681   2,658  2,857  3,222  1,399  2,591  3,309  2,860  2,371  2,511  32,660
 Scrap                              79     91    121      80     86     97     42     79    104     92     76     81   1,026
 Labor                           1,220  1,305  1,541     479    518    581    253    501    746    691    577    614   9,027
 Burden                            328    320    473     901    971  1,092    481    911  1,251  1,109    928    981   9,745
 Adjustment for Restructuring        -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             3,989  4,556  5,816   4,118  4,432  4,991  2,174  4,082  5,410  4,752  3,952  4,187  52,459
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN             1,209  1,686  2,078   1,582  1,691  1,907    799  1,537  2,016  1,801  1,485  1,583  19,375
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
                                  23.3%  27.0%  26.3%   27.8%  27.6%  27.6%  26.9%  27.4%  27.1%  27.5%  27.3%  27.4%   27.0%
 PLANT FIXED COST
Third Party Rents & Leases         100    100    100     100    100    100    100    100    100    100    100    100   1,200
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Launch Risk                         -      -      -       -      -      -      -      -      -      -      -      -       -
 Depreciation                       87    100     96      94     94     94     94     94     94     94     94     94   1,130
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                              17     17     17      18     18     18     18     18     18     18     18     18     209
 Fees From Deluxe                    -      -      -       -      -      -      -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                  204    217    213     212    212    212    212    212    212    212    212    212   2,539
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                    1,005  1,469  1,865   1,371  1,480  1,696    588  1,325  1,804  1,590  1,273  1,371  16,837
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               -      -      -       -      -      -      -      -      -      -      -      -       -
 Payroll Related Expenses            -      -      -       -      -      -      -      -      -      -      -      -       -
 Gainshare                           -      -      -       -      -      -      -      -      -      -      -      -       -
 Other
  Utilities and Telephone            -      -      -       -      -      -      -      -      -      -      -      -       -
  Insurance                          -      -      -       -      -      -      -      -      -      -      -      -       -
  Normal Course Professional         -      -      -       -      -      -      -      -      -      -      -      -       -
  Maintenance & Supplies             -      -      -       -      -      -      -      -      -      -      -      -       -
  Travel & Entertainment             -      -      -       -      -      -      -      -      -      -      -      -       -
  Depreciation                       -      -      -       -      -      -      -      -      -      -      -      -       -
  Other                              -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX               1,005  1,469  1,865   1,371  1,480  1,696    588  1,325  1,804  1,590  1,273  1,371  16,837
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 NET INCOME                      1,005  1,469  1,865   1,371  1,480  1,696    588  1,325  1,804  1,590  1,273  1,371  16,837
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
  Interest                           -      -      -       -      -      -      -      -      -      -      -      -       -
  OEM Discount                       -      -      -       -      -      -      -      -      -      -      -      -       -
  Income Tax                         -      -      -       -      -      -      -      -      -      -      -      -       -
  Other Expense/(Income)                                                                                                   -
  MI SBT                             -      -      -       -      -      -      -      -      -      -      -      -       -
  Restructuring Fees                 -      -      -       -      -      -      -      -      -      -      -      -       -
  Depreceation & Amortization       87    100     96      94     94     94     94     94     94     94     94     94   1,130
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 EBITDA                          1,092  1,569  1,961   1,465  1,574  1,790    682  1,419  1,899  1,684  1,367  1,465  17,967
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----   -----  -----  ------ -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                 1,092  1,569  1,961   1,465  1,574  1,790    682  1,419  1,899  1,684  1,367  1,465  17,967
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

                                   62 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARPER
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST           F'CAST  F'CAST  F'CAST  F'CAST           F'CAST   F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005    MAR-06  JUN-06  SEP-06  DEC-06   2006     2007     2008
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  -------  ------   ------
 REVENUE                         18,808  19,177  15,313  14,980  68,278   17,507  14,874  13,016  12,601  57,999   51,099   34,293

 VARIABLE COST
 Material                         8,029   8,184   6,543   6,338  29,096    7,473   6,290   5,510   5,318  24,590   21,894   14,261
 Scrap                              263     268     214     210     956      245     208     182     176     812      715      480
 Labor                            2,960   2,995   2,533   2,494  10,981    2,568   2,355   2,154   2,126   9,203    7,263    5,666
 Burden                           2,266   2,323   1,650   1,592   7,831    2,273   1,902   1,557   1,467   7,200    7,610    5,600
 Adjustment for Restructuring         -       -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------
 Total Variable Cost             13,519  13,771  10,941  10,633  48,864   12,559  10,754   9,403   9,088  41,805   37,482   26,006
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 CONTRIBUTION MARGIN              5,289   5,406   4,373   4,346  19,414    4,948   4,120   3,612   3,514  16,194   13,617    8,286
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------
                                   28.1%   28.2%   28.6%   29.0%   28.4%    28.3%   27.7%   27.8%   27.9%   27.9%    26.6%    24.2%
 PLANT FIXED COST
Third Party Rents & Leases          300     300     300     300   1,200      300     300     300     300   1,200    1,200    1,200
Related Party Rents & Leases          -       -       -       -       -        -       -       -       -       -        -        -
 Launch Risk                          -       -       -       -       -        -       -       -       -       -        -        -
 Depreciation                       282     282     282     282   1,130      282     282     282     282   1,130    1,130    1,130
 Mi SBT                               -       -       -       -       -        -       -       -       -       -        -        -
 Taxes                               54      54      54      54     216       56      56      56      56     223      230      230
 Fees From Deluxe                     -       -       -       -       -        -       -       -       -       -        -        -
 Restructuring Adj. - Fixed           -       -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------
 Total Fixed Cost                   637     637     637     637   2,546      638     638     638     638   2,553    2,560    2,560
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 GROSS MARGIN                     4,652   4,769   3,736   3,710  16,867    4,309   3,482   2,974   2,875  13,641   11,057    5,727
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -        -       -       -       -       -        -        -
Related Party Rents & Leases          -       -       -       -       -        -       -       -       -       -        -        -
 Mi SBT                               -       -       -       -       -        -       -       -       -       -        -        -
 Taxes                                -       -       -       -       -        -       -       -       -       -        -        -
 Payroll Related Expenses             -       -       -       -       -        -       -       -       -       -        -        -
 Gainshare                            -       -       -       -       -        -       -       -       -       -        -        -
 Other
  Utilities and Telephone             -       -       -       -       -        -       -       -       -       -        -        -
  Insurance                           -       -       -       -       -        -       -       -       -       -        -        -
  Normal Course Professional          -       -       -       -       -        -       -       -       -       -        -        -
  Maintenance & Supplies              -       -       -       -       -        -       -       -       -       -        -        -
  Travel & Entertainment              -       -       -       -       -        -       -       -       -       -        -        -
  Depreciation                        -       -       -       -       -        -       -       -       -       -        -        -
  Other                               -       -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------
 Total SG&A Fixed                     -       -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 SG&A VARIABLE

 Commissions                                                          -                                        -
 Interest Expense                                                     -                                        -
 OEM Discount                                                         -                                        -
 Other Expense/(Income)                                               -                                        -
 Building Rents/Usage Fees                                            -                                        -
 Litigation/Patent Legal Fees                                         -                                        -
 Amortization of Financing Cost                                       -                                        -
 Restructuring Fees                                                   -                                        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------
 Total SG&A Variable                  -       -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 INCOME BEFORE TAX                4,652   4,769   3,736   3,710  16,867    4,309   3,482   2,974   2,875  13,641   11,057    5,727
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 Provision for Income Taxes                                           -                                        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 NET INCOME                       4,652   4,769   3,736   3,710  16,867    4,309   3,482   2,974   2,875  13,641   11,057    5,727
                                 ======  ======  ======  ======  ======   ======  ======  ======  ======  ======   ======   ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -        -       -       -       -       -        -        -
  OEM Discount                        -       -       -       -       -        -       -       -       -       -        -        -
  Income Tax                          -       -       -       -       -        -       -       -       -       -        -        -
  Other Expense/(Income)                                              -                                        -
  MI SBT                              -       -       -       -       -        -       -       -       -       -        -        -
  Restructuring Fees                  -       -       -       -       -        -       -       -       -       -        -        -
  Depreceation & Amortization       282     282     282     282   1,130      282     282     282     282   1,130    1,130    1,130
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 EBITDA                           4,935   5,052   4,019   3,992  17,997    4,592   3,764   3,257   3,158  14,771   12,187    6,857
                                 ======  ======  ======  ======  ======   ======  ======  ======  ======  ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                        -
 Paid Commissions                                                     -                                        -
 Deferred Rents & Leases                                              -                                        -
 Paid Rents & Leases                                                  -                                        -
 Net Deferral Adjustment                                              -                                        -
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  ------   ------   ------

 Adjusted EBITDA                  4,935   5,052   4,019   3,992  17,997    4,592   3,764   3,257   3,158  14,771   12,187    6,857
                                 ======  ======  ======  ======  ======   ======  ======  ======  ======  ======   ======   ======

                                   63 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONNEAUT
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL ACTUAL
                                 JAN-03 FEB-03 MAR-03  APR-03 MAY-03 JUN-03 JUL-03 AUG-03 SEP-03 OCT-03 NOV-03 DEC-03  2003
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         1,815  2,177  2,730   1,822  1,699  2,480    971  1,997  2,505  2,024  1,861  2,267  24,349

 VARIABLE COST

 Material                          595    817    897     589    644    874    355    665    853    641    625    456   8,012
 Scrap                              74     83     84      59     46     67     29     52     78     55     66     60     753
 Labor                             552    555    648     500    437    602    468    516    605    507    487    643   6,519
 Burden                            223    292    389     222    200    270    187    246    445    332    296    302   3,404
 Adjustment for Restructuring        -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Variable Cost             1,445  1,747  2,017   1,370  1,327  1,812  1,039  1,479  1,981  1,535  1,475  1,461  18,688
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 CONTRIBUTION MARGIN               370    430    712     452    372    668    (67)   517    524    489    386    806   5,661
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
                                  20.4%  19.8%  26.1%   24.8%  21.9%  26.9%  -6.9%  25.9%  20.9%  24.2%  20.7%  35.5%   23.2%
 PLANT FIXED COST
Third Party Rents & Leases           3      3      3       4      3      5      4      3      5      4      4      4      43
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Launch Risk                         -      -      -       -      -      -      -      -      -      -      -      -       -
 Depreciation                      163    162    162     160    160    158    158    155    155    155    155    155   1,895
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                              13     13     13      13     13     13     13     13     13     13     13     13     153
 Fees From Deluxe                    -      -      -       -      -      -      -      -      -      -      -      -       -
 Restructuring Adj. - Fixed          -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total Fixed Cost                  178    177    177     177    176    175    174    170    172    171    171    171   2,091
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 GROSS MARGIN                      192    253    535     276    197    493   (242)   347    352    318    215    634   3,570
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -      -      -       -
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -      -      -       -
 Mi SBT                              -      -      -       -      -      -      -      -      -      -      -      -       -
 Taxes                               -      -      -       -      -      -      -      -      -      -      -      -       -
 Payroll Related Expenses            -      -      -       -      -      -      -      -      -      -      -      -       -
 Gainshare                           -      -      -       -      -      -      -      -      -      -      -      -       -
 Other
  Utilities and Telephone            -      -      -       -      -      -      -      -      -      -      -      -       -
  Insurance                          -      -      -       -      -      -      -      -      -      -      -      -       -
  Normal Course Professional         -      -      -       -      -      -      -      -      -      -      -      -       -
  Maintenance & Supplies             -      -      -       -      -      -      -      -      -      -      -      -       -
  Travel & Entertainment             -      -      -       -      -      -      -      -      -      -      -      -       -
  Depreciation                       -      -      -       -      -      -      -      -      -      -      -      -       -
  Other                              -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -      -       -      -      -      -      -      -      -      -      -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX                 192    253    535     276    197    493   (242)   347    352    318    215    634   3,570
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 NET INCOME                        192    253    535     276    197    493   (242)   347    352    318    215    634   3,570
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 EBITDA CALCULATION

 Add:
  Interest                           -      -      -       -      -      -      -      -      -      -      -      -       -
  OEM Discount                       -      -      -       -      -      -      -      -      -      -      -      -       -
  Income Tax                         -      -      -       -      -      -      -      -      -      -      -      -       -
  Other Expense/(Income)                                                                                                   -
  MI SBT                             -      -      -       -      -      -      -      -      -      -      -      -       -
  Restructuring Fees                 -      -      -       -      -      -      -      -      -      -      -      -       -
  Depreceation & Amortization      163    162    162     160    160    158    158    155    155    155    155    155   1,895
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 EBITDA                            355    415    697     436    357    651    (84)   502    506    473    370    789   5,465
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                   355    415    697     436    357    651    (84)   502    506    473    370    789   5,465
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  =====  =====  ======

                                   64 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONNEAUT
(IN $000'S)

                                 ACTUAL ACTUAL ACTUAL  F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST F'CAST
                                 JAN-04 FEB-04 MAR-04  APR-04 MAY-04 JUN-04 JUL-04 AUG-04 SEP-04 OCT-04 NOV-04 DEC-04  2004
                                 ------ ------ ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
 REVENUE                         1,762  1,820  2,983   1,525  1,423  1,522    556  1,100  1,323  1,067   896   1,002  16,978

 VARIABLE COST
 Material                          602    572  1,008     499    481    526    213    418    504    409   345     388   5,965
 Scrap                              44     45     53      32     31     35     12     25     30     24    20      22     375
 Labor                             502    487    656     305    317    312    213    240    272    231   178     197   3,910
 Burden                            265    350    305     328    273    301    308    280    335    274   274     313   3,604
 Adjustment for Restructuring        -      -      -       -      -      -      -      -      -      -     -       -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------
 Total Variable Cost             1,413  1,453  2,022   1,164  1,102  1,173    746    963  1,141    939   818     922  13,855
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------

 CONTRIBUTION MARGIN               349    367    961     361    321    349   (190)   137    182    128    78      81   3,124
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------
                                  19.8%  20.2%  32.2%   23.7%  22.5%  22.9% -34.2%  12.4%  13.8%  12.0%  8.7%    8.0%   18.4%
 PLANT FIXED COST
Third Party Rents & Leases           3      5      -       5      5      5      5      5      5      5     5       5      51
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -     -       -       -
 Launch Risk                         -      -      -       -      -      -      -      -      -      -     -       -       -
 Depreciation                      153    153    153     153    153    153    153    153    153    153   153     153   1,835
 Mi SBT                              -      -      -       -      -      -      -      -      -      -     -       -       -
 Taxes                              71    (45)    13      13     13     13     13     13     13     13    13      13     157
 Fees From Deluxe                    -      -      -       -      -      -      -      -      -      -     -       -       -
 Restructuring Adj. - Fixed          -      -      -       -      -      -      -      -      -      -     -       -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------
 Total Fixed Cost                  227    113    166     171    171    171    171    171    171    171   171     171   2,043
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------

 GROSS MARGIN                      123    254    795     190    150    178   (361)   (34)    12    (43)  (93)    (90)  1,081
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------

 SG&A - FIXED
Third Party Rents & Leases           -      -      -       -      -      -      -      -      -      -     -       -       -
Related Party Rents & Leases         -      -      -       -      -      -      -      -      -      -     -       -       -
 Mi SBT                              -      -      -       -      -      -      -      -      -      -     -       -       -
 Taxes                               -      -      -       -      -      -      -      -      -      -     -       -       -
 Payroll Related Expenses            -      -      -       -      -      -      -      -      -      -     -       -       -
 Gainshare                           -      -      -       -      -      -      -      -      -      -     -       -       -
 Other
  Utilities and Telephone            -      -      -       -      -      -      -      -      -      -     -       -       -
  Insurance                          -      -      -       -      -      -      -      -      -      -     -       -       -
  Normal Course Professional         -      -      -       -      -      -      -      -      -      -     -       -       -
  Maintenance & Supplies             -      -      -       -      -      -      -      -      -      -     -       -       -
  Travel & Entertainment             -      -      -       -      -      -      -      -      -      -     -       -       -
  Depreciation                       -      -      -       -      -      -      -      -      -      -     -       -       -
  Other                              -      -      -       -      -      -      -      -      -      -     -       -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Fixed                    -      -      -       -      -      -      -      -      -      -     -       -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 SG&A VARIABLE

 Commissions                                                                                                               -
 Interest Expense                                                                                                          -
 OEM Discount                                                                                                              -
 Other Expense/(Income)                                                                                                    -
 Building Rents/Usage Fees                                                                                                 -
 Litigation/Patent Legal Fees                                                                                              -
 Amortization of Financing Cost                                                                                            -
 Restructuring Fees                                                                                                        -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------
 Total SG&A Variable                 -      -      -       -      -      -      -      -      -      -     -       -       -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 INCOME BEFORE TAX                 123    254    795     190    150    178   (361)   (34)    12    (43)  (93)    (90)  1,081
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  ----   -----  ------

 Provision for Income Taxes                                                                                                -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 NET INCOME                        123    254    795     190    150    178   (361)   (34)    12    (43)  (93)    (90)  1,081
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  ====   =====  ======

 EBITDA CALCULATION

 Add:
  Interest                           -      -      -       -      -      -      -      -      -      -     -       -       -
  OEM Discount                       -      -      -       -      -      -      -      -      -      -     -       -       -
  Income Tax                         -      -      -       -      -      -      -      -      -      -     -       -       -
  Other Expense/(Income)                                                                                                   -
  MI SBT                             -      -      -       -      -      -      -      -      -      -     -       -       -
  Restructuring Fees                 -      -      -       -      -      -      -      -      -      -     -       -       -
  Depreceation & Amortization      153    153    153     153    153    153    153    153    153    153   153     153   1,835
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 EBITDA                            276    407    948     343    303    331   (208)   119    164    110    60      63   2,916
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  ====   =====  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                      -
 Paid Commissions                                                                                                          -
 Deferred Rents & Leases                                                                                                   -
 Paid Rents & Leases                                                                                                       -
 Net Deferral Adjustment                                                                                                   -
                                 -----  -----  -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  ------

 Adjusted EBITDA                   276    407    948     343    303    331   (208)   119    164    110    60      63   2,916
                                 =====  =====  =====   =====  =====  =====  =====  =====  =====  =====  ====   =====  ======

                                   65 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONNEAUT
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST           F'CAST  F'CAST  F'CAST  F'CAST           F'CAST   F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005    MAR-06  JUN-06  SEP-06  DEC-06   2006     2007     2008
                                 ------  ------  ------  ------  ------   ------  ------  ------  ------  -------  ------   ------
 REVENUE                         2,851   2,916   2,453   2,651   10,872   2,872   2,644     837     894    7,246    3,010    1,716

 VARIABLE COST
 Material                        1,074   1,098     924   1,003    4,100   1,096   1,007     296     321    2,719    1,114      733
 Scrap                              67      68      57      61      253      63      59      29      30      180       92       28
 Labor                             677     683     639     660    2,660     502     482     319     328    1,630      819      708
 Burden                            710     717     652     684    2,763     669     642     416     432    2,159    1,452    1,279
 Adjustment for Restructuring        -       -       -       -        -       -       -       -       -        -        -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total Variable Cost             2,528   2,567   2,272   2,409    9,776   2,330   2,189   1,060   1,110    6,689    3,477    2,748
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 CONTRIBUTION MARGIN               324     349     181     242    1,096     542     455    (223)   (216)     557     (467)  (1,033)
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------
                                  11.3%   12.0%    7.4%    9.1%    10.1%   18.9%   17.2%  -26.7%  -24.2%     7.7%   -15.5%   -60.2%
 PLANT FIXED COST
Third Party Rents & Leases          14      14      14      14       58      14      14      14      14       58       58       58
Related Party Rents & Leases         -       -       -       -        -       -       -       -       -        -        -        -
 Launch Risk                         -       -       -       -        -       -       -       -       -        -        -        -
 Depreciation                      459     459     459     459    1,835     459     459     459     459    1,835    1,835    1,835
 Mi SBT                              -       -       -       -        -       -       -       -       -        -        -        -
 Taxes                              41      41      41      41      163      42      42      42      42      168      173      173
 Fees From Deluxe                    -       -       -       -        -       -       -       -       -        -        -        -
 Restructuring Adj. - Fixed          -       -       -       -        -       -       -       -       -        -        -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total Fixed Cost                  514     514     514     514    2,055     515     515     515     515    2,060    2,065    2,065
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 GROSS MARGIN                     (190)   (165)   (333)   (272)    (960)     27     (60)   (738)   (731)  (1,503)  (2,532)  (3,098)
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -       -        -       -       -       -       -        -        -        -
Related Party Rents & Leases         -       -       -       -        -       -       -       -       -        -        -        -
 Mi SBT                              -       -       -       -        -       -       -       -       -        -        -        -
 Taxes                               -       -       -       -        -       -       -       -       -        -        -        -
 Payroll Related Expenses            -       -       -       -        -       -       -       -       -        -        -        -
 Gainshare                           -       -       -       -        -       -       -       -       -        -        -        -
 Other
  Utilities and Telephone            -       -       -       -        -       -       -       -       -        -        -        -
  Insurance                          -       -       -       -        -       -       -       -       -        -        -        -
  Normal Course Professional         -       -       -       -        -       -       -       -       -        -        -        -
  Maintenance & Supplies             -       -       -       -        -       -       -       -       -        -        -        -
  Travel & Entertainment             -       -       -       -        -       -       -       -       -        -        -        -
  Depreciation                       -       -       -       -        -       -       -       -       -        -        -        -
  Other                              -       -       -       -        -       -       -       -       -        -        -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total SG&A Fixed                    -       -       -       -        -       -       -       -       -        -        -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 SG&A VARIABLE

 Commissions                                                          -                                        -
 Interest Expense                                                     -                                        -
 OEM Discount                                                         -                                        -
 Other Expense/(Income)                                               -                                        -
 Building Rents/Usage Fees                                            -                                        -
 Litigation/Patent Legal Fees                                         -                                        -
 Amortization of Financing Cost                                       -                                        -
 Restructuring Fees                                                   -                                        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total SG&A Variable                 -       -       -       -        -       -       -       -       -        -        -        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 INCOME BEFORE TAX                (190)   (165)   (333)   (272)    (960)     27     (60)   (738)   (731)  (1,503)  (2,532)  (3,098)
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 Provision for Income Taxes                                           -                                        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 NET INCOME                       (190)   (165)   (333)   (272)    (960)     27     (60)   (738)   (731)  (1,503)  (2,532)  (3,098)
                                 =====   =====   =====   =====   ======   =====   =====   =====   =====   ======   ======   ======

 EBITDA CALCULATION

 Add:
  Interest                           -       -       -       -        -       -       -       -       -        -        -        -
  OEM Discount                       -       -       -       -        -       -       -       -       -        -        -        -
  Income Tax                         -       -       -       -        -       -       -       -       -        -        -        -
  Other Expense/(Income)                                              -                                        -
  MI SBT                             -       -       -       -        -       -       -       -       -        -        -        -
  Restructuring Fees                 -       -       -       -        -       -       -       -       -        -        -        -
  Depreceation & Amortization      459     459     459     459    1,835     459     459     459     459    1,835    1,835    1,835
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 EBITDA                            269     294     126     187      875     486     398    (280)   (272)     332     (697)  (1,263)
                                 =====   =====   =====   =====   ======   =====   =====   =====   =====   ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                        -
 Paid Commissions                                                     -                                        -
 Deferred Rents & Leases                                              -                                        -
 Paid Rents & Leases                                                  -                                        -
 Net Deferral Adjustment                                              -                                        -
                                 -----   -----   -----   -----   ------   -----   -----   -----   -----   ------   ------   ------

 Adjusted EBITDA                   269     294     126     187      875     486     398    (280)   (272)     332     (697)  (1,263)
                                 =====   =====   =====   =====   ======   =====   =====   =====   =====   ======   ======   ======

                                   66 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARTFORD CITY
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                    1,344   1,537   1,875   1,324   1,232   1,415     494     929   1,180     918   1,033   1,305  14,587

 VARIABLE COST
 Material                     663     764     865     626     589     696     243     394     538     413     479     592   6,859
 Scrap                         29      32      22      13       9      13       6       9      14      13      14      15     188
 Labor                        299     270     289     210     202     201     114     156     182     212     212     225   2,572
 Burden                       140     207     308     192     126     191     125     149     153     103      68     144   1,906
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost        1,130   1,273   1,483   1,041     926   1,101     488     708     886     741     772     977  11,524
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN          214     265     391     284     306     314       7     221     294     177     261     329   3,062
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                             15.9%   17.2%   20.9%   21.4%   24.9%   22.2%    1.4%   23.8%   24.9%   19.3%   25.3%   25.2%   21.0%
 PLANT FIXED COST
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  49      49      49      49      48      47      47      47      47      47      47      47     574
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                         10      10      12      10      10      12      10      10      12      (8)      -       -      85
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost              58      58      60      58      58      59      57      57      59      39      47      47     659
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                 155     206     331     226     248     255     (50)    164     234     138     214     282   2,403
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX            155     206     331     226     248     255     (50)    164     234     138     214     282   2,403
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 NET INCOME                   155     206     331     226     248     255     (50)    164     234     138     214     282   2,403
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                49      49      49      49      48      47      47      47      47      47      47      47     574
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                       204     255     379     274     297     302      (3)    212     282     185     261     329   2,977
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======
 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA              204     255     379     274     297     302      (3)    212     282     185     261     329   2,977
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    67 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARTFORD CITY
(IN $000'S)

                                 ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                          1,131   1,159   1,481     820     879   1,052     415     788   1,007     780     737     824

 VARIABLE COST
 Material                           387     559     654     371     392     464     181     350     439     340     324     359
 Scrap                               15      13      16       6       6      11       3       5      11       5       4      10
 Labor                              212     215     247      89     100     114      57      90     109      89      88      97
 Burden                              80     173     130     175     192     230     164     179     213     177     182     213
 Adjustment for Restructuring         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost                694     961   1,046     640     689     820     404     624     772     611     598     678
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN                438     198     434     179     189     232      12     164     236     169     139     146
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                   38.7%   17.1%   29.3%   21.9%   21.5%   22.1%    2.9%   20.8%   23.4%   21.7%   18.9%   17.7%
 PLANT FIXED COST
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                          -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                        47      47      47      47      47      47      47      47      47      47      47      47
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                7       7       8       7       7       7       7       7       7       7       7       7
 Fees From Deluxe                     -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. - Fixed           -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                    54      54      55      54      54      54      54      54      54      54      54      54
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                       384     145     379     125     135     178     (42)    110     181     115      85      92
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses             -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                            -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone             -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                           -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course Professional          -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies              -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment              -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                        -       -       -       -       -       -       -       -       -       -       -       -
  Other                               -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                  384     145     379     125     135     178     (42)    110     181     115      85      92
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Provision for Income Taxes
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 NET INCOME                         384     145     379     125     135     178     (42)    110     181     115      85      92
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                        -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                          -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)
  MI SBT                              -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees                  -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation & Amortization        47      47      47      47      47      47      47      47      47      47      47      47
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                             431     192     426     172     182     225       5     157     228     162     132     139
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA                    431     192     426     172     182     225       5     157     228     162     132     139
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    68 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARTFORD CITY
(IN $000'S)

                                  2004
                                 ------
 REVENUE                         11,073

 VARIABLE COST
 Material                         4,818
 Scrap                              104
 Labor                            1,507
 Burden                           2,108
 Adjustment for Restructuring         -
                                 ------
 Total Variable Cost              8,536
                                 ------

 CONTRIBUTION MARGIN              2,537
                                 ------
                                   22.9%
 PLANT FIXED COST
Third Party Rents & Leases            -
Related Party Rents & Leases          -
 Launch Risk                          -
 Depreciation                       563
 Mi SBT                               -
 Taxes                               87
 Fees From Deluxe                     -
 Restructuring Adj. - Fixed           -
                                 ------
 Total Fixed Cost                   651
                                 ------

 GROSS MARGIN                     1,886
                                 ------

 SG&A - FIXED

Third Party Rents & Leases            -
Related Party Rents & Leases          -
 Mi SBT                               -
 Taxes                                -
 Payroll Related Expenses             -
 Gainshare                            -
 Other
  Utilities and Telephone             -
  Insurance                           -
  Normal Course Professional          -
  Maintenance & Supplies              -
  Travel & Entertainment              -
  Depreciation                        -
  Other                               -
                                 ------
 Total SG&A Fixed                     -
                                 ------

 SG&A VARIABLE

 Commissions                          -
 Interest Expense                     -
 OEM Discount                         -
 Other Expense/(Income)               -
 Building Rents/Usage Fees            -
 Litigation/Patent Legal Fees         -
 Amortization of Financing Cost       -
 Restructuring Fees                   -
                                 ------
 Total SG&A Variable                  -
                                 ------

 INCOME BEFORE TAX                1,886
                                 ------
 Provision for Income Taxes           -
                                 ------
 NET INCOME                       1,886
                                 ======

 EBITDA CALCULATION

 Add:
  Interest                            -
  OEM Discount                        -
  Income Tax                          -
  Other Expense/(Income)              -
  MI SBT                              -
  Restructuring Fees                  -
  Depreceation & Amortization       563
                                 ------

 EBITDA                           2,449
                                 ======

 ADJUSTED EBITDA:

 Deferred Commissions                 -
 Paid Commissions                     -
 Deferred Rents & Leases              -
 Paid Rents & Leases                  -
 Net Deferral Adjustment              -
                                 ------

 Adjusted EBITDA                  2,449
                                 ======

                                    69 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HARTFORD CITY
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006     2007   2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                          2,737   2,770   1,737   1,863   9,106   1,917   1,958   1,704   1,827   7,406   7,205   6,611

 VARIABLE COST
 Material                         1,182   1,203     859     916   4,160     928     949     834     889   3,601   3,498   3,185
 Scrap                               31      31      21      22     104      22      23      20      21      87      84      75
 Labor                              435     436     262     273   1,406     242     245     222     234     943     932     876
 Burden                             599     601     146     171   1,517     378     386     337     362   1,464   1,451   1,415
 Adjustment for Restructuring         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost              2,246   2,271   1,288   1,382   7,187   1,570   1,604   1,414   1,507   6,095   5,965   5,551
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 CONTRIBUTION MARGIN                490     499     449     481   1,919     346     354     290     321   1,311   1,240   1,060
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                   17.9%   18.0%   25.8%   25.8%   21.1%   18.1%   18.1%   17.0%   17.5%   17.7%   17.2%   16.0%
 PLANT FIXED COST
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                          -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                       141     141     141     141     563     141     141     141     141     563     563     563
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                               23      23      23      23      90      23      23      23      23      93      96      96
 Fees From Deluxe                     -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. - Fixed           -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                   163     163     163     163     653     164     164     164     164     656     659     659
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                       327     336     285     317   1,265     182     190     126     157     655     581     401
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses             -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                            -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone             -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                           -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course Professional          -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies              -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment              -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                        -       -       -       -       -       -       -       -       -       -       -       -
  Other                               -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                  327     336     285     317   1,265     182     190     126     157     655     581     401
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income Taxes                                           -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                         327     336     285     317   1,265     182     190     126     157     655     581     401
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                        -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                          -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                              -                                       -
  MI SBT                              -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees                  -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation & Amortization       141     141     141     141     563     141     141     141     141     563     563     563
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                             468     477     426     458   1,829     323     331     266     297   1,218   1,144     965
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Adjusted EBITDA                    468     477     426     458   1,829     323     331     266     297   1,218   1,144     965
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    70 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HOPKINSVILLE
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                    1,164   1,802   2,371   1,994   1,954   2,353     566   1,444   1,561   1,749   1,821   1,899  20,678

 VARIABLE COST
 Material                     247     501     846     546     547     645     159     502     344     473     476     549   5,836
 Scrap                         25      72     115     130     133     142      53      89      74      78      78      99   1,090
 Labor                        380     549     690     553     541     575     342     443     467     446     441     482   5,910
 Burden                       309     297     487     393     301     369     291     232     235     254     272     328   3,768
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost          961   1,419   2,138   1,622   1,522   1,731     846   1,266   1,121   1,253   1,267   1,458  16,603
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN          203     383     234     372     432     622    (280)    178     440     496     554     441   4,075
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                             17.4%   21.3%    9.9%   18.6%   22.1%   26.4%  -49.4%   12.4%   28.2%   28.4%   30.4%   23.2%   19.7%
 PLANT FIXED COST
Third Party Rents &
 Leases                        25      25      25      33      25      25      25      27      19      22      22      22     298
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  69      69      69      67      70      67      62      59      57      59      59      58     766
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          4       2       2       2       4      27      28      27      30       5       5     134     270
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost              98      96      96     102     100     120     116     114     106      86      86     214   1,333
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                 105     287     138     269     332     502    (396)     64     334     410     468     227   2,741
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX            105     287     138     269     332     502    (396)     64     334     410     468     227   2,741
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                   105     287     138     269     332     502    (396)     64     334     410     468     227   2,741
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                69      69      69      67      70      67      62      59      57      59      59      58     766
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 EBITDA                       174     356     207     336     402     569    (333)    124     391     470     527     285   3,507
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA              174     356     207     336     402     569    (333)    124     391     470     527     285   3,507
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    71 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HOPKINSVILLE
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                           JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                      228   1,291   2,327   1,926   2,016   2,340     937   1,948   1,271     405     364     385  15,439

 VARIABLE COST
 Material                      77     333     653     517     541     628     251     523     341     109      98     103   4,173
 Scrap                          1     126     217      82      86     100      40      84      59      23      21      22     863
 Labor                        303     408     494     390     407     436     324     397     325     231     200     168   4,085
 Burden                       207     232     219     436     453     533     308     458     326     234     156     177   3,738
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost          588   1,100   1,583   1,425   1,486   1,697     924   1,461   1,051     597     474     471  12,859
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN         (360)    191     745     501     529     643      13     488     220    (193)   (110)    (86)  2,580
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                           -157.9%   14.8%   32.0%   26.0%   26.3%   27.5%    1.4%   25.0%   17.3%  -47.6%  -30.2%  -22.4%   16.7%
 PLANT FIXED COST
Third Party Rents &
 Leases                        22      22      22      22      22      22      22      22      22      22      22      22     269
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  58      58      58      58      58      58      58      58      58      58      58      58     698
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          9       4       9      23      23      23      23      23      23      23      23      23     229
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost              89      84      89     104     104     104     104     104     104     104     104     104   1,196
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                (449)    107     656     397     426     539     (91)    384     116    (296)   (214)   (190)  1,384
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A - FIXED

Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX           (449)    107     656     397     426     539     (91)    384     116    (296)   (214)   (190)  1,384
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 NET INCOME                  (449)    107     656     397     426     539     (91)    384     116    (296)   (214)   (190)  1,384
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                58      58      58      58      58      58      58      58      58      58      58      58     698
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 EBITDA                      (391)    165     714     455     484     597     (33)    442     174    (238)   (156)   (132)  2,082
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA             (391)    165     714     455     484     597     (33)    442     174    (238)   (156)   (132)  2,082
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    72 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
HOPKINSVILLE
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007    2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                          1,336   1,275   1,093   1,153   4,857   1,336   1,275   1,093   1,153   4,857   4,857   4,857

 VARIABLE COST
 Material                           358     342     293     310   1,303     358     342     293     310   1,303   1,303   1,303
 Scrap                               78      74      64      67     283      78      74      64      67     283     283     283
 Labor                              293     283     253     263   1,092     293     283     253     263   1,092   1,092   1,092
 Burden                             469     459     429     439   1,795     469     459     429     439   1,795   1,795   1,795
 Adjustment for Restructuring         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost              1,198   1,158   1,038   1,078   4,473   1,198   1,158   1,038   1,078   4,473   4,473   4,473
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN                137     117      55      75     384     137     117      55      75     384     384     384
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                   10.3%    9.1%    5.0%    6.5%    7.9%   10.3%    9.1%    5.0%    6.5%    7.9%    7.9%    7.9%
 PLANT FIXED COST
Third Party Rents & Leases           67      67      67      67     269      67      67      67      67     269     269     269
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                          -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                       174     174     174     174     698     174     174     174     174     698     698     698
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                               72      72      72      72     286      74      74      74      74     295     304     304
 Fees From Deluxe                     -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. - Fixed           -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                   313     313     313     313   1,254     316     316     316     316   1,262   1,271   1,271
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                      (176)   (197)   (259)   (238)   (870)   (178)   (199)   (261)   (240)   (878)   (887)   (887)
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - Fixed
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses             -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                            -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone             -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                           -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course Professional          -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies              -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment              -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                        -       -       -       -       -       -       -       -       -       -       -       -
  Other                               -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                 (176)   (197)   (259)   (238)   (870)   (178)   (199)   (261)   (240)   (878)   (887)   (887)
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income Taxes                                           -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                        (176)   (197)   (259)   (238)   (870)   (178)   (199)   (261)   (240)   (878)   (887)   (887)
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                        -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                          -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                              -                                       -
  MI SBT                              -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees                  -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation & Amortization       174     174     174     174     698     174     174     174     174     698     698     698
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                              (2)    (22)    (84)    (64)   (172)     (4)    (25)    (86)    (66)   (181)   (189)   (189)
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Adjusted EBITDA                     (2)    (22)    (84)    (64)   (172)     (4)    (25)    (86)    (66)   (181)   (189)   (189)
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    73 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
LANCASTER
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                    1,785   2,136   2,477   1,919   1,911   2,488   1,138   1,376   1,963   1,532   1,685   2,831  23,243

 VARIABLE COST
 Material                     843     858   1,655     833     873     970     573     716   1,019     646     746     982  10,713
 Scrap                         39      47     239      93      93     289      92      98     239     198     169     119   1,714
 Labor                        527     733     893     761     766     960     521     565     756     610     636     811   8,540
 Burden                       292     428     655     541     491     543     326     344     335     405     442     311   5,112
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost        1,701   2,065   3,443   2,228   2,222   2,763   1,512   1,723   2,348   1,858   1,993   2,223  26,079
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN           85      71    (966)   (308)   (312)   (274)   (374)   (347)   (385)   (326)   (308)    609  (2,836)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                              4.7%    3.3%  -39.0%  -16.1%  -16.3%  -11.0%  -32.8%  -25.2%  -19.6%  -21.3%  -18.3%   21.5%  -12.2%
 PLANT FIXED COST
Third Party Rents &
 Leases                         3       3       3       3       -       3       -       3       1       1       1       1      20
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  92      92      92      92      92      92      92      92      92      95      95      94   1,110
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                         11      11      31      11      11      11      11      11      31      13      11     (31)    128
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost             105     105     125     105     102     105     102     105     123     108     106      64   1,258
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                 (21)    (35) (1,092)   (413)   (414)   (380)   (476)   (452)   (508)   (434)   (415)    545  (4,094)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX            (21)    (35) (1,092)   (413)   (414)   (380)   (476)   (452)   (508)   (434)   (415)    545  (4,094)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
 NET INCOME                   (21)    (35) (1,092)   (413)   (414)   (380)   (476)   (452)   (508)   (434)   (415)    545  (4,094)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                92      92      92      92      92      92      92      92      92      95      95      94   1,110
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 EBITDA                        71      57  (1,000)   (322)   (322)   (288)   (385)   (360)   (417)   (339)   (320)    639  (2,984)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Adjusted EBITDA               71      57  (1,000)   (322)   (322)   (288)   (385)   (360)   (417)   (339)   (320)    639  (2,984)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                              74 of 231           Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
LANCASTER
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                           JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                    1,510   1,085   1,507     793     622     578     186     168     205     140     133     210   7,137

 VARIABLE COST
 Material                     762     587     857     372     274     244      76      71      88      74      71      82   3,558
 Scrap                         33      76      49       9       7       7       1       0       0      (1)     (1)      1     182
 Labor                        574     515     606     206     165     189      31      12      10       5       1      13   2,326
 Burden                       269     122     140     498     311     320     206     164     173     165     167     200   2,734
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost        1,637   1,299   1,652   1,085     756     759     314     247     273     244     239     296   8,801
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN         (127)   (214)   (145)   (292)   (134)   (181)   (129)    (79)    (67)   (104)   (106)    (86) (1,664)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                             -8.4%  -19.7%   -9.6%  -36.8%  -21.6%  -31.4%  -69.3%  -47.0%  -32.9%  -74.2%  -79.9%  -40.7%  -23.3%

 PLANT FIXED COST
Third Party Rents &
 Leases                         -       -       -       1       1       1       1       1       1       1       1       1       8
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  94      94      97      95      95      95      95      95      95      95      95      95   1,143
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                         11      14     (32)     11      11      11      11      11      11      11      11      11      91
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost             105     108      65     107     107     107     107     107     107     107     107     107   1,242
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                (232)   (322)   (210)   (399)   (242)   (288)   (236)   (186)   (175)   (211)   (213)   (193) (2,906)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX           (232)   (322)   (210)   (399)   (242)   (288)   (236)   (186)   (175)   (211)   (213)   (193) (2,906)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                  (232)   (322)   (210)   (399)   (242)   (288)   (236)   (186)   (175)   (211)   (213)   (193) (2,906)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                94      94      97      95      95      95      95      95      95      95      95      95   1,143
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                      (138)   (227)   (113)   (304)   (146)   (193)   (141)    (91)    (79)   (116)   (118)    (98) (1,763)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA             (138)   (227)   (113)   (304)   (146)   (193)   (141)    (91)    (79)   (116)   (118)    (98) (1,763)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    75 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
LANCASTER
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007    2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                            605     597     579     581   2,362     589     578     572     577   2,316   2,019   2,019

 VARIABLE COST
 Material                           236     233     226     227     923     230     226     223     225     904     785     785
 Scrap                                3       3       3       3      11       3       3       3       3      10       9       9
 Labor                              116     114     112     112     454     114     112     111     111     447     413     412
 Burden                             607     605     600     600   2,412     625     621     619     620   2,485   2,358   2,354
 Adjustment for Restructuring         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost                962     954     941     942   3,799     971     961     956     959   3,846   3,564   3,559
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN               (357)   (358)   (362)   (361) (1,437)   (381)   (383)   (384)   (383) (1,530) (1,545) (1,540)
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                  -59.0%  -60.0%  -62.4%  -62.1%  -60.9%  -64.7%  -66.3%  -67.1%  -66.3%  -66.1%  -76.5%  -76.3%

 PLANT FIXED COST
Third Party Rents & Leases            3       3       3       3      11       3       3       3       3      11      11      11
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                          -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                       286     286     286     286   1,143     286     286     286     286   1,143   1,143   1,143
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                               34      34      34      34     136      35      35      35      35     140     144     144
 Fees From Deluxe                     -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. - Fixed           -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                   322     322     322     322   1,289     323     323     323     323   1,293   1,297   1,297
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                      (679)   (680)   (684)   (683) (2,726)   (704)   (706)   (707)   (706) (2,823) (2,842) (2,837)
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses             -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                            -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone             -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                           -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course Professional          -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies              -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment              -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                        -       -       -       -       -       -       -       -       -       -       -       -
  Other                               -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                 (679)   (680)   (684)   (683) (2,726)   (704)   (706)   (707)   (706) (2,823) (2,842) (2,837)
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income Taxes                                           -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                        (679)   (680)   (684)   (683) (2,726)   (704)   (706)   (707)   (706) (2,823) (2,842) (2,837)
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                        -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                          -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                              -                                       -
  MI SBT                              -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees                  -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation & Amortization       286     286     286     286   1,143     286     286     286     286   1,143   1,143   1,143
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                            (393)   (394)   (398)   (398) (1,584)   (419)   (420)   (421)   (420) (1,681) (1,700) (1,695)
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA                   (393)   (394)   (398)   (398) (1,584)   (419)   (420)   (421)   (420) (1,681) (1,700) (1,695)
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    76 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
SMC
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Revenue                    1,247   1,247    1,662  1,138   1,197   1,367     489     911   1,208   1,006     980   1,047  13,501

 VARIABLE COST
 Material                   1,032   1,036    1,365    970   1,018   1,169     424     810   1,057     833     791     847  11,350
 Scrap                         22      26       39     33      32      46      69      45      61      45      31      47     497
 Labor                         63      68       80     67      58      69      50      59      66      54      54      45     734
 Burden                        58      61       84     38      60      60      32      54      57      53      60      53     670
 Adjustment for
  Restructuring                 -       -        -      -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost        1,174   1,192    1,567  1,108   1,168   1,343     576     969   1,240     985     936     992  13,251
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN           74      55       95     31      29      24     (87)    (58)    (33)     20      44      55     250
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                              5.9%    4.4%     5.7%   2.7%    2.4%    1.8%  -17.8%   -6.3%   -2.7%    2.0%    4.5%    5.2%    1.8%

 PLANT FIXED COST
Third Party Rents &
 Leases                         -       -        -      -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -        -      -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -        -      -       -       -       -       -       -       -       -       -       -
 Depreciation                  22      22       22     22      22      22      22      22      22      22      22      22     266
 Mi SBT                         -       -        -      -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -        -      -       -       -       -       -       -       -       -       -       -
 Fees From Deluxe               -       -        -      -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -        -      -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost              22      22       22     22      22      22      22      22      22      22      22      22     266
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                  52      33       73      9       7       2    (109)    (80)    (55)     (2)     21      32     (17)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -        -      -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -        -      -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -        -      -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -        -      -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -        -      -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -        -      -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -        -      -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -        -      -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -        -      -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -        -      -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -        -      -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -        -      -       -       -       -       -       -       -       -       -       -
  Other                         -       -        -      -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -        -      -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -        -      -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX             52      33       73      9       7       2    (109)    (80)    (55)     (2)     21      32     (17)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                    52      33       73      9       7       2    (109)    (80)    (55)     (2)     21      32     (17)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                22      22      22      22      22      22      22      22      22      22      22      22     266
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                        74      55      95      31      29      24     (87)    (58)    (33)     20      44      55     250
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA               74      55      95      31      29      24     (87)    (58)    (33)     20      44      55     250
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    77 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
SMC
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                           JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                      988     970   1,333     778     907   1,083     330     634     928     661     576     769   9,958

 VARIABLE COST
 Material                     824     768   1,009     681     795     942     284     547     795     570     495     654   8,365
 Scrap                         51      53      43      23      27      32      10      19      28      20      17      23     346
 Labor                         48      48      58      32      37      45      39      31      39      32      30      43     483
 Burden                        48      65      69      59      61      67      43      47      60      47      50      57     673
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost          972     934   1,179     795     920   1,086     376     644     923     669     592     778   9,867
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN           17      36     155     (17)    (13)     (3)    (46)     (9)      6      (8)    (16)     (9)     91
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                              1.7%    3.7%   11.6%   -2.2%   -1.5%   -0.3%  -14.0%   -1.5%    0.6%   -1.2%   -2.7%   -1.1%    0.9%

 PLANT FIXED COST
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                   8       8       8       8       8       8       8       8       8       8       8       8     101
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost               8       8       8       8       8       8       8       8       8       8       8       8     101
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                   8      27     146     (26)    (22)    (12)    (54)    (18)     (3)    (16)    (24)    (17)     (9)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX              8      27     146     (26)    (22)    (12)    (54)    (18)     (3)    (16)    (24)    (17)     (9)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                     8      27     146     (26)    (22)    (12)    (54)    (18)     (3)    (16)    (24)    (17)     (9)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                 8       8       8       8       8       8       8       8       8       8       8       8     101
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                        17      36     155     (17)    (13)     (3)    (46)     (9)      6      (8)    (16)     (9)     91
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Adjusted EBITDA               17      36     155     (17)    (13)     (3)    (46)     (9)      6      (8)    (16)     (9)     91
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    78 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
SMC
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007    2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                          3,059   2,930   1,971   2,122  10,082   3,059   2,930   1,971   2,122  10,082  10,082  10,082

 VARIABLE COST
 Material                         2,555   2,446   1,628   1,747   8,376   2,555   2,446   1,628   1,747   8,376   8,376   8,376
 Scrap                               92      88      59      64     302      92      88      59      64     302     302     302
 Labor                              132     129     102     105     469     132     129     102     105     469     469     469
 Burden                             240     230     146     157     772     240     230     146     157     772     772     772
 Adjustment for Restructuring         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost              3,019   2,893   1,934   2,073   9,919   3,019   2,893   1,934   2,073   9,919   9,919   9,919
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN                 40      37      36      49     163      40      37      36      49     163     163     163
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                    1.3%    1.3%    1.8%    2.3%    1.6%    1.3%    1.3%    1.8%    2.3%    1.6%    1.6%    1.6%

 PLANT FIXED COST
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                          -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                        25      25      25      25     101      25      25      25      25     101     101     101
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                -       -       -       -       -       -       -       -       -       -       -       -
 Fees From Deluxe                     -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. - Fixed           -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                    25      25      25      25     101      25      25      25      25     101     101     101
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                        15      12      11      24      62      15      12      11      24      62      62      62
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents & Leases          -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                               -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                                -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses             -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                            -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone             -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                           -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course Professional          -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies              -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment              -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                        -       -       -       -       -       -       -       -       -       -       -       -
  Other                               -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                   15      12      11      24      62      15      12      11      24      62      62      62
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income Taxes                                           -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                          15      12      11      24      62      15      12      11      24      62      62      62
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                        -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                          -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                              -                                       -
  MI SBT                              -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees                  -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation & Amortization        25      25      25      25     101      25      25      25      25     101     101     101
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                              40      37      36      49     163      40      37      36      49     163     163     163
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA                     40      37      36      49     163      40      37      36      49     163     163     163
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    79 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MASONIC - WK
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                      123     232     272     373     570     498     283     627     412     170     185     384   4,129

 VARIABLE COST
 Material                     131     213     135     428     428     335     344     347     428     144     158     (25)  3,066
 Scrap                          -       -       -       -       -       -       -       -       -       1       -      29      30
 Labor                         88     123     150     278     159     178     142     112     163     222     127     313   2,055
 Burden                        (0)     (0)      0     315      33      91      54     109      68      29     117      61     878
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost          218     336     285   1,022     620     603     540     569     659     395     402     378   6,028
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN          (96)   (104)    (13)   (648)    (50)   (105)   (257)     58    (247)   (226)   (217)      6  (1,900)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                              -78%    -45%     -5%   -174%     -9%    -21%    -91%      9%    -60%   -133%   -118%      1%    -46%

 PLANT FIXED COST
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  62      62      67      67      67      67      67      67      67      67      67      67     793
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                         17      17      38      17      17      17      17      17      17      17      (4)     17     204
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost              79      79     105      84      84      84      84      84      84      84      63      84     997
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                (174)   (183)   (118)   (732)   (134)   (189)   (341)    (26)   (331)   (309)   (281)    (78) (2,896)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX           (174)   (183)   (118)   (732)   (134)   (189)   (341)    (26)   (331)   (309)   (281)    (78) (2,896)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                  (174)   (183)   (118)   (732)   (134)   (189)   (341)    (26)   (331)   (309)   (281)    (78) (2,896)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                62      62      67      67      67      67      67      67      67      67      67      67     793
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                      (113)   (121)    (51)   (665)    (67)   (122)   (274)     41    (264)   (243)   (214)    (11) (2,103)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA             (113)   (121)    (51)   (665)    (67)   (122)   (274)     41    (264)   (243)   (214)    (11) (2,103)
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                              80 of 231           Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MASONIC - WK
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                           JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 REVENUE                      566     496     828     519     773     844     495   5,817  11,323  12,813  10,764  11,676  56,914

 VARIABLE COST
 Material                     261      33     148     112     243     260     148   2,997   6,307   7,233   6,003   6,543  30,287
 Scrap                         10      42      35       6       7       8       4     177     345     395     328     357   1,714
 Labor                        304     350     441     144     190     389     420     619   1,026     913     913   1,141   6,851
 Burden                        17     174     220     455     522     711     749     881   1,159   1,169   1,085   1,245   8,388
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost          591     599     843     718     962   1,368   1,322   4,675   8,837   9,710   8,329   9,286  47,240
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN          (25)   (102)    (15)   (199)   (189)   (524)   (827)  1,142   2,486   3,103   2,435   2,390   9,674
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                               -5%    -21%     -2%    -38%    -24%    -62%   -167%     20%     22%     24%     23%     20%     17%

 PLANT FIXED COST
Third Party Rents &
 Leases                        15       -       -       -       -       -       -       -       -       -       -       -      15
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                  67      67      67     256     265     274     274     274     274     274     274     274   2,637
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                         17      24       -      17      17      17      17      17      17      17      17      17     199
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost              99      91      67     273     282     291     291     291     291     291     291     291   2,851
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                (124)   (193)    (82)   (472)   (471)   (815) (1,118)    851   2,195   2,812   2,144   2,099   6,823
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX           (124)   (193)    (82)   (472)   (471)   (815) (1,118)    851   2,195   2,812   2,144   2,099   6,823
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                  (124)   (193)    (82)   (472)   (471)   (815) (1,118)    851   2,195   2,812   2,144   2,099   6,823
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                67      67      67     256     265     274     274     274     274     274     274     274   2,637
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                       (57)   (127)    (15)   (217)   (207)   (542)   (844)  1,125   2,469   3,086   2,418   2,373   9,461
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA              (57)   (127)    (15)   (217)   (207)   (542)   (844)  1,125   2,469   3,086   2,418   2,373   9,461
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    81 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MASONIC - WK
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST  F'CAST           F'CAST  F'CAST  F'CAST  F'CAST           F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05    2005   MAR-06  JUN-06  SEP-06  DEC-06    2006     2007
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------
 REVENUE                         36,083  36,447  28,746  31,126  132,402  36,769  36,243  30,074  31,136  134,223  126,869

 VARIABLE COST
 Material                        19,945  20,212  15,861  17,262   73,280  20,522  20,220  16,744  17,331   74,818   70,735
 Scrap                            1,089   1,103     882     971    4,045   1,157   1,140     943     976    4,217    3,983
 Labor                            3,336   3,380   2,872   3,241   12,830   3,916   3,861   3,221   3,325   14,322   13,485
 Burden                           3,797   3,842   2,802   2,887   13,328   3,518   3,470   2,917   3,016   12,921   12,338
 Adjustment for Restructuring         -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------
 Total Variable Cost             28,168  28,536  22,417  24,361  103,482  29,113  28,691  23,826  24,649  106,278  100,542
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 CONTRIBUTION MARGIN              7,915   7,911   6,329   6,765   28,920   7,657   7,552   6,249   6,488   27,945   26,328
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------
                                     22%     22%     22%     22%      22%     21%     21%     21%     21%      21%      21%
 PLANT FIXED COST
Third Party Rents & Leases            -       -       -       -        -       -       -       -       -        -        -
Related Party Rents & Leases          -       -       -       -        -       -       -       -       -        -        -
 Launch Risk                          -       -       -       -        -       -       -       -       -        -        -
 Depreciation                       659     659     659     659    2,637     659     659     659     659    2,637    2,637
 Mi SBT                               -       -       -       -        -       -       -       -       -        -        -
 Taxes                               54      54      54      54      216      56      56      56      56      223      229
 Fees From Deluxe                     -       -       -       -        -       -       -       -       -        -        -
 Restructuring Adj. - Fixed           -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------
 Total Fixed Cost                   713     713     713     713    2,853     715     715     715     715    2,860    2,867
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 GROSS MARGIN                     7,202   7,198   5,616   6,052   26,067   6,942   6,837   5,534   5,773   25,085   23,461
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 SG&A - FIXED
Third Party Rents & Leases            -       -       -       -        -       -       -       -       -        -        -
Related Party Rents & Leases          -       -       -       -        -       -       -       -       -        -        -
 Mi SBT                               -       -       -       -        -       -       -       -       -        -        -
 Taxes                                -       -       -       -        -       -       -       -       -        -        -
 Payroll Related Expenses             -       -       -       -        -       -       -       -       -        -        -
 Gainshare                            -       -       -       -        -       -       -       -       -        -        -
 Other
  Utilities and Telephone             -       -       -       -        -       -       -       -       -        -        -
  Insurance                           -       -       -       -        -       -       -       -       -        -        -
  Normal Course Professional          -       -       -       -        -       -       -       -       -        -        -
  Maintenance & Supplies              -       -       -       -        -       -       -       -       -        -        -
  Travel & Entertainment              -       -       -       -        -       -       -       -       -        -        -
  Depreciation                        -       -       -       -        -       -       -       -       -        -        -
  Other                               -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------
  Total SG&A Fixed                    -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 SG&A VARIABLE

 Commissions                                                           -                                        -
 Interest Expense                                                      -                                        -
 OEM Discount                                                          -                                        -
 Other Expense/(Income)                                                -                                        -
 Building Rents/Usage Fees                                             -                                        -
 Litigation/Patent Legal Fees                                          -                                        -
 Amortization of Financing Cost                                        -                                        -
 Restructuring Fees                                                    -                                        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------
 Total SG&A Variable                  -       -       -       -        -       -       -       -       -        -        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 INCOME BEFORE TAX                7,202   7,198   5,616   6,052   26,067   6,942   6,837   5,534   5,773   25,085   23,461
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 Provision for Income Taxes                                            -                                        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 NET INCOME                       7,202   7,198   5,616   6,052   26,067   6,942   6,837   5,534   5,773   25,085   23,461
                                 ======  ======  ======  ======  =======  ======  ======  ======  ======  =======  =======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -        -       -       -       -       -        -        -
  OEM Discount                        -       -       -       -        -       -       -       -       -        -        -
  Income Tax                          -       -       -       -        -       -       -       -       -        -        -
  Other Expense/(Income)                                               -                                        -
  MI SBT                              -       -       -       -        -       -       -       -       -        -        -
  Restructuring Fees                  -       -       -       -        -       -       -       -       -        -        -
  Depreceation & Amortization       659     659     659     659    2,637     659     659     659     659    2,637    2,637
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 EBITDA                           7,861   7,857   6,275   6,711   28,704   7,601   7,496   6,193   6,432   27,723   26,098
                                 ======  ======  ======  ======  =======  ======  ======  ======  ======  =======  =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                  -                                        -
 Paid Commissions                                                      -                                        -
 Deferred Rents & Leases                                               -                                        -
 Paid Rents & Leases                                                   -                                        -
 Net Deferral Adjustment                                               -                                        -
                                 ------  ------  ------  ------  -------  ------  ------  ------  ------  -------  -------

 Adjusted EBITDA                  7,861   7,857   6,275   6,711   28,704   7,601   7,496   6,193   6,432   27,723   26,098
                                 ======  ======  ======  ======  =======  ======  ======  ======  ======  =======  =======

                                    82 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
MASONIC - WK
(IN $000'S)

                                 F'CAST
                                  2008
                                 -------
 REVENUE                         117,646

 VARIABLE COST
 Material                         66,228
 Scrap                             3,727
 Labor                            12,623
 Burden                           11,516
 Adjustment for Restructuring          -
                                 -------
 Total Variable Cost              94,094
                                 -------

 CONTRIBUTION MARGIN              23,552
                                 -------
                                      20%
 PLANT FIXED COST
Third Party Rents & Leases             -
Related Party Rents & Leases           -
 Launch Risk                           -
 Depreciation                      2,637
 Mi SBT                                -
 Taxes                               229
 Fees From Deluxe                      -
 Restructuring Adj. - Fixed            -
                                 -------
 Total Fixed Cost                  2,867
                                 -------

 GROSS MARGIN                     20,685
                                 -------

 SG&A - FIXED
Third Party Rents & Leases             -
Related Party Rents & Leases           -
 Mi SBT                                -
 Taxes                                 -
 Payroll Related Expenses              -
 Gainshare                             -
 Other
  Utilities and Telephone              -
  Insurance                            -
  Normal Course Professional           -
  Maintenance & Supplies               -
  Travel & Entertainment               -
  Depreciation                         -
  Other                                -
                                 -------
 Total SG&A Fixed                      -
                                 -------

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 -------
 Total SG&A Variable                   -
                                 -------

 INCOME BEFORE TAX                20,685
                                 -------

 Provision for Income Taxes
                                 -------

 NET INCOME                       20,685
                                 =======

 EBITDA CALCULATION
 Add:
  Interest                             -
  OEM Discount                         -
  Income Tax                           -
  Other Expense/(Income)
  MI SBT                               -
  Restructuring Fees                   -
  Depreceation & Amortization      2,637
                                 -------

 EBITDA                           23,323
                                 =======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions

 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -------

 Adjusted EBITDA                  23,323
                                 =======

                                    83 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
PRODUCTION ELIMINATIONS
(IN $000'S)

                                  ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL  ACTUAL   ACTUAL
                                  JAN-03   FEB-03   MAR-03   APR-03   MAY-03   JUN-03  JUL-03   AUG-03
                                 -------  -------  -------  -------  -------  -------  ------  -------
 REVENUE                         (13,117) (14,341) (17,650) (13,146) (13,035) (15,064) (9,591) (11,891)

 VARIABLE COST
 Material                         (3,045)  (3,867)  (4,694)  (3,016)  (2,996)  (3,649) (1,397)  (2,391)
 Scrap
 Labor                            (9,498)  (9,897) (12,302)  (9,559)  (9,470) (10,802) (7,676)  (8,963)
 Burden                                -        -        -        -        -        -       -        0
 Adjustment for Restructuring
                                 -------  -------  -------  -------  -------  -------  ------  -------
 Total Variable Cost             (12,543) (13,765) (16,996) (12,575) (12,466) (14,452) (9,073) (11,354)
                                 -------  -------  -------  -------  -------  -------  ------  -------

 CONTRIBUTION MARGIN                (574)    (577)    (653)    (571)    (569)    (612)   (518)    (537)
                                 -------  -------  -------  -------  -------  -------  ------  -------
                                     4.4%     4.0%     3.7%     4.3%     4.4%     4.1%    5.4%     4.5%
 PLANT FIXED COST
Third Party Rents & Leases
Related Party Rents & Leases
 Launch Risk
 Depreciation
 Mi SBT
 Taxes
 Fees From Deluxe
 Restructuring Adj. - Fixed
                                 -------  -------  -------  -------  -------  -------  ------  -------
 Total Fixed Cost                      -        -        -        -        -        -       -        -
                                 -------  -------  -------  -------  -------  -------  ------  -------

 GROSS MARGIN                       (574)    (577)    (653)    (571)    (569)    (612)   (518)    (537)
                                 -------  -------  -------  -------  -------  -------  ------  -------
 SG&A - FIXED
Third Party Rents & Leases
Related Party Rents & Leases
 Mi SBT
 Taxes
 Payroll Related Expenses
 Gainshare
 Other
  Utilities and Telephone
  Insurance
  Normal Course Professional
  Maintenance & Supplies
  Travel & Entertainment
  Depreciation
  Other
                                 -------  -------  -------  -------  -------  -------  ------  -------
 Total SG&A Fixed                      -        -        -        -        -        -       -        -
                                 -------  -------  -------  -------  -------  -------  ------  -------

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage Fees
 Litigation/Patent Legal Fees
 Amortization of Financing Cost
 Restructuring Fees
                                 -------  -------  -------  -------  -------  -------  ------  -------
 Total SG&A Variable                   -        -        -        -        -        -       -        -
                                 -------  -------  -------  -------  -------  -------  ------  -------

 INCOME BEFORE TAX                  (574)    (577)    (653)    (571)    (569)    (612)   (518)    (537)
                                 -------  -------  -------  -------  -------  -------  ------  -------

 Provision for Income Taxes
                                 -------  -------  -------  -------  -------  -------  ------  -------

 NET INCOME                         (574)    (577)    (653)    (571)    (569)    (612)   (518)    (537)
                                 =======  =======  =======  =======  =======  =======  ======  =======

 EBITDA CALCULATION

 Add:
  Interest                             -        -        -        -        -        -       -        -
  OEM Discount                         -        -        -        -        -        -       -        -
  Income Tax                           -        -        -        -        -        -       -        -
  Other Expense/(Income)
  MI SBT                               -        -        -        -        -        -       -        -
  Restructuring Fees                   -        -        -        -        -        -       -        -
  Depreceation & Amortization          -        -        -        -        -        -       -        -
                                 -------  -------  -------  -------  -------  -------  ------  -------

 EBITDA                             (574)    (577)    (653)    (571)    (569)    (612)   (518)    (537)
                                 =======  =======  =======  =======  =======  =======  ======  =======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents & Leases
 Paid Rents & Leases
 Net Deferral Adjustment
                                 -------  -------  -------  -------  -------  -------  ------  -------

 Adjusted EBITDA                    (574)    (577)    (653)    (571)    (569)    (612)   (518)    (537)
                                 =======  =======  =======  =======  =======  =======  ======  =======

                                  ACTUAL   ACTUAL   ACTUAL   ACTUAL
                                  SEP-03   OCT-03   NOV-03   DEC-03    2003
                                 -------  -------  -------  -------  --------
 REVENUE                         (13,861) (11,332) (11,182) (13,608) (157,818)

 VARIABLE COST
 Material                         (2,922)  (2,366)  (2,264)  (2,497)  (35,104)
 Scrap                                                                      -
 Labor                           (10,342)  (8,425)  (8,386) (10,507) (115,828)
 Burden                                0        -       (0)       -         0
 Adjustment for Restructuring                                               -
                                 -------  -------  -------  -------  --------
 Total Variable Cost             (13,264) (10,791) (10,649) (13,004) (150,932)
                                 -------  -------  -------  -------  --------

 CONTRIBUTION MARGIN                (598)    (541)    (533)    (604)   (6,887)
                                 -------  -------  -------  -------  --------
                                     4.3%     4.8%     4.8%     4.4%      4.4%
 PLANT FIXED COST
Third Party Rents & Leases                                                  -
Related Party Rents & Leases                                                -
 Launch Risk                                                                -
 Depreciation                                                               -
 Mi SBT                                                                     -
 Taxes                                                                      -
 Fees From Deluxe                                                           -
 Restructuring Adj. - Fixed                                                 -
                                 -------  -------  -------  -------  --------
 Total Fixed Cost                      -        -        -        -         -
                                 -------  -------  -------  -------  --------

 GROSS MARGIN                       (598)    (541)    (533)    (604)   (6,887)
                                 -------  -------  -------  -------  --------
 SG&A - FIXED
Third Party Rents & Leases                                                  -
Related Party Rents & Leases                                                -
 Mi SBT                                                                     -
 Taxes                                                                      -
 Payroll Related Expenses                                                   -
 Gainshare                                                                  -
 Other
 Utilities and Telephone                                                    -
 Insurance                                                                  -
 Normal Course Professional                                                 -
 Maintenance & Supplies                                                     -
 Travel & Entertainment                                                     -
 Depreciation                                                               -
 Other                                                                      -
                                 -------  -------  -------  -------  --------
 Total SG&A Fixed                      -        -        -        -         -
                                 -------  -------  -------  -------  --------

 SG&A VARIABLE

 Commissions                                                                -
 Interest Expense                                                           -
 OEM Discount                                                               -
 Other Expense/(Income)                                                     -
 Building Rents/Usage Fees                                                  -
 Litigation/Patent Legal Fees                                               -
 Amortization of Financing Cost                                             -
 Restructuring Fees                                                         -
                                 -------  -------  -------  -------  --------
 Total SG&A Variable                   -        -        -        -         -
                                 -------  -------  -------  -------  --------

 INCOME BEFORE TAX                  (598)    (541)    (533)    (604)   (6,887)
                                 -------  -------  -------  -------  --------

 Provision for Income Taxes                                                 -
                                 -------  -------  -------  -------  --------

 NET INCOME                         (598)    (541)    (533)    (604)   (6,887)
                                 =======  =======  =======  =======  ========

 EBITDA CALCULATION

 Add:
  Interest                             -        -        -        -         -
  OEM Discount                         -        -        -        -         -
  Income Tax                           -        -        -        -         -
  Other Expense/(Income)                                                    -
  MI SBT                               -        -        -        -         -
  Restructuring Fees                   -        -        -        -         -
  Depreceation & Amortization          -        -        -        -         -
                                 -------  -------  -------  -------  --------

 EBITDA                             (598)    (541)    (533)    (604)   (6,887)
                                 =======  =======  =======  =======  ========

 ADJUSTED EBITDA:

 Deferred Commissions                                                       -
 Paid Commissions                                                           -
 Deferred Rents & Leases                                                    -
 Paid Rents & Leases                                                        -
 Net Deferral Adjustment                                                    -
                                 -------  -------  -------  -------  --------

 Adjusted EBITDA                    (598)    (541)    (533)    (604)   (6,887)
                                 =======  =======  =======  =======  ========

                                    84 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
PRODUCTION ELIMINATIONS
(IN $000'S)

                         ACTUAL    ACTUAL   ACTUAL   F'CAST   F'CAST   F'CAST  F'CAST   F'CAST   F'CAST   F'CAST   F'CAST   F'CAST
                         JAN-04    FEB-04   MAR-04   APR-04   MAY-04   JUN-04  JUL-04   AUG-04   SEP-04   OCT-04   NOV-04   DEC-04
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
 REVENUE                 (11,456) (12,246) (14,959) (10,521) (11,209) (13,222) (9,660) (11,414) (14,159) (11,551) (11,800) (13,928)

 VARIABLE COST
 Material                 (2,337)  (2,480)  (3,383)  (2,218)  (2,363)  (2,787) (2,036)  (2,406)  (2,985)  (2,435)  (2,487)  (2,936)
 Scrap
 Labor                    (8,581)  (9,202) (10,959)  (7,850)  (8,363)  (9,865) (7,207)  (8,516) (10,564)  (8,618)  (8,804) (10,392)
 Burden                        -        -        -        9      (14)     (82)     37      (21)    (113)     (26)     (34)    (105)
 Adjustment for
  Restructuring
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
 Total Variable Cost     (10,918) (11,683) (14,341) (10,059) (10,740) (12,734) (9,206) (10,943) (13,661) (11,079) (11,326) (13,433)
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 CONTRIBUTION MARGIN        (538)    (563)    (617)    (462)    (469)    (488)   (454)    (471)    (497)    (472)    (474)    (495)
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
                             4.7%     4.6%     4.1%     4.4%     4.2%     3.7%    4.7%     4.1%     3.5%     4.1%     4.0%     3.6%
 PLANT FIXED COST
Third Party Rents
 & Leases
Related Party Rents
 & Leases
 Launch Risk
 Depreciation
 Mi SBT
 Taxes
 Fees From Deluxe
 Restructuring Adj.
  - Fixed
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
 Total Fixed Cost              -        -        -        -        -        -       -        -        -        -        -        -
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 GROSS MARGIN               (538)    (563)    (617)    (462)    (469)    (488)   (454)    (471)    (497)    (472)    (474)    (495)
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
 SG&A - FIXED
Third Party Rents
 & Leases
Related Party Rents
 & Leases
 Mi SBT
 Taxes
 Payroll Related
  Expenses
 Gainshare
 Other
  Utilities and
   Telephone
  Insurance
  Normal Course
   Professional
  Maintenance &
   Supplies
  Travel & Entertainment
  Depreciation
  Other
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
 Total SG&A Fixed              -        -        -        -        -        -       -        -        -        -        -        -
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 SG&A VARIABLE

 Commissions
 Interest Expense
 OEM Discount
 Other Expense/(Income)
 Building Rents/Usage
  Fees
 Litigation/Patent
  Legal Fees
 Amortization of
  Financing Cost
 Restructuring Fees
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------
 Total SG&A Variable           -        -        -        -        -        -       -        -        -        -        -        -
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 INCOME BEFORE TAX          (538)    (563)    (617)    (462)    (469)    (488)   (454)    (471)    (497)    (472)    (474)    (495)
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 Provision for Income
  Taxes
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 NET INCOME                 (538)    (563)    (617)    (462)    (469)    (488)   (454)    (471)    (497)    (472)    (474)    (495)
                         =======  =======  =======  =======  =======  =======  ======  =======  =======  =======  =======  =======

 EBITDA CALCULATION

 Add:
  Interest                     -        -        -        -        -        -       -        -        -        -        -        -
  OEM Discount                 -        -        -        -        -        -       -        -        -        -        -        -
  Income Tax                   -        -        -        -        -        -       -        -        -        -        -        -
  Other Expense/
   (Income)
  MI SBT                       -        -        -        -        -        -       -        -        -        -        -        -
  Restructuring Fees           -        -        -        -        -        -       -        -        -        -        -        -
  Depreceation &
   Amortization                -        -        -        -        -        -       -        -        -        -        -        -
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 EBITDA                     (538)    (563)    (617)    (462)    (469)    (488)   (454)    (471)    (497)    (472)    (474)    (495)
                         =======  =======  =======  =======  =======  =======  ======  =======  =======  =======  =======  =======

 ADJUSTED EBITDA:

 Deferred Commissions
 Paid Commissions
 Deferred Rents
  & Leases
 Paid Rents &
  Leases
 Net Deferral
  Adjustment
                         -------  -------  -------  -------  -------  -------  ------  -------  -------  -------  -------  -------

 Adjusted EBITDA            (538)    (563)    (617)    (462)    (469)    (488)   (454)    (471)    (497)    (472)    (474)    (495)
                         =======  =======  =======  =======  =======  =======  ======  =======  =======  =======  =======  =======

                                    85 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
PRODUCTION ELIMINATIONS
(IN $000'S)

                                   2004
                                 --------
 REVENUE                         (146,124)

 VARIABLE COST
 Material                         (30,853)
 Scrap                                  -
 Labor                           (108,921)
 Burden                              (349)
 Adjustment for Restructuring           -
                                 --------
 Total Variable Cost             (140,123)
                                 --------

 CONTRIBUTION MARGIN               (6,000)
                                 --------
                                      4.1%
 PLANT FIXED COST
Third Party Rents & Leases              -
Related Party Rents & Leases            -
 Launch Risk                            -
 Depreciation                           -
 Mi SBT                                 -
 Taxes                                  -
 Fees From Deluxe                       -
 Restructuring Adj. - Fixed             -
                                 --------
 Total Fixed Cost                       -
                                 --------

 GROSS MARGIN                      (6,000)
                                 --------
 SG&A - FIXED
Third Party Rents & Leases              -
Related Party Rents & Leases            -
 Mi SBT                                 -
 Taxes                                  -
 Payroll Related Expenses               -
 Gainshare                              -
 Other
  Utilities and Telephone               -
  Insurance                             -
  Normal Course Professional            -
  Maintenance & Supplies                -
  Travel & Entertainment                -
  Depreciation                          -
  Other                                 -
                                 --------
 Total SG&A Fixed                       -
                                 --------

 SG&A VARIABLE

 Commissions                            -
 Interest Expense                       -
 OEM Discount                           -
 Other Expense/(Income)                 -
 Building Rents/Usage Fees              -
 Litigation/Patent Legal Fees           -
 Amortization of Financing Cost         -
 Restructuring Fees                     -
                                 --------
 Total SG&A Variable                    -
                                 --------

 INCOME BEFORE TAX                 (6,000)
                                 --------

 Provision for Income Taxes             -
                                 --------

 NET INCOME                        (6,000)
                                 ========

 EBITDA CALCULATION

 Add:
  Interest                              -
  OEM Discount                          -
  Income Tax                            -
  Other Expense/(Income)                -
  MI SBT                                -
  Restructuring Fees                    -
  Depreceation & Amortization           -
                                 --------

 EBITDA                            (6,000)
                                 ========

 ADJUSTED EBITDA:

 Deferred Commissions                   -
 Paid Commissions                       -
 Deferred Rents & Leases                -
 Paid Rents & Leases                    -
 Net Deferral Adjustment                -
                                 --------

 Adjusted EBITDA                   (6,000)
                                 ========

                                    86 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
PRODUCTION ELIMINATIONS
(IN $000'S)

                                  F'CAST   F'CAST   F'CAST   F'CAST             F'CAST   F'CAST   F'CAST
                                  MAR-05   JUN-05   SEP-05   DEC-05    2005     MAR-06   JUN-06   SEP-06
                                 -------  -------  -------  -------  --------  -------  -------  -------
 REVENUE                         (39,452) (39,424) (36,849) (36,814) (152,539) (39,028) (38,846) (37,362)

 VARIABLE COST
 Material                         (8,316)  (8,311)  (7,768)  (7,760)  (32,155)  (8,227)  (8,189)  (7,876)
 Scrap                                                                      -
 Labor                           (29,435) (29,414) (27,493) (27,467) (113,810) (29,119) (28,983) (27,876)
 Burden                             (238)    (237)    (151)    (150)     (775)    (224)    (217)    (168)
 Adjustment for Restructuring                                               -
                                 -------  -------  -------  -------  --------  -------  -------  -------
 Total Variable Cost             (37,989) (37,961) (35,412) (35,377) (146,740) (37,569) (37,389) (35,920)
                                 -------  -------  -------  -------  --------  -------  -------  -------

 CONTRIBUTION MARGIN              (1,463)  (1,462)  (1,437)  (1,437)   (5,800)  (1,459)  (1,457)  (1,442)
                                 -------  -------  -------  -------  --------  -------  -------  -------
                                     3.7%     3.7%     3.9%     3.9%      3.8%     3.7%     3.8%     3.9%
 PLANT FIXED COST
Third Party Rents & Leases                                                  -
Related Party Rents & Leases                                                -
 Launch Risk                                                                -
 Depreciation                                                               -
 Mi SBT                                                                     -
 Taxes                                                                      -
 Fees From Deluxe                                                           -
 Restructuring Adj. - Fixed                                                 -
                                 -------  -------  -------  -------  --------  -------  -------  -------
 Total Fixed Cost                      -        -        -        -         -        -        -        -
                                 -------  -------  -------  -------  --------  -------  -------  -------

 GROSS MARGIN                     (1,463)  (1,462)  (1,437)  (1,437)   (5,800)  (1,459)  (1,457)  (1,442)
                                 -------  -------  -------  -------  --------  -------  -------  -------

 SG&A - FIXED
Third Party Rents & Leases                                                  -
Related Party Rents & Leases                                                -
 Mi SBT                                                                     -
 Taxes                                                                      -
 Payroll Related Expenses                                                   -
 Gainshare                                                                  -
 Other
  Utilities and Telephone                                                   -
  Insurance                                                                 -
  Normal Course Professional                                                -
  Maintenance & Supplies                                                    -
  Travel & Entertainment                                                    -
  Depreciation                                                              -
  Other                                                                     -
                                 -------  -------  -------  -------  --------  -------  -------  -------
 Total SG&A Fixed                      -        -        -        -         -        -        -        -
                                 -------  -------  -------  -------  --------  -------  -------  -------

 SG&A VARIABLE

 Commissions                                                                -
 Interest Expense                                                           -
 OEM Discount                                                               -
 Other Expense/(Income)                                                     -
 Building Rents/Usage Fees                                                  -
 Litigation/Patent Legal Fees                                               -
 Amortization of Financing Cost                                             -
 Restructuring Fees                                                         -
                                 -------  -------  -------  -------  --------  -------  -------  -------
 Total SG&A Variable                   -        -        -        -         -        -        -        -
                                 -------  -------  -------  -------  --------  -------  -------  -------

 INCOME BEFORE TAX                (1,463)  (1,462)  (1,437)  (1,437)   (5,800)  (1,459)  (1,457)  (1,442)
                                 -------  -------  -------  -------  --------  -------  -------  -------

 Provision for Income Taxes                                                 -
                                 -------  -------  -------  -------  --------  -------  -------  -------

 NET INCOME                       (1,463)  (1,462)  (1,437)  (1,437)   (5,800)  (1,459)  (1,457)  (1,442)
                                 =======  =======  =======  =======  ========  =======  =======  =======

 EBITDA CALCULATION

 Add:
  Interest                             -        -        -        -         -        -        -        -
  OEM Discount                         -        -        -        -         -        -        -        -
  Income Tax                           -        -        -        -         -        -        -        -
  Other Expense/(Income)                                                    -
  MI SBT                               -        -        -        -         -        -        -        -
  Restructuring Fees                   -        -        -        -         -        -        -        -
  Depreceation & Amortization          -        -        -        -         -        -        -        -
                                 -------  -------  -------  -------  --------  -------  -------  -------

 EBITDA                           (1,463)  (1,462)  (1,437)  (1,437)   (5,800)  (1,459)  (1,457)  (1,442)
                                 =======  =======  =======  =======  ========  =======  =======  =======

 ADJUSTED EBITDA:

 Deferred Commissions                                                       -
 Paid Commissions                                                           -
 Deferred Rents & Leases                                                    -
 Paid Rents & Leases                                                        -
 Net Deferral Adjustment                                                    -
                                 -------  -------  -------  -------  --------  -------  -------  -------
 Adjusted EBITDA                  (1,463)  (1,462)  (1,437)  (1,437)   (5,800)  (1,459)  (1,457)  (1,442)
                                 =======  =======  =======  =======  ========  =======  =======  =======

                                  F'CAST             F'CAST    F'CAST
                                  DEC-06    2006      2007      2008
                                 -------  --------  --------  --------
 REVENUE                         (37,551) (152,787) (155,516) (157,397)

 VARIABLE COST
 Material                         (7,916)  (32,207)  (32,783)  (33,179)
 Scrap                                           -
 Labor                           (28,017) (113,994) (116,031) (117,434)
 Burden                             (174)     (783)     (874)     (937)
 Adjustment for Restructuring                    -
                                 -------  --------  --------  --------
 Total Variable Cost             (36,107) (146,985) (149,688) (151,550)
                                 -------  --------  --------  --------

 CONTRIBUTION MARGIN              (1,444)   (5,802)   (5,829)   (5,847)
                                 -------  --------  --------  --------
                                     3.8%      3.8%      3.7%      3.7%
 PLANT FIXED COST
Third Party Rents & Leases                       -
Related Party Rents & Leases                     -
 Launch Risk                                     -
 Depreciation                                    -
 Mi SBT                                          -
 Taxes                                           -
 Fees From Deluxe                                -
 Restructuring Adj. - Fixed                      -
                                 -------  --------  --------  --------
 Total Fixed Cost                      -         -         -         -
                                 -------  --------  --------  --------

 GROSS MARGIN                     (1,444)   (5,802)   (5,829)   (5,847)
                                 -------  --------  --------  --------

 SG&A - FIXED
Third Party Rents & Leases                       -
Related Party Rents & Leases                     -
 Mi SBT                                          -
 Taxes                                           -
 Payroll Related Expenses                        -
 Gainshare                                       -
 Other
  Utilities and Telephone                        -
  Insurance                                      -
  Normal Course Professional                     -
  Maintenance & Supplies                         -
  Travel & Entertainment                         -
  Depreciation                                   -
  Other                                          -
                                 -------  --------  --------  --------
 Total SG&A Fixed                      -         -         -         -
                                 -------  --------  --------  --------

 SG&A VARIABLE

 Commissions                                     -
 Interest Expense                                -
 OEM Discount                                    -
 Other Expense/(Income)                          -
 Building Rents/Usage Fees                       -
 Litigation/Patent Legal Fees                    -
 Amortization of Financing Cost                  -
 Restructuring Fees                              -
                                 -------  --------  --------  --------
 Total SG&A Variable                   -         -         -         -
                                 -------  --------  --------  --------

 INCOME BEFORE TAX                (1,444)   (5,802)   (5,829)   (5,847)
                                 -------  --------  --------  --------

 Provision for Income Taxes                      -
                                 -------  --------  --------  --------

 NET INCOME                       (1,444)   (5,802)   (5,829)   (5,847)
                                 =======  ========  ========  ========

 EBITDA CALCULATION

 Add:
  Interest                             -         -         -         -
  OEM Discount                         -         -         -         -
  Income Tax                           -         -         -         -
  Other Expense/(Income)                         -
  MI SBT                               -         -         -         -
  Restructuring Fees                   -         -         -         -
  Depreceation & Amortization          -         -         -         -
                                 -------  --------  --------  --------

 EBITDA                           (1,444)   (5,802)   (5,829)   (5,847)
                                 =======  ========  ========  ========

 ADJUSTED EBITDA:

 Deferred Commissions                            -
 Paid Commissions                                -
 Deferred Rents & Leases                         -
 Paid Rents & Leases                             -
 Net Deferral Adjustment                         -
                                 -------  --------  --------  --------
 Adjusted EBITDA                  (1,444)   (5,802)   (5,829)   (5,847)
                                 =======  ========  ========  ========

                                    87 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATING ELIMINATIONS

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                     (677)   (745) (1,132) (1,119)   (784)   (527)   (386)   (469)   (464)   (784)   (499)   (841) (8,425)

 VARIABLE COST

 Material                                                                                                                       -
 Scrap                                                                                                                          -
 Labor                                                                                                                          -
 Burden                      (677)   (745) (1,132) (1,119)   (784)   (527)   (386)   (469)   (464)   (784)   (499)   (841) (8,425)
 Adjustment for
  Restructuring                                                                                                                 -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost         (677)   (745) (1,132) (1,119)   (784)   (527)   (386)   (469)   (464)   (784)   (499)   (841) (8,425)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 PLANT FIXED COST
Third Party Rents &
 Leases                                                                                                                         -
Related Party Rents &
 Leases                                                                                                                         -
 Launch Risk                                                                                                                    -
 Depreciation                                                                                                                   -
 Mi SBT                                                                                                                         -
 Taxes                                                                                                                          -
 Fees From Deluxe                                                                                                               -
 Restructuring Adj. -
  Fixed                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                   -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                                                                                                                         -
Related Party Rents &
 Leases                                                                                                                         -
 Mi SBT                                                                                                                         -
 Taxes                                                                                                                          -
 Payroll Related Expenses                                                                                                       -
 Gainshare                                                                                                                      -
 Other
  Utilities and Telephone                                                                                                       -
  Insurance                                                                                                                     -
  Normal Course
   Professional                                                                                                                 -
  Maintenance & Supplies                                                                                                        -
  Travel & Entertainment                                                                                                        -
  Depreciation                                                                                                                  -
  Other                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX              -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                     -       -       -       -       -       -       -       -       -       -       -       -       -
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Adjusted EBITDA                -       -       -       -       -       -       -       -       -       -       -       -       -
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    88 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATING ELIMINATIONS

                           ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                           JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                     (291) (1,203)   (665)   (360)   (360)   (360)  (360)    (360)   (360)   (360)   (360)   (360) (5,400)

 VARIABLE COST

 Material                                                                                                                       -
 Scrap                                                                                                                          -
 Labor                                                                                                                          -
 Burden                      (291) (1,203)   (665)   (360)   (360)   (360)  (360)    (360)   (360)   (360)   (360)   (360) (5,400)
 Adjustment for
  Restructuring                                                                                                                 -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost         (291) (1,203)   (665)   (360)   (360)   (360)  (360)    (360)   (360)   (360)   (360)   (360) (5,400)
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN            -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                              0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   0.0%     0.0%    0.0%    0.0%    0.0%    0.0%    0.0%
 PLANT FIXED COST
Third Party Rents &
 Leases                                                                                                                         -
Related Party Rents &
 Leases                                                                                                                         -
 Launch Risk                                                                                                                    -
 Depreciation                                                                                                                   -
 Mi SBT                                                                                                                         -
 Taxes                                                                                                                          -
 Fees From Deluxe                                                                                                               -
 Restructuring Adj. -
  Fixed                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost               -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                   -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                                                                                                                         -
Related Party Rents &
 Leases                                                                                                                         -
 Mi SBT                                                                                                                         -
 Taxes                                                                                                                          -
 Payroll Related Expenses                                                                                                       -
 Gainshare                                                                                                                      -
 Other
  Utilities and Telephone                                                                                                       -
  Insurance                                                                                                                     -
  Normal Course
   Professional                                                                                                                 -
  Maintenance & Supplies                                                                                                        -
  Travel & Entertainment                                                                                                        -
  Depreciation                                                                                                                  -
  Other                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX              -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                     -       -       -       -       -       -      -        -       -       -       -       -       -
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -      -        -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -      -        -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -      -        -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -      -        -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -      -        -       -       -       -       -       -
  Depreceation &
   Amortization                 -       -       -       -       -       -      -        -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                         -       -       -       -       -       -      -        -       -       -       -       -       -
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Adjusted EBITDA                -       -       -       -       -       -      -        -       -       -       -       -       -
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    89 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
CONSOLIDATING ELIMINATIONS

                                 F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST  F'CAST  F'CAST          F'CAST  F'CAST
                                 MAR-05  JUN-05  SEP-05  DEC-05    2005  MAR-06  JUN-06  SEP-06  DEC-06   2006    2007    2008
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                         (1,080) (1,080) (1,080) (1,080) (4,320) (1,080) (1,080) (1,080) (1,080) (4,320) (4,320) (4,320)
 VARIABLE COST
 Material                                                             -                                       -
 Scrap                                                                -                                       -
 Labor                                                                -                                       -
 Burden                          (1,080) (1,080) (1,080) (1,080) (4,320) (1,080) (1,080) (1,080) (1,080) (4,320) (4,320) (4,320)
 Adjustment for Restructuring                                         -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost             (1,080) (1,080) (1,080) (1,080) (4,320) (1,080) (1,080) (1,080) (1,080) (4,320) (4,320) (4,320)
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 PLANT FIXED COST
Third Party Rents & Leases                                            -                                       -
Related Party Rents & Leases                                          -                                       -
 Launch Risk                                                          -                                       -
 Depreciation                                                         -                                       -
 Mi SBT                                                               -                                       -
 Taxes                                                                -                                       -
 Fees From Deluxe                                                     -                                       -
 Restructuring Adj. - Fixed                                           -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents & Leases                                            -                                       -
Related Party Rents & Leases                                          -                                       -
 Mi SBT                                                               -                                       -
 Taxes                                                                -                                       -
 Payroll Related Expenses                                             -                                       -
 Gainshare                                                            -                                       -
 Other
  Utilities and Telephone                                             -                                       -
  Insurance                                                           -                                       -
  Normal Course Professional                                          -                                       -
  Maintenance & Supplies                                              -                                       -
  Travel & Entertainment                                              -                                       -
  Depreciation                                                        -                                       -
  Other                                                               -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                     -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                          -                                       -
 Interest Expense                                                     -                                       -
 OEM Discount                                                         -                                       -
 Other Expense/(Income)                                               -                                       -
 Building Rents/Usage Fees                                            -                                       -
 Litigation/Patent Legal Fees                                         -                                       -
 Amortization of Financing Cost                                       -                                       -
 Restructuring Fees                                                   -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                  -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                    -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income Taxes                                           -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                           -       -       -       -       -       -       -       -       -       -       -       -
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                            -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                        -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                          -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                              -                                       -
  MI SBT                              -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees                  -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation & Amortization         -       -       -       -       -       -       -       -       -       -       -       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                               -       -       -       -       -       -       -       -       -       -       -       -
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                 -                                       -
 Paid Commissions                                                     -                                       -
 Deferred Rents & Leases                                              -                                       -
 Paid Rents & Leases                                                  -                                       -
 Net Deferral Adjustment                                              -                                       -
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA                      -       -       -       -       -       -       -       -       -       -       -       -
                                 ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    90 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
VENTURE MOLD & ENGINEERING
(IN $000'S)

                           ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                           JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 REVENUE                    2,582   1,415   2,205   1,970      98   1,534   2,661   2,677   2,438   1,092   1,139     515  20,326

 VARIABLE COST

 Material                   2,258     866   1,475   1,654     118   1,151   2,011   2,173   1,993     819     854    (192) 15,179
 Scrap                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Labor                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Burden                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Adjustment for
  Restructuring                 -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost        2,258     866   1,475   1,654     118   1,151   2,011   2,173   1,993     819     854    (192) 15,179
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN          323     549     731     316     (19)    384     650     504     446     273     285     707   5,148
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                                                                                                       25%     25%    137%     25%

 PLANT FIXED COST
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Launch Risk                    -       -       -       -       -       -       -       -       -       -       -       -       -
 Depreciation                 155     137     137     137     133     132     130     129     129     127     125     119   1,589
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -      24       -       -       -       -       -       -       -       -       -      24
 Fees From Deluxe               -       -       -       -       -       -       -       -       -       -       -       -       -
 Restructuring Adj. -
  Fixed                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost             155     137     160     137     133     132     130     129     129     127     125     119   1,613
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                 169     412     570     179    (153)    251     520     375     317     146     160     588   3,535
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
Related Party Rents &
 Leases                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Mi SBT                         -       -       -       -       -       -       -       -       -       -       -       -       -
 Taxes                          -       -       -       -       -       -       -       -       -       -       -       -       -
 Payroll Related Expenses       -       -       -       -       -       -       -       -       -       -       -       -       -
 Gainshare                      -       -       -       -       -       -       -       -       -       -       -       -       -
 Other
  Utilities and Telephone       -       -       -       -       -       -       -       -       -       -       -       -       -
  Insurance                     -       -       -       -       -       -       -       -       -       -       -       -       -
  Normal Course
   Professional                 -       -       -       -       -       -       -       -       -       -       -       -       -
  Maintenance & Supplies        -       -       -       -       -       -       -       -       -       -       -       -       -
  Travel & Entertainment        -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreciation                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Other                         -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed               -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                    -
 Interest Expense                                                                                                               -
 OEM Discount                                                                                                                   -
 Other Expense/(Income)                                                                                                         -
 Building Rents/Usage
  Fees                                                                                                                          -
 Litigation/Patent Legal
  Fees                                                                                                                          -
 Amortization of
  Financing Cost                                                                                                                -
 Restructuring Fees                                                                                                             -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable            -       -       -       -       -       -       -       -       -       -       -       -       -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX            169     412     570     179    (153)    251     520     375     317     146     160     588   3,535
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Provision for Income
  Taxes                                                                                                                         -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 NET INCOME                   169     412     570     179    (153)    251     520     375     317     146     160     588   3,535
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                      -       -       -       -       -       -       -       -       -       -       -       -       -
  OEM Discount                  -       -       -       -       -       -       -       -       -       -       -       -       -
  Income Tax                    -       -       -       -       -       -       -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                        -
  MI SBT                        -       -       -       -       -       -       -       -       -       -       -       -       -
  Restructuring Fees            -       -       -       -       -       -       -       -       -       -       -       -       -
  Depreceation &
   Amortization               155     137     137     137     133     132     130     129     129     127     125     119   1,589
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 EBITDA                       323     549     707     316     (19)    384     650     504     446     273     285     707   5,124
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                           -
 Paid Commissions                                                                                                               -
 Deferred Rents & Leases                                                                                                        -
 Paid Rents & Leases                                                                                                            -
 Net Deferral Adjustment                                                                                                        -
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA              323     549     707     316     (19)    384     650     504     446     273     285     707   5,124
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                    91 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
VENTURE MOLD & ENGINEERING
(IN $000'S)

                                ACTUAL ACTUAL  ACTUAL F'CAST F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                                JAN-04 FEB-04  MAR-04 APR-04 MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04  DEC-04  2004
                                ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------  ------  ----
 Revenue                         990   1,879    1,523   250  2,777     250     250   3,128    250     250    2,777   11,250  25,573

 VARIABLE COST
 Material                        742   1,409    1,186   188  2,083     188     188   2,346    188     188    2,083    8,438  19,223
 Scrap                             -       -        -     -      -       -       -       -      -       -        -        -       -
 Labor                             -       -        -     -      -       -       -       -      -       -        -        -       -
 Burden                            -       -        -     -      -       -       -       -      -       -        -        -       -
 Adjustment for Restructuring      -       -        -     -      -       -       -       -      -       -        -        -       -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------
 Total Variable Cost             742   1,409    1,186   188  2,083     188     188   2,346    188     188    2,083    8,438  19,223
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

 CONTRIBUTION MARGIN             247     470      337    63    694      63      63     782     63      63      694    2,813   6,350
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------
                                  25%     25%      22%   25%    25%     25%     25%     25%    25%     25%      25%      25%     25%
 PLANT FIXED COST
Third Party Rents & Leases         -       -        -     -      -       -       -       -      -       -        -        -       -
Related Party Rents & Leases       -       -        -     -      -       -       -       -      -       -        -        -       -
 Launch Risk                       -       -        -     -      -       -       -       -      -       -        -        -       -
 Depreciation                    118     118      118   110    110     110     110     110    110     110      110      110   1,345
 Mi SBT                            -       -        -     -      -       -       -       -      -       -        -        -       -
 Taxes                             -       -        -     2      2       2       2       2      2       2        2        2      18
 Fees From Deluxe                  -       -        -     -      -       -       -       -      -       -        -        -       -
 Restructuring Adj. - Fixed        -       -        -     -      -       -       -       -      -       -        -        -       -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------
 Total Fixed Cost                118     118      118   112    112     112     112     112    112     112      112      112   1,364
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

 GROSS MARGIN                    129     352      220   (50)   582     (50)    (50)    670    (50)    (50)     582    2,700   4,986
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

 SG&A - FIXED
Third Party Rents & Leases         -       -        -     -      -       -       -       -      -       -        -        -       -
Related Party Rents & Leases       -       -        -     -      -       -       -       -      -       -        -        -       -
 Mi SBT                            -       -        -     -      -       -       -       -      -       -        -        -       -
 Taxes                             -       -        -     -      -       -       -       -      -       -        -        -       -
 Payroll Related Expenses          -       -        -     -      -       -       -       -      -       -        -        -       -
 Gainshare                         -       -        -     -      -       -       -       -      -       -        -        -       -
 Other
  Utilities and Telephone          -       -        -     -      -       -       -       -      -       -        -        -       -
  Insurance                        -       -        -     -      -       -       -       -      -       -        -        -       -
  Normal Course Professional       -       -        -     -      -       -       -       -      -       -        -        -       -
  Maintenance & Supplies           -       -        -     -      -       -       -       -      -       -        -        -       -
  Travel & Entertainment           -       -        -     -      -       -       -       -      -       -        -        -       -
  Depreciation                     -       -        -     -      -       -       -       -      -       -        -        -       -
 Other                             -       -        -     -      -       -       -       -      -       -        -        -       -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------
Total SG&A Fixed                   -       -        -     -      -       -       -       -      -       -        -        -       -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

SG&A VARIABLE

Commissions                                                                                                                       -
Interest Expense                                                                                                                  -
OEM Discount                                                                                                                      -
Other Expense/(Income)                                                                                                            -
Building Rents/Usage Fees                                                                                                         -
Litigation/Patent Legal Fees                                                                                                      -
Amortization of Financing Cost                                                                                                    -
Restructuring Fees                                                                                                                -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------
Total SG&A Variable                -       -        -     -      -       -       -       -      -       -        -        -       -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

INCOME BEFORE TAX                129     352      220   (50)   582     (50)    (50)    670    (50)    (50)     582    2,700   4,986
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

Provision for Income Taxes                                                                                                        -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

NET INCOME                       129     352      220   (50)   582     (50)    (50)    670    (50)    (50)     582    2,700   4,986
                                 ===   =====    =====   ===  =====     ===     ===   =====    ===     ===    =====    =====  ======

EBITDA CALCULATION

Add:
 Interest                          -       -        -     -      -       -       -       -      -       -        -        -       -
 OEM Discount                      -       -        -     -      -       -       -       -      -       -        -        -       -
 Income Tax                        -       -        -     -      -       -       -       -      -       -        -        -       -
 Other Expense/(Income)                                                                                                           -
 MI SBT                            -       -        -     -      -       -       -       -      -       -        -        -       -
 Restructuring Fees                -       -        -     -      -       -       -       -      -       -        -        -       -
 Depreceation & Amortization     118     118      118   110    110     110     110     110    110     110      110      110   1,345
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

EBITDA                           247     470      337    60    692      60      60     780     60      60      692    2,810   6,332
                                 ===   =====    =====   ===  =====     ===     ===   =====    ===     ===    =====    =====  ======

ADJUSTED EBITDA:

Deferred Commissions                                                                                                              -
Paid Commissions                                                                                                                  -
Deferred Rents & Leases                                                                                                           -
Paid Rents & Leases                                                                                                               -
Net Deferral Adjustment                                                                                                           -
                                 ---   -----    -----   ---  -----     ---     ---   -----    ---     ---    -----    -----  ------

Adjusted EBITDA                  247     470      337    60    692      60      60     780     60      60      692    2,810   6,332
                                 ===   =====    =====   ===  =====     ===     ===   =====    ===     ===    =====    =====  ======

                                    92 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
VENTURE MOLD & ENGINEERING
(IN $000'S)

                               F'CAST   F'CAST   F'CAST   F'CAST           F'CAST  F'CAST   F'CAST   F'CAST          F'CAST  F'CAST
                               MAR-05   JUN-05   SEP-05   DEC-05   2005    MAR-06  JUN-06   SEP-06   DEC-06   2006    2007    2008
                               ------   ------   ------   ------   ----    ------  ------   ------   ------   ----    ----    ----
 REVENUE                        6,500        -        -    9,000  15,500        -  11,200        -   15,000  26,200  26,500  26,500

 VARIABLE COST
 Material                       4,875        -        -    6,750  11,625        -   8,400        -   11,250  19,650  19,875  19,875
 Scrap                              -        -        -        -       -        -       -        -        -       -       -       -
 Labor                              -        -        -        -       -        -       -        -        -       -       -       -
 Burden                             -        -        -        -       -        -       -        -        -       -       -       -
 Adjustment for Restructuring       -        -        -        -       -        -       -        -        -       -       -       -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------
 Total Variable Cost            4,875        -        -    6,750  11,625        -   8,400        -   11,250  19,650  19,875  19,875
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

 CONTRIBUTION MARGIN            1,625        -        -    2,250   3,875        -   2,800        -    3,750   6,550   6,625   6,625
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------
                                   25% #DIV/0!  #DIV/0!       25%     25% #DIV/0!      25% #DIV/0!       25%     25%     25%     25%

 PLANT FIXED COST
Third Party Rents & Leases          -        -        -        -       -        -       -        -        -       -       -       -
Related Party Rents & Leases        -        -        -        -       -        -       -        -        -       -       -       -
 Launch Risk                        -        -        -        -       -        -       -        -        -       -       -       -
 Depreciation                     260      260      260      260   1,041      213     213      213      213     850     359     153
 Mi SBT                             -        -        -        -       -        -       -        -        -       -       -       -
 Taxes                              6        6        6        6      25        6       6        6        6      26      27      27
 Fees From Deluxe                   -        -        -        -       -        -       -        -        -       -       -       -
 Restructuring Adj. - Fixed         -        -        -        -       -        -       -        -        -       -       -       -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------
 Total Fixed Cost                 267      267      267      267   1,066      219     219      219      219     876     386     180
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

 GROSS MARGIN                   1,358     (267)    (267)   1,983   2,809     (219)  2,581     (219)   3,531   5,674   6,239   6,445
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents & Leases          -        -        -        -       -        -       -        -        -       -       -       -
Related Party Rents & Leases        -        -        -        -       -        -       -        -        -       -       -       -
 Mi SBT                             -        -        -        -       -        -       -        -        -       -       -       -
 Taxes                              -        -        -        -       -        -       -        -        -       -       -       -
 Payroll Related Expenses           -        -        -        -       -        -       -        -        -       -       -       -
 Gainshare                          -        -        -        -       -        -       -        -        -       -       -       -
 Other
  Utilities and Telephone           -        -        -        -       -        -       -        -        -       -       -       -
  Insurance                         -        -        -        -       -        -       -        -        -       -       -       -
  Normal Course Professional        -        -        -        -       -        -       -        -        -       -       -       -
  Maintenance & Supplies            -        -        -        -       -        -       -        -        -       -       -       -
  Travel & Entertainment            -        -        -        -       -        -       -        -        -       -       -       -
  Depreciation                      -        -        -        -       -        -       -        -        -       -       -       -
  Other                             -        -        -        -       -        -       -        -        -       -       -       -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------
Total SG&A Fixed                    -        -        -        -       -        -       -        -        -       -       -       -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

SG&A VARIABLE

Commissions                                                            -                                          -
Interest Expense                                                       -                                          -
OEM Discount                                                           -                                          -
Other Expense/(Income)                                                 -                                          -
Building Rents/Usage Fees                                              -                                          -
Litigation/Patent Legal Fees                                           -                                          -
Amortization of Financing Cost                                         -                                          -
Restructuring Fees                                                     -                                          -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------
Total SG&A Variable                 -        -        -        -       -        -       -        -        -       -       -       -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

INCOME BEFORE TAX               1,358     (267)    (267)   1,983   2,809     (219)  2,581     (219)   3,531   5,674   6,239   6,445
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

Provision for Income Taxes                                             -                                          -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

NET INCOME                      1,358     (267)    (267)   1,983   2,809     (219)  2,581     (219)   3,531   5,674   6,239   6,445
                               ======  =======  =======   ======  ======  =======  ======  =======   ======  ======  ======  ======

EBITDA CALCULATION

Add:
  Interest                          -        -        -        -       -        -       -        -        -       -       -       -
  OEM Discount                      -        -        -        -       -        -       -        -        -       -       -       -
  Income Tax                        -        -        -        -       -        -       -        -        -       -       -       -
  Other Expense/(Income)                                               -                                          -
  MI SBT                            -        -        -        -       -        -       -        -        -       -       -       -
  Restructuring Fees                -        -        -        -       -        -       -        -        -       -       -       -
  Depreceation & Amortization     260      260      260      260   1,041      213     213      213      213     850     359     153
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

EBITDA                          1,619       (6)      (6)   2,244   3,850       (6)  2,794       (6)   3,744   6,524   6,598   6,598
                               ======  =======  =======   ======  ======  =======  ======  =======   ======  ======  ======  ======

ADJUSTED EBITDA:

Deferred Commissions                                                   -                                          -
Paid Commissions                                                       -                                          -
Deferred Rents & Leases                                                -                                          -
Paid Rents & Leases                                                    -                                          -
Net Deferral Adjustment                                                -                                          -
                               ------  -------  -------   ------  ------  -------  ------  -------   ------  ------  ------  ------

Adjusted EBITDA                 1,619       (6)      (6)   2,244   3,850       (6)  2,794       (6)   3,744   6,524   6,598   6,598
                               ======  =======  =======   ======  ======  =======  ======  =======   ======  ======  ======  ======

                                    93 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
ALMONT
(IN $000'S)

                                ACTUAL  ACTUAL  ACTUAL ACTUAL  ACTUAL ACTUAL ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL  ACTUAL
                                JAN-03  FEB-03  MAR-03 APR-03  MAY-03 JUN-03 JUL-03  AUG-03  SEP-03  OCT-03  NOV-03  DEC-03   2003
                                ------  ------  ------ ------  --------------------  ------  ------  ------  ------  ------   ----
 REVENUE                         1,337   2,925   3,915  1,660   2,403  2,181  1,448     779   3,707    (140)    793   1,933  22,940

 VARIABLE COST
 Material                          186     702   1,643  1,199   1,145    985    765      88   2,458    (524)    (80)    434   9,000
 Scrap                               -       -       -      -       -      -      -       -       -       -       -       -       -
 Labor                             534     564     571    393     337    467    267     305     496     422     405     635   5,395
 Burden                            (74)    230     158    105     123     70    (34)    (71)   (184)     39     (88)    (16)    257
 Adjustment for Restructuring        -       -       -      -       -      -      -       -       -       -       -       -       -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------
 Total Variable Cost               646   1,496   2,371  1,697   1,605  1,521    998     321   2,770     (64)    237   1,053  14,652
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN               691   1,429   1,543    (37)    798    659    450     458     937     (76)    556     880   8,288
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------
                                                                                                       54.5%   70.2%   45.5%   36.1%
 PLANT FIXED COST
Third Party Rents & Leases           -       -       -      -       -      -      -       -       -       -       -       -       -
Related Party Rents & Leases        35      35      35     35      35     35     35      35      35      71      35      35     461
 Launch Risk                         -       -       -      -       -      -      -       -       -       -       -       -       -
 Depreciation                      349     349     349    304     338    332    317     253     252     252     252     252   3,601
 Mi SBT                              -       -       -      -       -      -      -       -       -       -       -       -       -
 Taxes                               3      22       7      3       3      3      3       3       1      37      15      15     116
 Fees From Deluxe                    -       -       -      -       -      -      -       -       -       -       -       -       -
 Restructuring Adj. - Fixed          -       -       -      -       -      -      -       -       -       -       -       -       -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------
 Total Fixed Cost                  388     407     392    342     376    371    356     292     288     360     303     303   4,178
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 GROSS MARGIN                      303   1,022   1,151   (379)    422    288     94     166     648    (436)    254     577   4,110
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents & Leases           -       -       -      -       -      -      -       -       -       -       -       -       -
Related Party Rents & Leases         -       -       -      -       -      -      -       -       -       -       -       -       -
 Mi SBT                              -       -       -      -       -      -      -       -       -       -       -       -       -
 Taxes                               -       -       -      -       -      -      -       -       -       -       -       -       -
 Payroll Related Expenses            -       -       -      -       -      -      -       -       -       -       -       -       -
 Gainshare                           -       -       -      -       -      -      -       -       -       -       -       -       -
 Other
  Utilities and Telephone            -       -       -      -       -      -      -       -       -       -       -       -       -
  Insurance                          -       -       -      -       -      -      -       -       -       -       -       -       -
  Normal Course Professional         -       -       -      -       -      -      -       -       -       -       -       -       -
  Maintenance & Supplies             -       -       -      -       -      -      -       -       -       -       -       -       -
  Travel & Entertainment             -       -       -      -       -      -      -       -       -       -       -       -       -
  Depreciation                       -       -       -      -       -      -      -       -       -       -       -       -       -
  Other                              -       -       -      -       -      -      -       -       -       -       -       -       -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------
 Total SG&A Fixed                    -       -       -      -       -      -      -       -       -       -       -       -       -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                      -
 Interest Expense                                                                                                                 -
 OEM Discount                                                                                                                     -
 Other Expense/(Income)                                                                                                           -
 Building Rents/Usage Fees                                                                                                        -
 Litigation/Patent Legal Fees                                                                                                     -
 Amortization of Financing Cost                                                                                                   -
 Restructuring Fees                                                                                                               -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------
 Total SG&A Variable                 -       -       -      -       -      -      -       -       -       -       -       -       -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                 303   1,022   1,151   (379)    422    288     94     166     648    (436)    254     577   4,110
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 Provision for Income Taxes                                                                                                       -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 NET INCOME                        303   1,022   1,151   (379)    422    288     94     166     648    (436)    254     577   4,110
                                ======  ======  ====== ======  ====== ====== ======  ======  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                           -       -       -      -       -      -      -       -       -       -       -       -       -
  OEM Discount                       -       -       -      -       -      -      -       -       -       -       -       -       -
  Income Tax                         -       -       -      -       -      -      -       -       -       -       -       -       -
  Other Expense/(Income)                                                                                                          -
  MI SBT                             -       -       -      -       -      -      -       -       -       -       -       -       -
  Restructuring Fees                 -       -       -      -       -      -      -       -       -       -       -       -       -
  Depreceation & Amortization      349     349     349    304     338    332    317     253     252     252     252     252   3,601
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 EBITDA                            652   1,371   1,501    (76)    760    621    411     419     900    (184)    506     830   7,710
                                ======  ======  ====== ======  ====== ====== ======  ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                             -
 Paid Commissions                                                                                                                 -
 Deferred Rents & Leases                                                                                                          -
 Paid Rents & Leases                                                                                                              -
 Net Deferral Adjustment                                                                                                          -
                                ------  ------  ------ ------  ------ ------ ------  ------  ------  ------  ------  ------  ------

 Adjusted EBITDA                   652   1,371   1,501    (76)    760    621    411     419     900    (184)    506     830   7,710
                                ======  ======  ====== ======  ====== ====== ======  ======  ======  ======  ======  ======  ======

                                    94 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
ALMONT
(IN $000'S)

                                ACTUAL  ACTUAL  ACTUAL  F'CAST  F'CAST F'CAST F'CAST F'CAST  F'CAST  F'CAST  F'CAST  F'CAST
                                JAN-04  FEB-04  MAR-04  APR-04  MAY-04 JUN-04 JUL-04 AUG-04  SEP-04  OCT-04  NOV-04  DEC-04   2004
                                ------  ------  ------  ------  ------ ------ ------ ------  ------  ------  ------  ------  ------
 REVENUE                        1,115   2,338   5,547   737     631     663   12,925    631     618     614     577     554  26,951

 VARIABLE COST
 Material                         230     648   3,441   251     175     175   12,389    175     175     175     175     175  18,188
 Scrap                              -       -       -     -       -       -        -      -       -       -       -       -       -
 Labor                            568     487     544    84      84      84      319     84      84      84      84      84   2,587
 Burden                          (101)    184      (2)   12      12      12       53     12      12      12      12      12     232
 Adjustment for Restructuring       -       -       -     -       -       -        -      -       -       -       -       -       -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------
 Total Variable Cost              698   1,319   3,984   347     271     271   12,761    271     271     271     271     271  21,007
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 CONTRIBUTION MARGIN              417   1,019   1,564   390     360     391      164    360     347     343     306     283   5,944
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------
                                 37.4%   43.6%   28.2% 52.9%   57.0%   59.1%     1.3%  57.1%   56.1%   55.9%   53.0%   51.1%   22.1%
 PLANT FIXED COST
Third Party Rents & Leases          -       -       -     -       -       -        -      -       -       -       -       -       -
Related Party Rents & Leases       35      35      35    35      35      35       35     35      35      35      35      35     426
 Launch Risk                        -       -       -     -       -       -        -      -       -       -       -       -       -
 Depreciation                     252     252     252   248     248     248      207    152     152     152     152     153   2,471
 Mi SBT                             -       -       -     -       -       -        -      -       -       -       -       -       -
 Taxes                             15       9       8    10      10      10       10     10      10      10      10      10     123
 Fees From Deluxe                   -       -       -     -       -       -        -      -       -       -       -       -       -
 Restructuring Adj. - Fixed         -       -       -     -       -       -        -      -       -       -       -       -       -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------
 Total Fixed Cost                 303     297     296   293     293     294      253    197     198     198     198     198   3,019
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 GROSS MARGIN                     114     722   1,268    97      66      98      (89)   163     149     145     108      85   2,925
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 SG&A - FIXED
Third Party Rents & Leases          -       -       -     -       -       -        -      -       -       -       -       -       -
Related Party Rents & Leases        -       -       -     -       -       -        -      -       -       -       -       -       -
 Mi SBT                             -       -       -     -       -       -        -      -       -       -       -       -       -
 Taxes                              -       -       -     -       -       -        -      -       -       -       -       -       -
 Payroll Related Expenses           -       -       -     -       -       -        -      -       -       -       -       -       -
 Gainshare                          -       -       -     -       -       -        -      -       -       -       -       -       -
 Other
  Utilities and Telephone           -       -       -     -       -       -        -      -       -       -       -       -       -
  Insurance                         -       -       -     -       -       -        -      -       -       -       -       -       -
  Normal Course Professional        -       -       -     -       -       -        -      -       -       -       -       -       -
  Maintenance & Supplies            -       -       -     -       -       -        -      -       -       -       -       -       -
  Travel & Entertainment            -       -       -     -       -       -        -      -       -       -       -       -       -
  Depreciation                      -       -       -     -       -       -        -      -       -       -       -       -       -
  Other                             -       -       -     -       -       -        -      -       -       -       -       -       -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------
 Total SG&A Fixed                   -       -       -     -       -       -        -      -       -       -       -       -       -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 SG&A VARIABLE

 Commissions                                                                                                                      -
 Interest Expense                                                                                                                 -
 OEM Discount                                                                                                                     -
 Other Expense/(Income)                                                                                                           -
 Building Rents/Usage Fees                                                                                                        -
 Litigation/Patent Legal Fees                                                                                                     -
 Amortization of Financing Cost                                                                                                   -
 Restructuring Fees                                                                                                               -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------
 Total SG&A Variable                -       -       -     -       -       -        -      -       -       -       -       -       -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 INCOME BEFORE TAX                114     722   1,268    97      66      98      (89)   163     149     145     108      85   2,925
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 Provision for Income Taxes         -                                                                                             -
                                -----  ------  ------  ----  ------  ------   ------  -----  ------  ------  ------  ------  ------

 NET INCOME                       114     722   1,268    97      66      98      (89)   163     149     145     108      85   2,925
                                =====  ======  ======  ====  ======  ======   ======  =====  ======  ======  ======  ======  ======

 EBITDA CALCULATION

 Add:
  Interest                          -       -       -     -       -       -        -      -       -       -       -       -       -
  OEM Discount                      -       -       -     -       -       -        -      -       -       -       -       -       -
  Income Tax                        -       -       -     -       -       -        -      -       -       -       -       -       -
  Other Expense/(Income)                                                                                                          -
  MI SBT                            -       -       -     -       -       -        -      -       -       -       -       -       -
  Restructuring Fees                -       -       -     -       -       -        -      -       -       -       -       -       -
  Depreceation & Amortization     252     252     252   248     248     248      207    152     152     152     152     153   2,471
                               ------  ------  ------  ----  ------  ------   ------ ------  ------  ------  ------  ------  ------

 EBITDA                           366     975   1,520   345     314     346      118    315     301     298     261     237   5,396
                               ======  ======  ======  ====  ======  ======   ====== ======  ======  ======  ======  ======  ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                                                                             -
 Paid Commissions                                                                                                                 -
 Deferred Rents & Leases                                                                                                          -
 Paid Rents & Leases                                                                                                              -
 Net Deferral Adjustment                                                                                                          -
                               ------  ------  ------  ----  ------  ------   ------ ------  ------  ------  ------  ------  ------

 Adjusted EBITDA                  366     975   1,520   345     314     346      118    315     301     298     261     237   5,396
                               ======  ======  ======  ====  ======  ======   ====== ======  ======  ======  ======  ======  ======

                                    95 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
INCOME STATEMENT
ALMONT
(IN $000'S)

                                 F'CAST  F'CAST  F'CAST   F'CAST           F'CAST  F'CAST  F'CAST  F'CAST           F'CAST   F'CAST
                                 MAR-05  JUN-05  SEP-05   DEC-05   2005    MAR-06  JUN-06  SEP-06  DEC-06   2006     2007     2008
                                 ------  ------  ------   ------   ----    ------  ------  ------  ------   ----     ----     ----
 REVENUE                         1,856   7,015   13,205   9,473   31,550   3,405   9,510   4,405   1,405   18,726   14,543   14,343

 VARIABLE COST
 Material                          526   4,625   11,167   4,895   21,212   1,500   4,473   1,987     526    8,486    7,071    6,974
 Scrap                               -       -        -       -        -       -       -       -       -        -        -        -
 Labor                             251     726      726   1,875    3,578     715   2,131     947     251    4,043    3,369    3,322
 Burden                             37     119      119     317      591     117     361     157      37      671      555      547
 Adjustment for Restructuring        -       -        -       -        -       -       -       -       -        -        -        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total Variable Cost               813   5,470   12,012   7,086   25,381   2,331   6,965   3,090     813   13,200   10,995   10,843
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 CONTRIBUTION MARGIN             1,043   1,546    1,194   2,387    6,169   1,074   2,545   1,315     592    5,526    3,548    3,500
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------
                                  56.2%   22.0%     9.0%   25.2%    19.6%   31.5%   26.8%   29.9%   42.1%    29.5%    24.4%    24.4%
 PLANT FIXED COST
Third Party Rents & Leases           -       -        -       -        -       -       -       -       -        -        -        -
Related Party Rents & Leases       106     106      106     106      426     106     106     106     106      426      426      426
 Launch Risk                         -       -        -       -        -       -       -       -       -        -        -        -
 Depreciation                      285     285      285     285    1,142     107     107     107     107      427      357      291
 Mi SBT                              -       -        -       -        -       -       -       -       -        -        -        -
 Taxes                              31      31       31      31      124      32      32      32      32      127      131      131
 Fees From Deluxe                    -       -        -       -        -       -       -       -       -        -        -        -
 Restructuring Adj. - Fixed          -       -        -       -        -       -       -       -       -        -        -        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total Fixed Cost                  423     423      423     423    1,691     245     245     245     245      980      913      848
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 GROSS MARGIN                      620   1,123      771   1,964    4,478     829   2,300   1,070     347    4,546    2,635    2,652
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 SG&A - FIXED

Third Party Rents & Leases           -       -        -       -        -       -       -       -       -        -        -        -
Related Party Rents & Leases         -       -        -       -        -       -       -       -       -        -        -        -
 Mi SBT                              -       -        -       -        -       -       -       -       -        -        -        -
 Taxes                               -       -        -       -        -       -       -       -       -        -        -        -
 Payroll Related Expenses            -       -        -       -        -       -       -       -       -        -        -        -
 Gainshare                           -       -        -       -        -       -       -       -       -        -        -        -
 Other
  Utilities and Telephone            -       -        -       -        -       -       -       -       -        -        -        -
  Insurance                          -       -        -       -        -       -       -       -       -        -        -        -
  Normal Course Professional         -       -        -       -        -       -       -       -       -        -        -        -
  Maintenance & Supplies             -       -        -       -        -       -       -       -       -        -        -        -
  Travel & Entertainment             -       -        -       -        -       -       -       -       -        -        -        -
  Depreciation                       -       -        -       -        -       -       -       -       -        -        -        -
  Other                              -       -        -       -        -       -       -       -       -        -        -        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------
  Total SG&A Fixed                   -       -        -       -        -       -       -       -       -        -        -        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 SG&A VARIABLE

 Commissions                                                           -                                        -
 Interest Expense                                                      -                                        -
 OEM Discount                                                          -                                        -
 Other Expense/(Income)                                                -                                        -
 Building Rents/Usage Fees                                             -                                        -
 Litigation/Patent Legal Fees                                          -                                        -
 Amortization of Financing Cost                                        -                                        -
 Restructuring Fees                                                    -                                        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------
 Total SG&A Variable                 -       -        -       -        -       -       -       -       -        -        -        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 INCOME BEFORE TAX                 620   1,123      771   1,964    4,478     829   2,300   1,070     347    4,546    2,635    2,652
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 Provision for Income Taxes                                            -                                        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 NET INCOME                        620   1,123      771   1,964    4,478     829   2,300   1,070     347    4,546    2,635    2,652
                                 =====   =====   ======   =====   ======   =====   =====   =====   =====   ======   ======   ======

 EBITDA CALCULATION

 Add:
  Interest                           -       -        -       -        -       -       -       -       -        -        -        -
  OEM Discount                       -       -        -       -        -       -       -       -       -        -        -        -
  Income Tax                         -       -        -       -        -       -       -       -       -        -        -        -
  Other Expense/(Income)                                               -                                        -
  MI SBT                             -       -        -       -        -       -       -       -       -        -        -        -
  Restructuring Fees                 -       -        -       -        -       -       -       -       -        -        -        -
  Depreceation & Amortization      285     285      285     285    1,142     107     107     107     107      427      357      291
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 EBITDA                            906   1,409    1,056   2,249    5,620     936   2,407   1,177     454    4,974    2,992    2,943
                                 =====   =====   ======   =====   ======   =====   =====   =====   =====   ======   ======   ======

 ADJUSTED EBITDA:

 Deferred Commissions                                                  -                                        -
 Paid Commissions                                                      -                                        -
 Deferred Rents & Leases                                               -                                        -
 Paid Rents & Leases                                                   -                                        -
 Net Deferral Adjustment                                               -                                        -
                                 -----   -----   ------   -----   ------   -----   -----   -----   -----   ------   ------   ------

 Adjusted EBITDA                   906   1,409    1,056   2,249    5,620     936   2,407   1,177     454    4,974    2,992    2,943
                                 =====   =====   ======   =====   ======   =====   =====   =====   =====   ======   ======   ======

                                    96 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                                       ACTUAL     ACTUAL    ACTUAL     ACTUAL     ACTUAL    ACTUAL    ACTUAL
                                                       JAN-03     FEB-03    MAR-03     APR-03     MAY-03    JUN-03    JUL-03
                                                       ------     ------    ------     ------     ------    ------    ------
ASSETS

CASH & EQUIVALENTS
      Beginning Balance                                  7,130         (0)    1,846         (1)       (6)       (3)       (0)
                                                        (7,130)     1,847    (1,847)        (5)        3         3        (0)
                                                      --------   --------   -------   --------   -------   -------   -------
      Net Change                                        (7,130)     1,847    (1,847)        (5)        3         3        (0)
                                                      --------   --------   -------   --------   -------   -------   -------
      Ending Balance                                        (0)     1,846        (1)        (6)       (3)       (0)       (0)
                                                      ========   ========   =======   ========   =======   =======   =======

ACCOUNTS RECEIVABLE - TRADE
      Beginning Balance                                 17,792     32,813    30,054     36,905    35,813    37,864    37,219

      Monthly Ship Days                                     20         20        25         20        20        25        10

      GM Beg. Balance                                                   -         -          -     7,557     8,288     7,301
           Revenue                                                      -         -          -         -         -         -
           Collections                                                  -         -          -    (7,557)   (8,288)   (7,301)
           Adjustment to Actual                                                          7,557     8,288     7,301     7,303
                                                      --------   --------   -------   --------   -------   -------   -------
      GM End Balance                                         -          -         -      7,557     8,288     7,301     7,303
                                                      --------   --------   -------   --------   -------   -------   -------
                DSO (OEM based on monthly ship days)                    5         5          5         5         5         5

      DCX Beg. Balance                                                  -         -          -     3,165     3,585     3,240
           Revenue                                                      -         -          -         -         -         -
           Collections                                                  -         -          -    (3,165)   (3,585)   (3,240)
           Adjustment to Actual                                                          3,165     3,585     3,240     2,239
                                                      --------   --------   -------   --------   -------   -------   -------
      DCX End Balance                                        -          -         -      3,165     3,585     3,240     2,239
                                                      --------   --------   -------   --------   -------   -------   -------
                DSO (OEM based on monthly ship days)                    5         5          5         5         5         5

      Ford Beg. Balance                                                 -         -          -     1,431     1,256     1,082
           Revenue                                                      -         -          -         -         -         -
           Collections                                                  -         -          -    (1,431)   (1,256)   (1,082)
           Adjustment to Actual                                                          1,431      1,256     1,082      654
                                                      --------   --------   -------   --------   -------   -------   -------
      Ford End Balance                                       -          -         -      1,431     1,256     1,082       654
                                                      --------   --------   -------   --------   -------   -------   -------
                DSO (OEM based on monthly ship days)                    5         5          5         5         5         5

      Other Beg. Balance                                     -          -   112,395    139,318    17,338    15,300    16,648
           Revenue                                                 44,958    55,727     40,940    42,540    49,562    20,529
           Collections                                             67,437   (28,804)   (77,908)   46,472    59,043    14,145
           Adjustment to Actual                                                        (85,012)  (91,050) (107,256)  (40,457)
                                                      --------   --------   -------   --------   -------  --------   -------
      Other End Balance                                      -    112,395   139,318     17,338    15,300    16,648    10,865
                                                      --------   --------   -------   --------   -------  --------   -------
                DSO (Other based on 30 day months)                     75        75         75        75        75        75

      Over 90 Beg.                                                      -         -          -     3,905     6,617     7,396
           Adjustments                                                                   3,905     2,712       779    (1,914)
                                                      --------   --------   -------   --------   -------   -------   -------
      Over 90 End (Assumed level)                            -          -         -      3,905     6,617     7,396     5,482
                                                      --------   --------   -------   --------   -------   -------   -------

      Interco/Other Beg.                                                -         -          -   104,830   105,231   103,965
           Adjustments                                                                 104,830       401    (1,266)      726
                                                      --------   --------   -------   --------   -------   -------   -------
      Interco/Other End                                      -          -         -    104,830   105,231   103,965   104,691
                                                      --------   --------   -------   --------   -------   -------   -------
           Calculated Receivable Change                      -    112,395    26,923     (1,092)    2,051      (645)   (8,398)
                                                      --------   --------   -------   --------   -------   -------   -------
                                                        15,020   (115,154)  (20,071)         -         -         -         -
                                                      --------   --------   -------   --------   -------   -------   -------
      Net Change                                        15,020     (2,759)    6,851     (1,092)    2,051      (645)   (8,398)
                                                      --------   --------   -------   --------   -------   -------   -------
      Ending Balance                                    32,813     30,054    36,905     35,813    37,864    37,219    28,822
                                                      ========   ========   =======   ========   =======   =======   =======

                                                       ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     F'CAST
                                                       AUG-03     SEP-03     OCT-03     NOV-03     DEC-03   12/31/2003
                                                       ------     ------     ------     ------     ------   ----------
ASSETS

CASH & EQUIVALENTS
      Beginning Balance                                    (0)        (2)        (1)        (2)        (2)     7,130
                                                           (1)         1         (1)        (1)       742     (6,391)
                                                      -------    -------    -------   --------    -------   --------
      Net Change                                           (1)         1         (1)        (1)       742     (6,391)
                                                      -------    -------    -------   --------    -------   --------
      Ending Balance                                       (2)        (1)        (2)        (2)       739        739
                                                      =======    =======    =======   ========    =======   ========

ACCOUNTS RECEIVABLE - TRADE
      Beginning Balance                                28,822     25,635     29,934     28,920     26,897     17,792

      Monthly Ship Days                                    20         25         20         20         15        240

      GM Beg. Balance                                   7,303      5,967      8,042      7,924      7,450          -
           Revenue                                          -          -          -          -          -          -
           Collections                                 (7,303)    (5,967)    (8,042)    (7,924)    (7,450)   (59,832)
           Adjustment to Actual                         5,967      8,042      7,924      7,450      2,251     62,083
                                                      -------    -------    -------   --------    -------   --------
      GM End Balance                                    5,967      8,042      7,924      7,450      2,251      2,251
                                                      -------    -------    -------   --------    -------   --------
                DSO (OEM based on monthly ship days)        5          5          5          5          5

      DCX Beg. Balance                                  2,239      2,183      2,025      2,448      2,533          -
           Revenue                                          -          -          -          -          -          -
           Collections                                 (2,239)    (2,183)    (2,025)    (2,448)    (2,533)   (21,418)
           Adjustment to Actual                         2,183      2,025      2,448      2,533        805     22,223
                                                      -------    -------    -------   --------    -------   --------
      DCX End Balance                                   2,183      2,025      2,448      2,533        805        805
                                                      -------    -------    -------   --------    -------   --------
                DSO (OEM based on monthly ship days)        5          5          5          5          5

      Ford Beg. Balance                                   654      1,121      1,834      1,452        876          -
           Revenue                                          -          -          -          -          -          -
           Collections                                   (654)    (1,121)    (1,834)    (1,452)      (876)    (9,706)
           Adjustment to Actual                         1,121      1,834      1,452        876        793     10,499
                                                      -------    -------    -------   --------    -------   --------
      Ford End Balance                                  1,121      1,834      1,452        876        793        793
                                                      -------    -------    -------   --------    -------   --------
                DSO (OEM based on monthly ship days)        5          5          5          5          5

      Other Beg. Balance                               10,865     10,204     12,609     11,626     11,726          -
           Revenue                                     31,707     43,581     35,470     35,050     38,742    438,806
           Collections                                 36,695     55,168     50,735     48,408     40,584    311,975
           Adjustment to Actual                       (69,063)   (96,344)   (87,188)   (83,359)   (81,003)  (740,732)
                                                      -------    -------    -------   --------    -------   --------
      Other End Balance                                10,204     12,609     11,626     11,726     10,049     10,049
                                                      -------    -------    -------   --------    -------   --------
                DSO (Other based on 30 day months)         75         75         75         75         75

      Over 90 Beg.                                      5,482      7,313      7,449      7,067      7,066          -
           Adjustments                                  1,831        136       (382)        (1)      (910)     6,156
                                                      -------    -------    -------   --------    -------   --------
      Over 90 End (Assumed level)                       7,313      7,449      7,067      7,066      6,156      6,156
                                                      -------    -------    -------   --------    -------   --------
      Interco/Other Beg.                              104,691    101,260    100,388    100,816     99,658          -
           Adjustments                                 (3,431)      (872)       428     (1,158)    (2,763)    96,896
                                                      -------    -------    -------   --------    -------   --------
      Interco/Other End                               101,260    100,388    100,816     99,658     96,896     96,896
                                                      -------    -------    -------   --------    -------   --------
           Calculated Receivable Change                (3,186)     4,299     (1,014)    (2,024)   (12,360)   116,950
                                                      -------    -------    -------   --------    -------   --------
                                                            -          -          -          -          -   (120,205)
                                                      -------    -------    -------   --------    -------   --------
      Net Change                                       (3,186)     4,299     (1,014)    (2,024)   (12,360)    (3,255)
                                                      -------    -------    -------   --------    -------   --------
      Ending Balance                                   25,635     29,934     28,920     26,897     14,537     14,537
                                                      =======    =======    =======   ========    =======   ========

                                    97 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                                       ACTUAL    ACTUAL    ACTUAL    F'CAST     F'CAST    F'CAST    F'CAST
                                                       JAN-04    FEB-04    MAR-04    APR-04     MAY-04    JUN-04    JUL-04
                                                       ------    ------    ------    ------     ------    ------    ------
ASSETS

CASH & EQUIVALENTS
      Beginning Balance                                   739         0         0         (1)        0         0         0
                                                         (739)       (0)       (1)         1         0         0        (0)

                                                      -------   -------   -------   --------   -------   -------   -------
      Net Change                                         (739)       (0)       (1)         1         0         0        (0)
                                                      -------   -------   -------   --------   -------   -------   -------
      Ending Balance                                        0         0        (1)         0         0         0         0
                                                      =======   =======   =======   ========   =======   =======   =======

ACCOUNTS RECEIVABLE - TRADE
      Beginning Balance                                14,537    21,044    20,560     21,594    17,029    18,193    18,214

      Monthly Ship Days                                    20        20        25         20        20        25        10

      GM Beg. Balance                                   2,251     7,270     7,270      7,320     4,751     5,282     4,668
           Revenue                                         11         -         -     19,003    21,126    23,339     8,526
           Collections                                 (2,259)   (7,270)   (7,270)   (21,572)  (20,595)  (23,953)   (8,931)
           Adjustment to Actual                         7,267     7,270     7,320
                                                      -------   -------   -------   --------   -------   -------   -------
      GM End Balance                                    7,270     7,270     7,320      4,751     5,282     4,668     4,263
                                                      -------   -------   -------   --------   -------   -------   -------
                DSO (OEM based on monthly ship days)        5         5         5          5         5         5         5

      DCX Beg. Balance                                    805     2,107     2,107      2,635     1,196     1,408     1,223
           Revenue                                         99         -         -      4,784     5,634     6,113     4,062
           Collections                                   (879)   (2,107)   (2,107)    (6,223)   (5,421)   (6,299)   (3,254)
           Adjustment to Actual                         2,082     2,107     2,635
                                                      -------   -------   -------   --------   -------   -------   -------
      DCX End Balance                                   2,107     2,107     2,635      1,196     1,408     1,223     2,031
                                                      -------   -------   -------   --------   -------   -------   -------
                DSO (OEM based on monthly ship days)        5         5         5          5         5         5         5

      Ford Beg. Balance                                   793       974       974      1,679     1,164     1,019       873
           Revenue                                          -         -         -      4,656     4,076     4,365     1,665
           Collections                                   (793)     (974)     (974)    (5,171)   (4,221)   (4,511)   (1,705)
           Adjustment to Actual                           974       974     1,679
                                                      -------   -------   -------   --------   -------   -------   -------
      Ford End Balance                                    974       974     1,679      1,164     1,019       873       832
                                                      -------   -------   -------   --------   -------   -------   -------
                DSO (OEM based on monthly ship days)        5         5         5          5         5         5         5

      Other Beg. Balance                               10,049     9,448    10,627     10,627    10,585    11,151    12,118
           Revenue                                     29,423    33,381    46,090      4,234     4,687     5,620     3,011
           Collections                                 34,086    40,624    42,622     (4,276)   (4,121)   (4,654)   (4,030)
           Adjustment to Actual                       (64,110)  (72,826)  (88,712)
                                                      -------   -------   -------   --------   -------   -------   -------
      Other End Balance                                 9,448    10,627    10,627     10,585    11,151    12,118    11,098
                                                      -------   -------   -------   --------   -------   -------   -------
                DSO (Other based on 30 day months)         75        75        75         75        75        75        75

      Over 90 Beg.                                      6,156     7,263     7,263      6,061     6,061     6,061     6,061
           Adjustments                                  1,107         -    (1,202)
                                                      -------   -------   -------   --------   -------   -------   -------
      Over 90 End (Assumed level)                       7,263     7,263     6,061      6,061     6,061     6,061     6,061
                                                      -------   -------   -------   --------   -------   -------   -------

      Interco/Other Beg.                               96,896    96,395    94,732     95,684    95,684    95,684    95,684
           Adjustments                                   (501)   (1,663)      952          -         -
                                                      -------   -------   -------   --------   -------   -------   -------
      Interco/Other End                                96,395    94,732    95,684     95,684    95,684    95,684    95,684
                                                      -------   -------   -------   --------   -------   -------   -------

           Calculated Receivable Change                 6,507      (484)    1,033     (4,565)    1,164        21      (656)
                                                      -------   -------   -------   --------   -------   -------   -------


                                                      -------   -------   -------   --------   -------   -------   -------
      Net Change                                        6,507      (484)    1,033     (4,565)    1,164        21      (656)
                                                      -------   -------   -------   --------   -------   -------   -------
      Ending Balance                                   21,044    20,560    21,594     17,029    18,193    18,214    17,558
                                                      =======   =======   =======   ========   =======   =======   =======

                                                       F'CAST    F'CAST    F'CAST    F'CAST    F'CAST    F'CAST
                                                       AUG-04    SEP-04    OCT-04    NOV-04    DEC-04  12/31/2004
                                                       ------    ------    ------    ------    ------  ----------
ASSETS

CASH & EQUIVALENTS
      Beginning Balance                                     0         0         0         0         0        739
                                                            -         -         -         -         -       (739)

                                                      -------   -------   -------   -------   -------   --------
      Net Change                                            -         -         -         -         -       (739)
                                                      -------   -------   -------   -------   -------   --------
      Ending Balance                                        0         0         0         0         0          0
                                                      =======   =======   =======   =======   =======   ========

ACCOUNTS RECEIVABLE - TRADE
      Beginning Balance                                17,558    18,634    19,501    22,085    20,098     14,537

      Monthly Ship Days                                    20        25        20        20        20        245

      GM Beg. Balance                                   4,263     4,529     4,444     4,709     3,928      2,251
           Revenue                                     18,115    22,219    18,836    15,713    17,139    164,027
           Collections                                (17,849)  (22,304)  (18,570)  (16,494)  (16,783)  (183,851)
           Adjustment to Actual                                                                           21,857
                                                      -------   -------   -------   -------   -------   --------
      GM End Balance                                    4,529     4,444     4,709     3,928     4,285      4,285
                                                      -------   -------   -------   -------   -------   --------
                DSO (OEM based on monthly ship days)        5         5         5         5         5

      DCX Beg. Balance                                  2,031     3,224     4,145     5,311     4,489        805
           Revenue                                     12,897    20,724    21,244    17,957    19,284    112,799
           Collections                                (11,704)  (19,804)  (20,078)  (18,779)  (18,952)  (115,608)
           Adjustment to Actual                                                                            6,824
                                                      -------   -------   -------   -------   -------   --------
      DCX End Balance                                   3,224     4,145     5,311     4,489     4,821      4,821
                                                      -------   -------   -------   -------   -------   --------
                DSO (OEM based on monthly ship days)        5         5         5         5         5

      Ford Beg. Balance                                   832       823       794       808       689        793
           Revenue                                      3,291     3,971     3,230     2,757     3,026     31,038
           Collections                                 (3,301)   (4,000)   (3,217)   (2,876)   (2,959)   (34,701)
           Adjustment to Actual                                                                            3,627
                                                      -------   -------   -------   -------   -------   --------
      Ford End Balance                                    823       794       808       689       756        756
                                                      -------   -------   -------   -------   -------   --------
                DSO (OEM based on monthly ship days)        5         5         5         5         5

      Other Beg. Balance                               11,098    10,725    10,785    11,924    11,658     10,049
           Revenue                                      4,240     5,692     4,378     3,921     4,548    149,224
           Collections                                 (4,612)   (5,632)   (3,239)   (4,187)   (5,501)    77,080
           Adjustment to Actual                                                                         (225,648)
                                                      -------   -------   -------   -------   -------   --------
      Other End Balance                                10,725    10,785    11,924    11,658    10,705     10,705
                                                      -------   -------   -------   -------   -------   --------
                DSO (Other based on 30 day months)         75        75        75        75        75

      Over 90 Beg.                                      6,061     6,061     6,061     6,061     6,061      6,156
           Adjustments                                                                                       (95)
                                                      -------   -------   -------   -------   -------   --------
      Over 90 End (Assumed level)                       6,061     6,061     6,061     6,061     6,061      6,061
                                                      -------   -------   -------   -------   -------   --------

      Interco/Other Beg.                               95,684    95,684    95,684    95,684    95,684     96,896
           Adjustments                                                                                    (1,211)
                                                      -------   -------   -------   -------   -------   --------
      Interco/Other End                                95,684    95,684    95,684    95,684    95,684     95,684
                                                      -------   -------   -------   -------   -------   --------

           Calculated Receivable Change                 1,076       867     2,584    (1,987)     (198)     5,363
                                                      -------   -------   -------   -------   -------   --------

                                                                                                               -
                                                      -------   -------   -------   -------   -------   --------
      Net Change                                        1,076       867     2,584    (1,987)     (198)     5,363
                                                      -------   -------   -------   -------   -------   --------
      Ending Balance                                   18,634    19,501    22,085    20,098    19,900     19,900
                                                      =======   =======   =======   =======   =======   ========

                                    98 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                                       F'CAST    F'CAST    F'CAST    F'CAST    F'CAST     F'CAST
                                                       MAR-05    JUN-05    SEP-05    DEC-05  12/31/2005   MAR-06
                                                       ------    ------    ------    ------  ----------   ------
ASSETS

CASH & EQUIVALENTS
      Beginning Balance                                     0         0         0         0          0     9,962
                                                            0         -         -     9,962      9,962    12,503

                                                      -------   -------   -------   -------   --------   -------
      Net Change                                            0         -         -     9,962      9,962    12,503
                                                      -------   -------   -------   -------   --------   -------
      Ending Balance                                        0         0         0     9,962      9,962    22,465
                                                      =======   =======   =======   =======   ========   =======

ACCOUNTS RECEIVABLE - TRADE
      Beginning Balance                                19,900    21,309    20,117    18,620     19,900    18,262
                                                                                                     -
      Monthly Ship Days                                    65        65        55        60        245        65

      GM Beg. Balance                                   4,285     4,143     3,899     3,852      4,285     3,628
           Revenue                                     53,863    50,690    42,368    43,532    190,452    45,370
           Collections                                (54,005)  (50,934)  (42,415)  (43,756)  (191,109)  (45,508)
           Adjustment to Actual
                                                      -------   -------   -------   -------   --------   -------
      GM End Balance                                    4,143     3,899     3,852     3,628      3,628     3,490
                                                      -------   -------   -------   -------   --------   -------
                DSO (OEM based on monthly ship days)        5         5         5         5          5         5

      DCX Beg. Balance                                  4,821     4,706     4,746     4,444      4,821     4,251
           Revenue                                     61,177    61,699    48,888    51,017    222,781    59,904
           Collections                                (61,292)  (61,659)  (49,190)  (51,210)  (223,351)  (59,547)
           Adjustment to Actual
                                                      -------   -------   -------   -------   --------   -------
      DCX End Balance                                   4,706     4,746     4,444     4,251      4,251     4,608
                                                      -------   -------   -------   -------   --------   -------
                DSO (OEM based on monthly ship days)        5         5         5         5                    5

      Ford Beg. Balance                                   756       702       713       724        756       692
           Revenue                                      9,123     9,264     7,967     8,300     34,653     8,526
           Collections                                 (9,177)   (9,253)   (7,955)   (8,333)   (34,718)   (8,562)
           Adjustment to Actual
                                                      -------   -------   -------   -------   --------   -------
      Ford End Balance                                    702       713       724       692        692       656
                                                      -------   -------   -------   -------   --------   -------
                DSO (OEM based on monthly ship days)        5         5         5         5                    5

      Other Beg. Balance                               10,705    12,425    11,426    10,267     10,705    10,358
           Revenue                                     14,910    13,711    12,320    12,430     53,371    14,572
           Collections                                (13,190)  (14,711)  (13,479)  (12,338)   (53,718)  (12,787)
           Adjustment to Actual
                                                      -------   -------   -------   -------   --------   -------
      Other End Balance                                12,425    11,426    10,267    10,358     10,358    12,143
                                                      -------   -------   -------   -------   --------   -------
                DSO (Other based on 30 day months)         75        75        75        75                   75

      Over 90 Beg.                                      6,061     6,061     6,061     6,061      6,061     6,061
           Adjustments                                                                               -
                                                      -------   -------   -------   -------   --------   -------
      Over 90 End (Assumed level)                       6,061     6,061     6,061     6,061      6,061     6,061
                                                      -------   -------   -------   -------   --------   -------

      Interco/Other Beg.                               95,684    95,684    95,684    95,684     95,684    95,684
           Adjustments                                                                               -
                                                      -------   -------   -------   -------   --------   -------
      Interco/Other End                                95,684    95,684    95,684    95,684     95,684    95,684
                                                      -------   -------   -------   -------   --------   -------

           Calculated Receivable Change                 1,409    (1,192)   (1,497)     (358)    (1,639)    1,968
                                                      -------   -------   -------   -------   --------   -------

                                                                                                     -
                                                      -------   -------   -------   -------   --------   -------
      Net Change                                        1,409    (1,192)   (1,497)     (358)    (1,639)    1,968
                                                      -------   -------   -------   -------   --------   -------
      Ending Balance                                   21,309    20,117    18,620    18,262     18,262    20,230
                                                      =======   =======   =======   =======   ========   =======

                                                       F'CAST    F'CAST    F'CAST    F'CAST      F'CAST      F'CAST
                                                       JUN-06    SEP-06    DEC-06  12/31/2006  12/31/2007  12/31/2008
                                                       ------    ------    ------  ----------  ----------  ----------
ASSETS

CASH & EQUIVALENTS
      Beginning Balance                                22,465    10,614     8,523      9,962      15,416       7,243
                                                      (11,851)   (2,091)    6,893      5,454      (8,173)      1,118

                                                      -------   -------   -------   --------    --------    --------
      Net Change                                      (11,851)   (2,091)    6,893      5,454      (8,173)      1,118
                                                      -------   -------   -------   --------    --------    --------
      Ending Balance                                   10,614     8,523    15,416     15,416       7,243       8,361
                                                      =======   =======   =======   ========    ========    ========

ACCOUNTS RECEIVABLE - TRADE
      Beginning Balance                                20,230    18,780    17,585     18,262      17,932      36,215
                                                                                           -
      Monthly Ship Days                                    65        55        60        245         245         245

      GM Beg. Balance                                   3,490     3,218     3,323      3,628       3,899      13,118
           Revenue                                     41,833    36,549    46,786    170,538     214,267     208,730
           Collections                                (42,105)  (36,444)  (46,210)  (170,267)   (205,047)   (209,069)
           Adjustment to Actual
                                                      -------   -------   -------   --------    --------    --------
      GM End Balance                                    3,218     3,323     3,899      3,899      13,118      12,779
                                                      -------   -------   -------   --------    --------    --------
                DSO (OEM based on monthly ship days)        5         5         5                     15          15

      DCX Beg. Balance                                  4,608     4,353     4,268      4,251       3,975      11,871
           Revenue                                     56,592    46,953    47,702    211,150     193,887     168,800
           Collections                                (56,847)  (47,038)  (47,995)  (211,426)   (185,992)   (170,336)
           Adjustment to Actual
                                                      -------   -------   -------   --------    --------    --------
      DCX End Balance                                   4,353     4,268     3,975      3,975      11,871      10,335
                                                      -------   -------   -------   --------    --------    --------
                DSO (OEM based on monthly ship days)        5         5         5                     15          15

      Ford Beg. Balance                                   656       631       391        692         363         884
           Revenue                                      8,203     4,296     4,352     25,378      14,434       6,354
           Collections                                 (8,228)   (4,537)   (4,380)   (25,707)    (13,913)     (6,849)
           Adjustment to Actual
                                                      -------   -------   -------   --------    --------    --------
      Ford End Balance                                    631       391       363        363         884         389
                                                      -------   -------   -------   --------    --------    --------
                DSO (OEM based on monthly ship days)        5         5         5                     15          15

      Other Beg. Balance                               12,143    11,245    10,271     10,358      10,362      11,010
           Revenue                                     13,494    12,325    12,435     52,826      52,847      52,869
           Collections                                (14,392)  (13,299)  (12,343)   (52,822)    (52,200)    (52,865)
           Adjustment to Actual
                                                      -------   -------   -------   --------    --------    --------
      Other End Balance                                11,245    10,271    10,362     10,362      11,010      11,014
                                                      -------   -------   -------   --------    --------    --------
                DSO (Other based on 30 day months)         75        75        75                     75          75

      Over 90 Beg.                                      6,061     6,061     6,061      6,061       6,061       6,061
           Adjustments                                                                     -
                                                      -------   -------   -------   --------    --------    --------
      Over 90 End (Assumed level)                       6,061     6,061     6,061      6,061       6,061       6,061
                                                      -------   -------   -------   --------    --------    --------

      Interco/Other Beg.                               95,684    95,684    95,684     95,684      95,684      95,684
           Adjustments                                                                     -
                                                      -------   -------   -------   --------    --------    --------
      Interco/Other End                                95,684    95,684    95,684     95,684      95,684      95,684
                                                      -------   -------   -------   --------    --------    --------

           Calculated Receivable Change                (1,450)   (1,194)      346       (330)     18,283      (2,365)
                                                      -------   -------   -------   --------    --------    --------

                                                                                           -
                                                      -------   -------   -------   --------    --------    --------
      Net Change                                       (1,450)   (1,194)      346       (330)     18,283      (2,365)
                                                      -------   -------   -------   --------    --------    --------
      Ending Balance                                   18,780    17,585    17,932     17,932      36,215      33,850
                                                      =======   =======   =======   ========    ========    ========

                                    99 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                                         ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL
                                                         JAN-03    FEB-03    MAR-03    APR-03    MAY-03    JUN-03    JUL-03
                                                         ------    ------    ------    ------    ------    ------    ------
ACCOUNTS RECEIVABLE - TOOLING (See tooling assumptions
  tab for detail)
      Beginning Balance                                  18,569    13,297    11,001     7,285     7,488     6,526     5,769
           Billed Tooling Revenue                             -         -         -         -         -         -         -
           Tooling Collections                                -         -         -         -         -         -         -
           Other Adjustments (See tooling assumptions)        -         -         -         -         -         -         -
           Adj to Actual                                 (5,272)   (2,297)   (3,716)      203      (962)     (756)      262
                                                         ------    ------    ------    ------    ------    ------    ------
      Net Change                                         (5,272)   (2,297)   (3,716)      203      (962)     (756)      262
                                                         ------    ------    ------    ------    ------    ------    ------
      Ending Balance                                     13,297    11,001     7,285     7,488     6,526     5,769     6,031
                                                         ======    ======    ======    ======    ======    ======    ======

ACCOUNTS RECEIVABLE - DELUXE
      Beginning Balance                                  69,703    71,105    72,093    75,588    78,528    81,381    85,309
           Deluxe (Tooling Asm. Tab for CF)                   -         -         -         -         -         -         -


           Adj to Actual                                  1,402       988     3,495     2,940     2,853     3,928     1,426
                                                         ------    ------    ------    ------    ------    ------    ------
      Net Change                                          1,402       988     3,495     2,940     2,853     3,928     1,426
                                                         ------    ------    ------    ------    ------    ------    ------
      Ending Balance                                     71,105    72,093    75,588    78,528    81,381    85,309    86,736
                                                         ======    ======    ======    ======    ======    ======    ======

A/R - RELATED PARTY - RESTRICTED
      Beginning Balance                                    (335)     (503)     (670)     (838)   (1,005)   (1,173)   (1,341)

           Accrued Harper Rents                            (168)     (168)     (168)     (168)     (168)     (168)     (168)
                Paid Harper Rents


           Adj to Actual                                     (0)       (0)        0        (0)        0        (0)        0
                                                         ------    ------    ------    ------    ------    ------    ------
      Net Change                                           (168)     (168)     (168)     (168)     (168)     (168)     (168)
                                                         ------    ------    ------    ------    ------    ------    ------
      Ending Balance                                       (503)     (670)     (838)   (1,005)   (1,173)   (1,341)   (1,508)
                                                         ======    ======    ======    ======    ======    ======    ======

A/R - RELATED PARTY - UNRESTRICTED
      Beginning Balance                                   4,517     5,274     5,768     4,154     4,331     5,701     6,034
           Australia Payment
           Current Portion of LT Rec.

           Adj to Actual                                    757       494    (1,614)      177     1,370       333       (15)
                                                         ------    ------    ------    ------    ------    ------    ------
      Net Change                                            757       494    (1,614)      177     1,370       333       (15)
                                                         ------    ------    ------    ------    ------    ------    ------
      Ending Balance                                      5,274     5,768     4,154     4,331     5,701     6,034     6,019
                                                         ======    ======    ======    ======    ======    ======    ======

                                                         ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL    F'CAST
                                                         AUG-03    SEP-03    OCT-03    NOV-03    DEC-03  12/31/2003
                                                         ------    ------    ------    ------    ------  ----------
ACCOUNTS RECEIVABLE - TOOLING (See tooling assumptions
  tab for detail)
      Beginning Balance                                   6,031     6,260    17,940    13,247     9,059    18,569
           Billed Tooling Revenue                             -         -         -         -         -         -
           Tooling Collections                                -         -         -         -         -         -
           Other Adjustments (See tooling assumptions)        -         -         -         -         -         -
           Adj to Actual                                    228    11,681    (4,693)   (4,188)    1,461    (8,050)
                                                         ------    ------    ------    ------    ------    ------
      Net Change                                            228    11,681    (4,693)   (4,188)    1,461    (8,050)
                                                         ------    ------    ------    ------    ------    ------
      Ending Balance                                      6,260    17,940    13,247     9,059    10,520    10,520
                                                         ======    ======    ======    ======    ======    ======

ACCOUNTS RECEIVABLE - DELUXE
      Beginning Balance                                  86,736    89,723    91,369    92,352    92,828    69,703
           Deluxe (Tooling Asm. Tab for CF)                   -         -      (161)      380     1,376     1,596
                                                                                                                -
                                                                                                                -
           Adj to Actual                                  2,987     1,647     1,143        96     5,385    28,291
                                                         ------    ------    ------    ------    ------    ------
      Net Change                                          2,987     1,647       983       476     6,761    29,886
                                                         ------    ------    ------    ------    ------    ------
      Ending Balance                                     89,723    91,369    92,352    92,828    99,589    99,589
                                                         ======    ======    ======    ======    ======    ======

A/R - RELATED PARTY - RESTRICTED
      Beginning Balance                                  (1,508)   (1,676)   (1,676)   (1,676)   (1,676)     (335)

           Accrued Harper Rents                            (168)      (27)     (100)     (100)     (100)   (1,667)
                Paid Harper Rents                                                                               -
                                                                                                                -
                                                                                                                -
           Adj to Actual                                      0        27       100       100       100       327
                                                         ------    ------    ------    ------    ------    ------
      Net Change                                           (168)       (0)        -         -         -    (1,341)
                                                         ------    ------    ------    ------    ------    ------
      Ending Balance                                     (1,676)   (1,676)   (1,676)   (1,676)   (1,676)   (1,676)
                                                         ======    ======    ======    ======    ======    ======

A/R - RELATED PARTY - UNRESTRICTED
      Beginning Balance                                   6,019     4,042     4,638     3,939     4,551     4,517
           Australia Payment                                                                     (1,417)   (1,417)
           Current Portion of LT Rec.                                                                           -
                                                                                                                -
           Adj to Actual                                 (1,977)      597      (699)      612      (734)     (699)
                                                         ------    ------    ------    ------    ------    ------
      Net Change                                         (1,977)      597      (699)      612    (2,151)   (2,116)
                                                         ------    ------    ------    ------    ------    ------
      Ending Balance                                      4,042     4,638     3,939     4,551     2,401     2,401
                                                         ======    ======    ======    ======    ======    ======

                                   100 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                                         ACTUAL     ACTUAL     ACTUAL     F'CAST     F'CAST     F'CAST     F'CAST
                                                         JAN-04     FEB-04     MAR-04     APR-04     MAY-04     JUN-04     JUL-04
                                                         ------     ------     ------     ------     ------     ------     ------
ACCOUNTS RECEIVABLE - TOOLING (See tooling assumptions
  tab for detail)
      Beginning Balance                                  10,520     10,320     11,452     12,201      9,311     16,347     15,304
           Billed Tooling Revenue                             -          -          -      1,797      7,867      1,009      2,858
           Tooling Collections                                -          -          -     (4,687)      (832)    (2,052)    (8,226)
           Other Adjustments (See tooling assumptions)        -          -          -          -          -          -          -
           Adj to Actual                                   (200)     1,132        749          -          -          -          -
                                                         ------    -------    -------    -------    -------    -------    -------
      Net Change                                           (200)     1,132        749     (2,890)     7,036     (1,043)    (5,368)
                                                         ------    -------    -------    -------    -------    -------    -------
      Ending Balance                                     10,320     11,452     12,201      9,311     16,347     15,304      9,937
                                                         ======    =======    =======    =======    =======    =======    =======

ACCOUNTS RECEIVABLE - DELUXE
      Beginning Balance                                  99,589     99,963    100,396    102,723    102,616    104,478    107,580
           Deluxe (Tooling Asm. Tab for CF)                (347)     1,696     (1,147)      (108)     1,863      3,102        807


           Adj to Actual                                    721     (1,263)     3,474          -          -          -          -
                                                         ------    -------    -------    -------    -------    -------    -------
      Net Change                                            374        433      2,327       (108)     1,863      3,102        807
                                                         ------    -------    -------    -------    -------    -------    -------
      Ending Balance                                     99,963    100,396    102,723    102,616    104,478    107,580    108,387
                                                         ======    =======    =======    =======    =======    =======    =======

A/R - RELATED PARTY - RESTRICTED
      Beginning Balance                                  (1,676)    (1,676)    (1,676)    (1,676)    (1,676)    (1,676)    (1,676)

           Accrued Harper Rents                            (100)      (100)      (100)      (100)      (100)      (100)      (100)
                Paid Harper Rents                           100        100        100        100        100        100        100


           Adj to Actual                                     (0)         -         (0)         -          -          -          -
                                                         ------    -------    -------    -------    -------    -------    -------
      Net Change                                             (0)         -         (0)         -          -          -          -
                                                         ------    -------    -------    -------    -------    -------    -------
      Ending Balance                                     (1,676)    (1,676)    (1,676)    (1,676)    (1,676)    (1,676)    (1,676)
                                                         ======    =======    =======    =======    =======    =======    =======

A/R - RELATED PARTY - UNRESTRICTED
      Beginning Balance                                   2,401      2,810      2,937      2,084      2,084      2,084        547
           Australia Payment                                                   (1,538)                          (1,538)
           Current Portion of LT Rec.

           Adj to Actual                                    409        127        684          -          -          -          -
                                                         ------    -------    -------    -------    -------    -------    -------
      Net Change                                            409        127       (853)         -          -     (1,538)         -
                                                         ------    -------    -------    -------    -------    -------    -------
      Ending Balance                                      2,810      2,937      2,084      2,084      2,084        547        547
                                                         ======    =======    =======    =======    =======    =======    =======

                                                          F'CAST     F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                                          AUG-04     SEP-04     OCT-04     NOV-04     DEC-04   12/31/2004
                                                          ------     ------     ------     ------     ------   ----------
ACCOUNTS RECEIVABLE - TOOLING (See tooling assumptions
  tab for detail)
      Beginning Balance                                    9,937     11,936     11,975      6,188      5,823     10,520
           Billed Tooling Revenue                          3,265        452        250        250      4,233     21,983
           Tooling Collections                            (1,266)      (413)    (6,037)      (615)      (413)   (24,541)
           Other Adjustments (See tooling assumptions)         -          -          -          -          -          -
           Adj to Actual                                                                                          1,681
                                                         -------    -------    -------    -------    -------    -------
      Net Change                                           1,999         39     (5,787)      (365)     3,820       (877)
                                                         -------    -------    -------    -------    -------    -------
      Ending Balance                                      11,936     11,975      6,188      5,823      9,643      9,643
                                                         =======    =======    =======    =======    =======    =======

ACCOUNTS RECEIVABLE - DELUXE
      Beginning Balance                                  108,387    109,768    113,258    114,354    116,267     99,589
           Deluxe (Tooling Asm. Tab for CF)                1,380      3,491      1,095      1,913      2,471     16,216
                                                                                                                      -
                                                                                                                      -
           Adj to Actual                                       -                                                  2,932
                                                         -------    -------    -------    -------    -------    -------
      Net Change                                           1,380      3,491      1,095      1,913      2,471     19,148
                                                         -------    -------    -------    -------    -------    -------
      Ending Balance                                     109,768    113,258    114,354    116,267    118,737    118,737
                                                         =======    =======    =======    =======    =======    =======

A/R - RELATED PARTY - RESTRICTED
      Beginning Balance                                   (1,676)    (1,676)    (1,676)    (1,676)    (1,676)    (1,676)

           Accrued Harper Rents                             (100)      (100)      (100)      (100)      (100)    (1,200)
                Paid Harper Rents                            100        100        100        100        100      1,200
                                                                                                                      -
                                                                                                                      -
           Adj to Actual                                                                                             (0)
                                                         -------    -------    -------    -------    -------    -------
      Net Change                                               -          -          -          -          -         (0)
                                                         -------    -------    -------    -------    -------    -------
      Ending Balance                                      (1,676)    (1,676)    (1,676)    (1,676)    (1,676)    (1,676)
                                                         =======    =======    =======    =======    =======    =======

A/R - RELATED PARTY - UNRESTRICTED
      Beginning Balance                                      547        547       (991)      (991)      (991)     2,401
           Australia Payment                                         (1,538)                          (1,538)    (6,150)
           Current Portion of LT Rec.                                                                                 -
                                                                                                                      -
           Adj to Actual                                       -                                                  1,221
                                                         -------    -------    -------    -------    -------    -------
      Net Change                                               -     (1,538)         -          -     (1,538)    (4,929)
                                                         -------    -------    -------    -------    -------    -------
      Ending Balance                                         547       (991)      (991)      (991)    (2,528)    (2,528)
                                                         =======    =======    =======    =======    =======    =======

                                   101 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                                          F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                                          MAR-05     JUN-05     SEP-05     DEC-05   12/31/2005
                                                          ------     ------     ------     ------   ----------
ACCOUNTS RECEIVABLE - TOOLING (See tooling assumptions
  tab for detail)
      Beginning Balance                                    9,643     16,697      8,276     14,802      9,643
           Billed Tooling Revenue                         11,787      3,116     11,692      3,010     29,606
           Tooling Collections                            (4,733)   (11,537)    (5,167)   (11,692)   (33,129)
           Other Adjustments (See tooling assumptions)         -          -          -          -          -
           Adj to Actual                                                                                   -
                                                         -------    -------    -------    -------    -------
      Net Change                                           7,054     (8,421)     6,526     (8,682)    (3,523)
                                                         -------    -------    -------    -------    -------
      Ending Balance                                      16,697      8,276     14,802      6,120      6,120
                                                         =======    =======    =======    =======    =======

ACCOUNTS RECEIVABLE - DELUXE
      Beginning Balance                                  118,737    118,108    117,776    118,835    118,737
           Deluxe (Tooling Asm. Tab for CF)                 (630)      (332)     1,058    (18,187)   (18,090)
                                                                                                           -
                                                                                                           -
           Adj to Actual                                                                                   -
                                                         -------    -------    -------    -------    -------
      Net Change                                            (630)      (332)     1,058    (18,187)   (18,090)
                                                         -------    -------    -------    -------    -------
      Ending Balance                                     118,108    117,776    118,835    100,647    100,647
                                                         =======    =======    =======    =======    =======

A/R - RELATED PARTY - RESTRICTED
      Beginning Balance                                   (1,676)    (1,676)    (1,676)    (1,676)    (1,676)

           Accrued Harper Rents                             (300)      (300)      (300)      (300)    (1,200)
                Paid Harper Rents                            300        300        300        300      1,200
                                                                                                           -
                                                                                                           -
           Adj to Actual                                                                                   -
                                                         -------    -------    -------    -------    -------
      Net Change                                               -          -          -          -          -
                                                         -------    -------    -------    -------    -------
      Ending Balance                                      (1,676)    (1,676)    (1,676)    (1,676)    (1,676)
                                                         =======    =======    =======    =======    =======

A/R - RELATED PARTY - UNRESTRICTED
      Beginning Balance                                   (2,528)     2,281        678       (925)    (2,528)
           Australia Payment                              (1,603)    (1,603)    (1,603)    (1,603)    (6,412)
           Current Portion of LT Rec.                      6,412                                       6,412
                                                                                                           -
           Adj to Actual                                                                                   -
                                                         -------    -------    -------    -------    -------
      Net Change                                           4,809     (1,603)    (1,603)    (1,603)         -
                                                         -------    -------    -------    -------    -------
      Ending Balance                                       2,281        678       (925)    (2,528)    (2,528)
                                                         =======    =======    =======    =======    =======

                                                          F'CAST     F'CAST    F'CAST    F'CAST     F'CAST      F'CAST      F'CAST
                                                          MAR-06     JUN-06    SEP-06    DEC-06   12/31/2006  12/31/2007  12/31/2008
                                                          ------     ------    ------    ------   ----------  ----------  ----------
ACCOUNTS RECEIVABLE - TOOLING (See tooling assumptions tab for detail)
      Beginning Balance                                    6,120     13,660     5,160    17,160      6,120       5,160       5,160
           Billed Tooling Revenue                         26,500          -    20,105         -     46,605      36,400      36,500
           Tooling Collections                           (18,960)    (8,500)   (8,105)  (12,000)   (47,565)    (36,400)    (36,500)
           Other Adjustments (See tooling assumptions)         -          -         -         -          -           -           -
           Adj to Actual                                                                                 -
                                                         -------    -------   -------   -------    -------     -------     -------
      Net Change                                           7,540     (8,500)   12,000   (12,000)      (960)          -           -
                                                         -------    -------   -------   -------    -------     -------     -------
      Ending Balance                                      13,660      5,160    17,160     5,160      5,160       5,160       5,160
                                                         =======    =======   =======   =======    =======     =======     =======

ACCOUNTS RECEIVABLE - DELUXE
      Beginning Balance                                  100,647     97,206   100,088    98,825    100,647     101,140     101,273
           Deluxe (Tooling Asm. Tab for CF)               (3,441)     2,882    (1,263)    2,316        493         133        (458)
                                                                                                         -
                                                                                                         -
           Adj to Actual                                                                                 -
                                                         -------    -------   -------   -------    -------     -------     -------
      Net Change                                          (3,441)     2,882    (1,263)    2,316        493         133        (458)
                                                         -------    -------   -------   -------    -------     -------     -------
      Ending Balance                                      97,206    100,088    98,825   101,140    101,140     101,273     100,815
                                                         =======    =======   =======   =======    =======     =======     =======

A/R - RELATED PARTY - RESTRICTED
      Beginning Balance                                   (1,676)    (1,676)   (1,676)   (1,676)    (1,676)     (1,676)     (1,676)
                                                                                                         -
           Accrued Harper Rents                             (300)      (300)     (300)     (300)    (1,200)     (1,200)     (1,200)
                Paid Harper Rents                            300        300       300       300      1,200       1,200       1,200
                                                                                                         -
                                                                                                         -
           Adj to Actual                                                                                 -
                                                         -------    -------   -------   -------    -------     -------     -------
      Net Change                                               -          -         -         -          -           -           -
                                                         -------    -------   -------   -------    -------     -------     -------
      Ending Balance                                      (1,676)    (1,676)   (1,676)   (1,676)    (1,676)     (1,676)     (1,676)
                                                         =======    =======   =======   =======    =======     =======     =======

A/R - RELATED PARTY - UNRESTRICTED
      Beginning Balance                                   (2,528)    (2,528)   (2,528)   (2,528)    (2,528)     (2,528)     (2,528)
           Australia Payment                                                                             -
           Current Portion of LT Rec.                                                                    -
                                                                                                         -
           Adj to Actual                                                                                 -
                                                         -------    -------   -------   -------    -------     -------     -------
      Net Change                                               -          -         -         -          -           -           -
                                                         -------    -------   -------   -------    -------     -------     -------
      Ending Balance                                      (2,528)    (2,528)   (2,528)   (2,528)    (2,528)     (2,528)     (2,528)
                                                         =======    =======   =======   =======    =======     =======     =======

                                   102 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                           ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                           JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03     AUG-03
                                           ------     ------     ------     ------     ------     ------     ------     ------
A/R - UK Intercompany
      Beginning Balance                    18,354     18,996     18,277     18,322     18,639     19,176     19,954     19,209
           UK


           Adj to Actual                      642       (718)        44        318        536        778       (745)      (230)
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                              642       (718)        44        318        536        778       (745)      (230)
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                       18,996     18,277     18,322     18,639     19,176     19,954     19,209     18,979
                                          =======    =======    =======    =======    =======    =======    =======    =======

A/R - BOHEMIA INTERCOMPANY
      Beginning Balance                    16,405     16,729     16,649     16,568     17,112     17,999     17,754     17,371



           Adj to Actual                      324        (80)       (80)       544        887       (245)      (383)      (869)
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                              324        (80)       (80)       544        887       (245)      (383)      (869)
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                       16,729     16,649     16,568     17,112     17,999     17,754     17,371     16,503
                                          =======    =======    =======    =======    =======    =======    =======    =======

A/R - OTHER INTERCOMPANY
      Beginning Balance                         0        429        399        (14)        92        146         (9)        49



           Adj to Actual                      428        (29)      (413)       106         55       (156)        59          3
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                              428        (29)      (413)       106         55       (156)        59          3
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                          429        399        (14)        92        146         (9)        49         52
                                          =======    =======    =======    =======    =======    =======    =======    =======

INVENTORY - PRODUCTION
      Beginning Balance                    22,668     22,651     21,627     21,252     24,151     21,355     19,937     20,589
           Purchases                                             64,318     52,419     48,651     55,663     35,384     36,964
           Cost of Sales                  (31,016)   (39,471)   (49,137)   (35,488)   (35,760)   (42,132)   (23,977)   (28,456)

           Adj to Actual                   31,000     38,447    (15,555)   (14,032)   (15,686)   (14,949)   (10,755)   (10,102)
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                              (17)    (1,024)      (375)     2,899     (2,796)    (1,418)       652     (1,594)
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                       22,651     21,627     21,252     24,151     21,355     19,937     20,589     18,995
                                          =======    =======    =======    =======    =======    =======    =======    =======

           Inventory Turns (Input)             13         13         13         13         13         13         13         13
           Inventory Turns (Calculated)        16         20         23         21         23         23         20         20

                                           ACTUAL     ACTUAL     ACTUAL      ACTUAL     F'CAST
                                           SEP-03     OCT-03     NOV-03      DEC-03   12/31/2003
                                           ------     ------     ------      ------   ----------
A/R - UK Intercompany
      Beginning Balance                    18,979     20,032      20,755     20,752      18,354
           UK                                                                                 -
                                                                                              -
                                                                                              -
           Adj to Actual                    1,053        722          (2)     1,212       3,610
                                          -------    -------    --------    -------    --------
      Net Change                            1,053        722          (2)     1,212       3,610
                                          -------    -------    --------    -------    --------
      Ending Balance                       20,032     20,755      20,752     21,964      21,964
                                          =======    =======    ========    =======    ========

A/R - BOHEMIA INTERCOMPANY
      Beginning Balance                    16,503     17,503      17,645     17,897      16,405
                                                                                              -
                                                                                              -
                                                                                              -
           Adj to Actual                    1,000        142         252    (16,813)    (15,321)
                                          -------    -------    --------    -------    --------
      Net Change                            1,000        142         252    (16,813)    (15,321)
                                          -------    -------    --------    -------    --------
      Ending Balance                       17,503     17,645      17,897      1,084       1,084
                                          =======    =======    ========    =======    ========

A/R - OTHER INTERCOMPANY
      Beginning Balance                        52         12         (31)        36           0
                                                                                              -
                                                                                              -
                                                                                              -
           Adj to Actual                      (40)       (43)         67        (41)         (6)
                                          -------    -------    --------    -------    --------
      Net Change                              (40)       (43)         67        (41)         (6)
                                          -------    -------    --------    -------    --------
      Ending Balance                           12        (31)         36         (5)         (5)
                                          =======    =======    ========    =======    ========

INVENTORY - PRODUCTION
      Beginning Balance                    18,995     18,363      20,400     20,761      22,668
           Purchases                       46,498     43,059      41,802     37,410     462,166
           Cost of Sales                  (37,746)   (31,392)    (31,298)   (29,732)   (415,606)
                                                                                              -
           Adj to Actual                   (9,385)    (9,629)    (10,143)    (8,884)    (49,674)
                                          -------    -------    --------    -------    --------
      Net Change                             (633)     2,037         361     (1,207)     (3,114)
                                          -------    -------    --------    -------    --------
      Ending Balance                       18,363     20,400      20,761     19,554      19,554
                                          =======    =======    ========    =======    ========

           Inventory Turns (Input)             13         13          13         13
           Inventory Turns (Calculated)        20         19          19         19

                                   103 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                           ACTUAL     ACTUAL     ACTUAL     F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                           JAN-04     FEB-04     MAR-04     APR-04     MAY-04     JUN-04     JUL-04     AUG-04
                                           ------     ------     ------     ------     ------     ------     ------     ------
A/R - UK Intercompany
      Beginning Balance                    21,964     22,541     24,084     23,750     23,750     23,750     23,750     23,750
           UK


           Adj to Actual                      577      1,544       (335)         -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                              577      1,544       (335)         -          -          -          -          -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                       22,541     24,084     23,750     23,750     23,750     23,750     23,750     23,750
                                          =======    =======    =======    =======    =======    =======    =======    =======

A/R - BOHEMIA INTERCOMPANY
      Beginning Balance                     1,084        668      1,091      1,069      1,069      1,069      1,069      1,069



           Adj to Actual                     (416)       423        (22)         -          -          -          -          -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                             (416)       423        (22)         -          -          -          -          -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                          668      1,091      1,069      1,069      1,069      1,069      1,069      1,069
                                          =======    =======    =======    =======    =======    =======    =======    =======

A/R - OTHER INTERCOMPANY
      Beginning Balance                        (5)        (8)        (4)        (6)        (6)        (6)        (6)        (6)



           Adj to Actual                       (3)         4         (2)         -          -          -          -          -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                               (3)         4         (2)         -          -          -          -          -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                           (8)        (4)        (6)        (6)        (6)        (6)        (6)        (6)
                                          =======    =======    =======    =======    =======    =======    =======    =======

INVENTORY - PRODUCTION
      Beginning Balance                    19,554     20,992     21,510     20,927     23,737     23,179     21,265     19,128
           Purchases                       28,141     32,423     41,495     31,570     29,508     29,636     17,541     33,031
           Cost of Sales                  (26,985)   (32,437)   (39,686)   (28,760)   (30,066)   (31,550)   (19,677)   (32,466)

           Adj to Actual                      283        532     (2,393)         -          -          -          -
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Net Change                            1,439        518       (583)     2,810       (558)    (1,914)    (2,137)       565
                                          -------    -------    -------    -------    -------    -------    -------    -------
      Ending Balance                       20,992     21,510     20,927     23,737     23,179     21,265     19,128     19,693
                                          =======    =======    =======    =======    =======    =======    =======    =======

           Inventory Turns (Input)             17         17         17         17         17         17         17         17
           Inventory Turns (Calculated)        17         17         19

                                           F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                           SEP-04     OCT-04     NOV-04     DEC-04   12/31/2004
                                           ------     ------     ------     ------   ----------
A/R - UK Intercompany
      Beginning Balance                    23,750     23,750     23,750     23,750      21,964
           UK                                                                                -
                                                                                             -
                                                                                             -
           Adj to Actual                                                                 1,786
                                          -------    -------    -------    -------    --------
      Net Change                                -          -          -          -       1,786
                                          -------    -------    -------    -------    --------
      Ending Balance                       23,750     23,750     23,750     23,750      23,750
                                          =======    =======    =======    =======    ========

A/R - BOHEMIA INTERCOMPANY
      Beginning Balance                     1,069      1,069      1,069      1,069       1,084
                                                                                             -
                                                                                             -
                                                                                             -
           Adj to Actual                                                                   (15)
                                          -------    -------    -------    -------    --------
      Net Change                                -          -          -          -         (15)
                                          -------    -------    -------    -------    --------
      Ending Balance                        1,069      1,069      1,069      1,069       1,069
                                          =======    =======    =======    =======    ========

A/R - OTHER INTERCOMPANY
      Beginning Balance                        (6)        (6)        (6)        (6)         (5)
                                                                                             -
                                                                                             -
                                                                                             -
           Adj to Actual                        -                                           (1)
                                          -------    -------    -------    -------    --------
      Net Change                                -          -          -          -          (1)
                                          -------    -------    -------    -------    --------
      Ending Balance                           (6)        (6)        (6)        (6)         (6)
                                          =======    =======    =======    =======    ========

INVENTORY - PRODUCTION
      Beginning Balance                    19,693     21,926     26,646     26,908      19,554
           Purchases                       43,276     44,455     33,843     33,530     398,447
           Cost of Sales                  (41,042)   (39,735)   (33,581)   (34,961)   (390,947)
                                                                                             -
           Adj to Actual                                                                (1,577)
                                          -------    -------    -------    -------    --------
      Net Change                            2,233      4,720        262     (1,431)      5,923
                                          -------    -------    -------    -------    --------
      Ending Balance                       21,926     26,646     26,908     25,477      25,477
                                          =======    =======    =======    =======    ========

           Inventory Turns (Input)             17         17         17         17
           Inventory Turns (Calculated)

                                   104 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                           F'cast      F'cast      F'cast     F'cast     F'cast
                                           MAR-05      JUN-05      SEP-05     DEC-05   12/31/2005
                                           ------      ------      ------     ------   ----------
A/R - UK Intercompany
      Beginning Balance                     23,750      23,750     23,750     23,750      23,750
           UK                                                                                  -
                                                                                               -
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------
      Net Change                                 -           -          -          -           -
                                          --------    --------    -------    -------    --------
      Ending Balance                        23,750      23,750     23,750     23,750      23,750
                                          ========    ========    =======    =======    ========

A/R - BOHEMIA INTERCOMPANY
      Beginning Balance                      1,069       1,069      1,069      1,069       1,069
                                                                                               -
                                                                                               -
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------
      Net Change                                 -           -          -          -           -
                                          --------    --------    -------    -------    --------
      Ending Balance                         1,069       1,069      1,069      1,069       1,069
                                          ========    ========    =======    =======    ========

A/R - OTHER INTERCOMPANY
      Beginning Balance                         (6)         (6)        (6)        (6)         (6)
                                                                                               -
                                                                                               -
                                                                                               -
           Adj to Actual                         -           -                                 -
                                          --------    --------    -------    -------    --------
      Net Change                                 -           -          -          -           -
                                          --------    --------    -------    -------    --------
      Ending Balance                            (6)         (6)        (6)        (6)         (6)
                                          ========    ========    =======    =======    ========

INVENTORY - PRODUCTION
      Beginning Balance                     25,477      26,980     26,391     21,962      25,477
           Purchases                       116,167     111,576     88,912     96,870     413,524
           Cost of Sales                  (114,664)   (112,164)   (93,341)   (96,198)   (416,366)
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------
      Net Change                             1,503        (588)    (4,429)       672      (2,842)
                                          --------    --------    -------    -------    --------
      Ending Balance                        26,980      26,391     21,962     22,635      22,635
                                          ========    ========    =======    =======    ========

           Inventory Turns (Input)              17          17         17         17
           Inventory Turns (Calculated)

                                           F'cast      F'cast      F'cast     F'cast     F'cast      F'cast      F'cast
                                           MAR-06      JUN-06      SEP-06     DEC-06   12/31/2006  12/31/2007  12/31/2008
                                           ------      ------      ------     ------   ----------  ----------  ----------
A/R - UK Intercompany
      Beginning Balance                     23,750      23,750     23,750     23,750      23,750      23,750      23,750
           UK                                                                                  -
                                                                                               -
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------    --------    --------
      Net Change                                 -           -          -          -           -           -           -
                                          --------    --------    -------    -------    --------    --------    --------
      Ending Balance                        23,750      23,750     23,750     23,750      23,750      23,750      23,750
                                          ========    ========    =======    =======    ========    ========    ========

A/R - BOHEMIA INTERCOMPANY
      Beginning Balance                      1,069       1,069      1,069      1,069       1,069       1,069       1,069
                                                                                               -
                                                                                               -
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------    --------    --------
      Net Change                                 -           -          -          -           -           -           -
                                          --------    --------    -------    -------    --------    --------    --------
      Ending Balance                         1,069       1,069      1,069      1,069       1,069       1,069       1,069
                                          ========    ========    =======    =======    ========    ========    ========

A/R - OTHER INTERCOMPANY
      Beginning Balance                         (6)         (6)        (6)        (6)         (6)         (6)         (6)
                                                                                               -
                                                                                               -
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------    --------    --------
      Net Change                                 -           -          -          -           -           -           -
                                          --------    --------    -------    -------    --------    --------    --------
      Ending Balance                            (6)         (6)        (6)        (6)         (6)         (6)         (6)
                                          ========    ========    =======    =======    ========    ========    ========

INVENTORY - PRODUCTION
      Beginning Balance                     22,635      25,399     24,067     20,763      22,635      22,793      24,144
           Purchases                       110,711     100,955     84,939     98,898     395,503     411,797     379,355
           Cost of Sales                  (107,946)   (102,286)   (88,243)   (96,869)   (395,345)   (410,446)   (381,082)
                                                                                               -
           Adj to Actual                                                                       -
                                          --------    --------    -------    -------    --------    --------    --------
      Net Change                             2,764      (1,332)    (3,304)     2,030         158       1,351      (1,727)
                                          --------    --------    -------    -------    --------    --------    --------
      Ending Balance                        25,399      24,067     20,763     22,793      22,793      24,144      22,417
                                          ========    ========    =======    =======    ========    ========    ========

           Inventory Turns (Input)              17          17          17         17                     17          17
           Inventory Turns (Calculated)

                                   105 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                                                ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                                                JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03
                                                                ------     ------     ------     ------     ------     ------
Inventory - Tooling (See tooling tab for detail)
      Beginning Balance                                         13,467     12,473     13,067     18,710     17,614     17,605
           Purchases                                                 -          -          -          -          -          -
           Cost of Sales                                        (2,904)    (2,362)    (3,846)    (3,351)    (1,723)    (2,672)
           Other Adjustments (See tooling assumptions)               -          -          -          -          -          -
           Adj to Actual                                         1,909      2,956      9,489      2,255      1,714      1,946
                                                               -------    -------    -------    -------    -------    -------
      Net Change                                                  (995)       595      5,643     (1,096)        (9)      (726)
                                                               -------    -------    -------    -------    -------    -------
      Ending Balance                                            12,473     13,067     18,710     17,614     17,605     16,879
                                                               =======    =======    =======    =======    =======    =======

UNBILLED TOOLING REVENUE (See tooling tab for detail)
      Beginning Balance                                           (695)     8,265      8,861      9,802     11,330     12,362
           Tooling Sales                                         3,241      3,595      4,988      2,511      1,718      3,189
           Billed Tooling Revenue                                    -          -          -          -          -          -
           Other Adjustments (See tooling assumptions)               -          -          -          -          -          -
           Adj to Actual                                         5,718     (2,999)    (4,047)      (984)      (685)    (1,204)
                                                               -------    -------    -------    -------    -------    -------
      Net Change                                                 8,960        596        941      1,527      1,033      1,985
                                                               -------    -------    -------    -------    -------    -------
      Ending Balance                                             8,265      8,861      9,802     11,330     12,362     14,347
                                                               =======    =======    =======    =======    =======    =======

CURRENT DEFERRED TAX ASSET
      Beginning Balance                                          8,585      8,585      8,585      9,862      9,862      9,862



           Adj to Actual                                             -          -      1,277          -          -     (4,175)
                                                               -------    -------    -------    -------    -------    -------
      Net Change                                                     -          -      1,277          -          -     (4,175)
                                                               -------    -------    -------    -------    -------    -------
      Ending Balance                                             8,585      8,585      9,862      9,862      9,862      5,687
                                                               =======    =======    =======    =======    =======    =======

PREPAID AND OTHER CURRENT ASSETS
      Beginning Balance                                         28,012     25,997     26,099     28,586     31,082     35,453



           Adj to Actual                                        (2,015)       102      2,487      2,496      4,371       (435)
                                                               -------    -------    -------    -------    -------    -------
      Net Change                                                (2,015)       102      2,487      2,496      4,371       (435)
                                                               -------    -------    -------    -------    -------    -------
      Ending Balance                                            25,997     26,099     28,586     31,082     35,453     35,018
                                                               =======    =======    =======    =======    =======    =======

PROPERTY PLANT & EQUIPMENT
      Beginning Balance                                        375,966    376,329    376,668    377,509    375,863    376,316
           Capex
                Per Stremsterfer Model
                WK
                XK
                Sale of Seabrook (See Rest. Assum. For Calc)
                Additional Capex for New Business
                Actual difference push forward



           Adj to Actual                                           363        339        841     (1,646)       454      1,134
                                                               -------    -------    -------    -------    -------    -------
      Net Change                                                   363        339        841     (1,646)       454      1,134
                                                               -------    -------    -------    -------    -------    -------
      Ending Balance                                           376,329    376,668    377,509    375,863    376,316    377,450
                                                               =======    =======    =======    =======    =======    =======


                                                               ACTUAL    ACTUAL     ACTUAL    ACTUAL    ACTUAL    ACTUAL    F'CAST
                                                               JUL-03    AUG-03     SEP-03    OCT-03    NOV-03    DEC-03  12/31/2003
                                                               ------    ------     ------    ------    ------    ------  ----------
Inventory - Tooling (See tooling tab for detail)
      Beginning Balance                                        16,879    15,882     15,007    15,559    16,488    18,800    13,467
           Purchases                                                -         -          -     1,299     1,013       (44)    2,267
           Cost of Sales                                       (3,009)   (2,494)    (4,763)     (755)   (1,091)     (861)  (29,831)
           Other Adjustments (See tooling assumptions)              -         -          -         -         -         -         -
           Adj to Actual                                        2,011     1,619      5,315       386     2,390     4,017    36,008
                                                              -------   -------    -------   -------   -------   -------   -------
      Net Change                                                 (998)     (875)       552       929     2,312     3,112     8,445
                                                              -------   -------    -------   -------   -------   -------   -------
      Ending Balance                                           15,882    15,007     15,559    16,488    18,800    21,912    21,912
                                                              =======   =======    =======   =======   =======   =======   =======

UNBILLED TOOLING REVENUE (See tooling tab for detail)
      Beginning Balance                                        14,347    15,106     16,387    11,672    12,071    12,594      (695)
           Tooling Sales                                        3,723     2,986      5,681       168     1,433     1,608    34,841
           Billed Tooling Revenue                                   -         -          -         -         -         -         -
           Other Adjustments (See tooling assumptions)              -         -          -         -         -         -         -
           Adj to Actual                                       (2,964)   (1,706)   (10,396)      231      (910)   (5,862)  (25,807)
                                                              -------   -------    -------   -------   -------   -------   -------
      Net Change                                                  759     1,281     (4,715)      399       523    (4,254)    9,035
                                                              -------   -------    -------   -------   -------   -------   -------
      Ending Balance                                           15,106    16,387     11,672    12,071    12,594     8,340     8,340
                                                              =======   =======    =======   =======   =======   =======   =======

CURRENT DEFERRED TAX ASSET
      Beginning Balance                                         5,687     5,687      5,687     6,797     6,797     6,797     8,585
                                                                                                                                 -
                                                                                                                                 -
                                                                                                                                 -
           Adj to Actual                                            -         -      1,110         -         -         -    (1,787)
                                                              -------   -------    -------   -------   -------   -------   -------
      Net Change                                                    -         -      1,110         -         -         -    (1,787)
                                                              -------   -------    -------   -------   -------   -------   -------
      Ending Balance                                            5,687     5,687      6,797     6,797     6,797     6,797     6,797
                                                              =======   =======    =======   =======   =======   =======   =======

PREPAID AND OTHER CURRENT ASSETS
      Beginning Balance                                        35,018    33,542     33,701    33,702    31,299    30,772    28,012
                                                                                                                                 -
                                                                                                                                 -
                                                                                                                                 -
           Adj to Actual                                       (1,476)      159          1    (2,404)     (527)   (2,031)      729
                                                              -------   -------    -------   -------   -------   -------   -------
      Net Change                                               (1,476)      159          1    (2,404)     (527)   (2,031)      729
                                                              -------   -------    -------   -------   -------   -------   -------
      Ending Balance                                           33,542    33,701     33,702    31,299    30,772    28,741    28,741
                                                              =======   =======    =======   =======   =======   =======   =======

PROPERTY PLANT & EQUIPMENT
      Beginning Balance                                       377,450   377,785    378,413   379,780   380,772   385,654   375,966
           Capex                                                                                                                 -
                Per Stremsterfer Model                                                           469     1,001     1,242     2,713
                WK                                                                             1,500     2,600     2,600     6,700
                XK                                                                                                               -
                Sale of Seabrook (See Rest. Assum. For Calc)                                                                     -
                Additional Capex for New Business                                                                                -
                Actual difference push forward                                                                                   -
                                                                                                                                 -
                                                                                                                                 -
                                                                                                                                 -
           Adj to Actual                                          335       628      1,367      (977)    1,280    (1,713)    2,404
                                                              -------   -------    -------   -------   -------   -------   -------
      Net Change                                                  335       628      1,367       992     4,881     2,129    11,817
                                                              -------   -------    -------   -------   -------   -------   -------
      Ending Balance                                          377,785   378,413    379,780   380,772   385,654   387,783   387,783
                                                              =======   =======    =======   =======   =======   =======   =======

                                   106 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                                               ACTUAL      ACTUAL    ACTUAL       F'CAST   F'CAST   F'CAST  F'CAST
                                                               JAN-04      FEB-04    MAR-04       APR-04   MAY-04   JUN-04  JUL-04
                                                               ------      ------    ------       ------   ------   ------  ------
INVENTORY - TOOLING (See tooling tab for detail)
      Beginning Balance                                        21,912      23,803    24,312       20,818   23,225   21,324   24,307
           Purchases                                            2,094         125     2,561        2,941      453    3,441   16,504
           Cost of Sales                                       (1,440)     (2,728)   (5,169)        (535)  (2,354)    (459) (12,949)
           Other Adjustments (See tooling assumptions)              -           -         -            -        -        -        -
           Adj to Actual                                        1,238       3,112      (885)           -        -        -        -
                                                               ------      ------    ------       ------   ------   ------   ------
      Net Change                                                1,891         509    (3,494)       2,407   (1,901)   2,982    3,555
                                                               ------      ------    ------       ------   ------   ------   ------
      Ending Balance                                           23,803      24,312    20,818       23,225   21,324   24,307   27,862
                                                               ======      ======    ======       ======   ======   ======   ======

UNBILLED TOOLING REVENUE (See tooling tab for detail)
      Beginning Balance                                         8,340       8,077     9,813       10,208    8,763    3,672    2,912
           Tooling Sales                                        1,813       2,734     6,089          352    2,777      250   12,688
           Billed Tooling Revenue                                   -           -         -       (1,797)  (7,867)  (1,009)  (2,858)
           Other Adjustments (See tooling assumptions)              -           -         -            -        -        -        -
           Adj to Actual                                       (2,077)       (998)   (5,694)           -        -        -        -
                                                               ------      ------    ------       ------   ------   ------   ------
      Net Change                                                 (263)      1,736       395       (1,445)  (5,091)    (759)   9,830
                                                               ------      ------    ------       ------   ------   ------   ------
      Ending Balance                                            8,077       9,813    10,208        8,763    3,672    2,912   12,742
                                                               ======      ======    ======       ======   ======   ======   ======

CURRENT DEFERRED TAX ASSET
      Beginning Balance                                         6,797       6,797     6,797        6,797    6,797    6,797    6,797

           Adj to Actual                                            -           -         -            -        -        -        -
                                                               ------      ------    ------       ------   ------   ------   ------
      Net Change                                                    -           -         -            -        -        -        -
                                                               ------      ------    ------       ------   ------   ------   ------
      Ending Balance                                            6,797       6,797     6,797        6,797    6,797    6,797    6,797
                                                               ======      ======    ======       ======   ======   ======   ======

PREPAID AND OTHER CURRENT ASSETS
      Beginning Balance                                        28,741      28,111    27,253       28,677   28,677   28,677   28,677

           Adj to Actual                                         (630)       (858)    1,424            -        -        -        -
                                                               ------      ------    ------       ------   ------   ------   ------
      Net Change                                                 (630)       (858)    1,424            -        -        -        -
                                                               ------      ------    ------       ------   ------   ------   ------
      Ending Balance                                           28,111      27,253    28,677       28,677   28,677   28,677   28,677
                                                               ======      ======    ======       ======   ======   ======   ======

PROPERTY PLANT & EQUIPMENT
      Beginning Balance                                       387,783     389,322   392,056      394,495  399,342  403,720  407,052
           Capex
                Per Stremsterfer Model                          1,585       1,401     1,638          706    1,236      190        -
                WK                                              4,086       2,086     2,086        2,086    1,086    1,086        -
                XK
                Sale of Seabrook (See Rest. Assum. For Calc)
                Additional Capex for New Business                                                                               500
                Actual difference push forward                                                     2,056    2,056    2,056

           Adj to Actual                                       (4,132)       (752)   (1,285)           -        -        -        -
                                                              -------     -------   -------      -------  -------  -------  -------
      Net Change                                                1,539       2,734     2,439        4,848    4,378    3,332      500
                                                              -------     -------   -------      -------  -------  -------  -------
      Ending Balance                                          389,322     392,056   394,495      399,342  403,720  407,052  407,552
                                                              =======     =======   =======      =======  =======  =======  =======

                                                               F'CAST       F'CAST     F'CAST      F'CAST      F'CAST      F'CAST
                                                               AUG-04       SEP-04     OCT-04      NOV-04      DEC-04    12/31/2004
                                                               ------       ------     ------      ------      ------    ----------
INVENTORY - TOOLING (See tooling tab for detail)
      Beginning Balance                                        27,862        28,603     29,022     31,766      33,060      21,912
           Purchases                                            3,358           877      3,202      3,648         938      40,143
           Cost of Sales                                       (2,617)         (459)      (459)    (2,354)     (8,709)    (40,230)
           Other Adjustments (See tooling assumptions)              -             -          -          -           -           -
           Adj to Actual                                                                                                    3,464
                                                               ------        ------     ------     ------      ------      ------
      Net Change                                                  741           419      2,744      1,294      (7,771)      3,377
                                                               ------        ------     ------     ------      ------      ------
      Ending Balance                                           28,603        29,022     31,766     33,060      25,289      25,289
                                                               ======        ======     ======     ======      ======      ======

UNBILLED TOOLING REVENUE (See tooling tab for detail)
      Beginning Balance                                        12,742        12,605     12,403     12,403      14,930       8,340
           Tooling Sales                                        3,128           250        250      2,777      11,250      44,358
           Billed Tooling Revenue                              (3,265)         (452)      (250)      (250)     (4,233)    (21,983)
           Other Adjustments (See tooling assumptions)              -             -          -          -           -           -
           Adj to Actual                                                                                                   (8,768)
                                                               ------        ------     ------     ------      ------      ------
      Net Change                                                 (137)         (202)         -      2,527       7,017      13,607
                                                               ------        ------     ------     ------      ------      ------
      Ending Balance                                           12,605        12,403     12,403     14,930      21,947      21,947
                                                               ======        ======     ======     ======      ======      ======

CURRENT DEFERRED TAX ASSET
      Beginning Balance                                         6,797         6,797      6,797      6,797       6,797       6,797
                                                                                                                                -
                                                                                                                                -
                                                                                                                                -
           Adj to Actual                                            -                                                           -
                                                               ------        ------     ------     ------      ------      ------
      Net Change                                                    -             -          -          -           -           -
                                                               ------        ------     ------     ------      ------      ------
      Ending Balance                                            6,797         6,797      6,797      6,797       6,797       6,797
                                                               ======        ======     ======     ======      ======      ======

PREPAID AND OTHER CURRENT ASSETS
      Beginning Balance                                        28,677        28,677     28,677     28,677      28,677      28,741
                                                                                                                                -
                                                                                                                                -
                                                                                                                                -
           Adj to Actual                                            -                                                         (63)
                                                               ------        ------     ------     ------      ------      ------
      Net Change                                                    -             -          -          -           -         (63)
                                                               ------        ------     ------     ------      ------      ------
      Ending Balance                                           28,677        28,677     28,677     28,677      28,677      28,677
                                                               ======        ======     ======     ======      ======      ======

PROPERTY PLANT & EQUIPMENT
      Beginning Balance                                       407,552       407,552    407,602    407,602     407,602     387,783
           Capex                                                                                                                -
                Per Stremsterfer Model                              -            50          -          -       2,550       9,356
                WK                                                  -             -          -          -           -      12,513
                XK                                                                                                              -
                Sale of Seabrook (See Rest. Assum. For Calc)                                                                    -
                Additional Capex for New Business                                                                             500
                Actual difference push forward                                                                              6,169
                                                                                                                                -
                                                                                                                                -
                                                                                                                                -
           Adj to Actual                                            -             -          -                             (6,169)
                                                              -------       -------    -------    -------     -------     -------
      Net Change                                                    -            50          -          -       2,550      22,369
                                                              -------       -------    -------    -------     -------     -------
      Ending Balance                                          407,552       407,602    407,602    407,602     410,152     410,152
                                                              =======       =======    =======    =======     =======     =======

                                    107 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                                                F'CAST    F'CAST   F'CAST    F'CAST    F'CAST     F'CAST    F'CAST
                                                                MAR-05    JUN-05   SEP-05    DEC-05  12/31/2005   MAR-06    JUN-06
                                                                ------    ------   ------    ------  ----------   ------    ------
INVENTORY - TOOLING (See tooling tab for detail)
      Beginning Balance                                         25,289    27,770   34,092    36,638    25,289     29,839    38,285
           Purchases                                             8,169    11,792   14,558     7,036    41,555     10,777     2,467
           Cost of Sales                                        (5,688)   (5,470) (12,012)  (13,836)  (37,006)    (2,331)  (15,365)
           Other Adjustments (See tooling assumptions)               -         -        -         -         -          -         -
           Adj to Actual                                                                                    -
                                                                ------    ------   ------    ------    ------     ------    ------
      Net Change                                                 2,480     6,322    2,546    (6,800)    4,549      8,446   (12,898)
                                                                ------    ------   ------    ------    ------     ------    ------
      Ending Balance                                            27,770    34,092   36,638    29,839    29,839     38,285    25,387
                                                                ======    ======   ======    ======    ======     ======    ======

UNBILLED TOOLING REVENUE (See tooling tab for detail)
      Beginning Balance                                         21,947    16,660   18,694    18,694    21,947     32,643     8,143
           Tooling Sales                                         6,500     5,150   11,692    16,960    40,303      2,000    19,305
           Billed Tooling Revenue                              (11,787)   (3,116) (11,692)   (3,010)  (29,606)   (26,500)        -
           Other Adjustments (See tooling assumptions)               -         -        -         -         -          -         -
           Adj to Actual                                                                                    -
                                                                ------    ------   ------    ------    ------     ------    ------
      Net Change                                                (5,287)    2,034        -    13,950    10,697    (24,500)   19,305
                                                                ------    ------   ------    ------    ------     ------    ------
      Ending Balance                                            16,660    18,694   18,694    32,643    32,643      8,143    27,448
                                                                ======    ======   ======    ======    ======      =====    ======

CURRENT DEFERRED TAX ASSET
      Beginning Balance                                          6,797     6,797    6,797     6,797     6,797      6,797     6,797
                                                                                                            -
                                                                                                            -
                                                                                                            -
           Adj to Actual                                                                                    -
                                                                ------    ------   ------    ------    ------     ------    ------
      Net Change                                                     -         -        -         -         -          -         -
                                                                ------    ------   ------    ------    ------     ------    ------
      Ending Balance                                             6,797     6,797    6,797     6,797     6,797      6,797     6,797
                                                                ======    ======   ======    ======    ======     ======    ======

PREPAID AND OTHER CURRENT ASSETS
      Beginning Balance                                         28,677    28,677   28,677    28,677    28,677     28,677    28,677
                                                                                                            -
                                                                                                            -
                                                                                                            -
           Adj to Actual                                                                                    -
                                                                ------    ------   ------    ------    ------     ------    ------
      Net Change                                                     -         -        -         -         -          -         -
                                                                ------    ------   ------    ------    ------     ------    ------
      Ending Balance                                            28,677    28,677   28,677    28,677    28,677     28,677    28,677
                                                                ======    ======   ======    ======    ======     ======    ======

PROPERTY PLANT & EQUIPMENT
      Beginning Balance                                        410,152   418,615  423,077   427,540   410,152    432,002   436,465
           Capex                                                                                            -
                Per Stremsterfer Model                           3,213     3,213    3,213     3,213    12,850      3,213     3,213
                WK                                               1,250     1,250    1,250     1,250     5,000      1,250     1,250
                XK                                               4,000                                  4,000
                Sale of Seabrook (See Rest. Assum. For Calc)                                                -
                Additional Capex for New Business                                                           -               20,000
                Actual difference push forward                                                              -
                                                                                                            -
                                                                                                            -
                                                                                                            -
           Adj to Actual                                                                                    -
                                                               -------   -------  -------   -------   -------    -------   -------
      Net Change                                                 8,463     4,463    4,463     4,463    21,850      4,463    24,463
                                                               -------   -------  -------   -------   -------    -------   -------
      Ending Balance                                           418,615   423,077  427,540   432,002   432,002    436,465   460,927
                                                               =======   =======  =======   =======   =======    =======   =======

                                                                 F'CAST      F'CAST       F'CAST          F'CAST       F'CAST
                                                                 SEP-06      DEC-06     12/31/2006      12/31/2007   12/31/2008
                                                                 ------      ------     ----------      ----------   ----------
INVENTORY - TOOLING (See tooling tab for detail)
      Beginning Balance                                           25,387      28,018       29,839          17,544      16,126
           Purchases                                               5,721       1,589       20,555          29,452      29,959
           Cost of Sales                                          (3,090)    (12,063)     (32,850)        (30,870)    (30,718)
           Other Adjustments (See tooling assumptions)                 -           -            -               -           -
           Adj to Actual                                                                        -
                                                                  ------      ------       ------          ------      ------
      Net Change                                                   2,631     (10,474)     (12,295)         (1,418)       (759)
                                                                  ------      ------       ------          ------      ------
      Ending Balance                                              28,018      17,544       17,544          16,126      15,367
                                                                  ======      ======       ======          ======      ======

UNBILLED TOOLING REVENUE (See tooling tab for detail)
      Beginning Balance                                           27,448      10,343       32,643          25,343      25,643
           Tooling Sales                                           3,000      15,000       39,305          36,700      36,500
           Billed Tooling Revenue                                (20,105)          -      (46,605)        (36,400)    (36,500)
           Other Adjustments (See tooling assumptions)                 -           -            -               -           -
           Adj to Actual                                                                        -
                                                                  ------      ------       ------          ------      ------
      Net Change                                                 (17,105)     15,000       (7,300)            300           -
                                                                  ------      ------       ------          ------      ------
      Ending Balance                                              10,343      25,343       25,343          25,643      25,643
                                                                  ======      ======       ======          ======      ======

CURRENT DEFERRED TAX ASSET
      Beginning Balance                                            6,797       6,797        6,797           6,797       6,797
                                                                                                -
                                                                                                -
                                                                                                -
           Adj to Actual                                                                        -
                                                                  ------      ------       ------          ------      ------
      Net Change                                                       -           -            -               -           -
                                                                  ------      ------       ------          ------      ------
      Ending Balance                                               6,797       6,797        6,797           6,797       6,797
                                                                  ======      ======       ======          ======      ======

PREPAID AND OTHER CURRENT ASSETS
      Beginning Balance                                           28,677      28,677       28,677          28,677      28,677
                                                                                                -
                                                                                                -
                                                                                                -
           Adj to Actual                                                                        -
                                                                  ------      ------       ------          ------      ------
      Net Change                                                       -           -            -               -           -
                                                                  ------      ------       ------          ------      ------
      Ending Balance                                              28,677      28,677       28,677          28,677      28,677
                                                                  ======      ======       ======          ======      ======

PROPERTY PLANT & EQUIPMENT
      Beginning Balance                                          460,927     465,390      432,002         469,852     487,702
           Capex                                                                                -
                Per Stremsterfer Model                             3,213       3,213       12,850          12,850      12,850
                WK                                                 1,250       1,250        5,000           5,000       5,000
                XK                                                                              -
                Sale of Seabrook (See Rest. Assum. For Calc)                                    -
                Additional Capex for New Business                                          20,000
                Actual difference push forward                                                  -
                                                                                                -
                                                                                                -
                                                                                                -
           Adj to Actual                                                                        -
                                                                 -------     -------      -------         -------     -------
      Net Change                                                   4,463       4,463       37,850          17,850      17,850
                                                                 -------     -------      -------         -------     -------
      Ending Balance                                             465,390     469,852      469,852         487,702     505,552
                                                                 =======     =======      =======         =======     =======

                                    108 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                 ACTUAL     ACTUAL     ACTUAL      ACTUAL      ACTUAL      ACTUAL     ACTUAL
                                 JAN-03     FEB-03     MAR-03      APR-03      MAY-03      JUN-03     JUL-03
                                 ------     ------     ------      ------      ------      ------     ------
ACCUMULATED DEPRECIATION
      Beginning Balance         (215,353)  (217,838)  (220,270)  (223,002)    (225,464)   (227,935)  (230,238)
           Depreciation           (2,774)    (2,729)    (3,035)    (2,829)      (2,717)     (2,620)    (2,579)

           Adj to Actual             289        297        304        367          246         317        378
                                --------   --------   --------   --------     --------    --------   --------
      Net Change                  (2,485)    (2,432)    (2,731)    (2,462)      (2,471)     (2,303)    (2,201)
                                --------   --------   --------   --------     --------    --------   --------
      Ending Balance            (217,838)  (220,270)  (223,002)  (225,464)    (227,935)   (230,238)  (232,439)
                                ========   ========   ========   ========     ========    ========   ========

GOODWILL (NET)
      Beginning Balance           44,219     44,219     44,219     44,219       44,219      44,219     44,219
           Amortization

           Adj to Actual               -          -          -          -            -           -          -
                                --------   --------   --------   --------     --------    --------   --------
      Net Change                       -          -          -          -            -           -          -
                                --------   --------   --------   --------     --------    --------   --------
      Ending Balance              44,219     44,219     44,219     44,219       44,219      44,219     44,219
                                ========   ========   ========   ========     ========    ========   ========

OTHER INTANGIBLE ASSETS
      Beginning Balance            9,044      8,854      8,651      8,448        8,286       8,088      7,891
           Amortization             (189)      (203)      (203)      (162)        (197)       (197)      (197)

           Adj to Actual              (0)         0          0         (0)           0           0          -
                                --------   --------   --------   --------     --------    --------   --------
      Net Change                    (189)      (203)      (203)      (162)        (197)       (197)      (197)
                                --------   --------   --------   --------     --------    --------   --------
      Ending Balance               8,854      8,651      8,448      8,286        8,088       7,891      7,694
                                ========   ========   ========   ========     ========    ========   ========

NONCURRENT DEFERRED TAX ASSET
      Beginning Balance           10,047     11,947     14,647     11,874       12,329      12,599     18,502
           Deferred Tax Benefit
           Tax Payable

           Adj to Actual           1,900      2,700     (2,773)       455          270       5,903        525
                                  ------     ------     ------     ------       ------      ------     ------
      Net Change                   1,900      2,700     (2,773)       455          270       5,903        525
                                  ------     ------     ------     ------       ------      ------     ------
      Ending Balance              11,947     14,647     11,874     12,329       12,599      18,502     19,027
                                  ======     ======     ======     ======       ======      ======     ======

NONCURRENT RECEIVABLE - VSE
      Beginning Balance                -      5,934      3,759      3,759        3,759       3,759      3,759

           Adj to Actual           5,934     (2,175)         -          -            -           -          -
                                  ------     ------     ------     ------       ------      ------     ------
      Net Change                   5,934     (2,175)         -          -            -           -          -
                                   -----      -----      -----      -----        -----       -----      -----
      Ending Balance               5,934      3,759      3,759      3,759        3,759       3,759      3,759
                                   =====      =====      =====      =====        =====       =====      =====

NONCURRENT RECEIVABLE - DELUXE
      Beginning Balance                -     11,064     11,064     11,064       11,064      11,064     11,064

           Adj to Actual          11,064          -          -          -            -           -          -
                                  ------     ------     ------     ------       ------      ------     ------
      Net Change                  11,064          -          -          -            -           -          -
                                  ------     ------     ------     ------       ------      ------     ------
      Ending Balance              11,064     11,064     11,064     11,064       11,064      11,064     11,064
                                  ======     ======     ======     ======       ======      ======     ======

                                   ACTUAL        ACTUAL       ACTUAL      ACTUAL       ACTUAL        F'CAST
                                   AUG-03        SEP-03       OCT-03      NOV-03       DEC-03      12/31/2003
                                   ------        ------       ------      ------       ------      ----------
ACCUMULATED DEPRECIATION
      Beginning Balance           (232,439)     (234,698)    (237,007)   (239,183)    (241,480)     (215,353)
           Depreciation             (2,473)       (2,495)      (2,432)     (2,586)        (959)      (30,229)
                                                                                                           -
                                                                                                           -
           Adj to Actual               214           186          256         289          865         4,009
                                  --------      --------     --------    --------     --------      --------
      Net Change                    (2,260)       (2,309)      (2,176)     (2,297)         (94)      (26,220)
                                  --------      --------     --------    --------     --------      --------
      Ending Balance              (234,698)     (237,007)    (239,183)   (241,480)    (241,574)     (241,574)
                                  ========      ========     ========    ========     ========      ========

GOODWILL (NET)
      Beginning Balance             44,219        44,219       44,219      44,219       44,219        44,219
           Amortization                                                                                    -
                                                                                                           -
                                                                                                           -
           Adj to Actual                 -             -            -           -      (44,219)      (44,219)
                                  --------      --------     --------    --------     --------      --------
      Net Change                         -             -            -           -      (44,219)      (44,219)
                                  --------      --------     --------    --------     --------      --------
      Ending Balance                44,219        44,219       44,219      44,219            -             -
                                  ========      ========     ========    ========     ========      ========

OTHER INTANGIBLE ASSETS
      Beginning Balance              7,694         9,537        9,337       9,297        8,984         9,044
           Amortization               (194)         (194)         (12)       (284)        (147)       (2,182)
                                                                                                           -
                                                                                                           -
           Adj to Actual             2,038            (6)         (28)        (28)        (178)        1,797
                                  --------      --------     --------    --------     --------      --------
      Net Change                     1,843          (200)         (41)       (312)        (326)         (385)
                                  --------      --------     --------    --------     --------      --------
      Ending Balance                 9,537         9,337        9,297       8,984        8,658         8,658
                                  ========      ========     ========    ========     ========      ========

NONCURRENT DEFERRED TAX ASSET
      Beginning Balance             19,027        19,552       20,530      21,530       21,793        10,047
           Deferred Tax Benefit                                                                            -
           Tax Payable                                                                                     -
                                                                                                           -
           Adj to Actual               525           978        1,000         263      (11,876)         (130)
                                  --------      --------     --------    --------     --------      --------
      Net Change                       525           978        1,000         263      (11,876)         (130)
                                  --------      --------     --------    --------     --------      --------
      Ending Balance                19,552        20,530       21,530      21,793        9,917         9,917
                                  ========      ========     ========    ========     ========      ========

NONCURRENT RECEIVABLE - VSE
      Beginning Balance              3,759         3,759        3,759       3,759        3,759             -
                                                                                                           -
                                                                                                           -
                                                                                                           -
           Adj to Actual                 -             -            -           -            -         3,759
                                  --------      --------     --------    --------     --------      --------
      Net Change                         -             -            -           -            -         3,759
                                  --------      --------     --------    --------     --------      --------
      Ending Balance                 3,759         3,759        3,759       3,759        3,759         3,759
                                  ========      ========     ========    ========     ========      ========

NONCURRENT RECEIVABLE - DELUXE
      Beginning Balance             11,064        11,064       11,064      11,064       11,064             -
                                                                                                           -
                                                                                                           -
                                                                                                           -
           Adj to Actual                 -             -            -           -            -        11,064
                                  --------      --------     --------    --------     --------      --------
      Net Change                         -             -            -           -            -        11,064
                                  --------      --------     --------    --------     --------      --------
      Ending Balance                11,064        11,064       11,064      11,064       11,064        11,064
                                  ========      ========     ========    ========     ========      ========

                                  109 of 231      Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                   ACTUAL      ACTUAL      ACTUAL       F'CAST     F'CAST      F'CAST      F'CAST
                                   JAN-04      FEB-04      MAR-04       APR-04     MAY-04      JUN-04      JUL-04
                                   ------      ------      ------       ------     ------      ------      ------
ACCUMULATED DEPRECIATION
      Beginning Balance           (241,574)   (243,545)   (245,525)   (247,571)   (249,955)   (252,347)   (254,750)
           Depreciation             (2,190)     (2,181)     (2,230)     (2,383)     (2,392)     (2,402)     (2,361)

           Adj to Actual               219         201         183           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Net Change                    (1,971)     (1,980)     (2,047)     (2,383)     (2,392)     (2,402)     (2,361)
                                  --------    --------    --------    --------    --------    --------    --------
      Ending Balance              (243,545)   (245,525)   (247,571)   (249,955)   (252,347)   (254,750)   (257,111)
                                  ========    ========    ========    ========    ========    ========    ========

GOODWILL (NET)
      Beginning Balance                  -           -           -           -           -           -           -
           Amortization

           Adj to Actual                 -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Net Change                         -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Ending Balance                     -           -           -           -           -           -           -
                                  ========    ========    ========    ========    ========    ========    ========
OTHER INTANGIBLE ASSETS
      Beginning Balance              8,658       8,483       8,308       8,132       7,956       7,780       7,604
           Amortization               (177)       (177)       (176)       (176)       (176)       (176)       (176)

           Adj to Actual                 1           1           0           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Net Change                      (175)       (175)       (175)       (176)       (176)       (176)       (176)
                                  --------    --------    --------    --------    --------    --------    --------
      Ending Balance                 8,483       8,308       8,132       7,956       7,780       7,604       7,427
                                  ========    ========    ========    ========    ========    ========    ========

NONCURRENT DEFERRED TAX ASSET
      Beginning Balance              9,917       9,917       9,917       9,917       9,917       9,917       9,917
           Deferred Tax Benefit
           Tax Payable

           Adj to Actual                 -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Net Change                         -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Ending Balance                 9,917       9,917       9,917       9,917       9,917       9,917       9,917
                                  ========    ========    ========    ========    ========    ========    ========

NONCURRENT RECEIVABLE - VSE
      Beginning Balance              3,759       3,759       3,759       3,759       3,759       3,759       3,759

           Adj to Actual                 -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Net Change                         -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Ending Balance                 3,759       3,759       3,759       3,759       3,759       3,759       3,759
                                  ========    ========    ========    ========    ========    ========    ========

NONCURRENT RECEIVABLE - DELUXE
      Beginning Balance             11,064      11,064      11,064      11,064      11,064      11,064      11,064

           Adj to Actual                 -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Net Change                         -           -           -           -           -           -           -
                                  --------    --------    --------    --------    --------    --------    --------
      Ending Balance                11,064      11,064      11,064      11,064      11,064      11,064      11,064
                                  ========    ========    ========    ========    ========    ========    ========

                                     F'CAST      F'CAST      F'CAST      F'CAST      F'CAST      F'CAST
                                     AUG-04      SEP-04      OCT-04      NOV-04      DEC-04    12/31/2004
                                     ------      ------      ------      ------      ------    ----------
ACCUMULATED DEPRECIATION
      Beginning Balance             (257,111)   (259,416)   (261,722)   (264,031)   (266,340)   (241,574)
           Depreciation               (2,306)     (2,306)     (2,309)     (2,309)     (2,310)    (27,678)
                                                                                                       -
                                                                                                       -
           Adj to Actual                   -           -                                             602
                                    --------    --------    --------    --------    --------    --------
      Net Change                      (2,306)     (2,306)     (2,309)     (2,309)     (2,310)    (27,076)
                                    --------    --------    --------    --------    --------    --------
      Ending Balance                (259,416)   (261,722)   (264,031)   (266,340)   (268,650)   (268,650)
                                    ========    ========    ========    ========    ========    ========

GOODWILL (NET)
      Beginning Balance                    -           -           -           -           -           -
           Amortization                                                                                -
                                                                                                       -
                                                                                                       -
           Adj to Actual                   -           -                                               -
                                    --------    --------    --------    --------    --------    --------
      Net Change                           -           -           -           -           -           -
                                    --------    --------    --------    --------    --------    --------
      Ending Balance                       -           -           -           -           -           -
                                    ========    ========    ========    ========    ========    ========
OTHER INTANGIBLE ASSETS
      Beginning Balance                7,427       7,251       7,075       6,899       6,723       8,658
           Amortization                 (176)       (176)       (176)       (176)       (176)     (2,115)
                                                                                                       -
                                                                                                       -
           Adj to Actual                   -           -                                               2
                                    --------    --------    --------    --------    --------    --------
      Net Change                        (176)       (176)       (176)       (176)       (176)     (2,112)
                                    --------    --------    --------    --------    --------    --------
      Ending Balance                   7,251       7,075       6,899       6,723       6,546       6,546
                                    ========    ========    ========    ========    ========    ========

NONCURRENT DEFERRED TAX ASSET
      Beginning Balance                9,917       9,917       9,917       9,917       9,917       9,917
           Deferred Tax Benefit                                                                        -
           Tax Payable                                                                                 -

           Adj to Actual                                                                               -
      Net Change                           -           -           -           -           -           -
                                    --------    --------    --------    --------    --------    --------
      Ending Balance                   9,917       9,917       9,917       9,917       9,917       9,917
                                    ========    ========    ========    ========    ========    ========

NONCURRENT RECEIVABLE - VSE
      Beginning Balance                3,759       3,759       3,759       3,759       3,759       3,759
           Adj to Actual                   -           -
                                    --------    --------    --------    --------    --------    --------
      Net Change                           -           -           -           -           -           -
                                    --------    --------    --------    --------    --------    --------
      Ending Balance                   3,759       3,759       3,759       3,759       3,759       3,759
                                    ========    ========    ========    ========    ========    ========

NONCURRENT RECEIVABLE - DELUXE
      Beginning Balance               11,064      11,064      11,064      11,064      11,064      11,064
                                                                                                       -
                                                                                                       -
                                                                                                       -
           Adj to Actual                   -                                                           -
                                    --------    --------    --------    --------    --------    --------
      Net Change                           -           -           -           -           -           -
                                    --------    --------    --------    --------    --------    --------
      Ending Balance                  11,064      11,064      11,064      11,064      11,064      11,064
                                    ========    ========    ========    ========    ========    ========

                                    110 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                    F'CAST      F'CAST     F'CAST        F'CAST      F'CAST      F'CAST      F'CAST
                                    MAR-05      JUN-05     SEP-05        DEC-05    12/31/2005    MAR-06      JUN-06
                                    ------      ------     ------        ------    ----------    ------      ------
ACCUMULATED DEPRECIATION
      Beginning Balance            (268,650)  (275,172)  (281,695)     (288,217)   (268,650)    (294,739)   (301,047)
           Depreciation              (6,522)    (6,522)    (6,522)       (6,522)    (26,090)      (6,308)     (6,308)
                                                                                          -
                                                                                          -
           Adj to Actual                                                                  -
                                   --------   --------   --------      --------    --------     --------    --------
      Net Change                     (6,522)    (6,522)    (6,522)       (6,522)    (26,090)      (6,308)     (6,308)
                                   --------   --------   --------      --------    --------     --------    --------
      Ending Balance               (275,172)  (281,695)  (288,217)     (294,739)   (294,739)    (301,047)   (307,355)
                                   ========   ========   ========      ========    ========     ========    ========

GOODWILL (NET)
      Beginning Balance                   -          -          -             -           -            -           -
           Amortization                                                                   -
                                                                                          -
                                                                                          -
           Adj to Actual                                                                  -
                                   --------   --------   --------      --------    --------     --------    --------
      Net Change                          -          -          -             -           -            -           -
                                   --------   --------   --------      --------    --------     --------    --------
      Ending Balance                      -          -          -             -           -            -           -
                                   ========   ========   ========      ========    ========     ========    ========

OTHER INTANGIBLE ASSETS
      Beginning Balance               6,546      6,054      5,561         5,069       6,546        4,576       4,121
           Amortization                (492)      (492)      (492)         (492)     (1,970)        (456)       (456)
                                                                                          -
                                                                                          -
           Adj to Actual                                                                  -
                                   --------   --------   --------      --------    --------     --------    --------
      Net Change                       (492)      (492)      (492)         (492)     (1,970)        (456)       (456)
                                   --------   --------   --------      --------    --------     --------    --------
      Ending Balance                  6,054      5,561      5,069         4,576       4,576        4,121       3,665
                                   ========   ========   ========      ========    ========     ========    ========

NONCURRENT DEFERRED TAX ASSET
      Beginning Balance               9,917      9,917      9,917         9,917       9,917        9,917       9,917
           Deferred Tax Benefit                                                           -
           Tax Payable                                                                    -
                                                                                          -
           Adj to Actual                                                                  -
                                   --------   --------   --------      --------    --------     --------    --------
      Net Change                          -          -          -             -           -            -           -
                                   --------   --------   --------      --------    --------     --------    --------
      Ending Balance                  9,917      9,917      9,917         9,917       9,917        9,917       9,917
                                   ========   ========   ========      ========    ========     ========    ========
NONCURRENT RECEIVABLE - VSE
      Beginning Balance               3,759      3,759      3,759         3,759       3,759        3,759       3,759
                                                                                          -
                                                                                          -
                                                                                          -
           Adj to Actual                                                                  -
                                   --------   --------   --------      --------    --------     --------    --------
      Net Change                          -          -          -             -           -            -           -
                                   --------   --------   --------      --------    --------     --------    --------
      Ending Balance                  3,759      3,759      3,759         3,759       3,759        3,759       3,759
                                   ========   ========   ========      ========    ========     ========    ========
NONCURRENT RECEIVABLE - DELUXE
      Beginning Balance              11,064     11,064     11,064        11,064      11,064       11,064      11,064
                                                                                          -
                                                                                          -
                                                                                          -
           Adj to Actual                                                                  -
                                   --------   --------   --------      --------    --------     --------    --------
      Net Change                          -          -          -             -           -            -           -
                                   --------   --------   --------      --------    --------     --------    --------
      Ending Balance                 11,064     11,064     11,064        11,064      11,064       11,064      11,064
                                   ========   ========   ========      ========    ========     ========    ========

                                       F'CAST     F'CAST      F'CAST         F'CAST       F'CAST
                                       SEP-06     DEC-06    12/31/2006     12/31/2007   12/31/2008
                                       ------     ------    ----------     ----------   ----------
Accumulated Depreciation
      Beginning Balance               (307,355)  (313,663)    (294,739)     (319,971)   (344,854)
           Depreciation                 (6,308)    (6,308)     (25,232)      (24,882)    (24,429)
                                                                     -
                                                                     -
           Adj to Actual                                             -
                                      --------   --------     --------      --------    --------
      Net Change                        (6,308)    (6,308)     (25,232)      (24,882)    (24,429)
                                      --------   --------     --------      --------    --------
      Ending Balance                  (313,663)  (319,971)    (319,971)     (344,854)   (369,282)
                                      ========   ========     ========      ========    ========

GOODWILL (NET)
      Beginning Balance                      -          -            -             -           -
           Amortization                                              -
                                                                     -
                                                                     -
           Adj to Actual                                             -
                                      --------   --------     --------      --------    --------
      Net Change                             -          -            -             -           -
                                      --------   --------     --------      --------    --------
      Ending Balance                         -          -            -             -           -
                                      ========   ========     ========      ========    ========

OTHER INTANGIBLE ASSETS
      Beginning Balance                  3,665      3,210        4,576         2,754       1,886
           Amortization                   (456)      (456)      (1,822)         (869)       (349)
                                                                     -
                                                                     -
           Adj to Actual                                             -
                                      --------   --------     --------      --------    --------
      Net Change                          (456)      (456)      (1,822)         (869)       (349)
                                      --------   --------     --------      --------    --------
      Ending Balance                     3,210      2,754        2,754         1,886       1,536
                                      ========   ========     ========      ========    ========

NONCURRENT DEFERRED TAX ASSET
      Beginning Balance                  9,917      9,917        9,917         9,917       9,917
           Deferred Tax Benefit                                      -
           Tax Payable                                               -
                                                                     -
           Adj to Actual                                             -
                                      --------   --------     --------      --------    --------
      Net Change                             -          -            -             -           -
                                      --------   --------     --------      --------    --------
      Ending Balance                     9,917      9,917        9,917         9,917       9,917
                                      ========   ========     ========      ========    ========
NONCURRENT RECEIVABLE - VSE
      Beginning Balance                  3,759      3,759        3,759         3,759       3,759
                                                                     -
                                                                     -
                                                                     -
           Adj to Actual                                             -
                                      --------   --------     --------      --------    --------
      Net Change                             -          -            -             -           -
                                      --------   --------     --------      --------    --------
      Ending Balance                     3,759      3,759        3,759         3,759       3,759
                                      ========   ========     ========      ========    ========
NONCURRENT RECEIVABLE - DELUXE
      Beginning Balance                 11,064     11,064       11,064        11,064      11,064
                                                                     -
                                                                     -
                                                                     -
           Adj to Actual                                             -
                                      --------   --------     --------      --------    --------
      Net Change                             -          -            -             -           -
                                      --------   --------     --------      --------    --------
      Ending Balance                    11,064     11,064       11,064        11,064      11,064
                                      ========   ========     ========      ========    ========

                                    111 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                              ACTUAL         ACTUAL     ACTUAL    ACTUAL       ACTUAL     ACTUAL     ACTUAL
                                              JAN-03         FEB-03     MAR-03    APR-03       MAY-03     JUN-03     JUL-03
                                              ------         ------     ------    ------       ------     ------     ------
NONCURRENT RECEIVABLE - AUSTRALIA
      Beginning Balance                            -         14,010     14,010    14,010       14,010     14,010      14,010
           Portion becoming current

           Adj to Actual                      14,010              -          -         -            -          -           -
                                              ------         ------     ------    ------       ------     ------      ------
      Net Change                              14,010              -          -         -            -          -           -
                                              ------         ------     ------    ------       ------     ------      ------
      Ending Balance                          14,010         14,010     14,010    14,010       14,010     14,010      14,010
                                              ======         ======     ======    ======       ======     ======      ======

OTHER NONCURRENT ASSETS
      Beginning Balance                       65,617         33,756     32,764    31,785       30,735     29,630      28,482
           Amortization of Financing Cost       (412)          (447)      (550)     (451)        (438)      (559)       (458)

           Adj to Actual                     (31,449)          (545)      (429)     (599)        (667)      (590)        423
                                              ------         ------     ------    ------       ------     ------      ------
      Net Change                             (31,861)          (991)      (979)   (1,050)      (1,105)    (1,148)        (35)
                                              ------         ------     ------    ------       ------     ------      ------
      Ending Balance                          33,756         32,764     31,785    30,735       29,630     28,482      28,447
                                              ======         ======     ======    ======       ======     ======      ======

INVESTMENT IN SUBSIDIARIES
      Beginning Balance                        3,761          3,761      3,761     3,761        3,761      3,761       3,761

           Adj to Actual                          (0)             -          -         -            -          -           -
                                              ------         ------     ------    ------       ------     ------      ------
      Net Change                                  (0)             -          -         -            -          -           -
                                              ------         ------     ------    ------       ------     ------      ------
      Ending Balance                           3,761          3,761      3,761     3,761        3,761      3,761       3,761
                                              ======         ======     ======    ======       ======     ======      ======

                                               ACTUAL         ACTUAL        ACTUAL      ACTUAL      ACTUAL       F'CAST
                                               AUG-03         SEP-03        OCT-03      NOV-03      DEC-03     12/31/2003
                                               ------         ------        ------      ------      ------     ----------
NONCURRENT RECEIVABLE - AUSTRALIA
      Beginning Balance                        14,010         14,010        14,010      14,010      14,010            -
           Portion becoming current                                                                                   -
                                                                                                                      -
                                                                                                                      -
           Adj to Actual                            -              -             -           -           -       14,010
                                               ------         ------        ------      ------      ------       ------
      Net Change                                    -              -             -           -           -       14,010
                                               ------         ------        ------      ------      ------       ------
      Ending Balance                           14,010         14,010        14,010      14,010      14,010       14,010
                                               ======         ======        ======      ======      ======       ======

OTHER NONCURRENT ASSETS
      Beginning Balance                        28,447         28,034        26,855      26,332      22,883       65,617
           Amortization of Financing Cost        (454)          (548)         (454)       (451)       (605)      (5,826)
                                                                                                                      -
                                                                                                                      -
           Adj to Actual                           41           (631)          (70)     (2,998)     (1,204)     (38,716)
                                               ------         ------        ------      ------      ------       ------
      Net Change                                 (413)        (1,179)         (523)     (3,449)     (1,809)     (44,542)
                                               ------         ------        ------      ------      ------       ------
      Ending Balance                           28,034         26,855        26,332      22,883      21,075       21,075
                                               ======         ======        ======      ======      ======       ======

INVESTMENT IN SUBSIDIARIES
      Beginning Balance                         3,761          3,761         3,761       3,761       3,761        3,761
                                                                                                                      -
                                                                                                                      -
                                                                                                                      -
           Adj to Actual                            -              -             -           -           -           (0)
                                               ------         ------        ------      ------      ------       ------
      Net Change                                    -              -             -           -           -           (0)
                                               ------         ------        ------      ------      ------       ------
      Ending Balance                            3,761          3,761         3,761       3,761       3,761        3,761
                                               ======         ======        ======      ======      ======       ======

                                    112 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                                 ACTUAL     ACTUAL        ACTUAL       F'CAST      F'CAST       F'CAST
                                                 JAN-04     FEB-04        MAR-04       APR-04      MAY-04       JUN-04
                                                 ------     ------        ------       ------      ------       ------
NONCURRENT RECEIVABLE - AUSTRALIA
      Beginning Balance                          14,010     14,010        14,010       14,010       14,010      14,010
           Portion becoming current                   -          -             -            -            -           -

           Adj to Actual                              -          -             -            -            -           -
                                                 ------     ------        ------       ------       ------      ------
      Net Change                                      -          -             -            -            -           -
                                                 ------     ------        ------       ------       ------      ------
      Ending Balance                             14,010     14,010        14,010       14,010       14,010      14,010
                                                 ======     ======        ======       ======       ======      ======

OTHER NONCURRENT ASSETS
      Beginning Balance                          21,075     20,084        19,234       17,679       17,193      16,707
           Amortization of Financing Cost          (454)      (447)         (556)        (486)        (486)       (486)

           Adj to Actual                           (537)      (402)         (999)           -            -           -
                                                 ------     ------        ------       ------       ------      ------
      Net Change                                   (991)      (849)       (1,556)        (486)        (486)       (486)
                                                 ------     ------        ------       ------       ------      ------
      Ending Balance                             20,084     19,234        17,679       17,193       16,707      16,222
                                                 ======     ======        ======       ======       ======      ======

INVESTMENT IN SUBSIDIARIES
      Beginning Balance                           3,761      3,761         3,761        3,761        3,761       3,761

           Adj to Actual                              -          -             -            -            -           -
                                                 ------     ------        ------       ------       ------      ------
      Net Change                                      -          -             -            -            -           -
                                                 ------     ------        ------       ------       ------      ------
      Ending Balance                              3,761      3,761         3,761        3,761        3,761       3,761
                                                 ======     ======        ======       ======       ======      ======

                                                     F'CAST     F'CAST     F'CAST      F'CAST      F'CAST    F'CAST    F'CAST
                                                     JUL-04     AUG-04     SEP-04      OCT-04      NOV-04    DEC-04  12/31/2004
                                                     ------     ------     ------      ------      ------    ------  ----------
NONCURRENT RECEIVABLE - AUSTRALIA
      Beginning Balance                              14,010     14,010     14,010      14,010      14,010    14,010    14,010
           Portion becoming current                       -          -          -           -           -         -         -
                                                                                                                            -
                                                                                                                            -
           Adj to Actual                                  -          -          -                                           -
                                                     ------     ------     ------      ------      ------    ------    ------
      Net Change                                          -          -          -           -           -         -         -
                                                     ------     ------     ------      ------      ------    ------    ------
      Ending Balance                                 14,010     14,010     14,010      14,010      14,010    14,010    14,010
                                                     ======     ======     ======      ======      ======    ======    ======

OTHER NONCURRENT ASSETS
      Beginning Balance                              16,222     15,736     15,250      14,765      14,279    13,793    21,075
           Amortization of Financing Cost              (486)      (486)      (486)       (486)       (486)     (486)   (5,828)
                                                                                                                            -
                                                                                                                            -
           Adj to Actual                                  -          -                                                 (1,939)
                                                     ------     ------     ------      ------      ------    ------    ------
      Net Change                                       (486)      (486)      (486)       (486)       (486)     (486)   (7,767)
                                                     ------     ------     ------      ------      ------    ------    ------
      Ending Balance                                 15,736     15,250     14,765      14,279      13,793    13,308    13,308
                                                     ======     ======     ======      ======      ======    ======    ======

INVESTMENT IN SUBSIDIARIES
      Beginning Balance                               3,761      3,761      3,761       3,761       3,761     3,761     3,761
                                                                                                                            -
                                                                                                                            -
                                                                                                                            -
           Adj to Actual                                  -          -          -                                           -
                                                     ------     ------     ------      ------      ------    ------    ------
      Net Change                                          -          -          -           -           -         -         -
                                                     ------     ------     ------      ------      ------    ------    ------
      Ending Balance                                  3,761      3,761      3,761       3,761       3,761     3,761     3,761
                                                     ======     ======     ======      ======      ======    ======    ======

                                    113 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                           F'CAST       F'CAST       F'CAST        F'CAST      F'CAST     F'CAST
                                           MAR-05       JUN-05       SEP-05        DEC-05    12/31/2005   MAR-06
                                           ------       ------       ------        ------    ----------   ------
NONCURRENT RECEIVABLE - AUSTRALIA
      Beginning Balance                    14,010       7,598        7,598         7,598       14,010     7,598
           Portion becoming current        (6,412)          -            -             -       (6,412)        -
                                                                                                    -
                                                                                                    -
           Adj to Actual                                                                            -
                                           ------       -----        -----         -----       ------     -----
      Net Change                           (6,412)          -            -             -       (6,412)        -
                                           ------       -----        -----         -----       ------     -----
      Ending Balance                        7,598       7,598        7,598         7,598        7,598     7,598
                                           ======       =====        =====         =====        =====     =====

OTHER NONCURRENT ASSETS
      Beginning Balance                    13,308      11,851       10,394         8,937       13,308     7,480
           Amortization of Financing Cost  (1,457)     (1,457)      (1,457)       (1,457)      (5,828)   (1,457)
                                                                                                    -
                                                                                                    -
           Adj to Actual                                                                            -
                                           ------       -----        -----         -----       ------     -----
      Net Change                           (1,457)     (1,457)      (1,457)       (1,457)      (5,828)   (1,457)
                                           ------       -----        -----         -----       ------     -----
      Ending Balance                       11,851      10,394        8,937         7,480        7,480     6,023
                                           ======      ======        =====         =====        =====     =====

INVESTMENT IN SUBSIDIARIES
      Beginning Balance                     3,761       3,761        3,761         3,761        3,761     3,761
                                                                                                    -
                                                                                                    -
                                                                                                    -
           Adj to Actual                                                                            -
                                           ------       -----        -----         -----       ------     -----
      Net Change                                -           -            -             -            -         -
                                           ------       -----        -----         -----       ------     -----
      Ending Balance                        3,761       3,761        3,761         3,761        3,761     3,761
                                           ======      ======        =====         =====        =====     =====

                                                  F'CAST    F'CAST     F'CAST      F'CAST      F'CAST      F'CAST
                                                  JUN-06    SEP-06     DEC-06    12/31/2006  12/31/2007  12/31/2008
                                                  ------    ------     ------    ----------  ----------  ----------
NONCURRENT RECEIVABLE - AUSTRALIA
      Beginning Balance                           7,598     7,598       7,598       7,598      7,598        7,598
           Portion becoming current                   -         -           -           -          -            -
                                                                                        -
                                                                                        -
           Adj to Actual                                                                -
                                                  -----     -----       -----       -----      -----        -----
      Net Change                                      -         -           -           -          -            -
                                                  -----     -----       -----       -----      -----        -----
      Ending Balance                              7,598     7,598       7,598       7,598      7,598        7,598
                                                  =====     =====       =====       =====      =====        =====

OTHER NONCURRENT ASSETS
      Beginning Balance                           6,023     4,566       3,109       7,480      1,652       (4,176)
           Amortization of Financing Cost        (1,457)   (1,457)     (1,457)     (5,828)    (5,828)      (5,828)
                                                                                        -
                                                                                        -
           Adj to Actual                                                                -
                                                  -----     -----       -----       -----      -----        -----
      Net Change                                 (1,457)   (1,457)     (1,457)     (5,828)    (5,828)      (5,828)
                                                  -----     -----       -----       -----      -----        -----
      Ending Balance                              4,566     3,109       1,652       1,652     (4,176)     (10,003)
                                                  =====     =====       =====       =====     ======      =======

INVESTMENT IN SUBSIDIARIES
      Beginning Balance                           3,761     3,761       3,761       3,761      3,761        3,761
                                                                                        -
                                                                                        -
                                                                                        -
           Adj to Actual                                                                -
                                                  -----     -----       -----       -----      -----        -----
      Net Change                                      -         -           -           -          -            -
                                                  -----     -----       -----       -----      -----        -----
      Ending Balance                              3,761     3,761       3,761       3,761      3,761        3,761
                                                  =====     =====       =====       =====     ======      =======

                                    114 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                                                ACTUAL        ACTUAL       ACTUAL       ACTUAL    ACTUAL   ACTUAL
                                                                JAN-03        FEB-03       MAR-03       APR-03    MAY-03   JUN-03
                                                                ------        ------       ------       ------    ------   ------
LIABILITIES

ACCOUNTS PAYABLE - POST PETITION
      Beginning Balance                                              -             -             -            -    10,671   11,118

           Purchases                                                                                     21,752    22,303   26,514

      Disbursements:
           Tooling Deposits
           Cash Payments
                                                                ------        ------        ------       ------    ------   ------
                                                                     -             -             -            -         -        -
                                                                ------        ------        ------       ------    ------   ------

           Adj to Actual                                             -             -             -      (11,081)  (21,856) (28,994)
                                                                ------        ------        ------       ------    ------   ------
      Net Change                                                     -             -             -       10,671       447   (2,480)
                                                                ------        ------        ------       ------    ------   ------
      Ending Balance                                                 -             -             -       10,671    11,118    8,637
                                                                ======        ======        ======       ======    ======   ======
           Days Payable (Input)                                      -             -             -            -         -        -

ACCOUNTS PAYABLE - PRE-PETITION
      Beginning Balance                                         62,202        67,515        64,840       68,565    68,565   68,565

           Purchases                                            17,484        24,419        32,186
      Payments:
           Convenience Writeoff
           Restructure
           Cash Payments
                                                                ------        ------        ------       ------    ------   ------
                                                                     -             -             -            -         -        -
                                                                ------        ------        ------       ------    ------   ------

           Adj to Actual                                       (12,171)      (27,095)      (28,460)           -         -        -
                                                                ------        ------        ------       ------    ------   ------
      Net Change                                                 5,313        (2,676)        3,726            -         -        -
                                                                ------        ------        ------       ------    ------   ------
      Ending Balance                                            67,515        64,840        68,565       68,565    68,565   68,565
                                                                ======        ======        ======       ======    ======   ======

           Convenience Amount

ACCRUED INTEREST (See debt assumptions tab for calculations)
      Beginning Balance                                         26,646        32,744        36,202       40,503    40,441   40,529
           Interest Expense                                      6,852         6,400         7,085        2,820     2,810    3,445
           Interest Expense Paid                                (2,048)       (2,048)       (2,041)      (2,041)   (2,042)  (2,042)
           OEM Quickpay Discount Paid                             (635)         (893)         (884)        (723)     (692)    (908)
           DIP/Revolver Paid                                         -             -             -            -         -        -
           Reclass Bond Interest
           Restructured Interest PIK
           Accrued Term Interest Paid

           Adj to Actual                                         1,929            (1)          141         (118)       12     (169)
                                                                ------        ------        ------       ------    ------   ------
      Net Change                                                 6,099         3,458         4,301          (63)       88      326
                                                                ------        ------        ------       ------    ------   ------
      Ending Balance                                            32,744        36,202        40,503       40,441    40,529   40,854
                                                                ======        ======        ======       ======    ======   ======

                                                                ACTUAL   ACTUAL   ACTUAL   ACTUAL    ACTUAL    ACTUAL     F'CAST
                                                                JUL-03   AUG-03   SEP-03   OCT-03    NOV-03    DEC-03   12/31/2003
                                                                ------   ------   ------   ------    ------    ------   ----------
LIABILITIES

ACCOUNTS PAYABLE - POST PETITION
      Beginning Balance                                         8,637    8,333     3,579    7,658     5,633     6,535           -
                                                                                                                                -
           Purchases                                           12,965   15,818    24,219   17,431    18,417    20,623     180,041
                                                                                                                                -
      Disbursements:                                                                                                            -
           Tooling Deposits                                                                                                     -
           Cash Payments                                                                  (17,431)  (18,417)  (20,623)    (56,471)
                                                               ------   ------    ------   ------    ------    ------      ------
                                                                    -        -         -  (17,431)  (18,417)  (20,623)    (56,471)
                                                               ------   ------    ------   ------    ------    ------      ------
                                                                                                                                -
           Adj to Actual                                      (13,269) (20,573)  (20,140)  (2,025)      902    (1,909)   (118,944)
                                                               ------   ------    ------   ------    ------    ------    --------
      Net Change                                                 (304)  (4,755)    4,079   (2,025)      902    (1,909)      4,626
                                                               ------   ------    ------   ------    ------    ------      ------
      Ending Balance                                            8,333    3,579     7,658    5,633     6,535     4,626       4,626
                                                               ======   ======    ======   ======    ======    ======      ======
           Days Payable (Input)                                     -        -         -        -         -         -

ACCOUNTS PAYABLE - PRE-PETITION
      Beginning Balance                                        68,565   68,565    68,565   68,565    68,565    68,565      62,202
                                                                                                                                -
           Purchases                                                                                                       74,089
      Payments:                                                                                                                 -
           Convenience Writeoff                                                                                                 -
           Restructure                                                                                                          -
           Cash Payments                                                                   (2,000)                         (2,000)
                                                               ------   ------    ------   ------    ------    ------      ------
                                                                    -        -         -   (2,000)        -         -      (2,000)
                                                               ------   ------    ------   ------    ------    ------      ------
                                                                                                                                -
           Adj to Actual                                            -        -         -    2,000         -         -     (65,725)
                                                               ------   ------    ------   ------    ------    ------      ------
      Net Change                                                    -        -         -        -         -         -       6,363
                                                               ------   ------    ------   ------    ------    ------      ------
      Ending Balance                                           68,565   68,565    68,565   68,565    68,565    68,565      68,565
                                                               ======   ======    ======   ======    ======    ======      ======

           Convenience Amount

ACCRUED INTEREST (See debt assumptions tab for calculations)
      Beginning Balance                                        40,854   40,442    40,386   40,470    40,517    42,504      26,646
           Interest Expense                                     2,284    2,156     3,116    2,807     2,938     2,780      45,493
           Interest Expense Paid                               (2,042)  (2,043)   (2,043)       -         -         -     (18,389)
           OEM Quickpay Discount Paid                            (561)    (568)     (641)    (644)     (779)     (581)     (8,509)
           DIP/Revolver Paid                                        -        -         -        -         -         -           -
           Reclass Bond Interest                                                                                                -
           Restructured Interest PIK                                                                                            -
           Accrued Term Interest Paid                                                                                           -
                                                                                                                                -
                                                                                                                                -
           Adj to Actual                                          (93)     399      (348)  (2,116)     (172)     (166)       (704)
                                                               ------   ------    ------   ------    ------    ------      ------
      Net Change                                                 (413)     (56)       84       47     1,987     2,033      17,890
                                                               ------   ------    ------   ------    ------    ------      ------
      Ending Balance                                           40,442   40,386    40,470   40,517    42,504    44,536      44,536
                                                               ======   ======    ======   ======    ======    ======      ======

                                    115 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

     (Must be labeled "Actual" or "F'cast")

                                                              ACTUAL        ACTUAL       ACTUAL     F'CAST         F'CAST    F'CAST
                                                              JAN-04        FEB-04       MAR-04     APR-04         MAY-04    JUN-04
                                                              ------        ------       ------     ------         ------    ------
LIABILITIES

ACCOUNTS PAYABLE - POST PETITION
      Beginning Balance                                         4,626         4,791       8,383       6,095        11,081    11,097

           Purchases                                           14,547        20,290      27,108      19,086        20,392    22,718

      Disbursements:
           Tooling Deposits
           Cash Payments                                      (14,547)      (16,372)    (25,166)    (14,100)      (20,375)  (23,450)
                                                              -------       -------     -------     -------       -------   -------
                                                              (14,547)      (16,372)    (25,166)    (14,100)      (20,375)  (23,450)
                                                              -------       -------     -------     -------       -------   -------

           Adj to Actual                                          165          (327)     (4,229)          -             -         -
                                                              -------       -------     -------     -------       -------   -------
      Net Change                                                  165         3,592      (2,288)      4,986            17      (732)
                                                              -------       -------     -------     -------       -------   -------
      Ending Balance                                            4,791         8,383       6,095      11,081        11,097    10,366
                                                              =======       =======     =======     =======       =======   =======

           Days Payable (Input)                                     -            15          15          15            15        15

ACCOUNTS PAYABLE - PRE-PETITION
      Beginning Balance                                        68,565        68,565      68,565      68,565        68,565    68,565

           Purchases
      Payments:
           Convenience Writeoff                                                                                                   -
           Restructure                                                                                                      (68,565)
           Cash Payments
                                                              -------       -------     -------     -------       -------   -------
                                                                    -             -           -           -             -   (68,565)
                                                              -------       -------     -------     -------       -------   -------

           Adj to Actual                                            0             -           -           -             -         -
                                                              -------       -------     -------     -------       -------   -------
      Net Change                                                    0             -           -           -             -   (68,565)
                                                              -------       -------     -------     -------       -------   -------
      Ending Balance                                           68,565        68,565      68,565      68,565        68,565         -
                                                              =======       =======     =======     =======       =======   =======

           Convenience Amount

ACCRUED INTEREST (See debt assumptions tab for calculations)
      Beginning Balance                                        44,536        46,192      48,263      50,485        52,529    54,573
           Interest Expense                                     3,004         3,245       4,014       2,951         2,959     3,898
           Interest Expense Paid                                    -             -           -           -             -      (700)
           OEM Quickpay Discount Paid                            (757)       (1,040)       (997)       (569)         (617)     (676)
           DIP/Revolver Paid                                     (210)         (293)       (319)       (338)         (298)     (391)
           Reclass Bond Interest                                                                                            (38,426)
           Restructured Interest PIK
           Accrued Term Interest Paid                                                                                       (16,247)

           Adj to Actual                                         (381)          159        (476)          -             -         -
                                                              -------       -------     -------     -------       -------   -------
      Net Change                                                1,656         2,072       2,222       2,044         2,044   (52,542)
                                                              -------       -------     -------     -------       -------   -------
      Ending Balance                                           46,192        48,263      50,485      52,529        54,573     2,031
                                                              =======       =======     =======     =======       =======   =======

                                                                F'CAST    F'CAST     F'CAST   F'CAST    F'CAST    F'CAST   F'CAST
                                                                JUL-04    AUG-04     SEP-04   OCT-04    NOV-04    DEC-04  12/31/2004
                                                                ------    ------     ------   ------    ------    ------  ----------
LIABILITIES

ACCOUNTS PAYABLE - POST PETITION
      Beginning Balance                                          10,366   10,983     11,366   12,804    13,837    14,038     4,626
                                                                                                                                 -
           Purchases                                             22,785   22,695     31,343   28,987    23,899    26,195   280,043

                                                                                                                                 -
      Disbursements:                                                                                                             -
           Tooling Deposits                                                                                                      -
           Cash Payments                                        (22,169) (22,311)   (29,906) (27,953)  (23,698)  (27,053) (267,098)
                                                                -------  -------    -------  -------   -------   -------  --------
                                                                (22,169) (22,311)   (29,906) (27,953)  (23,698)  (27,053) (267,098)
                                                                -------  -------    -------  -------   -------   -------  --------
                                                                                                                                 -
           Adj to Actual                                              -        -          -        -         -         -    (4,391)
                                                                -------  -------    -------  -------   -------   -------  --------
      Net Change                                                    617      384      1,437    1,034       201      (858)    8,554
                                                                -------  -------    -------  -------   -------   -------  --------
      Ending Balance                                             10,983   11,366     12,804   13,837    14,038    13,180    13,180
                                                                =======  =======    =======  =======   =======   =======  ========

           Days Payable (Input)                                      15       15         15       15        15        15

ACCOUNTS PAYABLE - PRE-PETITION
      Beginning Balance                                               -        -          -        -         -         -    68,565
                                                                                                                                 -
           Purchases                                                                                                             -
      Payments:                                                                                                                  -
           Convenience Writeoff                                                                                                  -
           Restructure                                                                                                     (68,565)
           Cash Payments                                                                  -                                      -
                                                                -------  -------    -------  -------   -------   -------  --------
                                                                      -        -          -        -         -         -   (68,565)
                                                                -------  -------    -------  -------   -------   -------  --------
                                                                                                                                 -
           Adj to Actual                                              -        -          -                                      0
                                                                -------  -------    -------  -------   -------   -------  --------
      Net Change                                                      -        -          -        -         -         -   (68,565)
                                                                -------  -------    -------  -------   -------   -------  --------
      Ending Balance                                                  -        -          -        -         -         -         -
                                                                =======  =======    =======  =======   =======   =======  ========

           Convenience Amount

ACCRUED INTEREST (See debt assumptions tab for calculations)
      Beginning Balance                                           2,031    4,205      6,380    8,554    10,815    13,077    44,536
           Interest Expense                                       3,196    3,659      3,925    3,960     3,820     3,897    42,529
           Interest Expense Paid                                   (717)    (717)      (717)    (750)     (750)     (750)   (5,100)
           OEM Quickpay Discount Paid                              (285)    (686)      (938)    (866)     (729)     (789)   (8,949)
           DIP/Revolver Paid                                        (21)     (82)       (96)     (83)      (80)      (72)   (2,282)
           Reclass Bond Interest                                                                                           (38,426)
           Restructured Interest PIK                                                                              (2,333)   (2,333)
           Accrued Term Interest Paid                                                                                      (16,247)
                                                                                                                                 -
                                                                                                                                 -
           Adj to Actual                                              -        -          -                                   (698)
                                                                -------  -------    -------  -------   -------   -------  --------
      Net Change                                                  2,174    2,174      2,174    2,262     2,262       (46)  (31,506)
                                                                -------  -------    -------  -------   -------   -------  --------
      Ending Balance                                              4,205    6,380      8,554   10,815    13,077    13,030    13,030
                                                                =======  =======    =======  =======   =======   =======  ========

                                   116 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must Be labeled "Actual" Or "F'cast")

                                       F'CAST   F'CAST    F'CAST    F'CAST      F'CAST     F'CAST    F'CAST    F'CAST    F'CAST
                                       MAR-05   JUN-05    SEP-05    DEC-05    12/31/2005   MAR-06    JUN-06    SEP-06    DEC-06
                                       ------   ------    ------    ------    ----------   ------    ------    ------    ------
LIABILITIES

ACCOUNTS PAYABLE - POST PETITION
   Beginning Balance                   13,180    13,838    28,443    24,830       13,180    23,549    26,065    25,558   20,083
                                                                                       -
     Purchases                         83,029    85,328    74,490    70,647      313,494    78,194    76,674    60,250   65,593
                                                                                       -
   Disbursements:                                                                      -
     Tooling Deposits                                                                  -
     Cash Payments                    (82,371)  (70,724)  (78,102)  (71,928)    (303,125)  (75,679)  (77,181)  (65,725) (63,812)
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
                                      (82,371)  (70,724)  (78,102)  (71,928)    (303,125)  (75,679)  (77,181)  (65,725) (63,812)
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
                                                                                       -
     Adj to Actual                                                                     -
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
   Net Change                             658    14,604    (3,613)   (1,281)      10,369     2,516      (507)   (5,475)   1,781
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
   Ending Balance                      13,838    28,443    24,830    23,549       23,549    26,065    25,558    20,083   21,864
                                       ======   =======   =======   =======   ==========   =======   =======   =======  =======

     Days Payable (Input)                  15        30        30        30                     30        30        30       30

ACCOUNTS PAYABLE - PRE-PETITION
   Beginning Balance                        -         -         -         -            -         -         -         -        -
                                                                                       -
     Purchases                                                                         -
   Payments:                                                                           -
     Convenience Writeoff                                                              -
     Restructure                                                                       -
     Cash Payments                                                                     -
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
                                            -         -         -         -            -         -         -         -        -
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
                                                                                       -
     Adj to Actual                                                                     -
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
   Net Change                               -         -         -         -            -         -         -         -        -
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
   Ending Balance                           -         -         -         -            -         -         -         -        -
                                       ======   =======   =======   =======   ==========   =======   =======   =======  =======

     Convenience Amount

ACCRUED INTEREST (See debt
 assumptions tab for calculations)

   Beginning Balance                   13,030    19,891     2,010     3,057       13,030         0     1,131     2,261    3,392
     Interest Expense                  11,796    11,367    11,153    11,464       45,780    11,413    11,269    10,893   11,261
     Interest Expense Paid             (2,250)  (26,707)   (7,954)   (8,007)     (44,917)   (8,007)   (8,007)   (8,007)  (8,063)
     OEM Quickpay Discount Paid        (2,483)   (2,433)   (1,984)   (2,057)      (8,958)   (2,276)   (2,133)   (1,756)  (1,977)
     DIP/Revolver Paid                   (202)     (108)     (167)     (270)        (748)        -         -         -        -
     Reclass Bond Interest                                                             -
     Restructured Interest PIK              -         -         -    (4,187)      (4,187)        -         -         -   (4,522)
     Accrued Term Interest Paid                                                        -
                                                                                       -
                                                                                       -
     Adj to Actual                                                                     -
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
   Net Change                           6,861   (17,881)    1,047    (3,056)     (13,030)    1,130     1,130     1,130   (3,301)
                                       ------   -------   -------   -------   ----------   -------   -------   -------  -------
   Ending Balance                      19,891     2,010     3,057         0            0     1,131     2,261     3,392       91
                                       ======   =======   =======   =======   ==========   =======   =======   =======  =======

                                         F'CAST       F'CAST       F'CAST
                                       12/31/2006   12/31/2007   12/31/2008
                                       ----------   ----------   ----------
LIABILITIES

ACCOUNTS PAYABLE - POST PETITION
   Beginning Balance                       23,549       21,864       24,061
                                                -
     Purchases                            280,712      288,734      261,155
                                                -
   Disbursements:                               -
     Tooling Deposits                           -
     Cash Payments                       (282,396)    (286,537)    (263,454)
                                       ----------   ----------     --------
                                         (282,396)    (286,537)    (263,454)
                                       ----------   ----------     --------
                                                -
     Adj to Actual                              -
                                       ----------   ----------     --------
   Net Change                              (1,685)       2,197       (2,298)
                                       ----------   ----------     --------
   Ending Balance                          21,864       24,061       21,763
                                       ==========   ==========     ========

     Days Payable (Input)                                   30           30

ACCOUNTS PAYABLE - PRE-PETITION
   Beginning Balance                            -            -            -
                                                -
     Purchases                                  -
   Payments:                                    -
     Convenience Writeoff                       -
     Restructure                                -
     Cash Payments                              -
                                       ----------   ----------     --------
                                                -            -            -
                                       ----------   ----------     --------
                                                -
     Adj to Actual                              -
                                       ----------   ----------     --------
   Net Change                                   -            -            -
                                       ----------   ----------     --------
   Ending Balance                               -            -            -
                                       ==========   ==========     ========

     Convenience Amount

ACCRUED INTEREST (See debt
 assumptions tab for calculations)

   Beginning Balance                            0           91          482
     Interest Expense                      44,836       41,996       42,295
     Interest Expense Paid                (32,083)     (32,496)     (32,760)
     OEM Quickpay Discount Paid            (8,141)      (4,226)      (3,839)
     DIP/Revolver Paid                          -            -            -
     Reclass Bond Interest                                   -
     Restructured Interest PIK             (4,522)      (4,883)      (5,274)
     Accrued Term Interest Paid                              -
                                                             -
                                                             -
     Adj to Actual                                           -
                                       ----------   ----------     --------
   Net Change                                  90          391          422
                                       ----------   ----------     --------
   Ending Balance                              91          482          903
                                       ==========   ==========     ========

                                   117 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                        ACTUAL    ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL
                                        JAN-03    FEB-03   MAR-03   APR-03   MAY-03   JUN-03   JUL-03   AUG-03   SEP-03   OCT-03
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
ACCRUED COMMISSIONS & RENTS
 (Production assumption tab
 for detail)

   Beginning Balance                     13,472   14,414   13,472   14,994   14,991   15,015   14,992   14,907   14,839   14,825
     Commissions                          1,092    1,376    1,715      147      355      169      141        7        8       14
       Paid
     Rents & Leases (Harper
       in Rel Pty Rec.)                   1,234    1,254    1,255    1,230    1,184    1,231    1,217    1,219    1,204    1,258
       Paid 3rd Party                      (455)    (475)    (475)    (452)    (415)    (453)    (442)    (423)    (423)    (481)

     Adj to Actual                         (928)  (3,097)    (973)    (928)  (1,100)    (970)  (1,001)    (871)    (804)    (817)
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                               942     (942)   1,522       (3)      24      (23)     (85)     (68)     (15)     (26)
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                        14,414   13,472   14,994   14,991   15,015   14,992   14,907   14,839   14,825   14,799
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======   ======

ACCRUED INVENTORY LIABILITY
   Beginning Balance                          -        -        -        -        -        -        -        -        -        -
     Accrued Cost of Sales
     Billed Cost of Sales

     Adj to Actual                            -        -        -        -        -        -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                                 -        -        -        -        -        -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                             -        -        -        -        -        -        -        -        -        -
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======   ======

OTHER ACCRUED EXPENSES
  (See Production assumptions
  tab for detail)
   Beginning Balance                     14,135   12,597   12,366   21,955   21,657   21,513   21,247   21,592   21,089   20,324
     SBT Taxes                              139       (5)     449      129      139      138      359      139      139      139
       Paid                                                           (583)                      (406)                      (637)
     Professional Fees                    1,548    3,364    4,287    3,397    2,920    1,829    3,360    3,131    3,152    4,164
       Paid                              (1,548)  (3,364)  (4,287)  (3,066)  (2,565)  (1,600)  (2,969)  (2,759)  (2,845)  (3,764)
       Quarterly Payment                                                                (916)                    (1,071)
     Property Taxes                         201      296      324      314      183      265      290      279      284      255
       Paid                                                                                             (1,672)

     Adj to Actual                       (1,878)    (523)   8,815     (489)    (821)      18     (289)     379     (426)     394
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                            (1,538)    (231)   9,588     (298)    (144)    (266)     345     (503)    (765)     549
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                        12,597   12,366   21,955   21,657   21,513   21,247   21,592   21,089   20,324   20,873
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======   ======

   FEES PAID AT 80%                         693    2,171    2,150    1,658    1,775    1,146    1,954    1,860    1,539    1,997

ACCRUED PENSION & OTHER NONCURRENT
   Beginning Balance                     22,524   26,461   27,376   34,809   35,364   36,262   36,635   37,533   38,432   38,640
     Pension Funding Requirement                                                                                   (650)
     DCX Giveback - Accrual                   -        -    6,500        -        -        -        -        -        -        -
     DCX Giveback - Payment
     GM Giveback
     Linden Creek Amortization
      (Expense accrued in 2002)
     One Time Rationalization Charges
       Payment of One Time Charges

     Adj to Actual                        3,937      915      933      555      898      372      898      898      858      892
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                             3,937      915    7,433      555      898      372      898      898      208      892
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                        26,461   27,376   34,809   35,364   36,262   36,635   37,533   38,432   38,640   39,532
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======   ======

                                        ACTUAL  ACTUAL      F'CAST
                                        NOV-03  DEC-03    12/31/2003
                                        ------  ------    ----------
ACCRUED COMMISSIONS & RENTS
(Production assumption tab
for detail)

   Beginning Balance                    14,799  14,017        13,472
     Commissions                            11      13         5,048
       Paid                                                        -
     Rents & Leases (Harper
       in Rel Ply Rec.)                  1,183   1,193        14,662
       Paid 3rd Party                     (397)   (415)       (5,305)
                                                                   -
     Adj to Actual                      (1,579)  1,941       (11,127)
                                        ------  ------    ----------
   Net Change                             (782)  2,732         3,277
                                        ------  ------    ----------
   Ending Balance                       14,017  16,749        16,749
                                        ======  ======    ==========

ACCRUED INVENTORY LIABILITY
   Beginning Balance                         -       -             -
     Accrued Cost of Sales                                         -
     Billed Cost of Sales                                          -
                                                                   -
     Adj to Actual                           -       -             -
                                        ------  ------    ----------
   Net Change                                -       -             -
                                        ------  ------    ----------
   Ending Balance                            -       -             -
                                        ======  ======    ==========

OTHER ACCRUED EXPENSES
  (See Production assumptions
  tab for detail)
   Beginning Balance                    20,873  21,028        14,135
     SBT Taxes                             203     122         2,090
       Paid                                                   (1,626)
     Professional Fees                   5,149   5,483        41,786
       Paid                             (4,753) (4,962)      (38,483)
       Quarterly Payment                        (1,317)       (3,303)
     Property Taxes                        496     303         3,489
       Paid                                                   (1,672)
                                                                   -
     Adj to Actual                        (940) (1,011)        3,228
                                        ------  ------    ----------
   Net Change                              155  (1,383)        5,510
                                        ------  ------    ----------
   Ending Balance                       21,028  19,645        19,645
                                        ======  ======    ==========

   FEES PAID AT 80%                      1,983   2,605        21,531

ACCRUED PENSION & OTHER NONCURRENT
   Beginning Balance                    39,532  40,423        22,524
     Pension Funding Requirement                                (650)
     DCX Giveback - Accrual                  -       -         6,500
     DCX Giveback - Payment                     (2,400)       (2,400)
     GM Giveback                                                   -
     Linden Creek Amortization
      (Expense accrued in 2002)                                    -
     One Time Rationalization Charges                              -
       Payment of One Time Charges                                 -
                                                                   -
                                                                   -
                                                                   -
     Adj to Actual                         892    (591)       11,458
                                        ------  ------    ----------
   Net Change                              892  (2,991)       14,908
                                        ------  ------    ----------
   Ending Balance                       40,423  37,432        37,432
                                        ======  ======    ==========

                                   118 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                        ACTUAL    ACTUAL   ACTUAL   F'CAST   F'CAST   F'CAST   F'CAST   F'CAST   F'CAST
                                        JAN-04    FEB-04   MAR-04   APR-04   MAY-04   JUN-04   JUL-04   AUG-04   SEP-04
                                        ------    ------   ------   ------   ------   ------   ------   ------   ------
ACCRUED COMMISSIONS & RENTS
 (Production assumption tab
 for detail)
   Beginning Balance                     16,749   17,779   16,856   16,874   17,657   18,441   19,224   20,007   20,790
     Commissions                            889     (873)       -        -        -        -        -        -        -
       Paid
     Rents & Leases (Harper in
       Rel Pty Rec.)                      1,016    1,014    1,105    1,213    1,213    1,213    1,213    1,213    1,213
       Paid 3rd Party                      (435)    (409)    (505)    (430)    (430)    (430)    (430)    (430)    (430)

     Adj to Actual                         (441)    (654)    (582)       -        -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                             1,030     (923)      17      783      783      783      783      783      783
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                        17,779   16,856   16,874   17,657   18,441   19,224   20,007   20,790   21,574
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======

ACCRUED INVENTORY LIABILITY
   Beginning Balance                          -        -        -        -        -        -        -        -        -
     Accrued Cost of Sales
     Billed Cost of Sales

     Adj to Actual                            -        -        -        -        -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                                 -        -        -        -        -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                             -        -        -        -        -        -        -        -        -
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======

OTHER ACCRUED EXPENSES
  (See Production assumptions
   tab for detail)
   Beginning Balance                     19,645   21,740   21,600   21,747   23,178   24,975    8,865    8,806    7,635
     SBT Taxes                              122      122      122      179      179      179      179      179      179
       Paid                                (464)                      (365)                      (538)
     Professional Fees                    4,904    2,020    2,630    2,517    2,517   15,335      919      919    1,269
       Paid                              (1,200)  (1,200)  (1,200)  (1,200)  (1,200) (31,924)    (919)    (919)  (1,269)
       Quarterly Payment
     Property Taxes                         331      241      210      300      300      300      300      300      300
       Paid                                       (1,947)                                               (1,649)

     Adj to Actual                       (1,598)     625   (1,614)       -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                             2,095     (140)     147    1,431    1,796  (16,110)     (59)  (1,170)     479
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                        21,740   21,600   21,747   23,178   24,975    8,865    8,806    7,635    8,114
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======

   FEES PAID AT 80%                       2,344      585    1,452    1,442    1,442    5,984        -        -        -

ACCRUED PENSION & OTHER NONCURRENT
   Beginning Balance                     37,432   38,324   39,133   39,891   39,833   39,775   36,167   36,109   36,051
     Pension Funding Requirement                                                        (450)                      (800)
     DCX Giveback - Accrual                   -        -        -        -        -        -        -        -        -
     DCX Giveback - Payment                                                           (3,100)
     GM Giveback
     Linden Creek Amortization
      (Expense accrued in 2002)             (58)     (58)     (58)     (58)     (58)     (58)     (58)     (58)     (58)
     One Time Rationalization Charges         -        -        -        -        -        -        -        -        -
       Payment of One Time Charges            -        -        -        -        -        -        -        -        -

     Adj to Actual                          950      867      817        -        -        -        -        -
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                               892      809      759      (58)     (58)  (3,608)     (58)     (58)    (858)
                                        -------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                        38,324   39,133   39,891   39,833   39,775   36,167   36,109   36,051   35,193
                                        =======   ======   ======   ======   ======   ======   ======   ======   ======

                                         F'CAST  F'CAST  F'CAST      F'CAST
                                         OCT-04  NOV-04  DEC-04    12/31/2004
                                         ------  ------  ------    ----------
ACCRUED COMMISSIONS & RENTS
 (Production assumption tab
 for detail)
   Beginning Balance                    21,574   22,357  23,140        16,749
     Commissions                             -        -       -            16
       Paid                                                                 -
     Rents & Leases (Harper in
       Rel Pty Rec.)                     1,213    1,213   1,263        14,103
       Paid 3rd Party                     (430)    (430)   (430)       (5,217)
                                                                            -
     Adj to Actual                                                     (1,677)
                                        ------   ------  ------    ----------
   Net Change                              783      783     833         7,225
                                        ------   ------  ------    ----------
   Ending Balance                       22,357   23,140  23,974        23,974
                                        ======   ======  ======    ==========

ACCRUED INVENTORY LIABILITY
   Beginning Balance                         -        -       -             -
     Accrued Cost of Sales                                                  -
     Billed Cost of Sales                                                   -
                                                                            -
     Adj to Actual                           -        -       -             -
                                        ------   ------  ------    ----------
   Net Change                                -        -       -             -
                                        ------   ------  ------    ----------
   Ending Balance                            -        -       -             -
                                        ======   ======  ======    ==========

OTHER ACCRUED EXPENSES
  (See Production assumptions
   tab for detail)
   Beginning Balance                     8,114    8,055   8,534        19,645
     SBT Taxes                             179      179     179         1,979
       Paid                               (538)                        (1,905)
     Professional Fees                   1,019    1,019   1,169        36,235
       Paid                             (1,019)  (1,019) (1,169)      (44,235)
       Quarterly Payment                                                    -
     Property Taxes                        300      300     300         3,477
       Paid                                                            (3,596)
                                                                            -
     Adj to Actual                                                     (2,588)
                                        ------   ------  ------    ----------
   Net Change                              (59)     479     479       (10,632)
                                        ------   ------  ------    ----------
   Ending Balance                        8,055    8,534   9,013         9,013
                                        ======   ======  ======    ==========

   FEES PAID AT 80%                          -        -       -        13,249

ACCRUED PENSION & OTHER NONCURRENT
   Beginning Balance                    35,193   35,135  35,077        37,432
     Pension Funding Requirement                                       (1,250)
     DCX Giveback - Accrual                  -        -       -             -
     DCX Giveback - Payment                                            (3,100)
     GM Giveback                                         (2,000)       (2,000)
     Linden Creek Amortization
      (Expense accrued in 2002)            (58)     (58)    (58)         (696)
     One Time Rationalization Charges        -        -       -             -
       Payment of One Time Charges           -        -       -             -
                                                                            -
                                                                            -
                                                                            -
     Adj to Actual                                                      2,633
                                        ------   ------  ------    ----------
   Net Change                              (58)     (58) (2,058)       (4,413)
                                        ------   ------  ------    ----------
   Ending Balance                       35,135   35,077  33,019        33,019
                                        ======   ======  ======    ==========

                                   119 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                        F'CAST    F'CAST   F'CAST   F'CAST    F'CAST     F'CAST   F'CAST   F'CAST   F'CAST
                                        MAR-05    JUN-05   SEP-05   DEC-05  12/31/2005   MAR-06   JUN-06   SEP-06   DEC-06
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------

ACCRUED COMMISSIONS & RENTS
 (Production assumption tab
 for detail)
   Beginning Balance                    23,974    26,374   28,774   31,174      23,974   33,573   35,973   38,373   40,773
     Commissions                             -         -        -        -           -        -        -        -        -
       Paid                                                                                   -
     Rents & Leases (Harper in
       Rel Pty Rec.)                     3,689     3,689    3,689    3,689      14,757    3,689    3,689    3,689    3,689
       Paid 3rd Party                   (1,289)   (1,289)  (1,289)  (1,289)     (5,157)  (1,289)  (1,289)  (1,289)  (1,289)
                                                                                     -
     Adj to Actual                                                                   -
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Net Change                            2,400     2,400    2,400    2,400       9,600    2,400    2,400    2,400    2,400
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Ending Balance                       26,374    28,774   31,174   33,573      33,573   35,973   38,373   40,773   43,173
                                        ======    ======   ======   ======  ==========   ======   ======   ======   ======

ACCRUED INVENTORY LIABILITY
   Beginning Balance                         -         -        -        -           -        -        -        -        -
     Accrued Cost of Sales                                                           -
     Billed Cost of Sales                                                            -
                                                                                     -
     Adj to Actual                                                                   -
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Net Change                                -         -        -        -           -        -        -        -        -
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Ending Balance                            -         -        -        -           -        -        -        -        -
                                        ======    ======   ======   ======  ==========   ======   ======   ======   ======

OTHER ACCRUED EXPENSES
  (See Production assumptions
    tab for detail)
   Beginning Balance                     9,013     8,148    9,074    8,148       9,013    9,074    8,165    9,118    8,165
     SBT Taxes                             554       554      554      554       2,217      571      571      571      571
       Paid                               (538)     (554)    (554)    (554)     (2,201)    (554)    (571)    (571)    (571)
     Professional Fees                   1,593     1,441    1,441    1,441       5,915    1,593    1,441    1,441    1,441
       Paid                             (1,593)   (1,441)  (1,441)  (1,441)     (5,915)  (1,593)  (1,441)  (1,441)  (1,441)
       Quarterly Payment                                                             -
     Property Taxes                        925       925      925      925       3,702      953      953      953      953
       Paid                             (1,806)            (1,851)              (3,657)  (1,879)           (1,907)
                                                                                     -
     Adj to Actual                                                                   -
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Net Change                             (864)      925     (925)     925          61     (909)     953     (953)     953
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Ending Balance                        8,148     9,074    8,148    9,074       9,074    8,165    9,118    8,165    9,118
                                        ======    ======   ======   ======  ==========   ======   ======   ======   ======

   FEES PAID AT 80%                          -         -        -        -           -        -        -        -        -

ACCRUED PENSION & OTHER NONCURRENT
   Beginning Balance                    33,019    32,545   32,071   31,597      33,019   29,123   28,765   28,465   28,165
     Pension Funding Requirement          (300)     (300)    (300)    (300)     (1,200)    (300)    (300)    (300)    (300)
     DCX Giveback - Accrual                  -         -        -        -           -        -        -        -       -
     DCX Giveback - Payment                                                          -
     GM Giveback                                                    (2,000)     (2,000)
     Linden Creek Amortization
        (Expense accrued in 2002)         (174)     (174)    (174)    (174)       (696)     (58)
     One Time Rationalization Charges                                                -
       Payment of One Time Charges           -         -        -        -           -        -        -        -        -
                                                                                     -
                                                                                     -
                                                                                     -
     Adj to Actual                                                                   -
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Net Change                             (474)     (474)    (474)  (2,474)     (3,896)    (358)    (300)    (300)    (300)
                                        ------    ------   ------   ------  ----------   ------   ------   ------   ------
   Ending Balance                       32,545    32,071   31,597   29,123      29,123   28,765   28,465   28,165   27,865
                                        ======    ======   ======   ======  ==========   ======   ======   ======   ======

                                            F'CAST       F'CAST       F'CAST
                                          12/31/2006   12/31/2007   12/31/2008
                                          ----------   ----------   ----------
ACCRUED COMMISSIONS & RENTS
 (Production assumption tab
 for detail)
   Beginning Balance                          33,573       43,173       52,773
     Commissions                                   -            -            -
       Paid                                        -
     Rents & Leases (Harper in
       Rel Pty Rec.)                          14,757       14,757       14,757
       Paid 3rd Party                         (5,157)      (5,157)      (5,157)
                                                   -
     Adj to Actual                                 -
                                          ----------   ----------   ----------
   Net Change                                  9,600        9,600        9,600
                                          ----------   ----------   ----------
   Ending Balance                             43,173       52,773       62,373
                                          ==========   ==========   ==========

ACCRUED INVENTORY LIABILITY
   Beginning Balance                               -            -            -
     Accrued Cost of Sales                         -
     Billed Cost of Sales                          -
                                                   -
     Adj to Actual                                 -
                                          ----------   ----------   ----------
   Net Change                                      -            -            -
                                          ----------   ----------   ----------
   Ending Balance                                  -            -            -
                                          ==========   ==========   ==========

OTHER ACCRUED EXPENSES
  (See Production assumptions
    tab for detail)
   Beginning Balance                           9,074        9,118        9,118
     SBT Taxes                                 2,283        2,352        2,422
       Paid                                   (2,267)      (2,352)      (2,422)
     Professional Fees                         5,915        5,915        5,915
       Paid                                   (5,915)      (5,915)      (5,915)
       Quarterly Payment                           -
     Property Taxes                            3,813        3,927        3,933
       Paid                                   (3,785)      (3,927)      (3,933)
                                                                -
     Adj to Actual                                              -
                                          ----------   ----------   ----------
   Net Change                                     44            -            -
                                          ----------   ----------   ----------
   Ending Balance                              9,118        9,118        9,118
                                          ==========   ==========   ==========

   FEES PAID AT 80%                                -            -            -

ACCRUED PENSION & OTHER NONCURRENT
   Beginning Balance                          29,123       27,865       26,665
     Pension Funding Requirement              (1,200)      (1,200)      (1,200)
     DCX Giveback - Accrual                        -            -            -
     DCX Giveback - Payment                        -
     GM Giveback                                   -
     Linden Creek Amortization
        (Expense accrued in 2002)                (58)
     One Time Rationalization Charges              -
       Payment of One Time Charges                 -            -            -
                                                   -
                                                   -
                                                   -
     Adj to Actual                                 -
                                          ----------   ----------   ----------
   Net Change                                 (1,258)      (1,200)      (1,200)
                                          ----------   ----------   ----------
   Ending Balance                             27,865       26,665       25,465
                                          ==========   ==========   ==========

                                   120 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

  (Must be labeled "Actual" or "F'cast")

                                        ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL
                                        JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03     AUG-03
                                        ------     ------     ------     ------     ------     ------     ------     ------
DEFERRED TAX LIABILITY
   Beginning Balance                     18,632     18,632     18,632     18,093     18,093     18,093     17,562     17,562

     Adj to Actual                           (0)         -       (539)         -          -       (531)         -          -
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Net Change                                (0)         -       (539)         -          -       (531)         -          -
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Ending Balance                        18,632     18,632     18,093     18,093     18,093     17,562     17,562     17,562
                                        =======    =======    =======    =======    =======    =======    =======    =======

LINE OF CREDIT (SEE DEBT
      ASSUMPTIONS TAB)
   Beginning Balance                          -          -          -          -          -      5,209      7,968     10,988
     Add: Borrowings                          -          -          -          -      5,209      2,759      3,020      6,842
     Less: Repayments                         -          -          -          -          -          -          -          -
     Adjustments                              -          -          -          -          -          -          -          -
     Adj to Actual
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Net Change                                 -          -          -          -      5,209      2,759      3,020      6,842
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Ending Balance                             -          -          -          -      5,209      7,968     10,988     17,830
                                        =======    =======    =======    =======    =======    =======    =======    =======

TERM DEBT (SEE DEBT ASSUMPTIONS TAB)
   Beginning Balance                    425,863    425,859    425,851    424,342    424,456    424,587    424,633    424,671
     Add: Borrowings                          -          -          -        114        131         49         41         50
     PIK                                      -          -          -          -          -          -          -          -
     Less: Repayments                        (4)        (8)    (1,509)         -          -         (3)        (3)        (3)
     Adjustments                              -          -          -          -          -          -          -          -
     Adj to Actual
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Net Change                                (4)        (8)    (1,509)       114        131         46         38         47
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Ending Balance                       425,859    425,851    424,342    424,456    424,587    424,633    424,671    424,718
                                        =======    =======    =======    =======    =======    =======    =======    =======

BOND DEBT (SEE DEBT ASSUMPTIONS TAB)
   Beginning Balance                    455,000    455,000    455,000    455,000    455,000    455,000    455,000    455,000
     Add: Borrowings                          -          -          -          -          -          -          -          -
     Less: Repayments                         -          -          -          -          -          -          -          -
     Adjustments
     Adj to Actual
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Net Change                                 -          -          -          -          -          -          -          -
                                        -------    -------    -------    -------    -------    -------    -------    -------
   Ending Balance                       455,000    455,000    455,000    455,000    455,000    455,000    455,000    455,000
                                        =======    =======    =======    =======    =======    =======    =======    =======

                                          ACTUAL     ACTUAL     ACTUAL     ACTUAL      F'CAST
                                          SEP-03     OCT-03     NOV-03     DEC-03    12/31/2003
                                          ------     ------     ------     ------    ----------
DEFERRED TAX LIABILITY
   Beginning Balance                       17,562     16,714     16,714     16,714       18,632
                                                                                              -
                                                                                              -
                                                                                              -
     Adj to Actual                           (848)         -          -          -       (1,918)
                                          -------    -------    -------    -------   ----------
   Net Change                                (848)         -          -          -       (1,918)
                                          -------    -------    -------    -------   ----------
   Ending Balance                          16,714     16,714     16,714     16,714       16,714
                                          =======    =======    =======    =======   ==========

LINE OF CREDIT (SEE DEBT
      ASSUMPTIONS TAB)
   Beginning Balance                       17,830     29,055     30,193     30,635            -
     Add: Borrowings                       11,225      1,138        442          -       30,635
     Less: Repayments                           -          -          -     (2,573)      (2,573)
     Adjustments                                -          -          -          -            -
     Adj to Actual                                                                            -
                                          -------    -------    -------    -------   ----------
   Net Change                              11,225      1,138        442     (2,573)      28,062
                                          -------    -------    -------    -------   ----------
   Ending Balance                          29,055     30,193     30,635     28,062       28,062
                                          =======    =======    =======    =======   ==========

TERM DEBT (SEE DEBT ASSUMPTIONS TAB)
   Beginning Balance                      424,718    424,782    424,832    424,889      425,863
     Add: Borrowings                           64         50         57         51          607
     PIK                                        -          -          -          -            -
     Less: Repayments                           -          -          -          -       (1,530)
     Adjustments                                -          -          -          -            -
     Adj to Actual                                                                            -
                                          -------    -------    -------    -------   ----------
   Net Change                                  64         50         57         51         (923)
                                          -------    -------    -------    -------   ----------
   Ending Balance                         424,782    424,832    424,889    424,940      424,940
                                          =======    =======    =======    =======   ==========

BOND DEBT (SEE DEBT ASSUMPTIONS TAB)
   Beginning Balance                      455,000    455,000    455,000   455,000       455,000
     Add: Borrowings                            -          -          -         -             -
     Less: Repayments                           -          -          -         -             -
     Adjustments                                                                              -
     Adj to Actual                                                                            -
                                          -------    -------    -------    -------   ----------
   Net Change                                   -          -          -         -             -
                                          -------    -------    -------    -------   ----------
   Ending Balance                         455,000    455,000    455,000    455,000      455,000
                                          =======    =======    =======    =======   ==========

                                   121 of 231     Venture - Confidential - DRAFT

VENTURE HOLDING COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

  (Must be labeled "Actual" or "F'cast")

                                  ACTUAL    ACTUAL    ACTUAL    F'CAST    F'CAST    F'CAST     F'CAST    F'CAST     F'CAST
                                  JAN-04    FEB-04    MAR-04    APR-04    MAY-04    JUN-04     JUL-04    AUG-04     SEP-04
                                  ------    ------    ------    ------    ------    ------     ------    ------     ------
DEFERRED TAX LIABILITY
   Beginning Balance               16,714    16,714    16,714    16,714    16,714    16,714     16,714    16,714     16,714



     Adj to Actual                      -         -         -         -         -         -          -         -
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Net Change                           -         -         -         -         -         -          -         -          -
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Ending Balance                  16,714    16,714    16,714    16,714    16,714    16,714     16,714    16,714     16,714
                                  =======   =======   =======   =======   =======   =======    =======   =======    =======

LINE OF CREDIT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance               28,062    39,096    42,543    45,010    39,682    42,649      3,662    14,596     17,023
     Add: Borrowings               11,034     3,447     2,467         -     2,967         -     10,934     2,427          -
     Less: Repayments                   -         -         -    (5,328)        -   (38,988)         -         -     (3,342)
     Adjustments                        -         -         -         -         -         -          -         -          -
     Adj to Actual
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Net Change                      11,034     3,447     2,467    (5,328)    2,967   (38,988)    10,934     2,427     (3,342)
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Ending Balance                  39,096    42,543    45,010    39,682    42,649     3,662     14,596    17,023     13,681
                                  =======   =======   =======   =======   =======   =======    =======   =======    =======

TERM DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance              424,940   424,977   424,977   425,057   425,057   425,057    340,125   340,125    340,125
     Add: Borrowings                   37         -        80         -         -   340,125          -         -          -
     PIK                                -         -         -         -         -         -          -         -          -
     Less: Repayments                   -         -         -         -         -  (425,057)         -         -          -
     Adjustments                        -         -         -         -         -         -          -         -          -
     Adj to Actual
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Net Change                          37         -        80         -         -   (84,932)         -         -          -
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Ending Balance                 424,977   424,977   425,057   425,057   425,057   340,125    340,125   340,125    340,125
                                  =======   =======   =======   =======   =======   =======    =======   =======    =======

BOND DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance              455,000   455,000   455,000   455,000   455,000   455,000          -         -          -
     Add: Borrowings                    -         -         -         -         -         -          -         -          -
     Less: Repayments                   -         -         -         -         -  (455,000)         -         -          -
     Adjustments
     Adj to Actual
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Net Change                           -         -         -         -         -  (455,000)         -         -          -
                                  -------   -------   -------   -------   -------   -------    -------   -------    -------
   Ending Balance                 455,000   455,000   455,000   455,000   455,000         -          -         -          -
                                  =======   =======   =======   =======   =======   =======    =======   =======    =======

                                  F'CAST      F'CAST     F'CAST    F'CAST
                                  OCT-04      NOV-04     DEC-04   12/31/2004
                                  ------      ------    -------   ----------
DEFERRED TAX LIABILITY
   Beginning Balance               16,714     16,714     16,714       16,714
                                                                           -
                                                                           -
                                                                           -
     Adj to Actual                                                         -
                                  -------    -------    -------   ----------
   Net Change                           -          -          -            -
                                  -------    -------    -------   ----------
   Ending Balance                  16,714     16,714     16,714       16,714
                                  =======    =-=====    =======   ==========

LINE OF CREDIT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance               13,681     13,251     11,854       28,062
     Add: Borrowings                    -          -          -       33,276
     Less: Repayments                (431)    (1,396)      (685)     (50,169)
     Adjustments                        -          -          -            -
     Adj to Actual                                                         -
                                  -------    -------    -------   ----------
   Net Change                        (431)    (1,396)      (685)     (16,893)
                                  -------    -------    -------   ----------
   Ending Balance                  13,251     11,854     11,169       11,169
                                  =======    =======    =======   ==========

TERM DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance              340,125    340,125    340,125      424,940
     Add: Borrowings                    -          -          -      340,242
     PIK                                -          -      2,333        2,333
     Less: Repayments                   -          -          -     (425,057)
     Adjustments                        -          -          -            -
     Adj to Actual                                                         -
                                  -------    -------    -------   ----------
   Net Change                           -          -      2,333      (82,481)
                                  -------    -------    -------   ----------
   Ending Balance                 340,125    340,125    342,459      342,459
                                  =======    =======    =======   ==========

BOND DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance                    -          -          -      455,000
     Add: Borrowings                    -          -          -            -
     Less: Repayments                   -          -          -     (455,000)
     Adjustments                                                           -
     Adj to Actual                                                         -
                                  -------    -------    -------   ----------
   Net Change                           -          -          -     (455,000)
                                  -------    -------    -------   ----------
   Ending Balance                       -          -          -            -
                                  =======    =======    =======   ==========

                                   122 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

 (Must be labeled "Actual" or "F'cast")

                                  F'CAST    F'CAST    F'CAST    F'CAST     F'CAST      F'CAST     F'CAST    F'CAST     F'CAST
                                  MAR-05    JUN-05    SEP-05    DEC-05   12/31/2005    MAR-06     JUN-06    SEP-06     DEC-06
                                  ------    ------    ------    ------   ----------    ------     ------    ------     ------
DEFERRED TAX LIABILITY
   Beginning Balance               16,714    16,714    16,714    16,714     16,714      16,714     16,714    16,714     16,714
                                                                                 -
                                                                                 -
                                                                                 -
     Adj to Actual                                                               -
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Net Change                           -         -         -         -          -           -          -         -          -

                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Ending Balance                  16,714    16,714    16,714    16,714     16,714      16,714     16,714    16,714     16,714
                                  =======   =======   =======   =======    =======     =======    =======   =======    =======

LINE OF CREDIT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance               11,169     5,962     8,928    14,426     11,169           -          -         -          -
     Add: Borrowings                    -     2,965     5,499         -      8,464           -          -         -          -
     Less: Repayments              (5,207)        -         -   (14,426)   (19,633)          -          -         -          -
     Adjustments                        -         -         -         -          -           -          -         -          -
     Adj to Actual                                                               -
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Net Change                      (5,207)    2,965     5,499   (14,426)   (11,169)          -          -         -          -
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Ending Balance                   5,962     8,928    14,426         -          -           -          -         -          -
                                  =======   =======   =======   =======    =======     =======    =======   =======    =======

TERM DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance              342,459   342,459   332,333   332,333    342,459     336,520    336,520   336,520    336,520
     Add: Borrowings                    -         -         -         -          -           -          -         -          -
     PIK                                -         -         -     4,187      4,187           -          -         -      4,522
     Less: Repayments                   -   (10,125)        -         -    (10,125)          -          -         -          -
     Adjustments                        -         -         -         -          -           -          -         -          -
     Adj to Actual                                                               -
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Net Change                           -   (10,125)        -     4,187     (5,939)          -          -         -      4,522
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Ending Balance                 342,459   332,333   332,333   336,520    336,520     336,520    336,520   336,520    341,042
                                  =======   =======   =======   =======    =======     =======    =======   =======    =======

BOND DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance                    -         -         -         -          -           -          -         -          -
     Add: Borrowings                    -         -         -         -          -           -          -         -          -
     Less: Repayments                   -         -         -         -          -           -          -         -          -
     Adjustments                                                                 -
     Adj to Actual                                                               -
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Net Change                           -         -         -         -          -           -          -         -          -
                                  -------   -------   -------   -------    -------     -------    -------   -------    -------
   Ending Balance                       -         -         -         -          -           -          -         -          -
                                  =======   =======   =======   =======    =======     =======    =======   =======    =======

                                      F'CAST       F'CAST        F'CAST
                                    12/31/2006    12/31/2007   12/31/2008
                                    ----------    ----------   ----------
DEFERRED TAX LIABILITY
   Beginning Balance                  16,714        16,714       16,714
                                           -
                                           -
                                           -
     Adj to Actual                         -
                                     -------       -------       ------
   Net Change                              -             -            -

                                     -------       -------      -------
   Ending Balance                     16,714        16,714       16,714
                                     =======       =======      =======

LINE OF CREDIT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance                       -             -            -
     Add: Borrowings                       -             -            -
     Less: Repayments                      -             -            -
     Adjustments                           -             -            -
     Adj to Actual                         -
                                     -------       -------      -------
   Net Change                              -             -            -
                                     -------       -------      -------
   Ending Balance                          -             -            -
                                     =======       =======      =======

TERM DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance                 336,520       341,042      345,925
     Add: Borrowings                       -             -            -
     PIK                               4,522         4,883        5,274
     Less: Repayments                      -             -            -
     Adjustments                           -             -            -
     Adj to Actual                         -
                                     -------       -------      -------
   Net Change                          4,522         4,883        5,274
                                     -------       -------      -------
   Ending Balance                    341,042       345,925      351,199
                                     =======       =======      =======

BOND DEBT (SEE DEBT
  ASSUMPTIONS TAB)
   Beginning Balance                       -             -            -
     Add: Borrowings                       -             -            -
     Less: Repayments                      -             -            -
     Adjustments                           -
     Adj to Actual                         -
                                     -------       -------      -------
   Net Change                              -             -            -
                                     -------       -------      -------
   Ending Balance                          -             -            -
                                     =======       =======      =======

                                   123 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

 (Must be labeled "Actual" or "F'cast")

                                 ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL
                                 JAN-03   FEB-03   MAR-03   APR-03   MAY-03   JUN-03   JUL-03   AUG-03   SEP-03   OCT-03
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
EQUITY

COMMON STOCK
   Beginning Balance                  -        -        -        -        -        -        -        -        -        -
     Restructure Bond Interest
     Restructure Bond Debt
     Restructure Trade Debt




     Adj to Actual                    -        -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                         -        -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                     -        -        -        -        -        -        -        -        -        -
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

ADDITIONAL PAID IN CAPITAL
   Beginning Balance             15,425   15,425   15,425   15,425   15,425   15,425   15,425   15,425   15,425   15,425



     Adj to Actual                   (0)       -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                        (0)       -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                15,425   15,425   15,425   15,425   15,425   15,425   15,425   15,425   15,425   15,425
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

RELATED PARTY RECEIVABLE
   Beginning Balance                  -        -        -        -        -        -        -        -        -        -






     Adj to Actual                    -        -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                         -        -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                     -        -        -        -        -        -        -        -        -        -
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

PREFERRED STOCK
   Beginning Balance                  -        -        -        -        -        -        -        -        -        -
     Restructure Bond Debt
     Restructure Senior Debt
       Stock Dividend



     Adj to Actual                    -        -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                         -        -        -        -        -        -        -        -        -        -
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Ending Balance                     -        -        -        -        -        -        -        -        -        -
                                 ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

CUMULATIVE FOREIGN
  CURRENCY ADJUSTMENT
   Beginning Balance             (2,228)  (2,153)  (2,090)  (2,048)  (1,990)  (1,849)  (1,811)  (2,268)  (2,152)  (1,774)



     Adj to Actual                   75       63       42       58      141       38     (458)     116      378      114
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
   Net Change                        75       63       42       58      141       38     (458)     116      378      114
                                 ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

                                 ACTUAL   ACTUAL      F'CAST
                                 NOV-03   DEC-03    12/31/2003
                                 ------   ------    ----------
EQUITY

COMMON STOCK
   Beginning Balance                  -        -             -
     Restructure Bond Interest
     Restructure Bond Debt                                   -
     Restructure Trade Debt                                  -
                                                             -
                                                             -
                                                             -
                                                             -
     Adj to Actual                    -        -             -
                                 ------   ------    ----------
   Net Change                         -        -             -
                                 ------   ------    ----------
   Ending Balance                     -        -             -
                                 ======   ======    ==========

ADDITIONAL PAID IN CAPITAL
   Beginning Balance             15,425   15,425        15,425
                                                             -
                                                             -
                                                             -
     Adj to Actual                    -        -            (0)
                                 ------   ------    ----------
   Net Change                         -        -            (0)
                                 ------   ------    ----------
   Ending Balance                15,425   15,425        15,425
                                 ======   ======    ==========

RELATED PARTY RECEIVABLE
   Beginning Balance                  -        -             -
                                                             -
                                                             -
                                                             -
                                                             -
                                                             -
                                                             -
     Adj to Actual                    -        -             -
                                 ------   ------    ----------
   Net Change                         -        -             -
                                 ------   ------    ----------
   Ending Balance                     -        -             -
                                 ======   ======    ==========

PREFERRED STOCK
   Beginning Balance                  -        -             -
     Restructure Bond Debt                                   -
     Restructure Senior Debt                                 -
       Stock Dividend                                        -
                                                             -
                                                             -
                                                             -
     Adj to Actual                    -        -             -
                                 ------   ------    ----------
   Net Change                         -        -             -
                                 ------   ------    ----------
   Ending Balance                     -        -             -
                                 ======   ======    ==========

CUMULATIVE FOREIGN
  CURRENCY ADJUSTMENT
   Beginning Balance             (1,659)  (1,638)       (2,228)
                                                             -
                                                             -
                                                             -
     Adj to Actual                   21     (655)          (66)
                                 ------   ------    ----------
   Net Change                        21     (655)          (66)
                                 ------   ------    ----------

                                   124 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

 (Must be labeled "Actual" or "F'cast")

                                 ACTUAL   ACTUAL   ACTUAL   F'CAST   F'CAST  F'CAST    F'CAST    F'CAST    F'CAST    F'CAST
                                 JAN-04   FEB-04   MAR-04   APR-04   MAY-04  JUN-04    JUL-04    AUG-04    SEP-04    OCT-04
                                 ------   ------   ------   ------   ------  ------    ------    ------    ------    ------

EQUITY

COMMON STOCK
   Beginning Balance                  -        -        -        -        -        -   561,991   561,991   561,991   561,991
     Restructure Bond Interest                          -                     38,426
     Restructure Bond Debt                              -                    455,000
     Restructure Trade Debt                             -                     68,565




     Adj to Actual                    -        -        -        -        -        -         -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Net Change                         -        -        -        -        -  561,991         -         -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Ending Balance                     -        -        -        -        -  561,991   561,991   561,991   561,991   561,991
                                 ======   ======   ======   ======   ======  =======   =======   =======   =======   =======

ADDITIONAL PAID IN CAPITAL
   Beginning Balance             15,425   15,425   15,425   15,425   15,425   15,425    15,425    15,425    15,425    15,425



     Adj to Actual                    -        -        -        -        -        -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Net Change                         -        -        -        -        -        -         -         -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Ending Balance                15,425   15,425   15,425   15,425   15,425   15,425    15,425    15,425    15,425    15,425
                                 ======   ======   ======   ======   ======  =======   =======   =======   =======   =======

RELATED PARTY RECEIVABLE
   Beginning Balance                  -        -        -        -        -        -         -         -         -         -






     Adj to Actual                    -        -        -        -        -        -         -         -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Net Change                         -        -        -        -        -        -         -         -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Ending Balance                     -        -        -        -        -        -         -         -         -         -
                                 ======   ======   ======   ======   ======  =======   =======   =======   =======   =======

PREFERRED STOCK
   Beginning Balance                  -        -        -        -        -        -   175,000   175,000   175,000   175,000
     Restructure Bond Debt
     Restructure Senior Debt                                                 175,000
       Stock Dividend



     Adj to Actual                    -        -        -        -        -        -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Net Change                         -        -        -        -        -  175,000         -         -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Ending Balance                     -        -        -        -        -  175,000   175,000   175,000   175,000   175,000
                                 ======   ======   ======   ======   ======  =======   =======   =======   =======   =======

CUMULATIVE FOREIGN
  CURRENCY ADJUSTMENT
   Beginning Balance             (2,294)  (2,376)  (2,397)  (2,390)  (2,390)  (2,390)   (2,390)   (2,390)   (2,390)   (2,390)



     Adj to Actual                  (82)     (21)       7        -        -        -         -        -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------
   Net Change                       (82)     (21)       7        -        -        -         -        -         -         -
                                 ------   ------   ------   ------   ------  -------   -------   -------   -------   -------

                                   F'CAST     F'CAST     F'CAST
                                   NOV-04     DEC-04    12/31/2004
                                   ------     ------    ----------

EQUITY

COMMON STOCK
   Beginning Balance               561,991    561,991            -
     Restructure Bond Interest                              38,426
     Restructure Bond Debt                                 455,000
     Restructure Trade Debt                                 68,565
                                                                 -
                                                                 -
                                                                 -
                                                                 -
     Adj to Actual                                               -
                                   -------    -------   ----------
   Net Change                            -          -      561,991
                                   -------    -------   ----------
   Ending Balance                  561,991    561,991      561,991
                                   =======    =======   ==========

ADDITIONAL PAID IN CAPITAL
   Beginning Balance                15,425     15,425       15,425
                                                                 -
                                                                 -
                                                                 -
     Adj to Actual                                               -
                                   -------    -------   ----------
   Net Change                            -          -            -
                                   -------    -------   ----------
   Ending Balance                   15,425     15,425       15,425
                                   =======    =======   ==========

RELATED PARTY RECEIVABLE
   Beginning Balance                     -          -            -
                                                                 -
                                                                 -
                                                                 -
                                                                 -
                                                                 -
                                                                 -
     Adj to Actual                       -          -            -
                                   -------    -------   ----------
   Net Change                            -          -            -
                                   -------    -------   ----------
   Ending Balance                        -          -            -
                                   =======    =======   ==========

PREFERRED STOCK
   Beginning Balance               175,000    175,000            -
     Restructure Bond Debt                                       -
     Restructure Senior Debt                               175,000
       Stock Dividend                          26,250       26,250
                                                                 -
                                                                 -
                                                                 -
     Adj to Actual                                               -
                                   -------    -------   ----------
   Net Change                            -     26,250      201,250
                                   -------    -------   ----------
   Ending Balance                  175,000    201,250      201,250
                                   =======    =======   ==========

CUMULATIVE FOREIGN
  CURRENCY ADJUSTMENT
   Beginning Balance                (2,390)    (2,390)      (2,294)
                                                                 -
                                                                 -
                                                                 -
     Adj to Actual                                             (96)
                                   -------    -------   ----------
   Net Change                            -          -          (96)
                                   -------    -------   ----------

                                   125 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                  F'CAST    F'CAST    F'CAST    F'CAST     F'CAST       F'CAST    F'CAST     F'CAST     F'CAST
                                  MAR-05    JUN-05    SEP-05    DEC-05    12/31/2005    MAR-06    JUN-06     SEP-06     DEC-06
                                  ------    ------    ------    ------    ----------    ------    ------     ------     ------
EQUITY

COMMON STOCK
   Beginning Balance              561,991   561,991   561,991   561,991      561,991    561,991   561,991    561,991    561,991
     Restructure Bond Interest
     Restructure Bond Debt                                                         -
     Restructure Trade Debt                                                        -
                                                                                   -
                                                                                   -
                                                                                   -
                                                                                   -
     Adj to Actual                                                                 -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Net Change                           -         -         -        -             -          -         -          -          -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Ending Balance                 561,991   561,991   561,991   561,991      561,991    561,991   561,991    561,991    561,991
                                  =======   =======   =======   =======   ==========    =======   =======    =======    =======

ADDITIONAL PAID IN CAPITAL
   Beginning Balance               15,425    15,425    15,425    15,425       15,425     15,425    15,425     15,425     15,425
                                                                                   -
                                                                                   -
                                                                                   -
     Adj to Actual                                                                 -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Net Change                           -         -         -         -            -          -         -          -          -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Ending Balance                  15,425    15,425    15,425    15,425       15,425     15,425    15,425     15,425     15,425
                                  =======   =======   =======   =======   ==========    =======   =======    =======    =======

RELATED PARTY RECEIVABLE
   Beginning Balance                    -         -         -         -            -       -            -          -          -
                                                                                   -
                                                                                   -
                                                                                   -
                                                                                   -
                                                                                   -
                                                                                   -
     Adj to Actual                                                                 -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Net Change                           -         -         -         -            -          -         -          -          -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Ending Balance                       -         -         -         -            -          -         -          -          -
                                  =======   =======   =======   =======   ==========    =======   =======    =======    =======

PREFERRED STOCK
   Beginning Balance              201,250   201,250   201,250   201,250      201,250    241,500   241,500    241,500    241,500
     Restructure Bond Debt                                                         -
     Restructure Senior Debt                                                       -
       Stock Dividend                                            40,250       40,250                                     48,300
                                                                                   -
                                                                                   -
                                                                                   -
     Adj to Actual                                                                 -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Net Change                           -         -         -    40,250       40,250          -         -          -     48,300
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Ending Balance                 201,250   201,250   201,250   241,500      241,500    241,500   241,500    241,500    289,800
                                  =======   =======   =======   =======   ==========    =======   =======    =======    =======

CUMULATIVE FOREIGN
  CURRENCY ADJUSTMENT
   Beginning Balance               (2,390)   (2,390)   (2,390)   (2,390)      (2,390)    (2,390  ) (2,390)    (2,390)    (2,390)
                                                                                   -
                                                                                   -
                                                                                   -
     Adj to Actual                                                                 -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------
   Net Change                           -         -         -         -            -          -         -          -          -
                                  -------   -------   -------   -------   ----------    -------   -------    -------    -------

                                     F'CAST        F'CAST       F'CAST
                                   12/31/2006    12/31/2007    12/31/2008
                                   ----------    ----------    ----------
EQUITY

COMMON STOCK
   Beginning Balance                  561,991       561,991       561,991
     Restructure Bond Interest
     Restructure Bond Debt                  -
     Restructure Trade Debt                 -
                                            -
                                            -
                                            -
                                            -
     Adj to Actual                          -
                                   ----------    ----------    ----------
   Net Change                               -             -             -
                                   ----------    ----------    ----------
   Ending Balance                     561,991       561,991       561,991
                                   ==========    ==========    ==========

ADDITIONAL PAID IN CAPITAL
   Beginning Balance                   15,425        15,425        15,425
                                            -
                                            -
                                            -
     Adj to Actual                          -
                                   ----------    ----------    ----------
   Net Change                               -             -             -
                                   ----------    ----------    ----------
   Ending Balance                      15,425        15,425        15,425
                                   ==========    ==========    ==========

RELATED PARTY RECEIVABLE
   Beginning Balance                         -            -             -
                                            -
                                            -
                                            -
                                            -
                                            -
                                            -
     Adj to Actual                          -
                                   ----------    ----------    ----------
   Net Change                               -             -             -
                                   ----------    ----------    ----------
   Ending Balance                           -             -             -
                                   ==========    ==========    ==========

PREFERRED STOCK
   Beginning Balance                  241,500       289,800       347,760
     Restructure Bond Debt                  -
     Restructure Senior Debt                -
       Stock Dividend                  48,300        57,960        69,552
                                            -
                                            -
                                            -
     Adj to Actual                          -
                                   ----------    ----------    ----------
   Net Change                          48,300        57,960        69,552
                                   ----------    ----------    ----------
   Ending Balance                     289,800       347,760       417,312
                                   ==========    ==========    ==========

CUMULATIVE FOREIGN
  CURRENCY ADJUSTMENT
   Beginning Balance                   (2,390)       (2,390)       (2,390)
                                            -
                                            -
                                            -
     Adj to Actual                          -
                                   ----------    ----------    ----------
   Net Change                               -             -             -
                                   ----------    ----------    ----------

                                   126 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")


                               ACTUAL    ACTUAL    ACTUAL    ACTUAL    ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL
                               JAN-03    FEB-03    MAR-03    APR-03    MAY-03   JUN-03   JUL-03   AUG-03   SEP-03   OCT-03
                               ------    ------    ------    ------    ------   ------   ------   ------   ------   ------
ENDING BALANCE                 (2,153)   (2,090)   (2,048)   (1,990)   (1,849)  (1,811)  (2,268)  (2,152)  (1,774)  (1,659)
                               =======   =======   ======    ======    ======   ======   ======   ======   ======   ======


                                 ACTUAL   ACTUAL    F'CAST
                                 NOV-03   DEC-03   12/31/2003
                                 ------   ------   ----------
ENDING BALANCE                   (1,638)  (2,294)      (2,294)
                                 ======   ======   ==========

                                   127 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                               ACTUAL    ACTUAL    ACTUAL    F'CAST    F'CAST   F'CAST   F'CAST   F'CAST   F'CAST   F'CAST
                               JAN-04    FEB-04    MAR-04    APR-04    MAY-04   JUN-04   JUL-04   AUG-04   SEP-04   OCT-04
                               ------    ------    ------    ------    ------   ------   ------   ------   ------   ------
ENDING BALANCE                 (2,376)   (2,397)   (2,390)   (2,390)   (2,390)  (2,390)  (2,390)  (2,390)  (2,390)  (2,390)
                               ======    ======    ======    ======    ======   ======   ======   ======   ======   ======

                                F'CAST   F'CAST     F'CAST
                                NOV-04   DEC-04   12/31/2004
                                ------   ------   ----------
ENDING BALANCE                  (2,390)  (2,390)      (2,390)
                                ======   ======   =====-====

                                   128 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                               F'CAST    F'CAST    F'CAST    F'CAST     F'CAST    F'CAST  F'CAST   F'CAST  F'CAST
                               MAR-05    JUN-05    SEP-05    DEC-05   12/31/2005  MAR-06  JUN-06   SEP-06  DEC-06
                               ------    ------    ------    ------   ----------  ------  ------   ------  ------
ENDING BALANCE                 (2,390)   (2,390)   (2,390)   (2,390)      (2,390) (2,390) (2,390)  (2,390) (2,390)
                               ======    ======    ======    ======   ==========  ======  ======   ======  ======

                                  F'CAST       F'CAST       F'CAST
                                 12/31/2006  12/31/2007   12/31/2008
                                 ----------  ----------   ----------
ENDING BALANCE                       (2,390)     (2,390)      (2,390)
                                 ==========  ==========   ==========

                                   129 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                 ACTUAL    ACTUAL      ACTUAL      ACTUAL     ACTUAL      ACTUAL      ACTUAL     ACTUAL     ACTUAL
                                 JAN-03    FEB-03      MAR-03      APR-03     MAY-03      JUN-03      JUL-03     AUG-03     SEP-03
                                 ------    ------      ------      ------     ------      ------      ------     ------     ------
RETAINED EARNINGS
   Beginning Balance            (534,198) (538,350)   (544,146)   (562,029)  (569,078)   (569,699)   (568,249)  (581,890)  (588,329)
     Net Income                   (4,156)   (5,792)    (17,884)     (7,050)      (621)      1,452     (13,640)    (6,439)       800
     Dividends Paid
     Other





     Adj to Actual                     4        (4)          1           0          0          (2)         (1)         0          1
                                 -------   -------     -------     -------    -------     -------     -------    -------    -------
   Net Change                     (4,152)   (5,796)    (17,883)     (7,049)      (621)      1,450     (13,641)    (6,439)       801
                                 -------   -------     -------     -------    -------     -------     -------    -------    -------
   Ending Balance               (538,350) (544,146)   (562,029)   (569,078)  (569,699)   (568,249)   (581,890)  (588,329)  (587,528)
                                 =======   =======     =======     =======    =======     =======     =======    =======    =======

                                ACTUAL     ACTUAL     ACTUAL      F'CAST
                                OCT-03     NOV-03     DEC-03    12/31/2003
                                ------     ------     ------    ----------
RETAINED EARNINGS
   Beginning Balance           (587,528)  (592,657)  (599,383)    (534,198)
     Net Income                  (5,127)    (6,728)   (77,069)    (142,254)
     Dividends Paid                                                      -
     Other                                                               -
                                                                         -
                                                                         -
                                                                         -
     Adj to Actual                   (2)         1          0           (0)
                                -------    -------    -------   ----------
   Net Change                    (5,129)    (6,726)   (77,069)    (142,254)
                                -------    -------    -------   ----------
   Ending Balance              (592,657)  (599,383)  (676,452)    (676,452)
                                =======    =======    =======   ==========

                                   130 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                 ACTUAL      ACTUAL     ACTUAL     F'CAST     F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                 JAN-04      FEB-04     MAR-04     APR-04     MAY-04     JUN-04     JUL-04     AUG-04     SEP-04
                                 ------      ------     ------     ------     ------     ------     ------     ------     ------
RETAINED EARNINGS
   Beginning Balance            (676,452)   (685,932)  (689,953)  (694,065)  (699,911)  (703,624)  (719,803)  (730,685)  (732,569)
     Net Income                   (9,480)     (4,020)    (4,113)    (5,846)    (3,713)   (16,179)   (10,882)    (1,883)     1,717
     Dividends Paid
     Other



     Adj to Actual                    (0)         (0)         0          -          -          -          -          -          -
                                --------    --------   --------   --------   --------   --------   --------   --------   --------
   Net Change                     (9,480)     (4,021)    (4,113)    (5,846)    (3,713)   (16,179)   (10,882)    (1,883)     1,717
                                --------    --------   --------   --------   --------   --------   --------   --------   --------
   Ending Balance               (685,932)   (689,953)  (694,065)  (699,911)  (703,624)  (719,803)  (730,685)  (732,569)  (730,852)
                                ========    ========   ========   ========   ========   ========   ========   ========   ========

                                 F'CAST     F'CAST     F'CAST       F'CAST
                                 OCT-04     NOV-04     DEC-04     12/31/2004
                                 ------     ------     ------     ----------
RETAINED EARNINGS
   Beginning Balance            (730,852)  (731,998)  (733,594)     (676,452)
     Net Income                   (1,146)    (1,596)     1,951       (55,190)
     Dividends Paid                                    (26,250)      (26,250)
     Other                                                                 -
                                                                           -
                                                                           -
                                                                           -
     Adj to Actual                                                        (0)
                                --------   --------   --------    ----------
   Net Change                     (1,146)    (1,596)   (24,299)      (81,440)
                                --------   --------   --------    ----------
   Ending Balance               (731,998)  (733,594)  (757,892)     (757,892)
                                ========   ========   ========    ==========

                                   131 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
BALANCE SHEET ASSUMPTIONS

(Must be labeled "Actual" or "F'cast")

                                  F'CAST      F'CAST     F'CAST     F'CAST     F'CAST     F'CAST     F'CAST     F'CAST
                                  MAR-05      JUN-05     SEP-05     DEC-05   12/31/2005   MAR-06     JUN-06     SEP-06
                                  ------      ------     ------     ------   ----------   ------     ------     ------
RETAINED EARNINGS
   Beginning Balance             (757,892)   (756,348)  (756,552)  (761,893)  (757,892)  (803,474)  (806,730)  (808,009)
     Net Income                     1,544        (204)    (5,340)    (1,331)    (5,331)    (3,256)    (1,279)   (10,888)
     Dividends Paid                     -           -          -    (40,250)   (40,250)         -          -          -
     Other                                                                           -
                                                                                     -
                                                                                     -
                                                                                     -
     Adj to Actual                                                                   -
                                 --------    --------   --------   --------   --------   --------   --------   --------
   Net Change                       1,544        (204)    (5,340)   (41,581)   (45,581)    (3,256)    (1,279)   (10,888)
                                 --------    --------   --------   --------   --------   --------   --------   --------
   Ending Balance                (756,348)   (756,552)  (761,893)  (803,474)  (803,474)  (806,730)  (808,009)  (818,896)
                                 ========    ========   ========   ========   ========   ========   ========   ========

                                   F'CAST      F'CAST       F'CAST       F'CAST
                                   DEC-06    12/31/2006   12/31/2007   12/31/2008
                                   ------    ----------   ----------   ----------
RETAINED EARNINGS
   Beginning Balance              (818,896)    (803,474)    (872,898)    (949,981)
     Net Income                     (5,702)     (21,125)     (19,123)     (28,744)
     Dividends Paid                (48,300)     (48,300)     (57,960)     (69,552)
     Other                                            -
                                                      -
                                                      -
                                                      -
     Adj to Actual                                    -
                                  --------     --------     --------   ----------
   Net Change                      (54,002)     (69,425)     (77,083)     (98,296)
                                  --------     --------     --------   ----------
   Ending Balance                 (872,898)    (872,898)    (949,981)  (1,048,277)
                                  ========     ========     ========   ==========

                                   132 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                            JAN-03    FEB-03    MAR-03   APR-03    MAY-03   JUN-03    JUL-03   AUG-03    SEP-03
                            -------   -------   ------   -------   ------   -------   ------   -------   -------
ALMONT

    Cash Collections
    PPAP (Invoice)
    3rd Party Sales             660     2,180    2,783       541    1,619     1,654    1,063       310     3,243
    Intercompany                677       745    1,132     1,119      784       527      386       469       464
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                            -------   -------   ------   -------   ------   -------   ------   -------   -------
    Total Purchases               -         -        -         -        -         -        -         -         -
                            -------   -------   ------   -------   ------   -------   ------   -------   -------

    Cost of Sales:
       Material                 186       702    1,643     1,199    1,145       985      765        88     2,458
       Scrap
       Labor                    534       564      571       393      337       467      267       305       496
       Burden                   (74)      230      158       105      123        70      (34)      (71)     (184)
       Restructuring
                            -------   -------   ------   -------   ------   -------   ------   -------   -------
    Total COS                   646     1,496    2,371     1,697    1,605     1,521      998       321     2,770
                            -------   -------   ------   -------   ------   -------   ------   -------   -------

VENTURE MOLD & ENG
 (PURCHASES BASED ON DELUXE
 SALES TO VME)

    Cash Collections
    PPAP (Invoice)
    Sales                     2,582     1,415    2,205     1,970       98     1,534    2,661     2,677     2,438
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                            -------   -------   ------   -------   ------   -------   ------   -------   -------
    Total Purchases               -         -        -         -        -         -        -         -         -
                            -------   -------   ------   -------   ------   -------   ------   -------   -------

    Cost of Sales:
       Material               2,258       866    1,475     1,654      118     1,151    2,011     2,173     1,993
       Scrap
       Labor
       Burden
       Restructuring
                            -------   -------   ------   -------   ------   -------   ------   -------   -------
    Total COS                 2,258       866    1,475     1,654      118     1,151    2,011     2,173     1,993
                            -------   -------   ------   -------   ------   -------   ------   -------   -------

                            OCT-03    NOV-03    DEC-03        2003
                            -------   -------   ------      -------
ALMONT

    Cash Collections                                              -
    PPAP (Invoice)                                                -
    3rd Party Sales            (924)      294    1,092       14,515
    Intercompany                784       499      841        8,425
    Purchases:
       Material                                                   -
       Scrap                                                      -
       Labor                                                      -
       Burden                                                     -
       Restructuring                                              -
                            -------   -------   ------      -------
    Total Purchases               -         -        -            -
                            -------   -------   ------      -------

    Cost of Sales:
       Material                (524)      (80)     434        9,000
       Scrap                                                      -
       Labor                    422       405      635        5,395
       Burden                    39       (88)     (16)         257
       Restructuring                                              -
                            -------   -------   ------      -------
    Total COS                   (64)      237    1,053       14,652
                            -------   -------   ------      -------

VENTURE MOLD & ENG
 (PURCHASES BASED ON DELUXE
 SALES TO VME)

    Cash Collections                                              -
    PPAP (Invoice)                                                -
    Sales                     1,092     1,139      515       20,326
    Purchases:
       Material                                                   -
       Scrap                                                      -
       Labor                                                      -
       Burden                                                     -
       Restructuring                                              -
                            -------   -------   ------      -------
    Total Purchases               -         -        -            -
                            -------   -------   ------      -------

    Cost of Sales:
       Material                 819       854     (192)      15,179
       Scrap                                                      -
       Labor                                                      -
       Burden                                                     -
       Restructuring                                              -
                            -------   -------   ------      -------
    Total COS                   819       854     (192)      15,179
                            -------   -------   ------      -------

                                 133 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                          JAN-04    FEB-04    MAR-04   APR-04    MAY-04    JUN-04   JUL-04   AUG-04
                         --------   -------   ------   -------   -------   ------   ------   -------
ALMONT

    Cash Collections                                     1,236         -      164      102         -
    PPAP (Invoice)                                         166         -        -    2,608     2,720
    3rd Party Sales           824       855    4,566       102         -        -   12,438         -
    Intercompany              291     1,203      665       360       360      360      360       360
    Purchases:
       Material                                            368       292      535   11,639       404
       Scrap                                                 -         -        -        -         -
       Labor                                               139       139      255      560       192
       Burden                                               22        22       42       94        31
       Restructuring                                         -         -        -        -         -
                         --------   -------   ------   -------   -------   ------   ------   -------
    Total Purchases             -         -        -       529       453      832   12,294       627
                         --------   -------   ------   -------   -------   ------   ------   -------

    Cost of Sales:
       Material               230       648    3,441       251       175      175   12,389       175
       Scrap
       Labor                  568       487      544        84        84       84      319        84
       Burden                (101)      184       (2)       12        12       12       53        12
       Restructuring
                         --------   -------   ------   -------   -------   ------   ------   -------
    Total COS                 698     1,319    3,984       347       271      271   12,761       271
                         --------   -------   ------   -------   -------   ------   ------   -------

VENTURE MOLD & ENG
  (PURCHASES BASED ON
   DELUXE SALES TO VME)

    Cash Collections                                     3,451       832    1,888    8,124     1,266
    PPAP (Invoice)                                       1,631     7,867    1,009      250       545
    Sales                     990     1,879    1,523       250     2,777      250      250     3,128
    Purchases:
       Material                                            380       341      579      914       645
       Scrap                                                 -         -        -        -         -
       Labor                                               535       480      815    1,286       908
       Burden                                              113       101      172      271       191
       Restructuring                                         -         -        -        -         -
                         --------   -------   ------   -------   -------   ------   ------   -------
    Total Purchases             -         -        -     1,027       923    1,566    2,471     1,745
                         --------   -------   ------   -------   -------   ------   ------   -------

    Cost of Sales:
       Material               742     1,409    1,186       188     2,083      188      188     2,346
       Scrap
       Labor
       Burden
       Restructuring
                         --------   -------   ------   -------   -------   ------   ------   -------
    Total COS                 742     1,409    1,186       188     2,083      188      188     2,346
                         --------   -------   ------   -------   -------   ------   ------   -------

                         SEP-04   OCT-04   NOV-04    DEC-04       2004
                         ------   ------   -------   -------    --------
ALMONT

    Cash Collections          -    5,329         -         -       6,831
    PPAP (Invoice)            -        -         -         -       5,495
    3rd Party Sales           -        -         -         -      18,785
    Intercompany            360      360       360       360       5,400
    Purchases:
       Material             404      404     1,391       539      15,976
       Scrap                  -        -         -         -           -
       Labor                192      192       663       257       2,590
       Burden                31       31       112        42         427
       Restructuring          -        -         -         -           -
                         ------   ------   -------   -------    --------
    Total Purchases         627      627     2,165       838      18,993
                         ------   ------   -------   -------    --------

    Cost of Sales:
       Material             175      175       175       175      18,188
       Scrap                                                           -
       Labor                 84       84        84        84       2,587
       Burden                12       12        12        12         232
       Restructuring                                                   -
                         ------   ------   -------   -------    --------
    Total COS               271      271       271       271      21,007
                         ------   ------   -------   -------    --------

VENTURE MOLD & ENG
  (PURCHASES BASED ON
   DELUXE SALES TO VME)

    Cash Collections        413      708       615       413      17,710
    PPAP (Invoice)          452      250       250     4,233      16,488
    Sales                   250      250     2,777    11,250      25,573
    Purchases:
       Material             567      567       567       504       5,063
       Scrap                  -        -         -         -           -
       Labor                798      798       798       709       7,126
       Burden               168      168       168       149       1,500
       Restructuring          -        -         -         -           -
                         ------   ------   -------   -------    --------
    Total Purchases       1,532    1,532     1,532     1,361      13,689
                         ------   ------   -------   -------    --------

    Cost of Sales:
       Material             188      188     2,083     8,438      19,223
       Scrap                                                           -
       Labor                                                           -
       Burden                                                          -
       Restructuring                                                   -
                         ------   ------   -------   -------    --------
    Total COS               188      188     2,083     8,438      19,223
                         ------   ------   -------   -------    --------


                                 134 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                             MAR-05    JUN-05   SEP-05   DEC-05       2005      MAR-06    JUN-06
                             ------    ------   ------   ------      ------     -------   ------
ALMONT

    Cash Collections              -         -    5,150   11,692      16,843       7,960    2,000
    PPAP (Invoice)                -     3,100   11,692    3,010      17,803       9,000        -
    3rd Party Sales               -     5,150   11,692    7,960      24,803       2,000    8,105
    Intercompany              1,080     1,080    1,080    1,080       4,320       1,080    1,080
    Purchases:
       Material               2,088     5,447   11,501    2,717      21,752       2,275    1,587
       Scrap                      -         -        -        -           -           -        -
       Labor                    995     1,118      886      837       3,835       1,084      756
       Burden                   165       186      146      138         635         180      124
       Restructuring              -         -        -        -           -           -        -
                             ------    ------   ------   ------      ------     -------   ------
    Total Purchases           3,247     6,751   12,533    3,691      26,223       3,540    2,467
                             ------    ------   ------   ------      ------     -------   ------

    Cost of Sales:
       Material                 526     4,625   11,167    4,895      21,212       1,500    4,473
       Scrap                                                              -
       Labor                    251       726      726    1,875       3,578         715    2,131
       Burden                    37       119      119      317         591         117      361
       Restructuring                                                      -
                             ------    ------   ------   ------      ------     -------   ------
    Total COS                   813     5,470   12,012    7,086      25,381       2,331    6,965
                             ------    ------   ------   ------      ------     -------   ------

VENTURE MOLD & ENG
 (PURCHASES BASED ON
  DELUXE SALES TO VME)

    Cash Collections          4,733    11,537       16        -      16,286      11,000    6,500
    PPAP (Invoice)           11,787        16        -        -      11,803      17,500        -
    Sales                     6,500         -        -    9,000      15,500           -   11,200
    Purchases:
       Material               1,058     1,134      813      717       3,721       1,613      929
       Scrap                      -         -        -        -           -           -        -
       Labor                  1,489     1,596    1,144    1,009       5,238       2,270    1,308
       Burden                   314       336      241      212       1,103         478      275
       Restructuring              -         -        -        -           -           -        -
                             ------    ------   ------   ------      ------     -------   ------
    Total Purchases           2,861     3,066    2,197    1,938      10,062       4,361    2,512
                             ------    ------   ------   ------      ------     -------   ------

    Cost of Sales:
       Material               4,875         -        -    6,750      11,625           -    8,400
       Scrap                                                              -
       Labor                                                              -
       Burden                                                             -
       Restructuring                                                      -
                             ------    ------   ------   ------      ------     -------   ------
    Total COS                 4,875         -        -    6,750      11,625           -    8,400
                             ------    ------   ------   ------      ------     -------   ------

                             SEP-06    DEC-06      2006       2007      2008
                             -------   ------     ------      ------   ------
ALMONT

    Cash Collections           8,105    3,000     21,065      10,200   10,000
    PPAP (Invoice)            11,105        -     20,105      10,200   10,000
    3rd Party Sales            3,000        -     13,105      10,200   10,000
    Intercompany               1,080    1,080      4,320       4,320    4,320
    Purchases:
       Material                1,077    1,024      5,963       6,176    6,487
       Scrap                       -        -          -           -        -
       Labor                     513      488      2,841       2,942    3,090
       Burden                     82       78        464         481      507
       Restructuring               -        -          -           -        -
                             -------   ------     ------      ------   ------
    Total Purchases            1,671    1,589      9,268       9,599   10,084
                             -------   ------     ------      ------   ------

    Cost of Sales:
       Material                1,987      526      8,486       7,071    6,974
       Scrap                                           -
       Labor                     947      251      4,043       3,369    3,322
       Burden                    157       37        671         555      547
       Restructuring                                   -
                             -------   ------     ------      ------   ------
    Total COS                  3,090      813     13,200      10,995   10,843
                             -------   ------     ------      ------   ------

VENTURE MOLD & ENG
 (PURCHASES BASED ON
  DELUXE SALES TO VME)

    Cash Collections               -    9,000     26,500      26,200   26,500
    PPAP (Invoice)             9,000        -     26,500      26,200   26,500
    Sales                          -   15,000     26,200      26,500   26,500
    Purchases:
       Material                  683      501      3,726       5,231    5,366
       Scrap                       -        -          -           -        -
       Labor                     961      705      5,244       7,361    7,553
       Burden                    202      148      1,104       1,550    1,590
       Restructuring               -        -          -           -        -
                             -------   ------     ------      ------   ------
    Total Purchases            1,847    1,354     10,074      14,142   14,509
                             -------   ------     ------      ------   ------

    Cost of Sales:
       Material                    -   11,250     19,650      19,875   19,875
       Scrap                                           -
       Labor                                           -
       Burden                                          -
       Restructuring                                   -
                             -------   ------     ------      ------   ------
    Total COS                      -   11,250     19,650      19,875   19,875
                             -------   ------     ------      ------   ------

                                 135 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                             JAN-03    FEB-03   MAR-03   APR-03    MAY-03   JUN-03    JUL-03    AUG-03
                             ------    ------   ------   -------   ------   -------   ------    ------
DELUXE (COST STRUCTURE FOR
 DELUXE 3RD PARTY SALES)

    Cash Collections
    PPAP (Invoice)
    Sales
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                             ------    ------   ------   -------   ------   -------   ------    ------
    Total Purchases               -         -        -         -        -         -        -         -
                             ------    ------   ------   -------   ------   -------   ------    ------

    Cost of Sales:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                             ------    ------   ------   -------   ------   -------   ------    ------
    Total COS                     -         -        -         -        -         -        -         -
                             ------    ------   ------   -------   ------   -------   ------    ------

TOTAL TOOLING (DOES NOT
 INCLUDE DELUXE & USES
 PREPAYMENTS FOR
 MOLD PURCHASES)

    Cash Collections              -         -        -         -        -         -        -         -
    PPAP (Invoice)                -         -        -         -        -         -        -         -
    Sales                     3,241     3,595    4,988     2,511    1,718     3,189    3,723     2,986
    Purchases:
       Material                   -         -        -         -        -         -        -         -
       Scrap                      -         -        -         -        -         -        -         -
       Labor                      -         -        -         -        -         -        -         -
       Burden                     -         -        -         -        -         -        -         -
       Restructuring              -         -        -         -        -         -        -         -
                             ------    ------   ------   -------   ------   -------   ------    ------
    Total Purchases               -         -        -         -        -         -        -         -
                             ------    ------   ------   -------   ------   -------   ------    ------

    Cost of Sales:
       Material               2,445     1,568    3,117     2,853    1,263     2,135    2,776     2,260
       Scrap                      -         -        -         -        -         -        -         -
       Labor                    534       564      571       393      337       467      267       305
       Burden                   (74)      230      158       105      123        70      (34)      (71)
       Restructuring              -         -        -         -        -         -        -         -
                             ------    ------   ------   -------   ------   -------   ------    ------
    Total COS                 2,904     2,362    3,846     3,351    1,723     2,672    3,009     2,494
                             ------    ------   ------   -------   ------   -------   ------    ------

                             SEP-03     OCT-03    NOV-03    DEC-03       2003
                             ------     ------    ------    -----       ------
DELUXE (COST STRUCTURE FOR
 DELUXE 3RD PARTY SALES)

    Cash Collections                         -         -        -            -
    PPAP (Invoice)                           -         -      106          106
    Sales                                  100       749      295        1,144
    Purchases:
       Material                             63       115       92          269
       Scrap                                 -         -        -            -
       Labor                                89       161      129          379
       Burden                               19        34       27           80
       Restructuring                         -         -        -            -
                             ------     ------    ------    -----       ------
    Total Purchases               -        170       310      248          727
                             ------     ------    ------    -----       ------

    Cost of Sales:
       Material                             27       202       80          309
       Scrap                                 -         -        -            -
       Labor                                38       285      112          435
       Burden                                8        60       24           92
       Restructuring                         -         -        -            -
                             ------     ------    ------    -----       ------
    Total COS                     -         73       547      215          835
                             ------     ------    ------    -----       ------

TOTAL TOOLING (DOES NOT
 INCLUDE DELUXE & USES
 PREPAYMENTS FOR
  MOLD PURCHASES)

    Cash Collections              -          -         -        -            -
    PPAP (Invoice)                -          -         -        -            -
    Sales                     5,681        168     1,433    1,608       34,841
    Purchases:
       Material                   -      1,299     1,013      (44)       2,267
       Scrap                      -          -         -        -            -
       Labor                      -          -         -        -            -
       Burden                     -          -         -        -            -
       Restructuring              -          -         -        -            -
                             ------     ------    ------    -----       ------
    Total Purchases               -      1,299     1,013      (44)       2,267
                             ------     ------    ------    -----       ------

    Cost of Sales:
       Material               4,450        295       774      242       24,179
       Scrap                      -          -         -        -            -
       Labor                    496        422       405      635        5,395
       Burden                  (184)        39       (88)     (16)         257
       Restructuring              -          -         -        -            -
                             ------     ------    ------    -----       ------
    Total COS                 4,763        755     1,091      861       29,831
                             ------     ------    ------    -----       ------

DELUXE - ED&D

                                 136 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                           JAN-04    FEB-04   MAR-04   APR-04    MAY-04    JUN-04   JUL-04   AUG-04
                           ------    ------   ------   -------   -------   ------   ------   -------
DELUXE (COST STRUCTURE FOR
  DELUXE 3RD PARTY SALES)

    Cash Collections            -       106      327       435       700      495      685       450
    PPAP (Invoice)            327       435      700       495       685      450      450       450
    Sales                     450       685      450       450       450      885      450       450
    Purchases:
       Material               134       141      134       133       130    1,262      648       648
       Scrap                    -         -        -         -         -        -        -         -
       Labor                  189       198      188       187       183    1,776      912       912
       Burden                  40        42       40        39        39      374      192       192
       Restructuring            -         -        -         -         -        -        -         -
                           ------    ------   ------   -------   -------   ------   ------   -------
    Total Purchases           363       380      361       360       351    3,412    1,752     1,752
                           ------    ------   ------   -------   -------   ------   ------   -------

    Cost of Sales:
       Material               122       185      122       122       122      239      122       122
       Scrap                    -         -        -         -         -        -        -         -
       Labor                  171       260      171       171       171      336      171       171
       Burden                  36        55       36        36        36       71       36        36
       Restructuring            -         -        -         -         -        -        -         -
                           ------    ------   ------   -------   -------   ------   ------   -------
    Total COS                 329       500      329       329       329      646      329       329
                           ------    ------   ------   -------   -------   ------   ------   -------

TOTAL TOOLING (DOES NOT
 INCLUDE DELUXE & USES
 PREPAYMENTS FOR
 MOLD PURCHASES)

    Cash Collections            -         -        -     4,687       832    2,052    8,226     1,266
    PPAP (Invoice)              -         -        -     1,797     7,867    1,009    2,858     3,265
    Sales                   1,813     2,734    6,089       352     2,777      250   12,688     3,128
    Purchases:
       Material             2,094       125    2,561     2,781       292    3,144   15,850     3,135
       Scrap                    -         -        -         -         -        -        -         -
       Labor                    -         -        -       139       139      255      560       192
       Burden                   -         -        -        22        22       42       94        31
       Restructuring            -         -        -         -         -        -        -         -
                           ------    ------   ------   -------   -------   ------   ------   -------
    Total Purchases         2,094       125    2,561     2,941       453    3,441   16,504     3,358
                           ------    ------   ------   -------   -------   ------   ------   -------

    Cost of Sales:
       Material               973     2,057    4,627       439     2,258      363   12,577     2,521
       Scrap                    -         -        -         -         -        -        -         -
       Labor                  568       487      544        84        84       84      319        84
       Burden                (101)      184       (2)       12        12       12       53        12
       Restructuring            -         -        -         -         -        -        -         -
                           ------    ------   ------   -------   -------   ------   ------   -------
    Total COS               1,440     2,728    5,169       535     2,354      459   12,949     2,617
                           ------    ------   ------   -------   -------   ------   ------   -------

                           SEP-04   OCT-04   NOV-04     DEC-04       2004
                           ------   ------   -------    ------      ------
DELUXE (COST STRUCTURE FOR
  DELUXE 3RD PARTY SALES)

    Cash Collections          450      450       885       450       5,433
    PPAP (Invoice)            885      450       450       450       6,227
    Sales                     450      450    12,050       450      17,670
    Purchases:
       Material               743      694       694       326       5,688
       Scrap                    -        -         -         -           -
       Labor                1,045      977       977       459       8,005
       Burden                 220      206       206        97       1,685
       Restructuring            -        -         -         -           -
                           ------   ------   -------    ------      ------
    Total Purchases         2,008    1,878     1,878       883      15,378
                           ------   ------   -------    ------      ------

    Cost of Sales:
       Material               122      122     3,254       122       4,771
       Scrap                    -        -         -         -           -
       Labor                  171      171     4,579       171       6,715
       Burden                  36       36       964        36       1,414
       Restructuring            -        -         -         -           -
                           ------   ------   -------    ------      ------
    Total COS                 329      329     8,797       329      12,899
                           ------   ------   -------    ------      ------

TOTAL TOOLING (DOES NOT
 INCLUDE DELUXE & USES
 PREPAYMENTS FOR
 MOLD PURCHASES)

    Cash Collections          413    6,037       615       413      24,541
    PPAP (Invoice)            452      250       250     4,233      21,983
    Sales                     250      250     2,777    11,250      44,358
    Purchases:
       Material               654    2,979     2,873       639      37,126
       Scrap                    -        -         -         -           -
       Labor                  192      192       663       257       2,590
       Burden                  31       31       112        42         427
       Restructuring            -        -         -         -           -
                           ------   ------   -------    ------      ------
    Total Purchases           877    3,202     3,648       938      40,143
                           ------   ------   -------    ------      ------

    Cost of Sales:
       Material               363      363     2,258     8,613      37,411
       Scrap                    -        -         -         -           -
       Labor                   84       84        84        84       2,587
       Burden                  12       12        12        12         232
       Restructuring            -        -         -         -           -
                           ------   ------   -------    ------      ------
    Total COS                 459      459     2,354     8,709      40,230
                           ------   ------   -------    ------      ------
                                                                         9%
                                                                     4,128

DELUXE - ED&D

                                 137 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                             MAR-05    JUN-05   SEP-05   DEC-05       2005      MAR-06    JUN-06
                             ------    ------   ------   ------      ------     -------   ------
DELUXE (COST STRUCTURE FOR
 DELUXE 3RD PARTY SALES)

    Cash Collections          1,350       450    1,350   18,820      21,970       2,142    1,350
    PPAP (Invoice)              900     1,350   18,820    2,142      23,212       1,350    1,350
    Sales                     8,012     1,350    1,350    1,350      12,062       1,350    1,350
    Purchases:
       Material                 824       585      443      367       2,219         365      365
       Scrap                      -         -        -        -           -           -        -
       Labor                  1,159       823      624      517       3,123         513      513
       Burden                   244       173      131      109         658         108      108
       Restructuring              -         -        -        -           -           -        -
                             ------    ------   ------   ------      ------     -------   ------
    Total Purchases           2,227     1,582    1,199      993       6,000         986      986
                             ------    ------   ------   ------      ------     -------   ------

    Cost of Sales:
       Material               2,163       365      365      365       3,257         365      365
       Scrap                      -         -        -        -           -           -        -
       Labor                  3,045       513      513      513       4,584         513      513
       Burden                   641       108      108      108         965         108      108
       Restructuring              -         -        -        -           -           -        -
                             ------    ------   ------   ------      ------     -------   ------
    Total COS                 5,849       986      986      986       8,805         986      986
                             ------    ------   ------   ------      ------     -------   ------

TOTAL TOOLING (DOES NOT
 INCLUDE DELUXE & USES
 PREPAYMENTS FOR
 MOLD PURCHASES)

    Cash Collections          4,733    11,537    5,167   11,692      33,129      18,960    8,500
    PPAP (Invoice)           11,787     3,116   11,692    3,010      29,606      26,500        -
    Sales                     6,500     5,150   11,692   16,960      40,303       2,000   19,305
    Purchases:
       Material               7,009    10,487   13,526    6,062      37,084       9,513    1,587
       Scrap                      -         -        -        -           -           -        -
       Labor                    995     1,118      886      837       3,835       1,084      756
       Burden                   165       186      146      138         635         180      124
       Restructuring              -         -        -        -           -           -        -
                             ------    ------   ------   ------      ------     -------   ------
    Total Purchases           8,169    11,792   14,558    7,036      41,555      10,777    2,467
                             ------    ------   ------   ------      ------     -------   ------

    Cost of Sales:
       Material               5,401     4,625   11,167   11,645      32,837       1,500   12,873
       Scrap                      -         -        -        -           -           -        -
       Labor                    251       726      726    1,875       3,578         715    2,131
       Burden                    37       119      119      317         591         117      361
       Restructuring              -         -        -        -           -           -        -
                             ------    ------   ------   ------      ------     -------   ------
    Total COS                 5,688     5,470   12,012   13,836      37,006       2,331   15,365
                             ------    ------   ------   ------      ------     -------   ------
                                                                          8%
                                                                      3,297

                             SEP-06   DEC-06      2006        2007     2008
                             ------   ------     ------      ------   ------
DELUXE (COST STRUCTURE FOR
 DELUXE 3RD PARTY SALES)

    Cash Collections          1,350    1,350      6,192       2,700    5,400
    PPAP (Invoice)            1,350    1,350      5,400       5,400    5,400
    Sales                     1,350    1,350      5,400       5,400    5,400
    Purchases:
       Material                 365      365      1,458       1,458    1,458
       Scrap                      -        -          -           -        -
       Labor                    513      513      2,052       2,052    2,052
       Burden                   108      108        432         432      432
       Restructuring              -        -          -           -        -
                             ------   ------     ------      ------   ------
    Total Purchases             986      986      3,942       3,942    3,942
                             ------   ------     ------      ------   ------

    Cost of Sales:
       Material                 365      365      1,458       1,458    1,458
       Scrap                      -        -          -           -        -
       Labor                    513      513      2,052       2,052    2,052
       Burden                   108      108        432         432      432
       Restructuring              -        -          -           -        -
                             ------   ------     ------      ------   ------
    Total COS                   986      986      3,942       3,942    3,942
                             ------   ------     ------      ------   ------

TOTAL TOOLING (DOES NOT
 INCLUDE DELUXE & USES
 PREPAYMENTS FOR
 MOLD PURCHASES)

    Cash Collections          8,105   12,000     47,565      36,400   36,500
    PPAP (Invoice)           20,105        -     46,605      36,400   36,500
    Sales                     3,000   15,000     39,305      36,700   36,500
    Purchases:
       Material               5,127    1,024     17,251      26,028   26,362
       Scrap                      -        -          -           -        -
       Labor                    513      488      2,841       2,942    3,090
       Burden                    82       78        464         481      507
       Restructuring              -        -          -           -        -
                             ------   ------     ------      ------   ------
    Total Purchases           5,721    1,589     20,555      29,452   29,959
                             ------   ------     ------      ------   ------

    Cost of Sales:
       Material               1,987   11,776     28,136      26,946   26,849
       Scrap                      -        -          -           -        -
       Labor                    947      251      4,043       3,369    3,322
       Burden                   157       37        671         555      547
       Restructuring              -        -          -           -        -
                             ------   ------     ------      ------   ------
    Total COS                 3,090   12,063     32,850      30,870   30,718
                             ------   ------     ------      ------   ------
                                                     16%         16%      16%
                                                  6,455       5,830    5,782

DELUXE - ED&D

                                 138 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                             JAN-03    FEB-03   MAR-03    APR-03   MAY-03    JUN-03   JUL-03    AUG-03
                             ------    ------   ------    ------   ------    ------   ------    ------
    Cash Collections
    PPAP (Invoice)
    Sales
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                             ------    ------   ------    ------   ------    ------   ------    ------
    Total Purchases               -         -        -         -        -         -        -         -
                             ------    ------   ------    ------   ------    ------   ------    ------

    Cost of Sales:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                             ------    ------   ------    ------   ------    ------   ------    ------
    Total COS                     -         -        -         -        -         -        -         -
                             ------    ------   ------    ------   ------    ------   ------    ------

ALMONT - ED&D

    Cash Collections
    PPAP (Invoice)
    Sales
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                             ------    ------   ------    ------   ------    ------   ------    ------
    Total Purchases               -         -        -         -        -         -        -         -
                             ------    ------   ------    ------   ------    ------   ------    ------

    Cost of Sales:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                             ------    ------   ------    ------   ------    ------   ------    ------
    Total COS                     -         -        -         -        -         -        -         -
                             ------    ------   ------    ------   ------    ------   ------    ------

ED&D CALCULATION:

    Hummer

                             SEP-03     OCT-03    NOV-03   DEC-03         2003
                             ------     ------    ------   ------        -----
    Cash Collections                       929       815      813        2,557
    PPAP (Invoice)                                                           -
    Sales                                  929       815      813        2,557
    Purchases:
       Material                                                              -
       Scrap                                                                 -
       Labor                                                                 -
       Burden                                                                -
       Restructuring                                                         -
                             ------     ------    ------   ------        -----
    Total Purchases               -          -         -        -            -
                             ------     ------    ------   ------        -----

    Cost of Sales:
       Material                             27        27       27           80
       Scrap                                 -         -        -            -
       Labor                               781       781      781        2,342
       Burden                               78        78       78          235
       Restructuring                         -         -        -            -
                             ------     ------    ------   ------        -----
    Total COS                     -        886       886      886        2,657
                             ------     ------    ------   ------        -----

ALMONT - ED&D

    Cash Collections                                                         -
    PPAP (Invoice)                                                           -
    Sales                                                                    -
    Purchases:
       Material                                                              -
       Scrap                                                                 -
       Labor                                                                 -
       Burden                                                                -
       Restructuring                                                         -
                             ------     ------    ------   ------        -----
    Total Purchases               -          -         -        -            -
                             ------     ------    ------   ------        -----

    Cost of Sales:
       Material                                                              -
       Scrap                                                                 -
       Labor                                                                 -
       Burden                                                                -
       Restructuring                                                         -
                             ------     ------    ------   ------        -----
    Total COS                     -          -         -        -            -
                             ------     ------    ------   ------        -----

ED&D CALCULATION:

    Hummer

                                 139 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                              JAN-04    FEB-04   MAR-04    APR-04    MAY-04   JUN-04   JUL-04    AUG-04
                              ------    ------   ------    ------    ------   ------   ------    ------
    Cash Collections             486       322      490       339       404      465      212       628
    PPAP (Invoice)
    Sales                        486       322      490       339       404      465      212       628
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                              ------    ------   ------    ------    ------   ------   ------    ------
    Total Purchases                -         -        -         -         -        -        -         -
                              ------    ------   ------    ------    ------   ------   ------    ------

    Cost of Sales:
       Material                   52        52       52        52        52       52       52        52
       Scrap                       -         -        -         -         -        -        -         -
       Labor                     770       770      770       770       770      770      770       770
       Burden                     79        79       79        79        79       79       79        79
       Restructuring               -         -        -         -         -        -        -         -
                              ------    ------   ------    ------    ------   ------   ------    ------
    Total COS                    901       901      901       901       901      901      901       901
                              ------    ------   ------    ------    ------   ------   ------    ------

ALMONT - ED&D

    Cash Collections                       279      316       275       271      303      127       271
    PPAP (Invoice)
    Sales                                  279      316       275       271      303      127       271
    Purchases:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                              ------    ------   ------    ------    ------   ------   ------    ------
    Total Purchases                -         -        -         -         -        -        -         -
                              ------    ------   ------    ------    ------   ------   ------    ------

    Cost of Sales:
       Material
       Scrap
       Labor
       Burden
       Restructuring
                              ------    ------   ------    ------    ------   ------   ------    ------
    Total COS                      -         -        -         -         -        -        -         -
                              ------    ------   ------    ------    ------   ------   ------    ------

ED&D CALCULATION:

    Hummer                     1,512     2,753    3,848     2,782     3,230    3,531    1,309     2,909
                               52.25     52.25    52.25     52.25     52.25    52.25    52.25     52.25
                              ------    ------   ------    ------    ------   ------   ------    ------
                                  79       144      201       145       169      184       68       152
                              ------    ------   ------    ------    ------   ------   ------    ------

                              SEP-04    OCT-04   NOV-04    DEC-04       2004
                              ------    ------   ------    ------      ------
    Cash Collections           1,043       982      822       916       7,109
    PPAP (Invoice)                                                          -
    Sales                      1,043       982      822       916       7,109
    Purchases:
       Material                                                             -
       Scrap                                                                -
       Labor                                                                -
       Burden                                                               -
       Restructuring                                                        -
                              ------    ------   ------    ------      ------
    Total Purchases                -         -        -         -           -
                              ------    ------   ------    ------      ------

    Cost of Sales:
       Material                   52        52       52        52         620
       Scrap                       -         -        -         -           -
       Labor                     770       770      770       770       9,240
       Burden                     79        79       79        79         950
       Restructuring               -         -        -         -           -
                              ------    ------   ------    ------      ------
    Total COS                    901       901      901       901      10,810
                              ------    ------   ------    ------      ------

ALMONT - ED&D

    Cash Collections             258       254      217       194       2,766
    PPAP (Invoice)                                                          -
    Sales                        258       254      217       194       2,766
    Purchases:
       Material                                                             -
       Scrap                                                                -
       Labor                                                                -
       Burden                                                               -
       Restructuring                                                        -
                              ------    ------   ------    ------      ------
    Total Purchases                -         -        -         -           -
                              ------    ------   ------    ------      ------

    Cost of Sales:
       Material                                                             -
       Scrap                                                                -
       Labor                                                                -
       Burden                                                               -
       Restructuring                                                        -
                              ------    ------   ------    ------      ------
    Total COS                      -         -        -         -           -
                              ------    ------   ------    ------      ------

ED&D CALCULATION:

    Hummer                     3,476     2,895    2,327     2,473      33,045
                               52.25     52.25    52.25     52.25       52.25
                              ------    ------   ------    ------      ------
                                 182       151      122       129       1,727
                              ------    ------   ------    ------      ------


                                 140 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                          MAR-05   JUN-05   SEP-05    DEC-05      2005       MAR-06    JUN-06
                          ------   ------   ------    ------     ------      ------    ------
    Cash Collections       2,752    2,795    2,268     2,259     10,075       2,619     2,476
    PPAP (Invoice)                                                    -
    Sales                  2,752    2,795    2,268     2,259     10,075       2,619     2,476
    Purchases:
       Material                                                       -
       Scrap                                                          -
       Labor                                                          -
       Burden                                                         -
       Restructuring                                                  -
                          ------   ------   ------    ------     ------      ------    ------
    Total Purchases            -        -        -         -          -           -         -
                          ------   ------   ------    ------     ------      ------    ------

    Cost of Sales:
       Material               54       54       54        54        217          43        43
       Scrap                   -        -        -         -          -           -         -
       Labor                 675      675      675       675      2,700         484       484
       Burden                 83       83       83        83        333          65        65
       Restructuring           -        -        -         -          -           -         -
                          ------   ------   ------    ------     ------      ------    ------
    Total COS                812      812      812       812      3,250         592       592
                          ------   ------   ------    ------     ------      ------    ------

ALMONT - ED&D

    Cash Collections         776      785      433       433      2,427         325       325
    PPAP (Invoice)                                                    -
    Sales                    776      785      433       433      2,427         325       325
    Purchases:
       Material                                                       -
       Scrap                                                          -
       Labor                                                          -
       Burden                                                         -
       Restructuring                                                  -
                          ------   ------   ------    ------     ------      ------    ------
    Total Purchases            -        -        -         -          -           -         -
                          ------   ------   ------    ------     ------      ------    ------

    Cost of Sales:
       Material                                                       -
       Scrap                                                          -
       Labor                                                          -
       Burden                                                         -
       Restructuring                                                  -
                          ------   ------   ------    ------     ------      ------    ------
    Total COS                  -        -        -         -          -           -         -
                          ------   ------   ------    ------     ------      ------    ------

ED&D CALCULATION:

    Hummer                 8,208    8,360    7,144     7,448     31,160       8,056     7,904
                           52.25    52.25    52.25     52.25      52.25       52.25     52.25
                          ------   ------   ------    ------     ------      ------    ------
                             429      437      373       389      1,628         421       413
                          ------   ------   ------    ------     ------      ------    ------

                          SEP-06   DEC-06      2006        2007      2008
                          ------   ------     ------      ------    ------
    Cash Collections       1,906    1,885      8,886       9,036     7,793
    PPAP (Invoice)                                 -
    Sales                  1,906    1,885      8,886       9,036     7,793
    Purchases:
       Material                                    -
       Scrap                                       -
       Labor                                       -
       Burden                                      -
       Restructuring                               -
                          ------   ------     ------      ------    ------
    Total Purchases            -        -          -           -         -
                          ------   ------     ------      ------    ------

    Cost of Sales:
       Material               43       43        171         144       151
       Scrap                   -        -          -           -         -
       Labor                 484      484      1,936       2,276     2,231
       Burden                 65       65        262         220       231
       Restructuring           -        -          -           -         -
                          ------   ------     ------      ------    ------
    Total COS                592      592      2,369       2,640     2,613
                          ------   ------     ------      ------    ------

ALMONT - ED&D

    Cash Collections         325      325      1,301          23        23
    PPAP (Invoice)                                 -
    Sales                    325      325      1,301          23        23
    Purchases:
       Material                                    -
       Scrap                                       -
       Labor                                       -
       Burden                                      -
       Restructuring                               -
                          ------   ------     ------      ------    ------
    Total Purchases            -        -          -           -         -
                          ------   ------     ------      ------    ------

    Cost of Sales:
       Material                                    -
       Scrap                                       -
       Labor                                       -
       Burden                                      -
       Restructuring                               -
                          ------   ------     ------      ------    ------
    Total COS                  -        -          -           -         -
                          ------   ------     ------      ------    ------

ED&D CALCULATION:

    Hummer                 6,840    6,840     29,640      28,597    26,566
                           52.25    52.25      52.25       52.25     52.25
                          ------   ------     ------      ------    ------
                             357      357      1,549       1,494     1,388
                          ------   ------     ------      ------    ------

                                 141 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                           JAN-03    FEB-03    MAR-03   APR-03    MAY-03   JUN-03    JUL-03   AUG-03
                           ------    ------    ------   ------    ------   ------    ------   ------
    GMT 610

    560 Program

    Total SI

    Other ED&D

    Total ED&D

                           SEP-03     OCT-03    NOV-03    DEC-03       2003
                           ------     ------    ------    ------       ----
    GMT 610

    560 Program

    Total SI

    Other ED&D

    Total ED&D

                                 142 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

              JAN-04   FEB-04   MAR-04   APR-04   MAY-04   JUN-04   JUL-04   AUG-04   SEP-04   OCT-04   NOV-04   DEC-04    2004
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------
GMT 610       13,243   13,973   17,388   12,800   14,080   16,128    6,400   14,080   16,896   14,080   10,880   11,648   161,596
                8.73     8.73     8.73     8.73     8.73     8.73     8.73     8.73     8.73     8.73     8.73     8.73      8.73
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------
                 116      122      152      112      123      141       56      123      148      123       95      102     1,411
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------

560 Program    1,667    1,667    1,667    1,667    1,667    1,667    1,667    1,667    1,667    1,667    1,667    1,667    20,000
               11.65    11.65    11.65    11.65    11.65    11.65    11.65    11.65    11.65    11.65    11.65    11.65     11.65
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------
                  19       19       19       19       19       19       19       19       19       19       19       19       233
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------

Total SI         214      285      372      277      311      345      144      294      349      294      236      250     3,370
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------

Other ED&D       272      316      434      338      364      423      196      605      952      943      803      859     6,504
              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------

Total ED&D       486      601      806      614      675      767      340      899    1,301    1,236    1,039    1,110     9,875
              ======   ======   ======   ======   ======   ======    =====   ======   ======   ======   ======   ======   =======

                                   143 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                 MAR-05   JUN-05   SEP-05   DEC-05    2005     MAR-06   JUN-06   SEP-06   DEC-06    2006      2007      2008
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------
GMT 610          41,536   42,944   37,312   38,720   160,512   43,648   42,240   37,312   38,016   161,216   178,063   178,181
                   8.73     8.73     8.73     8.73      8.73     8.73     8.73     8.73     8.73      8.73      8.73      8.73
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------
                    363      375      326      338     1,401      381      369      326      332     1,407     1,554     1,556
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------

560 Program       5,000    5,000    5,000    5,000    20,000                                             -
                  11.65    11.65    11.65    11.65     11.65    11.65    11.65    11.65    11.65     11.65     11.65     11.65
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------
                     58       58       58       58       233        -        -        -        -         -         -         -
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------

Total SI            850      870      757      785     3,262      802      782      683      689     2,956     3,049     2,944
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------

Other ED&D        2,679    2,710    1,944    1,907     9,239    2,142    2,020    1,548    1,521     7,231     6,011     4,872
                 ------   ------   ------   ------   -------   ------   ------   ------   ------   -------   -------   -------

Total ED&D        3,528    3,580    2,701    2,692    12,501    2,944    2,802    2,232    2,210    10,187     9,059     7,816
                 ======   ======   ======   ======   =======   ======   ======   ======   ======   =======   =======   =======

                                   144 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                                JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03
                                ------  ------  ------  ------  ------  ------  ------  ------
DELUXE RELATED PARTY CALC

   Prepayments from VME
   ED&D                                              -       -       -       -       -       -
   3rd Party Collections                             -       -       -       -       -       -
                                ------  ------  ------  ------  ------  ------  ------  ------
        Inflows                                      -       -       -       -       -       -
                                ------  ------  ------  ------  ------  ------  ------  ------

   Purchases                                         -       -       -       -       -       -
   Cost of ED&D                                      -       -       -       -       -       -
   Deluxe SG&A
                                ------  ------  ------  ------  ------  ------  ------  ------

   Net Deluxe Cash Flow                              -       -       -       -       -       -
                                ======  ======  ======  ======  ======  ======  ======  ======

                                SEP-03  OCT-03   NOV-03   DEC-03    2003
                                ------  ------   ------   ------   ------
DELUXE RELATED PARTY CALC

   Prepayments from VME                  1,299    1,013      (44)   2,267
   ED&D                              -     929      815      813    2,557
   3rd Party Collections             -       -        -        -        -
                                ------  ------   ------   ------   ------
        Inflows                      -   2,228    1,827      769    4,825
                                ------  ------   ------   ------   ------

   Purchases                         -    (170)    (310)    (248)    (727)
   Cost of ED&D                      -    (886)    (886)    (886)  (2,657)
   Deluxe SG&A                          (1,012)  (1,012)  (1,012)  (3,035)
                                ------  ------   ------   ------   ------

   Net Deluxe Cash Flow              -     161     (380)  (1,376)  (1,596)
                                ======  ======   ======   ======   ======

                                   145 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                                JAN-04   FEB-04   MAR-04   APR-04   MAY-04   JUN-04   JUL-04
                                ------   ------   ------   ------   ------   ------   ------
DELUXE RELATED PARTY CALC

   Prepayments from VME          2,094      125    2,561    2,413       (0)   2,609    4,210
   ED&D                            486      322      490      339      404      465      212
   3rd Party Collections             -      106      327      435      700      495      685
                                ------   ------   ------   ------   ------   ------   ------
        Inflows                  2,580      553    3,378    3,187    1,104    3,568    5,108
                                ------   ------   ------   ------   ------   ------   ------

   Purchases                      (363)    (380)    (361)  (1,387)  (1,274)  (4,978)  (4,222)
   Cost of ED&D                   (901)    (901)    (901)    (901)    (901)    (901)    (901)
   Deluxe SG&A                    (969)    (969)    (969)    (792)    (792)    (792)    (792)
                                ------   ------   ------   ------   ------   ------   ------

   Net Deluxe Cash Flow            347   (1,696)   1,147      108   (1,863)  (3,102)    (807)
                                ======   ======   ======   ======   ======   ======   ======

                                AUG-04   SEP-04   OCT-04   NOV-04   DEC-04    2004
                                ------   ------   ------   ------   ------   -------
DELUXE RELATED PARTY CALC

   Prepayments from VME          2,731      250    2,575    1,483      100    21,149
   ED&D                            628    1,043      982      822      916     7,109
   3rd Party Collections           450      450      450      885      450     5,433
                                ------   ------   ------   ------   ------   -------
        Inflows                  3,809    1,743    4,007    3,189   1,4663     3,692
                                ------   ------   ------   ------   ------   -------

   Purchases                    (3,497)  (3,541)  (3,410)  (3,410)  (2,244)  (29,067)
   Cost of ED&D                   (901)    (901)    (901)    (901)    (901)  (10,810)
   Deluxe SG&A                    (792)    (792)    (792)    (792)    (792)  (10,031)
                                ------   ------   ------   ------   ------   -------

   Net Deluxe Cash Flow         (1,380)  (3,491)  (1,095)  (1,913)  (2,471)  (16,216)
                                ======   ======   ======   ======   ======   =======

                                   146 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
TOOLING ASSUMPTIONS

                                MAR-05   JUN-05   SEP-05   DEC-05    2005
                                ------   ------   ------   ------   -------
DELUXE RELATED PARTY CALC

   Prepayments from VME          4,922    5,040    2,025    3,345    15,332
   ED&D                          2,752    2,795    2,268    2,259    10,075
   3rd Party Collections         1,350      450    1,350   18,820    21,970
                                ------   ------   ------   ------   -------
        Inflows                  9,024    8,285    5,643   24,425    47,377
                                ------   ------   ------   ------   -------

   Purchases                    (5,088)  (4,647)  (3,396)  (2,931)  (16,062)
   Cost of ED&D                   (812)    (812)    (812)    (812)   (3,250)
   Deluxe SG&A                  (2,494)  (2,494)  (2,494)  (2,494)   (9,975)
                                ------   ------   ------   ------   -------

   Net Deluxe Cash Flow            630      332   (1,058)  18,187    18,090
                                ======   ======   ======   ======   =======

                                MAR-06   JUN-06   SEP-06   DEC-06    2006      2007      2008
                                ------   ------   ------   ------   -------   -------   -------
DELUXE RELATED PARTY CALC

   Prepayments from VME          7,238        -    4,050        -    11,288    19,853    19,875
   ED&D                          2,619    2,476    1,906    1,885     8,886     9,036     7,793
   3rd Party Collections         2,142    1,350    1,350    1,350     6,192     2,700     5,400
                                ------   ------   ------   ------   -------   -------   -------
        Inflows                 11,999    3,826    7,306    3,235    26,366    31,589    33,068
                                ------   ------   ------   ------   -------   -------   -------

   Purchases                    (5,347)  (3,497)  (2,832)  (2,340)  (14,016)  (18,084)  (18,451)
   Cost of ED&D                   (592)    (592)    (592)    (592)   (2,369)   (2,640)   (2,613)
   Deluxe SG&A                  (2,618)  (2,618)  (2,618)  (2,618)  (10,474)  (10,997)  (11,547)
                                ------   ------   ------   ------   -------   -------   -------

   Net Deluxe Cash Flow          3,441   (2,882)   1,263   (2,316)     (493)     (133)      458
                                ======   ======   ======   ======   =======   =======   =======

                                   147 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-03    FEB-03    MAR-03    APR-03    MAY-03    JUN-03    JUL-03
                                   ------    ------    ------    ------    ------    ------    ------
PRE-PETITION DEBT

      PRE-PETITION REVOLVER
           BEGINNING BALANCE       171,427   171,423   171,415   169,906   169,906   169,989   169,986
                Borrowings                                                      83
                Amortization            (4)       (8)   (1,509)                           (3)       (3)
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          171,423   171,415   169,906   169,906   169,989   169,986   169,983
                                   =======   =======   =======   =======   =======   =======   =======

TERM DEBT
      TERM LOAN A
           BEGINNING BALANCE        24,514    24,514    24,514    24,514    24,514    24,514    24,514
                Borrowings
                Amortization
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE           24,514    24,514    24,514    24,514    24,514    24,514    24,514
                                   =======   =======   =======   =======   =======   =======   =======

      TERM LOAN B
           BEGINNING BALANCE       180,813   180,813   180,813   180,813   180,813   180,813   180,813
                Borrowings
                Amortization
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          180,813   180,813   180,813   180,813   180,813   180,813   180,813
                                   =======   =======   =======   =======   =======   =======   =======

      TERM LOAN C
           BEGINNING BALANCE        49,109    49,109    49,109    49,109    49,223    49,271    49,320
                Borrowings                                           114        48        49        41
                Amortization
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE           49,109    49,109    49,109    49,223    49,271    49,320    49,361
                                   =======   =======   =======   =======   =======   =======   =======

      TOTAL TERM DEBT
           BEGINNING BALANCE       254,436   254,436   254,436   254,436   254,550   254,598   254,647
                Borrowings               -         -         -       114        48        49        41
                Amortization             -         -         -         -         -         -         -
                Adjustments              -         -         -         -         -         -         -
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          254,436   254,436   254,436   254,550   254,598   254,647   254,688
                                   =======   =======   =======   =======   =======   =======   =======

                                   AUG-03    SEP-03    OCT-03    NOV-03    DEC-03    12/31/2003
                                   ------    ------    ------    ------    ------    ----------
PRE-PETITION DEBT

      PRE-PETITION REVOLVER
           BEGINNING BALANCE       169,983   169,980   169,980   169,980   169,980    171,427
                Borrowings                                                                 83
                Amortization            (3)                                            (1,530)
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE          169,980   169,980   169,980   169,980   169,980    169,980
                                   =======   =======   =======   =======   =======   ========

TERM DEBT
      TERM LOAN A
           BEGINNING BALANCE        24,514    24,514    24,514    24,514    24,514     24,514
                Borrowings                                                                  -
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE           24,514    24,514    24,514    24,514    24,514     24,514
                                   =======   =======   =======   =======   =======   ========

      TERM LOAN B
           BEGINNING BALANCE       180,813   180,813   180,813   180,813   180,813    180,813
                Borrowings                                                                  -
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE          180,813   180,813   180,813   180,813   180,813    180,813
                                   =======   =======   =======   =======   =======   ========

      TERM LOAN C
           BEGINNING BALANCE        49,361    49,411    49,475    49,525    49,582     49,109
                Borrowings              50        64        50        57        51        524
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE           49,411    49,475    49,525    49,582    49,633     49,633
                                   =======   =======   =======   =======   =======   ========

      TOTAL TERM DEBT
           BEGINNING BALANCE       254,688   254,738   254,802   254,852   254,909    254,436
                Borrowings              50        64        50        57        51        524
                Amortization             -         -         -         -         -          -
                Adjustments              -         -         -         -         -          -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE          254,738   254,802   254,852   254,909   254,960    254,960
                                   =======   =======   =======   =======   =======   ========

                                   148 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-04    FEB-04    MAR-04    APR-04    MAY-04    JUN-04    JUL-04
                                   ------    ------    ------    ------    ------    ------    ------
PRE-PETITION DEBT

      PRE-PETITION REVOLVER
           BEGINNING BALANCE       169,980   169,980   169,980   169,980   169,980   169,980        -
                Borrowings
                Amortization                                                        (169,980)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          169,980   169,980   169,980   169,980   169,980         -        -
                                   =======   =======   =======   =======   =======  ========   ======
TERM DEBT
      TERM LOAN A
           BEGINNING BALANCE        24,514    24,514    24,514    24,514    24,514    24,514        -
                Borrowings
                Amortization                                                         (24,514)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE           24,514    24,514    24,514    24,514    24,514         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      TERM LOAN B
           BEGINNING BALANCE       180,813   180,813   180,813   180,813   180,813   180,813        -
                Borrowings
                Amortization                                                        (180,813)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          180,813   180,813   180,813   180,813   180,813         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      TERM LOAN C
           BEGINNING BALANCE        49,633    49,670    49,670    49,750    49,750    49,750        -
                Borrowings              37                  80
                Amortization                                                         (49,750)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE           49,670    49,670    49,750    49,750    49,750         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      TOTAL TERM DEBT
           BEGINNING BALANCE       254,960   254,997   254,997   255,077   255,077   255,077        -
                Borrowings              37         -        80         -         -         -        -
                Amortization             -         -         -         -         -   (255,077)      -
                Adjustments              -         -         -         -         -         -        -
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          254,997   254,997   255,077   255,077   255,077         -        -
                                   =======   =======   =======   =======   =======  ========   ======

                                   AUG-04   SEP-04   OCT-04   NOV-04   DEC-04  12/31/2004
                                   ------   ------   ------   ------   ------  ----------
PRE-PETITION DEBT

      PRE-PETITION REVOLVER
           BEGINNING BALANCE            -        -        -        -        -    169,980
                Borrowings                                                             -
                Amortization                                                    (169,980)
                Adjustments                                                            -
                                   ------   ------   ------   ------   ------  ---------

           ENDING BALANCE               -        -        -        -        -          -
                                   ======   ======   ======   ======   ======  =========
TERM DEBT
      TERM LOAN A
           BEGINNING BALANCE            -        -        -        -        -     24,514
                Borrowings
                Amortization                                                     (24,514)
                Adjustments                                                            -
                                   ------   ------   ------   ------   ------  ---------

           ENDING BALANCE               -        -        -        -        -          -
                                   ======   ======   ======   ======   ======  =========

      TERM LOAN B
           BEGINNING BALANCE            -        -        -        -        -    180,813
                Borrowings                                                             -
                Amortization                                                    (180,813)
                Adjustments                                                            -
                                   ------   ------   ------   ------   ------  ---------

           ENDING BALANCE               -        -        -        -        -          -
                                   ======   ======   ======   ======   ======  =========

      TERM LOAN C
           BEGINNING BALANCE            -        -        -        -        -     49,633
                Borrowings                                                           117
                Amortization                                                     (49,750)
                Adjustments                                                            -
                                   ------   ------   ------   ------   ------  ---------

           ENDING BALANCE               -        -        -        -        -          -
                                   ======   ======   ======   ======   ======  =========

      TOTAL TERM DEBT
           BEGINNING BALANCE            -        -        -        -        -    254,960
                Borrowings              -        -        -        -        -        117
                Amortization            -        -        -        -        -   (255,077)
                Adjustments             -        -        -        -        -          -
                                   ------   ------   ------   ------   ------  ---------

           ENDING BALANCE               -        -        -        -        -          -
                                   ======   ======   ======   ======   ======  =========

                                   149 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   MAR-05  JUN-05  SEP-05  DEC-05  12/31/2005  MAR-06
                                   ------  ------  ------  ------  ----------  ------
PRE-PETITION DEBT

      PRE-PETITION REVOLVER
           BEGINNING BALANCE            -       -       -       -           -       -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ------

           ENDING BALANCE               -       -       -       -           -       -
                                   ======  ======  ======  ======  ==========  ======

TERM DEBT
      TERM LOAN A
           BEGINNING BALANCE            -       -       -       -           -       -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ------

           ENDING BALANCE               -       -       -       -           -       -
                                   ======  ======  ======  ======  ==========  ======

      TERM LOAN B
           BEGINNING BALANCE            -       -       -       -           -       -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ------

           ENDING BALANCE               -       -       -       -           -       -
                                   ======  ======  ======  ======  ==========  ======

      TERM LOAN C
           BEGINNING BALANCE            -       -       -       -           -       -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ------

           ENDING BALANCE               -       -       -       -           -       -
                                   ======  ======  ======  ======  ==========  ======

      TOTAL TERM DEBT
           BEGINNING BALANCE            -       -       -       -           -       -
                Borrowings              -       -       -       -           -       -
                Amortization            -       -       -       -           -       -
                Adjustments             -       -       -       -           -       -
                                   ------  ------  ------  ------  ----------  ------

           ENDING BALANCE               -       -       -       -           -       -
                                   ======  ======  ======  ======  ==========  ======

                                   JUN-06  SEP-06  DEC-06  12/31/2006  12/31/2007  12/31/2008
                                   ------  ------  ------  ----------  ----------  ----------
PRE-PETITION DEBT

      PRE-PETITION REVOLVER
           BEGINNING BALANCE            -       -       -           -           -           -
                Borrowings                                          -
                Amortization                                        -
                Adjustments                                         -
                                   ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -           -           -           -
                                   ======  ======  ======  ==========  ==========  ==========

TERM DEBT
      TERM LOAN A
           BEGINNING BALANCE            -       -       -           -           -           -
                Borrowings                                          -
                Amortization                                        -
                Adjustments                                         -
                                   ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -           -           -           -
                                   ======  ======  ======  ==========  ==========  ==========

      TERM LOAN B
           BEGINNING BALANCE            -       -       -           -           -           -
                Borrowings                                          -
                Amortization                                        -
                Adjustments                                         -
                                   ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -           -           -           -
                                   ======  ======  ======  ==========  ==========  ==========

      TERM LOAN C
           BEGINNING BALANCE            -       -       -           -           -           -
                Borrowings                                          -
                Amortization                                        -
                Adjustments                                         -
                                   ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -           -           -           -
                                   ======  ======  ======  ==========  ==========  ==========

      TOTAL TERM DEBT
           BEGINNING BALANCE            -       -       -           -           -           -
                Borrowings              -       -       -           -           -           -
                Amortization            -       -       -           -           -           -
                Adjustments             -       -       -           -           -           -
                                   ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -           -           -           -
                                   ======  ======  ======  ==========  ==========  ==========

                                   150 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-03    FEB-03    MAR-03    APR-03    MAY-03    JUN-03    JUL-03
                                   -------   -------   -------   -------   -------   -------   -------
BOND DEBT
      9.5% COUPON RATE
           BEGINNING BALANCE       205,000   205,000   205,000   205,000   205,000   205,000   205,000
                Borrowings
                Amortization
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          205,000   205,000   205,000   205,000   205,000   205,000   205,000
                                   =======   =======   =======   =======   =======   =======   =======

      11% COUPON RATE
           BEGINNING BALANCE       125,000   125,000   125,000   125,000   125,000   125,000   125,000
                Borrowings
                Amortization
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          125,000   125,000   125,000   125,000   125,000   125,000   125,000
                                   =======   =======   =======   =======   =======   =======   =======

      12% COUPON RATE
           BEGINNING BALANCE       125,000   125,000   125,000   125,000   125,000   125,000   125,000
                Borrowings
                Amortization
                Adjustments
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          125,000   125,000   125,000   125,000   125,000   125,000   125,000
                                   =======   =======   =======   =======   =======   =======   =======

      TOTAL BOND DEBT
           BEGINNING BALANCE       455,000   455,000   455,000   455,000   455,000   455,000   455,000
                Borrowings               -         -         -         -         -         -         -
                Amortization             -         -         -         -         -         -         -
                Adjustments              -         -         -         -         -         -         -
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          455,000   455,000   455,000   455,000   455,000   455,000   455,000
                                   =======   =======   =======   =======   =======   =======   =======

      TOTAL PRE-PETITION DEBT
           BEGINNING BALANCE       880,863   880,859   880,851   879,342   879,456   879,587   879,633
                Borrowings               -         -         -       114       131        49        41
                Amortization            (4)       (8)   (1,509)        -         -        (3)       (3)
                Adjustments              -         -         -         -         -         -         -
                                   -------   -------   -------   -------   -------   -------   -------

           ENDING BALANCE          880,859   880,851   879,342   879,456   879,587   879,633   879,671
                                   =======   =======   =======   =======   =======   =======   =======

                                   AUG-03    SEP-03    OCT-03    NOV-03    DEC-03    12/31/2003
                                   -------   -------   -------   -------   -------   ----------
BOND DEBT
      9.5% COUPON RATE
           BEGINNING BALANCE       205,000   205,000   205,000   205,000   205,000    205,000
                Borrowings                                                                  -
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------    -------

           ENDING BALANCE          205,000   205,000   205,000   205,000   205,000    205,000
                                   =======   =======   =======   =======   =======    =======

      11% COUPON RATE
           BEGINNING BALANCE       125,000   125,000   125,000   125,000   125,000    125,000
                Borrowings                                                                  -
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------    -------

           ENDING BALANCE          125,000   125,000   125,000   125,000   125,000    125,000
                                   =======   =======   =======   =======   =======    =======

      12% COUPON RATE
           BEGINNING BALANCE       125,000   125,000   125,000   125,000   125,000    125,000
                Borrowings                                                                  -
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------    -------

           ENDING BALANCE          125,000   125,000   125,000   125,000   125,000    125,000
                                   =======   =======   =======   =======   =======    =======

      TOTAL BOND DEBT
           BEGINNING BALANCE       455,000   455,000   455,000   455,000   455,000    455,000
                Borrowings               -         -         -         -         -          -
                Amortization             -         -         -         -         -          -
                Adjustments              -         -         -         -         -          -
                                   -------   -------   -------   -------   -------    -------

           ENDING BALANCE          455,000   455,000   455,000   455,000   455,000    455,000
                                   =======   =======   =======   =======   =======    =======

      TOTAL PRE-PETITION DEBT
           BEGINNING BALANCE       879,671   879,718   879,782   879,832   879,889    880,863
                Borrowings              50        64        50        57        51        607
                Amortization            (3)        -         -         -         -     (1,530)
                Adjustments              -         -         -         -         -          -
                                   -------   -------   -------   -------   -------    -------

           ENDING BALANCE          879,718   879,782   879,832   879,889   879,940    879,940
                                   =======   =======   =======   =======   =======    =======

                                   151 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-04    FEB-04    MAR-04    APR-04    MAY-04    JUN-04    JUL-04
                                   -------   -------   -------   -------   -------  --------   ------
BOND DEBT
      9.5% COUPON RATE
           BEGINNING BALANCE       205,000   205,000   205,000   205,000   205,000   205,000        -
                Borrowings
                Amortization                                                        (205,000)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          205,000   205,000   205,000   205,000   205,000         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      11% COUPON RATE
           BEGINNING BALANCE       125,000   125,000   125,000   125,000   125,000   125,000        -
                Borrowings
                Amortization                                                        (125,000)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          125,000   125,000   125,000   125,000   125,000         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      12% COUPON RATE
           BEGINNING BALANCE       125,000   125,000   125,000   125,000   125,000   125,000        -
                Borrowings
                Amortization                                                        (125,000)
                Adjustments
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          125,000   125,000   125,000   125,000   125,000         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      TOTAL BOND DEBT
           BEGINNING BALANCE       455,000   455,000   455,000   455,000   455,000   455,000        -
                Borrowings               -         -         -         -         -         -        -
                Amortization             -         -         -         -         -  (455,000)       -
                Adjustments              -         -         -         -         -         -        -
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          455,000   455,000   455,000   455,000   455,000         -        -
                                   =======   =======   =======   =======   =======  ========   ======

      TOTAL PRE-PETITION DEBT
           BEGINNING BALANCE       879,940   879,977   879,977   880,057   880,057   880,057        -
                Borrowings              37         -        80         -         -         -        -
                Amortization             -         -         -         -         -  (880,057)       -
                Adjustments              -         -         -         -         -         -        -
                                   -------   -------   -------   -------   -------  --------   ------

           ENDING BALANCE          879,977   879,977   880,057   880,057   880,057         -        -
                                   =======   =======   =======   =======   =======  ========   ======

                                   AUG-04   SEP-04   OCT-04   NOV-04   DEC-04   12/31/2004
                                   ------   ------   ------   ------   ------   ----------
BOND DEBT
      9.5% COUPON RATE
           BEGINNING BALANCE            -        -        -        -        -     205,000
                Borrowings                                                              -
                Amortization                                                     (205,000)
                Adjustments                                                             -
                                   ------   ------   ------   ------   ------   ---------

           ENDING BALANCE               -        -        -        -        -           -
                                   ======   ======   ======   ======   ======   =========

      11% COUPON RATE
           BEGINNING BALANCE            -        -        -        -        -     125,000
                Borrowings                                                              -
                Amortization                                                     (125,000)
                Adjustments                                                             -
                                   ------   ------   ------   ------   ------   ---------

           ENDING BALANCE               -        -        -        -        -           -
                                   ======   ======   ======   ======   ======   =========

      12% COUPON RATE
           BEGINNING BALANCE            -        -        -        -        -     125,000
                Borrowings                                                              -
                Amortization                                                     (125,000)
                Adjustments                                                             -
                                   ------   ------   ------   ------   ------   ---------

           ENDING BALANCE               -        -        -        -        -           -
                                   ======   ======   ======   ======   ======   =========

      TOTAL BOND DEBT
           BEGINNING BALANCE            -        -        -        -        -     455,000
                Borrowings              -        -        -        -        -           -
                Amortization            -        -        -        -        -    (455,000)
                Adjustments             -        -        -        -        -           -
                                   ------   ------   ------   ------   ------   ---------

           ENDING BALANCE               -        -        -        -        -           -
                                   ======   ======   ======   ======   ======   =========

      TOTAL PRE-PETITION DEBT
           BEGINNING BALANCE            -        -        -        -        -     879,940
                Borrowings              -        -        -        -        -         117
                Amortization            -        -        -        -        -    (880,057)
                Adjustments             -        -        -        -        -           -
                                   ------   ------   ------   ------   ------   ---------

           ENDING BALANCE               -        -        -        -        -           -
                                   ======   ======   ======   ======   ======   =========

                                   152 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   MAR-05  JUN-05  SEP-05  DEC-05  12/31/2005
                                   ------  ------  ------  ------  ----------
BOND DEBT
      9.5% COUPON RATE
           BEGINNING BALANCE            -       -       -       -           -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -           -
                                   ======  ======  ======  ======  ==========

      11% COUPON RATE
           BEGINNING BALANCE            -       -       -       -           -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -           -
                                   ======  ======  ======  ======  ==========

      12% COUPON RATE
           BEGINNING BALANCE            -       -       -       -           -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -           -
                                   ======  ======  ======  ======  ==========

      TOTAL BOND DEBT
           BEGINNING BALANCE            -       -       -       -           -
                Borrowings              -       -       -       -           -
                Amortization            -       -       -       -           -
                Adjustments             -       -       -       -           -
                                   ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -           -
                                   ======  ======  ======  ======  ==========

      TOTAL PRE-PETITION DEBT
           BEGINNING BALANCE            -       -       -       -           -
                Borrowings              -       -       -       -           -
                Amortization            -       -       -       -           -
                Adjustments             -       -       -       -           -
                                   ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -           -
                                   ======  ======  ======  ======  ==========

                                   MAR-06  JUN-06  SEP-06  DEC-06  12/31/2006  12/31/2007  12/31/2008
                                   ------  ------  ------  ------  ----------  ----------  ----------
BOND DEBT
      9.5% COUPON RATE
           BEGINNING BALANCE            -       -       -       -           -           -           -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -       -           -           -           -
                                   ======  ======  ======  ======  ==========  ==========  ==========

      11% COUPON RATE
           BEGINNING BALANCE            -       -       -       -           -           -           -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -       -           -           -           -
                                   ======  ======  ======  ======  ==========  ==========  ==========

      12% COUPON RATE
           BEGINNING BALANCE            -       -       -       -           -           -           -
                Borrowings                                                  -
                Amortization                                                -
                Adjustments                                                 -
                                   ------  ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -       -           -           -           -
                                   ======  ======  ======  ======  ==========  ==========  ==========

      TOTAL BOND DEBT
           BEGINNING BALANCE            -       -       -       -           -           -           -
                Borrowings              -       -       -       -           -           -           -
                Amortization            -       -       -       -           -           -           -
                Adjustments             -       -       -       -           -           -           -
                                   ------  ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -       -           -           -           -
                                   ======  ======  ======  ======  ==========  ==========  ==========

      TOTAL PRE-PETITION DEBT
           BEGINNING BALANCE            -       -       -       -           -           -           -
                Borrowings              -       -       -       -           -           -           -
                Amortization            -       -       -       -           -           -           -
                Adjustments             -       -       -       -           -           -           -
                                   ------  ------  ------  ------  ----------  ----------  ----------

           ENDING BALANCE               -       -       -       -           -           -           -
                                   ======  ======  ======  ======  ==========  ==========  ==========

                                   153 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03
                                   ------  ------  ------  ------  ------  ------  ------
EXIT FINANCING

      SENIOR TERM
           BEGINNING BALANCE            -       -       -       -       -       -       -
                Borrowings
                PIK
                Amortization
                Adjustments
                                   ------  ------  ------  ------  ------  ------  ------

           ENDING BALANCE               -       -       -       -       -       -       -
                                   ======  ======  ======  ======  ======  ======  ======

      JUNIOR TERM
           BEGINNING BALANCE            -       -       -       -       -       -       -
                Borrowings
                PIK
                Amortization
                Adjustments
                                   ------  ------  ------  ------  ------  ------  ------

           ENDING BALANCE               -       -       -       -       -       -       -
                                   ======  ======  ======  ======  ======  ======  ======

      EXIT TERM
           BEGINNING BALANCE            -       -       -       -       -       -       -
                Borrowings
                PIK
                Amortization
                Adjustments
                                   ------  ------  ------  ------  ------  ------  ------

           ENDING BALANCE               -       -       -       -       -       -       -
                                   ======  ======  ======  ======  ======  ======  ======

      PRIORITY NOTE
           BEGINNING BALANCE            -       -       -       -       -       -       -
                Borrowings
                PIK
                Amortization
                Adjustments
                                   ------  ------  ------  ------  ------  ------  ------

           ENDING BALANCE               -       -       -       -       -       -       -
                                   ======  ======  ======  ======  ======  ======  ======

      OTHER 2
           BEGINNING BALANCE            -       -       -       -       -       -       -
                Borrowings
                PIK
                Amortization
                Adjustments
                                   ------  ------  ------  ------  ------  ------  ------

           ENDING BALANCE               -       -       -       -       -       -       -
                                   ======  ======  ======  ======  ======  ======  ======

      TOTAL POST-EXIT TERM DEBT
           BEGINNING BALANCE            -       -       -       -       -       -       -
                Borrowings              -       -       -       -       -       -       -
                PIK                     -       -       -       -       -       -       -
                Amortization            -       -       -       -       -       -       -
                Adjustments             -       -       -       -       -       -       -
                                   ------  ------  ------  ------  ------  ------  ------

           ENDING BALANCE               -       -       -       -       -       -       -
                                   ======  ======  ======  ======  ======  ======  ======

                                   AUG-03  SEP-03  OCT-03  NOV-03  DEC-03  12/31/2003
                                   ------  ------  ------  ------  ------  ----------
EXIT FINANCING

      SENIOR TERM
           BEGINNING BALANCE            -       -       -       -       -           -
                Borrowings                                                          -
                PIK
                Amortization                                                        -
                Adjustments                                                         -
                                   ------  ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -       -           -
                                   ======  ======  ======  ======  ======  ==========

      JUNIOR TERM
           BEGINNING BALANCE            -       -       -       -       -           -
                Borrowings                                                          -
                PIK                                                                 -
                Amortization                                                        -
                Adjustments                                                         -
                                   ------  ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -       -           -
                                   ======  ======  ======  ======  ======  ==========

      EXIT TERM
           BEGINNING BALANCE            -       -       -       -       -           -
                Borrowings                                                          -
                PIK
                Amortization                                                        -
                Adjustments                                                         -
                                   ------  ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -       -           -
                                   ======  ======  ======  ======  ======  ==========

      PRIORITY NOTE
           BEGINNING BALANCE            -       -       -       -       -           -
                Borrowings                                                          -
                PIK
                Amortization                                                        -
                Adjustments                                                         -
                                   ------  ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -       -           -
                                   ======  ======  ======  ======  ======  ==========

      OTHER 2
           BEGINNING BALANCE            -       -       -       -       -           -
                Borrowings                                                          -
                PIK
                Amortization                                                        -
                Adjustments                                                         -
                                   ------  ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -       -           -
                                   ======  ======  ======  ======  ======  ==========

      TOTAL POST-EXIT TERM DEBT
           BEGINNING BALANCE            -       -       -       -       -           -
                Borrowings              -       -       -       -       -           -
                PIK                     -       -       -       -       -           -
                Amortization            -       -       -       -       -           -
                Adjustments             -       -       -       -       -           -
                                   ------  ------  ------  ------  ------  ----------

           ENDING BALANCE               -       -       -       -       -           -
                                   ======  ======  ======  ======  ======  ==========

                                   154 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-04   FEB-04   MAR-04   APR-04   MAY-04   JUN-04    JUL-04
                                   ------   ------   ------   ------   ------   -------   -------
EXIT FINANCING

      SENIOR TERM
           BEGINNING BALANCE            -        -        -        -        -         -   200,000
                Borrowings                                                      200,000
                PIK
                Amortization
                Adjustments
                                   ------   ------   ------   ------   ------   -------   -------

           ENDING BALANCE               -        -        -        -        -   200,000   200,000
                                   ======   ======   ======   ======   ======   =======   =======

      JUNIOR TERM
           BEGINNING BALANCE            -        -        -        -        -         -    50,000
                Borrowings                                                       50,000
                PIK
                Amortization
                Adjustments
                                   ------   ------   ------   ------   ------   -------   -------

           ENDING BALANCE               -        -        -        -        -    50,000    50,000
                                   ======   ======   ======   ======   ======   =======   =======

      EXIT TERM
           BEGINNING BALANCE            -        -        -        -        -         -    80,000
                Borrowings                                                       80,000
                PIK
                Amortization
                Adjustments
                                   ------   ------   ------   ------   ------   -------   -------

           ENDING BALANCE               -        -        -        -        -    80,000    80,000
                                   ======   ======   ======   ======   ======   =======   =======

      PRIORITY NOTE
           BEGINNING BALANCE            -        -        -        -        -         -    10,125
                Borrowings                                                       10,125
                PIK
                Amortization
                Adjustments
                                   ------   ------   ------   ------   ------   -------   -------

           ENDING BALANCE               -        -        -        -        -    10,125    10,125
                                   ======   ======   ======   ======   ======   =======   =======

      OTHER 2
           BEGINNING BALANCE            -        -        -        -        -         -         -
                Borrowings
                PIK
                Amortization
                Adjustments
                                   ------   ------   ------   ------   ------   -------   -------

           ENDING BALANCE               -        -        -        -        -         -         -
                                   ======   ======   ======   ======   ======   =======   =======

      TOTAL POST-EXIT TERM DEBT
           BEGINNING BALANCE            -        -        -        -        -         -   340,125
                Borrowings              -        -        -        -        -   340,125         -
                PIK                     -        -        -        -        -         -         -
                Amortization            -        -        -        -        -         -         -
                Adjustments             -        -        -        -        -         -         -
                                   ------   ------   ------   ------   ------   -------   -------

           ENDING BALANCE               -        -        -        -        -   340,125   340,125
                                   ======   ======   ======   ======   ======   =======   =======

                                   AUG-04    SEP-04    OCT-04    NOV-04    DEC-04    12/31/2004
                                   -------   -------   -------   -------   -------   ----------
EXIT FINANCING

      SENIOR TERM
           BEGINNING BALANCE       200,000   200,000   200,000   200,000   200,000          -
                Borrowings                                                            200,000
                PIK
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE          200,000   200,000   200,000   200,000   200,000    200,000
                                   =======   =======   =======   =======   =======   ========

      JUNIOR TERM
           BEGINNING BALANCE        50,000    50,000    50,000    50,000    50,000          -
                Borrowings                                                             50,000
                PIK                                                          2,333      2,333
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE           50,000    50,000    50,000    50,000    52,333     52,333
                                   =======   =======   =======   =======   =======   ========

      EXIT TERM
           BEGINNING BALANCE        80,000    80,000    80,000    80,000    80,000          -
                Borrowings                                                             80,000
                PIK
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE           80,000    80,000    80,000    80,000    80,000     80,000
                                   =======   =======   =======   =======   =======   ========

      PRIORITY NOTE
           BEGINNING BALANCE        10,125    10,125    10,125    10,125    10,125          -
                Borrowings                                                             10,125
                PIK
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE           10,125    10,125    10,125    10,125    10,125     10,125
                                   =======   =======   =======   =======   =======   ========

      OTHER 2
           BEGINNING BALANCE             -         -         -         -         -          -
                Borrowings                                                                  -
                PIK
                Amortization                                                                -
                Adjustments                                                                 -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE                -         -         -         -         -          -
                                   =======   =======   =======   =======   =======   ========

      TOTAL POST-EXIT TERM DEBT
           BEGINNING BALANCE       340,125   340,125   340,125   340,125   340,125          -
                Borrowings               -         -         -         -         -    340,125
                PIK                      -         -         -         -     2,333      2,333
                Amortization             -         -         -         -         -          -
                Adjustments              -         -         -         -         -          -
                                   -------   -------   -------   -------   -------   --------

           ENDING BALANCE          340,125   340,125   340,125   340,125   342,459    342,459
                                   =======   =======   =======   =======   =======   ========

                                   155 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                     MAR-05    JUN-05    SEP-05    DEC-05    12/31/2005
                                     -------   -------   -------   -------   ----------
EXIT FINANCING

      SENIOR TERM
           BEGINNING BALANCE         200,000   200,000   200,000   200,000      200,000
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------

           ENDING BALANCE            200,000   200,000   200,000   200,000      200,000
                                     =======   =======   =======   =======   ==========

      JUNIOR TERM
           BEGINNING BALANCE          52,333    52,333    52,333    52,333       52,333
                Borrowings                                                            -
                PIK                                                  4,187        4,187
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------

           ENDING BALANCE             52,333    52,333    52,333    56,520       56,520
                                     =======   =======   =======   =======   ==========

      EXIT TERM
           BEGINNING BALANCE          80,000    80,000    80,000    80,000       80,000
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------

           ENDING BALANCE             80,000    80,000    80,000    80,000       80,000
                                     =======   =======   =======   =======   ==========

      PRIORITY NOTE
           BEGINNING BALANCE          10,125    10,125         -         -       10,125
                Borrowings                                                            -
                PIK
                Amortization                   (10,125)                         (10,125)
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------

           ENDING BALANCE             10,125         -         -         -            -
                                     =======   =======   =======   =======   ==========

      OTHER 2
           BEGINNING BALANCE               -         -         -         -            -
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------

           ENDING BALANCE                  -         -         -         -            -
                                     =======   =======   =======   =======   ==========

      TOTAL POST-EXIT TERM DEBT
           BEGINNING BALANCE         342,459   342,459   332,333   332,333      342,459
                Borrowings                 -         -         -         -            -
                PIK                        -         -         -     4,187        4,187
                Amortization               -   (10,125)        -         -      (10,125)
                Adjustments                -         -         -         -            -
                                     -------   -------   -------   -------   ----------

           ENDING BALANCE            342,459   332,333   332,333   336,520      336,520
                                     =======   =======   =======   =======   ==========

                                     MAR-06    JUN-06    SEP-06    DEC-06    12/31/2006  12/31/2007   12/31/2008
                                     -------   -------   -------   -------   ----------  ----------   ----------
EXIT FINANCING

      SENIOR TERM
           BEGINNING BALANCE         200,000   200,000   200,000   200,000      200,000     200,000      200,000
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------  ----------   ----------

           ENDING BALANCE            200,000   200,000   200,000   200,000      200,000     200,000      200,000
                                     =======   =======   =======   =======   ==========  ==========   ==========

      JUNIOR TERM
           BEGINNING BALANCE          56,520    56,520    56,520    56,520       56,520      61,042       65,925
                Borrowings                                                            -
                PIK                                                  4,522        4,522       4,883        5,274
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------  ----------   ----------

           ENDING BALANCE             56,520    56,520    56,520    61,042       61,042      65,925       71,199
                                     =======   =======   =======   =======   ==========  ==========   ==========

      EXIT TERM
           BEGINNING BALANCE          80,000    80,000    80,000    80,000       80,000      80,000       80,000
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------  ----------   ----------

           ENDING BALANCE             80,000    80,000    80,000    80,000       80,000      80,000       80,000
                                     =======   =======   =======   =======   ==========  ==========   ==========

      PRIORITY NOTE
           BEGINNING BALANCE               -         -         -         -            -           -            -
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------  ----------   ----------

           ENDING BALANCE                  -         -         -         -            -           -            -
                                     =======   =======   =======   =======   ==========  ==========   ==========

      OTHER 2
           BEGINNING BALANCE               -         -         -         -            -           -            -
                Borrowings                                                            -
                PIK
                Amortization                                                          -
                Adjustments                                                           -
                                     -------   -------   -------   -------   ----------  ----------   ----------

           ENDING BALANCE                  -         -         -         -            -           -            -
                                     =======   =======   =======   =======   ==========  ==========   ==========

      TOTAL POST-EXIT TERM DEBT
           BEGINNING BALANCE         336,520   336,520   336,520   336,520      336,520     341,042      345,925
                Borrowings                 -         -         -         -            -           -            -
                PIK                        -         -         -     4,522        4,522       4,883        5,274
                Amortization               -         -         -         -            -           -            -
                Adjustments                -         -         -         -            -           -            -
                                     -------   -------   -------   -------   ----------  ----------   ----------

           ENDING BALANCE            336,520   336,520   336,520   341,042      341,042     345,925      351,199
                                     =======   =======   =======   =======   ==========  ==========   ==========

                                   156 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-03   FEB-03   MAR-03   APR-03   MAY-03   JUN-03   JUL-03
                                   ------   ------   ------   ------   ------   ------   ------
DIP FACILITY / EXIT REVOLVER

       TOTAL CASH NEED              7,126   (1,855)     338      119    5,206    2,756    3,020
       EXCESS AVAILABILITY

  DIP/EXIT REVOLVER
    BEGINNING BALANCE                   -        -        -        -        -    5,209    7,968
       Borrowings                                                       5,209    2,759    3,020
       Amortization
       Adjustments
                                   ------   ------   ------   ------   ------   ------   ------

    ENDING BALANCE                      -        -        -        -    5,209    7,968   10,988
                                   ======   ======   ======   ======   ======   ======   ======

                                   AUG-03   SEP-03   OCT-03   NOV-03   DEC-03   12/31/2003
                                   ------   ------   ------   ------   ------   ----------
DIP FACILITY / EXIT REVOLVER

       TOTAL CASH NEED              6,843   11,224    1,252      466   (3,968)
       EXCESS AVAILABILITY                           21,620   20,107   22,665

  DIP/EXIT REVOLVER
    BEGINNING BALANCE              10,988   17,830   29,055   30,193   30,635          -
       Borrowings                   6,842   11,225    1,138      442              30,635
       Amortization                                                    (2,573)    (2,573)
       Adjustments                                                                     -
                                   ------   ------   ------   ------   ------     ------

    ENDING BALANCE                 17,830   29,055   30,193   30,635   28,062     28,062
                                   ======   ======   ======   ======   ======     ======

                                   157 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   JAN-04   FEB-04   MAR-04   APR-04   MAY-04   JUN-04   JUL-04
                                   ------   ------   ------   ------   ------   ------   ------
DIP FACILITY / EXIT REVOLVER

         TOTAL CASH NEED           10,952    3,426    2,474   (5,328)   2,967   (38,988)  10,934
         EXCESS AVAILABILITY       24,371   13,171    9,557    6,923   12,085    28,951   22,772

  DIP/EXIT REVOLVER
    BEGINNING BALANCE              28,062   39,096   42,543   45,010   39,682    42,649    3,662
         Borrowings                11,034    3,447    2,467        -    2,967         -   10,934
         Amortization                                         (5,328)       -   (38,988)       -
         Adjustments
                                   ------   ------   ------   ------   ------    ------   ------

    ENDING BALANCE                 39,096   42,543   45,010   39,682   42,649     3,662   14,596
                                   ======   ======   ======   ======   ======    ======   ======

                                   AUG-04   SEP-04   OCT-04   NOV-04   DEC-04   12/31/2004
                                   ------   ------   ------   ------   ------   ----------
DIP FACILITY / EXIT REVOLVER

         TOTAL CASH NEED            2,427   (3,342)    (431)  (1,396)    (685)
         EXCESS AVAILABILITY       11,671    9,077   12,252   12,516   15,746

  DIP/EXIT REVOLVER
    BEGINNING BALANCE              14,596   17,023   13,681   13,251   11,854     28,062
         Borrowings                 2,427        -        -        -        -     33,276
         Amortization                   -   (3,342)    (431)  (1,396)    (685)   (50,169)
         Adjustments                                                                   -
                                   ------   ------   ------   ------   ------    -------

    ENDING BALANCE                 17,023   13,681   13,251   11,854   11,169     11,169
                                   ======   ======   ======   ======   ======    =======

                                   158 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                   MAR-05   JUN-05   SEP-05   DEC-05    12/31/2005
                                   ------   -------  ------   -------   ----------
DIP FACILITY / EXIT REVOLVER

         TOTAL CASH NEED            (5,207)   2,965   5,499   (24,388)
         EXCESS AVAILABILITY        15,931   20,638  17,172    13,174

  DIP/EXIT REVOLVER
    BEGINNING BALANCE              11,169     5,962   8,928    14,426       11,169
         Borrowings                   -       2,965   5,499         -        8,464
         Amortization              (5,207)        -       -   (14,426)     (19,633)
         Adjustments                                                             -
                                   ------   -------  ------   -------   ----------

    ENDING BALANCE                  5,962     8,928  14,426         -            -
                                   ======   =======  ======   =======   ==========

                                   MAR-06    JUN-06   SEP-06    DEC-06   12/31/2006   12/31/2007   12/31/2008
                                   -------   ------   -------   ------   ----------   ----------   ----------
DIP FACILITY / EXIT REVOLVER

         TOTAL CASH NEED           (22,465) (10,614)   (8,523) (15,416)                   (7,243)      (8,361)
         EXCESS AVAILABILITY        27,600   27,600    27,600   27,600                    27,600       27,600

  DIP/EXIT REVOLVER
    BEGINNING BALANCE                    -        -         -        -            -            -            -
         Borrowings                      -        -         -        -            -            -            -
         Amortization                    -        -         -        -            -            -            -
         Adjustments                                                              -
                                   -------   ------   -------   ------   ----------   ----------   ----------

    ENDING BALANCE                       -        -         -        -            -            -            -
                                   =======   ======   =======   ======   ==========   ==========   ==========

                                   159 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                      JAN-03           FEB-03    MAR-03   APR-03   MAY-03   JUN-03
                                      -------          -------   -------  -------  -------  -------
     LIBOR =                   2.00%  Interest Rate Adjustment                0.0%     0.0%     0.0%
     LIBOR Floor =             2.00%
     Prime=                    4.00%

Pre-Petition Revolver           5.5%    785.7            785.7     778.7    778.7    779.1    779.1

Term Loan A                     5.5%    112.4            112.4     112.4    112.4    112.4    112.4
Term Loan B                     6.0%    904.1            904.1     904.1    904.1    904.1    904.1
Term Loan C                     6.0%    245.5            245.5     245.5    246.1    246.4    246.6
                                      -------          -------   -------  -------  -------  -------
TOTAL TERM DEBT                       1,262.0          1,262.0   1,262.0  1,262.5  1,262.8  1,263.0
                                      -------          -------   -------  -------  -------  -------

9.5% Coupon Rate                9.5%  1,622.9          1,622.9   1,622.9  1,622.9  1,622.9  1,622.9
11% Coupon Rate                11.0%  1,145.8          1,145.8   1,145.8  1,145.8  1,145.8  1,145.8
12% Coupon Rate                12.0%  1,250.0          1,250.0   1,250.0  1,250.0  1,250.0  1,250.0
                                      -------          -------   -------  -------  -------  -------
TOTAL BOND DEBT                       4,018.8          4,018.8   4,018.8  4,018.8  4,018.8  4,018.8
                                      -------          -------   -------  -------  -------  -------

TOTAL PRE-PETITION DEBT               6,066.4          6,066.4   6,059.5  2,041.3  2,041.9  2,042.1
                                      -------          -------   -------  -------  -------  -------

Senior Term                     9.0%        -                -         -        -        -        -
Junior Term - Cash              5.0%        -                -         -        -        -        -
Junior Term - PIK               8.0%        -                -         -        -        -        -
Exit Term                      10.5%        -                -         -        -        -        -
Priority Note                  10.5%        -                -         -        -        -        -
Other 2                                     -                -         -        -        -        -
                                      -------          -------   -------  -------  -------  -------
TOTAL POST-EXIT TERM DEBT                   -                -         -        -        -        -
                                      -------          -------   -------  -------  -------  -------

     DIP Rate                   9.0%
     Refi DIP Rate             11.0%
     Exit Revolver Rate         6.5%
Exit Date    6/30/2004
Refi Date    5/31/2004
DIP/Exit Revolver                           -                -         -        -        -     39.1
  Input

     Adj. To Actual                       151             (559)      142       56       76      495
                                      -------          -------   -------  -------  -------  -------
TOTAL INTEREST EXPENSE                  6,217            5,507     6,201    2,097    2,118    2,537
                                      =======          =======   =======  =======  =======  =======

     Actual Interest Exp.               6,217            5,507     6,201    2,097    2,118    2,537

                                       JUL-03   AUG-03    SEP-03   OCT-03    NOV-03    DEC-03    12/31/2003
                                       -------  -------   -------  -------   -------   -------   ----------
     LIBOR =                   2.00%       0.0%     0.0%      0.0%     0.0%      0.0%      0.0%        0.0%
     LIBOR Floor =             2.00%
     Prime=                    4.00%       *Nonpayment of Pre-Petition Senior Debt begins in Oct.

Pre-Petition Revolver           5.5%     779.1    779.1     779.1    779.1     779.1     779.1     9,361.5

Term Loan A                     5.5%     112.4    112.4     112.4    112.4     112.4     112.4     1,348.3
Term Loan B                     6.0%     904.1    904.1     904.1    904.1     904.1     904.1    10,848.8
Term Loan C                     6.0%     246.8    247.1     247.4    247.6     247.9     248.2     2,960.6
                                       -------  -------   -------  -------   -------   -------    --------
TOTAL TERM DEBT                        1,263.2  1,263.5   1,263.8  1,264.0   1,264.3   1,264.6    15,157.7
                                       -------  -------   -------  -------   -------   -------    --------

9.5% Coupon Rate                9.5%   1,622.9  1,622.9   1,622.9  1,622.9   1,622.9   1,622.9    19,475.0
11% Coupon Rate                11.0%   1,145.8  1,145.8   1,145.8  1,145.8   1,145.8   1,145.8    13,750.0
12% Coupon Rate                12.0%   1,250.0  1,250.0   1,250.0  1,250.0   1,250.0   1,250.0    15,000.0
                                       -------  -------   -------  -------   -------   -------    --------
TOTAL BOND DEBT                        4,018.8  4,018.8   4,018.8  4,018.8   4,018.8   4,018.8    48,225.0
                                       -------  -------   -------  -------   -------   -------    --------

TOTAL PRE-PETITION DEBT                2,042.3  2,042.6   2,042.9  2,043.1   2,043.4   2,043.7    72,744.2
                                       -------  -------   -------  -------   -------   -------    --------

Senior Term                     9.0%         -        -         -        -         -         -           -
Junior Term - Cash              5.0%         -        -         -        -         -         -           -
Junior Term - PIK               8.0%         -        -         -        -         -         -           -
Exit Term                      10.5%         -        -         -        -         -         -           -
Priority Note                  10.5%         -        -         -        -         -         -           -
Other 2                                      -        -         -        -         -         -           -
                                       -------  -------   -------  -------   -------   -------    --------
TOTAL POST-EXIT TERM DEBT                    -        -         -        -         -         -           -
                                       -------  -------   -------  -------   -------   -------    --------

     DIP Rate                   9.0%
     Refi DIP Rate             11.0%
     Exit Revolver Rate         6.5%
Exit Date    6/30/2004
Refi Date    5/31/2004
DIP/Exit Revolver                         59.8     82.4     133.7    217.9     226.4     229.8       989.1
  Input

     Adj. To Actual                       (319)    (455)      432      120       116       155
                                       -------  -------   -------  -------   -------   -------    --------
TOTAL INTEREST EXPENSE                   1,723    1,588     2,475    2,163     2,159     2,199    72,744.2
                                       =======  =======   =======  =======   =======   =======    ========

     Actual Interest Exp.                1,723    1,588     2,475    2,163     2,159     2,199

                                   160 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                              JAN-04      FEB-04      MAR-04      APR-04      MAY-04      JUN-04
                                              -------     -------     -------     -------     -------     -------
       LIBOR =                       2.00%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
       LIBOR Floor =                 2.00%
       Prime=                        4.00%

Pre-Petition Revolver                 5.5%      779.1       779.1       779.1       779.1       779.1           -

Term Loan A                           5.5%      112.4       112.4       112.4       112.4       112.4           -
Term Loan B                           6.0%      904.1       904.1       904.1       904.1       904.1           -
Term Loan C                           6.0%      248.4       248.4       248.8       248.8       248.8           -
                                              -------     -------     -------     -------     -------     -------
TOTAL TERM DEBT                               1,264.8     1,264.8     1,265.2     1,265.2     1,265.2           -
                                              -------     -------     -------     -------     -------     -------

9.5% Coupon Rate                      9.5%    1,622.9     1,622.9     1,622.9     1,622.9     1,622.9           -
11% Coupon Rate                      11.0%    1,145.8     1,145.8     1,145.8     1,145.8     1,145.8           -
12% Coupon Rate                      12.0%    1,250.0     1,250.0     1,250.0     1,250.0     1,250.0           -
                                              -------     -------     -------     -------     -------     -------
TOTAL BOND DEBT                               4,018.8     4,018.8     4,018.8     4,018.8     4,018.8           -
                                              -------     -------     -------     -------     -------     -------

TOTAL PRE-PETITION DEBT                       2,043.8     2,043.8     2,044.2     2,044.2     2,044.2           -
                                              -------     -------     -------     -------     -------     -------

Senior Term                           9.0%          -           -           -           -           -     1,500.0
Junior Term - Cash                    5.0%          -           -           -           -           -       208.3
Junior Term - PIK                     8.0%          -           -           -           -           -       333.3
Exit Term                            10.5%          -           -           -           -           -       700.0
Priority Note                        10.5%          -           -           -           -           -        88.6
Other 2                                             -           -           -           -           -           -
                                              -------     -------     -------     -------     -------     -------
TOTAL POST-EXIT TERM DEBT                           -           -           -           -           -     2,830.3
                                              -------     -------     -------     -------     -------     -------

       DIP Rate                       9.0%
       Refi DIP Rate                 11.0%
       Exit Revolver Rate             6.5%
Exit Date   6/30/2004
Refi Date   5/31/2004
DIP/Exit Revolver                               210.5       293.2       319.1       337.6       297.6       391.0
   Input                                        210.5       293.2       319.1       337.6       297.6       391.0

       Adj. To Actual                              (7)       (131)        653           -           -           -
                                              -------     -------     -------     -------     -------     -------

TOTAL INTEREST EXPENSE                          2,247       2,206       3,017       2,382       2,342       3,221
                                              =======     =======     =======     =======     =======     =======

       Actual Interest Exp.                     2,247       2,206       3,017

                                              JUL-04      AUG-04      SEP-04      OCT-04      NOV-04       DEC-04    12/31/2004
                                              -------     -------     -------     -------     -------      -------   ----------
       LIBOR =                      2.00%         0.3%        0.3%        0.3%        0.8%        0.8%         0.8%        0.8%
       LIBOR Floor =                2.00%
       Prime=                       4.00%

Pre-Petition Revolver                5.5%           -           -           -           -           -            -     3,895.4

Term Loan A                          5.5%           -           -           -           -           -            -       561.8
Term Loan B                          6.0%           -           -           -           -           -            -     4,520.3
Term Loan C                          6.0%           -           -           -           -           -            -     1,243.0
                                              -------     -------     -------     -------     -------      -------    --------
TOTAL TERM DEBT                                     -           -           -           -           -            -     6,325.1
                                              -------     -------     -------     -------     -------      -------    --------

9.5% Coupon Rate                     9.5%           -           -           -           -           -            -     8,114.6
11% Coupon Rate                     11.0%           -           -           -           -           -            -     5,729.2
12% Coupon Rate                     12.0%           -           -           -           -           -            -     6,250.0
                                              -------     -------     -------     -------     -------      -------    --------
TOTAL BOND DEBT                                     -           -           -           -           -            -    20,093.8
                                              -------     -------     -------     -------     -------      -------    --------

TOTAL PRE-PETITION DEBT                             -           -           -           -           -            -    10,220.4
                                              -------     -------     -------     -------     -------      -------    --------

Senior Term                          9.0%     1,541.7     1,541.7     1,541.7     1,625.0     1,625.0      1,625.0    11,000.0
Junior Term - Cash                   5.0%       208.3       208.3       208.3       208.3       208.3        218.1     1,468.1
Junior Term - PIK                    8.0%       333.3       333.3       333.3       333.3       333.3        348.9     2,348.9
Exit Term                           10.5%       716.7       716.7       716.7       750.0       750.0        750.0     5,100.0
Priority Note                       10.5%        90.7        90.7        90.7        94.9        94.9         94.9       645.5
Other 2                                             -           -           -           -           -            -           -
                                              -------     -------     -------     -------     -------      -------    --------
TOTAL POST-EXIT TERM DEBT                     2,890.7     2,890.7     2,890.7     3,011.6     3,011.6      3,036.9    20,562.4
                                              -------     -------     -------     -------     -------      -------    --------

       DIP Rate                      9.0%
       Refi DIP Rate                11.0%
       Exit Revolver Rate            6.5%
Exit Date   6/30/2004
Refi Date   5/31/2004
DIP/Exit Revolver                                20.6        82.1        95.8        82.7        80.1         71.6     2,281.7
   Input                                         20.6        82.1        95.8        82.7        80.1         71.6     2,281.7

       Adj. To Actual
                                              -------     -------     -------     -------     -------      -------    --------

TOTAL INTEREST EXPENSE                          2,911       2,973       2,986       3,094       3,092        3,108    33,064.5
                                              =======     =======     =======     =======     =======      =======    ========

       Actual Interest Exp.

                                   161 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                              MAR-05      JUN-05      SEP-05      DEC-05    12/31/2005
                                              -------     -------     -------     -------   ----------
       LIBOR =                       2.00%        0.8%        0.8%        1.0%        1.0%        1.0%
       LIBOR Floor =                 2.00%
       Prime=                        4.00%

Pre-Petition Revolver                 5.5%          -           -           -           -           -

Term Loan A                           5.5%          -           -           -           -           -
Term Loan B                           6.0%          -           -           -           -           -
Term Loan C                           6.0%          -           -           -           -           -
                                              -------     -------     -------     -------    --------
TOTAL TERM DEBT                                     -           -           -           -           -
                                              -------     -------     -------     -------    --------

9.5% Coupon Rate                      9.5%          -           -           -           -           -
11% Coupon Rate                      11.0%          -           -           -           -           -
12% Coupon Rate                      12.0%          -           -           -           -           -
                                              -------     -------     -------     -------    --------
TOTAL BOND DEBT                                     -           -           -           -           -
                                              -------     -------     -------     -------    --------

TOTAL PRE-PETITION DEBT                             -           -           -           -           -
                                              -------     -------     -------     -------    --------

Senior Term                           9.0%    4,875.0     4,875.0     5,000.0     5,000.0    19,750.0
Junior Term - Cash                    5.0%      654.2       654.2       654.2       706.5     2,669.0
Junior Term - PIK                     8.0%    1,046.7     1,046.7     1,046.7     1,130.4     4,270.4
Exit Term                            10.5%    2,250.0     2,250.0     2,300.0     2,300.0     9,100.0
Priority Note                        10.5%      284.8           -           -           -       284.8
Other 2                                             -           -           -           -           -
                                              -------     -------     -------     -------    --------
TOTAL POST-EXIT TERM DEBT                     9,110.6     8,825.8     9,000.8     9,136.9    36,074.2
                                              -------     -------     -------     -------    --------
       DIP Rate                       9.0%
       Refi DIP Rate                 11.0%
       Exit Revolver Rate             6.5%
Exit Date  6/30/2004
Refi Date  5/31/2004
DIP/Exit Revolver                               202.4       108.1       167.4       270.5       748.4
   Input                                        202.4       108.1       167.4       270.5

       Adj. To Actual
                                              -------     -------     -------     -------    --------

TOTAL INTEREST EXPENSE                        9,313.0     8,933.9     9,168.2     9,407.4    36,074.2
                                              =======     =======     =======     =======    ========

       Actual Interest Exp.

                                            MAR-06      JUN-06      SEP-06      DEC-06    12/31/2006  12/31/2007  12/31/2008
                                            -------     -------     -------    --------   ----------  ----------  ----------
       LIBOR =                 2.00%            1.0%        1.0%        1.0%        1.0%        1.0%        1.0%        1.0%
       LIBOR Floor =           2.00%
       Prime=                  4.00%

Pre-Petition Revolver           5.5%              -           -           -           -           -           -           -

Term Loan A                     5.5%              -           -           -           -           -           -           -
Term Loan B                     6.0%              -           -           -           -           -           -           -
Term Loan C                     6.0%              -           -           -           -           -           -           -
                                            -------     -------     -------    --------    --------    --------    --------
TOTAL TERM DEBT                                   -           -           -           -           -           -           -
                                            -------     -------     -------    --------    --------    --------    --------

9.5% Coupon Rate                9.5%              -           -           -           -           -           -           -
11% Coupon Rate                11.0%              -           -           -           -           -           -           -
12% Coupon Rate                12.0%              -           -           -           -           -           -           -
                                            -------     -------     -------    --------    --------    --------    --------
TOTAL BOND DEBT                                   -           -           -           -           -           -           -
                                            -------     -------     -------    --------    --------    --------    --------

TOTAL PRE-PETITION DEBT                           -           -           -           -           -           -           -
                                            -------     -------     -------    --------    --------    --------    --------

Senior Term                     9.0%        5,000.0     5,000.0     5,000.0     5,000.0    20,000.0    20,000.0    20,000.0
Junior Term - Cash              5.0%          706.5       706.5       706.5       763.0     2,882.5     3,296.2     3,559.9
Junior Term - PIK               8.0%        1,130.4     1,130.4     1,130.4     1,220.8     4,612.0     5,274.0     5,695.9
Exit Term                      10.5%        2,300.0     2,300.0     2,300.0     2,300.0     9,200.0     9,200.0     9,200.0
Priority Note                  10.5%              -           -           -           -           -           -           -
Other 2                                           -           -           -           -           -           -           -
                                            -------     -------     -------    --------    --------    --------    --------
TOTAL POST-EXIT TERM DEBT                   9,136.9     9,136.9     9,136.9     9,283.9    36,694.6    37,770.2    38,455.9
                                            -------     -------     -------    --------    --------    --------    --------
       DIP Rate                 9.0%
       Refi DIP Rate           11.0%
       Exit Revolver Rate       6.5%
Exit Date  6/30/2004
Refi Date  5/31/2004
DIP/Exit Revolver                                 -           -           -           -           -           -           -
   Input                                          -           -           -           -                       -           -

       Adj. To Actual
                                            -------     -------     -------    --------    --------    --------    --------

TOTAL INTEREST EXPENSE                      9,136.9     9,136.9     9,136.9     9,283.9    36,694.6    37,770.2    38,455.9
                                            =======     =======     =======     =======    ========    ========    ========
       Actual Interest Exp.

                                   162 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                      JAN-03     FEB-03     MAR-03
                                     PRE-EXIT   DIP REFI  POST-EXIT    APR-03    MAY-03    JUN-03    JUL-03
                                     --------   --------  ---------    ------    ------    ------    ------
Revolver Cap                          55,000     75,000     30,000

Ineligible Accounts Receivable
      OEM                               14.2%      14.2%      14.3%
      Other                             13.4%      13.4%      14.3%
      Tooling                           25.0%      25.0%      37.5%

Accounts Receivable Advances
      OEM                                 85%        85%        90%
      Other                               85%        85%        85%
      Tooling                             85%        85%        85%

Ineligible Inventory
      OEM                                 43%        43%        23%
      Unbilled                           100%        33%        33%
      Tooling                             50%        50%        50%

Inventory Advance Rates
      OEM                                 50%        70%        70%
      Unbilled                            50%        70%        70%
      Tooling                              0%        70%        70%

Additional Collateral                 31,797     34,000     34,000

ADDITIONAL COLLATERAL RESERVES

      Baseline Reserve                (5,000)                                                         5,000
      Letters of Credit               (1,700)
      Accrual for GM Giveback                                            (375)     (375)     (750)
           Reset Reserve for Pmt
      Exit Term Loan Reserve
                                      ------     ------     ------     ------    ------    ------    ------

Total Monthly Change to Reserve       (6,700)         -          -       (375)     (375)     (750)    5,000
                                      ------     ------     ------     ------    ------    ------    ------

Cumulative Effect                     (6,700)    (6,700)    (6,700)    (7,075)   (7,450)   (8,200)   (3,200)
                                      ------     ------     ------     ------    ------    ------    ------

                                     AUG-03    SEP-03    OCT-03    NOV-03    DEC-03   12/31/2003
                                     ------    ------    ------    ------    ------   ----------
Revolver Cap

Ineligible Accounts Receivable
      OEM
      Other
      Tooling

Accounts Receivable Advances
      OEM
      Other
      Tooling

Ineligible Inventory
      OEM
      Unbilled
      Tooling

Inventory Advance Rates
      OEM
      Unbilled
      Tooling

Additional Collateral

ADDITIONAL COLLATERAL RESERVES

      Baseline Reserve
      Letters of Credit
      Accrual for GM Giveback          (375)     (750)               (375)
           Reset Reserve for Pmt                                              3,000
      Exit Term Loan Reserve
                                     ------    ------    ------    ------    ------    ------

Total Monthly Change to Reserve        (375)     (750)        -      (375)    3,000    (1,700)
                                     ------    ------    ------    ------    ------    ------

Cumulative Effect                    (3,575)   (4,325)   (4,325)   (4,700)   (1,700)   (1,700)
                                     ------    ------    ------    ------    ------    ------

                                   163 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                      JAN-04   FEB-04   MAR-04   APR-04   MAY-04   JUN-04   JUL-04
                                      ------   ------   ------   ------   ------   ------   ------
Revolver Cap

Ineligible Accounts Receivable
      OEM
      Other
      Tooling

Accounts Receivable Advances
      OEM
      Other
      Tooling

Ineligible Inventory
      OEM
      Unbilled
      Tooling

Inventory Advance Rates
      OEM
      Unbilled
      Tooling

Additional Collateral

ADDITIONAL COLLATERAL RESERVES

      Baseline Reserve
      Letters of Credit                 (700)
      Accrual for GM Giveback           (167)    (167)    (167)    (167)    (167)    (167)    (167)
           Reset Reserve for Pmt
      Exit Term Loan Reserve
                                      ------   ------   ------   ------   ------   ------   ------

Total Monthly Change to Reserve         (867)    (167)    (167)    (167)    (167)    (167)    (167)
                                      ------   ------   ------   ------   ------   ------   ------

Cumulative Effect                     (2,567)  (2,733)  (2,900)  (3,067)  (3,233)  (3,400)  (3,567)
                                      ------   ------   ------   ------   ------   ------   ------

                                      AUG-04   SEP-04   OCT-04   NOV-04   DEC-04   12/31/2004
                                      ------   ------   ------   ------   ------   ----------
Revolver Cap

Ineligible Accounts Receivable
      OEM
      Other
      Tooling

Accounts Receivable Advances
      OEM
      Other
      Tooling

Ineligible Inventory
      OEM
      Unbilled
      Tooling

Inventory Advance Rates
      OEM
      Unbilled
      Tooling

Additional Collateral

ADDITIONAL COLLATERAL RESERVES

      Baseline Reserve
      Letters of Credit
      Accrual for GM Giveback           (167)    (167)    (167)    (167)    (167)
           Reset Reserve for Pmt                                           2,000
      Exit Term Loan Reserve
                                      ------   ------   ------   ------   ------     ------

Total Monthly Change to Reserve         (167)    (167)    (167)    (167)   1,833       (700)
                                      ------   ------   ------   ------   ------     ------

Cumulative Effect                     (3,733)  (3,900)  (4,067)  (4,233)  (2,400)    (2,400)
                                      ------   ------   ------   ------   ------     ------

                                   164 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
DEBT ASSUMPTIONS

                                     MAR-05   JUN-05   SEP-05   DEC-05   12/31/2005
                                     ------   ------   ------   ------   ----------
Revolver Cap

Ineligible Accounts Receivable
      OEM
      Other
      Tooling

Accounts Receivable Advances
      OEM
      Other
      Tooling

Ineligible Inventory
      OEM
      Unbilled
      Tooling

Inventory Advance Rates
      OEM
      Unbilled
      Tooling

Additional Collateral

ADDITIONAL COLLATERAL RESERVES

      Baseline Reserve
      Letters of Credit
      Accrual for GM Giveback          (500)    (500)    (500)    (500)
           Reset Reserve for Pmt                                 2,000
      Exit Term Loan Reserve
                                     ------   ------   ------   ------     ------

Total Monthly Change to Reserve        (500)    (500)    (500)   1,500          -
                                     ------   ------   ------   ------     ------

Cumulative Effect                    (2,900)  (3,400)  (3,900)  (2,400)    (2,400)
                                     ------   ------   ------   ------     ------

                                     MAR-06   JUN-06   SEP-06   DEC-06   12/31/2006  12/31/2007  12/31/2008
                                     ------   ------   ------   ------   ----------  ----------  ----------
Revolver Cap

Ineligible Accounts Receivable
      OEM
      Other
      Tooling

Accounts Receivable Advances
      OEM
      Other
      Tooling

Ineligible Inventory
      OEM
      Unbilled
      Tooling

Inventory Advance Rates
      OEM
      Unbilled
      Tooling

Additional Collateral

ADDITIONAL COLLATERAL RESERVES

      Baseline Reserve
      Letters of Credit
      Accrual for GM Giveback
           Reset Reserve for Pmt
      Exit Term Loan Reserve
                                     ------   ------   ------   ------     ------      ------      ------

Total Monthly Change to Reserve           -        -        -        -          -           -           -
                                     ------   ------   ------   ------     ------      ------      ------

Cumulative Effect                    (2,400)  (2,400)  (2,400)  (2,400)    (2,400)     (2,400)     (2,400)
                                     ------   ------   ------   ------     ------      ------      ------

                                   165 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                               JAN-03        FEB-03        MAR-03        APR-03        MAY-03        JUN-03        JUL-03
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
I. REVENUE

CORPORATE
      GM
      DCX
      Ford
      Other                    (246,681)      (51,290)       33,512       858,552      (235,608)     (216,229)     (245,328)
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Net                 (246,681)      (51,290)       33,512       858,552      (235,608)     (216,229)     (245,328)
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

      Intercompany           10,071,776    10,511,380    12,971,225    10,154,109    10,064,796    11,425,073     8,197,687
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Gross              9,825,095    10,460,089    13,004,736    11,012,661     9,829,188    11,208,843     7,952,359
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

GRAND BLANC
      GM
      DCX
      Ford
      Other                   7,146,657     8,968,915    12,080,843     9,229,738    10,475,649    11,154,594     3,950,347
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Net                7,146,657     8,968,915    12,080,843     9,229,738    10,475,649    11,154,594     3,950,347
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

      Intercompany              143,296       342,775       321,437       290,383       222,206       190,788        63,311
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Gross              7,289,954     9,311,690    12,402,280     9,520,121    10,697,855    11,345,383     4,013,659
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

GRAND RAPIDS
      GM
      DCX
      Ford
      Other                   2,509,823     3,384,352     3,871,062     1,569,072     1,353,730     3,277,017       486,110
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Net                2,509,823     3,384,352     3,871,062     1,569,072     1,353,730     3,277,017       486,110
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

      Intercompany              253,397       216,293       345,877       288,358       203,522       239,028         1,532
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Gross              2,763,219     3,600,645     4,216,938     1,857,430     1,557,252     3,516,046       487,642
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

SEABROOK
      GM
      DCX
      Ford
      Other                   3,989,801     5,184,444     6,131,376     4,474,624     5,445,409     5,831,272     2,343,391
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Net                3,989,801     5,184,444     6,131,376     4,474,624     5,445,409     5,831,272     2,343,391
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

      Intercompany                    -        56,808        65,190             -        22,120         3,780         3,780
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------
           Gross              3,989,801     5,241,252     6,196,566     4,474,624     5,467,529     5,835,052     2,347,171
                             ----------    ----------    ----------    ----------    ----------    ----------     ---------

                              AUG-03        SEP-03        OCT-03        NOV-03        DEC-03        2003
                             ---------    ----------     ---------     ---------    ----------   -----------
I. REVENUE

CORPORATE
      GM                                                                                                   -
      DCX                                                                                                  -
      Ford                                                                                                 -
      Other                   (234,013)      (56,911)     (194,003)     (232,364)    2,846,987     2,026,625
                             ---------    ----------     ---------     ---------    ----------   -----------
           Net                (234,013)      (56,911)     (194,003)     (232,364)    2,846,987     2,026,625
                             ---------    ----------     ---------     ---------    ----------   -----------

      Intercompany           9,510,917    10,948,401     8,997,328     8,965,369    11,146,396   122,964,456
                             ---------    ----------     ---------     ---------    ----------   -----------
           Gross             9,276,904    10,891,491     8,803,326     8,733,005    13,993,383   124,991,081
                             ---------    ----------     ---------     ---------    ----------   -----------

GRAND BLANC
      GM                                                                                                   -
      DCX                                                                                                  -
      Ford                                                                                                 -
      Other                  6,546,210     8,796,102     6,864,605     7,526,055     8,823,304   101,563,019
                             ---------    ----------     ---------     ---------    ----------   -----------
           Net               6,546,210     8,796,102     6,864,605     7,526,055     8,823,304   101,563,019
                             ---------    ----------     ---------     ---------    ----------   -----------

      Intercompany              67,874       137,687        84,826        64,263        46,379     1,975,226
                             ---------    ----------     ---------     ---------    ----------   -----------
           Gross             6,614,085     8,933,789     6,949,431     7,590,318     8,869,683   103,538,245
                             ---------    ----------     ---------     ---------    ----------   -----------

GRAND RAPIDS
      GM                                                                                                   -
      DCX                                                                                                  -
      Ford                                                                                                 -
      Other                  1,848,770     2,322,542     1,570,512     1,345,574       996,551    24,535,115
                             ---------    ----------     ---------     ---------    ----------   -----------
           Net               1,848,770     2,322,542     1,570,512     1,345,574       996,551    24,535,115
                             ---------    ----------     ---------     ---------    ----------   -----------

      Intercompany             177,116       181,727       128,586       266,963       155,977     2,458,374
                             ---------    ----------     ---------     ---------    ----------   -----------
           Gross             2,025,886     2,504,268     1,699,098     1,612,537     1,152,527    26,993,489
                             ---------    ----------     ---------     ---------    ----------   -----------

SEABROOK
      GM                                                                                                   -
      DCX                                                                                                  -
      Ford                                                                                                 -
      Other                  4,427,137     4,963,337     4,015,259     3,647,700     2,994,688    53,448,438
                             ---------    ----------     ---------     ---------    ----------   -----------
           Net               4,427,137     4,963,337     4,015,259     3,647,700     2,994,688    53,448,438
                             ---------    ----------     ---------     ---------    ----------   -----------

      Intercompany              23,675        11,200         5,600        14,420             -       206,573
                             ---------    ----------     ---------     ---------    ----------   -----------
           Gross             4,450,811     4,974,537     4,020,859     3,662,120     2,994,688    53,655,010
                             ---------    ----------     ---------     ---------    ----------   -----------

                                   166 of 231     Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                     JAN-04       FEB-04        MAR-04         APR-04      MAY-04       JUN-04       JUL-04        AUG-04
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
I. REVENUE

CORPORATE
    GM
    DCX
    Ford
    Other              75,786     (186,575)     (177,200)      168,885      168,885      168,885      168,885      168,885
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Net             75,786     (186,575)     (177,200)      168,885      168,885      168,885      168,885      168,885
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
    Intercompany    9,134,937    9,774,215    11,611,176     9,134,937    9,774,215   11,611,176    9,134,937    9,774,215
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Gross        9,210,723    9,587,640    11,433,975     9,303,823    9,943,101   11,780,061    9,303,823    9,943,101
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------

GRAND BLANC
    GM                                                       2,499,822    2,866,748    3,232,702    1,199,786    2,905,816
    DCX                                                      1,244,669    1,681,386    1,640,705      335,351      701,161
    Ford                                                       748,050      224,392            -            -            -
    Other           6,877,044    7,563,674    10,393,132     3,129,649    3,523,909    4,228,299    2,271,343    3,221,100
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Net          6,877,044    7,563,674    10,393,132     7,622,190    8,296,435    9,101,707    3,806,481    6,828,077
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
    Intercompany       22,706       54,417        65,186             -            -            -            -            -
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Gross        6,899,749    7,618,091    10,458,318     7,622,190    8,296,435    9,101,707    3,806,481    6,828,077
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------

GRAND RAPIDS
    GM                                                         410,022      441,420      514,625      203,313      436,770
    DCX                                                              -            -            -            -            -
    Ford                                                     1,256,657    1,382,769    1,792,355      501,100    1,333,664
    Other           1,126,811    1,214,771     1,932,678             -            -            -            -            -
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Net          1,126,811    1,214,771     1,932,678     1,666,679    1,824,189    2,306,980      704,413    1,770,433
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
    Intercompany      109,216      129,648        75,570         1,281       25,622       25,622       16,014      633,110
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Gross        1,236,027    1,344,420     2,008,248     1,667,960    1,849,811    2,332,601      720,426    2,403,543
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------

SEABROOK
    GM                                                       1,840,658    2,249,624    2,049,796      394,811    1,585,962
    DCX                                                         49,012       53,909       58,806       49,012       49,012
    Ford                                                       787,396      839,228      932,210      509,342      854,947
    Other           3,614,437    3,242,327     4,575,644       257,313      277,981      324,238      184,717      271,863
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Net          3,614,437    3,242,327     4,575,644     2,934,380    3,420,742    3,365,050    1,137,882    2,761,785
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
    Intercompany            -            -             -             -            -            -            -            -
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------
       Gross        3,614,437    3,242,327     4,575,644     2,934,380    3,420,742    3,365,050    1,137,882    2,761,785
                    ---------    ---------    ----------     ---------    ---------   ----------    ---------    ---------

                      SEP-04       OCT-04       NOV-04       DEC-04       2004
                    ----------   ----------    ---------   ----------  -----------
I. REVENUE

CORPORATE
    GM                                                                           -
    DCX                                                                          -
    Ford                                                                         -
    Other              168,885      168,885      168,885      168,885    1,231,979
                    ----------   ----------    ---------   ----------  -----------
       Net             168,885      168,885      168,885      168,885    1,231,979
                    ----------   ----------    ---------   ----------  -----------
    Intercompany    11,611,176    9,134,937    9,774,215   11,611,176  122,081,313
                    ----------   ----------    ---------   ----------  -----------
       Gross        11,780,061    9,303,823    9,943,101   11,780,061  123,313,292
                    ----------   ----------    ---------   ----------  -----------

GRAND BLANC
    GM               4,740,419    5,432,291    4,665,900    5,190,354   32,733,839
    DCX                842,991      702,636      731,653      676,773    8,557,325
    Ford                     -            -            -            -      972,441
    Other            4,406,235    3,340,516    2,945,972    3,412,014   55,312,888
                    ----------   ----------    ---------   ----------  -----------
       Net           9,989,645    9,475,443    8,343,525    9,279,141   97,576,493
                    ----------   ----------    ---------   ----------  -----------
    Intercompany             -            -            -            -      142,309
                    ----------   ----------    ---------   ----------  -----------
       Gross         9,989,645    9,475,443    8,343,525    9,279,141   97,718,802
                    ----------   ----------    ---------   ----------  -----------

GRAND RAPIDS
    GM                 524,494      437,077      383,564      388,331    3,739,615
    DCX                      -            -            -            -            -
    Ford             1,587,004    1,251,077    1,053,538    1,109,340   11,267,504
    Other                    -            -            -            -    4,274,260
                    ----------   ----------    ---------   ----------  -----------
       Net           2,111,498    1,688,154    1,437,103    1,497,671   19,281,380
                    ----------   ----------    ---------   ----------  -----------
    Intercompany     1,249,694    1,442,560    1,197,425    1,305,164    6,210,925
                    ----------   ----------    ---------   ----------  -----------
       Gross         3,361,191    3,130,714    2,634,528    2,802,836   25,492,305
                    ----------   ----------    ---------   ----------  -----------

SEABROOK
    GM               2,274,859    1,902,192    1,669,258    1,802,039   15,769,198
    DCX                 61,382       51,348       49,012       58,806      480,300
    Ford             1,037,888      865,789      724,896      835,598    7,387,294
    Other              330,512      271,555      263,606      279,356   13,893,549
                    ----------   ----------    ---------   ----------  -----------
       Net           3,704,640    3,090,884    2,706,772    2,975,798   37,530,341
                    ----------   ----------    ---------   ----------  -----------
    Intercompany             -            -            -            -            -
                    ----------   ----------    ---------   ----------  -----------
       Gross         3,704,640    3,090,884    2,706,772    2,975,798   37,530,341
                    ----------   ----------    ---------   ----------  -----------

                                   167 of 231         Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                      MAR-05         JUN-05         SEP-05         DEC-05         2005           MAR-06         JUN-06
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
I. REVENUE

CORPORATE
    GM              (1,160,225)    (1,160,225)    (1,160,225)    (1,160,225)    (4,640,901)    (2,073,209)    (2,073,209)
    DCX                                                                                  -
    Ford                                                                                 -
    Other              173,952        173,952        173,952        173,952        695,808        179,171        179,171
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Net            (986,273)      (986,273)      (986,273)      (986,273)    (3,945,093)    (1,894,038)    (1,894,038)
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
    Intercompany    31,435,938     31,435,938     31,435,938     31,435,938    125,743,752     32,379,016     32,379,016
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Gross        30,449,665     30,449,665     30,449,665     30,449,665    121,798,659     30,484,978     30,484,978
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------

GRAND BLANC
    GM              17,054,049     15,015,276     12,393,345     12,548,901     57,011,571     13,633,019     13,202,899
    DCX              2,130,682      1,798,692      1,410,107      1,463,307      6,802,788      1,505,187      1,435,352
    Ford                     -              -              -              -              -              -              -
    Other           11,916,311     10,716,904      9,649,667      9,571,759     41,854,642     11,572,652     10,494,510
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Net          31,101,042     27,530,872     23,453,120     23,583,967    105,669,001     26,710,857     25,132,761
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
    Intercompany             -              -              -              -              -              -              -
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Gross        31,101,042     27,530,872     23,453,120     23,583,967    105,669,001     26,710,857     25,132,761
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------

GRAND RAPIDS
    GM               1,350,971      1,374,763      1,172,667      1,219,222      5,117,623      1,330,739      1,279,748
    DCX                      -              -              -              -              -              -              -
    Ford             3,602,566      3,681,804      3,054,592      3,133,830     13,472,792      2,921,783      2,867,098
    Other                    -              -              -              -              -              -              -
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Net           4,953,536      5,056,568      4,227,259      4,353,052     18,590,415      4,252,523      4,146,846
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
    Intercompany     3,978,906      4,042,064      2,565,619      2,405,036     12,991,624      2,750,543      2,709,484
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Gross         8,932,443      9,098,631      6,792,878      6,758,088     31,582,039      7,003,066      6,856,330
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------

SEABROOK
    GM               4,782,788      4,404,909      2,437,195      2,541,070     14,165,961      2,731,507      2,685,341
    DCX                161,727        161,727        161,727        161,727        646,909        161,727        161,727
    Ford             2,525,046      2,548,690      2,275,448      2,349,843      9,699,027      2,477,208      2,438,271
    Other              888,724        866,770        791,993        828,057      3,375,543        888,724        866,770
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Net           8,358,285      7,982,096      5,666,363      5,880,697     27,887,440      6,259,167      6,152,108
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
    Intercompany             -              -              -              -              -              -              -
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------
       Gross         8,358,285      7,982,096      5,666,363      5,880,697     27,887,440      6,259,167      6,152,108
                    ----------     ----------     ----------     ----------    -----------     ----------     ----------

                      SEP-06         DEC-06          2006          2007            2008
                    ----------     ----------    -----------    -----------    -----------
I. REVENUE

CORPORATE
    GM              (2,073,209)    (2,073,209)    (8,292,836)    (8,936,480)    (8,936,480)
    DCX                                                    -
    Ford                                                   -
    Other              179,171        179,171        716,682        738,183        760,328
                    ----------     ----------    -----------    -----------    -----------
       Net          (1,894,038)    (1,894,038)    (7,576,154)    (8,198,297)    (8,176,152)
                    ----------     ----------    -----------    -----------    -----------
    Intercompany    32,379,016     32,379,016    129,516,065    133,401,547    137,403,593
                    ----------     ----------    -----------    -----------    -----------
       Gross        30,484,978     30,484,978    121,939,911    125,203,249    129,227,441
                    ----------     ----------    -----------    -----------    -----------

GRAND BLANC
    GM              10,440,462     10,442,536     47,718,915     42,544,964     40,679,660
    DCX              1,321,991      1,405,786      5,668,315      5,250,370      4,882,708
    Ford                     -              -              -              -              -
    Other            9,649,667      9,571,759     41,288,588     41,288,230     41,288,230
                    ----------     ----------    -----------    -----------    -----------
       Net          21,412,120     21,420,081     94,675,819     89,083,564     86,850,598
                    ----------     ----------    -----------    -----------    -----------
    Intercompany             -              -              -              -              -
                    ----------     ----------    -----------    -----------    -----------
       Gross        21,412,120     21,420,081     94,675,819     89,083,564     86,850,598
                    ----------     ----------    -----------    -----------    -----------

GRAND RAPIDS
    GM               1,154,718      1,205,796      4,971,001      2,965,347      2,990,187
    DCX                      -              -              -              -              -
    Ford             2,463,092      2,463,092     10,715,066      6,972,996              -
    Other                    -              -              -              -              -
                    ----------     ----------    -----------    -----------    -----------
       Net           3,617,810      3,668,888     15,686,067      9,938,343      2,990,187
                    ----------     ----------    -----------    -----------    -----------
    Intercompany     2,268,344      2,353,920     10,082,292      9,653,578      9,100,472
                    ----------     ----------    -----------    -----------    -----------
       Gross         5,886,155      6,022,809     25,768,359     19,591,921     12,090,659
                    ----------     ----------    -----------    -----------    -----------

SEABROOK
    GM               2,246,758      2,291,482      9,955,088      2,630,463        400,038
    DCX                161,727        161,727        646,909        646,909        646,909
    Ford               727,132        728,910      6,371,521      2,845,446      2,549,811
    Other              791,993        828,057      3,375,543      3,375,491      3,375,491
                    ----------     ----------    -----------    -----------    -----------
       Net           3,927,610      4,010,175     20,349,060      9,498,309      6,972,249
                    ----------     ----------    -----------    -----------    -----------
    Intercompany             -              -              -              -              -
                    ----------     ----------    -----------    -----------    -----------
       Gross         3,927,610      4,010,175     20,349,060      9,498,309      6,972,249
                    ----------     ----------    -----------    -----------    -----------

                                   168 of 231         Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                              JAN-03       FEB-03     MAR-03      APR-03       MAY-03      JUN-03       JUL-03      AUG-03
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
WALLACEBURG / NEW BUSINESS
    GM
    DCX
    Ford
    Other                      644,709     740,779   1,312,711   1,039,316      892,732   1,000,332     217,219     523,987
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                     644,709     740,779   1,312,711   1,039,316      892,732   1,000,332     217,219     523,987
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany                     -      10,370       8,369           -            -           -           -           -
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                   644,709     751,149   1,321,080   1,039,316      892,732   1,000,332     217,219     523,987
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

GROESBECK
    GM
    DCX
    Ford
    Other                    7,454,873   8,850,357  10,720,901   7,670,493    7,578,592   8,205,958   4,541,134   6,205,448
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                   7,454,873   8,850,357  10,720,901   7,670,493    7,578,592   8,205,958   4,541,134   6,205,448
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany                 8,476      18,089      45,764      37,893       45,146      47,028      20,833      26,336
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                 7,463,350   8,868,446  10,766,665   7,708,387    7,623,738   8,252,987   4,561,967   6,231,785
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

MALYN
    GM
    DCX
    Ford
    Other                    3,039,451   3,017,078   2,947,236   2,008,236    2,057,855   2,388,000   1,803,045     979,319
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                   3,039,451   3,017,078   2,947,236   2,008,236    2,057,855   2,388,000   1,803,045     979,319
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany               125,884     163,692     229,838     292,915      377,139     467,082     150,258     300,077
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                 3,165,335   3,180,770   3,177,075   2,301,151    2,434,995   2,855,082   1,953,303   1,279,396
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

HARPER
    GM
    DCX
    Ford
    Other                    6,426,372   8,422,669  10,627,133   7,465,878    8,359,067   9,847,631   4,522,748   5,835,393
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
        Net                  6,426,372   8,422,669  10,627,133   7,465,878    8,359,067   9,847,631   4,522,748   5,835,393
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany               332,810     331,459     277,417     135,573      150,932     163,045     121,205      73,645
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
        Gross                6,759,182   8,754,128  10,904,550   7,601,450    8,509,999  10,010,676   4,643,954   5,909,038
                             ---------   ---------  ----------   ---------    ---------  ----------   ---------   ---------

CONNEAUT
    GM
    DCX
    Ford
    Other                    1,139,068   1,289,703   1,634,856   1,195,173    1,261,347   1,527,804     696,837   1,371,037
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                   1,139,068   1,289,703   1,634,856   1,195,173    1,261,347   1,527,804     696,837   1,371,037
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany               676,120     887,578   1,094,713     626,762      437,516     952,573     274,412     625,789
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                 1,815,188   2,177,281   2,729,569   1,821,935    1,698,864   2,480,377     971,249   1,996,826
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

HARTFORD CITY
    GM
    DCX
    Ford
    Other                    1,344,070   1,537,169   1,865,650   1,320,523    1,229,605   1,414,568     494,443     927,824
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                   1,344,070   1,537,169   1,865,650   1,320,523    1,229,605   1,414,568     494,443     927,824
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany                     -           -       8,987       3,702        2,131           -           -       1,517
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                 1,344,070   1,537,169   1,874,637   1,324,225    1,231,736   1,414,568     494,443     929,341
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

HOPKINSVILLE
    GM
    DCX
    Ford
    Other                    1,164,036   1,801,720   2,371,487   1,993,820    1,953,543   2,352,839     566,105   1,444,233
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                   1,164,036   1,801,720   2,371,487   1,993,820    1,953,543   2,352,839     566,105   1,444,233
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany                     -           -           -           -            -           -           -           -
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                 1,164,036   1,801,720   2,371,487   1,993,820    1,953,543   2,352,839     566,105   1,444,233
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

LANCASTER
    GM
    DCX
    Ford
    Other                    1,522,952   1,925,644   2,118,624   1,920,121    1,901,391   2,488,137   1,137,638   1,376,438
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Net                   1,522,952   1,925,644   2,118,624   1,920,121    1,901,391   2,488,137   1,137,638   1,376,438
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
    Intercompany               262,409     210,448     358,010        (690)       9,421           -         685           -
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------
       Gross                 1,785,361   2,136,091   2,476,635   1,919,431    1,910,812   2,488,137   1,138,322   1,376,438
                             ---------   ---------  ----------   ---------    ---------   ---------   ---------   ---------

                              SEP-03      OCT-03       NOV-03      DEC-03      2003
                             ---------   ---------   ---------   ---------  ----------
WALLACEBURG / NEW BUSINESS
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                      812,968     435,363     348,759      91,068   8,059,942
                             ---------   ---------   ---------   ---------  ----------
       Net                     812,968     435,363     348,759      91,068   8,059,942
                             ---------   ---------   ---------   ---------  ----------
    Intercompany                     -       1,290       3,615           -      23,644
                             ---------   ---------   ---------   ---------  ----------
       Gross                   812,968     436,654     352,374      91,068   8,083,587
                             ---------   ---------   ---------   ---------  ----------

GROESBECK
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    8,805,061   7,474,048   7,197,709   6,526,737  91,231,313
                             ---------   ---------   ---------   ---------  ----------
       Net                   8,805,061   7,474,048   7,197,709   6,526,737  91,231,313
                             ---------   ---------   ---------   ---------  ----------
    Intercompany                33,284      36,326      19,920      40,774     379,871
                             ---------   ---------   ---------   ---------  ----------
       Gross                 8,838,345   7,510,374   7,217,630   6,567,512  91,611,184
                             ---------   ---------   ---------   ---------  ----------

MALYN
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    3,484,954   3,354,306   3,125,857   2,917,605  31,122,943
                             ---------   ---------   ---------   ---------  ----------
       Net                   3,484,954   3,354,306   3,125,857   2,917,605  31,122,943
                             ---------   ---------   ---------   ---------  ----------
    Intercompany               130,101      81,321      87,959      85,360   2,491,627
                             ---------   ---------   ---------   ---------  ----------
       Gross                 3,615,055   3,435,627   3,213,817   3,002,965  33,614,571
                             ---------   ---------   ---------   ---------  ----------

HARPER
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    7,745,785   6,266,113   6,081,540   5,688,971  87,289,301
                             ---------   ---------   ---------   ---------  ----------
       Net                   7,745,785   6,266,113   6,081,540   5,688,971  87,289,301
                             ---------   ---------   ---------   ---------  ----------
    Intercompany               297,432     280,922     204,224     255,667   2,624,331
                             ---------   ---------   ---------   ---------  ----------
       Gross                 8,043,217   6,547,035   6,285,765   5,944,638  89,913,632
                             ---------   ---------   ---------   ---------  ----------

CONNEAUT
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    1,672,140   1,360,133   1,306,594   1,737,542  16,192,235
                             ---------   ---------   ---------   ---------  ----------
       Net                   1,672,140   1,360,133   1,306,594   1,737,542  16,192,235
                             ---------   ---------   ---------   ---------  ----------
    Intercompany               833,175     664,307     554,406     529,492   8,156,842
                             ---------   ---------   ---------   ---------  ----------
       Gross                 2,505,316   2,024,440   1,861,000   2,267,033  24,349,077
                             ---------   ---------   ---------   ---------  ----------

HARTFORD CITY
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    1,131,842     880,935     984,068   1,290,837  14,421,534
                             ---------   ---------   ---------   ---------  ----------
       Net                   1,131,842     880,935     984,068   1,290,837  14,421,534
                             ---------   ---------   ---------   ---------  ----------
    Intercompany                47,887      37,048      49,148      14,564     164,984
                             ---------   ---------   ---------   ---------  ----------
       Gross                 1,179,729     917,983   1,033,216   1,305,401  14,586,518
                             ---------   ---------   ---------   ---------  ----------

HOPKINSVILLE
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    1,561,345   1,748,858   1,820,979   1,898,798  20,677,760
                             ---------   ---------   ---------   ---------  ----------
       Net                   1,561,345   1,748,858   1,820,979   1,898,798  20,677,760
                             ---------   ---------   ---------   ---------  ----------
    Intercompany                     -           -           -           -           -
                             ---------   ---------   ---------   ---------  ----------
       Gross                 1,561,345   1,748,858   1,820,979   1,898,798  20,677,760
                             ---------   ---------   ---------   ---------  ----------

LANCASTER
    GM                                                                               -
    DCX                                                                              -
    Ford                                                                             -
    Other                    1,960,803   1,532,238   1,681,621   2,831,414  22,397,021
                             ---------   ---------   ---------   ---------  ----------
       Net                   1,960,803   1,532,238   1,681,621   2,831,414  22,397,021
                             ---------   ---------   ---------   ---------  ----------
    Intercompany                 2,550         176       3,072           -     846,081
                             ---------   ---------   ---------   ---------  ----------
       Gross                 1,963,353   1,532,414   1,684,693   2,831,414  23,243,102
                             ---------   ---------   ---------   ---------  ----------

                                   169 of 231         Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                JAN-04       FEB-04         MAR-04        APR-04      MAY-04       JUN-04       JUL-04
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
WALLACEBURG / NEW BUSINESS
    GM                                                                          -            -            -            -
    DCX                                                                         -            -            -    1,400,666
    Ford                                                                        -            -            -            -
    Other                        (8,785)      (13,351)         (620)            -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                       (8,785)      (13,351)         (620)            -            -            -    1,400,666
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                 (2,181)            -             -             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                    (10,966)      (13,351)         (620)            -            -            -    1,400,666
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

GROESBECK
    GM                                                                  5,797,056    6,436,113    7,249,912    2,703,566
    DCX                                                                         -            -            -            -
    Ford                                                                  273,650      256,042      262,102       81,729
    Other                     5,498,135     6,903,699     9,137,936             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                    5,498,135     6,903,699     9,137,936     6,070,706    6,692,155    7,512,014    2,785,296
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                 57,949        36,034        61,804        35,000       35,000       43,750       15,000
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                  5,556,084     6,939,734     9,199,740     6,105,706    6,727,155    7,555,764    2,800,296
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

MALYN
    GM                                                                  3,504,379    3,753,023    4,206,388    1,861,523
    DCX                                                                         -            -            -            -
    Ford                                                                        -            -            -            -
    Other                     3,092,682     3,807,247     5,009,697             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                    3,092,682     3,807,247     5,009,697     3,504,379    3,753,023    4,206,388    1,861,523
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                  6,578        37,492        10,910             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                  3,099,260     3,844,739     5,020,607     3,504,379    3,753,023    4,206,388    1,861,523
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

HARPER
    GM                                                                  2,023,628    2,231,084    2,459,325      742,777
    DCX                                                                 3,474,156    3,676,151    4,191,164    2,138,586
    Ford                                                                        -            -            -            -
    Other                     4,981,580     5,901,579     7,443,972       109,621      113,885      138,862       48,725
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                    4,981,580     5,901,579     7,443,972     5,607,405    6,021,120    6,789,351    2,930,088
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                216,852       339,686       449,664        92,981      102,278      109,062       43,279
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                  5,198,432     6,241,265     7,893,636     5,700,386    6,123,398    6,898,413    2,973,367
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

CONNEAUT
    GM                                                                     77,070       80,500       93,183       36,219
    DCX                                                                         -            -            -            -
    Ford                                                                  963,571      963,495    1,024,824      417,355
    Other                     1,245,511     1,277,413     2,226,381             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                    1,245,511     1,277,413     2,226,381     1,040,641    1,043,995    1,118,007      453,574
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                516,453       542,613       756,387       484,324      378,605      404,428      102,162
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                  1,761,964     1,820,026     2,982,768     1,524,965    1,422,600    1,522,435      555,736
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

HARTFORD CITY
    GM                                                                    216,269      256,027      293,664      137,957
    DCX                                                                     5,434            -            -            -
    Ford                                                                  182,732      189,140      215,383       63,071
    Other                     1,069,575     1,127,859     1,425,582       365,603      378,911      472,320      194,734
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                    1,069,575     1,127,859     1,425,582       770,038      824,077      981,368      395,762
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                 61,864        31,322        55,000        49,533       54,495       70,654       19,716
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                  1,131,439     1,159,181     1,480,582       819,571      878,572    1,052,022      415,478
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

HOPKINSVILLE
    GM                                                                  1,882,914    1,970,222    2,285,345      914,526
    DCX                                                                         -            -            -            -
    Ford                                                                   43,219       45,488       54,550       22,744
    Other                       228,112     1,290,906     2,327,486             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                      228,112     1,290,906     2,327,486     1,926,132    2,015,710    2,339,895      937,270
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                      -             -             -             -            -            -            -
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                    228,112     1,290,906     2,327,486     1,926,132    2,015,710    2,339,895      937,270
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

LANCASTER
    GM                                                                    318,899      365,722      407,335       50,492
    DCX                                                                         -            -            -            -
    Ford                                                                  401,190      175,803       83,156       69,316
    Other                     1,510,248     1,084,558     1,507,139        72,863       80,142       87,422       72,863
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Net                    1,510,248     1,084,558     1,507,139       792,952      621,668      577,913      192,671
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
    Intercompany                      -           808             -             -            -            -       (6,984)
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------
       Gross                  1,510,248     1,085,365     1,507,139       792,952      621,668      577,913      185,687
                              ---------     ---------     ---------     ---------    ---------    ---------    ---------

                               AUG-04        SEP-04        OCT-04        NOV-04        DEC-04        2004
                              ---------     ---------    ----------     ---------     ---------   ----------
WALLACEBURG / NEW BUSINESS
    GM                                -             -             -             -             -            -
    DCX                       2,900,369     3,687,138     3,228,429     2,661,398     2,885,558   16,763,557
    Ford                              -             -             -             -             -            -
    Other                             -             -             -             -             -      (22,757)
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                    2,900,369     3,687,138     3,228,429     2,661,398     2,885,558   16,740,801
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                      -             -             -             -             -       (2,181)
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                  2,900,369     3,687,138     3,228,429     2,661,398     2,885,558   16,738,619
                              ---------     ---------    ----------     ---------     ---------   ----------

GROESBECK
    GM                        5,337,583     6,306,686     4,885,570     3,899,585     4,303,168   46,919,241
    DCX                               -             -             -             -             -            -
    Ford                        116,978       142,582       115,705       113,713       110,598    1,473,098
    Other                             -             -             -             -             -   21,539,771
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                    5,454,562     6,449,268     5,001,275     4,013,298     4,413,766   69,932,109
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                 35,000        43,750        35,000        35,000        25,000      458,287
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                  5,489,562     6,493,018     5,036,275     4,048,298     4,438,766   70,390,396
                              ---------     ---------    ----------     ---------     ---------   ----------

MALYN
    GM                        3,555,945     4,265,388     3,554,491     2,903,869     3,126,357   30,731,364
    DCX                               -             -             -             -             -            -
    Ford                              -             -             -             -             -            -
    Other                             -             -             -             -             -   11,909,626
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                    3,555,945     4,265,388     3,554,491     2,903,869     3,126,357   42,640,990
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                      -             -             -             -             -       54,980
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                  3,555,945     4,265,388     3,554,491     2,903,869     3,126,357   42,695,970
                              ---------     ---------    ----------     ---------     ---------   ----------

HARPER
    GM                        1,532,292     1,829,777     1,435,509     1,125,920     1,190,420   14,570,733
    DCX                       3,991,636     5,481,968     5,022,451     4,237,042     4,500,785   36,713,940
    Ford                              -             -             -             -             -            -
    Other                             -             -             -             -             -   18,738,224
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                    5,523,929     7,311,745     6,457,961     5,362,962     5,691,205   70,022,897
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                 95,213       114,256        95,213        73,574        78,767    1,810,826
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                  5,619,142     7,426,001     6,553,174     5,436,536     5,769,973   71,833,723
                              ---------     ---------    ----------     ---------     ---------   ----------

CONNEAUT
    GM                           73,144        94,145        47,343        35,049        49,758      586,411
    DCX                               -             -             -             -             -            -
    Ford                        768,132       921,309       776,607       654,460       733,017    7,222,770
    Other                             -             -             -             -             -    4,749,305
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                      841,276     1,015,454       823,950       689,509       782,775   12,558,486
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                258,392       307,811       243,089       206,279       219,301    4,419,845
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                  1,099,669     1,323,265     1,067,039       895,788     1,002,075   16,978,331
                              ---------     ---------    ----------     ---------     ---------   ----------

HARTFORD CITY
    GM                          247,494       320,916       243,435       256,077       261,393    2,233,232
    DCX                          10,247         1,000             -             -         5,962       22,643
    Ford                        102,736       140,936       103,169       100,607       111,382    1,209,155
    Other                       374,777       481,925       384,009       339,028       401,461    7,015,784
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                      735,254       944,776       730,613       695,712       780,198   10,480,814
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                 52,563        62,531        49,313        41,497        43,736      592,224
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                    787,816     1,007,307       779,926       737,208       823,935   11,073,038
                              ---------     ---------    ----------     ---------     ---------   ----------

HOPKINSVILLE
    GM                        1,902,911     1,216,546       359,248       323,346       341,297   11,196,355
    DCX                               -             -             -             -             -            -
    Ford                         45,488        54,550        45,488        40,949        43,219      395,694
    Other                             -             -             -             -             -    3,846,504
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                    1,948,399     1,271,095       404,736       364,295       384,516   15,438,553
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                      -             -             -             -             -            -
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                  1,948,399     1,271,095       404,736       364,295       384,516   15,438,553
                              ---------     ---------    ----------     ---------     ---------   ----------

LANCASTER
    GM                           39,448        48,041        40,058        39,448        40,530    1,349,974
    DCX                               -             -             -             -             -            -
    Ford                         69,316        86,795        72,596        69,316        82,356    1,109,845
    Other                        72,863        91,229        76,336        72,863        87,422    4,815,947
                              ---------     ---------    ----------     ---------     ---------   ----------
       Net                      181,627       226,065       188,990       181,627       210,308    7,275,766
                              ---------     ---------    ----------     ---------     ---------   ----------
    Intercompany                (13,860)      (20,988)      (49,032)      (49,032)            -     (139,089)
                              ---------     ---------    ----------     ---------     ---------   ----------
       Gross                    167,767       205,077       139,958       132,595       210,308    7,136,678
                              ---------     ---------    ----------     ---------     ---------   ----------

                                   170 of 231         Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                               MAR-05       JUN-05       SEP-05       DEC-05        2005        MAR-06       JUN-06
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
WALLACEBURG / NEW BUSINESS
    GM                                -            -            -            -            -            -            -
    DCX                       9,861,254    9,861,254    8,320,433    8,320,433   36,363,375    9,244,926    9,090,844
    Ford                              -            -            -            -            -            -            -
    Other                             -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                    9,861,254    9,861,254    8,320,433    8,320,433   36,363,375    9,244,926    9,090,844
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                      -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                  9,861,254    9,861,254    8,320,433    8,320,433   36,363,375    9,244,926    9,090,844
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

GROESBECK
    GM                       14,152,242   14,314,232   12,315,372   12,886,520   53,668,366   13,823,557   10,975,806
    DCX                               -            -            -            -            -            -            -
    Ford                        287,417      293,104      273,042      275,886    1,129,449      278,769      284,455
    Other                             -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                   14,439,659   14,607,336   12,588,415   13,162,406   54,797,815   14,102,325   11,260,261
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                103,750      113,750       93,750       95,000      406,250      103,750      113,750
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                 14,543,409   14,721,086   12,682,165   13,257,406   55,204,065   14,206,075   11,374,011
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

MALYN
    GM                        9,801,146    9,032,392    9,135,175    9,366,202   37,334,914    9,442,428    9,375,056
    DCX                               -            -            -            -            -            -            -
    Ford                              -            -            -            -            -            -            -
    Other                             -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                    9,801,146    9,032,392    9,135,175    9,366,202   37,334,914    9,442,428    9,375,056
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                      -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                  9,801,146    9,032,392    9,135,175    9,366,202   37,334,914    9,442,428    9,375,056
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

HARPER
    GM                        4,017,447    4,065,773    3,286,213    3,220,658   14,590,091    3,483,979    3,418,042
    DCX                      14,507,198   14,818,485   11,772,904   11,495,091   52,593,678   13,725,414   11,168,471
    Ford                              -            -            -            -            -            -            -
    Other                             -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                   18,524,645   18,884,258   15,059,117   14,715,749   67,183,769   17,209,394   14,586,513
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                283,007      292,600      254,277      263,873    1,093,756      297,456      287,861
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                 18,807,652   19,176,858   15,313,394   14,979,622   68,277,526   17,506,850   14,874,374
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

CONNEAUT
    GM                          122,891      122,891      103,217      122,891      471,891      122,891      122,891
    DCX                               -            -            -            -            -            -            -
    Ford                      2,024,605    2,074,830    1,753,474    1,911,540    7,764,450    2,171,262    1,953,655
    Other                             -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                    2,147,497    2,197,722    1,856,691    2,034,432    8,236,342    2,294,154    2,076,546
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                703,825      718,508      596,462      616,555    2,635,350      577,470      567,337
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                  2,851,321    2,916,229    2,453,154    2,650,987   10,871,692    2,871,624    2,643,883
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

HARTFORD CITY
    GM                        1,075,292    1,091,735      291,942      315,320    2,774,290      287,951      317,324
    DCX                          10,501        5,962       11,246        5,962       33,672       10,501        5,962
    Ford                        297,278      293,545      262,064      274,998    1,127,884      291,678      287,931
    Other                     1,211,486    1,233,491    1,051,125    1,143,143    4,639,246    1,211,486    1,233,491
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                    2,594,557    2,624,733    1,616,378    1,739,424    8,575,092    1,801,617    1,844,708
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                142,011      145,129      120,407      123,481      531,028      115,181      113,029
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                  2,736,569    2,769,862    1,736,784    1,862,905    9,106,119    1,916,798    1,957,738
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

HOPKINSVILLE
    GM                        1,185,564    1,131,655      969,982    1,023,891    4,311,092    1,185,564    1,131,655
    DCX                               -            -            -            -            -            -            -
    Ford                        150,049      143,256      122,782      129,574      545,660      150,049      143,256
    Other                             -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                    1,335,613    1,274,911    1,092,763    1,153,465    4,856,752    1,335,613    1,274,911
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                      -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                  1,335,613    1,274,911    1,092,763    1,153,465    4,856,752    1,335,613    1,274,911
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

LANCASTER
    GM                          128,648      127,547      113,327      116,548      486,070      113,402      108,812
    DCX                               -            -            -            -            -            -            -
    Ford                        235,628      228,708      225,428      224,268      914,032      235,628      228,708
    Other                       240,427      240,427      240,427      240,427      961,710      240,427      240,427
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Net                      604,703      596,682      579,183      581,244    2,361,812      589,457      577,948
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Intercompany                      -            -            -            -            -            -            -
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Gross                    604,703      596,682      579,183      581,244    2,361,812      589,457      577,948
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------

                               SEP-06       DEC-06        2006        2007         2008
                             ----------   ----------   ----------  -----------  -----------
WALLACEBURG / NEW BUSINESS
    GM                        1,904,030   11,371,292   13,275,322   78,335,640   91,447,666
    DCX                       6,902,745    6,993,824   32,232,339   28,859,113   26,924,354
    Ford                              -            -            -            -            -
    Other                             -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Net                    8,806,776   18,365,116   45,507,661  107,194,753  118,372,020
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                      -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Gross                  8,806,776   18,365,116   45,507,661  107,194,753  118,372,020
                             ----------   ----------   ----------  -----------  -----------

GROESBECK
    GM                        9,312,111    9,528,827   43,640,300   41,143,908   41,510,992
    DCX                               -            -            -            -            -
    Ford                        258,628      261,471    1,083,323    1,001,522      509,634
    Other                             -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Net                    9,570,739    9,790,298   44,723,623   42,145,430   42,020,626
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                 93,750       95,000      406,250      406,250      406,250
                             ----------   ----------   ----------  -----------  -----------
       Gross                  9,664,489    9,885,298   45,129,873   42,551,680   42,426,876
                             ----------   ----------   ----------  -----------  -----------

MALYN
    GM                        8,036,981    8,326,247   35,180,711   32,686,149   20,986,745
    DCX                               -            -            -            -            -
    Ford                              -            -            -            -            -
    Other                             -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Net                    8,036,981    8,326,247   35,180,711   32,686,149   20,986,745
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                      -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Gross                  8,036,981    8,326,247   35,180,711   32,686,149   20,986,745
                             ----------   ----------   ----------  -----------  -----------

HARPER
    GM                        2,957,765    2,957,765   12,817,550   12,366,693   11,488,526
    DCX                       9,803,863    9,384,639   44,082,386   37,518,435   21,590,098
    Ford                              -            -            -            -            -
    Other                             -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Net                   12,761,627   12,342,403   56,899,937   49,885,128   33,078,624
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                254,277      259,068    1,098,662    1,213,458    1,214,147
                             ----------   ----------   ----------  -----------  -----------
       Gross                 13,015,904   12,601,471   57,998,599   51,098,586   34,292,771
                             ----------   ----------   ----------  -----------  -----------

CONNEAUT
    GM                          103,217      122,891      471,891      471,891      471,891
    DCX                               -            -            -            -            -
    Ford                        246,663      279,187    4,650,767    1,109,412    1,109,412
    Other                             -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Net                      349,880      402,078    5,122,658    1,581,304    1,581,304
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                486,652      492,268    2,123,727    1,428,879      134,518
                             ----------   ----------   ----------  -----------  -----------
       Gross                    836,532      894,347    7,246,385    3,010,182    1,715,821
                             ----------   ----------   ----------  -----------  -----------

HARTFORD CITY
    GM                          291,942      315,320    1,212,538    1,212,542    1,212,542
    DCX                          11,246        5,962       33,672       33,735       33,735
    Ford                        252,702      265,651    1,097,962    1,044,899      725,792
    Other                     1,051,125    1,143,143    4,639,246    4,639,260    4,639,260
                             ----------   ----------   ----------  -----------  -----------
       Net                    1,607,016    1,730,077    6,983,418    6,930,436    6,611,328
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                 97,089       97,089      422,390      274,845            -
                             ----------   ----------   ----------  -----------  -----------
       Gross                  1,704,106    1,827,167    7,405,808    7,205,281    6,611,328
                             ----------   ----------   ----------  -----------  -----------

HOPKINSVILLE
    GM                          969,982    1,023,891    4,311,092    4,311,092    4,311,092
    DCX                               -            -            -            -            -
    Ford                        122,782      129,574      545,660      545,594      545,594
    Other                             -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Net                    1,092,763    1,153,465    4,856,752    4,856,686    4,856,686
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                      -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Gross                  1,092,763    1,153,465    4,856,752    4,856,686    4,856,686
                             ----------   ----------   ----------  -----------  -----------

LANCASTER
    GM                          106,092      111,940      440,246      143,421      143,421
    DCX                               -            -            -            -            -
    Ford                        225,428      224,268      914,032      914,032      914,032
    Other                       240,427      240,427      961,710      961,710      961,710
                             ----------   ----------   ----------  -----------  -----------
       Net                      571,947      576,635    2,315,988    2,019,163    2,019,163
                             ----------   ----------   ----------  -----------  -----------
    Intercompany                      -            -            -            -            -
                             ----------   ----------   ----------  -----------  -----------
       Gross                    571,947      576,635    2,315,988    2,019,163    2,019,163
                             ----------   ----------   ----------  -----------  -----------

                                   171 of 231         Venture-Confidential-DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                JAN-03      FEB-03        MAR-03       APR-03       MAY-03        JUN-03        JUL-03
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
SMC
    GM
    DCX
    Ford
    Other                          4,838       2,961        10,217       23,143       26,598        49,740        21,233
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
       Net                         4,838       2,961        10,217       23,143       26,598        49,740        21,233
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
    Intercompany               1,242,575   1,243,827     1,652,029    1,115,300    1,170,667     1,317,632       468,210
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
       Gross                   1,247,414   1,246,788     1,662,246    1,138,443    1,197,265     1,367,373       489,443
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------

MASONIC-WK
    GM
    DCX
    Ford
    Other                        122,517    (116,367)        1,619      171,140      240,096       240,035        (5,974)
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
       Net                       122,517    (116,367)        1,619      171,140      240,096       240,035        (5,974)
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
    Intercompany                       -     348,670       270,669      202,159      329,577       258,211       289,221
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
       Gross                     122,517     232,303       272,287      373,299      569,673       498,246       283,247
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------

TOTAL REVENUE
    GM                                 -           -             -            -            -             -             -
    DCX                                -           -             -            -            -             -             -
    Ford                               -           -             -            -            -             -             -
    Other                     36,262,487  44,958,133    55,727,226   40,939,831   42,540,005    49,561,699    20,528,948
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
       Net                    36,262,487  44,958,133    55,727,226   40,939,831   42,540,005    49,561,699    20,528,948
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
    Intercompany              13,116,743  14,341,388    17,649,524   13,146,463   13,035,174    15,064,241     9,591,134
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
       Gross                  49,379,231  59,299,521    73,376,750   54,086,294   55,575,179    64,625,940    30,120,082
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------

II. VARIABLE COSTS

                              All variable costs for January through September are actual. Thereafter costs are based on plant projected standards for 2004.

CORPORATE
    Material                       8,235       7,124         5,834        4,604        9,979       287,029         1,049
    Scrap                              -         182            26          148          432           339           347
    Labor                      9,369,108  10,151,959    12,295,485   10,050,732    9,798,081    11,290,643     8,587,406
    Burden                       (10,750)     79,179       273,894        6,359     (161,112)      (73,952)        9,171
    Restructuring Adjustment           -           -             -            -            -             -             -
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
     Total Variable Costs      9,366,593  10,238,445    12,575,238   10,061,843    9,647,380    11,504,059     8,597,973
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------

GRAND BLANC
    Material                   2,701,345   3,813,619     4,800,432    4,056,407    4,046,822     4,569,982     1,444,154
    Scrap                        270,933     421,658       495,043      305,764      429,965       466,616       111,295
    Labor                      2,023,185   2,246,389     2,905,357    2,167,835    2,293,949     2,383,830     1,605,828
    Burden                     1,120,482   1,675,110     2,112,059    1,239,620    1,440,401     1,717,999     1,254,157
    Restructuring Adjustment           -           -             -            -            -             -             -
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
     Total Variable Costs      6,115,946   8,156,776    10,312,891    7,769,626    8,211,137     9,138,427     4,415,435
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------

GRAND RAPIDS
    Material                   1,690,765   2,322,810     3,340,317    1,307,394    1,136,178     2,594,224       439,533
    Scrap                         49,756      44,097       102,202      170,422       34,601       293,217       (24,141)
    Labor                        452,630     577,971       589,294      319,104      298,346       425,275       253,942
    Burden                       357,240     524,223       562,686      403,580      127,080       236,510       217,013
    Restructuring Adjustment           -           -             -            -            -             -             -
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------
     Total Variable Costs      2,550,391   3,469,101     4,594,498    2,200,499    1,596,204     3,549,226       886,347
                              ----------  ----------    ----------   ----------   ----------    ----------    ----------

                                AUG-03       SEP-03       OCT-03        NOV-03       DEC-03       2003
                              ----------   ----------   ----------    ----------   ----------  -----------
SMC
    GM                                                                                                   -
    DCX                                                                                                  -
    Ford                                                                                                 -
    Other                         51,620      104,085       66,631       102,384       33,002      496,452
                              ----------   ----------   ----------    ----------   ----------  -----------
       Net                        51,620      104,085       66,631       102,384       33,002      496,452
                              ----------   ----------   ----------    ----------   ----------  -----------
    Intercompany                 859,688    1,103,594      939,182       877,693    1,013,861   13,004,259
                              ----------   ----------   ----------    ----------   ----------  -----------
       Gross                     911,308    1,207,679    1,005,813       980,077    1,046,863   13,500,710
                              ----------   ----------   ----------    ----------   ----------  -----------

MASONIC-WK
    GM                                                                                                   -
    DCX                                                                                                  -
    Ford                                                                                                 -
    Other                        403,226      277,298       95,011       113,719       64,373    1,606,693
                              ----------   ----------   ----------    ----------   ----------  -----------
       Net                       403,226      277,298       95,011       113,719       64,373    1,606,693
                              ----------   ----------   ----------    ----------   ----------  -----------
    Intercompany                 224,070      134,348       74,616        71,060      319,477    2,522,078
                              ----------   ----------   ----------    ----------   ----------  -----------
       Gross                     627,296      411,646      169,626       184,779      383,850    4,128,771
                              ----------   ----------   ----------    ----------   ----------  -----------

TOTAL REVENUE
    GM                                 -            -            -             -            -            -
    DCX                                -            -            -             -            -            -
    Ford                               -            -            -             -            -            -
    Other                     31,706,629   43,581,351   35,470,009    35,050,196   38,741,876  475,068,390
                              ----------   ----------   ----------    ----------   ----------  -----------
       Net                    31,706,629   43,581,351   35,470,009    35,050,196   38,741,876  475,068,390
                              ----------   ----------   ----------    ----------   ----------  -----------
    Intercompany              11,890,705   13,861,387   11,331,527    11,182,112   13,607,947  157,818,346
                              ----------   ----------   ----------    ----------   ----------  -----------
       Gross                  43,597,334   57,442,738   46,801,536    46,232,308   52,349,823  632,886,736
                              ----------   ----------   ----------    ----------   ----------  -----------

II. VARIABLE COSTS

                              All variable costs for January through September are actual. Thereafter costs are based on plant projected standards for 2004.

CORPORATE
    Material                      12,795       87,053       56,052        21,753    2,644,006    3,145,512
    Scrap                          1,465        5,792        4,589         3,341        2,731       19,391
    Labor                      8,993,058   10,908,114    8,935,910     8,379,413    8,580,468  117,340,377
    Burden                         8,689        7,461      (13,805)       17,025      333,032      475,190
    Restructuring Adjustment           -            -            -             -            -            -
                              ----------   ----------   ----------    ----------   ----------  -----------
     Total Variable Costs      9,016,006   11,008,420    8,982,745     8,421,532   11,560,237  120,980,472
                              ----------   ----------   ----------    ----------   ----------  -----------

GRAND BLANC
    Material                   2,538,127    3,147,227    2,780,185     3,260,536    2,268,151   39,426,987
    Scrap                        403,919      490,473      287,641       303,600      236,479    4,223,385
    Labor                      1,741,351    2,378,416    1,853,660     1,598,898    1,903,821   25,102,521
    Burden                       957,494    1,377,394      744,450       530,168      904,919   15,074,254
    Restructuring Adjustment           -            -            -             -            -            -
                              ----------   ----------   ----------    ----------   ----------  -----------
     Total Variable Costs      5,640,891    7,393,510    5,665,935     5,693,203    5,313,370   83,827,147
                              ----------   ----------   ----------    ----------   ----------  -----------

GRAND RAPIDS
    Material                   1,493,961    1,894,706    1,291,913     1,166,419      888,631   19,566,851
    Scrap                         55,660       40,549       65,304        49,994       48,068      929,728
    Labor                        270,419      337,633      310,681       306,759      333,277    4,475,329
    Burden                       229,987      214,144      259,599       391,022      409,121    3,932,204
    Restructuring Adjustment           -            -            -             -            -            -
                              ----------   ----------   ----------    ----------   ----------  -----------
     Total Variable Costs      2,050,026    2,487,032    1,927,498     1,914,194    1,679,097   28,904,112
                              ----------   ----------   ----------    ----------   ----------  -----------

                                 172 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04         FEB-04         MAR-04         APR-04         MAY-04         JUN-04
                               ----------     ----------     ----------     ----------     ----------     ----------
SMC
    GM                                                                               -              -              -
    DCX                                                                              -              -              -
    Ford                                                                             -              -              -
    Other                         112,167        111,223         58,236        130,222        143,244        200,015
                               ----------     ----------     ----------     ----------     ----------     ----------
       Net                        112,167        111,223         58,236        130,222        143,244        200,015
                               ----------     ----------     ----------     ----------     ----------     ----------
    Intercompany                  876,144        858,807      1,274,954        647,654        763,661        882,605
                               ----------     ----------     ----------     ----------     ----------     ----------
       Gross                      988,311        970,030      1,333,190        777,876        906,905      1,082,619
                               ----------     ----------     ----------     ----------     ----------     ----------

MASONIC-WK
    GM                                                                         432,440        475,684        547,037
    DCX                                                                         11,110        222,193        222,193
    Ford                                                                             -              -              -
    Other                         110,109         55,726        229,839              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------
       Net                        110,109         55,726        229,839        443,550        697,877        769,229
                               ----------     ----------     ----------     ----------     ----------     ----------
    Intercompany                  455,546        440,589        598,262         75,000         75,000         75,000
                               ----------     ----------     ----------     ----------     ----------     ----------
       Gross                      565,655        496,315        828,101        518,550        772,877        844,229
                               ----------     ----------     ----------     ----------     ----------     ----------

TOTAL REVENUE

    GM                                  -              -              -     19,003,156     21,126,168     23,339,313
    DCX                                 -              -              -      4,784,381      5,633,638      6,112,868
    Ford                                -              -              -      4,656,464      4,076,357      4,364,579
    Other                      29,533,412     33,381,056     46,089,901      4,234,157      4,686,958      5,620,041
                               ----------     ----------     ----------     ----------     ----------     ----------
       Net                     29,533,412     33,381,056     46,089,901     32,678,158     35,523,121     39,436,802
                               ----------     ----------     ----------     ----------     ----------     ----------
    Intercompany               11,456,064     12,245,632     14,958,912     10,520,710     11,208,876     13,222,296
                               ----------     ----------     ----------     ----------     ----------     ----------
       Gross                   40,989,477     45,626,688     61,048,813     43,198,869     46,731,998     52,659,098
                               ----------     ----------     ----------     ----------     ----------     ----------

II. VARIABLE COSTS

CORPORATE
    Material                       66,682        (73,661)       121,788         38,270         38,270         38,270
    Scrap                           3,856          2,535          6,128          4,173          4,173          4,173
    Labor                       8,644,903      9,253,688     11,042,291      9,646,961      9,646,961      9,646,961
    Burden                           (198)       (15,400)       (54,427)       (23,342)       (23,342)       (23,342)
    Restructuring Adjustment     (134,100)      (161,000)      (364,300)      (220,000)      (220,000)      (275,000)
                               ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs     8,581,143      9,006,162     10,751,481      9,446,062      9,446,062      9,391,062
                               ----------     ----------     ----------     ----------     ----------     ----------

GRAND BLANC
    Material                    2,473,353      2,470,008      2,773,752      2,319,004      2,527,357      2,813,529
    Scrap                       1,067,086       (448,549)     1,242,041        254,244        280,641        312,424
    Labor                       1,227,818      2,842,559      2,654,750      1,239,502      1,332,062      1,450,131
    Burden                        179,515      3,239,539      2,247,344      1,731,897      1,880,520      2,050,744
    Restructuring Adjustment            -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs     4,947,772      8,103,558      8,917,887      5,544,647      6,020,580      6,626,829
                               ----------     ----------     ----------     ----------     ----------     ----------

GRAND RAPIDS
    Material                      861,479        957,685      1,553,678      1,320,712      1,461,703      1,858,062
    Scrap                          69,954         72,589         43,453         27,414         30,454         38,172
    Labor                         477,077        373,364        349,395         51,645         57,184         69,591
    Burden                        231,445        421,545        246,897        452,608        441,749        489,330
    Restructuring Adjustment            -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs     1,639,955      1,825,183      2,193,423      1,852,380      1,991,091      2,455,155
                               ----------     ----------     ----------     ----------     ----------     ----------

                                 JUL-04        AUG-04          SEP-04         OCT-04         NOV-04         DEC-04         2004
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
SMC
    GM                                  -              -              -              -              -              -              -
    DCX                                 -              -              -              -              -              -              -
    Ford                                -              -              -              -              -              -              -
    Other                          69,553        130,222        212,902        136,423        130,222        198,934      1,633,362
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Net                         69,553        130,222        212,902        136,423        130,222        198,934      1,633,362
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
    Intercompany                  260,404        504,139        715,471        524,723        446,270        570,021      8,324,853
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Gross                      329,957        634,362        928,373        661,146        576,493        768,954      9,958,215
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------

MASONIC-WK
    GM                            281,086        497,306        597,902        498,333        410,818        445,413      4,186,019
    DCX                           138,870      5,244,796     10,649,958     12,239,307     10,278,290     11,156,050     50,162,766
    Ford                                -              -              -              -              -              -              -
    Other                               -              -              -              -              -              -        395,674
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Net                        419,956      5,742,102     11,247,860     12,737,640     10,689,108     11,601,463     54,744,459
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
    Intercompany                   75,000         75,000         75,000         75,000         75,000         75,000      2,169,397
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Gross                      494,956      5,817,102     11,322,860     12,812,640     10,764,108     11,676,463     56,913,856
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------

TOTAL REVENUE

    GM                          8,526,056     18,114,672     22,219,174     18,835,548     15,712,834     17,139,061    164,015,981
    DCX                         4,062,486     12,897,221     20,724,437     21,244,171     17,957,396     19,283,934    112,700,531
    Ford                        1,664,657      3,291,262      3,971,063      3,230,432      2,757,479      3,025,508     31,037,801
    Other                       3,010,821      4,239,710      5,691,688      4,377,723      3,920,576      4,548,073    149,334,117
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Net                     17,264,019     38,542,865     52,606,361     47,687,874     40,348,285     43,996,576    457,088,431
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
    Intercompany                9,659,529     11,413,772     14,158,700     11,550,805     11,800,228     13,928,165    146,123,689
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Gross                   26,923,548     49,956,637     66,765,060     59,238,678     52,148,514     57,924,741    603,212,120
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------

II. VARIABLE COSTS

CORPORATE
    Material                       38,270         38,270         38,270         38,270         38,270         38,270        459,235
    Scrap                           4,173          4,173          4,173          4,173          4,173          4,173         50,077
    Labor                       9,646,961      9,646,961      9,646,961      9,646,961      9,646,961      9,646,961    115,763,532
    Burden                        (23,342)       (23,342)       (23,342)       (23,342)       (23,342)       (23,342)      (280,101)
    Restructuring Adjustment     (220,000)      (220,000)      (275,000)      (220,000)      (220,000)      (275,000)    (2,804,400)
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs     9,446,062      9,446,062      9,391,062      9,446,062      9,446,062      9,391,062    113,188,342
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------

GRAND BLANC
    Material                    1,123,683      2,079,203      3,076,456      2,839,652      2,490,159      2,793,880     29,780,037
    Scrap                         144,473        238,473        351,384        332,300        292,880        326,057      4,393,454
    Labor                       1,334,761      1,075,056      1,560,888      1,491,838      1,322,308      1,459,051     18,990,724
    Burden                      1,022,608      1,529,322      2,251,071      2,179,469      1,922,157      2,129,545     22,363,733
    Restructuring Adjustment            -              -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs     3,625,525      4,922,054      7,239,798      6,843,259      6,027,505      6,708,534     75,527,948
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------

GRAND RAPIDS
    Material                      557,834      1,765,029      2,387,745      2,157,953      1,815,785      1,928,760     18,626,425
    Scrap                          12,038         41,761         59,716         56,695         47,706         50,808        550,762
    Labor                          24,143         81,998        119,168        115,246         97,316        103,291      1,919,418
    Burden                        206,520        221,362        233,695        260,074         15,041        216,392      3,436,657
    Restructuring Adjustment            -              -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs       800,534      2,110,150      2,800,323      2,589,968      1,975,848      2,299,252     24,533,262
                               ----------     ----------     ----------     ----------     ----------     ----------    -----------

                                 173 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                  MAR-05         JUN-05         SEP-05        DEC-05           2005          MAR-06
                               -----------    -----------    -----------    -----------    -----------    -----------
SMC
    GM                                   -              -              -              -              -              -
    DCX                                  -              -              -              -              -              -
    Ford                                 -              -              -              -              -              -
    Other                          479,547        479,547        412,812        472,400      1,844,306        479,547
                               -----------    -----------    -----------    -----------    -----------    -----------
       Net                         479,547        479,547        412,812        472,400      1,844,306        479,547
                               -----------    -----------    -----------    -----------    -----------    -----------
    Intercompany                 2,579,415      2,450,824      1,557,851      1,649,444      8,237,534      2,579,415
                               -----------    -----------    -----------    -----------    -----------    -----------
       Gross                     3,058,962      2,930,372      1,970,662      2,121,844     10,081,840      3,058,962
                               -----------    -----------    -----------    -----------    -----------    -----------

MASONIC-WK
    GM                           1,352,240      1,168,993      1,309,482      1,330,618      5,161,334      1,288,347
    DCX                         34,505,400     35,053,105     27,211,633     29,570,661    126,340,799     35,255,746
    Ford                                 -              -              -              -              -              -
    Other                                -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Net                      35,857,640     36,222,098     28,521,116     30,901,279    131,502,132     36,544,093
                               -----------    -----------    -----------    -----------    -----------    -----------
    Intercompany                   225,000        225,000        225,000        225,000        900,000        225,000
                               -----------    -----------    -----------    -----------    -----------    -----------
       Gross                    36,082,640     36,447,098     28,746,116     31,126,279    132,402,132     36,769,093
                               -----------    -----------    -----------    -----------    -----------    -----------

TOTAL REVENUE
    GM                          53,863,053     50,689,941     42,367,693     43,531,616    190,452,303     45,370,176
    DCX                         61,176,763     61,699,225     48,888,052     51,017,182    222,781,221     59,903,501
    Ford                         9,122,588      9,263,937      7,966,830      8,299,939     34,653,294      8,526,377
    Other                       14,910,448     13,711,091     12,319,976     12,429,739     53,371,254     14,572,007
                               -----------    -----------    -----------    -----------    -----------    -----------
       Net                     139,072,852    135,364,194    111,542,551    115,278,476    501,258,073    128,372,061
                               -----------    -----------    -----------    -----------    -----------    -----------
    Intercompany                39,451,852     39,423,813     36,849,304     36,814,326    152,539,295     39,027,831
                               -----------    -----------    -----------    -----------    -----------    -----------
       Gross                   178,524,704    174,788,007    148,391,855    152,092,802    653,797,368    167,399,892
                               -----------    -----------    -----------    -----------    -----------    -----------

II. VARIABLE COSTS

CORPORATE
    Material                       118,253        118,253        118,253        118,253        473,012        121,800
    Scrap                           12,895         12,895         12,895         12,895         51,579         13,282
    Labor                       29,809,109     29,809,109     29,809,109     29,809,109    119,236,438     30,703,383
    Burden                         (72,126)       (72,126)       (72,126)       (72,126)      (288,504)       (74,290)
    Restructuring Adjustment             -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total Variable Costs     29,868,131     29,868,131     29,868,131     29,868,131    119,472,524     30,764,175
                               -----------    -----------    -----------    -----------    -----------    -----------

GRAND BLANC
    Material                     9,377,064      8,378,582      7,034,383      7,069,695     31,859,724      8,085,863
    Scrap                        1,087,027        988,957        819,335        813,845      3,709,165        923,375
    Labor                        4,672,604      4,139,736      3,493,328      3,510,947     15,816,615      3,979,102
    Burden                       7,565,093      6,695,261      5,747,551      5,766,556     25,774,462      6,631,114
    Restructuring Adjustment             -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total Variable Costs     22,701,788     20,202,537     17,094,597     17,161,044     77,159,966     19,619,455
                               -----------    -----------    -----------    -----------    -----------    -----------

GRAND RAPIDS
    Material                     6,165,139      6,283,523      4,779,063      4,781,727     22,009,453      4,871,116
    Scrap                          178,649        181,973        135,858        135,162        631,641        140,061
    Labor                          693,728        699,589        610,808        608,687      2,612,812        556,651
    Burden                         175,275        232,415       (805,750)      (839,718)    (1,237,778)      (134,992)
    Restructuring Adjustment             -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total Variable Costs      7,212,792      7,397,500      4,719,979      4,685,858     24,016,128      5,432,837
                               -----------    -----------    -----------    -----------    -----------    -----------

                                 JUN-06          SEP-06         DEC-06         2006           2007           2008
                               -----------    -----------    -----------    -----------    -----------    -----------
SMC
    GM                                   -              -              -              -              -              -
    DCX                                  -              -              -              -              -              -
    Ford                                 -              -              -              -              -              -
    Other                          479,547        412,812        472,400      1,844,306      1,844,306      1,844,306
                               -----------    -----------    -----------    -----------    -----------    -----------
       Net                         479,547        412,812        472,400      1,844,306      1,844,306      1,844,306
                               -----------    -----------    -----------    -----------    -----------    -----------
    Intercompany                 2,450,824      1,557,851      1,649,444      8,237,534      8,237,532      8,237,532
                               -----------    -----------    -----------    -----------    -----------    -----------
       Gross                     2,930,372      1,970,662      2,121,844     10,081,840     10,081,838     10,081,838
                               -----------    -----------    -----------    -----------    -----------    -----------

MASONIC-WK
    GM                           1,288,347      1,098,235      1,161,642      4,836,571      4,390,942      2,023,441
    DCX                         34,729,535     28,751,203     29,749,780    128,486,265    121,578,539    114,722,436
    Ford                                 -              -              -              -              -              -
    Other                                -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Net                      36,017,882     29,849,439     30,911,422    133,322,836    125,969,480    116,745,877
                               -----------    -----------    -----------    -----------    -----------    -----------
    Intercompany                   225,000        225,000        225,000        900,000        900,000        900,000
                               -----------    -----------    -----------    -----------    -----------    -----------
       Gross                    36,242,882     30,074,439     31,136,422    134,222,836    126,869,480    117,645,877
                               -----------    -----------    -----------    -----------    -----------    -----------

TOTAL REVENUE
    GM                          41,832,712     36,549,083     46,786,420    170,538,391    214,266,572    208,729,720
    DCX                         56,591,892     46,952,776     47,701,718    211,149,886    193,887,100    168,800,240
    Ford                         8,203,373      4,296,427      4,352,154     25,378,331     14,433,901      6,354,274
    Other                       13,493,916     12,325,195     12,434,957     52,826,075     52,847,179     52,869,325
                               -----------    -----------    -----------    -----------    -----------    -----------
       Net                     120,121,892    100,123,481    111,275,249    459,892,683    475,434,752    436,753,559
                               -----------    -----------    -----------    -----------    -----------    -----------
    Intercompany                38,846,302     37,361,979     37,550,806    152,786,919    155,516,090    157,396,512
                               -----------    -----------    -----------    -----------    -----------    -----------
       Gross                   158,968,194    137,485,461    148,826,055    612,679,602    630,950,841    594,150,071
                               -----------    -----------    -----------    -----------    -----------    -----------

II. VARIABLE COSTS

CORPORATE
    Material                       121,800        121,800        121,800        487,202        501,818        516,872
    Scrap                           13,282         13,282         13,282         53,126         54,720         56,362
    Labor                       30,703,383     30,703,383     30,703,383    122,813,531    126,497,937    130,292,875
    Burden                         (74,290)       (74,290)       (74,290)      (297,159)      (306,074)      (315,256)
    Restructuring Adjustment             -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total Variable Costs     30,764,175     30,764,175     30,764,175    123,056,700    126,748,401    130,550,853
                               -----------    -----------    -----------    -----------    -----------    -----------

GRAND BLANC
    Material                     7,600,884      6,544,728      6,550,529     28,782,004     27,394,384     26,761,831
    Scrap                          872,274        771,065        761,801      3,328,516      3,179,010      3,106,233
    Labor                        3,759,858      3,192,852      3,192,263     14,124,074     13,263,655     12,918,166
    Burden                       6,233,906      5,388,678      5,377,633     23,631,332     22,861,105     22,249,418
    Restructuring Adjustment             -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total Variable Costs     18,466,922     15,897,323     15,882,227     69,865,927     66,698,155     65,035,647
                               -----------    -----------    -----------    -----------    -----------    -----------

GRAND RAPIDS
    Material                     4,771,017      4,091,833      4,168,644     17,902,611     13,258,273      6,904,571
    Scrap                          137,127        117,723        120,456        515,367        391,838        241,813
    Labor                          550,386        516,570        524,061      2,147,669      1,762,235      1,569,261
    Burden                        (212,491)      (578,953)      (471,882)    (1,398,318)    (1,877,980)    (2,393,197)
    Restructuring Adjustment             -              -              -              -              -              -
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total Variable Costs      5,246,039      4,147,173      4,341,279     19,167,329     13,534,366      6,322,448
                               -----------    -----------    -----------    -----------    -----------    -----------

                                 174 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                               JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03      JUL-03
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
SEABROOK
    Material                  1,062,865   1,646,518   1,681,563   1,336,263   1,604,248   1,689,860     715,489
    Scrap                       175,176     252,950     303,863     159,817     197,289     197,020      80,478
    Labor                     1,423,008   1,776,854   2,075,907   1,309,015   1,571,802   1,570,582     910,496
    Burden                      688,979     930,476     967,644     647,557     790,976     821,024     548,574
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs   3,350,027   4,606,798   5,028,976   3,452,652   4,164,315   4,278,485   2,255,037
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

WALLACEBURG
    Material                    360,545     428,374     813,970     522,050     556,226     558,578     138,012
    Scrap                         9,074      12,393      18,205      17,939      15,713      17,297       2,430
    Labor                       120,132     187,036     223,398     205,817     167,342     154,254      63,013
    Burden                       44,398      76,697      43,211      94,900      76,468      99,006      19,323
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs     534,149     704,500   1,098,785     840,705     815,749     829,136     222,777
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

GROESBECK
    Material                  2,459,525   3,373,355   4,331,816   2,888,615   2,965,125   3,300,672   1,728,325
    Scrap                       128,334     164,753     180,299     165,382     138,721     139,164      70,537
    Labor                     1,853,780   1,925,509   2,304,876   1,755,140   1,637,438   1,855,296   1,295,629
    Burden                      293,436     561,977     635,724     437,316     447,394     495,615     304,526
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs   4,735,075   6,025,595   7,452,714   5,246,454   5,188,678   5,790,747   3,399,016
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

MALYN
    Material                  1,707,183   1,809,671   2,026,649   1,427,433   1,464,716   1,629,175   1,220,731
    Scrap                        14,325      10,581      20,420       4,837      31,494      41,271      25,575
    Labor                       470,382     434,959     454,682     369,251     356,333     456,500     339,310
    Burden                       88,408      83,452     109,461      79,143     106,767     108,360      53,866
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs   2,280,299   2,338,663   2,611,212   1,880,663   1,959,310   2,235,306   1,639,482
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

HARPER
    Material                  3,108,601   3,897,497   4,806,709   3,252,344   3,710,793   4,325,562   2,046,104
    Scrap                       156,726     160,165     198,261     189,042     142,086     145,843      89,502
    Labor                     1,486,563   1,828,604   2,187,677   1,469,138   1,637,939   1,898,723   1,129,811
    Burden                      203,568     651,085     881,670      67,350     400,079     538,125     378,775
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs   4,955,459   6,537,351   8,074,317   4,977,874   5,890,896   6,908,252   3,644,192
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

CONNEAUT
    Material                    595,338     817,076     897,220     588,978     644,173     873,659     354,723
    Scrap                        74,215      82,963      83,531      59,247      45,598      66,652      28,994
    Labor                       552,122     555,024     647,757     499,517     436,730     602,247     467,579
    Burden                      223,137     291,781     388,670     221,876     200,068     269,559     187,309
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs   1,444,813   1,746,845   2,017,179   1,369,618   1,326,570   1,812,117   1,038,605
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

HARTFORD CITY
    Material                    663,128     763,592     864,847     625,885     588,520     695,756     242,712
    Scrap                        28,802      32,118      21,723      12,778       8,914      13,484       5,804
    Labor                       298,823     269,831     288,791     209,966     201,846     200,595     114,324
    Burden                      139,510     207,016     308,000     191,894     126,316     190,738     124,683
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs   1,130,263   1,272,557   1,483,361   1,040,523     925,595   1,100,573     487,523
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

HOPKINSVILLE
    Material                    247,448     501,080     846,459     545,695     546,786     644,925     158,672
    Scrap                        24,744      72,386     114,620     130,216     132,747     142,189      53,377
    Labor                       379,884     548,568     690,006     553,171     541,296     575,276     342,481
    Burden                      308,905     296,756     486,582     393,210     301,112     368,786     291,205
    Restructuring Adjustment          -           -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
       Total Variable Costs     960,980   1,418,789   2,137,668   1,622,292   1,521,941   1,731,175     845,735
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

                               AUG-03      SEP-03      OCT-03      NOV-03      DEC-03       2003
                              ---------   ---------   ---------   ---------   ---------  ----------
SEABROOK
    Material                  1,278,132   1,469,200   1,184,772   1,112,421     777,379  15,558,709
    Scrap                       147,272     179,062     152,793     190,482     158,300   2,194,500
    Labor                     1,245,570   1,436,382   1,383,966   1,180,350   1,184,777  17,068,709
    Burden                      520,470     620,536     548,517     553,401     642,728   8,280,881
    Restructuring                     -           -           -           -           -           -
    Adjustment
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs   3,191,444   3,705,180   3,270,048   3,036,653   2,763,184  43,102,800
                              ---------   ---------   ---------   ---------   ---------  ----------

WALLACEBURG
    Material                    317,327     479,582     230,994     247,144      99,124   4,751,928
    Scrap                         9,556      12,619       6,099       4,745           -     126,071
    Labor                        95,591     123,553     120,940      76,070      73,082   1,610,228
    Burden                       28,492      33,581      11,747      21,741      31,086     580,650
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs     450,966     649,336     369,780     349,701     203,293   7,068,876
                              ---------   ---------   ---------   ---------   ---------  ----------

GROESBECK
    Material                  2,352,436   3,261,573   2,916,917   2,902,284   2,811,029  35,291,673
    Scrap                       110,075     182,933     149,819     118,923      88,516   1,637,456
    Labor                     1,584,774   2,022,384   1,681,688   1,612,905   1,889,277  21,418,696
    Burden                      347,402     373,734     398,987     442,059     590,170   5,328,340
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs   4,394,686   5,840,624   5,147,411   5,076,172   5,378,992  63,676,164
                              ---------   ---------   ---------   ---------   ---------  ----------

MALYN
    Material                    553,060   2,361,240   2,162,993   2,365,354   1,934,945  20,663,151
    Scrap                         6,019      22,101      10,159      21,166      11,994     219,944
    Labor                       359,555     586,841     450,651     434,517     556,813   5,269,796
    Burden                       92,080      77,442     119,900      78,507      76,330   1,073,715
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs   1,010,714   3,047,624   2,743,703   2,899,545   2,580,083  27,226,606
                              ---------   ---------   ---------   ---------   ---------  ----------

HARPER
    Material                  2,677,497   3,529,971   2,902,033   2,976,168   3,242,200  40,475,480
    Scrap                       117,048     150,683     115,191      61,233      82,927   1,608,706
    Labor                     1,415,820   1,757,301   1,334,804   1,211,724   1,328,770  18,686,874
    Burden                      215,864     399,559     360,156     232,391     449,090   4,777,712
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs   4,426,229   5,837,514   4,712,185   4,481,516   5,102,987  65,548,772
                              ---------   ---------   ---------   ---------   ---------  ----------

CONNEAUT
    Material                    665,123     852,825     641,328     625,227     456,369   8,012,041
    Scrap                        52,163      78,195      54,991      66,382      60,089     753,021
    Labor                       516,150     604,886     506,533     487,054     643,392   6,518,992
    Burden                      246,027     445,463     332,348     296,183     301,574   3,403,996
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs   1,479,464   1,981,369   1,535,200   1,474,847   1,461,423  18,688,049
                              ---------   ---------   ---------   ---------   ---------  ----------

HARTFORD CITY
    Material                    393,537     537,514     412,711     478,666     592,416   6,859,286
    Scrap                         8,608      13,770      12,733      13,944      15,246     187,925
    Labor                       156,499     181,765     212,412     211,664     225,106   2,571,620
    Burden                      149,412     153,029     103,235      68,016     143,781   1,905,630
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs     708,056     886,077     741,090     772,291     976,549  11,524,460
                              ---------   ---------   ---------   ---------   ---------  ----------

HOPKINSVILLE
    Material                    502,069     344,406     473,263     476,405     548,988   5,836,196
    Scrap                        89,337      74,474      78,485      77,797      99,137   1,089,508
    Labor                       442,589     467,441     446,319     441,216     481,706   5,909,953
    Burden                      231,809     235,151     254,433     271,748     327,879   3,767,576
    Restructuring Adjustment          -           -           -           -           -           -
                              ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs   1,265,804   1,121,472   1,252,501   1,267,165   1,457,710  16,603,233
                              ---------   ---------   ---------   ---------   ---------  ----------

                                 175 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                JAN-04       FEB-04       MAR-04      APR-04      MAY-04      JUN-04      JUL-04
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
SEABROOK
    Material                   1,094,547    1,091,399    1,779,136     830,259     969,526     964,516     339,471
    Scrap                        109,850      125,327      148,096     141,662     166,251     157,858      42,437
    Labor                      1,310,519    1,161,405    1,379,271     530,284     609,903     601,560     191,891
    Burden                       618,041      721,478      690,799     648,552     752,722     742,410     255,917
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs    3,132,957    3,099,609    3,997,301   2,150,757   2,498,402   2,466,344     829,716
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

WALLACEBURG
    Material                      (1,904)        (245)           -           -           -           -     821,049
    Scrap                              -            -            -           -           -           -           -
    Labor                              -            -            -           -           -           -     157,594
    Burden                             -            -            -           -           -           -     139,321
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs       (1,904)        (245)           -           -           -           -   1,117,963
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

GROESBECK
    Material                   2,361,394    2,760,122    3,920,539   2,249,416   2,485,778   2,797,866   1,022,472
    Scrap                         94,067      116,193      145,211      90,447      99,585     111,891      41,469
    Labor                      1,499,728    1,718,403    2,045,289     803,789     886,586     996,307     335,673
    Burden                       301,256      544,305      629,811     820,552     909,805   1,020,050     643,030
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs    4,256,445    5,139,023    6,740,850   3,964,205   4,381,755   4,926,114   2,042,644
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

MALYN
    Material                   2,002,700    2,604,317    3,326,838   2,351,042   2,530,707   2,837,718   1,264,418
    Scrap                         25,285       43,659       38,993      50,870      52,542      58,889      26,061
    Labor                        521,609      557,426      639,683     199,196     204,632     229,873     103,887
    Burden                        77,082       90,071      250,501     231,417     241,526     271,609     120,996
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs    2,626,676    3,295,472    4,256,015   2,832,525   3,029,408   3,398,089   1,515,362
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

HARPER
    Material                   2,362,545    2,838,972    3,680,564   2,658,433   2,856,972   3,221,577   1,398,686
    Scrap                         79,137       91,121      121,174      79,805      85,728      96,578      41,627
    Labor                      1,219,907    1,305,185    1,541,124     479,106     517,995     581,252     252,975
    Burden                       327,681      320,252      472,769     900,588     971,282   1,091,782     480,808
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs    3,989,270    4,555,530    5,815,632   4,117,933   4,431,978   4,991,189   2,174,096
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

CONNEAUT
    Material                     601,527      571,980    1,007,677     499,334     481,473     525,577     212,990
    Scrap                         44,393       44,587       52,852      32,400      31,037      34,972      11,684
    Labor                        501,843      486,962      656,209     304,875     316,791     311,930     213,173
    Burden                       265,045      349,513      305,347     327,601     272,575     300,672     307,691
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs    1,412,809    1,453,043    2,022,085   1,164,209   1,101,874   1,173,151     745,537
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

HARTFORD CITY
    Material                     387,217      559,094      653,716     370,528     391,674     463,872     180,519
    Scrap                         15,025       13,086       16,175       5,537       5,738      11,215       2,559
    Labor                        211,690      215,193      246,672      89,329      99,591     114,486      56,730
    Burden                        79,974      173,337      129,858     175,006     192,244     230,301     163,784
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs      693,905      960,710    1,046,422     640,399     689,247     819,875     403,592
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

HOPKINSVILLE
    Material                      76,967      333,305      652,591     516,774     540,808     627,782     251,468
    Scrap                          1,456      125,936      216,869      82,381      86,257     100,429      40,375
    Labor                        303,091      408,472      494,350     390,384     406,502     435,731     324,461
    Burden                       206,686      232,090      219,132     435,894     452,689     533,227     308,063
    Restructuring Adjustment           -            -            -           -           -           -           -
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------
       Total Variable Costs      588,199    1,099,803    1,582,941   1,425,433   1,486,256   1,697,169     924,367
                               ---------    ---------    ---------   ---------   ---------   ---------   ---------

                                AUG-04      SEP-04      OCT-04      NOV-04      DEC-04       2004
                               ---------   ---------   ---------   ---------   ---------  ----------
SEABROOK
    Material                     824,148   1,100,412     914,654     774,490     876,059  11,558,616
    Scrap                        128,080     175,975     147,233     126,614     139,239   1,608,622
    Labor                        487,806     666,574     558,530     496,047     541,036   8,534,825
    Burden                       607,598     818,093     683,329     601,899     661,997   7,802,836
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs    2,047,632   2,761,055   2,303,745   1,999,049   2,218,331  29,504,899
                               ---------   ---------   ---------   ---------   ---------  ----------

WALLACEBURG
    Material                   1,700,151   2,161,343   1,892,455   1,560,070   1,691,469   9,824,389
    Scrap                              -           -           -           -           -           -
    Labor                        326,330     414,853     363,242     299,443     324,664   1,886,125
    Burden                       288,493     366,751     321,124     264,723     287,020   1,667,432
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs    2,314,975   2,942,947   2,576,821   2,124,236   2,303,153  13,377,946
                               ---------   ---------   ---------   ---------   ---------  ----------

GROESBECK
    Material                   2,025,800   2,384,717   1,817,728   1,456,518   1,585,110  26,867,461
    Scrap                         81,153      95,972      74,359      59,772      65,569   1,075,688
    Labor                        814,407     957,355     740,674     599,499     675,768  12,073,478
    Burden                       815,934     981,575     761,670     606,680     709,686   8,744,354
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs    3,737,293   4,419,618   3,394,431   2,722,470   3,036,133  48,760,981
                               ---------   ---------   ---------   ---------   ---------  ----------

MALYN
    Material                   2,424,591   2,907,990   2,423,307   1,978,877   2,129,761  28,782,267
    Scrap                         49,783      59,716      49,763      40,654      43,029     539,245
    Labor                        193,601     232,399     193,676     158,676     171,219   3,405,876
    Burden                       222,517     267,214     222,696     182,737     197,418   2,375,784
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs    2,890,491   3,467,319   2,889,442   2,360,944   2,541,428  35,103,171
                               ---------   ---------   ---------   ---------   ---------  ----------

HARPER
    Material                   2,591,448   3,308,599   2,859,983   2,371,266   2,510,515  32,659,562
    Scrap                         78,668     103,964      91,744      76,112      80,780   1,026,437
    Labor                        501,366     746,368     690,866     576,663     614,480   9,027,287
    Burden                       910,812   1,251,001   1,109,345     927,615     981,282   9,745,217
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs    4,082,294   5,409,933   4,751,939   3,951,655   4,187,057  52,458,503
                               ---------   ---------   ---------   ---------   ---------  ----------

CONNEAUT
    Material                     417,811     503,846     409,260     345,453     388,448   5,965,376
    Scrap                         25,318      30,353      24,293      20,436      22,438     374,764
    Labor                        240,206     271,533     231,410     178,021     197,342   3,910,295
    Burden                       279,548     335,080     274,122     273,847     313,274   3,604,315
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs      962,884   1,140,813     939,086     817,758     921,502  13,854,750
                               ---------   ---------   ---------   ---------   ---------  ----------

HARTFORD CITY
    Material                     349,935     439,189     339,714     323,730     358,776   4,817,962
    Scrap                          5,009      10,707       4,662       4,459       9,501     103,673
    Labor                         89,749     108,749      88,971      88,435      97,194   1,506,789
    Burden                       178,898     212,988     177,453     181,576     212,592   2,108,012
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs      623,591     771,633     610,800     598,199     678,063   8,536,436
                               ---------   ---------   ---------   ---------   ---------  ----------

HOPKINSVILLE
    Material                     522,751     341,052     108,628      97,773     103,201   4,173,101
    Scrap                         83,631      58,746      23,429      21,087      22,258     862,854
    Labor                        396,827     325,383     231,489     199,824     168,073   4,084,586
    Burden                       457,569     326,119     233,903     155,534     177,139   3,738,043
    Restructuring Adjustment           -           -           -           -           -           -
                               ---------   ---------   ---------   ---------   ---------  ----------
       Total Variable Costs    1,460,778   1,051,300     597,448     474,219     470,670  12,858,584
                               ---------   ---------   ---------   ---------   ---------  ----------

                                 176 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 MAR-05       JUN-05       SEP-05       DEC-05        2005        MAR-06       JUN-06
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
SEABROOK
    Material                    2,719,877    2,634,801    1,761,234    1,849,065    8,964,977    1,938,878    1,892,808
    Scrap                         383,797      362,302      250,701      261,277    1,258,076      278,920      273,740
    Labor                       1,717,740    1,677,675    1,338,509    1,369,162    6,103,087    1,345,144    1,330,352
    Burden                      1,981,137    1,909,145    1,430,948    1,474,885    6,796,115    1,643,809    1,622,047
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     6,802,552    6,583,923    4,781,391    4,954,389   23,122,255    5,206,751    5,118,948
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

WALLACEBURG
    Material                    5,780,514    5,780,514    4,877,309    4,877,309   21,315,646    5,419,232    5,328,912
    Scrap                               -            -            -            -            -            -            -
    Labor                       1,109,524    1,109,524      936,161      936,161    4,091,368    1,040,178    1,022,842
    Burden                        980,876      980,876      827,614      827,614    3,616,980      919,571      904,245
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     7,870,914    7,870,914    6,641,084    6,641,084   29,023,995    7,378,982    7,255,999
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

GROESBECK
    Material                    5,127,719    5,202,680    4,435,116    4,659,820   19,425,335    5,052,097    4,239,097
    Scrap                         218,151      220,816      190,232      198,861      828,060      213,091      170,610
    Labor                       2,444,468    2,463,065    2,266,024    2,319,592    9,493,148    2,154,508    1,823,434
    Burden                      1,750,422    1,780,943    1,443,330    1,540,227    6,514,922    2,192,591    1,652,191
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     9,540,759    9,667,504    8,334,702    8,718,500   36,261,465    9,612,287    7,885,333
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

MALYN
    Material                    6,687,128    6,180,656    6,221,278    6,381,405   25,470,466    6,445,743    6,397,614
    Scrap                         134,762      123,954      125,757      128,900      513,372      129,785      128,888
    Labor                         528,546      477,421      498,448      509,664    2,014,079      507,434      504,913
    Burden                        596,016      531,442      565,291      577,323    2,270,072      581,592      579,419
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     7,946,452    7,313,473    7,410,773    7,597,291   30,267,990    7,664,555    7,610,834
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

HARPER
    Material                    8,029,466    8,184,454    6,543,393    6,338,234   29,095,547    7,473,339    6,289,568
    Scrap                         263,307      268,476      214,388      209,715      955,885      245,096      208,241
    Labor                       2,959,706    2,994,734    2,532,815    2,493,757   10,981,012    2,567,631    2,354,709
    Burden                      2,266,392    2,323,472    1,650,049    1,591,560    7,831,474    2,273,272    1,901,799
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs    13,518,871   13,771,136   10,940,645   10,633,265   48,863,918   12,559,338   10,754,317
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

CONNEAUT
    Material                    1,074,017    1,098,239      924,361    1,003,391    4,100,008    1,095,873    1,006,667
    Scrap                          66,694       68,182       57,079       60,635      252,589       62,576       58,806
    Labor                         677,497      683,155      639,077      660,445    2,660,174      502,024      481,935
    Burden                        709,511      717,488      651,837      684,492    2,763,328      669,169      641,802
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     2,527,719    2,567,064    2,272,354    2,408,963    9,776,099    2,329,642    2,189,210
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

HARTFORD CITY
    Material                    1,182,240    1,202,584      859,422      916,064    4,160,310      928,070      949,414
    Scrap                          30,557       31,088       20,723       22,077      104,446       22,358       22,919
    Labor                         434,670      436,171      261,883      273,404    1,406,128      241,621      245,404
    Burden                        599,009      600,735      146,168      170,626    1,516,539      378,248      386,075
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     2,246,476    2,270,579    1,288,195    1,382,172    7,187,423    1,570,298    1,603,812
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

HOPKINSVILLE
    Material                      358,455      342,170      293,283      309,569    1,303,477      358,455      342,170
    Scrap                          77,693       74,161       63,565       67,098      282,516       77,693       74,161
    Labor                         293,309      283,121      252,556      262,744    1,091,731      293,309      283,121
    Burden                        469,030      458,929      428,622      438,723    1,795,304      469,030      458,929
    Restructuring Adjustment            -            -            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------
       Total Variable Costs     1,198,488    1,158,380    1,038,026    1,078,134    4,473,028    1,198,488    1,158,380
                                ---------   ----------   ----------   ----------   ----------   ----------   ----------

                                 SEP-06       DEC-06        2006         2007         2008
                                ---------   ----------   ----------   ----------   ----------
SEABROOK
    Material                      658,420      679,664    5,169,770      680,957      (50,953)
    Scrap                         167,339      170,820      890,819      292,478      152,115
    Labor                       1,128,624    1,142,187    4,946,307    3,036,146    2,465,349
    Burden                      1,205,485    1,222,888    5,694,229    3,256,225    2,760,338
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     3,159,868    3,215,559   16,701,125    7,265,807    5,326,849
                                ---------   ----------   ----------   ----------   ----------

WALLACEBURG
    Material                    4,687,435    7,928,780   23,364,359   43,295,092   46,576,241
    Scrap                               -            -            -            -            -
    Labor                       1,102,049    2,730,247    5,895,317   16,634,557   18,657,709
    Burden                      1,185,994    3,678,152    6,687,963   23,416,631   26,663,243
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     6,975,479   14,337,179   35,947,638   83,346,281   91,897,193
                                ---------   ----------   ----------   ----------   ----------

GROESBECK
    Material                    3,611,428    3,693,503   16,596,126   15,984,842   15,856,676
    Scrap                         144,967      148,279      676,947      638,274      636,402
    Labor                       1,657,656    1,680,856    7,316,455    6,968,135    6,903,303
    Burden                      1,376,549    1,414,691    6,636,022    6,435,684    6,897,378
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     6,790,600    6,937,330   31,225,550   30,026,935   30,293,759
                                ---------   ----------   ----------   ----------   ----------

MALYN
    Material                    5,485,952    5,677,824   24,007,133   22,328,849   14,522,579
    Scrap                         110,473      114,522      483,668      449,056      285,871
    Labor                         431,700      450,258    1,894,304    1,747,202    1,021,096
    Burden                        495,042      518,134    2,174,187    2,053,688    1,198,599
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     6,523,167    6,760,737   28,559,292   26,578,794   17,028,145
                                ---------   ----------   ----------   ----------   ----------

HARPER
    Material                    5,509,558    5,317,841   24,590,306   21,893,734   14,260,623
    Scrap                         182,223      176,421      811,980      715,380      480,099
    Labor                       2,154,280    2,126,238    9,202,858    7,263,048    5,665,929
    Burden                      1,557,420    1,467,291    7,199,782    7,609,592    5,599,674
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs    19,403,481    9,087,791   41,804,926   37,481,755   26,006,325
                                ---------   ----------   ----------   ----------   ----------

CONNEAUT
    Material                      295,927      320,952    2,719,418    1,114,217      733,265
    Scrap                          28,986       29,935      180,303       92,440       27,722
    Labor                         318,699      327,764    1,630,422      818,990      708,051
    Burden                        416,137      431,842    2,158,950    1,451,755    1,279,384
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     1,059,748    1,110,492    6,689,093    3,477,402    2,748,422
                                ---------   ----------   ----------   ----------   ----------

HARTFORD CITY
    Material                      834,401      889,471    3,601,356    3,498,291    3,184,997
    Scrap                          20,186       21,485       86,948       83,627       74,809
    Labor                         222,365      233,766      943,156      932,068      875,894
    Burden                        337,487      361,782    1,463,592    1,451,169    1,415,407
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     1,414,439    1,506,504    6,095,052    5,965,156    5,551,106
                                ---------   ----------   ----------   ----------   ----------

HOPKINSVILLE
    Material                      293,283      309,569    1,303,477    1,303,453    1,303,453
    Scrap                          63,565       67,098      282,516      282,514      282,514
    Labor                         252,556      262,744    1,091,731    1,091,723    1,091,723
    Burden                        428,622      438,723    1,795,304    1,795,289    1,795,289
    Restructuring Adjustment            -            -            -            -            -
                                ---------   ----------   ----------   ----------   ----------
       Total Variable Costs     1,038,026    1,078,134    4,473,028    4,472,978    4,472,978
                                ---------   ----------   ----------   ----------   ----------

                                 177 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                JAN-03        FEB-03        MAR-03       APR-03       MAY-03       JUN-03       JUL-03
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------
LANCASTER
    Material                     842,862       857,680     1,655,316      832,719      872,823      970,135      572,657
    Scrap                         38,849        46,833       239,167       92,614       92,614      288,612       92,458
    Labor                        527,273       732,788       893,284      760,710      765,799      960,442      521,332
    Burden                       291,687       428,054       655,216      541,491      491,079      543,327      325,768
    Restructuring Adjustment           -             -             -            -            -            -            -
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------
       Total Variable Costs    1,700,671     2,065,356     3,442,983    2,227,534    2,222,315    2,762,517    1,512,215
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------

SMC
    Material                   1,031,524     1,035,933     1,364,553      969,522    1,017,781    1,168,680      424,399
    Scrap                         21,597        26,271        39,329       32,721       32,458       45,513       69,381
    Labor                         62,532        68,457        79,575       67,277       58,185       69,229       50,325
    Burden                        57,879        61,427        83,586       38,070       59,530       59,544       32,281
    Restructuring Adjustment           -             -             -            -            -            -            -
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------
       Total Variable Costs    1,173,532     1,192,088     1,567,043    1,107,591    1,167,954    1,342,966      576,386
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------

MASONIC-WK
    Material                     130,708       213,490       135,262      427,985      427,518      334,528      344,367
    Scrap                              -             -             -            -            -            -            -
    Labor                         87,538       122,868       150,114      278,405      159,330      177,595      142,065
    Burden                            (0)           (0)            0      315,190       33,105       90,948       53,924
    Restructuring Adjustment           -             -             -            -            -            -            -
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------
       Total Variable Costs      218,245       336,358       285,376    1,021,580      619,954      603,070      540,355
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------

TOTAL
    Material                  16,610,074    21,487,821    27,570,948   18,785,894   19,591,689   23,642,764    9,830,927
    Scrap                        992,532     1,327,352     1,816,689    1,340,926    1,302,630    1,857,217      606,036
    Labor                     19,106,961    21,426,817    25,786,203   20,015,077   19,924,417   22,620,486   15,823,540
    Burden                     3,806,877     5,867,233     7,508,403    4,677,556    4,439,264    5,465,588    3,800,575
    Restructuring Adjustment           -             -             -            -            -            -            -
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------
       Total Variable Costs   40,516,444    50,109,223    62,682,243   44,819,454   45,258,000   53,586,055   30,061,078
                              ----------    ----------    ----------   ----------   ----------   ----------   ----------

                                AUG-03       SEP-03       OCT-03       NOV-03       DEC-03         2003
                              ----------   ----------   ----------   ----------   ----------   -----------
LANCASTER
    Material                     715,791    1,018,788      646,026      745,961      982,397    10,713,156
    Scrap                         98,427      238,623      197,706      169,200      118,602     1,713,705
    Labor                        565,136      756,139      609,955      636,333      810,730     8,539,920
    Burden                       343,605      334,907      404,531      441,507      310,871     5,112,044
    Restructuring Adjustment           -            -            -            -            -             -
                              ----------   ----------   ----------   ----------   ----------   -----------
       Total Variable Costs    1,722,958    2,348,457    1,858,219    1,993,001    2,222,599    26,078,825
                              ----------   ----------   ----------   ----------   ----------   -----------

SMC
    Material                     810,392    1,056,741      833,106      790,506      847,108    11,350,244
    Scrap                         45,361       60,745       44,809       31,469       47,352       497,006
    Labor                         59,412       65,609       54,237       54,115       45,062       734,014
    Burden                        53,839       57,330       53,323       60,360       52,683       669,851
    Restructuring Adjustment           -            -            -            -            -             -
                              ----------   ----------   ----------   ----------   ----------   -----------
       Total Variable Costs      969,003    1,240,424      985,474      936,450      992,204    13,251,116
                              ----------   ----------   ----------   ----------   ----------   -----------

MASONIC-WK
    Material                     347,373      427,564      143,722      158,127      (24,836)    3,065,809
    Scrap                              -            -          573            -       29,263        29,837
    Labor                        112,341      162,861      222,235      127,077      312,646     2,055,073
    Burden                       109,440       68,229       28,653      117,060       61,041       877,590
    Restructuring Adjustment           -            -            -            -            -             -
                              ----------   ----------   ----------   ----------   ----------   -----------
       Total Variable Costs      569,154      658,654      395,184      402,263      378,113     6,028,309
                              ----------   ----------   ----------   ----------   ----------   -----------

TOTAL
    Material                  14,657,618   20,468,389   16,676,017   17,326,973   18,067,907   224,717,022
    Scrap                      1,144,910    1,550,018    1,180,892    1,112,276      998,704    15,230,183
    Labor                     17,558,264   21,789,324   18,123,991   16,758,096   18,368,928   237,302,102
    Burden                     3,534,609    4,397,960    3,606,074    3,521,188    4,634,304    55,259,632
    Restructuring Adjustment           -            -            -            -            -             -
                              ----------   ----------   ----------   ----------   ----------   -----------
       Total Variable Costs   36,895,401   48,205,692   39,586,974   38,718,533   42,069,843   532,508,939
                              ----------   ----------   ----------   ----------   ----------   -----------

                                 178 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04         FEB-04         MAR-04         APR-04         MAY-04         JUN-04         JUL-04
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
LANCASTER
    Material                      762,294        586,900        856,876        371,791        273,857        244,333         76,107
    Scrap                          32,749         75,806         49,456          8,617          7,077          6,737            944
    Labor                         573,628        514,575        605,949        206,497        164,551        188,714         31,318
    Burden                        268,571        122,074        139,891        497,861        310,628        319,519        206,024
    Restructuring Adjustment            -              -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs     1,637,242      1,299,355      1,652,172      1,084,766        756,113        759,304        314,394
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------

SMC
    Material                      824,449        767,929      1,008,939        680,830        794,558        942,201        283,729
    Scrap                          50,563         53,169         42,600         23,336         27,207         32,479          9,899
    Labor                          48,234         47,781         58,279         32,389         37,303         44,501         39,387
    Burden                         48,258         65,410         68,734         58,821         61,268         66,577         43,025
    Restructuring Adjustment            -              -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs       971,504        934,288      1,178,552        795,376        920,336      1,085,758        376,040
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------

MASONIC-WK
    Material                      260,561         32,587        147,501        112,235        242,814        260,291        147,787
    Scrap                           9,610         41,995         34,655          6,487          7,135          8,206          4,216
    Labor                         304,142        350,122        440,960        144,000        190,080        388,800        420,480
    Burden                         16,832        173,950        220,254        455,107        522,030        711,191        749,138
    Restructuring Adjustment            -              -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs       591,145        598,654        843,370        717,828        962,059      1,368,488      1,321,621
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------

TOTAL
    Material                   14,133,812     15,500,391     21,483,595     14,318,629     15,595,497     17,595,594      7,718,483
    Scrap                       1,603,031        357,454      2,157,704        807,372        883,825        974,023        381,956
    Labor                      16,844,188     19,235,134     22,154,224     14,117,957     14,470,142     15,059,837     13,133,432
    Burden                      2,620,189      6,438,165      5,566,909      6,712,563      6,985,697      7,804,073      4,623,583
    Restructuring Adjustment     (134,100)      (161,000)      (364,300)      (220,000)      (220,000)      (275,000)      (220,000)
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
       Total Variable Costs    35,067,120     41,370,143     50,998,132     35,736,520     37,715,161     41,158,526     25,637,454
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------

                                 AUG-04         SEP-04         OCT-04         NOV-04         DEC-04         2004
                               ----------     ----------     ----------     ----------     ----------    -----------
LANCASTER
    Material                       70,987         88,327         73,848         70,987         82,123      3,558,433
    Scrap                             398            382           (625)          (658)           940        181,823
    Labor                          11,563         10,381          5,198            964         13,104      2,326,442
    Burden                        163,642        173,432        165,393        167,292        199,837      2,734,165
    Restructuring Adjustment            -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs       246,590        272,523        243,814        238,586        296,004      8,800,862
                               ----------     ----------     ----------     ----------     ----------    -----------

SMC
    Material                      547,006        795,466        569,899        495,286        654,291      8,364,583
    Scrap                          19,031         27,851         19,834         17,295         23,069        346,333
    Labor                          30,867         39,383         31,687         29,570         43,357        482,738
    Burden                         46,687         59,967         47,479         49,999         56,862        673,087
    Restructuring Adjustment            -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs       643,590        922,668        668,900        592,150        777,579      9,866,741
                               ----------     ----------     ----------     ----------     ----------    -----------

MASONIC-WK
    Material                    2,997,151      6,306,835      7,233,186      6,003,355      6,542,929     30,287,233
    Scrap                         177,464        344,540        394,835        327,698        357,148      1,713,988
    Labor                         619,200      1,026,000        912,960        912,960      1,141,200      6,850,904
    Burden                        881,093      1,159,236      1,168,658      1,084,975      1,245,070      8,387,533
    Restructuring Adjustment            -              -              -              -              -              -
                               ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs     4,674,908      8,836,611      9,709,640      8,328,988      9,286,346     47,239,658
                               ----------     ----------     ----------     ----------     ----------    -----------

TOTAL
    Material                   18,354,281     25,840,249     23,678,537     19,822,020     21,683,591    215,724,678
    Scrap                         932,942      1,323,478      1,222,697      1,038,229      1,145,008     12,827,719
    Labor                      14,515,937     16,125,994     15,302,748     14,606,685     15,196,740    190,763,018
    Burden                      6,580,132      8,412,881      7,581,372      6,410,733      7,364,773     77,101,068
    Restructuring Adjustment     (220,000)      (275,000)      (220,000)      (220,000)      (275,000)    (2,804,400)
                               ----------     ----------     ----------     ----------     ----------    -----------
       Total Variable Costs    40,163,293     51,427,602     47,565,353     41,657,667     45,115,112    493,612,084
                               ----------     ----------     ----------     ----------     ----------    -----------

                                 179 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                MAR-05       JUN-05       SEP-05       DEC-05        2005        MAR-06        JUN-06
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
LANCASTER
    Material                      235,872      233,163      226,358      227,243      922,635      229,726      225,611
    Scrap                           2,687        2,671        2,594        2,608       10,560        2,610        2,577
    Labor                         115,607      114,065      111,937      112,063      453,672      113,585      111,687
    Burden                        607,417      604,523      599,992      600,364    2,412,296      624,678      620,980
    Restructuring Adjustment            -            -            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
       Total Variable Costs       961,583      954,422      940,880      942,278    3,799,163      970,599      960,854
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------

SMC
    Material                    2,554,885    2,445,773    1,627,900    1,747,336    8,375,893    2,554,885    2,445,773
    Scrap                          91,769       87,911       59,120       63,655      302,455       91,769       87,911
    Labor                         132,487      129,414      101,735      105,346      468,982      132,487      129,414
    Burden                        239,570      230,174      145,536      156,577      771,858      239,570      230,174
    Restructuring Adjustment            -            -            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
       Total Variable Costs     3,018,711    2,893,273    1,934,290    2,072,915    9,919,189    3,018,711    2,893,273
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------

MASONIC-WK
    Material                   19,945,305   20,211,756   15,860,930   17,261,596   73,279,587   20,521,931   20,220,341
    Scrap                       1,088,711    1,102,921      882,253      970,756    4,044,641    1,157,007    1,140,027
    Labor                       3,336,321    3,379,825    2,872,219    3,241,187   12,829,553    3,915,606    3,860,677
    Burden                      3,797,262    3,841,605    2,801,702    2,887,346   13,327,915    3,517,957    3,469,720
    Restructuring Adjustment            -            -            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
       Total Variable Costs    28,167,598   28,536,107   22,417,104   24,360,886  103,481,696   29,112,501   28,690,766
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------

TOTAL
    Material                   69,355,934   68,297,147   55,562,281   57,540,707  250,756,069   65,097,008   61,831,677
    Scrap                       3,636,698    3,526,306    2,834,499    2,947,483   12,944,986    3,357,624    3,190,561
    Labor                      48,925,318   48,396,606   45,724,607   46,212,268  189,258,799   48,052,665   47,162,115
    Burden                     21,664,884   20,834,884   15,560,766   15,804,450   73,864,984   19,931,321   18,414,508
    Restructuring Adjustment            -            -            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
       Total Variable Costs   143,582,834  141,054,943  119,682,152  122,504,909  526,824,838  136,438,618  130,598,861
                              ===========  ===========  ===========  ===========  ===========  ===========  ===========

                                 SEP-06       DEC-06       2006         2007         2008
                              -----------  -----------  -----------  -----------  -----------
LANCASTER
    Material                      223,441      225,385      904,163      784,511      784,511
    Scrap                           2,558        2,585       10,331        8,847        8,847
    Labor                         110,731      111,125      447,127      412,936      411,841
    Burden                        619,100      620,078    2,484,836    2,357,876    2,354,082
    Restructuring Adjustment            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------
       Total Variable Costs       955,830      959,174    3,846,457    3,564,169    3,559,281
                              -----------  -----------  -----------  -----------  -----------

SMC
    Material                    1,627,900    1,747,336    8,375,893    8,375,891    8,375,891
    Scrap                          59,120       63,655      302,455      302,455      302,455
    Labor                         101,735      105,346      468,982      468,982      468,982
    Burden                        145,536      156,577      771,858      771,858      771,858
    Restructuring Adjustment            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------
       Total Variable Costs     1,934,290    2,072,915    9,919,189    9,919,186    9,919,186
                              -----------  -----------  -----------  -----------  -----------

MASONIC-WK
    Material                   16,744,188   17,331,073   74,817,534   70,735,418   66,228,343
    Scrap                         943,374      976,280    4,216,688    3,983,238    3,727,120
    Labor                       3,220,977    3,324,732   14,321,992   13,485,233   12,622,760
    Burden                      2,917,208    3,016,422   12,921,308   12,338,082   11,515,697
    Restructuring Adjustment            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------
       Total Variable Costs    23,825,747   24,648,507  106,277,521  100,541,971   94,093,921
                              -----------  -----------  -----------  -----------  -----------

TOTAL
    Material                   50,730,295   54,962,371  232,621,352  231,149,729  205,958,900
    Scrap                       2,624,860    2,666,619   11,839,665   10,473,880    9,382,363
    Labor                      45,114,177   46,914,969  187,243,926  194,382,846  195,672,939
    Burden                     15,420,014   18,158,042   71,923,885   83,614,900   81,791,914
    Restructuring Adjustment            -            -            -            -            -
                              -----------  -----------  -----------  -----------  -----------
       Total Variable Costs   113,889,347  122,702,001  503,628,827  519,621,355  492,806,115
                              ===========  ===========  ===========  ===========  ===========

                                 180 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                   JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03     AUG-03
                                  --------   --------   --------   --------   --------   --------   --------   --------
III. PLANT FIXED COSTS

                                  Plant fixed costs reference detail below. Rennts &
                                  Leases and Depreciation follow the detail from the
                                  schedules below. Other costs are based on actuals
                                  carried into future periods with a 3% inflation rate.
                                  Fees from Deluxe fall off in April of 2004 because
                                  Deluxe is rolled in upon exit.

CORPORATE
   Third Party Rents & Leases      145,448    150,448    165,902    133,955     92,601    138,367    134,188    111,415
   Related Party Rents & Leases   (289,224)  (289,224)  (289,224)  (274,960)  (303,489)  (289,224)  (289,224)  (289,224)
    Launch Risk
    Depreciation                   402,410    410,493    600,760    428,157    363,215    322,989    322,991    319,766
    Mi SBT
    Taxes                            9,990      9,990      9,990      9,990      9,990      9,990      9,990      9,990
    Fees From Deluxe              (195,000)  (195,000)  (195,000)  (195,000)  (195,000)  (195,000)  (195,000)  (195,000)
    Restructuring Adj.- Fixed            -          -          -          -          -          -          -          -
                                  --------   --------   --------   --------   --------   --------   --------   --------
        Total Fixed Cost            73,624     86,707    292,428    102,142    (32,683)   (12,877)   (17,055)   (43,053)
                                  --------   --------   --------   --------   --------   --------   --------   --------
GRAND BLANC
   Third Party Rents & Leases            -          -          -          -          -      3,750          -          -
   Related Party Rents & Leases     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000
    Launch Risk
    Depreciation                   735,008    705,821    789,164    782,861    749,860    727,722    701,551    669,790
    Mi SBT
    Taxes                           67,800     67,800    102,188     67,479     67,800     67,800     67,800     67,800
    Fees From Deluxe
    Restructuring Adj.- Fixed            -          -          -          -          -          -          -          -
                                  --------   --------   --------   --------   --------   --------   --------   --------
        Total Fixed Cost           877,808    848,621    966,352    925,340    892,660    874,272    844,351    812,590
                                  --------   --------   --------   --------   --------   --------   --------   --------
GRAND RAPIDS
   Third Party Rents & Leases      200,794    200,794    200,794    200,794    200,794    200,794    200,794    200,794
   Related Party Rents & Leases
    Launch Risk
    Depreciation                   300,060    302,442    303,661    294,960    289,263    293,885    285,819    284,483
    Mi SBT
    Taxes                           65,000     65,000     65,000     65,000     65,000     65,000     65,000     65,000
    Fees From Deluxe
    Restructuring Adj.- Fixed            -          -          -          -          -          -          -          -
                                  --------   --------   --------   --------   --------   --------   --------   --------
        Total Fixed Cost           565,854    568,236    569,455    560,754    555,057    559,679    551,613    550,277
                                  --------   --------   --------   --------   --------   --------   --------   --------
SEABROOK
   Third Party Rents & Leases
   Related Party Rents & Leases
    Launch Risk
    Depreciation                   228,686    227,174    238,086    237,848    237,461    237,127    231,768    231,300
    Mi SBT
    Taxes                            7,900      7,900      7,946      7,900      7,900      7,900      7,900      7,900
    Fees From Deluxe
    Restructuring Adj.- Fixed            -          -          -          -          -          -          -          -
                                  --------   --------   --------   --------   --------   --------   --------   --------
        Total Fixed Cost           236,586    235,074    246,032    245,748    245,361    245,027    239,668    239,200
                                  --------   --------   --------   --------   --------   --------   --------   --------

                                   SEP-03     OCT-03     NOV-03       DEC-03         2003
                                  --------   --------   --------    ----------    ----------
III. PLANT FIXED COSTS

                                  Plant fixed costs reference detail below. Rennts &
                                  Leases and Depreciation follow the detail from the
                                  schedules below. Other costs are based on actuals
                                  carried into future periods with a 3% inflation rate.
                                  Fees from Deluxe fall off in April of 2004 because
                                  Deluxe is rolled in upon exit.

CORPORATE
   Third Party Rents & Leases      119,828    204,225     61,121       138,846     1,596,344
   Related Party Rents & Leases   (289,224)  (371,184)  (289,224)     (289,224)   (3,552,649)
    Launch Risk                                                                            -
    Depreciation                   349,067    141,748    546,439       340,419     4,548,454
    Mi SBT                                                                                 -
    Taxes                            9,990      9,990     65,058         9,990       174,948
    Fees From Deluxe              (195,000)  (195,000)  (195,000)     (195,000)   (2,340,000)
    Restructuring Adj.- Fixed            -          -          -             -             -
                                  --------   --------   --------    ----------    ----------
        Total Fixed Cost            (5,339)  (210,221)   188,393         5,030       427,096
                                  --------   --------   --------    ----------    ----------
GRAND BLANC
   Third Party Rents & Leases            -          -          -             -         3,750
   Related Party Rents & Leases     75,000     75,000     75,000        75,000       900,000
    Launch Risk                                                                            -
    Depreciation                   673,971    670,677    684,735       627,261     8,518,420
    Mi SBT                                                                                 -
    Taxes                           67,800     65,256     67,800        67,800       845,122
    Fees From Deluxe                                                                       -
    Restructuring Adj.- Fixed            -          -          -             -             -
                                  --------   --------   --------    ----------    ----------
        Total Fixed Cost           816,771    810,933    827,535       770,061    10,267,292
                                  --------   --------   --------    ----------    ----------
GRAND RAPIDS
   Third Party Rents & Leases      200,794    171,953    171,953       171,953     2,323,006
   Related Party Rents & Leases                                                            -
    Launch Risk                                                                            -
    Depreciation                   277,876    275,443    275,186    (1,826,788)    1,356,289
    Mi SBT                                                                                 -
    Taxes                           65,000     65,000     65,000        65,000       780,000
    Fees From Deluxe                                                                       -
    Restructuring Adj.- Fixed            -          -          -             -             -
                                  --------   --------   --------    ----------    ----------
        Total Fixed Cost           543,670    512,396    512,139    (1,589,834)    4,459,295
                                  --------   --------   --------    ----------    ----------
SEABROOK
   Third Party Rents & Leases                                                              -
   Related Party Rents & Leases                                                            -
    Launch Risk                                                                            -
    Depreciation                   231,304    231,300    231,304       231,300     2,794,657
    Mi SBT                                                                                 -
    Taxes                            7,900      9,335     72,916         7,900       161,297
    Fees From Deluxe                                                                       -
    Restructuring Adj.- Fixed            -          -          -             -             -
                                  --------   --------   --------    ----------    ----------
        Total Fixed Cost           239,204    240,635    304,220       239,200     2,955,954
                                  --------   --------   --------    ----------    ----------

                                 181 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                     JAN-04       FEB-04       MAR-04       APR-04       MAY-04       JUN-04       JUL-04
                                    --------     --------     --------     --------     --------     --------     --------
III. PLANT FIXED COSTS

CORPORATE
   Third Party Rents & Leases        144,977      132,977      233,373      123,337      123,337      123,337      123,337
   Related Party Rents & Leases     (289,224)    (289,224)    (289,224)    (289,224)    (289,224)    (289,224)    (289,224)
    Launch Risk
    Depreciation                     341,420      324,136      348,217      341,851      341,851      341,851      341,851
    Mi SBT
    Taxes                              9,990       38,135       (4,510)      15,016       15,016       15,016       15,016
    Fees From Deluxe
    Restructuring Adj.-Fixed          26,220       57,030      233,107      105,000      105,000      131,000      167,678
                                    --------     --------     --------     --------     --------     --------     --------
        Total Fixed Cost             233,384      263,054      520,963      295,981      295,981      321,981      358,658
                                    --------     --------     --------     --------     --------     --------     --------

GRAND BLANC
   Third Party Rents & Leases              -            -            -            -            -            -            -
   Related Party Rents & Leases       75,000       75,000       75,000       75,000       75,000       75,000       75,000
    Launch Risk
    Depreciation                     647,343      644,834      643,279      645,152      645,152      645,152      645,152
    Mi SBT
    Taxes                             67,800       67,800       67,800       72,540       72,540       72,540       72,540
    Fees From Deluxe
    Restructuring Adj.-Fixed               -            -            -            -            -            -            -
                                    --------     --------     --------     --------     --------     --------     --------
        Total Fixed Cost             790,143      787,634      786,079      792,691      792,691      792,691      792,691
                                    --------     --------     --------     --------     --------     --------     --------

GRAND RAPIDS
   Third Party Rents & Leases        171,953      171,953      171,953      200,794      200,794      200,794      200,794
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     101,482      101,880      103,932      102,431      102,431      102,431      102,431
    Mi SBT
    Taxes                             65,000       65,000       65,000       66,950       66,950       66,950       66,950
    Fees From Deluxe
    Restructuring Adj.-Fixed               -            -            -            -            -            -            -
                                    --------     --------     --------     --------     --------     --------     --------
        Total Fixed Cost             338,435      338,833      340,885      370,175      370,175      370,175      370,175
                                    --------     --------     --------     --------     --------     --------     --------

SEABROOK
   Third Party Rents & Leases
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     231,304      231,300      231,304      231,303      231,303      231,303      231,303
    Mi SBT
    Taxes                              7,900        7,900        7,900       13,845       13,845       13,845       13,845
    Fees From Deluxe
    Restructuring Adj. -Fixed              -            -            -            -            -            -            -
                                    --------     --------     --------     --------     --------     --------     --------
        Total Fixed Cost             239,204      239,200      239,204      245,147      245,147      245,147      245,147
                                    --------     --------     --------     --------     --------     --------     --------

                                     AUG-04       SEP-04       OCT-04       NOV-04       DEC-04       2004
                                    --------     --------     --------     --------     --------   ----------
III. PLANT FIXED COSTS

CORPORATE
   Third Party Rents & Leases        123,337      123,337      123,337      123,337      123,337    1,621,361
   Related Party Rents & Leases     (289,224)    (289,224)    (289,224)    (289,224)    (289,224)  (3,470,688)
    Launch Risk                                                                                             -
    Depreciation                     341,851      341,851      344,768      344,768      344,768    4,099,186
    Mi SBT                                                                                                  -
    Taxes                             15,016       15,016       15,016       15,016       15,016      178,762
    Fees From Deluxe                                                                                        -
    Restructuring Adj.-Fixed         167,678      197,831      167,678      167,678      197,831    1,723,730
                                    --------     --------     --------     --------     --------   ----------
        Total Fixed Cost             358,659      388,812      361,575      361,575      391,729    4,152,350
                                    --------     --------     --------     --------     --------   ----------

GRAND BLANC
   Third Party Rents & Leases              -            -            -            -            -            -
   Related Party Rents & Leases       75,000       75,000       75,000       75,000       75,000      900,000
    Launch Risk                                                                                             -
    Depreciation                     645,152      645,152      645,152      645,152      645,152    7,741,821
    Mi SBT                                                                                                  -
    Taxes                             72,540       72,540       72,540       72,540       72,540      856,257
    Fees From Deluxe                                                                                        -
    Restructuring Adj.-Fixed               -            -            -            -            -            -
                                    --------     --------     --------     --------     --------   ----------
        Total Fixed Cost             792,691      792,691      792,691      792,691      792,691    9,498,078
                                    --------     --------     --------     --------     --------   ----------

GRAND RAPIDS
   Third Party Rents & Leases        200,794      200,794      200,794      200,794      200,794    2,323,006
   Related Party Rents & Leases                                                                             -
    Launch Risk                                                                                             -
    Depreciation                     102,431      102,431      102,431      102,431      102,431    1,229,173
    Mi SBT                                                                                                  -
    Taxes                             66,950       66,950       66,950       66,950       66,950      797,550
    Fees From Deluxe                                                                                        -
    Restructuring Adj.-Fixed               -            -            -            -            -            -
                                    --------     --------     --------     --------     --------   ----------
        Total Fixed Cost             370,175      370,175      370,175      370,175      370,175    4,349,729
                                    --------     --------     --------     --------     --------   ----------

SEABROOK
   Third Party Rents & Leases                                                                               -
   Related Party Rents & Leases                                                                             -
    Launch Risk                                                                                             -
    Depreciation                     231,303      231,303      231,303      231,303      231,303    2,775,634
    Mi SBT                                                                                                  -
    Taxes                             13,845       13,845       13,845       13,845       13,845      148,302
    Fees From Deluxe                                                                                        -
    Restructuring Adj. -Fixed              -            -            -            -            -            -
                                    --------     --------     --------     --------     --------   ----------
        Total Fixed Cost             245,147      245,147      245,147      245,147      245,147    2,923,936
                                    --------     --------     --------     --------     --------   ----------

                                 182 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                     MAR-05       JUN-05       SEP-05       DEC-05        2005        MAR-06        JUN-06
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------
III. PLANT FIXED COSTS

CORPORATE
   Third Party Rents & Leases         370,012      370,012      370,012      370,012    1,480,046      370,012      370,012
   Related Party Rents & Leases      (867,672)    (867,672)    (867,672)    (867,672)  (3,470,688)    (867,672)    (867,672)
    Launch Risk                                                                                 -
    Depreciation                    1,001,342    1,001,342    1,001,342    1,001,342    4,005,368      981,477      981,477
    Mi SBT                                                                                      -
    Taxes                              46,400       46,400       46,400       46,400      185,602       47,793       47,793
    Fees From Deluxe                                                                            -
    Restructuring Adj. - Fixed              -            -            -            -            -            -            -
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------
        Total Fixed Cost              550,082      550,082      550,082      550,082    2,200,328      531,609      531,609
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------

GRAND BLANC
   Third Party Rents & Leases               -            -            -            -            -            -            -
   Related Party Rents & Leases       225,000      225,000      225,000      225,000      900,000      225,000      225,000
    Launch Risk                                                                                 -
    Depreciation                    1,935,455    1,935,455    1,935,455    1,935,455    7,741,821    1,935,455    1,935,455
    Mi SBT                                                                                      -
    Taxes                             224,147      224,147      224,147      224,147      896,590      230,872      230,872
    Fees From Deluxe                                                                            -
    Restructuring Adj. - Fixed              -            -            -            -            -            -            -
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------
        Total Fixed Cost            2,384,603    2,384,603    2,384,603    2,384,603    9,538,411    2,391,327    2,391,327
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------

GRAND RAPIDS
   Third Party Rents & Leases         602,382      602,382      602,382      602,382    2,409,528      602,382      602,382
   Related Party Rents & Leases                                                                 -
    Launch Risk                                                                                 -
    Depreciation                      307,293      307,293      307,293      307,293    1,229,173      307,293      307,293
    Mi SBT                                                                                      -
    Taxes                             206,876      206,876      206,876      206,876      827,502      213,082      213,082
    Fees From Deluxe                                                                            -
    Restructuring Adj. - Fixed              -            -            -            -            -            -            -
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------
        Total Fixed Cost            1,116,551    1,116,551    1,116,551    1,116,551    4,466,203    1,122,757    1,122,757
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------

SEABROOK
   Third Party Rents & Leases                                                                   -
   Related Party Rents & Leases                                                                 -
    Launch Risk                                                                                 -
    Depreciation                      693,908      693,908      693,908      693,908    2,775,634      693,908      693,908
    Mi SBT                                                                                      -
    Taxes                              42,780       42,780       42,780       42,780      171,120       44,063       44,063
    Fees From Deluxe                                                                            -
    Restructuring Adj. - Fixed              -            -            -            -            -            -            -
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------
        Total Fixed Cost              736,688      736,688      736,688      736,688    2,946,754      737,972      737,972
                                    ---------    ---------    ---------    ---------   ----------    ---------    ---------

                                      SEP-06      DEC-06        2006         2007         2008
                                    ---------    ---------   ----------   ----------    ---------
III. PLANT FIXED COSTS

CORPORATE
   Third Party Rents & Leases         370,012      370,012    1,480,046    1,480,046    1,480,046
   Related Party Rents & Leases      (867,672)    (867,672)  (3,470,688)  (3,470,688)  (3,470,688)
    Launch Risk                                                       -
    Depreciation                      981,477      981,477    3,925,907    3,218,514    2,526,326
    Mi SBT                                                            -
    Taxes                              47,793       47,793      191,170      196,905      202,812
    Fees From Deluxe                                                  -
    Restructuring Adj. - Fixed              -            -            -            -            -
                                    ---------    ---------   ----------   ----------    ---------
        Total Fixed Cost              531,609      531,609    2,126,435    1,424,777      738,497
                                    ---------    ---------   ----------   ----------    ---------

GRAND BLANC
   Third Party Rents & Leases               -            -            -            -            -
   Related Party Rents & Leases       225,000      225,000      900,000      900,000      900,000
    Launch Risk                                                       -
    Depreciation                    1,935,455    1,935,455    7,741,821    7,741,821    7,741,821
    Mi SBT                                                            -
    Taxes                             230,872      230,872      923,488      951,192      951,192
    Fees From Deluxe                                                  -
    Restructuring Adj. - Fixed              -            -            -            -            -
                                    ---------    ---------   ----------   ----------    ---------
        Total Fixed Cost            2,391,327    2,391,327    9,565,309    9,593,014    9,593,014
                                    ---------    ---------   ----------   ----------    ---------

GRAND RAPIDS
   Third Party Rents & Leases         602,382      602,382    2,409,528    2,409,528    2,409,528
   Related Party Rents & Leases                                       -
    Launch Risk                                                       -
    Depreciation                      307,293      307,293    1,229,173    1,229,173    1,229,173
    Mi SBT                                                            -
    Taxes                             213,082      213,082      852,327      877,897      877,897
    Fees From Deluxe                                                  -
    Restructuring Adj. - Fixed              -            -            -            -            -
                                    ---------    ---------   ----------   ----------    ---------
        Total Fixed Cost            1,122,757    1,122,757    4,491,028    4,516,598    4,516,598
                                    ---------    ---------   ----------   ----------    ---------

SEABROOK
   Third Party Rents & Leases                                         -
   Related Party Rents & Leases                                       -
    Launch Risk                                                       -
    Depreciation                      693,908      693,908    2,775,634    2,775,634    2,775,634
    Mi SBT                                                            -
    Taxes                              44,063       44,063      176,254      181,541      181,541
    Fees From Deluxe                                                  -
    Restructuring Adj. - Fixed              -            -            -            -            -
                                    ---------    ---------   ----------   ----------    ---------
        Total Fixed Cost              737,972      737,972    2,951,887    2,957,175    2,957,175
                                    ---------    ---------   ----------   ----------    ---------

                                 183 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                      JAN-03    FEB-03    MAR-03    APR-03    MAY-03    JUN-03    JUL-03
                                      -------   -------   -------   -------   -------   -------   -------
WALLACEBURG / NEW BUSINESS
   Third Party Rents & Leases
   Related Party Rents & Leases        14,264    14,264    14,264         -    28,529    14,264    14,264
    Launch Risk
    Depreciation                        8,096     7,467     7,661     7,762     6,315     1,332     1,040
    Mi SBT
    Taxes                             (52,212)   25,509   (41,087)   70,847   (71,050)  (14,831)   11,755
    Fees From Deluxe
    Restructuring Adj. - Fixed              -         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------
        Total Fixed Cost              (29,852)   47,240   (19,162)   78,609   (36,206)      765    27,059
                                      -------   -------   -------   -------   -------   -------   -------

GROESBECK
   Third Party Rents & Leases          77,493    93,336    77,492    77,493    93,336    77,493    77,493
   Related Party Rents & Leases       118,000   118,000   118,000   118,000   118,000   118,000   118,000
    Launch Risk
    Depreciation                      156,286   160,961   166,719   156,492   150,575   130,038   160,120
    Mi SBT
    Taxes                              21,425    21,425    21,425    21,425    21,425    21,425    21,425
    Fees From Deluxe
    Restructuring Adj. - Fixed              -         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------
        Total Fixed Cost              373,204   393,722   383,636   373,410   383,336   346,956   377,038
                                      -------   -------   -------   -------   -------   -------   -------

MALYN
   Third Party Rents & Leases
   Related Party Rents & Leases        46,500    46,500    46,500    46,500    46,500    46,500    46,500
    Launch Risk
    Depreciation                       22,580    27,207    27,975    27,725    27,725    27,978    21,776
    Mi SBT
    Taxes                               7,500     7,500    16,398    (1,398)    7,500     7,500     7,500
    Fees From Deluxe
    Restructuring Adj. - Fixed              -         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------
        Total Fixed Cost               76,580    81,207    90,873    72,827    81,725    81,978    75,776
                                      -------   -------   -------   -------   -------   -------   -------

HARPER
   Third Party Rents & Leases         167,583   167,583   167,583   167,583   167,583   167,583   167,583
   Related Party Rents & Leases
    Launch Risk
    Depreciation                      143,309   143,481   151,244   151,700   152,505   151,591   149,801
    Mi SBT
    Taxes                              17,000    17,000    17,000    17,000    17,000    17,000    17,000
    Fees From Deluxe
    Restructuring Adj. - Fixed              -         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------
        Total Fixed Cost              327,892   328,064   335,827   336,283   337,088   336,174   334,384
                                      -------   -------   -------   -------   -------   -------   -------

CONNEAUT
   Third Party Rents & Leases           2,924     2,574     2,924     3,866     2,924     4,809     3,866
   Related Party Rents & Leases
    Launch Risk
    Depreciation                      162,604   161,758   161,700   160,032   159,962   157,750   157,752
    Mi SBT
    Taxes                              12,775    12,775    12,775    12,775    12,775    12,775    12,775
    Fees From Deluxe
    Restructuring Adj. - Fixed              -         -         -         -         -         -         -
                                      -------   -------   -------   -------   -------   -------   -------
        Total Fixed Cost              178,303   177,107   177,399   176,673   175,661   175,334   174,393
                                      -------   -------   -------   -------   -------   -------   -------

                                      AUG-03    SEP-03    OCT-03    NOV-03    DEC-03       2003
                                      -------   -------   -------   -------   -------    ---------
WALLACEBURG / NEW BUSINESS
   Third Party Rents & Leases                                                                    -
   Related Party Rents & Leases        14,264    14,264    14,264    14,264    14,264      171,169
    Launch Risk                                                                                  -
    Depreciation                        1,033     1,183     1,221     1,236     1,238       45,584
    Mi SBT                                                                                       -
    Taxes                               2,298   (14,713)  (16,764)   35,081    62,267       (2,900)
    Fees From Deluxe                                                                             -
    Restructuring Adj. - Fixed              -         -         -         -         -            -
                                      -------   -------   -------   -------   -------    ---------
        Total Fixed Cost               17,596       734    (1,278)   50,580    77,769      213,853
                                      -------   -------   -------   -------   -------    ---------

GROESBECK
   Third Party Rents & Leases          77,493    77,493    77,493   137,188    77,493    1,021,296
   Related Party Rents & Leases       118,000   118,000   118,000   118,000   118,000    1,416,000
    Launch Risk                                                                                  -
    Depreciation                      160,120   165,324   159,567   159,566   154,531    1,880,296
    Mi SBT                                                                                       -
    Taxes                              21,425    21,425    21,425   125,379   (82,529)     257,100
    Fees From Deluxe                                                                             -
    Restructuring Adj. - Fixed              -         -         -         -         -            -
                                      -------   -------   -------   -------   -------    ---------
        Total Fixed Cost              377,038   382,242   376,485   540,133   267,494    4,574,692
                                      -------   -------   -------   -------   -------    ---------

MALYN
   Third Party Rents & Leases                                                                    -
   Related Party Rents & Leases        46,500    46,500    93,000    46,500    46,500      604,500
    Launch Risk                                                                                  -
    Depreciation                       21,776    22,026    24,406    24,406    24,656      300,237
    Mi SBT                                                                                       -
    Taxes                               7,500     7,500     7,500     7,500     7,500       90,000
    Fees From Deluxe                                                                             -
    Restructuring Adj. - Fixed              -         -         -         -         -            -
                                      -------   -------   -------   -------   -------    ---------
        Total Fixed Cost               75,776    76,026   124,906    78,406    78,656      994,737
                                      -------   -------   -------   -------   -------    ---------

HARPER
   Third Party Rents & Leases         167,583    26,667   100,000   100,000   100,000    1,667,331
   Related Party Rents & Leases                                                                  -
    Launch Risk                                                                                  -
    Depreciation                      148,158   140,289   114,518   114,344    98,893    1,659,835
    Mi SBT                                                                                       -
    Taxes                              17,000    17,000    17,000    17,000    17,000      204,000
    Fees From Deluxe                                                                             -
    Restructuring Adj. - Fixed              -         -         -         -         -            -
                                      -------   -------   -------   -------   -------    ---------
        Total Fixed Cost              332,741   183,956   231,518   231,344   215,893    3,531,165
                                      -------   -------   -------   -------   -------    ---------

CONNEAUT
   Third Party Rents & Leases           2,924     4,809     3,866     3,866     3,866       43,219
   Related Party Rents & Leases                                                                  -
    Launch Risk                                                                                  -
    Depreciation                      154,608   154,610   154,691   154,693   154,691    1,894,851
    Mi SBT                                                                                       -
    Taxes                              12,775    12,775    12,775    12,775    12,775      153,300
    Fees From Deluxe                                                                             -
    Restructuring Adj. - Fixed              -         -         -         -         -            -
                                      -------   -------   -------   -------   -------    ---------
        Total Fixed Cost              170,307   172,194   171,332   171,335   171,332    2,091,370
                                      -------   -------   -------   -------   -------    ---------

                                 184 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                     JAN-04     FEB-04      MAR-04     APR-04      MAY-04      JUN-04      JUL-04
                                     -------    -------     -------    -------     -------     -------     -------
WALLACEBURG / NEW BUSINESS
   Third Party Rents & Leases
   Related Party Rents & Leases       14,264     14,264      14,264     14,264      14,264      14,264      14,264
    Launch Risk                                                                                             83,333
    Depreciation                       1,253      1,222       1,620      1,365       1,365       1,365       1,365
    Mi SBT
    Taxes                              5,319      4,238      21,811       (249)       (249)       (249)       (249)
    Fees From Deluxe
    Restructuring Adj. - Fixed             -          -           -          -           -           -           -
                                     -------    -------     -------    -------     -------     -------     -------
        Total Fixed Cost              20,836     19,724      37,695     15,380      15,380      15,380      98,713
                                     -------    -------     -------    -------     -------     -------     -------

GROESBECK
   Third Party Rents & Leases         77,493     77,493      77,493     77,493      77,493      77,493      77,493
   Related Party Rents & Leases      118,000    118,000     118,000    118,000     118,000     118,000     118,000
    Launch Risk
    Depreciation                     134,644    132,896     146,786    138,109     138,109     138,109     138,109
    Mi SBT
    Taxes                             21,425     21,425      21,425     22,068      22,068      22,068      22,068
    Fees From Deluxe
    Restructuring Adj. - Fixed             -          -           -          -           -           -           -
                                     -------    -------     -------    -------     -------     -------     -------
        Total Fixed Cost             351,562    349,814     363,704    355,669     355,669     355,669     355,669
                                     -------    -------     -------    -------     -------     -------     -------

MALYN
   Third Party Rents & Leases
   Related Party Rents & Leases       46,500     46,500      46,500     46,500      46,500      46,500      46,500
    Launch Risk
    Depreciation                      23,294     23,368      23,368     23,343      23,343      23,343      23,343
    Mi SBT
    Taxes                              7,500      7,500       7,500      7,725       7,725       7,725       7,725
    Fees From Deluxe
    Restructuring Adj. - Fixed             -          -           -          -           -           -           -
                                     -------    -------     -------    -------     -------     -------     -------
        Total Fixed Cost              77,294     77,368      77,368     77,568      77,568      77,568      77,568
                                     -------    -------     -------    -------     -------     -------     -------

HARPER
   Third Party Rents & Leases        100,000    100,000     100,000    100,000     100,000     100,000     100,000
   Related Party Rents & Leases
    Launch Risk
    Depreciation                      86,984     99,589      95,919     94,164      94,164      94,164      94,164
    Mi SBT
    Taxes                             17,000     17,000      17,000     17,510      17,510      17,510      17,510
    Fees From Deluxe
    Restructuring Adj. - Fixed             -          -           -          -           -           -           -
                                     -------    -------     -------    -------     -------     -------     -------
        Total Fixed Cost             203,984    216,589     212,919    211,674     211,674     211,674     211,674
                                     -------    -------     -------    -------     -------     -------     -------

CONNEAUT
   Third Party Rents & Leases          2,924      4,809           -      4,809       4,809       4,809       4,809
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     152,960    152,958     152,803    152,907     152,907     152,907     152,907
    Mi SBT
    Taxes                             70,697    (45,147)     12,775     13,158      13,158      13,158      13,158
    Fees From Deluxe
    Restructuring Adj. - Fixed             -          -           -          -           -           -           -
                                     -------    -------     -------    -------     -------     -------     -------
        Total Fixed Cost             226,581    112,620     165,578    170,874     170,874     170,874     170,874
                                     -------    -------     -------    -------     -------     -------     -------

                                     AUG-04      SEP-04      OCT-04      NOV-04      DEC-04       2004
                                     -------     -------     -------     -------     -------   ---------
WALLACEBURG / NEW BUSINESS
   Third Party Rents & Leases                                                                          -
   Related Party Rents & Leases       14,264      14,264      14,264      14,264      14,264     171,168
    Launch Risk                       83,333      83,333      83,333      83,333      83,333     500,000
    Depreciation                       1,365       1,365       1,365       1,365       1,365      16,380
    Mi SBT                                                                                             -
    Taxes                               (249)       (249)       (249)       (249)       (249)     29,128
    Fees From Deluxe                                                                                   -
    Restructuring Adj. - Fixed             -           -           -           -           -           -
                                     -------     -------     -------     -------     -------   ---------
        Total Fixed Cost              98,713      98,713      98,713      98,713      98,713     716,676
                                     -------     -------     -------     -------     -------   ---------

GROESBECK
   Third Party Rents & Leases         77,493      77,493      77,493      77,493      77,493     929,916
   Related Party Rents & Leases      118,000     118,000     118,000     118,000     118,000   1,416,000
    Launch Risk                                                                                        -
    Depreciation                     138,109     138,109     138,109     138,109     138,109   1,657,305
    Mi SBT                                                                                             -
    Taxes                             22,068      22,068      22,068      22,068      22,068     262,885
    Fees From Deluxe                                                                                   -
    Restructuring Adj. - Fixed             -           -           -           -           -           -
                                     -------     -------     -------     -------     -------   ---------
        Total Fixed Cost             355,669     355,669     355,669     355,669     355,669   4,266,106
                                     -------     -------     -------     -------     -------   ---------

MALYN
   Third Party Rents & Leases                                                                          -
   Related Party Rents & Leases       46,500      46,500      46,500      46,500      46,500     558,000
    Launch Risk                                                                                        -
    Depreciation                      23,343      23,343      23,343      23,343      23,343     280,118
    Mi SBT                                                                                             -
    Taxes                              7,725       7,725       7,725       7,725       7,725      92,025
    Fees From Deluxe                                                                                   -
    Restructuring Adj. - Fixed             -           -           -           -           -           -
                                     -------     -------     -------     -------     -------   ---------
        Total Fixed Cost              77,568      77,568      77,568      77,568      77,568     930,143
                                     -------     -------     -------     -------     -------   ---------

HARPER
   Third Party Rents & Leases        100,000     100,000     100,000     100,000     100,000   1,200,000
   Related Party Rents & Leases                                                                        -
    Launch Risk                                                                                        -
    Depreciation                      94,164      94,164      94,164      94,164      94,164   1,129,969
    Mi SBT                                                                                             -
    Taxes                             17,510      17,510      17,510      17,510      17,510     208,590
    Fees From Deluxe                                                                                   -
    Restructuring Adj. - Fixed             -           -           -           -           -           -
                                     -------     -------     -------     -------     -------   ---------
        Total Fixed Cost             211,674     211,674     211,674     211,674     211,674   2,538,559
                                     -------     -------     -------     -------     -------   ---------

CONNEAUT
   Third Party Rents & Leases          4,809       4,809       4,809       4,809       4,809      51,012
   Related Party Rents & Leases                                                                        -
    Launch Risk                                                                                        -
    Depreciation                     152,907     152,907     152,907     152,907     152,907   1,834,881
    Mi SBT                                                                                             -
    Taxes                             13,158      13,158      13,158      13,158      13,158     156,749
    Fees From Deluxe                                                                                   -
    Restructuring Adj. - Fixed             -           -           -           -           -           -
                                     -------     -------     -------     -------     -------   ---------
        Total Fixed Cost             170,874     170,874     170,874     170,874     170,874   2,042,642
                                     -------     -------     -------     -------     -------   ---------

                                 185 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC PRODUCTION
ASSUMPTIONS

                                    MAR-05     JUN-05      SEP-05      DEC-05       2005        MAR-06      JUN-06
                                    -------   ---------   ---------   ---------   ---------   ---------   ---------
WALLACEBURG / NEW BUSINESS
   Third Party Rents & Leases                                                             -
   Related Party Rents & Leases      42,792      42,792      42,792      42,792     171,168      42,792      42,792
    Launch Risk                     250,000     250,000     250,000     250,000   1,000,000     250,000     250,000
    Depreciation                          -           -           -           -           -           -           -
    Mi SBT                                                                                -
    Taxes                              (769)       (769)       (769)       (769)     (3,076)       (792)       (792)
    Fees From Deluxe                                                                      -
    Restructuring Adj. - Fixed            -           -           -           -           -           -           -
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            292,023     292,023     292,023     292,023   1,168,092     292,000     292,000
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------

GROESBECK
   Third Party Rents & Leases       232,479     232,479     232,479     232,479     929,916     232,479     232,479
   Related Party Rents & Leases     354,000     354,000     354,000     354,000   1,416,000     354,000     354,000
    Launch Risk                                                                           -
    Depreciation                    414,326     414,326     414,326     414,326   1,657,305     414,326     414,326
    Mi SBT                                                                                -
    Taxes                            68,189      68,189      68,189      68,189     272,757      70,235      70,235
    Fees From Deluxe                                                                      -
    Restructuring Adj. - Fixed            -           -           -           -           -           -           -
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            068,995   1,068,995   1,068,995   1,068,995   4,275,978   1,071,040   1,071,040
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------

MALYN
   Third Party Rents & Leases                                                             -
   Related Party Rents & Leases     139,500     139,500     139,500     139,500     558,000     139,500     139,500
    Launch Risk                                                                           -
    Depreciation                     70,030      70,030      70,030      70,030     280,118      70,030      70,030
    Mi SBT                                                                                -
    Taxes                            23,870      23,870      23,870      23,870      95,481      24,586      24,586
    Fees From Deluxe                                                                      -
    Restructuring Adj. - Fixed            -           -           -           -           -           -           -
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            233,400     233,400     233,400     233,400     933,599     234,116     234,116
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------

HARPER
   Third Party Rents & Leases       300,000     300,000     300,000     300,000   1,200,000     300,000     300,000
   Related Party Rents & Leases                                                           -
    Launch Risk                                                                           -
    Depreciation                    282,492     282,492     282,492     282,492   1,129,969     282,492     282,492
    Mi SBT                                                                                -
    Taxes                            54,106      54,106      54,106      54,106     216,424      55,729      55,729
    Fees From Deluxe                                                                      -
    Restructuring Adj. - Fixed            -           -           -           -           -           -           -
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            636,598     636,598     636,598     636,598   2,546,393     638,221     638,221
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------

CONNEAUT
   Third Party Rents & Leases        14,426      14,426      14,426      14,426      57,705      14,426      14,426
   Related Party Rents & Leases                                                           -
    Launch Risk                                                                           -
    Depreciation                    458,720     458,720     458,720     458,720   1,834,881     458,720     458,720
    Mi SBT                                                                                -
    Taxes                            40,659      40,659      40,659      40,659     162,636      41,879      41,879
    Fees From Deluxe                                                                      -
    Restructuring Adj. - Fixed            -           -           -           -           -           -           -
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            513,806     513,806     513,806     513,806   2,055,222     515,025     515,025
                                   --------   ---------   ---------   ---------   ---------   ---------   ---------

                                     SEP-06      DEC-06       2006        2007        2008
                                    ---------   ---------   ---------   ---------   ---------
WALLACEBURG / NEW BUSINESS
   Third Party Rents & Leases                                       -
   Related Party Rents & Leases        42,792      42,792     171,168     171,168     171,168
    Launch Risk                     1,446,250   1,446,250   3,392,500   5,785,000   5,785,000
    Depreciation                            -           -           -      16,380      16,380
    Mi SBT                                                          -
    Taxes                                (792)       (792)     (3,169)     (3,264)     (3,264)
    Fees From Deluxe                                                -
    Restructuring Adj. - Fixed              -           -           -           -           -
                                    ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            1,488,250   1,488,250   3,560,499   5,969,284   5,969,284
                                    ---------   ---------   ---------   ---------   ---------

GROESBECK
   Third Party Rents & Leases         232,479     232,479     929,916     929,916     929,916
   Related Party Rents & Leases       354,000     354,000   1,416,000   1,416,000   1,416,000
    Launch Risk                                                     -
    Depreciation                      414,326     414,326   1,657,305   1,657,305   1,657,305
    Mi SBT                                                          -
    Taxes                              70,235      70,235     280,940     289,368     289,368
    Fees From Deluxe                                                -
    Restructuring Adj. - Fixed              -           -           -           -           -
                                    ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost            1,071,040   1,071,040   4,284,161   4,292,589   4,292,589
                                    ---------   ---------   ---------   ---------   ---------

MALYN
   Third Party Rents & Leases                                       -
   Related Party Rents & Leases       139,500     139,500     558,000     558,000     558,000
    Launch Risk                                                     -
    Depreciation                       70,030      70,030     280,118     280,118     280,118
    Mi SBT                                                          -
    Taxes                              24,586      24,586      98,345     101,296     101,296
    Fees From Deluxe                                                -
    Restructuring Adj. - Fixed              -           -           -           -           -
                                    ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost              234,116     234,116     936,464     939,414     939,414
                                    ---------   ---------   ---------   ---------   ---------

HARPER
   Third Party Rents & Leases         300,000     300,000   1,200,000   1,200,000   1,200,000
   Related Party Rents & Leases                                     -
    Launch Risk                                                     -
    Depreciation                      282,492     282,492   1,129,969   1,129,969   1,129,969
    Mi SBT                                                          -
    Taxes                              55,729      55,729     222,916     229,604     229,604
    Fees From Deluxe                                                -
    Restructuring Adj. - Fixed              -           -           -           -           -
                                    ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost              638,221     638,221   2,552,886   2,559,573   2,559,573
                                    ---------   ---------   ---------   ---------   ---------

CONNEAUT
   Third Party Rents & Leases          14,426      14,426      57,705      57,705      57,705
   Related Party Rents & Leases                                     -
    Launch Risk                                                     -
    Depreciation                      458,720     458,720   1,834,881   1,834,881   1,834,881
    Mi SBT                                                          -
    Taxes                              41,879      41,879     167,515     172,541     172,541
    Fees From Deluxe                                                -
    Restructuring Adj. - Fixed              -           -           -           -           -
                                    ---------   ---------   ---------   ---------   ---------
        Total Fixed Cost              515,025     515,025   2,060,101   2,065,127   2,065,127
                                    ---------   ---------   ---------   ---------   ---------

                                 186 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                    JAN-03     FEB-03     MAR-03     APR-03     MAY-03     JUN-03     JUL-03
                                    -------    -------    -------    -------    -------    -------    -------
HARTFORD CITY
   Third Party Rents & Leases
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     48,783     48,666     48,576     48,511     48,360     47,459     47,443
    Mi SBT
    Taxes                             9,536      9,536     11,920      9,536      9,536     11,920      9,536
    Fees From Deluxe
    Restructuring Adj. - Fixed            -          -          -          -          -          -          -
                                    -------    -------    -------    -------    -------    -------    -------
        Total Fixed Cost             58,319     58,202     60,496     58,047     57,896     59,379     56,979
                                    -------    -------    -------    -------    -------    -------    -------

HOPKINSVILLE
   Third Party Rents & Leases        25,212     25,212     25,212     32,927     25,212     25,212     25,212
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     68,687     68,687     68,687     66,987     70,403     66,958     62,178
    Mi SBT
    Taxes                             3,933      2,211      1,634      2,247      4,403     27,432     28,496
    Fees From Deluxe
    Restructuring Adj. - Fixed            -          -          -          -          -          -          -
                                    -------    -------    -------    -------    -------    -------    -------
        Total Fixed Cost             97,832     96,110     95,533    102,160    100,018    119,603    115,885
                                    -------    -------    -------    -------    -------    -------    -------

LANCASTER
   Third Party Rents & Leases         2,940      2,860      2,860      2,860          -      2,820          -
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     91,814     91,812     91,814     91,769     91,771     91,769     91,771
    Mi SBT
    Taxes                            10,685     10,685     30,611     10,685     10,685     10,685     10,685
    Fees From Deluxe
    Restructuring Adj. - Fixed            -          -          -          -          -          -          -
                                    -------    -------    -------    -------    -------    -------    -------
        Total Fixed Cost            105,439    105,357    125,284    105,314    102,456    105,274    102,456
                                    -------    -------    -------    -------    -------    -------    -------

SMC
   Third Party Rents & Leases
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     22,121     22,120     22,121     22,120     22,121     22,120     22,121
    Mi SBT
    Taxes
    Fees From Deluxe
    Restructuring Adj. - Fixed            -          -          -          -          -          -          -
                                    -------    -------    -------    -------    -------    -------    -------
        Total Fixed Cost             22,121     22,120     22,121     22,120     22,121     22,120     22,121
                                    -------    -------    -------    -------    -------    -------    -------

MASONIC - WK
   Third Party Rents & Leases             -          -          -          -          -          -          -
   Related Party Rents & Leases
    Launch Risk
    Depreciation                     61,733     61,829     66,962     66,962     66,962     66,962     66,962
    Mi SBT
    Taxes                            16,975     16,975     37,581     16,975     16,975     16,975     16,975
    Fees From Deluxe
    Restructuring Adj. - Fixed            -          -          -          -          -          -          -
                                    -------    -------    -------    -------    -------    -------    -------
        Total Fixed Cost             78,708     78,804    104,544     83,937     83,937     83,937     83,937
                                    -------    -------    -------    -------    -------    -------    -------

                                    AUG-03     SEP-03     OCT-03      NOV-03      DEC-03      2003
                                    -------    -------    -------     -------     -------   ---------
HARTFORD CITY
   Third Party Rents & Leases                                                                       -
   Related Party Rents & Leases                                                                     -
    Launch Risk                                                                                     -
    Depreciation                     47,442     47,254     47,253      46,936      46,935     573,618
    Mi SBT                                                                                          -
    Taxes                             9,536     11,990     (8,077)          -           -      84,969
    Fees From Deluxe                                                                                -
    Restructuring Adj. - Fixed            -          -          -           -           -           -
                                    -------    -------    -------     -------     -------   ---------
        Total Fixed Cost             56,978     59,244     39,176      46,936      46,935     658,588
                                    -------    -------    -------     -------     -------   ---------

HOPKINSVILLE
   Third Party Rents & Leases        27,462     19,212     22,212      22,212      22,212     297,509
   Related Party Rents & Leases                                                                     -
    Launch Risk                                                                                     -
    Depreciation                     59,485     57,393     59,138      59,138      58,155     765,896
    Mi SBT                                                                                          -
    Taxes                            27,010     29,534      4,507       4,561     133,991     269,958
    Fees From Deluxe                                                                                -
    Restructuring Adj. - Fixed            -          -          -           -           -           -
                                    -------    -------    -------     -------     -------   ---------
        Total Fixed Cost            113,956    106,139     85,857      85,911     214,358   1,333,363
                                    -------    -------    -------     -------     -------   ---------

LANCASTER
   Third Party Rents & Leases         2,580        880        800         800         800      20,200
   Related Party Rents & Leases                                                                     -
    Launch Risk                                                                                     -
    Depreciation                     91,769     91,771     94,823      94,824      94,334   1,110,041
    Mi SBT                                                                                          -
    Taxes                            10,685     30,611     12,678      10,685     (31,428)    127,950
    Fees From Deluxe                                                                                -
    Restructuring Adj. - Fixed            -          -          -           -           -           -
                                    -------    -------    -------     -------     -------   ---------
        Total Fixed Cost            105,034    123,261    108,300     106,309      63,706   1,258,191
                                    -------    -------    -------     -------     -------   ---------

SMC
   Third Party Rents & Leases                                                                       -
   Related Party Rents & Leases                                                                     -
    Launch Risk                                                                                     -
    Depreciation                     22,120     22,121     22,216      22,494      22,494     266,288
    Mi SBT                                                                                          -
    Taxes                                                                                           -
    Fees From Deluxe                                                                                -
    Restructuring Adj. - Fixed            -          -          -           -           -           -
                                    -------    -------    -------     -------     -------   ---------
        Total Fixed Cost             22,120     22,121     22,216      22,494      22,494     266,288
                                    -------    -------    -------     -------     -------   ---------

MASONIC - WK
   Third Party Rents & Leases             -          -          -           -           -           -
   Related Party Rents & Leases                                                                     -
    Launch Risk                                                                                     -
    Depreciation                     66,962     66,962     66,962      66,962      66,962     793,185
    Mi SBT                                                                                          -
    Taxes                            16,975     16,975     16,975      (3,631)     16,975     203,700
    Fees From Deluxe                                                                                -
    Restructuring Adj. - Fixed            -          -          -           -           -           -
                                    -------    -------    -------     -------     -------   ---------
        Total Fixed Cost             83,937     83,937     83,937      63,331      83,937     996,885
                                    -------    -------    -------     -------     -------   ---------

                                 187 of 231       Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                              JAN-04   FEB-04     MAR-04   APR-04     MAY-04    JUN-04    JUL-04
                              ------   ------     ------   ------     ------    ------    ------
HARTFORD CITY
    Third Party Rents &
     Leases
    Related Party Rents &
     Leases
       Launch Risk
       Depreciation           46,936   46,935     46,936    46,936    46,936    46,936    46,936
       Mi SBT
       Taxes                   6,660    6,660      8,325     7,293     7,293     7,293     7,293
       Fees From Deluxe
       Restructuring Adj. -
        Fixed                      -        -          -         -         -         -         -
                             -------   ------     ------   -------   -------   -------   -------
           Total Fixed Cost   53,596   53,595     55,261    54,229    54,229    54,229    54,229
                             -------   ------     ------   -------   -------   -------   -------
HOPKINSVILLE
    Third Party Rents &
     Leases                   22,212   22,212     22,212    22,437    22,437    22,437    22,437
    Related Party Rents &
     Leases
       Launch Risk
       Depreciation           58,155   58,155     58,155    58,155    58,155    58,155    58,155
       Mi SBT
       Taxes                   8,518    3,840      8,579    23,171    23,171    23,171    23,171
       Fees From Deluxe
       Restructuring Adj. -
        Fixed                      -        -          -         -         -         -         -
                             -------   ------     ------   -------   -------   -------   -------
           Total Fixed Cost   88,885   84,207     88,946   103,763   103,763   103,763   103,763
                             -------   ------     ------   -------   -------   -------   -------
LANCASTER
    Third Party Rents &
     Leases                        -        -          -       880       880       880       880
    Related Party Rents &
     Leases
       Launch Risk
       Depreciation           94,336   94,334     96,968    95,213    95,213    95,213    95,213
       Mi SBT
       Taxes                  10,685   13,510    (31,943)   10,982    10,982    10,982    10,982
       Fees From Deluxe
       Restructuring Adj. -
        Fixed                      -        -          -         -         -         -         -
                             -------   ------     ------   -------   -------   -------   -------
           Total Fixed Cost  105,021   07,844     65,025   107,075   107,075   107,075   107,075
                             -------   ------     ------   -------   -------   -------   -------
SMC
    Third Party Rents &
     Leases
    Related Party Rents &
     Leases
       Launch Risk
       Depreciation            8,412    8,412      8,412     8,412     8,412     8,412     8,412
       Mi SBT
       Taxes
       Fees From Deluxe
       Restructuring Adj. -
        Fixed                      -        -          -         -         -         -         -
                             -------   ------     ------   -------   -------   -------   -------
           Total Fixed Cost    8,412    8,412      8,412     8,412     8,412     8,412     8,412
                             -------   ------     ------   -------   -------   -------   -------
MASONIC - WK
    Third Party Rents &
     Leases                   15,000        -          -         -         -         -         -
    Related Party Rents &
     Leases
       Launch Risk
       Depreciation           66,962   66,962     66,962   255,646   264,691   273,737   273,737
       Mi SBT
       Taxes                  16,975   24,188          -    17,484    17,484    17,484    17,484
       Fees From Deluxe
       Restructuring Adj. -
        Fixed                      -        -          -         -         -         -         -
                             -------   ------     ------   -------   -------   -------   -------
           Total Fixed Cost   98,937   91,151     66,962   273,130   282,176   291,222   291,222
                             -------   ------     ------   -------   -------   -------   -------

                                 AUG-04    SEP-04    OCT-04     NOV-04    DEC-04        2004
                                 ------    ------    ------     ------    ------        ----
HARTFORD CITY
    Third Party Rents &
     Leases                                                                                  -
    Related Party Rents &
     Leases                                                                                  -
       Launch Risk                                                                           -
       Depreciation              46,936    46,936    46,936     46,936     46,936      563,231
       Mi SBT                                                                                -
       Taxes                      7,293     7,293     7,293      7,293      7,293       87,284
       Fees From Deluxe                                                                      -
       Restructuring Adj. -
        Fixed                         -         -         -          -          -            -
                                 ------    ------    ------     ------     ------      -------
           Total Fixed Cost      54,229    54,229    54,229     54,229     54,229      650,515
                                 ------    ------    ------     ------     ------      -------
HOPKINSVILLE
    Third Party Rents &
     Leases                      22,437    22,437    22,437     22,437     22,437      268,569
    Related Party Rents &
     Leases                                                                                  -
       Launch Risk                                                                           -
       Depreciation              58,155    58,155    58,155     58,155     58,155      697,860
       Mi SBT                                                                                -
       Taxes                     23,171    23,171    23,171     23,171     23,171      229,480
       Fees From Deluxe                                                                      -
       Restructuring Adj. -
        Fixed                         -         -         -          -          -            -
                                -------   -------   -------    -------    -------    ---------
           Total Fixed Cost     103,763   103,763   103,763    103,763    103,763    1,195,909
                                -------   -------   -------    -------    -------    ---------
LANCASTER
    Third Party Rents &
     Leases                         880       880       880        880        880        7,920
    Related Party Rents &
     Leases                                                                                  -
       Launch Risk                                                                           -
       Depreciation              95,213    95,213    95,213     95,213     95,213    1,142,555
       Mi SBT                                                                                -
       Taxes                     10,982    10,982    10,982     10,982     10,982       91,093
       Fees From Deluxe                                                                      -
       Restructuring Adj. -
        Fixed                         -         -         -          -          -            -
                                -------   -------   -------    -------    -------    ---------
           Total Fixed Cost     107,075   107,075   107,075    107,075    107,075    1,241,568
                                -------   -------   -------    -------    -------    ---------
SMC
    Third Party Rents &
     Leases                                                                                  -
    Related Party Rents &
     Leases                                                                                  -
       Launch Risk                                                                           -
       Depreciation               8,412     8,412     8,412      8,412      8,412      100,942
       Mi SBT                                                                                -
       Taxes                                                                                 -
       Fees From Deluxe                                                                      -
       Restructuring Adj. -
        Fixed                         -         -         -          -          -            -
                                -------   -------   -------    -------    -------    ---------
           Total Fixed Cost       8,412     8,412     8,412      8,412      8,412      100,942
                                -------   -------   -------    -------    -------    ---------
MASONIC - WK
    Third Party Rents &
     Leases                           -         -         -          -          -       15,000
    Related Party Rents &
     Leases                                                                                  -
       Launch Risk                                                                           -
       Depreciation             273,737   273,737   273,737    273,737    273,737    2,637,385
       Mi SBT                                                                                -
       Taxes                     17,484    17,484    17,484     17,484     17,484      198,522
       Fees From Deluxe                                                                      -
       Restructuring Adj. -
        Fixed                         -         -         -          -          -            -
                                -------   -------   -------    -------    -------    ---------
           Total Fixed Cost     291,222   291,222   291,222    291,222    291,222    2,850,906
                                -------   -------   -------    -------    -------    ---------

                                    188 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                       MAR-05      JUN-05       SEP-05         DEC-05       2005          MAR-06
                                       ------      ------       ------         ------       ----          ------
HARTFORD CITY
    Third Party Rents & Leases                                                                    -
    Related Party Rents &
     Leases                                                                                       -
       Launch Risk                                                                                -
       Depreciation                   140,808      140,808      140,808        140,808      563,231       140,808
       Mi SBT                                                                                     -
       Taxes                           22,536       22,536       22,536         22,536       90,144        23,212
       Fees From Deluxe                                                                           -
       Restructuring Adj. -
        Fixed                               -            -            -              -            -             -
                                      -------      -------      -------        -------    ---------       -------
           Total Fixed Cost           163,344      163,344      163,344        163,344      653,375       164,020
                                      -------      -------      -------        -------    ---------       -------
HOPKINSVILLE
    Third Party Rents & Leases         67,311       67,311       67,311         67,311      269,244        67,311
    Related Party Rents &
     Leases                                                                                       -
       Launch Risk                                                                                -
       Depreciation                   174,465      174,465      174,465        174,465      697,860       174,465
       Mi SBT                                                                                     -
       Taxes                           71,600       71,600       71,600         71,600      286,399        73,748
       Fees From Deluxe                                                                           -
       Restructuring Adj. -
        Fixed                               -            -            -              -            -             -
                                      -------      -------      -------        -------    ---------       -------
           Total Fixed Cost           313,376      313,376      313,376        313,376    1,253,503       315,524
                                      -------      -------      -------        -------    ---------       -------
LANCASTER
    Third Party Rents & Leases          2,640        2,640        2,640          2,640       10,560         2,640
    Related Party Rents &
     Leases                                                                                       -
       Launch Risk                                                                                -
       Depreciation                   285,639      285,639      285,639        285,639    1,142,555       285,639
       Mi SBT                                                                                     -
       Taxes                           33,936       33,936       33,936         33,936      135,743        34,954
       Fees From Deluxe                                                                           -
       Restructuring Adj. -
        Fixed                               -            -            -              -            -             -
                                      -------      -------      -------        -------    ---------       -------
           Total Fixed Cost           322,214      322,214      322,214        322,214    1,288,857       323,232
                                      -------      -------      -------        -------    ---------       -------
SMC
    Third Party Rents & Leases                                                                    -
    Related Party Rents &
     Leases                                                                                       -
       Launch Risk                                                                                -
       Depreciation                    25,236       25,236       25,236         25,236      100,942        25,236
       Mi SBT                                                                                     -
       Taxes                                                                                      -
       Fees From Deluxe                                                                           -
       Restructuring Adj. -
        Fixed                               -            -            -              -            -             -
                                      -------      -------      -------        -------    ---------       -------
           Total Fixed Cost            25,236       25,236       25,236         25,236      100,942        25,236
                                      -------      -------      -------        -------    ---------       -------
MASONIC - WK
    Third Party Rents & Leases              -            -            -              -            -             -
    Related Party Rents &                                                                         -
    Leases
       Launch Risk                                                                                -
       Depreciation                   659,346      659,346      659,346        659,346    2,637,385       659,346
       Mi SBT                                                                                     -
       Taxes                           54,026       54,026       54,026         54,026      216,105        55,647
       Fees From Deluxe                                                                           -
       Restructuring Adj. -
        Fixed                               -            -            -              -            -             -
                                      -------      -------      -------        -------    ---------       -------
           Total Fixed Cost           713,372      713,372      713,372        713,372    2,853,490       714,993
                                      -------      -------      -------        -------    ---------       -------

                                     Jun-06         SEP-06      DEC-06           2006        2007          2008
                                     ------         ------      ------           ----        ----          ----
HARTFORD CITY
    Third Party Rents & Leases                                                         -
    Related Party Rents &
     Leases                                                                            -
       Launch Risk                                                                     -
       Depreciation                  140,808        140,808     140,808          563,231    563,231       563,231
       Mi SBT                                                                          -
       Taxes                          23,212         23,212      23,212           92,848     95,634        95,634
       Fees From Deluxe                                                                -
       Restructuring Adj. -
        Fixed                              -              -           -                -          -             -
                                     -------        -------     -------        ---------  ---------     ---------
           Total Fixed Cost          164,020        164,020     164,020          656,079    658,865       658,865
                                     -------        -------     -------        ---------  ---------     ---------
HOPKINSVILLE
    Third Party Rents & Leases        67,311         67,311      67,311          269,244    269,244       269,244
    Related Party Rents &
     Leases                                                                            -
       Launch Risk                                                                     -
       Depreciation                  174,465        174,465     174,465          697,860    697,860       697,860
       Mi SBT                                                                          -
       Taxes                          73,748         73,748      73,748          294,991    303,840       303,840
       Fees From Deluxe                                                                -
       Restructuring Adj. -
        Fixed                              -              -           -                -          -             -
                                     -------        -------     -------        ---------  ---------     ---------
           Total Fixed Cost          315,524        315,524     315,524        1,262,095  1,270,945     1,270,945
                                     -------        -------     -------        ---------  ---------     ---------
LANCASTER
    Third Party Rents & Leases         2,640          2,640       2,640           10,560     10,560        10,560
    Related Party Rents &
     Leases                                                                            -
       Launch Risk                                                                     -
       Depreciation                  285,639        285,639     285,639        1,142,555  1,142,555     1,142,555
       Mi SBT                                                                          -
       Taxes                          34,954         34,954      34,954          139,815    144,009       144,009
       Fees From Deluxe                                                                -
       Restructuring Adj. -
        Fixed                              -              -           -                -          -             -
                                     -------        -------     -------        ---------  ---------     ---------
           Total Fixed Cost          323,232        323,232     323,232        1,292,930  1,297,124     1,297,124
                                     -------        -------     -------        ---------  ---------     ---------
SMC
    Third Party Rents & Leases                                                         -
    Related Party Rents &
     Leases                                                                            -
       Launch Risk                                                                     -
       Depreciation                   25,236         25,236      25,236          100,942    100,942       100,942
       Mi SBT                                                                          -
       Taxes                                                                           -
       Fees From Deluxe                                                                -
       Restructuring Adj. -
        Fixed                              -              -           -                -          -             -
                                     -------        -------     -------        ---------  ---------     ---------
           Total Fixed Cost           25,236         25,236      25,236          100,942    100,942       100,942
                                     -------        -------     -------        ---------  ---------     ---------
MASONIC - WK
    Third Party Rents & Leases             -              -           -                -          -             -
    Related Party Rents &
     Leases                                                                            -
       Launch Risk                                                                     -
       Depreciation                  659,346        659,346     659,346        2,637,385  2,637,385     2,637,385
       Mi SBT                                                                          -
       Taxes                          55,647         55,647      55,647          222,588    229,266       229,266
       Fees From Deluxe                                                                -
       Restructuring Adj. -
        Fixed                              -              -           -                -          -             -
                                     -------        -------     -------        ---------  ---------     ---------
           Total Fixed Cost          714,993        714,993     714,993        2,859,973  2,866,651     2,866,651
                                     -------        -------     -------        ---------  ---------     ---------

                                    189 of 231    Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                             JAN-03      FEB-03       MAR-03    APR-03       MAY-03      JUN-03     JUL-03
MOLD
  Third Party Rents &
  Leases
  Related Party Rents
  & Leases
    Launch Risk
    Depreciation              154,533     137,202     136,845    136,636     133,465      132,403    130,113
    Mi SBT
    Taxes                           -           -      23,566          -           -            -          -
    Fees From Deluxe
    Restructuring Adj. -
    Fixed                           -           -           -          -           -            -          -
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
      Total Fixed Cost        154,533     137,202     160,411    136,636     133,465      132,403    130,113
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
ALMONT
  Third Party Rents &
  Leases
  Related Party Rents
  & Leases                     35,460      35,460      35,460     35,460      35,460       35,460     35,460
    Launch Risk
    Depreciation              349,498     349,314     349,314    303,560     337,842      332,483    316,960
    Mi SBT
    Taxes                       3,103      22,098       7,115      3,103       3,103        3,103      3,103
    Fees From Deluxe
    Restructuring Adj. -
    Fixed                           -           -           -          -           -            -          -
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
      Total Fixed Cost        388,061     406,873     391,889    342,123     376,404      371,046    355,523
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
DELUXE
  Third Party Rents &
  Leases
  Related Party Rents
  & Leases
    Launch Risk
    Depreciation
    Mi SBT
    Taxes
    Fees From Deluxe
    Restructuring Adj. -
    Fixed                           -           -           -          -           -            -          -
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
      Total Fixed Cost              -           -           -          -           -            -          -
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
TOTAL PLANT FIXED COSTS     3,585,012   3,670,646   4,003,116  3,722,124   3,478,295    3,501,068  3,474,240
                            =========   =========   =========  =========   =========    =========  =========
                                    -           -           -          -           -            -          -
IV.   SG&A FIXED
                           Actuals through September '03. Forecast based on company
CORPORATE                  projections.
  Third Party Rents &
  Leases
  Related Party Rents
  & Leases
   Mi SBT                     139,000     (5,000)     449,000    129,000     139,000      138,000    359,000
   Taxes
   Payroll Related
   Expenses                 1,662,000   1,705,000   2,554,000  1,941,000   2,505,000    2,219,000  1,816,000
   Gainshare
   Other
    Utilities and
      Telephone               238,000     268,000     351,000    188,000     275,000      271,000    200,000
    Insurance                 378,000     308,000     100,000    515,000     300,000      (36,000)   352,000
    Normal Course
      Professional            514,026     419,660   1,037,721    248,496     336,486      687,023    699,099
    Maintenance &
     Supplies                 114,000     110,000     136,000     95,000      12,000      317,000    140,000
    Travel &
      Entertainment           153,000     113,000     170,000    177,000      86,000      111,000    143,000
    Depreciation                7,065       5,905       6,914      6,561       6,561        6,914      6,561
    Other                      40,000     167,000     162,000    148,000      43,000      (60,000)   289,000
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
  Total SG&A Fixed          3,245,091   3,091,566   4,966,635  3,448,057   3,703,047    3,653,936  4,004,660
                            ---------   ---------   ---------  ---------   ---------    ---------  ---------
                                AUG-03       SEP-03      OCT-03       NOV-03        DEC-03           2003
MOLD
  Third Party Rents &
  Leases                                                                                                   -
  Related Party Rents                                                                                      -
  & Leases
    Launch Risk                                                                                            -
    Depreciation                 129,084     128,826      127,047      124,543       118,759       1,589,455
    Mi SBT                                                                                                 -
    Taxes                              -           -            -            -             -          23,566
    Fees From Deluxe                                                                                       -
    Restructuring Adj. -
    Fixed                              -           -            -            -             -               -
                               ---------   ---------    ---------    ---------     ---------      ----------
      Total Fixed Cost           129,084     128,826      127,047      124,543       118,759       1,613,021
                               ---------   ---------    ---------    ---------     ---------      ----------
ALMONT
  Third Party Rents &
  Leases                                                                                                   -
  Related Party Rents
  & Leases                        35,460      35,460       70,920       35,460        35,460         460,980
    Launch Risk                                                                                            -
    Depreciation                 253,073     252,312      252,312      251,807       252,419       3,600,894
    Mi SBT                                                                                                 -
    Taxes                          3,103         702       37,118       15,414        15,414         116,477
    Fees From Deluxe                                                                                       -
    Restructuring Adj. -
    Fixed                              -           -            -            -             -               -
                               ---------   ---------    ---------    ---------     ---------      ----------
      Total Fixed Cost           291,635     288,473      360,349      302,681       303,293       4,178,351
                               ---------   ---------    ---------    ---------     ---------      ----------
DELUXE
  Third Party Rents &
  Leases                                                                                                   -
  Related Party Rents                                                                                      -
  & Leases
    Launch Risk                                                                                            -
    Depreciation                                                                                           -
    Mi SBT                                                                                                 -
    Taxes                                                                                                  -
    Fees From Deluxe                                                                                       -
    Restructuring Adj. -
    Fixed                              -           -            -            -             -               -
                               ---------   ---------    ---------    ---------     ---------      ----------
      Total Fixed Cost                 -           -            -            -             -               -
                               ---------   ---------    ---------    ---------     ---------      ----------
TOTAL PLANT FIXED COSTS        3,335,217   3,221,459    3,083,589    3,656,290     1,089,085      39,820,142
                               =========   =========    =========    =========     =========      ==========
                                       -           -            -            -             -               -
IV.   SG&A FIXED
                           Actuals through September '03. Forecast based on company
CORPORATE                  projections.
  Third Party Rents &
  Leases                                                                                                   -
  Related Party Rents                                                                                      -
  & Leases
   Mi SBT                        139,000     139,000      138,514      203,000       122,000       2,089,514
   Taxes                                                                                                   -
   Payroll Related
   Expenses                    1,410,000   2,098,000    1,664,392    1,652,000     2,247,000      23,473,392
   Gainshare                                                                                               -
   Other                                                                                                   -
    Utilities and
      Telephone                  167,000     213,000      221,472      161,000       367,000       2,920,472
    Insurance                    265,000     351,000      351,140      351,000       351,000       3,586,140
    Normal Course
      Professional               507,215     757,332      623,775      255,889       710,956       6,797,678
    Maintenance &
     Supplies                    154,000     183,000      152,845      189,000       129,000       1,731,845
    Travel &
      Entertainment              119,000      88,000      141,493       92,000       136,000       1,529,493
    Depreciation                   6,561       6,914        1,412       11,709       640,116         713,192
    Other                        201,000     562,000      200,003      101,000       772,000       2,625,003
                               ---------   ---------    ---------    ---------     ---------      ----------
  Total SG&A Fixed             2,968,776   4,398,246    3,495,046    3,016,598     5,475,071      45,466,729
                               ---------   ---------    ---------    ---------     ---------      ----------

                                                      Venture-Confidential-DRAFT

                                   190 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                JAN-04        FEB-04       MAR-04       APR-04       MAY-04       JUN-04       JUL-04
MOLD
  Third Party Rents &
  Leases
  Related Party Rents &
  Leases
    Launch Risk
    Depreciation                 118,338      117,844      117,738      110,165      110,165      110,165      110,165
    Mi SBT
    Taxes                              -            -            -        2,023        2,023        2,023        2,023
    Fees From Deluxe
    Restructuring Adj. -
    Fixed                              -            -            -            -            -            -            -
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------
      Total Fixed Cost           118,338      117,844      117,738      112,187      112,187      112,187      112,187
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------

ALMONT
  Third Party Rents &
  Leases
  Related Party Rents &
  Leases                          35,460       35,460       35,460       35,460       35,460       35,460       35,460
    Launch Risk
    Depreciation                 252,399      252,399      252,457      247,936      247,936      248,352      207,421
    Mi SBT
    Taxes                         15,414        8,914        8,214        9,998        9,998        9,998        9,998
    Fees From Deluxe
    Restructuring Adj. -
    Fixed                              -            -            -            -            -            -            -
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------
      Total Fixed Cost           303,273      296,773      296,131      293,393      293,393      293,810      252,878
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------

DELUXE
  Third Party Rents &
  Leases
  Related Party Rents &
  Leases
    Launch Risk
    Depreciation
    Mi SBT
    Taxes                                                                                  -            -            -
    Fees From Deluxe
    Restructuring Adj. -
    Fixed                              -            -            -            -            -            -            -
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------
      Total Fixed Cost                 -            -            -            -            -            -            -
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------
TOTAL PLANT FIXED COSTS        3,257,886    3,164,661    3,442,870    3,487,350    3,496,396    3,531,859    3,610,938
                               =========    =========    =========    =========    =========    =========    =========
                                       -            -            -            -            -            -            -
IV.   SG&A FIXED

CORPORATE
  Third Party Rents &
  Leases
  Related Party Rents &
  Leases
   Mi SBT                        121,680      121,680      121,680      179,350      179,350      179,350      179,350
   Taxes
   Payroll Related Expenses    1,744,237    1,785,681    2,708,763    1,671,426    1,671,426    2,089,282    1,671,426
   Gainshare
   Other
    Utilities and Telephone      169,516      285,515      249,174      204,313      204,313      204,313      204,313
    Insurance                    303,509      305,698      300,184      307,810      307,810      307,810      307,810
    Normal Course
      Professional               393,219      295,520      706,254      283,513      283,513      433,513      283,513
    Maintenance & Supplies       121,856      146,434      165,356      139,578      139,578      174,473      139,578
    Travel & Entertainment        67,548      129,757       84,549      119,565      119,565      149,456      119,565
    Depreciation                       -            -       10,297        6,561        6,561        6,914        6,561
    Other                        296,777      (24,677)     597,765      225,313      225,313      225,313      225,313
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Total SG&A Fixed             3,218,342    3,045,608    4,944,021    3,137,429    3,137,429    3,770,424    3,137,429
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                     AUG-04       SEP-04       OCT-04       NOV-04       DEC-04          2004
MOLD
  Third Party Rents &
  Leases                                                                                                       -
  Related Party Rents &
  Leases                                                                                                       -
    Launch Risk                                                                                                -
    Depreciation                     110,165      110,165      110,165      110,165       110,165      1,345,401
    Mi SBT                                                                                                     -
    Taxes                              2,023        2,023        2,023        2,023         2,023         18,205
    Fees From Deluxe                                                                                           -
    Restructuring Adj. -
    Fixed                                  -            -            -            -             -              -
                                   ---------    ---------    ---------    ---------     ---------     ----------
      Total Fixed Cost               112,187      112,187      112,187      112,187       112,187      1,363,606
                                   ---------    ---------    ---------    ---------     ---------     ----------

ALMONT
  Third Party Rents &
  Leases                                                                                                       -
  Related Party Rents &
  Leases                              35,460       35,460       35,460       35,460        35,460        425,520
    Launch Risk                                                                                                -
    Depreciation                     151,969      152,385      152,385      152,385       152,802      2,470,827
    Mi SBT                                                                                                     -
    Taxes                              9,998        9,998        9,998        9,998         9,998        122,520
    Fees From Deluxe                                                                                           -
    Restructuring Adj. -
    Fixed                                  -            -            -            -             -              -
                                   ---------    ---------    ---------    ---------     ---------     ----------
      Total Fixed Cost               197,426      197,843      197,843      197,843       198,260      3,018,867
                                   ---------    ---------    ---------    ---------     ---------     ----------

DELUXE
  Third Party Rents &
  Leases                                                                                                       -
  Related Party Rents &
  Leases                                                                                                       -
    Launch Risk                                                                                                -
    Depreciation                                                                                               -
    Mi SBT                                                                                                     -
    Taxes                                  -            -            -            -             -              -
    Fees From Deluxe                                                                                           -
    Restructuring Adj. -
    Fixed                                  -            -            -            -             -              -
                                   ---------    ---------    ---------    ---------     ---------     ----------
      Total Fixed Cost                     -            -            -            -             -              -
                                   ---------    ---------    ---------    ---------     ---------     ----------
TOTAL PLANT FIXED COSTS            3,555,487    3,586,057    3,558,820    3,558,820     3,589,390     41,840,533
                                   =========    =========    =========    =========     =========     ==========
                                           -            -            -            -             -              -
IV.   SG&A FIXED

CORPORATE

  Third Party Rents &
  Leases                                                                                                       -
  Related Party Rents &
  Leases                                                                                                       -
   Mi SBT                            179,350      179,350      179,350      179,350       179,350      1,979,190
   Taxes                                                                                                       -
   Payroll Related Expenses        1,671,426    2,089,282    1,671,426    1,671,426     2,089,282     22,535,080
   Gainshare                                                                                                   -
   Other                                                                                                       -
    Utilities and Telephone          204,313      204,313      204,313      204,313       204,313      2,543,024
    Insurance                        307,810      307,810      307,810      307,810       307,810      3,679,684
    Normal Course
      Professional                   283,513      633,513      383,513      383,513       533,513      4,896,612
    Maintenance & Supplies           139,578      174,473      139,578      139,578       174,473      1,794,532
    Travel & Entertainment           119,565      149,456      119,565      119,565       149,456      1,447,613
    Depreciation                       6,561        6,914        6,561        6,561         6,914         70,403
    Other                            225,313      225,313      225,313      225,313       225,313      2,897,680
                                   ---------    ---------    ---------    ---------     ---------     ----------
  Total SG&A Fixed                 3,137,429    3,970,424    3,237,429    3,237,429     3,870,424     41,843,819
                                   ---------    ---------    ---------    ---------     ---------     ----------

                                                      Venture-Confidential-DRAFT

                                   191 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                        MAR-05       JUN-05       SEP-05       DEC-05        2005        MAR-06
                                        ------       ------       ------       ------        ----        ------
MOLD
      Third Party Rents & Leases                                                                   -
      Related Party Rents & Leases                                                                 -
       Launch Risk                                                                                 -
       Depreciation                      260,360      260,360      260,360      260,360    1,041,441      212,602
       Mi SBT                                                                                      -
       Taxes                               6,250        6,250        6,250        6,250       25,001        6,438
       Fees From Deluxe                                                                            -
       Restructuring Adj. - Fixed              -            -            -            -            -            -
                                      ----------   ----------   ----------   ----------   ----------   ----------
         Total Fixed Cost                266,610      266,610      266,610      266,610    1,066,442      219,040
                                      ----------   ----------   ----------   ----------   ----------   ----------

ALMONT
      Third Party Rents & Leases                                                                   -
      Related Party Rents & Leases       106,380      106,380      106,380      106,380      425,520      106,380
       Launch Risk                                                                                 -
       Depreciation                      285,417      285,417      285,417      285,417    1,141,666      106,810
       Mi SBT                                                                                      -
       Taxes                              30,893       30,893       30,893       30,893      123,570       31,819
       Fees From Deluxe                                                                            -
       Restructuring Adj. - Fixed              -            -            -            -            -            -
                                      ----------   ----------   ----------   ----------   ----------   ----------
         Total Fixed Cost                422,689      422,689      422,689      422,689    1,690,756      245,009
                                      ----------   ----------   ----------   ----------   ----------   ----------

DELUXE
      Third Party Rents & Leases                                                                   -
      Related Party Rents & Leases                                                                 -
       Launch Risk                                                                                 -
       Depreciation                                                                                -
       Mi SBT                                                                                      -
       Taxes                                   -            -            -            -            -            -
       Fees From Deluxe                                                                            -
       Restructuring Adj. - Fixed              -            -            -            -            -            -
                                      ----------   ----------   ----------   ----------   ----------   ----------
         Total Fixed Cost                      -            -            -            -            -            -
                                      ----------   ----------   ----------   ----------   ----------   ----------
TOTAL PLANT FIXED COSTS                9,759,587    9,759,587    9,759,587    9,759,587   39,038,346    9,541,122
                                      ==========   ==========   ==========   ==========   ==========   ==========
                                               -            -            -            -            -            -

IV. SG&A FIXED

CORPORATE
      Third Party Rents & Leases                                                                   -
      Related Party Rents & Leases                                                                 -
       Mi SBT                            554,191      554,191      554,191      554,191    2,216,765      570,817
       Taxes                                                                                       -
       Payroll Related Expenses        5,432,133    5,432,133    5,432,133    5,432,133   21,728,533    5,432,133
       Gainshare                                                                                   -
       Other                                                                                       -
        Utilities and Telephone          631,328      631,328      631,328      631,328    2,525,311      650,268
        Insurance                        951,134      951,134      951,134      951,134    3,804,536      979,668
        Normal Course Professional     1,200,540    1,200,540    1,200,540    1,200,540    4,802,160    1,200,540
        Maintenance & Supplies           467,238      467,238      467,238      467,238    1,868,951      481,255
        Travel & Entertainment           400,244      400,244      400,244      400,244    1,600,975      412,251
        Depreciation                      20,035       20,035       20,035       20,035       80,142       14,887
        Other                            696,216      696,216      696,216      696,216    2,784,866      717,103
                                      ----------   ----------   ----------   ----------   ----------   ----------
       Total SG&A Fixed               10,353,060   10,353,060   10,353,060   10,353,060   41,412,239   10,458,922
                                      ----------   ----------   ----------   ----------   ----------   ----------

                                        JUN-06       SEP-06       DEC-06         2006          2007         2008
                                        ------       ------       ------         ----          ----         ----
MOLD
      Third Party Rents & Leases                                                       -
      Related Party Rents & Leases                                                     -
       Launch Risk                                                                     -
       Depreciation                      212,602      212,602      212,602       850,410       359,357      153,227
       Mi SBT                                                                          -
       Taxes                               6,438        6,438        6,438        25,751        26,524       26,524
       Fees From Deluxe                                                                -
       Restructuring Adj. - Fixed              -            -            -             -             -            -
                                      ----------   ----------   ----------    ----------    ----------   ----------
         Total Fixed Cost                219,040      219,040      219,040       876,161       385,880      179,750
                                      ----------   ----------   ----------    ----------    ----------   ----------

ALMONT
      Third Party Rents & Leases                                                       -
      Related Party Rents & Leases       106,380      106,380      106,380       425,520       425,520      425,520
       Launch Risk                                                                     -
       Depreciation                      106,810      106,810      106,810       427,239       356,636      290,930
       Mi SBT                                                                          -
       Taxes                              31,819       31,819       31,819       127,277       131,096      131,096
       Fees From Deluxe                                                                -
       Restructuring Adj. - Fixed              -            -            -             -             -            -
                                      ----------   ----------   ----------    ----------    ----------   ----------
         Total Fixed Cost                245,009      245,009      245,009       980,036       913,252      847,545
                                      ----------   ----------   ----------    ----------    ----------   ----------

DELUXE
      Third Party Rents & Leases                                                       -
      Related Party Rents & Leases                                                     -
       Launch Risk                                                                     -
       Depreciation                                                                    -
       Mi SBT                                                                          -
       Taxes                                   -            -            -             -             -            -
       Fees From Deluxe                                                                -
       Restructuring Adj. - Fixed              -            -            -             -             -            -
                                      ----------   ----------   ----------    ----------    ----------   ----------
         Total Fixed Cost                      -            -            -             -             -            -
                                      ----------   ----------   ----------    ----------    ----------   ----------
TOTAL PLANT FIXED COSTS                9,541,122   10,737,372   10,737,372    40,556,987    41,811,210   40,853,093
                                      ==========   ==========   ==========    ==========    ==========   ==========
                                               -            -            -             -             -            -

IV. SG&A FIXED

CORPORATE
      Third Party Rents & Leases                                                       -
      Related Party Rents & Leases                                                     -
       Mi SBT                            570,817      570,817      570,817     2,283,268     2,351,766    2,422,319
       Taxes                                                                           -
       Payroll Related Expenses        5,432,133    5,432,133    5,432,133    21,728,533    21,728,533   21,728,533
       Gainshare                                                                       -
       Other                                                                           -
        Utilities and Telephone          650,268      650,268      650,268     2,601,071     2,679,103    2,759,476
        Insurance                        979,668      979,668      979,668     3,918,672     4,036,232    4,157,319
        Normal Course Professional     1,200,540    1,200,540    1,200,540     4,802,160     4,802,160    4,802,160
        Maintenance & Supplies           481,255      481,255      481,255     1,925,020     1,982,770    2,042,253
        Travel & Entertainment           412,251      412,251      412,251     1,649,005     1,698,475    1,749,429
        Depreciation                      14,887       14,887       14,887        59,547         9,179            -
        Other                            717,103      717,103      717,103     2,868,412     2,954,464    3,043,098
                                      ----------   ----------   ----------    ----------    ----------   ----------
       Total SG&A Fixed               10,458,922   10,458,922   10,458,922    41,835,687    42,242,682   42,704,587
                                      ----------   ----------   ----------    ----------    ----------   ----------

                               192 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03 DEC-03  2003
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               193 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04 DEC-04  2004
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               194 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007   2008
                                 ------  ------  ------  ------   ----   ------  ------  ------  ------   ----    ----   ----

                               195 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03 DEC-03  2003
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               196 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04 DEC-04  2004
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               197 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007   2008
                                 ------  ------  ------  ------   ----   ------  ------  ------  ------   ----    ----   ----

                               198 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03 DEC-03  2003
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               199 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04 DEC-04  2004
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               200 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007   2008
                                 ------  ------  ------  ------   ----   ------  ------  ------  ------   ----    ----   ----

                               201 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03 DEC-03  2003
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               202 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04 DEC-04  2004
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               203 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007   2008
                                 ------  ------  ------  ------   ----   ------  ------  ------  ------   ----    ----   ----

                               204 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-03  FEB-03  MAR-03  APR-03  MAY-03  JUN-03  JUL-03  AUG-03  SEP-03  OCT-03  NOV-03 DEC-03  2003
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               205 of 231         Venture - Confidential - DRAFT

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VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 JAN-04  FEB-04  MAR-04  APR-04  MAY-04  JUN-04  JUL-04  AUG-04  SEP-04  OCT-04  NOV-04 DEC-04  2004
                                 ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------ ------  ----

                               206 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                 MAR-05  JUN-05  SEP-05  DEC-05   2005   MAR-06  JUN-06  SEP-06  DEC-06   2006    2007   2008
                                 ------  ------  ------  ------   ----   ------  ------  ------  ------   ----    ----   ----

                               207 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                       JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03
                                                       ------      ------      ------      ------      ------      ------
DEPRECIATION SCHEDULE                Depreciation takes future capex into account.

EXISTING ASSETS
       INCLUDES FIXED ASSETS, DEFERRED DESIGN
       TOOLING:
       Almont                                          349,498     349,314     349,314     303,560     337,842     332,483
       Mold                                            154,533     137,202     136,845     136,636     133,465     132,403
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Tooling                                   504,031     486,516     486,159     440,196     471,307     464,887
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       PRODUCTION
       Conneaut                                        162,604     161,758     161,700     160,032     159,962     157,750
       Grand Blanc                                     735,008     705,821     789,164     782,861     749,860     727,722
       Grand Rapids                                    300,060     302,442     303,661     294,960     289,263     293,885
       Groesbeck                                       156,286     160,961     166,719     156,492     150,575     130,038
       Harper                                          143,309     143,481     151,244     151,700     152,505     151,591
       Hartford                                         48,783      48,666      48,576      48,511      48,360      47,459
       Hopkinsville                                     68,687      68,687      68,687      66,987      70,403      66,958
       Lancaster                                        91,814      91,812      91,814      91,769      91,771      91,769
       Malyn                                            22,580      27,207      27,975      27,725      27,725      27,978
       Masonic                                          61,733      61,829      66,962      66,962      66,962      66,962
       Seabrook                                        228,686     227,174     238,086     237,848     237,461     237,127
       SMC                                              22,121      22,120      22,121      22,120      22,121      22,120
       Wallaceburg                                       8,096       7,467       7,661       7,762       6,315       1,332
       WK Project (Citation)                                 -           -           -           -           -           -
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Production                              2,049,767   2,029,426   2,144,368   2,115,731   2,073,283   2,022,690
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       SERVICE:
       Bailey Corp.                                     (2,826)     (2,826)     (2,826)     (2,826)     (2,826)    (24,301)
       Experience Mgmt.                                    379         379           -           -           -           -
       Exterior SBU Admin                                    -           -           -           -           -           -
       Interior SBU Admin                                8,164       8,164       8,164       2,629       2,629       2,629
       Service                                          74,270      73,955     252,179     126,309     143,669     139,914
       Venture Leasing                                  17,220      17,220      17,220      17,220      17,220      17,220
       VEMCO Leasing                                        62          62          62          62          62          62
       Venture Holdings                                      -           -           -           -           -           -
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Service                                    97,270      96,954     274,799     143,395     160,756     135,525
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       INACTIVE:                                             -           -           -           -           -           -
       Hillsdale                                        80,617      75,073      87,494      87,493      87,494      20,643
       Madison                                          14,392      14,391      14,392      14,391      14,392     (11,907)
       Portland                                         20,857      20,857      20,857      20,857     (96,816)    (18,662)
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Inactive                                  115,866     110,320     122,743     122,741       5,069      (9,926)
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       OTHER DEPRECIATION:
       Amortization of Acquisition Cost - Service        7,065       5,905       6,914       6,561       6,561       6,914
       Depreciation of Software Cost - Service         120,278     141,961     141,961     100,763     136,133     136,133
       Depreciation of Software Cost - Mold             68,996      61,257      61,257      61,257      61,257      61,257
       Amortization of Financing Cost - Service        412,198     446,940     549,913     451,322     438,178     558,675
       Current CIP
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Other Depreciation                        608,537     656,064     760,045     619,903     642,128     762,979
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       TOTAL DEPRECIATION -                          3,375,471   3,379,280   3,788,114   3,441,965   3,352,542   3,376,155
                                                     =========   =========   =========   =========   =========   =========

                                                     JUL-03     AUG-03     SEP-03     OCT-03      NOV-03       DEC-03      2003
                                                     ------     ------     ------     ------      ------       ------      ----
DEPRECIATION SCHEDULE                 Depreciation takes future capex into account.

EXISTING ASSETS
       INCLUDES FIXED ASSETS, DEFERRED DESIGN
       TOOLING:
       Almont                                        316,960    253,073    252,312    252,312     251,807      252,419    3,600,894
       Mold                                          130,113    129,084    128,826    127,047     124,543      118,759    1,589,455
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       Total Tooling                                 447,073    382,156    381,138    379,359     376,350      371,179    5,190,349
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       PRODUCTION
       Conneaut                                      157,752    154,608    154,610    154,691     154,693      154,691    1,894,851
       Grand Blanc                                   701,551    669,790    673,971    670,677     684,735      627,261    8,518,420
       Grand Rapids                                  285,819    284,483    277,876    275,443     275,186   (1,826,788)   1,356,289
       Groesbeck                                     160,120    160,120    165,324    159,567     159,566      154,531    1,880,296
       Harper                                        149,801    148,158    140,289    114,518     114,344       98,893    1,659,835
       Hartford                                       47,443     47,442     47,254     47,253      46,936       46,935      573,618
       Hopkinsville                                   62,178     59,485     57,393     59,138      59,138       58,155      765,896
       Lancaster                                      91,771     91,769     91,771     94,823      94,824       94,334    1,110,041
       Malyn                                          21,776     21,776     22,026     24,406      24,406       24,656      300,237
       Masonic                                        66,962     66,962     66,962     66,962      66,962       66,962      793,185
       Seabrook                                      231,768    231,300    231,304    231,300     231,304      231,300    2,794,657
       SMC                                            22,121     22,120     22,121     22,216      22,494       22,494      266,288
       Wallaceburg                                     1,040      1,033      1,183      1,221       1,236        1,238       45,584
       WK Project (Citation)                               -          -          -          -           -            -            -
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       Total Production                            2,000,101  1,959,047  1,952,084  1,922,216   1,935,825     (245,338)  21,959,198
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       SERVICE:
       Bailey Corp.                                  (24,301)   (24,301)   (24,301)    (9,818)     (9,818)      (9,818)    (140,784)
       Experience Mgmt.                                    -          -          -          -           -            -          758
       Exterior SBU Admin                                  -          -          -          -           -            -            -
       Interior SBU Admin                              2,629      2,629      2,629     30,629      30,629       28,431      129,958
       Service                                       139,914    139,758    139,181     70,967     203,838      137,403    1,641,357
       Venture Leasing                                17,220     17,220     17,220     17,220      17,220       17,220      206,637
       VEMCO Leasing                                      62         62         62         62          62           62          749
       Venture Holdings                                    -          -          -          -           -            -            -
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       Total Service                                 135,525    135,368    134,791    109,061     241,932      173,298    1,838,675
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       INACTIVE:                                           -          -          -          -           -            -
       Hillsdale                                      20,643     20,643     20,643     20,643      20,643       20,264      562,293
       Madison                                       (11,906)   (11,907)      (259)      (259)       (120)        (121)      35,478
       Portland                                      (18,661)   (18,662)      (140)      (141)       (140)        (141)     (69,935)
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       Total Inactive                                 (9,924)    (9,926)    20,244     20,243      20,383       20,003      527,837
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       OTHER DEPRECIATION:
       Amortization of Acquisition Cost - Service      6,561      6,561      6,914      1,412      11,709      640,116      713,192
       Depreciation of Software Cost - Service       136,133    136,133    135,840          -     271,681      135,840    1,592,857
       Depreciation of Software Cost - Mold           61,257     58,191     58,191     12,444      12,444       11,278      589,085
       Amortization of Financing Cost - Service      457,894    453,512    547,722    453,512     451,322      604,999    5,826,186
       Current CIP                                                                                                                -
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       Total Other Depreciation                      661,844    654,397    748,667    467,368     747,155    1,392,232    8,721,320
                                                   ---------  ---------  ---------  ---------   ---------    ---------   ----------

       TOTAL DEPRECIATION -                        3,234,619  3,121,043  3,236,924  2,898,247   3,321,644    1,711,374   38,237,378
                                                   =========  =========  =========  =========   =========    =========   ==========

                               208 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                       JAN-04      FEB-04      MAR-04      APR-04      MAY-04      JUN-04
                                                       ------      ------      ------      ------      ------      ------
DEPRECIATION SCHEDULE

 EXISTING ASSETS
       INCLUDES FIXED ASSETS, DEFERRED DESIGN
       TOOLING:
       Almont                                          252,399     252,399     252,457     247,936     247,936     248,352
       Mold                                            118,338     117,844     117,738     110,165     110,165     110,165
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Tooling                                   370,737     370,243     370,195     358,100     358,100     358,517
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       PRODUCTION
       Conneaut                                        152,960     152,958     152,803     152,907     152,907     152,907
       Grand Blanc                                     647,343     644,834     643,279     645,152     645,152     645,152
       Grand Rapids                                    101,482     101,880     103,932     102,431     102,431     102,431
       Groesbeck                                       134,644     132,896     146,786     138,109     138,109     138,109
       Harper                                           86,984      99,589      95,919      94,164      94,164      94,164
       Hartford                                         46,936      46,935      46,936      46,936      46,936      46,936
       Hopkinsville                                     58,155      58,155      58,155      58,155      58,155      58,155
       Lancaster                                        94,336      94,334      96,968      95,213      95,213      95,213
       Malyn                                            23,294      23,368      23,368      23,343      23,343      23,343
       Masonic                                          66,962      66,962      66,962      66,962      66,962      66,962
       Seabrook                                        231,304     231,300     231,304     231,303     231,303     231,303
       SMC                                               8,412       8,412       8,412       8,412       8,412       8,412
       Wallaceburg                                       1,253       1,222       1,620       1,365       1,365       1,365
       WK Project (Citation)                                 -           -           -     188,683     197,729     206,775
                                                     ---------   ---------   ---------   ---------   ---------   ---------
       Total Production                              1,654,065   1,662,844   1,676,445   1,853,135   1,862,181   1,871,226
                                                     ---------   ---------   ---------   ---------   ---------   ---------
       SERVICE:
       Bailey Corp.                                     (9,818)     (9,818)     (9,818)     (9,818)     (9,818)     (9,818)
       Experience Mgmt.                                      -           -           -           -           -           -
       Exterior SBU Admin                                    -           -           -           -           -           -
       Interior SBU Admin                               29,431      29,431      28,431      29,098      29,098      29,098
       Service                                         137,402     137,403     136,611     137,139     137,139     137,139
       Venture Leasing                                  17,220           -      34,440      17,215      17,215      17,215
       VEMCO Leasing                                        62           -         125          62          62          62
       Venture Holdings                                      -           -           -
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Service                                   174,298     157,016     189,789     173,696     173,696     173,696
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       INACTIVE:
       Hillsdale                                        20,265      20,264      11,570      21,297      21,297      21,297
       Madison                                            (120)       (121)       (120)       (120)       (120)       (120)
       Portland                                           (140)       (141)       (140)       (140)       (140)       (140)
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Inactive                                   20,005      20,002      11,310      21,037      21,037      21,037
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       OTHER DEPRECIATION:
       Amortization of Acquisition Cost - Service            -           -      10,297       6,561       6,561       6,914
       Depreciation of Software Cost - Service         135,840     135,840     135,840     135,840     135,840     135,840
       Depreciation of Software Cost - Mold             11,278      11,278      11,278      11,278      11,278      11,278
       Amortization of Financing Cost - Service        453,512     446,940     556,485     485,646     485,646     485,646
       Current CIP
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       Total Other Depreciation                        600,630     594,058     713,900     639,325     639,325     639,678
                                                     ---------   ---------   ---------   ---------   ---------   ---------

       TOTAL DEPRECIATION -                          2,819,735   2,804,164   2,961,638   3,045,293   3,054,339   3,064,154
                                                     =========   =========   =========   =========   =========   =========
                                                    JUL-04     AUG-04      SEP-04     OCT-04      NOV-04       DEC-04       2004
                                                    ------     ------      ------     ------      ------       ------       ----
DEPRECIATION SCHEDULE

 EXISTING ASSETS
       INCLUDES FIXED ASSETS, DEFERRED DESIGN
       TOOLING:
       Almont                                       207,421    151,969     152,385    152,385     152,385      152,802    2,470,827
       Mold                                         110,165    110,165     110,165    110,165     110,165      110,165    1,345,401
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       Total Tooling                                317,585    262,133     262,550    262,550     262,550      262,967    3,816,228
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       PRODUCTION
       Conneaut                                     152,907    152,907     152,907    152,907     152,907      152,907    1,834,881
       Grand Blanc                                  645,152    645,152     645,152    645,152     645,152      645,152    7,741,821
       Grand Rapids                                 102,431    102,431     102,431    102,431     102,431      102,431    1,229,173
       Groesbeck                                    138,109    138,109     138,109    138,109     138,109      138,109    1,657,305
       Harper                                        94,164     94,164      94,164     94,164      94,164       94,164    1,129,969
       Hartford                                      46,936     46,936      46,936     46,936      46,936       46,936      563,231
       Hopkinsville                                  58,155     58,155      58,155     58,155      58,155       58,155      697,860
       Lancaster                                     95,213     95,213      95,213     95,213      95,213       95,213    1,142,555
       Malyn                                         23,343     23,343      23,343     23,343      23,343       23,343      280,118
       Masonic                                       66,962     66,962      66,962     66,962      66,962       66,962      803,547
       Seabrook                                     231,303    231,303     231,303    231,303     231,303      231,303    2,775,634
       SMC                                            8,412      8,412       8,412      8,412       8,412        8,412      100,942
       Wallaceburg                                    1,365      1,365       1,365      1,365       1,365        1,365       16,380
       WK Project (Citation)                        206,775    206,775     206,775    206,775     206,775      206,775    1,833,838
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------
       Total Production                           1,871,226  1,871,226   1,871,226  1,871,226   1,871,226    1,871,226   21,807,255
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------
       SERVICE:
       Bailey Corp.                                  (9,818)    (9,818)     (9,818)    (9,818)     (9,818)      (9,818)    (117,810)
       Experience Mgmt.                                   -          -           -          -           -            -            -
       Exterior SBU Admin                                 -          -           -          -           -            -            -
       Interior SBU Admin                            29,098     29,098      29,098     29,098      29,098       29,098      349,170
       Service                                      137,139    137,139     137,139    137,139     137,139      137,139    1,645,665
       Venture Leasing                               17,215     17,215      17,215     17,215      17,215       17,215      206,596
       VEMCO Leasing                                     62         62          62         62          62           62          748
       Venture Holdings                                                                                                           -
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       Total Service                                173,696    173,696     173,696    173,696     173,696      173,696    2,084,369
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       INACTIVE:
       Hillsdale                                     21,297     21,297      21,297     24,214      24,214       24,214      252,526
       Madison                                         (120)      (120)       (120)      (120)       (120)        (120)      (1,444)
       Portland                                        (140)      (140)       (140)      (140)       (140)        (140)      (1,681)
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       Total Inactive                                21,037     21,037      21,037     23,954      23,954       23,954      249,401
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       OTHER DEPRECIATION:
       Amortization of Acquisition Cost - Service     6,561      6,561       6,914      6,561       6,561        6,914       70,403
       Depreciation of Software Cost - Service      135,840    135,840     135,840    135,840     135,840      135,840    1,630,083
       Depreciation of Software Cost - Mold          11,278     11,278      11,278     11,278      11,278       11,278      135,332
       Amortization of Financing Cost - Service     485,646    485,646     485,646    485,646     485,646      485,646    5,827,749
       Current CIP
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       Total Other Depreciation                     639,325    639,325     639,678    639,325     639,325      639,678    7,663,568
                                                  ---------  ---------   ---------  ---------   ---------    ---------   ----------

       TOTAL DEPRECIATION -                       3,022,870  2,967,418   2,968,187  2,970,751   2,970,751    2,971,521   35,620,821
                                                  =========  =========   =========  =========   =========    =========   ==========

                               209 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                       MAR-05      JUN-05     SEP-05       DEC-05       2005        MAR-06
                                                       ------      ------     ------       ------       ----        ------
DEPRECIATION SCHEDULE

 EXISTING ASSETS
       INCLUDES FIXED ASSETS, DEFERRED DESIGN
       TOOLING:
       Almont                                          285,417     285,417     285,417     285,417    1,141,666     106,810
       Mold                                            260,360     260,360     260,360     260,360    1,041,441     212,602
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       Total Tooling                                   545,777     545,777     545,777     545,777    2,183,107     319,412
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       PRODUCTION
       Conneaut                                        458,720     458,720     458,720     458,720    1,834,881     458,720
       Grand Blanc                                   1,935,455   1,935,455   1,935,455   1,935,455    7,741,821   1,935,455
       Grand Rapids                                    307,293     307,293     307,293     307,293    1,229,173     307,293
       Groesbeck                                       414,326     414,326     414,326     414,326    1,657,305     414,326
       Harper                                          282,492     282,492     282,492     282,492    1,129,969     282,492
       Hartford                                        140,808     140,808     140,808     140,808      563,231     140,808
       Hopkinsville                                    174,465     174,465     174,465     174,465      697,860     174,465
       Lancaster                                       285,639     285,639     285,639     285,639    1,142,555     285,639
       Malyn                                            70,030      70,030      70,030      70,030      280,118      70,030
       Masonic                                         200,887     200,887     200,887     200,887      803,547     200,887
       Seabrook                                        693,908     693,908     693,908     693,908    2,775,634     693,908
       SMC                                              25,236      25,236      25,236      25,236      100,942      25,236
       Wallaceburg                                                                                       16,380
       WK Project (Citation)                           458,459     458,459     458,459     458,459    1,833,838     458,459
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       Total Production                              5,447,719   5,447,719   5,447,719   5,447,719   21,807,255   5,447,719
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       SERVICE:
       Bailey Corp.                                    (29,453)    (29,453)    (29,453)    (29,453)    (117,810)    (29,453)
       Experience Mgmt.                                      -           -           -           -            -           -
       Exterior SBU Admin                                    -           -           -           -            -           -
       Interior SBU Admin                               87,293      87,293      87,293      87,293      349,170      87,293
       Service                                         411,416     411,416     411,416     411,416    1,645,665     411,416
       Venture Leasing                                  51,649      51,649      51,649      51,649      206,596      51,649
       VEMCO Leasing                                       187         187         187         187          748         187
       Venture Holdings                                      -           -           -           -                        -
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       Total Service                                   521,092     521,092     521,092     521,092    2,084,369     521,092
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       INACTIVE:
       Hillsdale                                        75,855      75,855      75,855      75,855      303,418      92,950
       Madison                                            (361)       (361)       (361)       (361)      (1,444)       (361)
       Portland                                           (420)       (420)       (420)       (420)      (1,681)       (420)
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       Total Inactive                                   75,073      75,073      75,073      75,073      300,293      92,168
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       OTHER DEPRECIATION:
       Amortization of Acquisition Cost - Service       20,035      20,035      20,035      20,035       80,142      14,887
       Depreciation of Software Cost - Service         404,537     404,537     404,537     404,537    1,618,148     368,216
       Depreciation of Software Cost - Mold                639         639         639         639        2,557           -
       Amortization of Financing Cost - Service      1,456,937   1,456,937   1,456,937   1,456,937    5,827,749   1,456,937
       Current CIP                                                                                                        -
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       Total Other Depreciation                      1,882,149   1,882,149   1,882,149   1,882,149    7,528,597   1,840,040
                                                     ---------   ---------   ---------   ---------   ----------   ---------

       TOTAL DEPRECIATION -                          8,471,810   8,471,810   8,471,810   8,471,810   33,903,621   8,220,432
                                                     =========   =========   =========   =========   ==========   =========

                                                       JUN-06      SEP-06      DEC-06       2006         2007          2008
                                                       ------      ------      ------       ----         ----          ----
DEPRECIATION SCHEDULE

 EXISTING ASSETS
       INCLUDES FIXED ASSETS, DEFERRED DESIGN
       TOOLING:
       Almont                                          106,810     106,810     106,810      427,239      356,636       290,930
       Mold                                            212,602     212,602     212,602      850,410      359,357       153,227
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       Total Tooling                                   319,412     319,412     319,412    1,277,649      715,993       444,157
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       PRODUCTION
       Conneaut                                        458,720     458,720     458,720    1,834,881    1,834,881     1,834,881
       Grand Blanc                                   1,935,455   1,935,455   1,935,455    7,741,821    7,741,821     7,741,821
       Grand Rapids                                    307,293     307,293     307,293    1,229,173    1,229,173     1,229,173
       Groesbeck                                       414,326     414,326     414,326    1,657,305    1,657,305     1,657,305
       Harper                                          282,492     282,492     282,492    1,129,969    1,129,969     1,129,969
       Hartford                                        140,808     140,808     140,808      563,231      563,231       563,231
       Hopkinsville                                    174,465     174,465     174,465      697,860      697,860       697,860
       Lancaster                                       285,639     285,639     285,639    1,142,555    1,142,555     1,142,555
       Malyn                                            70,030      70,030      70,030      280,118      280,118       280,118
       Masonic                                         200,887     200,887     200,887      803,547      803,547       803,547
       Seabrook                                        693,908     693,908     693,908    2,775,634    2,775,634     2,775,634
       SMC                                              25,236      25,236      25,236      100,942      100,942       100,942
       Wallaceburg                                                                           16,380       16,380        16,380
       WK Project (Citation)                           458,459     458,459     458,459    1,833,838    1,833,838     1,833,838
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       Total Production                              5,447,719   5,447,719   5,447,719   21,807,255   21,807,255    21,807,255
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       SERVICE:
       Bailey Corp.                                    (29,453)    (29,453)    (29,453)    (117,810)    (117,810)     (117,810)
       Experience Mgmt.                                      -           -           -            -            -             -
       Exterior SBU Admin                                    -           -           -            -            -             -
       Interior SBU Admin                               87,293      87,293      87,293      349,170      349,170       349,170
       Service                                         411,416     411,416     411,416    1,645,665    1,645,665     1,645,665
       Venture Leasing                                  51,649      51,649      51,649      206,596      206,596       206,596
       VEMCO Leasing                                       187         187         187          748          748           748
       Venture Holdings                                      -           -           -
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       Total Service                                   521,092     521,092     521,092    2,084,369    2,084,369     2,084,369
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       INACTIVE:
       Hillsdale                                        92,950      92,950      92,950      371,798      617,636       445,082
       Madison                                            (361)       (361)       (361)      (1,444)      (1,444)       (1,444)
       Portland                                           (420)       (420)       (420)      (1,681)      (1,681)       (1,681)
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       Total Inactive                                   92,168      92,168      92,168      368,673      614,511       441,957
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       OTHER DEPRECIATION:
       Amortization of Acquisition Cost - Service       14,887      14,887      14,887       59,547        9,179             -
       Depreciation of Software Cost - Service         368,216     368,216     368,216    1,472,865      519,634
       Depreciation of Software Cost - Mold                  -           -           -
       Amortization of Financing Cost - Service      1,456,937   1,456,937   1,456,937    5,827,749    5,827,749     5,827,749
       Current CIP                                           -           -           -
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       Total Other Depreciation                      1,840,040   1,840,040   1,840,040    7,360,161    6,356,563     5,827,749
                                                     ---------   ---------   ---------   ----------   ----------    ----------

       TOTAL DEPRECIATION -                          8,220,432   8,220,432   8,220,432   32,898,107   31,578,690    30,605,487
                                                     =========   =========   =========   ==========   ==========    ==========

                               210 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                       JAN-03      FEB-03      MAR-03      APR-03      MAY-03       JUN-03
                                                       ------      ------      ------      ------      ------       ------
V. SG&A VARIABLE (CORPORATE ONLY)

COMMISSIONS                                            ACTUAL      ACTUAL      ACTUAL     ACTUAL       ACTUAL        ACTUAL
       Revenue                                       1,092,000   1,376,000   1,715,000     147,356      354,524      169,410
       Percentage                  0.0%                    0.0%        0.0%        0.0%        0.0%         0.0%         0.0%
                                                    ----------   ---------   ---------   ---------   ----------   ----------
                                                     1,092,000   1,376,000   1,715,000     147,356      354,524      169,410
                                                    ----------   ---------   ---------   ---------   ----------   ----------

INTEREST EXPENSE (SEE DEBT TAB)                          6,217       5,507       6,201       2,097        2,118        2,537

OEM DISCOUNT
Change Date                  12/31/2006
       OEM Revenue                                     635,000     893,000     884,000     723,000      692,000      908,000
       Rate                                                 2%           2%          2%          2%           2%           2%
                                                    ----------   ---------   ---------   ---------   ----------   ----------
                                                       635,000     893,000     884,000     723,000      692,000      908,000
                                                    ----------   ---------   ---------   ---------   ----------   ----------

OTHER EXPENSE/(INCOME)

      Chrysler Price Concession                                              6,500,000
      Fixed Asset Impairment                                 -           -           -   2,861,000            -     (390,000)
      Unrealized Currency Exch.                     (1,642,000)    369,000     392,000    (903,000)  (2,722,000)    (584,000)
      Cash in From SA & Aus.
      Settlement on Lost Business
      Discretionary Bonus Payments
      One Time Rest Costs
      Plant Shutdown & Launch Costs
      Gain on Asset Sale
      Goodwill Impairment
      Other
                                                    ----------   ---------   ---------   ---------   ----------   ----------
Total Other                                         (1,642,000)    369,000   6,892,000   1,958,000   (2,722,000)    (974,000)
                                                    ----------   ---------   ---------   ---------   ----------   ----------

OTHER EXPENSE/(INCOME) - EBITDA IMPACT

      Chrysler Price Concession                              -           -   6,500,000           -            -            -
      Fixed Asset Impairment                                 -           -           -   2,861,000            -     (390,000)
      Unrealized Currency Exch.                     (1,638,000)    395,000     249,000    (944,000)  (2,710,000)    (749,000)
      Cash in From SA & Aus.
      Other Noncash Trans.                                   -           -           -      34,000      496,000     (157,000)
      Settlement on Lost Business
      Discretionary Bonus Payments
      One Time Rest Costs
      Plant Shutdown & Launch Costs
      Gain on Asset Sale                                     -           -           -           -            -            -
      Goodwill Impairment
      Other
                                                    ----------   ---------   ---------   ---------   ----------   ----------

Total Other                                         (1,638,000)    395,000   6,749,000   1,951,000   (2,214,000)  (1,296,000)
                                                    ----------   ---------   ---------   ---------   ----------   ----------

                                             JUL-03       AUG-03      SEP-03       OCT-03       NOV-03      DEC-03        2003
                                             ------       ------      ------       ------       ------      ------        ----
V. SG&A VARIABLE (CORPORATE ONLY)

COMMISSIONS                                   ACTUAL      ACTUAL      ACTUAL       ACTUAL       ACTUAL      ACTUAL
       Revenue                                140,930       7,120        7,660       13,727      11,170       13,000    5,047,897
       Percentage                  0.0%           0.0%        0.0%         0.0%         0.0%        0.0%         0.0%         0.0%
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------
                                              140,930       7,120        7,660       13,727      11,170       13,000    5,047,897
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------

INTEREST EXPENSE (SEE DEBT TAB)                 1,723       1,588        2,475        2,163       2,159        2,199       36,984

OEM DISCOUNT
Change Date                  12/31/2006
       OEM Revenue                            561,000     568,000      641,000      644,360     779,000      581,000    8,509,360
       Rate                                         2%          2%           2%           2%          2%           2%         100%
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------
                                              561,000     568,000      641,000      644,360     779,000      581,000    8,509,360
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------

OTHER EXPENSE/(INCOME)

      Chrysler Price Concession                                                                                         6,500,000
      Fixed Asset Impairment                        -           -            -            -           -      390,000    2,861,000
      Unrealized Currency Exch.             1,008,000   1,750,000   (2,311,000)  (1,175,938)   (946,000)  (1,130,000)  (7,894,938)
      Cash in From SA & Aus.                                                                                                    -
      Settlement on Lost Business                                                                                               -
      Discretionary Bonus Payments                                                                                              -
      One Time Rest Costs                                                                                                       -
      Plant Shutdown & Launch Costs                                                                                             -
      Gain on Asset Sale                                                                                                        -
      Goodwill Impairment                                                                                 44,219,000   44,219,000
      Other                                                                                               17,021,000   17,021,000
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------
Total Other                                 1,008,000   1,750,000   (2,311,000)  (1,175,938)   (946,000)  60,500,000   62,706,062
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------

OTHER EXPENSE/(INCOME) - EBITDA IMPACT

      Chrysler Price Concession                     -           -            -            -           -            -    6,500,000
      Fixed Asset Impairment                        -           -            -            -           -      390,000    2,861,000
      Unrealized Currency Exch.             1,235,000   1,684,000   (2,543,000)  (1,249,763)   (867,000)  (1,197,000)  (8,334,763)
      Cash in From SA & Aus.                                                                                                    -
      Other Noncash Trans.                    (53,000)    (10,000)       3,000       12,654      13,000        7,000      345,654
      Settlement on Lost Business                                                                                               -
      Discretionary Bonus Payments                                                                                              -
      One Time Rest Costs                                                                                                       -
      Plant Shutdown & Launch Costs                                                                                             -
      Gain on Asset Sale                            -           -            -            -           -            -            -
      Goodwill Impairment                                                                                 44,219,000   44,219,000
      Other                                                                                               17,021,000   17,021,000
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------

Total Other                                 1,182,000   1,674,000   (2,540,000)  (1,237,109)   (854,000)  60,440,000   62,611,891
                                            ---------   ---------   ----------   ----------    --------   ----------   ----------

                               211 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                JAN-04      FEB-04      MAR-04      APR-04       MAY-04       JUN-04       JUL-04
                                                ------      ------      ------      ------       ------       ------       ------
V. SG&A VARIABLE (CORPORATE ONLY)

COMMISSIONS                                     ACTUAL      ACTUAL      ACTUAL
       Revenue                                  889,118     (872,873)         -   32,678,158   35,523,121   39,436,802   17,264,019
       Percentage                  0.0%             0.0%         0.0%       0.0%         0.0%         0.0%         0.0%         0.0%
                                               --------   ----------   --------   ----------   ----------   ----------   ----------
                                                889,118     (872,873)         -            -            -            -            -
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

INTEREST EXPENSE (SEE DEBT TAB)                   2,247        2,206      3,017        2,382        2,342        3,221        2,911

OEM DISCOUNT
Change Date                  12/31/2006
       OEM Revenue                              757,246    1,039,699    997,249   28,444,001   30,836,163   33,816,760   14,253,198
       Rate                                           2%           2%         2%           2%           2%           2%           2%
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

                                                757,246    1,039,699    997,249      568,880      616,723      676,335      285,064
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

OTHER EXPENSE/(INCOME)

      Chrysler Price Concession
      Fixed Asset Impairment
      Unrealized Currency Exch.                (521,348)  (1,165,242)  (370,462)
      Cash in From SA & Aus.                                                                                               (461,000)
      Settlement on Lost Business
      Discretionary Bonus Payments                                                                                          333,333
      One Time Rest Costs                                                                  -            -            -            -
      Plant Shutdown & Launch Costs             134,100      161,000    364,300      220,000      220,000      275,000      220,000
      Gain on Asset Sale                              -   (1,162,130)   (28,258)
      Goodwill Impairment
      Other
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

Total Other                                    (387,248)  (2,166,372)   (34,420)     220,000      220,000      275,000       92,333
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

OTHER EXPENSE/(INCOME) - EBITDA IMPACT

      Chrysler Price Concession                       -            -          -            -            -            -            -
      Fixed Asset Impairment                          -            -          -            -            -            -            -
      Unrealized Currency Exch.                (453,016)  (1,152,832)  (586,000)
      Cash in From SA & Aus.                                                               -            -            -     (461,000)
      Other Noncash Trans.                       34,734       34,734     34,000       35,000       35,000       35,000            -
      Settlement on Lost Business
      Discretionary Bonus Payments
      One Time Rest Costs                             -   (1,262,130)         -            -            -            -            -
      Plant Shutdown & Launch Costs             134,100      161,000    364,300      220,000      220,000      275,000      220,000
      Gain on Asset Sale                              -   (1,162,130)   (28,258)           -            -            -            -
      Goodwill Impairment
      Other
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

Total Other                                    (284,182)  (3,381,358)  (215,958)     255,000      255,000      310,000     (241,000)
                                               --------   ----------   --------   ----------   ----------   ----------   ----------

                                                 AUG-04       SEP-04       OCT-04       NOV-04        DEC-04           2004
                                                 ------       ------       ------       ------        ------           ----
V. SG&A VARIABLE (CORPORATE ONLY)

COMMISSIONS
       Revenue                                 38,542,865   52,606,361   47,687,874   40,348,285    43,996,576       348,100,307
       Percentage                  0.0%               0.0%         0.0%         0.0%         0.0%          0.0%              0.0%
                                               ----------   ----------   ----------   ----------    ----------    --------------
                                                        -            -            -            -             -            16,245
                                               ----------   ----------   ----------   ----------    ----------    --------------

INTEREST EXPENSE (SEE DEBT TAB)                     2,973        2,986        3,094        3,092         3,108            33,579

OEM DISCOUNT
Change Date                  12/31/2006
       OEM Revenue                             34,303,155   46,914,673   43,310,150   36,427,709    39,448,503    310,548,508.10
       Rate                                             2%           2%           2%           2%            2%                3%
                                               ----------   ----------   ----------   ----------    ----------    --------------

                                                  686,063      938,293      866,203      728,554       788,970         8,949,281
                                               ----------   ----------   ----------   ----------    ----------    --------------

OTHER EXPENSE/(INCOME)

      Chrysler Price Concession                                                                                                -
      Fixed Asset Impairment                                                                                                   -
      Unrealized Currency Exch.                                                                                       (2,057,052)
      Cash in From SA & Aus.                     (461,000)    (461,000)    (461,000)    (461,000)     (461,000)       (2,766,000)
      Settlement on Lost Business                                                                                              -
      Discretionary Bonus Payments                333,333      333,333      333,333      333,333       333,333         2,000,000
      One Time Rest Costs                               -            -            -            -             -                 -
      Plant Shutdown & Launch Costs               220,000      275,000      220,000      220,000       275,000         2,804,400
      Gain on Asset Sale                                                                                              (1,190,388)
      Goodwill Impairment                                                                                                      -
      Other                                                                                                                    -
                                               ----------   ----------   ----------   ----------    ----------    --------------

Total Other                                        92,333      147,333       92,333       92,333       147,333        (1,209,040)
                                               ----------   ----------   ----------   ----------    ----------    --------------

OTHER EXPENSE/(INCOME) - EBITDA IMPACT

      Chrysler Price Concession                         -            -            -            -             -                 -
      Fixed Asset Impairment                            -            -            -            -             -                 -
      Unrealized Currency Exch.                                                                                       (2,191,849)
      Cash in From SA & Aus.                     (461,000)    (461,000)    (461,000)    (461,000)     (461,000)       (2,766,000)
      Other Noncash Trans.                              -            -            -            -             -           208,468
      Settlement on Lost Business                                                                                              -
      Discretionary Bonus Payments                                                                                             -
      One Time Rest Costs                               -            -            -            -             -        (1,262,130)
      Plant Shutdown & Launch Costs               220,000      275,000      220,000      220,000       275,000         2,804,400
      Gain on Asset Sale                                -            -            -            -             -        (1,190,388)
      Goodwill Impairment                                                                                                      -
      Other                                                                                                                    -
                                               ----------   ----------   ----------   ----------    ----------    --------------

Total Other                                      (241,000)    (186,000)    (241,000)    (241,000)     (186,000)       (4,397,498)
                                               ----------   ----------   ----------   ----------    ----------    --------------

                               212 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                 MAR-05       JUN-05         SEP-05        DEC-05          2005           MAR-06
                                                 ------       ------         ------        ------          ----           ------
V. SG&A VARIABLE (CORPORATE ONLY)

COMMISSIONS
       Revenue                                139,072,852   135,364,194   111,542,551   115,278,476      501,258,073   128,372,061
       Percentage                  0.0%               0.0%          0.0%          0.0%          0.0%             0.0%          0.0%
                                              -----------   -----------   -----------   -----------   --------------   -----------
                                                        -             -             -             -                -             -
                                              -----------   -----------   -----------   -----------   --------------   -----------

INTEREST EXPENSE (SEE DEBT TAB)                     9,313         8,934         9,168         9,407           36,823         9,137

OEM DISCOUNT

Change Date                  12/31/2006
       OEM Revenue                            124,162,404   121,653,103    99,222,575   102,848,738   447,886,819.04   113,800,054
       Rate                                             2%            2%            2%            2%               2%            2%
                                              -----------   -----------   -----------   -----------   --------------   -----------
                                                2,483,248     2,433,062     1,984,451     2,056,975        8,957,736     2,276,001
                                              -----------   -----------   -----------   -----------   --------------   -----------

OTHER EXPENSE/(INCOME)

      Chrysler Price Concession                                                                                    -
      Fixed Asset Impairment                                                                                       -
      Unrealized Currency Exch.                                                                                    -
      Cash in From SA & Aus.                   (1,555,750)   (1,555,750)   (1,555,750)   (1,555,750)      (6,223,000)   (1,829,750)
      Settlement on Lost Business                                                                                  -
      Discretionary Bonus Payments                                                                                 -
      One Time Rest Costs                               -             -             -             -                -             -
      Plant Shutdown & Launch Costs                                                                                -
      Gain on Asset Sale                                                                                           -
      Goodwill Impairment                                                                                          -
      Other                                                                                                        -
                                              -----------   -----------   -----------   -----------   --------------   -----------
Total Other                                    (1,555,750)   (1,555,750)   (1,555,750)   (1,555,750)      (6,223,000)   (1,829,750)
                                              -----------   -----------   -----------   -----------   --------------   -----------

OTHER EXPENSE/(INCOME) - EBITDA IMPACT

      Chrysler Price Concession                         -             -             -             -                -             -
      Fixed Asset Impairment                            -             -             -             -                -             -
      Unrealized Currency Exch.                                                                                    -
      Cash in From SA & Aus.                   (1,555,750)   (1,555,750)   (1,555,750)   (1,555,750)      (6,223,000)   (1,829,750)
      Other Noncash Trans.                                                                                         -
      Settlement on Lost Business                                                                                  -
      Discretionary Bonus Payments                                                                                 -
      One Time Rest Costs                               -             -             -             -                -             -
      Plant Shutdown & Launch Costs                     -             -             -             -                -             -
      Gain on Asset Sale                                -             -             -             -                -             -
      Goodwill Impairment                                                                                          -
      Other                                                                                                        -
                                              -----------   -----------   -----------   -----------   --------------   -----------
Total Other                                    (1,555,750)   (1,555,750)   (1,555,750)   (1,555,750)      (6,223,000)   (1,829,750)
                                              -----------   -----------   -----------   -----------   --------------   -----------

                                                JUN-06          SEP-06        DEC-06          2006            2007         2008
                                                ------          ------        ------          ----            ----         ----
V. SG&A VARIABLE (CORPORATE ONLY)

COMMISSIONS
       Revenue                                120,121,892    100,123,481   111,275,249      459,892,683   475,434,752   436,753,559
       Percentage                  0.0%               0.0%           0.0%          0.0%             0.0%          0.0%          0.0%
                                              -----------    -----------   -----------   --------------   -----------   -----------
                                                        -              -             -                -             -             -
                                              -----------    -----------   -----------   --------------   -----------   -----------

INTEREST EXPENSE (SEE DEBT TAB)                     9,137          9,137         9,284           36,695        37,770        38,456

OEM DISCOUNT

Change Date                  12/31/2006
       OEM Revenue                            106,627,976     87,798,286    98,840,292   407,066,608.22   422,587,573   383,884,234
       Rate                                             2%             2%            2%               2%            1%            1%
                                              -----------    -----------   -----------   --------------   -----------   -----------
                                                2,132,560      1,755,966     1,976,806        8,141,332     4,225,876     3,838,842
                                              -----------    -----------   -----------   --------------   -----------   -----------

OTHER EXPENSE/(INCOME)

      Chrysler Price Concession                                                                       -
      Fixed Asset Impairment                                                                          -
      Unrealized Currency Exch.                                                                       -
      Cash in From SA & Aus.                   (1,829,750)    (1,829,750)   (1,829,750)      (7,319,000)   (7,793,000)   (8,026,790)
      Settlement on Lost Business                                                                     -
      Discretionary Bonus Payments                                                                    -
      One Time Rest Costs                               -              -             -                -             -             -
      Plant Shutdown & Launch Costs                                                                   -
      Gain on Asset Sale                                                                              -
      Goodwill Impairment                                                                             -
      Other                                                                                           -
                                              -----------    -----------   -----------   --------------   -----------   -----------
Total Other                                    (1,829,750)    (1,829,750)   (1,829,750)      (7,319,000)   (7,793,000)   (8,026,790)
                                              -----------    -----------   -----------   --------------   -----------   -----------

OTHER EXPENSE/(INCOME) - EBITDA IMPACT

      Chrysler Price Concession                         -              -             -                -             -             -
      Fixed Asset Impairment                            -              -             -                -             -             -
      Unrealized Currency Exch.                                                                       -
      Cash in From SA & Aus.                   (1,829,750)    (1,829,750)   (1,829,750)      (7,319,000)   (7,793,000)   (8,026,790)
      Other Noncash Trans.                                                                            -
      Settlement on Lost Business                                                                     -
      Discretionary Bonus Payments                                                                    -
      One Time Rest Costs                               -              -             -                -             -             -
      Plant Shutdown & Launch Costs                     -              -             -                -             -             -
      Gain on Asset Sale                                -              -             -                -             -             -
      Goodwill Impairment                                                                             -
      Other                                                                                           -
                                              -----------    -----------   -----------   --------------   -----------   -----------
Total Other                                    (1,829,750)    (1,829,750)   (1,829,750)      (7,319,000)   (7,793,000)   (8,026,790)
                                              -----------    -----------   -----------   --------------   -----------   -----------


                               213 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  JAN-03     FEB-03     MAR-03    APR-03    MAY-03     JUN-03     JUL-03
                                                  ------     ------     ------    ------    ------     ------     ------
BUILDING RENTS/USAGE FEES

      PLANT TYPE TO:
RELATED PARTY
Seabrook  Usage         Heavy                      22,200     22,200     22,200    22,200    22,200     22,200     22,200
Conneaut  Usage         Heavy                       7,000      7,000      7,000     7,000     7,000      7,000      7,000
Hartford  Usage         Heavy                       7,000      7,000      7,000     7,000     7,000      7,000      7,000
Gr Rapids Usage         Heavy                      44,933     44,933     44,933    44,933    44,933     44,933     44,933
Hopkinsv  Usage         Heavy                       3,133      3,133      3,133     3,133     3,133      3,133      3,133
Gr Blanc  Usage         Heavy                     119,133    119,133    119,133   119,133   119,133    119,133    119,133
          Bldg          VAC                       167,100    167,100    167,100   167,100   167,100    167,100    167,100
          Bldg          Farm/Country               16,100     16,100     16,100    16,100    16,100     16,100     16,100
Harper    Usage         Heavy                      64,600     64,600     64,600    64,600    64,600     64,600     64,600
          Usage         Real Ven                   58,867     58,867     58,867    58,867    58,867     58,867     58,867
Malyn     Usage         Heavy                       6,533      6,533      6,533     6,533     6,533      6,533      6,533
          Bldg          Real Estate                28,300     28,300     28,300    28,300    28,300     28,300     28,300
Groesbeck Usage         Heavy                     116,267    116,267    116,267   116,267   116,267    116,267    116,267
          Bldg          Real Estate                 5,400      5,400      5,400     5,400         -      5,400      5,400
Masonic   Usage         Equip Acq                  24,800     24,800     24,800    24,800    24,800     24,800     24,800
          Bldg          Real Est Acq               83,336     83,336     83,336    83,336    83,336     83,336     83,336
          Bldg          (Billed to Deluxe)        (14,826)   (14,826)   (14,826)  (14,826)  (14,826)   (14,826)   (14,826)
          Bldg          (Billed to Service)        (5,274)    (5,274)    (5,274)   (5,274)   (5,274)    (5,274)    (5,274)
Service   Bldg          (Billed from Masonic)       5,274      5,274      5,274     5,274     5,274      5,174      5,174
Almont    Usage         Heavy                      18,800     18,800     18,800    18,800    18,800     18,800     18,800
          Bldg          Real Estate                 7,000      7,000      7,000     7,000     7,000      7,000      7,000
          Bldg          Windall                     7,000      7,000      7,000     7,000     7,000      7,000      7,000
Service   Bldg          Acropolis                   1,632      4,611      4,399     3,053      (244)     2,958          -
Vent Lsg                Deluxe                    (17,600)   (17,600)   (17,600)  (17,600)  (17,600)   (17,600)   (17,600)
Related Party Pmt

           Adj. To Act                             2,000     (1,000)       500

                                                 -------    -------    -------   -------   -------    -------    -------
                                                 778,708    778,687    779,975   778,129   769,432    777,934    774,976
                                                 -------    -------    -------   -------   -------    -------    -------

                                                     AUG-03     SEP-03     OCT-03     NOV-03     DEC-03      2003
                                                     ------     ------     ------     ------     ------      ----
BUILDING RENTS/USAGE FEES

      PLANT TYPE TO:
RELATED PARTY
Seabrook  Usage         Heavy                         22,200     22,200     22,200     22,200     22,200      266,400
Conneaut  Usage         Heavy                          7,000      7,000      7,000      7,000      7,000       84,000
Hartford  Usage         Heavy                          7,000      7,000      7,000      7,000      7,000       84,000
Gr Rapids Usage         Heavy                         44,933     44,933     44,933     44,933     44,933      539,196
Hopkinsv  Usage         Heavy                           3,133      3,133      3,133      3,133      3,133       37,596
Gr Blanc  Usage         Heavy                        119,133    119,133    119,133    119,133    119,133    1,429,596
          Bldg          VAC                          167,100    167,100    167,100    167,100    167,100    2,005,200
          Bldg          Farm/Country                  16,100     16,100     16,100     16,100     16,100      193,200
Harper    Usage         Heavy                         64,600     64,600     64,600     64,600     64,600      775,200
          Usage         Real Ven                      58,867     58,867     58,867     58,867     58,867      706,404
Malyn     Usage         Heavy                          6,533      6,533      6,533      6,533      6,533       78,396
          Bldg          Real Estate                   28,300     28,300     28,300     28,300     28,300      339,600
Groesbeck Usage         Heavy                        116,267    116,267    116,267    116,267    116,267    1,395,204
          Bldg          Real Estate                    5,400      5,400      5,400      5,400      5,400       59,400
Masonic   Usage         Equip Acq                     24,800     24,800     24,800     24,800     24,800      297,600
          Bldg          Real Est Acq                  83,336     83,336     83,336     83,336     83,336    1,000,032
          Bldg          (Billed to Deluxe)           (14,826)   (14,826)   (14,826)   (14,826)   (14,826)    (177,912)
          Bldg          (Billed to Service)           (5,274)    (5,274)    (5,274)    (5,274)    (5,274)     (63,288)
Service   Bldg          (Billed from Masonic)          5,174      5,174      5,174      5,174      5,174       62,590
Almont    Usage         Heavy                         18,800     18,800     18,800     18,800     18,800      225,600
          Bldg          Real Estate                    7,000      7,000      7,000      7,000      7,000       84,000
          Bldg          Windall                       14,000      7,000      7,000     14,000      7,000       98,000
Service   Bldg          Acropolis                     13,972      6,433      2,629      3,657      3,106       46,206
Vent Lsg                Deluxe                       (17,600)   (17,600)   (17,599)   (17,600)   (17,600)    (211,199)
Related Party Pmt                                                                                                  -
                                                                                                                   -
           Adj. To Act                                                                                         1,500
                                                                                                                   -
                                                    -------    -------    -------    -------    -------    ---------
                                                    795,948    781,409    777,606    785,633    778,082    9,356,520
                                                    -------    -------    -------    -------    -------    ---------

                               214 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                 JAN-04     FEB-04     MAR-04      APR-04     MAY-04     JUN-04
                                                 ------     ------     ------      ------     ------     ------
BUILDING RENTS/USAGE FEES

      PLANT TYPE TO:
RELATED PARTY

Seabrook  Usage         Heavy                     22,200     22,200     22,200     22,200     22,200     22,200
Conneaut  Usage         Heavy                      7,000      7,000      7,000      7,000      7,000      7,000
Hartford  Usage         Heavy                      7,000      7,000      7,000      7,000      7,000      7,000
Gr Rapids Usage         Heavy                     44,933     44,933     44,933     44,933     44,933     44,933
Hopkinsv  Usage         Heavy                      3,133      3,133      3,133      3,133      3,133      3,133
Gr Blanc  Usage         Heavy                    119,133    119,133    119,133    119,133    119,133    119,133
          Bldg          VAC                      167,100    167,100    167,100    167,100    167,100    167,100
          Bldg          Farm/Country              16,100     16,100     16,100     16,100     16,100     16,100
Harper    Usage         Heavy                     64,600     64,600     64,600     64,600     64,600     64,600
          Usage         Real Ven                  58,867     58,867     58,867     58,867     58,867     58,867
Malyn     Usage         Heavy                      6,533      6,533      6,533      6,533      6,533      6,533
          Bldg          Real Estate               28,300     28,300     28,300     28,300     28,300     28,300
Groesbeck Usage         Heavy                    116,267    116,267    116,267    116,267    116,267    116,267
          Bldg          Real Estate                5,400      5,400      5,400      5,400      5,400      5,400
Masonic   Usage         Equip Acq                 24,800     24,800     24,800     24,800     24,800     24,800
          Bldg          Real Est Acq              83,336     83,336     83,336     83,336     83,336     83,336
          Bldg          (Billed to Deluxe)       (14,826)   (14,826)   (14,826)   (14,826)   (14,826)   (14,826)
          Bldg          (Billed to Service)       (5,274)    (5,274)    (5,274)    (5,274)    (5,274)    (5,274)
Service   Bldg          (Billed from Masonic)      5,174      5,174      5,174      5,174      5,174      5,174
Almont    Usage         Heavy                     18,800     18,800     18,800     18,800     18,800     18,800
          Bldg          Real Estate                7,000      7,000      7,000      7,000      7,000      7,000
          Bldg          Windall                    7,000      7,000      7,000      7,000      7,000      7,000
Service   Bldg          Acropolis                  1,887      4,335          -      8,333      8,333      8,333
Vent Lsg                Deluxe                   (17,600)   (17,600)   (17,600)   (17,600)   (17,600)   (17,600)
Related Party Pmt                               (195,000)  (175,000)  (175,000)

           Adj. To Act

                                                --------   --------   --------    -------    -------    -------
                                                 581,863    604,312    599,976    783,309    783,309    783,309
                                                --------   --------   --------    -------    -------    -------

                                                  JUL-04     AUG-04     SEP-04     OCT-04     NOV-04     DEC-04      2004
                                                  ------     ------     ------     ------     ------     ------      ----
BUILDING RENTS/USAGE FEES

      PLANT TYPE TO:
RELATED PARTY

Seabrook  Usage         Heavy                      22,200     22,200     22,200     22,200     22,200     22,200      266,400
Conneaut  Usage         Heavy                       7,000      7,000      7,000      7,000      7,000      7,000       84,000
Hartford  Usage         Heavy                       7,000      7,000      7,000      7,000      7,000      7,000       84,000
Gr Rapids Usage         Heavy                      44,933     44,933     44,933     44,933     44,933     44,933      539,196
Hopkinsv  Usage         Heavy                       3,133      3,133      3,133      3,133      3,133      3,133       37,596
Gr Blanc  Usage         Heavy                     119,133    119,133    119,133    119,133    119,133    119,133    1,429,596
          Bldg          VAC                       167,100    167,100    167,100    167,100    167,100    167,100    2,005,200
          Bldg          Farm/Country               16,100     16,100     16,100     16,100     16,100     16,100      193,200
Harper    Usage         Heavy                      64,600     64,600     64,600     64,600     64,600     64,600      775,200
          Usage         Real Ven                   58,867     58,867     58,867     58,867     58,867     58,867      706,404
Malyn     Usage         Heavy                       6,533      6,533      6,533      6,533      6,533      6,533       78,396
          Bldg          Real Estate                28,300     28,300     28,300     28,300     28,300     28,300      339,600
Groesbeck Usage         Heavy                     116,267    116,267    116,267    116,267    116,267    116,267    1,395,204
          Bldg          Real Estate                 5,400      5,400      5,400      5,400      5,400      5,400       64,800
Masonic   Usage         Equip Acq                  24,800     24,800     24,800     24,800     24,800     24,800      297,600
          Bldg          Real Est Acq               83,336     83,336     83,336     83,336     83,336     83,336    1,000,032
          Bldg          (Billed to Deluxe)        (14,826)   (14,826)   (14,826)   (14,826)   (14,826)   (14,826)    (177,912)
          Bldg          (Billed to Service)        (5,274)    (5,274)    (5,274)    (5,274)    (5,274)    (5,274)     (63,288)
Service   Bldg          (Billed from Masonic)       5,174      5,174      5,174      5,174      5,174      5,174       62,091
Almont    Usage         Heavy                      18,800     18,800     18,800     18,800     18,800     18,800      225,600
          Bldg          Real Estate                 7,000      7,000      7,000      7,000      7,000      7,000       84,000
          Bldg          Windall                     7,000      7,000      7,000      7,000      7,000      7,000       84,000
Service   Bldg          Acropolis                   8,333      8,333      8,333      8,333      8,333     58,333      131,222
Vent Lsg                Deluxe                    (17,600)   (17,600)   (17,600)   (17,600)   (17,600)   (17,600)    (211,200)
Related Party Pmt                                                                                                   (545,000)
                                                                                                                           -
           Adj. To Act                                                                                                     -
                                                                                                                           -
                                                 -------    -------    -------    -------    -------    -------    ---------
                                                 783,309    783,309    783,310    783,310    783,310    833,310    8,885,937
                                                 -------    -------    -------    -------    -------    -------    ---------

                               215 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  MAR-05       JUN-05      SEP-05      DEC-05       2005        MAR-06      JUN-06
                                                  ------       ------      ------      ------       ----        ------      ------
BUILDING RENTS/USAGE FEES

      PLANT TYPE TO:
RELATED PARTY
Seabrook  Usage         Heavy                       66,600      66,600      66,600      66,600      266,400      66,600      66,600
Conneaut  Usage         Heavy                       21,000      21,000      21,000      21,000       84,000      21,000      21,000
Hartford  Usage         Heavy                       21,000      21,000      21,000      21,000       84,000      21,000      21,000
Gr Rapids Usage         Heavy                      134,799     134,799     134,799     134,799      539,196     134,799     134,799
Hopkinsv  Usage         Heavy                        9,399       9,399       9,399       9,399       37,596       9,399       9,399
Gr Blanc  Usage         Heavy                      357,399     357,399     357,399     357,399    1,429,596     357,399     357,399
          Bldg          VAC                        501,300     501,300     501,300     501,300    2,005,200     501,300     501,300
          Bldg          Farm/Country                48,300      48,300      48,300      48,300      193,200      48,300      48,300
Harper    Usage         Heavy                      193,800     193,800     193,800     193,800      775,200     193,800     193,800
          Usage         Real Ven                   176,601     176,601     176,601     176,601      706,404     176,601     176,601
Malyn     Usage         Heavy                       19,599      19,599      19,599      19,599       78,396      19,599      19,599
          Bldg          Real Estate                 84,900      84,900      84,900      84,900      339,600      84,900      84,900
Groesbeck Usage         Heavy                      348,801     348,801     348,801     348,801    1,395,204     348,801     348,801
          Bldg          Real Estate                 16,200      16,200      16,200      16,200       64,800      16,200      16,200
Masonic   Usage         Equip Acq                   74,400      74,400      74,400      74,400      297,600      74,400      74,400
          Bldg          Real Est Acq               250,008     250,008     250,008     250,008    1,000,032     250,008     250,008
          Bldg          (Billed to Deluxe)         (44,478)    (44,478)    (44,478)    (44,478)    (177,912)    (44,478)    (44,478)
          Bldg          (Billed to Service)        (15,822)    (15,822)    (15,822)    (15,822)     (63,288)    (15,822)    (15,822)
Service   Bldg          (Billed from Masonic)       15,523      15,523      15,523      15,523       62,093      15,523      15,523
Almont    Usage         Heavy                       56,400      56,400      56,400      56,400      225,600      56,400      56,400
          Bldg          Real Estate                 21,000      21,000      21,000      21,000       84,000      21,000      21,000
          Bldg          Windall                     21,000      21,000      21,000      21,000       84,000      21,000      21,000
Service   Bldg          Acropolis                   75,000      75,000      75,000      75,000      300,000      75,000      75,000
Vent Lsg                Deluxe                     (52,800)    (52,800)    (52,800)    (52,800)    (211,200)    (52,800)    (52,800)
Related Party Pmt                                                                                        -
                                                        -           -           -           -            -           -           -
           Adj. To Act                                  -           -           -           -            -           -           -
                                                        -           -           -           -            -           -           -
                                                ---------   ---------   ---------   ---------    ---------   ---------   ---------
                                                2,399,929   2,399,929   2,399,929   2,399,929    9,599,717   2,399,929   2,399,929
                                                ---------   ---------   ---------   ---------    ---------   ---------   ---------
                                                     SEP-06      DEC-06      2006         2007        2008
                                                     ------      ------      ----         ----        ----
BUILDING RENTS/USAGE FEES

      PLANT TYPE TO:
RELATED PARTY
Seabrook  Usage         Heavy                          66,600      66,600     266,400      266,400     266,400
Conneaut  Usage         Heavy                          21,000      21,000      84,000       84,000      84,000
Hartford  Usage         Heavy                          21,000      21,000      84,000       84,000      84,000
Gr Rapids Usage         Heavy                         134,799     134,799     539,196      539,196     539,196
Hopkinsv  Usage         Heavy                           9,399       9,399      37,596       37,596      37,596
Gr Blanc  Usage         Heavy                         357,399     357,399   1,429,596    1,429,596   1,429,596
          Bldg          VAC                           501,300     501,300   2,005,200    2,005,200   2,005,200
          Bldg          Farm/Country                   48,300      48,300     193,200      193,200     193,200
Harper    Usage         Heavy                         193,800     193,800     775,200      775,200     775,200
          Usage         Real Ven                      176,601     176,601     706,404      706,404     706,404
Malyn     Usage         Heavy                          19,599      19,599      78,396       78,396      78,396
          Bldg          Real Estate                    84,900      84,900     339,600      339,600     339,600
Groesbeck Usage         Heavy                         348,801     348,801   1,395,204    1,395,204   1,395,204
          Bldg          Real Estate                    16,200      16,200      64,800       64,800      64,800
Masonic   Usage         Equip Acq                      74,400      74,400     297,600      297,600     297,600
          Bldg          Real Est Acq                  250,008     250,008   1,000,032    1,000,032   1,000,032
          Bldg          (Billed to Deluxe)            (44,478)    (44,478)   (177,912)    (177,912)   (177,912)
          Bldg          (Billed to Service)           (15,822)    (15,822)    (63,288)     (63,288)    (63,288)
Service   Bldg          (Billed from Masonic)          15,523      15,523      62,093       62,093      62,093
Almont    Usage         Heavy                          56,400      56,400     225,600      225,600     225,600
          Bldg          Real Estate                    21,000      21,000      84,000       84,000      84,000
          Bldg          Windall                        21,000      21,000      84,000       84,000      84,000
Service   Bldg          Acropolis                      75,000      75,000     300,000      300,000     300,000
Vent Lsg                Deluxe                        (52,800)    (52,800)   (211,200)    (211,200)   (211,200)
Related Party Pmt                                                                  -
                                                           -           -           -            -           -
           Adj. To Act                                     -           -           -            -           -
                                                           -           -           -            -           -
                                                   ---------   ---------   ---------    ---------   ---------
                                                   2,399,929   2,399,929   9,599,717    9,599,717   9,599,717
                                                   ---------   ---------   ---------    ---------   ---------

                               216 of 231         Venture - Confidential - DRAFT

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03
                                                 ---------   ---------   ---------   ---------   ---------   ---------
THIRD PARTY - INCLUDES HARPER 3RD PARTY RENT
3RD PARTY RENT
Grand Bldg                 First Industrial        200,794     200,794     200,794     200,794     200,794     200,794
Groesbeck Warehouse        Richard T. Gordon        77,493      93,336      77,492      77,493      93,336      77,493
Grand Bldg                 Allen Storage                 -           -           -           -           -       3,750
Harper Bldg                Harper Prop             167,583     167,583     167,583     167,583     167,583     167,583
Hopkinsville Bldg          MCR Properties           20,412      20,412      20,412      20,412      20,412      20,412
             Bldg          Marsh Industrial          4,800       4,800       4,800      12,515       4,800       4,800
             Warehouse     Eagle
Conneaut Bldg              GMA Storage               2,924       2,574       2,924       2,924       2,924       2,924
                           Hoffman Riggers                                                 942           -       1,885
Lancaster Bldg             Marko                     2,940       2,860       2,860       2,860           -       2,820
          Warehouse        Walnut
WK Bldg                    Citation
Masonic Bldg               Deluxe Development
Service STC (15 Mile)      Charrington Estates      51,825      51,825      51,825      51,825      45,862      45,862
Service A Young office     Ford Motor                5,257       5,257       5,248           -           -           -
Service Doreka             Distefano                 7,130       7,130       7,130       7,130       4,991       4,991
Service Warehouse          Pronto Properties         4,354       4,354       7,291           -       4,452       4,452
Service Warehouse          Woodward Manchester      20,882      20,882      47,408           -      16,296      25,062
Other 3rd Party Rent       Various                  56,000      61,000      47,000      75,000      21,000      58,000



                                                 ---------   ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSE TO TRUST                             622,394     642,807     642,767     619,478     582,450     620,828
                                                 ---------   ---------   ---------   ---------   ---------   ---------

INSIDE TRUST Inside Trust rents & usage fees are eliminated at the corporate level.

  RELATED PARTY RENT (THESE CHARGES ARE ELIMINATED IN THE CONSOLIDATION OF VENTURE NORTH AMERICA)

Almont Bldg                Vent Lsg                 35,460      35,460      35,460      35,460      35,460      35,460
Gr Blanc Equip             Vemco Lsg                75,000      75,000      75,000      75,000      75,000      75,000
Malyn Equip                Vent Lsg                 40,000      40,000      40,000      40,000      40,000      40,000
            Bldg           Vent Lsg                  6,500       6,500       6,500       6,500       6,500       6,500
Groesbeck Equip            Vent Lsg                 80,000      80,000      80,000      80,000      80,000      80,000
            Bldg           Vent Lsg                 38,000      38,000      38,000      38,000      38,000      38,000
Wallaceburg Bldg           Vent Lsg                 14,264      14,264      14,264                  28,529      14,264
                                                 ---------   ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSE                                      289,224     289,224     289,224     274,960     303,489     289,224
                                                 ---------   ---------   ---------   ---------   ---------   ---------

TOTAL EXPENSE                                    1,690,326   1,710,718   1,711,966   1,672,567   1,655,371   1,687,986
                                                 =========   =========   =========   =========   =========   =========

Corporate SG&A                                     778,708     778,687     779,975     778,129     769,432     777,934

                                                  JUL-03      AUG-03      SEP-03        OCT-03      NOV-03       DEC-03      2003
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------
THIRD PARTY - INCLUDES HARPER 3RD PARTY RENT
3RD PARTY RENT
Grand Bldg                 First Industrial        200,794     200,794     200,794      171,953     171,953      171,953   2,323,006
Groesbeck Warehouse        Richard T. Gordon        77,493      77,493      77,493       77,493     137,188       77,493   1,021,296
Grand Bldg                 Allen Storage                 -           -           -            -           -            -       3,750
Harper Bldg                Harper Prop             167,583     167,583      26,667      100,000     100,000      100,000   1,667,331
Hopkinsville Bldg          MCR Properties           20,412      20,412      20,412       20,412      20,412       20,412     244,944
             Bldg          Marsh Industrial          4,800       4,800      (1,200)       1,800       1,800        1,800      50,315
             Warehouse     Eagle                                 2,250           -            -           -            -       2,250
Conneaut Bldg              GMA Storage               2,924       2,924       2,924        2,924       2,924        2,924      34,738
                           Hoffman Riggers             942           -       1,885          942         942          942       8,481
Lancaster Bldg             Marko                         -       2,340         800          800         800          800      19,880
          Warehouse        Walnut                                  240          80            -           -            -         320
WK Bldg                    Citation                                                                                                -
Masonic Bldg               Deluxe Development                                                                                      -
Service STC (15 Mile)      Charrington Estates      45,862      45,862      45,862       45,862      45,862       30,587     558,921
Service A Young office     Ford Motor                    -           -           -            -           -            -      15,762
Service Doreka             Distefano                 4,991       4,991       4,991        4,991       4,991        4,991      68,448
Service Warehouse          Pronto Properties         4,452       5,937       5,937        5,937       7,124        7,124      61,417
Service Warehouse          Woodward Manchester      20,883      26,625      43,038        8,435      19,144       19,144     267,796
Other 3rd Party Rent       Various                  58,000      28,000      20,000      139,000     (16,000)      77,000     624,000
                                                                                                                                   -
                                                                                                                                   -
                                                                                                                                   -
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------
TOTAL EXPENSE TO TRUST                             609,136     590,251     449,683      580,550     497,140      515,170   6,972,654
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------

INSIDE TRUST Inside Trust rents & usage fees are eliminated at the corporate level.

  RELATED PARTY RENT (THESE CHARGES ARE ELIMINATED IN THE CONSOLIDATION OF VENTURE NORTH AMERICA)

Almont Bldg                Vent Lsg                 35,460      35,460      35,460       70,920      35,460       35,460     460,980
Gr Blanc Equip             Vemco Lsg                75,000      75,000      75,000       75,000      75,000       75,000     900,000
Malyn Equip                Vent Lsg                 40,000      40,000      40,000       80,000      40,000       40,000     520,000
            Bldg           Vent Lsg                  6,500       6,500       6,500       13,000       6,500        6,500      84,500
Groesbeck Equip            Vent Lsg                 80,000      80,000      80,000       80,000      80,000       80,000     960,000
            Bldg           Vent Lsg                 38,000      38,000      38,000       38,000      38,000       38,000     456,000
Wallaceburg Bldg           Vent Lsg                 14,264      14,264      14,264       14,264      14,264       14,264     171,169
                                                                                                          -
                                                                                                                                   -
                                                                                                                                   -
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------
TOTAL EXPENSE                                      289,224     289,224     289,224      371,184     289,224      289,224   3,552,649
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------

TOTAL EXPENSE                                    1,673,336   1,675,423   1,520,316    1,729,340   1,571,997    1,582,476  19,881,823
                                                 =========   =========   =========    =========   =========    =========  ==========

Corporate SG&A                                     774,976     795,948     781,409      777,606     785,633      778,082

Note: Item not booked:
      Not currently being charged and not included in budget
      Almont (Commerce) Real Estate

                                                      Venture-Confidential-DRAFT

                                   217 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                   JAN-04      FEB-04      MAR-04      APR-04      MAY-04      JUN-04
                                                 ---------   ---------   ---------   ---------   ---------   ---------
THIRD PARTY - INCLUDES HARPER 3RD
3RD PARTY RENT
Grand Bldg                 First Industrial        171,953     171,953     171,953     200,794     200,794     200,794
Groesbeck Warehouse        Richard T. Gordon        77,493      77,493      77,493      77,493      77,493      77,493
Grand Bldg                 Allen Storage                 -           -           -           -           -           -
Harper Bldg                Harper Prop             100,000     100,000     100,000     100,000     100,000     100,000
Hopkinsville Bldg          MCR Properties           20,412      20,412      20,412      20,412      20,412      20,412
             Bldg          Marsh Industrial          1,800       1,800       1,800       2,025       2,025       2,025
             Warehouse     Eagle                         -           -           -           -           -           -
Conneaut Bldg              GMA Storage               2,924       2,924           -       2,924       2,924       2,924
                           Hoffman Riggers               -       1,885           -       1,885       1,885       1,885
Lancaster Bldg             Marko                                                           800         800         800
          Warehouse        Walnut                                                           80          80          80
WK Bldg                    Citation                      -
Masonic Bldg               Deluxe Development       15,000           -           -
Service STC (15 Mile)      Charrington Estates      45,862      45,862      45,862      45,862      45,862      45,862
Service A Young office     Ford Motor                    -           -           -           -           -           -
Service Doreka             Distefano                 4,991       4,991       4,991           -           -           -
Service Warehouse          Pronto Properties         7,124       7,124       7,520       5,937       5,937       5,937
Service Warehouse          Woodward Manchester           -           -           -      43,038      43,038      43,038
Other 3rd Party Rent       Various                  87,000      75,000     175,000      28,500      28,500      28,500



                                                 ---------   ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSE TO TRUST                             534,559     509,444     605,031     529,750     529,750     529,750
                                                 ---------   ---------   ---------   ---------   ---------   ---------

INSIDE TRUST Inside Trust rents & usage fees are eliminated at the corporate level.

  RELATED PARTY RENT (THESE CHARGES ARE ELIMINATED IN THE CONSOLIDATION OF VENTURE NORTH AMERICA)

Almont Bldg                Vent Lsg                 35,460      35,460      35,460      35,460      35,460      35,460
Gr Blanc Equip             Vemco Lsg                75,000      75,000      75,000      75,000      75,000      75,000
Malyn Equip                Vent Lsg                 40,000      40,000      40,000      40,000      40,000      40,000
            Bldg           Vent Lsg                  6,500       6,500       6,500       6,500       6,500       6,500
Groesbeck Equip            Vent Lsg                 80,000      80,000      80,000      80,000      80,000      80,000
            Bldg           Vent Lsg                 38,000      38,000      38,000      38,000      38,000      38,000
Wallaceburg Bldg           Vent Lsg                 14,264      14,264      14,264      14,264      14,264      14,264



                                                 ---------   ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSE                                      289,224     289,224     289,224     289,224     289,224     289,224
                                                 ---------   ---------   ---------   ---------   ---------   ---------

TOTAL EXPENSE                                    1,405,647   1,402,980   1,494,232   1,602,283   1,602,283   1,602,283
                                                 =========   =========   =========   =========   =========   =========

Corporate SG&A                                     581,863     604,312     599,976     783,309     783,309     783,309

                                                   JUL-04     AUG-04       SEP-04      OCT-04       NOV-04       DEC-04      2004
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------
THIRD PARTY - INCLUDES HARPER 3RD
3RD PARTY RENT
Grand Bldg                 First Industrial        200,794     200,794     200,794      200,794     200,794      200,794   2,323,006
Groesbeck Warehouse        Richard T. Gordon        77,493      77,493      77,493       77,493      77,493       77,493     929,916
Grand Bldg                 Allen Storage                 -           -           -            -           -            -           -
Harper Bldg                Harper Prop             100,000     100,000     100,000      100,000     100,000      100,000   1,200,000
Hopkinsville Bldg          MCR Properties           20,412      20,412      20,412       20,412      20,412       20,412     244,944
             Bldg          Marsh Industrial          2,025       2,025       2,025        2,025       2,025        2,025      23,625
             Warehouse     Eagle                         -           -           -            -           -            -           -
Conneaut Bldg              GMA Storage               2,924       2,924       2,924        2,924       2,924        2,924      32,164
                           Hoffman Riggers           1,885       1,885       1,885        1,885       1,885        1,885      18,848
Lancaster Bldg             Marko                       800         800         800          800         800          800       7,200
          Warehouse        Walnut                       80          80          80           80          80           80         720
WK Bldg                    Citation                                                                                                -
Masonic Bldg               Deluxe Development                                                                                 15,000
Service STC (15 Mile)      Charrington Estates      45,862      45,862      45,862       45,862      45,862       45,862     550,344
Service A Young office     Ford Motor                    -           -           -            -
Service Doreka             Distefano                     -           -           -            -           -            -      14,973
Service Warehouse          Pronto Properties         5,937       5,937       5,937        5,937       5,937        5,937      75,203
Service Warehouse          Woodward Manchester      43,038      43,038      43,038       43,038      43,038       43,038     387,341
Other 3rd Party Rent       Various                  28,500      28,500      28,500       28,500      28,500       28,500     593,500
                                                                                                                                   -
                                                                                                                                   -
                                                                                                                                   -
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------
TOTAL EXPENSE TO TRUST                             529,750     529,750     529,750      529,750     529,750      529,750   6,416,784
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------

INSIDE TRUST Inside Trust rents & usage fees are eliminated at the corporate level.

  RELATED PARTY RENT (THESE CHARGES ARE ELIMINATED IN THE CONSOLIDATION OF VENTURE NORTH AMERICA)

Almont Bldg                Vent Lsg                 35,460      35,460      35,460       35,460      35,460       35,460     425,520
Gr Blanc Equip             Vemco Lsg                75,000      75,000      75,000       75,000      75,000       75,000     900,000
Malyn Equip                Vent Lsg                 40,000      40,000      40,000       40,000      40,000       40,000     480,000
            Bldg           Vent Lsg                  6,500       6,500       6,500        6,500       6,500        6,500      78,000
Groesbeck Equip            Vent Lsg                 80,000      80,000      80,000       80,000      80,000       80,000     960,000
            Bldg           Vent Lsg                 38,000      38,000      38,000       38,000      38,000       38,000     456,000
Wallaceburg Bldg           Vent Lsg                 14,264      14,264      14,264       14,264      14,264       14,264     171,168
                                                                                                                                   -
                                                                                                                                   -
                                                                                                                                   -
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------
TOTAL EXPENSE                                      289,224     289,224     289,224      289,224     289,224      289,224   3,470,688
                                                 ---------   ---------   ---------    ---------   ---------    ---------  ----------

TOTAL EXPENSE                                    1,602,283   1,602,284   1,602,284    1,602,284   1,602,284    1,652,284  18,773,409
                                                 =========   =========   =========    =========   =========    =========  ==========

Corporate SG&A                                     783,309     783,309     783,310      783,310     783,310      833,310

Note: Item not booked:
      Not currently being charged and not
      Almont (Commerce) Real Estate

                                                      Venture-Confidential-DRAFT

                                   218 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                   MAR-05      JUN-05     SEP-05       DEC-05      2005        MAR-06
                                                 ---------   ---------   ---------   ---------  ----------   ---------
THIRD PARTY - INCLUDES HARPER 3RD
3RD PARTY RENT
Grand Bldg                 First Industrial        602,382     602,382     602,382     602,382   2,409,528     602,382
Groesbeck Warehouse        Richard T. Gordon       232,479     232,479     232,479     232,479     929,916     232,479
Grand Bldg                 Allen Storage                 -           -           -           -           -           -
Harper Bldg                Harper Prop             300,000     300,000     300,000     300,000   1,200,000     300,000
Hopkinsville Bldg          MCR Properties           61,236      61,236      61,236      61,236     244,944      61,236
             Bldg          Marsh Industrial          6,075       6,075       6,075       6,075      24,300       6,075
             Warehouse     Eagle                         -           -           -           -           -           -
Conneaut Bldg              GMA Storage               8,772       8,772       8,772       8,772      35,088       8,772
                           Hoffman Riggers           5,654       5,654       5,654       5,654      22,617       5,654
Lancaster Bldg             Marko                     2,400       2,400       2,400       2,400       9,600       2,400
          Warehouse        Walnut                      240         240         240         240         960         240
WK Bldg                    Citation                      -                                               -           -
Masonic Bldg               Deluxe Development                                                            -
Service STC (15 Mile)      Charrington Estates     137,586     137,586     137,586     137,586     550,344     137,586
Service A Young office     Ford Motor                    -           -           -           -           -           -
Service Doreka             Distefano                     -           -           -           -           -           -
Service Warehouse          Pronto Properties        17,812      17,812      17,812      17,812      71,249      17,812
Service Warehouse          Woodward Manchester     129,113     129,113     129,113     129,113     516,453     129,113
Other 3rd Party Rent       Various                  85,500      85,500      85,500      85,500     342,000      85,500
                                                         -           -           -           -           -           -
                                                         -           -           -           -           -           -
                                                         -           -           -           -           -           -
                                                 ---------   ---------   ---------   ---------  ----------   ---------
TOTAL EXPENSE TO TRUST                           1,589,250   1,589,250   1,589,250   1,589,250   6,356,999   1,589,250
                                                 ---------   ---------   ---------   ---------  ----------   ---------

INSIDE TRUST Inside Trust rents & usage fees are eliminated at the corporate level.

  RELATED PARTY RENT (THESE CHARGES ARE ELIMINATED IN THE CONSOLIDATION OF VENTURE NORTH AMERICA)

Almont Bldg                Vent Lsg                106,380     106,380     106,380     106,380     425,520     106,380
Gr BlancEquip              Vemco Lsg               225,000     225,000     225,000     225,000     900,000     225,000
Malyn Equip                Vent Lsg                120,000     120,000     120,000     120,000     480,000     120,000
          Bldg             Vent Lsg                 19,500      19,500      19,500      19,500      78,000      19,500
Groesbeck Equip            Vent Lsg                240,000     240,000     240,000     240,000     960,000     240,000
          Bldg             Vent Lsg                114,000     114,000     114,000     114,000     456,000     114,000
Wallaceburg Bldg           Vent Lsg                 42,792      42,792      42,792      42,792     171,168      42,792
                                                         -           -           -           -           -           -
                                                         -           -           -           -           -           -
                                                         -           -           -           -           -           -
                                                 ---------   ---------   ---------   ---------  ----------   ---------
TOTAL EXPENSE                                      867,672     867,672     867,672     867,672   3,470,688     867,672
                                                 ---------   ---------   ---------   ---------  ----------   ---------

TOTAL EXPENSE                                    4,856,851   4,856,851   4,856,851   4,856,851  19,427,404   4,856,851
                                                 =========   =========   =========   =========  ==========   =========

Corporate SG&A                                   2,399,929   2,399,929   2,399,929   2,399,929               2,399,929

                                                   JUN-06      SEP-06      DEC-06       2006        2007         2008
                                                 ---------   ---------   ---------   ----------  ----------   ----------
THIRD PARTY - INCLUDES HARPER 3RD
3RD PARTY RENT
Grand Bldg                 First Industrial        602,382     602,382     602,382    2,409,528   2,409,528    2,409,528
Groesbeck Warehouse        Richard T. Gordon       232,479     232,479     232,479      929,916     929,916      929,916
Grand Bldg                 Allen Storage                 -           -           -            -           -            -
Harper Bldg                Harper Prop             300,000     300,000     300,000    1,200,000   1,200,000    1,200,000
Hopkinsville Bldg          MCR Properties           61,236      61,236      61,236      244,944     244,944      244,944
             Bldg          Marsh Industrial          6,075       6,075       6,075       24,300      24,300       24,300
             Warehouse     Eagle                         -           -           -            -           -            -
Conneaut Bldg              GMA Storage               8,772       8,772       8,772       35,088      35,088       35,088
                           Hoffman Riggers           5,654       5,654       5,654       22,617      22,617       22,617
Lancaster Bldg             Marko                     2,400       2,400       2,400        9,600       9,600        9,600
          Warehouse        Walnut                      240         240         240          960         960          960
WK Bldg                    Citation                                                           -           -            -
Masonic Bldg               Deluxe Development                                                 -
Service STC (15 Mile)      Charrington Estates     137,586     137,586     137,586      550,344     550,344      550,344
Service A Young office     Ford Motor                    -           -           -            -           -            -
Service Doreka             Distefano                     -           -           -            -           -            -
Service Warehouse          Pronto Properties        17,812      17,812      17,812       71,249      71,249       71,249
Service Warehouse          Woodward Manchester     129,113     129,113     129,113      516,453     516,453      516,453
Other 3rd Party Rent       Various                  85,500      85,500      85,500      342,000     342,000      342,000
                                                         -           -           -            -           -            -
                                                         -           -           -            -           -            -
                                                         -           -           -            -           -            -
                                                 ---------   ---------   ---------   ----------  ----------   ----------
TOTAL EXPENSE TO TRUST                           1,589,250   1,589,250   1,589,250    6,356,999   6,356,999    6,356,999
                                                 ---------   ---------   ---------   ----------  ----------   ----------

INSIDE TRUST Inside Trust rents & usage fees are eliminated at the corporate level.

RELATED PARTY RENT (THESE CHARGES ARE ELIMINATED IN THE CONSOLIDATION OF VENTURE NORTH AMERICA)

Almont Bldg                Vent Lsg                106,380     106,380     106,380      425,520     425,520      425,520
Gr BlancEquip              Vemco Lsg               225,000     225,000     225,000      900,000     900,000      900,000
Malyn Equip                Vent Lsg                120,000     120,000     120,000      480,000     480,000      480,000
          Bldg             Vent Lsg                 19,500      19,500      19,500       78,000      78,000       78,000
Groesbeck Equip            Vent Lsg                240,000     240,000     240,000      960,000     960,000      960,000
          Bldg             Vent Lsg                114,000     114,000     114,000      456,000     456,000      456,000
Wallaceburg Bldg           Vent Lsg                 42,792      42,792      42,792      171,168     171,168      171,168
                                                         -           -           -            -           -            -
                                                         -           -           -            -           -            -
                                                         -           -           -            -           -            -
                                                 ---------   ---------   ---------   ----------  ----------   ----------
TOTAL EXPENSE                                      867,672     867,672     867,672    3,470,688   3,470,688    3,470,688
                                                 ---------   ---------   ---------   ----------  ----------   ----------

TOTAL EXPENSE                                    4,856,851   4,856,851   4,856,851   19,427,404  19,427,404   19,427,404
                                                 =========   =========   =========   ==========  ==========   ==========

Corporate SG&A                                   2,399,929   2,399,929   2,399,929                9,599,717    9,599,717

Note: Item not booked:
      Not currently being charged and not
      Almont (Commerce) Real Estate

                                                      Venture-Confidential-DRAFT

                                   219 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

        PROFESSIONAL FEES                         JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03      JUL-03
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Restructuring:

cu    - Chrysler Prof. Fees (BBK)                        -      50,692      37,494     110,603     115,000       5,447      42,996
cu    - Ford Prof. Fees (Stout, Risius, Ross             -           -      54,806      63,257      50,000      33,191      48,383
cu    - GM Prof. Fees (BBK & Honigman)             152,434           -     138,721     242,735     166,377     (44,412)    100,000
u     - Chanin Capital                                   -     172,485     205,616     197,723     150,000           -     150,000
u     - Akin, Gump, Strauss, Hauer                  71,687     253,772     219,284     210,000     260,000      75,101     311,380
cl    - Foley & Lardner                                  -           -           -           -           -           -           -
u     - Pepper Hamilton                                  -           -           -           -     100,000      93,574     100,000
cc    - Conway Mackenzie & Dunleavy                339,647     475,701     498,340     500,000     435,930     251,925     511,146
cl    - Dykema Gossett                             111,715     275,007     377,745     400,000     252,833     226,475     163,952
cbh   - Jefferies & Company                        150,000     160,458     150,000     150,000     156,726     153,055     152,512
cc    - Erman, Teicher, Mill                             -           -           -           -           -       6,595           -
s     - Bank One Fees                              (11,238)          -           -     625,000           -           -           -
s     - JP Morgan                                        -
s     - Exit Financing Fees                              -           -           -           -           -           -           -
s     - Black Diamond-Title Ins-Bank One Fees            -           -           -           -
s     - Dickinson Wright, PLLC                           -           -      40,181      25,000      23,415     (15,251)          -
s     - Sidley Austin Brown & Wood                       -           -           -           -           -           -           -
s     - Ernst & Young                               76,667     249,575     302,676     250,000     250,000      55,972     385,123
e     - Clifford Chance Ponder                      57,789           -      29,369      26,547      53,041     (25,387)        504
e     - Emgassen & Co.                                   -           -      50,117      50,000      50,000     (50,000)          -
e     - Hengeler Mueller                                 -     223,145      86,186      31,970      25,000     (25,000)          -
e     - Jeantet Associes                                 -           -      33,042           -           -           -           -
e     - Krischer, Gerhard                                -       2,727           -           -           -           -           -
e     - Norr Stiefenhofer Lutz                           -           -       5,672           -           -           -           -
e     - Roland Berger Strategy                           -     108,420       8,282           -           -           -           -
e     - Rossbach & Fischer                               -           -      12,605           -           -           -           -
e     - White & Case                                     -       9,813           -           -           -           -           -
oth   - CSC (Foley Lardner - Doc. Fee Service)
oth   - Benchmark Depository
oth   - Jim Butler
oth   - Global Corporate
oth   - Investigative Services
oth   - US Trustee (Quarterly Fee)
oth   - Veritext (Depositions)
cbh   - Innisfree                                        -           -      11,045           -           -           -           -
bk    - Trumbull Associates                         10,000           -           -           -      10,000     (10,000)          -
oth   - ADP Investor                                     -       1,010           -           -           -           -           -
e     - Exchange Rate Differential                       -           -           -           -           -           -           -
oth   - Hopkins Forman & Gird                            -           -           -           -           -         495       3,375
oth   - Hylind                                           -           -           -           -       3,470           -           -
mgt   - Ken Anderson                                     -           -      18,000           -     (18,000)          -           -
oth   - Korn/Ferry International                         -           -           -           -           -           -     102,000
oth   - Leiberman Bradley, P.C.                          -           -           -           -           -           -           -
oth   - US Trustee                                       -           -           -           -       2,750           -           -
mgt   - Horst Gelmacher                                  -           -           -           -           -           -       4,469
oth   - Malleson Stephen JAG                             -           -           -           -           -           -           -
oth   - Other                                            -           -           -           -      20,000     (20,000)          -
oth   - Squire Sanders & Dem                             -           -           -           -           -       2,954           -
mgt   - Day Technologies                                 -           -           -           -           -      75,500           -
mgt   - Success fees - Management Retention              -           -           -           -           -           -           -
mov   - Moving cost Doreka, STC and GR                   -           -           -           -           -           -           -
lease - Lease Claims - unsecured                         -           -           -           -           -           -           -
lease - Lease Claims - Administrative                    -           -           -           -           -           -           -
dir   - Director consulting fees                         -           -           -           -           -     (20,500)          -
oth   - Other                                            -           -           -           -           -           -           -
s     - Hawkpoint Partners                               -           -           -           -           -           -           -
oth   - Doren Mayhew                                     -           -           -           -           -           -           -
cbh   - Freshfields, Bruckhaus, Deringer                 -           -           -           -           -           -           -
                                                   -------   ---------   ---------   ---------   ---------     -------   ---------
Total Restructuring                                958,701   1,982,805   2,279,182   2,882,835   2,106,542     769,734   2,075,841
                                                   -------   ---------   ---------   ---------   ---------     -------   ---------

        PROFESSIONAL FEES                         AUG-03      SEP-03        OCT-03      NOV-03       DEC-03        2003
                                                 ---------   ---------    ---------   ---------    ---------    ----------
      Restructuring:

cu    - Chrysler Prof. Fees (BBK)                   29,253      25,397       50,821           -            -       467,704
cu    - Ford Prof. Fees (Stout, Risius,                  -      69,765       62,682           -      204,099       586,183
cu    - GM Prof. Fees (BBK & Honigman)                   -     100,000            -     263,991            -     1,119,844
u     - Chanin Capital                             150,000     150,000      248,278     105,925       (5,925)    1,524,102
u     - Akin, Gump, Strauss, Hauer                 200,000     (47,031)     (32,782)    120,000      525,549     2,166,960
cl    - Foley & Lardner                                  -           -      945,298     150,000    1,574,886     2,670,184
u     - Pepper Hamilton                            100,000     (85,218)      45,849      43,848      142,360       540,415
cc    - Conway Mackenzie & Dunleavy                350,000     787,662      429,176     400,000      610,849     5,590,378
cl    - Dykema Gossett                             300,000     212,847     (187,818)    100,000     (150,338)    2,082,419
cbh   - Jefferies & Company                        150,000     159,757      159,089     150,000      164,721     1,856,318
cc    - Erman, Teicher, Mill                             -      11,036        6,109       2,510       17,807        44,056
s     - Bank One Fees                                    -           -            -           -            -       613,762
s     - JP Morgan                                                                                                        -
s     - Exit Financing Fees                              -     350,000            -           -     (350,000)            -
s     - Black Diamond-Title Ins-Bank One Fees                                     -           -            -             -
s     - Dickinson Wright, PLLC                      27,727           -            -           -            -       101,072
s     - Sidley Austin Brown & Wood                 286,843           -            -   1,401,799      200,000     1,888,642
s     - Ernst & Young                              221,770     149,846      268,565     154,659      373,002     2,737,855
e     - Clifford Chance Ponder                       2,424       5,370            -           -            -       149,656
e     - Emgassen & Co.                                   -           -            -           -            -       100,117
e     - Hengeler Mueller                                 -           -            -           -            -       341,302
e     - Jeantet Associes                                 -           -            -      15,669       13,271        61,982
e     - Krischer, Gerhard                                -           -            -           -            -         2,727
e     - Norr Stiefenhofer Lutz                           -           -            -           -            -         5,672
e     - Roland Berger Strategy                           -           -            -           -            -       116,702
e     - Rossbach & Fischer                               -           -            -           -            -        12,605
e     - White & Case                                     -           -            -           -            -         9,813
oth   - CSC (Foley Lardner - Doc. Fee Service)                                    -           -            -             -
oth   - Benchmark Depository                                                      -           -            -             -
oth   - Jim Butler                                                                -           -            -             -
oth   - Global Corporate                                                          -           -            -             -
oth   - Investigative Services                                                    -           -            -             -
oth   - US Trustee (Quarterly Fee)                                                -           -            -             -
oth   - Veritext (Depositions)                                                    -           -            -             -
cbh   - Innisfree                                        -           -            -           -            -        11,045
bk    - Trumbull Associates                              -           -            -           -      225,471       235,471
oth   - ADP Investor                                     -           -            -           -            -         1,010
e     - Exchange Rate Differential                   8,418           -         (655)          -            -         7,762
oth   - Hopkins Forman & Gird                            -         776        7,261       6,078        1,348        19,332
oth   - Hylind                                           -           -            -           -            -         3,470
mgt   - Ken Anderson                                     -           -            -           -            -             -
oth   - Korn/Ferry International                         -           -            -           -            -       102,000
oth   - Leiberman Bradley, P.C.                          -           -            -           -            -             -
oth   - US Trustee                                  59,250           -       59,250           -        2,000       123,250
mgt   - Horst Gelmacher                                  -           -            -           -            -         4,469
oth   - Malleson Stephen JAG                             -       5,930            -           -            -         5,930
oth   - Other                                            -           -            -     708,020      709,035     1,417,055
oth   - Squire Sanders & Dem                             -       1,498          621           -            -         5,073
mgt   - Day Technologies                                 -           -       25,000           -            -       100,500
mgt   - Success fees - Management Retention              -           -            -           -            -             -
mov   - Moving cost Doreka, STC and GR                   -           -            -           -            -             -
lease - Lease Claims - unsecured                         -           -            -           -            -             -
lease - Lease Claims - Administrative                    -           -            -           -            -             -
dir   - Director consulting fees                         -           -            -           -            -       (20,500)
oth   - Other                                            -           -            -           -            -             -
s     - Hawkpoint Partners                               -           -      357,798      50,000       44,320       452,117
oth   - Doren Mayhew                                     -           -      339,345     170,000      551,193     1,060,537
cbh   - Freshfields, Bruckhaus, Deringer           136,000      27,483       58,828      31,751       14,938       269,000
                                                 ---------   ---------    ---------   ---------    ---------    ----------
Total Restructuring                              2,021,684   1,925,118    2,842,714   3,874,250    4,868,584    28,587,990
                                                 ---------   ---------    ---------   ---------    ---------    ----------

                                                      Venture-Confidential-DRAFT

                                   220 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

         PROFESSIONAL FEES                         JAN-04      FEB-04      MAR-04      APR-04      MAY-04      JUN-04      JUL-04
                                                 ---------   ---------   ---------   ---------   ---------   ----------  ---------
      Restructuring:

cu    - Chrysler Prof. Fees (BBK)                        -           -           -           -           -            -          -
cu    - Ford Prof. Fees (Stout, Risius, Ross       100,000     100,000     100,000     100,000     100,000      100,000          -
cu    - GM Prof. Fees (BBK & Honigman)             200,000     200,000     112,919     112,919     112,919      112,919          -
u     - Chanin Capital                             110,886     111,672     132,434     132,434     132,434      132,434          -
u     - Akin, Gump, Strauss, Hauer               1,094,759     157,947     227,552     227,552     227,552      227,552          -
cl    - Foley & Lardner                            424,001     168,940     526,554     526,554     526,554      526,554          -
u     - Pepper Hamilton                            (28,471)     42,811      61,622      61,622      61,622       61,622          -
cc    - Conway Mackenzie & Dunleavy                280,973      (8,372)     26,255      26,255      26,255       26,255          -
cl    - Dykema Gossett                               9,903       9,903       9,903       9,903       9,903        9,903          -
cbh   - Jefferies & Company                        161,516     132,164     107,328     107,328     107,328    4,650,000
cc    - Erman, Teicher, Mill                           818     (16,574)          -           -           -            -          -
s     - Bank One Fees                                    -           -           -           -           -    2,125,285
s     - JP Morgan                                        -           -      30,099
s     - Exit Financing Fees                         50,000           -           -           -           -    3,000,000
s     - Black Diamond-Title Ins-Bank One         1,317,892           -     252,771
s     - Dickinson Wright, PLLC                           -      29,266      19,860      19,860      19,860       19,860          -
s     - Sidley Austin Brown & Wood                 200,000     200,000     200,000     200,000     200,000      200,000          -
s     - Ernst & Young                             (336,488)    (21,901)     74,472      74,472      74,472       74,472          -
e     - Clifford Chance Ponder                           -           -      11,829           -           -            -          -
e     - Emgassen & Co.                                   -           -           -           -           -            -          -
e     - Hengeler Mueller                                 -           -      17,409           -           -            -          -
e     - Jeantet Associes                             2,153           -      66,362           -           -            -          -
e     - Krischer, Gerhard                                -           -           -           -           -            -          -
e     - Norr Stiefenhofer Lutz                           -           -           -           -           -            -          -
e     - Roland Berger Strategy                           -           -           -           -           -            -          -
e     - Rossbach & Fischer                               -           -           -           -           -            -          -
e     - White & Case                                     -           -           -           -           -            -          -
oth   - CSC (Foley Lardner - Doc. Fee Service)       1,211           -           -
oth   - Benchmark Depository                             -       1,757           -
oth   - Jim Butler                                       -       4,334           -
oth   - Global Corporate                                 -     182,289      27,523
oth   - Investigative Services                           -          62           -
oth   - US Trustee (Quarterly Fee)                  61,250           -           -
oth   - Veritext (Depositions)                         896           -           -
cbh   - Innisfree                                        -           -           -           -           -            -          -
bk    - Trumbull Associates                         14,984      14,984      (4,890)          -           -            -          -
oth   - ADP Investor                                     -           -           -           -           -            -          -
e     - Exchange Rate Differential                       -           -           -           -           -            -          -
oth   - Hopkins Forman & Gird                            -           -           -           -           -            -          -
oth   - Hylind                                           -           -           -           -           -            -          -
mgt   - Ken Anderson                                     -           -           -           -           -            -          -
oth   - Korn/Ferry International                         -           -           -           -           -            -          -
oth   - Leiberman Bradley, P.C.                          -           -           -           -           -            -          -
oth   - US Trustee                                       -           -           -           -           -            -          -
mgt   - Horst Gelmacher                                  -           -           -           -           -            -          -
oth   - Malleson Stephen JAG                             -           -           -           -           -            -          -
oth   - Other                                      151,850     220,000    (433,331)          -           -            -          -
oth   - Squire Sanders & Dem                             -           -           -           -           -            -          -
mgt   - Day Technologies                                 -           -           -           -           -            -          -
mgt   - Success fees - Management Retention              -           -           -           -           -    3,000,000          -
mov   - Moving cost Doreka, STC and GR                   -           -           -           -           -            -          -
lease - Lease Claims - unsecured                         -           -           -           -           -            -          -
lease - Lease Claims - Administrative                    -           -           -           -           -            -          -
dir   - Director consulting fees                     5,000           -           -           -           -            -          -
oth   - Other                                            -           -           -     250,000     250,000      250,000    250,000
s     - Hawkpoint Partners                          48,143      48,392      48,123           -           -            -          -
oth   - Doren Mayhew                               219,225     235,438     (80,214)          -           -            -          -
cbh   - Freshfields, Bruckhaus, Deringer            24,531     (13,517)     21,750           -           -            -          -
                                                 ---------   ---------   ---------   ---------   ---------   ----------    -------
Total Restructuring                              4,115,034   1,799,597   1,556,331   1,848,900   1,848,900   14,516,857    250,000
                                                 ---------   ---------   ---------   ---------   ---------   ----------    -------

         PROFESSIONAL FEES                         AUG-04      SEP-04      OCT-04       NOV-04       DEC-04      2004
                                                 ---------   ---------    ---------   ---------    ---------  ----------
      Restructuring:

cu    - Chrysler Prof. Fees (BBK)                      -           -            -           -            -           -
cu    - Ford Prof. Fees (Stout, Risius,                -           -            -           -            -     600,000
cu    - GM Prof. Fees (BBK & Honigman)                 -           -            -           -            -     851,677
u     - Chanin Capital                                 -           -            -           -            -     752,295
u     - Akin, Gump, Strauss, Hauer                     -           -            -           -            -   2,162,914
cl    - Foley & Lardner                                -           -            -           -            -   2,699,157
u     - Pepper Hamilton                                -           -            -           -            -     260,828
cc    - Conway Mackenzie & Dunleavy                    -           -            -           -            -     377,621
cl    - Dykema Gossett                                 -           -            -           -            -      59,418
cbh   - Jefferies & Company                                                                                  5,265,665
cc    - Erman, Teicher, Mill                           -           -            -           -            -     (15,756)
s     - Bank One Fees                                                                                        2,125,285
s     - JP Morgan                                                                                               30,099
s     - Exit Financing Fees                                                                                  3,050,000
s     - Black Diamond-Title Ins-Bank One                                                                     1,570,663
s     - Dickinson Wright, PLLC                         -           -            -           -            -     108,706
s     - Sidley Austin Brown & Wood                     -           -            -           -            -   1,200,000
s     - Ernst & Young                                  -           -            -           -            -     (60,501)
e     - Clifford Chance Ponder                         -           -            -           -            -      11,829
e     - Emgassen & Co.                                 -           -            -           -            -           -
e     - Hengeler Mueller                               -           -            -           -            -      17,409
e     - Jeantet Associes                               -           -            -           -            -      68,515
e     - Krischer, Gerhard                              -           -            -           -            -           -
e     - Norr Stiefenhofer Lutz                         -           -            -           -            -           -
e     - Roland Berger Strategy                         -           -            -           -            -           -
e     - Rossbach & Fischer                             -           -            -           -            -           -
e     - White & Case                                   -           -            -           -            -           -
oth   - CSC (Foley Lardner - Doc. Fee                                                                            1,211
oth   - Benchmark Depository                                                                                     1,757
oth   - Jim Butler                                                                                               4,334
oth   - Global Corporate                                                                                       209,813
oth   - Investigative Services                                                                                      62
oth   - US Trustee (Quarterly Fee)                                                                              61,250
oth   - Veritext (Depositions)                                                                                     896
cbh   - Innisfree                                      -           -            -           -            -           -
bk    - Trumbull Associates                            -           -            -           -            -      25,078
oth   - ADP Investor                                   -           -            -           -            -           -
e     - Exchange Rate Differential                     -           -            -           -            -           -
oth   - Hopkins Forman & Gird                          -           -            -           -            -           -
oth   - Hylind                                         -           -            -           -            -           -
mgt   - Ken Anderson                                   -           -            -           -            -           -
oth   - Korn/Ferry International                       -           -            -           -            -           -
oth   - Leiberman Bradley, P.C.                        -           -            -           -            -           -
oth   - US Trustee                                     -           -            -           -            -           -
mgt   - Horst Gelmacher                                -           -            -           -            -           -
oth   - Malleson Stephen JAG                           -           -            -           -            -           -
oth   - Other                                          -           -            -           -            -     (61,480)
oth   - Squire Sanders & Dem                           -           -            -           -            -           -
mgt   - Day Technologies                               -           -            -           -            -           -
mgt   - Success fees - Management Retention            -           -            -           -            -   3,000,000
mov   - Moving cost Doreka, STC and GR                 -           -            -           -            -           -
lease - Lease Claims - unsecured                       -           -            -           -            -           -
lease - Lease Claims - Administrative                  -           -            -           -            -           -
dir   - Director consulting fees                       -           -            -           -            -       5,000
oth   - Other                                    250,000     250,000      250,000     250,000      250,000   2,250,000
s     - Hawkpoint Partners                             -           -            -           -            -     144,659
oth   - Doren Mayhew                                   -           -            -           -            -     374,449
cbh   - Freshfields, Bruckhaus, Deringer               -           -            -           -            -      32,764
                                                 -------     -------      -------     -------      -------  ----------
Total Restructuring                              250,000     250,000      250,000     250,000      250,000  27,185,618
                                                 -------     -------      -------     -------      -------  ----------

                                                      Venture-Confidential-DRAFT

                                   221 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

        PROFESSIONAL FEES                         MAR-05      JUN-05     SEP-05       DEC-05       2005
                                                 ---------   ---------   ---------   ---------   ---------
      Restructuring:

cu    - Chrysler Prof. Fees (BBK)                                                                        -
cu    - Ford Prof. Fees (Stout, Risius, Ross                                                                  -
cu    - GM Prof. Fees (BBK & Honigman)                                                                   -
u     - Chanin Capital                                                                                   -
u     - Akin, Gump, Strauss, Hauer                                                                       -
cl    - Foley & Lardner
u     - Pepper Hamilton                                                                                  -
cc    - Conway Mackenzie & Dunleavy                                                                      -
cl    - Dykema Gossett                                                                                   -
cbh   - Jefferies & Company                                                                              -
cc    - Erman, Teicher, Mill                                                                             -
s     - Bank One Fees                                                                                    -
s     - JP Morgan                                                                                        -
s     - Exit Financing Fees                        150,000                                         150,000
s     - Black Diamond-Title Ins-Bank One
s     - Dickinson Wright, PLLC                                                                           -
s     - Sidley Austin Brown & Wood                                                                       -
s     - Ernst & Young                                                                                    -
e     - Clifford Chance Ponder                                                                           -
e     - Emgassen & Co.                                                                                   -
e     - Hengeler Mueller                                                                                 -
e     - Jeantet Associes                                                                                 -
e     - Krischer, Gerhard                                                                                -
e     - Norr Stiefenhofer Lutz                                                                           -
e     - Roland Berger Strategy                                                                           -
e     - Rossbach & Fischer                                                                               -
e     - White & Case                                                                                     -
oth   - CSC (Foley Lardner - Doc. Fee Service)                                                                   -
oth   - Benchmark Depository                                                                             -
oth   - Jim Butler                                                                                       -
oth   - Global Corporate                                                                                 -
oth   - Investigative Services                                                                           -
oth   - US Trustee (Quarterly Fee)                                                                       -
oth   - Veritext (Depositions)                                                                           -
cbh   - Innisfree                                                                                        -
bk    - Trumbull Associates                                                                              -
oth   - ADP Investor                                                                                     -
e     - Exchange Rate Differential                                                                       -
oth   - Hopkins Forman & Gird                                                                            -
oth   - Hylind                                                                                           -
mgt   - Ken Anderson                                                                                     -
oth   - Korn/Ferry International                                                                         -
oth   - Leiberman Bradley, P.C.                                                                          -
oth   - US Trustee                                                                                       -
mgt   - Horst Gelmacher                                                                                  -
oth   - Malleson Stephen JAG                                                                             -
oth   - Other                                                                                            -
oth   - Squire Sanders & Dem                                                                             -
mgt   - Day Technologies                                                                                 -
mgt   - Success fees - Management Retention                                                              -
mov   - Moving cost Doreka, STC and GR                                                                   -
lease - Lease Claims - unsecured                                                                         -
lease - Lease Claims - Administrative                                                                    -
dir   - Director consulting fees                                                                         -
oth   - Other                                                                                            -
s     - Hawkpoint Partners                                                                               -
oth   - Doren Mayhew                                                                                     -
cbh   - Freshfields, Bruckhaus, Deringer                                                                 -
                                                 ---------   ---------   ---------   ---------   ---------
Total Restructuring                                150,000           -           -           -     150,000
                                                 ---------   ---------   ---------   ---------   ---------

        PROFESSIONAL FEES                         MAR-06      JUN-06      SEP-06      DEC-06        2006        2007        2008
                                                 ---------   ---------   ---------   ---------    ---------   ---------   --------
      Restructuring:

cu    - Chrysler Prof. Fees (BBK)                                                                         -
cu    - Ford Prof. Fees (Stout, Risius,                                                                   -
cu    - GM Prof. Fees (BBK & Honigman)                                                                    -
u     - Chanin Capital                                                                                    -
u     - Akin, Gump, Strauss, Hauer                                                                        -
cl    - Foley & Lardner
u     - Pepper Hamilton                                                                                   -
cc    - Conway Mackenzie & Dunleavy                                                                       -
cl    - Dykema Gossett                                                                                    -
cbh   - Jefferies & Company                                                                               -
cc    - Erman, Teicher, Mill                                                                              -
s     - Bank One Fees                                                                                     -
s     - JP Morgan                                                                                         -
s     - Exit Financing Fees                        150,000                                          150,000     150,000    150,000
s     - Black Diamond-Title Ins-Bank One
s     - Dickinson Wright, PLLC                                                                            -
s     - Sidley Austin Brown & Wood                                                                        -
s     - Ernst & Young                                                                                     -
e     - Clifford Chance Ponder                                                                            -
e     - Emgassen & Co.                                                                                    -
e     - Hengeler Mueller                                                                                  -
e     - Jeantet Associes                                                                                  -
e     - Krischer, Gerhard                                                                                 -
e     - Norr Stiefenhofer Lutz                                                                            -
e     - Roland Berger Strategy                                                                            -
e     - Rossbach & Fischer                                                                                -
e     - White & Case                                                                                      -
oth   - CSC (Foley Lardner - Doc. Fee                                                                     -
oth   - Benchmark Depository                                                                              -
oth   - Jim Butler                                                                                        -
oth   - Global Corporate                                                                                  -
oth   - Investigative Services                                                                            -
oth   - US Trustee (Quarterly Fee)                                                                        -
oth   - Veritext (Depositions)                                                                            -
cbh   - Innisfree                                                                                         -
bk    - Trumbull Associates                                                                               -
oth   - ADP Investor                                                                                      -
e     - Exchange Rate Differential                                                                        -
oth   - Hopkins Forman & Gird                                                                             -
oth   - Hylind                                                                                            -
mgt   - Ken Anderson                                                                                      -
oth   - Korn/Ferry International                                                                          -
oth   - Leiberman Bradley, P.C.                                                                           -
oth   - US Trustee                                                                                        -
mgt   - Horst Gelmacher                                                                                   -
oth   - Malleson Stephen JAG                                                                              -
oth   - Other                                                                                             -
oth   - Squire Sanders & Dem                                                                              -
mgt   - Day Technologies                                                                                  -
mgt   - Success fees - Management Retention                                                               -
mov   - Moving cost Doreka, STC and GR                                                                    -
lease - Lease Claims - unsecured                                                                          -
lease - Lease Claims - Administrative                                                                     -
dir   - Director consulting fees                                                                          -
oth   - Other                                                                                             -
s     - Hawkpoint Partners                                                                                -
oth   - Doren Mayhew                                                                                      -
cbh   - Freshfields, Bruckhaus, Deringer                                                                  -
                                                 ---------   ---------   ---------   ---------    ---------   ---------   --------
Total Restructuring                                150,000           -           -           -      150,000     150,000    150,000
                                                 ---------   ---------   ---------   ---------    ---------   ---------   --------

                                                      Venture-Confidential-DRAFT

                                   222 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03      JUL-03
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Non-Restructuring:

l/p   - Leiberman Bradley, PC                       34,773      41,006     126,638      37,297      20,586     (16,571)          -
a     - Deloitte & Touche                          200,000     230,000     376,725           -       1,425     100,000    (100,000)
a     - PricewaterhousCoopers                            -       9,491      24,568           -     (62,599)     11,426       1,725
d     - Directors Fees                             150,000           -     227,279           -           -           -     322,369
l     - Dykema Gossett                              25,821           -      86,242           -           -       4,743           -
l     - Hyman Lippitt                                    -           -           -           -           -           -           -
l     - Hopkins, Forhan                                  -           -           -           -           -           -           -
l     - Jeantet Associes                                 -           -           -           -           -           -           -
l     - Kaufman & Canoles                                -         934        (467)          -           -           -           -
l     - Jonus Bruun Law                                  -           -           -           -           -           -           -
l     - Allard & Fish                                    -           -       2,022           -           -           -           -
l     - Hoffman Alvary & Co.                             -         700           -           -           -           -           -
l     - Hopkins (ITT)                                    -         731       1,856           -           -         304           -
l     - Rossbach                                         -      21,424           -           -           -           -           -
l     - Twohey Maggini PLC                               -           -      10,000      18,883           -           -           -
l     - Harness Dickey & Pierce                          -          79      13,374       5,751           -           -           -
l     - Berry Moorman King                               -      13,294       8,284           -           -      16,605      10,126
l/p   - Brooks & Kushman                                 -       5,863      14,051           -      15,000      13,987       7,924
c     - Elmer Cowan                                 (1,312)          -           -           -           -           -           -
c     - Monster.com                                      -       2,400           -           -           -           -       4,620
c     - Robert Half                                      -           -           -           -           -      12,263       5,376
c     - Pierce & Hahn                                    -       2,707       1,139           -         168       4,122           -
c     - Orr & Reno                                       -           -           -           -           -           -           -
c     - Fletcher Cotthoff                              313         721           -       6,450           -           -           -
c     - Korn/Ferry International                         -           -           -           -           -           -           -
c     - Kupelian Ormon & Mag                             -           -           -           -           -         699           -
c     - Kutinsky Davey Goldman                           -           -           -       1,225           -           -           -
c     - Erman, Teicher, Mill                             -           -           -           -           -           -       1,875
c     - Greg Fullerton                                   -           -           -           -           -           -           -
c     - AJ Technical Conslting                           -           -           -           -           -           -           -
c     - Ken Anderson                                     -           -           -           -      60,100      30,838      24,000
c     - Mackenzie Partners                               -           -           -           -      24,339           -           -
l     - Dickinson Wright                                 -      33,518       9,482           -           -           -           -
l     - Foley Lardner
l/p   - Drew Cooper & Anding                        20,852      81,305     129,775      28,855      22,580      32,309      11,778
l     - Jones Day Reavis                                 -      (7,229)      7,608           -           -           -           -
l     - MSK Associates                               5,381       3,420      10,084           -         285           -           -
l/p   - Twohey Maggini                                   -           -           -           -           -           -           -
c     - Hubacker                                    27,032      20,411      20,411      20,411      20,411      20,411      20,411
c     - Bruce Kirkham                                    -      10,000      10,000      10,000      10,000      10,000      10,000
c     - Calex                                       15,295         285       2,470           -       2,090       3,420           -
c     - ECRM                                             -           -       3,760           -           -       3,600       4,400
c     - Crossman Consulting                         10,444      10,444      10,444      10,444      10,444      10,444      10,444
c     - CS Consulting                                    -       4,519           -           -       1,956      16,094       7,073
c     - Eurika Consulting                            8,558       8,558       8,558       8,558       8,558       8,558       8,558
oc    - Growtth Consulting                               -           -           -           -     241,500     262,500     231,733
c     - Heckman Consulting                               -           -       8,866           -       7,120       4,200       3,600
c     - Richard C. Moon                                  -      31,380      15,204           -           -           -           -
c     - Management Consultants                           -           -           -           -           -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -           -           -           -
c     - Malleson (Australia)                             -      11,462           -           -           -           -           -
l     - Miller Johnson Snell & Cumminsky               150         675       2,146           -      12,500      51,334      21,944
l     - Squire, Sanders & Dempsey                        -           -      15,848       3,383           -       7,187       5,236
c     - Transtar International                           -           -      95,625           -           -           -           -
c     - Nakayama                                     2,044       3,109       3,056           -           -       8,878       4,421
l     - Williams Acosta                              3,055           -      10,620           -       4,029       2,590           -
e     - Horst Geldmacher                                 -           -           -           -           -      31,579      26,063
d     - Ray Campbell
d     - John Stiska
d     - Michael Moore
d     - E. Talbott Briddell
d     - Joseph C. Day
o     - Sierra Geno, Inc
o     - Day Technologies
l     - McMillian Binch
c     - Highland Capital
o     - Prosource
l/p   - McAndrews, Held
o     - Other                                       67,246       6,628      52,516     163,390      (5,839)     65,227      75,127
l/p   - Other to tie to YTD April                        -           -           -           -           -      (3,000)          -
l/p   - Welsh & Katz                                19,685     833,794     699,434     200,000     419,109     345,996     565,365
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Non-Restructuring                            589,336   1,381,628   2,007,619     514,648     813,761   1,059,743   1,284,165
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Professional Fees                          1,548,037   3,364,433   4,286,801   3,397,483   2,920,303   1,829,478   3,360,006
                                                 =========   =========   =========   =========   =========   =========   =========

                                                  AUG-03      SEP-03        OCT-03      NOV-03       DEC-03      2003
                                                 ---------   ---------    ---------   ---------    ---------  ----------
      Non-Restructuring:

l/p   - Leiberman Bradley, PC                            -      38,373            -      29,981        3,696     315,778
a     - Deloitte & Touche                                -       4,975      (26,175)     84,111            -     871,061
a     - PricewaterhousCoopers                            -           -            -           -            -     (15,390)
d     - Directors Fees                              28,750      30,000            -           -            -     758,398
l     - Dykema Gossett                                   -           -            -           -            -     116,806
l     - Hyman Lippitt                                    -         350            -           -            -         350
l     - Hopkins, Forhan                              2,666           -            -           -            -       2,666
l     - Jeantet Associes                                 -      10,000            -           -            -      10,000
l     - Kaufman & Canoles                                -           -            -           -            -         467
l     - Jonus Bruun Law                              3,787           -            -           -            -       3,787
l     - Allard & Fish                                    -           -            -           -            -       2,022
l     - Hoffman Alvary & Co.                             -           -            -           -            -         700
l     - Hopkins (ITT)                                    -           -            -           -            -       2,891
l     - Rossbach                                         -       3,325            -           -            -      24,749
l     - Twohey Maggini PLC                               -           -            -           -            -      28,883
l     - Harness Dickey & Pierce                          -           -          104         368            -      19,676
l     - Berry Moorman King                          (7,031)      2,355        1,587     (16,476)       1,248      29,992
l/p   - Brooks & Kushman                                 -      19,244       12,870      14,882       14,864     118,686
c     - Elmer Cowan                                      -           -            -           -            -      (1,312)
c     - Monster.com                                      -           -            -           -            -       7,020
c     - Robert Half                                  5,520      26,622       19,477      12,149       33,007     114,413
c     - Pierce & Hahn                                    -           -       (1,217)          -            -       6,920
c     - Orr & Reno                                  23,552           -            -      49,147            -      72,699
c     - Fletcher Cotthoff                           10,409           -          229           -            -      18,122
c     - Korn/Ferry International                         -     210,432        1,060           -            -     211,492
c     - Kupelian Ormon & Mag                           255         722          179         977           10       2,841
c     - Kutinsky Davey Goldman                           -      (1,225)           -           -            -           -
c     - Erman, Teicher, Mill                             -           -            -           -            -       1,875
c     - Greg Fullerton                                 480           -            -           -            -         480
c     - AJ Technical Conslting                       4,249           -            -           -            -       4,249
c     - Ken Anderson                                22,800      22,800       28,800      24,000       24,000     237,338
c     - Mackenzie Partners                               -           -            -           -            -      24,339
l     - Dickinson Wright                                 -           -            -      24,498       43,820     111,318
l     - Foley Lardner                                                             -           -            -           -
l/p   - Drew Cooper & Anding                        (7,609)     51,692      291,750      60,776      142,270     866,333
l     - Jones Day Reavis                                 -          58          514           7            -         957
l     - MSK Associates                               6,935      13,823        6,745      10,023        1,805      58,500
l/p   - Twohey Maggini                                   -           -        2,849           -            -       2,849
c     - Hubacker                                    20,411      20,411       20,411      20,411       20,411     251,550
c     - Bruce Kirkham                               10,000       3,334            -           -            -      73,334
c     - Calex                                        1,235           -            -           -            -      24,795
c     - ECRM                                         3,500           -            -           -          240      15,500
c     - Crossman Consulting                         10,444      10,444      (10,444)          -            -      83,552
c     - CS Consulting                                    -           -        1,706           -            -      31,346
c     - Eurika Consulting                            8,558       8,558        8,558           -            -      85,583
oc    - Growtth Consulting                         306,796     373,597      203,428     (51,394)           -   1,568,161
c     - Heckman Consulting                           3,695       4,200        2,830           -        4,200      38,711
c     - Richard C. Moon                                  -           -            -           -            -      46,584
c     - Management Consultants                           -           -            -           -            -           -
l     - Harness Dickey & Pierce                          -           -            -           -            -           -
c     - Malleson (Australia)                             -       2,158            -           -            -      13,620
l     - Miller Johnson Snell & Cumminsky               315       2,223            -           -        2,744      94,031
l     - Squire, Sanders & Dempsey                        -           -        4,557           -            -      36,211
c     - Transtar International                           -           -            -           -            -      95,625
c     - Nakayama                                     2,038       2,701        3,687       4,218          749      34,900
l     - Williams Acosta                                  -           -        5,274           -           63      25,630
e     - Horst Geldmacher                            20,833           -       20,919      70,386      311,538     481,318
d     - Ray Campbell                                                         30,000           -           -       30,000
d     - John Stiska                                                          30,000           -           -       30,000
d     - Michael Moore                                                        30,000           -           -       30,000
d     - E. Talbott Briddell                                                       -           -           -            -
d     - Joseph C. Day                                                             -           -           -            -
o     - Sierra Geno, Inc                                                     30,000     (19,794)          -       10,206
o     - Day Technologies                                                     52,500      13,750      34,075      100,325
l     - McMillian Binch                                                      15,277           -           -       15,277
c     - Highland Capital                                                     24,789           -           -       24,789
o     - Prosource                                                                 -           -           -            -
l/p   - McAndrews, Held                                                           -           -           -            -
o     - Other                                       17,019       5,471      118,981      29,511      233,044     828,321
l/p   - Other to tie to YTD April                        -           -            -           -           -       (3,000)
l/p   - Welsh & Katz                               609,941     360,626      389,725     913,702     (257,410)  5,099,968
                                                 ---------   ---------    ---------   ---------    ---------  ----------
Total Non-Restructuring                          1,109,547   1,227,268    1,320,969   1,275,231      614,377  13,198,291
                                                 ---------   ---------    ---------   ---------    ---------  ----------

Total Professional Fees                          3,131,231   3,152,386    4,163,683   5,149,481    5,482,961  41,786,282
                                                 =========   =========    =========   =========    =========  ==========

                                                      Venture-Confidential-DRAFT

                                   223 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                   JAN-04      FEB-04      MAR-04      APR-04      MAY-04      JUN-04      JUL-04
                                                 ---------   ---------   ---------   ---------   ---------  -----------  ---------
      Non-Restructuring:

l/p   - Leiberman Bradley, PC                        4,263           -       1,614       5,000       5,000       5,000       5,000
a     - Deloitte & Touche                                -       5,100     192,007           -           -           -           -
a     - PricewaterhousCoopers                            -           -     156,085      10,417      10,417      10,417      10,417
d     - Directors Fees                                   -           -           -           -           -     150,000           -
l     - Dykema Gossett                                   -           -           -           -           -           -           -
l     - Hyman Lippitt                                    -           -           -           -           -           -           -
l     - Hopkins, Forhan                              1,210         578       1,055           -           -           -           -
l     - Jeantet Associes                                 -           -           -           -           -           -           -
l     - Kaufman & Canoles                                -           -           -           -           -           -           -
l     - Jonus Bruun Law                                  -           -           -           -           -           -           -
l     - Allard & Fish                                    -           -           -           -           -           -           -
l     - Hoffman Alvary & Co.                             -           -           -           -           -           -           -
l     - Hopkins (ITT)                                    -           -           -           -           -           -           -
l     - Rossbach                                         -           -           -           -           -           -           -
l     - Twohey Maggini PLC                               -           -           -           -           -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -           -           -           -
l     - Berry Moorman King                           2,147       1,625       1,163       2,500       2,500       2,500       2,500
l/p   - Brooks & Kushman                            14,398      14,686      14,448      15,000      15,000      15,000      15,000
c     - Elmer Cowan                                      -           -           -           -           -           -           -
c     - Monster.com                                      -           -           -         500         500         500         500
c     - Robert Half                                  5,200      17,120           -      12,500      12,500      12,500      12,500
c     - Pierce & Hahn                                1,221       1,680          28         750         750         750         750
c     - Orr & Reno                                       -           -       2,708       3,000       3,000       3,000       3,000
c     - Fletcher Cotthoff                                -           -           -       2,000       2,000       2,000       2,000
c     - Korn/Ferry International                     1,425         187      11,516       5,000       5,000       5,000       5,000
c     - Kupelian Ormon & Mag                             -           -           -           -           -           -           -
c     - Kutinsky Davey Goldman                           -           -           -           -           -           -           -
c     - Erman, Teicher, Mill                             -           -           -           -           -           -           -
c     - Greg Fullerton                                   -           -           -           -           -           -           -
c     - AJ Technical Conslting                           -           -           -           -           -           -           -
c     - Ken Anderson                                30,000      24,000      40,000      26,000      26,000      26,000      26,000
c     - Mackenzie Partners                               -           -           -           -           -           -           -
l     - Dickinson Wright                                 -           -           -           -           -           -           -
l     - Foley Lardner                               10,477           -       7,990       5,000       5,000       5,000       5,000
l/p   - Drew Cooper & Anding                        87,132     (91,274)    (11,744)     15,000      15,000      15,000      15,000
l     - Jones Day Reavis                                 -           -           -           -           -           -           -
l     - MSK Associates                                   -           -           -       4,167       4,167       4,167       4,167
l/p   - Twohey Maggini                                   -           -       2,849           -           -           -           -
c     - Hubacker                                         -           -           -           -           -           -           -
c     - Bruce Kirkham                                    -           -           -           -           -           -           -
c     - Calex                                            -           -           -           -           -           -           -
c     - ECRM                                             -       2,385           -       1,000       1,000       1,000       1,000
c     - Crossman Consulting                              -           -           -           -           -           -           -
c     - CS Consulting                                  790       1,518           -       3,333       3,333       3,333       3,333
c     - Eurika Consulting                                -           -           -           -           -           -           -
oc    - Growtth Consulting                               -           -           -           -           -           -           -
c     - Heckman Consulting                           7,350       3,900       2,400       3,750       3,750       3,750       3,750
c     - Richard C. Moon                                  -           -           -           -           -           -           -
c     - Management Consultants                           -           -           -           -           -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -           -           -           -
c     - Malleson (Australia)                             -           -           -           -           -           -           -
l     - Miller Johnson Snell & Cumminsky                 -           -           -         500         500         500         500
l     - Squire, Sanders & Dempsey                        -           -           -       4,167       4,167       4,167       4,167
c     - Transtar International                           -           -           -           -           -           -           -
c     - Nakayama                                     5,255       2,990       3,072       2,917       2,917       2,917       2,917
l     - Williams Acosta                              1,955           -           -           -           -           -           -
e     - Horst Geldmacher                                 -      80,386      87,575      95,134      95,134      95,134      95,134
d     - Ray Campbell                                30,000           -           -
d     - John Stiska                                 34,075           -       4,075
d     - Michael Moore                               30,000           -       4,124
d     - E. Talbott Briddell                         30,000           -           -
d     - Joseph C. Day                               30,000           -           -
o     - Sierra Geno, Inc                                 -           -           -
o     - Day Technologies                                 -           -           -
l     - McMillian Binch                                  -           -           -
c     - Highland Capital                                 -           -           -
o     - Prosource                                        -           -      10,000
l/p   - McAndrews, Held                                  -      30,886           -
o     - Other                                      172,114     154,051     182,456     100,879     100,879     100,879     100,879
l/p   - Other to tie to YTD April                        -           -           -           -           -           -           -
l/p   - Welsh & Katz                               290,246     (29,874)    360,518     350,000     350,000     350,000     350,000
                                                 ---------   ---------   ---------   ---------   ---------  ----------     -------
Total Non-Restructuring                            789,257     219,945   1,073,938     668,513     668,513     818,513     668,513
                                                 ---------   ---------   ---------   ---------   ---------  ----------     -------

Total Professional Fees                          4,904,291   2,019,542   2,630,269   2,517,413   2,517,413  15,335,370     918,513
                                                 =========   =========   =========   =========   =========  ==========     =======

                                                  AUG-04       SEP-04      OCT-04       NOV-04       DEC-04      2004
                                                 ---------   ---------    ---------   ---------    ---------  ----------
      Non-Restructuring:

l/p   - Leiberman Bradley, PC                        5,000       5,000        5,000       5,000        5,000      50,877
a     - Deloitte & Touche                                -     200,000      100,000     100,000      100,000     697,107
a     - PricewaterhousCoopers                       10,417      10,417       10,417      10,417       10,417     249,835
d     - Directors Fees                                   -     150,000            -           -      150,000     450,000
l     - Dykema Gossett                                   -           -            -           -            -           -
l     - Hyman Lippitt                                    -           -            -           -            -           -
l     - Hopkins, Forhan                                  -           -            -           -            -       2,842
l     - Jeantet Associes                                 -           -            -           -            -           -
l     - Kaufman & Canoles                                -           -            -           -            -           -
l     - Jonus Bruun Law                                  -           -            -           -            -           -
l     - Allard & Fish                                    -           -            -           -            -           -
l     - Hoffman Alvary & Co.                             -           -            -           -            -           -
l     - Hopkins (ITT)                                    -           -            -           -            -           -
l     - Rossbach                                         -           -            -           -            -           -
l     - Twohey Maggini PLC                               -           -            -           -            -           -
l     - Harness Dickey & Pierce                          -           -            -           -            -           -
l     - Berry Moorman King                           2,500       2,500        2,500       2,500        2,500      27,434
l/p   - Brooks & Kushman                            15,000      15,000       15,000      15,000       15,000     178,532
c     - Elmer Cowan                                      -           -            -           -            -           -
c     - Monster.com                                    500         500          500         500          500       4,500
c     - Robert Half                                 12,500      12,500       12,500      12,500       12,500     134,820
c     - Pierce & Hahn                                  750         750          750         750          750       9,679
c     - Orr & Reno                                   3,000       3,000        3,000       3,000        3,000      29,708
c     - Fletcher Cotthoff                            2,000       2,000        2,000       2,000        2,000      18,000
c     - Korn/Ferry International                     5,000       5,000        5,000       5,000        5,000      58,128
c     - Kupelian Ormon & Mag                             -           -            -           -            -           -
c     - Kutinsky Davey Goldman                           -           -            -           -            -           -
c     - Erman, Teicher, Mill                             -           -            -           -            -           -
c     - Greg Fullerton                                   -           -            -           -            -           -
c     - AJ Technical Conslting                           -           -            -           -            -           -
c     - Ken Anderson                                26,000      26,000       26,000      26,000       26,000     328,000
c     - Mackenzie Partners                               -           -            -           -            -           -
l     - Dickinson Wright                                 -           -            -           -            -           -
l     - Foley Lardner                                5,000       5,000        5,000       5,000        5,000      63,467
l/p   - Drew Cooper & Anding                        15,000      15,000       15,000      15,000       15,000     119,114
l     - Jones Day Reavis                                 -           -            -           -            -           -
l     - MSK Associates                               4,167       4,167        4,167       4,167        4,167      37,500
l/p   - Twohey Maggini                                   -           -            -           -            -       2,849
c     - Hubacker                                         -           -            -           -            -           -
c     - Bruce Kirkham                                    -           -            -           -            -           -
c     - Calex                                            -           -            -           -            -           -
c     - ECRM                                         1,000       1,000        1,000       1,000        1,000      11,385
c     - Crossman Consulting                              -           -            -           -            -           -
c     - CS Consulting                                3,333       3,333        3,333       3,333        3,333      32,308
c     - Eurika Consulting                                -           -            -           -            -           -
oc    - Growtth Consulting                               -           -            -           -            -           -
c     - Heckman Consulting                           3,750       3,750        3,750       3,750        3,750      47,400
c     - Richard C. Moon                                  -           -            -           -            -           -
c     - Management Consultants                           -           -            -           -            -           -
l     - Harness Dickey & Pierce                          -           -            -           -            -           -
c     - Malleson (Australia)                             -           -            -           -            -           -
l     - Miller Johnson Snell & Cumminsky               500         500          500         500          500       4,500
l     - Squire, Sanders & Dempsey                    4,167       4,167        4,167       4,167        4,167      37,500
c     - Transtar International                           -           -            -           -            -           -
c     - Nakayama                                     2,917       2,917        2,917       2,917        2,917      37,568
l     - Williams Acosta                                  -           -            -           -            -       1,955
e     - Horst Geldmacher                            95,134      95,134       95,134      95,134       95,134   1,024,168
d     - Ray Campbell                                                                                              30,000
d     - John Stiska                                                                                               38,150
d     - Michael Moore                                                                                             34,124
d     - E. Talbott Briddell                                                                                       30,000
d     - Joseph C. Day                                                                                             30,000
o     - Sierra Geno, Inc                                                                                               -
o     - Day Technologies                                                                                               -
l     - McMillian Binch                                                                                                -
c     - Highland Capital                                                                                               -
o     - Prosource                                                                                                 10,000
l/p   - McAndrews, Held                                                                                           30,886
o     - Other                                      100,879     100,879      100,879     100,879      100,879   1,416,534
l/p   - Other to tie to YTD April                        -           -            -           -            -           -
l/p   - Welsh & Katz                               350,000     350,000      350,000     350,000      350,000   3,770,891
                                                   -------   ---------    ---------   ---------    ---------  ----------
Total Non-Restructuring                            668,513   1,018,513      768,513     768,513      918,513   9,049,760
                                                   -------   ---------    ---------   ---------    ---------  ----------

Total Professional Fees                            918,513   1,268,513    1,018,513   1,018,513    1,168,513  36,235,378
                                                   =======   =========    =========   =========    =========  ==========

                                                      Venture-Confidential-DRAFT

                                   224 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  MAR-05      JUN-05     SEP-05       DEC-05       2005
                                                 ---------   ---------   ---------   ---------   ---------
        Non-Restructuring:

l/p   - Leiberman Bradley, PC                      150,000     150,000     150,000     150,000     600,000
a     - Deloitte & Touche                          200,000     200,000     200,000     200,000     800,000
a     - PricewaterhousCoopers                       31,250      31,250      31,250      31,250     125,000
d     - Directors Fees                             150,000     150,000     150,000     150,000     600,000
l     - Dykema Gossett                                   -           -           -           -           -
l     - Hyman Lippitt                                    -           -           -           -           -
l     - Hopkins, Forhan                                                                                  -
l     - Jeantet Associes                                 -           -           -           -           -
l     - Kaufman & Canoles                                -           -           -           -           -
l     - Jonus Bruun Law                                  -           -           -           -           -
l     - Allard & Fish                                    -           -           -           -           -
l     - Hoffman Alvary & Co.                             -           -           -           -           -
l     - Hopkins (ITT)                                    -           -           -           -           -
l     - Rossbach                                         -           -           -           -           -
l     - Twohey Maggini PLC                               -           -           -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -           -
l     - Berry Moorman King                           7,500       7,500       7,500       7,500      30,000
l/p   - Brooks & Kushman                            45,000      45,000      45,000      45,000     180,000
c     - Elmer Cowan                                      -           -           -           -           -
c     - Monster.com                                  1,500       1,500       1,500       1,500       6,000
c     - Robert Half                                 37,500      37,500      37,500      37,500     150,000
c     - Pierce & Hahn                                2,250       2,250       2,250       2,250       9,000
c     - Orr & Reno                                   9,000       9,000       9,000       9,000      36,000
c     - Fletcher Cotthoff                            6,000       6,000       6,000       6,000      24,000
c     - Korn/Ferry International                    15,000      15,000      15,000      15,000      60,000
c     - Kupelian Ormon & Mag                             -           -           -           -           -
c     - Kutinsky Davey Goldman                           -           -           -           -           -
c     - Erman, Teicher, Mill                             -           -           -           -           -
c     - Greg Fullerton                                   -           -           -           -           -
c     - AJ Technical Conslting                           -           -           -           -           -
c     - Ken Anderson                                78,000      78,000      78,000      78,000     312,000
c     - Mackenzie Partners                               -           -           -           -           -
l     - Dickinson Wright                                 -           -           -           -           -
l     - Foley Lardner                               15,000      15,000      15,000      15,000      60,000
l/p   - Drew Cooper & Anding                        45,000      45,000      45,000      45,000     180,000
l     - Jones Day Reavis                                 -           -           -           -           -
l     - MSK Associates                              12,500      12,500      12,500      12,500      50,000
l/p   - Twohey Maggini                               2,849           -           -           -       2,849
c     - Hubacker                                         -           -           -           -           -
c     - Bruce Kirkham                                    -           -           -           -           -
c     - Calex                                            -           -           -           -           -
c     - ECRM                                         3,000       3,000       3,000       3,000      12,000
c     - Crossman Consulting                              -           -           -           -           -
c     - CS Consulting                               10,000      10,000      10,000      10,000      40,000
c     - Eurika Consulting                                -           -           -           -           -
oc    - Growtth Consulting                               -           -           -           -           -
c     - Heckman Consulting                          11,250      11,250      11,250      11,250      45,000
c     - Richard C. Moon                                  -           -           -           -           -
c     - Management Consultants                           -           -           -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -           -
c     - Malleson (Australia)                             -           -           -           -           -
l     - Miller Johnson Snell & Cumminsky             1,500       1,500       1,500       1,500       6,000
l     - Squire, Sanders & Dempsey                   12,500      12,500      12,500      12,500      50,000
c     - Transtar International                           -           -           -           -           -
c     - Nakayama                                     8,750       8,750       8,750       8,750      35,000
l     - Williams Acosta                                  -           -           -           -           -
e     - Horst Geldmacher                           285,402     285,402     285,402     285,402   1,141,609
d     - Ray Campbell                                                                                     -
d     - John Stiska                                                                                      -
d     - Michael Moore                                                                                    -
d     - E. Talbott Briddell                                                                              -
d     - Joseph C. Day                                                                                    -
o     - Sierra Geno, Inc                                                                                 -
o     - Day Technologies                                                                                 -
l     - McMillian Binch                                                                                  -
c     - Highland Capital                                                                                 -
o     - Prosource                                                                                        -
l/p   - McAndrews, Held                                                                                  -
o     - Other                                      302,638     302,638     302,638     302,638   1,210,551
l/p   - Other to tie to YTD April                        -           -           -           -           -
l/p   - Welsh & Katz                                                                                     -
                                                 ---------   ---------   ---------   ---------   ---------
Total Non-Restructuring                          1,443,389   1,440,540   1,440,540   1,440,540   5,765,009
                                                 ---------   ---------   ---------   ---------   ---------

Total Professional Fees                          1,593,389   1,440,540   1,440,540   1,440,540   5,915,009
                                                 =========   =========   =========   =========   =========

                                                  MAR-06      JUN-06      SEP-06      DEC-06        2006        2007        2008
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------
        Non-Restructuring:

l/p   - Leiberman Bradley, PC                      150,000     150,000     150,000     150,000      600,000     600,000     600,000
a     - Deloitte & Touche                          200,000     200,000     200,000     200,000      800,000     800,000     800,000
a     - PricewaterhousCoopers                       31,250      31,250      31,250      31,250      125,000     125,000     125,000
d     - Directors Fees                             150,000     150,000     150,000     150,000      600,000     600,000     600,000
l     - Dykema Gossett                                   -           -           -           -            -           -           -
l     - Hyman Lippitt                                    -           -           -           -            -           -           -
l     - Hopkins, Forhan                                  -           -           -           -            -           -           -
l     - Jeantet Associes                                 -           -           -           -            -           -           -
l     - Kaufman & Canoles                                -           -           -           -            -           -           -
l     - Jonus Bruun Law                                  -           -           -           -            -           -           -
l     - Allard & Fish                                    -           -           -           -            -           -           -
l     - Hoffman Alvary & Co.                             -           -           -           -            -           -           -
l     - Hopkins (ITT)                                    -           -           -           -            -           -           -
l     - Rossbach                                         -           -           -           -            -           -           -
l     - Twohey Maggini PLC                               -           -           -           -            -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -            -           -           -
l     - Berry Moorman King                           7,500       7,500       7,500       7,500       30,000      30,000      30,000
l/p   - Brooks & Kushman                            45,000      45,000      45,000      45,000      180,000     180,000     180,000
c     - Elmer Cowan                                      -           -           -           -            -           -           -
c     - Monster.com                                  1,500       1,500       1,500       1,500        6,000       6,000       6,000
c     - Robert Half                                 37,500      37,500      37,500      37,500      150,000     150,000     150,000
c     - Pierce & Hahn                                2,250       2,250       2,250       2,250        9,000       9,000       9,000
c     - Orr & Reno                                   9,000       9,000       9,000       9,000       36,000      36,000      36,000
c     - Fletcher Cotthoff                            6,000       6,000       6,000       6,000       24,000      24,000      24,000
c     - Korn/Ferry International                    15,000      15,000      15,000      15,000       60,000      60,000      60,000
c     - Kupelian Ormon & Mag                             -           -           -           -            -           -           -
c     - Kutinsky Davey Goldman                           -           -           -           -            -           -           -
c     - Erman, Teicher, Mill                             -           -           -           -            -           -           -
c     - Greg Fullerton                                   -           -           -           -            -           -           -
c     - AJ Technical Conslting                           -           -           -           -            -           -           -
c     - Ken Anderson                                78,000      78,000      78,000      78,000      312,000     312,000     312,000
c     - Mackenzie Partners                               -           -           -           -            -           -           -
l     - Dickinson Wright                                 -           -           -           -            -           -           -
l     - Foley Lardner                               15,000      15,000      15,000      15,000       60,000      60,000      60,000
l/p   - Drew Cooper & Anding                        45,000      45,000      45,000      45,000      180,000     180,000     180,000
l     - Jones Day Reavis                                 -           -           -           -            -           -           -
l     - MSK Associates                              12,500      12,500      12,500      12,500       50,000      50,000      50,000
l/p   - Twohey Maggini                               2,849           -           -           -        2,849       2,849       2,849
c     - Hubacker                                         -           -           -           -            -           -           -
c     - Bruce Kirkham                                    -           -           -           -            -           -           -
c     - Calex                                            -           -           -           -            -           -           -
c     - ECRM                                         3,000       3,000       3,000       3,000       12,000      12,000      12,000
c     - Crossman Consulting                              -           -           -           -            -           -           -
c     - CS Consulting                               10,000      10,000      10,000      10,000       40,000      40,000      40,000
c     - Eurika Consulting                                -           -           -           -            -           -           -
oc    - Growtth Consulting                               -           -           -           -            -           -           -
c     - Heckman Consulting                          11,250      11,250      11,250      11,250       45,000      45,000      45,000
c     - Richard C. Moon                                  -           -           -           -            -           -           -
c     - Management Consultants                           -           -           -           -            -           -           -
l     - Harness Dickey & Pierce                          -           -           -           -            -           -           -
c     - Malleson (Australia)                             -           -           -           -            -           -           -
l     - Miller Johnson Snell & Cumminsky             1,500       1,500       1,500       1,500        6,000       6,000       6,000
l     - Squire, Sanders & Dempsey                   12,500      12,500      12,500      12,500       50,000      50,000      50,000
c     - Transtar International                           -           -           -           -            -           -           -
c     - Nakayama                                     8,750       8,750       8,750       8,750       35,000      35,000      35,000
l     - Williams Acosta                                  -           -           -           -            -           -           -
e     - Horst Geldmacher                           285,402     285,402     285,402     285,402    1,141,609   1,141,609   1,141,609
d     - Ray Campbell                                                                                      -
d     - John Stiska                                                                                       -
d     - Michael Moore                                                                                     -
d     - E. Talbott Briddell                                                                               -
d     - Joseph C. Day                                                                                     -
o     - Sierra Geno, Inc                                                                                  -
o     - Day Technologies                                                                                  -
l     - McMillian Binch                                                                                   -
c     - Highland Capital                                                                                  -
o     - Prosource                                                                                         -
l/p   - McAndrews, Held                                                                                   -
o     - Other                                      302,638     302,638     302,638     302,638    1,210,551   1,210,551   1,210,551
l/p   - Other to tie to YTD April                        -           -           -           -            -           -           -
l/p   - Welsh & Katz                                                                                      -
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------
Total Non-Restructuring                          1,443,389   1,440,540   1,440,540   1,440,540    5,765,009   5,765,009   5,765,009
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------

Total Professional Fees                          1,593,389   1,440,540   1,440,540   1,440,540    5,915,009   5,915,009   5,915,009
                                                 =========   =========   =========   =========    =========   =========   =========

                                                      Venture-Confidential-DRAFT

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

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03      JUL-03
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
NORMAL COURSE PROFESSIONAL FEES:
      l   Legal                                     34,407      67,546     177,099      28,017      16,814      82,763      37,305
      a   Accounting & Tax                         200,000     239,491     401,293           -     (61,174)    111,426     (98,275)
      d   Director Fees                            150,000           -     227,279           -           -           -     322,369
      oc  Operational Consulting                         -           -           -           -     241,500     262,500     231,733
      c   Administrative Consulting                 62,373     105,996     179,533      57,088     145,186     133,527     104,777
      e   Europe                                         -           -           -           -           -      31,579      26,063
      o   Other                                     67,246       6,628      52,516     163,390      (5,839)     65,227      75,127
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                   514,026     419,660   1,037,721     248,496     336,486     687,023     699,099
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

LITIGATION/PATENT LEGAL FEES:
      l/p Litigation / Patent                       75,310     961,968     969,898     266,152     477,275     372,721     585,067

RESTRUCTURING FEES:
      cu  Customer                                 152,434      50,692     231,020     416,595     331,377      (5,774)    191,379
      u   Unsecured Creditors                       71,687     426,258     424,900     407,723     510,000     168,675     561,380
      s   Secured Creditors                         65,429     249,575     342,857     900,000     273,415      40,721     385,123
      cc  Company Conulting                        339,647     475,701     498,340     500,000     435,930     258,519     511,146
      cl  Company Legal                            111,715     275,007     377,745     400,000     252,833     226,475     163,952
      cbh Company Bondholders                      150,000     160,458     161,045     150,000     156,726     153,055     152,512
      e   Europe                                    57,789     344,105     225,273     108,517     128,041    (100,387)        504
      bk  Bankruptcy                                10,000           -           -           -      10,000     (10,000)          -
      mgt Management                                     -           -      18,000           -     (18,000)     75,500       4,469
      mov Moving                                         -           -           -           -           -           -           -
          Lease rejections                               -           -           -           -           -           -           -
      dir Directors                                      -           -           -           -           -     (20,500)          -
      oth Other                                          -       1,010           -           -      26,220     (16,551)    105,375
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                   958,701   1,982,805   2,279,182   2,882,835   2,106,542     769,734   2,075,841
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Professional Fees                          1,548,037   3,364,433   4,286,801   3,397,483   2,920,303   1,829,478   3,360,006
                                                 =========   =========   =========   =========   =========   =========   =========
                                                         -           -           -           -           -           -           -
Professional Fees Paid at 80%                      692,735   2,171,217   2,150,420   1,657,723   1,774,598   1,146,126   1,954,355

TAXES

Income Statement Taxes                              (1,898)     (2,694)        958        (450)       (267)     (2,256)       (525)

                                                  AUG-03      SEP-03        OCT-03      NOV-03       DEC-03      2003
                                                 ---------   ---------    ---------   ---------    ---------  ----------
NORMAL COURSE PROFESSIONAL FEES:
      l   Legal                                      6,672      32,133       34,058      18,418       49,681     584,913
      a   Accounting & Tax                               -       4,975      (26,175)     84,111            -     855,671
      d   Director Fees                             28,750      30,000       90,000           -            -     848,398
      oc  Operational Consulting                   306,796     373,597      203,428     (51,394)           -   1,568,161
      c   Administrative Consulting                127,145     311,157      100,064     110,901       82,617   1,520,365
      e   Europe                                    20,833           -       20,919      70,386      311,538     481,318
      o   Other                                     17,019       5,471      201,481      23,466      267,119     938,851
                                                 ---------   ---------    ---------   ---------    ---------  ----------
                                                   507,215     757,332      623,775     255,889      710,956   6,797,678
                                                 ---------   ---------    ---------   ---------    ---------  ----------

LITIGATION/PATENT LEGAL FEES:
      l/p Litigation / Patent                      602,332     469,935      697,194   1,019,342      (96,579)  6,400,613

RESTRUCTURING FEES:
      cu  Customer                                  29,253     195,162      113,503     263,991      204,099   2,173,731
      u   Unsecured Creditors                      450,000      17,752      261,345     269,774      661,984   4,231,477
      s   Secured Creditors                        536,339     499,846      626,363   1,606,458      267,322   5,793,449
      cc  Company Conulting                        350,000     798,698      435,285     402,510      628,656   5,634,433
      cl  Company Legal                            300,000     212,847      757,480     250,000    1,424,548   4,752,603
      cbh Company Bondholders                      286,000     187,239      217,917     181,751      179,659   2,136,363
      e   Europe                                    10,841       5,370         (655)     15,669       13,271     808,337
      bk  Bankruptcy                                     -           -            -           -      225,471     235,471
      mgt Management                                     -           -       25,000           -            -     104,969
      mov Moving                                         -           -            -           -            -           -
          Lease rejections                               -           -            -           -            -           -
      dir Directors                                      -           -            -           -            -     (20,500)
      oth Other                                     59,250       8,204      406,477     884,097    1,263,575   2,737,658
                                                 ---------   ---------    ---------   ---------    ---------  ----------
                                                 2,021,684   1,925,118    2,842,714   3,874,250    4,868,584  28,587,990
                                                 ---------   ---------    ---------   ---------    ---------  ----------

Total Professional Fees                          3,131,231   3,152,386    4,163,683   5,149,481    5,482,961  41,786,282
                                                 =========   =========    =========   =========    =========  ==========
                                                         -           -            -           -            -           -
Professional Fees Paid at 80%                    1,859,941   1,538,644    1,996,815   1,983,476    2,604,692  21,530,743

TAXES

Income Statement Taxes                                (525)     (2,935)        (997)       (257)      12,321         475

                                                      Venture-Confidential-DRAFT

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

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                   JAN-04      FEB-04      MAR-04      APR-04      MAY-04     JUN-04       JUL-04
                                                 ---------   ---------   ---------   ---------   ---------  ----------   ---------
NORMAL COURSE PROFESSIONAL FEES:
      l   Legal                                     15,789       2,203      10,207      16,333      16,333      16,333      16,333
      a   Accounting & Tax                               -       5,100     348,092      10,417      10,417      10,417      10,417
      d   Director Fees                            154,075           -       8,199           -           -     150,000           -
      oc  Operational Consulting                         -           -           -           -           -           -           -
      c   Administrative Consulting                 51,242      53,781      59,724      60,750      60,750      60,750      60,750
      e   Europe                                         -      80,386      87,575      95,134      95,134      95,134      95,134
      o   Other                                    172,114     154,051     192,456     100,879     100,879     100,879     100,879
                                                  --------     -------     -------     -------     -------     -------     -------
                                                   393,219     295,520     706,254     283,513     283,513     433,513     283,513
                                                  --------     -------     -------     -------     -------     -------     -------

LITIGATION/PATENT LEGAL FEES:
      l/p Litigation / Patent                      396,039     (75,575)    367,684     385,000     385,000     385,000     385,000

RESTRUCTURING FEES:
      cu  Customer                                 300,000     300,000     212,919     212,919     212,919     212,919           -
      u   Unsecured Creditors                    1,177,175     312,430     421,608     421,608     421,608     421,608           -
      s   Secured Creditors                      1,279,547     255,757     625,325     294,332     294,332   5,419,617           -
      cc  Company Conulting                        281,790     (24,946)     26,255      26,255      26,255      26,255           -
      cl  Company Legal                            433,904     178,843     536,457     536,457     536,457     536,457           -
      cb  Company Bondholders                      186,047     118,647     129,078     107,328     107,328   4,650,000           -
      e   Europe                                     2,153           -      95,600           -           -           -           -
      bk  Bankruptcy                                14,984      14,984      (4,890)          -           -           -           -
      mgt Management                                     -           -           -           -           -   3,000,000           -
      mov Moving                                         -           -           -           -           -           -           -
      in  Lease rejections                               -           -           -           -           -           -           -
      dir Directors                                  5,000           -           -           -           -           -           -
      oth Other                                    434,432     643,881    (486,021)    250,000     250,000     250,000     250,000
                                                 ---------   ---------   ---------   ---------   ---------  ----------     -------
                                                 4,115,034   1,799,597   1,556,331   1,848,900   1,848,900  14,516,857     250,000
                                                 ---------   ---------   ---------   ---------   ---------  ----------     -------
Total Professional Fees                          4,904,291   2,019,542   2,630,269   2,517,413   2,517,413  15,335,370     918,513
                                                 =========   =========   =========   =========   =========  ==========     =======

Professional Fees Paid at 80%                    2,343,814     585,192   1,452,167   1,441,648   1,441,648   5,984,320           -


TAXES

Income Statement Taxes                                   0          11           0

                                                  AUG-04       SEP-04      OCT-04       NOV-04       DEC-04      2004
                                                 ---------   ---------    ---------   ---------    ---------  ----------
NORMAL COURSE PROFESSIONAL FEES:
      l   Legal                                     16,333      16,333       16,333      16,333       16,333     175,198
      a   Accounting & Tax                          10,417     210,417      110,417     110,417      110,417     946,942
      d   Director Fees                                  -     150,000            -           -      150,000     612,274
      oc  Operational Consulting                         -           -            -           -            -           -
      c   Administrative Consulting                 60,750      60,750       60,750      60,750       60,750     711,497
      e   Europe                                    95,134      95,134       95,134      95,134       95,134   1,024,168
      o   Other                                    100,879     100,879      100,879     100,879      100,879   1,426,534
                                                 ---------   ---------    ---------   ---------    ---------  ----------
                                                   283,513     633,513      383,513     383,513      533,513   4,896,612
                                                 ---------   ---------    ---------   ---------    ---------  ----------

LITIGATION/PATENT LEGAL FEES:
      l/p Litigation / Patent                      385,000     385,000      385,000     385,000      385,000   4,153,148

RESTRUCTURING FEES:
      cu  Customer                                       -           -            -           -            -   1,451,677
      u   Unsecured Creditors                            -           -            -           -            -   3,176,038
      s   Secured Creditors                              -           -            -           -            -   8,168,910
      cc  Company Conulting                              -           -            -           -            -     361,865
      cl  Company Legal                                  -           -            -           -            -   2,758,575
      cb  Company Bondholders                            -           -            -           -            -   5,298,429
      e   Europe                                         -           -            -           -            -      97,753
      bk  Bankruptcy                                     -           -            -           -            -      25,078
      mgt Management                                     -           -            -           -            -   3,000,000
      mov Moving                                         -           -            -           -            -           -
      In  Lease rejections                               -           -            -           -            -           -
      dir Directors                                      -           -            -           -            -       5,000
      oth Other                                    250,000     250,000      250,000     250,000      250,000   2,842,292
                                                 ---------   ---------    ---------   ---------    ---------  ----------
                                                   250,000     250,000      250,000     250,000      250,000  27,185,618
                                                   -------   ---------    ---------   ---------    ---------  ----------
Total Professional Fees                            918,513   1,268,513    1,018,513   1,018,513    1,168,513  36,235,378
                                                   =======   =========    =========   =========    =========  ==========

Professional Fees Paid at 80%                            -           -            -           -            -  13,248,790
                                                   =======   =========    =========   =========    =========  ==========

TAXES

Income Statement Taxes                                                                                                11

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

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  MAR-05      JUN-05     SEP-05       DEC-05       2005
                                                 ---------   ---------   ---------   ---------   ---------
NORMAL COURSE PROFESSIONAL FEES:
      l   Legal                                     49,000      49,000      49,000      49,000     196,000
      a   Accounting & Tax                         231,250     231,250     231,250     231,250     925,000
      d   Director Fees                            150,000     150,000     150,000     150,000     600,000
      oc  Operational Consulting                         -           -           -           -           -
      c   Administrative Consulting                182,250     182,250     182,250     182,250     729,000
      e   Europe                                   285,402     285,402     285,402     285,402   1,141,609
      o   Other                                    302,638     302,638     302,638     302,638   1,210,551
                                                 ---------   ---------   ---------   ---------   ---------
                                                 1,200,540   1,200,540   1,200,540   1,200,540   4,802,160
                                                 ---------   ---------   ---------   ---------   ---------

LITIGATION/PATENT LEGAL FEES:
      l/p Litigation / Patent                      242,849     240,000     240,000     240,000     962,849

RESTRUCTURING FEES:
      cu  Customer                                       -           -           -           -           -
      u   Unsecured Creditors                            -           -           -           -           -
      s   Secured Creditors                        150,000           -           -           -     150,000
      cc  Company Conulting                              -           -           -           -           -
      cl  Company Legal                                  -           -           -           -           -
      cbh Company Bondholders                            -           -           -           -           -
      e   Europe                                         -           -           -           -           -
      bk  Bankruptcy                                     -           -           -           -           -
      mgt Management                                     -           -           -           -           -
      mov Moving                                         -           -           -           -           -
          Lease rejections                               -           -           -           -           -
      dir Directors                                      -           -           -           -           -
      oth Other                                          -           -           -           -           -
                                                 ---------   ---------   ---------   ---------   ---------
                                                   150,000           -           -           -     150,000
                                                 ---------   ---------   ---------   ---------   ---------

Total Professional Fees                          1,593,389   1,440,540   1,440,540   1,440,540   5,915,009
                                                 =========   =========   =========   =========   =========

Professional Fees Paid at 80%

TAXES

Income Statement Taxes                                                                                   -

                                                  MAR-06      JUN-06      SEP-06      DEC-06        2006        2007        2008
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------
NORMAL COURSE PROFESSIONAL FEES:
      l   Legal                                     49,000      49,000      49,000      49,000      196,000     196,000     196,000
      a   Accounting & Tax                         231,250     231,250     231,250     231,250      925,000     925,000     925,000
      d   Director Fees                            150,000     150,000     150,000     150,000      600,000     600,000     600,000
      oc  Operational Consulting                         -           -           -           -            -           -           -
      c   Administrative Consulting                182,250     182,250     182,250     182,250      729,000     729,000     729,000
      e   Europe                                   285,402     285,402     285,402     285,402    1,141,609   1,141,609   1,141,609
      o   Other                                    302,638     302,638     302,638     302,638    1,210,551   1,210,551   1,210,551
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------
                                                 1,200,540   1,200,540   1,200,540   1,200,540    4,802,160   4,802,160   4,802,160
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------

LITIGATION/PATENT LEGAL FEES:
      l/p Litigation / Patent                      242,849     240,000     240,000     240,000      962,849     962,849     962,849

RESTRUCTURING FEES:
      cu  Customer                                       -           -           -           -            -           -           -
      u   Unsecured Creditors                            -           -           -           -            -           -           -
      s   Secured Creditors                        150,000           -           -           -      150,000     150,000     150,000
      cc  Company Conulting                              -           -           -           -            -           -           -
      cl  Company Legal                                  -           -           -           -            -           -           -
      cbh Company Bondholders                            -           -           -           -            -           -           -
      e   Europe                                         -           -           -           -            -           -           -
      bk  Bankruptcy                                     -           -           -           -            -           -           -
      mgt Management                                     -           -           -           -            -           -           -
      mov Moving                                         -           -           -           -            -           -           -
          Lease rejections                               -           -           -           -            -           -           -
      dir Directors                                      -           -           -           -            -           -           -
      oth Other                                          -           -           -           -            -           -           -
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------
                                                   150,000           -           -           -      150,000     150,000     150,000
                                                 ---------   ---------   ---------   ---------    ---------   ---------   ---------

Total Professional Fees                          1,593,389   1,440,540   1,440,540   1,440,540    5,915,009   5,915,009   5,915,009
                                                 =========   =========   =========   =========    =========   =========   =========

Professional Fees Paid at 80%

TAXES

Income Statement Taxes                                                                                    -

                                                      Venture-Confidential-DRAFT

                                   228 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  JAN-03      FEB-03      MAR-03      APR-03      MAY-03      JUN-03      JUL-03
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
VI. PLANT RESTRUCTURING ADJUSTMENTS

CORPORATE

      Variable Costs
         Vendor Cost Givebacks
         Plant Rationalization
         Rebin of Launch Costs
         Plant Cost Savings
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
         Total Varible Adj.                              -           -           -           -           -           -           -
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

      Fixed Costs
         Plant Rationalization
         Inactive Plant Costs
         Item 2
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
         Total Fixed Adj.                                -           -           -           -           -           -           -
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

                                                  AUG-03      SEP-03        OCT-03      NOV-03       DEC-03      2003
                                                 ---------   ---------    ---------   ---------    ---------  ----------
VI. PLANT RESTRUCTURING ADJUSTMENTS

CORPORATE

      Variable Costs
         Vendor Cost Givebacks                                                                                         -
         Plant Rationalization                                                                                         -
         Rebin of Launch Costs                                                                                         -
         Plant Cost Savings                                                                                            -
                                                 ---------   ---------    ---------   ---------    ---------  ----------
         Total Varible Adj.                              -           -            -          -             -           -
                                                 ---------   ---------    ---------   ---------    ---------  ----------

      Fixed Costs
         Plant Rationalization                                                                                         -
         Inactive Plant Costs                                                                                          -
         Item 2                                                                                                        -
                                                 ---------   ---------    ---------   ---------    ---------  ----------
         Total Fixed Adj.                                -           -            -           -            -           -
                                                 ---------   ---------    ---------   ---------    ---------  ----------

                                                      Venture-Confidential-DRAFT

                                   229 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                   JAN-04      FEB-04      MAR-04      APR-04      MAY-04     JUN-04       JUL-04
                                                 ---------   ---------   ---------   ---------   ---------  ----------   ---------
VI. PLANT RESTRUCTURING ADJUSTMENTS

CORPORATE

      Variable Costs
         Vendor Cost Givebacks
         Plant Rationalization                                                               -           -           -           -
         Rebin of Launch Costs                    (134,100)   (161,000)   (364,300)   (220,000)   (220,000)   (275,000)   (220,000)
         Plant Cost Savings
                                                 ---------   ---------   ---------   ---------   ---------  ----------   ---------
           Total Varible Adj.                     (134,100)   (161,000)   (364,300)   (220,000)   (220,000)   (275,000)   (220,000)
                                                 ---------   ---------   ---------   ---------   ---------  ----------   ---------

      Fixed Costs
         Plant Rationalization                                                               -           -           -           -
         Inactive Plant Costs                       26,220      57,030     233,107     105,000     105,000     131,000     167,678
         Item 2
                                                 ---------   ---------   ---------   ---------   ---------  ----------   ---------
           Total Fixed Adj.                         26,220      57,030     233,107     105,000     105,000     131,000     167,678
                                                 ---------   ---------   ---------   ---------   ---------  ----------   ---------

                                                  AUG-04       SEP-04      OCT-04       NOV-04       DEC-04      2004
                                                 ---------   ---------    ---------   ---------    ---------  ----------
VI. PLANT RESTRUCTURING ADJUSTMENTS

CORPORATE

      Variable Costs
         Vendor Cost Givebacks                                                                                         -
         Plant Rationalization                           -           -            -           -            -           -
         Rebin of Launch Costs                    (220,000)   (275,000)    (220,000)   (220,000)    (275,000) (2,804,400)
         Plant Cost Savings                                                                                            -
                                                 ---------   ---------    ---------   ---------    ---------  ----------
           Total Varible Adj.                     (220,000)   (275,000)    (220,000)   (220,000)    (275,000) (2,804,400)
                                                 ---------   ---------    ---------   ---------    ---------  ----------

      Fixed Costs
         Plant Rationalization                           -           -            -           -            -           -
         Inactive Plant Costs                      167,678     197,831      167,678     167,678      197,831   1,723,730
         Item 2                                                                                                        -
                                                 ---------   ---------    ---------   ---------    ---------  ----------
           Total Fixed Adj.                        167,678     197,831      167,678     167,678      197,831   1,723,730
                                                 ---------   ---------    ---------   ---------    ---------  ----------

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                                   230 of 231

VENTURE HOLDINGS COMPANY, LLC
PRODUCTION ASSUMPTIONS

                                                  MAR-05      JUN-05     SEP-05       DEC-05       2005
                                                 ---------   ---------   ---------   ---------   ---------
VI. PLANT RESTRUCTURING ADJUSTMENTS

CORPORATE

      Variable Costs
         Vendor Cost Givebacks                           -           -           -           -           -
         Plant Rationalization                           -           -           -           -           -
         Rebin of Launch Costs                                                                           -
         Plant Cost Savings                              -           -           -           -           -
                                                 ---------   ---------   ---------   ---------   ---------
           Total Varible Adj.                            -           -           -           -           -
                                                 ---------   ---------   ---------   ---------   ---------
      Fixed Costs
         Plant Rationalization                           -           -           -           -           -
         Inactive Plant Costs                                                                            -
         Item 2                                                                                          -
                                                 ---------   ---------   ---------   ---------   ---------
           Total Fixed Adj.                              -           -           -           -           -
                                                 ---------   ---------   ---------   ---------   ---------

                                                  MAR-06      JUN-06      SEP-06      DEC-06        2006        2007         2008
                                                 ---------   ---------   ---------   ---------    ---------   ---------    ---------
VI. PLANT RESTRUCTURING ADJUSTMENTS

CORPORATE

      Variable Costs
         Vendor Cost Givebacks                           -           -           -           -            -           -            -
         Plant Rationalization                           -           -           -           -            -           -            -
         Rebin of Launch Costs                                                                            -
         Plant Cost Savings                              -           -           -           -            -           -            -
                                                 ---------   ---------   ---------   ---------    ---------   ---------    ---------
           Total Variable Adj.                           -           -           -           -            -           -            -
                                                 ---------   ---------   ---------   ---------    ---------   ---------    ---------
      Fixed Costs
         Plant Rationalization                           -           -           -           -            -           -            -
         Inactive Plant Costs                                                                             -
         Item 2                                                                                           -
                                                 ---------   ---------   ---------   ---------    ---------   ---------    ---------
           Total Fixed Adj.                              -           -           -           -            -           -            -
                                                 ---------   ---------   ---------   ---------    ---------   ---------    ---------

                                                      Venture-Confidential-DRAFT

                                   231 of 231

                                    EXHIBIT H

      SELECTED HISTORICAL AND PROJECTED PRO FORMA FINANCIAL INFORMATION FOR
                               REORGANIZED VENTURE

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA HISTORICAL 2000 (IN TH. USD$)   HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              929,668        32,606         52,204     120,146      204,956       (27,162)   1,107,461
Variable Cost of Sales                     753,187        17,829         45,180     105,924      168,933       (17,000)     905,120
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        176,481        14,777          7,024      14,222       36,023       (10,162)     202,341
 % Contribution Margin                        19.0%         45.3%          13.5%       11.8%        17.6%            0%        18.3%

Fixed Expenses                              68,276        (2,288)         2,734       5,921        6,367        (9,357)      65,285
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                               108,205        17,064          4,290       8,301       29,656          (805)     137,056
 % Gross Margin                               11.6%         52.3%           8.2%        6.9%        14.5%            0%        12.4%

SG&A                                        73,244         3,743            502       6,447       10,692             -       83,936
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                            34,961        13,321          3,788       1,854       18,964          (805)      53,120
 % Operating Income                            3.8%         40.9%           7.3%        1.5%         9.3%            0%         4.8%

Interest Expense                            62,012         1,492          2,933       1,801        6,226             -       68,238
Net Other                                  (47,771)       (1,540)             -           -       (1,540)            -      (49,311)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                           20,720        13,369            855          54       14,278          (805)      34,193
Income Tax                                   1,201             -             23           -           23             -        1,224
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                  19,519        13,369            832          54       14,255          (805)      32,969
                                          ========   ===========   ============   =========   ==========   ===========   ==========
EBITDA
Net Income After Tax                        19,519        13,369            832          54       14,255          (805)      32,969
 + Sales Commissions & Rents                     -             -              -       3,679        3,679             -        3,679
 + Management fees Peguform                  2,222             -              -           -            -             -        2,222
 + Unrealized Gain / Loss                     (101)            -              -           -            -                       (101)
 + Income Tax                                1,201             -             23           -           23             -        1,224
 + Michigan SBT                              1,378            83              -           -           83             -        1,461
 + Interest                                 62,012         1,492          2,933       1,801        6,226             -       68,238
 + Depreciation & Amortization              58,637         1,836          2,734       5,921       10,491             -       69,127
 + Restructuring Cost                            -             -              -           -            -             -            -
 + Extraordinary write downs               (47,599)            -              -           -            -             -      (47,599)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                      97,269        16,780          6,522      11,455       34,757          (805)     131,221
                                          ========   ===========   ============   =========   ==========   ===========   ==========

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA HISTORICAL 2001 (IN TH. USD$)   HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              876,361        62,610         52,103     100,379      215,093       (57,162)   1,034,292
Variable Cost of Sales                     688,003        57,996         38,068      84,724      180,788       (47,000)     821,791
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        188,357         4,614         14,035      15,656       34,305       (10,162)     212,500
 % Contribution Margin                        21.5%          7.4%          26.9%       15.6%        15.9%            0%        20.5%

Fixed Expenses                              66,568         2,492          2,885       5,883       11,260        (9,357)      68,471
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                               121,789         2,123         11,150       9,772       23,045          (805)     144,030
 % Gross Margin                               13.9%          3.4%          21.4%        9.7%        10.7%            0%        13.9%

SG&A                                        58,515        14,165          3,090       6,796       24,051             -       82,567
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                            63,274       (12,042)         8,060       2,976       (1,006)         (805)      61,463
 % Operating Income                            7.2%        -19.2%          15.5%        3.0%        -0.5%            0%         5.9%

Interest Expense                            63,163           540          4,757       1,374        6,670             -       69,833
Net Other                                  (26,080)         (323)             -           -         (323)            -      (26,403)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                           26,191       (12,259)         3,303       1,603       (7,353)         (805)      18,033
Income Tax                                   7,049             -         (1,509)        656         (852)            -        6,196
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                  19,142       (12,259)         4,812         947       (6,501)         (805)      11,837
                                          ========   ===========   ============   =========   ==========   ===========   ==========

EBITDA
Net Income After Tax                        19,142       (12,259)         4,812         947       (6,501)         (805)      11,837
 + Sales Commissions & Rents                 7,751             -          1,563       3,161        4,724             -       12,475
 + Management fees Peguform                (39,731)            -              -           -            -             -      (39,731)
 + Unrealized Gain / Loss                      892             -              -           -            -                        892
 + Income Tax                                7,049             -         (1,509)        656         (852)            -        6,196
 + Michigan SBT                              1,688           266              -           -          266             -        1,954
 + Interest                                 63,163           540          4,757       1,374        6,670             -       69,833
 + Depreciation & Amortization              54,383         2,492          2,885       5,883       11,260             -       65,643
 + Restructuring Cost                            -             -              -           -            -             -            -
 + Extraordinary write downs               (27,612)            -              -           -            -             -      (27,612)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                      86,725        (8,961)        12,508      12,021       15,567          (805)     101,486
                                          ========   ===========   ============   =========   ==========   ===========   ==========

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA HISTORICAL 2002 (IN TH. USD$)   HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              972,417        58,140         92,391     128,207      278,738       (52,759)   1,198,396
Variable Cost of Sales                     816,637        60,693         64,270     100,192      225,156       (42,597)     999,195
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        155,780        (2,553)        28,121      28,014       53,583       (10,162)     199,201
 % Contribution Margin                        16.0%         -4.4%          30.4%       21.9%        19.2%            0%        16.6%

Fixed Expenses                              76,397         1,911          4,409       6,746       13,066        (9,357)      80,106
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                                79,383        (4,463)        23,712      21,268       40,516          (805)     119,094
 % Gross Margin                                8.2%         -7.7%          25.7%       16.6%        14.5%            0%         9.9%

SG&A                                       145,807        16,243          7,686       9,762       33,692             -      179,499
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                           (66,425)      (20,707)        16,025      11,506        6,825          (805)     (60,405)
 % Operating Income                           -6.8%        -35.6%          17.3%        9.0%         2.4%            0%        -5.0%

Interest Expense                            86,075           117          5,317       1,335        6,769             -       92,845
Net Other                                  489,885          (440)             -           -         (440)            -      489,445
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                         (642,385)      (20,384)        10,708      10,171          495          (805)    (642,694)
Income Tax                                  (5,520)            -         (1,955)      3,148        1,192             -       (4,328)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                (636,865)      (20,384)        12,663       7,024         (697)         (805)    (638,367)
                                          ========   ===========   ============   =========   ==========   ===========   ==========

EBITDA
Net Income After Tax                      (636,865)      (20,384)        12,663       7,024         (697)         (805)    (638,367)
 + Sales Commissions & Rents                15,794             -          2,772       3,303        6,074             -       21,868
 + Management fees Peguform                  2,977             -              -           -            -             -        2,977
 + Unrealized Gain / Loss                   (1,954)            -              -           -            -                     (1,954)
 + Income Tax                               (5,520)            -         (1,955)      3,148        1,192             -       (4,328)
 + Michigan SBT                              2,110           133              -           -          133             -        2,243
 + Interest                                 86,075           117          5,317       1,335        6,769             -       92,845
 + Depreciation & Amortization              60,909         1,911          4,409       6,746       13,066             -       73,975
 + Restructuring Cost                       20,425             -              -           -            -             -       20,425
 + Extraordinary write downs               516,465             -              -           -            -             -      516,465
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                      60,417       (18,223)        23,206      21,555       26,538          (805)      86,151
                                          ========   ===========   ============   =========   ==========   ===========   ==========

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA PRELIMINARY 2003 (IN TH. USD$)  HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              970,338        41,753        106,593     141,536      289,883       (27,609)   1,232,612
Variable Cost of Sales                     778,676        36,570         68,594     114,735      219,899       (14,988)     983,587
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        191,662         5,183         38,000      26,801       69,984       (12,621)     249,025
 % Contribution Margin                        19.8%         12.4%          35.6%       18.9%        24.1%            0%        20.2%

Fixed Expenses                              62,137         1,652          5,611       7,618       14,881        (9,357)      67,662
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                               129,525         3,531         32,388      19,183       55,102        (3,264)     181,363
 % Gross Margin                               13.3%          8.5%          30.4%       13.6%        19.0%            0%        14.7%

SG&A                                       152,282        15,353          9,055       4,936       29,343         4,082      185,708
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                           (22,757)      (11,822)        23,334      14,247       25,759        (7,346)      (4,345)
 % Operating Income                           -2.3%        -28.3%          21.9%       10.1%         8.9%            0%        -0.4%

Interest Expense                            51,481             5          1,819       1,713        3,537             -       55,018
Net Other                                   32,905        (4,222)             -           -       (4,222)            -       28,684
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                         (107,143)       (7,605)        21,515      12,534       26,444        (7,346)     (88,046)
Income Tax                                  11,427             -          1,297         344        1,641             -       13,068
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                (118,571)       (7,605)        20,218      12,190       24,803        (7,346)    (101,114)
                                          ========   ===========   ============   =========   ==========   ===========   ==========

EBITDA
Net Income After Tax                      (118,571)       (7,605)        20,218      12,190       24,803        (7,346)    (101,114)
 + Sales Commissions & Rents                 5,048             -          3,177       4,260        7,437             -       12,485
 + Management fees Peguform                (17,310)            -              -           -            -             -      (17,310)
 + Unrealized Gain / Loss                     (529)            -              -           -            -                       (529)
 + Income Tax                               11,427             -          1,297         344        1,641             -       13,068
 + Michigan SBT                              2,090            63              -           -           63             -        2,153
 + Interest                                 51,481             5          1,819       1,713        3,537             -       55,018
 + Depreciation & Amortization              60,554         1,652          5,611       7,618       14,881             -       75,435
 + Restructuring Cost                       28,588             -              -           -            -             -       28,588
 + Extraordinary write downs                62,612             -              -           -            -             -       62,612
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                      85,390        (5,885)        32,122      26,125       52,362        (7,346)     130,405
                                          ========   ===========   ============   =========   ==========   ===========   ==========

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA PROJECTED 2004 (IN TH. USD$)    HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              936,800        72,337        111,437     137,254      321,028       (36,531)   1,221,297
Variable Cost of Sales                     750,378        45,680         74,135     110,707      230,522        (6,723)     974,177
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        186,421        26,657         37,302      26,547       90,506       (29,808)     247,119
 % Contribution Margin                        19.9%         36.9%          33.5%       19.3%        28.2%            0%        20.2%

Fixed Expenses                              68,247         1,658          5,567       7,029       14,254        (8,886)      73,615
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                               118,174        24,999         31,735      19,518       76,251       (20,922)     173,504
 % Gross Margin                               12.6%         34.6%          28.5%       14.2%        23.8%            0%        14.2%

SG&A                                       118,913        10,478          8,991       8,807       28,276           237      147,426
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                              (739)       14,521         22,744      10,711       47,976       (21,159)      26,078
 % Operating Income                           -0.1%         20.1%          20.4%        7.8%        14.9%            0%         2.1%

Interest Expense                            47,709             7          1,741       1,565        3,313             -       51,022
Net Other                                   (6,079)        2,163              -           -        2,163             -       (3,916)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                          (42,369)       12,351         21,003       9,146       42,500       (21,159)     (21,029)
Income Tax                                   4,424         1,702          5,270       2,744        9,716             -       14,140
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                 (46,793)       10,648         15,733       6,402       32,784       (21,159)     (35,168)
                                          ========   ===========   ============   =========   ==========   ===========   ==========

EBITDA
Net Income After Tax                       (46,793)       10,648         15,733       6,402       32,784       (21,159)     (35,168)
 + Sales Commissions & Rents                    16             -          3,342       4,794        8,136             -        8,152
 + Management fees Peguform                      -             -              -           -            -             -            -
 + Unrealized Gain / Loss                  (11,440)            -              -           -            -                    (11,440)
 + Income Tax                                4,424         1,702          5,270       2,744        9,716             -       14,140
 + Michigan SBT                              1,979           121              -           -          121             -        2,100
 + Interest                                 47,709             7          1,741       1,565        3,313             -       51,022
 + Depreciation & Amortization              62,027         1,658          5,567       7,029       14,254             -       76,282
 + Restructuring Cost                       27,186             -              -           -            -             -       27,186
 + Extraordinary write downs                (4,397)            -              -           -            -             -       (4,397)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                      80,711        14,137         31,653      22,534       68,324       (21,159)     127,875
                                          ========   ===========   ============   =========   ==========   ===========   ==========

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA PROJECTED 2005 (IN TH. USD$)    HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              993,709        63,907        118,053     145,000      326,960       (30,529)   1,290,140
Variable Cost of Sales                     770,819        32,861         71,635     111,475      215,971        (1,625)     985,164
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        222,890        31,046         46,418      33,525      110,989       (28,904)     304,975
 % Contribution Margin                        22.4%         48.6%          39.3%       23.1%        33.9%            0%        23.6%

Fixed Expenses                              69,212         1,660          7,568       7,913       17,141        (9,600)      76,754
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                               153,678        29,386         38,850      25,612       93,848       (19,304)     228,221
 % Gross Margin                               15.5%         46.0%          32.9%       17.7%        28.7%            0%        17.7%

SG&A                                        91,071         8,369          9,210       7,622       25,201        (2,066)     114,207
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                            62,606        21,017         29,641      17,989       68,647       (17,238)     114,015
 % Operating Income                            6.3%         32.9%          25.1%       12.4%        21.0%            0%         8.8%

Interest Expense                            51,165             7          1,682       2,867        4,556             -       55,721
Net Other                                   (2,069)        5,606              -           -        5,606             -        3,537
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                           13,510        15,404         27,959      15,122       58,485       (17,238)      54,757
Income Tax                                   6,352         2,176          8,388       4,536       15,100             -       21,452
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                   7,158        13,228         19,571      10,586       43,385       (17,238)      33,305
                                          ========   ===========   ============   =========   ==========   ===========   ==========

EBITDA
Net Income After Tax                         7,158        13,228         19,571      10,586       43,385       (17,238)      33,305
 + Sales Commissions & Rents                     -             -          3,542       2,678        6,220             -        6,220
 + Management fees Peguform                      -             -              -           -            -             -            -
 + Unrealized Gain / Loss                        -             -              -           -            -                          -
 + Income Tax                                6,352         2,176          8,388       4,536       15,100             -       21,452
 + Michigan SBT                              2,217           121              -           -          121             -        2,338
 + Interest                                 51,165             7          1,682       2,867        4,556             -       55,721
 + Depreciation & Amortization              64,061         1,660          7,568       7,913       17,141             -       81,202
 + Restructuring Cost                          150             -              -           -            -             -          150
 + Extraordinary write downs                (6,223)            -              -           -            -             -       (6,223)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                     124,880        17,192         40,750      28,581       86,523       (17,238)     194,165
                                          ========   ===========   ============   =========   ==========   ===========   ==========

                      RESTRUCTURED VENTURE INCOME STATEMENT

                                                       DELUXE &
                                                        RENTS                                    TOTAL
                                          VENTURE       LEASES                                CONTRIBUTED
PRO-FORMA PROJECTED 2006 (IN TH. USD$)    HOLDINGS   COMMISSIONS   SOUTH AFRICA   AUSTRALIA      ASSETS    ELIMINATIONS    TOTAL
---------------------------------------   --------   -----------   ------------   ---------   -----------  ------------  ----------
Total Revenue                              958,737        62,884        127,986     177,795      368,664       (38,240)   1,289,161
Variable Cost of Sales                     753,021        29,187         78,870     136,833      244,890        (9,650)     988,261
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Contribution Margin                        205,716        33,697         49,116      40,962      123,774       (28,590)     300,900
 % Contribution Margin                        21.5%         53.6%          38.4%       23.0%        33.6%            0%        23.3%

Fixed Expenses                              71,204         1,660          7,795       9,849       19,304        (9,600)      80,908
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Gross Margin                               134,512        32,037         41,321      31,113      104,471       (18,990)     219,992
 % Gross Margin                               14.0%         50.9%          32.3%       17.5%        28.3%            0%        17.1%

SG&A                                        90,553         8,782          9,742      10,170       28,694        (2,595)     116,652
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Operating Income                            43,959        23,255         31,579      20,943       75,777       (16,395)     103,340
 % Operating Income                            4.6%         37.0%          24.7%       11.8%        20.6%            0%         8.0%

Interest Expense                            50,149             7            258       4,511        4,776             -       54,925
Net Other                                   (2,957)        7,029              -           -        7,029             -        4,072
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Income Before Tax                           (3,233)       16,219         31,321      16,432       63,971       (16,395)      44,343
Income Tax                                   3,795         1,953          9,396       4,930       16,279             -       20,074
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
Net Income                                  (7,028)       14,266         21,925      11,502       47,692       (16,395)      24,269
                                          ========   ===========   ============   =========   ==========   ===========   ==========

EBITDA
Net Income After Tax                        (7,028)       14,266         21,925      11,502       47,692       (16,395)      24,269
 + Sales Commissions & Rents                     -             -          3,840       3,117        6,957             -        6,957
 + Management fees Peguform                      -             -              -           -            -             -            -
 + Unrealized Gain / Loss                        -             -              -           -            -                          -
 + Income Tax                                3,795         1,953          9,396       4,930       16,279             -       20,074
 + Michigan SBT                              2,283           121              -           -          121             -        2,404
 + Interest                                 50,149             7            258       4,511        4,776             -       54,925
 + Depreciation & Amortization              63,529         1,660          7,795       9,849       19,304             -       82,832
 + Restructuring Cost                          150             -              -           -            -             -          150
 + Extraordinary write downs                (7,319)            -              -           -            -             -       (7,319)
                                          --------   -----------   ------------   ---------   ----------   -----------   ----------
EBITDA                                     105,559        18,007         43,213      33,909       95,129       (16,395)     184,292
                                          ========   ===========   ============   =========   ==========   ===========   ==========

               RESTRUCTURED VENTURE CONSOLIDATED INCOME STATEMENT

                                                           HISTORICAL                                     PROJECTED
            PRO-FORMA                 --------------------------------------------------    -------------------------------------
           IN TH. USD$                   2000         2001         2002          2003          2004          2005         2006
--------------------------------      ---------    ----------   ----------    ----------    ----------    ----------   ----------
Total Revenues                        1,107,461     1,034,292    1,198,396     1,232,612     1,221,297     1,290,140    1,289,161
Variable Cost of Sales                  905,120       821,791      999,195       983,587       974,177       985,164      988,261
                                      ---------    ----------   ----------    ----------    ----------    ----------   ----------
Contribution Margin                     202,341       212,500      199,201       249,025       247,119       304,975      300,900
 % Contribution Margin                     18.3%         20.5%        16.6%         20.2%         20.2%         23.6%        23.3%
Fixed Expenses                           65,285        68,471       80,106        67,662        73,615        76,754       80,908
                                      ---------    ----------   ----------    ----------    ----------    ----------   ----------
Gross Margin                            137,056       144,030      119,094       181,363       173,504       228,221      219,992
 % Gross Margin                            12.4%         13.9%         9.9%         14.7%         14.2%         17.7%        17.1%
SG&A                                     83,936        82,567      179,499       185,708       147,426       114,207      116,652
                                      ---------    ----------   ----------    ----------    ----------    ----------   ----------
Operating Income                         53,120        61,463      (60,405)       (4,345)       26,078       114,015      103,340
 % Operating Income                         4.8%          5.9%        -5.0%         -0.4%          2.1%          8.8%         8.0%
Interest Expense                         68,238        69,833       92,845        55,018        51,022        55,721       54,925
Net Other                               (49,311)      (26,403)     489,445        28,684        (3,916)        3,537        4,072
                                      ---------    ----------   ----------    ----------    ----------    ----------   ----------
Income Before Tax                        34,193        18,033     (642,694)      (88,046)      (21,029)       54,757       44,343
Income Tax                                1,224         6,196       (4,328)       13,068        14,140        21,452       20,074
                                      ---------    ----------   ----------    ----------    ----------    ----------   ----------
Net Income                               32,969        11,837     (638,367)     (101,114)      (35,168)       33,305       24,269
                                      =========    ==========   ==========    ==========    ==========    ==========   ==========

EBITDA
Net Income After Tax                     32,969        11,837     (638,367)     (101,114)      (35,168)       33,305       24,269
 + Sales Commissions & Rents              3,679        12,475       21,868        12,485         8,152         6,220        6,957
 + Management fees Peguform               2,222       (39,731)       2,977       (17,310)            -             -            -
 + Unrealized Gain / Loss                  (101)          892       (1,954)         (529)      (11,440)            -            -
 + Income Tax                             1,224         6,196       (4,328)       13,068        14,140        21,452       20,074
 + Michigan SBT                           1,461         1,954        2,243         2,153         2,100         2,338        2,404
 + Interest                              68,238        69,833       92,845        55,018        51,022        55,721       54,925
 + Depreciation & Amortization           69,127        65,643       73,975        75,435        76,282        81,202       82,832
 + Restructuring Cost                         -             -       20,425        28,588        27,186           150          150
 + Extraordinary write downs            (47,599)      (27,612)     516,465        62,612        (4,397)       (6,223)      (7,319)
                                      ---------    ----------   ----------    ----------    ----------    ----------   ----------
EBITDA                                  131,221       101,486       86,151       130,405       127,875       194,165      184,292
                                      =========    ==========   ==========    ==========    ==========    ==========   ==========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                         DELUXE &
                                                          RENTS                                   TOTAL
                                             VENTURE      LEASES                               CONTRIBUTED
PRO-FORMA HISTORICAL 2000 (IN TH. USD$)      HOLDINGS  COMMISSIONS   SOUTH AFRICA   AUSTRALIA     ASSETS    ELIMINATIONS    TOTAL
---------------------------------------     ---------  -----------   ------------   ---------  -----------  ------------  ----------
CURRENT ASSETS
 Cash & Equivalents                                22         (121)         6,123       3,122        9,125             -       9,146
 Trade Receivables (net)                      170,517        4,759         11,395      19,308       35,462             -     205,979
 Related Party / Inter-company Receivables    112,426       24,445              -           -       24,445             -     136,871
 Inventories                                  111,192       17,514          5,681       4,722       27,916             -     139,109
 Other current Assets                           7,618        5,787            298         183        6,268             -      13,887
                                            ---------    ---------      ---------   ---------    ---------      --------  ----------
  Total Current Assets                        401,775       52,384         23,497      27,335      103,217             -     504,992

NON CURRENT ASSETS

 Property, Plant and Equipment, net           258,436       18,410         27,714      36,492       82,616             -     341,052
 Intangible Assets, net                        53,354            -          5,133       4,398        9,531             -      62,885
 Other non current Assets                     491,569       12,668          2,786           -       15,454             -     507,023
                                            ---------    ---------      ---------   ---------    ---------      --------  ----------
TOTAL  ASSETS                               1,205,135       83,462         59,130      68,226      210,817             -   1,415,952
                                            =========    =========      =========   =========    =========                ==========

CURRENT LIABILITIES
 Trade Payables                               147,469         (156)         7,818      20,180       27,842             -     175,311
 Related Party / Inter-company Payables        16,632       30,277         20,913      20,969       72,160             -      88,791
 Accrued Interest                              15,294           42              -           -           42             -      15,336
 Accrued Expenses                              21,372       13,452            569       2,962       16,982             -      38,354
 CP LTD & Line of Credit                            -            -              -           -            -             -           -
                                            ---------    ---------      ---------   ---------    ---------      --------  ----------
  Total Current Liabilities                   200,767       43,615         29,300      44,111      117,025             -     317,792

NON CURRENT LIABILITIES
 Pension Liabilities & Other                   16,961            -              -       2,443        2,443             -      19,404
 Deferred Tax Liabilities                      16,214            -             61           -           61             -      16,275
 Long Term Debt                               838,448       15,982         20,726      14,264       50,972             -     889,420
                                            ---------    ---------      ---------   ---------    ---------      --------  ----------
TOTAL LIABILITIES                           1,072,390       59,597         50,086      60,818      170,501             -   1,242,891

STOCKHOLDERS EQUITY                           132,744       23,865          9,044       7,408       40,317             -     173,061
                                            ---------    ---------      ---------   ---------    ---------      --------  ----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  1,205,135       83,462         59,130      68,226      210,817             -   1,415,952
                                            =========    =========      =========   =========    =========      ========  ==========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
PRO-FORMA HISTORICAL 2001 (IN TH. USD$)     HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA     ASSETS   ELIMINATIONS   TOTAL
---------------------------------------    ----------   -----------   ------------ ----------  ----------- ------------ ----------
CURRENT ASSETS
 Cash & Equivalents                           (14,300)         343            912      (1,828)       (574)            -    (14,874)
 Trade Receivables (net)                      153,164        1,887          7,628      16,830      26,345             -    179,509
 Related Party / Inter-company Receivables    110,468       32,986              -           -      32,986             -    143,454
 Inventories                                  111,381        1,634          6,825       3,852      12,311             -    123,692
 Other current Assets                          30,584       (4,465)           978         305      (3,182)            -     27,402
                                           ----------   ----------     ----------  ----------  ----------  ------------ ----------
  Total Current Assets                        391,296       32,385         16,343      19,159      67,886             -    459,182

NON CURRENT ASSETS
 Property, Plant and Equipment, net           267,030       16,899         17,058      32,820      66,776             -    333,807
 Intangible Assets, net                        68,436            -          2,671       3,772       6,443             -     74,880
 Other non current Assets                     478,698          511          7,319           -       7,829             -    486,527
                                           ----------   ----------     ----------  ----------  ----------  ------------ ----------
TOTAL ASSETS                                1,205,461       49,794         43,391      55,751     148,935             -  1,354,396
                                           ==========   ==========     ==========  ==========  ==========  ============ ==========

CURRENT LIABILITIES
 Trade Payables                               111,597        7,860          1,336      11,560      20,757             -    132,354
 Related Party / Inter-company Payables        32,951       20,027         17,900      18,951      56,878             -     89,828
 Accrued Interest                              12,699            -              -           -           -             -     12,699
 Accrued Expenses                              18,779       42,536            200       5,225      47,961             -     66,740
 CP LTD & Line of Credit                            -            -              -           -           -             -          -
                                           ----------   ----------     ----------  ----------  ----------  ------------ ----------
  Total Current Liabilities                   176,026       70,424         19,435      35,736     125,595             -    301,621

NON CURRENT LIABILITIES
 Pension Liabilities & Other                   17,264            -              -       2,188       2,188             -     19,452
 Deferred Tax Liabilities                      14,430            -             36         657         692             -     15,123
 Long Term Debt                               846,979       13,100         14,709       8,994      36,803             -    883,781
                                           ----------   ----------     ----------  ----------  ----------  ------------ ----------
TOTAL LIABILITIES                           1,054,699       83,524         34,180      47,575     165,279             -  1,219,977

STOCKHOLDERS EQUITY                           150,762      (33,730)         9,211       8,176     (16,344)            -    134,420
                                           ----------   ----------     ----------  ----------  ----------  ------------ ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  1,205,461       49,794         43,391      55,751     148,935             -  1,354,398
                                           ==========   ==========     ==========  ==========  ==========  ============ ==========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
PRO-FORMA HISTORICAL 2002 (IN TH. USD$)     HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS   TOTAL
---------------------------------------    ----------   -----------   ------------ ----------  ----------- ------------ ----------
CURRENT ASSETS
 Cash & Equivalents                            13,299           621        10,065         592      11,278             -     24,577
 Trade Receivables (net)                       99,111         4,403         9,445      29,121      42,969             -    142,080
 Related Party / Inter-company Receivables     99,663        26,709             -           -      26,709             -    126,372
 Inventories                                   79,889         1,392         7,737       6,293      15,422             -     95,312
 Other current Assets                          37,876        (4,591)        1,071         115      (3,405)            -     34,471
                                           ----------    ----------    ----------  ----------  ----------   ----------- ----------
  Total Current Assets                        329,838        28,534        28,318      36,121      92,973             -    422,811

NON CURRENT ASSETS
 Property, Plant and Equipment, net           254,423        14,803        24,175      37,676      76,653             -    331,075
 Intangible Assets, net                        61,344             -         3,395       3,872       7,267             -     68,611
 Other non current Assets                     120,766           844         8,409           -       9,253             -    130,019
                                           ----------    ----------    ----------  ----------  ----------   ----------- ----------
TOTAL ASSETS                                  766,371        44,180        64,297      77,668     186,146             -    952,517
                                           ==========    ==========    ==========  ==========  ==========   =========== ==========

CURRENT LIABILITIES
 Trade Payables                               158,155         8,415        12,362      15,345      36,121             -    194,276
 Related Party / Inter-company Payables        39,179        84,802        10,604      18,850     114,256             -    153,435
 Accrued Interest                              29,320             -             -           -           -             -     29,320
 Accrued Expenses                              22,369        13,161           386       4,513      18,060             -     40,429
 CP LTD & Line of Credit                            -             -             -           -           -             -          -
                                           ----------    ----------    ----------  ----------  ----------   ----------- ----------
  Total Current Liabilities                   249,023       106,377        23,352      38,708     168,438             -    417,461

NON CURRENT LIABILITIES
 Pension Liabilities & Other                   41,991             -             -       2,516       2,516             -     44,507
 Deferred Tax Liabilities                      24,127             -           122       3,888       4,010             -     28,137
 Long Term Debt                               931,869             -        15,163      15,986      31,148             -    963,017
                                           ----------    ----------    ----------  ----------  ----------    ---------- ----------

TOTAL LIABILITIES                           1,247,010       106,377        38,638      61,097     206,112             -  1,453,122

STOCKHOLDERS EQUITY                          (480,639)      (62,198)       25,659      16,571     (19,966)            -   (500,606)
                                           ----------    ----------    ----------  ----------  ----------    ---------- ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    766,371        44,179        64,297      77,668     186,146             -    952,517
                                           ==========    ==========    ==========  ==========  ==========    ========== ==========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
PRO-FORMA PRELIMINARY 2003 (IN TH. USD$)    HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
----------------------------------------   ----------   -----------   ------------ ----------  ----------- ------------ ----------
CURRENT ASSETS
 Cash & Equivalents                            11,976           513         3,312      (4,625)       (801)                  11,176
 Trade Receivables (net)                       98,845         1,312         8,038      27,567      36,916                  135,761
 Related Party / Inter-company Receivables    151,422        35,809             -         470      36,279                  187,701
 Inventories                                  100,413         1,354         7,977       6,180      15,511                  115,924
 Other current Assets                          45,906        (4,886)        3,764         550        (572)           -      45,334
                                           ----------    ----------    ----------  ----------  ----------   ----------  ----------
  Total Current Assets                        408,561        34,103        23,091      30,141      87,335                  495,896

NON CURRENT ASSETS
 Property, Plant and Equipment, net           281,015        13,303        37,108      43,519      93,929                  374,944
 Intangible Assets, net                        16,394             -         3,243       7,832      11,075                   27,469
 Other non current Assets                      89,210           893         3,415           -       4,308                   93,518
                                           ----------    ----------    ----------  ----------  ----------               ----------
TOTAL ASSETS                                  795,180        48,299        66,856      81,492     196,647            -     991,827
                                           ==========    ==========    ==========  ==========  ==========   ==========  ==========

CURRENT LIABILITIES
 Trade Payables                               203,569         3,863         6,868      12,928      23,659                  227,228
 Related Party / Inter-company Payables        48,962       106,780         3,278      14,120     124,178        9,761     182,902
 Accrued Interest                              49,857             -             -           -           -                   49,857
 Accrued Expenses                              46,983         2,308         4,125      (2,159)      4,274                   51,257
 CP LTD & Line of Credit                       28,062             -             -           -           -            -      28,062
                                           ----------    ----------    ----------  ----------  ----------   ----------  ----------
  Total Current Liabilities                   377,434       112,951        14,271      24,889     152,110        9,761     539,306

NON CURRENT LIABILITIES
 Pension Liabilities & Other                   37,774             -             -       3,368       3,368                   41,141
 Deferred Tax Liabilities                      22,702             -            87       4,538       4,626                   27,328
 Long Term Debt                               937,228             -        10,399      17,095      27,494            -     964,722
                                           ----------    ----------    ----------  ----------  ----------   ----------  ----------

TOTAL LIABILITIES                           1,375,137       112,951        24,757      49,889     187,598        9,761   1,572,496

STOCKHOLDERS EQUITY                          (579,956)      (64,652)       42,099      31,603       9,050       (9,761)   (580,669)
                                           ----------    ----------    ----------  ----------  ----------   ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    795,181        48,299        66,856      81,492     196,648            -     991,828
                                           ==========    ==========    ==========  ==========  ==========   ==========  ==========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
PRO-FORMA PROJECTED 2004 (IN TH. USD$)      HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
----------------------------------------   ----------   -----------   ------------ ----------  ----------- ------------ ----------
CURRENT ASSETS
 Cash & Equivalents                           (9,118)       (4,626)        3,035        (282)      (1,873)                (10,991)
 Trade Receivables (net)                     103,596         1,437         7,757      32,402       41,596                 145,192
 Related Party / Inter-company Receivables   173,598        45,660             -           -       45,660                 219,258
 Inventories                                 109,200         1,500         7,504       7,650       16,654                 125,855
 Other current Assets                         37,708        (4,760)        2,063         153       (2,545)           -     35,164
                                           ---------     ---------     ---------   ---------    ---------    ---------  ---------
  Total Current Assets                       414,985        39,211        20,358      39,923       99,492            -    514,478

NON CURRENT ASSETS
 Property, Plant and Equipment, net          287,064        12,927        43,411      37,909       94,247                 381,311
 Intangible Assets, net                       14,526             -         2,549       9,490       12,039                  26,565
 Other non current Assets                     80,740           824         2,500           -        3,324            -     84,064
                                           ---------     ---------     ---------   ---------    ---------    ---------  ---------
TOTAL ASSETS                                 797,315        52,962        68,819      87,321      209,103            -  1,006,418
                                           =========     =========     =========   =========    =========    =========  =========

CURRENT LIABILITIES
 Trade Payables                              121,465         6,649         8,858       7,424       22,931                 144,396
 Related Party / Inter-company Payables       49,813        86,210         3,153      12,800      102,163       30,921    182,897
 Accrued Interest                             20,576             -             -           -            -                  20,576
 Accrued Expenses                             21,927        14,105             -       3,763       17,868                  39,796
 CP LTD & Line of Credit                      11,169             -             -           -            -            -     11,169
                                           ---------     ---------     ---------   ---------    ---------    ---------  ---------
  Total Current Liabilities                  224,951       106,964        12,011      23,988      142,962       30,921    398,834

NON CURRENT LIABILITIES
 Pension Liabilities & Other                  48,050             -             -       4,069        4,069                  52,119
 Deferred Tax Liabilities                     23,233             -           124       5,647        5,771                  29,004
 Long Term Debt                              395,964             -           440      15,613       16,054            -    412,018
                                           ---------     ---------     ---------   ---------    ---------    ---------  ---------
TOTAL LIABILITIES                            692,199       106,964        12,575      49,316      168,855       30,921    891,975

STOCKHOLDERS EQUITY                          105,117       (54,002)       56,244      38,005       40,247      (30,921)   114,443
                                           ---------     ---------     ---------   ---------    ---------    ---------  ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   797,316        52,962        68,819      87,321      209,102            -  1,006,418
                                           =========     =========     =========   =========    =========    =========  =========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
PRO-FORMA PROJECTED 2005 (IN TH. USD$)      HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
----------------------------------------   ----------   -----------   ------------ ----------  ----------- ------------ ----------
CURRENT ASSETS
 Cash & Equivalents                            8,274        (9,116)        24,955       9,553      25,391                   33,665
 Trade Receivables (net)                      95,716         1,564          9,519      32,370      43,453                  139,168
 Related Party / Inter-company Receivables   149,095        55,822              -           -      55,822                  204,917
 Inventories                                 128,411         1,500          7,220       7,811      16,531                  144,942
 Other current Assets                         37,708        (4,760)         1,549         153      (3,059)           -      34,650
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
  Total Current Assets                       419,203        45,010         43,242      49,887     138,139            -     557,342

NON CURRENT ASSETS

 Property, Plant and Equipment, net          291,661        11,917         42,883      46,190     100,991                  392,652
 Intangible Assets, net                       12,556             -          2,063       9,135      11,197                   23,754
 Other non current Assets                     74,912           824          1,875           -       2,699            -      77,611
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
TOTAL  ASSETS                                798,333        57,751         90,063     105,211     253,026            -   1,051,359
                                           =========     =========      =========   =========   =========    =========   =========

CURRENT LIABILITIES
 Trade Payables                              140,018         6,912         10,590       8,160      25,662                  165,680
 Related Party / Inter-company Payables       59,413        77,508          3,153       6,388      87,049       48,159     194,621
 Accrued Interest                             10,063             -              -           -           -                   10,063
 Accrued Expenses                             19,706        14,105              -       4,286      18,391                   38,097
 CP LTD & Line of Credit                           -             -              -           -           -            -           -
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
  Total Current Liabilities                  229,200        98,525         13,743      18,834     131,102       48,159     408,461

NON CURRENT LIABILITIES
 Pension Liabilities & Other                  46,600             -              -       4,675       4,675                   51,275
 Deferred Tax Liabilities                     23,233             -            124       5,627       5,751                   28,984
 Long Term Debt                              387,059             -            381      27,485      27,866            -     414,925
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
TOTAL LIABILITIES                            686,093        98,525         14,248      56,621     169,393       48,159     903,645
STOCKHOLDERS EQUITY                          112,241       (40,774)        75,815      48,591      83,632      (48,159)    147,713
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   798,334        57,751         90,063     105,211     253,026            -   1,051,358
                                           =========     =========      =========   =========   =========    =========   =========

                       RESTRUCTURED VENTURE BALANCE SHEET

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
 PRO-FORMA PROJECTED 2006 (IN TH. USD$)     HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
----------------------------------------   ----------   -----------   ------------ ----------  ----------- ------------ ----------
CURRENT ASSETS
 Cash & Equivalents                           19,993       (14,101)        49,167      20,577      55,643                   75,636
 Trade Receivables (net)                      92,851         1,693         10,272      37,344      49,309                  142,160
 Related Party / Inter-company Receivables   150,869        65,984              -           -      65,984                  216,853
 Inventories                                 107,452         1,500          7,888       9,747      19,135                  126,587
 Other current Assets                         37,708        (4,760)         1,757         153      (2,850)           -      34,858
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
  Total Current Assets                       408,873        50,316         69,084      67,820     187,220            -     596,093

NON CURRENT ASSETS
 Property, Plant and Equipment, net          312,483        10,957         40,986      49,955     101,898                  414,380
 Intangible Assets, net                       10,734             -          1,538       8,780      10,317                   21,052
 Other non current Assets                     69,084           824          1,250           -       2,074            -      71,158
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
TOTAL ASSETS                                 801,175        62,097        112,857     126,555     301,509            -   1,102,684
                                           =========     =========      =========   =========   =========    =========   =========

CURRENT LIABILITIES
 Trade Payables                              140,797         7,181         11,569      12,787      31,537                  172,334
 Related Party / Inter-company Payables       69,013        67,320          3,153       6,388      76,861       64,554     210,428
 Accrued Interest                             12,669             -              -           -           -                   12,669
 Accrued Expenses                             17,469        14,105              -       4,967      19,072                   36,541
 CP LTD & Line of Credit                           -             -              -           -           -            -           -
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
  Total Current Liabilities                  239,948        88,606         14,722      24,141     127,469       64,554     431,971

NON CURRENT LIABILITIES
 Pension Liabilities & Other                  45,342             -              -       5,249       5,249                   50,591
 Deferred Tax Liabilities                     23,233             -            124       5,650       5,774                   29,008
 Long Term Debt                              387,474             -            271      31,421      31,693            -     419,166
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
TOTAL LIABILITIES                            695,997        88,606         15,117      66,462     170,185       64,554     930,736
STOCKHOLDERS EQUITY                          105,179       (26,509)        97,740      60,093     131,323      (64,554)    171,948
                                           ---------     ---------      ---------   ---------   ---------    ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   801,176        62,097        112,857     126,555     301,509            -   1,102,684
                                           =========     =========      =========   =========   =========    =========   =========

                 RESTRUCTURED VENTURE CONSOLIDATED BALANCE SHEET

                                                              HISTORICAL                                    PROJECTED
                PRO-FORMA                  --------------------------------------------------  ------------------------------------
               IN TH. USD$                    2000         2001         2002          2003        2004         2005         2006
-----------------------------------------  ----------   ----------   ----------    ----------  ----------   ----------   ----------
CURRENT ASSETS
 Cash & Equivalents                             9,146      (14,874)      24,577        11,176     (10,991)      33,665       75,636
 Trade Receivables (net)                      205,979      179,509      142,080       135,761     145,192      139,168      142,160
 Related Party / Inter-company Receivables    136,871      143,454      126,372       187,701     219,258      204,917      216,853
 Inventories                                  139,109      123,692       95,312       115,924     125,855      144,942      126,587
 Other current Assets                          13,887       27,402       34,471        45,334      35,164       34,650       34,858
                                           ----------   ----------   ----------    ----------  ----------   ----------   ----------
  Total Current Assets                        504,992      459,182      422,811       495,896     514,478      557,342      596,093

NON CURRENT ASSETS
 Property, Plant and Equipment, net           341,052      333,807      331,075       374,944     381,311      392,652      414,380
 Intangible Assets, net                        62,885       74,880       68,611        27,469      26,565       23,754       21,052
 Other non current Assets                     507,023      486,527      130,019        93,518      84,064       77,611       71,158
                                           ----------   ----------   ----------    ----------  ----------   ----------   ----------
TOTAL  ASSETS                               1,415,952    1,354,396      952,517       991,827   1,006,418    1,051,359    1,102,684
                                           ==========   ==========   ==========    ==========  ==========   ==========   ==========

CURRENT LIABILITIES
 Trade Payables                               175,311      132,354      194,276       227,228     144,396      165,680      172,334
 Related Party / Inter-company Payables        88,791       89,828      153,435       182,902     182,897      194,621      210,428
 Accrued Interest                              15,336       12,699       29,320        49,857      20,576       10,063       12,669
 Accrued Expenses                              38,354       66,740       40,429        51,257      39,796       38,097       36,541
 CP LTD & Line of Credit                            -            -            -        28,062      11,169            -            -
                                           ----------   ----------   ----------    ----------  ----------   ----------   ----------
  Total Current Liabilities                   317,792      301,621      417,461       539,306     398,834      408,461      431,971

NON CURRENT LIABILITIES
 Pension Liabilities & Other                   19,404       19,452       44,507        41,141      52,119       51,275       50,591
 Deferred Tax Liabilities                      16,275       15,123       28,137        27,328      29,004       28,984       29,008
 Long Term Debt                               889,420      883,781      963,017       964,722     412,018      414,925      419,166
                                           ----------   ----------   ----------    ----------  ----------   ----------   ----------
TOTAL LIABILITIES                           1,242,891    1,219,977    1,453,122     1,572,496     891,975      903,645      930,736
STOCKHOLDERS EQUITY                           173,061      134,420     (500,606)     (580,669)    114,443      147,713      171,948
                                           ----------   ----------   ----------    ----------  ----------   ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  1,415,952    1,354,398      952,517       991,828   1,006,418    1,051,358    1,102,684
                                           ==========   ==========   ==========    ==========  ==========   ==========   ==========

                  RESTRUCTURED VENTURE STATEMENT OF CASH FLOWS

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
       PRO-FORMA HISTORICAL 2001            HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
----------------------------------------   ----------   -----------   ------------ ----------  ----------- ------------ ----------
OPERATING ACTIVITIES
 Net Income                                  18,337       (12,259)         4,812         947      (6,501)                  11,837
 Depreciation & Amortization                 50,671         2,492          2,885       5,883      11,260                   61,930
 Trade Receivables                           17,354         2,282          3,767       2,478       8,527                   25,881
 Related Party & Inter-company Receivables    1,958        (7,952)             -           -      (7,952)                  (5,994)
 Inventories                                   (189)       15,880         (1,145)        870      15,606                   15,417
 Other Current Assets                       (22,966)        9,299           (680)       (122)      8,498                  (14,468)
 Trade Payables                             (35,872)      (21,352)        (6,482)     (8,620)    (36,453)                 (72,325)
 Related Party & Inter-company Payables      16,319        13,071         (3,014)     (2,019)      8,039                   24,358
 Accrued Expenses                            (5,188)       29,043           (369)      2,263      30,937                   25,749
 Pension, Deferred Taxes and Other          (11,460)            -         (2,454)        402      (2,052)                 (13,512)
 Other Adjustments                             (566)      (39,288)          (938)          -     (40,227)                 (40,791)
                                            -------       -------        -------     -------     -------                  -------
Net Cash Provided (Used in) Operating
 Activities                                  28,399        (8,784)        (3,618)      2,083     (10,318)          -       18,082

INVESTING ACTIVITIES

 Capital Expenditures                       (50,293)       12,129         (3,229)     (4,788)      4,112                  (46,181)
                                            -------       -------        -------     -------     -------                  -------
Net Cash Provided (Used in) Investing
 Activities                                 (50,293)       12,129         (3,229)     (4,788)      4,112           -      (46,181)

FINANCING ACTIVITIES
 Change in Debt                               8,531        (2,882)        (6,017)     (4,869)    (13,768)                  (5,237)
 Conversion of Debt to Equity                     -             -              -           -           -                        -
 Dividends                                        -             -              -           -           -                        -
 Other                                            -             -              -           -           -                        -
                                            -------       -------        -------     -------     -------                  -------
Net Cash Provided (Used in) Financing
 Activities                                   8,531        (2,882)        (6,017)     (4,869)    (13,768)          -       (5,237)
Effect of Exchange Rate on Cash                (959)            -          7,652       2,623      10,275                    9,316
                                            -------       -------        -------     -------     -------                  -------
Net Increase (Decrease) in Cash             (14,322)          464         (5,212)     (4,951)     (9,698)          -      (24,020)
                                            =======       =======        =======     =======     =======           =      =======

Cash Beginning                                   22          (121)         6,123       3,122       9,125                    9,147
Cash Ending                                 (14,300)          343            912      (1,828)       (574)                 (14,874)

                                                  0            (0)             0          (0)          0                        1

                  RESTRUCTURED VENTURE STATEMENT OF CASH FLOWS

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
       PRO-FORMA HISTORICAL 2002            HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
----------------------------------------   ----------   -----------   ------------ ----------  ----------- ------------ ----------
OPERATING ACTIVITIES
 Net Income                                 (637,670)      (20,384)       12,663       7,024        (697)                (638,367)
 Depreciation & Amortization                  52,886         1,911         4,409       6,746      13,066                   65,952
 Trade Receivables                            54,053        (1,067)       (1,816)    (12,291)    (15,175)                  38,878
 Related Party & Inter-company Receivables    10,805         4,828             -           -       4,828                   15,632
 Inventories                                  31,491           241          (912)     (2,441)     (3,112)                  28,380
 Other Current Assets                         (7,291)          126           (94)        190         223                   (7,068)
 Trade Payables                               46,558        61,956        11,026       3,785      76,766                  123,324
 Related Party & Inter-company Payables        6,228         3,372        (7,295)       (101)     (4,024)                   2,204
 Accrued Expenses                             20,211       (29,375)          186        (712)    (29,901)                  (9,690)
 Pension, Deferred Taxes and Other           430,233             -        (2,241)      3,558       1,318                  431,550
 Other Adjustments                             5,038        (8,082)          (70)          -      (8,153)                  (3,115)
                                            --------      --------      --------    --------    --------                 --------
Net Cash Provided (Used in) Operating
 Activities                                   12,540        13,526        15,857       5,758      35,141           -       47,681

INVESTING ACTIVITIES
 Capital Expenditures                        (60,208)         (149)       (3,872)     (7,717)    (11,738)                 (71,947)
                                            --------      --------      --------    --------    --------                 --------
Net Cash Provided (Used in) Investing
 Activities                                  (60,208)         (149)       (3,872)     (7,717)    (11,738)          -      (71,947)

FINANCING ACTIVITIES
 Change in Debt                               84,890       (13,100)          454       7,473      (5,174)                  79,717
 Conversion of Debt to Equity                      -             -             -           -           -                        -
 Dividends                                         -             -             -           -           -                        -
 Other                                             -             -             -           -           -                        -
                                            --------      --------      --------    --------    --------                 --------
Net Cash Provided (Used in) Financing
 Activities                                   84,890       (13,100)          454       7,473      (5,174)          -       79,717

Effect of Exchange Rate on Cash               (9,621)            -        (3,285)     (3,093)     (6,378)                 (15,999)
                                            --------      --------      --------    --------    --------                 --------
Net Increase (Decrease) in Cash               27,601           277         9,153       2,420      11,851           -       39,452
                                            ========      ========      ========    ========    ========    ========     ========

Cash Beginning                               (14,300)          343           912      (1,828)       (574)                 (14,874)
Cash Ending                                   13,299           621        10,065         592      11,278                   24,577

                  RESTRUCTURED VENTURE STATEMENT OF CASH FLOWS

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
        PRO-FORMA PRELIMINARY 2003          HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
------------------------------------------ ----------   -----------   ------------ ----------  ----------- ------------ ----------
OPERATING ACTIVITIES
 Net Income                                (118,571)        (7,605)       20,218      12,190      24,803       (7,346)   (101,114)
 Depreciation & Amortization                 52,992          1,653         5,611       7,618      14,882                   67,875
 Trade Receivables                              266          3,091         1,407       1,555       6,053                    6,318
 Related Party & Inter-company Receivables  (59,105)        (9,100)            -        (470)     (9,570)       7,346     (61,329)
 Inventories                                (20,523)            38          (240)        112         (89)                 (20,612)
 Other Current Assets                        (8,030)           294        (2,693)       (435)     (2,833)                 (10,863)
 Trade Payables                              45,414         (4,552)       (5,494)     (2,417)    (12,463)                  32,952
 Related Party & Inter-company Payables      19,545         21,978        (7,326)     (4,730)      9,922                   29,467
 Accrued Expenses                            45,151        (10,853)        3,738      (6,672)    (13,787)                  31,364
 Pension, Deferred Taxes and Other           58,425              -         5,112       1,503       6,615                   65,040
 Other Adjustments                               (2)         5,148        (7,425)         (1)     (2,277)           -      (2,279)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Operating
 Activities                                  15,563             92        12,909       8,253      21,255            -      36,818

INVESTING ACTIVITIES
 Capital Expenditures                       (57,611)          (201)      (14,482)    (11,624)    (26,307)           -     (83,918)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Investing
 Activities                                 (57,611)          (201)      (14,482)    (11,624)    (26,307)           -     (83,918)

FINANCING ACTIVITIES
 Change in Debt                              33,600              -        (4,764)      1,639      (3,125)                  30,475
 Conversion of Debt to Equity                     -              -             -           -           -                        -
 Dividends                                        -              -             -           -           -                        -
 Other                                            -              -             -           -           -            -           -
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Financing
 Activities                                  33,600              -        (4,764)      1,639      (3,125)           -      30,475

Effect of Exchange Rate on Cash               7,126              -          (418)     (3,485)     (3,903)           -       3,223
                                           --------       --------      --------    --------    --------     --------    --------
Net Increase (Decrease) in Cash              (1,323)          (109)       (6,754)     (5,217)    (12,079)           -     (13,402)
                                           ========       ========      ========    ========    ========     ========    ========

Cash Beginning                               13,299            621        10,065         592      11,278            -      24,577
Cash Ending                                  11,976            513         3,312      (4,625)       (801)           -      11,176

                  RESTRUCTURED VENTURE STATEMENT OF CASH FLOWS

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
         PRO-FORMA PROJECTED 2004           HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
------------------------------------------ ----------   -----------   ------------ ----------  ----------- ------------ ----------
OPERATING ACTIVITIES
 Net Income                                 (46,793)        10,648        15,724       6,402      32,775      (21,159)    (35,177)
 Depreciation & Amortization                 54,372          1,658         5,567       7,029      14,254                   68,627
 Trade Receivables                           (4,751)          (125)          281      (4,835)     (4,679)                  (9,431)
 Related Party & Inter-company Receivables  (43,335)        (9,851)            -         470      (9,381)      21,159     (31,557)
 Inventories                                 (8,788)          (146)          473      (1,470)     (1,143)                  (9,931)
 Other Current Assets                         8,197           (126)        1,702         397       1,973                   10,170
 Trade Payables                             (82,105)         2,786         1,990      (5,504)       (728)                 (82,832)
 Related Party & Inter-company Payables      22,010        (20,570)         (126)     (1,320)    (22,015)                      (5)
 Accrued Expenses                           (54,336)        11,797        (4,125)      5,922      13,595                  (40,742)
 Pension, Deferred Taxes and Other           12,416              2         1,095       1,809       2,906                   15,321
 Other Adjustments                            2,669              -             -           -           -            -       2,669
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Operating
 Activities                                (140,443)        (3,926)       22,581       8,901      27,557            -    (112,888)

INVESTING ACTIVITIES
 Capital Expenditures                       (59,734)        (1,214)      (12,700)     (3,076)    (16,990)           -     (76,724)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Investing
 Activities                                 (59,734)        (1,214)      (12,700)     (3,076)    (16,990)           -     (76,724)

FINANCING ACTIVITIES

 Change in Debt                            (558,156)             -        (9,959)     (1,481)    (11,440)                (569,596)
 Conversion of Debt to Equity               561,991              -             -           -           -                  561,991
 Dividends                                  175,000              -             -           -           -                  175,000
 Other                                            -              -             -           -           -            -           -
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Financing
 Activities                                 178,835              -        (9,959)     (1,481)    (11,440)           -     167,395

Effect of Exchange Rate on Cash                 248              -          (200)          -        (200)           -          48
                                           --------       --------      --------    --------    --------     --------    --------

Net Increase (Decrease) in Cash             (21,095)        (5,140)         (277)      4,343      (1,073)           -     (22,169)
                                           ========       ========      ========    ========    ========     ========    ========

Cash Beginning                               11,976            513         3,312      (4,625)       (801)           -      11,176
Cash Ending                                  (9,118)        (4,626)        3,035        (282)     (1,873)           -     (10,991)

                  RESTRUCTURED VENTURE STATEMENT OF CASH FLOWS

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
         PRO-FORMA PROJECTED 2005           HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
------------------------------------------ ----------   -----------   ------------ ----------  ----------- ------------ ----------
OPERATING ACTIVITIES
 Net Income                                   7,158         13,228        19,571      10,586      43,385      (17,238)     33,305
 Depreciation & Amortization                 52,713          1,660         7,568       7,913      17,141                   69,854
 Trade Receivables                            7,881           (127)       (1,762)         32      (1,857)                   6,024
 Related Party & Inter-company Receivables    7,264        (10,162)            -           -     (10,162)      17,238      14,340
 Inventories                                (19,210)             -           284        (161)        123                  (19,087)
 Other Current Assets                             0              -           514           -         514                      514
 Trade Payables                              18,554            263         1,732         736       2,731                   21,284
 Related Party & Inter-company Payables      26,838         (8,702)            -      (6,412)    (15,114)                  11,724
 Accrued Expenses                           (12,735)             -             -         523         523                  (12,212)
 Pension, Deferred Taxes and Other           (1,450)             -           625         586       1,212                     (239)
 Other Adjustments                               (0)             -             -           -           -            -          (0)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Operating
 Activities                                  87,012         (3,840)       28,532      13,803      38,495            -     125,507

INVESTING ACTIVITIES
 Capital Expenditures                       (49,491)          (650)       (6,553)    (15,840)    (23,043)           -     (72,534)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Investing
 Activities                                 (49,491)          (650)       (6,553)    (15,840)    (23,043)           -     (72,534)

FINANCING ACTIVITIES
 Change in Debt                             (20,074)             -           (60)     11,872      11,812                   (8,262)
 Conversion of Debt to Equity                     -              -             -           -           -                        -
 Dividends                                        -              -             -           -           -                        -
 Other                                            -              -             -           -           -            -           -
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Financing
 Activities                                 (20,074)             -           (60)     11,872      11,812            -      (8,262)

Effect of Exchange Rate on Cash                 (55)             -             -           -           -            -         (55)
                                           --------       --------      --------    --------    --------     --------    --------

Net Increase (Decrease) in Cash              17,391         (4,490)       21,920       9,835      27,265            -      44,656
                                           ========       ========      ========    ========    ========     ========    ========

Cash Beginning                               (9,118)        (4,626)        3,035        (282)     (1,873)           -     (10,991)
Cash Ending                                   8,274         (9,116)       24,955       9,553      25,391            -      33,665

                  RESTRUCTURED VENTURE STATEMENT OF CASH FLOWS

                                                       DELUXE & RENTS                             TOTAL
                                            VENTURE        LEASES                              CONTRIBUTED
         PRO-FORMA PROJECTED 2006           HOLDINGS    COMMISSIONS   SOUTH AFRICA  AUSTRALIA    ASSETS    ELIMINATIONS    TOTAL
------------------------------------------ ----------   -----------   ------------ ----------  ----------- ------------ ----------
OPERATING ACTIVITIES
 Net Income                                  (7,028)        14,266        21,925      11,502      47,692      (16,395)     24,269
 Depreciation & Amortization                 52,225          1,660         7,795       9,849      19,304                   71,529
 Trade Receivables                            2,864           (129)         (753)     (4,974)     (5,856)                  (2,992)
 Related Party & Inter-company Receivables  (18,169)       (10,162)            -           -     (10,162)      16,395     (11,935)
 Inventories                                 20,959              -          (668)     (1,936)     (2,604)                  18,355
 Other Current Assets                             -              -          (208)          -        (208)                    (208)
 Trade Payables                                 779            269           979       4,627       5,875                    6,654
 Related Party & Inter-company Payables      25,995        (10,188)            -           -     (10,188)                  15,807
 Accrued Expenses                               369              -             -         681         681                    1,050
 Pension, Deferred Taxes and Other           (1,258)             -           625         597       1,222                      (36)
 Other Adjustments                                0             (1)            -           -          (1)           -          (1)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Operating
 Activities                                  76,736         (4,285)       29,694      20,346      45,755            -     122,491

INVESTING ACTIVITIES
 Capital Expenditures                       (65,374)          (700)       (5,372)    (13,259)    (19,331)           -     (84,705)
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Investing
 Activities                                 (65,374)          (700)       (5,372)    (13,259)    (19,331)           -     (84,705)

FINANCING ACTIVITIES
 Change in Debt                                 414              -          (110)      3,936       3,827                    4,241
 Conversion of Debt to Equity                     -              -             -           -           -                        -
 Dividends                                        -              -             -           -           -                        -
 Other                                            -              -             -           -           -            -           -
                                           --------       --------      --------    --------    --------     --------    --------
Net Cash Provided (Used in) Financing
 Activities                                     414              -          (110)      3,936       3,827            -       4,241

Effect of Exchange Rate on Cash                 (58)             -             -           -           -            -         (58)
                                           --------       --------      --------    --------    --------     --------    --------

Net Increase (Decrease) in Cash              11,718         (4,985)       24,212      11,024      30,251            -      41,969
                                           ========       ========      ========    ========    ========     ========    ========

Cash Beginning                                8,274         (9,116)       24,955       9,553      25,391            -      33,665
Cash Ending                                  19,993        (14,101)       49,167      20,577      55,643            -      75,636

            RESTRUCTURED VENTURE CONSOLIDATED STATEMENT OF CASH FLOWS

                                                        HISTORICAL                               PROJECTED
                PRO-FORMA                  ------------------------------------    -----------------------------------
               IN TH. USD$                    2001         2002         2003          2004        2005         2006
-----------------------------------------  ----------   ----------   ----------    ----------  ----------   ----------
OPERATING ACTIVITIES
 Net Income                                   11,837     (638,367)    (101,114)     (35,177)      33,305       24,269
 Depreciation & Amortization                  61,930       65,952       67,875       68,627       69,854       71,529
 Trade Receivables                            25,881       38,878        6,318       (9,431)       6,024       (2,992)
 Related Party & Inter-company Receivables    (5,994)      15,632      (61,329)     (31,557)      14,340      (11,935)
 Inventories                                  15,417       28,380      (20,612)      (9,931)     (19,087)      18,355
 Other Current Assets                        (14,468)      (7,068)     (10,863)      10,170          514         (208)
 Trade Payables                              (72,325)     123,324       32,952      (82,832)      21,284        6,654
 Related Party & Inter-company Payables       24,358        2,204       29,467           (5)      11,724       15,807
 Accrued Expenses                             25,749       (9,690)      31,364      (40,742)     (12,212)       1,050
 Pension, Deferred Taxes and Other           (13,512)     431,550       65,040       15,321         (239)         (36)
 Other Adjustments                           (40,791)      (3,115)      (2,279)       2,669           (0)          (1)
                                            --------     --------     --------     --------     --------     --------
Net Cash Provided (Used in) Operating
 Activities                                   18,082       47,681       36,818     (112,888)     125,507      122,491

INVESTING ACTIVITIES
 Capital Expenditures                        (46,181)     (71,947)     (83,918)     (76,724)     (72,534)     (84,705)
                                            --------     --------     --------     --------     --------     --------
Net Cash Provided (Used in) Investing
 Activities                                  (46,181)     (71,947)     (83,918)     (76,724)     (72,534)     (84,705)

FINANCING ACTIVITIES
 Change in Debt                               (5,237)      79,717       30,475     (569,596)      (8,262)       4,241
 Conversion of Debt to Equity                      -            -            -      561,991            -            -
 Dividends                                         -            -            -      175,000            -            -
 Other                                             -            -            -            -            -            -
                                            --------     --------     --------     --------     --------     --------
Net Cash Provided (Used in) Financing
 Activities                                   (5,237)      79,717       30,475      167,395       (8,262)       4,241

Effect of Exchange Rate on Cash                9,316      (15,999)       3,223           48          (55)         (58)
                                            --------     --------     --------     --------     --------     --------
Net Increase (Decrease) in Cash              (24,020)      39,452      (13,402)     (22,169)      44,656       41,969
                                            ========     ========     ========     ========     ========     ========

Cash Beginning                                 9,147      (14,874)      24,577       11,176      (10,991)      33,665
Cash Ending                                  (14,874)      24,577       11,176      (10,991)      33,665       75,636

               RESTRUCTURED VENTURE NOTES TO FINANCIAL STATEMENTS

(1)   Overview

      Summary Pro-Forma historical financial statements are presented for the fiscal years ending December 2000 through 2003. The summary Pro-Forma historical and forecasted financial statements do not include Peguform GmbH, Peguform Iberica SI, Brazil, Mexico, Venture Germany GmbH, Venture Betteligungs GmbH, Venture Verwaltungs GmbH, Venture Europe GmbH and those entities currently in insolvency in Europe.

      Summary Pro-Forma financial statements are presented for 2000 through 2006. The data presented for 2003 represent actual historical financial statements. The data for the period 2004 through 2006 represent current forecast data prepared by management.

      The Restructured Venture financial statements include transferred Winget entities in accordance with the contribution agreement. The rollup of financial projections is reflected in the following schedule:

                                        DELUXE, RENTS LEASES AND
      HOLDINGS                                COMMISSIONS                     SOUTH AFRICA              AUSTRALIA
      --------                                -----------                     ------------         ------------------
NORTH AMERICA                   DELUXE PATTERN CORP                           East Cape            Campbellfield
Vemco Exterior                  Engineering                                   Natal                Metro Tool and Die
Venture Industries              RENTS LEASES COMM.                            Rosslyn              Advanced Design
Mold & Engineering              Venco 1                                       Engineering
Almont                          Real Ven Corp.
Total Bailey                    Venture Heavy Machine LLC
Venture Leasing                 Venture Real Estate Acquisition Company
Experience Management           Venture Real Estate Inc
Service                         Venture Equipment Acquisition
Vemco Leasing                   Venture Automotive Corp
Venture Holdings                Patent Holdings Company
Venture Europe                  Farm & Country Real Estate Company
Venture EU                      Rents Leases Comm.
Wallaceburg                          accrued 2004 - 2007
CZ. REPUBLIC
Nymburk
Liban
Liberec
Tool Shop
Engineering
FRANCE
Pouance
Vernon
Noeux Les Mines
Burnhaupt
Engineering
UNITED KINGDOM*
Luton
CHODOVA PLANA**
HUNGARY***
CZ. HOLDING COMPANY

*   SEE NOTE 14
**  SEE NOTE 13
*** SEE NOTE 15

               RESTRUCTURED VENTURE NOTES TO FINANCIAL STATEMENTS

      The Pro-Forma financial statements were prepared from management financial statements. Local currency financial statements were converted to US Dollars using the exchange rates in NOTE 2. Differences might exist between the data reported in this presentation compared to detailed records maintained in local currency at the appropriate entity. In general differences between the information presented here and the financial records of the legal entities can be attributed to:

a.    Local GAAP vs. US GAAP

b.    Exchange rate timing issues

c.    Accounting practices, procedures and account classifications

d.    Differences between book and tax accounting

e.    Netting of inter-company and or related party balances

      The Pro-Forma consolidated financial statements presented in this memorandum eliminate revenues and expenses between related parties. For example, the cost of material associated with sales between Deluxe and Venture and the accrual of rents leases and commissions between the RLC entity and Venture have been eliminated in the consolidation.

      In addition to the elimination entries for the consolidation, Venture management included adjustments to contribution margin to adjust for accounting differences between Deluxe and Venture and to present a conservative set of projections.

      Projections reflect management's estimation and are by their nature forward looking and subject to matters beyond the Debtors' control. Neither the Debtors, the purchaser, nor any other party can give any assurances that the projections will be met. Although great care has been taken in preparing the projections, absolutely no guarantee can be given as to their accuracy.

(2) Historical and projected financial statements are prepared in US currency, local and reporting currencies are reflected below:

                                                       $1.00 US EQUALS
                      ---------------------------------------------------------------------------------
                      EURO        CZ. KRONA      BRITISH POUND    SOUTH AFRICA RAND       AUSSIE DOLLAR
                      ----        ---------      -------------    -----------------       -------------
         2000        1.065          37.610            0.669               7.200               1.805

         2001        1.129          36.020            0.687              12.200               1.958

         2002        0.954          30.040            0.623               8.600               1.766

DEC. 31, 2003        0.874          25.980            0.617               7.700               1.550

 2004 -- 2006        0.874          27.610            0.617               8.000               1.550

(3) Revenues were projected based on current programs and anticipated volumes. Where there was a high degree of certainty for replacement (carryover) business for programs currently produced at the Restructured Venture entity, the replacement business was included in the projects. Where the replacement business was not certain, it was not included in the projections. Conquest or speculative new business were included in the projections, specifically impacting North America. Tooling cost and working capital needs were included.

               RESTRUCTURED VENTURE NOTES TO FINANCIAL STATEMENTS

(4)   Major Customer's by legal entity:

                NORTH AMERICA         General Motors; Daimler Chrysler, Ford
                CZ. REPUBLIC          Skoda, Audi, Toyota / PSA
                FRANCE                Peugeot (PSA), Renault
                UNITED KINGDOM        General Motors, Rover
                CHODOVA PLANA         Peguform GmbH, Fiat
                HUNGARY               Peguform GmbH
                DELUXE                Venture Mold & Engineering
                SOUTH AFRICA          Daimler Chrysler, BMW, VW, Toyota, Ford
                AUSTRALIA             Ford

(5)   Accounts receivables

a. North America - OEM receivable collection projected to remain on quick pay program through December 31, 2006 at an effective interest rate of approximately 2% of invoice reverting to a GE or similar payment program in January, 2007 at an effective rate of 1% of invoice. All other receivables are calculated based on historical or contract turns.

b. All other entities - Collections based on historical or contractual basis as presented by management. No special terms are assumed.

(6) Customer pricing / givebacks have been included as identified and reflected in the cash flow requirements accordingly per contractual agreement.

(7)   No proceeds projected from German Insolvency.

(8) Projected inventory levels are estimated based on historical days on hand and projected cost of goods sold for the corresponding period.

(9)   Accounts Payable Trade

a. North America - upon exiting bankruptcy, it is anticipated that North America will be on COD or equivalent terms with a gradual build to ___ days outstanding.

b. All other entities - Trade credit terms based on historical or contractual basis as presented by management. No special terms are assumed. The France outstanding payable balance includes the trade debt recognized in the continuation plan subject to payment over a 5-year period beginning in 2004.

(10) Capital expenditures include investments in new equipment to support new programs, productivity initiatives, and replacement of old, obsolete equipment.

(11)  Venture Mold & Engineering and Deluxe relationship:

            Commencing in 2001, Deluxe became the primary tooling operation for Venture's North American operations. Additionally, personnel utilized in Deluxe's operations became employees of Deluxe as it began operating on a stand-alone basis. Tooling purchases related to Venture tooling sales are generated through a Purchase Order (P.O.) between Venture and Deluxe with Deluxe invoicing Venture for progress billings (through related party receivable). Venture receives a P.O. from the end customer and invoices the customer through its Venture Mold & Engineering operation.

            Deluxe and Venture have contracts in place which provide for progress payments from Venture to Deluxe according to a 30/30/30/10 schedule during the manufacturing of the tooling. The initial 30% is

               RESTRUCTURED VENTURE NOTES TO FINANCIAL STATEMENTS

      paid by Venture upon obtaining the job and the last 10% is paid to Deluxe upon PPAP of the tool. For extremely large jobs with short time frames, Venture may significantly front load the bulk of its progress payments to Deluxe rather than follow the 30/30/30/10 schedule.

            Venture invoices its customer at the time of PPAP. From the point of PPAP to payment by the customer, the tool is the property of Venture.

            Of the amount that Venture invoices its customer, Venture retains 25% and Deluxe receives 75% of the income. At the time of PPAP, Deluxe would have received its portion through the progress payment schedule outlined above. However, because Deluxe operates on a percentage of completion basis, amounts invoiced by Venture to its customers for tools in any given year can not simply be derived by adding a 25% markup to Deluxe's annual tooling revenues.

            The related party receivable between Venture and Deluxe reflects a combination of funds advanced to Deluxe to fund cash shortfalls and the net funding required for tooling progress payments. The net cash funding requirement at Deluxe is adjusted accordingly to reflect third party revenue and Engineering, Design & Development (ED&D) collections.

            Sales between Deluxe and Venture have been eliminated in the consolidation of financial data as follows:

    (000's omitted)
2000             $ 17,000

2001             $ 47,000

2002             $ 42,597

2003             $ 15,179

2004             $ 19,223

2005             $ 11,625

2006             $ 19,650

            Deluxe records its tooling revenues on a percentage of completion basis. Progress payments from Venture are recorded as unearned revenues. As work is done on tooling, Deluxe recognizes revenue and records an unbilled receivable. Due to the variance in accounting methods and the uncertainty over future tooling profits, Venture management felt that the more conservative approach would be to reduce combined tooling profits by $10.0 million annually for the period 2004 through 2006.

            During 2002, Deluxe was in a building year, with respect to the ED&D (piece price) revenue. Based on GAAP, the cost have not been capitalized and as such the expenses have been incurred while the revenues will be recorded and cash received in future periods. In the future through the 2006 period, Deluxe will recognize revenue in the piece price amortization as noted below:

(000's omitted)
2004    $  2,828

2005    $ 12,800

2006    $ 19,215

(12) Related party rents, leases and commissions

a. Commissions payable to Venture Sales and Engineering are included in the financial projections at a rate of 3% of production revenues. North American sales commissions are treated as accrued but not paid.

Sales Representation Agreements to be Transferred

> Effective January 1, 1991 between Venture Industries Corporation and Venture Sales & Engineering Corp.

> Effective January 1, 1991 between Vemco, Inc. and Venture Sales & Engineering Corp.

> Effective January 1, 1999 between Venture Holdings Corporation and Venture Sales & Engineering Corp.

> Effective January 1, 2000 between Venture Industries Australia Pty Ltd. and Venture Sales & Engineering Corp.

> Effective January 1, 2000 between Venture South Africa Pty Ltd. and Venture Sales & Engineering Corp.

               RESTRUCTURED VENTURE NOTES TO FINANCIAL STATEMENTS

            Commissions related to North American revenue are accrued but not paid for the period 2004 through 2007. Commissions related to South Africa and Australia for the same period are projected as if paid to Venture Holdings. During the period 2000 through 2003, the commissions were either paid or accrued for Venture Sales & Engineering, a Larry Winget asset. The projections reflect the contribution of the sales contract and all commissions for the projection period 2004 through 2007 are reflected in the RLC entity and eliminated in the consolidation as follows:

(000's omitted)
   2004     $ -

   2005     $ -

   2006     $ -

b. Rent and lease payments to Winget controlled contributed assets for the use of facilities and equipment in North America are included in the financial projections. The following assets have been identified:

Real Property

     Venture Real Estate Acquisition Company

       > 17085 Masonic, Fraser, MI

       > 35207 Groesbeck, Clinton Township, MI

     Venture Real Estate, Inc.

       > 17400 Mayln, Fraser, MI

       > 17350 Mayln, Fraser, MI

       > 34410 Commerce, Fraser, MI

       > 4701 Van Dyke, Almont, MI

     Venture Automotive Corp.

       > 3367 Corunna Road, Flint, MI

     Farm & Country Real Estate Company

       > 10265 Holly Road, Grand Blanc, MI

       > 10293 Holly Road, Grand Blanc, MI

       > 10167 Halsey Road, Grand Blanc, MI

       > 3330 Baldwin Road, Grand Blanc, MI

       > Baldwin Road, Grand Blanc, MI - Parcel ID# 1233200012

       > Halsey Road, Grand Blanc, MI - Parcel ID# 1233200007

       > Halsey Road, Grand Blanc, MI - Parcel ID# 1233526004

Machinery & Equipment

All machinery and equipment owned by the following entities and the lessee's interest held by those companies in any equipment leased from third parties and subleased to Venture, its Subsidiaries, and/or to any of the Australian entities owned or controlled by Winget:

> Venture Heavy Machinery Limited Liability Company

> Venture Equipment Acquisition Company

> Realven Corporation

Rent and lease payments from Venture to the Winget assets are either paid or accrued during the period 2000 through 2007 have been reflected in the model and eliminated in the Pro-Forma consolidation as follows:

               RESTRUCTURED VENTURE NOTES TO FINANCIAL STATEMENTS

 (000's omitted)
2000     $ 10,162

2001     $ 10,162

2002     $ 10,162

2003     $ 10,162

2004     $ 10,162

2005     $ 10,162

2006     $ 10,162

c. The historical Pro-Forma financial statements referred to in the model as Rents Leases and Commissions are presented to reflect the impact of the contributed assets. The RLC entity is not a legal entity nor did it or does it keep a set of accounting ledgers. The historical and projected Pro-Forma for RLC reflect the amounts recorded as commissions, rents and leases recorded by Venture as due from Venture to Winget controlled assets. Certain assumptions were made as to payroll and other expenses.

(13)  Chodova Plana was sold in December, 2003.

(14) Due to uncertainty in the customer base in the UK, no activity is projected after June, 2004. (15) Due to sales contract expirations, the Hungary operation assumes no activity after 2004.

(16) France has a liquidity need of $5 million US to fund capital in June and July, 2004. It is assumed that France will be able to obtain adequate cash from sources other than the US to avoid interruption in production. These cash sources are undefined at this time.

                                    EXHIBIT I

COLLATERAL PLEDGED BY WINGET TO EXISTING BANK FACILITY PURSUANT TO EIGHTH AMENDMENT

               SUBORDINATION              SECURITY                                                                   TRANSFERRED
    NAME         AGREEMENT     GUARANTY   AGREEMENT   DESCRIPTION   MORTGAGE  DESCRIPTION   PLEDGE    DESCRIPTION   WINGET ENTITY
-------------  -------------  ----------  ---------  -------------  --------  -----------   ------   -------------  -------------
Larry Winget        Yes          Yes                                                         Yes     All stock:
and                           Limited                                                                1-9
Larry Winget                     to                                                                  Capital
Living Trust                  pledged                                                                stock: 10
                                stock                                                                Membership
                              unless                                                                 interests: 11
                                 he                                                                  Pledge of
                              violates                                                               PIM is
                              guaranty                                                               limited to
                                                                                                     proceeds
                                                                                                     from
                                                                                                     Venture
                                                                                                     Holding
                                                                                                     BV or
                                                                                                     Venture
                                                                                                     Asia Pacific

Venture Heavy       Yes          Yes         Yes      All Assets *                                                      Yes
Machinery
Limited
Liability
Company

Venture             Yes          Yes         Yes      All Assets                                                        Yes
Equipment
Acquisition
Company

Venture Real        Yes          Yes         Yes      All Assets                                                        Yes
Estate
Acquisition
Company

Realven             Yes          Yes         Yes      All Assets                                                        Yes
Corporation

Deluxe              Yes          Yes         Yes      All Assets                             Yes     Venco #1 LLC       Yes
Pattern                                                                                              (30%
Corporation                                                                                          interest)

Venture Real        Yes          Yes         Yes      All Assets      Yes     4701 Van                                  Yes
Estate, Inc.                                                                  Dyke,
                                                                              Almont, MI
                                                                              34410
                                                                              Commerce,
                                                                              Fraser, MI
                                                                              17350 &
                                                                              17400
                                                                              Malyn

Venture             Yes          Yes         Yes      All Assets      Yes     3367 Corunna                              Yes
Automotive                                                                    Rd., Flint,
Corporation                                                                   MI

Farm &              Yes          Yes         Yes      All Assets      Yes     10265 Holly                               Yes
Country Real                                                                  Road, Grand
Estate                                                                        Blanc, MI
Company                                                                       10293 Holly
                                                                              Road, Grand
                                                                              Blanc, MI
                                                                              10167 Halsy
                                                                              Road, Grand
                                                                              Banc, MI
                                                                              3330 Baldwin

Patent              Yes          Yes         Yes      All Assets                                                        Yes
Holdings
Company

PIM                              Yes                                                         Yes     Limited to         Yes
Management                    Collection                                                             65%: of: **
                                Only                                                                 1) Pledgor
                              Limited                                                                stock
                                 to                                                                  in Venture
                               pledge                                                                Asia
                                                                                                     Pacific; and
                                                                                                     2) Venture
                                                                                                     Holdings BV

Venco #1 LLC                     Yes                                                         Yes     Limited to         Yes
                              Collection                                                             65%
                                Only                                                                 of pledgor
                              Limited                                                                stock
                                 to                                                                  in Venture
                               pledge                                                                Asia
                                                                                                     Pacific **

Venture Sales       Yes          Yes         Yes     Limited to
& Engineering                                        1) Sales rep.
                                                     Agreement
                                                     eff. 1-1-91
                                                     between
                                                     Venture
                                                     Industries
                                                     and VSE
                                                     2) Sales rep.
                                                     Agreement
                                                     eff. 1-1-91
                                                     between
                                                     Vemco, Inc.
                                                     and VSE
                                                     3) Sales Rep.
                                                     Agreement
                                                     between
                                                     Venture
                                                     Holding Corp.
                                                     & VSE

Deluxe                           Yes         Yes      All Assets
Pattern
Corporation

* "Collateral" means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, and Other Collateral, wherever located, in which the Borrower or each of the Guarantors now has or thereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

** PIM & Venco #1 also executed an Australian Memorandum of Deposit for Asia Pacific shares PIM executed a Netherlands Form Agreement and Deed of Pledge for Venture Holdings BV Shares

                                    EXHIBIT J

                              SETTLEMENT TERM SHEET

                                                                         5/18/04

                              SETTLEMENT TERM SHEET

This term sheet (the "Term Sheet") is provided in the context of a settlement among the steering committee (the "Steering Committee") of pre-petition senior secured lenders (the "Senior Lenders") to Venture Holdings Company, LLC and its affiliated debtors (collectively, the "Debtors"), the administrative agent for the Senior Lenders (the "Agent") and the Official Committee of Unsecured Creditors appointed in the Debtors' bankruptcy proceedings (the "Creditors' Committee"). Except as expressly provided herein or in the Plan (defined below), this Term Sheet does not constitute, nor shall be deemed to constitute, an offer, agreement or commitment by any party to lend to, provide any extension of credit to or enter into any other transaction with the Debtors or any other party or to forbear from any rights or remedies that such party may have against any other party. Moreover, except for the undertakings in paragraphs 1, 2 and 12, the transactions contemplated in this Term Sheet are subject to (i) definitive legal documentation in form and substance reasonably satisfactory to the Steering Committee and the Creditors' Committee, (ii) internal authorization and approval by the Steering Committee, (iii) requisite approvals by the Bankruptcy Court, and (iv) other third party consents and approvals as are reasonably necessary and appropriate to effect the transactions described herein; provided, however, that notwithstanding the foregoing, the provisions of paragraph 10 of this Term Sheet shall be binding upon the receipt of approval of the Required Pre-Petition Lenders under the Existing Bank Facility and a determination by the Bankruptcy Court, after notice and a hearing, that such approval is sufficient to authorize the Litigation Loan (defined below). In addition, this Term Sheet and all transactions contemplated hereby are subject to the approval of the Required Pre-Petition Lenders of the provisions of paragraph 10 below on or before May 24, 2004 and satisfactory evidence thereof being provided to the Creditors' Committee. The Senior Lenders and the Creditors' Committee have various disputes between one another and the transactions embodied in this Term Sheet, subject to the approval of the Settlement Agreement (defined below) and upon consummation and effectuation of the Plan, are in full and final settlement of such disputes. The parties reserve all rights and remedies against one another in the event that the Plan is not confirmed and declared effective or the Settlement Agreement is not approved or the transactions contemplated thereby are not consummated. Notwithstanding the foregoing, it is the intention of the parties that the undertakings set forth in paragraphs 1, 2 and 12 below shall be binding upon the parties in any event until such time as the Settlement Agreement (defined below) has been disapproved. Capitalized terms used in this Term Sheet but not defined herein shall have the meanings given to such terms in the Plan.

1. In order to achieve a Closing Date (as that term is defined in the Contribution Agreement (defined below)) prior to June 30, 2004, or such other date as may be agreed upon among the parties to the Contribution Agreement, the Steering Committee and the Creditors' Committee shall support (a) approval of the Disclosure Statement of Venture Holdings Company LLC and Its Domestic Subsidiaries dated October 15, 2003 and filed with the Bankruptcy Court on October 15, 2003 (the "Disclosure Statement"), and (b) confirmation of the Debtors' Joint Plan of Reorganization filed with the Bankruptcy Court on September 24, 2003 (the "Plan"), with the modifications to each included on Exhibits A and B attached hereto, respectively, and such other modifications as may be agreed to by the Steering Committee and the Creditors' Committee.

The agreements reflected in the Term Sheet shall be embodied in a settlement agreement (the "Settlement Agreement") to be approved by the Bankruptcy Court pursuant to a settlement motion to be heard (except as provided in paragraph 10 below) at the hearing on the confirmation of the Plan (the "Confirmation Hearing"). The Settlement Agreement shall be executed by the Chairman of the Creditors' Committee, at the direction and on behalf of the Creditors' Committee, the agent for the Debtors' DIP financing facility and the Agent, at the direction and on behalf of the Steering Committee.

2. Unless Winget renews his commitment to support confirmation of the Plan, the Agent will file an adversary proceeding or other appropriate pleading (the "Performance Pleading") in the Bankruptcy Court seeking to compel specific performance of, or otherwise enforce, the Contribution Agreement dated as of September 22, 2003, among Larry J. Winget and the Larry J. Winget Living Trust (collectively, "Winget"), the Other Transferors Named Therein and the Debtors, as attached as Exhibit D to the Plan (the "Contribution Agreement"). The Creditors' Committee will support the relief reasonably requested in the Performance Pleading.

3. A trust will be established for the benefit of the Senior Lenders and in the manner and to the extent described in this Term Sheet, the Creditors' Trust (the "Senior Lender Trust"). The Senior Securities (defined below), shall be contributed to the Senior Lender Trust on the Effective Date. The Senior Securities, together with (i) all cash and cash equivalents received in respect of the Senior Securities from and after the Effective Date, (ii) proceeds of Trust Actions (defined below) payable to the Senior Lender Trust pursuant to paragraph 5 below and (iii) any Common Membership Interests or other equity interests in the Reorganized Company to be distributed to the Senior Lender Trust pursuant to paragraph 7 below shall comprise the entire corpus of the Senior Lender Trust. The "Senior Securities" shall consist of the Bank Senior Notes, the Bank Junior Notes, the Preferred Membership Interests, the securities received on account of the Bank Pre-Petition Priority Claims (the "Bank Priority Senior Note"), any securities received on account of the Securities Fee (the "Securities Fee Note") and any securities received on account of the Remaining Interest (defined below) (the "Interest Note"). The Senior Lender Trust shall issue a participation certificate to (x) each Senior Lender representing its interest in the Senior Lender Trust in an amount based on that portion of the Class 2 Claims (if the Senior Securities include the Bank Priority Senior Note) and Class 3 Claims held by such Senior Lender and the participation certificate shall recognize the priority of the Class 2 Creditors with respect to the Bank Priority Senior Note and (y) to the Creditors' Trust Trustee. The Steering Committee shall designate a trustee (the "Lender Trustee") for the Senior Lender Trust who shall act on behalf of the Senior Lenders in accordance with the terms of the Senior Lender Trust agreement, and otherwise at the direction of the Required Lenders for the Senior Securities (the "Required Lenders").

      The right and power to vote with respect to the Senior Securities shall remain solely within the control of the Lender Trustee acting at the direction of the Required Lenders; provided, however, that (A) unless and until Reorganized Venture is the subject of involuntary insolvency proceedings commenced by third party unsecured lenders not influenced, controlled or directed by the Senior Lenders or Lender Trustee (or voluntary insolvency proceedings initiated by the Reorganized Company without the vote of the Senior Lender non-independent director) (such insolvency, a "Qualified Insolvency"), the Lender Trustee will not, for a period of three (3) years commencing on the Effective Date and without the consent of the Creditors' Trust

Trustee, except as hereafter provided in this paragraph 3, (a) consent to or cause a sale, merger, consolidation or other business combination of Reorganized Venture or a significant portion of Reorganized Venture's assets, (b) consent to or cause Reorganized Venture to refinance or restructure the Bank Senior Notes or the Bank Junior Notes or redeem the Preferred Membership Interests; provided, however, that the Lender Trustee may consent to or cause Reorganized Venture to refinance the Bank Senior Notes or the Bank Junior Notes or redeem the Preferred Membership Interests without the consent of the Creditors' Trust Trustee if (x) with respect to each such issuance of securities, such issuance is paid in full, including all accrued and unpaid interest and dividends, in cash, and (y) the Creditor Trust receives a "make whole" payment from the Senior Lender Trust, senior in right of payment to the Senior Lender Initial Entitlement, in the amount of any lost residual interest as a result of such refinance or redemption as though such Senior Securities had not been refinanced or redeemed until the third anniversary date of the Effective Date, calculated, during the first and second years after the Effective Date, at a discount rate of 0%, and during the third year after the Effective Date at a discount rate of 5%, or (c) enforce the liens, security interests and mortgages or other such rights granted to secure the obligations under the Bank Senior Notes, the Bank Junior Notes, the Bank Priority Senior Note, the Securities Fee Note or the Interest Note unless and until the Exit Lenders take enforcement action pursuant to the terms of the Exit Financing Facility, and (B) from and after a Qualified Insolvency, the Lender Trustee will not, for a period of three (3) years commencing on the Effective Date, enforce the liens, security interests and mortgages or other such rights granted to secure the obligations under the Bank Senior Notes, the Bank Junior Notes, the Bank Priority Senior Note, the Securities Fee Note or the Interest Note without the consent of the Creditors' Trust Trustee except (subject to the provisions of the following sentence) with respect to (I) supporting or requiring a sale of Reorganized Venture to a third party (in which none of the Senior Lenders or Exit Lenders as of the date of such proposed sale has any equity interest ), (II) obtaining adequate protection of the liens, security interests or other such rights for the benefit of the Senior Lender Trust , and
(III) pursuing an internal reorganization for Reorganized Venture that preserves the economics contained in this Term Sheet. If (A) Reorganized Venture becomes the subject of an insolvency proceeding within three years after the Effective Date, (B) the EBITDA of Reorganized Venture excluding restructuring expenses, from and after the first anniversary of the Effective Date and tested monthly for the preceding 12 months on a rolling basis, has been at least $100 million at the time of each measurement, (C) the Creditors' Trust proposes a plan of reorganization (a "Qualified Plan") within six months after the petition date that leaves the Senior Securities unimpaired and provides for the full cash payment of the Exit Financing on the plan's effective date, (D) the Creditors' Trust secures a firm commitment (subject to customary conditions) for financing the Qualified Plan within six months after the petition date and (E) the Qualified Plan is confirmed within 12 months after the petition date, then (1) the Lender Trustee shall forbear from enforcing its liens and security interests during the pendency of the bankruptcy proceeding (except to obtain adequate protection for its secured interests during the pendency of the case), and (2) the Creditors' Trust Trustee shall have the right, but not the obligation, to acquire from the Lender Trustee all of the Lender Trustee's interests in the Senior Securities (as well as the Lender Trustee's remaining interest in the Creditors' Trust) for (i) the cash payment to the Lender Trustee, on or before the third anniversary of the Effective Date, in an amount equal to the then unpaid balance of the Senior Lender Initial Entitlement, plus (ii) one third of all Common Membership Interests and other interests in the Reorganized Company held by the Creditors' Trust, together with all distributions received by the Creditors' Trust in respect of such interests under the Qualified Plan, plus (iii) one third of all Trust Action recoveries obtained by the Creditors' Trust from and after the date that the Senior Lender Initial Entitlement has been paid Notwithstanding anything to the contrary in this paragraph 3, the agreements in this paragraph 3 shall in no way impair or prejudice (1) Winget's right to exercise Option A, (2) Reorganized Venture's right in accordance with the terms of the Operating Agreement to redeem the Preferred Membership Interests or refinance or restructure the Bank Senior Notes, the Bank Junior Notes, the Bank Priority Senior Note or the Interest Note, or (3) the Senior Lenders' right to agree to amendments and modifications to the Senior Securities so long as such amendments and modifications are not adverse to economic interests of the Creditors' Trust Trustee. The Senior Lenders will agree to modifications to the Trust Agreement reasonably requested by the Creditors' Committee to accommodate the foregoing provisions.

4. As set forth in the Plan, on the Effective Date the Agent shall receive from the Reorganized Company cash in an amount equal to (i) all unpaid fees and expenses incurred by the Agent through the Effective Date, plus (ii) 0.5% of the face amount of the Bank Senior Notes, the Bank Junior Notes and the Preferred Membership Interests (such cash, the "Securities Fee"), plus (iii) unpaid interest accrued on the Bank Claims through the Effective Date (the "Accrued Interest" and the Accrued Interest less $7.5 million, the "Remaining Interest"). On the Effective Date the Agent, acting on behalf of the Senior Lenders, will loan $7.5 million in Accrued Interest paid in cash to the Agent by the Reorganized Company to the Creditors' Trust solely for the purpose of funding the litigation expenses of the Creditors' Trust (such amount, the "Creditors' Trust Loan"). The Creditors' Trust Loan shall be evidenced by a note which (a) will be held by the Agent, for the ratable benefit of the Senior Lenders, (b) will be secured by a first priority lien on all the assets in the Creditors' Trust and Senior Lender Trust, (c) will accrue interest at the same rate as the Senior Lender Initial Entitlement, (d) will have no stated term, (e) will require mandatory payments promptly upon the realization of any cash by the Creditors' Trust, whether from Trust Actions (defined below) or otherwise, but in no event from the cash loaned pursuant to the Creditors' Trust Loan (which payments will be distributed by the Agent, when and as received, to the Senior Lenders), and (f) will have recourse to the assets of the Creditors' Trust and the Senior Lender Trust. Notwithstanding the foregoing, it is expected that the plan will provide that, in lieu of receiving cash on account of the Securities Fee, the Remaining Interest or the Bank Pre-Petition Priority Claims, the Senior Lenders shall receive the Securities Fee Note, the interest Note, or the Bank Priority Senior Note, respectively, which notes will be secured by the same collateral as the Bank Senior Notes and the Bank Junior Notes and will bear a rate of interest commensurate with the rate of interest to be paid on the exit Financing Facility and that such securities will be senior in right of payment to the Bank Senior Notes and Bank Junior Notes.

5. All recoveries by the Creditors' Trust, including recoveries on account of the Winget Actions or the Avoidance Actions (all such recoveries, the "Trust Actions") but excluding Common Membership Interests or other equity interests in the Reorganized Company recovered by the Creditors' Trust, shall (i) be converted to cash in an orderly liquidation, and (ii) be distributed in the following order of priority. Moreover, if and to the extent Common Interests or other equity interests in the Reorganized Company recovered by the Creditors' Trust (whether by an exercise of the Creditors' Warrant or the successful prosecution of claims against Winget or his affiliates other than Reorganized Venture (collectively, the "Winget Defendants")) are converted to cash, the proceeds of such interests shall also be distributed in the following order of priority. For the avoidance of doubt, the Creditors' Trust Trustee shall not be obligated to remit to the Agent or the Lender Trustee proceeds of the Creditors' Trust Loan.

      (a) First, to repay the reasonable fees, costs and expenses of the Creditors' Trust Trustee;(1)

      (b) Second, to repay the Creditors' Trust Loan;

      (c) Third, to the Senior Lender Trust until such time as cash in an amount equal to the Senior Lender Initial Entitlement (defined below) either has been distributed by the Lender Trustee to the Senior Lenders or is being held in trust by the Lender Trustee for the benefit of the Senior Lenders; and

      (d) Fourth, after the Senior Lender Initial Entitlement has been paid in full, (i) one third of all additional recoveries will be paid to the Senior Lender Trust and (ii) two thirds will be paid to the Creditors' Trust Trustee for distribution to the Creditors' Trust's beneficiaries (other than the Senior Lender Trust).

The distributions described above to the Senior Lender Trust shall be made when and as cash is received, but no more frequently than monthly.

The "Senior Lender Initial Entitlement" shall equal $400 million plus interest accrued on the unpaid balance of such amount from the Effective Date through the date the Senior Lender Initial Entitlement is paid in full in cash at a per annum interest rate of, at the election of the lender Trustee, 90 day LIBOR plus 3.0%, compounded quarterly or 30 day LIBOR plus 3.0% compounded monthly; provided, however, that such per annum interest rate shall in no event be less than 5.0% or greater than 8.0%. For the avoidance of doubt, repayment of the Creditors' Trust Loan from whatever the source shall not reduce or be applied against the Senior Lender Initial Entitlement.

6. All cash received by the Senior Lender Trust on account of the Senior Securities or the Trust Actions shall be distributed by the Lender Trustee, when and as received (promptly after the effectiveness of the Plan, but no more frequently than monthly) as follows:(2)

      (a) First, to the Lender Trustee on account of reasonable fees, costs and expenses of the Lender Trustee;

      (b) Second, to the Agent to repay the Creditors' Trust Loan;

      (c) Third, the amount of any "make whole" payment under paragraph 3 above to the Creditors' Trust for distribution by the Creditors' Trust Trustee to the beneficiaries other than the Senior Lender Trust;

-----------------
(1) Excluding fees, costs and expenses incurred in connection with the prosecution of claims by the Creditors Trust.

(2) For the avoidance of doubt, all fees, costs and expense of the agent under the Senior Securities will be paid directly to such agent in accordance with the terms of the Restructured Credit Agreement.

      (d) Fourth, to the Senior Lenders until such time as cash in an amount equal to the Senior Lender Initial Entitlement has been distributed by the Lender Trustee to the Senior Lenders; and

      (e) Fifth, after the Senior Lender Initial Entitlement has been paid in full, (i) one third of the cash received by the Senior Lender Trust on account of the Senior Securities and 100% of Trust Action proceeds received by the Senior Lender Trust shall be distributed by the Lender Trustee to the Senior Lenders, and (ii) two thirds of the cash received by the Senior Lender Trust on account of the Senior Securities shall be paid to the Creditors' Trust for distribution by the Creditors' Trust Trustee to the beneficiaries other than the Senior Lender Trust. Any non-cash assets received by the Senior Lender Trust as consideration for the Senior Securities shall be held by the Senior Lender Trust until monetized and such cash proceeds therefrom shall be distributed as set forth above.

7. If recoveries in respect of the Trust Actions are insufficient to repay the Creditors' Trust Loan, all Common Membership Interests or other equity interests in the Reorganized Company recovered by the Creditors' Trust (whether by an exercise of the Creditors' Warrant or the successful prosecution of claims against the Winget Defendants) shall be held by the Creditors' Trust Trustee for the benefit of the Agent until such time as such interests have been monetized and sufficient proceeds of such interests have been paid to the Agent to satisfy the Creditors' Trust Loan in full or until the Creditors' Trust Loan has been paid in full. After the Creditors' Trust Loan has been paid in full, all Common Membership Interests or other equity interests in the Reorganized Company recovered by the Creditors' Trust (whether by an exercise of the Creditors' Warrant or the successful prosecution of claims against the Winget Defendants) shall be held by the Creditors' Trust Trustee for the benefit of the Lender Trustee until such time as the Senior Lender Initial Entitlement has been paid. After the Senior Lender Initial Entitlement has been paid in full, one third of all Common Membership Interests or other equity interests in the Reorganized Company then held or thereafter recovered by the Creditors' Trust (whether by an exercise of the Creditors' Warrant or the successful prosecution of claims against the Winget Defendants) shall be held by the Creditors' Trust Trustee for the benefit of the Lender Trustee until monetized or distributed in kind. For the avoidance of doubt and except for cash proceeds of Common Membership Interests or other equity interests in the Reorganized Company actually distributed to the Agent or the Lender Trustee, the value of Common Membership Interests or other equity interests in the Reorganized Company held by the Creditors' Trust Trustee for the benefit of the Agent or the Lender Trustee pursuant to this paragraph 7 shall not reduce or in any way satisfy the Creditors' Trust Loan or the Senior Lender Initial Entitlement. The Lender Trustee shall have the right and a proxy to vote one third of all Common Membership Interests or other equity interests in the Reorganized Company in the Creditors' Trust that are held by the Creditors' Trust Trustee at any given time. The Creditors' Trust Trustee shall not be obligated to distribute the Common Membership Interests or other equity interests in the Reorganized Company (in contrast to cash proceeds of such interests) to the Senior Lender Trust unless and until such distribution is allowed pursuant to the terms of the Plan.

8. Selection of professionals by the Creditors' Trust Trustee to prosecute the Trust Actions shall be subject to the approval of the Lender Trustee; provided, however, that Akin Gump Strauss Hauer & Feld LLP and Pepper Hamilton LLP shall be deemed to be approved without any consent of the Lender Trustee. Additionally, the Creditors' Trust Trustee may not, without the consent of the Lender Trustee, which consent shall not be unreasonably withheld, settle or compromise any Trust Action or enter into any settlement that would in any way affect the determination of the value of the Creditors' Warrant, including any settlement in the context of the Valuation Procedures Motion.

9. The Plan will be modified to provide trade creditors and convenience class creditors with the same treatment that is currently prescribed for Class 5 unsecured creditors; provided, however, that if the Court determines that the foregoing modifications are adverse to Winget in a manner that would excuse him from performing the Contribution Agreement, the treatments prescribed in the pending Plan will automatically be reinstated. The trade creditors and convenience class creditors will vote as both Class 5 creditors and as creditors in their respective classifications under the pending Plan.

10. In the event the Plan is not confirmed, the Agent, acting on behalf of the Senior Lenders, upon request of the Oversight Committee or the Creditors' Committee, will loan $5.0 million upon the earlier to occur of (i) confirmation of an alternative plan or (ii) the receipt by the Pre-Petition Agent of cash in connection with the consummation of a 363 sale and after repayment in full of all costs, fees and expenses of the Pre-Petition Agent, to the entity created to pursue litigation claims against Winget or affiliates of Winget other than (1) the Debtors and (2) the parties to the Existing Bank Facility and any documents executed in connection therewith and any direct or indirect subsidiaries of such parties (the "Litigation Trust"), solely for the purpose of funding the litigation expenses of the Litigation Trust in connection with such litigation claims (the "Litigation Loan"). For the avoidance of doubt, the Litigation Loan shall not be used to attack or challenge (I) the claims of the Pre-Petition Lenders in connection with the Existing Bank Facility and the documents executed in connection therewith, (II) the guarantees executed in connection with the Existing Bank Facility and the documents executed in connection therewith, and
(III) the validity of the Pre-Petition Lenders' liens on, or security interest in or pledges of, the collateral provided pursuant to the Existing Bank Facility and the documents executed in connection therewith. The Litigation Loan shall be evidenced by a note which (a) will be held by the Agent, for the ratable benefit of the Senior Lenders, (b) will be secured by a first priority lien on all the assets in the Litigation Trust, (c) will accrue interest at the same rate as the Senior Lender Initial Entitlement, (d) will have no stated term, (e) will require mandatory payments immediately upon the realization of any cash by the Litigation Trust, from whatever the source (which payments will be distributed by the Agent, when and as received, to the Senior Lenders), and (f) will have recourse solely to the assets of the Litigation Trust. Notwithstanding anything to the contrary in this Term Sheet, the agreement to make the Litigation Loan is conditioned upon both the approval of the Required Pre-Petition Lenders under the Existing Bank Facility and a determination by the Bankruptcy Court, after notice and a hearing, that such approval is sufficient to authorize the Litigation Loan. The Steering Committee will seek to obtain Required Pre-Petition Lender approval by May 24, 2004. The parties to the Term Sheet agree to use reasonable best efforts to conduct a hearing with respect to the approval of the Litigation Loan on June 10, 2004. Notwithstanding anything to the contrary contained in this paragraph 10, the Senior Lenders shall have no obligation to make the Litigation Loan if the Holders of Class 2 and Class 3 Claims vote to accept the Plan and Holders of Class 5 Claims fail to accept the Plan in accordance with the provisions of the Bankruptcy Code.

11. The Steering Committee reserves the right to modify the Plan in any manner reasonably necessary to address any objection that may be raised by Winget (or his non-Debtor affiliates) in connection with the confirmation of the Plan provided that such modifications do not adversely affect the treatment of Class 5 Creditors, or Class 6 Creditors and Class 7 Creditors if such claims are treated as contemplated under the original plan; provided however, that the Steering Committee will not seek to so modify the Plan without obtaining the written consent of the Official Committee which consent shall not be unreasonably withheld. Additionally, the Steering Committee will (i) consult with the Creditors' Committee with respect to Officers, Senior Management, the Employment Agreements and the Exit Facility; (ii) will oppose any settlement in the context of a determination of the Value of Extinguished Actions that is not supported by the Creditors' Trust Trustee; (iii) will not waive any condition to the effectiveness of the Plan, or permit any modification thereto, or support the withdrawal of the Plan, without the approval of the Creditors' Committee,
(iv) accept modifications to the Plan and the Reorganization Documents requested by the Creditors' Committee that are (a) acceptable to the Steering Committee, and (b) do not result in changes to the original plan that are materially adverse to Winget and the Transferors taken as a whole as determined by an order of the Bankruptcy Court, and (v) support a change to the Plan that provides that the members of the Oversight Committee shall be appointed by the Creditors Committee and that the Oversight Committee shall appoint the Creditors' Trust Trustee provided that such changes are not determined to be materially adverse to Winget and the Transferors taken as a whole by the Bankruptcy Court, and the Steering Committee will use reasonable efforts to oppose any argument that such changes to the Plan constitute changes that are materially adverse to Winget and the Transferors taken as a whole.

12. Until June 30, 2004, unless the parties to the Contribution Agreement agree to extend the June 30, 2004 termination date under the Contribution Agreement or the Bankruptcy Court enters an order extending the June 30, 2004 termination date under the Contribution Agreement, in which case until such extended termination date, the Senior Lenders agree that, (i) absent written agreement of the Creditors Committee, for so long as the parties in good faith pursue confirmation of the Plan and the transactions contemplated by this Term Sheet, the Senior Lenders will refrain from proceeding with the pending adversary complaint (Adv. Pro. No. 04-4399) which seeks foreclosure on certain assets of non-Debtor affiliates of Winget, (ii) the Creditors' Committee shall retain all rights and remedies with respect to the Foreclosure Complaint or any similar action by such lenders, and (iii) the Senior Lenders shall not assert any waiver, laches or other defense based on the Creditors' Committee's (A) execution of this Term Sheet, (B) pursuit of the transactions contemplated by this Term Sheet, or (C) delay in asserting any rights or remedies as a result of the foregoing.

13. The approval of the Settlement Agreement pursuant to the Settlement Motion and the consummation of the transactions contemplated hereby, including execution of all necessary documentation, shall be a condition to the confirmation and effectiveness of the Plan.

14. The Senior Lenders will support and will not interfere in the litigation that the Creditors' Trust prosecutes.

15. The Steering Committee will support an amendment to the Plan providing exculpation to the Creditors' Committee and its members and their respective affiliates, professionals, agents, officers, directors and employees and a release by the Debtors of the Creditors' Committee and its members and their respective affiliates, professionals, agents, officers, directors and employees provided that such amendments do not result in a change to the original plan that is materially adverse to Winget and the Transferors taken as a whole as determined by an order of the Bankruptcy Court and the Steering Committee will use reasonable efforts to oppose any argument that such exculpation or release constitutes a change that is materially adverse to Winget and the Transferors taken as a whole.

16. The Steering Committee and the Creditors' Committee shall use all reasonable efforts to structure the transactions contemplated herein in a manner that is the most tax advantageous and which is designed, to the extent practicable, to not cause the Debtors, the Creditors' Trust or the Senior Lender Trust to become a public company subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or cause the Creditors' Trust or the Senior Lender Trust to be required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                    EXHIBIT K

                              SETTLEMENT TERM SHEET

                                    EXHIBIT K

    Summary of Terms of Bank Priority Senior Notes, Bank Senior Notes, Excess Interest Notes, Success Fee Notes, Bank Junior Notes and Preferred Membership
                                   Interest(1)

      BANK PRIORITY SENIOR NOTES:

      (i) recourse: full recourse to Reorganized Venture and it subsidiaries (the "Obligors") and secured by liens on substantially all of the assets of the Obligors (the "Collateral") and pledges of the equity of the Obligors (the "Pledges")

      (ii) interest: interest shall be payable in cash at a rate equal to the applicable rate of interest on term loans under the Exit Facility and shall be payable on the same payment dates as interest on term loans is payable pursuant to the terms of the Exit Facility; provided, however, that interest on the Bank Senior Priority Notes shall be paid in cash only to the extent the cash payment of such interest is permitted under the terms of the Exit Facility; provided, further, that to the extent that the cash payment of interest is not permitted under the Exit Facility, interest shall be PIK at the same rate and during such period as if such interest were permitted to be paid in cash under the Exit Facility

      (iii) term: 3.0 years

      (iv) mandatory prepayments: subject to (a) Reorganized Venture having available cash plus undrawn availability under the Exit Facility in the aggregate minimum amount of $20 million and (b) limitations that may be imposed in connection with an Exit Facility:

            (1) mandatory payments of 75% of excess cash flow in excess of [$ To Be Determined] on an LTM basis calculated quarterly;

            (2) mandatory prepayments equal to 100% of all tax refunds due to any Obligor; and

            (3) mandatory prepayments equal to 100% of after-tax net asset sale proceeds (subject to a $100,000 aggregate annual retention by the Reorganized Venture)

      (v)   prepayment premium: none

      (vi) amortization: principal payments shall be due on the same payment dates as the terms loans under the Exit Facility; provided, however, that principal payments which are due prior to the maturity date of the Bank Senior Priority Notes shall be paid only to the extent the cash payment of such principal is permitted under the terms of the Exit Facility

      (vii) collateral and subordination: the Bank Priority Senior Notes shall rank junior in right of payment and lien priority to the Exit Facility and senior in the right of payment

-------------------
(1) This summary of terms is subject in all respects to the relevant Reorganization Documents, including, without limitation, the terms of the Restructured Credit Agreement.

      and lien priority to the Securities Fee Notes, the Excess Interest Notes, the Bank Senior Notes and the Bank Junior Notes

      (viii) covenants, conditions, representations and warranties: substantially similar in type to those contained in the Existing Bank Facility, but modified in content in a manner that is acceptable to the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders, plus such others as may be agreed to by the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders

      SECURITIES FEE NOTES:

      (i) recourse: full recourse to the Obligors and secured by a lien on all of the Collateral and the Pledges

      (ii) interest: interest shall be payable in cash at a rate equal to the applicable rate of interest on term loans under the Exit Facility and shall be payable on the same payment dates as interest on term loans is payable pursuant to the terms of the Exit Facility; provided, however, that interest on the Securities Fee Notes shall be paid in cash only to the extent the cash payment of such interest is permitted under the terms of the Exit Facility; provided, further, that to the extent that the cash payment of interest is not permitted under the Exit Facility, interest shall be PIK at the same rate and during such period as if such interest were permitted to be paid in cash under the Exit Facility

      (iii) term: 3.0 years

(iv) mandatory prepayments: subject to (a) Reorganized Venture having available cash plus undrawn availability under the Exit Facility in the aggregate minimum amount of $20 million, (b) the payment in full of the Bank Priority Senior Notes and (c) limitations that may be imposed in connection with an Exit Facility:

            (1) mandatory payments of 75% of excess cash flow in excess of [$ To Be Determined] on an LTM basis calculated quarterly;

            (2) mandatory prepayments equal to 100% of all tax refunds due to any Obligor; and

            (3) mandatory prepayments equal to 100% of after-tax net asset sale proceeds (subject to a $100,000 aggregate annual retention by the Reorganized Venture)

      (v)   prepayment premium: none

      (vi) amortization: principal payments shall be due on the same payment dates as the terms loans under the Exit Facility; provided, however, that principal payments which are due prior to the maturity date of the Securities Fee Notes shall be paid only to the extent the cash payment of such principal is permitted under the terms of the Exit Facility

      (vii) collateral and subordination: the Securities Fee Notes (1) shall rank junior in right of payment and lien priority to the Exit Facility and Bank Priority Senior Notes, (2) shall rank pari passu in right of payment priority and lien priority with the Excess Interest Notes and (3) shall rank senior in right of payment priority and lien priority to the Bank

      Senior Notes and the Bank Junior Notes

      (viii) covenants, conditions, representations and warranties: substantially similar in type to those contained in the Existing Bank Facility, but modified in content in a manner that is acceptable to the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders, plus such others as may be agreed to by the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders

      EXCESS INTEREST NOTES:

      (i) recourse: full recourse to the Obligors and secured by a lien on all of the Collateral

      (ii) interest: interest shall be payable in cash at a rate equal to the applicable rate of interest on term loans under the Exit Facility and shall be payable on the same payment dates as interest on term loans is payable pursuant to the terms of the Exit Facility; provided, however, that interest on the Excess Interest Notes shall be paid in cash only to the extent the cash payment of such interest is permitted under the terms of the Exit Facility; provided, further, that to the extent that the cash payment of interest is not permitted under the Exit Facility, interest shall be PIK at the same rate and during such period as if such interest were permitted to be paid in cash under the Exit Facility

      (iii) term: 3.0 years

(iv) (vi) mandatory prepayments: subject to (a) Reorganized Venture having available cash plus undrawn availability under the Exit Facility in the aggregate minimum amount of $20 million, (b) the payment in full of the Bank Priority Senior Notes and (c) limitations that may be imposed in connection with an Exit Facility:

            (1) mandatory payments of 75% of excess cash flow in excess of [$ To Be Determined] on an LTM basis calculated quarterly;

            (2) mandatory prepayments equal to 100% of all tax refunds due to any Obligor; and

            (3) mandatory prepayments equal to 100% of after-tax net asset sale proceeds (subject to a $100,000 aggregate annual retention by the Reorganized Venture)

      (v)   prepayment premium: none

      (vi) amortization: principal payments shall be due on the same payment dates as the terms loans under the Exit Facility; provided, however, that principal payments which are due prior to the maturity date of the Excess Interest Notes shall be paid only to the extent the cash payment of such principal is permitted under the terms of the Exit Facility

      (vii) collateral and subordination: the Excess Interest Notes (1) shall rank junior in right of payment and lien priority to the Exit Facility and Bank Priority Senior Notes, (2) shall rank pari passu in right of payment priority and lien priority with the Securities Fee Notes and (3) shall rank senior in lien priority to the Bank Senior Notes and the Bank Junior Notes

       (viii) covenants, conditions, representations and warranties: substantially similar in type to those contained in the Existing Bank Facility, but modified in content in a manner that is acceptable to the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders, plus such others as may be agreed to by the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders

       BANK SENIOR NOTES:

       (i) recourse: full recourse to the Obligors and secured by a lien on all of the Collateral and the Pledges

       (ii) principal: aggregate principal balance of (approximately) $200 million

       (iii) interest: monthly cash pay interest (in arrears) at LIBOR (with a LIBOR floor of 2.00%) plus 7.00%, provided, however, that interest on the Bank Senior Notes shall be paid in cash only to the extent and during such periods as permitted under the terms of the Exit Facility; provided, further, to the extent that the cash payment of interest is not permitted under the Exit Facility, interest that would otherwise be payable in cash shall be PIK monthly at the same rate of interest as if such interest were permitted to be paid in cash

       (iv)   term: 3.0 years

       (v) amortization: to be set at such levels and periods as shall be mutually acceptable to the Steering Committee, the Debtors, the Exit Facility lenders and Winget

       (vi) mandatory prepayments: subject to (a) Reorganized Venture having available cash plus undrawn availability under the Exit Facility in the aggregate minimum amount of $20 million, (b) the payment in full of the Bank Priority Senior Notes and (c) limitations that may be imposed in connection with an Exit Facility:

              (1) mandatory payments of 75% of excess cash flow in excess of [$ To Be Determined] on an LTM basis, calculated quarterly;

              (2) mandatory prepayments equal to 100% of all tax refunds due to any Obligor; and

              (3) mandatory prepayments equal to 100% of after-tax net asset sale proceeds (subject to a $100,000 aggregate annual retention by the Reorganized Venture).

       (vii)  prepayment premium: none

       (viii) restructuring fee: .50% of the principal balance of the Bank Senior Notes, payable in cash on the Effective Date from the proceeds of the Exit Facility, provided, however, that to the extent such restructuring fee is not paid in cash, it shall be evidenced by, and payable pursuant to the terms of, the Securities Fee Notes

       (ix) collateral and subordination: the Bank Senior Notes (1) shall rank junior in right of payment and lien priority to the Exit Facility, the Bank Priority Senior Notes, the

       Securities Fee Notes and the Excess Interest Notes, (2) shall rank pari passu in right of payment with the Bank Junior Notes, and (3) shall rank senior in lien priority to the Bank Junior Notes.

       (x)    agency fee: Same amount and payment terms as in Existing Bank
       Facility.

       (xi) covenants, conditions, representations and warranties: same as those contained in the Existing Bank Facility with modifications acceptable to by the Steering Committee, Winget, the Reorganized Company and the Exit Facility lenders

       BANK JUNIOR NOTES:

       (i) recourse: full recourse to the Obligors and secured by a lien on all of the Collateral

       (ii)   principal: aggregate principal balance of $50 million

       (iii) interest: monthly cash pay interest (in arrears) at 5% per annum plus an additional interest PIK quarterly at 8% per annum; provided, however, that interest on the Bank Junior Notes shall be paid in cash only to the extent and during such periods permitted under the terms of the Exit Facility; provided, further, that to the extent that the cash payment of interest is not permitted under the Exit Facility, interest that would otherwise be payable in cash shall be PIK monthly at the same rate of interest as if such interest were permitted to be paid in cash

       (iv)   term: 3.0 years

       (v)    amortization: balloon at maturity

       (vi) mandatory prepayments: subject to (a) Reorganized Venture having available cash plus undrawn availability under the Exit Facility in the aggregate minimum amount of $20 million, (b) the payment in full of the Bank Priority Senior Notes, the Securities Fee Notes, the Excess Interest Notes and the Bank Senior Notes and (c) limitations that may be imposed in connection with an Exit Facility:

              (1) mandatory payments of 75% of excess cash flow in excess of [$ To Be Determined] on an LTM basis calculated quarterly;

              (2) mandatory prepayments equal to 100% of all tax refunds due to any Obligor; and

              (3) mandatory prepayments equal to 100% of after-tax net asset sale proceeds (subject to a $100,000 aggregate annual retention by the Reorganized Venture)

       (vii)  prepayment premium: none

       (viii) restructuring fee: .50% of the principal balance of the Bank Junior Notes, payable in cash on the Effective Date from the proceeds of the Exit Facility, provided, however, that to the extent such restructuring fee is not paid in cash, it shall be evidenced by, and payable pursuant to the terms of, the Securities Fee Notes

       (ix) collateral and subordination: the Bank Junior Notes (1) shall rank junior in right of payment and lien priority to the Exit Facility, the Bank Priority Senior Notes, the Securities Fee Notes and the Excess Interest Notes, (3) shall rank junior in lien priority to the Bank Senior Notes and (4) shall rank pari passu in right of payment priority with the Bank Senior Notes

       (x) covenants: same as those contained in the Existing Bank Facility with modifications acceptable to the Steering Committee, Reorganized Venture, Winget and the Exit Facility lenders

       PREFERRED MEMBERSHIP INTERESTS:

       (i)    issuer: Venture Delaware

       (ii) interest: PIK dividends during the first year following the Effective Date at the per annum rate of 15%, and thereafter at the per annum rate of 20%

       (iii)  principal: $175 million

       (iv) restructuring fee: .50% of the principal balance of the Preferred Membership Interests, payable in cash on the Effective Date from the proceeds of the Exit Facility, provided, however, that to the extent such restructuring fee is not paid in cash, it shall be evidenced by, and payable pursuant to the terms of, the Securities Fee Notes

       (v) redemption by Venture Delaware: the Preferred Membership Interests can be redeemed by the Venture Delaware at par plus all accrued but unpaid dividends at any time after the Bank Priority Senior Notes, Securities Fee Notes, Excess Interest Notes, Bank Senior Notes and the Bank Junior Notes have been paid in full and, in the event that the majority share of the Exit Facility is provided by a subset of the Pre-Petition Lenders, the Exit Facility has been paid in full and any commitments in respect of the Exit Facility have been terminated

       (vi) other terms: the Preferred Membership Interests will be structured, to the extent possible, in a manner most tax efficient to the holders in respect of the dividends. The terms and conditions of the Preferred Membership Interests and the charters, articles and by-laws of Reorganized Venture shall be in form and substance satisfactory to the Steering Committee and Winget

                                    EXHIBIT L

                       Chart Describing Modifications to
                           the Debtors' Joint Plan of
                                 Reorganization

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

   PROVISION OF THE           DEBTORS' SECOND AMENDED JOINT PLAN OF           THE DEBTORS' JOINT PLAN OF REORGANIZATION
 SECOND AMENDED PLAN          REORGANIZATION (FILED ON MAY 25, 2004)                 (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------
1.04 (New)             New Defined Term - Affiliate Guarantors. Those        N/A
                       Affiliates of Winget and the Debtors that
                       guaranteed the indebtedness owed by Venture to the
                       Pre-Petition Lenders pursuant to the Existing
                       Bank Facility.

1.18                   The definition of Bank Junior Notes has been          Original Definition - Bank Junior Notes.
                       modified to reflect that the obligations evidenced    The obligations evidenced by the Bank
                       by the Bank Junior Notes are now subordinated in      Junior Notes will be subordinated in right
                       right of payment to not only the Exit Financing       of payment to only the Exit Financing
                       Facility, as it was in the original Plan, but also    Facility and the liens securing payment of
                       the Bank Priority Senior Notes, the Securities Fee    the Bank Junior Notes were subordinated in
                       Notes and the Excess Interest Notes; additionally,    priority to the liens securing payment of
                       the liens securing payment of the Bank Junior Notes   both the Exit Facility and the Bank Senior
                       will now be subordinated in priority to the liens     Notes.
                       securing payment of the Exit Facility, the Bank
                       Senior Notes, the Bank Priority Senior Notes, the
                       Securities Fee Notes and the Excess Interest Notes.

1.19 (New)             New Defined Term - Bank One, NA Claim. The alleged    N/A
                       secured claim asserted by Bank One, NA under the
                       Existing Bank Facility, in the amount of
                       $7,334,395.60 arising out of costs of defending and
                       settling a lawsuit against Bank One, NA captioned
                       ORIX Capital Markets, LLC vs. Bank One Capital
                       Markets, Bank One, NA and Venture Holdings Company,
                       LLC, Cause No. 02-04999 filed in the 134th Judicial
                       District Court, Dallas County, Texas, and cost
                       incurred in closing out Term C Loans (as defined in
                       the Existing Bank Facility) made by Bank One, NA as
                       part of the Term C Loan syndication process.

1.21                   New Defined Terms - Bank Priority Senior Notes.       N/A
                       Priority senior secured notes in the aggregate
                       principal amount of the Bank Pre-Petition Priority
                       Claims to be issued on the Effective Date to the
                       Pre-Petition Lenders in accordance with, and shall

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

   PROVISION OF THE            DEBTORS' SECOND AMENDED JOINT PLAN OF           THE DEBTORS' JOINT PLAN OF REORGANIZATION
 SECOND AMENDED PLAN          REORGANIZATION (FILED ON MAY 25, 2004)                  (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------
                       be secured by the Liens as set forth in, the
                       Restructured Credit Agreement. The obligations
                       evidenced by the Bank Priority Senior Notes will be
                       subordinated in right of payment to the Exit
                       Financing Facility and the liens securing payment
                       of the Bank Priority Senior Notes will be
                       subordinated in priority to the liens securing
                       payment of the Exit Financing Facility. The Bank
                       Priority Senior Notes will be senior in right of
                       payment to the Bank Senior Notes and the Bank
                       Junior Notes and the liens securing the Bank
                       Priority Senior Notes will be pari passu in right
                       of priority to the liens securing the Bank Senior
                       Notes.

1.23                   Modified Definition - Bank Senior Notes. Senior       Original Definition - Bank Senior Notes.
                       secured notes in an aggregate principal amount        Senior secured notes in an aggregate
                       equal to the total principal amount of the Allowed    principal amount equal to the total
                       Bank Claims minus $225 million. The Debtors           principal amount of the Bank Claims on the
                       estimate that the principal amount of the Bank        Effective Date, minus $225 million.  The
                       Senior Notes will be approximately $200 million.      Debtors estimate that the principal amount
                       The Bank Senior Notes shall be issued on the          of the Bank Senior Notes will be
                       Effective Date to the Pre-Petition Lenders in         approximately $195 million. The Bank
                       accordance with the Restructured Credit Agreement.    Senior Notes shall be issued on the
                       The obligations evidenced by the Bank Senior Notes    Effective Date to the Pre-Petition Lenders
                       will be subordinate in right of payment to the        in accordance with the Restructured Credit
                       Exit Financing Facility, the Bank Priority Senior     Agreement. The obligations evidenced by
                       Notes, the Securities Fee Notes and the Excess        the Bank Senior Notes will be subordinate
                       Interest Notes and the liens securing payment of      in right of payment to the Exit Financing
                       the Bank Senior Notes will be subordinate in          Facility, the Bank Priority Senior Notes,
                       priority to the liens securing payment of the Exit    the Securities Fee Notes and the Excess
                       Financing Facility and senior in priority to the      Interest Notes and the liens securing
                       liens securing the Bank Junior Notes. To the          payment of the Bank Senior Notes will be
                       extent the Bank One, NA Claim or the Orix Claim       subordinate in priority to the liens
                       become Allowed Claims, the principal amount of the    securing payment of the Exit Financing
                       Bank Senior Notes shall be increased by the           Facility.
                       Allowed amount of the Bank

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

   PROVISION OF THE           DEBTORS' SECOND AMENDED JOINT PLAN OF           THE DEBTORS' JOINT PLAN OF REORGANIZATION
 SECOND AMENDED PLAN          REORGANIZATION (FILED ON MAY 25, 2004)                 (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------
                       One, NA Claim and the Orix Claim to the
                       extent not otherwise included in the Allowed Bank
                       Claims.

1.34                   Modified Definition - Claims Filing Bar Date.         Original Definition - Claims Filing Bar
                       December 15, 2004 as otherwise provided in the        Date.  October 15, 2003 or as otherwise
                       Order Modifying Order Establishing Bar Dates filed    provided in the Order Establishing Bar
                       with the Bankruptcy Court on November 11, 2003,       Dates for Filing Proofs of Claim and
                       or, in the case of Claims allowable as a result of    Proofs of Interest and Approving Form and
                       a judgment or order, the time set by Bankruptcy       Manner of Notice Thereof filed with the
                       Rule 3002(4).                                         Bankruptcy Court on August 29, 2003, or,
                                                                             in the case of Claims allowable as a
                                                                             result of a judgment or order, the time
                                                                             set by Bankruptcy Rule 3002(4).

1.41                   Modified Definition - Confirmation Order.  The        Original Definition -Confirmation Order.
                       order of the Bankruptcy Court confirming the Plan,    The order of the Bankruptcy Court
                       in form and substance reasonably acceptable to the    confirming the Plan, in form and substance
                       Debtors, Winget and the Steering Committee, and in    reasonably acceptable to the Debtors,
                       the form agreed to pursuant to the Contribution       Winget and the Steering Committee, and in
                       Agreement and attached thereto.  Subject to a         the form agreed to pursuant to the
                       Qualified Finding, the Steering Committee and the     Contribution Agreement and attached
                       Debtors will support any modifications to the         thereto.
                       Confirmation Order proposed by the Creditors'
                       Committee that are reasonably acceptable to the
                       Steering Committee and the Debtors.

1.49                   Modified Definition - DIP Facility. Collectively,     Original Definition - DIP Facility.
                       obligations under (I) the Amended and Restated        All obligations under the Post-Petition
                       Post-Petition Credit Agreement dated as of March      Credit Agreement, among Venture, as
                       28, 2003, among Venture, as borrower, the             borrower, the Post-Petition Agent and
                       Post-Petition Agent and the lenders party thereto     the lenders party thereto as amended,
                       as amended, and all documents ancillary thereto,      and all documents ancillary thereto,
                       including, without limitation, the guaranties of      including, without limitation, the
                       the other Debtors and the Affiliate Guarantors        guaranties of the other Debtors and
                       executed in connection therewith, as the same has     Deluxe Pattern Company, executed in
                                                                             connection therewith.

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               been, and may be, amended from time to time and (ii) the
               Senior Post-Petition Credit Agreement, to be dated June
               3, 2004, among Venture, as borrower, the Post-Petition
               Agent and the lenders party thereto as amended, and all
               documents ancillary thereto, including, without
               limitation, the guaranties of the other Debtors executed
               in connection therewith, as the same has been, and may
               be, amended from time to time.

1.50           The Definition of "DIP Orders" has been modified to         Original Definition -DIP Order. The Final Order
               include reference to the Order (I) Authorizing Debtors      Authorizing Debtors in Possession to Enter Into
               to Enter Into Senior Post-Petition Credit Agreement And     Post-Petition Financing Agreement and Obtain
               Obtain Post-Petition Financing Pursuant To Sections 363,    Post-Petition Financing Pursuant to Sections 363 and 364
               364 And 105 of the Bankruptcy Code, (II) Granting Senior    of the Bankruptcy Code and Providing Adequate Protection
               Liens, Security Interests, and Superpriority Claims,        and Granting Liens, Security Interests and Superpriority
               (III) Authorizing the Conversion of Certain Revolving       Claims and Authorizing Debtors to Enter Into Access and
               Credit Obligations Into Term Loan Obligations, (IV)         Accommodation Agreements entered by the Bankruptcy Court
               Authorizing the Debtors to Enter Into Modifications of      on March 31, 2003, as amended from time to time.
               Certain Customer Agreements, and (V) Granting Related
               Relief to be entered by the Bankruptcy Court on June 3,
               2004.

1.51           Modified Definition - Disbursing Agent. The Reorganized     Original Definition - Disbursing Agent. The Reorganized
               Debtors or any Person designated by the Reorganized         Debtors or any Person designated by the Reorganized
               Debtors and the Creditors' Committee to serve as a          Debtors to serve as a disbursing agent under Article 8 of
               disbursing agent under Article 8 of the Plan. The           the Plan.
               Creditors' Committee has been added as a party that can
               designate the person to serve as a disbursing Agent
               under Article 8 of the Plan.

1.52           Modified Definition - Disclosure Statement. The Second      Original Definition - Disclosure Statement. The
               Amended Disclosure Statement that relates to and            Disclosure Statement that relates to and accompanies the
               accompanies

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                    THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               the Plan, as it may be supplemented, amended or modified    Plan, as it may be supplemented, amended or modified from
               from time to time, and that is prepared and distributed     time to time, and that is prepared and distributed in
               in accordance with Section 1125 of the Bankruptcy Code,     accordance with Section 1125 of the Bankruptcy Code, and
               and in form and substance reasonably acceptable to          in form and substance acceptable to Debtors, the Steering
               Debtors, the Steering Committee, Winget and, subject to     Committee and Winget.
               a Qualified Finding, the Creditors' Committee.

1.54           The Definition of "Distributions" has been modified to      Original Definition - Distributions. The distributions to
               include Priority Senior Notes, Securities Fee Notes, and    be made in accordance with the Plan of, as the case may
               excess Interest Notes as distributions to be made           be: (a) cash, (b) Bank Junior Notes, (c) Bank Senior
               pursuant to the Plan in addition to the distributions       Notes, (c) Bank Senior Notes, (d) Common Membership
               contained in the Original Plan.                             Interests, (e) Preferred Membership Interests, (f) the
                                                                           Creditors' Warrant, (g) other interests in the Creditors'
                                                                           Trust and (h) any other distributions to Holders of
                                                                           Claims under the terms and provisions of the Plan.

1.55 (new)     New Defined Term - DTC Participants. The bank, broker,      N/A
               or other nominee that is the record holder of the
               securities position on record at the Depository with
               respect to the Old Notes and which holds such securities
               position for the account of the beneficial owner of the
               Old Notes, including, without limitation, the DTC
               Participant itself in its capacity as beneficial owner
               to the extent that the DTC Participant holds Old Notes
               for its own account.

1.61 (new)     New Defined Term - Excess Interest. That amount of          N/A
               interest payable to the Holders of Claims in Class 3 in
               excess of $7.5 million.

1.62 (new)     New Defined Term - Excess Interest Notes. Notes in a        N/A
               principal amount equal to the Excess Interest to be
               issued on the Effective Date to the Pre-Petition Lenders
               in Class 3 in

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               accordance with, and shall be secured by the Liens as
               set forth in, the Restructured Credit Agreement. The
               obligations evidenced by Excess Interest Notes will rank
               (i) senior in payment priority to the Bank Senior Notes
               and (ii) pari passu in lien priority to the Bank Senior
               Notes.

1.66           Modified Definition - Exit Financing Facility. The exit     Original Definition - Exit Financing Facility. The exit
               financing facility obtained by the Reorganized Debtors      financing facility obtained by the Reorganized Debtors
               and pursuant to the provisions of the Plan, which shall     and pursuant to the provisions of the Plan, which shall
               be senior in lien and payment priority to the Bank          be senior in lien and payment priority to the Bank Senior
               Priority Senior Notes, the Bank Senior Notes, the           Notes and the Bank Junior Notes pursuant to the
               Securities Fee Notes, the Excess Interest Notes and the     Subordination Agreement and which shall be a condition to
               Bank Junior Notes pursuant to the Subordination             the Effective Date.
               Agreement and which shall be a condition to the
               Effective Date.

1.96 (new)     New Defined Term - Original Plan. The Joint Plan of          N/A
               Reorganization and all supplements and exhibits thereto
               as filed by the Debtors with the Bankruptcy Court on
               September 24, 2003.

1.97 (new)     New Defined Term - Orix Claim. The alleged secured claim     N/A
               asserted by Orix Capital Markets LLC under the Existing
               Bank Facility in the amount of $1,537,330.57 arising out
               of the case captioned ORIX Capital Markets, LLC, ORIX
               Finance Corp. I and Seabord CLO 2000 LTD. vs. Venture
               Holdings Company, LLC., United States District Court,
               Eastern Division of Michigan, Southern Division, Case,
               Case No. 02-74554.

1.103          The definition of "Post-Petition Agent" has been            Original Definition - Post-Petition Agent. Bank One, N.A.
               modified to replace Bank One, N.A. with Black Diamond       as the Administrative Agent under the DIP Facility.
               Commercial Finance, LLC as the Administrative Agent
               under the DIP Facility.

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
1.112 (new)    New Defined Term - Qualified Finding. An order by the       N/A
               Bankruptcy Court finding that the Plan provision that is
               qualified by such a finding is not a modification to the
               Original Plan that is materially adverse to Winget and
               the Transferors taken as a whole. In connection with any
               motion seeking a Qualified Finding, the Steering
               Committee and the Debtors will oppose any argument that
               such modification to the Original Plan is materially
               adverse to Winget and the Transferors taken as a whole.

Former 1.106   N/A                                                         Registration Rights Agreement. A registration rights
(Deleted)                                                                  agreement pursuant to which the Holders of the Preferred
                                                                           Membership Interests would be entitled to certain
                                                                           registration rights.

1.116          The Definition of "Reorganization Documents" has been       Original Definition - Reorganization Documents. The
               modified to include the Priority Senior Notes, the Bank     Restructured Credit Agreement, the Bank Senior Notes, the
               Senior Notes, the Securities Fee Notes and the Excess       Bank Junior Notes, the Preferred Membership Interests,
               Interest Notes. All references to the Registration          the Common Membership Interests, the Operating Agreement,
               Rights Agreement have been deleted from the modified        the Amended Operating Agreement, the Certificate of
               plan. In addition, subject to a Qualified Finding, the      Formation, the Contribution Agreement (and exhibits
               Steering Committee and the Debtors will support any         thereto), the Subordination Agreement, the New Leases,
               modifications to the Reorganization Documents proposed      the Registration Rights Agreement, the Creditors'
               by the Creditors' Committee that are reasonably             Warrant, the Trust Agreement, the Employment Agreements,
               acceptable to the Steering Committee and the Debtors.       the Exit Financing Facility and all other documents
                                                                           necessary to effectuate the Plan, which documents shall
                                                                           (a) be filed by the Debtors with the Bankruptcy Court not
                                                                           later than twenty (20) days before the commencement of
                                                                           the Confirmation Hearing, unless otherwise specified
                                                                           herein; and (b) be reasonably

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           satisfactory to Winget, the Steering Committee and the
                                                                           Debtors.

1.119          Modified Definition - Restructured Credit Agreement. The    Original Definition - Restructured Credit Agreement. The
               post-Confirmation credit agreement governing the            post-Confirmation credit agreement governing the notes
               Bank Senior Notes, the Securities Fee Notes, the Excess     issued to the Pre-Petition Lenders in Class 3 under the
               Interest Notes and the Bank Junior Notes issued to the      Plan.
               Pre-Petition Lenders in Class 3 under the Plan and the
               Bank Priority Senior Notes to be issued to the
               Pre-Petition Lenders in Class 2 under the Plan.

1.124 (new)    New Defined Term - Securities Fee. Consideration in an      N/A
               amount equal to 0.5% of the face amount of the Preferred
               Membership Interests and the aggregate principal amount
               of the Bank Senior Notes and the Bank Junior Notes.

1.125 (new)    New Defined Term - Securities Fee Notes. Notes in a         N/A
               principal amount equal to the Securities Fee to be
               issued on the Effective Date to the Pre-Petition Lenders
               in Class 3 in accordance with, and shall be secured by
               the Liens as set forth in, the Restructured Credit
               Agreement. The obligations evidenced by Securities Fee
               Notes will rank (i) senior in payment priority to the
               Bank Senior Notes, and (ii) pari passu in lien priority
               to the Bank Senior Notes.

1.127          New Defined Term - Settlement Agreement. The agreement,     N/A
               subject to approval by the Bankruptcy Court and as a
               condition to Confirmation and the Effective Date, that
               provides for the resolution of all disputes among the
               Creditors' Committee and the Steering Committee on the
               terms outlined in the term sheet

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               attached to the Disclosure Statement as Exhibit J.

1.128          The definition of "Special Committee" has been modified     Original Definition - Special Committee. A special
               to refer to section 7.11 of the Operating Agreement.        committee of the Board of Venture Delaware consisting
                                                                           solely of the CEO and the designees of the Holders of the
                                                                           Preferred Membership Interests, which committee shall
                                                                           have the sole and exclusive power and authority to
                                                                           evaluate and approve or reject any proposed related party
                                                                           transaction.

1.129          The definition of "Steering Committee" was modified to      Under the original plan, the Steering Committee consisted
               remove Highland Capital Management, L.P., Marathon Asset    of the Pre-Petition Agent, Barclays Bank PLC, Highland
               Management, LLC, from the committee and to include          Capital Management, L.P., Marathon Asset Management, LLC,
               Cerberus Capital Management, L.P.                           Apollo Management, LP and Black Diamond Capital
                                                                           Management L.L.C.

1.132 (new)    New Defined Term - Transferors. This term shall have the    N/A
               meaning given in the Contribution Agreement attached to
               the Plan as Exhibit D.

1.134 (new)    New Defined Term - Triggering Event. A determination by     N/A
               the Bankruptcy Court that treating Class 6 Creditors and
               Class 7 Creditors as Class 5 Creditors is a change from
               the Original Plan that is materially adverse to Winget
               and the Transferors taken as a whole.

1.137          Modified Definition - The trustee of the Creditors'         Original Definition - The trustee of the Creditors' Trust
               Trust as designated by the Creditors' Committee in          as designated in the Trust Agreement.
               accordance with the Trust Agreement.

1.142          Modified Definition - Value of Extinguished Actions. The    Original Definition - Value of Extinguished Actions. The
               value (after giving consideration to all defenses,          value (after giving consideration to all defenses,
               counterclaims,

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               offsets or similar rights and litigation costs) of each     counterclaims, offsets or similar rights and litigation
               Extinguished Action on an entity by entity basis as of      costs) of each Extinguished Action on an entity by entity
               the Effective Date, determined either (i) by a              basis as of the Effective Date, determined either (i) by
               Bankruptcy Rule 9019 settlement between the Debtors and,    a Bankruptcy Rule 9019 settlement between the Debtors and
               subject to a Qualified Finding, the Creditors'              the Transferred Winget Entities approved prior to the
               Committee, on the one hand, and the Transferred Winget      Valuation Determination Date, or (ii) by the Bankruptcy
               Entities, on the other hand, approved prior to the          Court in accordance with the Warrant Valuation
               Valuation Determination Date, or (ii) by the Bankruptcy     Procedures. For purposes of determining the Value of the
               Court in accordance with the Warrant Valuation              Extinguished Actions, defenses shall include the
               Procedures. For purposes of determining the Value of the    consideration, to the extent relevant, of, among other
               Extinguished Actions, defenses shall include the            things (a) Liens of the Pre-Petition Lenders on the
               consideration, to the extent relevant, of, among other      assets subject to the Extinguished Actions, (b) any
               things (a) Liens of the Pre-Petition Lenders on the         subrogation rights of the Transferred Winget Entities or
               assets subject to the Extinguished Actions, (b) any         Winget subject to defenses, if any, and (c) the amount of
               subrogation rights of the Transferred Winget Entities or    any Claims which would have priority over Class 5 Claims
               Winget subject to defenses, if any, and (c) the amount      (to the extent that such priority claims do not reduce
               of any Claims which would have priority over Class 5        the positive balance, if any of the sum specified in
               Claims (to the extent that such priority claims do not      (a)(i) above).
               reduce the positive balance, if any of the sum specified
               in (a)(i) above).

1.145          The definition of "Vendor Support Agreement" has been       Original Definition - Vendor Support Agreement. An
               modified to require execution and delivery of the Vendor    agreement substantially in the form of Exhibit G to the
               Support Agreement before the Voting Deadline.               Plan pursuant to which a General Unsecured Creditor
                                                                           agrees to provide post-Confirmation credit on terms set
                                                                           forth in such agreement, including, without limitation,
                                                                           customary pricing terms, no less than net-60 day payment
                                                                           terms and credit limits no less than those which were in
                                                                           place as of January 1, 2002, to one or more of the
                                                                           Reorganized Debtors, which agreement shall be executed
                                                                           and delivered to the Reorganized Debtors on or before the

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Effective Date.

2.05           The classification of Class 5 General Unsecured Claims      The classification of Class 5 General Unsecured Claims
               has been modified as follows: Class 5 consists of all       under the original plan provided as follows: Class 5
               Allowed General Unsecured Claims, including the Note        consists of all Allowed General Unsecured Claims,
               Claims, provided, however, if a Triggering Event shall      including the Note Claims, but excluding (i) Unsecured
               have occurred, Class 5 shall not include (i) Unsecured      Convenience Claims and (ii) Vendor Support Claims. Class
               Convenience Claims and (ii) Vendor Support Claims. Class    5 is Impaired.
               5 is Impaired.

2.06           The classification of Class 6 Vendor Support Claims has     The classification of Class 6 Vendor Support Claims under
               been modified to reflect the following: If a Triggering     the original plan provided as follows: Class 6 consists
               Event has occurred, Class 6 will be established and will    of all Holders of Allowed General Unsecured Claims who
               consist of all Holders of Allowed General Unsecured         opt to become Holders of Vendor Support Claims. Class 6
               Claims who opt to become Holders of Vendor Support          is Impaired.
               Claims. Class 6, to the extent there is one, will be
               Impaired.

2.07           The classification of Class 7 Unsecured Convenience         The classification of Class 7 Unsecured Convenience
               Claims has been modified to reflect the following: If a     Claims under the original plan provided as follows: Class
               Triggering Event has occurred, Class 7 will be              7 consists of all Allowed Unsecured Convenience Claims.
               established and will consist of all Allowed Unsecured       Class 7 is Impaired.
               Convenience Claims. Class 7, to the extent there is one,
               will be Impaired.

3.03           Modified Provision -DIP Facility Claims. On the             Original Definition - DIP Facility Claims. On the
               Effective Date, in full satisfaction of the DIP Facility    Effective Date, in full satisfaction of the DIP Facility
               Claim, the DIP Facility Lenders shall receive (i) cash      Claim, the DIP Facility Lenders shall receive (i) cash in
               in an amount equal to the then outstanding amount of        an amount equal to the then outstanding amount of such
               such DIP Facility Claim (including all accrued and all      DIP Facility Claim (including all accrued and all unpaid
               unpaid interest, fees and expenses) plus (ii) a             interest, fees and expenses) plus (ii) a comprehensive
               comprehensive release of claims from the Debtors and in     release of claims from the Debtors and in favor of each
               favor of the Post-Petition Agent, each DIP Facility         DIP Facility Lender.
               Lender and their respective affiliates, professionals,
               agents, officers, directors and employees.

5.03           The treatment of Class 2 - Bank Pre-Petition Priority       The treatment of Class 2 - Bank Pre-Petition Priority
               Claims

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                    THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               under the Plan has been modified as follows: The Bank       Claims under the Plan was as follows: The Bank
               Pre-Petition Priority Claims, including all accrued and     Pre-Petition Priority Claims, including all accrued and
               all unpaid interest, fees and expenses thereon, will be     all unpaid interest, fees and expenses thereon, will be
               deemed to be Allowed Claims and, in full satisfaction of    deemed to be Allowed Claims and, in full satisfaction of
               such Claims, the Disbursing Agent shall distribute to       such Claims, will be paid in full in cash on the
               the Pre-Petition Agent (for the benefit of the              Effective Date.
               Pre-Petition Lenders) the Bank Priority Senior Notes.
               Distributions to Holders of Class 2 Claims shall be
               subject in all respects to the terms of the Settlement
               Agreement.

5.04           The treatment of Class 3 - Bank Claims has been modified    The treatment of Class 3 - Bank Claims under the original
               to reflect the following: The Bank Claims shall be          plan was as follows: The Bank Claims shall be Allowed in
               Allowed in an amount equal to the sum of (i) the            an amount equal to the sum of (i) the principal amount of
               principal amount of the Bank Claims (excluding the Bank     the Bank Claims as of the Petition Date, plus all unpaid
               One, NA Claim and the Orix Claim) as of the Petition        interest and fees accrued through the Petition Date, plus
               Date, plus all unpaid interest and fees accrued through     (ii) all interest and fees (if any) to which the
               the Petition Date, plus (ii) all interest and fees (if      Pre-Petition Lenders are entitled under Section 506(b) of
               any) to which the Pre-Petition Lenders are entitled         the Bankruptcy Code. On the Effective Date, in full
               under Section 506(b) of the Bankruptcy Code. On the         satisfaction of all of the obligations of the Debtors and
               Effective Date, in full satisfaction of all of the          the Transferred Winget Entities in respect of the Bank
               obligations of the Debtors and the Transferred Winget       Claims (including all Bank Secured Claims and all Bank
               Entities in respect of the Bank Claims (including all       Adequate Protection Claims) and the Guaranties, the
               Bank Secured Claims and all Bank Adequate Protection        Disbursing Agent shall distribute to the Pre-Petition
               Claims) and the Guaranties, the Disbursing Agent shall      Agent (for the benefit of the Pre-Petition Lenders) and
               distribute to the Pre-Petition Agent (for the benefit of    without further notice, application or hearing, (a) cash
               the Pre-Petition Lenders) and without further notice,       in an amount equal to all interest accrued on the Bank
               application or hearing, (a) cash in an amount equal to      Claims through the Effective Date plus all unreimbursed
               $7.5 million in interest accrued on the Bank Claims         fees, costs and expenses incurred by the Pre-Petition
               through the Effective Date plus all unreimbursed fees,      Agent through the Effective Date (regardless of whether
               costs and expenses incurred by the Pre-Petition Agent       such
               through the Effective Date (regardless of whether such
               interest and fees are allowed, or allowable,

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               pursuant to Section 506(b) of the Bankruptcy Code), (b)     interest and fees are allowed, or allowable, pursuant to
               the Excess Interest Note, (c) the Securities Fee Notes,     Section 506(b) of the Bankruptcy Code), (b) cash in an
               (d) the Bank Senior Notes, and (e) the Bank Junior          amount equal to 0.5% of the face amount of the Preferred
               Notes, and (f) the Preferred Membership Interests. To       Membership Interests and the aggregate principal amount
               the extent the Bank One, NA Claim or the Orix Claim         of the Bank Senior Notes and the Bank Junior Notes (c)
               become Allowed Claims, the principal amount of the Bank     the Bank Senior Notes, (d) the Bank Junior Notes, and (e)
               Senior Notes shall be increased by the Allowed amount of    the Preferred Membership Interests. In addition, on the
               the Bank One, NA Claim and the Orix Claim to the extent     Effective Date: (1) the Pre-Petition Lenders shall be
               no otherwise already included in the Allowed Bank           released from any and all claims held by the Debtors, (2)
               Claims. In addition, on the Effective Date: (1) each the    letters of credit outstanding prior to the Petition Date
               Pre-Petition Lender, the Pre-Petition Agent, and            shall be cancelled and/or assumed and deemed issued under
               their respective affiliates, professionals, agents,         the Exit Financing Facility, (3) all pre-petition liens
               officers, directors and employees shall be released from    on property of the Debtors held by or on behalf of the
               any and all claims held by the Debtors, (2) letters of      Pre-Petition Lenders shall survive the Effective Date and
               credit outstanding prior to the Petition Date shall be      shall secure the obligations evidenced by the Bank Senior
               cancelled and/or assumed and deemed issued under the        Notes and the Bank Junior Notes, but such liens shall be
               Exit Financing Facility, (3) all pre-petition liens on      subordinate in priority to the liens granted to secure
               property of the Debtors held by or on behalf of the         payment of the Exit Financing Facility and shall be
               Pre-Petition Lenders shall survive the Effective Date       subject to the Subordination Agreement, (4) all
               and shall secure the obligations evidenced by the Bank      Guaranties executed by the Debtors (and their direct and
               Senior Notes, the Securities Fee Notes, the Excess          indirect subsidiaries) in favor of the Pre-Petition
               Interest Notes and the Bank Junior Notes, but such liens    Lenders shall be replaced by the Guaranties executed in
               shall be subordinate in priority to the liens granted to    connection with the Restructured Credit Agreement, and
               secure payment of the Exit Financing Facility and shall     (5) the obligations evidenced by the Bank Senior Notes
               be subject to the Subordination Agreement, (4) all          and the Bank Junior Notes shall further be secured by the
               Guaranties executed by the Debtors (and their direct        liens more specifically described in the Restructured
               and indirect subsidiaries) in favor of the Pre-Petition     Credit Agreement. The Pre-Petition Lenders shall be
               Lenders shall be replaced by the Guaranties executed in     entitled to retain all payments made to the Pre-Petition
               connection with the Restructured Credit Agreement, and      Lenders prior
               (5) the obligations evidenced by the Bank Senior Notes,
               the Securities Fee Notes,


           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               the Excess Interest Notes and the Bank Junior Notes         to the Effective Date. Guaranties executed by the
               shall further be secured by the liens more specifically     Transferred Winget Entities, together with the Liens and
               described in the Restructured Credit Agreement. The         security interests granted by the Transferred Winget
               Pre-Petition Lenders shall be entitled to retain all        Entities to secure repayment of such Guaranty
               payments made to the Pre-Petition Lenders prior to the      obligations, shall be replaced by the Liens, Guaranties
               Effective Date. Guaranties executed by the Transferred      and other rights granted to the Pre-Petition Lenders
               Winget Entities, together with the Liens and security       under the Restructured Credit Agreement and the ancillary
               interests granted by the Transferred Winget Entities to     documents executed in connection therewith. Guaranties
               secure repayment of such Guaranty obligations, shall be     executed by the Retained Entities and Winget in favor of
               replaced by the Liens, Guaranties and other rights          the Pre-Petition Lenders, together with the Liens and
               granted to the Pre-Petition Lenders under the               security interests granted by the Retained Entities and
               Restructured Credit Agreement and the ancillary             Winget to secure repayment of such Guaranty obligations,
               documents executed in connection therewith. Guaranties      shall be released and discharged upon the Effective Date.
               executed by the Retained Entities and Winget in favor
               of the Pre-Petition Lenders, together with the Liens
               and security interests granted by the Retained Entities
               and Winget to secure repayment of such Guaranty
               obligations, shall be released and discharged upon the
               Effective Date. Distributions to Holders of Class 3
               Claims shall be subject in all respects to the terms of
               the Settlement Agreement.

5.05           The Plan provision regarding Class 5 - General Unsecured    Treatment of Original Class 5 - General Unsecured Claims
               Claims has been modified to subject the original            pursuant to Original Plan is as follows: Each Holder of
               treatment of such claims to the terms of the Settlement     an Allowed Class 5 Claim shall be entitled to receive, in
               Agreement.                                                  full satisfaction of such Claim, its respective Pro Rata
                                                                           distribution of Trust Assets from the Creditors' Trust
                                                                           (subject to any contractual subordination provisions,
                                                                           including the subordination provisions referenced in
                                                                           Section 8.14 of the Plan). The Trust Assets includes the
                                                                           Creditors' Warrant, which will be valued as follows: Each
                                                                           Allowed Claim in Class 5 shall be entitled to receive

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           its Pro Rata share of the Common Membership Interests in
                                                                           Venture Delaware represented by the following formula
                                                                           (the "Warrant Valuation Formula"): (i) Numerator: (A) the
                                                                           sum of (I) Value of Debtors, plus (II) Value of Venture B
                                                                           Assets, to the extent that such sum exceeds the aggregate
                                                                           amount of Allowed Claims in Classes 2 and 3 and other
                                                                           Claims which would have priority over Class 5 Claims. In
                                                                           the event the sum is less than zero, the sum shall be
                                                                           deemed to be zero. Plus: (A) Value of Extinguished
                                                                           Actions. (i) Denominator: Value of Reorganized Venture

                                                                           Warrant Valuation Procedures. On or before the hearing on
                                                                           the Disclosure Statement, the Debtors shall file a
                                                                           procedures motion with the Bankruptcy Court describing
                                                                           the procedures by which the Bankruptcy Court shall
                                                                           determine, as necessary, the Value of the Extinguished
                                                                           Actions, Value of the Venture B Assets, Value of Debtors
                                                                           and Value of Reorganized Venture (the "Warrant Valuation
                                                                           Procedures").

5.06           Class 6 - Vendor Support Claims has been modified to        The original plan provided for Class 6 - Vendor Support
               reflect the following treatment under the Plan: If a        Claims to be treated as follows: Each Holder of an
               Triggering Event shall have occurred, each Holder of an     Allowed Class 5 Claim who (i) provided goods or services
               Allowed Class 5 Claim who (i) provided goods or services    to the Debtors prior to the Petition Date, (ii) elects,
               to the Debtors prior to the Petition Date, (ii) elects,     on its ballot, to agree to a Vendor Support Agreement and
               on its ballot, to agree to a Vendor Support Agreement       (iii) executes and delivers a Vendor Support Agreement,
               and (iii) executes and delivers a Vendor Support            shall receive, in lieu of the treatment such Claim would
               Agreement, shall receive, in lieu of the treatment such

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               Claim would otherwise receive as an Allowed General         otherwise receive as an Allowed General Unsecured Claim,
               Unsecured Claim, in full satisfaction of such Claim,        in full satisfaction of such Claim, cash in an amount
               cash in an amount equal to 50% of its Allowed General       equal to 50% of its Allowed General Unsecured Claim,
               Unsecured Claim, which shall be paid in ten (10) monthly    which shall be paid in ten (10) monthly installments
               installments equal to 5% of such Allowed Claim,             equal to 5% of such Allowed Claim, beginning on the first
               beginning on the first Business Day of the 4th full         Business Day of the 4th full month following the month in
               month following the month in which the Effective Date       which the Effective Date occurs and continuing on the
               occurs and continuing on the first Business Day of each     first Business Day of each month thereafter until such
               month thereafter until such Allowed Claim is paid 50% of    Allowed Claim is paid 50% of the Allowed General
               the Allowed General Unsecured Claim. In the event,          Unsecured Claim. In the event, however, that the
               however, that the Bankruptcy Court concludes that the       Bankruptcy Court concludes that the foregoing treatment
               foregoing treatment renders the Plan unfairly               renders the Plan unfairly discriminatory in relation to
               discriminatory in relation to other non-accepting           other non-accepting classes of unsecured creditors (if
               classes of unsecured creditors (if any), then Holders of    any), then Holders of the Vendor Support Claims shall be
               the Vendor Support Claims shall be deemed to be included    deemed to be included in (and to receive the treatment
               in (and to receive the treatment prescribed for) Class 5    prescribed for) Class 5 General Unsecured Claims and
               General Unsecured Claims and their vote in Class 6 shall    their vote in Class 6 shall not count. In addition to
               not count. In addition to their votes in Class 6,           their votes in Class 6, Holders of Vendor Support Claims
               Holders of Vendor Support Claims are entitled to vote       are entitled to vote upon the treatment prescribed for
               upon the treatment prescribed for Class 5 General           Class 5 General Unsecured Claims and such votes (i) shall
               Unsecured Claims and such votes (i) shall be counted in     be counted in the event that the Class 6 treatment is
               the event that the Class 6 treatment is determined to       determined to have rendered the Plan unfairly
               have rendered the Plan unfairly discriminatory, and (ii)    discriminatory, and (ii) shall not be counted to the
               shall not be counted to the extent the Class 6 treatment    extent the Class 6 treatment is approved.
               is approved. Unless and until the Triggering Event shall
               have occurred, Holders of Class 5 Claims that otherwise
               would be entitled to be Class 6 Claims and receive the
               treatment described in this Section 5.06 as a result of
               satisfying the conditions provided herein for receiving
               Class 6 treatment shall be treated as Class 5 Creditors
               and shall be entitled to receive distributions made

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               to Class 5 Creditors and therefore shall be entitled to
               vote on the treatment afforded Class 5 Creditors.

5.07           The treatment of Class 7 - Unsecured Convenience Claims     Treatment of Class 7 - Unsecured Convenience Claims
               has been modified to reflect the following: If a            pursuant to the Original Plan is as follows: All Allowed
               Triggering Event shall have occurred, all Allowed           Unsecured Convenience Claims shall be paid not later than
               Unsecured Convenience Claims shall be paid not later        120 days after the Effective Date, in full satisfaction
               than 120 days after the Effective Date, in full             of such Claims, cash equal to 75% of the Allowed Claims.
               satisfaction of such Claims, cash equal to 75% of the
               Allowed Claims. Notwithstanding the foregoing, unless
               and until a Triggering Event shall have occurred,
               Holders of Class 7 Claims shall be treated as Class 5
               Creditors and in addition to voting as Class 7 Creditors
               shall be entitled to vote as Class 5 Creditors and
               receive distributions made to Class 5 Creditors to the
               extent such Claims are Allowed.

6.03           Modified Plan Provision - Agreements on the Effective       Original Plan Provision - Agreements on the Effective
               Date. In order to implement the Plan, the Debtors           Date. In order to implement the Plan, the Debtors
               anticipate that the following agreements, among others      anticipate that the following agreements, among others
               (each of which shall be a Reorganization Document), will    (each of which shall be a Reorganization Document), will
               be executed or implemented, on or prior to the Effective    be executed or implemented, on or prior to the Effective
               Date: (a) the Exit Financing Facility; (b) the              Date: (a) the Exit Financing Facility; (b) the
               Restructured Credit Agreement; (c) the Bank Priority        Restructured Credit Agreement; (c) the Bank Senior Notes;
               Senior Notes; (d) the Securities Fee Notes; (e) the         (d) the Bank Junior Notes; (e) the Trust Agreement; (f)
               Excess Interest Notes; (f) the Bank Senior Notes; (g)       the Contribution Agreement; (g) the Creditors' Warrant;
               the Bank Junior Notes; (h) the Trust Agreement; (i) the     (h) the Preferred Membership Interests; (i) the Common
               Contribution Agreement; (j) the Creditors' Warrant; (k)     Membership Interests; (j) the New Leases; (k) the
               the Preferred Membership Interests; (l) the Common          Employment Agreements; (l) the Subordination Agreement;
               Membership Interests; (m) the New Leases; (n) the           (m) the Certificate of Formation; (n) the Amended
               Employment Agreements; (o) the Subordination Agreement;     Operating Agreement; (o) the Operating
               (p) the Certificate of Formation; (q) the Amended
               Operating Agreement; (r) the Operating

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               Agreement; and (s) all other documents necessary            Agreement; (p) the Registration Rights Agreement; and (q)
               to effectuate the Plan.                                     all other documents necessary to effectuate the Plan.

               All of the above documents shall be (a) filed by the        All of the above documents shall be (a) filed by the
               Debtors with the Bankruptcy Court not later than twenty     Debtors with the Bankruptcy Court not later than twenty
               (20) days before the commencement of the Confirmation       (20) days before the commencement of the Confirmation
               Hearing unless otherwise specified herein, and (b)          Hearing unless otherwise specified herein, and (b)
               reasonably satisfactory to Winget, the Steering             reasonably satisfactory to Winget, the Steering Committee
               Committee and the Debtors. Subject to a Qualified           and the Debtors.
               Finding, the Steering Committee and the Debtors will
               support any modifications to the above documents
               proposed by the Creditors Committee that are reasonably
               acceptable to the Steering Committee and the Debtors.

6.07           Modified Plan Provision - Board. Prior to the Conversion    Treatment of Board pursuant to Original Plan. Prior to
               Date, the Board of Venture Delaware shall consist of        the Conversion Date, the Board of Venture Delaware shall
               seven (7) members. The Chief Executive Officer will         consist of seven (7) members. The Chief Executive Officer
               serve as a director. Holders of Common Membership           will serve as a director. Holders of Common Membership
               Interests will be entitled to designate three (3)           Interests will be entitled to designate three (3)
               directors, two (2) of whom will be Independent Directors    directors, two (2) of whom will be Independent Directors
               and one (1) of whom shall be Winget or his designee, who    and one (1) of whom shall be Winget or his designee, who
               will act as Chairman of the Board; provided, however,       will act as Chairman of the Board. Holders of the
               that Winget shall only serve on the Board of Venture        Preferred Membership Interests will be entitled to
               Delaware and be entitled to be Chairman of the Board to     designate three (3) directors, each of whom will be
               the extent provided in the Operating Agreement. Holders     Independent Directors. At least three (3) Business Days
               of the Preferred Membership Interests will be entitled      prior to the deadline for filing objections to
               to designate three (3) directors, two of whom will be       confirmation of the Plan, the Steering Committee and
               Independent Directors. At least three (3) Business Days     Winget shall file certificates with the Bankruptcy Court
               prior to the deadline for filing objections to              identifying those individuals proposed to serve as Board
               confirmation of the Plan, the Steering Committee and        members, or the means by which such individuals will be
               Winget shall file certificates with the Bankruptcy Court    selected. Each
               identifying those individuals proposed to

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               serve as Board members, or the means by which such          such director shall serve from and after the Effective
               individuals will be selected. Each such director shall      Date pursuant to the terms of the Certificate of
               serve from and after the Effective Date pursuant to the     Formation, the Operating Agreement and applicable law. In
               terms of the Certificate of Formation, the Operating        the event the Preferred Membership Interests have not
               Agreement and applicable law. In the event the Preferred    been redeemed by the Conversion Date, the Holders of the
               Membership Interests have not been redeemed by the          Preferred Membership Interests shall be entitled
               expiration of the Option A Period, the Holders of the       immediately and until such time as the Preferred
               Preferred Membership Interests shall be entitled            Membership Interests are redeemed in full, including
               immediately and until such time as the Preferred            accrued and unpaid dividends thereon, to (i) achieve
               Membership Interests are redeemed in full, including        voting control of the Board for all purposes by replacing
               accrued and unpaid dividends thereon, to (i) achieve        directors, electing additional directors and/or taking
               voting control of the Board for all purposes by             such other steps as shall be satisfactory to the Steering
               replacing directors, electing additional directors          Committee, and (ii) achieve voting control of the voting
               and/or taking such other steps as shall be satisfactory     equity interests of Venture Delaware for all purposes in
               to the Steering Committee, and (ii) achieve voting          a manner satisfactory to the Steering Committee.
               control of the voting equity interests of Venture
               Delaware for all purposes in a manner satisfactory to
               the Steering Committee.

6.08           Modified Plan Provision - Officers. Venture Delaware's      Original Plan Provision -Officers. Venture Delaware's
               Senior Management (i) shall be acceptable to the            Senior Management (i) shall be acceptable to the Steering
               Steering Committee (which, subject to a Qualified           Committee and Winget, and (ii) shall become employed by
               Finding, shall consult with the Creditors' Committee)       Venture Delaware no later than the Effective Date
               and Winget, and (ii) shall become employed by Venture       pursuant to employment agreements, including the
               Delaware no later than the Effective Date pursuant to       Employment Agreements that are reasonably acceptable to
               employment agreements, including the Employment             the Exit Lenders, the Steering Committee and Winget. The
               Agreements that are reasonably acceptable to the Exit       other officers of the Debtors immediately prior to the
               Lenders, the Steering Committee and Winget. The other       Effective Date shall serve as the officers of the
               officers of the Debtors immediately prior to the            Reorganized Venture until their successors are duly
               Effective Date shall serve as the officers of the           appointed in accordance with applicable law. Each officer
               Reorganized Venture until their successors are duly         shall serve from and after the Effective Date pursuant to
               appointed in accordance with applicable law. Each           the terms of the Certificate of Formation, the Operating
               officer shall serve from and after the Effective Date
               pursuant to the terms of the Certificate of Formation,
               the Operating

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               Agreement and applicable law.                               Agreement and applicable law.

6.17           Modified Plan Provision - Disbanding of Creditors           Original Plan Provision - Disbanding of Creditors
               Committee. On the later of the Effective Date and the       Committee. On the Effective Date, the Creditors'
               date on which the Oversight Committee is formed, the        Committee will be disbanded. Neither Reorganized Venture
               Creditors' Committee will be disbanded. Neither             nor the Creditors' Trust will be responsible for any fees
               Reorganized Venture nor the Creditors' Trust will be        or expenses of the Creditors' Committee, or of its
               responsible for any fees or expenses of the Creditors'      professionals and agents, incurred after the Effective
               Committee, or of its professionals and agents, incurred     Date unless otherwise ordered by the Bankruptcy Court.
               after the Effective Date unless otherwise ordered by the
               Bankruptcy Court.

7.01           The Plan has been modified to provide that the              Original Plan Provision - Appointment of Trustee. The
               Creditors' Committee shall have until the Effective Date    Trustee for the Creditors' Trust shall be appointed by
               to Appoint a Trustee for the Creditors' Trust.              the Creditors' Committee on the Effective Date. A notice
                                                                           shall be filed no later than the ten (10) days prior to
                                                                           the Confirmation Hearing Date designating the Person who
                                                                           is selected to serve as Trustee.

7.05           Interests in Creditors' Trust. The Plan has been            Original Plan Provision - Interests in Creditors' Trust.
               modified to allow only the Trustee to amend the Trust       Interests in the Creditors' Trust shall be uncertificated
               Agreement according to its terms and only to the extent     and shall be non-transferable except by operation of law.
               necessary to ensure that the Creditors' Trust will not      Holders of interests in the Creditors' Trust shall have
               become subject to the Exchange Act.                         no voting rights with respect to such interests. The
                                                                           Creditors' Trust will have a term of three (3) years from
                                                                           the Effective Date, without prejudice to the rights of
                                                                           the Oversight Committee to extend such term conditioned
                                                                           upon the Creditors' Trust not then becoming subject to
                                                                           the Exchange Act or changing its tax status. The terms of
                                                                           the Trust Agreement may be amended by the Trustee or the
                                                                           Debtors to the extent necessary to ensure that the
                                                                           Creditors' Trust will not become subject to the Exchange

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Act.

7.10           Modified Plan Provision - Cooperation; Access.              Original Plan Provision Cooperation; Access. Reorganized
               Reorganized Venture shall reasonably cooperate with the     Venture shall reasonably cooperate with the Trustee in
               Trustee and the Oversight Committee in pursuing             pursuing Avoidance Actions and Winget Actions and shall
               Avoidance Actions and Winget Actions and shall afford       afford reasonable access during normal business hours,
               reasonable access during normal business hours, upon        upon reasonable notice, to personnel and books and
               reasonable notice, to personnel and books and records of    records of the Reorganized Debtors to representatives of
               the Reorganized Debtors to representatives of the           the Creditors' Trust to enable the Trustee to perform the
               Creditors' Trust to enable the Trustee and the Oversight    Trustee's duties under the Trust Agreement. Reorganized
               Committee to perform the Trustee's duties under the         Venture shall not be required to incur any expenses in
               Trust Agreement. Reorganized Venture shall not be           connection with the Creditors' Trust absent reimbursement
               required to incur any expenses in connection with the       from the Creditors' Trust. The Bankruptcy Court retains
               Creditors' Trust absent reimbursement from the              jurisdiction to determine the reasonableness of a request
               Creditors' Trust. The Bankruptcy Court retains              of assistance and/or a related expenditure. Any requests
               jurisdiction to determine the reasonableness of a           for assistance shall not interfere with Reorganized
               request of assistance and/or a related expenditure. Any     Venture's business operations.
               requests for assistance shall not materially interfere
               with Reorganized Venture's business operations.

7.14 (New)     New Plan Provision - Effect of Settlement Agreement. The    N/A
               provisions in this Article VII governing the Creditors'
               Trust are subject in all respects to the terms of the
               Settlement Agreement.

8.01           Modified Plan Provision - Disbursements. The Disbursing     Original Plan Provision - Disbursements. The Disbursing
               Agent will make all distributions required under this       Agent will make all distributions required under this
               Plan except with respect to (i) the Creditor's Trust        Plan except with respect to (i) the Creditor's Trust
               which shall be made by the Trustee and (ii) the Claims      which shall be made by the Trustee and (ii) the Claims of
               of the Pre-Petition Lenders, which distributions shall      the Pre-Petition Lenders, which distributions shall be
               be made by the Disbursing Agent to the Pre-Petition         made by the Disbursing Agent to the Pre-Petition Agent.
               Agent. Distributions shall be made at the times provided    Distributions shall be made at the times provided herein
               herein or as otherwise ordered by the Bankruptcy Court.     or as otherwise ordered by the Bankruptcy Court.
               Notwithstanding anything herein to the contrary, the        Notwithstanding anything herein to the contrary, the
               Trustee shall not distribute the Creditors' Warrant         Trustee shall not

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               or any Common Membership Interests obtained upon            distribute the Creditors' Warrant or any Common
               exercise of the Creditors' Warrant absent consent of the    Membership Interests obtained upon exercise of the
               Venture Delaware, Winget and the holders of the             Creditors' Warrant absent consent of the Venture
               Preferred Membership Interests; which consent, subject      Delaware, Winget and the holders of the Preferred
               to a Qualified Finding, shall not be unreasonably           Membership Interests.
               withheld, or, subject to a Qualified Finding, by order
               of a court of competent jurisdiction.

8.04           Modified Plan Provision - Delivery of Distributions.        Original Plan Provision - Delivery of Distributions.
               Distributions to Holders of Allowed Claims shall be made    Distributions to Holders of Allowed Claims shall be made
               by the Disbursing Agent or the Trustee (a) at the           by the Disbursing Agent (a) at the addresses set forth on
               addresses set forth on the proofs of claim filed by such    the proofs of claim filed by such Holders (or at the last
               Holders (or at the last known addresses of such Holders     known addresses of such Holders if no proof of claim is
               if no proof of claim is filed or if the Debtors have        filed or if the Debtors have been notified in writing of
               been notified in writing of a change of address), (b) at    a change of address), (b) at the addresses set forth in
               the addresses set forth in any written notices of           any written notices of address changes delivered to the
               address changes delivered to the Disbursing Agent or        Disbursing Agent after the date of any related proof of
               Trustee after the date of any related proof of claim, or    claim, or (c) at the addresses reflected in the Schedules
               (c) at the addresses reflected in the Schedules if no       if no proof of claim has been filed and the Disbursing
               proof of claim has been filed and the Disbursing Agent      Agent has not received a written notice of a change of
               or Trustee, as applicable, has not received a written       address. If any Creditor's distribution is returned as
               notice of a change of address. If any Creditor's            undeliverable, no further distribution to such Creditor
               distribution is returned as undeliverable, no further       shall be made unless and until the Disbursing Agent is
               distribution to such Creditor shall be made unless and      notified of such Creditor's then-current address, at
               until the Disbursing Agent or Trustee, as applicable is     which time all missed distributions shall be made to such
               notified of such Creditor's then-current address, at        Creditor without interest. Amounts in respect of
               which time all missed distributions shall be made to        undeliverable distributions shall be returned to the
               such Creditor without interest. Any undeliverable Cash      Reorganized Debtors or the
               (including dividends or other distributions on account
               of undeliverable Membership Interests) will be held in a
               segregated bank account in the name of the Disbursing
               Agent or Trustee, as applicable, for the benefit of the
               potential claimants of such funds. The

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               Disbursing Agent holding undeliverable Cash will invest     Creditors' Trust, as applicable, until such distributions
               such Cash in a manner consistent with Reorganized           are claimed. All funds or other undeliverable
               Venture's investment and deposit guidelines. An             distributions returned to the Reorganized Debtors or the
               undeliverable Common Membership Interest will be            Creditors' Trust, as applicable, and not claimed within
               allocated to the reserve created pursuant to Section        six (6) months of return shall be distributed to the
               8.05 of the Plan for the benefit of the potential           other Creditors of the Class of which the Creditor to
               claimants of such securities. Prior to closing of the       whom the distribution was originally made is a member in
               Chapter 11 Case, on each anniversary of the Effective       accordance with the provisions of the Plan applicable to
               Date that undeliverable distributions are being held on     distributions to that Class. Upon such reversion, the
               behalf of holders of Claims, the Disbursing Agent or        Claim of any Creditor or their successors with respect to
               Trustee, as applicable, will file with the Bankruptcy       such property shall be discharged and forever barred
               Court a list identifying all such holders. Promptly         notwithstanding any federal or state escheat laws to the
               after the last day of each fiscal quarter, the              contrary Nothing contained in the Plan shall require the
               Disbursing Agent or Trustee will make all distributions     Disbursing Agent or the Trustee to attempt to locate any
               that become deliverable to holders of Allowed Claims        Creditor holding an Allowed Claim
               during the preceding calendar quarter. Each such
               distribution will include, to the extent applicable, a
               Pro Rata share of dividends or other distributions, if
               any (in each case, net of applicable taxes, if any,
               payable by the Trustee in respect thereof), that were
               previously paid by the Trustee in respect of any
               Membership Interests included in such distribution. Any
               holder of an Allowed Claim that does not assert a claim
               pursuant to the Plan for an undeliverable distribution
               to be made by the Disbursing Agent or the Trustee, as
               applicable, within two years after the Effective Date
               will have its claim for such undeliverable distribution
               discharged and will be forever barred from asserting any
               such claim against the Debtors, Reorganized Venture, the
               Disbursing Agent, the Creditors' Trust, the Trustee or
               their property. In such

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               cases with respect to Allowed Class 5 Claims (i) Common
               Membership Interests and Cash will be retained for
               redistribution to holders of Allowed Class 5 Claims, and
               (ii) for purposes of this redistribution, each Allowed
               Claim for which such distributions are undeliverable
               will be deemed disallowed in its entirety. In such cases
               with respect to Allowed Claims in any other Class,
               unclaimed Cash will become property of Reorganized
               Venture, free of any restrictions thereon. Nothing
               contained in the Plan will require any Debtor or
               Disbursing Agent or Trustee to attempt to locate any
               holder of an Allowed Claim

8.07 (New)     New Plan Provision - Discharge and Cancellation of Old      N/A
               On the Effective Date, except as otherwise provided
               herein, Old Notes shall be deemed extinguished,
               cancelled and of no further force or effect, and the
               obligations of the Debtors thereunder shall be
               discharged, in each case without any further act or
               action under any applicable agreement, law, regulation,
               order or rule and without any further action on the part
               of the Bankruptcy Court or any Person.

8.14           Modified Plan Provision - Recognition and Settlement of     Original Plan Provision - Continued Enforcement of
               Subordination Provisions. Pursuant to the terms of          Subordination Provisions. The Trustee shall comply with
                                                                           any request by the Indenture Trustee to enforce the

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               the Old Senior Notes Indentures and the Old Subordinated    subordination provisions under the Old Subordinated Notes
               Notes Indenture, holders of the Old Senior Notes have       for the benefit of Holders of the Old Senior Notes by
               Claims that are contractually senior to the Claims of       remitting distributions otherwise payable to Holders of
               the holders of Old Subordinated Notes. As such, the Old     the Old Junior Notes, Pro Rata, to Holders of Old Senior
               Subordinated Notes are subordinated to the Old Senior       Notes.
               Notes. In recognition and settlement of claims relating
               to the contractual subordination of the Old Subordinated
               Notes to the Old Senior Notes in the Old Subordinated
               Notes Indenture, the holders of Old Subordinated Notes
               shall receive Distributions from the Creditors' Trust
               equal to 10% of what they would have otherwise received
               if the contractual subordination provisions contained in
               the Old Subordinated Notes Indenture were not enforced;
               and the remaining 90% of what they would have otherwise
               received if the contractual subordination provisions
               contained in the Old Subordinated Notes Indenture were
               not enforced shall be distributed to the holders of the
               Old Senior Notes only and not to any other holder of
               Class 5 Claims. Subject to the foregoing, each holder of
               a Class 5 Claim shall be entitled to receive in full
               satisfaction of such Claim its respective Pro Rata
               Distribution of Trust Assets from the Creditors' Trust.

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
10.01          The Conditions Precedent to Confirmation have been          Conditions Precedent to Confirmation pursuant to the
               modified to include the condition that the Settlement       Original Plan. The following are conditions precedent to
               Agreement shall have been approved.                         the Confirmation of the Plan: (a) The Bankruptcy Court
                                                                           shall have approved Disclosure Statement. (b) The
                                                                           Confirmation Order shall be in form and substance as
                                                                           provided for in the Contribution Agreement. (c) The
                                                                           Contribution Agreement shall be in full force and effect
                                                                           without modification except as permitted thereby.

10.02          Modified Plan Provision - Conditions Precedent to           Conditions Precedent to Effectiveness pursuant to the
               Effectiveness. Notwithstanding any other provision of       Original Plan. Notwithstanding any other provision of the
               the Plan or the Confirmation Order, the Effective Date      Plan or the Confirmation Order, the Effective Date of the
               of the Plan shall not occur, and the Plan shall not be      Plan shall not occur, and the Plan shall not be binding
               binding on any party, unless and until each of the          on any party, unless and until each of the following
               following conditions has been satisfied or waived, in       conditions has been satisfied or waived, in accordance
               accordance with Section 10.04, in writing by the            with Section 10.04, in writing by the Debtors: (a) The
               Debtors: (a) The Confirmation Order shall have been         Confirmation Order shall have been entered and shall not
               entered and shall not have been vacated or stayed. (b)      have been vacated or stayed. (b) The closing and an
               The closing and an initial funding shall have occurred      initial funding shall have occurred under the Exit
               under the Exit Financing Facility and all conditions        Financing Facility and all conditions precedent to the
               precedent to the consummation thereof (other than the       consummation thereof (other than the occurrence of the
               occurrence of the Effective Date of the Plan) shall have    Effective Date of the Plan) shall have been waived or
               been waived or satisfied in accordance with the terms       satisfied in accordance with the terms thereof. (c) All
               thereof. (c) All Reorganization Documents shall have        Reorganization Documents shall have been delivered and
               been executed and delivered and all conditions precedent    all conditions precedent thereto shall have been
               thereto shall have been satisfied or waived; (d) All        satisfied or waived; (d) All other actions, documents and
               other actions, documents and agreements necessary to        agreements necessary to implement the Plan as of the
               implement the Plan as of the Effective Date shall have      Effective Date shall have
               been executed as necessary, delivered and all
               conditions precedent thereto shall

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               have been satisfied or waived; (e) The Contribution         been delivered and all conditions precedent thereto shall
               Agreement shall be in full force and effect and no          have been satisfied or waived; (e) The Contribution
               party thereto shall be in breach or default of the          Agreement shall be in full force and effect and no party
               terms thereof and the transactions contemplated thereby     thereto shall be in breach or default of the terms
               shall have been consummated; (f) The Steering               thereof; (f) The Steering Committee, Winget, Venture
               Committee, Winget, Venture Delaware and the                 Delaware and the Pre-Petition Agent shall have approved
               Pre-Petition Agent shall have approved the terms of the     the terms of the Employment Agreement; (g) The Debtors
               Employment Agreement; (g) The Debtors shall have            shall have sufficient cash to make distributions required
               sufficient cash to make distributions required under        under the Plan on the Effective Date, including, but not
               the Plan on the Effective Date, including, but not          limited to, the cash payment to the Pre-Petition Lenders
               limited to, requisite cash payments to the Pre-Petition     and the DIP Facility Claim; and (h) The Warrant Valuation
               Lenders and on account of the DIP Facility Claim; (h)       Procedures shall be approved by the Bankruptcy Court.
               The Oversight Committee shall have been formed; (i) The
               Creditors' trust shall have been established and be
               functioning; (j) The Warrant Valuation Procedures shall
               be approved by the Bankruptcy Court; and (k) The
               Settlement Agreement shall have been approved by the
               Bankruptcy Court and the transactions contemplated
               thereby, including the execution and delivery of all
               necessary documentation, shall have been consummated.

10.03          Modified Plan Provision - Effect of Failure of              Original Plan Provision - Effect of Failure of Conditions
               Conditions to Effective Date. In the event that one or      to Effective Date. In the event that one or more of the
               more of the conditions set forth in Section 10.02 has       conditions set forth in Section 10.02 has not occurred or
               not occurred or duly been waived by the Debtors, Winget,    duly been waived by the Debtors, Winget and the Steering
               the Steering Committee and, subject to a Qualified          Committee pursuant to Section 10.04 of the Plan on or
               Finding, the Creditors' Committee, pursuant to Section      before One Hundred Twenty (120) days after the
               10.04 of the Plan on or before One Hundred Twenty (120)     Confirmation Date, upon notification submitted by the
               days after the Confirmation Date, upon notification         Debtors to the Bankruptcy Court, (a) the Confirmation
               submitted by the Debtors to the Bankruptcy Court, (a)       Order shall be vacated, (b) no distributions under the
               the Confirmation Order shall be vacated, (b) no             Plan
               distributions under

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               the Plan shall be made, (c) the Debtors and all Holders     shall be made, (c) the Debtors and all Holders of Claims
               of Claims and Interests shall be restored to the status     and Interests shall be restored to the status quo ante as
               quo ante as of the day immediately preceding the            of the day immediately preceding the Confirmation Date as
               Confirmation Date as though Confirmation never occurred,    though Confirmation never occurred, and (d) the parties'
               and (d) the parties' respective obligations with respect    respective obligations with respect to the Claims and
               to the Claims and Interests shall remain unchanged and      Interests shall remain unchanged and nothing contained
               nothing contained herein shall constitute or be deemed a    herein shall constitute or be deemed a waiver or release
               waiver or release of any Claims or Interests by or          of any Claims or Interests by or against the Debtors or
               against the Debtors or any other person in any further      any other person in any further proceeding involving any
               proceeding involving any Debtor.                            Debtor.

10.04          Modified Plan Provision - Waiver of Conditions. The         Original Plan Provision -Waiver of Conditions. The
               Debtors may (with the consent of Winget, the Steering       Debtors may (with the consent of Winget and the Steering
               Committee and, subject to a Qualified Finding, the          Committee), but shall have no obligation to, waive any
               Creditors' Committee), but shall have no obligation to,     conditions set forth in Section 10.02, without notice and
               waive any conditions set forth in Section 10.02, without    without leave of or order of the Bankruptcy Court. To be
               notice and without leave of or order of the Bankruptcy      effective, any such waiver shall be in writing and signed
               Court. To be effective, any such waiver shall be in         by the Debtors, or shall be a stipulation on the record
               writing and signed by the Debtors, or shall be a            in this Case of which a transcript is made.
               stipulation on the record in this Case of which a
               transcript is made.

11.05          The release by Debtors contained in the Plan has been       The release by Debtors contained in the Original Plan. On
               modified to reflect the following: Effective as of the      the Effective Date, the Debtors, hereby waive, release,
               Effective Date, the Debtors, agree to waive, release,       and discharge all of the Debtors' shareholders, members,
               and discharge all of the Debtors' shareholders, members,    directors and officers, employees, agents, managers,
               directors and officers, employees, agents, managers,        advisors, attorneys or representatives (in their capacity
               advisors, attorneys or representatives (in their            as such and in no other capacity) (the "Released
               capacity as such and in no other capacity) from all         Parties"), from all liability based upon any act or
               liability based upon any act or omission related to         omission related to post-petition service with, for, or
               post-Petition Date service with, for, or on behalf of       on behalf of the Debtors or their Affiliates through and
               the Debtors or their Affiliates through and including       including the Effective Date. The immediately preceding
               the Effective Date. Subject to a Qualified Finding, on      sentence shall not,
               the

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               Effective Date, the Debtors agree to waive, release and     however, apply to (i) any indebtedness of any Person to
               discharge the Creditors' Committee and its members, each    any Debtor for money borrowed by such Person, (ii) any
               members' directors, officers, employees, and agents and     setoff or counterclaim that a Debtor may have or assert
               the Creditors' Committee's advisors, attorneys or           against any Person, provided that the aggregate amount
               representatives (in their capacity as such and in no        thereof shall not exceed the aggregate amount of any
               other capacity) from all liability based upon any act or    Claims held or asserted by such Person against such
               omission related to post-Petition Date service with,        Debtor, (iii) any garnishments; and (iv) any of the
               for, or on behalf of the Creditors' Committee through       Retained Actions.
               and including the Effective Date. Notwithstanding any
               provision of the Plan to the contrary, the forgoing
               releases shall not apply to (i) any indebtedness of any
               Person to any Debtor for money borrowed by such Person,
               (ii) any setoff or counterclaim that a Debtor may have
               or assert against any Person, provided that the
               aggregate amount thereof shall not exceed the aggregate
               amount of any Claims held or asserted by such Person
               against such Debtor, and (iii) any garnishments.
               Notwithstanding any provision of the Plan to the
               contrary, the releases contained in section 11.05 of the
               Plan shall not be construed as or operate as a release
               of avoidance actions or a release of, or limitation on
               objections to Claims.

14.02          The Plan has been modified to provide that Revocation or    Original Plan Provision - Revocation or Withdrawal of the
               Withdrawal of the Plan. The Debtors, with the consent of    Plan. The Debtors, with the consent of the Steering
               the Steering Committee, Winget and subject to a             Committee and Winget reserve the right to revoke or
               Qualified Finding, the Creditors' Committee, reserve the    withdraw the Plan prior to the Confirmation Date. If the
               right to revoke or withdraw the Plan prior to the           Debtors so revoke or withdraw the Plan, then the Plan
               Confirmation Date. If the Debtors so revoke or withdraw     shall be null and void and, in such event, nothing
               the Plan, then the Plan shall be null and void and, in      contained herein shall be deemed to constitute a waiver
               such event, nothing contained herein shall be deemed to     or release of any Claims by or against, or any Interests
               constitute a waiver or release of any Claims by or          in,

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               against, or any Interests in, any Debtor or any other       any Debtor or any other Person or to prejudice in any
               Person or to prejudice in any manner the rights of any      manner the rights of any Debtor or any Person in any
               Debtor or any Person in any further proceedings             further proceedings involving any Debtor.
               involving any Debtor.

14.05          Modified Provision - Modification of the Plan and           Original Provision - Modification of the Plan and
               Amendments. Subject to any limitations in the               Amendments. Subject to any limitations in the
               Contribution Agreement, the Debtors may alter, amend, or    Contribution Agreement, the Debtors may alter, amend, or
               modify the Plan or any exhibits thereto under Section       modify the Plan or any exhibits thereto under Section
               1127(a) of the Bankruptcy Code at any time prior to the     1127(a) of the Bankruptcy Code at any time prior to the
               Confirmation Hearing subject to the prior consent of the    Confirmation Hearing subject to the prior consent of the
               Steering Committee and, subject to a Qualified Finding,     Steering Committee. Subject to any limitations in the
               the Creditors' Committee. Subject to any limitations in     Contribution Agreement, after the Confirmation Date and
               the Contribution Agreement, after the Confirmation Date     prior to the Effective Date, the Debtors may, under
               and prior to the Effective Date, the Debtors may, under     Section 1127(b) of the Bankruptcy Code, institute
               Section 1127(b) of the Bankruptcy Code, institute           proceedings in the Bankruptcy Court to remedy any defect
               proceedings in the Bankruptcy Court to remedy any defect    or omission or reconcile any inconsistencies in the Plan,
               or omission or reconcile any inconsistencies in the         the Disclosure Statement or the Confirmation Order, and
               Plan, the Disclosure Statement or the Confirmation          such matters as may be necessary to carry out the
               Order, and such matters as may be necessary to carry out    purposes and effects of the Plan, subject to the prior
               the purposes and effects of the Plan, subject to the        consent of the Steering Committee.
               prior consent of the Steering Committee and, subject to
               a Qualified Finding, the Creditors' Committee.

14.09          Modified Provision - Exculpation. The Debtors, Venture      Original Plan Provision - Exculpation. The Debtors,
               Delaware, the Indenture Trustee, the Pre-Petition Agent,    Venture Delaware, the Indenture Trustee, the Pre-Petition
               the Pre-Petition Lenders, the Post-Petition Agent, each     Agent, the Post-Petition Agent, the Steering Committee
               of the lenders under the DIP Facility, the Steering         (and each of its members), Winget and their respective
               Committee (and each of its members), Winget, each member    shareholders, members, partners, officers, directors,
               of the Creditors' Committee (subject to a Qualified         employees and agents (including any attorneys, financial
               Finding) and each of the foregoing parties' respective      advisors, investment bankers and other professionals
               shareholders, members, partners, officers, directors,       retained by such persons) shall have no liability to any
               employees and agents (including any

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               attorneys, financial advisors, investment bankers and       Person for any act or omission made in good faith in
               other professionals retained by such persons) shall have    connection with, or arising out of the Plan, (and any
               no liability to any Person for any act or omission made     Bankruptcy Court orders related thereto), the
               in good faith in connection with, or arising out of the     Reorganization Documents, the solicitation of votes for
               Plan, (and any Bankruptcy Court orders related thereto),    the pursuit of confirmation of the Plan, the consummation
               the Reorganization Documents, the solicitation of votes     of the Plan, or the administration of the Plan or the
               for the pursuit of confirmation of the Plan, the            property to be distributed under the Plan, except for
               consummation of the Plan, or the administration of the      fraud, bad faith, willful misconduct or gross negligence
               Plan or the property to be distributed under the Plan,      as determined by a Final Order of the Bankruptcy Court
               except for fraud, bad faith, willful misconduct or gross    and, in all respects, shall be entitled to rely upon the
               negligence as determined by a Final Order of the            advice of counsel with respect to their duties and
               Bankruptcy Court and, in all respects, shall be entitled    responsibilities under the Plan; provided, however that
               to rely upon the advice of counsel with respect to their    nothing in this Section 14.09 shall in no way alter or
               duties and responsibilities under the Plan; provided,       relieve Winget of any obligations under the Contribution
               however that nothing in this Section 14.09 shall in no      Agreement or the Winget Actions.
               way alter or relieve Winget of any obligations under the
               Contribution Agreement or the Winget Actions.

14.18          Modified Provision - Substantial Consummation.              Original Provision of Plan - Substantial Consummation.
               Substantial

           MODIFICATIONS TO THE DEBTORS' JOINT PLAN OF REORGANIZATION

PROVISION OF
 THE SECOND
  AMENDED                DEBTORS' SECOND AMENDED JOINT PLAN OF                     THE DEBTORS' JOINT PLAN OF REORGANIZATION
   PLAN                 REORGANIZATION (FILED ON MAY 25, 2004)                           (FILED ON SEPTEMBER 24, 2003)
------------------------------------------------------------------------------------------------------------------------------------
               consummation of the Plan under Section 1101(2) of the       Substantial Consummation. Substantial consummation of the
               Bankruptcy Code shall not occur, the Case shall remain      Plan under Section 1101(2) of the Bankruptcy Code shall
               open and not be fully administered, and no final decree     not be deemed to occur, the Case shall remain open and
               closing this Case shall be entered pursuant to Section      not be deemed fully administered, and no final decree
               350(a) of the Bankruptcy Code and Bankruptcy Rule 3022,     closing this Case shall be entered pursuant to Section
               until the Effective Date, at the earliest. If               350(a) of the Bankruptcy Code and Bankruptcy Rule 3022,
               substantial consummation does not occur, preclusive         until the Effective Date, at the earliest.
               provisions herein shall not be effective.

This chart reflects the most substantial modifications to the Original Plan and does not list those minor changes to the Plan meant to clarify existing language or correct typographical or grammatical errors. This summary of the modifications to the Original Plan is qualified in its entirety by the terms of the Debtors' Second Amended Joint Plan or Reorganization and the Second Amended Disclosure Statement of Venture Holdings LLC and its Domestic Subsidiaries. All creditors and parties in interest are strongly encouraged to read the Plan and the Disclosure Statement in their entirety before voting on the Plan.